Filed Pursuant to Rule 424(b)(3)
Registration Nos. 333-290139 and 333-290141

PROSPECTUS SUPPLEMENT

(to Prospectus dated September 25, 2025)

Dear Holder,

As previously announced, Fossil Group, Inc. (“FGI”) has extended its public offer to exchange (the “Exchange Offer”) any and all of its 7.00% Senior Notes due 2026 (the “Notes”) until 5:00 p.m. (New York City time) / 10: 00 p.m. (London time) / on 10 November 2025. Because the Minimum Tender Condition (as defined herein) (or any other condition to completing the Exchange Offer without a Restructuring Plan (as defined herein)) has not been satisfied or waived, FGI is required to proceed with a restructuring of the Company’s Notes on substantially the same terms as the Exchange Offer (with the exception of the Exchange Offer Amendments (as defined herein)) through a proceeding under the UK Companies Act 2006 of England and Wales (a “UK Proceeding”) pursuant to the terms of the transaction support agreement, dated as of 13 August 2025, by and among, FGI, Fossil (UK) Global Services Ltd (the “Company”), certain direct and indirect subsidiaries of FGI and certain existing holders of Notes.

This prospectus supplement, which supplements the Company’s prospectus dated 25 September 2025 (the “Prospectus”), provides a detailed explanation of the Restructuring Plan and voting process (the “Explanatory Statement”) in connection with the UK Proceeding. In addition to the Explanatory Statement, you are encouraged to read the Prospectus and its annexes carefully and in their entirety, including the section of the Prospectus entitled “Risk Factors,” for a discussion of risks relating to the transactions described herein. You may also obtain more information about the Company from documents we file with the U.S. Securities and Exchange Commission (the “SEC”) from time to time.

If you have any questions about the Restructuring Plan, please contact the Information Agent and/or the Retail Advocate (each as defined herein), using the contact details below:

Epiq Corporate Restructuring, LLC, as information agent of the Company

Telephone: + 1 (646) 362-6336

Email: registration@epiqglobal.com (with the subject line to include “Fossil”)

Plan Website: https://dm.epiq11.com/fossil

Jon Yorke, as Retail Advocate

Email: jy@fgadvocate.com

Attention: Jon Yorke

Sincerely,

FOSSIL GROUP, INC.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

None of FGI, the Company, the applicable New Notes Trustee (as defined herein), the Dealer Manager (as defined herein), the Information Agent, the Notes Trustee (as defined herein) or any director, officer, employee, agent or affiliate of any such person has expressed any opinion as to whether the terms of the Restructuring Plan and related transactions are fair. In addition, none of the clearing systems has expressed any opinion as to whether the terms of the Restructuring Plan and related transactions are fair. None of the Company, the applicable New Notes Trustee, the Dealer Manager, the Information Agent, the Notes Trustee or any director, officer, employee, agent or affiliate of any such person makes any recommendation that Noteholders (as defined herein) vote in favour of the Restructuring Plan, and no one has been authorized by FGI, the Company, the applicable New Notes Trustee, the Dealer Manager, the Information Agent, the Notes Trustee or any director, officer, employee, agent or affiliate of any such person to make any such recommendation. Holders must make their own decision as to whether to vote in favour of the Restructuring Plan.

The date of this prospectus supplement is October 8, 2025.

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION.

THIS DOCUMENT IS AN EXPLANATORY STATEMENT IN COMPLIANCE WITH SECTION 901D OF THE COMPANIES ACT 2006. It is being sent to persons who are believed to be Plan Creditors (as defined below) at the date of this Explanatory Statement.

Certain securities referred to in this document are registered under the U.S. Securities Act of 1933 (as amended) (the “Securities Act”).

This Explanatory Statement is being made available to persons who are believed to be Plan Creditors at the date of this Explanatory Statement, and who will therefore be affected by the proposed Restructuring Plan, by electronic copy available on the Plan Website (https://dm.epiq11.com/fossil), by visiting EDGAR on the SEC website at www.sec.gov, through DTC’s legal notice system, and upon request via the Information Agent using the contact details below.

This document concerns matters which may affect your legal rights and entitlements and you should take appropriate legal advice on its contents. Plan Creditors must rely on their own examination of the terms of the Restructuring Plan, including the merits and risks involved. If you are in any doubt as to the contents of this Explanatory Statement or the documents that accompany it or what action you should take, you are recommended to seek your own independent financial, legal and tax advice immediately from your financial, legal and/or tax adviser who, if you are taking advice in the United Kingdom, is authorised pursuant to the Financial Services and Markets Act 2000 or by an appropriate regulatory body, or from another appropriately authorised independent adviser if you are in a territory outside the United Kingdom.

This Explanatory Statement is accompanied by a Plan Creditor Letter (see Appendix 1 (Plan Creditor Letter)) for use by Plan Creditors. Plan Creditors whose DTC Participant(s) has already submitted an Agent/Attorney-in-Fact and Proxy Nominee Form (in the form as was appended to the Registration Statements) in accordance with the Exchange Offer prior to the Exchange Offer Expiration Time and whose Notes are validly placed on the ATOP system as of the Record Date in accordance with the procedures of the Exchange Offer (a “Record Date Tendered Creditor”) do not need to complete the Plan Creditor Letter to vote on the Restructuring Plan at the Plan Meeting. Plan Creditors who are not Record Date Tendered Creditors are advised to complete and return the Plan Creditor Letter to the Information Agent in accordance with the instructions contained therein and in Appendix 2 (Instructions and guidance for Plan Creditors) to vote on the Restructuring Plan at the Plan Meeting.

Any amendments to this Explanatory Statement and/or documents appended thereto will be published on the Plan Website.

The Record Date (as defined below) for determining the value of Plan Claims (as defined below) for the purpose of voting at the Plan Meeting is Monday, 27 October 2025.

The Plan Meeting to consider and vote on the Restructuring Plan will be held as a hybrid physical and virtual meeting at 2:00 p.m. (London time) / 9:00 a.m. (New York City time) on Thursday, 6 November 2025.

The notice convening the Plan Meeting is set out in Appendix 3 (Form of Notice of Plan Meeting). In order for Plan Creditors to vote at the Plan Meeting, if they are not a Record Date Tendered Creditor, they should submit a validly completed Plan Creditor Letter by either: (i) completing the online form of Plan Creditor Letter and uploading all accompanying documents on the Plan Website; or (ii) transmitting the completed Plan Creditor Letter in a scanned PDF with all accompanying documentation via email to the Information Agent at: registration@epiqglobal.com with “Fossil” referenced in the subject line as soon as possible, and, in any event, by no later than 10:00 p.m. (London time) / 5:00 p.m. (New York City time) on Monday, 3 November 2025 which is the Voting Instructions Deadline. More detailed instructions about actions to be taken by Plan Creditors preceding the Plan Meeting are set out in Appendix 2 (Instructions and guidance for Plan Creditors) and summarised in the section ‘Are you a Plan Creditor?’ at page 15 of this Explanatory Statement.

Whether or not you intend to attend the Plan Meeting, if you are not a Record Date Tendered Creditor, you are requested to ensure that the Plan Creditor Letter which accompanies this Explanatory Statement is completed in accordance with the instructions contained therein and in Appendix 2 (Instructions and guidance for Plan Creditors) as soon as possible and, in any event, returned to the Information Agent no later than 10:00 p.m. (London time) / 5:00 p.m. (New York City time) on Monday, 3 November 2025 which is the Voting Instructions Deadline.

EXPLANATORY STATEMENT TO THE RESTRUCTURING PLAN

(pursuant to Part 26A of the Companies Act 2006)

BETWEEN

FOSSIL (UK) GLOBAL SERVICES LTD

and the

PLAN CREDITORS

(as defined in this Explanatory Statement)

DATE: 8 October 2025

Nothing contained in this Explanatory Statement shall constitute a warranty or guarantee of any kind, express or implied, and nothing contained in this Explanatory Statement shall constitute any admission of any fact or liability on the part of the Company or any of its affiliates with respect to any asset to which it or they may be entitled or any claim against it or them. Without prejudice to the generality of the foregoing, nothing in the Restructuring Plan (the form of which is contained at Appendix 6 (Restructuring Plan)) or this Explanatory Statement or the distribution thereof evidences to any person, or constitutes any admission by the Company, that a liability is owed to any person in respect of any claim (whether or not a Plan Claim) or that any person is or may be a Plan Creditor. The failure to distribute this document to any Plan Creditor shall not constitute an admission by the Company that such person is not a Plan Creditor.

The statements contained in this Explanatory Statement are made as at the date of this Explanatory Statement, unless another time is specified in relation to them. Delivery of this Explanatory Statement shall not give rise to any implication that there has not been any change in the information set out in this Explanatory Statement since that date. To the best of the Company’s knowledge, information and belief, the information contained in this document is in accordance with the facts and does not omit anything likely to affect the import of such information.

No person has been authorised by the Company to make any representations concerning the Restructuring Plan which are inconsistent with the statements contained in this Explanatory Statement and, if made, such representations may not be relied upon as having been so authorised. This Explanatory Statement is issued solely in connection with the Restructuring Plan. The Company has taken all reasonable steps to ensure that this document contains the information reasonably necessary to enable the Plan Creditors to make an informed decision about the effect of the Restructuring Plan on them.

If the Restructuring Plan is approved by the Plan Creditors, a hearing before the Court will be necessary in order to sanction the Restructuring Plan. All persons who are Plan Creditors as at the Record Date are entitled to observe the Sanction Hearing and attend through counsel to support or oppose the sanctioning of the Restructuring Plan. It is expected that the Sanction Hearing for the Restructuring Plan will be held on or around Monday, 10 November 2025.

Further important information is set out under “Important Notice to Plan Creditors” on page 11.

Unless the context otherwise requires, all capitalised terms used in this Explanatory Statement shall have the meanings set out in Appendix 4 (Definitions) to this Explanatory Statement.

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i

ii

iii

EXPECTED TIMELINE OF PRINCIPAL EVENTS

If you are not a Record Date Tendered Creditor and would like to attend the Plan Meeting in person or by way of video conference, or appoint a proxy other than the Chairperson, you must complete the Plan Creditor Letter and submit it to the Information Agent, together with the relevant evidence of corporate authority (if applicable) as soon as possible and, in any event, so as to be received by no later than 10:00 p.m. (London time) / 5:00 p.m. (New York City time) on Monday, 3 November 2025 which is the Voting Instructions Deadline, either by:

1.	completing the online form of Plan Creditor Letter and uploading all accompanying documents on the Plan Website; or

2.

transmitting the validly completed Plan Creditor Letter (including the DTC Participant Certification) in a scanned PDF with all accompanying documentation via email to the Information Agent at: registration@epiqglobal.com with “Fossil” referenced in the subject line.

Plan Creditor Letters received after that time will be admitted only at the discretion of the Chairperson.

Please refer to paragraph 11 (Plan Creditors) under ‘Are you a Plan Creditor?’ below for detailed guidance as to how to complete your Plan Creditor Letter. Further information can be found in Appendix 2 (Instructions and guidance for Plan Creditors) for further information.

In addition, where a Plan Creditor or its proxy (other than the Chairperson) intends to attend the Plan Meeting in person, they are required to provide, at the registration of the Plan Meeting: (i) relevant identification document(s); (ii) evidence of corporate authority (if applicable); and (iii) a copy of the completed Plan Creditor Letter for the Plan Creditor(s) such attendee represents. The registration for the Plan Meeting will commence at 1:30 p.m. (London time) / 8:30 a.m. (New York City time) on Thursday, 6 November 2025, being 30 minutes before the anticipated time of the Plan Meeting.

EVENT / DEADLINE	TIME AND DATE
Record Date – the date on which the Plan Creditors’ entitlement to vote on the Restructuring Plan and the value of their Plan Claims are calculated from	Monday, 27 October 2025

Voting Instructions Deadline – subject to voting in person or via proxy at the Plan Meeting itself, the latest date and time by which the Plan Creditors must submit their Plan Creditor Letters and make their elections in respect of voting at the Plan Meeting

10:00 p.m. (London time) / 5:00 p.m. (New York City time) on Monday, 3 November 2025
Plan Meeting – the date of the hybrid physical and virtual meeting of the Plan Creditors to vote (either in person, by way of video conference, or by proxy) on the Restructuring Plan	2:00 p.m. (London time) / 9:00 a.m. (New York City time) on Thursday, 6 November 2025
Sanction Hearing – the Court hearing to sanction the Restructuring Plan	On or around Monday, 10 November 2025

Conditional Expiration Time – the latest time by which Plan Creditors will be able to elect to participate in the New Money Offering by instructing the DTC Participant(s) holding their Notes to validly electronically deliver their Notes into the event established on the ATOP system. If a Plan Creditor does so, they will be automatically agreeing to pay for their portion of the New Money Offering on the Subscription Payment Deadline

10:00 p.m. (London time) / 5:00 pm (New York City time) on or around Monday, 10 November 2025

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EVENT / DEADLINE	TIME AND DATE

Plan Effective Date – the date on which the Restructuring Plan is anticipated to become effective (if sanctioned by the Court and assuming all conditions precedent are satisfied and/or waived in due course)

On or around Tuesday, 11 November 2025

Subscription Payment Deadline – the date on which payment for the New Money Offering will be automatically charged by DTC to the DTC Participant (other than Supporting Holders) of the Plan Creditors that elect to participate in the New Money Offering

10:00 p.m. (London time) / 5:00 p.m. (New York City time) on or around Tuesday, 11 November 2025
Restructuring Effective Date – the date on which the Notes Restructuring is anticipated to be implemented	On or around Thursday, 13 November 2025

Unless otherwise stated, all references in this Explanatory Statement to times are to London time.

The dates given are based on current expectations and may be subject to change. If any of the expected dates change, adequate notice of the change will be given to the Plan Creditors, including via the Plan Website.

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IMPORTANT NOTICE TO PLAN CREDTORS

1	Information

This Explanatory Statement has been prepared in connection with the proposed Restructuring Plan under Part 26A of the Companies Act between the Company and the Plan Creditors and has been prepared solely for the purpose of providing information to Plan Creditors in relation to the Restructuring Plan.

Nothing in this Explanatory Statement or any other document issued with, or appended to it, should be relied on by the Plan Creditors for any purpose other than to consider and/or make a decision in respect of the Restructuring Plan and the Plan Creditors may not reproduce or distribute this Explanatory Statement, in whole or in part, and may not disclose any of the contents of this Explanatory Statement or use any information herein for any purpose other than considering and/or making a decision in respect of the Restructuring Plan. In particular, and without limitation, nothing in this Explanatory Statement or any other document issued with or appended to it should be relied on in connection with the purchase of any shares, warrants, bonds, notes or assets in, or of, any company or person.

To the fullest extent permitted by law, nothing contained in this Explanatory Statement shall constitute a warranty or guarantee of any kind, express or implied, and nothing contained in this Explanatory Statement shall constitute any admission of any fact or liability on the part of the Company or any of its affiliates with respect to any asset to which it or they may be entitled or any claim against it or them. Without prejudice to the generality of the foregoing and to the fullest extent permitted by law, nothing in the Restructuring Plan or this Explanatory Statement or the distribution thereof evidences, to any person, or constitutes any admission by the Company, that a liability is owed to any person in respect of any claim (whether or not a Plan Claim) or that any person is or may be a Plan Creditor. The failure to distribute this document to any Plan Creditor shall not constitute an admission by the Company that such person is not a Plan Creditor.

No person has been authorised by the Company to make any representations concerning the Restructuring Plan which are inconsistent with the statements contained in this Explanatory Statement and, if made, such representations may not be relied upon as having been so authorised. This Explanatory Statement is issued solely in connection with the Restructuring Plan.

The information contained in this Explanatory Statement has been prepared based upon information available to the Company as at the date of this Explanatory Statement. The delivery of this Explanatory Statement does not imply that, unless otherwise stated, the information herein is correct as at any time subsequent to the date of this Explanatory Statement. Save as otherwise agreed, or as required by law, the Company has no obligation whatsoever to update or revise any of the information, forward-looking statements or the conclusions contained herein or to reflect new events or circumstances or to correct any inaccuracies which may become apparent subsequent to the date of this Explanatory Statement. To the best of the Company’s knowledge, information and belief, the information contained in this document is in accordance with the facts and does not omit anything likely to affect the import of such information. The Company has taken all reasonable steps to ensure that this document contains the information reasonably necessary to enable Plan Creditors to make an informed decision about the effect of the Restructuring Plan on them.

In making a decision in respect of the Restructuring Plan, each Plan Creditor must rely on its own examination, analysis and inquiry of the Company and the terms of the Restructuring Plan, including the merits and risks involved. Each Plan Creditor, by submitting its Plan Creditor Letter, acknowledges that it has relied only on the information contained, or incorporated, in this Explanatory Statement for the purpose of making a decision on the Restructuring Plan.

None of the Plan Creditors or their advisers have authorised the contents of this Explanatory Statement or any part of it, nor do they accept responsibility for the accuracy, completeness or reasonableness of the statements contained within it.

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2	Tax

In view of the number of different jurisdictions where tax laws may apply to Plan Creditors, this Explanatory Statement does not discuss the tax consequences for Plan Creditors, the Company or the Group arising from the implementation of the Restructuring Plan or the Notes Restructuring. Save as expressly set out in any Restructuring Document, Plan Creditors are liable for their own taxes and have no recourse to either of the Company or any Group Company, the Information Agent or any other entity or person named in this Explanatory Statement with respect to taxes arising in connection with the Restructuring Plan. Plan Creditors who are in any doubt as to the effect of implementation of the Restructuring Plan are urged to consult their own professional advisers regarding the possible tax consequences under the laws of the jurisdictions that apply to them.

3	Electronic Form

If this Explanatory Statement has been sent to you in an electronic form, you are reminded that documents transmitted via this medium may be altered or changed during the process of transmission and consequently, to the fullest extent permitted by law, none of the Company, the Information Agent or any person who controls, or is a director, officer, employee, agent or any affiliate of any such person accepts any liability or responsibility whatsoever in respect of any difference between the Explanatory Statement distributed to you in electronic format and the hard copy version available to you on request from the Information Agent.

You are reminded that the Explanatory Statement has been delivered to you on the basis that you are a person into whose possession it may be lawfully delivered in accordance with the laws of the jurisdiction in which you are located and you may not nor are you authorised to deliver the Explanatory Statement, or any part of it, to any other person.

4	Restrictions

The distribution of this Explanatory Statement may be restricted by law in certain jurisdictions. Neither the Company nor the Information Agent represents that this Explanatory Statement may be lawfully distributed in compliance with any applicable registration or other requirements in any such jurisdiction, or pursuant to an exemption available thereunder, or assumes any responsibility for facilitating such distribution.

The distribution of this Explanatory Statement to or in certain jurisdictions may be restricted by law or regulation in such jurisdictions and persons into whose possession this Explanatory Statement comes are requested to inform themselves about, and to observe, any such restrictions. Failure to comply with any such restrictions could result in a violation of the laws of such jurisdictions.

5	Summary Only

The summary of the principal provisions of the Restructuring Plan contained in this Explanatory Statement is qualified in its entirety by reference to the Restructuring Plan, the full text of which is set out in Appendix 6 (Restructuring Plan) to this Explanatory Statement. Similarly, the summary provisions of the Restructuring Documents contained in this Explanatory Statement are qualified in their entirety by reference to the full text of the key Restructuring Documents set out in the relevant Appendices to this Explanatory Statement.

Each Plan Creditor is advised to read and consider carefully the text of the Restructuring Plan and the Restructuring Documents appended to this Explanatory Statement. This Explanatory Statement has been prepared solely to assist the Plan Creditors in respect of voting on the Restructuring Plan.

IN THE EVENT OF A CONFLICT BETWEEN THE INFORMATION AND TERMS DESCRIBED IN THIS EXPLANATORY STATEMENT AND: (1) THE RESTRUCTURING PLAN, THE TERMS OF THE RESTRUCTURING PLAN SHALL PREVAIL; (2) THE RESTRUCTURING DOCUMENTS, THE

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TERMS OF THE RESTRUCTURING DOCUMENTS SHALL PREVAIL; AND (3) THE PLAN CREDITOR LETTER, THE TERMS OF THE PLAN CREDITOR LETTER SHALL PREVAIL.

6	Registration Statements and the Prospectus

FGI has filed the Registration Statements, including the Prospectus, with the SEC related to the offerings to which this prospectus supplement relates. Before you invest, you should read the Prospectus dated 25 September 2025 in the Registration Statements (see Registration Nos. 333-290139 and 333-290141) and other documents FGI has filed with the SEC for more complete information about FGI and the offerings. You may get these documents for free by visiting EDGAR on the SEC website (www.sec.gov). Alternatively, the Information Agent will arrange to send you the preliminary prospectus if you request it by emailing registration@epiqglobal.com (with the subject line to include “Fossil”) or via phone at +1 (646) 362-6336.

7	Forward-Looking Statements

Except where otherwise specifically stated, nothing contained in this Explanatory Statement shall be deemed to be a forecast, projection or estimate of the Company’s or the Group’s future financial performance. This Explanatory Statement contains certain statements, statistics and projections with respect to the Company and/or the Group that are, or may be, forward-looking. The accuracy and completeness of all such statements, including, without limitation, statements regarding the Group’s future financial position, strategy, plans and objectives for the management of future operations, is not warranted or guaranteed and is intended for informational purposes only.

These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. Forward-looking statements can be identified by words such as “anticipate,” “target,” “expect,” “estimate,” “intend,” “plan,” “aim” “seek,” “believe,” “continue,” “will,” “may,” “would,” “could” or “should” or other words of similar meaning. There are several factors which could cause actual plans and results to differ materially from those expressed or implied in forward-looking statements and these statements are based on numerous assumptions and assessments made by the Company and/or any other Group Company as appropriate in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors which they believe appropriate.

A number of factors could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including, but not limited to: risks related to the success of the restructuring and turnaround plans; risks related to strengthening the Group’s balance sheet and liquidity and improving working capital; risks related to the Group’s planned non-core asset sales; increased political uncertainty; the effect of worldwide economic conditions, including recessionary risks; the effect of pandemics; the impact of any activist shareholders; the failure to meet the continued listing requirements of NASDAQ; significant changes in consumer spending patterns or preferences and lower levels of consumer spending resulting from inflation, a general economic downturn or generally reduced shopping activity caused by public safety or consumer confidence concerns; interruptions or delays in the supply of key components or products; acts of war or acts of terrorism; loss of key facilities; a data security or privacy breach or information systems disruptions; changes in foreign currency valuations in relation to the U.S. dollar; the performance of the Group’s products within the prevailing retail environment; customer acceptance of both new designs and newly-introduced product lines; changes in the mix of product sales; the effects of vigorous competition in the markets in which the Group operates; compliance with debt covenants and other contractual provisions and the Group’s ability to meet debt service obligations; risks related to the success of the Group’s business strategy; the termination or non-renewal of material licenses; risks related to foreign operations and manufacturing; changes in the costs of materials and labour; government regulation and tariffs; the Group’s ability to secure and protect trademarks and other intellectual property rights; levels of traffic to and management of the Group’s retail stores; if the transactions contemplated by the Registration Statements are not consummated, the potential delays and significant costs of alternative transactions, which may not be available to the Group on acceptable terms, or at

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all, which in turn may impact the Group’s ability to continue as a going concern; the significant costs incurred by the Group in connection with the transactions contemplated by the Registration Statements; the Group’s inability to comply with the restrictive debt covenants contained in the new notes to be issued in connection with the transactions contemplated by the Registration Statements; and loss of key personnel or failure to attract and retain key employees and the outcome of current and possible future litigation.

These factors should not be construed as exhaustive and should be read in conjunction with the risks set out in Part F (Risk Factors) of this Explanatory Statement and other cautionary statements and risk factors discussed from time to time in FGI’s filings with the SEC, including, but not limited to, those described under the section entitled “Risk Factors” in FGI’s Annual Report on Form 10-K filed with the SEC on 12 March 2025, FGI’s Quarterly Reports on Form 10-Q filed with the SEC on 15 May 2025, and 14 August 2025, and subsequent filings with the SEC, which can be found at the SEC’s website at http://www.sec.gov.

For the reasons described above, we caution you against relying on any forward-looking statements and it is up to the recipient of this Explanatory Statement to make its own assessment of the validity of such forward-looking statements and assumptions and, to the fullest extent permitted by law, no liability is accepted by the Company, FGI or any other Group Company in respect of the achievement of such forward-looking statements and assumptions. Should one or more of these risks or uncertainties materialise, or should underlying assumptions prove incorrect, actual results may vary materially from those described in this Explanatory Statement.

8	Risk Factors

PLAN CREDITORS’ ATTENTION IS DRAWN TO CERTAIN RISKS ASSOCIATED WITH THE RESTRUCTURING PLAN AND THE NOTES RESTRUCTURING THAT ARE SET OUT, OR REFERRED TO IN, PART F (RISK FACTORS) OF THIS EXPLANATORY STATEMENT.

9	Legal, Tax and Financial Advice

Plan Creditors should not construe the contents of this Explanatory Statement as legal, tax, financial or other advice.

This Explanatory Statement has been prepared without taking into account the objectives, financial situation or needs of any particular recipient of it, and consequently, the information contained in this Explanatory Statement may not be sufficient or appropriate for the purpose for which a recipient might use it. Any such recipients should conduct their own due diligence and consider the appropriateness of the information in this Explanatory Statement having regard to their own objectives, financial situations and needs, and making an assessment of how this Explanatory Statement and the Restructuring Plan will affect them.

Plan Creditors are recommended to consult their own professional advisers as to legal, tax, financial or other matters relevant to the action that Plan Creditors may take in relation to the Restructuring Plan, or the implications/consequences of those actions.

10	Other Jurisdictions

The implications of the Restructuring Plan for Plan Creditors who are residents or citizens of jurisdictions other than the United Kingdom may be affected by the laws of those relevant jurisdictions. Such overseas Plan Creditors should inform themselves about and observe any applicable legal requirements. Any person outside the United Kingdom who is resident in, or who has a registered address in, or is a citizen of, an overseas jurisdiction should consult independent professional advisers and satisfy themselves as to the full observance of the laws of the relevant jurisdiction in connection with the Restructuring Plan, including obtaining any requisite governmental or other consents, observing any other requisite formalities and paying any issue, transfer or other taxes due in such jurisdiction.

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PLAN CREDITORS SHOULD CONSULT THEIR OWN PROFESSIONAL ADVISERS WITH RESPECT TO THE MATTERS DESCRIBED IN THIS DOCUMENT, INCLUDING THE LEGAL, FINANCIAL AND TAX CONSEQUENCES OF THE PLAN IN THEIR PARTICULAR CIRCUMSTANCES.

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ARE YOU A PLAN CREDITOR?

11	Plan Creditors

11.1	For the purposes of the Restructuring Plan, the Plan Creditors will include the Noteholders.

11.2

In particular, a Plan Creditor is any person who may have a claim against the Company in respect of the Notes. As the Notes are securities that are held in global form, the creditors under the Notes comprise those Noteholders who have beneficial interests in the Notes and who are the owners of the ultimate economic interest in the Notes, which they may hold directly or through an intermediary or participant. In the context of the Restructuring Plan, the Noteholders are considered contingent creditors of the Company as a result of their entitlement (pursuant to the terms of the Notes Indenture) to exchange their beneficial interests in the global certificates representing the Notes for individual certificated notes (registered in their names) in certain limited circumstances. The Noteholders may hold their beneficial interest indirectly via DTC Participants or may hold their beneficial interest via other nominees, with these nominees in turn holding beneficial interests via DTC Participants. These nominees are not creditors because they hold no real economic interest in the Notes, nor are they shown as holding a beneficial interest in the Notes in the records of DTC. Additional parties with an interest in the Notes are detailed below:

(a)

The Notes Trustee who, whilst having no economic interest in the Notes, is nevertheless a creditor of the Company by virtue of its right to enforce payments due in respect of the Notes pursuant to various clauses in the Notes Indenture;

(b)

DTC Participants (also referred to as Account Holders) who hold their beneficial interests in the Notes in book-entry form through DTC. Generally, DTC Participants are large banks, broker-dealers or other major financial institutions, which hold securities accounts with DTC and prime brokerage clients. DTC Participants may hold beneficial interests in the Notes for their own account (in which case they will be Noteholders) or as agents for the account of their clients (in which case they have no economic interests in the Notes, and may be known as “intermediaries” or “participants”). Cede & Co., as nominee for DTC, is the registered holder of the Notes held by DTC Participants and the Notes Trustee acts as custodian of the Notes held by DTC Participants;

(c)	Intermediaries who hold an interest in the Notes on behalf of another person or other persons, and do not hold that interest as a DTC Participant; and

(d)

Cede & Co. as nominee for DTC who, whilst also having no economic interest in the Notes, is nevertheless considered a creditor of the Company as it is the registered legal holder of the Notes in global form.

11.3

For the purposes of voting on the Restructuring Plan, only Plan Creditors who are the ultimate beneficial owners of the Notes at the Record Date, being Monday, 27 October 2025, will be entitled to attend and vote on the relevant Restructuring Plan unless the Company, in its sole and absolute discretion, elects to recognise a transfer of Notes after the Record Date. Note that while DTC Participants and Intermediaries can be Plan Creditors where they hold Notes on their own account, it is expected that the DTC Participants and Intermediaries will not attend the Plan Meeting or exercise their right to vote on the Restructuring Plan unless they are also an ultimate beneficial owner of the Notes (as applicable). The Chairperson will also be taking measures at the Plan Meeting to ensure that no double counting arises in respect of any Notes held by the Notes Trustee, Cede & Co., DTC Participants and Intermediaries and that only the votes of Plan Creditors are counted.

11.4

In order to vote on the Restructuring Plan and prove that you are the ultimate beneficial owner on the Record Date, Plan Creditors are required to either: (i) have had their DTC Participant(s) submit an Agent/Attorney-in-Fact and Proxy Nominee Form (in the form as was appended to the Registration Statements) and electronically deliver the Plan Creditor’s Notes into the ATOP system in accordance with the Exchange Offer prior to the Exchange Offer Expiration Time; or (ii) submit a Plan Creditor Letter to the

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Information Agent by either: (a) completing the online form of Plan Creditor Letter and uploading all accompanying documents on the Plan Website; or (b) transmitting the completed Plan Creditor Letter in a scanned PDF with all accompanying documentation via email to the Information Agent at: registration@epiqglobal.com with “Fossil” referenced in the subject line as soon as possible, and, in any event, by the Voting Instruction Deadline (10:00 p.m. (London time) / 5:00 p.m. (New York City time) on Monday, 3 November 2025). If you do not take either of the actions above by the Voting Instructions Deadline, you may not be entitled to vote at the Plan Meeting. If you are a Plan Creditor who is not a Record Date Tendered Creditor, you should contact your DTC Participant(s) (through any Intermediaries, if applicable) as soon as possible to ensure that your DTC Participant(s) assists you in taking the actions described in this Explanatory Statement to enable you to vote at the Plan Meeting. A form of Plan Creditor Letter is enclosed at Appendix 1 (Plan Creditor Letter) to this Explanatory Statement.

11.5

In determining whether a particular person is the ultimate beneficial owner, and therefore a Plan Creditor, entitled to a particular principal amount of Notes, each of the Company, the Chairperson and the Information Agent may rely on such evidence and/or information and/or certification as it shall, in its absolute discretion, think fit and, if it does so rely, such evidence, information and/or certification shall, in the absence of manifest error, be conclusive and binding on all concerned.

11.6	No Plan Creditor will be entitled to vote at the Plan Meeting if they:

(a)

are the target of any economic or financial sanctions laws or regulations, as amended from time to time, administered, enacted, or enforced by the United States, the United Kingdom, the United Nations, the European Union or any member states thereof, and any other jurisdiction applicable to the Group (“Sanctions”) (including, without limitation, by reason of ownership, control or agency (in accordance with applicable Sanctions laws or regulations) by or with any person that is the target of any applicable Sanctions laws or regulations) that: (A) prohibit them from dealing with the Notes or being offered, or otherwise accepting or receiving, any applicable related fees; or (B) prohibit them from otherwise engaging in any transaction in respect of the Restructuring Plan; or

(b)

hold any direct or indirect interest in the Notes through a DTC Participant, custodian or other member or participant in the clearing system that is described in paragraph 11.6(a) above such that the DTC Participant, custodian or other member or participant in the clearing system would be subject to the same prohibitions as those described in paragraph 11.6(a) above, except (subject to obtaining any relevant Required Licences (as defined below)) in circumstances where the dealing and/or other engagement in respect of the Notes in connection with the Restructuring Plan are not required to be conducted through that DTC Participant, custodian or other member or participant in the clearing system, (a “Sanctions Disqualified Person”), from the time of receipt of their Plan Creditor Letter to the date of the Plan Meeting.

11.7

The Company is continuously evaluating required steps to ensure continued compliance with its obligations under applicable Sanctions laws and regulations. As such, the Company may determine in its absolute discretion that authorisation from competent Sanctions authorities may be required in connection with, and to implement, the Notes Restructuring and that certain licences may be required in advance of the Plan Meeting (collectively referred to as the “Required Licences”).

11.8

If a person is in any doubt as to whether or not it is a Plan Creditor, such person should contact the Retail Advocate or the Information Agent using the contact details set out paragraph 49 (Questions and contact details).

12	Plan Claims

12.1

For the purposes of voting at the Plan Meeting, Plan Claims will be calculated for each Plan Creditor, by reference to its aggregate outstanding principal amount of Notes as at the Record Date (and as calculated with reference to the relevant provisions of the Notes Indenture).

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12.2	Plan Claims calculated in this manner will, absent a manifest error, be deemed final and conclusive for the purposes of voting at the Plan Meeting.

12.3

Unless you are a Record Date Tendered Creditor, you must submit a Plan Creditor Letter by the Voting Instructions Deadline in order to provide evidence of your Plan Claim if you wish to vote at the Plan Meeting.

12.4

However, if a Plan Creditor has any queries and/or concerns relating to the above-described calculation methodology, such Plan Creditor should contact the Information Agent or the Retail Advocate as soon as possible and in any event prior to the Record Date.

13	General Note

The number of Plan Creditors voting, the value of their Plan Claims, and the votes cast by them at the Plan Meeting will be taken into account in determining whether the relevant voting majority has been met and whether Plan Creditors have approved the Restructuring Plan (or not) at the Plan Meeting. Accordingly, it is important that you take all of the appropriate steps described in this Explanatory Statement if you wish to vote on the Restructuring Plan.

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OVERVIEW OF THE EFFECT OF THE RESTRUCTURING PLAN ON PLAN CREDITORS

14	Key Features of the Restructuring Plan and the Notes Restructuring

14.1	A summary of the:

(a)

terms of the Restructuring Plan (as set out at Appendix 6 (Restructuring Plan)) and the conditions precedent for it to be implemented are set out in detail at paragraphs 28 (Summary of the Restructuring Plan) and 29 (Key conditions to the Restructuring Plan) below; and

(b)	the New Money Offering are set out at paragraph 27 (Key Features of the Notes Restructuring as implemented via the Restructuring Plan) below.

14.2	If:

(a)	you vote in favour of the Restructuring Plan at the Plan Meeting and the requisite statutory majority of Plan Creditors approve it;

(b)	the Court sanctions the Restructuring Plan at the Sanction Hearing; and

(c)	all other conditions to the Restructuring Plan are satisfied or waived,

then,	under the terms of the Restructuring Plan:

(d)

in accordance with the compromise effected by the Restructuring Plan on the Restructuring Effective Date, your holdings of Notes will be cancelled by the Notes Trustee, no longer be recorded on DTC and no longer be recorded in your holdings maintained with your DTC Participant(s) (also known as Account Holder(s) as explained at paragraph 11 (Plan Creditors) above); and

(e)	the Plan Consideration you will be issued on the Restructuring Effective Date will be as set out in the table below:

If you elect to participate in the New Money Offering, your DTC Participant(s) will be issued with the following via DTC:	If you do NOT elect to participate in the New Money, your DTC Participant(s) will be issued with the following via DTC:
• First-Out Notes; • Common Stock; and • Warrants.	• Second-Out Notes; and • Warrants.

14.3	The key terms of:

(a)	the First-Out Notes are set out at paragraph 35 (First-Out Notes Indenture);

(b)	the Second-Out Notes are set out at paragraph 36 (Second-Out Notes Indenture); and

(c)	the Warrants are set out at paragraph 39 (Warrants).

15	Estimated Outcomes

15.1

The table below summarises the estimated outcomes for Plan Creditors through the Notes Restructuring if implemented through the Restructuring Plan and compares it to the Relevant Alternative. The calculations contained in the table have been prepared by the Company and its advisers with input taken from the Relevant Alternative and Plan Benefits Report (as set out at Appendix 7. (Relevant Alternative and Plan Benefits Report)) in respect of the estimated outcomes in the Relevant Alternative.

Estimated returns under the Relevant Alternative
	Low estimate	High Estimate
Notes	40%	73%

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Estimated Returns under the Restructuring Plan
		New Money Participant	Non-New Money Participant	Backstop Provider
Repayment at Maturity	Par + Exit Fee	107.5%	100.0%	107.6%

Repayment at Maturity, plus Warrants	Par + Exit Fee + Warrants	110.9%	104.2%	111.0%

Repayment at Maturity, plus Warrants and Coupons	Par + Exit Fee + Warrants + Coupons through to maturity	140.7%	131.4%	141.3%

Repayment at Maturity, plus Warrants, Coupons and Common Stock	Par + Exit Fee + Warrants + Coupons through to maturity + Common Stock	142.0%	131.4%	142.5%

Repayment at Maturity, plus Warrants, Coupons, Common Stock and Backstop Premium	Par + Exit Fee + Warrants + Coupons through to maturity + Common Stock + Backstop Premium	142.0%	131.4%	144.0%

16	Plan Creditor Returns – Worked Example

16.1

To provide further clarity on what these estimated returns for Plan Creditors mean in practice, the following worked example has been prepared by the Company and its advisers to demonstrate the application of the Restructuring Plan’s mechanics to a hypothetical Retail Holder (“Creditor A”) with a holding of Notes in an aggregate outstanding principal amount of US $1,000.00. The example walks through the calculation of returns for Creditor A under both the Relevant Alternative and the Restructuring Plan subject to their participation in the New Money Offering.

Figure 1: Creditor A in the Relevant Alternative
Principal amount of Notes held as of the Record Date	US $1,000.00
Estimated returns in the Relevant Alternative and Plan Benefits Report	Approximately US $400.00 to US $730.00
Total Return to Creditor A as a New Money Participant (see also Figure 2 below)	US $1,727.42
Total Return to Creditor A as a Non-New Money Participant (see also Figure 3 below)	US $1,314.09

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Figure 2: Returns to Creditor A as a New Money Participant
First Out Notes
Creditor A’s pro-rata share of New Money Offering	1,000 / 150,000,000 = 0.0007% (to nearest four decimal places)
Subscription Fee Amount to be paid by Creditor A for First-Out Notes as part of New Money Offering	(1,000 / 150,000,000) * 32,500,000 = US $216.67 (to nearest two decimal places)
Amount of First Out-Notes received	US $1,000 + $216.67 = US $1,216.67 (to nearest two decimal places)
Expected interest payments on First-Out Notes received to maturity	0.0950 * 1,216.67 * 3.13 (assuming the First-Out Notes are issued on the Restructuring Effective Date of 13 November 2025) = US $362.16 (to nearest two decimal places)
Exit Fee Paid at Maturity in respect of First-Out Notes received	0.0750 * 1,216.67 = US $91.25 (to nearest two decimal places)
Total Value to Creditor A in respect of First-Out Notes	US $1,216.67 + US $362.16 + US $91.25 = US $1,670.08 (to the nearest two decimal places) Note: This is on the basis that the Company considers the First-Out Notes will be paid out in full on maturity.
Common Stock
Common Stock received by Creditor A	(32,500,000 / 34.06) * 0.0007% = 6.00 (rounded down to the nearest whole number of shares)
Total Value of Common Stock	6 * 2.59 (being FGI’s share price at market close on 3 October 2025) =US $15.54 (to the nearest two decimal places)
Warrants
Total Warrants Received	(1,000 / 150,000,000) * 3,000,000 = 20
Total Exercise Price of Warrants	20 * 0.50 = US $10.00 (to the nearest two decimal places)

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Total Value of Shares Post-Exercise of Warrants	20 * 2.59 (being FGI’s share price at market close on 3 October 2025) =US $51.80 (to the nearest two decimal places)
Net Value of Warrants	51.80 – 10.00 = US $ 41.80
Conclusion
Total Funding Required (New Money Offering + Warrants)	216.67 + 10.00 = US $226.67
Total Return to Creditor A as a New Money Participant	US $1,670.08 + US $15.54 + US $41.80 = US $1,727.42

Figure 3: Returns to Creditor A as a Non-New Money Participant
Second-Out Notes
Amount of Second-Out Notes received	= US $1,000
Expected interest payments on Second-Out Notes received to maturity	0.0750 * 1,000 * 3.63 (assuming the Second-Out Notes are issued on the Restructuring Effective Date of 13 November 2025) = US $272.29 (to the nearest two decimal places)
Total Value to Creditor A in respect of Second-Out Notes	US $1,000 + US $272.29 = US $1,272.29
Warrants
Total Warrants Received	(1,000 / 150,000,000) * 3,000,000 = 20
Total Exercise Price of Warrants	20 * 0.50 = US $10.00
Total Value of Shares Post-Exercise of Warrants	20 * 2.59 (being FGI’s share price at market close on 3 October 2025) =US $51.80 (to the nearest two decimal places)
Net Value of Warrants	51.80 – 10.00 = US $ 41.80
Conclusion
Total Funding Required (Warrants Only)	= US $10.00
Total Return to Creditor A as a Non-New Money Participant	US $1,272.29 + US $41.80 = US $1,314.09

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THE ROLE OF THE RETAIL ADVOCATE

17	Retail Advocate

17.1

The Company has appointed Mr. Jon Yorke to act as an independent representative (the “Retail Advocate”) of the Plan Creditors who are not professional or institutional investors and hold the Notes for their own personal account (the “Retail Holders”). Mr Yorke is an experienced insolvency and restructuring lawyer who has acted as the “Retail Advocate” in a number of other restructurings involving a restructuring plan pursuant to Part 26A of the Companies Act. Mr Yorke’s role is to engage with Retail Holders and consider their views on the Restructuring Plan, answer their questions, and present their views to the Court at both the Convening Hearing and the Sanction Hearing.

17.2	The role of the Retail Advocate can be summarised as follows:

(a)	Stage 1: Prior to the date of this Explanatory Statement, the Retail Advocate has and will continue to:

(i)	review correspondence received by him or the Company from Retail Holders setting out any comments and feedback on the Restructuring Plan;

(ii)	seek to engage with Retail Holders to understand any concerns they have in relation to the Restructuring Plan;

(iii)

ahead of the Convening Hearing, prepare a report for the Court on the comments, objections and challenges of the Retail Holders (if any), in particular in relation to: (A) the composition of the class of Plan Creditors for the purposes of voting on the Restructuring Plan; and (B) to the extent initial feedback has been received, the fairness of the Restructuring Plan; and

(iv)	attend the Convening Hearing, represented by counsel, to answer any questions the Court might have in relation to the report or the role of the Retail Advocate.

(b)	Stage 2: following the Convening Hearing, the Retail Advocate will:

(i)	continue the engagement described in paragraph 17.2(a) above;

(ii)	attend the Plan Meeting;

(iii)	review the information provided to the Retail Holders and the relevant documentation in relation to the Restructuring Plan;

(iv)	ahead of the Sanction Hearing, prepare a final report for the Court addressing all matters that may be of relevance to the Sanction Hearing; and

(v)	attend the Sanction Hearing, represented by counsel, to explain his role and the conclusions of his final report.

17.3

If a Retail Holder has any questions or objections regarding the Restructuring Plan or the Notes Restructuring, they are encouraged to contact the Retail Advocate, without charge, by emailing jy@fgadvocate.com.

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PART A

BACKGROUND TO AND REASONS FOR THE RESTRUCTURING PLAN

18	Introduction

18.1

You are being sent this Explanatory Statement as a Plan Creditor. The Company has proposed the Restructuring Plan to the Plan Creditors in light of its circumstances described in paragraph 21 (The Group’s Financial Difficulties) below of this Part A (Background to and Reasons for the Restructuring Plan).

18.2

The Restructuring Plan is being proposed to Plan Creditors with the primary objective of facilitating the implementation of the Notes Restructuring. To achieve this, the Restructuring Plan aims to deliver the consents of the Plan Creditors required to facilitate the execution of all requisite documentation to bind the parties therein to perform the steps required to implement the Notes Restructuring.

18.3

The purpose of this Explanatory Statement, which is provided pursuant to section 901D of the Companies Act, is to provide you with sufficient information to make an informed decision on whether or not to approve the Restructuring Plan.

18.4

In considering the Restructuring Plan and whether to vote in favour of it, you should not rely only on this Part A (Background to and Reasons for the Restructuring Plan) but you should also consider the more detailed information contained in the remainder of the Explanatory Statement and the terms of the Restructuring Plan (the form of which is contained at Appendix 6 (Restructuring Plan)) and the Restructuring Documents appended to this Explanatory Statement.

18.5	This Explanatory Statement contains Parts A to F and the Appendices:

(a)	this Part A (Background to and Reasons for the Restructuring Plan) sets out the background to and the financial position of the Group and the reasons for the Restructuring Plan;

(b)	Part B (Summary of the Notes Restructuring) provides a summary of the Notes Restructuring (including the Restructuring Plan);

(c)	Part C (Summary of the Terms of Certain Key Restructuring Documents) provides a summary of the terms of certain key Restructuring Documents;

(d)	Part D (Certain Legal Aspects of the Restructuring Plan) sets out certain legal aspects of the Restructuring Plan;

(e)	Part E (Relevant Alternative and Plan Benefits) provides a summary of the estimated alternative outcomes for Plan Creditors in the event that the Restructuring Plan is not successful; and

(f)	Part F (Risk Factors) provides a summary of certain risk factors in relation to the Restructuring Plan.

19	Overview of the Group and its business

The Company

19.1

The Company was incorporated and registered in England and Wales on 8 August 2025 as a private limited company with registered company number 16637372. Its registered office is at Ashton House, 497 Silbury Boulevard, Milton Keynes, England, MK9 2LD.

19.2	The Company:

(a)	is incorporated in England and Wales;

(b)	is a UK resident for tax purposes; and

(c)	has its registered office located in England and Wales.

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19.3	The Company is an indirect subsidiary of FGI and has been incorporated to promulgate the Restructuring Plan.

The Group

19.4

The Fossil group (the “Group”) consists of FGI and its direct and indirect subsidiaries, including the Company. The ordinary shares of FGI and the Notes are publicly listed on the NASDAQ Global Select Market under the symbol “FOSL” and “FOSLL”, respectively. Plan Creditors can obtain further information on FGI, including financial information from NASDAQ at https://nasdaq.com/market-activity/stocks/FOSL.

19.5

The Group was founded in 1984 and is headquartered in Richardson, Texas, with manufacturing facilities in India and operating companies in over 20 countries. The Group is a design, innovation and distribution company specialising in consumer fashion accessories, and its principal offerings include an extensive line of men’s and women’s fashion watches, jewellery, handbags, small leather goods, belts and sunglasses. The Group designs, develops, markets and distributes both its own brands, including FOSSIL, SKAGEN and MICHELE, in addition to certain licensed brands.

19.6

The Group’s products are sold across approximately 130 countries worldwide through 27 Group-owned sales subsidiaries and through a network of 63 independent distributors. In certain international markets, the Group’s products are also sold online and through licensed and franchised FOSSIL retail stores, retail concessions operated by the Group and kiosks. The Group also operates stores under two other brands, in which they offer certain of their owned and licensed brand products to curate a collection of designer watches and jewellery for women and men. The Group offers online and in-store experiences in the United States, Europe and Asia.

19.7

The Group operates in the UK through Fossil (UK) Holdings Limited and Fossil (UK) Limited. The Company is a wholly owned subsidiary of Fossil (UK) Limited. The Group’s UK sales are generated through wholesaler distributors and direct to consumer sales. In particular, the Group currently operates two (2) full price stores and nine (9) outlet stores in the UK and facilitates sales in the UK through its own websites. As at financial year end 2024, net sales in the UK segment accounted for GBP £30.7 million, which is equal to 3.4% of the Group’s consolidated revenue.

19.8

As part of FGI’s entry into the New ABL Facility (as discussed in paragraph 20.2 (The Group’s Financing Structure) below), the Group incorporated Fossil Global Holdings, Inc., a C-Corporation (Limited Liability) incorporated in Delaware on 4 August 2025. To create a single point of enforcement of the collateral granted by the Group for the New ABL Facility, First-Out Notes and Second-Out Notes, Fossil Global Holdings, Inc. was inserted as an intermediate holding company between FGI and the other subsidiaries within the Group. As at 7 October 2025, the contribution of equity interests in one subsidiary within the Group to Fossil Global Holdings, Inc. was still in the process of being implemented in accordance with applicable local law requirements. A simplified group structure chart of the Group as at 7 October 2025 is set out at Part 1 of Appendix 5 (Group Structure Chart) to this Explanatory Statement. An indicative group structure showing the finalised structure of the Group on the basis that these transfers and the Notes Restructuring have been completed is set out at Part 2 of Appendix 5 (Group Structure Chart) to this Explanatory Statement.

19.9	Plan Creditors can obtain further information on the Group, including financial information, from the Group’s investor website at https://www.fossilgroup.com/investors/.

20	The Group’s Financing Structure

20.1	As at the date of this Explanatory Statement, the principal debt facilities of the Group are provided under:

(a)

a US $150 million senior secured asset based revolving credit facility (the “New ABL Facility”) dated as of 13 August 2025 entered into by and among FGI and certain other Group Companies, ACF FINCO I LP, as administrative agent, and the lenders from time to time party thereto,

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governed by New York law and maturing on 13 August 2030 (subject to a springing maturity if any indebtedness in excess of US $15 million is outstanding on the date that is the 91st day prior to the scheduled maturity date of such indebtedness); and

(b)

the Notes issued by FGI under the terms of the indenture dated 8 November 2021 and supplemented on 8 November 2021, 19 September 2025 and [●] October 2025 (together, the “Notes Indenture”) and maturing on 30 November 2026. The Company became a guarantor under the Notes on 19 September 2025 pursuant to a supplemental indenture.

20.2

On 13 August 2025, the New ABL Facility refinanced the Group’s existing US $275,000,000 senior secured asset based revolving credit facility (the “JPM ABL Facility”) dated 26 September 2019 entered into by and among FGI and certain other Group Companies, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders from time to time party thereto. The New ABL Facility was entered into prior to launch of the Notes Restructuring in order to support the Group’s immediate short-term liquidity needs. This in turn has facilitated the potential Notes Restructuring as set out herein.

20.3	Whilst the New ABL Facility benefits from a security package granted in favour of the lenders from time to time under the New ABL Facility, the Notes are currently unsecured.

20.4

The Restructuring Plan only relates to the Notes and will not affect the rights of the creditors under the New ABL Facility or any other financing arrangements, other than as specified in the ABL Intercreditor Agreement.

20.5

All general unsecured claims against the Group (excluding claims arising under or in connection with the Notes) will be unimpaired by the Restructuring Plan. As at 30 August 2025, the Group had approximately US $424 million unsecured liabilities against it. These relate to the operating expenses of the Group and include both short -term and long-term operating expenses, including, among other things, unsecured trade payables, such as inventory, and other operating costs such as lease liabilities, professional services, payroll, utilities, shipping, royalties and taxes. As these are core operational costs and essential to ensure the continuity of the business, they will remain unimpaired by the Restructuring Plan.

21	The Group’s Financial Difficulties

21.1

As a consequence of a challenging global macro environment, the Group and its business have been experiencing slower consumer demand for the Group’s products, which has resulted in the Group having incurred losses and negative cash flow in recent fiscal years. In 2022, the business generated approximately US $1.7 billion in sales and had a net income (loss) of approximately US -$44 million. By 2024, sales had declined to US $1.1 billion and net income (loss) expanded to approximately US - $106 million. Further, during that time, the business used more than US $100 million in cash from operating activities.

21.2

In an effort to return the Group to profitability, in early 2023, the Group initiated its Transform and Grow plan, which focused on an operational restructuring of the Group. In 2024, the Group expanded the restructuring efforts to include strategic review of its business model and capital structure and began to explore additional debt and equity financing options. As part of this process, FGI formed a new committee and, in September 2024, appointed a new Chief Executive Officer and member of the Board of FGI, Franco Fogliato, to implement the strategic review and create a plan to return the Group to profitable growth (the “Turnaround Plan”). The Group also appointed a new Chief Financial Officer, Randy Greben in March 2025 and Pamela Edwards and Wendy Schoppert as independent directors to FGI’s Board in May 2025.

21.3

The implementation of the Turnaround Plan has been generally positive for the Group’s trading performance. However, the Group continues to navigate a highly challenging environment, exacerbated by recent tariff uncertainty. In that context, as part of the Turnaround Plan, throughout 2025 the Group has been actively exploring various initiatives to monetise non-core assets, improve working capital and

18

strengthen liquidity, while in parallel working on ways to address upcoming debt maturities that are due to crystallise in 2026 and 2027. In particular, the Group sought to secure additional liquidity and a long-term solution to address upcoming debt maturities in relation to both the Notes (due for redemption on 30 November 2026) and the JPM ABL Facility (which was due to mature on 7 November 2027).

21.4	As explained in further detail below, the New ABL Facility was entered into on 13 August 2025 and replaced the JPM ABL Facility.

The New ABL Facility

21.5

While it was originally intended that the New ABL Facility and the Notes Restructuring would be completed simultaneously, that was not possible for the reasons set out at paragraph 23.4 (The Transaction Support Agreement). Instead, the New ABL Facility was entered into prior to the Notes Restructuring in order to support the Group’s immediate short-term liquidity needs by providing additional funding necessary to navigate a period of tight liquidity in September 2025. This pressure was the result of:

(a)

September marking the commencement of the Group’s demanding seasonal working capital cycle, whereby the interaction between inventory levels and working capital expenditure causes acute liquidity pressure. The nature of the Group’s product offerings results in the Group’s inventory peaking between September and December each year in the run up to the western holiday period, during which period approximately 40% of its annual sales occur. Consistent with customary practice across its industry, the Group starts to build its inventory from approximately June, but sales do not begin to convert until around October each year. Accordingly, for approximately nine (9) months of each year the Group maintains a considerably smaller inventory but requires significant cash for investment in products for the following holiday season. This significant investment by the Group coincides with delayed customer collections, creating a spike in the outflow of cash while funds are tied up in stock and receivables remain outstanding; and

(b)	a projected drawdown under the New ABL Facility of approximately US $41 million before 10 October 2025 primarily to meet deferred license payments due in Q3 2025.

21.6

Notwithstanding that it delivered a solution to the Group’s short-term funding needs, the New ABL Facility does not offer a stand-alone long-term funding solution for the business, either to facilitate its return to profitable growth pursuant to the Turnaround Plan or, at a more basic level, to continue to discharge the Group’s basic operational functions including, among other things, to meet tax liabilities and pay employees. This is because, in practice, once the Group has accommodated its reduced borrowing base, covenant compliance maintenance and various minimum cash reserve requirements, the net headline borrowing capacity of US $150 million under the New ABL Facility is reduced, for all intents and purposes, to approximately US $101 million that is freely available to the Group.

21.7	This is for two principal reasons:

(a)

first, as detailed at paragraph 21.5 (The New ABL Facility) above, the Group operates within the confines of a demanding seasonal working capital cycle which, between January and September every year, severely compromises the Group’s ability to utilise the New ABL Facility as stock is sold and the business starts another production cycle. This is evidenced by the variance in the Group’s total borrowing base, which is projected to fluctuate between US $104 million and US $60m over the next 12 months; and

(b)	second, the terms of the New ABL Facility require the Group to maintain, at all times, minimum cash reserves of US $48 million comprising:

(i)	US $24 million to support its key operational business functions (such as salaries, rent, taxes, pensions, freight costs); and

(ii)	US $25 million in the form of an availability block to avoid additional weekly reporting requirements.

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21.8

Management of the Group consider that until the Group has fully implemented the Turnaround Plan, the Group will not be capable of supporting a fully drawn New ABL Facility (both in terms of producing sufficient inventory to secure borrowing and corresponding cash to facilitate repayment). This is a cashflow issue: even if the Group were able to drawdown under the New ABL Facility in full, which it cannot because of its seasonal inventory constraints, it would not have sufficient cash to service that borrowing while also funding its operating expenses.

Minimum Operating Cash Requirements

21.9	The Group requires a minimum level of operating cash of US $58 million per month in order to maintain basic business functions. This figure comprises:

(a)

the US $24 million required to fund the Group’s bare minimum ordinary course business operations (see paragraph 21.7(b)(i) (The New ABL Facility) above), including essential outgoings such as payroll, rent, taxes, inventory and utilities;

(b)

reserves that the Group is required to maintain, including a US $15 million temporary reserve which the lenders under the New ABL Facility require to be released upon successful implementation of the Notes Restructuring;

(c)

restricted cash balances that the Group is required to maintain under certain lease agreements and other restricted cash balances in jurisdictions where it is difficult to repatriate funds (such as China); and

(d)	certain regulatory requirements (such as taxes) across the over 30 global jurisdictions in which the Group operates.

21.10

Without further funding, management of the Group considers the business would stall if the cash available to the Group fell below US $58 million as the Group could only continue operating for an additional two (2) to three (3) weeks.

New Money

21.11

The Group’s management estimates the ongoing liquidity needs of the Group and in light of the above, the Group requires additional liquidity to support it on an ongoing basis, in particular to bridge gaps during times of low inventory and high operational costs as the Group increases production ahead of the October to December period. Based on Management’s calculations, it is estimated that US $32.5 million in additional liquidity is necessary.

21.12

Management’s current projections, indicate that without the advancement of the US $32.5 million of New Money that would follow the successful implementation of the Restructuring Plan, the Group will not have sufficient cash to stay above the US $58 million minimum level of operating cash per month (see paragraph 21.10 (Minimum Operating Cash Requirements) above), required by the Group in order to maintain basic business functions. In particular, the Group projects that its liquidity will drop to US $57.6 million in September 2026 as a result of the Group’s investment in inventory ahead of the western holiday season (assuming continued funding under the New ABL Facility), without the additional US $32.5 million in New Money.

21.13

However, one cannot assess the New Money on a stand-alone basis given the consequences to the Group if the implementation of the Restructuring Plan is not successful. As the full funding under the New ABL Facility is conditional upon successful implementation of the Restructuring Plan (as explained at paragraph 21.16(e) (Maturity of the New Notes) below, which by its nature includes extension of the New Money), if the Restructuring Plan is not successful, the Group’s management estimates that there would cease to be continued funding available to the Group under the New ABL Facility, such that the Group would have insufficient cash to support even its basic business operations from January 2026 when the Group is projected to fall permanently below the Group’s minimum operating cash requirements. For the consequences of this, please see paragraph 51 (Relevant Alternative Analysis) below.

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Maturity of the New Notes

21.14

Further, the Notes are due for redemption on 30 November 2026. Absent the successful implementation of the Restructuring Plan, Management believes that the Group will have insufficient liquidity to redeem the Notes in circumstances where it has been unsuccessful in its attempts to refinance them in the open market.

21.15

As a result, the Group’s management believes that, without a solution to refinance the Notes, it will have no option but to include, in the Group’s third quarter 2025 10-Q due on 13 November 2025, a “going concern” self-disclosure. Such statement would give rise to substantial doubt regarding the Group’s ability to continue as a going concern for a period of 12 months from the date that the unaudited financial statements are issued. The Group’s management believes that any such statement is highly likely to cause tremendous reputational damage and value destruction, negatively impacting the Group’s business operations and crippling the effectiveness of the Turnaround Plan.

21.16	More specifically, absent the sanction of the Restructuring Plan and implementation of the Notes Restructuring such that the “going concern” self-disclosure is necessary, Management believes that:

(a)

given the cyclical nature of the Group’s business, the timing of the self-disclosure (in November, ahead of the western holiday season which is typically the Group’s most profitable period) will undoubtedly impact: (i) consumer confidence, which has the potential to diminish demand and support for the Group’s products, and public perception more generally; and (ii) supplier support and confidence, both of which are key to the viability of the Group’s business and its ability to generate positive income. Management would expect that, in response to a “going concern” self-disclosure, prudent suppliers will seek to tighten credit terms which could, in turn, precipitate supply chain disruptions, including product stoppages and delayed or diminished product delivery, thereby worsening the financial instability of the Group’s business;

(b)	the Group’s credit insurance provider is likely to withdraw or reduce credit insurance coverage upon a “going concern” self-disclosure, as part of its standard risk management;

(c)

a going concern self-disclosure is highly likely to increase financial instability and exacerbate the risk that the Group may not be able to meet its deferred license payments. The Group has deferred licence payments due under certain of its key license contracts from the second quarter to the third quarter of 2025 and, absent the sanction of the Restructuring Plan, the Group remains concerned about its continued ability to satisfy those payments in the normal course of business;

(d)

key suppliers will likely require more stringent payment terms, which would materially impact liquidity (which, as explained above, is already severely compromised between the months of January and September each year);

(e)

continued funding under the New ABL Facility is conditional upon the successful implementation of the Restructuring Plan in circumstances where the Exchange Transactions have failed. This condition was a fundamental requirement for Ares, the sole lender under the New ABL Facility, in respect of its agreement to provide finance to the Group. Under that agreement, any failure to implement the Notes Restructuring would constitute an event of default – including if the Sanction Hearing does not occur on or before 12 December 2025 – upon which Ares could elect to terminate the commitments under the New ABL Facility, accelerate the US $21 million currently drawn and draw-stop the financing, which will impair the Group’s access to vital liquidity and the Group’s listing. Given the fact that the New ABL Facility is considered a material contract, such an eventuality would trigger a Form 8-K filing by way of constituting a material change;

(f)

a “going concern” self-disclosure will likely catalyse employees across the Group’s supply chain to seek exit opportunities, particularly given the threat to employment posed by the Group’s pre-existing cost-cutting initiatives; and

(g)	the Group has extended or amended lease terms with certain key third parties (including landlords) as part of a major working capital initiative in Q4 2024; however, this remains an ongoing effort

21

and the Group continues to engage with strategic vendors to renegotiate key contractual terms including payment. A “going concern” self-disclosure would make it more difficult for the Group to negotiate identical or improved terms.

22	The Group’s Efforts to find a Solution to its Financial Difficulties

22.1

As part of the Turnaround Plan, in August 2024, the Group engaged the international investment bank and advisory firm, Evercore Group LLC (“Evercore”), to assist in pursuing initiatives to procure additional funding and address upcoming debt maturities in relation to its existing liabilities at the time, being the Notes and JPM ABL Facility, including ways to: (i) monetise non-core assets; (ii) ensure a full or partial refinancing of the Notes and the JPM ABL Facility; and (iii) secure additional funding either on junior or senior priority terms. In that context, Evercore undertook a robust marketing process aimed at finding a comprehensive solution for the Notes, the JPM ABL Facility and the Group’s additional liquidity needs. In particular:

(a)

In December 2024, the Group began exploring the potential sale of three (3) specific non-core brands to be disposed of collectively or separately. Evercore approached twenty-seven (27) institutions, comprised of a range of strategic parties in the watch/jewellery space, brand aggregators/licensors and other financial investors. Whilst nine (9) parties received the long-form brand marketing materials following the initial outreach by Evercore, only five (5) parties submitted first round bids. While an offer for one (1) brand was agreed, it is not going ahead due to concerns relating to international tariff regimes and increased production costs.

(b)	The Group began exploring separate refinancing solutions, initially focusing on the JPM ABL Facility and the Notes in January 2025. This involved Evercore approaching:

(i)	in relation to the JPM ABL Facility, the lenders under the JPM ABL Facility and subsequently over thirty (30) other institutions, comprising a range of private credit funds and commercial banks; and

(ii)

in relation to the Notes, nineteen (19) institutions comprising a range of private credit funds, bond investors and distressed debt investors, as well as two of the largest Noteholders: (A) HG Vora Capital Management, LLC (“HG Vora”); and (B) Nantahala Capital Management, LLC (“Nantahala”).

(iii)	In relation to the JPM ABL Facility:

(A)	The Group initially approached the existing lenders under the JPM ABL Facility to explore a potential extension and amendment thereof, however, they were unable to come to an agreement on terms.

(B)

Following failure to agree terms with the existing lenders under the JPM ABL Facility, Evercore subsequently approached thirty-two (32) other institutions. Of these, nine (9) parties expressed initial interest in refinancing the JPM ABL Facility.

(C)

These discussions ultimately culminated in the Group entering into the New ABL Facility on 13 August 2025, with certain Ares Management Credit funds. The Group refinanced in full all outstanding claims under the JPM ABL Facility in cash at closing on 13 August 2025, with the New ABL Facility being used to provide controlled access to additional funding for the Group.

(D)

However, the Group’s continuing access to the full availability of the New ABL Facility is conditional upon the successful implementation of the Notes Restructuring, which includes provision of the New Money. This condition was a fundamental requirement for Ares in respect of its agreement to provide the New ABL Facility. Under the terms of the new agreement, any failure to implement the Notes

22

Restructuring, as required under section 5.31 of the New ABL Facility, would constitute an event of default pursuant to Article VII. In the event that FGI is unable to negotiate a waiver, the occurrence of such an event of default would allow the lenders under the New ABL Facility to terminate the commitments thereunder, accelerate any outstanding obligations at that time and draw stop the New ABL Facility, upon which Ares’ commitments under the New ABL Facility may be immediately terminated and any outstanding loans become due and payable in whole.

(iv)	In relation to the Notes:

(A)

Evercore reached out to nineteen (19) institutions, comprising a range of private credit funds, bond investors and distressed debt investors to explore a new money financing, or a partial or full refinancing of the Notes on a wide range of terms. Only one (1) party submitted an indicative, non-binding offer to Evercore. This offer would have provided new money and partially refinanced the Notes, however, it would still have required an extension of the remaining Notes balance and was subsequently withdrawn by the relevant party following initial diligence.

(B)

In parallel, Evercore also approached HG Vora, one of the Group’s largest Noteholders in an effort to negotiate a potential extension of the Notes. The negotiations with HG Vora progressed to discussions relating to a consensual restructuring of the Notes, as well as the provision of additional funding to meet the funding needs identified in paragraph 21 (The Group’s Financial Difficulties).

(C)

Discussions with HG Vora focused on a holistic deal as HG Vora was only willing to consent to an extension of the Notes’ maturity if there was also a solution in place to the Group’s additional funding needs; their view was that the Group needed both the New Money and a maturity extension in order to provide the Group with sufficient liquidity and time to execute the Turnaround Plan. As noted above, Ares expressed a similar position throughout its discussions with Evercore and the Group, tying the provision of the New ABL Facility with the Notes Restructuring and the provision of New Money. Both HG Vora and Ares made their support contingent upon the Group securing additional, complementary sources of financing, a position which aligned with the Group’s desire for a holistic solution.

(D)

Initially US $65 million (inclusive of potential proceeds from non-core brand sales) was sought from HG Vora as part of a complete restructuring package that included an extension of the maturity of the Notes, which was declined and countered by an offer of US $22 million. In June 2025, as the non-core brand sales (referred to at paragraph 21.1 above) were ongoing at this time, when it became apparent the sales were at risk of not going ahead, the Group began to include Nantahala in the negotiations in order to explore additional capital options that Nantahala might provide. A third institutional Noteholder was approached but they declined to review any deal terms.

(E)

Ultimately, HG Vora, Nantahala and the Group settled on the provision, directly and through a backstop, of US $32.5 million of additional funding to the Group in order to satisfy the minimum additional funding requirements of the Group. The result was that, on 13 August 2025, certain members of the Group, including the Plan Company, entered into the transaction support agreement (the “TSA”) with HG Vora and Nantahala, to implement the Notes Restructuring.

22.2

Due to the Group’s improved trading performance in the intervening period since Evercore’s initial outreach to identify a comprehensive solution to the Group’s financial difficulties, in August 2025, in accordance with the permissions set out in the TSA, the Group instructed Evercore to go back to market to solicit alternative financing proposals to ensure that the transactions set out in the TSA represent the

23

best holistic option available to FGI, the Company and the Noteholders in relation to the Notes Restructuring and the provision of the New Money. This decision was made following the Group’s improved trading performance in the period following Evercore’s original outreaches above, and in accordance with the permissions set out in the TSA. Following the Group’s Q2 results published on 13 August 2025 and the announcement of the New ABL Facility and TSA on the same day, the market responded positively. For example, following the announcements the Notes traded in a range of c. 80% - 90% of par up from trading in the range of c. 55% - 75% of par between January and July 2025, which the Group’s share price increased c. 70% over the subsequent several days.

22.3

In light of this, the Group wanted to reconfirm that there was no better alternative financing proposal available to it. Accordingly, following signing of the TSA, Evercore reached out to twenty-five (25) institutions, comprising a range of private credit funds, bond investors and distressed debt investors, requesting financing proposals to fully refinance the Notes and support the Group’s go-forward liquidity needs on a going concern and post-restructuring basis (the “Market Testing”). These institutions included eighteen (18) of the institutions that were previously approached by Evercore in early 2025 as part of the marketing exercise pursued in parallel with negotiations with the parties to the TSA.

22.4

Such alternative financing proposals were an attempt by the Group to source improved economic terms for itself and all Noteholders, avoid possible hold-outs to the Exchange Offer and mitigate the requirement for the Restructuring Plan. The Market Testing was also conducted on the basis that the Notes would need to be refinanced, as the original outreach earlier this year proved that there was no other implementable solution and the Noteholders’ consent is required to approve the amendments pursuant to the Consent Solicitation to change the governing law and support the implementation of the Restructuring Plan. Indicative financing proposals were requested by 12 September 2025 with an agreement in principle between the prospective financing party and the Group targeted for the first week of October 2025. Despite this exercise, by 12 September 2025, the Group had not received any financing proposals. that offered better terms for the Group and for Noteholders than those offered under the TSA and the Notes Restructuring, nor any actionable financing proposal at all, other than one, high-level non-binding verbal indication for a minority investment in a deal with more expensive terms than those agreed.

22.5

As explained above, the Group and its advisers considered multiple different transaction structures and implementation methodologies to address the Group’s financial difficulties. Ultimately, in absence of any workable offer, the Group concluded that the transactions proposed in accordance with the TSA under the Restructuring Documents represent the best option available to the Group to facilitate the Notes Restructuring.

22.6	The success of the Turnaround Plan and the future viability of the Group is contingent upon a successful implementation of the Notes Restructuring.

23	Support for the Notes Restructuring

The Transaction Support Agreement

23.1

As explained above, earlier this year the Group commenced negotiations with HG Vora and Nantahala (the “Supporting Holders”) which culminated in entry into the TSA. As at 7 October 2025, the Supporting Holders together hold approximately 62% of the aggregate principal amount of the Notes.

23.2

The TSA contemplates, among other things, that the Notes Restructuring will be implemented by way of a combination of: (i) the New Money Offering (as defined and described below); (ii) the Consent Solicitation (as defined and described below); (iii) a private exchange with the Supporting Holders (the “Private Exchange”); (iv) an SEC-registered exchange offering (the “Exchange Offer”) to all Noteholders other than the Supporting Holders (the Private Exchange and the Exchange Offer, together comprising the “Exchange Transactions”); (v) the issuance of Public Warrants and Private Warrants, as applicable (collectively, the “Warrants”), to purchase Common Stock or Pre-Funded Public Warrants or

24

Pre-Funded Private Warrants, as applicable (collectively, the “Pre-Funded Warrants”), to purchase Common Stock to all Noteholders (including the Supporting Holders) that participate in the Exchange Transactions; (vi) the Backstop Commitment (as defined and described below); and (vii) if the Minimum Tender Condition (or any other condition to completing the Exchange Offer without the Restructuring Plan) is not satisfied or waived by the Exchange Offer Expiration Time, the Restructuring Plan.

23.3	The Supporting Holders have agreed, among other things, and subject to certain conditions, to:

(a)	participate in the Private Exchange;

(b)	participate in the Consent Solicitation;

(c)

use commercially reasonable efforts to take the steps reasonably necessary to support the Notes Restructuring, act in good faith, and take any and all actions or steps, or cause to be taken all actions or steps, reasonably necessary in order to support, facilitate, implement and/or consummate the Notes Restructuring in a manner consistent with the TSA, as promptly as practicable, and in any event, no later than: (i) if the Minimum Tender Condition has been satisfied or otherwise waived prior to the Initial Exchange Deadline (as defined in the TSA), 30 October 2025; and (ii) if, by the Initial Exchange Deadline, the UK Proceeding Trigger Event (as defined in the TSA) has occurred, 30 December 2025 (defined as the “Outside Date” in the TSA), including, without limitation, by taking any reasonable action contemplated by the TSA to facilitate the implementation and consummation of the Notes Restructuring and refraining from taking any actions inconsistent with, and not failing or omitting to take any action that is required by the TSA;

(d)

on a timely basis, negotiate in good faith, and timely execute, all definitive documents and deliver any other document, notice, confirmation, consent, order, instruction or direction, announcement, which in each case, is consistent with and may be necessary to support, facilitate, implement or otherwise give effect to the Notes Restructuring;

(e)	not object to or otherwise take actions to interfere with the Notes Restructuring;

(f)

validly and timely submit, and not withdraw, change, amend or revoke (including causing its nominee or custodian on behalf of itself and the accounts, funds, or affiliates for which it is acting as investment advisor, sub-advisor, or manager to validly and timely deliver and not withdraw), any approvals, consents, waivers, proxies, signature pages tenders, instructions or directions to agents, ballots, and/or other means of voting or participating in the Notes Restructuring with respect to all of their respective claims against FGI and/or the Company now owned or hereafter acquired by the Supporting Holders;

(g)	as the Backstop Parties, provide the Backstop Commitment; and

(h)	cast all of their votes (including by proxy, if applicable) in respect of their Notes in favour of the Restructuring Plan and any amendment or modification made in accordance with the TSA.

23.4

As explained above, entry into the TSA facilitated the contemporaneous refinancing of the JPM ABL Facility and entry into the New ABL Facility. While it had originally been envisaged that the New ABL Facility would be entered into at the same time as the successful implementation of the Notes Restructuring, the Group required access to the New ABL Facility to meet its ongoing liquidity requirements in order to navigate through a period of tight liquidity in September 2025. Accordingly, the lenders under the New ABL Facility agreed to enter into the New ABL Facility and provide the funding required to refinance the JPM ABL Facility and the funding required to navigate the September 2025 liquidity trough prior to successful implementation of the Notes Restructuring. The Group’s access to the remaining funds under the New ABL Facility remains conditional upon successful implementation of the Notes Restructuring.

25

Engagement with other Plan Creditors

23.5

As explained above, earlier this year the Group commenced negotiations with the Supporting Holders which culminated in entry into the TSA. As at 7 October 2025, the Supporting Holders together hold approximately 62% of the aggregate principal amount of the Notes.

23.6

Of the remaining Noteholders, based on data provided by Broadridge Financial Solutions, Inc. and Mediant Communications Inc. as of the end of July 2025, the Group estimates that approximately 24% of the outstanding Notes are held by Retail Holders through approximately 1,500 separate accounts. Accordingly, it was neither practicable nor feasible for the Group to engage with all Noteholders at such an early stage in the same manner as it had with the Supporting Holders. This was particularly the case given that, at the time, the Notes remained in free circulation and could be transferred by any Noteholder, making targeted outreach significantly more challenging.

23.7

The Company is aware that it is often difficult for corporations to identify and contact their Noteholders directly, particularly if they are Retail Holders. This is because Retail Holders hold their Notes through banks or brokerage houses, who due to confidentiality restrictions, will not disclose to the Company for whom they are acting as intermediary. However, in this knowledge, as widespread support for the Notes Restructuring is key to its success (not least given that the “Minimum Consent Tender Condition” in the Exchange Transaction is 90%), FGI and the Company have taken steps to engage with as many Noteholders as possible in the context of both the Exchange Transactions and the Restructuring Plan and has engaged the following third parties to assist in increasing this outreach and engagement:

(a)

Information Agent: On 25 July 2025, FGI and the Company engaged Epiq Corporate Restructuring, LLC to act as the “Information, Exchange and Subscription Agent” for the Exchange Transactions and as “Information Agent” for the Restructuring Plan, in respect of the Notes among other things, to: (i) field enquiries from Noteholders in connection with both the Exchange Offer and the Restructuring Plan, including acting as a contact point for the Noteholders; (ii) assist with the notification and dissemination of the documents relating to the Exchange Offer and the Restructuring Plan, and any other information relating thereto as required or desirable to be notified to Noteholders.

(b)

Dealer Manager: On 18 August 2025, in connection with the Exchange Transactions, FGI engaged Cantor Fitzgerald & Co. as the “Dealer Manager” to increase participation in the Exchange Offer through engagement with brokers, dealers, commercial banks, trust companies and other holders of the Notes and to solicit tenders of the Notes and the delivery of consents, proxies and subscriptions pursuant to the Exchange Offer.

(c)

Retail Advocate: On 17 September 2025, in connection with the Restructuring Plan, the Company appointed Jon Yorke to act as an independent representative of the Plan Creditors who are not professional or institutional investors and hold the Notes for their own personal account. His role is to engage with Plan Creditors who are Retail Holders and consider their views on the Restructuring Plan and present those views to the Court at both the Convening Hearing and the Sanction Hearing. As explained above, Mr Yorke, is an experienced English qualified insolvency and restructuring lawyer who has acted as the “Retail Advocate” in a number of other restructurings involving a restructuring plan pursuant to Part 26A of the Companies Act 2006 (as amended). He has appeared in the same capacity in various other High Court proceedings concerning the Companies Act 2006, including the high-profile restructurings of Petrofac Limited and Amigo Holdings Plc.

23.8	The contact details for these persons are set out at Section 49 (Questions and contact details) below.

23.9

Additionally, FGI and the Company, with the assistance of the Information Agent, have engaged in a campaign to: (i) widely publicise the Notes Restructuring; and (ii) disseminate the documentation and information in relation to both the Exchange Transactions and the Restructuring Plan as thoroughly as possible. The effect of these steps is intended to maximise outreach and awareness among Noteholders,

26

ensuring that all holders have a fair opportunity to understand, consider, and participate in the proposed Exchange Transactions and/or the Restructuring Plan. In summary:

(a)

SEC Website: All information relating to the Exchange Transactions and certain key documents relating to the Restructuring Plan is publicly available by visiting EDGAR on the SEC website at www.sec.gov.

(b)	Mail: Copies of the Preliminary Prospectus were posted to the beneficial owners of the Notes, via mailing agents.

(c)

Plan Website: For the purposes of the Restructuring Plan, the Company has established the Plan Website (https://dm.epiq11.com/fossil) on which the key documentation and information in relation to the Restructuring Plan is made available.

(d)

DTC Legal Notice System: Key documentation and information in relation to the Exchange Transactions has been uploaded to the DTC Legal Notice System. Plan Creditors are notified of relevant uploads to the system via their respective DTC Participants.

(e)

Fossil Website: The Company has published, and intends to continue to publish, various press releases on its website, which is publicly accessible and is often circulated more widely by secondary media sources. Press releases have been published in relation to the Practice Statement Letter and entry into the TSA, with further releases anticipated for the: (i) Convening Hearing; (ii) distribution of this Explanatory Statement; (iii) the Plan Meeting; and (iv) the Sanction Hearing.

(f)

Newspaper Notices: On 26 September 2025, notices relating to the Practice Statement Letter and the Restructuring Plan were published in two widely circulated and reputable newspapers: The Financial Times and The New York Times. These publications were selected to ensure broad visibility across US, UK and international audiences, including both institutional investors and Retail Holders.

23.10

The Company has evaluated further outreach options but determined that additional measures are not presently feasible due to legal and practical constraints. Specifically, an online advertising and social media campaign aimed at increasing awareness of the Exchange Offer among Retail Holders could not be pursued due to restrictions under applicable U.S. securities laws. The Company therefore believes that it has pursued all reasonable avenues and taken all steps that could reasonably be expected of it in relation to communicating with the Noteholders.

23.11	As at 7 October 2025, the Company and its advisers are informed that:

(a)	approximately 62% of the outstanding principal amount of the Notes have entered into the TSA with, among others, the Company and FGI, in support of the terms of the Restructuring Plan; and

(b)	the Retail Advocate has received thirteen (13) enquiries from Retail Holders at the Retail Advocate’s email address: jy@fgadvocate.com;

(c)

the Information Agent has received seven (7) requests for login details from Plan Creditors to access the Plan Website: (https://dm.epiq11.com/fossil). Plan Creditors can obtain login details to the Plan website by emailing the Information Agent at registration@epiqglobal.com (with the subject line to include “Fossil”); and

(d)

approximately 71.95% of the outstanding principal amount of the Notes have, pursuant to the terms of the Exchange Transactions, are automatically appointing the Information Agent as their agent, attorney-in-fact and proxy to vote in favour of the Restructuring Plan at the Plan Meeting.

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PART B

SUMMARY OF THE NOTES RESTRUCTURING

24	Purpose

24.1

The Restructuring Plan is necessary to implement the Notes Restructuring given the Exchange Offer did not obtain the requisite support. Together with the refinancing of the New ABL Facility, a successful Restructuring Plan will help ensure that the Group remains a going concern and has a stable platform to allow the Turnaround Plan to be successfully implemented, which shall facilitate the Group achieving profitable growth.

24.2

If the Restructuring Plan is sanctioned, Noteholders will receive a better recovery under the New Notes than would be anticipated under the Notes if the Restructuring Plan was not sanctioned and under the Relevant Alternative.

24.3

Upon implementation of the Restructuring Plan, the Group’s capital structure will be as set out in the table below. In relation to the New ABL Facility, the table sets out the full facility amount. However, as at 7 October 2025, only US $21 million has been drawn under the New ABL Facility. In relation to the Notes, the table below sets out the minimum amount of First-Out Notes and the maximum amount of Second-Out Notes which will be issued upon implementation of the Restructuring Plan. This represents the ‘base case’ which is the position if no other Noteholders other than the Supporting Holders participate in the New Money Offering.

	Pre-Restructuring (US)		Post-Restructuring (US)
Facility	$150 million	New ABL Facility[2]	$150 million	New ABL Facility
	$150 million	Notes	$126.6 million	First-Out Notes
			$58.5 million	Second-Out Notes
Total	$300 million (plus accrued interest)		$335.1 million

24.4

The purpose of the Restructuring Plan therefore is to implement the Notes Restructuring in the manner described in, and contemplated by, the TSA, which will permit the Company and the wider Group to continue its businesses as a going concern, leaving Noteholders no worse off than in the likely alternative to the Notes Restructuring, being the Relevant Alternative.

24.5	The Restructuring Plan aims to:

(a)

reduce refinancing risk in relation to the Notes as the maturity of the First-Out Notes will be 1 January 2029 and the maturity of the Second-Out Notes will be 30 June 2029, rather than 30 November 2026 under the Notes;

(b)

provide the Group with an additional two (2) year runway to maturity for the New Notes, which will ensure a more stable and sustainable capital structure and one that is consistent with and will enable execution of the Turnaround Plan by the Group’s new management team;

(c)	reduce the Group’s risk of delisting from NASDAQ;

(d)

provide the Group with additional liquidity from the New Money Participants, which will improve the ongoing liquidity position of the Group as well as remove certain drawdown restrictions under the New ABL Facility that are in place pending successful implementation of the Notes Restructuring and enable the Group to finance ordinary course operations whilst avoiding sales at a deep discount in an insolvency process;

[2]	The New ABL Facility refinanced the US $275 million JPM ABL Facility on 13 August 2025.

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(e)

provide all Plan Creditors with the opportunity to benefit from the potential upside of the implementation of the Notes Restructuring and the Turnaround Plan through issuing the Common Stock to New Money Participants and Warrants to all Plan Creditors;

(f)	eliminate, reduce, prevent or mitigate the effect of any of the financial difficulties faced by the Group including its ability to carry on as a going concern;

(g)

avoid the Company and other Group Companies having to file formal bankruptcy or insolvency proceedings, which would materially impact recoveries for Plan Creditors and mean that the Group’s general unsecured creditors (whose claims will be left unimpaired by the Restructuring Plan), would not be able to benefit from the Group’s continued operations;

(h)	protect the position of the approximately 4,539 full time and full time-equivalent employees of the Group; and

(i)	maintain commercial relationships with counterparties, including the Group’s key licensors, suppliers and landlords.

25	Summary of the Exchange Transactions

25.1

The Notes were originally publicly marketed to retail holders in September 2021 via an SEC-registered offering. SEC-registered offerings typically provide access to a wider pool of investors and often include retail holders. In connection with ensuring adequate protections for retail investors, SEC-registered offerings include substantial risk to issuers because such issuers have strict liability under the Securities Act which allows investors a right to sue for any misstatements or omissions of material fact contained in any prospectus materials issued pursuant to an SEC-registered offering.

25.2

As a result of the original issuance of the Notes being an SEC-registered offering, a substantial portion of the Notes are held by retail investors. As of 31 July 2025, data provided by Broadridge Financial Solutions, Inc. and Mediant Communications Inc. identified over 1,500 Non-Objecting Beneficial Owners of the Notes, the vast majority of which constituting retail holders, holding fewer than 1,000 Notes each. This substantial base of Retail Holders collectively represents approximately 24% of the total outstanding Notes through approximately 1,500 separate accounts and underscores the broad and diverse retail ownership of the Notes.

25.3

Due to the holdings breakdown of the Notes and applicable securities laws, FGI had to consider how to structure the Exchange Transactions and implement the Notes Restructuring via a methodology that ensured open and equal participation to all Noteholders (not just the Supporting Holders). An offering to Noteholders that was not registered with the SEC would have required that FGI exclude any Noteholders who did not meet certain sophistication requirements under applicable securities laws, which would have barred certain Noteholders – most notably the Retail Holders – the opportunity to participate in the Exchange Transactions. During the negotiations around the TSA, the Supporting Holders and their advisers assisted FGI and its advisers in designing the structure of the Exchange Transactions culminating in the execution of the TSA. As part of these negotiations, it was determined that the most efficient way to reach such a large number of dispersed Retail Holders and achieve the Minimum Tender Condition was to register the Exchange Offer (and the Rights Offering) with the SEC. As noted above at paragraph 23.7(b) (Engagement with other Plan Creditors), the Dealer Manager was engaged to provide services to FGI in connection with the Exchange Offer and support FGI in seeking to satisfy the Minimum Tender Condition. FGI is required to ensure that the Exchange Offer remains open for participation by all Noteholders until the occurrence of the Conditional Expiration Time in accordance with applicable SEC rules in respect of the Exchange Offer and Rights Offering.

25.4

The terms of the Restructuring Plan are substantially the same as the terms of the Exchange Offer with the exception that the Exchange Offer Amendments to the Notes Indenture will not be implemented as

29

part of the Restructuring Plan. The “Exchange Offer Amendments” refer to a series of amendments to the Notes Indenture to (among other changes):

(a)

remove or modify certain covenants in respect of events of default under the Notes Indenture that can be removed with the consent of Noteholders representing a majority of the aggregate principal amount outstanding of the Notes; and

(b)	subordinate the Notes in right of payment to the New Notes to the fullest extent permitted by Section 316(b) of the U.S. Trust Indenture Act of 1939, as amended (the “TIA”), and the Notes Indenture.

25.5

The Exchange Offer Amendments would only have come into effect if the Minimum Tender Condition (and any other condition to completing the Exchange Offer without the Restructuring Plan) had been satisfied or waived and the TSA, including the Backstop Commitments agreed thereunder, remained in full force and effect.

26	Company as Guarantor of the Notes and Change of Governing Law and Jurisdiction

26.1

For the purposes of promoting the overall restructuring of the Group as part of the Turnaround Plan and utilising the restructuring plan process in the UK, the TSA also provided that, as preliminary steps to launching the Restructuring Plan:

(a)

the Company would: (i) accede as a guarantor under the terms of the Notes through entry into the Supplemental Indenture with the Notes Trustee; and (ii) enter into the Deed of Contribution. Pursuant to the Supplemental Indenture, the Company became a guarantor under the Notes on 19 September 2025; and

(b)

the governing law and jurisdiction clauses of the Notes would be amended prior to the Convening Hearing to change the governing law of the Notes from New York law to English law (the “Governing Law Change”) and to submit to the exclusive jurisdiction of the courts of England and Wales.

26.2	The steps above are to assist the Company in establishing that it has a sufficient connection to the jurisdiction.

(a)

On 21 September 2025, the Company entered into the Deed of Contribution in favour of FGI, pursuant to which FGI has a right of contribution or “ricochet claims” against the Company in respect of FGI’s liabilities under the Notes. In the event that FGI makes a payment under the Notes, the Company has agreed to contribute to FGI 100% of the amount paid. The Deed of Contribution resulted in FGI having rights of contribution against the Company, essentially meaning that the Company is unable to effectively obtain a release or variation of the Plan Creditors’ rights against it in respect of the Notes without also releasing or varying the Plan Creditors’ rights against FGI.

(b)

On [●] October 2025, FGI, the Company and the Notes Trustee entered into a supplemental indenture (the “Restructuring Plan Supplemental Indenture”) to the Notes Indenture effecting the Governing Law Change by changing the governing laws of the Notes to the laws of England and Wales.

(i)

It was expressly disclosed in the Prospectus that the purpose of the Governing Law Change was to strengthen the connection to the English jurisdiction for the purposes of implementing the Notes Restructuring by way of the Restructuring Plan contemplated in this Explanatory Statement.

(ii)

Noteholders that consented to the Consent Solicitation by the Exchange Offer Expiration Time will receive a consent premium (the “Consent Premium”) paid an amount aggregating US $1.0 million in face amount of New Notes, determined as the proportion that such

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Noteholder’s Notes validly tendered and not withdrawn represent of the aggregate of all Notes validly tendered and not withdrawn in the Exchange Transactions, based on the principal amount of Notes so tendered and not withdrawn and delivered by such Noteholder. See below for further information in relation to the Consent Premium see paragraph 27.10(a) (Consent Premium) below.

27	Key Features of the Notes Restructuring as implemented via the Restructuring Plan

27.1

The principal terms of the Notes Restructuring as agreed between the Group and the Supporting Holders are contained in the term sheet appended to the TSA and attached as an exhibit to the Current Report on Form 8-K filed by FGI with the SEC on 14 August 2025. Such terms are summarised below.

New Money Offering and Backstop Commitments

27.2

Pursuant to the TSA, the Group received commitments (the “Backstop Commitment”) from certain holders or beneficial holders of, or nominees, investment advisers, sub-advisers, or managers of discretionary accounts or funds that hold or beneficially hold, Notes on behalf of the Supporting Holders (each a “Backstop Provider”) to subscribe for First-Out Notes in an aggregate principal amount up to US $32.5 million (the “New Money”). The Backstop Commitments of the Backstop Providers may be subsequently reduced to the extent that other Noteholders elect to participate in the New Money Offering. As consideration for the Backstop Commitment, FGI will pay the Backstop Providers a backstop premium (the “Backstop Premium”) of US $1.625 million principal amount of First-Out Notes. The provision of the New Money is subject to the implementation of the Restructuring Plan, the provision of the agreed collateral for the New Notes and other customary conditions set out in the TSA. The Backstop Premium will be payable on the Restructuring Effective Date and will only be paid if the Notes Restructuring is implemented (whether by means of the Restructuring Plan or the Exchange Transactions).

27.3

All Noteholders will be afforded the opportunity to subscribe for their pro rata allocation of the New Money at a price equal to US $1.00 for each US $1.00 face value of new First-Out Notes (the “New Money Offering”).

27.4

Additionally, Noteholders that choose to subscribe for and purchase their pro rata portion of First-Out Notes as part of the New Money Offering (each such Noteholder being a “New Money Participant”) will be entitled to exchange their Notes for First-Out Notes as part of the Restructuring Plan.

27.5

New Money Participants will also receive a premium, at no additional cost, paid in common stock of FGI (such common stock having a par value of US $0.01 per share) (“Common Stock”) in an amount equal to one share of Common Stock for every US $34.06 of First-Out Notes subscribed for or purchased (the “New Money Premium”). The New Money Premium will be payable on the Restructuring Effective Date and will only be paid if the Notes Restructuring is implemented (whether by means of the Restructuring Plan or the Exchange Transactions).

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27.6

The formula for calculation of each New Money Participant’s allocation of First-Out Notes as was explained at Annex A – Subscription Worksheet of the Registration Statements (the “Subscription Worksheet”) is set out below (and adopts defined terms from the Subscription Worksheet) (where applicable):

NUMBER of Notes Held (CUSIP 34988V304)	AGGREGATE PRINCIPAL AMOUNT of Notes Held (Number of Old Notes multiplied by $25)		FACTOR (Multiply the Aggregate Principal Amount of Notes Held by the Factor shown below)		Calculation of Subscription Rights and First-Out Notes
		X	0.21667[3]	=
(Insert NUMBER of Notes Held)	(Insert the Aggregate Principal Amount of Notes held)				(Round DOWN to nearest whole number)
			Aggregate Purchase Price for First-Out Notes	=	$
(TOTAL Subscription Rights above at $1.00 each)

27.7

New Money Participants were instructed in the Subscription Worksheet that if they hold their Notes through more than one DTC Participant, they were required to provide separate instructions to each applicable DTC Participant with respect to their participation in the New Money Offering.

27.8	Other than in respect of the Backstop Commitment for the Supporting Holders, there is no obligation for Plan Creditors to participate in the New Money Offering.

Satisfaction in full of the Notes

27.9

The Restructuring Plan will provide that all outstanding Notes (including all accrued and unpaid interest thereon, if any) will be deemed to have been paid or otherwise satisfied in full and released both against the Company as well as FGI a result of the Deed of Contribution (see paragraph 26 (Company as Guarantor of the Notes and Change of Governing Law and Jurisdiction) for further detail). In exchange, Noteholders (including the Supporting Holders) will be provided with the New Notes and the Warrants.

(a)	New Notes

(i)	Noteholders will be given one of the following (together, the “New Notes”) depending on whether the relevant Noteholder is a New Money Participant:

(A)

Noteholders that are New Money Participants will be provided with new 9.500% First-Out First Lien Senior Secured Notes maturing on 1 January 2029 (the “First-Out Notes”) in equal face amount to their outstanding Notes provided that they have subscribed for their pro rata allocation of the New Money Offering based upon the aggregate principal amount of Notes held by such Noteholder in comparison to the total aggregate principal amount of Notes outstanding (the “Required Subscription Amount”);[4] or

[3]	This Factor is calculated on the basis of $US 32.5 million / US $150 million.
[4]

For example, a Noteholder who holds 4,000 Notes with an aggregate principal amount of US $100,000 owns 0.067% of the total aggregate principal amount of Notes outstanding and, therefore, has a Required Subscription Amount of US $21,666 (representing such Noteholder’s 0.067% pro rata portion of the US $32.5 million of First-Out Notes pursuant to the New Money Offering, rounded down to the nearest whole dollar).

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(B)

Noteholders that are not New Money Participants will be provided with new 7.500% Second-Out Second Lien Senior Secured Notes maturing on 30 June 2029 (the “Second-Out Notes”) in equal face amount to their outstanding Notes in the event that they have not subscribed for their Required Subscription Amount.

(ii)

Accordingly, the First-Out Notes will only be available to New Money Participants. All Noteholders who do not fund their pro rata portion of the New Money Offering shall receive Second-Out Notes in full satisfaction of their claim in relation to the Notes.

(iii)

Compared to the outstanding Notes, the New Notes will have later principal repayment dates in order to create a stable platform upon which the Group can target and exercise its Turnaround Plan. The maturity dates of the First-Out Notes and the Second-Out Notes differ, with the maturity of the First-Out Notes (1 January 2029) being six months earlier than the maturity of the Second-Out Notes (30 June 2029).

(iv)

The interest on the First-Out Notes and the Second-Out Notes will accrue on a cash pay per annum basis. The interest rates of the New Notes were negotiated at arm’s length between FGI and the Supporting Holders as part of the commercial discussions which culminated in the TSA. Whilst the Second-Out Notes incur a 0.5% per annum increase in coupon compared to the coupon under the Notes, this coupon is 2% per annum less than the coupon on the First-Out Notes. Notwithstanding this difference, the Company has concluded that: (i) the terms and conditions of the New Notes have been negotiated at arm’s length and on market terms (which is supported by the Market Testing conducted by Evercore) and the fact that the Group was unable to obtain more advantageous financing terms in the market pursuant to the Market Testing; and (ii) all Plan Creditors have been offered the opportunity to subscribe for their pro rata allocation of First-Out Notes by means of the New Money Offering regardless of whether they acceded to the TSA or otherwise vote in favour of the Restructuring Plan.

(v)

The New Notes will benefit from guarantees and security from certain Group Companies. The First-Out Notes shall be granted first lien security and the Second-Out Notes shall be granted second lien security, in each case, on the Notes Priority Collateral (as defined therein) and second lien security and third lien security, respectively, in respect of the ABL Priority Collateral (as defined therein). Otherwise, the New Notes will benefit from the same collateral as the New ABL Facility, subject to a prioritised security structure set out in a New York governed intercreditor agreement to be entered into between the lenders under the New ABL Facility and the respective collateral agent for the New Notes (the “ABL Intercreditor Agreement”).

(vi)

The ABL Intercreditor Agreement will be entered into to govern the enforcement of collateral and the waterfall for the distribution of enforcement proceeds among the different classes of creditors of, inter alia, FGI and the relevant members of the Group. Under the ABL Intercreditor Agreement, subject to the prioritised security structure, the New ABL Facility will rank first, the First-Out Notes will rank second and the Second-Out Notes will rank third as regards enforcement and guarantee proceeds in respect of the ABL Priority Collateral (as defined therein). Such security also improves the expected returns to the Plan Creditors in both the First-Out Notes and Second-Out Notes and facilitates a better return than would be available in the Relevant Alternative.

(b)	Warrants

(i)	FGI will issue 3 million Warrants (comprising the Public and Private Warrants, together the “Warrants”) to all Noteholders (including the Supporting Holders) through the Restructuring Plan.

(ii)	These Warrants will permit the holders to purchase shares of Common Stock or Pre-Funded Warrants on a pro rata basis (based on the amount of Notes exchanged into First-Out Notes

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or Second-Out Notes, irrespective of whether a Noteholder is a New Money Participant). The Warrants will have an exercise price of US $0.50 per share of Common Stock or US $0.49 per Pre-Funded Warrant, a term of thirty (30) days, and public company style anti-dilution protections.

(iii)	The Warrants will be issued on the Restructuring Effective Date and only issued if the Notes Restructuring is implemented (whether by means of the Restructuring Plan or the Exchange Transactions).

Additional payments to be made as identified under the TSA

27.10	The TSA also provides for the following:

(a)	Consent Premium:

(i)

Noteholders that consented to the Consent Solicitation by the Exchange Offer Expiration Time will receive a consent premium paid in New Notes equal in principal amount to such participating Noteholder’s pro rata share of US $1.0 million in face amount of New Notes, as determined based on the aggregate principal amount of all Notes held by Noteholders that participate in the Consent Solicitation.

(ii)	New Money Participants will receive their Consent Premium in the form of additional First-Out Notes. All other Noteholders will receive their Consent Premium in the form of Second-Out Notes.

(iii)	The Supporting Holders were obligated pursuant to the TSA to provide their consent to the Consent Solicitation and to exchange their Notes into First-Out Notes.

(iv)

The Consent Premium will be payable on the Restructuring Effective Date and will only be paid if the Notes Restructuring is implemented (whether by means of the Restructuring Plan or the Exchange Transactions).

(b)

Exit Fee: FGI will also pay an exit fee of 7.5% of the principal amount of the First-Out Notes due on any date of redemption, repayment, prepayment, acceleration, or maturity to all holders of First-Out Notes (the “Exit Fee”).

(c)

Fees, Costs and Expenses: FGI will pay the reasonable and documented fees, costs, and out of pocket expenses of the Supporting Holders’ legal advisers, incurred in connection with the negotiation and implementation of the Notes Restructuring in accordance with a separate fee reimbursement letter. FGI is required under the terms of the fee reimbursement letter to pay these fees, costs, and out of pocket expenses regardless of whether the Restructuring Plan is successfully implemented.

Licensors

27.11

The Group has three (3) key license contracts and has entered into an agreement with two (2) key licensors, pursuant to which those counterparties have agreed to waive certain events of default or termination provisions which may arise as a direct or indirect result of the Restructuring Plan. The Group has also received verbal confirmation from the remaining other key licensor that is intends to support the Notes Restructuring and enter into a similar waiver agreement.

SEC/Regulatory Consents

27.12

On 23 September 2025, FGI submitted an acceleration request to the SEC with respect to each Registration Statement, requesting that the effectiveness of each such Registration Statement be accelerated so that each Registration Statement become effective at 4:00 p.m. (New York City time) on 24 September 2025, or as soon as practicable thereafter.

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27.13	The Registration Statements were declared effective as of 4:00 p.m. (New York City time) on 25 September 2025 by the SEC.

28	Summary of the Restructuring Plan

28.1

The Restructuring Plan is a compromise and arrangement between the Company, the Plan Creditors (and each of their successors and assigns) and the Plan Parties (as defined therein) (other than the Undertaking Transaction Parties (as defined therein)). The Restructuring Plan is set out in Appendix 6 (Restructuring Plan) to the Explanatory Statement.

28.2	If approved, the Restructuring Plan will provide for, amongst other things:

(a)

a compromise and release of all Plan Claims of any Plan Creditor, including in respect of all liabilities under the Notes Indenture and any Plan Claims which may be held, at any time, by any the Company or FGI (or any other Group Company) in respect of the Notes, in each case, arising directly or indirectly out of, or resulting from, any Restructuring Step being taken in accordance with the terms of the Transaction Implementation Deed;

(b)	the issuance of the Plan Consideration in exchange for the compromise and release of the Plan Claims in accordance with the terms of the Transaction Implementation Deed; and

(c)

an authority for the Company, on and from the Plan Effective Date, to sign, execute, notarise, release and deliver (whether as a deed or otherwise)the Transaction Implementation Deed and each other Restructuring Documents to give effect to the above and the Restructuring Plan on behalf of each Plan Creditor (as its lawful agent and attorney).

29	Key conditions to the Restructuring Plan

29.1

In order for the Restructuring Plan to become effective, it must be approved by a number representing at least 75% in value of the Plan Creditors (by reference to the outstanding principal amount of Notes) who are present and voting (in person or by proxy) at the Plan Meeting.

29.2

Even if the Plan Creditors approve the Restructuring Plan by the requisite majority and the Restructuring Plan is sanctioned by the Court, the Restructuring Plan will only be implemented if and when each of the conditions are satisfied or waived, including (but not limited to) the following (the “Exchange Conditions”):

(a)	a certificated copy of the order of the Court sanctioning the Restructuring Plan is filed with the Registrar of Companies;

(b)	no defaults or events of defaults having occurred and/or be continuing under the New ABL Facility;

(c)	the provision to the Group of the New Money;

(d)	the issuance of the Warrants;

(e)

the Group obtaining consents from three (3) key, licensors to waive any defaults or events of default arising as a result of the Notes Restructuring (amongst other matters). As at 7 October 2025, the Group has obtained such consents from two (2) of these licensors and anticipates receiving the remaining outstanding consent;

(f)	the approval of the Consent Solicitation to effectuate the Governing Law Change.; and

(g)	the Restructuring Documents being in Agreed Form.

30	Implementation of the Restructuring Plan

30.1	Before the Restructuring Plan can become effective and binding on the Company and the Plan Creditors, the Court must sanction the Restructuring Plan at the Sanction Hearing.

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30.2	Pursuant to the Restructuring Plan, following:

(a)	the issuance by the Court of the Sanction Order; and

(b)	the delivery of the Sanction Order to the Registrar of Companies for registration,

the Restructuring Documents will become effective and legally binding on the Company and Plan Creditors in accordance with their terms and the right, title and interest of Plan Creditors to Plan Claims shall be subject to the compromises and arrangements set out in the Restructuring Documents.

30.3

On and from the Plan Effective Date, pursuant to clause 3 (Grant of Authority to Execute the Restructuring Documents) of the Restructuring Plan, each Plan Creditor will appoint the Company as its attorney and lawful agent and will authorise the Company to (among other things):

(i)

enter into, sign, execute, notarise, release and deliver, for and on behalf of such Plan Creditor, the Transaction Implementation Deed and each Restructuring Document to which that Plan Creditor is named as a part;

(ii)	agree on its behalf any amendments or additions to the Restructuring Documents to which such Plan Creditor is expressed to be a party which

(A)

are necessary or reasonably desirable to give effect to, or reflect the terms of, the Restructuring Plan, the TSA, the Transaction Implementation Deed, and/or the transactions to be entered into in order to effect the Notes Restructuring (having consulted with the Legal Advisers and obtained confirmation in writing from the Consenting Noteholders’ Legal Advisers, such confirmation is to be provided within three (3) Business Days of receipt by the Consenting Noteholders’ Legal Advisers. If the written confirmation has not been provided within such time, and provided that no objection to such action has been raised by the Consenting Noteholders or the Consenting Noteholders’ Legal Advisers, the confirmation shall be deemed to have been granted);

(B)	are necessary to correct any manifest error (that could reasonably be expected to be considered as such by all of the parties to that Restructuring Document);

(C)	are minor or technical in nature and which the Company (having consulted with the Legal Advisers) reasonably considers necessary or desirable for the implementation of the Notes Restructuring;

(D)	complete any missing information, lists of parties and/or signature blocks;

(E)

insert the calculation and completion of any commitments, participations, allotments or allocations to any Plan Creditor or any other party under the Transaction Implementation Deed and the Restructuring Documents in accordance with the terms of the Restructuring Plan; and/or

(F)

take into account any modification of, or addition to, the Restructuring Plan, the Transaction Implementation Deed, and/or the Restructuring Documents approved or imposed by the Court in accordance with clause 6 (Modifications of this Restructuring Plan) of the Restructuring Plan, in each case, provided that such amendments or insertions shall not be made if they could reasonably be expected to have a materially adverse effect on the rights or interests of a Plan Creditor, impose new or additional obligations on a Plan Creditor that are not already contained in the Restructuring Plan or any Restructuring Document (unless such Plan Creditor’s consent is obtained) or would be inconsistent in any material respect with the restructuring as described in this Explanatory Statement;

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(iii)	enforce any Deeds of Undertaking to ensure the prompt execution by the relevant parties of any actions or documents required to implement the Notes Restructuring;

(iv)	approve the Allocations Spreadsheet once agreed and delivered by the Information Agent in accordance with the terms of the Transaction Implementation Deed;

(v)

enter into, execute and deliver (whether as a deed or otherwise) for and on behalf of such Plan Creditor, any document, notice or instruction as may be necessary or desirable to give effect to the instruction under clause 3 (Grant of Authority to Execute the Restructuring Documents) of the Restructuring Plan;

(vi)

grant powers of attorney in order to execute any relevant documents, deeds or other agreements referred to in, ancillary to or contemplated by the Restructuring Plan, the Transaction Implementation Deed and/or the Restructuring Documents; and

(vii)	carry out related or ancillary actions that it considers to be reasonably necessary or desirable for the purposes of implementing the Restructuring Plan and the Notes Restructuring.

30.4

The Restructuring Plan will also impose a restriction on the ability of a Plan Creditor to commence certain proceedings. Pursuant to clause 9 (Stay of Prohibited Proceedings) of the Restructuring Plan, but subject to the exceptions in clause 9.4 (Stay of Prohibited Proceedings) of the Restructuring Plan, no Plan Creditor may commence any Prohibited Proceeding (as defined therein and being (broadly) any proceeding in respect of the Plan Claims or liabilities which are to be released pursuant to the Restructuring Plan and the Deed of Release).

30.5

At the Sanction Hearing, the Company may consent on behalf of the Plan Creditors to any modification of the Restructuring Plan, the Transaction Implementation Deed and the Restructuring Documents that the Court may think fit to approve or impose for the purpose of implementing and/or consummating the Restructuring Plan, provided that:

(a)	such amendment is consistent with the TSA;

(b)	no amendments may be made to clause 6 (Modification of the Restructuring Plan) of the Restructuring Plan; and

(c)

no amendment may be made if such amendment either: (a) has a material or, relative to the other Plan Creditors, disproportionate, adverse effect on the rights of a Plan Creditor; or (b) imposes any additional or new obligation on any Plan Creditor, unless each such affected Plan Creditor has provided its consent to such amendment or variation, save that nothing in the Restructuring Plan prevents the modification, amendment or waiver of any Restructuring Document in accordance with its terms.

30.6

In order to successfully implement the Restructuring Plan, participation is required from, among others, the Undertaking Parties, each of whom will execute and deliver, prior to the Sanction Hearing, a Deed of Undertaking in favour of the Court, the Company, FGI and the Plan Creditors (“Deed of Undertaking”) pursuant to which it will agree to the relevant Restructuring Plan and agree and undertake to the Court, the Company, FGI and the Plan Creditors, among other things:

(a)	upon the Restructuring Plan being sanctioned by the Court, to be bound by the Restructuring Plan;

(b)

on and from the Restructuring Effective Date, to promptly do or procure to be done all such acts and things necessary or desirable for the purpose of giving effect to the Restructuring Plan and/or implementing the Notes Restructuring; and

(c)	to promptly execute the Restructuring Documents (and related documents) to which it is party in accordance with the Restructuring Plan and the Transaction Implementation Deed.

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31	Transaction Implementation Deed

31.1	The Transaction Implementation Deed will govern the implementation of the Notes Restructuring. The Transaction Implementation Deed will be binding on, among others, the Company and all Plan Creditors.

31.2

The Agreed Form of the Transaction Implementation Deed is appended at Appendix 8 (Transaction Implementation Deed). Terms used in this section and not otherwise defined in Appendix 4 (Definitions) have the meaning given to them in the Transaction Implementation Deed.

31.3

The key elements of the Transaction Implementation Deed are summarised below. In case of any inconsistency between this summary and the Transaction Implementation Deed, the full form Transaction Implementation Deed shall prevail.

31.4

The Notes Restructuring is conditional on the satisfaction of the Restructuring Conditions Precedent (as defined in the Transaction Implementation Deed). Any Restructuring Conditions Precedent may only be waived with the requisite majority of creditor consents, or the consent of particular parties to the Transaction Implementation Deed, in accordance with the terms of clause 6.2 (Waiver of Restructuring Conditions Precedent) of the Transaction Implementation Deed.

31.5

As soon as reasonably practicable following the Plan Effective Date, the parties to the Transaction Implementation Deed will take the steps set out in clause 7 (Restructuring Steps) of the Transaction Implementation Deed in order to implement the Notes Restructuring.

31.6

A summary of the Restructuring Steps is set out below. Capitalised terms used in the table below but not otherwise defined in this Explanatory Statement shall have the meanings given to them in the Transaction Implementation Deed.

Step	Description
Restructuring Step 1: New Money Commitments are released in DTC	The Information Agent will confirm that they have received the aggregate amount of the Backstop Provider’s Funding Amounts into the Information Agent’s subscriptions account.

Restructuring Step 2: Notes are cancelled and Issuance of New Notes, Warrants and Common Stock

Immediately following Restructuring Step 1, and in consideration for the New Money, the following shall occur simultaneously:

a)  following confirmation from the Company that Restructuring Step 1 has occurred and in accordance with the terms of the Cancellation Order, the Notes Trustee irrevocably instructs the cancellation of the Notes in consideration for the distribution of the Plan Consideration following which no Group Party nor any relevant Administrative Party shall have any Liability to any Noteholder or their custodian (as applicable);

b)  FGI shall date and release the New Notes Indentures, which shall become effective in accordance with their terms and FGI shall deliver to the New Notes Trustee an Authentication Order with respect to each of the New Notes Indentures to facilitate the issuance of the New Notes (including any New Notes issued in respect of the Backstop Premium) in the amounts set out in the Allocation Schedule or in the amounts set forth in the Backstop Commitment Certificate to settle through DTC;

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Step	Description

c)  FGI will date and release the Warrant Agency Agreement, which shall become effective in accordance with its terms and FGI shall issue the Warrant Agent an instruction letter to facilitate the issuance of the Warrants in the amounts set out in the Allocation Schedule to settle through DTC or in book-entry form, in the case of the Consenting Noteholders, on the Warrant Agent’s books and records;

d)  FGI shall issue the Transfer Agent an instruction letter to facilitate the issuance of the Common Stock representing the New Stock Investment in the amounts set out in the Allocation Schedule to settle through DTC or in book-entry form, in the case of the Consenting Noteholders, on the Transfer Agent’s books and records;

e)  the New Notes Trustee shall settle the issuance of the New Notes (including any New Notes issued in respect of the Backstop Premium) in the amounts set out in the Allocation Schedule or in the amounts set forth in the Backstop Commitment Certificate to settle through DTC;

f)   the Warrant Agent shall issue the Warrants in the amounts set out in the Allocation Schedule and the Backstop Commitment Certificates, to be settled through DTC and, with respect to the Backstop Providers, on the books and records of the Warrant Agent;

g)  the Transfer Agent shall issue the Common Stock in the amounts set out in the Allocation Schedule and the Backstop Commitment Certificate, to be settled through DTC or in book-entry form, as applicable; and

h)  promptly following completion of the Restructuring Step at paragraphs (a) – (d) above, FGI will issue a public announcement of the same.

Restructuring Step 3: Executing the New Notes Collateral Agreements	Simultaneously with Restructuring Step 2, the Company shall date, deliver, and release the New Notes Collateral Agreements, which shall become effective in accordance with their terms.

Restructuring Step 4: ABL Intercreditor Agreement	Simultaneously with Restructuring Step 3, the Company shall date and release the ABL Intercreditor Agreement, which shall become effective in accordance with its terms.

Restructuring Step 5: Restructuring Effective Date Payments	FGI, or such other member of the Group as FGI notifies to the Advisers, shall pay the reasonable transaction costs, expenses and advisers’ fees set out in the Advisers’ Fee Schedule.

Restructuring Step 6: Release

Immediately following the completion of Restructuring Step 5, the Company shall date the Mutual Release Agreement.

Simultaneously with the execution of the Mutual Release Agreement, the Company shall date, deliver, and release the Deed of Release.

31.7

Upon completion of the final Restructuring Step, the Restructuring Effective Date will occur and be notified to relevant parties in accordance with the Transaction Implementation Deed. The Company will, among other matters, publish notice of the occurrence of the Restructuring Effective Date on the Plan Website.

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31.8	The Transaction Implementation Deed will terminate automatically upon the earliest to occur of the following events:

(a)	the Restructuring Effective Date does not occur by 30 December 2025; and

(b)

by written consent of the Company, FGI and the Supporting Holders if such parties (in their absolute discretion having taken appropriate professional advice) consider that there is no reasonable prospect of the Notes Restructuring being successfully implemented.

32	Deed of Release

In connection with the Restructuring Plan and the Notes Restructuring, the Company, the Plan Creditors and FGI, among others, will enter into the Deed of Release on the Restructuring Effective Date in accordance with the Transaction Implementation Deed. In the following table, capitalised words take their meaning from the Deed of Release contained at Appendix 13 (Deed of Release) that is being summarised, unless the context indicates otherwise or the word is defined in Appendix 4 (Definitions).

Deed of Release
Document Overview	The Deed of Release provides for certain releases of claims and liabilities as between the Released Parties in connection with the Restructuring Plan and the broader Notes Restructuring. The Deed of Release will become effective, and the releases within it operational, on and from, and subject to the occurrence of, the Restructuring Effective Date.

Key Term/Provision	Description

Parties	The Company, FGI, certain Group Companies and the Plan Creditors.

Released Parties

1.  The Company;

2.  FGI;

3.  The Group Companies (as defined therein)

4.  The Plan Creditors and their Affiliates;

5.  The Information Agent;

6.  Cantor Fitzgerald & Co.;

7.  The Notes Trustee;

8.  DTC;

9.  Cede & Co.;

10.  Weil;

11.  Ropes & Gray LLP;

12.  Evercore Group, LLC;

13.  Alvarez & Marsal North America, LLC;

14.  Slaughter and May;

15.  Cravath, Swaine & Moore LLP;

16.  Retail Advocate,

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Deed of Release

17.  Any of the directors, officers, members, representatives, partners, employees, agents, affiliated partnerships (and the partners and employees of such affiliated partnerships), affiliates, subsidiaries or holding companies (and the directors, officers, members, representatives, employees and agents of those affiliates, subsidiaries or holding companies) of those persons in 10 to 14 (both inclusive); and

18.  Any local or specialist counsel engaged by any of those persons in 10 to 14 (both inclusive) on their own behalf or on behalf of their client(s) or by the client(s) directly in connection with all or any matters concerning or related to the Group, the Restructuring Plan and the Notes Restructuring.

Releases

Each of the Parties (or in the case of a Plan Creditor, on behalf of any person to whom it has transferred its Plan Claim after the Record Date), without recourse, liability, representation or warranty, irrevocably, unconditionally, fully and absolutely, to the fullest extent permitted by law, waives, releases and discharges all liabilities of each Released Party and every claim that each Party (and, in the case of a Plan Creditor, on behalf of any person to whom it may have transferred its Plan Claim after the Record Date) may have against any Released Party arising out of or in connection with any act or omission by any Released Party occurring prior to the Restructuring Effective Date relating to the preparation, negotiation, sanction, execution or implementation of: (i) the TSA; (ii) the Restructuring Plan; (iii) the Restructuring Steps; (iv) the Restructuring Documents; and/or (v) the Notes Restructuring.

Each Party (other than the Notes Trustee) also irrevocably, unconditionally, and absolutely ratifies and confirms everything which each Released Party may lawfully do or cause to be done in accordance with the authority conferred by, or in connection with, the Restructuring Plan (including without limitation any Restructuring Documents).

Additionally, each of the Parties, irrevocably, unconditionally, fully and absolutely, to the fullest extent permitted by law, waives, releases and discharges:

a)  any rights, title and interest it has in the Plan Claims; and

b)  all liabilities of each Released Party and each and every claim which any Party may have against any Released Party, in each case, arising out of or in connection with:

i.    the Plan Claims (which, for the avoidance of doubt, includes effecting the release of any Plan Claims which may be held, at any time, by each of the Company Parties in respect of the Notes), in each case arising directly or indirectly out of, or resulting from, any Restructuring Step being taken in accordance with the terms of the Transaction Implementation Deed; and/or

ii.   the Liabilities in connection with the Notes Indenture.

41

Deed of Release

Limitations

The releases provided by the Parties are subject to certain limitations, including that the releases will not extend to any claims in respect of any:

a)  liability or claim (or any remedy in respect thereof) arising or resulting from fraud, wilful misconduct, wilful default or gross negligence by any Released Party;

b)  liability of a Party arising under the Restructuring Plan and/or any of the Restructuring Documents which may arise or accrue in relation to acts, omissions and/or circumstances occurring after the Restructuring Effective Date;

c)  claims by any Party in respect of the First-Out Notes Indenture and the Second-Out Notes Indenture;

d)  any Liabilities or any remedy in respect thereof with respect to outstanding fees, costs and/or expenses incurred by any party’s Advisers (if any) in accordance with their existing fee or engagement letters;

e)  (except as otherwise expressly set out in the Restructuring Documents) any rights of any Administrative Party, including (without limitation) any Claim or any remedy in respect thereof in respect of the fees and expenses of the Administrative Parties incurred in accordance with the existing fee letters, or in respect of the protections, immunities, rights, powers, authorities, indemnities and benefits of the Administrative Parties (or any of them);

f)   any rights of any Party arising under or in respect of any report or advice provided, or duty of care owed, by an Adviser to its client or any other Released Party on which such client or Released Party is expressly entitled to rely; and/or

g)  any Claims or rights of the Company or any Liabilities arising against any of its directors, officers, members, representatives, partners, employees and agents.

Covenant not to sue

Each Party unconditionally and irrevocably covenants with each other Party for the benefit of each of the Released Parties, to the extent permitted by law, not to commence, take or continue or support any person commencing, taking or continuing or instruct, direct or authorise any person to commence, take or continue any proceedings, against any Released Party in respect of any liability or claim of the relevant Released Parties which are purported to be released by the Deed of Release.

If a waiver, release or discharge given under the Restructuring Plan or the Deed of Release in favour of a Released Party is found by a Court to be unenforceable, each Party agrees nonetheless to not (and to not instruct, encourage or support any other person to) bring or join any proceedings against that Released Party relating to the intended subject matter of such waiver, release or discharge.

Governing law	English law.

Jurisdiction	The Courts of England and Wales have exclusive jurisdiction.

42

33	Consequences if the Restructuring Plan is not successful

33.1

Because the Minimum Tender Condition was not satisfied or waived by the Exchange Offer Expiration Time, the Notes Restructuring must now be implemented through the Restructuring Plan. Accordingly, the success of the Notes Restructuring and the future viability of the Group is contingent upon the approval of the Restructuring Plan by the requisite majority of Plan Creditors at the Plan Meeting and the sanction of the Restructuring Plan at the Sanction Hearing.

33.2

If the Restructuring Plan is not sanctioned by the Court at the Sanction Hearing and such order is not reversed, vacated or stayed within sixty (60) days of entry, the Supporting Holders (including the Backstop Providers) will be entitled to terminate the TSA and the forbearances contained in the TSA will fall away. Furthermore, continued funding under the New ABL Facility is inter-conditional upon sanction of the Restructuring Plan by the Court. If the Sanction Hearing does not occur on or before 12 December 2025 or if the Notes Restructuring is not implemented on or before 30 December 2025 and these milestones are not extended or waived, an event of default will occur under the New ABL Facility for failure to meet such milestones pursuant to Article VII (Events of Default). In the event that FGI is unable to negotiate a waiver, the occurrence of such an event of default will allow the lenders under the New ABL Facility to terminate the commitments thereunder, accelerate any outstanding obligations at that time and draw stop the New ABL Facility therefore materially impairing the Group’s access to necessary liquidity.

33.3

In those circumstances where an event of default for failure to meet a milestone is persisting under the New ABL Facility, the Group’s management consider it likely that the Supporting Holders would seek to terminate the TSA pursuant to Section 13 (Termination Events) thereof. If the TSA is terminated, the security granted in respect of the New ABL Facility would also become enforceable upon the occurrence of the event of default for failure to meet a milestone or to implement the Notes Restructuring. In this scenario, the lenders under the New ABL Facility may begin to take recovery action in respect of amounts owed to them or the directors of the Group Companies will likely conclude that such action is unavoidable and therefore proactively file for insolvency proceedings.

33.4

In such circumstances, the Group’s management consider it is very likely that the Group would lose the support of its consumer base, license partners, suppliers and other key stakeholders, which in turn would negatively impact the Group’s liquidity position and further damage its financial prospects.

33.5

Accordingly, as the Minimum Tender Condition was not satisfied or waived as of the Exchange Offer Expiration Time, the Company is required, pursuant to the TSA, to proceed with the Restructuring Plan. If the Restructuring Plan is not implemented, the Group will face immediate adverse consequences including, among others, the likely adverse impact of a “going concern” self-disclosure in the Group’s third quarter 2025 10-Q in the event the Notes Restructuring is not implemented before the accounts are issued on 13 November 2025 (as further described at paragraph 21.15 (Maturity of the New Notes) above), difficulty maintaining business, licensing, financing and operational relationships, and a reduced interest in the Group from investors, finance providers and potential purchasers. In such circumstances, the Group will need to pursue alternative near-term restructuring transactions, including potential asset sales delivered through commencement of voluntary cases under Chapter 11 of Title 11 of the United States Code, to address its capital structure and liquidity needs (the “Distressed Sale Scenario”). Given the timing available, it is unlikely that an alternative out-of-court implementation method for the Notes Restructuring that would leave the Group with a viable capital structure can be implemented. A Distressed Sale Scenario is likely to lead to a materially lower return to all Plan Creditors when compared to the expected return under the Restructuring Plan.

33.6

The Company therefore considers that if the Restructuring Plan is not approved, the Distressed Sale Scenario is the most likely alternative to the Restructuring Plan, and thus the “relevant alternative” for the purposes of Part 26A of the Companies Act (the “Relevant Alternative”).

43

33.7

The Relevant Alternative and Plan Benefits Report (appended to this Explanatory Statement at Appendix 7. (Relevant Alternative and Plan Benefits Report)) estimates that the returns to Plan Creditors in the Distressed Sale Scenario will be as set out in the table below. This would be less than the anticipated repayment in full under the First-Out Notes and Second-Out Notes under the Restructuring Plan.

	Estimated returns under the Relevant Alternative
	Claim (US $)	Low estimate	High Estimate
Notes	154 million[5]	40%	74%

Estimated Returns under the Restructuring Plan
		New Money Participant	Non-New Money Participant
Repayment at Maturity	Par + Exit Fee	107.5%	100.0%
Repayment at Maturity, plus Warrant	Par + Exit Fee + Warrants	111.7%	104.2%
Repayment at Maturity, plus Warrants and Coupons	Par + Exit Fee + Warrants + Coupons through to maturity	141.8%	128.0%

33.8

The price achievable for the business in Chapter 11 of Title 11 of the United States Code will depend upon the available funding and time and increases the risk that licensors may exercise termination rights. Accordingly, the Group’s management believes that the outcome in this scenario is likely to be at the lower end of the range. The directors of the Company agree with the estimate contained in the table above. However, the directors emphasise that the calculations above represent estimated restructuring values and have been prepared solely for purposes of the Restructuring Plan and filing with the Court. The calculations are not required by, or prepared in accordance with, generally accepted accounting principles in the United States and have not been reviewed or commented upon by the Group’s auditors, Deloitte & Touche LLP. There can be no assurance that the estimates will prove accurate.

33.9

The analysis is detailed in the Relevant Alternative and Plan Benefits Report (appended to this Explanatory Statement at Appendix 7. (Relevant Alternative and Plan Benefits Report)) and summarised in Part E (Relevant Alternative and Plan Benefits) of this Explanatory Statement.

34	Proposal of the Restructuring Plan

34.1	The directors of the Company have proposed the Restructuring Plan in order to implement the Notes Restructuring for the following reasons:

(a)

the benefit to the Company and to the rest of the Group of the implementation of the Notes Restructuring via the Restructuring Plan as described in further detail in the previous sections, which will in turn benefit the Plan Creditors, not least as they are expected to be no worse off with respect to their recoveries should the Restructuring Plan be sanctioned than they would be in the Relevant Alternative; and

(b)	the likely negative alternative outcomes for Plan Creditors if the Restructuring Plan is not approved and/or the Notes Restructuring is not completed.

[5]	US $154 million assumed to include accrued interest from November 2025 to completion of the Distressed Sale Scenario.

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PART C

SUMMARY OF THE TERMS OF CERTAIN KEY RESTRUCTURING DOCUMENTS

This Part C (Summary of the Terms of the Key Restructuring Documents) contains detailed summaries of the following key documents and arrangements required as part of the Notes Restructuring including:

1.	The First-Out Notes Indenture;

2.	The Second-Out Notes Indenture;

3.	The First-Out / Second-Out Intercreditor Agreement;

4.	The ABL Intercreditor Agreement;

5.	The Warrants; and

6.	The Mutual Release Agreement.

This section contains summaries of the key documents required as part of the Notes Restructuring based on its current terms but is not intended to summarise all of the documents or arrangements required as part of the Notes Restructuring.

Copies of the documents referred to above can be obtained from the Plan Website.

All other documents necessary to implement the Notes Restructuring will also be made available to Plan Creditors on request. Any Plan Creditor wishing to receive a copy of any document should check the Plan Website or email the Information Agent at registration@epiqglobal.com with “Fossil” referenced in the subject line. Plan Creditors are recommended to review these documents and, when they feel it is appropriate or necessary, to consult with their legal and tax advisers.

35	First-Out Notes Indenture

In the following table, capitalised words take their meaning from the First-Out Notes Indenture contained at Appendix 9 (First-Out Notes Indenture) that is being summarised, unless the context indicates otherwise or the word is defined in Appendix 4 (Definitions).

First-Out Notes Indenture
Document Overview	The New York law governed indenture to be entered into by FGI, the New Notes Trustee and the Guarantors pursuant to which the First-Out Notes will be issued. The First-Out Notes Indenture will become effective pursuant to the Transaction Implementation Deed on the Restructuring Effective Date.

Key Term/Provision	Description

Issuer:	FGI

Securities:

Up to US $185,125,000 aggregate principal amount (including the US $32.5 million of New Money, US $1.625 million in respect of the Backstop Premium and up to US $1.0 million Consent Premium) of 9.500% First-Out First Lien Secured Senior Notes due 2029.

One share of Common Stock for each US $34.06 of First-Out Notes purchased.

Interest Payment Dates:	Interest on the First-Out Notes will be paid quarterly, in arrears, on 15 March, 15 June, 15 September, and 15 December of each year, beginning on 15 March 2026.

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First-Out Notes Indenture

Interest:	Interest on the First-Out Notes will accrue from the Restructuring Effective Date at a rate of 9.500% per annum.

Maturity Date:	1 January 2029

Guarantees:

The Guarantors are: (i) Fossil Global Holdings, Inc.; (ii) Fossil Intermediate, Inc.; (iii) Fossil Canada, Inc.; (iv) Fossil Europe B.V.; (v) Swiss Technology Holding GmbH; (vi) Fossil Stores I, Inc.; (vii) Fossil Trust; (viii) Fossil Group Europe GmbH; (ix) Fossil Partners, L.P.; (x) Fossil (Europe) GmbH; (xi) Fossil (UK) Holdings Limited; and (xii) Fossil (UK) Limited.

The Guarantors will jointly and severally and unconditionally guarantee, on a senior basis, FGI’s obligations under the First-Out Notes and all obligations under the First-Out Notes Indenture to the maximum extent permitted by, but subject in all respects to, applicable law (including limitations as to capital maintenance, financial assistance, corporate benefit, exclusion of matters which might be deemed contra legem, director and officer fiduciary and other similar legal duties) and subject in all respects to customary enforcement limitation language and materiality considerations to be set forth in the First-Out Notes Indenture, the First-Out/Second-Out Intercreditor Agreement, the ABL Intercreditor Agreement and any other applicable intercreditor agreement (the “Guaranty and Security Principles”).

Not all of FGI’s subsidiaries will guarantee the First-Out Notes. In addition, not all of FGI’s future subsidiaries are required to guarantee the First-Out Notes. All of FGI’s subsidiaries shall be “restricted subsidiaries” and subject to the covenants, and FGI shall not be permitted to create or otherwise permit any “unrestricted” subsidiaries.

Security:	The First-Out Notes will be secured, to the maximum extent permitted by law, by first-priority liens on the Notes Priority Collateral (as defined in the ABL Intercreditor Agreement) and second-priority liens on the ABL Priority Collateral (as defined in the ABL Intercreditor Agreement), in each case, subject to Permitted Liens (as defined in the ABL Intercreditor Agreement), certain perfection requirements and the Guaranty and Security Principles, and which shall constitute substantially all of the assets of FGI and the Guarantors (with the exception of Excluded Property (as defined in the First-Out Notes Indenture)).

Ranking:

The First-Out Notes and related guarantees will be senior secured obligations of FGI and the Guarantors and will:

•

rank equally in right of payment with any existing and future senior indebtedness of FGI and the Guarantors;

•

be effectively senior to: (i) all unsecured indebtedness and any future junior lien priority indebtedness of FGI and the Guarantors to the extent of the value of the Collateral (after giving effect to any Permitted Liens); and (ii) indebtedness under the New ABL Facility with respect to the value of Notes Priority Collateral;

•

be effectively equal to FGI’s and the Guarantors’ obligations under any pari passu secured indebtedness;

•

be effectively junior to the indebtedness under the New ABL Facility with respect to the value of the ABL Priority Collateral;

46

First-Out Notes Indenture

•

be senior in right of payment to any future subordinated obligations of FGI and the Guarantors, including the Second-Out Notes and the Notes, subject to the ABL Intercreditor Agreement and the First-Out/Second-Out Intercreditor Agreement, as applicable; and

•

be structurally subordinated to all liabilities of any Non-Guarantor Subsidiary (as defined in the First-Out Notes Indenture).

Assuming all Noteholders participate in the New Money Offering in full as New Money Participants, and the use of proceeds therefrom FGI and the Guarantors would have US $185.1 million in total indebtedness outstanding, consisting of the First-Out Notes.

Optional Redemption:	FGI may, at its option, redeem some or all of the First-Out Notes at any time at a redemption price equal to 107.500% of the principal amount of the First-Out Notes being redeemed, plus accrued and unpaid interest, if any, on the First-Out Notes being redeemed to, but not including, the applicable redemption date.

Certain Other Covenants:

The First-Out Notes Indenture restricts FGI’s ability and the ability of FGI’s subsidiaries to:

•

incur, assume or guarantee additional debt, or issue disqualified stock or preferred stock;

•

pay dividends, make other distributions or repurchase equity;

•

make certain investments and other restricted payments;

•

enter into transactions with affiliates;

•

create, incur, assume or suffer to exist liens;

•

sell or otherwise dispose of certain assets to third parties;

•

consolidate, merge or sell all or substantially all of their assets; and

•

create restrictions on the ability of certain subsidiaries to pay dividends and make other payments to FGI or the guarantors.

These covenants are subject to a number of significant limitations and exceptions.

Use of Proceeds:	FGI intends to use the net cash proceeds that it receives in the New Money Offering to repay borrowings under the New ABL Facility and, to the extent of any excess, for working capital and general business purposes. FGI used currently outstanding borrowings under the New ABL Facility: (i) to repay outstanding indebtedness under its previous secured asset-based revolving credit agreement, being the JPM ABL Facility; (ii) to satisfy certain professional fee obligations associated with restructuring its indebtedness; and (iii) for ordinary course and general operating expenses.

Denomination:	Minimum denominations of US $1.00 and integral multiples of US $1.00 in excess thereof.

Trustee:	Wilmington Trust, National Association

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36	Second-Out Notes Indenture

In the following table, capitalised words take their meaning from the Second-Out Notes Indenture contained at Appendix 10 (Second-Out Notes Indenture) that is being summarised, unless the context indicates otherwise or the word is defined in Appendix 4 (Definitions).

Second-Out Notes Indenture
Document Overview	The New York law governed indenture to be entered into by FGI, the New Notes Trustee and the Guarantors pursuant to which the Second-Out Notes will be issued. The Second-Out Notes Indenture will become effective pursuant to the Transaction Implementation Deed on the Restructuring Effective Date.

Key Term/Provision	Description

Issuer:	FGI

Securities:	Up to US $58,457,360 aggregate principal amount (including up to US $1.0 million Consent Premium) of 7.500% Second-Out Second Lien Secured Senior Notes due 2029, less any First-Out Notes issued in exchange for Notes pursuant to the Restructuring Plan.

Interest Payment Dates:	Interest on the Second-Out Notes will be paid quarterly, in arrears, on 15 March, 15 June, 15 September, and 15 December of each year, beginning on 15 March 2026.

Interest:	Interest on the Second-Out Notes will accrue from the Restructuring Effective Date at a rate of 7.500% per annum.

Maturity Date:	30 June 2029

Guarantees:

The Guarantors are: (i) Fossil Global Holdings, Inc.; (ii) Fossil Intermediate, Inc.; (iii) Fossil Canada, Inc.; (iv) Fossil Europe B.V.; (v) Swiss Technology Holding GmbH; (vi) Fossil Stores I, Inc.; (vii) Fossil Trust; (viii) Fossil Group Europe GmbH; (ix) Fossil Partners, L.P.; (x) Fossil (Europe) GmbH; (xi) Fossil (UK) Holdings Limited; and (xii) Fossil (UK) Limited.

The Guarantors will jointly and severally and unconditionally guarantee, on a senior basis, FGI’s obligations under the Second-Out Notes and all obligations under the Second-Out Notes Indenture to the maximum extent permitted by, but subject in all respects to, applicable law (including limitations as to capital maintenance, financial assistance, corporate benefit, exclusion of matters which might be deemed contra legem, director and officer fiduciary and other similar legal duties) and subject in all respects to customary enforcement limitation language and materiality considerations to be set forth in the Second-Out Notes Indenture, the First-Out/Second-Out Intercreditor Agreement, the ABL Intercreditor Agreement and any other applicable intercreditor agreement (the “Second-Out Guaranty and Security Principles”).

Not all of FGI’s subsidiaries will guarantee the Second-Out Notes. In addition, not all of FGI’s future subsidiaries are required to guarantee the Second-Out Notes. All of FGI’s subsidiaries shall be “restricted subsidiaries” and subject to the covenants, and FGI shall not be permitted to create or otherwise permit any “unrestricted” subsidiaries.

48

Second-Out Notes Indenture

Security:	The Second-Out Notes will be secured, to the maximum extent permitted by law, by second-priority liens on the Notes Priority Collateral and third-priority liens on the ABL Priority Collateral, in each case, subject to Permitted Liens, certain perfection requirements and the Second-Out Guaranty and Security Principles, and which shall constitute substantially all of the assets of FGI and the Guarantors (with the exception of Excluded Property).

Ranking:

The Second-Out Notes and related guarantees will be senior secured obligations of FGI and the Guarantors and will:

•

rank equally in right of payment with any existing and future senior indebtedness of FGI and the Guarantors other than the First-Out Notes;

•

be effectively senior to: (i) all unsecured indebtedness and any future junior lien priority indebtedness of FGI and the Guarantors (other than any junior lien priority indebtedness that ranks pari passu with the Second-Out Notes) to the extent of the value of the Collateral (after giving effect to any Permitted Liens); and (ii) indebtedness under the New ABL Facility with respect to the value of Notes Priority Collateral;

•

be effectively equal to FGI’s and the Guarantors’ obligations under any pari passu secured indebtedness;

•

be effectively junior to the indebtedness under the New ABL Facility with respect to the value of the ABL Priority Collateral;

•

be senior in right of payment to any future subordinated obligations of FGI and the Guarantors, including the Notes;

•

be junior to the First-Out Notes, subject to the First-Out/Second-Out Intercreditor Agreement; and

•

be structurally subordinated to all liabilities of any non-Guarantor subsidiary of FGI.

Assuming all Noteholders participate in full in the New Money Offering as New Money Participants, and the use of proceeds therefrom, FGI and the Guarantors would have US $185.1 million in total indebtedness outstanding, consisting of the First-Out Notes.

Optional Redemption:	FGI may, at its option, redeem some or all of the Second-Out Notes at any time at a redemption price equal to 100.000% of the principal amount of the Second-Out Notes being redeemed, plus accrued and unpaid interest, if any, on the Second-Out Notes being redeemed to, but not including, the applicable redemption date.

Certain Other Covenants:

The Second-Out Notes Indenture restricts FGI’s ability and the ability of FGI’s subsidiaries to:

•

incur, assume or guarantee additional debt, or issue disqualified stock or preferred stock;

•

pay dividends, make other distributions or repurchase equity;

•

make certain investments and other restricted payments;

49

Second-Out Notes Indenture

•

enter into transactions with affiliates;

•

create, incur, assume or suffer to exist liens;

•

sell or otherwise dispose of certain assets to third parties;

•

consolidate, merge or sell all or substantially all of their assets; and

•

create restrictions on the ability of certain subsidiaries to pay dividends and make other payments to FGI or the guarantors.

These covenants are subject to a number of significant limitations and exceptions.

Use of Proceeds:	FGI will not receive any cash proceeds from the issuance of Second-Out Notes.

Denomination:	Minimum denominations of US $1.00 and integral multiples of US $1.00 in excess thereof.

Trustee:	Wilmington Trust, National Association

37	First-Out/Second-Out Intercreditor Agreement

In the following table, capitalised words take their meaning from the First-Out/Second-Out Intercreditor Agreement contained at Appendix 11 (First-Out/Second-Out Intercreditor Agreement) that is being summarised, unless the context indicates otherwise or the word is defined in Appendix 4 (Definitions).

First-Out/Second-Out Intercreditor Agreement

Document Overview

The First-Out/Second-Out Intercreditor Agreement will become effective pursuant to the Transaction Implementation Deed on the Restructuring Effective Date.

The First-Out/Second-Out Intercreditor Agreement governs the liabilities related to the First-Out Notes and the Second-Out Notes.

Key Term/Provision	Description

Parties

Fossil Group, Inc. as the Issuer

Fossil Canada Inc., Fossil (Europe) GmbH, Fossil Global Holdings, Inc., Fossil Intermediate, Inc., Fossil Partners, L.P., Fossil Stores I, Inc., Fossil Trust, Fossil (UK) Limited, Fossil (UK) Holdings Limited, Fossil Europe B.V., Swiss Technology Holding GmbH and Fossil Group Europe GmbH as the Grantors

Wilmington Trust, National Association as the Senior Representative for the Senior Notes Secured Parties and as Senior Trustee

Wilmington Trust, National Association as the Initial Junior Priority Representative and as the Junior Trustee

Instructing Group

Required Noteholders can instruct the Designated Senior Representative.

Junior Priority Majority Representatives representing at least a majority of the then aggregate principal amount of Junior Priority Debt Obligations can instruct the Designated Junior Priority Representative.

50

First-Out/Second-Out Intercreditor Agreement

Subordination

Any Lien on the Shared Collateral securing or purporting to secure any Senior Obligations shall have priority over and be senior in all respects and prior to any Lien on the Shared Collateral securing or purporting to secure any Junior Priority Debt Obligations and any Lien on the Shared Collateral securing or purporting to secure any Junior Priority Debt Obligations shall be junior and subordinate in all respects to all Liens on the Shared Collateral securing or purporting to secure any Senior Obligations.

All Junior Priority Debt Obligations are subordinated and junior in right of payment to all Senior Obligations, such that the Senior Secured Parties shall be entitled to receive payment in full in cash of the amounts constituting the Senior Obligations before any Junior Priority Debt Party is entitled to receive any payment or other distribution on account of the Junior Priority Debt Obligations.

No Grantor may make, and no Junior Priority Debt Party may receive, any payment of principal, interest or any other amount with respect to the Junior Priority Debt Obligations other than as permitted pursuant to the terms of the First-Out/Second-Out Intercreditor Agreement, and no Junior Priority Debt Party shall exercise any right of set-off or recoupment with respect to any Junior Priority Debt Obligations, until the Discharge of Senior Obligations.

Until the Discharge of Senior Obligations, if any payment of principal, interest or any other amount with respect to the Junior Priority Debt Obligations is made, then such payment or distribution shall be held by the Junior Priority Debt Party in trust for the benefit of, and shall be promptly paid over or delivered to, the Designated Senior Representative for the benefit of Senior Secured Parties for application to the Senior Obligations.

Enforcement

Until the Discharge of Senior Obligations, the Designated Senior Representative (in the case of the Senior Agent, acting at the direction of the Required Noteholders) shall have the exclusive right to exercise any right or remedy with respect to the Shared Collateral.

So long as the Discharge of Senior Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Issuer or any other Grantor, the Junior Priority Representative nor any Junior Priority Debt Party will exercise any remedies against the Issuer or any other Grantor or interfere with any exercise of remedies by the Senior Representative or any Senior Secured Party.

Following the Discharge of Senior Obligations, the Designated Junior Priority Representative who may be instructed by the Junior Priority Majority Representatives shall have the exclusive right to exercise any right or remedy with respect to the Collateral.

Insolvency Event

“Insolvency or Liquidation Proceeding” is defined to mean

(1) any case or proceeding commenced by or against the Issuer or any other Grantor under any Bankruptcy Law, any other proceeding for the reorganisation, recapitalisation or adjustment or marshalling of the assets or liabilities of the Issuer or any other Grantor, any receivership or assignment for the benefit of creditors relating to the Issuer or any other Grantor or any similar case or

51

First-Out/Second-Out Intercreditor Agreement

proceeding relative to the Issuer or any other Grantor or its creditors, as such, in each case whether or not voluntary;

(2) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Issuer or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency;

(3) any other proceeding of any type or nature in which substantially all claims of creditors of the Issuer or any other Grantor are determined and any payment or distribution is or may be made on account of such claims; or

(4) any proceeding seeking the appointment of any trustee, receiver, liquidator, custodian or other insolvency official with similar powers with respect to any Grantor or any of its assets.

Application of Proceeds

After an Event of Default (as defined therein) under any Senior Debt Document has occurred and until such Event of Default is cured or waived, so long as the Discharge of Senior Obligations has not occurred, any Shared Collateral or Proceeds received in connection with the sale or other disposition of, or collection on, such Shared Collateral upon the exercise of remedies or in any Insolvency or Liquidation Proceeding shall be applied by the Designated Senior Representative to the Senior Obligations in such order as specified in the relevant Senior Debt Documents until the Discharge of Senior Obligations has occurred. Upon the Discharge of Senior Obligations, each applicable Senior Representative shall deliver promptly to the Designated Junior Priority Representative any Shared Collateral or Proceeds to be applied by the Designated Junior Priority Representative to the Junior Priority Debt Obligations in such order as specified in the relevant Junior Priority Debt Documents.

Unless and until the Discharge of Senior Obligations has occurred and regardless of whether an Insolvency or Liquidation Proceeding has been commenced, any Shared Collateral or Proceeds received by any Junior Priority Representative or Junior Priority Debt Party shall be segregated and held in trust for the benefit of and forthwith paid over to the Designated Senior Representative for the benefit of the Senior Secured Parties.

Amendments and Waivers	The First-Out/Second-Out Intercreditor Agreement may be amended in writing signed by each Representative and the Grantors.

Governing Law	New York law.

Jurisdiction	Courts of the State of New York.

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38	ABL Intercreditor Agreement

In the following table, capitalised words take their meaning from the ABL Intercreditor Agreement contained at Appendix 12 (ABL Intercreditor Agreement) that is being summarised, unless the context indicates otherwise or the word is defined in Appendix 4 (Definitions).

ABL Intercreditor Agreement
Document Overview

The ABL Intercreditor Agreement will become effective pursuant to the Transaction Implementation Deed on the Restructuring Effective Date.

The ABL Intercreditor Agreement governs the liabilities related to the New ABL Facility, the First-Out Notes and the Second-Out Notes.

Key Term/Provision	Description

Parties

ACF FINCO I LP as ABL Agent

Wilmington Trust, National Association as First-Out Notes Collateral Agent

Wilmington Trust, National Association as Second-Out Notes Collateral Agent

Fossil Group, Inc., Fossil Canada Inc., Fossil (Europe) GmbH, Fossil Global Holdings, Inc., Fossil Intermediate, Inc., Fossil Partners, L.P., Fossil Stores I, Inc., Fossil Trust, Fossil (UK) Limited, Fossil (UK) Holdings Limited, Fossil Europe B.V., Fossil Group Europe GmbH and Swiss Technology Holding GmbH as the ABL Credit Parties and the Notes Credit Parties

Instructing Group	The Notes Collateral Agent shall act on behalf of the Notes Claimholders. The ABL Agent shall act on behalf of the ABL Secured Parties.

Subordination

Any Lien on the Collateral granted to the ABL Secured Parties or the Notes Claimholders shall have the following priority:

(1) any Lien in respect of the ABL Priority Collateral securing the Notes Obligations shall be junior and subordinate to all Liens granted to the ABL Agent or any ABL Secured Party in such ABL Priority Collateral to secure the ABL Obligations;

(2) any Lien in respect of the ABL Priority Collateral securing the ABL Obligations shall be senior and prior to all Liens granted to any Notes Collateral Agent or Notes Claimholder in such ABL Priority Collateral to secure the Notes Obligations;

(3) any Lien in respect of the Notes Priority Collateral securing the ABL Obligations shall be junior and subordinate to all Liens granted to any Notes Collateral Agent or Notes Claimholder in such Notes Priority Collateral to secure the Notes Obligations;

(4) any Lien in respect of the Notes Priority Collateral securing the Notes Obligations shall be senior and priority to all Liens granted to the ABL Agent or any ABL Secured Party in such Notes Priority Collateral to secure the ABL Obligations; and

(5) as between the UK ABL Floating Charges and the UK Notes Floating Charges, the UK ABL Floating Charges shall be deemed to be the prior floating charges for the purposes of paragraph 15 of Schedule B1 to the IAUK.

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ABL Intercreditor Agreement

Enforcement

Until the Discharge of ABL Obligations, whether or not an Insolvency Proceeding has been commenced by or against or in respect of any Credit Party, each Notes Collateral Agent agrees that the ABL Agent and the ABL Secured Parties shall have exclusive rights to enforce, exercise remedies and, in connection therewith, make determinations regarding the release, disposition, or restriction with respect to the ABL Priority Collateral without any consultation with or the consent of any Notes Collateral Agent or any Notes Claimholder.

Until the Discharge of Notes Obligations, whether or not an Insolvency Proceeding has been commenced by or against or in respect of any Credit Party, the ABL Agent agrees that the Controlling Notes Collateral Agent shall have exclusive rights to enforce, exercise remedies and, in connection therewith, make determinations regarding the release, disposition, or restriction with respect to the Notes Priority Collateral without any consultation with or the consent of the ABL Agent or any ABL Secured Party.

Insolvency Event

“Insolvency Proceeding” is defined to mean:

(1) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganisation, arrangement, insolvency, liquidation, receivership, dissolution, administration, winding-up or relief of debtors;

(2) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors or other similar arrangement in respect of a Person’s creditors generally or any substantial portion of a Person’s creditors;

(3) any case, action or proceeding pursuant to which a Court Appointed Official has been appointed with respect to any Credit Party or any of its assets, in each case covered by clauses (a), (b) and (c), undertaken under any Debtor Relief Laws; or

(4) any liquidation, dissolution, reorganisation, administration or winding up of any Credit Party, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy.

Application of Proceeds

In connection with any Exercise of Secured Creditor Remedies with respect to the ABL Priority Collateral (among other events), ABL Priority Collateral, ABL Priority Proceeds and all other Proceeds thereof shall be applied:

(1) first, to the payment of costs and expenses of the ABL Agent in connection with such Exercise of Secured Creditor Remedies and in accordance with the ABL Documents;

(2) second, to the payment in full or discharge of the ABL Obligations in accordance with the ABL Documents until the Discharge of ABL Obligations shall have occurred;

(3) third, to the payment in full of the Notes Obligations in accordance with the Notes Documents until the Discharge of Notes Obligations shall have occurred; and

(4) fourth, the balance, if any, to the Credit Parties or as a court of competent jurisdiction may direct.

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ABL Intercreditor Agreement

In connection with any Exercise of Secured Creditor Remedies with respect to the ABL Priority Collateral (among other events), Notes Priority Collateral and all other Proceeds thereof shall be applied:

(1) first, to the payment of costs and expenses of each Notes Collateral Agent in connection with such Exercise of Secured Creditor Remedies and in accordance with the Notes Documents;

(2) second, to the payment in full or discharge of the Notes Obligations in accordance with the Notes Documents until the Discharge of Notes Obligations shall have occurred;

(3) third, to the payment in full of the ABL Obligations in accordance with the ABL Documents until the Discharge of ABL Obligations shall have occurred; and

(4) fourth, the balance, if any, to the Credit Parties or as a court of competent jurisdiction may direct.

Amendments and Waivers	The ABL Intercreditor Agreement may be amended in writing signed by the Controlling Notes Collateral Agent and the ABL Agent, and, in the case of any amendment or waiver that would be materially adverse to a Credit Party, the Company, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Governing Law	New York law.

Jurisdiction	New York State and Federal courts

39	Warrants

39.1

Pursuant to the TSA, the Supporting Holders shall receive Private Warrants to purchase Common Stock or Pre-Funded Private Warrants in the Private Exchange. All other Noteholders shall receive Public Warrants to purchase Common Stock or Pre-Funded Public Warrants in the Exchange Offer. The Private Warrants and Public Warrants have substantially the same terms.

39.2

Pursuant to a warrant agency agreement dated on or around the Restructuring Effective Date (the “Warrant Agreement”) by FGI and Computershare Inc. and its affiliate, Computershare Trust Company, N.A., together as warrant agent (the “Warrant Agent”), the Public Warrants will be issued in book-entry form and shall initially be represented only by one or more global warrants deposited with the Warrant Agent on behalf of DTC and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

39.3

The Warrants will be exercisable at any time after their original issuance on the Restructuring Effective Date and prior to 10:00 p.m. (London time) / 5:00 p.m. (New York City time), on the date that is thirty (30) days after the Restructuring Effective Date. The Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to the Warrant Agent a duly executed exercise notice and by payment of the applicable exercise price in full in immediately available funds of the applicable aggregate exercise price for the number of shares of Common Stock or Pre-Funded Warrants purchased upon such exercise. No fractional shares of Common Stock will be issued upon the exercise of the Warrants or the Pre-Funded Warrants. As to any fraction of a share which a holder would otherwise be entitled to purchase upon such exercise, FGI will, at its election, either pay a cash adjustment in respect of

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such final fraction in an amount equal to such fraction multiplied by the exercise price of the Warrant, or the exercise price minus the Pre-Funded Warrant Exercise Price, as applicable, or round up to the next whole share or Pre-Funded Warrant, as applicable.

39.4	Each Warrant is exercisable for one share of Common Stock or one Pre-Funded Warrant.

39.5

The exercise price per whole share of Common Stock purchasable upon the exercise of a Warrant is US $0.50 per share (the “Common Stock Exercise Price”). The exercise price per whole Pre-Funded Warrant purchasable upon the exercise of a Warrant is US $0.49 per Pre-Funded Warrant (the “Pre-Funded Warrant Exercise Price”). The Common Stock Exercise Price and Pre-Funded Warrant Exercise Price are subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting shares of Common Stock and also upon any distributions of assets, including cash, stock or other property to all of FGI’s shareholders.

39.6

A holder will not have the right to exercise any portion of its Warrants if the holder (together with its affiliates) would beneficially own in excess of 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise (the “Beneficial Ownership Limitation”), as such holder’s pro rata portion of ownership is determined in accordance with the terms of the Warrants.

39.7

However, any holder may increase or decrease the Beneficial Ownership Limitation upon at least sixty-one (61) days’ prior notice from such holder to FGI, provided that in no event will the Beneficial Ownership Limitation exceed 19.99%.

39.8	FGI does not plan on applying to list the Warrants on NASDAQ or any other national securities exchange or other nationally recognized trading system.

39.9

Subject to applicable laws, the Warrants may be offered for sale, sold, transferred or assigned without FGI’s consent. In the event of a fundamental transaction, as described in the Warrants and generally including FGI’s merger or consolidation with and into another person, the sale, transfer, conveyance or other disposition of all or substantially all of FGI’s assets, the completion of a purchase offer, tender offer or exchange offer for shares of Common Stock that is accepted by the holders of 50% or more of the outstanding shares of Common Stock, a reclassification, reorganisation or recapitalisation of the Common Stock, or the consummation by FGI of a stock or share purchase agreement or other business combination (including, without limitation, a reorganisation, recapitalisation, spin-off, merger or scheme of arrangement) with another person or group of persons whereby such other person or group acquires 50% or more of the outstanding shares of Common Stock, the holders of the Warrants will be entitled to receive, at the option of the holder upon subsequent exercise of the Warrants, the number of shares of common stock of the successor or acquiring corporation (or of FGI, if it is the surviving corporation), and any additional consideration receivable as a result of such fundamental transaction by a holder of the number of shares of Common Stock for which the Warrant is exercisable immediately prior to such fundamental transaction.

39.10

Warrant holders will not have the rights or privileges of a holder of shares of Common Stock with respect to the shares of Common Stock underlying such Warrants, including any voting rights, until the holder exercises such Warrants to purchase shares of Common Stock.

40	Mutual Release Agreement

In accordance with the TSA, the Company, the Supporting Holders, FGI, and certain subsidiaries of FGI party to the TSA, will enter into the Mutual Release Agreement on the Restructuring Effective Date. In the following table, capitalised words take their meaning from the Mutual Release Agreement contained at Appendix 14

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(Mutual Release Agreement) that is being summarised, unless the context indicates otherwise or the word is defined in Appendix 4 (Definitions).

Mutual Release Agreement

Document Overview	The Mutual Release Agreement provides for certain releases of claims and liabilities as between the Released Parties (as defined below) in connection with the Notes Restructuring and entry into the Definitive Documents. The Mutual Release Agreement will become effective, and the releases within it operational, on and from, and subject to the occurrence of, the Restructuring Effective Date.

Key Term/Provision	Description

Parties	The Company, FGI, certain, certain subsidiaries of FGI party to the TSA, and the Supporting Holders.

Released Parties

1.  The Company;

2.  FGI;

3.  The other Company Parties (as defined therein);

4.  The Supporting Holders; and

5.  With respect to each of the foregoing, any predecessors, affiliates, successors and assigns, subsidiaries, affiliates, managed accounts or funds, present and former shareholders, direct and indirect owners, and all of their respective current and former officers, directors, principals, members, partners, general partners, employees, agents, financial advisers, attorneys, accountants, investment bankers, consultants, representatives, managed companies, fund advisers and other professionals (each a “Related Party”).

Releasing Parties	1. The Company; 2. FGI; 3. The other Company Parties (as defined therein); and 4. The Supporting Holders.

Releases	Each Releasing Party (in each case, on behalf of itself, its predecessors, and its successors, assigns, legal representatives, and any party acting on behalf of or through such party), absolutely, unconditionally and irrevocably releases, remises, and forever discharges each Released Party and each of its Related Parties of any demands, actions, right to payment (whether or not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured), causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defences, recoupment, rights of setoff, demands, and liabilities whatsoever of every name and nature, known or unknown, contingent or mature, suspected or unsuspected, both at law and in equity, and whether or not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured which the applicable Releasing Party may now or hereafter own, hold, have or claim to have against the applicable Released Parties on account of, or in relation to, or in any way in connection with: the Company Parties, the Notes, the Restructuring Transactions (as defined in the TSA), actions taken to consummate the Restructuring Transactions or any of the transactions contemplated thereunder or related thereto, and entry into the Definitive Documents (the “Releases”).

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Mutual Release Agreement

Limitations	The Releases shall not be construed to (i) prohibit any party to the Mutual Release Agreement, the TSA, or any of the Definitive Documents from seeking to enforce the terms thereof, or (ii) release the Released Parties from any (1) claims or causes of action for actual fraud, wilful misconduct or gross negligence as determined by a final order of a court of competent jurisdiction where such order is not subject to appeal, (2) claims that arise solely from or relate to acts or omissions occurring after the Restructuring Effective Date, or (3) obligations under, or waive any right to enforce, the terms of the TSA or the Definitive Documents.

Covenant not to sue	Each Releasing Party agrees and covenants not to assert or prosecute, or assist, or otherwise aid any other person in the assertion or prosecution of, any Released Claims against any of the Released Parties; provided, however, that nothing contained in the Mutual Release Agreement shall prevent any Releasing Party from providing information that is requested or required pursuant to law, rule, regulation, court order, or other similar process (including, without limitation, by oral questions interrogatories, requests for information or documents in legal or regulatory proceedings, subpoena, civil investigative demand, or other similar process). In addition, each Releasing Party covenants that it will pay all reasonable and documented attorneys’ fees and out of pocket expenses incurred by any Released Party as a result of enforcing the Mutual Release Agreement against such Releasing Party.

Governing law	The law of the State of New York.

Jurisdiction	The Courts of the State of New York in and for the County of New York, the Courts of the United States for the Southern District of New York, and Appellate Courts from any thereof.

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PART D

CERTAIN LEGAL ASPECTS OF THE RESTRUCTURING PLAN

41	Part 26A Restructuring Plan Overview

41.1

The arrangements in respect of the Plan Creditors are proposed to be effected by way of a restructuring plan in respect of liabilities owed by the Company to Plan Creditors under the laws of England and Wales.

41.2

A restructuring plan is a formal procedure under Part 26A of the Companies Act proposed by a company which has encountered, or is likely to encounter, financial difficulties that are affecting, or will or may affect, its ability to carry on business as a going concern. A restructuring plan enables a company to agree a compromise or an arrangement with its creditors and/or members or any class of its creditors and/or its members in respect of its debts or obligations owed to those creditors and/or members. As explained in further detail in paragraph 43 (Plan Class) below, the Company is proposing a single call Restructuring Plan. Accordingly this will require, where there is only one meeting for creditors, the following to occur in order to become legally binding:

(a)	the approval by at least 75% in value of the creditors present and voting (in person or by proxy) at the single meeting convened to consider the restructuring plan;

(b)	the approval of the Court by an order sanctioning the restructuring plan; and

(c)

the delivery of a copy of the order sanctioning the restructuring plan to the Registrar of Companies (or, in respect of an overseas company not required to register particulars at the Registrar of Companies, when a copy of that order has been published in The Gazette).

41.3

If a restructuring plan is approved by the relevant creditors and/or members of the plan company, sanctioned by the Court and the order sanctioning the restructuring plan is delivered/published as above, the restructuring plan will bind all the creditors and/or members subject to including those creditors and/or members who voted in favour of it and those creditors and/or members who voted against it or did not vote at all and, in each case, their successors and assigns.

41.4

A restructuring plan cannot be sanctioned by the Court unless the Court is satisfied that, among other things, the relevant provisions of Part 26A of the Companies Act have been complied with, the restructuring plan is in all circumstances fair and reasonable and the classes of creditors and/or members voting in respect of the restructuring plan have been properly constituted.

42	Identity of the Plan Creditors

42.1

The creditors bound by the terms of the Restructuring Plan, if it becomes effective, are referred to in the Restructuring Plan as Plan Creditors. You will be a Plan Creditor if you are a Noteholder. The Plan Creditors are as identified in the section titled ‘Are you a Plan Creditor?’ (starting at page 7) of this Explanatory Statement.

42.2

If the Restructuring Plan becomes effective, each Plan Creditors’ Plan Consideration will be determined based on its Plan Claims as at the Record Date. The Company shall not be under any obligation to recognise any assignment or transfer of Plan Claims after the Record Date for the purpose of voting on the Restructuring Plan or calculating any entitlement by reference to the Record Date, provided that, where the Company has received from the relevant parties written notice of such assignment or transfer, the Chairperson may in its absolute discretion, and subject to such evidence as it may reasonably require, agree to recognise such assignment or transfer, subject to the assignee or transferee agreeing to be bound by the terms of the Restructuring Plan and to be treated as having been a Plan Creditor for the purposes of the Restructuring Plan.

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42.3

The actions required of the Plan Creditors in connection with the Restructuring Plan are set out in detail in Appendix 2 (Instructions and guidance for Plan Creditors) to this Explanatory Statement, to which all Plan Creditors should refer.

43	Plan Class

43.1

Under the terms of the Practice Statement, it is the responsibility of the Company to formulate the class or classes of creditors for the purpose of convening meetings to consider and, if thought fit, approve the Restructuring Plan. For the reasons set out fully in the Practice Statement Letter in Section 14 (Proposed Class Constitution of Plan Creditors), the Company has concluded that it is appropriate that the Plan Creditors vote in a single class meeting, such that there should be one (1) Plan Meeting.

43.2

Generally speaking, if the legal rights (not their commercial or any other interests) of the creditors affected by the Restructuring Plan are so dissimilar or would be affected so differently by the Restructuring Plan as to make it impossible for them to consult together with a view to their common interest, they must be divided into separate classes and a separate meeting must be held for each class of creditor. Conflicting interests are matters that may properly be taken into account at the sanction stage, but do not go to class composition. It is also necessary to consider whether the legal rights of those who are to be affected by the Restructuring Plan proposed are such that the Restructuring Plan can be seen as a single arrangement; or ought the Restructuring Plan to be regarded, on a true analysis, as a number of linked arrangements. The final decision on the appropriate composition of any meeting convened to consider the Restructuring Plan will be a matter for the Court at the Convening Hearing.

43.3

In making its decision, the Directors considered: (i) the existing and prospective rights of the Plan Creditors against the Company in the absence of the Restructuring Plan; (ii) the rights of the Plan Creditors under the Restructuring Plan; (iii) how the Plan Creditors’ rights are proposed to be compromised by the Restructuring Plan; and (iv) the likely recoveries of the Plan Creditors in the Relevant Alternative (as further explained in paragraphs 33.5 and 33.6 (Consequences if the Restructuring Plan is not successful) in Part B (Summary of the Notes Restructuring)).

43.4

As at 8 October 2025, Weil, Gotshal & Manges LLP was made aware by the Information Agent that one Plan Creditor is dissatisfied with the terms of the Exchange Offer and may exercise his right to object at Court in relation to the Restructuring Plan.

43.5

We note that going forward, if a Plan Creditor has an issue which it considers should be raised with the Court, they should in the first instance contact the Retail Advocate or the Information Agent (as appropriate) and Weil, Gotshal & Manges LLP, as legal advisers to the Company using the contact details set out at paragraph 49 (Questions and contact details). Please also refer to paragraph 16 (Plan Creditor Issues) of the Practice Statement Letter.

44	Plan Meeting

44.1

Before the Restructuring Plan can become effective and binding on the Company and the Plan Creditors, among other things, the Restructuring Plan must be passed by the requisite majority at the Plan Meeting.

44.2

The Court has granted the Company permission to convene the Plan Meeting to be held at the offices of Weil, Gotshal & Manges LLP, 110 Fetter Lane, London EC4A 1AY United Kingdom and by way of video conference, at 2:00 p.m. (London time) / 9:00 a.m. (New York City time) on Thursday, 6 November 2025. Formal notices of the Plan Meeting are set out in Appendix 3 (Form of Notice of Plan Meeting) to this Explanatory Statement.

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44.3

Any person with a Plan Claim as at the Record Date (being Monday, 27 October 2025) will be entitled to attend and vote at the Plan Meeting in person or by proxy, subject to compliance with the instructions for voting contained in Appendix 2 (Instructions and guidance for Plan Creditors), which includes, if you are not a Record Date Tendered Creditor, validly completing a Plan Creditor Letter and submitting the same to the Information Agent in a scanned PDF (including with the DTC Participant Certification) with all accompanying documentation via email to registration@epiqglobal.com (with the subject line to include “Fossil”) or via the Plan Website (https://dm.epiq11.com/fossil) by no later than 10:00 p.m. (London time) / 5:00 p.m. (New York City time) on Monday, 3 November 2025 (being the Voting Instructions Deadline).

44.4

Plan Creditors should be aware that they have previously been afforded an opportunity to raise any issues in relation to the constitution of the Plan Meeting at the Convening Hearing, as stated in the Practice Statement Letter dated 23 September 2025, sent to the Plan Creditors pursuant to the Practice Statement. If Plan Creditors have not already raised any such issues, the Court will expect any Plan Creditors doing so at the Sanction Hearing to show good reason why such issues were not raised at the Convening Hearing.

44.5	Plan Creditors should refer to the detailed instructions in relation to voting at the Plan Meeting in Appendix 2 (Instructions and guidance for Plan Creditors) to this Explanatory Statement.

45	Summary of Key Plan Steps

45.1	Pursuant to the Restructuring Plan, following:

(a)	approval of a number representing at least 75% in value of the Plan Creditors who vote (either in person or by way of video conference, or by proxy) at the Plan Meeting;

(b)	the granting by the Court of the Sanction Order;

(c)	the delivery of a copy of the Sanction Order to the Registrar of Companies;

(d)	each Deed of Undertaking in respect of the Undertaking Parties being executed; and

(e)	the Transaction Implementation Deed being executed by all parties to it,

the Plan Effective Date will occur and the compromise and arrangement effected by the Restructuring Plan shall become effective and legally binding on the Company and the Plan Creditors in accordance with its terms on and from the Plan Effective Date.

45.2

The key steps to the Notes Restructuring that will occur pursuant to the Transaction Implementation Deed once it becomes effective are summarised in paragraph 31 (Transaction Implementation Deed) above.

46	Effectiveness of the Restructuring Plan

46.1	Before the Restructuring Plan can become effective and binding on the Company and the Plan Creditors, the Court must sanction the Restructuring Plan at the Sanction Hearing.

46.2

The Sanction Hearing will take place after the Plan Meeting. The Company expects that the Sanction Hearing will take place on or around Monday, 10 November 2025 at the Court. The exact time and date of the Sanction Hearing will be announced at the Plan Meeting to the extent then known or otherwise notified to the Plan Creditors (including via the Plan Website). A notice regarding the date and time of the Sanction Hearing will be circulated once the hearing has been scheduled.

46.3

Any person with a Plan Claim as at the Record Date (being Monday, 27 October 2025) is entitled to appear at the Sanction Hearing in person or through counsel to support or oppose the sanction of the Restructuring Plan.

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46.4

The Company may, at any hearing of the Court to sanction the Restructuring Plan, propose and consent, on behalf of the Plan Creditors, to any modification of, or addition to, the Restructuring Plan and/or each Restructuring Document and the Court may sanction the Restructuring Plan subject to any such modification or addition as it thinks fit, provided it is in accordance with the TSA.

47	Jurisdiction and Recognition

47.1

The Company considers that the Court has jurisdiction under Part 26A of the Companies Act, in relation to the Company, and that the Court should exercise such jurisdiction, on the basis that the following requirements of Part 26A of the Companies Act are met:

(a)

Company is liable to be wound up: The Company is incorporated under the laws of England and Wales and is liable to be wound up under the Insolvency Act 1986 and is therefore a “company” within the meaning of section 895(2) of the Companies Act.

(b)

Financial difficulties: To invoke the Court’s jurisdiction, it must be shown that the applicant company has encountered or is likely to encounter financial difficulties that would satisfy this requirement and that the purpose of the compromise or arrangement is to eliminate, reduce or prevent, or mitigate the effect of, any of the financial difficulties. The Company has encountered significant financial difficulties, as described in Part A (Background to and Reasons for the Restructuring Plan), which are affecting its (and the Group’s) ability to carry on business as a going concern. The purpose of the Restructuring Plan is to eliminate, reduce, prevent or mitigate the effect of those financial difficulties.

(c)

Compromise or arrangement: It is necessary for the proposals under the Restructuring Plan to be a “compromise” or “arrangement” between the Company and the Plan Creditors or any class of them. The Restructuring Plan contains the requisite elements of “give and take” in respect of each class of Plan Creditors to constitute an “arrangement” for these purposes.

(d)

Purpose: As explained in paragraph 24.5 (Purpose) of Part B (Summary of the Notes Restructuring), the purpose of the Restructuring Plan is to eliminate, reduce or mitigate the effect of the Company’s financial distress.

The Company therefore considers that the Court has jurisdiction to hear the Company’s proposal for the arrangement and compromise set out under the Restructuring Plan with the Plan Creditors.

47.2

Additionally, the United States of America represents one of the most significant jurisdictions in terms of the Group’s assets and revenues and accordingly the Company intends to file a petition for recognition of the Restructuring Plan under Chapter 15 of Title 11 of the United States Code (the “U.S. Bankruptcy Code”), which provides for the recognition of foreign proceedings in the United States of America via entry of an order by the applicable U.S. Bankruptcy Court (the “U.S. Bankruptcy Court”) granting recognition of the Restructuring Plan (the “U.S. Chapter 15 Recognition Order”).

47.3	Having sought independent expert advice, the directors of the Company consider:

(a)	it likely that the Restructuring Plan and the compromises it effects will be recognised in the United States of America pursuant to a U.S. Chapter 15 Recognition Order;

(b)	the Governing Law Change will be effective; and

(c)	absent a U.S. Chapter 15 Recognition Order, the Restructuring Plan will still be effective in the United States of America.

47.4	Consequently, the Company considers that if the Court sanctions the Restructuring Plan, it will serve a substantial purpose.

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48	Additional information relating to the Restructuring Plan

Material Interests of the directors of the Company

48.2	The current directors of the Company are:

Name	Position
Sharon Lynn Dean	Director
Randy Jon Greben	Director
Patrick Lamar Turner	Director

48.3	Save as disclosed in paragraph 48.4 (Material Interests of the directors of the Company) below:

(a)	none of the directors of the Company has any material interest (whether as a director, member, creditor or otherwise) in the Company;

(b)	none of the directors of the Company has any material interest (whether as a director, member, creditor or otherwise) in the Restructuring Plan; and

(c)	the effect of the Restructuring Plan on interests of the Company’s directors will not be different from the effect on like interests of other persons.

48.4	The Company’s directors:

(a)	have the benefit of existing directors’ and officers’ liability insurance; and

(b)	are paid a salary by Fossil Partners, L.P. payable in any event and not dependent on or linked to the Restructuring Plan.

48.5	As at 7 October 2025: [6]

(a)	Sharon Dean holds approximately 0.03% of FGI’s common stock plus uninvested restricted stock units and uninvested performance stock units in FGI;

(b)	Randy Greben holds approximately 0.28% of FGI’s common stock plus uninvested grants in FGI; and

(c)	Patrick Turner holds approximately 0.0147% of FGI’s common stock plus uninvested restricted stock units and uninvested performance stock units in FGI.

48.6	All of the Directors are participants in FGI’s management incentive programme.

48.7

None of the directors of the Company has or has had any interest in any transaction which is or was unusual in its nature or conditions or significant to the business which was effected by the Group during the current or immediately preceding financial year, or which was effected during an earlier financial year and remains in any respect outstanding or unperformed.

Material interests of Trustees

48.8

The Notes Trustee, DTC, Cede & Co. have a material interest in the Restructuring Plan through their interests in the Notes as further described in the ‘Are you a Plan Creditor?’ section (starting at page 7) of this Explanatory Statement.

48.9	On the Restructuring Effective Date, the Notes Trustee, DTC, Cede & Co. will benefit from the releases granted by the Plan Creditors described in paragraph 32 (Deed of Release) above.

[6]	Shareholdings are calculated based on the total number of shares of the FGI’s common stock outstanding as of 5 August 2025 at 53,785,369 as stated in FGI’s 10-Q for Q2 2025.

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Litigation and Investigations

48.10	The Group is currently not involved in any litigation, disputes or investigation matters that it considers material.

49	Questions and contact details

49.1	The Restructuring Documents can be found on, and downloaded by Plan Creditors from, the Plan Website at https://dm.epiq11.com/fossil.

49.2

Plan Creditors will require login details to access the Plan Website. For any questions regarding access to the Plan Website or if you encounter any technical difficulties, please contact the Information Agent using the details below:

Epiq	Corporate Restructuring, LLC, as information agent of the Company
Telephone:	+ 1 646-362-6336
Email:	registration@epiqglobal.com – Please reference “Fossil” in the subject line

49.3	Plan Creditors who wish to ask any questions in advance of the Plan Meeting or the Sanction Hearing are encouraged to contact the Information Agent using the details above.

49.4	If you have any questions in relation to this Explanatory Statement or the Restructuring Plan generally, please contact the Company’s legal advisers using the details below:

Weil,	Gotshal & Manges LLP
110	Fetter Lane
London	EC4A 1AY
United	Kingdom
Attention:	Andrew Wilkinson, Gemma Sage
By	e-mail: fossil.restructuringplan@weil.com

49.5	Additionally, Plan Creditors will have the opportunity at the Plan Meeting to raise any questions or issues they may have in relation to the Restructuring Plan.

49.6

As noted above, if a Retail Holder has any questions or objections regarding the Restructuring Plan or the Notes Restructuring, they are encouraged to contact the Retail Advocate, without charge, by emailing jy@fgadvocate.com.

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PART E

RELEVANT ALTERNATIVE AND PLAN BENEFITS

50	Overview

50.1

If the Restructuring Plan is not approved by the requisite majority of Plan Creditors or is not sanctioned at the Sanction Hearing, or if any other inter-conditional requirements or conditions to the New ABL Facility are not satisfied (or, where applicable, waived), an event of default will occur under the New ABL Facility.

50.2	If the Restructuring Plan is not implemented, the Company:

(a)	expects that the Supporting Holders will terminate the TSA and the forbearances and waivers contained in the TSA will fall way. Accordingly, the New Money will not be available to the Group.

(b)

continued funding under the New ABL Facility may not be available as it is conditional upon sanction of the Restructuring Plan by the Court. If the Sanction Hearing does not occur on or before 12 December 2025 or if the Notes Restructuring is not implemented on or before 30 December 2025 (and these milestones in the New ABL Facility are not extended or waived), an event of default will occur under the New ABL Facility. The occurrence of such an event of default will allow the lenders under the New ABL Facility to terminate the commitments thereunder, accelerate any outstanding obligations at that time and draw stop the New ABL Facility, therefore materially impairing the Group’s access to vital liquidity. Management have therefore forecast three potential scenarios for the ABL Facility if the Restructuring Plan is not sanctioned.

(i)

Plan is not sanctioned and ABL requires immediate repayment: assumes that the lenders under the New ABL Facility require immediate repayment of the New ABL Facility, which will result in the Group becoming insolvent. Given the asset base and the reserves that has already been put in place to protect against the risk the Restructuring Plan is not sanctioned, the Group’s management consider this scenario to be unlikely. Ankura agree.

(ii)

Plan is not sanctioned and ABL Frozen: assumes that the lenders under the New ABL Facility exercise their contractual right to freeze the New ABL Facility whilst retaining the US $15 million reserve. No further funds are drawn, and the borrowing goes into run-off.

(iii)

Plan is not sanctioned and ABL available: assumes that the US $15 million reserve under the New ABL Facility is maintained. Additionally, default interest and fees would begin to accrue, reducing available liquidity by approximately US $0.7 million due to incremental fees and interest costs but a small level of additional borrowing would be available.

(c)

Ankura’s view is the most likely scenario in the event that the Restructuring Plan is not sanctions is described at paragraph 1.1(b)(ii) above. In this scenario, the amended forecast shows that there is a runway of approximately eight (8) to twelve (12) weeks from the date at which the Restructuring Plan is not sanctioned in order to execute an alternative strategy before liquidity is forecast to drop below the minimum cash balance and not recovering.

50.3

The Company therefore considers that if the Restructuring Plan is not approved and the wider Notes Restructuring is not implemented, the Distressed Sale Scenario is the Relevant Alternative (as also outlined at paragraph 33.6 (Consequences if the Restructuring Plan is not successful) above).

50.4	The Company engaged Ankura:

(a)

to undertake an analysis of the estimated returns to Plan Creditors in the Relevant Alternative (the “Relevant Alternative Analysis”) (full details of which are contained in the Relevant Alternative and Plan Benefits Report at Appendix 7. (Relevant Alternative and Plan Benefits Report)); and

(b)	to undertake a comparison analysis of the estimated returns to Plan Creditors in the Relevant Alternative compared with the value of the Plan Consideration in the Restructuring Plan.

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50.5

The Company is able to rely on the work carried out by Ankura. The information in this Part E (Relevant Alternative and Plan Benefits) and in Appendix 7. (Relevant Alternative and Plan Benefits Report) is being provided to Plan Creditors for information purposes only on a non-reliance basis. Plan Creditors should consider their own due diligence and seek independent advice.

50.6	As set out below, if the Restructuring Plan is implemented, each Plan Creditor’s potential recoveries under the Restructuring Plan would be better than its recovery in the Relevant Alternative.

51	Relevant Alternative Analysis

51.1

The Relevant Alternative and Plan Benefits Report estimates that the returns to Plan Creditors in the Distressed Sale Scenario will be as set out in the table below. This would be less than the anticipated repayment in full under the First-Out Notes and Second-Out Notes under the Restructuring Plan.

Estimated Returns to Plan Creditors Distressed Sale Scenario
	Claim (US $)		Recovery%
Notes	154 million	[8]	40% - 73%

51.2

The price achievable for the business in Chapter 11 of Title 11 of the United States Code will depend upon the available funding and time and increases the risk that licensors may exercise termination rights. Accordingly, the Group’s management believes that the outcome in this scenario is likely to be at the lower end of the range. The Directors of the Company agree with the estimate contained in the table above. However, the Directors emphasise that the calculations above represent estimated restructuring values and have been prepared solely for purposes of the Restructuring Plan and filing with the Court. The calculations are not required by, or prepared in accordance with, generally accepted accounting principles in the United States and have not been reviewed or commented upon by the Group’s auditors, Deloitte & Touche LLP. There can be no assurance that the estimates will prove accurate.

52	Plan Benefits Analysis

52.1

The Relevant Alternative and Plan Benefits Report quantifies the Plan Benefits and assesses how the Plan Benefits are allocated among creditors under the Restructuring Plan. It assesses the returns offered to the First-Out Notes and the Second-Out Notes by identifying: (i) the benefits that are available to all (the “Universal Benefits”); and (ii) those that are unique to individual categories (the “Additional Benefits”).

52.2

The Relevant Alternative and Plan Benefits Report compares the Plan Benefits attributed to the First-Out Notes and the Second-Out Notes on an implied internal rate of return (“IRR”) basis from issuance to maturity. The Relevant Alternative and Plan Benefits Report establishes that the Universal Benefit provided to the First-Out Notes and Second-Out Notes totals US $53.30 million in aggregate. The Additional Benefit provided to the First-Out Notes for the provision of US $32.50 million of New Money totals US $19.86 million in aggregate. Accordingly, the differential treatment between the First-Out and the Second-Out is an aggregated IRR of 5.13%, or US $19.86 million, in favour of the First-Out Notes, plus the benefit of the first-lien status attributable to the First-Out Notes.

[8]	US $154 million assumed to include accrued interest from November 2025 to completion of the Distressed Sale Scenario.

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53	Estimated Returns under the Restructuring Plan

53.1

The Company has calculated the value of the Plan Consideration in the Notes Restructuring assuming the Restructuring Plan is successful. Returns to Plan Creditors under the Restructuring Plan are set out below.

Estimated Returns under the Restructuring Plan
		New Money Participant	Non-New Money Participant	Backstop Provider
Repayment at Maturity	Par + Exit Fee	107.5%	100.0%	107.6%
Repayment at Maturity, plus Warrants	Par + Exit Fee + Warrants	110.9%	104.2%	111.0%
Repayment at Maturity, plus Warrants and Coupons	Par + Warrants + Exit Fees + Coupons through maturity	140.7%	131.4%	141.3%
Repayment at Maturity, plus Warrants, Coupons and Common Stock	Par + Exit Fee + Warrants + Coupons through to maturity + Common Stock	142.0%	131.4%	142.5%
Repayment at Maturity, plus Warrants, Coupons, Common Stock and Backstop Premium	Par + Exit Fee + Warrants + Coupons through to maturity + Common Stock + Backstop Premium	142.0%	131.4%	144.0%

53.2	Plan Creditors are also directed to refer to the worked example prepared for Creditor A set out in paragraph Error! Reference source not found. (Plan Creditor Returns – Worked Example) above.

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PART F

RISK FACTORS

Before taking any action related to the Restructuring Plan, each Plan Creditor should carefully consider, among other factors, the risks identified herein in this Part F (Risk Factors), the risks identified under “Risk Factors” in the Prospectus and the risks identified under “Risk Factors” in FGI’s Annual Report on Form 10-K filed with the SEC on 12 March 2025. Additional risks not presently known or that the Group currently deem immaterial could also materially and adversely affect its financial condition, results of operations, business and prospects. The risk factors described below are those that the Group believes are potentially significant, but this should not be regarded as a comprehensive statement of all potential risks and uncertainties relating to the Notes Restructuring or the Restructuring Plan.

Additional risks and uncertainties not presently known to the Group, or that the Group currently considers to be immaterial, may also have an adverse effect on the Notes Restructuring, the Restructuring Plan, the Company and/or the Group, and no assurance can be given that all material risks relating to the Group are set out below.

This Explanatory Statement also contains forward-looking statements that include risks and uncertainties. Actual results may differ from those anticipated in these forward-looking statements as a result of various factors, including the risks described below and elsewhere in this Explanatory Statement.

Each Plan Creditor should consult their own financial and legal advisers as to the risks related to the Restructuring Plan in light of your particular circumstances.

54	Risks related to the Restructuring Plan

Even if the Plan Creditors approve the Restructuring Plan at the Plan Meeting, the Restructuring Plan may be objected to and may not be completed.

54.1

If the Restructuring Plan is approved at the Plan Meeting, it is possible for a person with an interest in the Restructuring Plan (whether a Plan Creditor or otherwise) to lodge objections to the Restructuring Plan with the Court, and, if such objections have been lodged, to attend or be represented at the Sanction Hearing to make representations that the Restructuring Plan should not be approved and/or to appeal against the granting of the Sanction Order. Therefore, there can be no assurance that objections will not be made at or before the Sanction Hearing, or that an appeal will not be made against the grant of the Sanction Order and that any such objections or appeal will not delay or possibly prevent the Notes Restructuring.

If the conditions precedent to the Restructuring Plan being fully effective and implemented (i.e. the Exchange Conditions) are not satisfied or waived, the Restructuring Plan may not be completed.

54.2

Implementation of the Restructuring Plan cannot be commenced unless the Exchange Conditions are satisfied or waived in accordance with the terms of the Restructuring Plan and/or the other Restructuring Documents required to implement the restructuring of the Notes, as applicable. There is also a risk that the relevant parties to the Restructuring Documents may disagree as to when a condition precedent has been satisfied or waived (or will refuse to waive a condition precedent), meaning that the implementation of the Restructuring Plan cannot be finalised. The Company anticipates that most of the Exchange Conditions will be satisfied on or around the Plan Effective Date or will be satisfied by actions to take place on the Plan Effective Date.

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The Restructuring Plan does not guarantee the viability of the business.

54.3

While it is anticipated that the Restructuring Plan and the Notes Restructuring will help to ensure the continued viability of the business of FGI and its subsidiaries (including the Company) and facilitate FGI and its subsidiaries achieving the Turnaround Plan, there may be other factors which have an impact on their financial performance, business, affairs and continued progress.

54.4

The successful implementation of the Restructuring Plan and the restructuring of the Notes cannot therefore be taken as an indication or guarantee of the continued viability of the business of FGI and its subsidiaries.

Certain of FGI’s material contracts and licences may contain termination clauses which could be triggered by the Restructuring Plan.

54.5

FGI may be party to certain material contracts and licences that contain termination provisions which may be triggered by the Restructuring Plan. Certain of these material contracts and licences might also be terminable as a result of insolvency-related events. There can be no assurance that FGI has identified all contracts and licences material to its business with termination clauses that may be triggered by the Restructuring Plan or insolvency-related events. If FGI triggers such a termination clause in any of its material contracts or licences (or in a number of contracts or licences that, when looked at together, are material to its business) and a consent or waiver is not obtained from the relevant counterparty, such counterparty may terminate or threaten to terminate the contract or licences, which could have a material adverse effect on FGI’s business, operating results, financial condition or prospects.

The Restructuring Plan may not be recognised or enforced in the United States.

54.6

It is contemplated that FGI will seek recognition of the Restructuring Plan under Chapter 15, Title 11 of the U.S. Bankruptcy Code. However, there is a possibility that the U.S. Bankruptcy Court will not recognise the Restructuring Plan under Chapter 15, Title 11 of the U.S. Bankruptcy Code. Notwithstanding the view expressed in the foreign expert opinion obtained by the Company from Judge James Peck, if the U.S. Bankruptcy Court declines to issue the U.S. Chapter 15 Recognition Order, the Restructuring Plan may not be recognised or be enforceable against a Noteholder in the United States. In these circumstances, the Plan Creditors would not be prevented from trying to enforce their rights in the applicable courts, as they otherwise would be if the U.S. Chapter 15 Recognition Order were granted.

Plan Creditors are responsible for complying with the procedures set out in this Explanatory Statement.

54.7

Plan Creditors are solely responsible for complying with all of the procedures of the Restructuring Plan, including, but not limited to, submitting the Plan Creditor Letter in accordance with the instructions and information provided to Plan Creditors in this Explanatory Statement. The Plan Creditor Letter sets out the process in relation to certain aspects of the Restructuring Plan, such as Restructuring Plan voting. Further details on voting at the Plan Meeting are set out in Appendix 2 (Instructions and guidance for Plan Creditors) and Appendix 3 (Form of Notice of Plan Meeting) to this Explanatory Statement.

55	Risks related to the Notes Restructuring

The completion of the Notes Restructuring may not occur or may be delayed significantly, terminated or challenged by the Group’s creditors.

55.1

The consummation of the Notes Restructuring is conditional upon the satisfaction and waiver of certain conditions applicable to the Restructuring Plan. In addition, subject to the TSA and applicable laws, FGI and the Company have the right to terminate or withdraw the Notes Restructuring upon the occurrence of certain events, including if any condition to the Notes Restructuring is not satisfied or waived at or prior to the Restructuring Effective Date. Further, pursuant to the TSA, the governing bodies of the Group

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Companies who are parties thereto may, after consulting with counsel, terminate the Notes Restructuring if they determine that proceeding with it would be inconsistent with their fiduciary duties if there is an alternative, more advantageous option available.

55.2

The Group has negotiated the terms of the Notes Restructuring with the Supporting Holders who collectively represent ownership of approximately 62% of the aggregate principal amount of the outstanding Notes eligible to vote on the Restructuring Plan as of 7 October 2025. Pursuant to the terms of the TSA, such Supporting Holders have agreed to separately exchange all of their respective Notes for First-Out Notes and certain of these Supporting Holders have committed to purchase an additional amount of First-Out Notes equal to the amount of First-Out Notes unpurchased by other Noteholders (that is not including the Supporting Holders) as part of the Restructuring Plan.

55.3

Even if the Notes Restructuring is completed, it may not be completed on the schedule described in this Explanatory Statement. Accordingly, Noteholders participating in the Notes Restructuring may have to wait longer than expected to receive their New Notes and the Group’s 10-Q accounts may therefore contain a going concern statement that in turn has a material adverse effect on the Group’s business, financial condition and results of operations.

55.4

Additionally, certain of the Group’s creditors may attempt to challenge the progress or consummation of the Notes Restructuring, which may result in the delay or termination of the Notes Restructuring. These creditors could commence litigation or other legal actions that may enjoin, impede, delay or result in the termination of the Notes Restructuring or require the Group to pay damages in the event of an adverse judicial decision. While the Group intends to oppose any such litigation or other efforts that may materialise, it cannot assure Plan Creditors or Noteholders of its success.

55.5	Any significant delay, or failure, to complete the Notes Restructuring could have a material adverse effect on the Group’s business, results of operations and financial condition.

Uncertainty about the Notes Restructuring may adversely affect the Group’s relationships with its customers, licensors, suppliers and employees, which could negatively affect the Group’s business, whether or not the Notes Restructuring is completed.

55.6

The announcement of the Notes Restructuring may cause uncertainties in the Group’s relationships with its customers, licensors and suppliers, which could impair its ability to maintain or expand its business. Furthermore, uncertainties about the Notes Restructuring may cause current and prospective employees to experience uncertainty about their future with the Group. These uncertainties may impair the Group’s ability to retain, recruit or motivate key employees, which could adversely affect its business. Further, the Group’s current or potential business partners may decide to delay, defer or cancel entering into new business arrangements with the Group pending consummation of the Notes Restructuring. The occurrence of these events individually or in combination could materially and adversely affect the Group’s business, financial condition and results of operations.

Even if a Noteholder chooses not to vote in favour of the Restructuring Plan at the Plan Meeting, if the Restructuring Plan is approved at the Plan Meeting, sanctioned by the Court and is ultimately successfully implemented, the Notes will be automatically exchanged into Second-Out Notes.

55.7

If the Restructuring Plan is approved at the Plan Meeting, is sanctioned by the Court and ultimately successfully implemented, the Notes held by those Noteholders who did not participate in the New Money Offering will be automatically exchanged into Second-Out Notes at 100% of the face amount of the Notes held immediately prior to the completion of the Restructuring Plan. Noteholders will additionally receive a pro rata portion of the Warrants in the same amount as Noteholders would have received if they had participated in the Exchange Offer. Additionally, in such case, Noteholders that did not validly participate in the Exchange Offer will not receive the Consent Premium.

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The Notes Restructuring may be delayed.

55.8

Even if the Notes Restructuring is consummated, it may not be consummated on the schedule described in this Explanatory Statement. Accordingly, Noteholders participating in the Notes Restructuring may have to wait longer than expected to receive their New Notes (or to have their subscriptions and the related purchase price and Notes returned to them in the event the Company terminates the Restructuring Plan), during which time such Noteholders will not be able to effect transfers or sales of their Notes without withdrawing.

The Group has and will continue to incur significant costs in conducting the Notes Restructuring.

55.9

The Notes Restructuring has resulted, and will continue to result, in significant costs to the Group, including advisory and professional fees including those payable by the Group to the legal counsel of the Supporting Holders. These costs and fees have and will continue to reduce the Group’s available cash flow, which could have an adverse effect on the Group’s business prospects, financial condition and results of operations.

The Group may fail to realise the anticipated benefits of the Notes Restructuring.

55.10

Following the completion of the Notes Restructuring, the Group expects to benefit from, among other things, an improved capital structure, a reduced but still significant refinancing risk, an increased ability to engage in strategic transactions and grow its shareholder base, and a reduced delisting risk. If the Group is not able to successfully achieve these objectives, then the anticipated benefits of the Notes Restructuring may not be realised fully or at all or may take longer to realise than expected.

Failure to complete the Notes Restructuring successfully could negatively affect the prices of the Notes.

55.11

If the Notes Restructuring is not completed or is delayed, the market price of the Notes may decline to the extent that the current market price reflects an assumption that such Notes Restructuring has been or will be completed.

56	Risks related to the New Notes, the Group’s guarantees and the Group’s indebtedness

The Group has, and following the completion of the Notes Restructuring will continue to have, a substantial amount of indebtedness and this substantial level of indebtedness could materially adversely affect its ability to generate sufficient cash to fulfil its obligations under such indebtedness, to react to changes in its business and to incur additional indebtedness to fund future needs.

56.1

As at 11 November 2025, assuming all Noteholders participate in the New Money Offering via the Restructuring Plan in full as New Money Participants, and the use of proceeds therefrom: (i) the Group would have approximately US $185.1 million in total indebtedness outstanding, consisting of the First-Out Notes; and (ii) approximately US $23 million in total indebtedness outstanding under the New ABL Facility. The Group will also continue to incur unsecured operating liabilities against it, comprising of both short and long term operating expenses relating to, among other things, unsecured trade payables, lease liabilities, payroll, utilities, royalties and taxes. As at 30 August 2025, these unsecured operating liabilities were approximately US $424 million. The Group’s substantial indebtedness, combined with its other financial obligations and contractual commitments, could have important consequences for the business. For example, it could:

(a)

make it more difficult for the Group to satisfy its obligations with respect to its indebtedness, and any failure to comply with the obligations under any of its debt instruments, including restrictive covenants, could result in an event of default under the agreements governing such indebtedness;

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(b)

require the Group to dedicate a substantial portion of its cash flow from operations to payments on its indebtedness, thereby reducing funds available for working capital, capital expenditures, acquisitions, business development and other purposes;

(c)

compromise the Group’s ability to capitalise on business opportunities and to react to competitive pressures, as compared to its competitors, due to its high level of debt and the restrictive covenants in the credit agreement that governs the New ABL Facility and the indentures governing the New Notes;

(d)	limit the Group’s flexibility in planning for, or reacting to, changes in the business and the industries in which it operates;

(e)	limit the Group’s ability to borrow additional funds, or to dispose of assets to raise funds, if needed, for working capital, capital expenditures, acquisitions and other corporate purposes;

(f)

prevent the Group from raising the funds necessary to repurchase all of the notes tendered to it upon the occurrence of certain changes of control, which would constitute a default under the indentures governing such indebtedness; and

(g)	limit the Group’s ability to redeem, repurchase, defease or otherwise acquire or retire for value any subordinated indebtedness the Group may incur.

56.2	These restrictions could adversely affect the Group’s financial condition and limit its ability to successfully implement its growth strategy.

56.3

In addition, the Group may need additional financing to support its business and pursue its growth strategy. The Group’s ability to obtain additional financing, if and when required, will depend on investor demand, operating performance, operating cash and liquidity requirements, the condition of the capital markets and other factors. The Group cannot assure Noteholders that additional financing will be available to the Group on favourable terms when required, or at all. If the Group raises additional funds through the issuance of equity, equity-linked or debt securities, those securities may have rights, preferences or privileges senior to those of the common stock, and, in the case of equity and equity-linked securities, the existing stockholders may experience dilution.

The credit agreement that governs the New ABL Facility and the indentures governing the New Notes each impose significant operating and financial restrictions on the Group and its restricted subsidiaries, which may prevent it from capitalising on business opportunities.

56.4

The credit agreement that governs the New ABL Facility and indentures governing the New Notes each impose significant operating and financial restrictions on the Group and its restricted subsidiaries. These restrictions limit the Group’s ability and the ability of its restricted subsidiaries to, among other things:

(a)	incur or guarantee additional debt or issue disqualified stock or preferred stock;

(b)	pay dividends and make other distributions on, or redeem or repurchase, capital stock;

(c)	make certain investments;

(d)	incur certain liens;

(e)	enter into transactions with affiliates;

(f)	merge or consolidate;

(g)	enter into agreements that restrict the ability of restricted subsidiaries to make dividends or other payments to FGI or the Guarantors;

(h)	prepay, redeem or repurchase certain indebtedness that is subordinated in right of payment to the New Notes and the New ABL Facility; and

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(i)	transfer or sell assets.

56.5	In addition, the Group is required to comply with a minimum level of availability under the New ABL Facility.

56.6

As a result of the restrictions described above, the Group will be limited as to how it conducts its business and may be unable to raise additional debt or equity financing to compete effectively or to take advantage of new business opportunities. The terms of any future indebtedness the Group may incur could include more restrictive covenants. The Group cannot assure Noteholders that it will be able to maintain compliance with these covenants in the future and, if the Group fails to do so, that it will be able to obtain waivers from the lenders and/or amend the covenants.

56.7

The Group’s failure to comply with the restrictive covenants described above as well as other terms of indebtedness and/or the terms of any future indebtedness from time to time could result in an event of default, which, if not cured or waived, could result in the Group being required to repay these borrowings before their due date. If the Group is forced to refinance these borrowings on less favourable terms or cannot refinance these borrowings, the results of operations and financial condition could be adversely affected.

Despite the Group’s indebtedness levels on the Restructuring Effective Date after giving effect to the Notes Restructuring, FGI and its subsidiaries may still be able to incur substantially more debt, which could further exacerbate the risks associated with its substantial leverage.

56.8

FGI and its subsidiaries may be able to incur substantial additional indebtedness in the future. Although the credit agreement that governs the New ABL Facility and indentures governing the New Notes contain restrictions on the incurrence of additional indebtedness, these restrictions are subject to a number of qualifications and exceptions, and the indebtedness that may be incurred in compliance with these restrictions could be substantial. If the Group incurs additional debt above the levels that will be in effect on the Restructuring Effective Date after giving effect to the Notes Restructuring, the risks associated with the Group’s leverage, including those described above, would increase. In addition, as of 9 September 2025, the Group had US $4.7 million of availability to incur additional secured indebtedness under the New ABL Facility. Further, the restrictions in the indentures governing the New Notes and the credit agreement that governs the New ABL Facility will not prevent the Group from incurring obligations, such as trade payables, that do not constitute indebtedness as defined in such debt instruments.

The Group may be unable to service its indebtedness, including the New Notes, which could result in bankruptcy or liquidation.

56.9

The Group’s ability to make scheduled payments on and to refinance its indebtedness, including the New Notes, depends on and is subject to its financial and operating performance, which in turn is affected by general and regional economic, financial, competitive, business and other factors, all of which are beyond the Group’s control, including the availability of financing in the banking and capital markets. Lower net revenues generally will reduce the Group’s cash flow. The Group cannot assure Noteholders that the business will generate sufficient cash flow from operations or that future borrowings will be available to the Group in an amount sufficient to enable it to service its debt, including the New Notes, to refinance its debt or to fund other liquidity needs. Some of its debt, including the New ABL Facility, will or may mature before the maturity dates of the New Notes.

56.10

If the Group is unable to meet its debt service obligations or to fund other liquidity needs, it will need to restructure or refinance all or a portion of its debt, including the New Notes, which could cause the Group to default on its debt obligations and impair its liquidity. The Group’s ability to restructure or refinance its

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debt will depend on the condition of the capital markets and its financial condition at such time. Any refinancing of its indebtedness could be at higher interest rates and may require the Group to comply with more onerous covenants that could further restrict its business operations.

56.11

If the Group fails to comply with the covenants under the New ABL Facility, it could become in default thereunder, and by reason of cross-acceleration or cross-default provisions, other indebtedness may then become immediately due and payable. If the Group’s operating performance declines, it may in the future need to obtain waivers from the required lenders under the New ABL Facility to avoid being in default. If the Group breaches its covenants under the New ABL Facility and seeks a waiver, the Group may not be able to obtain a waiver from the required lenders. If this occurs, the Group would be in default under the New ABL Facility. Moreover, in the event of a default, the holders of the Group’s indebtedness could elect to declare all the funds borrowed to be due and payable, together with accrued and unpaid interest, if any. The lenders under the New ABL Facility could also elect to terminate their commitments thereunder, cease making further loans, and institute foreclosure or other enforcement proceedings against their collateral. The lenders could exercise their rights, as described above, and the Group could be forced into a bankruptcy, liquidation or other insolvency proceeding.

The Group may be required to repay the New ABL Facility prior to its stated maturity date under the credit agreement relating thereto if the springing maturity feature is triggered or otherwise reserve amounts for repayment of indebtedness.

56.12

The New ABL Facility has a stated maturity date of 13 August 2030, but includes a springing maturity feature that will cause the stated maturity date to spring ahead to the date that is 91 days prior to the maturity date of material indebtedness (as defined therein) if such material indebtedness remains outstanding on such 91st day. In certain other cases, the credit agreement requires FGI to establish, on such 91st day, a reserve in an amount equal to the aggregate principal amount of indebtedness coming due. If such features are triggered, the Group will be required to pay all amounts outstanding under the New ABL Facility sooner than they would otherwise be due or establish reserves to repay such maturing indebtedness. The Group may not have sufficient funds available to pay or reserve such amounts at that time, and it may not be able to raise additional funds to pay or reserve such amounts on a timely basis, on terms it finds acceptable, or at all.

An increase in market interest rates could result in a decrease in the value of the New Notes.

56.13

In general, as market interest rates rise, notes bearing interest at a fixed rate decline in value. Consequently, if Noteholders receive New Notes, and the market interest rates subsequently increase, the market value of the New Notes may decline. The Group cannot predict the future level of market interest rates.

An active trading market for the New Notes may not develop, which could limit the market price of the New Notes or the ability to sell them.

56.14

The New Notes are a new issue of debt securities for which there currently is no trading market. The Group cannot provide any assurances that an active trading market will develop for the New Notes or that Noteholders will be able to sell the New Notes. If the New Notes are traded after their initial issuance, their trading price may be below par depending on prevailing interest rates, the market for similar securities, the Group’s credit ratings, general economic conditions, the Group’s financial condition, performance and prospects and other factors. The Group cannot assure Noteholders that a liquid trading market will develop for the New Notes, that Noteholders will be able to sell the New Notes at a particular time or that the price received when the New Notes are sold will be favourable. To the extent an active trading market does not develop, the liquidity and trading price for the New Notes may be harmed. Accordingly, the Group may be required to bear the financial risk of an investment in the New Notes for

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an indefinite period of time. In addition, there may be a limited number of buyers when Noteholders decide to sell the New Notes. This may affect the price, if any, offered for the New Notes or the ability to sell the New Notes when desired or at all.

The ratings for the New Notes could at any time be revised downward or withdrawn entirely at the discretion of the issuing rating agency.

56.15

Ratings only reflect the views of the issuing rating agency or agencies and such ratings could at any time be revised downward or withdrawn entirely at the discretion of the issuing rating agency. A rating is not a recommendation to purchase, sell or hold the New Notes. Ratings do not reflect market prices or suitability of a security for a particular investor and the rating of the New Notes may not reflect all risks related to the Group and its business, or the structure or market value of the New Notes. The Group may elect to issue other securities for which it may seek to obtain a rating in the future. If the Group issues other securities with a rating, such ratings, if lower than market expectations or are subsequently lowered or withdrawn, could adversely affect the market for or the market value of the New Notes.

The Group may not be able to repurchase the New Notes upon a change of control.

56.16

Upon the occurrence of specific kinds of change of control events, the Group will be required to offer to repurchase all outstanding New Notes at a purchase price equal to their principal amount, together with accrued and unpaid interest, if any, to the repurchase date plus, for the First-Out Notes, a premium of 7.5% of principal amount. Additionally, under the terms of the New ABL Facility, a change of control may constitute an event of default that permits the lenders to accelerate the maturity of borrowings under the respective agreements and terminate their commitments to lend. The source of funds for any purchase of the New Notes and repayment of borrowings under the New ABL Facility would be the available cash or cash generated from the Group’s operations or other sources, including borrowings, sales of assets or sales of equity. The Group may not be able to repurchase the New Notes upon a change of control because it may not have sufficient financial resources to purchase all of the debt securities that are tendered upon a change of control and repay other indebtedness that will become due. The Group may require additional financing from third parties to fund any such purchases, and it may be unable to obtain financing on satisfactory terms or at all. Further, the Group’s ability to repurchase the New Notes may be limited by law. In order to avoid the obligations to repurchase the New Notes and events of default and potential breaches of the terms of the New ABL Facility, the Group may have to avoid certain change of control transactions that would otherwise be beneficial to it.

56.17

In addition, in connection with certain tender offers, including an exchange offer, for either series of New Notes, if holders of not less than 90% in aggregate principal amount of the outstanding New Notes of such series validly tender and do not withdraw such notes in such tender offer and the Group, or any third party making such a tender offer in lieu of it, purchases or exchanges, all of the notes of such series validly tendered and not withdrawn by such holders, the Group or such third party will have the right to redeem the New Notes of such series that remain outstanding in whole, but not in part, following such purchase or exchange at a price equal to the price offered to each other holder of such series of New Notes (which may be less than par and will exclude any early tender or exchange premium and any accrued and unpaid interest paid to any Noteholder in such offer payment).

The Group may enter into transactions that would not constitute a change of control that could affect its ability to satisfy its obligations under the New Notes.

56.18

Legal uncertainty regarding what constitutes a change of control and the provisions of the indentures governing the New Notes may allow the Group to enter into transactions, such as acquisitions, asset sales, refinancings or recapitalisations, that would not constitute a change of control but may increase its outstanding indebtedness or otherwise affect its ability to satisfy obligations under the New Notes. The

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definition of change of control for purposes of the New Notes will include a phrase relating to the transfer of “all or substantially all” of the Group’s assets taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, Noteholder’s ability to require the Group to repurchase the New Notes as a result of a transfer of less than all of its assets to another person may be uncertain.

Applicable fraudulent transfer laws may permit a court to void the New Notes or the guarantees thereof and any related security, and if that occurs, Noteholders may not receive any payments on the New Notes.

56.19

United States federal and state fraudulent transfer and conveyance statutes (and equivalent statutes in other relevant jurisdictions) may apply to the issuance of the New Notes and the incurrence of the guarantees of the New Notes and any related security. Under federal bankruptcy law and comparable provisions of state fraudulent transfer or conveyance laws, which may vary from state to state, the New Notes or the guarantees thereof and any related security could be voided as a fraudulent transfer or conveyance if FGI or a Guarantor, as applicable; (i) issued the notes or incurred its guarantee with the intent of hindering, delaying or defrauding creditors; or (ii) received less than reasonably equivalent value or fair consideration in return for either issuing the New Notes or incurring the guarantees or any related security and, in the case of (iii) only, one of the following is also true at the time thereof:

(a)	FGI or such Guarantor, as applicable, was insolvent or rendered insolvent by reason of the issuance of the New Notes or the incurrence of its guarantees;

(b)	the issuance of the New Notes or the incurrence of its guarantees left FGI or such Guarantor, as applicable, with an unreasonably small amount of capital or assets to carry on the business;

(c)	FGI or such Guarantor intended to, or believed that it would, incur indebtedness beyond its ability to pay as they mature; or

(d)

FGI or such Guarantor, as applicable, issued the New Notes or incurred its guarantees to or for the benefit of an insider (e.g., a director, an officer, a person in control, etc., of FGI or such Guarantor), under an employment contract and not in the ordinary course of business.

56.20

As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or a valid antecedent debt is secured or satisfied. A court would likely find that a Guarantor did not receive reasonably equivalent value or fair consideration for its guarantee or security interest to the extent the Guarantor did not obtain a reasonably equivalent benefit directly or indirectly from the issuance of the New Notes.

56.21

The Group cannot be certain as to the standards a court would use to determine whether or not FGI or a Guarantor was insolvent at the relevant time or, regardless of the standard that a court uses, whether the New Notes or the guarantees thereof and any related security would be subordinated to other indebtedness. In general, however, a court would deem an entity insolvent if:

(a)	the sum of its indebtedness, including contingent and unliquidated liabilities, was greater than the fair saleable value of all of its assets;

(b)

the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing indebtedness, including contingent liabilities, as they become absolute and mature;

(c)	it generally ceased to pay its indebtedness in the ordinary course of business other than as a result of a bona fide dispute; or

(d)	it could not pay its indebtedness as it became due.

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56.22

If a court were to find that the issuance of the New Notes or the incurrence of a guarantee thereof and any related security was a fraudulent transfer or conveyance or other reviewable transaction, the court could void the payment obligations under the New Notes or that guarantee or security interest, could subordinate the New Notes or that guarantee or security interest to presently existing and future indebtedness of FGI or of the relevant Guarantor or could require the holders of the New Notes to repay any amounts received with respect to the New Notes or that guarantee or security interest. In the event of a finding that a fraudulent transfer or conveyance or other reviewable transaction occurred, Noteholders may not receive any repayment on the notes. The indentures governing the New Notes will also permit guarantees by foreign subsidiaries to be limited to the extent necessary to comply with applicable local law, and these limitations could limit the value of the guarantees. Further, the avoidance of the New Notes could result in an event of default with respect to the Group’s other indebtedness that could result in acceleration of that indebtedness.

56.23

Finally, as a court of equity, the U.S. Bankruptcy Court may subordinate the claims in respect of the New Notes to other claims against the Group under the principle of equitable subordination if the court determines that: (i) the holder of New Notes engaged in some type of inequitable conduct; (ii) the inequitable conduct resulted in injury to its other creditors of FGI or such Guarantor, as applicable, or conferred an unfair advantage upon the holders of the New Notes; and (iii) equitable subordination is not inconsistent with the provisions of Title 11 of the United States Code. Similar limitations could apply in other jurisdictions. With respect to such other jurisdictions, there may be certain local limitations on perfection of collateral or enforcement against security interests which could affect Noteholder’s ability to realise the full or intended benefits of the security interests over the collateral, which limitations may be material.

Noteholders may have difficulty enforcing U.S. bankruptcy and insolvency laws.

56.24

Under Title 11 of the United States Code, U.S. bankruptcy courts are given jurisdiction over a debtor’s property wherever it is located, including property situated in other countries. However, courts outside of the United States may not recognise the U.S. bankruptcy court’s jurisdiction. Accordingly, Noteholders may have difficulty administering a U.S. bankruptcy case or a ruling of a U.S. bankruptcy court involving any guarantors organised outside of the United States, because their centre of main interest and/or the substantial majority of their respective property may be located outside of the United States. Any orders or judgments of a bankruptcy court in the United States may not be enforceable against the guarantors organised outside of the United States. with respect to their respective property located outside the United States. Similar difficulties may arise in administering bankruptcy cases in other jurisdictions.

56.25

In addition, in the event of bankruptcy, insolvency, corporate reorganisation or a similar event, proceedings could be initiated in any of the jurisdictions of organisation of FGI or guarantors, including a future guarantor. Noteholders’ rights under the New Notes and the guarantees may therefore be subject to the laws of multiple jurisdictions, and Noteholders may not be able to enforce effectively their rights in multiple bankruptcy, insolvency and other similar proceedings. In addition, there are differences between the bankruptcy, insolvency, corporate reorganisation, foreign exchange, administration and other laws of the United States and other jurisdictions of the guarantors and potential future guarantors, including in respect of creditors’ rights and remedies, priority of creditors, priority claims, the ability to obtain post-petition interest and the duration of insolvency or other proceedings, and any such differences may be material.

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There are circumstances other than repayment or discharge of the New Notes under which the guarantees and the Collateral securing the New Notes will be released automatically, without Noteholder consent or the consent of the applicable New Notes Trustee.

56.26

Under various circumstances, the guarantees of the New Notes and any related security will be released automatically. The guarantee of a Guarantor of the New Notes and any related security will be automatically released to the extent such Guarantor or security interest is released in connection with a sale or other disposition of the equity interests of such guarantor in a transaction not prohibited by the indentures governing the New Notes. As a result, the Collateral securing the New Notes may be released automatically to enable the sale, transfer or other disposal of such Collateral in transactions not prohibited by the indentures governing the New Notes, including the sale of any entity in its entirety that owns or holds such Collateral. The Collateral securing the New Notes may also be released automatically upon the release of such guarantor from its guarantee as permitted by the indentures governing the New Notes or when such guarantor otherwise ceases to be a Guarantor.

56.27

If the guarantee of any Guarantor is released, no holder of the New Notes will have a claim as a creditor against that subsidiary, and the indebtedness and other liabilities, including trade payables and preferred stock, if any whether secured or unsecured, of that subsidiary will be structurally senior to the claim of any holders of the New Notes.

The New Notes and the guarantees will be structurally subordinated to the indebtedness and other obligations of the subsidiaries of FGI that are not Guarantors.

56.28

The New Notes, including the guarantees of the New Notes, will be structurally subordinated to any indebtedness and other liabilities, including trade payables, of the subsidiaries of FGI that are not Guarantors. Any right that FGI has to receive assets of any of its subsidiaries upon the subsidiary’s liquidation or reorganisation (and the consequent right of the holders of the New Notes to participate in those assets) will be effectively subordinated to the claims of that subsidiary’s creditors, except to the extent that FGI is recognised as a creditor of the subsidiary, in which case its claims would still be subordinated in right of payment to any security in the assets of the subsidiary and any indebtedness of the subsidiary senior to that which it holds. This may have the effect of reducing the amount of liquidation or similar proceeds paid to holders of the New Notes.

The Second-Out Notes will be secured by liens that rank junior to the First-Out Notes and other indebtedness and will be subordinated in right of payment to the First-Out Notes.

56.29

The Second-Out Notes and related guarantees will be secured by liens that rank junior to the liens securing the First-Out Notes and will be subordinated in right of payment to the First-Out Notes (in both cases, subject to the First-Out/Second-Out Intercreditor Agreement). As a result, the Second-Out Notes and related guarantees will be effectively subordinated to all of FGI’s existing secured indebtedness (other than, with respect to the New ABL Facility, the Notes Priority Collateral) or obligations that rank senior to the Second-Out Notes, including the First-Out Notes and the Second-Out Notes will be effectively subordinated to all liabilities of any non-Guarantor subsidiary of FGI.

56.30

The effect of this subordination is that upon a default in payment on, or the acceleration of, any indebtedness under First-Out Notes or other secured indebtedness that ranks senior to the Second-Out Notes (or in the event of bankruptcy, insolvency, liquidation, dissolution, reorganisation or similar proceeding of FGI or the subsidiary guarantors) the proceeds from the sale of the assets securing such indebtedness or obligations will be available to pay obligations on the Second-Out Notes only after all such indebtedness under the First-Out Notes and other senior indebtedness have been paid in full. Because the Second-Out Notes and the respective note guarantees will be secured by liens that rank junior to the liens securing the First-Out Notes and those other obligations, it is possible that there will be no assets remaining from which claims of holders of the Second-Out Notes can be satisfied or, if any assets

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remain, that the remaining assets will be insufficient to satisfy those claims in full. If the value of any remaining assets is less than the aggregate outstanding principal amount of the Second-Out Notes, and all other debt secured with liens ranking equally with the liens securing the Second-Out Notes, FGI may be unable to satisfy its obligations under the Second-Out Notes. As a result, the holders of the Second-Out Notes may receive less, rateably, than holders of the First-Out Notes in the event of FGI’s or the subsidiary guarantors’ bankruptcy, insolvency, liquidation, dissolution or reorganisation, and Noteholders may lose a portion of or the entire value of their investment in the Second-Out Notes.

56.31

In addition, the Second-Out Notes Indenture and the First-Out/Second-Out Intercreditor Agreement will provide that in the event that holders of the First-Out Notes (including the New Notes Trustee, as applicable, and/or First-Out Notes Collateral Agent (as defined in the First-Out Notes Indenture) acting on their behalf) enter into any amendment, waiver or consent in respect of the First-Out Notes Indenture and/or related documents for the purpose of adding to or deleting from, or waiving or consenting to any departures from any provisions of, the First-Out Notes Indenture and/or documents, then, subject to limited exceptions, such amendment, waiver or consent shall apply automatically to any comparable provision of the Second-Out Notes Indenture without the consent of the holders of the Second-Out Notes and without any action by the New Notes Trustee, as applicable, or the Second-Out Notes Collateral Agent (as defined in the Second-Out Notes Indenture) or other representative. As a result, amendments to the Second-Out Notes Indenture may be made without Noteholder consent following the issuance of the Second-Out Notes.

The Group may be unable to repay or refinance the New Notes at maturity.

56.32

At the applicable maturity date of each series of the New Notes, the entire outstanding principal amount of each series of the New Notes, together with accrued and unpaid interest, will become due and payable. The Group may not have the funds to fulfil these obligations or the ability to refinance these obligations. Additionally, the First-Out Notes mature at an earlier date than the Second-Out Notes and are to be repaid at a premium. Therefore, after repayment of the First-Out Notes, the Group may not have the funds to fulfil its obligations under the Second-Out Notes. If the maturity date occurs at a time when other arrangements prohibits the Group from repaying the New Notes, the Group could try to obtain waivers of such prohibitions from the lenders and holders under those arrangements, or attempt to refinance the borrowings that contain the restrictions. In these circumstances, if the Group cannot obtain such waivers or refinance these borrowings, the Group would be unable to repay the New Notes at maturity.

Enforcement of the New Notes, the guarantees in respect thereof and the Collateral securing the foregoing across multiple foreign jurisdictions may be difficult and involve long recovery times.

56.33

The Foreign Guarantors are organised under the laws of Canada (or a province thereof), England and Wales and Germany and certain Collateral is governed by the laws of such jurisdiction or located in such jurisdiction. As a result, the Collateral will be governed by the laws of such jurisdictions. In the event of judicial liquidation, bankruptcy, insolvency or a similar event, proceedings could be initiated in any of these jurisdictions. Noteholders’ rights under the New Notes, the guarantees of the New Notes and the Collateral will thus be subject to the laws of a number of jurisdictions, and it may be difficult to effectively enforce such rights in multijurisdictional liquidation, bankruptcy, insolvency and other similar proceedings. Moreover, such multijurisdictional proceedings are typically complex and costly for creditors and often result in substantial uncertainty and delay in the enforcement of creditors’ rights. The judicial liquidation, bankruptcy, insolvency, administration and other laws of the Foreign Guarantors’ jurisdiction of organisation which govern the security interest in the Collateral may be materially different from, or conflict with, each other and with the laws of the United States, including in the areas of creditors’ rights, priority of creditors, the ability to obtain post-petition interest and the duration of the insolvency proceeding. The application of these various laws in multiple jurisdictions could trigger disputes over which jurisdictions’ law should apply and could adversely affect Noteholders’ ability to enforce the Collateral securing the New Notes and to realise any recovery under the New Notes and the guarantees of the New Notes.

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56.34

Moreover, in certain jurisdictions, including Germany, it is unclear whether all security interests in the Collateral securing the New Notes give the security agent a right to prevent other creditors from foreclosing on and realising the Collateral or whether certain security interests only give the security agent and the holders of the New Notes priority (according to their rank) in the distribution of any proceeds of such realisation. Accordingly, the security agent and the holders of the New Notes may not be able to avoid foreclosure by other creditors (including unsecured creditors) on such Collateral.

It is possible that some of the Collateral securing the New Notes may not be enforceable.

56.35

The creation of security interests to secure the obligations of a third party may be limited under Canadian, English and Welsh and German law. As a result, enforcement of the Collateral securing the New Notes may be subject to certain statutory limitations or defences or to limitations contained in the terms of the security documents designed to ensure compliance with applicable statutory requirements.

There are additional limitations on guarantees and security interests provided by Fossil (Europe) GmbH in the corporate form of a German limited liability company.

56.36

Any grant of a guarantee or security interest by a guarantor or security provider, respectively, will be subject to certain German capital maintenance rules of the German Act regarding companies with limited liability (Gesetz betreffend die Gesellschaften mit beschränkter Haftung) (the “GmbHG”) if that guarantor or security provider, respectively, is incorporated in Germany in the legal form of a German limited liability company (Gesellschaft mit beschränkter Haftung—a “GmbH”) and it guarantees or secures liabilities of its direct or indirect shareholders or subsidiaries of such shareholder that are not subsidiaries of that guarantor or security provider (i.e. up-stream or side stream securities). As a general rule, sections 30 and 31 of the GmbHG (“Sections 30 and 31 GmbHG”) prohibit a GmbH from disbursing its assets to its shareholders to the extent that the amount of the GmbH’s net assets (i.e., assets minus liabilities and liability reserves) is or would fall below the amount of its stated share capital (Stammkapital). Guarantees or security interests granted by a GmbH in order to guarantee or secure liabilities of a direct or indirect parent or sister company are considered disbursements under Sections 30 and 31 GmbHG. Therefore, in order to enable Fossil (Europe) GmbH to grant a guarantee and to provide security interests to secure liabilities of a direct or indirect parent or sister company without the risk of violating Sections 30 and 31 GmbHG and to limit any potential personal liability of management, it is standard market practice for credit agreements, indentures, guarantees and security documents to contain so-called “limitation language” in relation to subsidiaries incorporated in Germany in the legal form of a GmbH. Pursuant to such “limitation language,” the beneficiaries of the guarantees and security interests, respectively, contractually agree, subject to certain exemptions, to enforce the guarantees and security interests against the German subsidiary only if and to the extent that such enforcement does not result in the subsidiary’s net assets falling below, or increasing an existing shortfall of, its stated share capital.

56.37

Accordingly, as a matter of German corporate law, the relevant documents in relation to such guarantees and security interests granted by a GmbH will contain such contractual limitation language and such guarantees or security interests will be limited in the manner described. This could lead to a situation in which the respective guarantee or security interest granted by such GmbH cannot be enforced at all.

Relevant insolvency laws in foreign jurisdictions may provide Noteholders with less protection than U.S. bankruptcy law.

56.38

The procedural and substantive provisions of the insolvency and similar laws in many of the jurisdictions in which the Foreign Guarantors are organised are generally less favourable to secured creditors than comparable provisions of U.S. law and afford debtors and unsecured creditors only limited protection from secured creditors.

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56.39

In the event that any one or more of the Foreign Guarantors, if any, or any other of FGI’s subsidiaries experiences financial difficulty, it is not possible to predict with certainty in which jurisdiction or jurisdictions insolvency, corporate arrangement (if applicable) or similar proceedings would be commenced, or the outcome of such proceedings. Any enforcement of the guarantees or security after bankruptcy or an insolvency event in such other jurisdictions will be subject to the insolvency laws of the relevant entity’s jurisdiction of organisation or other jurisdictions. The application of these laws, or any conflict among them, could call into question which particular jurisdiction’s laws should apply, adversely affect Noteholders’ ability to enforce their rights under the guarantees or the security in these jurisdictions and limit any amounts that Noteholders may receive.

57	Risks related to the Collateral

FGI and the Guarantors will have control over the Collateral and the sale of particular assets could reduce their value.

57.1

The security documents will allow FGI and the Guarantors to remain in possession of, retain exclusive control over, freely operate, and collect, invest and dispose of any income from the Collateral. So long as no event of default under the indentures that will govern the New Notes or the New ABL Facility would result therefrom, FGI and the Guarantors may, among other things, without any release or consent by the First-Out Notes Collateral Agent or the Second-Out Notes Collateral Agent (as applicable and each as defined in the relevant indenture governing the New Notes), conduct ordinary course activities with respect to the Collateral, such as selling, abandoning or otherwise disposing of Collateral and making ordinary course cash payments, including repayments of indebtedness.

The New Notes and the guarantees in respect thereof will be secured only to the extent of the value of the Collateral that has been granted as security for the New Notes and the guarantees in respect thereof, and such security may not be sufficient to satisfy the obligations under the New Notes and the guarantees in respect thereof.

57.2

The holders of the New Notes and the guarantees in respect thereof will be secured only by the Collateral. The Collateral will also secure the obligations under the New ABL Facility, and may, to the extent permitted by the terms of the indentures that will govern the New Notes, the First-Out/Second-Out Intercreditor Agreement and the ABL Intercreditor Agreement, secure debt the Group may incur in the future, including debt that ranks on a pari passu basis with the New Notes and the guarantees in respect thereof with respect to the Collateral. Any debt that ranks on a pari passu basis with the New Notes and the guarantees in respect thereof with respect to the Collateral will dilute the claims of the holders of the New Notes to the extent of such debt.

57.3

No appraisals have been prepared by or on behalf of FGI or the Guarantors in connection with the issuance of the New Notes. The value of the Collateral may be subject to fluctuations based on factors that include, among others, general economic conditions, industry conditions and similar factors. The amount to be received upon an enforcement of such Collateral will depend upon many factors, including, among others, the ability to sell the Collateral in an orderly sale, the availability of buyers, whether or not the Group’s business is sold as a going concern, the jurisdiction in which the enforcement action or sale is completed, the ability to readily liquidate the Collateral and the condition of the Collateral. Further, there may not be any buyer willing and able to purchase the Group’s business as a going concern, or willing to buy a significant portion of the Group’s assets in the event of an enforcement action. The book value of the Collateral should not be relied on as a measure of realisable value for such assets. All or a portion of the Collateral may be illiquid and may have no readily ascertainable market value. Likewise, the Group cannot assure Noteholders that there will be a market for the sale of the Collateral, or, if such a market exists, that there will not be a substantial delay in the Group’s liquidation.

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57.4

To the extent that security interests and other rights granted to other parties encumber assets constituting Collateral, those parties have or may exercise rights and remedies with respect to the assets subject to their security interests or other rights that could adversely affect the value of that Collateral and the ability of the applicable New Notes Collateral Agent to take any enforcement action with respect to that Collateral.

57.5	There is no guarantee that the value of the Collateral will be sufficient to enable FGI or the Guarantors to satisfy their obligations under the New Notes or the guarantees in respect thereof.

It may be difficult to realise the value of the Collateral securing the New Notes.

57.6

The Collateral securing the New Notes will be subject to any and all exceptions, defects, encumbrances, liens and other imperfections permitted under the indentures that will govern the New Notes, the First-Out/Second-Out Intercreditor Agreement and the ABL Intercreditor Agreement. The existence of any such exceptions, defects, encumbrances, liens and other imperfections could adversely affect the value of the Collateral securing the New Notes, as well as the ability of the applicable New Notes Collateral Agent to realise or foreclose on such Collateral. Furthermore, the first-priority ranking of security interests can be affected by a variety of factors, including, among others, the timely satisfaction of perfection requirements, statutory liens or recharacterisation under applicable law.

57.7

The security interests of the applicable New Notes Collateral Agent will be subject to practical problems generally associated with the realisation of security interests in Collateral. It is impossible to predict how long payments under the New Notes could be delayed following commencement of a bankruptcy proceeding, whether or when the applicable New Notes Collateral Agent could repossess or dispose of the Collateral or whether or to what extent a holder of the New Notes may be compensated for any delay in payment or loss of value of the Collateral. In addition, the applicable New Notes Collateral Agent may need to obtain the consent of third parties and make additional filings or foreclose on Collateral. The Group cannot assure Noteholders that the consents of any third parties, if any, will be given when required to facilitate additional filings or foreclosure on any such assets. Accordingly, the applicable New Notes Collateral Agent may not have the ability to foreclose or otherwise enforce against those assets, and the value of the Collateral may significantly decrease.

The security interests in the Collateral in the New Notes will be granted to the First-Out Notes Collateral Agent in respect of the First-Out Notes and the Second-Out Notes Collateral Agent in respect of the Second-Out Notes, rather than directly to the holders of the respective New Notes. The ability of any applicable New Notes Collateral Agent to enforce claims against the Collateral may be restricted by law, the First-Out/Second-Out Intercreditor Agreement and the ABL Intercreditor Agreement.

57.8

The security interests in the Collateral that will secure the Group’s obligations under the New Notes and the obligations of the Guarantors under the guarantees in respect thereof will not be granted directly to the holders of the New Notes but will be granted only in favour of the applicable New Notes Collateral Agent. The indentures that will govern the New Notes, the First-Out/Second-Out Intercreditor Agreement and the ABL Intercreditor Agreement regulate the mechanism under which enforcement of the respective security documents is provided. As a consequence, holders of the New Notes will not have direct security interests and will not be entitled to take enforcement action in respect of the Collateral securing the New Notes, except through their New Notes Trustee, who will (subject to the provisions of the indentures that will govern the New Notes) provide instructions to the applicable New Notes Collateral Agent in respect of the Collateral.

The New Notes and the guarantees in respect thereof will be secured on a second-priority basis or third- priority basis, as applicable, by the ABL Priority Collateral (as defined in the indentures governing the New Notes) that secures the obligations under the New ABL Facility, and such Collateral, together with the value of the Collateral

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securing the New Notes on a first-lien basis or second-lien basis, as applicable, may not be sufficient to satisfy the obligations under the New Notes and the guarantees in respect thereof.

57.9

The New Notes and the guarantees in respect thereof will be secured on a second-priority basis or third-priority basis, as applicable, by the ABL Priority Collateral owned by FGI that secures the obligations under the New ABL Facility. The amount, if any, to be received by the holders of the New Notes upon an enforcement of any ABL Priority Collateral, will be subject first to the discharge in full of all outstanding obligations, including banking service and hedging obligations, secured under the New ABL Facility, which rank first in relation to the ABL Priority Collateral. There is no guarantee that the value of such ABL Priority Collateral, together with the value of Collateral securing the New Notes on a first-priority basis or second-priority basis, as applicable, and any other proceeds received on behalf of the holders of the New Notes, will be sufficient to enable FGI or the Guarantors to satisfy their obligations under the New Notes or the guarantees in respect thereof.

Noteholders’ rights in the Collateral for the New Notes may be adversely affected by any failure to perfect the security interest in the Collateral and other issues generally associated with the realisation of security interests in Collateral.

57.10

Under applicable law, a security interest in certain tangible and intangible assets can only be properly perfected (including enforceability vis-à-vis third parties upon registration before the relevant public registries), and its priority retained, through certain actions undertaken by the secured party and/or the grantor of the security. The liens on the Collateral securing the New Notes may not be perfected with respect to the claims of such New Notes if the Group fails or is unable to take the actions it is required to take to perfect any of those liens. In addition, applicable law requires that certain property and rights acquired after the grant of a general security interest, such as real property, equipment subject to a certificate and certain proceeds, can only be perfected at or promptly following the time such property and rights are acquired and identified.

57.11

Neither the New Notes Trustee nor the applicable New Notes Collateral Agent will be obligated to monitor, and the Group may not comply with, the Group’s obligations to inform the respective New Notes Trustee or the applicable New Notes Collateral Agent of, any future acquisition of property and rights by it, and the Group may not take the necessary action to properly perfect the security interest in such property or rights. Such failure may result in the invalidity of the security interest in the Collateral for the New Notes or adversely affect the priority of the security interest in favour of the New Notes against third parties.

Not all assets will be included in the Collateral.

57.12

The New Notes will be effectively subordinated to any existing or future indebtedness of FGI that is secured by a lien on assets that do not constitute a part of the Collateral to the extent of the value of such assets. To the extent the claims of holders of the New Notes exceed the value of the Collateral securing the New Notes, claims of the holders of the New Notes related to any excluded assets will |rank equally with the claims of the holders of any other unsecured indebtedness. As a result, if the value of the assets granted as security for the New Notes is less than the value of the claims of the holders of the New Notes, those claims may not be satisfied in full before the claims of the unsecured creditors are paid.

Any future pledge of the Collateral or guarantee may be avoidable in bankruptcy.

57.13

Certain security interests in the Collateral securing the New Notes will neither be in place nor perfected on the Restructuring Effective Date. To the extent any security interests required by the indentures that will govern the New Notes and related security documents are not created and perfected on or prior to the Restructuring Effective Date, such indentures will require the Group to create and perfect all such

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security interests following the Restructuring Effective Date. Collateral pledged, or guarantees issued, after the Restructuring Effective Date may be treated under bankruptcy law as if they were pledged to secure, or delivered to guarantee, as applicable, previously existing indebtedness.

57.14

Any future pledge of the Collateral or issuance of a guarantee in favour of the holders of the New Notes (including any liens delivered or reinstated and/or pursuant to guarantees delivered in connection therewith after the date the New Notes are issued) may be avoidable by the pledgor (as a debtor in possession), guarantor (as a debtor in possession), by its trustee in bankruptcy, or potentially by other creditors if certain events or circumstances exist or occur, including, among others, if: (i) the pledgor or guarantor is insolvent at the time of the pledge and/or issuance of the guarantee; (ii) the pledge and/or issuance of the guarantee (as applicable) permits the holders of the New Notes to receive a greater recovery in a hypothetical Chapter 7 case than if such pledge and/or guarantee (as applicable) had not been given; and (iii) a bankruptcy proceeding in respect of the pledgor or guarantor is commenced within 90 days following the pledge or the perfection thereof and/or the issuance of the guarantee (as applicable), or, in certain circumstances, a longer period. Accordingly, if FGI or any Guarantor were to file for bankruptcy protection after the Restructuring Effective Date and any pledge of the Collateral not pledged, or any guarantees not issued, on the Restructuring Effective Date had been pledged or perfected or issued (as applicable) less than 90 days before commencement of such bankruptcy proceeding, such pledges or guarantees are materially more likely to be avoided as a preference by the bankruptcy court than if delivered on the Restructuring Effective Date (even if the other guarantees or liens (as applicable) issued on the Restructuring Effective Date would no longer be subject to such risk). To the extent that the grant of any such security interest and/or guarantee is avoided as a preference or otherwise, Noteholders would lose the benefit of the security interest and/or guarantee (as applicable).

Rights of holders of the New Notes in the Collateral may be adversely affected during bankruptcy proceedings.

57.15

The right of the applicable New Notes Collateral Agent to foreclose upon, repossess and dispose of the Collateral securing the New Notes and the related guarantees is likely to be significantly impaired (or at a minimum delayed) by federal bankruptcy law if bankruptcy proceedings are commenced by or against FGI or the Guarantors prior to, or possibly even after, the applicable New Notes Collateral Agent has repossessed and disposed of the Collateral. Under the U.S. Bankruptcy Code, a secured creditor, such as the applicable New Notes Collateral Agent for the New Notes, is prohibited from foreclosing upon or repossessing its security from a debtor in a bankruptcy case, or from disposing of security previously repossessed from a debtor, without prior bankruptcy court approval (which may not be given under the circumstances). Moreover, bankruptcy law permits the debtor to continue to retain and use collateral, and the proceeds, products, rents or profits of the Collateral, even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given “adequate protection.” The meaning of the term “adequate protection” may vary according to the circumstances, but it is intended in general to protect the value of the secured creditor’s interest in its collateral and may include cash payments or the granting of additional or replacement security, if and at such time as the court in its discretion determines, for any diminution in the value of the Collateral as a result of the automatic stay of repossession or disposition or any use of the Collateral by the debtor during the pendency of the bankruptcy case. A bankruptcy court may determine that a secured creditor may not require compensation for a diminution in the value of its collateral if the value of the collateral exceeds the debt it secures. In view of both the lack of a precise definition of the term “adequate protection” under the U.S. Bankruptcy Code and the broad discretionary powers of a bankruptcy court, it is impossible to predict how, whether or when payments under the notes could be made following the commencement of a bankruptcy case, the length of the delay in making any such payments or whether any such payment will be made at all or in what form, whether or when the applicable New Notes Collateral Agent could or would repossess or dispose of the Collateral, the value of the Collateral as of the commencement date of any bankruptcy proceedings, or whether or to what extent or in what form holders of the notes would be compensated for any delay in payment or loss of the value of the Collateral through the requirements of “adequate protection.”

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The Collateral for the New Notes is subject to casualty risks.

57.16

Although the Group maintains insurance policies to insure against losses, there are certain losses that may be either uninsurable or not economically insurable, in whole or in part. As a result, it is possible that the insurance proceeds will not compensate the Group fully for its losses in the event of a catastrophic loss. The Group cannot assure Noteholders that any insurance proceeds received by it upon the total or partial loss of the Collateral for the New Notes will be sufficient to satisfy all of its secured obligations, including the New Notes.

Lien searches may not reveal all existing liens on the Collateral.

57.17

The Group cannot guarantee that the lien searches conducted on the Collateral securing the New Notes or the guarantees in respect thereof will reveal all existing liens on such Collateral. Any existing undiscovered lien could be significant, could be prior in ranking to the liens securing the New Notes or the guarantees in respect thereof and could have an adverse effect on the ability of the applicable New Notes Collateral Agent to realise or foreclose upon such Collateral. Certain statutory priority liens may also exist that cannot be discovered by lien searches.

58	Risks related to the Common Stock and Warrants

FGI’s failure to meet the continued listing requirements of NASDAQ could result in a delisting of its Common Stock.

58.1

If FGI fails to satisfy the continued listing requirements of NASDAQ, such as the corporate governance requirements or the minimum closing bid price requirement, NASDAQ may take steps to delist FGI’s Common Stock. While FGI did not receive any delisting notices in 2024, its Common Stock closed below the US $1.00 closing bid requirement for NASDAQ on a number of trading dates in early 2024. Such a delisting would likely have a negative effect on the price of the Common Stock and would likely impair Noteholders’ ability to sell or purchase the Common Stock. In the event of a delisting, FGI can provide no assurance that any action taken by it to restore compliance with listing requirements would allow the Common Stock to become listed again, stabilise the market price or improve the liquidity of the Common Stock, prevent the Common Stock from dropping below the NASDAQ minimum bid price requirement or prevent future non-compliance with NASDAQ’s listing requirements. Additionally, if the Common Stock is not listed on, or becomes delisted from, NASDAQ for any reason, and is quoted on the OTC Bulletin Board, an inter-dealer automated quotation system for equity securities that is not a national securities exchange, the liquidity and price of the Common Stock may be more limited than if FGI were quoted or listed on NASDAQ or another national securities exchange. Holders of the Common Stock may be unable to sell their Common Stock unless a market can be established or sustained.

The Group’s business could be negatively affected as a result of actions of activist stockholders, and such activism could impact the trading value of its securities.

58.2

Stockholders may, from time to time, engage in proxy solicitations or advance stockholder proposals, or otherwise attempt to effect changes and assert influence on FGI’s board of directors and management. For example, in February 2024, an activist stockholder nominated four directors for election at FGI’s 2024 annual meeting of stockholders. The Group reached an agreement in March 2024 with the activist stockholder, which resulted in the activist stockholder and FGI each nominating one candidate to the Board at the 2024 annual meeting. Activist campaigns that contest or conflict with the Group’s strategic direction or seek changes in the composition of FGI’s Board could have an adverse effect on its operating results and financial condition. A proxy contest would require the Group to incur significant legal and advisory fees, proxy solicitation expenses and administrative and associated costs and require significant time and attention by FGI’s Board and management, diverting their attention from the pursuit of the

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Group’s business strategy. Any perceived uncertainties as to the Group’s future direction and control, ability to execute on its strategy, or changes to the composition of the Board or senior management team arising from a proxy contest could lead to the perception of a change in the direction of the Group’s business or instability which may result in the loss of potential business opportunities, make it more difficult to pursue its strategic initiatives, or limit its ability to attract and retain qualified personnel, any of which could adversely affect the Group’s business and operating results. If individuals are ultimately elected to FGI’s Board with a specific goal, it may adversely affect the Group’s ability to effectively implement its business strategy and create additional value for stockholders. The Group may choose to initiate, or may become subject to, litigation as a result of a proxy contest or matters arising from the proxy contest, which would serve as a further distraction to the Board and management and would require the Group to incur significant additional costs. In addition, actions such as those described above could cause significant fluctuations in stock price based upon temporary or speculative market perceptions or other factors that do not necessarily reflect the underlying fundamentals and prospects of the business.

FGI may continue to experience rapid and substantial increases or decreases in its stock price in the foreseeable future that may not coincide in timing with the disclosure of news or developments by or affecting the Group. Accordingly, the market price of FGI’s Common Stock may fluctuate dramatically, and may decline rapidly, regardless of any developments in the business.

58.3

Overall, there are various factors, many of which are beyond FGI’s control, that could negatively affect the market price of its common stock or result in fluctuations in the price or trading volume of its common stock, including:

(a)	the impact of tariffs on the business;

(b)	the impact of any future pandemic;

(c)

actual or anticipated variations in the Group’s annual or quarterly results of operations, including earnings estimates and whether the Group meets market expectations with regard to earnings and liquidity;

(d)	the Group’s decision not to, or current inability to, pay dividends or other distributions;

(e)	publication of research reports by analysts or others about the Group or the specialty retail industry, which may be unfavourable, inaccurate, inconsistent or not disseminated on a regular basis;

(f)	changes in market valuations of similar companies;

(g)	market reaction to any additional equity, debt or other securities that the Group may issue in the future, and which may or may not dilute the holdings of existing stockholders;

(h)	additions or departures of key personnel;

(i)	actions by activist and institutional or significant stockholders;

(j)	short interest in the Group’s stock and the market response to such short interest;

(k)	a dramatic increase in the number of individual holders of the stock and their participation in social media platforms targeted at speculative investing;

(l)	speculation in the press or investment community about the Group or industry;

(m)	financial results reported or comments or releases by certain of the Group’s significant public licensing partners pertaining to the watch category;

(n)	strategic actions by the Group or its competitors, such as acquisitions or other investments;

(o)	legislative, administrative, regulatory or other actions affecting the business or the industry, including positions taken by any relevant tax authority (including the Internal Revenue Service);

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(p)	investigations, proceedings, or litigation that involve or affect the Group;

(q)	general market and economic conditions;

(r)	a downgrade in the Group’s debt ratings; and

(s)	the other risks identified herein.

FGI’s organisational documents contain anti-takeover provisions that could discourage a proposal for a takeover.

58.4

FGI’s certificate of incorporation and bylaws, as well as the General Corporation Law of the State of Delaware, contain provisions that may have the effect of discouraging a proposal for a takeover. These include a provision in the certificate of incorporation authorising the issuance of “blank check” preferred stock and provisions in FGI’s bylaws establishing advance notice procedures with respect to certain stockholder proposals. FGI’s bylaws may be amended by a vote of 80% of the Board, subject to repeal by a vote of 80% of the stockholders. In addition, Delaware law limits the ability of a Delaware corporation to engage in certain business combinations with interested stockholders.

Failure to meet the Group’s financial guidance or achieve other forward-looking statements it has provided to the public could result in a decline in its stock price.

58.5

From time to time, the Group provides public guidance on its expected financial results or discloses other forward-looking information for future periods. The Group manages the business to maximise growth and profitability and not to achieve financial or operating targets for any particular reporting period. Although the Group believes that public guidance may provide investors with a better understanding of its expectations for the future and is useful to existing and potential stockholders, such guidance is subject to risks, uncertainties and assumptions. Any such guidance or other forward-looking statements are predictions based on the Group’s then-existing expectations and projections about future events that the Group believes are reasonable. Actual events or results may differ materially from the Group’s expectations, and as such, its actual results may not be in line with guidance provided. The Group is under no duty to update any of its forward-looking statements to conform to actual results or to changes in expectations, except as required by federal securities laws. If the Group’s financial results for a particular period do not meet guidance or the expectations of investors, or if the Group reduces its guidance for future periods, the market price of the common stock may decline and stockholders could be adversely affected. Investors who rely on these predictions when making investment decisions with respect to the Group’s securities do so at their own risk. In addition, stock price may also decline if the Group fails to meet securities research analysts’ projections. Similarly, if one or more of the analysts who covers the Group downgrades its stock or publishes inaccurate or unfavourable research about its business, the stock price could decline.

There is currently no public market for the Warrants or the Pre-Funded Warrants offered and the Warrants and the Pre-Funded Warrants will not be listed on any stock exchange.

58.6

There is currently no public market for the Warrants or the Pre-Funded Warrants offered and there can be no assurance that an active public market will develop or be sustained after completion of the offering. The Dealer Manager is not obligated to, and does not intend to, make a market in the Warrants or the Pre-Funded Warrants, and FGI does not intend to list the Warrants or the Pre-Funded Warrants for trading on any securities exchange. In the event a public market for the Warrants or the Pre-Funded Warrants does not develop or cannot be sustained, it is not possible to predict the price at which the Warrants or the Pre-Funded Warrants will trade in the secondary market or whether such market will be liquid or illiquid. To the extent the Warrants or the Pre-Funded Warrants are exercised, the number of Warrants or the Pre-Funded Warrants outstanding will decrease, which could result in diminished liquidity for such remaining outstanding Warrants or the Pre-Funded Warrants. A decrease in the liquidity of the Warrants or the Pre-Funded Warrants may cause, in

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turn, an increase in the volatility associated with the price of the Warrants or the Pre-Funded Warrants. To the extent that the Warrants or the Pre-Funded Warrants are or become illiquid, an investor may have to exercise the Warrants or the Pre-Funded Warrants to realise value.

Investors will have no rights as a shareholder with respect to their Warrants or the Pre-Funded Warrants until they exercise their Warrants or the Pre-Funded Warrants and acquire shares of FGI’s Common Stock.

58.7

Until investors acquire shares of Common Stock upon exercise of the Warrants or the Pre-Funded Warrants, they will have no rights with respect to the shares of Common Stock underlying such Warrants or the Pre-Funded Warrants. Upon exercise of such Warrants or the Pre-Funded Warrants, investors will be entitled to exercise the rights of a shareholder only as to matters for which the record date occurs after the exercise date.

59	Risks Related to Taxation

FGI may recognise a significant amount of cancellation of indebtedness (“COD”) income for U.S. federal income tax purposes as a result of the consummation of the Notes Restructuring.

59.1

The exchange of Notes pursuant to the Restructuring Plan may result in a significant amount of COD income to FGI for U.S. federal income tax purposes. Since the amount of COD income recognised by FGI generally depends on the “issue price” of the New Notes as determined for U.S. federal income tax purposes and the fair market value of the Common Stock and Warrants received, the precise amount of COD income, if any, resulting from the exchange of Notes cannot be determined until after the date of the exchange. However, FGI anticipates that all or substantially all of any COD income that it may recognise in connection with the exchanges will be offset by current-year tax losses. To the extent that such losses and the other tax attributes are not sufficient to fully offset any COD income (whether due to the amount of COD income, other income generated by the Group, limitations on the utilisation of all or some of the Group’s tax attributes or otherwise), FGI may incur a resulting cash tax liability.

FGI and the Group’s ability to use its U.S. net operating losses and other U.S. income tax attributes to offset future taxable income may be subject to certain limitations.

59.2

As of 31 December 2024, the Group has estimated U.S. federal net operating loss carryforwards of approximately $331 million and certain other U.S. income tax attributes. If FGI undergoes an “ownership change,” the Group’s ability to utilise its pre-ownership change losses and tax credits to offset post-ownership change taxable income or tax liability will be subject to certain limitations for U.S. federal income tax purposes. In general, under Section 382 of the U.S. Internal Revenue Code of 1986, as amended, a corporation undergoes an “ownership change” if there is a greater than 50-percentage-point cumulative change (by value) in the equity ownership (including interests treated as equity ownership for this purpose) of certain stockholders over a rolling three-year period. Generally, the amount of the annual limitation is determined based on a corporation’s value immediately prior to the ownership change. In addition, for U.S. state income tax purposes, the Group’s ability to offset COD income with state net operating loss carryforwards and other U.S. tax attributes will be impacted by the mix of income between states and state-specific limitations. FGI does not believe at this time that the issuance of the Warrants or Common Stock pursuant to the Notes Restructuring (or subsequent exercise of Warrants or Pre-Funded Warrants by a Noteholder) will give rise to an ownership change. However, future issuances or sales of FGI’s Common Stock or other interests treated as its equity (including transactions involving its stock that are not within its control) could result in a current or subsequent ownership change.

59.3

More generally, a change of control or ownership of FGI may have tax implications for any direct and indirect subsidiaries of FGI. Such implications may include, by way of example, limitations or disallowance of tax attributes, clawbacks or degrouping charges, transfer taxes, indirect capital gains tax

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and splitting of tax groupings and fiscal unities. The applicable thresholds for a change of control or ownership and implications of any such change vary by jurisdiction. Accordingly, whether any change of control or ownership of FGI would result in adverse tax consequences would turn on an examination of the tax laws applicable to the relevant subsidiary.

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APPENDIX 1

FORM OF PLAN CREDITOR LETTER

PLAN CREDITOR LETTER

IN THE HIGH COURT OF JUSTICE BUSINESS AND PROPERTY COURTS OF ENGLAND AND WALES INSOLVENCY AND COMPANIES LIST (ChD)	Claim No. [●]

IN THE MATTER OF FOSSIL (UK) GLOBAL SERVICES LTD

- and -

IN THE MATTER OF THE COMPANIES ACT 2006

RESTRUCTURING PLAN

(under Part 26A of the Companies Act 2006)

Between

FOSSIL (UK) GLOBAL SERVICES LTD and the PLAN CREDITORS

THIS LETTER IS THE PLAN CREDITOR LETTER (THE “LETTER”) AS REFERRED TO AND DEFINED IN THE EXPLANATORY STATEMENT, THE PLAN DOCUMENT AND THE TRANSACTION IMPLEMENTATION DEED.

SANCTIONS DISQUALIFIED PERSONS ARE NOT PERMITTED TO: (A) VOTE ON THE RESTRUCTURING PLAN; (B) RECEIVE ANY PLAN CONSIDERATION; OR (C) ELECT TO PARTICIPATE IN THE NEW MONEY OFFERING.

Any Plan Creditor wishing to vote on the Restructuring Plan, whose Notes were not validly placed on DTC’s Automated Tender Offer Program (“ATOP”) system in connection with the Exchange Offer as at the Record Date on 27 October 2025, must complete and submit this Letter to Epiq Corporate Restructuring, LLC (the “Information Agent”) in accordance with the instructions below no later than the Voting Instructions Deadline.

Any Plan Creditor wishing to participate in the New Money Offering that has not already instructed the DTC Participant(s) holding their Notes to electronically deliver such Notes into the voluntary corporate action event established on the ATOP system for the Rights Offering should complete the actions explained in this Letter by the Conditional Expiration Time.

If:

1.

your DTC Participant(s) has submitted an Agent/Attorney-in-Fact and Proxy Nominee Form in accordance with the Exchange Offer prior to the Exchange Offer Expiration Time (which step is automatically effectuated through any submission of the underlying Notes) and your Notes are placed on the ATOP system as of the Record Date on 27 October 2025 in accordance with the procedures of the Exchange Offer, then you will be a “Record Date Tendered Creditor” and you do not need to complete and submit this Letter in order to vote on the Restructuring Plan; and

2.

your DTC Participant(s) has validly electronically delivered your Notes into the voluntary corporate action event established on the ATOP system for the Rights Offering, then you do not need to take any action as set out in this Letter to participate in the New Money Offering.

If a Plan Creditor has instructed their DTC Participant(s) who has placed the Plan Creditor’s Notes on the ATOP system and submitted an Agent/Attorney-in-Fact and Proxy Nominee Form, such a Plan Creditor may instruct its

ii

DTC Participant(s) to withdraw such Plan Creditor’s Notes from placement on the ATOP system prior to the Conditional Expiration Time. If such a Plan Creditor instructs its DTC Participant(s) to withdraw such Plan Creditor’s Notes from placement on the ATOP system:

•	prior to the Record Date, then the Plan Creditor will need to complete and submit this Letter in order to vote on the Restructuring Plan; or

•

on or following the Record Date, then the instruction contained in the Agent/Attorney-in-Fact and Proxy Nominee Form to the Information Agent to vote in favour of the Restructuring Plan will be deemed irrevocable in respect of such a Plan Creditor’s holdings as at the Record Date for voting purposes at the Plan Meeting. Any such Plan Creditor will be considered a Record Date Tendered Creditor and will not need to complete and submit this Letter in order to vote on the Restructuring Plan.

If you have any questions in respect of this Letter then you should contact the Information Agent appointed by the Company in respect of the Restructuring Plan and the Exchange Transactions. The contact details of the Information Agent are set out below.

If a Retail Holder has any questions or objections regarding the Restructuring Plan or the Notes Restructuring, they are encouraged to contact the Retail Advocate, without charge, by emailing jy@fgadvocate.com.

FOR ANY ASSISTANCE WITH COMPLETING THIS LETTER, CONTACT:

Epiq Corporate Restructuring, LLC as the Information Agent of the Company

Telephone: + 1 (646) 362-6336

Email: registration@epiqglobal.com (with the subject line to include “Fossil”)

Plan Website: https://dm.epiq11.com/fossil

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i

KEY DATES AND EXPECTED TIMETABLE

EVENT / DEADLINE	TIME AND DATE
Record Date – the date on which the Plan Creditors’ entitlement to vote on the Restructuring Plan and the value of their Plan Claims are calculated from	Monday, 27 October 2025
Voting Instructions Deadline – subject to voting in person or via a proxy at the Plan Meeting itself, the latest date and time by which the Plan Creditors must submit their completed Plan Creditor Letters to the Information Agent in order to make their elections in respect of voting at the Plan Meeting	10:00 p.m. (London time) / 5:00 p.m. (New York City time) on Monday, 3 November 2025
Plan Meeting – the date of the hybrid physical and virtual meeting of Plan Creditors to vote (either in person, by way of video conference, or by proxy) on the Restructuring Plan	2:00 p.m. (London time) / 9:00 a.m. (New York City time) on Thursday, 6 November 2025
Sanction Hearing – the Court hearing to sanction the Restructuring Plan	On or around Monday, 10 November 2025
Conditional Expiration Time – the latest time by which Plan Creditors will be able to elect to participate in the New Money Offering by instructing the DTC Participant(s) holding their Notes to validly electronically deliver their Notes into the event established on the ATOP system. If a Plan Creditor validly does so, they will be automatically agreeing to pay for their portion of the New Money Offering on the Subscription Payment Deadline	10:00 p.m. (London time) / 5:00 p.m. (New York City time) on or around Monday, 10 November 2025
Plan Effective Date – the date on which the Restructuring Plan is anticipated to become effective (if sanctioned by the Court and assuming all conditions precedent are satisfied and/or waived in due course)	On or around Tuesday, 11 November 2025
Subscription Payment Deadline – the date on which payment for the New Money Offering will be automatically charged by DTC to the DTC Participant of the Plan Creditors (other than Supporting Holders) that elect to participate in the New Money Offering	On or around Tuesday, 11 November 2025
Restructuring Effective Date – the date on which the Notes Restructuring is anticipated to be implemented	On or around Thursday, 13 November 2025

The dates given are based on current expectations and may be subject to change. If any of the expected dates change, adequate notice of the change will be given to the Plan Creditors by such notice being made available on the Plan Website. Plan Creditors are encouraged to monitor the Plan Website (https://dm.epiq11.com/fossil) regularly for any updates.

You are advised to ensure that your DTC Participant(s) acts well in advance of the above deadlines in order to make sure all the necessary procedures are completed in advance of the relevant deadlines to allow your completed Letter to be submitted to the Information Agent.

If the Plan Effective Date occurs, the Restructuring Plan will become effective and binding on all Plan Creditors in accordance with its terms, regardless of whether a Plan Creditor voted in favour or against the Restructuring Plan.

If the actions outlined in Part 3 (Information regarding New Money Offering Elections) of this Letter have not been validly completed by the prescribed deadlines, you will lose the right to participate in the New Money Offering; and/or your Plan Consideration will be limited to Second-Out Notes and Warrants, which will be issued to your DTC Participant(s) via DTC on or as soon as practicable following the Restructuring Effective Date without any further actions or instructions being required from you.

1

INTRODUCTION AND INSTRUCTIONS FOR THE COMPLETION AND SUBMISSION OF THIS LETTER

Introduction

Capitalised terms used in this Letter but not defined in it have the same meaning as given to them in the explanatory statement relating to the Restructuring Plan dated [15 October] 2025 and as distributed to the Plan Creditors by the Company pursuant to section 901D of the Companies Act 2006. (the “Explanatory Statement”).

If you are not a Record Date Tendered Creditor, this Letter must be validly completed by you in order to vote on the Restructuring Plan.

This Letter is divided into three (3) parts as summarised in “Summary of the Contents of this Letter” below. Plan Creditors should read the “Summary of the Contents of this Letter” section carefully to ensure that they complete all relevant parts of this Letter by the relevant deadline(s).

In particular, if you are not a Record Date Tendered Creditor (that is, if your Notes are not placed on the ATOP system as of the Record Date of 27 October 2025 in accordance with the procedures of the Exchange Offer), then you must use this Letter to make your elections in respect of voting at the Plan Meeting. Failure to comply with the relevant deadlines may result in your vote not counting for the purposes of the Plan Meeting.

Before any part of this Letter is completed, Plan Creditors should read the Plan Document and the Explanatory Statement and, in particular, Appendix 2 (Instructions and guidance for Plan Creditors) to the Explanatory Statement. The Plan Document and the Explanatory Statement and all relevant associated documentation can be found on the Plan Website maintained by the Information Agent, Epiq Corporate Restructuring, LLC, at https://dm.epiq11.com/fossil, once the Plan Creditor has registered for access with the Information Agent.

Completion of this Letter

Each Plan Creditor who has not already arranged for submission of an Agent/Attorney-in-Fact and Proxy Nominee Form in accordance with the Exchange Offer must validly complete this Letter in order to vote at the Plan Meeting.

The relevant parts of this Letter must be validly completed together with any accompanying documents and evidence and must be submitted to the Information Agent as soon as possible and in any event within the deadlines set out in this Letter.

The Plan Creditor Letter should be submitted to the Information Agent by either:

1.	completing the online form of Plan Creditor Letter and uploading all accompanying documents on the Plan Website; or

2.

transmitting the completed Plan Creditor Letter in a scanned PDF with all accompanying documentation via email to the Information Agent at: registration@epiqglobal.com with “Fossil” referenced in the subject line, in either case, as soon as possible and, in any event, so as to be received by no later than 10:00 p.m. (London time) / 5:00 p.m. (New York City time) on Monday, 3 November 2025 being the Voting Instructions Deadline.

Each person completing this Letter on behalf of a Plan Creditor confirms and warrants that it is a person who, in accordance with the laws of the relevant jurisdiction, is acting under the authority of the Plan Creditor, is duly authorised to complete and deliver this Letter and to give the voting instructions set out in this Letter and, if applicable, appoints the person named in this Letter to attend, speak and vote (as applicable) at the Plan Meeting.

2

All proxy appointments and elections made in this Letter shall, subject to verification by the Information Agent, be final and binding on and from the date of submission of this Letter to the Information Agent, with the exception of the “Indication of Voting Intention / Voting Instruction” set out in Part 2 (Voting Instructions) of this Letter.

By electing to vote for the Restructuring Plan in Part 2 (Voting Instructions) of this Letter, the Plan Creditor hereby agrees that the Company may, at the Sanction Hearing, consent on behalf of the Plan Creditor to any modification of the Plan Document, the Transaction Implementation Deed and each Restructuring Document that the Court may think fit to approve or impose for the purpose of implementing and/or consummating the Restructuring Plan.

Notwithstanding any other provisions of this Letter: (i) any representation, undertaking, or confirmation required to be delivered; (ii) any deadline for the making of any elections, the delivery of any documents, or the taking of any actions; and/or (iii) the form of any elections or documents required to be delivered, in each case under or in connection with this Letter, may be accepted in such other form, or at such other time, as agreed by the Company in its sole discretion.

What do you need to complete?

If a Plan Creditor is a Record Date Tendered Creditor because its DTC Participant(s) has validly submitted an Agent/Attorney-in-Fact and Proxy Nominee Form in accordance with the Exchange Offer prior to the Exchange Offer Expiration Time (which step is automatically effectuated through any submission of the underlying Notes as of the Record Date on 27 October 2025 in accordance with the procedures of the Exchange Offer), then such Record Date Tendered Creditor does not need to complete and submit this Letter to the Information Agent in order to vote on the Restructuring Plan.

Any Plan Creditor, that is not a Record Date Tendered Creditor, who wishes to vote on the Restructuring Plan must validly complete the relevant sections of:

•	Part 1 (Plan Creditor and Plan Consideration Information); and

•	Part 2 (Voting Instructions),

and submit their completed Letter to the Information Agent on or prior to the Voting Instructions Deadline (10:00 p.m. (London time) / 5:00 p.m. (New York City time) on Monday, 3 November 2025).

In addition, Plan Creditors whose DTC Participant(s) holding their Notes have not already validly electronically delivered their Notes into the voluntary corporate action event established on the ATOP system for the Exchange Offer, and who wish to participate in the New Money Offering must complete the actions described in Part 3 (Information regarding New Money Offering Elections) prior to the Conditional Expiration Time, that is, by 10:00 p.m. (London time) / 5:00 p.m. (New York City time) on Monday, 10 November 2025.

If a Plan Creditor, or their DTC Participant(s) fails to do so, this will result in such a Plan Creditor losing their entitlement to participate in the New Money Offering. In this case, the Plan Creditor will receive Second-Out Notes and Warrants, which will be issued to such Plan Creditor’s DTC Participant(s) via DTC on or as soon as practicable following the Restructuring Effective Date without any further actions or instructions being required from such Plan Creditor.

General

In this Letter, reference to “validly completed” means, in relation to a Letter, a Letter which, to the satisfaction of the Information Agent (acting reasonably):

(a)	has had each relevant part and section thereof completed in full; and

(b)	gives all required authorisations, confirmations and undertakings in the form requested therein.

3

In the event of any inconsistency between the summaries and explanations given in this Letter (including as regards to a Plan Creditor’s Plan Consideration (whether before or after the Restructuring Effective Date)) and the Plan Document, the Transaction Implementation Deed and the Restructuring Documents, the terms of the Plan Document, the Transaction Implementation Deed and the Restructuring Documents (as applicable) shall prevail.

The Information Agent acts in its capacity as agent of the Company only and owes no duty, whether express or implied, to any Plan Creditor.

This Letter and any non-contractual obligations arising out of or in relation to it shall be governed by, and interpreted in accordance with, English law and the courts of England and Wales shall have exclusive jurisdiction to settle any dispute arising out of or in connection with this Letter.

4

SUMMARY OF THE CONTENTS OF THIS LETTER

Part 1: Plan Creditor and Plan Consideration Information

If you are not a Record Date Tendered Creditor, you must complete this Part 1 (Plan Creditor and Plan Consideration Information) in accordance with the instructions below.

Part 1 (Plan Creditor and Plan Consideration Information) must be validly completed by all Plan Creditors (excluding Record Date Tendered Creditors) in order to vote at the Plan Meeting.

Part 1 (Plan Creditor and Plan Consideration Information) is divided into the following sections and should be completed as follows:

Sections	To be completed by	Deadline
Section A (Administrative Details)	All Plan Creditors who wish to vote on the Restructuring Plan (excluding Record Date Tendered Creditors)	Voting Instructions Deadline (10:00 p.m. (London time) / 5:00 p.m. (New York City time) on Monday, 3 November 2025)
Section B (Plan Claim amount)
Section C (DTC Participant Certification)

If Part 1 (Plan Creditor and Plan Consideration Information) is not validly completed by a Plan Creditor by the prescribed deadlines, such a Plan Creditor may not be able to vote at the Plan Meeting.

5

Part 2: Voting Instructions

If you are not a Record Date Tendered Creditor, you must complete this Part 2 (Voting Instructions) in accordance with the instructions below.

Part 2 (Voting Instructions) of this Letter must be validly completed by a Plan Creditor (excluding Record Date Tendered Creditors) if it wishes to vote on the Restructuring Plan.

Part 2 (Voting Instructions) is divided into the following sections and should be completed as follows:

Sections	To be completed by	Deadline
Section A (Attendance at the Plan Meeting)	All Plan Creditors (excluding Record Date Tendered Creditors)	Voting Instructions Deadline (10:00 p.m. (London time) / 5:00 p.m. (New York City time) on Monday, 3 November 2025)
Section B (Indication of Voting Intention/Voting Instruction)

Failure to comply with the relevant deadline may result in such Plan Creditor’s vote not counting for the purposes of the Plan Meeting.

In order for a Plan Creditor to vote at the Plan Meeting, the Plan Creditor must:

(a)	be a Record Date Tendered Creditor;

(b)

(physically or remotely) attend the Plan Meeting and vote itself or, if a corporate entity, by an authorised representative (with appropriate documentation as provided in the Explanatory Statement and this Plan Creditor Letter);

(c)

have submitted their completed and signed Plan Creditor Letter (including the DTC Participant Certification in Section C (DTC Participant Certification) of Part 1 (Plan Creditor and Plan Consideration Information)) to the Information Agent either by:

(i)	submission through the Plan Website: https://dm.epiq11.com/fossil; or

(ii)	email to Registration@epiqglobal.com (with “Fossil” referenced in the subject line),

as soon as possible and in any event to be received by no later than 10:00 p.m. (London time) / 5:00 p.m. (New York City time) on 3 November 2025 being the date that is three (3) Business Days prior to the Plan Meeting; or

(d)

arrange for a hard copy form of their completed and signed Plan Creditor Letter (with appropriate documentation as provided in the Explanatory Statement and this Plan Creditor Letter) to be delivered by hand to the Chairperson at the Plan Meeting, appointing either the Chairperson or another person to attend the Plan Meeting and vote as proxy on the Plan Creditor’s behalf.

Plan Creditors may vote in person physically or via video conference at the Plan Meeting or they may appoint another person, whether a Plan Creditor or not, as their proxy to attend and vote in their place.

Where a Plan Creditor or its proxy (apart from the Chairperson) intends to attend the Plan Meeting in person or via video conference, at the registration of the Plan Meeting, they are required to provide (or, where attending via video conference, hold up to the camera):

(a)

natural persons: an Identification Document as proof of personal identity. The passport or identification details contained in the Identification Document must match the details provided by the Plan Creditor in Part 2 (Voting Instructions) of this Letter;

6

(b)

corporate persons: evidence of the relevant representative’s or individual proxy’s authority (as applicable) to attend the Plan Meeting on behalf of the Plan Creditor (for example, a valid power of attorney and/or board resolutions); and

(c)	a validly completed Letter.

Registration for the Plan Meeting will commence at 1:30 p.m. (London time) / 8:30 a.m. (New York City time) on Thursday, 6 November 2025 (being 30 minutes before the anticipated time of the Plan Meeting). The anticipated start time of the Plan Meeting is set out in the Notice of Plan Meeting, which is Appendix 3 (Form of Notice of Plan Meeting) to the Explanatory Statement and is available on the Plan Website at https://dm.epiq11.com/fossil.

Plan Creditors that are corporate persons are required to submit evidence of the relevant representative’s or individual proxy’s (other than the Chairperson) authority (as applicable) to attend (either in person or by way of video conference) the Plan Meeting on behalf of the Plan Creditor (for example, a valid power of attorney and/or board resolutions) to the Information Agent when submitting their Letter.

If:

(a)	the applicable sections of the Letter are not validly completed and submitted by the prescribed deadline;

(b)	appropriate evidence of corporate authority is not produced for proxies (other than the Chairperson) or representatives attending on behalf of a Plan Creditor; and

(c)	such proxies or representatives do not provide Identification Documents during registration for the Plan Meeting,

that proxy shall only be permitted to attend and vote at the Plan Meeting at the discretion of the Chairperson.

7

Part 3: Information regarding New Money Offering Elections

If you wish to participate in the New Money Offering, you must complete the actions described in Part 3 (Information regarding New Money Offering Elections) in accordance with the instructions below.

All Plan Creditors are eligible to participate in the New Money Offering. Plan Creditors who participate in the New Money Offering will receive their allocation of First-Out Notes and Common Stock in addition to the Warrants via DTC on or as soon as practicable following the Restructuring Effective Date.

To participate in the New Money Offering, Plan Creditors must instruct the DTC Participant(s) holding their Notes to validly electronically deliver such Notes into the voluntary corporate action event established on the ATOP system for the Rights Offering (or the Private Exchange, as applicable) prior to the Conditional Expiration Time, that is, by 10:00 p.m. (London time) / 5:00 p.m. (New York City time) on Monday, 10 November 2025.

Failure by a Plan Creditor, or their DTC Participant(s), to take this action prior to the Conditional Expiration Time (10:00 p.m. (London time) / 5:00 p.m. (New York City time) on Monday, 10 November 2025) may result in the relevant Plan Creditor:

(a)	not being entitled to participate in the New Money Offering;

(b)	not being entitled to receive First-Out Notes or Common Stock; and

(c)

receiving Second-Out Notes and Warrants as its Plan Consideration which will be issued to such Plan Creditor’s DTC Participant(s) via DTC on or as soon as practicable following the Restructuring Effective Date without any further actions or instructions being required from such a Plan Creditor.

FOR ANY ASSISTANCE WITH COMPLETING THIS LETTER, CONTACT:

Epiq Corporate Restructuring, LLC as the Information Agent of the Company

Telephone: + 1 (646) 362-6336

Email: registration@epiqglobal.com (with the subject line to include “Fossil”)

Plan Website: https://dm.epiq11.com/fossil

8

PART 1

PLAN CREDITOR AND PLAN CONSIDERATION INFORMATION

IF YOU ARE NOT A RECORD DATE TENDERED CREDITOR, YOU MUST VALIDLY COMPLETE AND SUBMIT THIS LETTER TO THE INFORMATION AGENT.

THIS SECTION OF THE LETTER MUST BE VALIDLY COMPLETED BY ALL PLAN CREDITORS (EXCLUDING RECORD DATE TENDERED CREDITORS) WHO WISH TO VOTE AT THE PLAN MEETING.

Each of SECTION A, SECTION B and SECTION C must be validly completed by all Plan Creditors (excluding Record Date Tendered Creditors) in order to vote at the Plan Meeting.

If the relevant sections of this Part 1 are not validly completed by Plan Creditors by the Voting Instructions Deadline (10:00 p.m. (London time) / 5:00 p.m. (New York City time) on Monday, 3 November 2025), they may not be able to vote at the Plan Meeting.

Section A: Administrative Details

Full name of Plan Creditor:

Telephone number (with country code):

E-mail address:

Principal contact person:

Jurisdiction of Plan Creditor

Section B: Plan Claim amount

All Plan Creditors (excluding Record Date Tendered Creditors) must, by no later than the prescribed deadline, complete this Part 1, Section B by indicating below the value of its Plan Claims in respect of the Company as at the Record Date.

Plan Claim amount in respect of the Company (complete if you are a Plan Creditor):

Notes, CUSIP and ISIN	Number of Notes held in DTC as at the Record Date	Aggregate principal amount of Notes held in DTC as at the Record Date (Number of Notes multiplied by $25)
7.00% senior unsecured notes due 2026 (CUSIP 34988V304, ISIN US34988V3042) Six million in Number and US $150 million in principal amount

The information provided in this Section B by a Plan Creditor will be used for the purposes of voting at the Plan Meeting with its Plan Claims valued as at the Record Date, subject to the details provided in Appendix 1 (DTC Participant Certification) by the DTC Participant.

9

The Chairperson may reject a Plan Claim in whole or in part if they consider that the information provided does not accurately reflect that Plan Creditor’s holdings as verified by the DTC Participant Certification contained at Section C below. If the Plan Claim is disputed, the Chairperson will admit the lower of the disputed values of the Plan Claim for the purposes of voting at the Plan Meeting.

If a Plan Creditor (who is not a Record Date Tendered Creditor) wishes for its record of its Plan Claim amount(s) to be taken into consideration for voting purposes, it must validly complete this Section B and submit its completed Letter to the Information Agent by no later than the Voting Instructions Deadline (10:00 p.m. (London time) / 5:00 p.m. (New York City time) on Monday, 3 November 2025).

Plan Creditors are advised that the information provided in this Section B shall NOT be used for the purposes of determining and delivering Plan Creditors’ Plan Consideration.

Plan Creditors should consult the applicable Restructuring Document(s) for more detailed instructions and requirements for the purposes of determining and delivering their Plan Consideration.

Section C: DTC Participant Certification

To vote at the Plan Meeting, the Plan Creditor named in Part 1 (Plan Creditor and Plan Consideration Information) of this Letter must deliver a DTC Participant Certification executed by its DTC Participant to the Information Agent in the form set out in Appendix 1 (DTC Participant Certification) to this Letter by either:

1.	uploading it to the Plan Website in connection with the completion and submission of the online form of this Letter on the Plan Website; or

2.

transmitting the validly completed Plan Creditor Letter (including the DTC Participant Certification) in a scanned PDF via email to the Information Agent at: registration@epiqglobal.com with “Fossil” referenced in the subject line, by no later than the Voting Instruction Deadline (10:00 p.m. (London time) / 5:00 p.m. (New York City time) on Monday, 3 November 2025).

The DTC Participant Certification contained at Appendix 1 (DTC Participant Certification) to this Letter is available for download from the Plan Website at https://dm.epiq11.com/fossil.

Failure by a Plan Creditor to include a valid DTC Participant Certification executed by a DTC Participant with this Letter by the applicable deadline will invalidate this Letter and the relevant Plan Creditor may not be entitled to vote at the Plan Meeting. In such circumstances, the ability of such a Plan Creditor to vote at the Plan Meeting will be subject to the discretion of the Chairperson.

PLEASE REACH OUT TO THE INFORMATION AGENT AS SOON AS POSSIBLE IF YOU MISS THE DEADLINE FOR DELIVERY OF THE DTC PARTICIPANT CERTIFICATION.

10

PART 2

VOTING INSTRUCTIONS

IF YOU ARE NOT A RECORD DATE TENDERED CREDITOR, YOU MUST VALIDLY COMPLETE AND SUBMIT THIS LETTER TO THE INFORMATION AGENT.

THIS SECTION OF THE LETTER MUST BE VALIDLY COMPLETED BY ALL PLAN CREDITORS (EXCLUDING RECORD DATE TENDERED CREDITORS) WHO WISH TO VOTE AT THE PLAN MEETING.

Failure to validly complete and submit this Part 2 by the Voting Instruction Deadline (10:00 p.m. (London time) / 5:00 p.m. (New York City time) on Monday, 3 November 2025) (along with the relevant sections of Part 1 (Plan Creditor and Plan Consideration Information) of this Letter by the relevant deadlines set out therein) and/or a failure to provide all relevant supporting information may result in such Plan Creditor’s vote not counting for the purposes of the Plan Meeting.

PLEASE REACH OUT TO THE INFORMATION AGENT AS SOON AS POSSIBLE AHEAD OF THE PLAN MEETING IF YOU MISS THE VOTING INSTRUCTIONS DEADLINE BUT WISH TO VOTE ON THE RESTRUCTURING PLAN.

YOU MUST ONLY MAKE ONE (1) ELCTION IN SECTION A BELOW.

Section A: Attendance at the Plan Meeting

The Plan Creditor identified in Section A (Administrative Details) of Part 1 (Plan Creditor and Plan Consideration Information) of this Letter wishes to:

A.	Appoint the Chairperson of the Plan Meeting as its proxy to attend and vote on its behalf;

OR

B.	Appoint the following individual (being a person other than the Chairperson) to attend as its proxy and vote on its behalf; or

Name:

Email:

Passport (or government issued photographic identification) country and identification number:

	Identification Country of Issuance	Number/ Identification Number

OR

C.	Attend and vote in person at the Plan Meeting (if a corporate person, by the below-named individual as its representative):

Name:

Email:

Passport (or government issued photographic identification) country and identification number:

	Identification Country of Issuance	Number/ Identification Number

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Notes:

If the Plan Creditor is a corporate person, please enclose evidence of the authority granted to the above-named individual as proxy or representative (for example, a valid power of attorney or board resolutions) when submitting this Letter.

In order to attend the Plan Meeting (physically or via video conference), an attendee may be asked to produce at the registration of the Plan Meeting:

(a)	a duplicate copy of the completed Letter for each Plan Creditor they represent;

(b)	a passport (or government issued photographic identification), matching the details above, as proof of identity; and

(c)

where they are representing a corporate person, evidence of the relevant representative’s or individual proxy’s authority (as applicable) to attend the Plan Meeting on behalf of the Plan Creditor (for example, a valid power of attorney and/or board resolutions).

In order to attend the Plan Meeting via video conference, an attendee will need to have been granted access details to the video conference platform by the Information Agent, following submission of the required evidence explained above by the Voting Instructions Deadline (being 10 p.m. (London time) / 5:00 p.m. (New York City time) on Monday, 3 November 2025). Such attendee may be required to prove their identity on the video conference platform during the registration period in the 30 minutes before the scheduled time of the Plan Meeting.

In order to attend the Plan Meeting physically, an attendee should identify themselves at the registration desk at the office of Weil, Gotshal & Manges LLP at 110 Fetter Lane, London EC4A 1AY, United Kingdom, no later than 30 minutes before the scheduled time of the Plan Meeting.

If a Record Date Tendered Creditor wishes to attend the Plan Meeting (physically or via video conference), they should notify the Information Agent as soon as possible and in any event by the Voting Instructions Deadline (being 10 p.m. (London time) / 5:00 p.m. (New York City time) on Monday, 3 November 2025). Such Record Date Tendered Creditors will:

(a)

need to request the Voluntary Offer Instruction Number from their DTC Participant(s) which corresponds to the submission of their Notes on the ATOP system and the submission of the Agent/Attorney-in-Fact and Proxy Nominee Form by their DTC Participant(s), and provide the Voluntary Offer Instruction Number to the Information Agent and the Chairperson; and

(b)	may be requested to provide such identification document and evidence of the authority as requested by the Information Agent or the Chairperson,

in each case, during the registration period in the 30 minutes before the scheduled time of the Plan Meeting.

Section B: Indication of Voting Intention/Voting Instruction

The Plan Creditor identified in Section A (Administrative Details) of Part 1 (Plan Creditor and Plan Consideration Information) of this Letter intends to vote, or hereby instructs its proxy to vote, in accordance with the below election at the Plan Meeting by ticking in the relevant box FOR or AGAINST.

You must make only ONE election on whether you vote FOR or AGAINST in respect of the Plan Meeting and your voting selection will be deemed to have been made in respect of all of your Plan Claims for the Plan Meeting.

☐	Vote FOR the Restructuring Plan (subject to, any modification, addition or condition approved or imposed by the Court)

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☐	Vote AGAINST the Restructuring Plan

By signing this Part 2, Section B and voting for the Restructuring Plan (or having its proxy do so), the Plan Creditor identified in Section A (Administrative Details) of Part 1 (Plan Creditor and Plan Consideration Information) of this Letter:

1.

agrees that the Company may, at the Sanction Hearing, consent on behalf of the Plan Creditor to any modification of the Plan Document, the Transaction Implementation Deed and each Restructuring Document (as defined in the Restructuring Plan) that the Court may think fit to approve or impose for the purpose of implementing and/or consummating the Restructuring Plan; and

2.

instructs the Company, to sign the Restructuring Documents (as defined in the Restructuring Plan) and such agreements, documents or other instruments to effect the Notes Restructuring that the Company requests.

Executed by the Plan Creditor or an authorised representative for and on behalf of the Plan Creditor identified in Part 1, Section A of this Letter:

Name:

Signature:

Date:

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PART 3

INFORMATION REGARDING NEW MONEY OFFERING ELECTIONS

Participation in the New Money Offering Election may only be effectuated through the separate process described below, and not through this Letter.

However, the actions described in this Part 3 (Information Regarding New Money Offering Elections) must be validly completed by Plan Creditors who wish to participate in the New Money Offering in accordance with the instructions below.

All Plan Creditors are eligible to participate in the New Money Offering. Plan Creditors who participate in the New Money Offering will receive their allocation of First-Out Notes and Common Stock in addition to the Warrants via DTC on or as soon as practicable following the Restructuring Effective Date.

To participate in the New Money Offering, Plan Creditors must instruct the DTC Participant(s) holding their Notes to validly electronically deliver such Notes into the voluntary corporate action event established on the ATOP system for the Rights Offering (or Private Exchange, as applicable) by the Conditional Expiration Time, that is, by 10:00 p.m. (London time) / 5:00 p.m. (New York City time) on Monday, 10 November 2025.

Failure to take this action by the Plan Creditor, or their DTC Participant(s), by the Conditional Expiration Time (10:00 p.m. (London time) / 5:00 p.m. (New York City time) on Monday, 10 November 2025) will result in the relevant Plan Creditor:

(a)	not being entitled to participate in the New Money Offering;

(b)	not being entitled to receive First-Out Notes or Common Stock; and

(c)

receiving Second-Out Notes and Warrants as its Plan Consideration which will be issued to the Plan Creditor’s DTC Participant(s) via DTC on or as soon as practicable following the Restructuring Effective Date without any further actions or instructions being required from the relevant Plan Creditor.

Plan Creditors should consult the Explanatory Statement and the TSA (as applicable) for further detail in relation to the New Money Offering. The TSA is available for review by Plan Creditors at Exhibit 10.1 of the Form 8-K filed by FGI on 13 August 2025 on the SEC website (www.sec.gov). The Explanatory Statement is also available for review on the SEC website (www.sec.gov).

As part of the launch of the Exchange Transactions on 9 September 2025, FGI initiated a voluntary corporate action event on the ATOP system in respect of the Exchange Offer and the Rights Offering.

In order to participate in the New Money Offering, Plan Creditors must instruct the DTC Participant(s) holding their Notes to validly electronically deliver such Notes into the voluntary corporate action event established on the ATOP system for the Rights Offering. If a Plan Creditor (other than a Supporting Holder) instructs their DTC Participant(s) to select an option on the ATOP system that includes the exercise of subscription rights for First-Out Notes, then the Plan Creditor will be automatically agreeing to pay for such First-Out Notes to be issued on or as soon as practicable following the Restructuring Effective Date as part of the New Money Offering. Failure by the Plan Creditor, or their DTC Participant(s), to validly complete the above by 10:00 p.m. (London time) / 5:00 p.m. (New York City time) on Monday, 10 November being the Conditional Expiration Time will result in the Plan Creditor losing its entitlement to participate in the New Money Offering. In this case, the Plan Creditor’s Plan Consideration will comprise Second-Out Notes and Warrants (not First-Out Notes or Common Stock) which will be issued to the Plan Creditor’s DTC Participant(s) via DTC on or as soon as practicable following the Restructuring Effective Date without any further actions or instructions being required from such a Plan Creditor.

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Payment of the applicable aggregate subscription price for the New Money Offering with respect to any Plan Creditor that is not a Supporting Holder will be automatically charged by DTC on the Subscription Payment Deadline on Tuesday, 11 November 2025 to the DTC Participant that tendered such Plan Creditors’ Notes on the ATOP system.

If there are insufficient funds in the account of a Plan Creditor’s DTC Participant(s), such that a Plan Creditor fails to fund its allocation of the New Money Offering, such a Plan Creditor will instead have their Plan Consideration limited to Second-Out Notes and Warrants which will be issued to such Plan Creditor’s DTC Participants via DTC on or as soon as practicable following the Restructuring Effective Date without any further actions or instructions being required from such a Plan Creditor.

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Appendix 1

DTC Participant Certification

From: The	DTC Participant specified below (the “DTC Participant”, “we” and “us”)

To: Fossil	(UK) Global Services Ltd (the “Company”)

  Epiq Corporate Restructuring, LLC (the “Information Agent”)

Copy: [insert	Plan Creditor name] (the “Plan Creditor”)

[insert date] 2025

1	We refer to:

(a)

the explanatory statement dated [15 October] 2025 and issued pursuant to section 901D of the Companies Act 2006 in connection with the Restructuring Plan under Part 26A of the Companies Act 2006 proposed by the Company (the “Explanatory Statement”); and

(b)	the form of the Plan Creditor Letter as set out in Appendix 1 (Form of Plan Creditor Letter) to the Explanatory Statement.

2	Terms not otherwise defined in this letter shall have the meaning given to them in the Explanatory Statement.

3

This letter is a DTC Participant Certification and is being provided in connection with the submission of a Plan Creditor Letter in accordance with its terms by the Plan Creditor and in respect of the Notes held by the DTC Participant on behalf of the Plan Creditor as specified below as of the Record Date on 27 October 2025:

Notes, CUSIP and ISIN	Number of Notes held in DTC as at the Record Date	Aggregate principal amount of Notes held in DTC as at the Record Date (Number of Notes multiplied by $25)	DTC Participant Name
7.00% senior unsecured notes due 2026 (CUSIP 34988V304, ISIN US34988V3042) Six million in Number and US $150 million in principal amount

4

By signing, and affixing a DTC medallion stamp to (or otherwise executing in accordance with the directions below) this letter, we hereby acknowledge and confirm that, as of the Record Date, that the DTC Participant shown below holds the Notes in the amount set out in the table at paragraph 3 above on behalf of the Plan Creditor (the “Record Date Notes”):

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Authorised Signature of DTC Participant:

Name of Signatory:

Name of DTC Participant:

DTC Participant Number:

Telephone Number with Area Code:

Email Address:

Date:

MEDALLION GUARANTEE:

(In lieu of providing a medallion stamp, a DTC Participant may provide a notarized signature above and attach a list of authorized signatories on the letterhead of the DTC Participant.)

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APPENDIX 2

INSTRUCTIONS AND GUIDANCE FOR PLAN CREDITORS

THIS APPENDIX SETS OUT INSTRUCTIONS AND GUIDANCE FOR VOTING AT THE PLAN MEETING AND CERTAIN ADDITIONAL MATTERS IN RELATION TO COMPLETION OF THE PLAN CREDITOR LETTER BY A PLAN CREDITOR.

IF A PLAN CREDITOR IS A SANCTIONS DISQUALIFIED PERSON, THEY ARE NOT PERMITTED TO: (A) VOTE ON THE RESTRUCTURING PLAN; (B) RECEVIVE ANY PLAN CONSIDERATION; OR (C) ELECT TO PARTICIPATE IN THE NEW MONEY OFFERING.

ONLY PLAN CREDITORS WHO HAVE NOT ALREADY ARRANGED FOR SUBMISSION OF THEIR AGENT/ATTORNEY-IN-FACT AND PROXY NOMINEE FORM IN ACCORDANCE WITH THE EXCHANGE OFFER NEED TO COMPLETE THE PLAN CREDITOR LETTER.

PRIOR TO SUBMITTING THE PLAN CREDITOR LETTER, ALL PLAN CREDITORS RQUIRED TO COMPLETE SUCH LETTER ARE ADVISED TO READ THE FOLLOWING SECTIONS OF THIS APPENDIX:

1.	THE GENERAL GUIDANCE IN SECTION 1 (GENERAL GUIDANCE);

2.	THE VOTING GUIDANCE FOR PLAN CREDITORS IN SECTION 2 (VOTING GUIDANCE FOR PLAN CREDITORS); AND

3.	IN RESPECT OF PLAN CREDITORS WISHING TO PARTICIPATE IN THE NEW MONEY OFFERING, SECTION 3 (GUIDANCE FOR PARTICIPATING IN THE NEW MONEY OFERING).

SECTION 1 – GENERAL GUIDANCE

1	PLAN MEETING

1.1	The Restructuring Plan is proposed between the Company and its Plan Creditors.

1.2	The Company shall hold one (1) meeting of its Plan Creditors as set out in paragraph 1.5 (Plan Meeting) below.

1.3	Further information on whether you are a Plan Creditor can be found in the section ‘Are you a Plan Creditor?’ of this Explanatory Statement.

1.4

Before the Restructuring Plan can become effective and binding on the Company and its Plan Creditors, a resolution to approve it must be passed by the requisite majority of the Plan Creditors required by section 901F of the Companies Act. The requisite majority is the approval of a number representing at least 75% in value of the Plan Creditors present (in person or via video conference and, in each case, whether personally, by a duly authorised representative (if a corporation), or by proxy) and voting at the Plan Meeting.

1.5

The Court has granted permission to the Company to convene a single Plan Meeting to be held at the offices of Weil, Gotshal & Manges LLP, 110 Fetter Lane, London EC4A 1AY and by way of video conference at 2:00 p.m. (London time) / 9:00 a.m. (New York City time) on Thursday, 6 November 2025. Formal notice of the Plan Meeting is set out in Appendix 3 (Form of Notice of Plan Meeting) to this Explanatory Statement.

1.6

Those Plan Creditors who are Sanctions Disqualified Persons are not eligible to: (i) vote on the Restructuring Plan; (ii) receive any Plan Consideration; or (iii) elect to participate in the New Money Offering.

1.7

The Information Agent has been appointed to facilitate communications with the Plan Creditors. The Information Agent’s remuneration and expenses, and all costs incurred by it on behalf of the Company, shall be met by the Company. The Information Agent is the agent of the Company and owes no duty to any Plan Creditor.

1.8	For further assistance, or if a person is in any doubt as to whether or not it is a Plan Creditor, contact the Information Agent using the details below:

Epiq Corporate Restructuring, LLC as the Information Agent of the Company

Telephone: +1 (646) 362-6336

E-mail: registration@epiqglobal.com (with the subject line to include “Fossil”)

Plan Website: https://dm.epiq11.com/fossil

1.9

If a Retail Holder has any questions or objections regarding the Restructuring Plan or the Notes Restructuring, they are encouraged to contact the Retail Advocate, without charge, by emailing jy@fgadvocate.com.

2	VOTING

Voting will take place at the Plan Meeting by the Plan Creditors appearing either in person or via video conference, in each case, whether personally, by a duly-authorised representative or by proxy, as explained in more detail in Section 2 (Voting Guidance for Plan Creditors) of this Appendix and in Part 2 (Voting Instructions) of the Plan Creditor Letter.

3	ASSESSMENT OF PLAN CLAIMS FOR VOTING PURPOSES

3.1

The amount of the Plan Claim for voting purposes of each Plan Creditor will be calculated, as set out under “Plan Claims” of the ‘Are you a Plan Creditor?’ section of this Explanatory Statement, with reference to the relevant provisions of the Notes Indenture as at the Record Date (being Monday, 27 October 2025) and based on:

(a)

information provided to the Company, or the Information Agent (including in conjunction with information received through DTC) on their behalf, by a Plan Creditor or otherwise, including any information provided in a Plan Creditor’s Plan Creditor Letter (in particular, in Section B (Plan Claim Amount) of Part 1 (Plan Creditor and Plan Consideration Information)); and/or

(b)	the Company’s own books and records, and information available to its auditors and financial and legal advisers.

3.2	This information will be used by the Chairperson to determine whether the Restructuring Plan is approved at the Plan Meeting.

3.3

The Plan Creditors may be requested by the Company to assist with confirming the amount of their Plan Claims. Plan Creditors do not need to take any action in respect of confirming the amount of their Plan Claims other than providing the details requested in the Plan Creditor Letter.

3.4

Subject to paragraph 4 (Transfers and assignments after the Record Date) below, only those Plan Creditors that are Plan Creditors as at the Record Date (being Monday, 27 October 2025) are entitled to attend and vote at the Plan Meeting in accordance with the procedures set out in more detail below.

3.5

The assessment of Plan Claims for voting purposes shall be carried out by the Chairperson. The Chairperson may, for voting purposes only, reject a Plan Claim in whole or in part if they consider that the information provided does not accurately reflect that Plan Creditor’s holdings as verified by the DTC Participant Certification to be submitted alongside the Plan Creditor Letter (in the form as set out in Appendix 1 (DTC Participant Certification) to the Plan Creditor Letter). If the Plan Claim is disputed, the Chairperson will admit the lower of the disputed values of the Plan Claim for the purposes of voting at the Plan Meeting.

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3.6

The Chairperson will report to the Court, at the Sanction Hearing (which is anticipated to take place on Monday, 10 November 2025), their decision to reject Plan Claims (if any), with details of those Plan Claims and the reasons for rejection.

3.7

The admission and valuation of any Plan Claim for voting purposes does not (in itself) constitute an admission of the existence or value of the Plan Claim and will not bind the Company or the Plan Creditors concerned.

4	TRANSFERS AND ASSIGNMENTS AFTER THE RECORD DATE

4.1	The Company is under no obligation to recognise any assignment or transfer of any Plan Claim after the Record Date (being Monday, 27 October 2025) for the purposes of voting on the Restructuring Plan.

4.2

Where the Company has received from the relevant parties, in writing, notice of such assignment or transfer, the Company may, in its absolute discretion, acting in good faith and reasonably, and subject to such evidence as it may reasonably require, agree to recognise such assignment or transfer prior to 10:00 p.m. (London time) / 5:00 p.m. (New York City time) on Monday, 3 November 2025, being the Voting Instructions Deadline for the purposes of voting at the Plan Meeting.

4.3

Any assignee or transferee of a Plan Claim recognised under the Restructuring Plan at the discretion of the Company shall be bound by the terms of the Restructuring Plan and be a Plan Creditor for the purposes of the Restructuring Plan.

3

SECTION 2 – VOTING GUIDANCE FOR PLAN CREDITORS

5	VOTING AT THE PLAN MEETING

5.1

If a Plan Creditor’s DTC Participant(s) has submitted an Agent/Attorney-in-Fact and Proxy Nominee Form in accordance with the Exchange Offer prior to the Exchange Offer Expiration Time and such Plan Creditor’s Notes are validly placed on the ATOP system as of the Record Date in accordance with the procedures of the Exchange Offer, then such Plan Creditor (a “Record Date Tendered Creditor”) does not need to complete and submit the Plan Creditor Letter in order to vote on the Restructuring Plan at the Plan Meeting. Such Record Date Tendered Creditors have appointed the Information Agent as their proxy to vote in favour of the Restructuring Plan at the Plan Meeting.

5.2

If a Plan Creditor instructed their DTC Participant(s) who has placed the Plan Creditor’s Notes on the ATOP system and submitted an Agent/Attorney-in-Fact and Proxy Nominee Form, such a Plan Creditor may instruct its DTC Participant(s) to withdraw such Plan Creditor’s Notes from placement on the ATOP system:

(a)	If this occurs prior to the Record Date, then the Plan Creditor will need to complete and submit the Plan Creditor Letter in order to vote on the Restructuring Plan.

(b)

If this occurs on or following the Record Date, then the instruction contained in the Agent/Attorney-in-Fact and Proxy Nominee Form to the Information Agent to vote in favour of the Restructuring Plan will be deemed irrevocable in respect of such a Plan Creditor’s holdings as at the Record date for voting purposes at the Plan Meeting. Any such Plan Creditor will be considered a Record Date Tendered Creditor and will not need to complete and submit the Plan Creditor Letter in order to vote on the Restructuring Plan.

5.3	In order for a Plan Creditor to vote at the Plan Meeting, the Plan Creditor must:

(a)	be a Record Date Tendered Creditor;

(b)

(physically or remotely) attend the Plan Meeting and vote itself or, if a corporate entity, by an authorised representative (with appropriate documentation as provided in the Explanatory Statement and this Plan Creditor Letter);

(c)

have submitted their completed and signed Plan Creditor Letter (including the DTC Participant Certification in Section C (DTC Participant Certification) of Part 1 (Plan Creditor and Plan Consideration Information)) of the Plan Creditor Letter to the Information Agent either by:

(i)	submission through the Plan Website: https://dm.epiq11.com/fossil; or

(ii)	email to Registration@epiqglobal.com (with “Fossil” referenced in the subject line),

as soon as possible and in any event to be received by no later than 10:00 p.m. (London time) / 5:00 p.m. (New York City time) on 3 November 2025 being the date that is three (3) Business Days prior to the Plan Meeting; or

(d)

arrange for a hard copy form of their completed and signed Plan Creditor Letter (with appropriate documentation as provided in the Explanatory Statement and this Plan Creditor Letter) to be delivered by hand to the Chairperson at the Plan Meeting, appointing either the Chairperson or another person to attend the Plan Meeting and vote as proxy on the Plan Creditor’s behalf.

5.4

Unless a validly completed Plan Creditor Letter is submitted to the Information Agent by a Plan Creditor (that is not a Record Date Tendered Creditor) before the Voting Instructions Deadline, together with the relevant corporate authorisations for the representative of the Plan Creditor or its proxy (other than the Chairperson) named in Section A (Attendance at the Plan Meeting) of Part 2 (Voting Instructions) of the Plan Creditor Letter, the voting instructions contained therein will be disregarded for the purposes of voting at the Plan Meeting and such Plan Creditor’s admission to and entitlement to vote at the Plan Meeting will be at the discretion of the Chairperson (following the submission of a validly completed

4

Plan Creditor Letter and evidence of corporate authority (if applicable)). Plan Creditors (excluding Tendered Creditors) are strongly encouraged to submit the Plan Creditor Letter as soon as possible and prior to 10:00 p.m. (London time) / 5:00 p.m. (New York City time) on Monday, 3 November 2025, being the Voting Instructions Deadline.

5.5

At any time prior to the commencement of the Plan Meeting, Plan Creditors that are not Record Date Tendered Creditors and who have missed the Voting Instructions Deadline should still submit the validly completed Plan Creditor Letter, and evidence of corporate authority (if applicable) to the Information Agent via the Plan Website or by email to registration@epiqglobal.com with “Fossil” referenced in the subject line as soon as possible thereafter. Such Plan Creditors’ admission to and entitlement to vote at the Plan Meeting will be at the discretion of the Chairperson (following the submission of a validly completed Plan Creditor Letter and evidence of corporate authority (if applicable)).

6	COMPLETING THE PLAN CREDITOR LETTER

6.1	The Plan Creditor Letter contains detailed instructions to ensure it is validly completed, which each Plan Creditor should read in full.

6.2

The Plan Creditor Letter must be submitted to the Information Agent via the Plan Website (including by uploading all accompanying documentation) or via email to registration@epiqglobal.com (including a scanned PDF with all accompanying documentation) with “Fossil” referenced in the subject line.

6.3

In summary, each Plan Creditor that is not a Record Date Tendered Creditor wishing to attend (physically or via the video conference platform) and vote at the Plan Meeting must complete the applicable sections of Part 1 (Plan Creditor and Plan Consideration Information) and Part 2 (Voting Instructions) of the Plan Creditor Letter, in accordance with the instructions therein, by 10:00 p.m. (London time) / 5:00 p.m. (New York City time) on Monday, 3 November 2025, being the Voting Instructions Deadline.

6.4	Under Section A (Attendance at the Plan Meeting) of Part 2 (Voting Instructions) of the Plan Creditor Letter, each Plan Creditor that is not a Record Date Tendered Creditor may elect to:

(a)	attend and vote at the Plan Meeting in person or via video conference;

(b)	instruct the Chairperson as its proxy to cast its vote in accordance with the wishes of that Plan Creditor; or

(c)	appoint someone else as its proxy to attend and vote at the Plan Meeting in person physically or via video conference on its behalf,

in each case, by ensuring that such election is recorded in the Plan Creditor Letter and that the voting intention/instruction in Section B (Indication of Voting Intention/Voting Instruction) of Part 2 (Voting Instructions) of the Plan Creditor Letter is completed.

6.5

Plan Creditors that are not Record Date Tendered Creditors are strongly encouraged to appoint a proxy (either the Chairperson or another person of their choice who is willing to attend the Plan Meeting) even if they intend to attend and vote in person or via video conference, in case they are unable to do so for any reason.

6.6

Plan Creditors (other than Record Date Tendered Creditors) that are corporate persons are required to provide to the Information Agent evidence of the authority granted to the individual named as representative of the Plan Creditor or as its proxy (other than the Chairperson) when submitting the Plan Creditor Letter to the Information Agent. Plan Creditors should refer to paragraph 7 (Attending the Plan Meeting) below to note what the natural person named in Section A (Attendance at the Plan Meeting) of Part 2 (Voting Instructions) of the Plan Creditor Letter will be asked during the registration period in the 30 minutes before the scheduled time of the Plan Meeting.

6.7

Plan Creditors that are not Record Date Tendered Creditors are advised that failure to validly complete and submit Part 1 (Plan Creditor and Plan Consideration Information) of the Plan Creditor Letter by the

5

prescribed deadline may result in any such Plan Creditor losing its entitlement to vote at the Plan Meeting.

7	ATTENDING THE PLAN MEETING

7.1	The Plan Meeting will take place as described in paragraph 1.5 (Plan Meeting) of Section 1 (General Guidance) above.

Attending in person

7.2

If a Plan Creditor that is not a Record Date Tendered Creditor wishes to attend the Plan Meeting in person, it should make the relevant selections when completing its Plan Creditor Letter as set out in paragraph 6 (Completing the Plan Creditor Letter) above.

7.3

A Plan Creditor that is not a Record Date Tendered Creditor will be required to produce its identification document and evidence of corporate authority (in the case of a corporation) at registration of the Plan Meeting, which will commence at 1:30 p.m. (London time) / 8:30 a.m. (New York City time) on Thursday, 6 November 2025 (being 30 minutes before the anticipated start time of the Plan Meeting).

7.4	Any natural person acting as representative of a Plan Creditor or proxy (other than the Chairperson) attending the Plan Meeting on behalf of a Plan Creditor in person should produce:

(a)

a duplicate copy of Part 2 (Voting Instructions) of the Plan Creditor Letter in which they are named as representative or proxy, which will be compared against the copy provided to the Information Agent;

(b)

an identification document as proof of personal identity (which must match the details in Section A (Attendance at the Plan Meeting) of Part 2 (Voting Instructions) of the Plan Creditor Letter under which the Plan Creditor appoints such person as its representative or proxy); and

(c)	in the case of a corporation, evidence of corporate authority (for example, a valid power of attorney and/or board minutes),

at registration of the Plan Meeting, which will commence at 1:30 p.m. (London time) / 8:30 a.m. (New York City time) on Thursday, 6 November 2025 (being 30 minutes before the anticipated start time of the Plan Meeting).

Attending via video conference

7.5

The Plan Meeting can also be attended remotely on the video-conference platform. A Plan Creditor or proxy will receive access details for the Plan Meeting, subject to providing the Information Agent with the following by 10:00 p.m. (London time) / 5:00 p.m. (New York City time) on Monday, 3 November 2025, being the Voting Instructions Deadline:

(a)

in the case of a corporation, evidence of corporate authority (for example, a valid power of attorney and/ or board minutes) of the individual attending the Plan Meeting on behalf of the Plan Creditor or as its proxy (other than the Chairperson); and

(b)

in respect of all Plan Creditors that are not Record Date Tendered Creditors, a validly completed of Part 1 (Plan Creditor and Plan Consideration Information) and Part 2 (Voting Instructions) of the Plan Creditor Letter.

7.6

In addition, in order to attend the Plan Meeting via video conference, Plan Creditors that are not Record Date Tendered Creditors and are natural persons, representatives or proxies must provide an identification document as proof of personal identity, and the passport or identification details contained therein must match those contained in Section A (Attendance at the Plan Meeting) of Part 2 (Voting Instructions) of

6

the Plan Creditor Letter, at registration of the Plan Meeting commencing from 1:30 p.m. (London time) / 8:30 a.m. (New York City time) on Thursday, 6 November 2025 (being 30 minutes before the anticipated start time of the Plan Meeting). Such Plan Creditors, representatives or proxies will be asked to show their identification documents (by holding these up to the camera) to the Information Agent during the registration period in the 30 minutes before the scheduled time of the Plan Meeting.

Attendance of Record Date Tendered Creditors

7.7

If a Record Date Tendered Creditor wishes to attend the Plan Meeting (physically or via video conference), they should notify the Information Agent as soon as possible and in any event by the Voting Instructions Deadline (being 10 p.m. (London time) / 5:00 p.m. (New York City time) on Monday, 3 November 2025). Such Record Date Tendered Creditors:

(a)

will need to request the Voluntary Offer Instruction Number from their DTC Participant(s) which corresponds to the submission of their Notes on the ATOP system and the submission of the Agent/Attorney-in-Fact and Proxy Nominee Form by their DTC Participant(s), and provide the Voluntary Offer Instruction Number to the Information Agent and the Chairperson; and

(b)	may be requested to provide such identification document and evidence of the authority as requested by the Information Agent or the Chairperson,

in each case, during the registration period in the 30 minutes before the scheduled time of the Plan Meeting.

Identification Documents

7.8

If an appropriate identification document, evidence of corporate authority (in the case of a corporation) and/or duplicate copy of Part 2 (Voting Instructions) in the case of a representative or proxy (other than the Chairperson) attending the Plan Meeting in person or via video conference is not produced, that person shall only be permitted to attend and vote at the Plan Meeting at the discretion of the Chairperson.

7.9

If a Plan Creditor (other than a Record Date Tendered Creditor) appoints the Chairperson as its proxy, there is no need for the Chairperson to take the Plan Creditor Letter to the Plan Meeting and Plan Creditors that are corporate persons are not required to submit evidence of corporate authority in respect of the Chairperson.

Attendance must be either personally or by proxy (and not both)

7.10

If a Plan Creditor that is not a Record Date Tendered Creditor appoints a proxy and then decides to attend and vote at the Plan Meeting, in person or by a duly authorised representative (if a corporation), whether at the physical Plan Meeting or via video conference, that Plan Creditor will be entitled to do so. In any case, only one (1) individual person may attend the Plan Meeting on behalf of a Plan Creditor.

Attendance if Plan Creditor Letter not submitted on time

7.11

If a Plan Creditor that is not a Record Date Tendered Creditor fails to submit a validly completed Plan Creditor Letter prior to 10:00 p.m. (London time) / 5:00 p.m. (New York City time) on Monday, 3 November 2025, being the Voting Instructions Deadline, that Plan Creditor’s admission to vote at the Plan Meeting will be at the discretion of the Chairperson (following submission of a Plan Creditor Letter with Part 1 (Plan Creditor and Plan Consideration Information) and Part 2 (Voting Instructions) completed, and if the Plan Creditor appoints a representative to attend the Plan Meeting, evidence of corporate authority of the representative (other than the Chairperson prior to the conclusion of the Plan Meeting)).

7

SECTION 3 – GUIDANCE FOR PARTICIPATING IN THE NEW MONEY OFFERING

8	GENERAL

8.1	All Plan Creditors are eligible to participate in the New Money Offering.

8.2

Any Plan Creditor wishing to participate in the New Money Offering whose DTC Participant(s) has not already validly electronically delivered their Notes into the voluntary corporate action event established on the ATOP system for the Rights Offering (or the Private Exchange, as applicable) should complete the actions explained in Part 3 (New Money Offering Elections) of the Plan Creditor Letter.

8.3

To participate in the New Money Offering, Plan Creditors must instruct the DTC Participant(s) holding their Notes to validly electronically deliver such Notes into the voluntary corporate action event established on the ATOP system for the Rights Offering (or the Private Exchange, as applicable) by the Conditional Expiration Time, that is, by 10:00 p.m. (London time) / 5:00 pm (New York City time) on Monday, 10 November 2025.

8.4

Plan Creditors whose DTC Participant(s) has already validly electronically delivered their Notes into the voluntary corporate action event established on the ATOP system for the Rights Offering (or the Private Exchange, as applicable) do not need to take any further action to participate in the New Money Offering aside from funding their allocation of the New Money Offering.

8.5

Plan Creditors should consult the Explanatory Statement and the TSA (as applicable) for further detail in relation to the New Money Offering. The TSA is available for review by Plan Creditors as an exhibit to the Current Report on Form 8-K filed by FGI on 13 August 2025 on the SEC website (www.sec.gov).

8.6

Failure of a Plan Creditor or their DTC Participant(s) to validly complete the actions explained in this Section 3 (Guidance for Participating in the New Money Offering) by the prescribed deadlines may result in such Plan Creditor:

(a)	not being entitled to participate in the New Money Offering;

(b)	not being entitled to receive First-Out Notes or Common Stock; and

(c)

receiving Second-Out Notes and Warrants as its Plan Consideration which will be issued to the Plan Creditor’s DTC Participant(s) via DTC on or as soon as practicable following the Restructuring Effective Date without any further actions or instructions being required from such Plan Creditor. Plan Creditors should additionally note that such Plan Creditor’s failure to fund its allocation of the New Money Offering shall entitle the Company, at its discretion, to withdraw that Plan Creditor’s allocated participation in the New Money Offering, such that it receives Second-Out Notes and Warrants as its Plan Consideration, which will be issued to the Plan Creditor’s DTC Participant(s) via DTC on or as soon as practicable following the Restructuring Effective Date without any further actions or instructions being required from such Plan Creditor.

8

APPENDIX 3

FORM OF NOTICE OF PLAN MEETING

NOTICE OF PLAN MEETING

Claim No: [●]

IN THE HIGH COURT OF JUSTICE

BUSINESS AND PROPERTY COURTS OF ENGLAND AND WALES

INSOLVENCY AND COMPANIES LIST (ChD)

IN THE MATTER OF FOSSIL (UK) GLOBAL SERVICES LTD

- and -

IN THE MATTER OF THE COMPANIES ACT 2006

RESTRUCTURING PLAN

(under Part 26A of the Companies Act 2006)

Between

Fossil (UK) Global Services Ltd (the “Company”)

and

THE PLAN CREDITORS

NOTICE IS HEREBY GIVEN that, pursuant to an Order made by the High Court of Justice of England and Wales (the “Court”) dated [●] October 2025 (the “Convening Order”), a single meeting (the “Plan Meeting”) of such persons who are or may be creditors of the Company in respect of the US $150 million 7.00% Senior Notes due 30 November 2026 issued by Fossil Group, Inc. (the “Plan Creditors”) shall be held on Thursday, 6 November 2025 for the purpose of considering and, if thought fit, approving (with or without modification, addition or condition approved or imposed by the Court) the restructuring plan proposed pursuant to Part 26A of the Companies Act 2006 (as amended) (the “Restructuring Plan”).

A copy of the document in which the terms of the Restructuring Plan are contained and a copy of the statement required to be furnished pursuant to section 901D of the Companies Act 2006 (the “Explanatory Statement”) are available on the Plan Website at https://dm.epiq11.com/fossil. Plan Creditors can obtain access to the Plan Website by contacting Epiq Corporate Restructuring, LLC (the “Information Agent”) using the details set out below. Further details of the Restructuring Plan and instructions and guidance for Plan Creditors are set out in the Explanatory Statement. Plan Creditors are encouraged to read the Explanatory Statement carefully.

A capitalised term used in this notice which is not otherwise defined herein shall have the meaning given to it in the Explanatory Statement.

NOTICE IS ALSO HEREBY GIVEN that the Plan Meeting will be held at the offices of Weil, Gotshal & Manges LLP, 110 Fetter Lane, London EC4A 1AY, United Kingdom (and via video conference for Plan Creditors and proxies who are unable to attend the physical meeting) to commence at 2:00 p.m. (London time) / 9:00 a.m. (New York City time).

1	The Record Date for Plan Creditors to be eligible to vote and attend the Plan Meeting is Monday, 27 October 2025 (the “Record Date”).

2	All Plan Creditors as at the Record Date are requested to attend the Plan Meeting at the time and place above indicated either personally (physically or by video conference) or by proxy.

3

Plan Creditors are strongly encouraged to appoint a proxy (either the Chairperson or another person of their choice who is willing to attend the Plan Meeting) by completing and submitting a Plan Creditor Letter, and for those wanting to attend the Plan Meeting in person or to appoint a proxy other than the Chairperson, their Identification Documents, prior to the Voting Instructions Deadline, even if they intend to attend and vote in person, in case they are unable to do so for any reason. In any case, only one individual person may attend the Plan Meeting on behalf of a Plan Creditor. If a Plan Creditor does not submit a Plan Creditor Letter before the Voting Instructions Deadline, its admission to, and, thus, entitlement to vote at, the Plan Meeting (following the submission of its Identification Documents) will be at the discretion of the Chairperson.

4

It is requested that instructions to appoint either the Chairperson or someone else as proxy are submitted by the Plan Creditors to the Information Agent via the Plan Creditor Letter as soon as possible and in any event so as to be received by no later than 10:00 p.m. (London time) / 5:00 p.m. (New York City time) on Monday, 3 November 2025, being the Voting Instructions Deadline.

5	For further details regarding steps to be taken for the purposes of voting, please refer to the Plan Creditor Letter, which can be found on the Plan Website at https://dm.epiq11.com/fossil.

6	Those Plan Creditors who are Sanctions Disqualified Persons are not eligible to vote on the Restructuring Plan at the Plan Meeting.

7

By the Convening Order, the Court has appointed Gemma Sage of Weil, Gotshal & Manges LLP or, failing her, another partner of Weil, Gotshal & Manges LLP, as the chairperson of the Plan Meeting (the “Chairperson”) and has directed the Chairperson to report the result of the Plan Meeting to the Court.

8	The Restructuring Plan will be subject to the subsequent approval of the Court. The Sanction Hearing is expected to be held on Monday, 10 November 2025.

9

For further information of a general nature on the Restructuring Plan, please contact Weil, Gotshal & Manges LLP, the Company’s legal advisors, for further information on the voting procedure, please contact Epiq Corporate Restructuring, LLC, the Information Agent, and for further general media enquiries in relation to the Restructuring Plan or the Notes Restructuring, please contact Brunswick Group LLP, the Group’s media contact, using the following contact details:

(a)	Weil, Gotshal & Manges LLP

Name: Andrew Wilkinson / Gemma Sage

Email address: fossil.restructuringplan@weil.com

(b)	Epiq Corporate Restructuring, LLC as Information Agent

Email address: Registration@epiqglobal.com with “Fossil” referenced in the subject line

(c)	Brunswick Group LLP, as media contact

Email address: Fossilgroup@brunswickgroup.com

10	If a Retail Holder has any questions or objections regarding the Restructuring Plan, they are encouraged to contact the Retail Advocate, without charge, using the following contact details:

Name: Jon Yorke

Email address: jy@fgadvocate.com

This notice is for informational purposes only and is not an offer to buy or sell or the solicitation of an offer to buy or sell any security.

Further details regarding the terms and conditions of the Restructuring Plan and Notes Restructuring can be found in the prospectus dated 25 September 2025 (the “Prospectus”) that has been filed with the SEC. ANY PLAN CREDITOR IS URGED TO READ THE PROSPECTUS AND OTHER DOCUMENTS THAT FOSSIL GROUP, INC. HAS FILED OR FILES WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT FOSSIL GROUP, INC., THE COMPANY, THE RESTRUCTURING PLAN AND THE NOTES RESTRUCTURING.

The Prospectus and other related documents, when filed, can be obtained for free from the SEC’s website at www.sec.gov.

Epiq Corporate Restructuring, LLC is acting as the Information Agent for the Restructuring Plan and the Notes Restructuring. Questions and requests for assistance or for copies of the Prospectus may be directed to the Information Agent at its email address at: Registration@epiqglobal.com (with the subject line to include “Fossil”) or via phone at +1 (646) 362-6336.

If a Retail Holder has any questions or objections regarding the Restructuring Plan or the Notes Restructuring, they are encouraged to contact the Retail Advocate, without charge, by emailing jy@fgadvocate.com.

Weil, Gotshal & Manges LLP

110 Fetter Lane

London

EC4A 1AY

United Kingdom

Solicitors for the Company

Dated [15 October] 2025

APPENDIX 4

DEFINITIONS

Term	Meaning

“ABL Agent”	means ACF Finco I LP in its capacity as the agent under the New ABL Facility.

“ABL Intercreditor Agreement”	means the New York law governed intercreditor agreement to be entered into between the ABL Agent under the New ABL Facility and the respective trustees and collateral agents for the New Notes, setting out the prioritised security structure as between the New Notes and the New ABL Facility in substantially the form contained at Appendix 12 (ABL Intercreditor Agreement) and summarised at paragraph 38 (ABL Intercreditor Agreement) of this Explanatory Statement.

“Account Holder”	means a holder of an account with DTC such that the relevant holder is recorded directly in the records of DTC as holding an interest in the Notes.

“Agent/Attorney-in-Fact and Proxy Nominee Form”	means the Agent/Attorney-in-Fact and Proxy Nominee Form (as was appended to the Registration Statements) submitted by Noteholders as part of the Exchange Offer.

“Agreed Form”	means, with respect to the Restructuring Documents, a document which has its form and substance agreed in writing by the Company and the Supporting Holders.

“Allocations Spreadsheet”	has the meaning given to it in the Restructuring Plan.

“Ankura”	means Ankura Consulting (Europe) Limited.

“Ares”	means certain Ares Management Credit funds.

“ATOP”	means DTC’s Automated Tender Offer Process system through which Plan Creditors will need to instruct their DTC Participant(s) to tender their Notes as part of the voting on the Restructuring Plan and election to participate in the New Money Offering as explained in Appendix 2 (Instructions and Guidance to Plan Creditors).

“Backstop Commitment”	means the commitments received, pursuant to the TSA, from the Supporting Holders to subscribe for First-Out Notes in an aggregate principal amount up to US $32.5 million.

“Backstop Premium”	means US $1.625 million aggregate principal amount of First-Out Notes, equivalent to 5.0% of the amount of Backstop Commitment of the Backstop Providers.

“Backstop Providers”	means the Supporting Holders who agreed to provide the Backstop Commitment under the terms of the TSA, with each being a “Backstop Provider”.

“Beneficial Ownership Limitation”	means, in relation to a Warrant holder, the point at which they will not have the right to exercise any portion of their Warrants as they would (together with their affiliates) beneficially own in excess of 9.99% of the number of shares of FGI’s Common Stock outstanding immediately after giving effect to such exercise as such holder’s pro rata portion of ownership is determined in accordance with the terms of the Warrants, and as may be adjusted in line with paragraph 39.7 (Warrants).

Term	Meaning

“Board”	means the board of directors of FGI.

“Business Plan”	means the Group’s business plan as it exists from time to time.

“Cede & Co.”	means Cede & Co. as nominee for DTC and as registered holder of certain of the Notes.

“Chairperson”	means Gemma Sage or, failing her, another partner of Weil, as chairperson of the Plan Meeting appointed pursuant to the Convening Order.

“COD”	means cancellation of indebtedness.

“Collateral”	means all of the assets and property and interests therein and proceeds thereof, whether now owned or hereafter acquired, other than Excluded Property (as defined in the ABL Intercreditor Agreement), in or upon which a lien is granted pursuant to the indentures governing the New Notes.

“Common Stock Exercise Price”	means the exercise price per whole share of Common Stock purchasable upon the exercise of a Warrant, being US $0.50 per share.

“Common Stock”	means FGI’s common stock with a par value of US $0.01 per share.

“Companies Act”	means the Companies Act 2006, as modified, amended or re-enacted from time to time.

“Company”	means Fossil (UK) Global Services Ltd, a company incorporated under the laws of England and Wales (company number 16637372), whose registered office is at Ashton House, 497 Silbury Boulevard, Milton Keynes, England, MK9 2LD.

“Conditional Expiration Time”	means the latest time by which Plan Creditors will be able to elect to participate in the New Money Financing by instructing the DTC Participant(s) holding their Notes to electronically deliver their Notes into the event established on the ATOP system, being 10:00 p.m. (London time) / 5:00 p.m. (New York City time) on or around Monday, 10 November 2025 (or such later time and date as may be extended by FGI from time to time).

“Consent Premium”	means the consent premium to be received by Noteholders that consented to the Consent Solicitation by the Exchange Offer Expiration Time, to be paid in New Notes equal in an amount aggregating $1.0 million in face amount of New Notes, determined as the proportion that such Noteholder’s Notes validly tendered and not withdrawn represent of the aggregate of all Notes validly tendered and not withdrawn in the Exchange Transactions, based on the principal amount of Notes so tendered and not withdrawn and delivered by such Noteholder.

“Consent Solicitation”	means the public consent solicitation launched by FGI on 9 September 2025 to solicit consents for entry into the Restructuring Plan Supplemental Indenture in respect of the Notes to implement the Governing Law Change.

“Convening Hearing”	means the Court hearing held on 15 October 2025 for permission to convene the Plan Meeting.

“Convening Order”	means the order made by the Court at the Convening Hearing for the Company to convene the Plan Meeting.

“Court”	means the Chancery Division of the High Court of Justice of England and Wales.

2

Term	Meaning

“Creditor A”	means a hypothetical Retail Holder as described in paragraph 16.1 (Plan Creditor Returns – Worked Example).

“Dealer Manager”	means Cantor Fitzgerald & Co.

“Deed of Contribution”	means the deed of contribution entered into by the Company on 21 September 2025 pursuant to which the Company has undertaken in favour of FGI to contribute to any amounts that are paid by FGI towards FGI’s obligations under the Notes (as further described at paragraph 26.2 (Jurisdiction and Recognition) of this Explanatory Statement).

“Deed of Release”	means the deed of release between, among others, the Company, FGI and the Plan Creditors, the form of which is set out at Appendix 13 (Deed of Release) and summarised at paragraph 32 (Deed of Release) of this Explanatory Statement.

“Deed of Undertaking”	means a deed of undertaking in favour of the Court, the Company, FGI and the Plan Creditors executed and delivered by an Undertaking Party prior to the Sanction Hearing.

“Distressed Sale Scenario”	means the scenario in which FGI and certain Group Companies consider themselves obliged to effect potential asset sales delivered through commencement of voluntary cases under Chapter 11 of Title 11 of the United States Code to address their capital structure and liquidity needs, absent the Restructuring Plan.

“DTC Participant Certification”	means the DTC Participant Certification contained at Appendix 1 (DTC Participant Certification) of the Plan Creditor Letter.

“DTC Participants”	means those large banks, broker-dealers or other major financial institutions which hold securities accounts with DTC and prime brokerage clients.

“DTC”	means The Depository Trust Company or any successor securities clearing agency thereof.

“Evercore”	means Evercore Group LLC, financial adviser to the Group.

“Exchange Conditions”	means the list conditions that need to be satisfied or waived (in addition to attainment of the requisite majorities and sanction of the Court) in order to implement the Restructuring Plan as outlined in the Transaction Implementation Deed.

“Exchange Offer Amendments”

means the terms of the Exchange Offer that will not be implemented as part of the Restructuring Plan, including to (among other changes):

(a)   remove or modify certain covenants in respect of events of default under the Notes Indenture that can be removed with the consent of Noteholders representing a majority of the aggregate principal amount outstanding of the Notes; and

(b)  subordinate the Notes in right of payment to the New Notes and to the fullest extent permitted by Section 316(b) of the TIA and the Notes Indenture.

“Exchange Offer Expiration Time”	means 10:00 p.m. (London time) / 5:00 p.m. (New York City time) on 7 October 2025 (or such later time and date as may be extended by FGI from time to time).

3

Term	Meaning

“Exchange Offer”	means the SEC-registered exchange offering to all Noteholders not involved in the Private Exchange launched on 9 September 2025 by FGI, as part of the implementation of the Notes Restructuring.

“Exchange Transactions”	means the Private Exchange and the Exchange Offer, together.

“Exit Fee”	means the exit fee of 7.5% of the principal amount of the First-Out Notes due on any date of redemption, repayment, prepayment, acceleration, or maturity to all holders of First-Out Notes pursuant to the terms of the First-Out Notes Indenture.

“Explanatory Statement”	means this explanatory statement in relation to the Restructuring Plan pursuant to section 901D of the Companies Act, summarising the Restructuring Plan and the voting process in relation thereto.

“FGI”	means Fossil Group, Inc., a company incorporated under the laws of Delaware whose business address is 901 S Central Expressway, Richardson, TX 75080.

“First-Out Notes Collateral Agent”	means Wilmington Trust, National Association, as the collateral agent appointed in respect of the First-Out Notes.

“First-Out Notes Indenture”	means the New York law governed indenture to be entered into by FGI, the Guarantors, the New Notes Trustee and the First-Out Notes Collateral Agent in respect of the First-Out Notes in substantially the form included at Appendix 9 (First-Out Notes Indenture) and summarised at paragraph 35 (First-Out Notes Indenture) of this Explanatory Statement.

“First-Out Notes”	means the new 9.500% First-Out First Lien Secured Senior Notes due 2029 to be issued by FGI pursuant to the First-Out Notes Indenture in connection with this Restructuring Plan.

“First-Out/Second-Out Intercreditor Agreement”	means the New York law governed intercreditor agreement to be entered into between the New Notes Trustee, the First-Out Notes Collateral Agent, the Second-Out Notes Collateral Agent in substantially the form included at Appendix 11 (First-Out/Second-Out Notes Intercreditor Agreement) and summarised at paragraph 37 (First-Out/Second-Out Notes Intercreditor Agreement) of this Explanatory Statement.

“Foreign Guarantors”	means any Guarantor that is not organised under the laws of the United States or any state thereof or the District of Columbia.

“GmbH”	means Gesellschaft mit beschränkter Haftung as further defined in paragraph 56.36 (Risks related to the New Notes, the Group’s guarantees and the Group’s indebtedness) of this Explanatory Statement.

“GmbHG”	means Gesetz betreffend die Gesellschaften mit beschränkter Haftung as further defined in paragraph 56.36 (Risks related to the New Notes, the Group’s guarantees and the Group’s indebtedness) of this Explanatory Statement.

“Governing Law Change”	means the amendment of the governing law and jurisdiction clauses of the Notes approved via the Consent Solicitation and documented pursuant to the Restructuring Plan Supplemental Indenture to change the governing law of the Notes from New York law to English law and to submit to the exclusive jurisdiction of the courts of England and Wales.

4

Term	Meaning

“Group”	means FGI and each of its direct and indirect subsidiaries (including the Company) from time to time, with each being a “Group Company” and, collectively, “Group Companies”.

“Guarantors”	means the certain members of the Group who are guarantors in respect of the New ABL Facility and the New Notes from time to time.

“Guaranty and Security Principles”	means the applicable intercreditor agreements in relation to the First-Out Notes Indenture, as further summarised in paragraph 35 (First-Out Notes Indenture) of this Explanatory Statement.

“HG Vora”	means HG Vora Capital Management, LLC and certain funds managed by HG Vora Capital Management, LLC.

“Information Agent”

means Epiq Corporate Restructuring, LLC as information agent for the Company, who can be contacted using the details below:

Email: registration@epiqglobal.com with “Fossil” referenced in the subject line

Telephone: + 1 (646) 362-6336

“Intermediary”	means a person holding an interest in the Notes on behalf of another person or, as the context requires, a person who holds or has held such an interest at the Record Date, and in either case such person is not an Account Holder.

“JPM ABL Facility”	means the US $275 million senior secured asset based revolving credit facility dated 26 September 2019 entered into by and among FGI and certain other Group Companies, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders from time to time party thereto.

“Legal Advisers”	has the meaning given to it in the Restructuring Plan.

“Management”	means the Group’s management team.

“Market Testing”	means Evercore’s reach-out to twenty-five (25) institutions, comprising a range of private credit funds, bond investors and distressed debt investors, requesting financing proposals to fully refinance the Notes and support the Group’s go-forward liquidity needs on a going concern and post-restructuring basis.

“Minimum Tender Condition”	means the valid tender (without valid withdrawal) (or delivery for exchange) of at least 90% in aggregate principal amount of the Notes delivered by Noteholders (including the Supporting Holders) in the Exchange Offer or pursuant to the TSA.

“Mutual Release Agreement”	means the mutual release agreement to be entered into between, among others, FGI and the Supporting Holders on the Restructuring Effective Date in substantially the form contained at Appendix 14 (Mutual Release Agreement) and summarised at paragraph 40 (Mutual Release Agreement) of this Explanatory Statement.

“Nantahala”	means Nantahala Capital Management, LLC.

“New ABL Facility”	means the US $150 million senior secured asset based revolving credit facility dated as of 13 August 2025 entered into by and among FGI and certain other Group Companies, ACF FINCO I LP, as administrative agent, and the lenders from time to time party thereto, governed by New York law and maturing on 13 August 2030.

5

Term	Meaning

“New Money”	means the additional funding of US $32.5 million expected to be provided to the Group as part of the Notes Restructuring in exchange for the issuance at par of a like aggregate principal amount of First-Out Notes, which funding is backstopped by the Backstop Providers under the TSA.

“New Money Commitment”	means the election and commitment the New Money Participant has made to fund portion of the New Money.

“New Money Offering”	means the opportunity afforded to all Noteholders to subscribe for their pro rata allocation of the New Money at a price equal to US $1.00 for each US $1.00 face value of new First-Out Notes.

“New Money Participant”	means each Noteholder participating in the New Money Offering.

“New Money Premium”	means the premium paid to New Money Participants in Common Stock in an amount equal to one share of Common Stock for every US $34.06 of First-Out Notes so purchased.

“New Notes Collateral Agent”	means the First-Out Notes Collateral Agent or the Second-Out Notes Collateral Agent, as the case may be.

“New Notes Trustee”	means Wilmington Trust, National Association as trustee of the New Notes appointed under each of the First-Out Notes Indenture and Second-Out Notes Indenture, respectively.

“New Notes”	means the First-Out Notes and the Second-Out Notes, together.

“Noteholder”	means a holder of the ultimate beneficial interest in the Notes held through DTC as at the Record Date.

“Notes Indenture”	means the indenture dated 8 November 2021 and supplemented on 8 November 2021, 19 September 2025 and [●] October 2025, pursuant to which the Notes were issued, together.

“Notes Restructuring”	means the restructuring of the Notes in accordance with terms agreed in the TSA as outlined in the Practice Statement Letter and further explained in this Explanatory Statement.

“Notes Trustee”	means The Bank of New York Mellon Trust Company, N.A. as trustee under the Notes Indenture.

“Notes”	means the US $150 million 7.00% Senior Notes due 30 November 2026 issued by FGI pursuant to the Notes Indenture.

“Plan Claims”	means any claim in respect of the Notes held by a Plan Creditor against the Company.

“Plan Consideration”	means the New Notes, the Backstop Premium, the Consent Premium, the Common Stock and the Warrants to be issued to Plan Creditors pursuant to the terms of the Restructuring Plan and the Transaction Implementation Deed.

“Plan Creditor Letter”	means the form of letter that Plan Creditors must provide to the Information Agent ahead of the Voting Instructions Deadline in order to vote on the Restructuring Plan and indicate their participation in the New Money Offering contained at Appendix 1 (Plan Creditor Letter).

“Plan Creditor”	means a person who is or may be a creditor of the Company in respect of the Notes, whom is therefore affected by and entitled to vote on the Restructuring Plan.

6

Term	Meaning

“Plan Effective Date”	means the date on which the Restructuring Plan is anticipated to become effective (if sanctioned by the Court and assuming all conditions precedent are satisfied and/or waived in due course), being on or around Tuesday, 11 November 2025.

“Plan Meeting”	means the single meeting of Plan Creditors convened pursuant to the Convening Order for the purpose of considering and, if thought fit, approving the Restructuring Plan in respect of which details are set out in Appendix 3 (Form of Notice of Plan Meeting).

“Plan Website”	means https://dm.epiq11.com/fossil maintained by the Information Agent or such alternative or replacement website as may be notified to Plan Creditors from time to time.

“Practice Statement Letter”	means the letter circulated by the Company on 23 September 2025 in relation to the Restructuring Plan and in accordance with the Practice Statement.

“Practice Statement”	means the Practice Statement (Companies: Schemes of Arrangement under Part 26 and Part 26A of the Companies Act 2006) issued on 26 June 2020 by the Court.

“Pre-Funded Private Warrants”	means the pre-funded warrants attained after exercising the relevant option in respect of the Private Warrants, permitting its holder to purchase shares of Common Stock on a one-to-one basis.

“Pre-Funded Public Warrants”	means the SEC-registered pre-funded warrants attained after exercising the relevant option in respect of the Public Warrants, permitting its holder to purchase shares of Common Stock on a one-to-one basis.

“Pre-Funded Warrant Exercise Price”	means the exercise price per whole Pre-Funded Warrant purchasable upon the exercise of a Warrant, being US $0.49 per Pre-Funded Warrant.

“Pre-Funded Warrants”	means the Pre-Funded Private Warrants and Pre-Funded Public Warrants, together.

“Private Exchange”	means the private exchange with the Supporting Holders, as part of the implementation of the Notes Restructuring, which is running concurrently with the Exchange Offering as part of the Exchange Transactions.

“Private Warrants”	means the warrants to purchase Common Stock or Pre-Funded Warrants to be issued to the Supporting Holders in the Private Exchange.

“Prospectus”	means the prospectus dated 25 September 2025 in the Registration Statements.

“Proxy Solicitation”	means the solicitation of proxies from Noteholders to vote in favour of implementing the Restructuring Plan.

“Public Warrants”	means the SEC-registered warrants to purchase Common Stock or Pre-Funded Public Warrants to be issued to Noteholders (other than the Supporting Holders) in the Restructuring Plan.

“Record Date Tendered Creditors”	means Plan Creditors whose DTC Participant(s) has submitted an Agent/Attorney-in-Fact and Proxy Nominee Form in accordance with the Exchange Offer prior to the Exchange Offer Expiration Time and such Plan Creditor’s Notes are validly placed on the ATOP system as of the Record Date in accordance with the procedures of the Exchange Offer.

7

Term	Meaning

“Record Date”	means the date on which the Plan Creditors’ entitlement to vote on the Restructuring Plan and the value of their Plan Claims will be assessed, being Monday, 27 October 2025.

“Registrar of Companies”	means the Registrar of Companies for England and Wales.

“Registration Statements”	means the registration statements, including the Prospectus, filed with the SEC related to the offerings to which this Explanatory Statement relates, being the registration statement on Form S-3, as amended (File No. 333-290139) and the registration statement on Form S-4, as amended (File No. 333-290141).

“Related Party”	means, with respect to the Released Parties, any predecessors, affiliates, successors and assigns, subsidiaries, affiliates, managed accounts or funds, present and former shareholders, direct and indirect owners, and all of their respective current and former officers, directors, principals, members, partners, general partners, employees, agents, financial advisers, attorneys, accountants, investment bankers, consultants, representatives, managed companies, fund advisers and other professionals.

“Relevant Alternative Analysis”	means the analysis of the estimated returns to Plan Creditors in the Relevant Alternative, prepared by Ankura.

“Relevant Alternative and Plan Benefits Report”	means the relative alternative and plan benefits report dated 7 October 2025 prepared by Ankura contained at Appendix 7. (Relevant Alternative and Plan Benefits Report).

“Relevant Alternative”	means, for the purposes of Part 26A of the Companies Act, the most likely alternative to the Restructuring Plan if the Restructuring Plan does not become effective, being the Distressed Sale Scenario.

“Required Licences”	means any authorisation from competent Sanctions authorities that may be required in connection with, and to implement, the Notes Restructuring and certain licences that may be required in advance of the Plan Meeting, in all cases as the Company may determine in its absolute discretion, together.

“Required Subscription Amount”	means a Noteholder’s pro rata allocation of the New Money based upon the aggregate principal amount of Notes held by such Noteholder in comparison to the total aggregate principal amount of Notes outstanding.

“Restructuring Documents”

means the following documents:

(a)   the Restructuring Plan, included at Appendix 6 (Restructuring Plan);

(b)  the Transaction Implementation Deed, included at Appendix 8 (Transaction Implementation Deed);

(c)   the Deed of Release, included at Appendix 13 (Deed of Release)

(d)  the indentures for the New Notes, included at Appendix 9 (First-Out Notes Indenture) and Appendix 10 (Second-Out Notes Indenture), respectively;

(e)   the Mutual Release Agreement, included at Appendix 14 (Mutual Release Agreement); and

8

Term	Meaning

(f)   any other deeds, documents, agreements and instruments referred to, contemplated by or ancillary to any of the foregoing and that are required to give effect to the Notes Restructuring or are otherwise scheduled to, referred to and/or contemplated by any of the foregoing.

“Restructuring Effective Date”	means the date of completion of the last Restructuring Step.

“Restructuring Plan Supplemental Indenture”	means the supplemental indenture to the Notes Indenture dated [●] October 2025 between FGI, the Company and the Notes Trustee to effect the Governing Law Change.

“Restructuring Plan”	means the proposed restructuring plan in relation to the Company under Part 26A of the Companies Act in the form contained at Appendix 6 (Restructuring Plan).

“Restructuring Step”	means a step in relation to implementation of the Notes Restructuring as set out in clause 7 (Restructuring Steps) of the Transaction Implementation Deed.

“Retail Advocate”	means Mr. Jon Yorke, acting as an independent representative of the Retail Holders.

“Retail Holders”	means those Plan Creditors who are not professional or institutional investors and hold the Notes for their own personal account.

“Rights Offering”	means the public offer of subscription rights to Noteholders (other than the Supporting Holders) to purchase First-Out Notes.

“Sanction Hearing”	means the further Court hearing that the Company will apply for, provided the requisite majority of the Plan Creditors vote in favour of the Restructuring Plan at the Plan Meeting, to sanction the Restructuring Plan currently expected to be held on or after Monday, 10 November 2025.

“Sanction Order”	means the hearing at which the Court issues the Sanction Order.

“Sanctions Disqualified Person”

means any Plan Creditor who:

(a)   is the target of any Sanctions (including, without limitation, by reason of ownership, control or agency (in accordance with applicable Sanctions laws or regulations) by or with any person that is the target of any applicable Sanctions laws or regulations) that: (A) prohibit them from dealing with the Notes or being offered, or otherwise accepting or receiving, any applicable related fees; or (B) prohibit them from otherwise engaging in any transaction in respect of the Restructuring Plan; or

(b)  holds any direct or indirect interest in the Notes through a DTC Participant, custodian or other member or participant in the clearing system that is described in paragraph (a) above such that the DTC Participant, custodian or other member or participant in the clearing system would be subject to the same prohibitions as those described in paragraph (a) above, except (subject to obtaining any relevant Required Licences) in circumstances where the dealing and/or other engagement in respect of the Notes in connection with the Restructuring Plan are not required to be conducted through that DTC Participant, custodian or other member or participant in the

9

Term	Meaning
clearing system, from the time of receipt of their Plan Creditor Letter to the date of the Plan Meeting.

“Sanctions”	means any economic or financial sanctions laws or regulations, as amended from time to time, administered, enacted, or enforced by the United States, the United Kingdom, the United Nations, the European Union or any member states thereof, and any other jurisdiction applicable to the Group.

“SEC”	means the U.S. Securities and Exchange Commission.

“Second-Out Guaranty and Security Principles”	means the applicable intercreditor agreements in relation to the Second-Out Notes Indenture, as further summarised in paragraph 36 (Second-Out Notes Indenture) of this Explanatory Statement.

“Second-Out Notes Collateral Agent”	means Wilmington Trust, National Association, as the collateral agent appointed in respect of the Second-Out Notes.

“Second-Out Notes Indenture”	means the indenture to be entered into in respect of the Second-Out Notes between FGI, the Guarantors, the New Notes Trustee and the Second-Out Notes Collateral Agent.

“Second-Out Notes”	means the new 7.500% Second-Out Second Lien Second Senior Notes due 2029 to be issued pursuant to the Second-Out Notes Indenture in connection with this Restructuring Plan.

“Sections 30 and 31 GmbHG”	means the sections 30 and 31 of the GmbHG, which, as a general rule, prohibit a GmbH from disbursing its assets to its shareholders to the extent that the amount of the GmbH’s net assets (i.e., assets minus liabilities and liability reserves) is or would fall below the amount of its stated share capital (Stammkapital).

“Solicitations”	means the Consent Solicitation and Proxy Solicitation, together.

“Subscription Payment Deadline”	means the date on which payment for the New Money Offering will be automatically charged by DTC to the DTC Participant of the Plan Creditors that elect to participate in the New Money Offering, being on or around 10:00 p.m. (London time) / 5:00 p.m. (New York City time) on Tuesday, 11 November 2025.

“Subscription Rights”	means the right to subscribe to purchase First-Out Notes offered through the Rights Offering.

“Subscription Worksheet”	means the worksheet located at Annex A – Subscription Worksheet of the Registration Statements.

“Supplemental Indenture”	means the supplemental indenture to the Notes dated 19 September 2025, pursuant to which the Company was added as a guarantor of the Notes.

“Supporting Holders”	means certain funds and accounts managed or advised by HG Vora and certain funds and accounts managed or advised by Nantahala, in each case which are party to the TSA, with each being a “Supporting Holder”.

“TIA”	means the U.S. Trust Indenture Act of 1939, as amended.

“Transaction Implementation Deed”	means the transaction implementation deed to be entered into by among others, the Company, FGI, the Plan Creditors and the New Notes Trustee to implement the Notes Restructuring in substantially the form contained at Appendix 8 (Transaction Implementation Deed) and summarised at paragraph 31 (Transaction Implementation Deed) of this Explanatory Statement.

10

Term	Meaning

“TSA”	means the transaction support agreement entered into by certain members of the Group (including the Company) and the Supporting Holders on 13 August 2025 to implement the Notes Restructuring and provide the New Money.

“Turnaround Plan”	means the plan to implement a strategic review and create a plan to return the Group to profitable growth.

“U.S. Bankruptcy Code”	means Chapter 15 of Title 11 of the United States Code.

“U.S. Bankruptcy Court”	means the U.S. Bankruptcy Court for the District of Delaware.

“U.S. Chapter 15 Recognition Order”	means an order to be sought by the Company from the U.S. Bankruptcy Court for recognition of the Restructuring Plan and the effect of the Sanction Order in the United States.

“Undertaking Parties”	means each of FGI, the Guarantors, the Information Agent, Computershare Trust Company, N.A., Computershare Inc. and the Notes Trustee.

“Voting Instructions Deadline”	means the latest date and time by which the Plan Creditors must submit their Plan Creditor Letters and make their elections in respect of voting at the Plan Meeting, being 10:00 p.m. (London time) / 5:00 p.m. (New York City time) on Monday, 3 November 2025.

“Warrant Agent”	Computershare Inc. and its affiliate, Computershare Trust Company, N.A., together as warrant agent in respect of the Warrant Agreement.

“Warrant Agreement”	means the warrant agency agreement dated on or around the Restructuring Effective Date by FGI and Computershare Inc. and its affiliate, Computershare Trust Company, N.A., together as warrant agent.

“Warrants”	means the Private Warrants and the Public Warrants that may be exercised for either: (i) the Common Stock of FGI; or (ii) the Pre-Funded Warrants, in each case, to be issued to all Noteholders through the Restructuring Plan as part of the Plan Consideration.

“Weil”	means Weil, Gotshal & Manges LLP.

“you”	means the Plan Creditors as the recipients of this Explanatory Statement to whom the Restructuring Plan is proposed by the Company.

11

APPENDIX 5

GROUP STRUCTURE CHART

PART 1

Group Structure Chart as at 7 October 2025

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VERSION PREPARED AS AT 7 OCTOBER 2025

FOSSIL GROUP, INC. ORGANISATIONAL CHART

As of 7 October 20251

PART 2

Indicative Group Structure Chart following implementation of the Notes Restructuring

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VERSION PREPARED AS AT 7 OCTOBER 2025

FOSSIL GROUP, INC. ORGANISATIONAL CHART

Contemplated Final Group Structure1

APPENDIX 6

RESTRUCTURING PLAN

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Claim No. [●]

IN THE HIGH COURT OF JUSTICE

BUSINESS AND PROPERTY COURTS OF ENGLAND AND WALES INSOLVENCY AND COMPANIES LIST (ChD)

DRAFT: 8 October 2025

IN THE MATTER OF FOSSIL (UK) GLOBAL SERVICES LTD

– and –

IN THE MATTER OF THE COMPANIES ACT 2006

RESTRUCTURING PLAN

(Pursuant to Part 26A of the Companies Act 2006)

– between –

FOSSIL (UK) GLOBAL SERVICES LTD

– and –

THE PLAN CREDITORS

as defined herein

i

Between:

(1)	FOSSIL (UK) GLOBAL SERVICES LTD, a company incorporated under the laws of England and Wales (company number 16637372) (the “Company”); and

(2)	THE PLAN CREDITORS (as hereinafter defined).

Recitals

(A)

The Company was incorporated and registered in England and Wales on 8 August 2025, with registered number 16637372, as a private company limited by shares under the Companies Act (as defined below). The Company’s registered office is at Ashton House, 497 Silbury Boulevard, Milton Keynes, England, MK9 2LD.

(B)

The purpose of this Restructuring Plan (as defined below) is to effect a compromise and arrangement between the Company and the Plan Creditors (as defined below) and facilitate the implementation of the Notes Restructuring (as defined below). The Plan Creditors are the Noteholders (as defined below).

(C)

Each of the Undertaking Transaction Parties (as defined below) has agreed, upon the sanctioning of this Restructuring Plan by the Court (as defined below), to be bound by and comply with the obligations expressed to apply to it under this Restructuring Plan and the Restructuring Documents to which it is a party pursuant to the provisions of such person’s Deed of Undertaking (as defined below).

1	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Restructuring Plan, the following expressions will have the following meaning:

“$”, “US $” or “USD” means the US dollar, the lawful currency for the time being of the United States of America;

“ABL Agent” means ACF FINCO I LP;

“ABL Intercreditor Agreement” means the intercreditor agreement to be entered into pursuant to this Restructuring Plan between, among others, FGI, the ABL Agent and the New Notes Collateral Agents and substantially in the form made available with the Explanatory Statement (subject to any amendments made in accordance with this Restructuring Plan);

“Administrative Party” means:

(a)	Cede & Co.;

(b)	DTC;

(c)	the Notes Trustee;

(d)	the New Notes Administrative Parties; and

(e)	the Information Agent;

“Affiliate” means, with respect to any specified person, Associate or Related Entity, any other person, Associate or Related Entity that, directly or indirectly, is in control of, or is controlled by, or is under common control with, such person, Associate or Related Entity and, for the purposes of this definition, “control” when used with respect to any specified person, Associate or Related Entity, means the power to direct or cause the direction of the management and/or policies of such person, Associate or Related Entity, directly or indirectly, whether through the ownership of voting securities, by agreement, contract or otherwise; and the terms “controlling,” “controlled” and “under common control with” have meanings correlative to the foregoing;

1

“Allocation Schedule” means the Information Agent Schedule and the Financial Adviser Schedule, together;

“Allowed Proceedings” means any action by a Plan Creditor to enforce its rights under this Restructuring Plan, the TSA or a Restructuring Document;

“Associate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company;

“Backstop Commitment” means the commitments received, pursuant to the TSA, from the Consenting Noteholders to subscribe for First-Out Notes in an aggregate principal amount up to US $32.5 million;

“Backstop Premium” means the consideration for the Backstop Commitment, being US $1.625 million in aggregate principal amount of First-Out Notes, equivalent to 5.0% of the amount of the Backstop Commitment of the Backstop Providers;

“Backstop Providers” means the Consenting Noteholders who agreed to provide the Backstop Commitment under the terms of the TSA;

“Business Day” means a day (other than a Saturday or Sunday or any other day on which banking institutions are authorised or required by law to close) on which banks are open for general business in New York and London (provided that the availability of internet banking shall not constitute being open for general business);

“Cede & Co.” means Cede & Co., as nominee for DTC and as registered holder of certain of the Notes;

“Claims” means all outstanding balances, undertakings, covenants, liabilities, claims, claims for specific performance, counter-claims, indemnities, actions, proceedings, suits, demands, damages, complaints, liens, set-offs, rights or causes of action or other obligations (whether present, prospective or future, actual or contingent, known or unknown, suspected or unsuspected, or direct or indirect, of any nature whatsoever and howsoever arising, whether in law or in equity and in whatever capacity and jurisdiction, in contract (including but not limited to breaches or non-performances of contract, whether deliberate or otherwise), statute or in tort (including but not limited to negligence, breach of duty, breach of trust and misrepresentation) or in any other manner whatsoever, breaches of statutory duty, for contribution, or for interest and/or costs and/or disbursements, whether or not for a fixed or unliquidated amount, whether filed or unfiled, whether asserted or unasserted, and whether or not in the contemplation of the relevant Parties);

“Common Stock” means FGI’s common stock with a par value of US $0.01 per share;

“Companies Act” means the Companies Act 2006, as modified, amended or re-enacted from time to time;

“Company” has the meaning given to it in the Parties section of this Deed;

“Consenting Noteholders’ Legal Adviser” means Ropes & Gray LLP as legal advisers to the Consenting Noteholders, and counsel instructed by them on behalf of the Consenting Noteholders in relation to the Restructuring Plan;

“Consenting Noteholders” means certain funds and accounts managed or advised by HG Vora Capital Management, LLC and certain funds and accounts managed or advised by Nantahala Capital Management, LLC, in each case which are party to the TSA;

“Court” means the Chancery Division of the High Court of Justice of England and Wales;

“Deed of Release” means the deed of release substantially in the form made available with the Explanatory Statement (subject to any amendments made in accordance with this Restructuring Plan);

“Deed of Undertaking” means a deed of undertaking to the Company in the form agreed by the parties thereto pursuant to which each of the parties thereto agrees to execute each of the Restructuring Documents to which it is a party and to be bound by and perform the terms of this Restructuring Plan;

“DTC” means The Depository Trust Company or any successor securities clearing agency thereof;

2

“DTC’s LENS” means the Legal Notice System which is available to registered DTC Participants and other participants by special agreement and which, amongst other things, offers access to a comprehensive online library of notices that are published and furnished by third-party agents, courts and security issuers and for posting for reference purposes notices received by DTC as holder of record on depository-eligible securities via its nominee Cede & Co.;

“DTC Participant” means those large banks, broker-dealers or other major financial institutions which hold securities accounts with DTC and prime brokerage clients;

“Excluded Plan Claim” means any Claim which arises:

(a)	as a result of the failure by any person to comply with, or perform its obligation(s) under, the TSA, this Restructuring Plan or a Restructuring Document to which it is a party;

(b)

under this Restructuring Plan and/or any Restructuring Document which may arise or accrue in relation to acts, omissions, events and/or circumstances occurring, or which are done after the Restructuring Effective Date;

(c)	from fraud, wilful misconduct, wilful default or gross negligence by a Released Party;

(d)

in respect of any Liability of the Company (including in its capacity as guarantor under the Notes Indenture) or FGI to the Notes Trustee for compensation and/or indemnity or otherwise to the Notes Trustee in its capacity as such pursuant to the Notes Indenture;

(e)	under or in respect of any Plan Creditor’s obligations under this Restructuring Plan; or

(f)	under or in respect of the New Notes (as defined in the Explanatory Statement) and/or the transaction documentation relating to the New Notes;

“Explanatory Statement” means the explanatory statement dated [●] October 2025 and issued by the Company in connection with the Restructuring Plan pursuant to section 901D of the Companies Act;

“FGI” means Fossil Group, Inc., a company incorporated under the laws of Delaware whose business address is 901 S Central Expressway, Richardson, TX 75080;

“Financial Adviser Schedule” has the meaning given to it in the Transaction Implementation Deed;

“First-Out Notes” means the 9.500% First-Out First Lien Secured Senior Notes due 2029 to be issued by FGI pursuant to the First-Out Notes Indenture in connection with the Restructuring Plan;

“First-Out Notes Collateral Agent” means Wilmington Trust, National Association as the incoming collateral agent under the First-Out Notes Indenture;

“First-Out Notes Collateral Agreements” means the agreements pursuant to which security is granted by a member of the Group to the First-Out Notes Collateral Agent in respect of the Liabilities pursuant to the First-Out Notes as set out in Part A of Schedule 2 (New Notes Collateral Agreements);

“First-Out Notes Indenture” means the indenture governing the First-Out Notes;

“First-Out Notes Trustee” means Wilmington Trust, National Association as the incoming notes trustee under the First-Out Notes Indenture;

“First-Out/Second-Out Intercreditor Agreement” means the New York law governed intercreditor agreement to be entered into, between, among others, the New Notes Trustee, the First-Out Notes Collateral Agent and the Second-Out Notes Collateral Agent;

“Group” means FGI and each of its direct and indirect Subsidiaries (including the Company) from time to time, with each being a “Group Company”;

“Group’s Legal Adviser” means Weil, Gotshal & Manges LLP, legal adviser to the Company and the Group, or any successor legal adviser, and counsel instructed by them on behalf of the Company in relation to the Restructuring Plan;

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“Group Parties” means the members of the Group identified in Schedule 3 (Undertaking Group Companies);

“Holding Company” means, in relation to a person or entity, any other person or entity in respect of which it is a Subsidiary;

“Information Agent” means Epiq Corporate Restructuring, LLC, as information agent of the Company in respect of the Restructuring Plan;

“Information Agent Schedule” has the meaning given to it in the Transaction Implementation Deed;

“Legal Advisers” means the Group’s Legal Adviser and the Consenting Noteholders’ Legal Adviser;

“Liability” means any present or future obligation, liability, claim, debt, demand, claims for specific performance, loss, damages or restitution, action, set-off, counterclaims, suits, rights or causes of action, expense, obligation or rights whatsoever or howsoever arising, including, without limitation, for the payment of money or the performance of an act or obligation (whether deliberate or otherwise) or any failure to perform any obligation or any omission, whether for negligence, breach of duty, breach of trust or misrepresentation or otherwise, whether in respect of principal, interest or otherwise, whether present, future, prospective, actual or contingent, whether fixed or undetermined, whether admitted or disputed, whether known or unknown, whether filed or unfiled, whether owed jointly or severally and whether owed as principal, surety or in any capacity whatsoever and whether it arises at common law, in equity or by statute or any regulation, in England and Wales or in any other jurisdiction under whatever applicable law, under any legal theory, and in any manner whatsoever, and “Liabilities” shall be construed accordingly;

“Mutual Release Agreement” means the New York law governed mutual release agreement to be entered into between, among others, FGI and the Consenting Noteholders;

“New Money” means the additional funding of US $32.5 million expected to be provided to the Group as part of the Notes Restructuring in exchange for the issuance at par of a like aggregate principal amount of First-Out Notes, which funding is backstopped by the Backstop Providers under the TSA;

“New Notes” means:

(a)	the First-Out Notes; and

(b)	the Second-Out Notes;

“New Notes Administrative Parties” means:

(a)	the New Notes Trustees; and

(b)	the New Notes Collateral Agents;

“New Notes Collateral Agents” means:

(a)	the First-Out Notes Collateral Agent; and

(b)	the Second-Out Notes Collateral Agent;

“New Notes Collateral Agreements” means

(a)	the First-Out Notes Collateral Agreements; and

(b)	the Second-Out Notes Collateral Agreements;

“New Notes Documents” means:

(a)	the First-Out Notes Indenture;

(b)	the Second-Out Notes Indenture;

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(c)	the ABL Intercreditor Agreement;

(d)	the First-Out/Second-Out Intercreditor Agreement; and

(e)	the New Notes Collateral Agreements;

“New Notes Trustees” means the First-Out Notes Trustee and the Second-Out Notes Trustee;

“Noteholder” means a holder of the ultimate beneficial interest in the Notes held through DTC as at the Record Date;

“Notes” means the US $150 million 7.00% senior unsecured notes due 30 November 2026 issued by FGI pursuant to the Notes Indenture;

“Notes Indenture” means the indenture governing the Notes between FGI and the Notes Trustee dated 8 November 2021 and supplemented on 8 November 2021 and 19 September 2025 registered with the Securities and Exchange Commission;

“Notes Restructuring” means the restructuring of the Notes in accordance with terms agreed in the TSA and explained in Part B (Summary of the Notes Restructuring) of the Explanatory Statement;

“Notes Trustee” means The Bank of New York Mellon Trust Company, N.A. as trustee under the Notes Indenture;

“Plan Claim” means any Claim in respect of any Liability of the Company (including in its capacity as guarantor under the Notes Indenture or otherwise in respect of the Notes) or FGI, actual or contingent, present or future, owed to any of the Plan Creditors and/or the Notes Trustee arising directly or indirectly out of or in relation to the Notes Indenture as a result of an obligation or Liability of the Company or FGI incurred, or as a result of an event occurring or an act done, on or before the Restructuring Effective Date, and together with any Claim previously held by a Plan Creditor which may be owed by the Company (including in its capacity as guarantor under the Notes Indenture or otherwise in respect of the Notes), or FGI in each case, directly or indirectly out of, or which otherwise results from, the Notes Restructuring or any Restructuring Step being taken in accordance with the terms of the Transaction Implementation Deed (including, for the avoidance of doubt, any interest accruing on, or accretions arising in respect of, such Claims up to and including the Restructuring Effective Date) other than an Excluded Plan Claim;

“Plan Consideration” means the New Notes, the Backstop Premium, the Consent Premium, the Common Stock and the Warrants to be issued to Plan Creditors pursuant to the terms of this Restructuring Plan and the Transaction Implementation Deed;

“Plan Creditors” means the Noteholders;

“Plan Effective Date” means the date on which an official copy of the order of the Court sanctioning this Restructuring Plan under section 901F of the Companies Act is delivered to the Registrar of Companies for registration;

“Plan Effective Date Notice” means the notice to be issued by the Company:

(a)	to the Information Agent for posting on the Plan Website;

(b)	for distribution via DTC to the Plan Creditors on the Plan Effective Date; and

(c)	to the Notes Trustee in accordance with Clause 10.9 (Notices);

“Plan Meeting” means the meeting of the Plan Creditors at which such Plan Creditors voted in favour of this Restructuring Plan;

“Plan Party” or “Party” means each of the Company, each Plan Creditor and each Undertaking Transaction Party and “Plan Parties” shall be construed accordingly;

“Plan Website” means https://dm.epiq11.com/fossil maintained by the Information Agent or such alternative or replacement website as may be notified to Plan Creditors from time to time;

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“Pre-Funded Warrant” means the warrant attained after exercising the relevant option in respect of the Warrants, permitting its holder to purchase shares of Common Stock on a one-to-one basis;

“Proceedings” means any process, action or other legal proceeding (including, without limitation, any demand, arbitration, alternative dispute resolution, judicial review, adjudication, execution, seizure, distraint, forfeiture, re-entry, lien, enforcement of judgment or enforcement of any security) in any jurisdiction whatsoever;

“Prohibited Proceedings” means any Proceedings (other than Allowed Proceedings) in respect of, or arising from:

(a)	any Claims or Liabilities against the relevant Released Parties that are to be released pursuant to this Restructuring Plan and the Deed of Release; or

(b)

the preparation, negotiation, sanction, execution or implementation of this Restructuring Plan, the Restructuring Steps and/or the Restructuring Documents, including any acts of any Released Party or otherwise in carrying out the steps and transactions contemplated in this Restructuring Plan, the TSA, the Transaction Implementation Deed or the Restructuring Documents in accordance with their terms;

“Record Date” means the date on which the Plan Creditors’ entitlement to vote on this Restructuring Plan and the value of their Plan Claims will be assessed, being Monday, 27 October 2025;

“Registrar of Companies” means the registrar of companies for England and Wales, as described in section 1060 of the Companies Act;

“Related Entity” in relation to a fund, entity, vehicle or account (the “First Entity”), means another fund, entity, vehicle or account (or any of its Affiliates) which is managed or advised by the same investment manager or investment adviser as the First Entity (or its Affiliates) or by a different investment manager or investment adviser which is an Affiliate of the investment manager or investment adviser of the First Entity (or its Affiliates);

“Released Parties” has the meaning given to that term in the Deed of Release;

“Restructuring Documents” means each document listed in Schedule 1 (Restructuring Documents) substantially in the form made available with the Explanatory Statement (subject to any amendments made in accordance with this Restructuring Plan);

“Restructuring Effective Date” means the date of completion of the last Restructuring Step;

“Restructuring Effective Date Notice” means the notice to be issued by the Company to the Information Agent for posting on the Plan Website and for distribution via DTC to the Plan Creditors, following the completion of all Restructuring Steps;

“Restructuring Plan” means this restructuring plan in substantially the form attached at Appendix 6 (Restructuring Plan) to the Explanatory Statement (or appended to any supplemental explanatory statements made available to the Plan Creditors prior to the Plan Meetings) or with, or subject to, any modification, addition or condition which the Court may think fit to approve or impose, as appropriate;

“Restructuring Steps” means the steps, transactions or actions set out in clause 7 (Restructuring Steps) of the Transaction Implementation Deed;

“Sanction Hearing” means the hearing at which the Court issues the Sanction Order;

“Sanction Order” means an order of the Court sanctioning this Restructuring Plan under section 901F of the Companies Act;

“SEC” means the U.S. Securities and Exchange Commission;

“Second-Out Notes” means the 7.500% Second-Out Second Lien Secured Senior Notes due 2029 to be issued pursuant to the Second-Out Notes Indenture in connection with the Restructuring Plan;

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“Second-Out Notes Collateral Agent” means Wilmington Trust, National Association as the incoming collateral agent under the Second-Out Notes Indenture;

“Second-Out Notes Collateral Agreements” means the agreements pursuant to which security is granted by a member of the Group to the Second-Out Notes Collateral Agent in respect of the Liabilities pursuant to the Second-Out Notes as set out in Part B of Schedule 2 (New Notes Collateral Agreements);

“Second-Out Notes Indenture” means the indenture governing the Second-Out Notes;

“Second-Out Notes Trustee” means Wilmington Trust, National Association as the incoming notes trustee under the Second-Out Notes Indenture;

“Subsidiary” has the same meaning as in section 1159 of the Companies Act;

“Termination Date” has the meaning given to that term in the Transaction Implementation Deed;

“Transfer Agent” means Computershare Trust Company, N.A. as transfer agent for the Common Stock;

“Transaction Implementation Deed” means the transaction implementation deed to be entered into on or around the date of this Restructuring Plan between, among others, the Company and the Plan Creditors, substantially in the form attached to the Explanatory Statement (or appended to any supplemental explanatory statements made available to the Plan Creditors prior to the Plan Meetings);

“TSA” means the transaction support agreement entered into by certain members of the Group (including the Company) and the Consenting Noteholders on 13 August 2025 to implement the Notes Restructuring and provide the New Money;

“Undertaking” means an undertaking from any Undertaking Transaction Party, dated on or before the date of the Sanction Hearing to, amongst other things, be bound by, and perform the terms of, this Restructuring Plan and the Restructuring Documents to which it is a party insofar as they relate to it;

“Undertaking Transaction Party” means:

(a)	the Information Agent;

(b)	the Notes Trustee;

(c)	the Transfer Agent;

(d)	the Warrant Agent; and

(e)	the Group Parties;

“Warrants” means the 3,000,000 warrants issued to Noteholders which permit holders to purchase shares of Common Stock (with a strike price of US $0.50 per share of Common Stock) or Pre-Funded Warrants on a pro rata basis (based on the amount of Notes exchanged for New Notes) (with a strike price of US $0.49 per Pre-Funded Warrant); and

“Warrant Agent” means, together, Computershare Inc. and Computershare Trust Company, N.A.

1.2	Interpretation

In this Restructuring Plan, unless the context otherwise requires or otherwise expressly provides:

(a)	to the extent that there is any conflict or inconsistency between the terms of this Restructuring Plan and:

(i)	the Explanatory Statement, the terms of this Restructuring Plan will prevail; and

(ii)	any Restructuring Document, the terms of that Restructuring Document shall prevail;

(b)

references to Clauses and Schedules are references to the Clauses of, and Schedules to, this Restructuring Plan and a reference to this “Restructuring Plan” includes a reference to each of the Schedules to this Restructuring Plan;

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(c)

the Information Agent, the Company, the Plan Creditors, the Notes Trustee, the Undertaking Transaction Parties, the Group Parties, the New Notes Collateral Agents, the First-Out Notes Trustee, the Second-Out Notes Trustee, the Noteholders (including for the purposes of determining interests at the Record Date), the Company or any other person will be construed so as to include its successors in title, permitted assigns and permitted transferees;

(d)	references to a person include references to an individual, firm, partnership, company, corporation, unincorporated body of persons or any state or state agency;

(e)	references to a statute or statutory provision include the same as subsequently modified, amended, supplemented or re-enacted from time to time;

(f)

references to an agreement, deed or document will be deemed also to refer to such agreement, deed or document as amended, supplemented, restated, verified, replaced and/or novated (in whole or in part) from time to time and to any agreement, deed or document executed pursuant thereto, provided that such amendment, supplement, restatement, verification, replacement and/or novation has, to the extent it relates to a Restructuring Document or this Restructuring Plan, been made in accordance with the terms of such Restructuring Document and/or this Restructuring Plan (as applicable);

(g)	references to an agreement, deed or document will include any schedules, annexes and appendices to such agreement, deed or document;

(h)	references to (or to any specified provision of) this Restructuring Plan will be construed as references to this Restructuring Plan as in force for the time being;

(i)	the singular includes the plural and vice versa and words importing one gender will include all genders;

(j)	references to a time of the day are, unless otherwise stated, references to the time in London, United Kingdom;

(k)	an obligation or liability of a Plan Creditor shall apply to its successors, transferees and assigns;

(l)	“including” or “include” means including or include without limitation;

(m)	“or” is not exclusive;

(n)	headings to Clauses and Schedules are for ease of reference only and will not affect the interpretation of this Restructuring Plan;

(o)	unless otherwise stated, all references in this Restructuring Plan to times are to London time;

(p)

where this Restructuring Plan refers to the First-Out Notes or the Second-Out Notes, such references are to be construed as being among the New Notes only. Where the collateral granted pursuant to the New Notes Collateral Agreements secures obligations other than pursuant to the New Notes, the ranking of such secured obligations shall be determined in accordance with the terms of such New Notes Collateral Agreements and the ABL Intercreditor Agreement;

(q)

where this Restructuring Plan refers to a document, notice or confirmation being delivered to a Party or the Parties via DTC, such obligation shall be satisfied by uploading legal notices to DTC’s LENS;

(r)

where a Restructuring Step refers to a document, notice or confirmation being delivered to a Party or the Parties, each Party agrees that it will be sufficient for the relevant document, notice or confirmation to be:

(i)	uploaded on the Plan Website;

(ii)	delivered to Plan Creditors via DTC;

(iii)	where necessary or desired by any Party, filed with the SEC;

(iv)	in respect to the Notes Trustee only, in accordance with the terms of the Notes Indenture; and

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(s)	references to any figures or amounts in this Restructuring Plan are subject to:

(i)

potential modifications or adjustments under Clause 6 (Modifications of this Restructuring Plan) or otherwise as a result of any rounding or other calculation or allocation procedures set out herein; and

(ii)	such minor or technical amendments or any amendments to correct manifest errors as may be agreed by or on behalf of: (i) the Company; and (ii) the Consenting Noteholders’ Legal Adviser.

2	APPLICATION OF THIS RESTRUCTURING PLAN AND THE PLAN EFFECTIVE DATE

2.1	The compromises and arrangements effected by this Restructuring Plan will:

(a)	apply to all Plan Claims and bind all Plan Creditors (and each of their successors and assigns), the Plan Parties (other than the Undertaking Transaction Parties) and the Company;

(b)	subject to the terms of its respective Undertaking, bind each Undertaking Transaction Party (and its respective successors and assigns); and

(c)	bind each other person that has undertaken to be bound by the terms of this Restructuring Plan and their respective successors and assigns.

2.2	This Restructuring Plan will become effective and legally binding on the Plan Parties on the Plan Effective Date.

2.3

The compromises and arrangements effected by this Restructuring Plan shall apply to all Plan Creditors and all of their respective rights, title and interests to Plan Claims and shall be binding on all Plan Parties (including, without limitation, any person to whom a Plan Creditor has transferred its rights in respect of its Plan Claim after the Record Date).

2.4

The Company shall promptly give notice that the Plan Effective Date has occurred by posting the Plan Effective Date Notice and promptly thereafter shall execute and deliver the Transaction Implementation Deed based on the authorities granted to it pursuant to this Restructuring Plan.

3	GRANT OF AUTHORITY TO EXECUTE THE RESTRUCTURING DOCUMENTS

3.1	Company’s Authority to Execute the Restructuring Documents

(a)

On and from the Plan Effective Date, in consideration of the rights provided to the Plan Creditors under this Restructuring Plan and notwithstanding the terms of any relevant document other than the Restructuring Documents, each Plan Creditor hereby irrevocably authorises, appoints and instructs the Company (acting by its directors, officers or other duly appointed representatives) as its true and lawful agent and attorney (and as agent and attorney of such person to whom such Plan Creditor has assigned or transferred any of its Plan Claims) to, for and on behalf of each such Plan Creditor:

(i)

enter into, sign, execute, notarise, release and deliver (whether as a deed or otherwise) for and on behalf of each such Plan Creditor, the Transaction Implementation Deed and each Restructuring Document to which the Plan Creditors (or any of them) are (or is) expressed to be a party, including any guarantee and security document, such that each Plan Creditor will become a party to and be bound by the Transaction Implementation Deed and those Restructuring Documents;

(ii)

enter into, sign, execute, notarise, release and deliver all such other documents, deeds, agreements, instruments, transfers or instructions scheduled to, referred to in, ancillary to, or contemplated by, this Restructuring Plan, the Transaction Implementation Deed and/or the Restructuring Documents, or as are considered by the Company (having consulted with the Legal Advisers and obtained confirmation in writing from the Consenting Noteholders’ Legal Advisers, such confirmation is to be provided within three (3) Business Days of receipt by the Consenting

9

Noteholders’ Legal Advisers. If the written confirmation has not been provided within such time, and provided that no objection to such action has been raised by the Consenting Noteholders or the Consenting Noteholders’ Legal Advisers, the confirmation shall be deemed to have been granted) to be reasonably necessary or desirable to implement the Notes Restructuring, in each case which are required to be executed and/or delivered by or on its behalf;

(iii)	agree on its behalf any amendments or additions to the Restructuring Documents to which such Plan Creditor is expressed to be a party which:

(A)

are necessary or reasonably desirable to give effect to, or reflect the terms of, this Restructuring Plan, the TSA, the Transaction Implementation Deed, and/or the transactions to be entered into in order to effect the Notes Restructuring (having consulted with the Legal Advisers and obtained confirmation in writing from the Consenting Noteholders’ Legal Advisers, such confirmation is to be provided within three (3) Business Days of receipt by the Consenting Noteholders’ Legal Advisers. If the written confirmation has not been provided within such time, and provided that no objection to such action has been raised by the Consenting Noteholders or the Consenting Noteholders’ Legal Advisers, the confirmation shall be deemed to have been granted);

(B)	are necessary to correct any manifest error (that could reasonably be expected to be considered as such by all of the parties to that Restructuring Document);

(C)	are minor or technical in nature and which the Company (having consulted with the Legal Advisers) reasonably considers necessary or desirable for the implementation of the Notes Restructuring;

(D)

make any other non-material (in the reasonable opinion of the Company, having consulted with the Legal Advisers) amendments to ensure that the Transaction Implementation Deed and the Restructuring Documents may be duly executed and delivered and are legal, valid, binding and enforceable upon the parties to them in accordance with the terms of this Restructuring Plan, the Transaction Implementation Deed and their terms;

(E)	complete any blanks (including, without limitation, any dates, times, bank account details, notice provisions or legal entity names), lists of parties and/or signature blocks;

(F)

ensure that the information and categories of information contained, or referred to, in any formula, schedule, annex or similar, signature blocks, lists of parties and parties provisions, notice details, bank account details, legal entity names or registration numbers, or blanks or placeholders in the Transaction Implementation Deed and/or those Restructuring Documents reflect the relevant information and categories of information as of the applicable date;

(G)

insert the calculation and completion of any commitments, participations, allotments or allocations to any Plan Creditor or any other party under the Transaction Implementation Deed and the Restructuring Documents in accordance with the terms of this Restructuring Plan; and/or

(H)

take into account any modification of, or addition to, this Restructuring Plan, the Transaction Implementation Deed, and/or the Restructuring Documents approved or imposed by the Court in accordance with Clause 6 (Modifications of this Restructuring Plan), provided that none of the above amendments shall be made or consented to by the Company if it could reasonably be expected to: (a) have a materially adverse effect on the rights of a Plan Creditor by reference to such rights as are contemplated as at the date of the Explanatory Statement or any supplemental explanatory statements made available to the Plan Creditors prior to the Plan Meetings (unless such Plan Creditor’s consent is obtained); (b) impose on a Plan Creditor any new or additional obligation not already contained in or contemplated by this Restructuring Plan, the Transaction Implementation Deed or any Restructuring Document (unless

10

such Plan Creditor’s consent is obtained); (c) be inconsistent in any material respect with the restructuring described in or contemplated by the Explanatory Statement; or (d) have a materially adverse effect on the rights of a New Notes Administrative Party;

(iv)	enforce any Deeds of Undertaking to ensure the prompt execution by the relevant parties of any actions or documents required to implement the Notes Restructuring;

(v)	approve the Allocation Schedule once agreed and delivered by the Information Agent in accordance with the terms of the Transaction Implementation Deed;

(vi)

enter into, execute and deliver (whether as a deed or otherwise) for and on behalf of such Plan Creditor, any document, notice or instruction as may be necessary or desirable to give effect to the instruction under this Clause 3.1 (Grant of Authority to Execute the Restructuring Documents);

(vii)

enter into, execute and deliver (whether as a deed or otherwise) any other document and give any other notice, confirmation, consent, order, instruction or direction, or take any other action, as may be necessary in the discretion of the Company (acting reasonably), to release all Plan Claims (in accordance with and at the times set out in the Transaction Implementation Deed) and/or to otherwise give effect to this Restructuring Plan, the Restructuring Steps, the Restructuring Documents and/or the Notes Restructuring, provided in each case that any such document would not: (i) impose any additional obligation on; or (ii) materially, adversely or disproportionately affect the rights of, any of the Plan Creditors or any New Notes Administrative Party in any manner that is not otherwise contemplated by this Restructuring Plan or the Restructuring Documents;

(viii)

grant powers of attorney (whether governed by English law or the laws of any other jurisdiction) with the same scope as those authorisations and directions provided by the Plan Creditors pursuant to this Clause 3.1(a) (Company’s Authority to Execute the Restructuring Documents) for the benefit of a specified person in order to enter into, sign, execute, notarise, release and deliver all such documents, deeds, agreements, instruments, transfers or instructions scheduled to, referred to in, ancillary to or contemplated by this Restructuring Plan, the Transaction Implementation Deed and/or the Restructuring Documents, or as are considered by the Company to be reasonably necessary or desirable to implement the Notes Restructuring, in each case which are required to be executed and/or delivered by it or on its behalf; and

(ix)

carry out any related or ancillary actions that it considers (having consulted with the Legal Advisers) to be reasonably necessary or desirable for the purposes of implementing this Restructuring Plan and the Notes Restructuring and to ensure that the books and records of DTC are updated to reflect the terms of this Restructuring Plan and the relevant Restructuring Documents, including to authorise the cancellation of the Notes and take any such other action as may be reasonably necessary, or desirable to give effect to the Notes Restructuring, the terms of this Restructuring Plan or the Restructuring Documents, provided that such related or ancillary actions are in accordance with the terms of this Restructuring Plan (including the Restructuring Documents) and do not materially adversely affect any Plan Creditor.

(b)	Notwithstanding anything to the contrary in this Restructuring Plan:

(i)

the documents referred to above (other than the Transaction Implementation Deed) will only be released and delivered from escrow and become effective in accordance with their respective terms and as provided for in, and in accordance with the terms of, this Restructuring Plan and the Transaction Implementation Deed, whereupon following the occurrence of the Restructuring Effective Date they will become unconditionally and irrevocably binding on all Plan Creditors and each of the other parties thereto; and

(ii)	the releases contained in the Deed of Release shall only become effective at the time set out in the Transaction Implementation Deed.

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(c)

Once a Restructuring Document has been fully executed, dated and released (and, if applicable, delivered), the authority granted by each Plan Creditor pursuant to Clause 3.1 (Company’s Authority to Execute the Restructuring Documents) shall expire automatically in respect of that Restructuring Document at that time and, thereafter, that Restructuring Document may only be amended in accordance with its terms. Any remaining authorities granted by the Plan Creditors to the Company under Clause 3.1 (Company’s Authority to Execute the Restructuring Documents) shall terminate immediately following the occurrence of the Restructuring Effective Date.

(d)

Promptly following any amendments being made to any Restructuring Documents (that were previously posted on the Plan Website) pursuant to Clause 3.1(a)(iii) (Company’s Authority to Execute the Restructuring Documents), the Company shall procure that such Restructuring Documents (as amended) are made available to Plan Creditors and the relevant Undertaking Transaction Parties via the Plan Website and to the Notes Trustee in accordance with Clause 10.9 (Notice).

3.2	Undertaking Transaction Parties’ Authority

(a)

Pursuant, but only to the extent set forth herein, to the Undertaking executed by the applicable Undertaking Transaction Party, on and from the Plan Effective Date, each Plan Creditor hereby authorises and instructs each Undertaking Transaction Party to:

(i)

enter into, execute and deliver (whether as a deed or otherwise) and perform, each Restructuring Document to which it is expressed to be a party, provided that such Restructuring Documents (other than the Transaction Implementation Deed) will only become effective in accordance with their respective terms and as provided in, and in accordance with the terms of, the Transaction Implementation Deed, whereupon they will become unconditionally and irrevocably binding on all such Undertaking Transaction Parties and each of the other parties thereto;

(ii)

take all steps and do all other things necessary or reasonably desirable to give effect to the Notes Restructuring and otherwise to enter into, execute and deliver (whether as a deed or otherwise) all such documents that the Company or the relevant Undertaking Transaction Party reasonably considers necessary to give effect to the Notes Restructuring, without limitation to the generality of the foregoing, provided that any such documents will not become effective prior to the Restructuring Effective Date (unless, in accordance with the terms of the Transaction Implementation Deed, it is necessary for them to become effective earlier in order to effect the Notes Restructuring), whereupon they will be unconditionally and irrevocably binding on all such Undertaking Transaction Parties and each of the other parties thereto;

(iii)

act and rely, without further verification, on any written instruction from the Company (acting on behalf of all Plan Creditors pursuant to the authority granted to it under Clause 3.1(a) (Company’s Authority to Execute the Restructuring Documents)) to take any action referred to in this Clause 3.2 (Undertaking Transaction Parties’ Authority) or Clause 10.3 (Further Assurance) which instruction certifies that any such action required of the Undertaking Transaction Party is in compliance with such provision(s), the terms of the New Notes Documents and this Restructuring Plan and the Transaction Implementation Deed;

(iv)

give all such instructions, consents or confirmations to the Notes Trustee, the First-Out Notes Trustee, the Second-Out Notes Trustee or any New Notes Collateral Agent as are necessary and any other directions that the Company, the Notes Trustee, the First-Out Notes Trustee, the Second-Out Notes Trustee or any New Notes Collateral Agent may reasonably request for the purposes of implementation of any Restructuring Step; and

(v)

take each step under this Restructuring Plan, the Transaction Implementation Deed or any other Restructuring Document expressed to be taken by or on behalf of the relevant Undertaking Transaction Party in its capacity as the Notes Trustee, the First-Out Notes Trustee, the Second-Out Notes Trustee or any New Notes Collateral Agent and any other relevant Undertaking Transaction Party (on their own behalf or on behalf of the relevant Plan Creditors (as applicable)),

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including the giving, execution, delivery and performance of any obligations, consents, confirmations, acknowledgments, agreements, waivers or authorisations (as applicable) expressed to be taken by or on behalf of the Undertaking Transaction Party and as requested by the Company or FGI for the purposes of implementation of the Notes Restructuring, in each case, subject to applicable law, regulations, in the case of each New Notes Administrative Party, subject to Clause 3.2(e), and all of the limitations, protections, indemnities, benefits, immunities and exculpations conferred on it in any Restructuring Document, the Notes Indenture and any other document executed (or to be executed by it, in the case of each New Notes Administrative Party) by it pursuant to any of the above.

(b)

Each Undertaking Transaction Party shall have no liability to the Company, any Plan Creditor or any of its or their respective Affiliates for any action taken, document executed or in relying and acting on any instruction given to it in accordance with this Restructuring Plan, except as a result of its fraud, wilful misconduct, wilful default or gross negligence or, in the case of the New Notes Administrative Parties, fraud, wilful default or gross negligence.

(c)

In complying with the instructions in this Clause 3.1 (Grant of Authority to Execute the Restructuring Documents), and without prejudice to the terms of Notes Indenture, the relevant Undertaking Transactions Party:

(i)	is entitled to assume:

(A)	that any instructions received by it pursuant to this Restructuring Plan are duly given in accordance with the terms of the relevant Notes Indenture and/or Restructuring Documents (as applicable); and

(B)	unless it has received notice of revocation, that those instructions have not been revoked;

(ii)

is not obligated to do, or omit, anything if it would, or might in its reasonable opinion, constitute a breach of any law, regulation or contractual obligation or a breach of fiduciary duty or duty of confidentiality;

(iii)

shall only have the duties, obligations and responsibilities as are expressly specified in this Restructuring Plan, the Transaction Implementation Deed and the other Restructuring Documents to which it is a party (and no others shall be implied) and all such duties, obligations and responsibilities are, other than for the Group Parties, solely mechanical and administrative in nature;

(iv)

is not responsible for the legality, validity, effectiveness, adequacy or enforceability of any Restructuring Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Restructuring Document; and

(v)	will not be liable (including, without limitation, for negligence or any other category of liability whatsoever but not including any claim based on its fraud) for:

(A)

any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action in accordance with the instructions received by it pursuant to this Restructuring Plan, unless directly caused by its gross negligence, wilful default or wilful misconduct or, in the case of the New Notes Administrative Parties, fraud, wilful default or gross negligence;

(B)

exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, the instructions pursuant to this Restructuring Plan other than by reason of its gross negligence or wilful misconduct; or

(C)

without prejudice to the generality of paragraphs (A) and (B) above, any damages, costs, losses, any diminution in value or any liability whatsoever arising as a result of any act, event or circumstance not reasonably within its control including (without limitation) such damages, costs, losses, diminution in value or liability arising as a result of: nationalisation, expropriation

13

or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets, breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.

(d)

The Company and each Plan Creditor hereby agrees that each of the Undertaking Transaction Parties shall be entitled to enforce and enjoy the benefit of, and rely upon each term in, this Restructuring Plan.

(e)

Notwithstanding any other provision of this Restructuring Plan, each Plan Creditor, hereby confirms that it agrees to, shall be bound by, and shall comply with, and shall for all purposes be treated as having agreed to and be bound by, each of its obligations under the Transaction Implementation Deed and each applicable Restructuring Document to which it is a party after it has been executed by it or by the Company (or any delegate appointed pursuant to Clause 3.1 (Grant of Authority to Execute the Restructuring Documents)) on its behalf in accordance with this Clause 2.4 (Grant of Authority to Execute the Restructuring Documents). Furthermore, each Plan Creditor hereby irrevocably and unconditionally ratifies and confirms everything which each Undertaking Transaction Party (including its respective authorised signatories) may lawfully do or cause to be done in accordance with any authority conferred by this Restructuring Plan.

3.3	Nature of Authorities and Obligations

(a)

The authorities, appointments and instructions granted in Clause 3.1 (Company’s Authority to Execute the Restructuring Documents) will be treated, for all purposes whatsoever and without limitation, as having been granted by deed and the Company will be entitled to delegate the authority granted and conferred by this Clause 3.1 (Company’s Authority to Execute the Restructuring Documents) to any duly authorised officer or director (or other duly appointed representative) of the Company or any other member of the Group as it may consider necessary or reasonably desirable to implement this Restructuring Plan.

(b)	The appointment of the Company under Clause 3.1 (Company’s Authority to Execute the Restructuring Documents) as agent:

(i)	is independent from the appointment of the Company under such clause as attorney; and

(ii)	will be effective in spite of any defect in the appointment as attorney and vice versa.

(c)	The authorities, appointments and instructions granted in this Clause 2.4 (Grant of Authority to Execute the Restructuring Documents) shall automatically expire on the earlier of:

(i)	the termination of this Restructuring Plan under Clause 7 (Termination);

(ii)	the Restructuring Effective Date (save, in respect of any actions or steps required to be taken following the Restructuring Effective Date in accordance with the Transaction Implementation Deed); and

(iii)	in relation to each Restructuring Document, the date on which that Restructuring Document is fully executed by each party to it.

4	DEEDS OF UNDERTAKING

Subject to the terms of the Deeds of Undertaking executed by them and, in the case of the Notes Trustee, subject to applicable law, regulations and all of the limitations, protections, indemnities, benefits, immunities and exculpations conferred on it in the Notes Indenture, each of the Undertaking Transaction Parties undertakes to take all steps and execute all such documents necessary or desirable for the purpose of giving effect to the Notes Restructuring and this Restructuring Plan, including the Restructuring Documents to which they will be a party and the documentary conditions precedent (if any) applicable to them.

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5	RESTRUCTURING STEPS AND PLAN CONSIDERATION

5.1	Restructuring Steps

(a)

As soon as reasonably practicable following the Plan Effective Date, the Company shall execute the Transaction Implementation Deed for and on behalf of itself and, in accordance with Clause 3.1 (Company’s Authority to Execute the Restructuring Documents), on behalf of the Plan Creditors.

(b)	The Restructuring Steps shall take place in accordance with, and in the order and at the times specified in, the terms of the Transaction Implementation Deed.

(c)	The applicable Restructuring Documents shall be signed, dated and released in accordance with the Transaction Implementation Deed.

5.2	Plan Consideration

(a)	The Plan Creditors acknowledge and agree that the Plan Creditors shall:

(i)	receive their Plan Consideration in accordance with the terms set out in the Transaction Implementation Deed; and

(ii)

shall give the authorities, instructions, undertakings, releases (including the releases given pursuant to the Deed of Release), ratifications, and waivers in favour of the Company (including in its capacity as guarantor of the Notes Indenture), FGI and the Released Parties, where applicable, in consideration of the rights provided to each Plan Creditor under this Restructuring Plan.

(b)	The Plan Consideration of the Plan Creditors shall be calculated and paid (or issued, as applicable) in accordance with the Transaction Implementation Deed and this Restructuring Plan.

5.3	Restructuring Effective Date Notice

Immediately following completion of all Restructuring Steps, the Company shall issue the Restructuring Effective Date Notice, including to the Notes Trustee in accordance with 10.9 (Notice).

6	MODIFICATIONS OF THIS RESTRUCTURING PLAN

6.1	Subject to Clause 6.2 (Modifications of this Restructuring Plan), the Company may:

(a)

at the Sanction Hearing, consent on behalf of itself and all Plan Creditors to any modification of, or addition to, or waiver of, this Restructuring Plan and/or any of the Restructuring Documents or any terms and conditions which, in the case the Court may think fit to approve or impose which are necessary or desirable for the implementation of the Notes Restructuring; and

(b)	amend at any time after the Plan Effective Date, make any minor, technical or administrative amendments to the provisions of this Restructuring Plan, if it considers it necessary to do so.

6.2	No amendments or variations:

(a)	shall be made to this Clause 6 (Modifications of this Restructuring Plan); and

(b)

to this Restructuring Plan, the Transaction Implementation Deed or any Restructuring Document (as appended to or made available in connection with the Explanatory Statement), shall be made or consented to by the Company pursuant to this Clause 6 (Modifications of this Restructuring Plan) if such amendment or variation either:

(i)	has a material or, (in the case of the Plan Creditors, relative to the other Plan Creditors) disproportionate, adverse effect on the rights of a Plan Creditor or Administrative Party; or

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(ii)

imposes any additional or new obligation on any Plan Creditor or Administrative Party, unless each such affected Plan Creditor or Administrative Party has provided its consent to such amendment or variation.

6.3	Nothing in this Restructuring Plan shall prevent the modification, amendment or waiver of any Restructuring Document in accordance with its terms.

7	TERMINATION

7.1	This Restructuring Plan will terminate:

(a)	if the Restructuring Effective Date does not occur on or before the Termination Date;

(b)	if the Transaction Implementation Deed terminates in accordance with its terms (other than as a result of the occurrence of the Restructuring Effective Date); or

(c)

if the Company notifies the Plan Creditors that it (in its absolute discretion, having taken appropriate professional advice) considers that there is no reasonable prospect of the Notes Restructuring being successfully implemented, in which event the terms of and the obligations on, and rights granted to, the parties under or pursuant to this Restructuring Plan shall lapse and all the compromises and arrangements provided by this Restructuring Plan and any release granted pursuant to this Restructuring Plan shall be of no effect and shall be construed as if it had never become effective, and the rights and obligations of the Plan Creditors shall not be affected and shall be reinstated and remain in full force and effect.

7.2

Promptly following the termination of this Restructuring Plan in accordance with this Clause 7 (Termination), the Plan Parties shall execute such documents and perform such acts and things as are reasonably necessary and/or desirable to give effect to Clause 7.1 (Termination) (including to reverse any steps already taken in contemplation of the implementation of the Notes Restructuring) provided that no Plan Party (other than FGI) shall be required to incur any out-of-pocket costs or expenses unless FGI has agreed to pre-fund those costs and expenses.

7.3

In the event of this Restructuring Plan terminating pursuant to this Clause 7 (Termination) any power of attorney granted pursuant to Clause 3 (Grant of Authority to Execute the Restructuring Documents) shall be automatically revoked and terminated.

7.4	This Clause 7 (Termination) and Clauses 1 (Definitions and Interpretation) and 12 (Governing Law and Jurisdiction) shall survive any termination of this Restructuring Plan.

8	RELEASES

Pursuant to the authority granted under Clause 3.1 (Grant of Authority to Execute the Restructuring Documents), the Company shall, on behalf of each Plan Creditor, enter into, execute and deliver (as a deed or otherwise) the Deed of Release, substantially in the form set out in Schedule 5 (Deed of Release). The Deed of Release shall become effective and unconditionally and irrevocably binding upon all Plan Creditors in accordance with the timing and sequencing set out in the Transaction Implementation Deed.

9	STAY OF PROHIBITED PROCEEDINGS

9.1

On and from the Plan Effective Date, no Plan Creditor may commence or take, continue, support any person commencing or continuing, or instruct, direct or authorise any person to commence or take any Prohibited Proceedings against any Plan Party.

9.2	A Plan Creditor may commence any Allowed Proceedings against any Plan Party after giving the Company and the relevant Plan Party ten (10) days’ written notice of its intention to do so.

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9.3

Each Plan Creditor will hold on trust for the benefit of the relevant Plan Party any recovery made pursuant to any Prohibited Proceedings in breach of this Clause 9 (Stay of Prohibited Proceedings) and will turn over any such recovery forthwith upon demand being made by the Company without set-off, counterclaim or deduction. To the extent that the asset comprising the recovery cannot be held on trust by the Plan Creditor, the Plan Creditor shall pay to the Company an amount equal to that recovery immediately upon demand being made by the Company without set-off, counterclaim or deduction, to be held on trust by the Company for the person(s) entitled to it.

9.4	However, this Clause 9 (Stay of Prohibited Proceedings) shall not:

(a)	in any way impair or prejudice any rights of any Plan Creditor arising under any Restructuring Document or any remedy in respect of such right;

(b)	except as otherwise expressly provided for in a Restructuring Document, apply to any claim or liability in respect of fraud, wilful misconduct, wilful default or gross negligence by any Plan Creditor;

(c)	oblige any Plan Creditor to take any action whatsoever; and/or

(d)

in any way impair or prejudice any rights of a Plan Creditor to seek directions or an adjudication of the court in relation to the terms of this Restructuring Plan (including the calculation and/or distribution of any Plan Consideration).

9.5	No person shall be entitled to rescind or vary any term of this Clause 9 (Stay of Prohibited Proceedings) in a manner prejudicial to a Plan Creditor without the consent of the relevant Plan Creditor.

10	GENERAL RESTRUCTURING PLAN PROVISIONS

10.1	Ratification

In consideration for its rights and entitlements under this Restructuring Plan:

(a)	each Plan Creditor hereby, on and from the Plan Effective Date, irrevocably ratifies and confirms everything which:

(i)

the Company (including in its capacity as guarantor under the Notes Indenture) and FGI, and their respective directors, officers or other duly appointed representatives may lawfully do or cause to be done or cause or purport to be done, to the extent compliant with the terms of this Restructuring Plan and the Restructuring Documents; and

(ii)

the Information Agent and its respective directors, managers, officers or other duly appointed representatives has each lawfully done or caused to be done or purported to be done or may lawfully do or cause to be done or purport to be done, in each case in compliance with this Restructuring Plan or the Restructuring Documents;

(b)	each Plan Creditor hereby, on and from, and subject to the occurrence of, the Restructuring Effective Date, irrevocably:

(i)	confirms that the Notes shall be exchanged for either of the First-Out Notes or the Second-Out Notes (as applicable); and

(ii)

undertakes to the Released Parties to treat all Plan Claims as having been released fully and absolutely pursuant to the authority granted under Clause 3.1 (Company’s Authority to Execute the Restructuring Documents) and this Clause 10 (General Restructuring Plan Provisions), in each case in accordance with and subject to Clause 8 (Releases).

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10.2	Matters Relating to Undertaking Transaction Parties

With effect from, and subject to the occurrence of, the Restructuring Effective Date, each Plan Creditor acknowledges, confirms and irrevocably ratifies all actions taken by each Undertaking Transaction Party pursuant to this Restructuring Plan, the Restructuring Steps and/or any of the Restructuring Documents including (without limitation) having executed and delivered an Undertaking in connection with this Restructuring Plan.

10.3	Further Assurance

On and from the Restructuring Effective Date, each Plan Creditor undertakes to the Company, and the Company undertakes to each Plan Creditor and its directors, officers and other duly appointed representatives, to provide such further assistance (at the sole cost of the Company) as may be reasonably required and reasonably requested by the Company or a Plan Creditor (as applicable) to implement this Restructuring Plan and the Notes Restructuring, provided that:

(a)	such actions are consistent with this Restructuring Plan, the Transaction Implementation Deed and the Restructuring Documents; and

(b)

in each case the Company or Plan Creditor (as applicable) must notify and consult in good faith, with (to the extent the Plan Creditor or Company (as applicable) responds to the notice) the relevant Plan Creditor or Company (as applicable) at least three (3) Business Days prior to the date on which any steps are required to be taken by the relevant Plan Creditor or Company (as applicable) in accordance with this Clause 10.3 (Further Assurance).

10.4	Record Date

(a)	For the purposes of voting on this Restructuring Plan, all Plan Claims will be determined by the Information Agent (on behalf of the Company) as at the Record Date.

(b)	Any successors, assignees or transferees of a Noteholder after the Record Date shall be bound by the terms of this Restructuring Plan as Plan Creditors.

10.5	Performance on Days other than a Business Day

If any obligation is to be performed under the terms of this Restructuring Plan on a date other than a Business Day, the relevant obligation will be performed on the next Business Day.

10.6	Exercise of Discretion

Where, under or pursuant to any provision of this Restructuring Plan, a matter is to be determined by the Company, it will be determined by the directors of the Company in their discretion in such manner as they may consider fair and reasonable.

10.7	Severability

If at any time any provision of this Restructuring Plan is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of that provision under the law of any other jurisdiction nor the legality, validity or enforceability of any other provision of this Restructuring Plan under the law of that jurisdiction will in any way be affected or impaired thereby.

10.8	Assignments and transfers

(a)	Any assignee or transferee of a Plan Creditor shall be bound by the terms of this Restructuring Plan and shall be treated as a Plan Creditor for the purposes of this Restructuring Plan.

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(b)

Each Plan Creditor acknowledges and agrees that, in the event that any Plan Creditor transfers or assigns its Plan Claim, the Company may, on or prior to the Restructuring Effective Date, make such amendments to the Restructuring Documents, in each case to the extent necessary solely to reflect the change in ownership of a Plan Claim.

(c)	Each Plan Creditor authorises the Company to consent to and enter into any amendments to the Restructuring Documents which are made in accordance with this Clause 10.8 (Assignments and transfers).

10.9	Notice

(a)

Any notice, approvals, consents or other written communication to be given under or in relation to this Restructuring Plan, including any service of process in connection with a breach of this Restructuring Plan, shall be given in writing in the English language and shall be deemed to have been served:

(i)	at the time of transmission if sent by email;

(ii)	on receipt, if sent by post;

(iii)	in the case of DTC’s Participants, when such notice, approval, consent or other written communication is published on DTC’s LENS; and

(iv)	in the case of Plan Creditors only, when such notice, approval, consent or other written communication is published on the Plan Website,

provided, in each case, such notice or other written communication is in legible form.

(b)	In the case of a notice to be given to the Company, to:

Address:  Fossil Group, Inc., 901 S. Central Expressway, Richardson, TX 75080

Attention: Randy Hyne

Email:   randyh@fossil.com

With copies to: Weil, Gotshal & Manges LLP, as legal counsel to the Company

Address: 110 Fetter Lane, London EC4A 1AY

Attention: Andrew Wilkinson, Gemma Sage

Email: fossil.restructuringplan@weil.com

(c)	In the case of a notice to be given to the Consenting Noteholders, to:

Address: Ropes & Gray LLP, 1211 Avenue of the Americas, New York, NY 10036

Attention: Leonard Klingbaum, Sam Badawi, Matthew Roose and Faiza Rahman

Email: leonard.klingbaum@ropesgray.com, sam.badawi@ropesgray.com, matthew.roose@ropesgray.com and faiza.rahman@ropesgray.com

and

Address: Ropes & Gray International LLP, 60 Ludgate Hill, London, EC4M 7AW

Attention: Matthew Czyzyk

Email: matthew.czyzyk@ropesgray.com

(d)	in the case of a notice to be given to the Notes Trustee:

Address:  The Bank of New York Mellon Trust Company, N.A., 311 S. Wacker Drive, Suite 6200B, Chicago, IL 60606

Attention: Darnella Tinnel-Crawford

Email:   darnella.tinnel@bny.com

19

(e)	in the case of any other person, any address set forth for that person in any agreement entered into in connection with this Restructuring Plan.

(f)

The accidental omission to send any notice, written communication or other document in accordance with this Clause 10.9 (Notice) or the non-receipt of any such notice by any Plan Creditor, shall not affect the provisions of this Restructuring Plan.

(g)

The Company shall not be responsible for any loss or delay in the transmission of any notices, approvals, consents or other communications or documents posted by or to any Plan Creditor, which shall be posted at the risk of such Plan Creditor.

(h)	All other documents provided under or in connection with this Restructuring Plan must be:

(i)	in English; or

(ii)

if not in English, and if so required by the Company, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

11	COSTS

11.1

FGI will pay the reasonable and documented fees, costs, and out of pocket expenses of the Consenting Noteholders’ Adviser (including counsel fees) and other Plan Parties’ advisers, incurred in connection with the negotiation and implementation of the Notes Restructuring only in accordance with the terms agreed in the Transaction Implementation Deed and separate fee reimbursement letters.

11.2

Without prejudice to any other agreements between the Company and any other party, FGI (or, to the extent legally permitted, another member of the Group) shall pay in full all costs, charges, expenses and disbursements reasonably incurred by or on behalf of the Company in respect of the negotiation, preparation and implementation of this Restructuring Plan by the Company, including but not limited to the costs of holding the Plan Meetings as convened by the Court, the costs of obtaining the Sanction Order and the costs of placing any notices required by this Restructuring Plan.

12	GOVERNING LAW AND JURISDICTION

12.1

This Restructuring Plan and any non-contractual obligations arising out of or in connection with this Restructuring Plan will be governed by, and construed in accordance with, the laws of England and Wales.

12.2

The Court shall have exclusive jurisdiction to hear and determine any suit, action or proceeding and to settle any dispute which may arise out of or in connection with the Explanatory Statement or any provision of this Restructuring Plan, or the implementation thereof, or out of any action taken or omitted to be taken under this Restructuring Plan or any non-contractual obligations arising out of or in connection with this Restructuring Plan and, for such purposes the Plan Creditors irrevocably submit to the jurisdiction of the Court.

12.3	Nothing in this Clause 12 (Governing Law and Jurisdiction) will:

(a)

affect the validity of other provisions determining governing law and jurisdiction as between the Company and any of their Plan Creditors in respect of any Restructuring Document or any other agreement made between the Company and any of the Plan Creditors, whether contained in any contract or otherwise; or

(b)	prevent the Company or Released Party from relying upon the provisions of this Restructuring Plan in any foreign court or in any foreign proceedings.

12.4	The terms of this Restructuring Plan hereunder will take effect subject to any prohibition or condition imposed by law.

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SCHEDULE 1

RESTRUCTURING DOCUMENTS

1	this Restructuring Plan;

2	the Deed of Release;

3	the Transaction Implementation Deed;

4	each New Notes Document;

5	the Mutual Release Agreement; and

6

any other deeds, documents, agreements and instruments referred to, contemplated by or ancillary to any of the foregoing and that is required to give effect to the Notes Restructuring or are otherwise scheduled to, referred to and/or contemplated by any of the foregoing.

21

SCHEDULE 2

NEW NOTES COLLATERAL AGREEMENTS

Part A

(a)	a New York law governed pledge and security agreement for the First-Out Notes

(b)	a U.S. patent and trademark security agreement for the First-Out Notes

(c)	a U.S. copyright security agreement for the First-Out Notes

(d)	a perfection certificate for the First-Out Notes and Second-Out Notes

(e)	an Ontario law governed Canadian pledge and security agreement for the First-Out Notes

(f)	a Quebec law governed deed of hypothecation for the First-Out Notes

(g)

a Swiss law governed amended and restated quota pledge agreement between Fossil Global Holdings, Inc. as pledgor, the ABL Agent as administrative agent, the First-Out Notes Collateral Agent and the Second-Out Notes Collateral Agent

(h)

a Swiss law governed amended and restated quota pledge between Swiss Technology Holding GmbH as pledgor, the ABL Agent as administrative agent, the First-Out Notes Collateral Agent and the Second-Out Notes Collateral Agent

(i)

a Swiss law governed amended and restated bank account pledge agreement between Fossil Group Europe GmbH as pledgor the ABL Agent as administrative agent, the First-Out Notes Collateral Agent and the Second-Out Notes Collateral Agent

(j)

a Swiss law governed amended and restated security assignment agreement between Fossil Group Europe GmbH as assignor the ABL Agent as administrative agent, the First-Out Notes Collateral Agent and the Second-Out Notes Collateral Agent

(k)	a German law governed release of existing share pledge agreement and newly executed second ranking share pledge agreement

(l)	a German law governed newly executed security transfer agreement (Fossil (Europe) GmbH)

(m)	a German law governed newly executed security transfer agreement (Fossil Group Europe GmbH)

(n)	a German law governed newly executed Global Assignment Agreement (Fossil (Europe) GmbH)

(o)	a German law governed newly executed Global Assignment Agreement (Fossil Group Europe GmbH)

(p)	a German law governed newly executed second ranking Account Pledge Agreement (Fossil (Europe) GmbH)

(q)	a German law governed newly executed second ranking Account Pledge Agreement (Fossil Group Europe GmbH)

(r)	a German law governed newly executed first ranking Share Pledge Agreement

(s)	a UK law governed all assets security agreement to be granted by Fossil (UK) Limited and Fossil (UK) Holdings Limited for the First-Out Notes

(t)	a UK law governed UK account charge to be granted by Fossil Group Europe GmbH and Fossil (Europe) GmbH for the First-Out Notes

(u)	a UK law governed UK share charge to be granted by Fossil Europe B.V. for the First-Out Notes

(v)	a Dutch law governed release of existing share pledge

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(w)	a Dutch law governed omnibus pledge agreement creating first ranking pledge in respect of the Notes Priority Collateral and second ranking pledge in respect of ABL Priority Collateral

(x)	a Dutch law governed second ranking share pledge over shares of Fossil Europe B.V.

Part B

(a)	a New York law governed pledge and security agreement for the Second-Out Notes

(b)	a U.S. patent and trademark security agreement for the Second-Out Notes

(c)	a U.S. copyright security agreement for the Second-Out Notes

(d)	a perfection certificate for the First-Out Notes and Second-Out Notes

(e)	an Ontario law governed Canadian pledge and security agreement for the Second-Out Notes

(f)	a Quebec law governed deed of hypothecation for the Second-Out Notes

(g)

a Swiss law governed amended and restated quota pledge agreement between Fossil Global Holdings, Inc. as pledgor, the ABL Agent as administrative agent, the First-Out Notes Collateral Agent and the Second-Out Notes Collateral Agent

(h)

a Swiss law governed amended and restated quota pledge between Swiss Technology Holding GmbH as pledgor, the ABL Agent as administrative agent, the First-Out Notes Collateral Agent and the Second-Out Notes Collateral Agent

(i)

a Swiss law governed amended and restated bank account pledge agreement between Fossil Group Europe GmbH as pledgor the ABL Agent as administrative agent, the First-Out Notes Collateral Agent and the Second-Out Notes Collateral Agent

(j)

a Swiss law governed amended and restated security assignment agreement between Fossil Group Europe GmbH as assignor the ABL Agent as administrative agent, the First-Out Notes Collateral Agent and the Second-Out Notes Collateral Agent

(k)	a German law governed release of existing share pledge agreement and newly executed second ranking share pledge agreement

(l)	a German law governed newly executed Global Assignment Agreement (Fossil (Europe) GmbH)

(m)	a German law governed newly executed Global Assignment Agreement (Fossil Group Europe GmbH)

(n)	a German law governed newly executed security transfer agreement (Fossil (Europe) GmbH)

(o)	a German law governed newly executed security transfer agreement (Fossil Group Europe GmbH)

(p)	a German law governed newly executed third ranking account pledge agreement – Fossil (Europe) GmbH

(q)	a German law governed newly executed third ranking account pledge agreement – Fossil Group Europe GmbH

(r)	a German law governed newly executed second ranking Share Pledge Agreement

(s)	a UK law governed all assets security agreement to be granted by Fossil (UK) Limited and Fossil (UK) Holdings Limited for the Second-Out Notes

(t)	a UK law governed UK account charge to be granted by Fossil Group Europe GmbH and Fossil (Europe) GmbH for the Second-Out Notes

(u)	a UK law governed UK share charge to be granted by Fossil Europe B.V. for the Second-Out Notes

(v)	a Dutch law governed release of existing share pledge

23

(w)	a Dutch law governed omnibus pledge agreement creating second ranking pledge in respect of the Notes Priority Collateral and third ranking pledge in respect of the ABL Priority Collateral

(x)	a Dutch law governed first ranking share pledge over shares of Fossil Europe B.V.

(y)	a Dutch law governed second ranking share pledge over shares of Fossil Europe B.V.

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SCHEDULE 3

UNDERTAKING GROUP COMPANIES

1.	FGI
2.	Fossil Global Holdings, Inc.
3.	Fossil Intermediate, Inc.
4.	Fossil Canada Inc.
5.	Fossil Europe B.V.
6.	Swiss Technology Holding GmbH
7.	Fossil Stores I, Inc.
8.	Fossil Trust
9.	Fossil Group Europe GmbH
10.	Fossil Partners, L.P.
11.	Fossil (Europe) GmbH
12.	Fossil (UK) Holdings Limited
13.	Fossil (UK) Limited

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SCHEDULE 4

TRANSACTION IMPLEMENTATION DEED

26

SCHEDULE 5

DEED OF RELEASE

27

APPENDIX 7

RELEVANT ALTERNATIVE AND PLAN BENEFITS REPORT

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Fossil Group

Relevant Alternative and Plan Benefits Expert Report

CONFIDENTIAL

7 October 2025

ankura

ankura | 1

Fossil Group Relevant Alternative and Plan Benefits Expert Report CONFIDENTIAL 7 October 2025

1. Introduction 7 October 2025 Dear Sirs / Madams 1.1.I have been instructed by Fossil Group Inc. (FGI) and Fossil (UK) Global Services Ltd (Fossil UK or Plan Company) to prepare a Relevant Alternative and Plan Benefits Report (the Report) in connection with the Plan Companys proposed single class restructuring plan (the Restructuring Plan or Plan) under Part 26A of the Companies Act 2006 relating to the USD $150 million 7% senior unsecured notes due 30 November 2026 (the Notes), which has been prepared for the sole purpose of assisting and advising the High Court of Justice, Business and Property Courts of England and Wales (the Court) in accordance the letter of instruction dated 6 October 2025, a copy of which is enclosed in Appendix 4. I have prepared the Report on the basis of those instructions. 1.2.I am a Senior Managing Director at Ankura Consulting Group (Europe) Limited (Ankura) specialising in restructuring. My opinion is based on 20 years of restructuring experience, advising corporates and their creditors in complex financial restructuring situations across multiple jurisdictions and legal frameworks. I have provided advisory services with respect to assessing and managing short term liquidity, creating and reviewing financial forecasts, assessing and recommending restructuring options, negotiating on behalf of corporates and their creditors, preparing contingency planning and estimated outcome statements, leading accelerated M&A processes and supporting both corporates and their creditors during insolvency situations, including Chapter 11 in the USA. A copy of my qualifications and relevant experience is contained at Appendix 4. 1.3.I am aware of and have complied with the requirements of Part 35 of the CPR, the Part 35 Practice Direction and the Guidance, and I understand that in producing this Report my overriding duty is to the Court. I confirm that I have complied with that duty and will continue to comply with it. A copy of my expert declaration is contained in Appendix 4. 1.4.The work has been undertaken through a variety of meetings, calls, email exchanges and documentation review. In producing this Report, I have liaised with key members of the Management team at Fossil Group Inc and their advisor teams from Evercore Partners Inc, Alvarez & Marsal Holdings, LLC, Ankura Consulting Group, LLC and Weil Gotshal & Manges (London) LLP. 1.5.I have been assisted in the preparation of this report by members of Ankuras staff. The core team was comprised of Mark Christiansen, Jon Ross Bryant, and Sirling Chuah. Other supporting members who were consulted include Ryan Strubeck, Alan Dalsass, Ben Chesters, Paul Richards, Tim Lubbe, Richard Hitt, Chris Carlton, Chris Lake. Whilst I was assisted, the opinions contained in this report are my own. 1.6.Information has been sourced from the Group, its advisors, management and third-party information sources. In preparing this report I have relied upon the documents and the sources listed in Appendix 1. 1.7.This Report has been prepared for use by the Court in connection with the Plan Companys proposed Restructuring Plan in connection with the Notes. This Report will be made available to the noteholders who have beneficial interests in the Notes and are the owners of the ultimate economic interest in the Notes (the Plan Creditors); their advisors and other parties connected to this action. In all other respects, this report is confidential and should not be used, circulated, or used for any purposes other than this action. This is being provided to Plan Creditors for information purposes only on a non-reliance basis. Plan Creditors should consider their own due diligence and consult their own professional advisors with respect to the matters described in this document, including the legal, financial and tax consequences of the plan in their particular circumstances. No liability is accepted to any person other than the Court. Yours faithfully [GRAPHIC APPEARS HERE] Mark Smith Senior Managing Director, Ankura

Contents

Contents

Executive Summary	**4**
Situation Overview	**6**
Determination of the Relevant Alternative	**10**
Outcome in the Relevant Alternative	**20**
Plan Benefits	**30**
Appendix 1: Important Information regarding the assessment	**34**
Appendix 2: Allocation of Benefit Supporting information	**39**
Appendix 3: Relevant Alternative Supporting Information	**43**
Appendix 4: Other Supporting Information	**49**

Contents Contents Executive Summary Situation Overview Determination of the Relevant Alternative Outcome in the Relevant Alternative Plan Benefits Appendix 1: Important Information regarding the assessment Appendix 2: Allocation of Benefit Supporting information Appendix 3: Relevant Alternative Supporting Information Appendix 4: Other Supporting Information

2. Summary of conclusions 2.1. The situation 2.1.1. Over the past few years, as a consequence of a challenging global macro environment, the Group has been experiencing slower consumer demand, which has resulted in the Group incurring substantial losses and experiencing negative cash flow. The Group is in the process of implementing a plan to return the Group to profitable growth (the Turnaround Plan). 2.1.2. Since January 2025, the Group has actively engaged with certain creditors to explore potential strategies for overcoming its financial difficulties. On 13 August 2025, that engagement culminated in the Group announcing that certain Group companies had entered into a New ABL Facility (the New ABL) and the transaction support agreement (the TSA). 2.1.3. On 9 September 2025, the Group launched a US Securities and Exchange Commission registered exchange offer (the Exchange Offer) based on the terms outlined in the TSA to facilitate the provision of additional funding of $32.5m as part of the Notes Restructuring (the New Money). The Exchange Offer contains a condition whereby if less than 90% of the aggregate principal amount of the Notes are tendered as part of the Exchange Offer (and by HG Vora and Nantahala) pursuant to the TSA), the Exchange Offer will fail. As HG Vora and Nantahala (the Supporting Holders) only hold approximately 60% of the aggregate principal of the Notes, there is no guarantee that the minimum approval threshold will be met. Accordingly, the Group began preparations work for a UK Restructuring Plan process as a contingency measure. 2.1.4. The Exchange Offer is due to close on 7 October 2025. This report has been prepared on the basis that the offer closed without the required support and as a consequence, the Group is seeking to use a single-class Restructuring Plan process to implement the restructuring of the Notes. 2.2. Key terms of the Restructuring Plan (the Plan) 2.2.1. The primary objective of the Restructuring Plan is to deliver the approvals from the holders of the ultimate beneficial interest in the Notes (the Noteholders) required to enable the restructuring of the Notes and the injection of new Money into the Group (the Notes Restructuring) in accordance with the terms of the TSA if the Minimum Tender Condition (or any other condition to completing the Exchange Offer without the Restructuring Plan) is not satisfied or waived by the Exchange Offer Expiration Time. Together with the refinancing of the New ABL Facility, this will ensure that the Group remains a going concern and has a stable platform to allow the Turnaround Plan to be successfully implemented. 2.2.2. A comprehensive overview of the restructuring plan can be found in PSL section 5: CREDITORS SUPPORT AND RESTRUCTURING OVERVIEW. To avoid unnecessary duplication or any confusion arising from a summary of the terms, we refer to the background as set out in this section of the PSL. 2.3. The Relevant Alternative 2.3.1. If the Plan is not sanctioned on 10 November 2025, a sequence of events are likely to occur which reduce the forecast liquidity and result in the need to make public disclosures regarding the Plan not being sanctioned and the going concern status of the Group as the Notes become current. This is expected to have an immediate adverse impact to trading and liquidity. 2.3.2. In this scenario, I have concluded that the most likely alternative to the Restructuring Plan (the Relevant Alternative) to occur if the Plan is not sanctioned would be that the Group would enter Chapter 11 US Bankruptcy proceedings and would seek to execute an accelerated sale of the Groups assets under US Bankruptcy Code Section 363 with the aim of maximising the value achieved for the assets. Within the report I have set out a range of possible options, key considerations and my reasoning that has led to this conclusion. Sources: PSL: 5. CREDITORS SUPPORT AND RESTRUCTURING OVERVIEW

2. Summary of conclusions 2.4. The Plan benefits " 2.4.1. The Plan results in an extension of the Note maturities and anticipates a repayment in full at maturity. " 2.4.2. The returns offered to the new 9.5% senior secured notes (the First-Out Notes) and the notes held by the non-participating noteholders (the Second-Out Notes) have been assessed by identifying the benefits that are available to all (the Universal Benefits) and those that are unique to certain sub-divisions (the Additional Benefits). " 2.4.3. To assist with a comparison of the benefits produced by the Restructuring plan (the Plan Benefits) attributed to the First-Out Notes and the Second-Out Notes, fees and similar benefits have been assessed together with the coupon to calculate the implied IRR of each Note from issuance to maturity. " 2.4.4. The Universal Benefit provided to the First-Out Notes and Second-Out Notes totals $53.30m in aggregate. " 2.4.5. The Additional Benefit provided to the First-Out Notes for the provision of $32.50m of New Money totals $19.86m in aggregate. " 2.4.6. Therefore, the differential treatment between the First-Out and the Second-Out is an aggregated implied internal rate of return (the IRR) of 5.13%, or $19.86m, in favour of the First-Out, plus the benefit of the first-lien status. " 2.4.7. All analysis has been performed at the PSL reference date of 23 September 2025. This has been chosen as a reasonable basis on which the share price reflected the positive sentiment regarding the announcement of the TSA and the proposed capital structure solution before the value started to fall after the PSL was launched, possibly due to the increasing uncertainty regarding the execution of the Exchange Transactions. Given the dependence on the share price of certain elements of the benefits, the final benefit may be different and therefore this is illustrative. In addition, the composition of the First-Out Notes and Second-Out Notes may also differ if additional lenders choose to participate in the New Money. At the date of issuing this report, there was no indication of any new or additional Noteholders willing to participate in the New Money. 2.5 Outcome in the RA versus outcome in the Plan " 2.5.1. Using the relevant information available and taking into consideration the impact of a Chapter 11 process on the underlying business, and the estimated costs for such a process, I estimate that those creditors would recover between $62m and $113m on their $154m1 claim which represents a recovery 40% to 74%. " 2.5.2. This compares to the position under the Plan which involves (i) the repayment of the outstanding sums under the Notes by way of either the First-Out Notes or the Second- Out Notes depending on the new money participation; and to the provision of warrants and other benefits as addressed in section 6. of this Report. " 2.5.3. As such, based on the work undertaken and the assumptions set out in the report, I have concluded that creditors recoveries if the Plan is implemented would be better than their recoveries in the Relevant Alternative 1Includes interest accrual from the last payment date in November to the assumed transaction date of 15 April 2025

Background and Situation Overview

3. Background and History of the Group The Group is listed on NASDAQ and designs, manufactures, distributes and sells watches, jewellery, handbags and other accessories across four geographical regions worldwide. 3.1. Background 3.1.1. The Fossil group (the Group) consists of Fossil Group Inc (FGI) and its direct and indirect subsidiaries, including Fossil (UK) Global Services Ltd (the the Company). 3.1.2. Established in 1984, Fossil Group Inc is headquartered in Richardson, Texas. Its equity is SEC-registered and trades on NASDAQ. 3.1.3. The business of the Group is the design, manufacturing, distribution and sale of watches, jewellery, handbags and other accessories. The Group designs, develops, markets and distributes both its own brands, including FOSSIL, SKAGEN and MICHELE, in addition to certain licensed brands. 3.1.4. The Groups products are sold across approximately 130 countries worldwide through 27 Group-owned sales subsidiaries and through a network of 63 independent distributors. The network of Group-owned stores includes 95 retail stores and 119 outlet stores. In certain international markets, the Groups products are also sold online and through licensed and franchised FOSSIL retail stores. The Group offers online and in-store experiences in the United States, Europe and Asia. 3.1.5. The Group operates in the UK through Fossil (UK) Holdings Limited and Fossil (UK) Limited. The Company is a wholly owned subsidiary of Fossil (UK) Limited. The Groups UK sales are generated through wholesaler distributors and direct to consumer (DTC) sales. The group currently operates both full price stores and outlet stores in the UK and facilitates sales through its own websites3.2 Recent Challenges 3.2.1. In recent fiscal years, the Group and its businesses have been experiencing slower consumer demand as a consequence of a challenging global macro environment. 3.2.2. This has resulted in the group having incurred losses and negative cash flow, with sales and net income (loss) both worsening between 2022 and 2024. During that time, the business also increased its use of cash from operating activities (P.8). 3.2.3. In early 2023, the Group initiated its Transform and Grow plan, which focused on an operational restructuring of the Group. 3.2.4. In 2024, the Group expanded the restructuring efforts to include strategic review of its business model and capital structure and began to explore additional debt and equity financing options. In September 2024, Fossil Group Inc appointed a new Chief Executive Officer, Franco Fogliato, to implement the strategic review and create a plan to return the Group to profitable growth. The Group also appointed a new Chief Financial Officer, Randy Greben, in March 2025. 3.2.5. The implementation of the Turnaround Plan generally has had a positive impact on the Groups trading performance. However, the Groups operations remain subject to a challenging trading environment, including growing uncertainties surrounding the imposition of tariffs. 3.2.6. Therefore, the Group required additional liquidity and a longer-term solution to address upcoming debt maturities in relation to its liabilities as they existed at the initiation of the Turnaround Plan, being the Notes and the US $275 million senior secured asset based revolving credit facility dated 26 September 2019. Sources: PSL: 3. BACKGROUND TO THE GROUP; PSL: 4. THE GROUPS FINANCIAL DIFFICULTIES

3. Historical Financial Performance After several years of poor performance, the Group has demonstrated improvements in FY25 which has resulted in a 78% increase in its share price since the start of FY25. 3.3. Historical Financial Performance 3.3.1. The Groups financial performance over the past six years reflects broader macro challenges. Revenue has declined from $2.2b in FY19 to $1.1b in FY24, a reduction of c. 48%. Revenue growth was negative in nearly every year, with the most significant declines in FY23 and FY24. 3.3.1.1. Profitability has continued to erode. Gross profit margin declined from 50% in FY19 to a low of 48% in FY20. Despite gross profit margin moderately recovering to 52% in FY24, the Group reported a net loss of $106m in FY24. 3.3.1.2. Operating expenses have remained elevated throughout the last six years, often absorbing a large proportion of revenue and in some years exceeding revenue generated. Operating margins have remained negative since FY20. Restructuring and impairment charges have been a recurring feature, peaking at $59.8m in FY24. 3.3.1.3. The Groups balance sheet has changed significantly from FY19 to FY24. Total assets have decreased by 52% from $1.6b in FY19 to $764m in FY24, reflecting better working capital management. In the same period, shareholders equity has declined by 73% from $504m to $137m, while total liabilities have reduced from $1.1b in FY19 to $617m in FY24. Whilst this has demonstrated progress in debt repayment, equity has declined faster which has increased the Groups debt to equity ratio from 2.18x in FY19 to 4.68x in FY24, indicating increased financial leverage and risk. 3.3.1.4. At FY24 year-end, the Group held $124m in cash with limited headroom under its Revolving Facility, further restricting financial flexibility. 3.3.1.5. Whilst FY24 free cash flow represented a significant improvement from the prior two years, historical free cash flow has remained volatile. Declining revenues have consistently outpaced the Groups ability to cut costs, resulting in sustained losses, increased leverage and decreased equity. 3.3.1.6. The Groups performance in FY25 shows early signs of potential recovery with improvements in operating margin and net losses. This has led to more favourable market perception with its share price increasing 78% since the start of FY25. 3.3.1.7. These improvements are part of a larger set of strategic initiatives under the Groups Turnaround Plan. 3.3.1.8. Despite these improvements, the Groups prolonged revenue decline, sustained operating losses and elevated financial leverage have significantly restricted its financial flexibility. These factors collectively create a challenging near-term outlook with material refinancing risks arising from the maturity of its 2026 Notes. Table 1: Historical Financial Performance of the Group $m FY19 FY20 FY21 FY22 FY23 FY24 Q1 FY25 Q2 FY25 Profitability Revenue 2,218 1,613 1,870 1,682 1,412 1,145 233 220 Gross Margin (%) 50% 48% 52% 49% 48% 52% 61% 58% Operating Margin (%) (1%) (8%) 5% (0%) (10%) (9%) (3%) 4% Net Income (50) (96) 27 (44) (157) (106) (18) (2) Adjusted EBITDA 169 8 160 36 (63) (12) 9 7 Cash and Liquidity Free Cash Flow 7 110 60 (98) (51) 53 (60) 10 Working Capital (61) 208 (36) (99) 97 147 (38) 20 Cash and Equivalents 208 324 264 204 122 127 81 113 Balance Sheet Inventory 452 295 347 376 253 179 182 178 Stores (#) 451 421 370 342 302 248 220 214 Total Liabilities 1,101 1,038 903 835 726 627 562 571 Total Assets 1,605 1,479 1,369 1,238 978 764 686 705 Equity 504 440 465 403 252 137 124 134 Ratios Debt to Equity 2.18 2.36 1.94 2.07 2.89 4.58 4.51 4.26 Free Cash Flow Margin 0.30% 6.82% 3.23% (5.80%) (3.61%) 4.67% (25.75%) 4.64% Sources: Publicly Available Group Statutory Reporting; PSL: 3. THE GROUPS FINANCIAL DIFFICULTIES; NASDAQ

3. Current Situation of the Group Whilst the Group continues to execute its Turnaround Plan, Management has identified the need for a capital structure solution that addresses the maturity of Notes and provides the Group with $32.5m of additional funding. 3.4. Managements Business Plan 3.4.1. The Group is currently in the process of executing the Turnaround Plan, which focuses on operational restructuring of the Group. The Group has provided us with a business plan containing a five-year base case forecast with completion of the majority of strategic initiatives expected by FY26. We have not been commissioned to undertake a review of the business plan or assess the feasibility of its underlying assumptions and projections. 3.4.2. The documentation2 identifies three strategic initiatives planned between FY24 and FY25 including the transition of three non-core markets from direct operations to distributor arrangements, the renegotiation of gross minimum royalty payment terms on licensed brand portfolios, and the implementation of Selling, General and Administrative cost reduction measures targeting IT and supply chain expenditure. The Group projects these initiatives will generate incremental adjusted EBITDA exceeding $40m. In addition, the Group forecasts year- on-year reductions in net sales, partially offset by corresponding reductions in cost of goods sold. Overall, the Group projects an $8m increase in adjusted EBITDA. 3.4.3. Between FY25 and FY26, the Group projects the completion of its strategic initiatives which are expected to deliver $60m in incremental adjusted EBITDA, with an additional $1m improvement from underlying year-on-year business trends. 3.4.4. From FY26 to FY29, the Group projects adjusted EBITDA to increase from $67m to $154m through revenue growth, with net sales increasing from $960m to $1.1bn over the period. 3.5. Capital Structure Challenges 3.5.1. The Group has three main sources of funding: Public listing on NASDAQ under the ticker FOSL with a current Market Cap of $161.9m1 Secured $150m Asset Based Lending financing due August 2030 (also referred to as the Revolving Facility or ABL) which benefits from guarantees from several Group companies; and Unsecured $150m 7.00% Senior Notes due 2026. 3.5.2. With the Senior Notes maturing on 30 November 2026, Management identified the need for a longer-term solution to address the upcoming maturities. 3.5.3. Whilst the size of the Groups existing ABL is $150m, the Group is unable to fully utilise this facility due to the deduction of required reserves relating to key business operations including rent, taxes, and pensions, and to satisfy certain covenants if triggered. The net availability, excluding reserves and the covenant blocker is $101m, which in turn is dependent on the available assets that form the borrowing base. The available liquidity under the ABL is dictated by the Groups borrowing base inventory levels. Given the cyclical nature of the Groups business, and significant cash requirements throughout the remainder of the year, the Group is not able to borrow the full $101m for a significant portion of the year as inventory levels drop. 3.5.4. The Group requires $58m of minimum cash at all times to maintain operational continuity. In 2024, the Groups liquidity forecast indicated that projected cash flows would approach minimum cash requirements of $58m (the Minimum Cash Requirement) and Management identified an additional funding need. 3.5.5. In December 2024, the Groups financial advisor, Evercore, commenced a market testing exercise to secure additional funding and to address the upcoming debt maturities. Evercore conducted several market testing exercises between December 2024 and August 2025. However, they have advised that no formal interest has been received, except from the two Noteholders, HG Vora and Nantahala (the Backstop Providers) who represent approximately 60% of the aggregate principal of the Notes. 3.5.6. In April 2025, the Group commenced negotiations with HG Vora (the largest single Noteholder) in an effort to negotiate a potential extension of the Notes. HG Vora was only willing to agree to a consensual extension of the term of the Notes on the condition that there was also a solution to the additional funding needs of the Group. Those negotiations progressed over a number of months, and Nantahala joined the conversations in June 2025. In August 2025 HG Vora, Nantahala and certain members of the Group, including the Company, entered into the TSA. 3.5.7. The TSA includes additional capital of $32.5m being provided (the New Money) which, in parallel to the maximum forecast borrowing under the ABL of $29.0m, providers sufficient liquidity to remain above the minimum cash requirement based on the latest forecasts. 3.5.8. On 9 September 2025, the Group launched the Exchange Offer based on the terms outlined in the TSA to facilitate the provision of new money. The TSA contains a provision which requires the Exchange Offer to obtain the support of 90% of Noteholders. If that minimum approval threshold was not obtained, the Plan Company would proceed with a Restructuring Plan to implement the Notes Restructuring. Accordingly, the Group began preparation work for a UK Restructuring Plan process as a contingency measure. If the Exchange Offer is unsuccessful on 7 October 2025, the Group will proceed with the Restructuring Plan. As a consequence, the Group is seeking to use a UK Restructuring Plan process to implement its proposal (the Proposal) to restructure the Notes. Notes: 1. As at 23 September 2025, NASDAQ; 2. https://www.nasdaq.com/articles/fossil-group-inc-announces-turnaround-plan-financial-guidance-and-key-leadership Sources: Company Business Plan, NASDAQ

Determination of the Relevant Alternative

4. The most likely scenario if the Plan is not sanctioned Certain events are likely to have an immediate impact on the Groups liquidity position, if the Plan is not sanctioned on 10 November 2025. The consequences influence the options available to the Group and the Relevant Alternative. 4.1. The Scenario if the Plan is not Sanctioned 4.1.1. To facilitate an assessment of the available options with respect to identifying the Relevant Alternative, the Group has developed an assessment of the forecast liquidity position in the event that the Plan is not sanctioned on 10 November 2025. The forecast is built up from the day-to-day business plan and liquidity forecast, with specific overlays and adjustments for immediate issues that are most likely to affect the Group. 4.2. The immediate issues that the Group faces 4.2.1. Public disclosure of the Plan not being sanctioned: There is a general market expectation that the proposed Exchange Offer will be implemented via either the Exchange Transactions or the Plan, based on the positive reaction to the market price on 13 August 2025, when the proposal to restructure the Notes was announced. The Group will have an immediate obligation to inform the Noteholders and the market, via an SEC filing, that the Plan has not been sanctioned. In turn, this is likely to attract negative interest from the public and financial advisors. 4.2.2. Adverse Going-concern disclosure in the Q3 10-Q Report (the Q3 10-Q Report): The Group is scheduled to file its Q3 10-Q report with the SEC on the 13 November 2025 (FY25 Q3 trading results). If the Plan is not sanctioned, the maturity date will not be extended. The existing maturity date of November 2026 will therefore be within a 12-month look forward period, and it is therefore anticipated that the financial statements will present the Notes as current liabilities while classifying the ABL Facility as in default. Given the material uncertainties surrounding the Groups ability to manage its debt obligations as they mature, the Directors conclusion regarding the application of the going concern basis of accounting is likely to face significant challenges. This is often an automatic trigger for many agencies and other market observers as a red flag for elevated risk of default. 4.2.3. No New Money: A key benefit of the Plan to the Group is the provision of $32.5m in new funding to support liquidity. Without a sanctioned Plan, this new funding will not be available. The Group has signposted to the stock market and its stakeholders that the New Money is required to adequately fund the business. The loss of new capital to support liquidity is likely to exacerbate negative sentiment regarding the Group and its ability to continue operations as normal and implement the Turnaround Plan as descried in the Practice Statement Letter 4.11. 4.2.4. ABL Event of Default: The ABL facility contains a milestone date of 12 December 2025 for the Plan to be sanctioned. The Groups access to liquidity under the ABL Facility is conditional upon successful implementation of the Plan. If the Plan is not sanctioned, an event of default would arise under the ABL Facility and the ABL lender will have the contractual right to draw-stop the Facility and accelerate the repayment of the drawn amounts. The position of the ABL facility is discussed further on the next slide. Given the listed status of the Group, and the recent announcement that the ABL facility has been renewed, resulting in improved liquidity, the Event of Default and the consequential loss of available liquidity would likely be a disclosable event unless waived. 4.2.5. We believe that all of these issues are likely to trigger immediate adverse issues for the Group with respect to how customers, suppliers, licensing partners, and other stakeholders are likely to react to the situation. The issues presented are also likely to taint or influence the views of key stakeholders and their actions with respect to any alternatives that the Group may be able to pursue. 4.3. Key issues regarding the impact of the immediate issues 4.3.1 To illustrate the impact of the issues anticipated to immediately arise from the Plan not being sanctioned, Management has prepared a liquidity forecast based on the following key assumptions: 4.3.1.1. ABL Actions: If the Plan is not sanctioned, the ABL facility will incur default interest, increasing the Groups liquidity requirement by up to approximately $0.8m. Additionally there is a $15m reserve currently in place that is conditional upon the Plan being sanctioned. If the Plan is not sanctioned, the reserve will stay in place. The ABL lender will also have the contractual right to declare all outstanding amounts immediately due and payable, if an event of default occurs. 4.3.1.2. Shortening of vendor terms: It is usual for trade creditors to take steps to reduce their credit exposure to a group when there is an elevated risk of default, either because they choose to take action, or the trade credit insurance providers that they use, reduce or remove the insurance limits. Management estimates an immediate liquidity impact of approximately $20m due to tightened payment terms, based on an assumption that half of the Groups top 20 suppliers reduce payment terms promptly. Given the heightened credit risk environment and the absence of a comprehensive debt solution at that stage, we consider that this may increase, the longer the no plan scenario persists. 4.3.1.3. Immediate loss of sales: Fossil operates a consumer-facing retail business which is naturally affected by adverse disclosures regarding financial health and solvency. This is anticipated to impact sales via all three retail, wholesale and e-commerce sales channels as end customers consider if there is any value to a warranty and wholesale partners adopt more conservative approach to holding inventory in anticipation of being stuck with slow moving or over valued goods. Management estimates an initial sales contraction of approximately 10% across the Group, representing $37m of sales that impact cash collections over an initial three months (one typical sales or working capital cycle). 4.3.1.4. Licensing Risk: As part of the Groups Turnaround Plan, the Group is currently in the process of negotiating an improvement in its Gross Minimum Royalty obligations with its licensing counterparties, which is expected to deliver an annual improvement of $20m. The benefit was expected to start to provide a benefit in December 2025 when the next quarterly instalment in advance is due. However, if the Plan is not sanctioned, Management assume that the contractual amendment that provides the benefit will be paused, resulting in additional outflows compared to the base case forecast.

4. Most likely liquidity runway The Groups cash flow forecasts illustrate that time and funding pressure on the Group affect the feasibility of the options and the Relevant Alternative. 4.4. Group Liquidity Forecast to December 2026 Sources: Company Information, Chapter 11 Liquidity Forecast 4.4.1 The Group has highlighted the need to maintain a Minimum Cash Balance of $58m in the Practice Statement Letter 4.11, which Management considered to be the minimum required to maintain effective operations. This amount is deemed a critical operational threshold, as Management considers that if the cash balance falls below this level, the Group could only continue operating for an additional two to three weeks without obtaining further funding. 4.4.2. Management has prepared a revised liquidity forecast that illustrates the impact of the immediate issues described in 4.3.1. but has not reprofiled receipts and payments where liquidity is close to the Minimum Cash Balance. Management has assumed that the interest due on the Notes on 30 November 2025 is paid to prevent an Event of Default and provide a stable runway. 4.4.3. The length of the runway will also be influenced by the availability of the ABL Facility. At this stage, the ABL provider has not engaged in preparing for alternatives and therefore there is no direction with respect to how the ABL provider would support the Group. Management has therefore forecast three potential scenarios for the ABL Facility if the Plan is not sanctioned. 4.4.3.1. Plan is not sanctioned and ABL requires immediate repayment: the ABL lender requires immediate repayment of the Facility, which will result in the Group becoming insolvent. Given the asset base and the reserves that has already been put in place to protect against the risk the Plan is not sanctioned, Management consider this scenario to be unlikely. We would agree based on the potential harm to the business and reputational risk to the ABL Lender. 4.4.3.2. Plan is not sanctioned and ABL Frozen: should the ABL lender exercise its contractual right to freeze the facility whilst retaining the $15m reserve. No further funds are drawn, and the borrowing goes into run-off. 4.4.3.3. Plan is not sanctioned and ABL available: the ABL lender is expected to retain the $15m reserve. Additionally, default interest and fees would begin to accrue, reducing available liquidity by approximately $0.7m due to incremental fees and interest costs but a small level of additional borrowing would be available. Management consider this to be unlikely. 4.4.4. It is possible that a fourth scenario whereby the $15m reserve was removed to provide a more stable runway, which would provide an additional 4 weeks. However, this would seem unlikely given the establishment of the reserve to enhance protection in a scenario where the Plan is not sanctioned. 4.4.5. In light of the above, I consider the relevant liquidity scenario to be represented by the dark blue line in the chart which is the Plan is not sanctioned and ABL Frozen scenario. The amended forecast shows that there is a runway of approximately eight to twelve weeks from the date at which the Plan is not sanctioned in order to execute an alternative strategy before liquidity is forecast to drop below the minimum cash balance and not recovering. 4.4.6. Whilst the forecast liquidity during the 8-12 week window is forecast to temporarily dip below the Minimum Cash Balance, there is likely to be short term cash levers to help manage the issue. However, offsetting that is the inherent issues of managing liquidity on little to no headroom which makes the 8-12 week period fragile.

4. Key options available to the Group An assessment of alternative options has been undertaken with a selection of the key options set out in this section. 4.5 Approach to assessing alternative options to the Proposal 4.5.1. We have considered a broad range of options which could be pursued given the circumstances that the Group currently faces. 4.5.2. As part of the consideration of the Relevant Alternative, we have sought to understand the level of consideration and planning that has been performed by the Management team and their advisors to assess the viability of alternative options ahead of selecting to pursue the Exchange Offer via the Plan, and how that may influence the assessment of what happens if the Plan is not sanctioned. 4.5.3. Where necessary, professional judgement and experience has been applied as part of the assessment to support the overall conclusion of what is the most likely scenario in the context of the Proposal and the circumstances. 4.5.4. As part of this assessment, we have also sought the views of the Management team, their advisors and where possible, their key stakeholders either directly or indirectly via the Groups financial advisor. 4.5.5. The assessment has also taken into consideration the Groups ability to implement an alternative given the constraints due to the circumstances described in 4.4. 4.5.6. The list of potential options has been set out across this section with a summarised description of each scenario and key considerations regarding our assessment. Whilst some options may be judged to be unfeasible, impractical or lacking relevant support, they have been assessed to ensure a comprehensive assessment has been clearly articulated. Table 2: Key options available to the group Option Scenario assumptions Considerations Conclusions 4.6. Do nothing and continue to trade The Group could seek to continue to trade within the constraints of limited funding whilst reducing expenditure to buy further time. Does not provide a solution Likely to worsen the prospects for all creditors Liquidity runs out by February 2026 (in the ABL frozen scenario, and likely sooner if there is no action to resolve the issues) Not a viable option as the Group isnt viable without further funding. Doing nothing would likely prolong the demise and create a worse outcome for creditors as a whole. 4.7. Short term funding to bridge to an alternative Short term funding to maintain trading and increase the timeframe from the Plan not being sanctioned and developing an alternative option. Support from the ABL provider has already been considered as part of the assessment in 4.4. New or additional security is not available to facilitate enhanced credit protections for any emergency capital without an alternative implementation process. Any party providing new capital is likely to be concerned by the proximity to insolvency and the risk of being primed in a Chapter 11 scenario. Unlikely to have a meaningful impact on the detrimental trading effects of the Plan not being sanctioned. Unlikely unless supported by the ABL provider under the existing collateral package. Unlikely to provide any meaningful extension to the runway as described in 4.4.5.

4. Key considerations regarding each option An assessment of alternative options has been undertaken with a selection of the key options set out in this section. Option Scenario assumptions Considerations Conclusions 4.8. Alternative refinancing via third parties Seek an alternative refinancing solution with third-parties to address the maturity of the Notes and New Money requirement plus an additional new money requirement to address the current issues. Would need to be acceptable to the ABL provider or would also need to solve for a replacement ABL The Group, in conjunction with its advisors, has pursued initiatives to procure funding to address the pending maturity of the $150m Notes and additional funds to increase liquidity (see Practice Statement Letter 4.12). This considered options to raise the new money, raise capital to fund a partial repayment of the Notes or to fund a full repayment of the Notes. This process was repeated in August 2025 to procure the full funding package which was supported by a revised business plan, updated trading results and a proposed capital structure which included indicative pricing, based on the proposed private exchange with the Supporting Holders (the Private Exchange) and Exchange Offer (together, the Exchange Transactions) (see Practice Statement Letter 4.13m) which also assumed that the ABL would be in place. The conclusion of that process was that there was no appetite for third parties to provide new capital to the Group. Unlikely given the market testing processes that have been pursued which resulted in no interested parties and the heightened sense of distress due to the circumstance. 4.9. Alternative refinancing with existing lenders Seek an alternative refinancing solution with the existing noteholders to address the maturity of the Notes and New Money requirement plus an additional new money requirement to address the current issues. Would need to be acceptable to the ABL provider or would also need to solve for a replacement ABL At the time of issuing this report, the Exchange Transactions had not secured enough support to be executed. At the time of issuing this report, no counter proposals had been submitted by Noteholders. Whilst there is a reasonable degree of concentration amongst the Noteholders, with the Backstop Providers, HG Vora and Nantahala, representing approximately 60% of the aggregate principal of the Notes, from our discussions with the Group and its advisors, we understand that no alternative refinancing proposals are in consideration as an alternative. The increased funding requirement resulting from the detriment caused by a no plan environment described in 4.3. would logically make the ability to structure an alternative solutions more challenging. The alternative would likely need to be implemented through either an exchange transaction, a Restructuring Plan or an insolvency process (options regarding implementation via an insolvency process are assessed later Chapter 11 Reorganisation). An alternative appears unlikely due to the lack of support from existing Noteholders to execute the proposed Exchange Transactions, the increased funding requirement due to the issues described in 4.3. and the limited timeframe described in 4.4.

4. Key considerations regarding each option An assessment of alternative options has been undertaken with a selection of the key options set out in this section. Option Scenario assumptions Considerations Conclusions 4.10. Alternative refinancing with Shareholders Seek an alternative refinancing solution through a capital rasie to address the maturity of the Notes and New Money requirement plus an additional new money requirement to address the current issues. Would need to be acceptable to the ABL provider or would also need to solve for a replacement ABL. The share register is broad with only two holders holding more than 5%, of which one is a Backstop Provider. There is therefore no clear shareholder group to underwrite a capital raise. Whilst the Group and its financial advisor have engaged with certain shareholders about support prior to commencing the Exchange Transactions, there is no clear collective in which to establish critical mass to create support for a shareholder backed alternative. Would require a capital raise in excess of the current market cap. Whilst the Group has sufficient authorised but unallocated shares available to meet the needs of the reward offered to the notes as part of the Plan, shareholder support of this magnitude would require the creation of new shares which in turn adds complexity and time to the process given the need to gain shareholder consent. This is likely to be further exacerbated by the need for non-participating shareholders to vote in favour of any effective dilution through not participating in their pro-rata share of a capital raise Unlikely due to the issues and conclusions reached in 4.8. and 4.9. and compounded by the issues identified in the previous column. 4.11. Restructure the Notes at at discount to par Seek an alternative refinancing solution through restructuring the Notes at a discount to par to allow for new money to be provided by a third party. Would need to be acceptable to the ABL provider or would also need to solve for a replacement ABL. Any restructuring solution is likely to be unimplementable without the support of the major Noteholders that currently support the Plan. Based on discussions with the Group, and its advisors, this is not currently contemplated as a fall-back option for the key creditors that have worked with the Group to develop the Exchange Offer and Plan. Unlikely to be consensual given the outcome would be worse than in 4.8. and 4.9. for the Notes. The non-consensual option is considered later in 4.13.

4. Key considerations regarding each optionAn assessment of alternative options has been undertaken with a selection of the key options set out in this section. Option Scenario assumptions Considerations Conclusions 4.12. Seek to sell the Group as a Going Concern (noting the going concern disclosure) Seek to sell all, or a substantial part of the Group as a solution to repaying the $150m notes and procuring new finance as part of the overall package. The Group has sought to explore the sale of three non-core asset brands as a way of improving liquidity and reducing the challenge associated with refinancing the Notes (See Practice Statement Letter 4.12). Only one of those three sales was viable, and the process is not currently progressing. If executed, the realisable value is unlikely to be sufficient to extend the runway in any meaningful way to support a more stable sales process. Any process is likely to be tainted by the issues set out in 4.3. and the overall distress caused by the limited runway to pursue a sales process. This is likely to lead to a more distressed process which may lead to the achievable value tending to the value that would be expected from a sale executed via an insolvency process. The requirement for shareholder consent presents a significant hurdle to executing a transaction in this scenario. A sale also requires a stable financial platform with respect to funding. The stakeholders incentivised to fund the process are likely to be those with the most to gain which we assessed to be the Notes rather than the shareholders given the level of distress. Noteholders willing to fund would likely seek enhanced protection or reward, which is difficult to grant outside of a formal process e.g. Chapter 11 or a Restructuring Plan. Management would also need to balance the risk of incurring additional costs pursuing a process outside of an insolvency, versus the potential to still end up in an insolvency process due to either no viable sale or buyers seeking to buy the business via a Chapter 11 and 363 sales process, in the expectation that the Group could be purchased for a lower amount (see later options for description and assessment of the Chapter 11 and 363 Sales Process). Considered unlikely given the high degree of execution risk arising from three key issues: Significant challenges to execute in the context of a takeover given the issues that the listing presents e.g. shareholder approval, premium price, volatile and unpredictable share price given the level of distress; The process would be highly dependent on funding to extend the runway, which isnt currently available and would be harder to raise with no guarantee than an insolvency process could be avoided; and The Directors of the Group may bear the risk of prolonging the demise if this option was pursued but was unsuccessful in avoiding the need to commence an insolvency process due to liquidity issues or the need to use that process to transact.

4. Key considerations regarding each option An assessment of alternative options has been undertaken with a selection of the key options set out in this section. Option Scenario assumptions Considerations Conclusions 4.13. Bankruptcy / insolvency proceedings Chapter 11 363 Sales Process (An accelerated sale of the Groups assets under US Bankruptcy Code Section 363, which requires the approval from a bankruptcy court to facilitate an accelerated sales process with the aim of maximising the value achieved for the assets free and clear of prior claims i.e. financial liabilities) A substantial level of funding would need to be raised to stabilise the business and fund the cost of a Chapter 11 process. Chapter 11 provides a platform with increased certainty regarding the ability to raise finance in the form of Debtor-in-Possession (DIP) financing and DIP financing tends to be easier to raise in the context of a 363 Sales than a Chapter 11 reorganisation, due to clarity of how the DIP will be repaid. There is increased certainty regarding the execution of a sale using the 363 process given the auction process and the courts ability to approve the transfer of assets to the buyer without any identifiable claim (described in more detail in 5.1.). There is no obvious detrimental impact to realisable value when compared to a sale outside of Chapter 11, given the distressed taint of the situation. A viable option owing to the increased certainty with regards to the ability to raise DIP financing, compared to a Chapter 11 pre-pack reorganisation, and reduced execution risk owing to the ability to implement a sale via the court process. Chapter 11 pre-pack reorganisation: Restructure the debt of the existing Notes via a plan of reorganisation, often at a discount to par to allow for the need to repay any DIP financing, usually with support of an ad-hoc group (otherwise known as a prearranged process) The scenario would also require a substantial level of DIP finance, which is more challenging to raise without a clear strategy to refinance, when compared to a 363 Sales Process. Given the issues described in 4.3. and 4.4., the debt would likely be restructured to a level that allows for the DIP to be repaid / refinanced and for the provision of any new money requirement at that point in time. Any refinancing of the DIP would effectively take the form of a priming instrument i.e. remains senior. This is likely to lead to the need for a substantial debt haircut in the form of a debt-to-equity transaction where the risk profile for a lender is very different from the perspective of holding that instrument to improve recovery in the long term. Likely to require support from the current Backstop Providers that represent approximately 60% of the aggregate principal of the Notes as a minimum. In consultation with the Group and their advisors, we understand that reorganisation options have not been explored and the ad-hoc group are not supportive of discussions regarding a reorganisation. In part, that has influenced Managements conclusion that this would not be their strategy in the event the Plan is not sanctioned. The process more typically takes 120 days or more, prolonging the value erosion of the business until restructured. A viable option but with a lower degree of probability than Chapter 11 363 sales process due to the lower prospects of raising DIP finance, a lack of current support form the Backstop Providers to consider options to reorganise and the likely need to restructure the Notes at a level below par.

4. Key considerations regarding each option and summary An assessment of alternative options has been undertaken with a selection of the key options set out in this section. The most likely Relevant Alternative has been identified as a Chapter 11 with the aim of selling the business via a 363 process. Option Scenario assumptions Considerations Conclusions 4.13. Bankruptcy / insolvency proceedings Chapter 11 Free-fall: limited planning and limited support from creditors. Significant uncertainty regarding available funding. A more likely option, if the availability of DIP is limited or not achievable. Increased uncertainty regarding funding if there is a need to file with less planning. Increased time to stabilise the Group and the process has the potential to lead to further demise. Increased levels of distress and uncertainty which typically lead to lower returns to creditors. A viable option but less likely than the other two due to the matters identified in the previous column. Alternative jurisdictional insolvency process such as an English law Administration process. There is a UK entity that is an obligor to the Notes which would create the ability to pursue an English process. To address the obligation that Fossil Group Inc has to the Notes, a restructuring of the Notes would require jurisdictional reach to Fossil Group Inc (an obligor of the Notes), which is a USA entity, or, the UK entity would need to realise sufficient assets to repay the Notes in full. The UK entity has no meaningful assets that could be realised to repay the Notes. Not a viable solution to restructure or repay the Notes.

4. Conclusion regarding the Relevant Alternative The Relevant Alternative has been identified as a Chapter 11 with the aim of selling the business via a 363 process. 4.14. Summary of findings 4.14.1. Taking into consideration the points above, and the liquidity issues describe in 4.4., along with the benefits of a 363 sales process regarding the increased certainty of execution and anticipated greater recovery value from preserving the group as a going concern, I have concluded that the Relevant Alternative would be a Chapter 11 363 Sales Process, which would seek to maximise the return to Noteholders following the repayment of the DIP financing. 4.14.2. A free-fall process may occur if the ABL provider took the action described in 4.4.3.1. or DIP could not be raised to support a 363 Sales Process. However, given the nature of the business, the assessment of realisable value of the business combined with the assumption that the ABL provider is unlikely to take the action described in 4.4.3.1. we believe that there is sufficient time and foresight to plan and raise DIP Finance to avoid this outcome. 4.14.3. A pre-pack reorganisation has been considered to be less probable due to (i) the likely need for some form of right-sizing or impairment of the existing debt to allow for sufficient finance to be raised on emergence, to repay the DIP financing and recapitalise the Group, combined with (ii) a lack of support from the Backstop Providers. In the event there was support from sufficient creditors, it is common for supporting creditors to consider funding part or all of the liquidity challenges as a means of priming others on emergence. In such scenarios, the recovery to non supporting creditors may be in line with the anticipated recovery in a liquidation. 4.14.4. The conclusion of the Relevant Alternative aligns with Managements view, that in the event that the Plan is not sanctioned, Management will commence the process to file for Chapter 11 bankruptcy in the U.S and pursue a 363 sales strategy.

Outcome in the Relevant Alternative

5. Methodology In this section we have assessed the outcome to Plan Creditors in the Relevant Alternative. We have first set out an outline of the Chapter 11 363 Sales Process and the process for raising DIP financing by way of context and background. The approach then considers the following key steps to determine how value will be realised and then distributed to the Plan Creditors: Estimation of the Enterprise Value of the Group in the context of the distressed nature of a Chapter 11 situation and the consequences of the issues described previously in the report in 4.2.; The cost overlays of a Chapter 11 process and additional risks that are not quantified The level of DIP finance that is required in order to fund the process An assessment of the funding and liquidity to facilitate a sale with out deductions to normalise operating cash and working capital; and The distribution waterfall amongst creditors.

5. The Chapter 11 363 Sales Process The Relevant Alternative illustrates the scenario where the Plan is not sanctioned, no New Money is made available to the Group, and the new ABL Facility is no longer available. This is likely to result in a Chapter 11 filing and a 363 sales process. Overview of the Chapter 11 363 Sales Process 5.1.1. We expect that the Board of Fossil Group Inc, and other Group entities, would form the view that insolvency is inevitable and the Group must commence preparation for a Chapter 11 filings under US Bankruptcy laws. To date, no planning has been undertaken other than the initial assessment that was used to inform the Board of its options before choosing to pursue the Exchange Offer process and the support that has been provided. 5.1.2. We have concluded that the most likely value realisation strategy in a Chapter 11 is to pursue a 363 Sales Process. The Section 363 sales process is a court-supervised mechanism through which a company may sell assets in its possession to a buyer, clear of the companys past liabilities and other identifiable claims. Key steps in the process to execute a 363 sale are: 5.1.2.1. Identification of Initial Bidder: With approval from the U.S. Bankruptcy Court, the debtor may identify an initial bidder and negotiate an initial asset purchase agreement. This establishes the initial bid and the bidding procedures for other interested parties. The initial bid is then set as the minimum bid for the auction. 5.1.2.2. Review and Approval of Bidding Procedures by the Court: The negotiated bidding procedures are then subject to review by the bankruptcy court. The court ensures the procedures are impartial and designed to yield the highest price for the assets. 5.1.2.3. Court-Supervised Auction: Additional bids are accepted from other interested parties. The winning bidder is determined through a court supervised auction. 5.1.2.4. Approval of the Sale by the Court: The winning bid is presented to the court for final review. It is approved if the court believes that the sale has legitimate purpose and is in the best interest of the creditors. 5.1.2.5. Sale Closure and Asset Transfer: After review and approval from the court, the sale is closed, and the assets are transferred to the buyer without any identifiable claims. 5.1.3. Prior to assessing the outcome in the Relevant Alternative, it is important to understand the benefits and drawbacks of the process, which are: 5.1.3.1. A court order protects the buyer from the companys past liabilities and past claims to the assets, thus granting clear ownership of the assets. 5.1.3.2. Buyers have the discretion to select the assets, contracts and leases they wish to acquire. 5.1.3.3. The court-approved sale and asset transfer protects the transaction from future disputes. 5.1.3.4. The court-process does not require consent of the shareholders 5.1.3.5. The public auction process attracts many potential buyers, which helps to drive up purchase price but also exposes confidential information, as with any broad M&A process. 5.1.3.6. The assets placed for auction typically have limited warranties from the vendor, which in turn typically leads to a lower value being placed on the asset by the acquirer. 5.1.3.7. The process typically requires bidders to conduct extensive due diligence in a short time frame. 5.1.3.8. The initial bidder faces heightened risk, as they extend resources towards due diligence and risk being out-bid at the auction. Break-up fees or work fees may be offered to certain parties to support a competitive process (at the discretion of the courts) but this is usually insufficient to compensate for costs incurred. 5.1.3.9. A debtor in a 363 sales process has less control over the sale price and process compared to a traditional M&A transaction. 5.1.4. Debtor-in-Possession (DIP) Financing 5.1.4.1. DIP financing enables a company, undergoing a Chapter 11, to obtain a loan secured on its assets to service essential business obligations (i.e. payroll and inventory) and continue operations while reorganising finances and repaying creditors. DIP financing is typically senior to existing debt and will be repaid first from the companys assets. The process would likely follow the following key steps: 5.1.4.1.1. A company identifies a lender and negotiates a DIP financing instrument, which may be provided in the form of an RCF. This is usually negotiated ahead of any filing to ensure stability and availability of funding once filed. 5.1.4.1.2. The company files for protection under a Chapter 11 becoming a debtor-in- possession. 5.1.4.1.3. The court reviews the companys application for DIP financing and the negotiated loan terms to ensure it is aligned with the reorganization plan and in the best interest of the creditors. After court approval, the DIP financing funds are made available to the company. 5.1.4.1.4. The loan is repaid with future profits or proceeds of the restructuring. The terms of the DIP financing require the DIP financing to be repaid in priority to all other claims.

5. Estimation of the Enterprise Value of the Group To assess the recovery value to creditors, we have estimated the realisable value of the Group in a 363 Sales Process using multiple value indicators along with a revised forecast to reflect the consequences of Chapter 11 on the future prospects of the Group. Approach to determining the indicative value of the Group 5.2.1. To assess the realisable value in this scenario, the Groups financial advisor has prepared a desktop valuation (the Company Hypothetical Sale Analysis) that assess the enterprise value of the Group using a DCF methodology and a trading multiples analysis, which was informed by the M&A activity that the financial advisor undertaken on behalf of the Group. 5.2.2. There are several challenges in estimating the realisable value of the business including a limited buyer universe, unfavourable market conditions, the need to execute the planned turnaround, a lack of peer comparisons. 5.2.3. We understand from discussions with the Groups financial advisor that experience gained from a recent process to market the non-core brands implies that there is depressed appetite in this sector, as demonstrated by the process that the Group has conducted. 5.2.4. In order to independently estimate the realisable value of the Group against this desktop analysis, we have used a standard discounted cash flow (DCF) valuation methodology, following the guidelines of the Kroll Cost of Capital Navigator and the Duff & Phelps Valuation Handbooks to derive an implied enterprise value of the Group, which estimates the Groups current value by projecting its future cash flows and discounting them back to the present, accounting for the time value of money and risk. We have then used the Groups Adjusted Chapter 11 Business Plan (see opposite) and the methodology described in, which has been supplemented by the Groups assessment of value and other indicators to cross reference the outcome. 5.2.5. We have used this as a datapoint amongst a broad range of value indicators to assess the anticipated enterprise value of the Group in a Chapter 11 363 sale. We note that no formal valuation of the type typically used in M&A transactions has been prepared. Adjusted Chapter 11 Business Plan 5.3.1. To assist with estimating the realisable value of the Group, we have relied upon an adjusted business plan provided by Management that reflects their views of how the underlying business plan may change as a consequence of the Plan not being approved and entering into a Chapter 11 process. 5.3.2. Management has identified key commercial risks that are anticipated to impact operations including potential sales disruption from trading during the festive period, the risk of losing or delaying benefits from ongoing contract negotiations with key licensing partners that form an integral component of the Turnaround Plan, and risk of any further delays in executing the broader Turnaround Plan. 5.3.3. We have not undertaken a review of the adjusted business plan or assessed the feasibility of the underlying business plan on which it has been built, but we have considered the reasonableness of the overlays along with other factors that we would normally expect to be considered in these circumstances.

5. Estimation of the Enterprise Value of the Group Using the adjusted business plan, and applying a standard discounted cash flow methodology, along with overlays to account for a transaction which is seen as a distressed process, we estimate a realisable value of between $203m - $254m for the business. 5.4 Our desktop DCF methodology 5.4.1. The methodology uses the forecast cash flows for the next five years, calculating a terminal value beyond that period, and then applying a discount rate (calculated by reference to the Weighted Average Cost of Capital (WACC)) to calculate the present value of the forecast cash flows. The sum of these present values provides the estimated intrinsic value of the business. 5.4.2. We have used the latest 5-year Adjusted Chapter 11 Business Plan described earlier as the input for the cash flows and assumed a transition date of 1 May 2026, in line with the anticipated timetable for the 363 Sales Process. 5.4.3. Key assumptions that have been used are: 5.4.3.1. 15.47% WACC we have applied a Weighted Average Cost of Capital of 15.47% which reflects key assumptions as detailed in the appendix. 5.4.3.2. 0.5% Market Growth Rate we have assumed a market growth rate of 0.5% to reflect a mature and stable business post the execution of the Turnaround Plan and to avoid overestimation of value from any future growth not reflected in the business plan. 5.4.4. Further details are provided in Appendix 2. We believe that the WACC is in line with expectations of a typical market participant considering the inherent risk of investing in a company requiring liquidity support and at the early stages of a transformation plan. 5.4.5. Using the above desktop approach we have estimated an enterprise value of $254m. We note that this does not represent a formal valuation. 5.4.6. Other than the specific adjustments that have been included in the Adjusted Chapter 11 Business Plan, this is the implied value assuming all other performance improvement initiatives are delivered in line with the underlying business plan. As such, this represents a high or optimistic case with respect to value. 5.4.7. The approach also assumes that the Group will be sold as one. However, there are several strategic options to realise value through the Chapter 11 process including the sale of the entire group including third-party licenses, the sale of the group excluding third-party licenses, and a piecemeal sale of the Fossil group and its three non-core brands separately. The level of buyer interest for each option remains uncertain. However, the selected realisation strategy will significantly affect both the quantum of proceeds available and the timeline for distributions. Distressed Sale Discount in an accelerated M&A process There are numerous challenges in determining the value a buyer will place on unproven or unachieved forecast improvements. Based on our experience, it is reasonable to expect that a market participant would take into consideration the uncertainty and prevailing risks of executing the value improvement initiatives that are assumed within the business plan. Discerning the exact quantum of an applicable discount for the Group is challenging due to: 5.5.2.1. Group specific risk factors, including: 5.5.2.1.1. The Groups relatively niche business model and the complexity of the Groups structure and operations 5.5.2.1.2. The limited buyer pool available as identified by the Group and its advisors; 5.5.2.1.3. The early-stage of executing the Turnaround Plan with historical financials that may not serve as an accurate benchmark of the Groups future performance; 5.5.2.1.4. The Groups dependence on third-party licensed brands which contribute over 40% of revenue, with significant value impact from potential license terminations; 5.5.2.1.5. The risk that the business cannot be sold as a whole, potentially forcing a piecemeal asset sale. 5.5.2.2. Process related risk factors, including: 5.5.2.2.1. Buyers also have a condensed timeframe for due diligence; 5.5.2.2.2. The stigma of a Chapter 11 process and associated negative market perception; 5.5.2.2.3. Assets are acquired on an "as-is, where-is" basis, with limited representations and warranties; and 5.5.2.2.4. The risk that the Group is unable to secure the full $125m DIP funding required, forcing a more compressed sale process and a deeper valuation discount. Distressed discounts are commonly applied to hypothetical sales in a restructuring or a distressed context. This is applicable to both accelerated M&A and to liquidation analysis with respect to the recoverability of asset value as a result of the distressed circumstances. Based on discounts applied in other comparable situations, it would be typical to apply a distressed discount of between 20 40% in a scenario where an accelerated distressed M&A process is conducted (see Appendix 2). We have chosen to apply the lower end of the discount range of 20% to illustrate a low or downside case, noting the relatively high discount rate derived in the assessment of WACC.

5. Conclusions of Enterprise Value We have benchmarked our conclusion of the realisable value against several key reference data points, including information provided by the Group as part of the Company hypothetical sale analysis The Company Hypothetical Sale Analysis1 5.6.1. DCF assessment: the Group has shared an indicative discounted cash flow analysis with an estimated valuation range of $194m to $263m based on the Adjusted Chapter 11 Business Plan. A downside case has also been prepared which reduces the forecast sales growth and margin expansion to 75% of the original business plan as a way of illustrating the adjustment a buyer may make to account for planned, but unproved improvements in the forecast. This provides a range of $163m to $219m. 5.6.2. Trading Multiples Analysis: the Group has examined a peer set of public company trading multiples to provide an additional valuation benchmark. This analysis estimates the value of the Group to be between $114m to $245m. Estimated enterprise value: range of outcomes 5.7.1. Our desktop DCF approach, incorporating a distressed discount overlay, results in an illustrative enterprise value range of $203m to $254m in a low and high case. 5.7.2. High is the optimistic end of the range with no additional sensitivities regarding trading challenges and no distress discount, representing the recovery that could be achieved if there was a truly competitive process that represented full credit being attributed to the turnaround of the Group. 5.7.3. Low is a more pessimistic case using a distress discount of 20% to account for uncertainties a buyer will have to account for during an accelerated M&A process. 5.7.4. This assessment assumes the existence of a willing buyer through the Chapter 11 process, which is inherently uncertain. The process to identify buyers demonstrated that there was limited appetite, which is likely to add to the challenges and risks that there is a further discount greater than the 20% that we have chosen. 5.7.5. This is an estimate in order to calculate the potential recovery to creditors based on the facts and information provided to us by the Group. Whilst we have applied professional judgment in assessing this information, we have not audited this information, undertaken detailed tax analysis or due diligence, or provided a formal valuation opinion. 5.7.6. Comparing the two approaches, the Group has relied on an illustrative range of $163m to $263m, which is broadly within the range of our assessment of $203m to $254m. Table 3: Reference Data Points Available Data Point Estimated Enterprise Value ($m) Ankura desktop DCF approach 203 254 Company hypothetical sale analysis reference points1 Discounted Cash Flow Analysis 194 263 Trading Multiples Analysis 114 189 Discounted Cash Flow Analysis Downside Case 163 219 Trading Multiples Analysis 2027E Reference Case 147 245 Market Reference Points Current Market Implied Enterprise Value2 295 Sources: the Company hypothetical sale analysis, NASDAQ Other indicators of value 5.8.1. Current Market Implied Enterprise Value1: The current market capitalisation of the Group is $161.9m1, which implies an enterprise value of approximately $295m at 23 September 2025. This is unlikely to represent the full benefit of the turnaround envisaged in the business plan but will incorporate an element of the existing capital structure challenges and the inherent uncertainty regarding how any debt solution will be implemented, including the potential risk of a Chapter 11 process if the Plan is not sanctioned. We note that at the reference date, the market capitalisation was significantly greater than the preceding 6 months before a capital structure solution was proposed. 5.8.2. We note that the aggregate market value of the Groups debt and equity securities implies a total enterprise value at which a potential buyer could theoretically purchase control of the Group by acquiring both the outstanding equity and Senior Notes at the current trading prices. However, it is noted that despite this opportunity being available at market implied valuations, the Group has reported no expressions of interest from potential acquirers to date. 5.8.3. While the current market implied enterprise value of $295m serves as an additional reference data point in estimating the realisable value of the group, the fact that there has been an absence of any interest to purchase at that level means that the data point need to be treated with some caution. Therefore, we view this as an illustrative ceiling of the enterprise value today, prior to any detrimental impact that the Chapter 11 may cause to the business. Notes: 1.the Company Hypothetical Sale Analysis. 2Based on Q2 capital structure of $150m Notes + $41m ABL and debt and equity pricing as at 23 September 2025 from NASDAQ and assumes a $58m cash balance, reflective of the minimum cash balance

5. Chapter 11 Liquidity Forecast Assumptions and Risks The Group has prepared a liquidity forecast for the Relevant Alternative Scenario which considers the impact of the Chapter 11 process on the liquidity position of the Group. Chapter 11 Liquidity Forecast 5.9.1. To facilitate an assessment of the impact of a Chapter 11 filing on the business, liquidity need and the realisable value for Noteholders of a Chapter 11 363 sale, the Group has developed a Chapter 11 liquidity forecast based on the scenario outlined in 4.4.3.3. 5.9.2. The forecast is based on a scenario where the Plan is not sanctioned, with specific overlays and adjustments to reflect the most likely issues and costs that are expected to arise form a Chapter 11 as follows: 5.9.2.1. Advisor fees: totalling $42m are estimated to be incurred assuming a 60-day preparation period for a Chapter 11 filing and a 90-day 363 sales process. 5.9.2.2. Incremental management costs of $7.5m: This amount represents an estimated retention and incentive package for key personnel across the Group along with the additional costs for D&O tail cover during a Chapter 11 process. Similar programmes are typically necessary in Chapter 11 proceedings to maintain operational stability and preserve realisable value by ensuring the continuity of critical management functions during the restructuring process. 5.9.2.3. $8.5m Prefunding costs: The Group estimates it will have to pay certain costs in advance to ensure operational continuity, including utility motion deposits and other prefunding expenses such as credit cards. 5.9.2.4. DIP finance exit fee of $7.5m and additional DIP facility interest 5.9.2.5. $4.5m of other costs: Includes additional ABL interest at the default rate, offset in part by the removal of the coupon payment on the Notes (assumes November payment is made) 5.9.3. All the additional costs or issues have been modelled in the receipts and payment cash flow as a means of accurately reflecting the impact to cash. 5.9.4. Based on experience in similar scenarios, whilst Management has identified what they believe are the most likely or predictable risks, there are many other factors that could increase the need for liquidity funding and ultimately the recovery to the noteholders. 5.9.4.1. Slower collections: A risk that cash collections from receivables may occur at a slower rate than assumed, reducing liquidity and working capital availability during the forecast period. 5.9.4.2. Vendor pressure: Whilst Management has assumed a degree of vendor pressure in their liquidity forecast, there is a risk that this will be greater than expected. 5.9.4.3. Cash movement delays: The Groups ability to transfer cash across multiple countries and banking systems may be adversely impacted due to slower processing or regulatory hurdles arising as a result of the Chapter 11 process. This may further decrease liquidity availability across the Group. 5.9.4.4. Risk of license terminations: Approximately 48% of the Groups revenue is derived from its three licensed brands. If the Group enters into Chapter 11, as a result of the financial instability caused by the going concern qualification, a termination right under the key licence agreements will arise. Whilst there are good commercial reasons for the licensees to reserve their rights and continue to allow the Group to manufacture and sell goods under license, the termination right could give rise to a large range of contract amendments, including payment terms. 5.9.4.5. ABL action uncertainty: Whilst the base case assumes that the ABL is available, subject to additional limits, there is risk that the terms are renegotiated with additional credit protects that reduce liquidity. 5.9.4.6. Extended restructuring timeline: The current Chapter 11 liquidity forecast assumes a 60-day preparation period and a 90-day filing period. Any additional time required to complete the restructuring may require extended working capital and liquidity support, resulting in a greater cash burn than forecast. 5.9.5. We believe that the forecast provided by Management do not account for the full suite of possible risks and highlight that given the uncertainty regarding the detrimental impacts of filing for Chapter 11, the issues and therefore funding requirement could be greater. 5.9.6. Sale of non-core assets: Management has advised that the sale of a non-core asset is no longer progressing and is currently unviable in the circumstances of this scenario.

5. Chapter 11 Liquidity Forecast and DIP Funding Requirement The Chapter 11 forecast shows a peak funding requirement, on top of access to the ABL, of c.$125m in September 2026 in order to maintain a minimum operating cash balance above $58m. This assumes that the Group is also able to borrow $29m on the ABL at the same time. Group Liquidity Forecast to December 2026 200 150 100 50 00 (50) (100) Assumed transaction date of 15 April 2026 Forecast peak liquidity requirement to maintain liquidity above the minimum operating requirement Minimum Cash Balance Plan is sanctionedChapter 11 Process with DIP FundingChapter 11 Process without DIP Funding Source: Company Information, Chapter 11 Liquidity Forecast 5.10.1 The liquidity forecast identifies a peak funding requirement of $125m occurring in September 2026 to maintain the minimum cash balance of $58m (liquidity trough of $(62)m). 5.10.2. Whilst there is forecast availability under the ABL, the forecast asset base is insufficient to fund the forecast period. 5.10.3. Due to the minimum cash balance required to be maintained to ensure operational continuity 5.10.4. The Company has identified the need for additional DIP financing to support operations during the Chapter 11 process. 5.10.5. While the Chapter 11 process is anticipated to be completed by mid April 2026, the Group recognises that it will have only one opportunity to quantify and source the DIP financing at the outset of the proceedings, with limited ability to request subsequent additional funding. Accordingly, Management have estimated the size of the DIP facility to be $125m based on the peak liquidity requirement across the forecast period which is $125m in September 2026. The estimate looks across the whole forecast period in order to ensure adequate liquidity is maintained and to mitigate the risk of any shortfall that could adversely impact the ability to implement the objective of the Chapter 11. Based on the forecast, this would likely be the minimum DIP that would need to be raised given the lack of headroom. However, in the context of executing a transaction by mid-April, assuming a DIP of $125m is raised, liquidity pressure would only build post that target date during Q3 FY26. 5.10.6. DIP Lenders are granted administrative claim priority under section 503(b) of the Bankruptcy Code and will therefore need to be repaid prior to any distribution to the Noteholders. The source of the DIP has not been considered, and no assessment has been undertaken to determine how much DIP, of any, would need to be used to fund non-filing debtors.

5. Normalisation of funding and liquidity to facilitate a sale The DIP in 5.9. has been sized to provide the Group with sufficient liquidity to remain above the $58m minimum cash requirement. Therefore, deducting the repayment of the DIP in full, from the sales proceeds, will lead to a business with the target cash requirement Normalisation of Chapter 11 funding requirements 5.11.1. In a typical M&A transaction, the seller will deliver at closing, a business with a minimum operating cash that satisfies the need to be able to trade day-to-day. If not, a buyer would need to adjust the consideration to ensure that the Group has the minimum level of operating cash and liquidity. 5.11.2. The DIP financing requirement has been sized based on total amount needed to maintain the $58m minimum operating cash balance through the forecast period. That maximum is forecast to occur during September 2026. This provides less headroom than is anticipated in the scenario where the Plan is sanctioned and is therefore considered the minimum that would be needed. 5.11.3. The forecast DIP financing solves funding required to restore normal working capital levels in a scenario where the Plan is not sanctioned. So, whilst the estimate provides only a small amount of headroom at the pinch point, this is consistent with Managements target liquidity if the Plan was sanctioned. There is a risk that a buyer may take a more prudent view and aim to have a larger liquidity cushion. 5.11.4. These normalisation requirements will reduce the net realisable value available for creditor distributions and must be deducted from the indicative enterprise value range prior to calculation of recoveries across the creditor waterfall. 5.11.5. Rather than adjust the purchase price, we have assumed that using the first tranche of sales proceeds to repay the DIP achieves the same outcome i.e. the seller delivers the business at close with a minimum operating cash level that satisfies the needs to operate day-to-day.

5. Distribution Waterfall and Considerations Based on our analysis and triangulation against other reference points, the estimated recovery to the Noteholders is between 40% - 73% in the Relevant Alternative scenario, although actual recovery may vary depending on the key factors we have outlined. 5.12 Conclusion and Considerations 5.12.1. Based on our analysis, the indicative recovery for the Notes is between 40% to 73%. 5.12.2. The estimated recovery value available to holders of the Notes is calculated using the methodology described in which is summarised as: Estimation of the Enterprise Value of the Group; The cost overlays of a Chapter 11 process and additional risks that are not quantified; The level of DIP finance that is required in order to fund the process; An assessment of the funding and liquidity to facilitate a sale with out deductions to normalise operating cash and working capital; and The distribution waterfall amongst creditors. 5.12.3. The assessment is exposed to additional risks that may lead to a lower recover that the low case due to the risks described in 5.8.4 and other inherent issues such as the realisation of value is subject to the discretion of the Bankruptcy Court including transaction approval, resolution of intercompany liabilities, and the assessment and allowance of all creditor claims. These factors introduce a degree of uncertainty into the recovery analysis. 5.12.4. To the extent that there is more downside risk to the business trading environment, the overall lower recovery would not change the overall conclusion that the recovery in the Relevant Alternative is lower than in the Plan. Table 4: Distribution WaterfallPriorityCreditorOutstanding Amount ($m)Low Case ($m)High Case ($m)Estimated realisable value2032541DIP Facility1130(130) 100%(130) 100%2ABL Facility211(11) 100%(11) 100%Available for Distribution after discharge of senior claims621133The Notes31544(62)(113)40%73% Source: Company Information, Chapter 11 Liquidity Forecast, DIP funding analysis 1DIP Facility outstanding balanced based on DIP Finance of $125m and 4% PIK fee accrual 2Forecast ABL drawing at the transaction date is $11m 3FGI creditors are comprised of the ABL Facility, the Senior Unsecured Notes, c.$13k of trade and other payables. We have assumed that the trade creditors are settled by way of the sale of the business free and clear of successor liability therefore no dilution from other creditors. 4Includes interest accrual from the last payment date in November to the assumed transaction date of 15 April 2025

Plan Benefits

6. Assessment of the Plan Benefits As instructed, we have identified the quantum of benefits produced by the Plan and how those benefits are allocated amongst the Plan Creditors in light of their contribution to the restructuring. The approach to assessing the Plan Benefits 6.1.1. For the purposes of assessing the Plan Benefits to the Noteholders, it is important to distinguish between: 6.1.1.1. the First-Out Notes, allocated to those who elect to provide the New Money); and 6.1.1.2. the Second-Out Notes, allocated to those who do not elect to provide New Money, those who do not participate in the Restructuring Plan, or who vote against the Restructuring Plan 6.1.2. It is important to note that a Noteholder can be supportive even if they do not choose to increase their exposure by funding their pro-rata share of the New Money. 6.1.3. Within the First-Out Noteholders, there is a sub-division between the two noteholders: 6.1.3.1. the Backstop Providers who provided the Backstop Commitment, and; 6.1.3.2. the New Money Providers who decide to participate in the New Money but did not provide a commitment to underwrite the New Money (the New Money Providers). 6.1.4. The returns offered to the First-Out Notes and the Second-Out Notes have been assessed by identifying the Universal and Additional Benefits. 6.1.5. To assist with a comparison of the benefits attributed to the First-Out Notes and the Second-Out Notes, fees and similar benefits have been combined with the coupon to calculate the IRR of each Note from issuance to maturity. IRR has been used as a metric to enable an apples-to-apples comparison of the investment return of each note, by accounting for the differences in the quantum and timing of the fees. Assessing the potential returns of capital deployed using this metric is typical for assessing how a situation compares to other investment opportunities. Universal Benefits of the Plan to First-Out Notes and Second-Out Notes 6.2.1. Increased coupon: The First-Out and Second-Out Notes both benefit from an uplift in coupon as part of the Proposal. 6.2.2. Warrant Exchange Fee: The First-Out and Second-Out notes both benefit from the option to participate in the warrant exchange on equal terms. The value associated with this benefit, for the purpose of assessing how value is allocated, is calculated using the share price on the reference date of the Practice Statement Letter (the PSL) which is 23 September 2025 when the PSL was issued. No assumptions have been made with respect to whether the shares are liquidated at that value or held and change in value in the future. 6.2.3. Common security package: Both the First-Out and Second-Out notes benefit from a common security package which improves the prospects of recovery in a default scenario. However, this would rank behind the security offered to the ABL facility. Additional Benefits to the First-Out Notes for providing the New Money 6.3.1. Coupon premium: The First-Out Notes receive an additional 2.0% per annum on the First-Out Notes compared to the Second-Out. 6.3.2. New Money Premium: New Money Participants will also receive a premium (the New Money Premium), at no additional cost, paid in common stock of FGI (Common Stock) (such common stock having a par value of US $0.01 per share) in an amount equal to one share of Common Stock for every US $34.06 of First-Out Notes subscribed for or purchased 6.3.3. Exit Fee: 7.50% of the principal amount of the First-Out Notes due on any date of redemption, repayment, prepayment, acceleration, or maturity (the Exit Fee). 6.3.4. Enhanced security position: The First-Out Notes receive an elevated status by means of first lien status within the common security package which ranks ahead of the second lien status of the Second-Out Notes. 6.3.5. Senior maturity: The First-Out Notes also receives beneficial treatment from the earlier Maturity date of 1 January 2029 which is six-months earlier than the Second-Out Notes. Additional Benefits specific to the Backstop Providers for backstopping (underwriting) the New Money 6.4.1. Backstop Premium: Backstop Providers will receive a backstop premium (the Backstop Premium) of $1.625m payable in additional First Out Notes for their commitment to fund the New Money. The additional First-Out Notes will then benefit from the Additional Benefits outlined above. This premium is not available to all Noteholders. There are two Backstop providers. These the parties that entered into the Transaction Support Agreement. The provision of the New Money (and therefore the payment of the Backstop Premium) is subject to the implementation of the Plan and will only be paid if the Plan is implemented. Other considerations 6.5.1. We have been instructed to not consider the Consent Premium outlined in the TSA as it is independent of the Exchange Transactions and the Plan.

Note the dotted boxes had been moved so needed formatting 6. Economic outcome under the Plan (1 of 2) Set out in the matrix below is a summary of the total benefit resulting from the Exchange Transactions or Plan. The key differential between the First-Out and Second-Out is an enhanced IRR of 5.13% as a result of providing the New Money. Table 5: Summary of the economic benefit of each sub-division of noteholdersBenefitCommentsFirst-Out New Money $32.50m1First-Out Participating Noteholders $90.0m1Second-Out Non-Participating Noteholders $60.0m1Universal Economic Benefits of the PlanCoupon27.50% First-Out and Second-Out7.8121.6216.66Warrant Exchange Fee3,000,000 shares with a subscription price of $0.50 and valued using $3.013 share price4.242.83Second-Out Non-Participating Noteholders Total Benefit $m (IRR%)19.49 (9.45%)Additional Benefits to the First-Out Notes (Backstop Providers and New Money Providers)Coupon premium2+2.00% First-Out2.085.77The Additional Benefits or enhanced economic IRRNew Money Premium$32.5m in L34.06 units would be 954,1982.82attributed to providing the New Money is $19.86m, 16.2% of theExit Premium47.50%2.446.75total First-Out commitment and an increase in IRR of 5.13%First-Out New Money Providers Total Benefit $m (IRR%)53.52 (14.58%)Further Additional Benefits specific to the Backstop ProvidersBackstop Premium$1.625m issued in new First-Out notes1.63The Further Additional Benefit to the Backstop Providers of theCoupon attributable to the Backstop Premium9.50% of the $1.625m Backstop Premium0.49total value of the Backstop Premium of $2.24mExit Premium47.50%0.12Backstop Providers Total Benefit $m (IRR%)55.76 (15.13%)Source: TSA Restructuring Term Sheet, PSL, 1Principal Amounts: The principal amounts for each Noteholder sub-division has been estimated based on the composition of supporting creditors at the time of issuing this report. If more Noteholders participate in the New Money, the IRR to the First-Out New Money Providers and the Second-Out Non-Participating Noteholders would remain the same but the return to the Backstop Providers would increase as a function of the Backstop Premium being fixed but a lower requirement of new money would be provided by those parties. 2The term Coupon, and Coupon Premium are not defined term in the TSA or PSA. The terms have been used to disaggregate the universal and additional benefit elements of the different coupons offered to the first-out and second-out notes. 3Based on the Market Capitalisation value as at 23 September 2025, accounting for dilutive effect of new share issuance. Assumed to be liquidated on issuance. 4Assumes that all facilities are repaid on the maturity date and the Exit Fee (Call Protection) is not crystalised early

6. Economic outcome under the Plan (2 of 2) Set out in the matrix below is a summary of the total benefit resulting from the Exchange Transactions or Plan. The key differential between the First-Out and Second-Out is an enhanced IRR of 5.13% as a result of providing the New Money. 6.6. Illustrative distribution of value amongst the Notes Additional First-Out Backstop Benefits $22.10m Universal First-Out New Money Providers $19.86m $33.67m First-Out Providers $2.24m Treatment as between First-Out and Second-Out Notes 6.7.1. The Universal Benefits of the Coupon combined with the Warrant Exchange Fee results in the Plan providing an overall economic value to the Second-Out Non- Participating Noteholders of 9.45% across the life of the instrument. 6.7.2. Based on my assessment of S&Ps most recent evaluation (set out in 9.4 of the Appendix), the S&P the rating for the Group would probably be CCC upon sanctioning of the Plan. 6.7.3 A market comparison of CCC second lien issuances during 2024 and 2025 shows that the average coupon of the issuances for a CCC second-lien credit is 9.35% (adjusting for changes in SOFR across the issuance period). Accordingly, the face value of the financial reward offered to the Second-Out Non-Participating Noteholders is in line with available market precedents. Using that benchmark, the Second-Out Notes are therefore reinstated in full as part of the Plan, at a rate that is in line with second line CCC credit issuances. 6.7.4. We note that the First-Out Notes and Second-Out Notes must exercise their rights to take up the Warrant Exchange Fee. However, the benefit is immediately available and is liquid, therefore the value can be realised on day one. For the purposes of this report, we have assumed that both the First-Out Notes and Second-Out Notes exercise these rights and gain from the economic benefit that has been offered. 6.8 Additional Benefits economic treatment 6.8.1. The Additional Benefits represent a differential between the First-Out Notes and Second-Out Notes which is linked to the provision of $32.5m of New Money. Managementhas stated that the difference is intended to incentivise Noteholders to participate in the provision of New Money and as compensation for providing New Money and increasing their exposure to a distressed company. 6.8.2. The reward directly linked to the New Money element of the First-Out Notes are the full premium coupon of 9.50% and the New Money Premium which equates to L2.82m Benefits $53.16m New Money Providers $19.49m Second-Out and Exit Premium of 7.5%. The New Money reward is coupled with the economic benefit directly attributable to the New Money, the existing exposure benefits from the coupon premium of 2.00% and the Exit Fee of 7.5%. 6.8.3. That is the total economic benefit awarded to New Money providers for providing $32.5m, spread across an aggregate exposure of $122.5m is $53.52m which equates to a return of 14.58%. The differential treatment between those providing the New Money and those not providing the New Money is therefore an enhanced economic return of 5.13% across the First-Out Notes, equating to $19.86m of the $53.52m being the value of the Additional Benefits. 6.9. Additional Benefits other rights 6.9.1. The First-Out Notes receive a First-Lien priority position within the common security package, which elevates $124.13m (L32.50m + $90.00m + $1.625m Backstop Premium) of Notes ahead of the $60.0m Second-Out Notes. 6.9.2. The First-Out Notes also receive beneficial treatment from the earlier Maturity date of 1 January 2029 compared to the Second-Out maturity date of 30 June 2029 (six-month variance). It is common for a First-Lien instrument to have an earlier maturity date than a Second-Out Lien instrument, often ranging between several months to two-years. The difference in maturity date of six-months is unlikely to create a significant benefit with respect to repayment in a default scenario. 6.9.3. Second-Out enforcement rights fully subordinated behind the First-Out Notes. 6.9.4. With respect to points 6.11.1. to 6.11.3, the Plan assumes that the Group is recapitalised and, in a position, to deliver the Turnaround Plan, which is forecast to result in a business that is no longer tainted by distress and able to refinance the First-Out Notes and Second-Out Notes in normal market process. Whilst these are other benefits attributable to the First-Out Notes, they are not assumed to be realised in the scenario that the Plan is sanctioned.

Appendix 1: Important Information regarding the assessment

Appendix 1: Important Information regarding the assessment

7. Glossary of terms (1 of 2) Table 6: Glossary of terms Term Definition $m US Dollar Millions ABL or Revolving Facility secured $150m Asset Based Lending financing due August 2030 Additional Benefits the Plan Benefits that are unique to individual sub-divisions Ankura Ankura Consulting (Europe) Limited Backstop Premium the consideration for the Backstop Commitment, being US $1.625 million principal amount of First-Out Notes, to be provided by Fossil Group Inc. to the Backstop Providers. Backstop Providers the Noteholders who agreed to provide the Backstop Commitment under the terms of the TSA Common Stock common stock of FGI Company Hypothetical Sale Analysis an indicative hypothetical sales analysis which has been prepared by the Companys FA and M&A advisors Company or Plan Company Fossil (UK) Global Services Ltd. Court High Court of Justice, Business and Property Courts of England and Wales DIP Debtor-in-Posession Exchange Offer a US Securities and Exchange Commission registered exchange offer Exchange Transactions the Private Exchange and the Exchange Offer, together Exit Fee 7.50% of the principal amount of the First-Out Notes due on any date of redemption, repayment, prepayment, acceleration, or maturity (aka call protection in the TSA) FGI Fossil Group, Inc. First-Out Notes the new 9.5% senior secured notes maturing on 1 January 2029 to be issued by Fossil Group Inc. pursuant to a New York law governed indenture Group FGI and its direct and indirect subsidiaries, including the Company IRR Implied Internal Rate of Return Minimum Cash Requirement The Minimum Cash Requirement of the Business is $58m New ABL a new Asset Based Lending Facility proposed by the Group as part of its restructuring plan New Money the additional funding of US $32.5 million expected to be provided to the Group as part of the Notes Restructuring and backstopped by the Backstop Providers under the TSA New Money Premium New Money Participants will also receive a premium, at no additional cost, paid in common stock of FGI (such common stock having a par value of US $0.01 per share) (Common Stock) in an amount equal to one share of Common Stock for every US $34.06 of First-Out Notes subscribed for or purchased

7. Glossary of terms (2 of 2) Term Definition New Money Providers First-Out Noteholders who decide to participate in the New Money but did not provide a commitment to underwrite the New Money Noteholders a holder of the ultimate beneficial interest in the Notes as at the Record Date Notes the US $150,000,000 7.00% senior unsecured notes due 30 November 2026 Notes Restructuring the restructuring of the Notes on the terms outlined in this Letter as well as the injection of new money into the Group, together Plan Benefits the benefits produced by the Restructuring Plan Plan Benefits Report in the event of a Restructuring Plan, identifying and quantifying the benefits produced by the Restructuring Plan, and how the Plan Benefits are allocated among the creditors under the Restructuring Plan in light of their contribution to the creation of the Plan Benefits Plan Creditors those noteholders who have beneficial interests in the Notes and who are the owners of the ultimate economic interest in the Notes, which they may hold directly or through an intermediary or participant Private Exchange a private exchange with the Supporting Holders Proposal the Notes Restructuring as laid out in the TSA PSL Practice Statement Letter Q3 10-Q Report the 10-Q that must be filed with the SEC on 13 November which is the Q3 quarterly financial report Relevant Alternative the Relevant Alternative to the Restructuring Plan Report an independent report for the Group and the Court which provides an assessment of the mostly likely outcome for creditors in an event that the proposed Restructuring Plan is not approved or sanctioned (aka Relevant Alternative Report) and which identifies and quantifies the Plan Benefits and how the Plan Benefits are allocated among the creditors under the Restructuring Plan in light of their contribution to the creation of the Plan Benefits Restructuring Plan or Plan an English law restructuring plan under Part 26A of the Companies Act 2006 Second-Out Notes the non-participating noteholders, which includes, but is not limited to dissenting creditors Supporting Holders HG Vora and Nantahala TSA a transaction support agreement entered into by HG Vora, Nantahala, Fossil Group Inc., and certain subsidiaries in August 2025 Turnaround Plan a plan outlined in September 2024 to implement a strategic review and create a plan to return the Group to profitable growth Universal Benefits the Plan Benefits that are common and available to the First-Out Notes and the Second-Out Notes WACC Weighted Average Cost of Capital

7. Information sources (1 of 2) Table 7: Information sources Source Use Full sources Page PSL Group background and Restructuring Plan overview FossilPractice Statement Letter [23 September 2025] 4,7,8 Publicly Available Group Statutory Reporting Historical financial performance Capital IQ (https://www.capitaliq.spglobal.com/web/client#company/report?id=4275565&keypage=3495 34); FOSLForm 10-Q Q1 2025.pdf; FOSLForm 10-Q Q2 2025.pdf 8 NASDAQ Current market cap https://www.nasdaq.com/market-activity/stocks/fosl 9 Company Business Plan Management business plan and capital structure challenges Fossil3SM Draft05.01.25 (P3 Update 145% Tariffs)MASTER RECEIVED.xlsx; . https://www.nasdaq.com/articles/fossil-group-inc-announces-turnaround-plan-financial- guidance-and-key-leadership 9 Chapter 11 liquidity forecasts Liquidity forecast without approved plan PFG TWCF Hyp. Ch. 11 Scenarios (9.30.25) v12.xlsx for scenarios: Status Quo UK Scheme + New Money; Status Quo UK Scheme No New Money; Chapter 11 Scenario + DIP Funding; Chapter 11 Scenario No DIP Funding; Do Nothing Scenario + ABL Freeze 12 Company Hypothetical Sale Analysis Estimation of the EV of the group, Conclusions of Enterprise Value Preliminary Discussion Materials 2025.09.19 1300.pdf; Preliminary Discussion Materials.xlsx; 2025.09 UK proceeding Comps Materials.pdf; Email dated 19 September 2025; Email dated 21st September 2025 Subject: RE: FossilPSL 24-25 Ch11 liquidity forecast Ch11 liquidity forecast and DIP funding requirement Ch.11 Multiple Scenarios v5.pdf 27 Company Information Distribution waterfall Ch.11 Multiple Scenarios v5.pdf and PFG TWCF Hyp. Ch. 11 Scenarios (9.30.25) v12.xlsx, 29 Ch11 Liquidity Forecast Distribution waterfall Ch.11 Multiple Scenarios v5.pdf and PFG TWCF Hyp. Ch. 11 Scenarios (9.30.25) v12.xlsx, 29 DIP funding analysis Distribution waterfall PFG TWCF Hyp. Ch. 11 Scenarios (9.30.25) v12.xlsx for scenario: Chapter 11 Scenario + DIP Funding 29 FossilPractice Statement Letter 23 September 2025 Economic outcome under the plan FossilTransaction Support Agreement [Fully Executed].pdf; FossilPractice Statement Letter [23 September 2025].pdf 32 Fossil Transaction Support Agreement Economic outcome under the plan FossilTransaction Support Agreement [Fully Executed].pdf 32 Kroll, Duff & Phelps DCF discount rate assumptions, beta schedule 250922Kroll Supply Side ERP.pdf; 250922Kroll Size Premium at a Glance.pdf; 250922Kroll Equity Risk Premium Methodology.pdf 40,41

7. Information sources (2 of 2) Source Use Full sources Page S&P Capital IQ DCF discount rate assumptions, beta schedule Capital IQ_Completed bankruptcy sales_Last 5 years 40, 41 Bloomberg DCF discount rate assumptions, beta schedule 250924Bloomberg S&P 5 Year MonthlyFossil and Peers 40, 41 Pitchbook Distressed discounts used in other RA assessments Pitchbook distressed deals_Last 5 years 42 Grant Thornton Distressed discounts used in other RA assessments A deep-dive into distressed sale discounts in restructuring plans _ Grant Thornton 42 FossilPractice Statement Letter 23 September 2025 Supporting assessment of the plan benefits FossilPractice Statement Letter [23 September 2025].pdf 44-46 NASDAQ Warrant Exchange Fee https://www.nasdaq.com/market-activity/stocks/fosl 44-46 S&P S&P CC downgrade report 21 August 2025 S&P Ratings Action 21 August 2025250821Fossil Downgraded to CC.pdf 47 Bloomberg CCC issuances 2024 to 10 September 2025 Bloomberg 48 SOFR SOFR as at 12 September 2025 Bloomberg 48 NASDAQ Share price NASDAQ Share Pricing (04-09-2025 _ 10-07-2025).xlsx 49 Other relevant documents Management Presentation August 2028 2025.09.04. FossilMgmt Presentation08.13.25.pdf Board Discussion Materials 12 August 2025 2025.08.18. 04. Board Presentation (TSA Approval) [12 August 2025].pdf Board Discussion Materials June 2025 Board Discussion Materials 12 August 2025.pdf ABL Credit Agreement dated 26 September 2019 ABL ABL (RCF) 11-10-2022_06_01_45_-_Fossil_Group_Inc_-_8-K_-_EX-101.pdf Senior Debt Securities Indenture 8 November 2021 Bond Indenture11-08-2021_16_05_57_-_Fossil_Group_Inc_-_8-K_-_EX-41.pdf S&P Global Ratings Definitions RatingsDirect_SPGlobalRatingsDefinitions_18175248_ Aug-20-2025.pdf Fossil S-3 9 September 2025 51407 Fossil S-3 As-Filed.pdf Fossil S-4 9 September 2025 65181 Fossil S-4 As-Filed.pdf Summary of term sheet negociations 2025.07 HG Vora Proposal Evolution Side-by-Side.pdf Civil Procedure Rules 35 1. Civil Procedure Rule 35.pdf Practice Direction 35 2. Practice Direction 35.pdf

Appendix 2: Relevant Alternative Supporting Information

Appendix 2: Relevant Alternative Supporting Information

8. Discount rate Assumptions regarding the discount rated used in the DCF. Table 8: Weighted Average Cost of Capital Calculation Capital Structure Current Debt / Capital 50.27% Estimated Debt / Capital (based on peer set average) 28.77% Cost of Equity Risk-Free Rate Rf 4.70% Equity Risk Premium ERP 6.26% Unlevered Beta ssu 1.10 Levered Beta ssl 1.43 Size Premium SP 4.17% Cost of Equity Re 17.83% Cost of Debt Pre-Tax Cost of Debt 12.98% Estimated Tax Rate 25.80% After-Tax Cost of Debt 9.63% Weighted Average Cost of Capital Cost of Debt 9.63% Adjusted Cost of Debt COD 2.77% Cost of Equity 20.0% Adjusted Cost of Equity COE 12.70% Weighted Average Cost of Capital WACC 15.47% 8.1 Weighted Average Cost of Capital Assumptions 8.1.1. The cost of equity has been calculated using the Capital Asset Pricing model, where: Re = Rf + ssl * ERP + SP 8.1.2. Rf: The risk-free rate is based on the yield of US 20-year treasury bonds as at 22 September 2025 as is widely accepted in valuation practice. 8.1.3. ERP: The equity risk premium represents the additional return investors expect for taking equity risk. We have selected a 6.26% supply-side ERP to reflect the long-term expected returns demanded by investors based on the actual costs of equity capital observed in the market given current market dynamics, corporate earnings yields, and growth expectations. 8.1.4. ssl : The beta is a measure of the relationship between industry risk and aggregate market risk, derived from the beta selection outlined on the following page. 8.1.5. SP: The size premium reflects the Groups equity market capitalisation as at close of market on 23 September 2025 and the associated size premium from the Kroll Cost of Capital Navigator. 8.1.6. The cost of debt is based on a blended rate of returns offered under the Plan. Given the results of the marketing exercise conducted by the Groups advisors for refinancing options, the blended rate under the Plan is considered representative of the Groups aggregated minimum cost of debt under the current circumstances. The cost of debt has been adjusted for the current US federal-state combined tax rate. 8.1.7. We note that the Companys existing capital structure appears significantly over- levered compared to its peers. In an appropriate forward-looking estimate of the Groups capital structure, we have adopted the standard valuation assumption that the subject company would finance its operations over the long term in a similar fashion to its comparable peers. However, we have selected the 75th percentile capital allocation of peers to reflect the assumption that any transaction would reduce leverage but likely still be at the upper end of the debt financing requirements of peers. 8.1.8. Accordingly, we have applied this capital allocation to the weighted average cost of capital, which is calculated using the following framework: WACC = (COD + COE) / (D + E) Sources: Kroll, Duff & Phelps, S&P Capital IQ, Bloomberg

8. Discount rate beta schedule Supporting information regarding the assessment of the levered Beta ssl. Table 9: Peer Data Selected Peer Companies Ticker Stock Price Shares Outstanding (m) Debt to Capital Debt to Equity Tax Rate 5-Year Monthly Levered Beta 5-Year Monthly Unlevered Beta Fossil Group, Inc. NASDAQGS:FOSL 2.91 53.79 50.27% 101.08% 25.80% 2.59 1.48 The Swatch Group AG SWX:UHR 185.29 51.77 2.37% 2.45% 14.60% 0.54 0.53 Citizen Watch Co., Ltd. TSE:7762 6.80 243.87 21.64% 28.54% 23.20% 0.73 0.60 Movado Group, Inc. NYSE:MOV 18.67 22.14 17.44% 21.24% 25.80% 1.27 1.10 Titan Company Limited BSE:500114 38.06 887.79 6.69% 7.17% 25.00% 0.92 0.87 Table 10: Relevered beta calculation Selected Unlevered beta 1.10 Target debt to capital 28.79% Tax rate 25.80% Re-levered equity beta 1.43 Table 11: Summary Low 2.37% 2.45% 0.54 0.53 25th Percentile 13.67% 16.54% 0.68 0.58 Average 22.93% 36.33% 1.28 0.93 Median 19.54% 24.89% 1.00 0.85 75th Percentile 28.79% 44.68% 1.60 1.10 High 50.27% 93.09% 2.59 1.48 8.2. Beta Schedule Comments 8.2.1. The beta is a measure of the systematic risk of a stock and the tendency of a stocks price to correlate with changes in a specific market risk. Unlevered beta removes the effect of a companys financing decisions and is widely accepted to reflect the beta that would be expected if the target company was to be financed entirely with equity capital. The peer set of comparable companies has been selected based on the Company Hypothetical Sale Analysis and cross checked for any other potential peers. 8.2.2. As presented by Management, a Chapter 11 process will introduce additional execution risk to the Groups ongoing Turnaround Plan. In a distressed sale scenario, the buyer would inherit this execution risk and expect an appropriate return relative to the additional risk. Consequently, in selecting an appropriate unlevered beta we have applied the percentile of unlevered betas from a comparable peer group. 8.2.3. Tax rate reflects the statutory corporate tax rate applicable in the jurisdiction of the peer companys registered headquarters. Sources: Kroll, Duff & Phelps, S&P Capital IQ, Bloomberg

8. Distressed discounts used in other Relevant Alternative assessments Common distress discount rates used to assess the recoverable value of assets under an accelerated or distressed M&A process. Table 12: Distressed Discounts Referenced in Relevant Alternative Reports Company Name Restructuring Plan / Scheme of Arrangement Year Industry Distressed Discount Relevant Alternative Virgin Active 2021 Health and Fitness 30% Sale of business in administration ED&F Man 2022 Agricultural Commodities 25% (commodities), 15% (NA Business Unit) 50% (Brokerage) 50-100% (Other) Accelerated divestment of business untis Smile Telecoms 2022 Telecommunications 30% Administration of the company and liquidation of trading companies GoodBox 2023 Packaging Solutions 38% Sale of business in administration SGB-SMIT 2023 Manufacturing 30-35% Accelerated sales process McDermott International 2024 Construction 30% Accelerated distressed disposal Aggregate Holdings 2024 Real Estate 25% Distressed sale of the business Revolution Bars 2024 Food and Beverage 5-20% Sale of loss-making sites and trade of remaining sites while an AMA process is conducted Dobbies 2024 Retail 30% Sale of sites in administration Superdry 2024 Retail 30% (business), 40% (brand) AMA process resulting in a pre-pack of certain parts of the business Cineworld 2024 Entertainment 30% (business), 40% (brand) Pre-packaged administration with business and assets sold Chaptre Finance plc 2024 Financial Services 55% Distressed sales process in administration 8.3. Distressed Discounts Comments 8.3.1. Distressed discounts are commonly applied to hypothetical sales in a restructuring or a distressed context. This is applicable to both accelerated M&A and to liquidation analysis with respect to the recoverability of asset value as a result of the distressed circumstances. In line with this experience, the use of such discount has been common across a number of Relevant Alternative reports used to support the assessment of the Relevant Alternative when an accelerated M&A, or an M&A in distressed circumstances is assessed. Based on observations, the distressed discounts are within the range of 15-55%, however the quantum of the discount can be difficult to value due to factors such as the urgency of sale, the quantum of any immediate funding required, parts of the business being sold, and the level of distress factored into a valuation pre-DS discount. 8.3.2. In our experience it would be normal to apply a distressed discount of between 20% - 40% in a scenario where an accelerated M&A process is conducted. This would fall within the typical range used in similar assessments. Sources: Pitchbook, Grant Thornton, various other Comparator Reports and Relevant Alternative Reports

Appendix 3: Allocation of Benefit Supporting information

Appendix 3: Allocation of Benefit Supporting information

9. Supporting Assessment of the Plan Benefits Table 13: Return for Second-Out Non-Participating Noteholders Nov- 25 Mar- 26 Jun- 26 Sep- 26 Dec- 26 Mar- 27 Jun- 27 Sep- 27 Dec- 27 Mar- 28 Jun- 28 Sep- 28 Dec- 28 Mar- 29 Jun- 29 Jun- 29 Reinvestment of Existing Investment (60.00) 60.00 Warrant Exchange Fee 2.83 Coupon on Second-Out Notes 1.63 1.15 1.15 1.14 1.13 1.15 1.15 1.14 1.14 1.15 1.15 1.14 1.13 1.15 0.19 Total (57.17) 1.63 1.15 1.15 1.14 1.13 1.15 1.15 1.14 1.14 1.15 1.15 1.14 1.13 1.15 60.19 IRR 9.45% Sources: Fossil - Practice Statement Letter dated 23 September 2025, NASDAQ 9.1. Return for Second-Out Non-Participating Noteholders Comments 9.1.1. Warrant Exchange Fee: Warrant exchange fee is illustrative only and calculated based on market price of existing shares as at 23 September 2025, without accounting for future market movements and the resulting impact on dilution. Assumes all warrants are exercised and new shares are required to be issued. 9.1.2. Coupon on Second-Out Notes: Assuming 7.5% coupon paid quarterly in arrears on 15 March, 15 June, 15 September and 15 December beginning 15 March 2026. Interest is calculated on the basis of a 360-day year comprised of twelve 30-day months.

9. Supporting Assessment of the Plan Benefits Table 14: Return for First-Out Participating Noteholders Nov-25 Mar-26 Jun-26 Sep-26 Dec-26 Mar-27 Jun-27 Sep-27 Dec-27 Mar-28 Jun-28 Sep-28 Dec-28 Jan-29 Reinvestment of Existing Investment (90.00) 90.00 New Money Investment (32.50) 32.50 Warrant Exchange Fee 4.24 Coupons Coupon on Second-Out Notes 2.44 1.73 1.73 1.71 1.69 1.73 1.73 1.71 1.71 1.73 1.73 1.71 0.32 Coupon Uplift for Exchanged First-Out Notes 0.65 0.46 0.46 0.46 0.45 0.46 0.46 0.46 0.46 0.46 0.46 0.46 0.09 Coupon on New Money First Out Notes 1.11 0.79 0.79 0.78 0.77 0.79 0.79 0.78 0.78 0.79 0.79 0.78 0.15 Fees New Money Premium 2.82 Exit Premium on New Money 2.44 Exit Premium on Exchanged First-Out Notes 6.75 Total (115.44) 4.20 2.97 2.97 2.94 2.91 2.97 2.97 2.94 2.94 2.97 2.97 2.94 132.24 IRR 14.58% Sources: Fossil - Practice Statement Letter dated 23 September 2025, NASDAQ 9.2 Return for First-Out Participating Noteholders Comments 9.2.1. Reinvestment of Existing Investment: Assumes 60% of participating noteholders. 9.2.2. Warrant Exchange Fee: Warrant exchange fee is illustrative only and calculated based on market price of existing shares as at 23 September 2025, without accounting for future market movements and the resulting impact on dilution. Assumes all warrants are exercised and new shares are required to be issued. 9.2.3. Coupon on Second-Out Notes: Assuming 7.5% coupon paid quarterly in arrears on 15 March, 15 June, 15 September and 15 December beginning 15 March 2026. Interest is calculated on the basis of a 360 day year comprised of twelve 30-day months. 9.2.4. Coupon Uplift for Exchanged First-Out Notes: Reflects the 2% uplift provided to participating Noteholders upon exchange of existing notes to First-Out Notes. 9.2.5. Coupon on New Money First-Out Notes: Assuming 9.5% coupon paid quarterly in arrears on 15 March, 15 June, 15 September and 15 December beginning 15 March 2026. Interest is calculated on the basis of a 360-day year comprised of twelve 30-day months. 9.2.6. New Money Investment: New Money Participants will also receive a premium, at no additional cost, paid in common stock of FGI (such common stock having a par value of US $0.01 per share) (Common Stock) in an amount equal to one share of Common Stock for every US $34.06 of First-Out Notes subscribed for or purchased. 9.2.7. Exit Premiums: 7.5% exit fee associated with all First-Out Notes.

9. Supporting Assessment of the Plan Benefits Table 15: Return for Backstop Providers Nov-25 Mar-26 Jun-26 Sep-26 Dec-26 Mar-27 Jun-27 Sep-27 Dec-27 Mar-28 Jun-28 Sep-28 Dec-28 Jan-29 Reinvestment of Existing Investment (90.00) 90.00 New Money Premium (32.50) 32.50 Warrant Exchange Fee 4.24 Backstop Premium New First Out Notes 1.63 Coupons Coupon on Second-Out Notes 2.44 1.73 1.73 1.71 1.69 1.73 1.73 1.71 1.71 1.73 1.73 1.71 0.32 Coupon Uplift for Exchanged First-Out Notes 0.65 0.46 0.46 0.46 0.45 0.46 0.46 0.46 0.46 0.46 0.46 0.46 0.09 Coupon on New Money First Out Notes 1.11 0.79 0.79 0.78 0.77 0.79 0.79 0.78 0.78 0.79 0.79 0.78 0.15 Coupon on Backstop Premium First-Out Notes 0.06 0.04 0.04 0.04 0.04 0.04 0.04 0.04 0.04 0.04 0.04 0.04 0.01 Fees New Money Premium 2.82 Exit Premium on New Money 2.44 Exit Premium on Backstop Premium 0.12 Exit Premium on Exchanged First-Out Notes 6.75 Total (115.44) 4.26 3.01 3.01 2.98 2.95 3.01 3.01 2.98 2.98 3.01 3.01 2.98 133.87 IRR 15.13% Sources: Fossil - Practice Statement Letter dated 23 September 2025, NASDAQ 9.3 Return for Backstop Providers Comments 9.3.1. Reinvestment of Existing Investment: Assumes 60% of participating noteholders. 9.3.2. Warrant Exchange Fee: Warrant exchange fee is illustrative only and calculated based on market price of existing shares as at 11 September 2025, without accounting for future market movements and the resulting impact on dilution. Assumes all warrants are exercised and new shares are required to be issued. 9.3.3. Backstop Premium New First Out Notes: New First-Out Notes provided to backstop providers. 9.3.4. Coupon on Second-Out Notes: Assuming 7.5% coupon paid quarterly in arrears on 15 March, 15 June, 15 September and 15 December beginning 15 March 2026. Interest is calculated on the basis of a 360-day year comprised of twelve 30-day months. 9.3.5. Coupon Uplift for Exchanged First-Out Notes: Reflects the 2% uplift provided to participating Noteholders upon exchange of existing notes to First-Out Notes. 9.3.6. Coupon on New Money First-Out Notes and Backstop Premium First-Out Notes: Assuming 9.5% coupon paid quarterly in arrears on 15 March, 15 June, 15 September and 15 December beginning 15 March 2026. Interest is calculated on the basis of a 360-day year comprised of twelve 30-day months. 9.3.7. New Money Premium: New Money Participants will also receive a premium, at no additional cost, paid in common stock of FGI (such common stock having a par value of US $0.01 per share) (Common Stock) in an amount equal to one share of Common Stock for every US $34.06 of First-Out Notes subscribed for or purchased. 9.3.8. Exit Premiums: 7.5% exit fee associated with all First-Out Notes.

9. Assessment of the S&P rating Whilst the current S&P rating of Fossil Inc is CC, the assessment implies that the underlying credit rating without the restructuring would be CCC. 9.4. S&P Latest Rating 9.4.1. As of 21 August 2025, S&P downgraded the Group from CCC to CC. The report specifically states that: 9.4.1.1. Global consumer fashion accessories company Fossil Group Inc. has announced it entered into a transaction support agreement with certain noteholders, which includes a debt exchange. 9.4.1.2. We view the proposed exchange as distressed because it does not offer adequate compensation to its noteholders for the maturity extension. 9.4.1.3. If consenting lenders are below that threshold and the requirement is not waived, the company will pursue the restructuring under the English court supervision. 9.4.1.4. In our view, the proposed transaction is distressed because there is a risk of a liquidity crisis if the company is unable to complete its restructuring. 9.4.1.5. In addition, we believe the additional compensation is insufficient to adequately compensate the noteholders for the maturity extension. 9.4.1.6. As a result, we lowered our issuer credit rating on Fossil to CC from CCC. At the same time, we lowered our issue-level rating on the companys senior unsecured notes to CC from CCC. The downgrade reflects our view that the announced exchange transaction is tantamount to a default. 9.4.1.7. The negative outlook reflects that, upon completion of the transaction, we expect to lower our issuer credit rating and issue-level ratings on Fossil to SD (selective default) or D (default). 9.4.1.8. We would then expect to update the rating to reflect future creditworthiness. The rating will depend on our assessment of companys capital structure, liquidity, and business prospects, among other factors. 9.4.1.9. We could raise our rating on Fossil, likely to the CCC category, if it does not complete the proposed transaction. Under this scenario, our rating would reflect the potential for other restructuring initiatives to address its upcoming maturities. Sources: S&P Ratings Action 21 August 2025 9.4.2. Overall, the context of the downgrade is that the Group announced an exchange transaction, which S&P considered to be the equivalent of a default. This statement does not appear to accurately reflect the specific nature of the proposed exchange transactions, or the fall-back implementation steps of using a UK court process. However, it is possible that it is simpler in nature and reflects the overall risk that if the proposed exchange transaction fails, there is an increased risk of default as highlighted by the commentary that there would likely be a liquidity crisis if the proposal fails. 9.4.3. The statement regarding inadequate compensation is without context with respect to whether this is a perspective of a CCC rating or a CC rating. Its also unclear if this is in reference to the coupon only or the total package which offers additional compensation to the coupon. 9.4.4. The statement that without the proposed exchange transactions, the Group would remain CCC is helpful context in that the view on the business has not changed, and this is related to capital structure restructuring activity. 9.5. Company Assessment 9.5.1. In order to gain a more informed understanding on the statements made by S&P in the context of the overall situation, we have consulted with the Company and its advisors regarding this matter. We understand that no discussions have been conducted with S&P regarding this matter or with regards to how S&P would rate the notes in the future. However, the company advisors provided the following qualitative views with reference to S&Ps rating criteria in the context of the specific circumstances faced by the Group: 9.5.1.1. In the most recent ratings report, the Companys rating was downgraded to CC as a technical matter due to the pending restructuring, but S&P indicated that if the restructuring failed (and therefore maturity was not extended, and liquidity was not resolved) they would re-rate likely to the CCC category 9.5.1.2. Thus, the question is whether successfully closing a transaction and eliminating the capital structure overhang creates potential for upgrade beyond CCC and into the B range 9.5.1.3. S&Ps prior report (before the downgrade) listed potential upgrade triggers including sustain[ed] operating results improvement, leading to more cash flow and a better liquidity position 9.5.1.4. The transaction will result in a significantly enhanced liquidity position for the company due to the $32.5mm new money and full availability of the new ABL, and the companys operating performance has continued to improve year-over-year, providing reason to believe that S&P may upgrade the company following consummation of the transaction

9. Pricing Benchmarking We have compiled a comparison of similar rated credits as a means of benchmarking the economic benefit offered to the Noteholders. The average coupon of the issuances for a CCC credit using the current SOFR is 9.35%. Table 16: CCC Issuances from 2024 to 10 September 2025 Issuer Name Deal Name Issuance Amount ($m) Spread Maturity Date Valcour Packaging Llc Valcour Packaging/Mold-Rite Plastics 6/24 2nd Lien 265 3.75% 04/10/2028 Swf Hldgs I Corp Springs Window Fashions 12/24 Flso 1,502 4.00% 06/10/2028 Polar Us Borrower Llc Si Group/Addivant 9/24 Pik B-1A Flso 1,225 5.50% 16/10/2028 Polar Us Borrower Llc Si Group/Addivant 9/24 Pik B-1B Flso 193 5.50% 16/10/2028 New Fortress Energy Inc New Fortress Energy 2/25 Incremental 1,272 5.50% 30/10/2028 Tosca Services Llc Tosca 8/24 Second Out Pik Superpriority 605 4.75% 30/11/2028 Finthrive Software Inter Hldgs Inc Precyse Solutions/Nthrive 11/24 Second Out 734 4.00% 15/12/2028 Oidol Inter I Llc Dell Software (Quest/One Identity) 5/25 Third Out 85 4.25% 01/02/2029 Dodge Constr Network Llc Dodge Data/Dodge Construction 11/24 Second-Out Cov-Lite 278 4.75% 28/02/2029 Empire Today Ip Llc Empire Today Ip 11/24 Second Out 347 5.00% 03/08/2029 Lasership Inc Lasership 11/24 Second Out 953 5.50% 10/08/2029 Delta Topco Inc Infoblox 4/24 2nd Lien Cov-Lite 455 5.25% 29/11/2030 Nexus Buyer Llc Promontory Interfinancial/Intrafi Network 8/25 2L Cov-Lite 1,300 5.75% 30/01/2032 Applied Sys Inc Applied Systems 2/24 2nd Lien 565 4.50% 23/02/2032 Mitchell Intl Inc Mitchell International/Enlyte 6/24 (2032) 2nd Lien Cov-Lite 400 5.25% 17/06/2032 Project Boost Purchaser, Llc Autodata/Jd Power 7/24 2Nd Lien 350 5.25% 16/07/2032 Icon Parent I Inc Instructure/Icon Parent 9/24 2nd Lien 365 5.00% 12/11/2032 Ellucian Hldgs Inc Datatel/Ellucian 11/24 2nd Lien Cov-Lite 585 4.75% 22/11/2032 Dg Invt Inter Hldgs 2 Inc Convergint 7/25 2nd Lien 280 5.50% 31/07/2033 9.6. CCC Issuances Comments 9.6.1. The table illustrates all CCC rated credit issuances from the start of 2024, primarily consisting of second lien and second-out term loans denominated in USD. We have normalised the pricing by removing the underlying SOFR rate at issuance to identify the credit spread, averaging that credit spread and then applying the SOFR rate of 4.93% at the reference date of 12th September 2025 to generate the implied market pricing of 9.35%. 9.6.2. On 21 August 2025, S&P downgraded the Group to CC from CCC, reflecting the agencys view that the proposed exchange offer constitutes a distressed transaction and that the rating reflects the heighted risk of a liquidity shortfall should the restructuring not complete. The Groups Management and their advisors maintain that this adjustment represents a technical downgrade, asserting that the fundamental credit rating of the Group remains at CCC. S&P have indicated that they would consider upgrading the Groups credit rating to CCC if the proposed exchange offer fails, as this outcome would enable the Company to pursue alternative restructuring options that could mitigate the liquidity risks. Table 17: Pricing Benchmarking Average Spread 4.93% SOFR Rate at 12 September 2025 4.42% Implied Market Pricing 9.35% Sources: Bloomberg CCC issuances 2024 to 10 September 2025, SOFR as at 12 September 2025; outliers excluded using interquartile method.

9. Share Price

23 Sep 2025: Issuance of the PSL
Closing share price: $3.01
13 Aug 2025: Announcement of Q2 results and the TSA
Closing share price: $1.81
Price per unit (USD)
4
3.5
3
2.5
2
1.5
1
0.5
0
10/04/2025
17/04/2025
24/04/2025
01/05/2025
08/05/2025
15/05/2025
22/05/2025
29/05/2025
05/06/2025
12/06/2025
19/06/2025
26/06/2025
03/07/2025
10/07/2025
17/07/2025
24/07/2025
31/07/2025
07/08/2025
14/08/2025
21/08/2025
28/08/2025
04/09/2025
11/09/2025
18/09/2025
25/09/2025
02/10/2025

9.7.1. Share Price Commentary

49

9. Share Price 9.7 FOSL Share Price (6 months to 24 September 2025) [GRAPHIC APPEARS HERE] Source: NASDAQ Share Pricing (04-09-2025 _ 10-07-2025) 9.7.1. Share Price Commentary 9.7.1.1. The chart shows the share price of FGI (FOSL:NASDAQ) on the stock exchange over the past 6 months 9.7.1.2. On 13 August, when the TSA was announced along with Q2 trading results in the 10-Q report, the share price rose from a 3-month average of $1.57 to $3.10 per unit. This can be attributed to positive trading results combined with a proposed capital structure solution. 9.7.1.3. Between 13 August and the issuance of the PSL on 23 September, the share price averaged $2.99 and closed at $3.01 per unit share on 23 September 2025. 9.7.1.4. Since the issuance of the PSL, the share price has fallen in value to $2.49 as at 7 October. There is no clear evidence as to what has caused the reduction in price other than increased uncertainty regarding how the Exchange Transactions will be executed. 9.7.1.5. We have used the reference date of the PSL of 23 September for the analysis of the economic return in 2.4.7 as a reasonable basis on which the share price reflected the positive sentiment regarding the announcement of the TSA and the proposed capital structure solution before the value started to fall after the PSL was launched, possibly due to the increasing uncertainty regarding the execution of the Exchange Transactions.

Appendix 4: Other supporting information

10. Letter of instruction (1 of 9) Copy of letter of instruction dated 6 October 2025. 10. Letter of instruction (1 of 9) Copy of letter of instruction dated 6 October 2025. Weil, Gotshal & Manges (London) LLP Weil, Gotshal & Manges (London) LLP 110 Fetter Lane London EC4A 1AY BY E-MAIL +44 20 7903 1000 tel +44 20 7903 0990 fax Out Ref: AW/GS/35953.0003 Andrew Wilkinson +44(20)79031063 7 October 2025Andrew.Wilkinson@weil.com Ankura Consulting (Europe) Limited ("Ankura") 1 Angel Court, 3rd Floor London, EC2R 7HJ Attention: Mark Smith, Email: Mark.Smith@anKura.com Dear Mark, Re: Relevant Alternative and Plan Benefits Reports PART A: BACKGROUND Introduction 1. We represent Fossil Group, INC. ("FGI") and its subsidiaries, including Fossil (UK) Global Services Ltd ("Fossil UK") (collectively, the "Group") in relation to the financial restructuring of the Group which will involve a single class restructuring plan under Part 26A of the Companies Act 2006 (the "Restructuring Plan") proposed by F033J UK relating to the USD $150,000,000 7.00% senior unsecured notes due 30 November 2026 (the "Notes", with holders of the Notes being "Noteholders") issued by FGI and guaranteed by Fossil UK pursuant to the enclosed indenture dated 8 November 2021 and supplemented on each of 8 November 2021 and 19 September 2025 (in the latter case, to add Fossil UK as a guarantor of the Notes). 2. For purposes of Fossil UK's single class Restructuring Plan, Ankura has been engaged by Fossil UK to produce: (a)an expert report setting out the outcome for the Group's creditors being compromised under the Plan relating to the restructuring of the Notes (the "Notes Restructuring") and the most likely scenario should the Plan not be sanctioned by the Court (the "Relevant Alternative" and the "Relative Alternative Report," respectively); and (b)a report which identifies and quantifies the benefits produced by the Plan (the "Plan Benefits") and how the Plan Benefits are allocated among the creditors under the Plan in light of their contribution to the creation of the Plan Benefits (the "Plan Benefits Report" and together with the Relative Alternative Report, the "Reports") Well, Gotshal & Manages [London) LLP ("Well London") is a limited liability partnership incorporated England and Wales under number OC400678. Its registered office is at 110 Fetter Lane, London EC4A 1AY. Well London is authorised and regulated by the Solicitors Regulation Authority under SRA ID 623206. A list of the members of well London is available at the registered office. We use the word "partner" to refer to a member of Well London or an employee or consultant with equivalent standing and qualifications. WEIL100685788735953.0003 3.The engagement contemplates that, if the Plan is required, the Reports will be submitted to the English court (the "Court") as evidence in support of the Plan and, accordingly, you will be required to act as an expert witness in respect of any hearings before the Court to sanction the Plan and provide oral evidence in Court (including answering questions from counsel.) 4.The purpose of this letter is to confirm your instructions from Fossil UK as an independent expert witness in relation to the Plan and to ensure that the Reports are prepared in accordance with the requirements of Part 3 5 of the Civil Procedure Rules 1998 (the "CPR"), which govern the conduct and procedure of civil litigation before the Court, as well as being consistent with prevailing market practice relating to reports prepared in the context of Part 26A of the Companies Act 2006. Please also note that the CPR requirements applicable to tour role as independent expert will apply for the duration of this engagement, including in the event that you are called to give evidence and are cross-examined on the content of the Reports (and any subsequent reports) in any future hearing in relation to the Plan. Background to the Group 5. The Group is a global design marketing and distribution company specialising in consumer fashion accessories, such as watches, jewellery, handbags, small Leather goods, belts and sunglasses through a portfolio of owned and licensed brands. The Group designs, develops, markets and distributes both its own and certain licensed brands. It is headquartered in Richardson, Texas, with manufacturing facilities in India and operating companies in over 20 countries. For further detail, see the structure chart enclosed with this letter. 6.FGI is incorporated in Delaware, with equity registered with the Securities and Exchange Commission (the "SEC") that trades on NASDAQ. FGI's debt capital structure is comprised of: (a)the Notes; and (b)a senior secured asset based revolving credit facility dated 13 August 2025 and governed by New York law (the "New ABL Facility"). 7.The Notes are unsecured, governed by New York law (but will pursuant to a public consent solicitation (the "Consent Solicitation"), as described in further detail below, be changed to be governed by English law), registered with the SEC and traded on NASDAQ. They were issued in US $25 denominations (commonly referred to as "baby bonds") and on current estimates approximately 20-25% of the Notes are held by retail investors. The remaining Notes are held by certain funds. FGI is currently in discussions with funds holding approximately 60% of the Notes (the "Supporting Holders") with a view to pursuing a restructuring of the Notes. 8.Over the past few years, as a consequence of a challenging global macro environment, the Group has been experiencing slower consumer demand, which has resulted in the Group incurring substantial losses and experiencing negative cash flow. The Group is in the process of implementing a turnaround plan to return the Group to profitable growth. In that context, it has been actively pursuing initiatives to monetise non-core assets, improve working capital and strengthen liquidity, while in parallel working on ways to address upcoming debt maturities in November 2026 and November 2027 under both the Notes and the Group's previously existing senior secured asset based lending facility (the "Old ABL Facility").

10. Letter of instruction (2 of 9) Copy of letter of instruction dated 6 October 2025. 10. Letter of instruction (2 of 9) Copy of letter of instruction dated 6 October 2025. Proposed Transaction 9.Since January 2025, the Group has actively engaged with certain of its creditors to explore potential strategiesfor overcoming its financial difficulties. On 13 August 2025, that engagement culminated in the Groupannouncing that certain Group companies had entered into the following: the New ABL Facility, the proceeds of which were used to fully refinance the outstanding claims under the Old ABL Facility; and the TSA in respect of the Notes Restructuring and to secure additional funding, which contemplates, among other things, that the Notes Restructuring will be implemented through an Exchange Offer (defined below) that is backstopped by a Restructuring Plan (see paragraph 32 (Implementation and Timline) below for further detail). For your reference, a copy of the TSA is enclosed with this letter. The principal terms of the Notes Restructuring as agreed between the Group and the Supporting Holders are contained in the term sheet appended to the TSA and are summarised below. New Money Offering and Backstop Commitments Pursuant to the TSA, the Group received commitments (the "Backstop Commitment from certain holders or beneficial holders of, or nominees, investment advisors, sub-advisors, or managers of discretionary accounts or funds that hold or beneficially hold. Notes on behalf of the Supporting Holders (each a "Backstop Provider") to subscribe for First-Gut Notes (as defined below) in an aggregate principal amount up to US $32.5 million (the "New Money"). The Backstop Commitments of the Backstop Providers may be subsequently reduced to the extent that other Noteholders elect to participate in the New Money. As consideration for the Backstop Commitment, FGI will pay the Backstop Providers a backstop premium (the "Backstop Premium") of US $ 1.625 million in principal amount of First-Out Notes. The provision of the New Money is subject to the implementation of the Restructuring Plan, the provision of the agreed collateral for the New Notes (as defined below) and other customary conditions as set out in the TSA. The Backstop Premium will be payable on the date of completion of the Notes Restructuring (the "Completion Date") and will only be paid if the Restructuring Plan is implemented. All Noteholders will be afforded the opportunity to subscribe for their pro rata allocation of the New Money at a price equal to US $1.Q0 for each US $1.00 face value of new First-Out Notes (the "New Money Offering"). Additionally, Noteholders that choose to subscribe for and purchase First-Out Notes as part of the New Money Offering (with each such Noteholder being a "New Money Participant") will be entitled to exchange their Notes for First-Out Notes as pan of the Restructuring Plan. New Money Participants will also receive a premium, at no additional cost, paid in common stock of FGI (such common stock having a par value of US $0.01 per share) ("Common Stock") in an amount equal to one share of Common Stock for every US $34.06 of First-Out Notes subscribed for or purchased (the "New Money Premium"). The New Money Premium will be payable on the Completion Date and will only be paid if the Restructuring Plan is implemented. 15.There is no obligation for Noteholders to provide the New Money. Satisfaction in full of the Notts 16.The Restructuring Plan will provide that all outstanding Notes (including all accrued and unpaid interest thereon, if any) will be deemed to have been paid or otherwise satisfied in full and released both against the Fossil UK as well as FGI. In exchange, Noteholders will be provided with New Notes (see the paragraph below for further detail) and Warrants (see also below for further detail). New Notes 17.Noteholders will be given one of the following (together, the "New Notes") depending on whether the relevant Noteholder is a New Money Participant: Noteholders that are New Money Participants will be provided with new 9.5% senior secured notes maturing on 1 January 2029 (the "First-Out Notes") provided that they have subscribed for their pro rata allocation of the New Money based upon the aggregate principal amount of Notes held by such Noteholder in comparison to the total aggregate principal amount of Notes outstanding (the "Required Subscription Amount"); or Noteholders that are not New Money Participants will be provided with new 7.5% senior secured notes maturing on 30 June 1029 (the "Second-Oat Notes") on a 1:1 basis in the event that they have not subscribed for their Required Subscription Amount. 18. Accordingly, the First-Out Notes will only be available to New Money Participants. All Noteholders who do not fund their allocation of the New Money Offering shall receive Second-Out Notes in full satisfaction of their claim in relation to the Notes. The interest on the First-Out Notes and the Second-Out Notes will accrue on a cash pay per annum basis. The interest rates of the New Notes were negotiated at arm's length between FGI and the Supporting Holders as part of the commercial discussions which culminated in the TSA. The New Notes will benefit from guarantees and security from certain Group companies. The First-Out Notes shall be granted first lien security and the Second-Out Notes shall be granted second lien security, in each case, on the Notes Priority Collateral (as defined therein) in respect of the ABL Priority Collateral (as defined therein). Otherwise, the New Notes will benefit from the same collateral as the New ABL Facility, subject to a prioritised security structure set out in a New York governed intercreditor agreement to be entered into between the lenders under the New ABL Facility and the respective collateral agent for the New Notes (the "ABL Intercreditor Agreement"). The ABL Intercreditor Agreement will be entered into to govern the enforcement of collateral and the waterfall for the distribution of enforcement proceeds among the different classes of creditors of, inter alia, FGI and the relevant members of the Group. Under the ABL Intercreditor Agreement, subject to the prioritised security structure, the New ABL Facility will rank first, the First-Out Notes will rank second and the Second-Out Notes will rank third as regards enforcement and guarantee proceeds in respect of the ABL Priority Collateral (as defined therein).

10. Letter of instruction (3 of 9) Copy of letter of instruction dated 6 October 2025. 10. Letter of instruction (3 of 9) Copy of letter of instruction dated 6 October 2025. 22.FGI will issue three (3) million warrants (the "Warrants") to all Noteholders through the Restructurig Plan. 23.These Warrants will permit the holders, to purchase shares of Common Stock or pre-funded warrants (the "Pre-Funded Warrants") on a pro rata basis (based on the amount of Notes exchanged into First-Out Notes or Second-Out Notes, irrespective of whether a Noteholder is a New Money Participant). The Warrants will have an exercise price of US $0.50 per share of Common Stock or US $0.49 per Pie-Funded Warrant a term of thirty (30) days, and public company style anti-dilution protections. 14.The Warrants will be issued on the Completion Date and only issued if the Restructuring Plan is implemented. Additional payments to be made as identified under the TSA 25.The TSA also provides for the following: Consent Premium 16.Noteholders that consented to the Consent Solicitation by the Exchange Offer Expiration Time (as defined in the Registration Statements (as defined below)) will receive a consent premium (the "Consent Premium") paid in New Notes equal in principal amount to such participating Noteholder's pro rata share of US $1.0 million in face amount of New Notes, as determined based on the aggregate principal amount of all Notes held by Noteholders that participate in the Consent Solicitation. 27.New Money Participants will receive their Consent Premium in me form of additional First-Out Notes. All other Noteholders will receive their Consent Premium in the form of Second-Out Notes. 28. The Supporting Holders were obligated pursuant to the TSA to provide their consent to the Consent Solicitation and to exchange their Notes into First-Out Notes. 19. The Consent Premium will be payable on the Completion Date and will only be paid if the Restructuring Plan is implemented. Exit Fes 30.FGI will also pay an exit fee of 7.5% of the principal amount of the First-Out Notes due on any date of redemption, repayment, prepayment, acceleration, or maturity to all holders of First-Out Notes (the "Exit Fee"). Fees, Costs and Expenses 31.FGI will pay the reasonable and documented fees, costs, and out of pocket expenses of the Supporting Holders' legal advisers, incurred in connection with the negotiation and implementation of the Notes Restructuring in accordance with a separate fee reimbursement letter. FGI is required under the terms of the fee reimbursement letter to pay these fees, costs, and out of pocket expenses regardless of whether the Restructuring Plan is successfully implemented. Implementation and Timeline 32.On 9 September 2025, FGI launched certain exchange transactions comprising of, among other things: (i) a private exchange with the Supporting Holders (the Private Exchange"); and(ii) an SEC-registered exchange offering to all other Noteholders (the "Exchange Offer") (the Private Exchange and the Exchange Offer, together the "Exchange Transactions") pursuant to the registration statements on Form S-3 and Form S-4 (the "Registration Statements"). 33.The Exchange Transactions contain a condition whereby, if less than 90% of the aggregate principal amount of the Notes are tendered as part of the Exchange Offer (the "Minimum Tender Condition") (or any other condition to completing the Exchange Offer without the Restructuring Plan is not satisfied or waived) by 5:00 p.m (New York City time) on 7 October 1025, the Exchange Transactions will have failed. 34.If the Exchange Transactions fail, Fossil UK will propose the Restructuring Plan to implement the Notes Restructuring. 35.Accordingly, if the Minimum Tender Condition has not been met or waived (or any other condition to completing the Exchange Offer without the Restructuring Plan is not satisfied or waived) by 7 October 202 5, it is Fossil UK's intention to apply to the English court at a hearing to be held on 15 October 2025 (the "Convening Hearing") for permission to convene the plan meeting for the purpose of considering and, if thought fit, approving the Restructuring Plan. 36.To enable adequate notice to all Noteholders ahead of the Convening Hearing, Fossil UK issued the Practice Statement Letter (the "PSL") on 23 September 2025. 37.We have enclosed the Registration Statements, the PSL and an illustrative transaction timetable can be found at Appendix 1. UK Guarantor Accession and Governing Law Change 38. For the purposes of promoting the overall restructuring of the Group and utilising a Restructuring Flan: prior to issuance of the PSL Fossil UK acceded as guarantor under the terms of the Notes through entry into a supplemental indenture dated 19 September 2025 with the trustee of the Notes (the "Guarantor Accession") and entered into a deed of contribution with FGI on 11 September 2025; and the governing law and jurisdiction clauses of the Notes will be amended to change the governing law of the Notes from New York law to English law (the "Governing Law Change") and to submit to the exclusive jurisdiction of the courts of England and Wales. 39. Noteholder consent was not required to effect the Guarantor Accession. However, to effect the Governing Law Change, consent from a majority of Noteholders is required. On 9 September 2025, in parallel with the launch of the Exchange Transactions, FGI launched the Consent Solicitation. Following the successful Consent Solicitation, Fossil UK will enter into a further supplemental indenture effectuating the Governing

10. Letter of instruction (4 of 9) Copy of letter of instruction dated 6 October 2025. 10. Letter of instruction (4 of 9) Copy of letter of instruction dated 6 October 2025. Page 7 Law Change. Note that given that the Supporting Holders hold approximately 60% of the Notes, the Consent Solicitation, will be successful. Recognition of the Restructuring Plan 40.The United States represents one of the most significant jurisdictions in terms of the Group's assest and revenue. Accordingly, in order to ensure that the Restructuring Plan has utility, it is also intended that Fossil UK will file a petition for recognition of the Restructuring Plan wider Chapter 15 of Title 11 of the United States Code (the "U.S. Bankruptcy Code"), which provides for the recognition of foreign proceedings in the United States via entry of an order by the applicable United States bankruptcy court granting recognition of the Restructuring Plan. Engagement with Retail Creditors 41.EPIQ Corporate Restructuring, LLC will act as the information agent (the "Information Agent") in connection with both the Exchange Offer and the Restructuring Plan. The Information Agent will play a key role in disseminating information to, and engaging with, Noteholders in both processes. 42.The Group has also engaged Cantor Fitzgerald & Co. as dealer manager (the "Dealer Manager") in connection with the Exchange Offer. The Dealer Manager will play a vital role in identifying and engaging with the Retail Holders to secure their support for participation in the Exchange Offer 43.The Company has appointed Jon Yorke to act as an independent representative (the "Retail Advocate") of the Noteholders who are not professional or institutional investors and hold the Notes for their own personal account (the "Retail Holders"). Mr Yorke is an experienced English qualified insolvency and restructuring lawyer who has acted as the "Retail Advocate" in a number of other restructurings involving a restructuring in during plan pursuant to Pan 26A of the Companies Act 2006 (as amended). In this matter, Mr Yorke's role is to engage with Retail Holders and consider their views on the Restructuring Plan and present those views to the Court at both the Convening Hearing and the Sanction Hearing. 44.It is currently intended that both the Information Agent and the Dealer Manager will provide witness statements as part of Restructuring Plan to evidence their engagement with retail creditors. The Retail Advocate will prepare separate independent reports for the Court. PART B: INSTRUCTIONS AND ISSUES TO BE ADDRESSED EN YOUR REPORTS 45.In the context of Fossil UK's single class Restructuring Plan, you are instructed to: (a) evaluate the outcome for creditors in the scenario that is considered most likely to occur if the Plan is not sanctioned by the Court (i.e. the Relevant Alternative). As matters stand, Fossil UK anticipates that if the Plan is not sanctioned, the directors of FGI will commence a Group-wide insolvency in which and certain members of the Group enter chapter 11 of title 11 of the U.S. Bankruptcy Code to effect a sale of the Group's assets through a sale pursuant to section 363 ofthe U.S. Bankruptcy Code. This is on the basis that continuing the business a going concern would no longer be possible. (b) produce the Plan Benefits Report which shall (i) identify and quantify the Plan Benefits; and(ii) assess how those Plan Benefits are allocated among creditors under the Plan in light of their contribution to the generation of the Plan Benefits. Scope 46.The scope of your engagement is as set out in your engagement letter with FGI and the Company dated 14 August 2025. We summarise the relevant terms in the following paragraphs. 47.The assessment will include: (a)Consideration of the key options available to the Group in order to address its current financial issues; (b)Identifying the relevant alternative to the Restructuring Plan (the "Relevant Alternative") with supporting justification, (c)A comparison of the proposed Restructuring Plan that is expected to be implemented via the Restructuring Plan and the Relevant Alternative with respect to returns to creditors; and (d)Identifying and quantifying the benefits produced by the Restructuring Plan (the "Plan Benefits" and how the Plan Benefits are allocated among the creditors under the Restructuring Plan in light of their contribution to the creation of the Plan Benefits (the "Plan Benefits Report") 48 The assessment will include, but not be limited to. a liquidation estimated outcome statement (ie: an entity priority model) to provide an indication of the likely returns to different creditors. In order to achieve this, our work will analyse: (a)The Group structure, including its debt and security structure; (b)Individual entity balance sheets; (c)Intercompany balance position; (d)Existing valuations of the Group as a whole or individual assets of the Group; (e) Key intra-group and other operational dependencies; (f)The envisaged Restructuring Plan; and (g) Other Ley stakeholders. 49. Ankura has agreed to assist the Company's legal advisors in preparation of the Restructuring Plan and supporting documents including: (a) Practice Statement Letter; (b) Explanatory Statement (draft and final as applicable);

10. Letter of instruction (5 of 9) Copy of letter of instruction dated 6 October 2025. 10. Letter of instruction (5 of 9) Copy of letter of instruction dated 6 October 2025. Witness Statements for both the Convening Hearing and Sanction Hearing (as applicable); and Any other documents required in connection with the preparation or implementation of the Restructuring Plan. Attend the Convening Healing and Sanctioning Hearings convened by the Court in respect of the Scheme or Restructuring Plan, as required, and In the event of a challenge to the Scheme or Restructuring Plan, preparation of additional supporting information to support the Court in assessing any subsequent challenge. Limitations of Scope 50.We will be reliant on information and explanations provided to us by the directors and senior management of the Company and FGI ("Management"}. The Group's forecasts and related assumptions are the sole responsibility of the Company and FGI. Specific limitations are as follows: We have not, and will not, undertake any marketing to assess the realisable value of the business and/or assets of the Group. We are not expected to consider the tax consequences of the alternative outcomes for the Company and FGI or other stakeholders, and we will not be providing tax advice Our analysis will be prepared using the Group's entity balance sheets, intercompany balances and other financial information as at the most recent reporting date 31 May 2025 (or more recent as specified by Management). Our analysis may be subject to legal advice. Legal analysis would be required for all alternative outcomes prior to implementation and therefore may impact our analysis. Our analysis assumes that all security is valid and perfected in all relevant jurisdictions. Our work will be completed in a compressed timetable. Our work will rely on information provided to us by Management, and their advisors. Our work is not intended to as a derailed review of the operations or financial position of the Client, which includes and forecast liquidity or business plan forecast. The forecasts are the sole responsibility of Management. (h) Any values included in the Report will be illustrative only and will be subject to formal valuations. Any multiples and values derived may not be indicative of the market and do not constitute a proper and formal valuation carried out by valuation experts. Timetable 51. The convening hearing is currently scheduled to take place on 15 October 2025 (the "Convening Hearing") and the sanction hearing on 10 November 2025 (the "Sanction Hearing") 52. Fossil UK intends to file its supporting evidence (including your Report) on 8 October 2025. To the extent that the documents are finalised in advance and are ready to be filed earlier, then we will endeavour to do so. Your Duty to the Court You owe a duty to exercise reasonable skill and care in carrying out your instructions and to comply with any relevant professional codes or standards. Although you have been instructed by Fossil UK, you have an overriding duty to assist the Court on matters within your expertise. Accordingly, your Report (and any subsequent reports that are prepared or oral testimony given) should only comment upon matters upon which you believe you are able to express an opinion as an expert. We enclose a copy of CPR Part 35, its accompanying practice direction (the "Part S5 Practice Direction"), the Guidance for the Instruction of Experts in Civil Claims 2014 (the "Guidance") and the Chancery Court Guide (Chapter 9), all of which you will need to familiarise yourself with. In particular, we note the following general requirements: your evidence will be an independent product uninfluenced by the pressures of litigation / the Flail process (for example you would express the same opinion if you were give the same instructions by another party); you must assist the Court by providing an independent, objective and unbiased opinion on matters within your expertise, and should not assume the role of an advocate; you should consider all material facts including those which might detract from your opinion (and your Report should include reference to facts and materials which detract front your opinion as well as support it); when addressing questions of fact and opinion, you should keep the two separate. You must state those facts (whether assumed or otherwise) upon which your opinions are based and you must distinguish clearly between those facts that you know to be true and those facts which you assume; you should confine your opinion to the matters which are material and lie within your expertise, make it clear when or question or issue falls outside your expertise and when you are not able to reach a definite opinion for example because you have insufficient information; and if, after producing your Report, you change your view on any material matter, mil change of view should be communicated to all the parties without delay and, when appropriate to the Court 55. By signing a copy of this letter, you agree that: you are representing that you have the relevant qualifications and experience to provide expert evidence in relation to this matter. If that is not the case please let us know immediately, you will use reasonable care and skill when carrying out your instructions, and comply with any relevant professional code(s) of practice;

10. Letter of instruction (6 of 9) Copy of letter of instruction dated 6 October 2025. 10. Letter of instruction (6 of 9) Copy of letter of instruction dated 6 October 2025. Page 11 when instructed to report to the Court, you will do so in compliance with the relevant requirements of the CPR and within any agreed time limit; if ordered to meet with an expert for an opposing party (if any), you will conduct such meeting in accordance with the CPR: you will deal with written questions from any such opposing party on any report you write within any time limit set by the Court, and on the basis that any replies will form part of your report; (f) you will deal with all other matters promptly and where appropriate, within any time limits agreed by us or set by the Court, (g)unless otherwise agreed, you will prepare a report at a cost proportionate to the sums it issue, (h)you will make yourself available for C Court hearings, conferences, and other meetings (including the Convening Hearing and the Sanction Hearing); (i)you will assist us and the Court in identifying the issues which need to be addressed; (j) you will participate in a discussion between you and the expert for any opposing party to identify and discuss the expert issues in the Plan and, where possible, reach an agreed opinion on those issues, (k) you will contribute to an experts' joint statement (if necessary), and (I) you will give evidence in Court and be cross-examined on your expert evidence. 56. In addition to your overriding duty to the Court, by signing a copy of this letter, you agree to comply with the Part 3 5 Practice Direction and the Guidance in that: your evidence will be an independent product uninfluenced by the pleasures of litigation (for example you would express the same opinion if you were given the same instructions by another party): you must aim to assist the Court by providing an independent, objective and unbiased opinion on matters within your expertise, and should not assume the role of an advocate; you should consider all material facts, including those which might detract from your opinion (and your report should include reference to facts and materials which detract from your opinion as well as facts, that support it): when addressing questions of fact and opinion, you should keep the two separate. You must state those facts (whether assumed or otherwise) upon which your opinions are based and you must distinguish clearly between those facts that you know to be true and those facts which you assume: (e)you should confine your opinion to the matters which are material to the dispute and lie within your expertise, make it clear when a question or issue falls outside your expertise and when you are not able to reach a definite opinion, for example because you have insufficient information and (f) if, after producing the Report, you change your view on any material matter, this change of view should be communicated to all the parties without delay and, when appropriate, to the Court. Please also let us know immediately if this is the case together with the reasons for such change. As you maybe aware, in certain circumstances, experts maybe held liable for costs, no longer enjoy immunity from civil proceedings and proceedings for contempt may be brought if a statement of truth is signed without an honest belief in its truth. Further, in the event that there is a failure by you to comply with the CPR or any orders of the Court, or there is an excessive delay for which you are responsible, such acts or omissions may result in Fossil UK being penalised in costs or debarred from relying on your expert evidence. Please do let us know if it would be helpful to discuss these points further. It is important to let us know promptly if you need to update the Report after they have been served, for example because new evidence has come to light, so that we can consider whether amended versions of the Report or a supplementary report should be served. Structure of the Report 60.In accordance with your overriding duty to the Court, the requirements of the Part 35 Practice Direction and the Guidance, and in light of prevailing market practice relating to reports prepared in the context of Part 26A of the Companies Act 2006, your Report should consist of three (3) parts, namely: a written statement, either drafted as a witness statement or introductory section of the respective Report covering various background and procedural matters: an executive summary of conclusions this can be included in the above written statement or form part of the respective Report; and the main body of the Report themselves. 61.The written statement should include or exhibit: a detailed curriculum vitae setting out your experience in this area, details of your relevant qualifications, any prior experience you have had with FGI or Fossil UK and referring to your ability to act as an independent expert: a list of those that you or your team have spoken to for the purposes of preparing the Report (whether employees of FGI, Fossil UK or otherwise). If access was requested and not made available, then you should include relevant details, a description of the information upon which you relied for the purposes of preparing the Report -which you should maintain a record of as the Report are prepared; and who at Ankura assisted with the preparation of the Report.

10. Letter of instruction (7 of 9) Copy of letter of instruction dated 6 October 2025. 10. Letter of instruction (7 of 9) Copy of letter of instruction dated 6 October 2025. Page 13 62.The main body of the Report should include: the scope of work carried out by you for the purpose of the Report and your approach to it, including details, of any literature or other material that you have relied upon; your analysis and opinion of the relevant issues. In relation to the Relevant Alternative analysis, the Report should include a discussion of what you considered to be the potential alternatives to the Plan and the basis on which the Relevant Alternative was selected and preferred to the other possible options. If more than one potential alternative is identified, the Report should include the range of outcomes for the most likely alternatives; a summary of your conclusions, and appendices, where necessary. 63.The Report should also: be addressed to the Court and not to FGI or Fossil UK; contain a statement setting out the substance of all facts, and instructions which are material to the opinions expressed in the Report or upon which the opinions, are based, make clear which of the facts stated in the Report are within your knowledge; where there is a range of opinion on the matters addressed within the Report, summarise the range of opinions and give reasons for your own opinion; contain a statement that you understand your duty to the Court and have complied with that duty and that you are aware of the requirements of Part 35 of the CPR, the Part 35 Practice Direction and the Guidance; and contain a statement of truth in the following form: I confirm that I have made clear which facts and matters referred to in this Report are within own knowledge and which are not. Those that are within my own knowledge I confirm to be true. The opinions I have expressed represent my true and complete professional opinions on the matters to which they refer. I understand that proceedings for contempt of court may be brought against anyone who makes, or causes to be made, a false statement in a document verified by a statement of truth without an honest belief in its truth. 64.We have set out in Appendix 2 (Form and Content of an Expert's Report) further guidance on the form and content of an expert report that you might find useful. Documents. 65. To assist you with responding to the questions above, we refer you to the documents enclosed with this letter as cumulatively listed at Appendix 1 (Exhibit List). 66. To the extent that you require any further information to assist you in forming your conclusions and/or preparing your Report, please let us know and we will endeavour to provide these materials as soon as possible. 61. Given that you are being instructed as an expert witness, we have asked you to countersign this letter to confirm that you have read and understand your obligations which are set out in more detail above. 62. We have previously informed you who the parties to this matter are_ You have already confirmed that you have no conflict of interest in acting as an expert witness for Fossil UK in this matter. In the unlikely event that further parties become involved in this matter, we will inform you and you should confirm again at that stage that you do not have a conflict of interest. Confidentiality We understand that you have agreed confidentiality terms with Fossil UK as part of your engagement. We are sure that you appreciate the importance of confidentiality in relation to your involvement as an expert on behalf of Fossil UK This duty extends to the contents of your Report and any drafts, and any discussions in relation to your role as an expert. Please also note that during the course of your engagement you may be shown and/or receive documents which are of a privileged nature, some of which may have been received by us from FGI and Fossil UK as their financial and legal advisors. Please note that the provision of such documents or information to you is not intended to, and does not, waive privilege therein. Privileged information should not be referred to or relied upon in your Report unless otherwise agreed. Governing Lair 71.This letter of instruction (and any non-contractual obligations arising out of or in connection with this letter) shall be governed by English law. Outline of Expert Process and Scope of Work 72. The typical process for expert witness evidence involves some or all of the following: review of expert evidence served by any opposing parties; drafting of expert reply reports which respond to issues raised by opposing parties' expert witness in their first expert report; meeting of both parties' expert witnesses; joint statement by both parties' expert witnesses; and

10. Letter of instruction (8 of 9) Copy of letter of instruction dated 6 October 2025. 10. Letter of instruction (8 of 9) Copy of letter of instruction dated 6 October 2025. Page 15 attendance at a Court hearing. If the matter proceeds to trial, you may have to present oral evidence to the Court, be cross-examined on your evidence and attend when other expert witnesses give their evidence. We will let you know as soon as we are able whether you will be required to provide oral evidence. Pursuant to CPR 35.14, experts are entitled to ask the Court for directions to assist them in carrying out their functions if they feel that this is necessary. Please do let us know if you intend to make an application for directions. We may be able to help with the matter, either by revolving any difficulties you may be experiencing and avoiding the need to seek directions, or by helping you to formulate the request. If you consider that it is necessary to ask for directions, unless the Court has directed otherwise, you are required under the CPR to: provide us with a copy of your proposed request for directions at least seven (7) days before filing it at Court, and provide all other parties with a copy of your request at least four (4) days before the request is filed Once your Report have been served, CPR 35.6 allows the other potential parties the right to ask proportionate questions within 2S days in order to seek clarification of your Report. Please let us know as soon as you receive any such questions so that we can discuss the appropriate action. Provided that the questions are proportionate, you have a duty to answer them within a certain number of days, if so directed by the Court, or is no such directions are given by the Court, within a "reasonable" timeframe. Please be advised that your answers will form part of your Report. We would be grateful if you would provide us with a copy of your If you have any concerns regarding any of the questions raised or you believe the questions are not properly directed to clarifying your Report, or are disproportionate, or have been asked out of time, please let us know. Finally, if you have any questions in relation to your role as an expert in this, matter, please do not hesitate to contact Andrew Wilkinson (Andrew. Wilkinson@weil.com) or Gemma Sage (Gemma.Sage@weil.com). Confirmation 79. Please confirm that you have read and understood this letter by signing and returning the enclosed copy. Thank you again for agreeing to assist with this matter. Yours faithfully. Well Gotshal & Manges (London) LLP ACCEPTED AND AGREED Mart Smith For and on behalf of Ankura Consulting (Europe) Limited DATE: 7th October 2025

10. Letter of instruction (9 of 9) Copy of letter of instruction dated 6 October 2025. 10. Letter of instruction (9 of 9) Copy of letter of instruction dated 6 October 2025. APPENDIX 1 Exhibit LIST 1. Civil Procedure Rule 35 2. Practice Direction 35 3. Civil Justice Council Guidance for the Instruction of Experts to give Evidence in Civil Claims Chapter 9 of the Chancery Guide 2022 Group Structure Chart Practice Statement Letter appendix: Form and content of an expert's report Your expert report should be addressed to the English High Court and not to FGI or Fossil UK. We vet out below some additional guidance on the form and content of your report. Your report should: recognising that you will likely be assisted by certain members of your team in preparing your report, distinguish this by reference to "we" and use the first person throughout the report to indicate that the opinions expressed are your own, as appropriate. make clear which of the facts stated in the report are within your own knowledge; where there are material facts in dispute, express your opinion on each version of the facts. You should not express a preference for one version over another unless, as a result of your experience and expertise, you consider one version to be less probable. In these circumstances, you should express your view and give reasons for it. state how reasonable or likely it is that the assumption is correct, where your opinion is based on an assumption; where there is a range of opinions on the matters dealt with in your report: (i) summarise the range; (ii) give reasons for your own opinion; (iii) explain the sources and authors of those opinions, and (iv) especially where a view departs from an established school of thought set out the author's qualifications; in circumstances where you are not able to give an opinion without qualification, state the qualification; contain a summary of the conclusions reached; be signed by you; and provide photos, plans, calculations or other similar documents to the opposing parties at the saute time as the report itself, where your report refers to such documents. Other guidance that might be helpful includes: it may be helpful to use separate sections with clear headings when setting out your analysis for each of the issues on which you have been asked to express your opinion. consider whether it would be helpful to include a glossary of significant technical terms. consider whether it would be helpful to include visual aids, such as computer graphics or models, to help others to understand your report. consider whether it would be helpful to include a table of contents if your report is longer than ten pages.

10. Curriculum Vitae Mark Smith CONTACT 10.1 Marks notable assignments include: Main +44 20 7469 1111 Mobile +44 78 5051 6410 mark.smith@ankura.com EDUCATION ACA, Institute of Chartered Accountants of England and Wales MEng, Mechanical Engineering, Imperial College London CERTIFICATIONS Fellow of the Institute of Chartered Accountants of England and Wales (FCA) PROFESSIONAL OVERVIEW Mark Smith is a Senior Managing Director at Ankura and is based in London. Mark has over 20 years of refinancing and restructuring experience, working with clients globally across a range of industries including transport and logistics, shipping, upstream and downstream oil & gas, mining, retail, steel, construction and manufacturing. Mark specialises in advising both borrowers and creditors in stressed situations across multiple jurisdictions. His primary areas of focus and expertise are developing and reviewing business plans, cash management, appraisals of refinancing options and negotiating refinancing / restructuring proposals, often with diverse and complex stakeholder groups. 10.1.1. Advising the Board and management team of a UK listed global insurance group to develop a proposal to de-lever and restructuring of the balance sheet with support of multiple lender groups, regulators and shareholders which relied on preparing a Part 26A Restructuring Plan as an alternative implementation mechanism if a consensus across all parties was not achievable. 10.1.2. Advising the US private placement noteholders to a South African listed packaging business to create a restructuring programme that supported the corporate and shareholder objectives of simplifying the group to focus on core markets, whilst allowing non supportive lenders to exit at par and supportive lenders to gain a long-term enhanced credit. 10.1.3. Advising a private credit lender to assess options to restructure a UK retailer which included insolvency planning to support a nonconsensual debt-for-equity as a fall-back implementation option. 10.1.4. Advising the lenders to a UK-listed logistics and distribution company, through an accelerated M&A process to provide emergency liquidity support and recapitalise the group in time to preserve key long-term contracts. 10.1.5. Advising the lenders of a UK high-street retail chain through a debt restructure which was implemented via a Scheme of Arrangement. 10.1.6. Advising a global offshore transportation business, through a successful Chapter 11 reorganisation focusing on liquidity management and global group estimated outcome analysis to support the court sanctioned restructuring proposal. 10.1.7. Advising a shipyard to implement a restructuring using a UAE Decree 57 (akin to a UK scheme) and a Singaporean Scheme of Arrangement to restructure the debts and address issues with a small number of dissenting creditors. 10.1.8. Advising a European steel business to develop a funding proposal and liability reduction arrangement via a regulated apportionment arrangement with the DB pension scheme trustees which created an investible platform to accommodate funding to rescue the UK operations. 10.1.9. Advising the mezzanine lenders of a Dutch retailer on a debt-for-equity conversion. 10.1.10. Advising a UK private medical provider to reschedule loan facilities. 10.1.11. Advising the lenders of a stressed upstream oil & gas group to develop and implement a proposal to allow for an exit of their exposure at par. 10.1.12. Advising a German food manufacturer to assess support options and develop a plan to implement a turnaround utilising local restructuring tools and financial support. 10.1.13. Assisting the lenders of a distressed UK restaurant chain through a debt-for-equity rescue. 10.1.14. Advising the senior lenders of a Scandinavian offshore business on debt restructuring options and organisational changes to improve the governance of the group and support the business through the downturn. 10.1.15. In addition to experience as an advisor, Mark spent 15 months on secondment with a global financial services firm in both the Special Situations team and the Leverage Finance team. Mark was primarily responsible for a portfolio of distressed and challenged relationships, which included developing and implementing a de-leveraging programme, the sale of a business following a debt-for-equity restructuring, and a partial sub-ordination of debt to allow for new facilities to be provided in order to support a successful turnaround.

10. Expert Declaration 10.2 Statement of compliance 10.2.1. I understand my duty as an expert witness is to the Court. I have complied with that duty and will continue to comply with it. This Report includes all matters relevant to the issues on which my expert evidence is given. I have given details in this Report of any matters which might affect the validity of this Report. I have addressed this Report to the Court. I further understand that my duty to the Court overrides any obligation to the party from whom I received instructions. 10.3. Declaration 10.3.1. I confirm that I am aware of the requirements of Part 35 and Practice Direction 35, and the Guidance for the Instruction of Experts in Civil Claims 2014. 10.4. My independence 10.4.1. I confirm that I, and Ankura Consulting (Europe) Limited, have not provided services to Fossil Group Inc and its subsidiaries prior to my involvement in this matter. 10.4.2. For completeness, Ankura Consulting Group LLC have in the past provided certain interim management and support services to Fossil Group Inc and currently assist management with certain cash management and cash reporting functions. All those who have assisted me with the preparation of this Report have no involvement in the interim management and support services. 10.4.3. I do not consider that this prior work affects my suitability to give expert evidence on the issues on which I have been instructed to give evidence. 10.5. Statement of truth 10.5.1. I confirm that I have made clear which facts and matters referred to in this report are within my own knowledge and which are not. Those that are within my own knowledge I confirm to be true. The opinions I have expressed represent my true and complete professional opinions on the matters to which they refer. 10.5.2. I understand that proceedings for contempt of court may be brought against anyone who makes, or causes to be made, a false statement in a document verified by a statement of truth without an honest belief in its truth. Signed: Mark Smith, Senior Managing Director, Ankura Date: 7 October 2025

Disclaimer Disclaimer Information in this presentation should not be considered as advice or a recommendation to investors or potential investors in relation to holding, purchasing or selling securities or other financial products or instruments and does not take into account your particular investment objectives, financial situation or needs. No one should make any investment decision without first consulting his or her own financial advisor and conducting his or her own research and due diligence. With the exception of the Court and the Group, Ankura shall have no liability to the recipient of this presentation or to third parties, for the quality, accuracy, timeliness, continued availability or completeness of any data or calculations contained and/or referred to in this presentation nor for any special, direct, indirect, incidental or consequential loss or damage that may be sustained because of the use of the information contained and/or referred to in this presentation or otherwise arising in connection with the information contained and/or referred to in this presentation, provided that this exclusion of liability shall not exclude or limit any liability under any law or regulation applicable to Ankura that may not be excluded or restricted. With the exception of the Court and the Group, no party with whom Ankura does not have an explicit contractual relationship in connection with the presentation shall rely on this Report. IRS Circular 230 Disclosure: Ankura and its affiliates do not provide tax or legal advice. Any discussion of tax matters in these materials (i) is not intended or written to be used, and cannot be used or relied upon, by you for the purpose of avoiding any tax penalties and (ii) may have been written in connection with the promotion or marketing of a transaction (if relevant) contemplated in these materials. Accordingly, you should seek advice based your particular circumstances from an independent tax advisor. This Report contains data compilations, writings and information that are confidential and proprietary to Ankura and protected under copyright and other intellectual property laws, and may not be reproduced, distributed or otherwise transmitted by you to any other person for any purpose unless Ankuras prior written consent has been obtained, save for the Court for whom this Report is addressed to and the Group which is the subject of the Report. Nothing stated on this page seeks to prevent the English Court and the Group relying on the materials within this Report.

aukura ankura.com

APPENDIX 8

TRANSACTION IMPLEMENTATION DEED

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Weil, Gotshal & Manges (London) LLP 110 Fetter Lane London EC4A 1AY +44 20 7903 1000 main tel +44 20 7903 0990 main fax weil.com

DRAFT: 8 October 2025

[Signing Date] 2025

TRANSACTION IMPLEMENTATION DEED

BETWEEN, AMONG OTHERS

FOSSIL GROUP, INC.

AND

FOSSIL (UK) GLOBAL SERVICES LTD

AND

THE PLAN CREDITORS

AND

CERTAIN OTHER PARTIES LISTED HEREIN

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THIS DEED is made on [●] October 2025 between the following parties:

(1)	FOSSIL GROUP, INC., a company incorporated under the laws of Delaware whose business address is 901 S Central Expressway, Richardson, TX 75080 (“FGI”);

(2)

FOSSIL (UK) GLOBAL SERVICES LTD, a company incorporated under the laws of England and Wales (company number 16637372), whose registered office is at Ashton House, 497 Silbury Boulevard, Milton Keynes, England, MK9 2LD (the “Company”);

(3)	EACH PERSON listed in Schedule 1 (Group Parties) (the “Group Parties”);

(4)	EACH PERSON that is a Plan Creditor, acting by the Company pursuant to the authority granted to the Company by each Plan Creditor, in accordance with the Sanction Order and the Plan Document;

(5)	WILMINGTON TRUST, NATIONAL ASSOCIATION as the incoming notes trustee under the First-Out Notes Indenture (the “First-Out Notes Trustee”);

(6)	WILMINGTON TRUST, NATIONAL ASSOCIATION as the incoming notes trustee under the Second-Out Notes Indenture (the “Second-Out Notes Trustee”);

(7)	WILMINGTON TRUST, NATIONAL ASSOCIATION as the incoming collateral agent under the First-Out Notes Indenture (the “First-Out Notes Collateral Agent”);

(8)	WILMINGTON TRUST, NATIONAL ASSOCIATION as the incoming collateral agent under the Second-Out Notes Indenture (the “Second-Out Notes Collateral Agent”);

(9)	THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. as trustee under the Notes Indenture (the “Notes Trustee”); and

(10)	EPIQ CORPORATE RESTRUCTURING, LLC, whose office is at 777 Third Avenue, 12th Floor, New York, New York 10017 (the “Information Agent”),

(together, the “Parties” and each a “Party”).

WHEREAS

(A)

The Company, FGI and the Consenting Noteholders have agreed the terms of the Notes Restructuring and have agreed, pursuant to the terms of the TSA, to support and facilitate the implementation of the Notes Restructuring on the terms set out in the TSA.

(B)

As part of the Notes Restructuring, the Court has, on 10 November 2025, sanctioned a restructuring plan under Part 26A of the Companies Act (the “Restructuring Plan”) between the Company and the Plan Creditors.

(C)

The Parties are entering into this Deed in order to formalise and give effect to the terms on which the Notes Restructuring and the Restructuring Plan will be implemented and to document the consents, instructions, directions, waivers, releases, conditions precedent, steps and/or actions (including the Restructuring Steps) and the timing and sequencing of such steps or actions required to implement the Notes Restructuring.

(D)	Pursuant to the terms of the Plan Document, the Company is authorised to execute and deliver this Deed (as agent and attorney) for an on behalf of each of the Plan Creditors.

IT IS AGREED as follows

1	INTERPRETATION

1.1	Definitions

In this Deed:

“ABL Agent” means ACF Finco I LP, as administrative agent and collateral agent under the ABL Intercreditor Agreement;

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“ABL Intercreditor Agreement” means the intercreditor agreement to be entered into pursuant to this Deed between, among others, FGI, the ABL Agent and the New Notes Collateral Agents and substantially in the form made available with the Explanatory Statement (subject to any amendments made in accordance with the Restructuring Plan);

“Administrative Party” means:

(a)	Cede & Co.;

(b)	DTC;

(c)	the Notes Trustee;

(d)	the New Notes Administrative Parties; and

(e)	the Information Agent;

“Advisers” means (as applicable):

(a)	the Company’s Legal Adviser;

(b)	the Consenting Noteholders’ Legal Adviser;

(c)	Evercore Group LLC;

(d)	Alvarez & Marsal North America, LLC;

(e)	Cravath, Swaine & Moore LLP;

(f)	Slaughter and May;

(g)	Reed Smith LLP; and

(h)

any successor professional advisers to the foregoing, the foregoing’s partners, employees and affiliated partnerships and the partners and employees of such affiliated partnerships and their respective Subsidiaries and holding companies and any counsel and/or local counsel engaged;

“Advisers’ Fee Schedule” has the meaning given to it in Clause 4.4 (Restructuring Effective Date Payments);

“Agent/Attorney-in-Fact and Proxy Nomination Form” has the meaning given to it in Registration Statements;

“Agreed Form” means, with respect to any Restructuring Document or any document to which a Consenting Noteholder is a party, in the form agreed in writing between the Company, FGI and the Required Consenting Noteholders;

“Allocation Schedule” has the meaning given to that term in Clause 4.2(b)(iii)(Allocation Schedule);

“ATOP” means DTC’s Automated Tender Offer Program;

“Authentication Order” means an order from FGI to the New Notes Trustee to authenticate the applicable New Notes in global form;

“Authorisations” means an authorisation, consent, approval, instruction, waiver, resolution, licence, exemption, filing, notarisation or registration;

“Backstop Commitment” means the commitments received, pursuant to the TSA, from the Consenting Noteholders to subscribe for First-Out Notes in an aggregate principal amount up to US $32.5 million;

“Backstop Commitment Certificate” means the certificate delivered by the Company and FGI to each Backstop Provider no later than two (2) Business Days prior to the Restructuring Effective Date, executed by an officer of the Company and FGI in their capacity as such (on behalf of the Company Parties), setting out if there are Unelected Commitments, a true and accurate calculation of the aggregate Unelected

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Commitments and the amount of the First-Out Notes that such Backstop Provider is required to subscribe for pursuant to its Backstop Commitment

“Backstop Premium” means the consideration for the Backstop Commitment, being US $1.625 million in aggregate principal amount of First-Out Notes, equivalent to 5.0% of the amount of the Backstop Commitment of the Backstop Providers;

“Backstop Providers” means the Consenting Noteholders who agreed to provide the Backstop Commitment under the terms of the TSA;

“Backstop Provider’s Funding Amount” means the amount of First-Out Notes that each Backstop Provider shall be required to subscribe for pursuant to their Backstop Commitment as calculated in accordance with Clause 10.3 (Calculation of New Notes allocation, Backstop Premium, New Money Premium and Consent Premium);

“Business Day” means a day (other than a Saturday or Sunday or any other day on which banking institutions are authorised or required by law to close) on which banks are open for general business in New York and London (provided that the availability of internet banking shall not constitute being open for general business);

“Cancellation Order” means the order issued by FGI to the Notes Trustee instructing the Notes Trustee to cancel the Notes;

“Cede & Co.” means Cede & Co., as nominee for DTC and as registered holder of certain of the Notes;

“Claims” means all outstanding balances, undertakings, covenants, liabilities, claims, claims for specific performance, counter-claims, indemnities, actions, proceedings, suits, demands, damages, complaints, liens, set-offs, rights or causes of action or other obligations (whether present, prospective or future, actual or contingent, known or unknown, suspected or unsuspected, or direct or indirect, of any nature whatsoever and howsoever arising, whether in law or in equity and in whatever capacity and jurisdiction, in contract (including but not limited to breaches or non-performances of contract, whether deliberate or otherwise), statute or in tort (including but not limited to negligence, breach of duty, breach of trust and misrepresentation) or in any other manner whatsoever, breaches of statutory duty, for contribution, or for interest and/or costs and/or disbursements, whether or not for a fixed or unliquidated amount, whether filed or unfiled, whether asserted or unasserted, and whether or not in the contemplation of the relevant Parties);

“Common Stock” means FGI’s common stock with a par value of US $0.01 per share;

“Companies Act” means the Companies Act 2006, as modified, amended or re-enacted from time to time;

“Company” has the meaning given to it in the Parties section of this Deed;

“Company Parties” means:

(a)	FGI;

(b)	the Company; and

(c)	the other members of the Group;

“Company’s Legal Adviser” means Weil, Gotshal & Manges LLP, legal adviser to the Company and the Group, or any successor legal adviser;

“Conditional Expiration Date” means the date upon which the Conditional Expiration Time occurs;

“Conditional Expiration Time” means the time at which the ability to tender the Notes in the Exchange Offer terminates, being 10:00 p.m. (London time) / 5:00 p.m. (New York City time) on 10 November 2025 or such other date as may be agreed between FGI, the Company, the Information Agent and the Required Consenting Noteholders;

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“Consent Premium” means the consent premium to be received by Noteholders (including the Consenting Noteholder) that consented to the entry into the supplemental indenture dated [●] October 2025 in respect of the Notes to implement the Governing Law Change, whether through the Consent Solicitation or pursuant to the TSA, by the Exchange Offer Expiration Time, to be paid in New Notes equal in principal amount to such participating Noteholder’s pro rata share of US $1.0 million in face amount of New Notes, as determined based on the aggregate principal amount of all Notes held by Noteholders that provide such consent;

“Consent Solicitation” means the public consent solicitation launched by FGI on 9 September 2025 to solicit consents for entry into the supplemental indenture dated [●] October 2025 in respect of the Notes to implement the Governing Law Change;

“Consenting Noteholders” means certain funds and accounts managed or advised by HG Vora Capital Management, LLC and certain funds and accounts managed or advised by Nantahala Capital Management, LLC, in each case which are party to the TSA;

“Consenting Noteholders’ Legal Adviser” means Ropes & Gray LLP, as legal adviser to the Consenting Noteholders;

“Court” means the Chancery Division of the High Court of Justice of England and Wales;

“Current Report on Form 8-K” means a report that a U.S. publicly traded company registered with the SEC must file with the SEC to disclose material events that could influence an investor’s decision that arises between the filing of the company’s regular quarterly and annual reports;

“Dealer Manager” means Cantor Fitzgerald & Co. in respect of its role as the dealer manager in relation to the SEC-registered exchange offering to all Noteholders and related transactions described in the Registration Statements;

“Dealer Manager’s Advisers” means:

(a)	Cravath, Swaine & Moore LLP; and

(b)	Slaughter and May;

“Deed of Release” means the English law deed of release to be entered into, between, among others, the Company, FGI, certain Group companies and the Plan Creditors;

“Designation Spreadsheet” means the spreadsheet required to be completed by the Backstop Providers in accordance with the terms of the private exchange offering to the Backstop Providers and pursuant to which the Backstop Providers identify:

(a)	the codes of their tenders into the Private Exchange Offer; and

(b)	the nominees appointed to received their Plan Consideration;

“Dispute” has the meaning given to it in Clause 19.12(a) (Jurisdiction);

“DTC” means The Depository Trust Company or any successor securities clearing agency thereof;

“DTC’s LENS” means the Legal Notice System which is available to registered DTC Participants and other participants by special agreement and which, amongst other things, offers access to a comprehensive online library of notices that are published and furnished by third-party agents, courts and security issuers and for posting for reference purposes notices received by DTC as holder of record on depository-eligible securities via its nominee Cede & Co.;

“DTC Participant” means those large banks, broker-dealers or other major financial institutions which hold securities accounts with DTC and prime brokerage clients;

“DTC Participant Spreadsheet” means the spreadsheet required to be completed by the Backstop Providers in accordance with the terms of the private exchange offering to the Backstop Providers and

4

pursuant to which the Backstop Providers identify the codes of their tenders into the Private Exchange Offer and the nominees appointed to receive their Plan Consideration;

“Effective Date” has the meaning given to it in Clause 2 (Effectiveness);

“Exchange Offer” has the meaning given to it in the Explanatory Statement;

“Exchange Offer Expiration Time” means 10:00 p.m. (London time) / 5:00 p.m. (New York City time) on 7 October 2025;

“Exchange Transaction” means the private exchange with the Consenting Noteholders and the SEC-registered exchange offering to all other Noteholders;

“Excluded Plan Claim” means any Claim which arises:

(a)	as a result of the failure by any person to comply with, or perform its obligation(s) under, the TSA, the Restructuring Plan or a Restructuring Document to which it is a party;

(b)

under the Restructuring Plan and/or any Restructuring Document which may arise or accrue in relation to acts, omissions, events and/or circumstances occurring, or which are done after the Restructuring Effective Date;

(c)	from fraud, wilful misconduct, wilful default or gross negligence by a Released Party;

(d)

in respect of any Liability of the Company (including in its capacity as guarantor under the Notes Indenture) or FGI to the Notes Trustee for compensation and/or indemnity or otherwise to the Notes Trustee in its capacity as such pursuant to the Notes Indenture;

(e)	under or in respect of any Plan Creditor’s obligations under the Restructuring Plan; or

(f)	under or in respect of the New Notes (as defined in the Explanatory Statement) and/or the transaction documentation relating to the New Notes;

“Explanatory Statement” means the explanatory statement dated [●] October 2025 and issued by the Company in connection with the Restructuring Plan pursuant to section 901D of the Companies Act;

“FGI” has the meaning given to it in the Parties section of this Deed;

“Financial Adviser” means Evercore Group LLC and/or Alvarez & Marsal North America, LLC as the financial advisers to the Group;

“Financial Adviser Schedule” has the meaning given to it in Clause 4.2(b)(ii)(Allocation Schedule);

“First-Out Notes” means the 9.500% First-Out First Lien Secured Senior Notes due 2029 to be issued by FGI pursuant to the First-Out Notes Indenture in connection with the Restructuring Plan;

“First-Out Notes Collateral Agent” has the meaning given to it in the Parties section of this Deed;

“First-Out Notes Collateral Agreements” means the agreements pursuant to which security is granted by a member of the Group to the First-Out Notes Collateral Agent in respect of the Liabilities pursuant to the First-Out Notes as set out in Part A of Schedule 3 (New Notes Collateral Agreements);

“First-Out Notes Indenture” means the indenture governing the First-Out Notes;

“First-Out Notes Trustee” has the meaning given to it in the Parties section of this Deed;

“First-Out/Second-Out Intercreditor Agreement” means the New York law governed intercreditor agreement to be entered into, between, among others, the New Notes Trustee, the First-Out Notes Collateral Agent and the Second-Out Notes Collateral Agent;

“Governing Law Change” means the amendment of the governing law and jurisdiction clauses of the Notes approved via the Consent Solicitation and the consent by the Consenting Noteholders as provided under the TSA and documented pursuant to a supplemental indenture dated [●] October 2025 to change the

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governing law of the Notes from New York law to English law and to submit to the exclusive jurisdiction of the courts of England and Wales;

“Governmental Body” means any government or governmental or regulatory body thereof, or political subdivision thereof, whether federal, state, local or foreign, or any agency of such body, or any court or arbitrator (public or private);

“Group” means FGI and each of its direct and indirect Subsidiaries (including the Company) from time to time, with each being a “Group Company”;

“Group Parties” has the meaning given to it in the Parties section of this Deed;

“HMRC Confirmation Letter” means a letter from HMRC confirming that the Sanction Order will not be subject to UK stamp duty;

“Information Agent” has the meaning given to it in the Parties section of this Deed;

“Information Agent Schedule” has the meaning given to it in Clause 4.2(b)(iii) (Allocation Schedule);

“Liability” means any present or future obligation, liability, claim, debt, demand, claims for specific performance, loss, damages or restitution, action, set-off, counterclaims, suits, rights or causes of action, expense, obligation or rights whatsoever or howsoever arising, including, without limitation, for the payment of money or the performance of an act or obligation (whether deliberate or otherwise) or any failure to perform any obligation or any omission, whether for negligence, breach of duty, breach of trust or misrepresentation or otherwise, whether in respect of principal, interest or otherwise, whether present, future, prospective, actual or contingent, whether fixed or undetermined, whether admitted or disputed, whether known or unknown, whether filed or unfiled, whether owed jointly or severally and whether owed as principal, surety or in any capacity whatsoever and whether it arises at common law, in equity or by statute or any regulation, in England and Wales or in any other jurisdiction under whatever applicable law, under any legal theory, and in any manner whatsoever, and “Liabilities” shall be construed accordingly;

“Mutual Release Agreement” means the New York law governed mutual release agreement to be entered into between, among others, FGI and the Consenting Noteholders;

“New ABL Facility” means a New York law governed US $150 million senior secured asset based revolving credit facility dated 13 August 2025 and entered into by, among others, FGI and certain other Group companies, the ABL Agent, and the lenders from time to time party thereto;

“New Money” means the additional funding of US $32.5 million expected to be provided to the Group as part of the Notes Restructuring in exchange for the issuance at par of a like aggregate principal amount of First-Out Notes, which funding is backstopped by the Backstop Providers under the TSA;

“New Money Commitment” means the election and commitment the New Money Participant has made to fund their New Money Entitlement;

“New Money Entitlement” means an amount in US $ equal to the Noteholder’s aggregate holdings in the Notes divided by the total amount outstanding under the Notes and multiplied by 32.5 million;

“New Money Offering” means the offer in the Exchange Transaction and the Restructuring Plan to subscribe for the New Money in the form of First-Out Notes, which has been offered to all Noteholders pro rata to their existing holdings in the Notes and at a price equal to US $1.00 for each US $1.00 face value of new First-Out Notes;

“New Money Participant” means each Noteholder participating in the New Money Offering;

“New Money Premium” means the premium paid to New Money Participants in Common Stock in an amount equal to one share of Common Stock for every US $34.06 of First-Out Notes purchased;

“New Notes” means:

(a)	the First-Out Notes; and

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(b)	the Second-Out Notes;

“New Notes Administrative Parties” means:

(a)	the New Notes Trustees; and

(b)	the New Notes Collateral Agents;

“New Notes Collateral Agents” means:

(a)	the First-Out Notes Collateral Agent; and

(b)	the Second-Out Notes Collateral Agent;

“New Notes Collateral Agreements” means:

(a)	the First-Out Notes Collateral Agreements; and

(b)	the Second-Out Notes Collateral Agreements;

“New Notes Documents” means:

(a)	the New Notes Indentures;

(b)	the ABL Intercreditor Agreement;

(c)	the First-Out/Second-Out Intercreditor Agreement; and

(d)	the New Notes Collateral Agreements;

“New Notes Indentures” means the First-Out Notes Indenture and the Second-Out Notes Indenture;

“New Notes Trustees” means the First-Out Notes Trustee and the Second-Out Notes Trustee;

“New Stock Investment” means the issuance of the new Common Stock as part of the Plan Consideration for New Money Participants;

“Noteholder” means a holder of the ultimate beneficial interest in the Notes held through DTC as at the Record Date;

“Notes” means the US $150 million 7.00% senior unsecured notes due 30 November 2026 issued by FGI pursuant to the Notes Indenture;

“Notes Indenture” means the indenture governing the Notes between FGI and the Notes Trustee dated 8 November 2021 and supplemented on 8 November 2021 and 19 September 2025 registered with the Securities and Exchange Commission.

“Notes Restructuring” means the financial and debt restructuring of the Group contemplated by the Restructuring Plan, this Deed, the TSA, the Restructuring Steps and the Explanatory Statement and any and all connected compromises, arrangements and/or agreements with persons that are not parties to the Restructuring Plan or this Deed;

“Notes Trustee” has the meaning given to it in the Parties section of this Deed;

“Notice of Effectiveness” means a Notice of Effectiveness provided by the SEC declaring the applicable registration statement effective under the U.S. Securities Act of 1933, as amended;

“Notice Parties” means the Company’s Legal Adviser, the Consenting Noteholders’ Legal Adviser, the Notes Trustee, the New Notes Administrative Parties and the Information Agent;

“Original Parties” means a person identified in the Parties section of this Deed;

“Participation Spreadsheet” means the DTC Participant Spreadsheet or the Designation Spreadsheet;

“Party” means a party to this Deed;

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“Plan Claim” means any Claim in respect of any Liability of the Company (including in its capacity as guarantor under the Notes Indenture or otherwise in respect of the Notes) or FGI, actual or contingent, present or future, owed to any of the Plan Creditors, the New Notes Administrative Parties and/or the Notes Trustee arising directly or indirectly out of or in relation to the Notes Indenture as a result of an obligation or Liability of the Company or FGI incurred, or as a result of an event occurring or an act done, on or before the Restructuring Effective Date, and together with any Claim previously held by a Plan Creditor which may be owed by the Company (including in its capacity as guarantor under the Notes Indenture or otherwise in respect of the Notes), or FGI in each case, directly or indirectly out of, or which otherwise results from, the Notes Restructuring or any Restructuring Step being taken in accordance with the terms of this Deed (including, for the avoidance of doubt, any interest accruing on, or accretions arising in respect of, such Claims up to and including the Restructuring Effective Date) other than an Excluded Plan Claim;

“Plan Consideration” means the New Notes, the Backstop Premium, the Consent Premium, the Common Stock and the Warrants to be issued to Plan Creditors pursuant to the terms of the Restructuring Plan and this Deed;

“Plan Creditor Letter” means the form of letter that Plan Creditors must provide to the Information Agent ahead of the Voting Instructions Deadline in order to vote on the Restructuring Plan and indicate their participation in the New Money Offering;

“Plan Creditors” has the meaning given to it in the Explanatory Statement;

“Plan Document” means the document setting out the terms and conditions of the Restructuring Plan which has been sanctioned by the Court;

“Plan Effective Date” means the date and time at which an office copy of the Sanction Order has been delivered to the Registrar of Companies for registration in respect of the Restructuring Plan;

“Plan Meeting” means the meeting of the Plan Creditors for purposes of considering and, if thought fit, approving the Restructuring Plan;

“Plan Website” means https://dm.epiq11.com/fossil maintained by the Information Agent or such alternative or replacement website as may be notified to Plan Creditors from time to time;

“Pre-Funded Warrant” means the warrant attained after exercising the relevant option in respect of the Warrants, permitting its holder to purchase shares of Common Stock on a one-to-one basis;

“Private Exchange Offer” has the meaning given to it in the Explanatory Statement;

“Record Date” means the date on which the Plan Creditors’ entitlement to vote on the Restructuring Plan and the value of their Plan Claims will be assessed, being Monday, 27 October 2025;

“Registrar of Companies” means the registrar of companies within the meaning of the Companies Act;

“Registration Statements” means the registration statements, as amended, on Form S-3 and Form S-4, respectively, pursuant to which FGI launched certain of the Exchange Transactions on 9 September 2025 and which were declared effective by the SEC on 25 September 2025;

“Relevant Restructuring Step” has the meaning given to it in Clause 7.1(d) (Sequencing of Restructuring Steps);

“Required Consenting Noteholders” means, as of the relevant date, Consenting Noteholders holding at least 50.01% of the aggregate principal amount of Notes held by Consenting Noteholders;

“Restructuring Conditions Precedent” means each of the conditions precedent to the Notes Restructuring as set out in Schedule 2 (Conditions Precedent);

“Restructuring Documents” means:

(a)	this Deed;

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(b)	the Restructuring Plan;

(c)	each New Notes Document;

(d)	the Deed of Release;

(e)	the Mutual Release Agreement; and

(f)

any other deeds, documents, agreements and instruments referred to, contemplated by or ancillary to any of the foregoing and that are required to give effect to the Notes Restructuring or are otherwise scheduled to, referred to and/or contemplated by any of the foregoing;

“Restructuring Documents Notice” has the meaning given to it in Clause 3.1(b) (Execution of the Restructuring Documents);

“Restructuring Effective Date” means the date of completion of the last Restructuring Step;

“Restructuring Longstop Date” means 30 December 2025 or such other date as may be agreed between the Group Companies and the Required Consenting Noteholders;

“Restructuring Plan” has the meaning given to it in recital (B) of this Deed;

“Restructuring Steps” means the steps, transactions or actions set out in Clause 7 (Restructuring Steps);

“Restructuring Steps Start Time” means the time when each of the steps, conditions or actions (as applicable) set out in Clause 6.1 (Restructuring Steps Start Time) has commenced being implemented;

“Retail Advocate” means Jon Yorke Consultancy Limited, a private limited company incorporated and registered in England and Wales with company number 11760633, whose registered office is at 137–139 High Street, Beckenham, BR3 1AG;

“Rights Offering” means the Noteholders’ rights to subscribe to purchase their pro rata portion of First-Out Notes in the New Money Offering at a purchase price equal to 100% of the face amount of the First-Out Notes so purchased and to receive on account of such purchase one share of Common Stock for each US $34.06 of First-Out Notes so purchased;

“Sanction Order” means an order of the Court sanctioning the Restructuring Plan under section 901F of the Companies Act;

“SEC” means the U.S. Securities and Exchange Commission;

“Second-Out Notes” means the 7.500% Second-Out Second Lien Secured Senior Notes due 2029 to be issued pursuant to the Second-Out Notes Indenture in connection with the Restructuring Plan;

“Second-Out Notes Collateral Agent” has the meaning given to it in the Parties section of this Deed;

“Second-Out Notes Collateral Agreement” means the agreements pursuant to which security is granted by a member of the Group to the Second-Out Notes Collateral Agent in respect of the Liabilities pursuant to the Second-Out Notes as set out in Part B of Schedule 3 (New Notes Collateral Agreements);

“Second-Out Notes Indenture” means the indenture governing the Second-Out Notes;

“Second-Out Notes Trustee” has the meaning given to it in the Parties section of this Deed;

“Subsidiary” has the same meaning as in section 1159 of the Companies Act;

“Tender Verification Process” has the meaning given to that term in Clause 4.2(a) (Allocation Schedule);

“Termination Date” means the date on which this Deed is terminated in accordance with Clause 11 (Termination);

“Transfer Agent” means Computershare Trust Company, N.A. as transfer agent for the Common Stock;

“Trustees” means the Notes Trustee, the First-Out Notes Trustee and the Second-Out Notes Trustee;

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“TSA” means the transaction support agreement entered into by certain members of the Group (including the Company) and the Consenting Noteholders on 13 August 2025 to implement the Notes Restructuring and provide the New Money;

“Unelected Commitments” means the difference between the total quantum of the New Money and the aggregate pro rata amounts (excluding for these purposes the Backstop Commitments but including each Backstop Provider’s pro rata allocation of the New Money) that the New Money Participants have elected to subscribe for on or prior to the Conditional Expiration Time;

“Voting Instructions Deadline” means the latest date and time by which the Plan Creditors must submit their Plan Creditor Letters and make their elections in respect of voting at the Plan Meeting, being 10:00 p.m. (London time) / 5:00 p.m. (New York City time) on Monday, 3 November 2025;

“Warrant Agency Agreement” means that certain Warrant Agency Agreement, by and among FGI and the Warrant Agent, governing the issuance of the Warrants and the Pre-Funded Warrants;

“Warrant Agent” means, together, Computershare Inc. and Computershare Trust Company, N.A; and

“Warrants” means the 3,000,000 warrants issued to Noteholders which permit holders to purchase shares of Common Stock (with a strike price of US $0.50 per share of Common Stock) or Pre-Funded Warrants on a pro rata basis (based on the amount of Notes exchanged for New Notes) (with a strike price of US $0.49 per Pre-Funded Warrant).

1.2	Construction

In this Deed, unless a contrary indication appears or the context otherwise requires:

(a)	references to “this Deed” shall include the Schedules to this Deed;

(b)	Clause, Part and Schedule headings are for ease of reference only and shall not affect the interpretation of this Deed;

(c)	A Clause, a Part or a Schedule is a reference to a clause, a part or a schedule to this Deed;

(d)

an amendment includes a supplement, novation, extension (whether of maturity or otherwise), restatement, re-enactment or replacement (however fundamental and whether or not more onerous) and amend and amended will be construed accordingly;

(e)

references to a “person” include references to an individual, firm, partnership, company, corporation, unincorporated body of persons or any state or state agency, or any association, trust, fund, joint venture, consortium or other partnership (whether or not having separate legal personality);

(f)	references to a statute or statutory provision include the same as subsequently modified, amended or re-enacted from time to time;

(g)	references to a document include the same as subsequently supplemented, amended and/or restated from time to time;

(h)	“$”, “US$” or “USD” means the US dollar, the lawful currency for the time being of the United States of America;

(i)	references to a time of the day are references to the time (being either GMT or BST, as applicable) in London, United Kingdom;

(j)	the singular includes the plural and vice versa and words importing one gender shall include all genders;

(k)	the term “including” means “including, without limitation”;

(l)	a reference to a Party or any other person includes its successors in title, permitted assigns and permitted transferees;

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(m)

reference to “Noteholder” or “Backstop Provider” is a reference to such person solely in their capacity as a Noteholder or Backstop Provider (as applicable) and a party that beneficially owns or controls Notes, and not in any other capacity or in respect of any other debt, agreement or instrument;

(n)

where this Deed refers to the Company delivering any notice and dating, completing, releasing and, if applicable, delivering a Restructuring Document, such obligation may be satisfied by the Company’s Legal Adviser delivering any such notice and dating, completing, releasing and delivering any such Restructuring Document on the Company’s behalf;

(o)	it is intended that this document takes effect as a deed notwithstanding the fact that a party may only execute this document under hand;

(p)

a document being “completed” or an authority granted to “complete” a document will include the insertion in manuscript or otherwise of all missing dates, figures and information required for the relevant document to be completed;

(q)

a communication, consent, notice, amendment, waiver or other document being “in writing” shall include being by email and a reference to such communication, consent, notice, amendment, waiver or other document being given “by” a Party shall include being given on behalf of that Party, including by its legal advisers;

(r)

where this Deed refers to the First-Out First Lien Secured Senior Notes or the Second-Out Second Lien Secured Senior Notes, such references are to be construed as being among the New Notes only. Where the collateral granted pursuant to the New Notes Collateral Agreements secures obligations other than pursuant to the New Notes, the ranking of such secured obligations shall be determined in accordance with the terms of such New Notes Collateral Agreements and the ABL Intercreditor Agreement;

(s)	where this Deed refers to a document, notice or confirmation being delivered to a Party or the Parties via DTC, such obligation shall be satisfied by uploading legal notices to DTC’s LENS;

(t)

where a Restructuring Step refers to a document, notice or confirmation being delivered to a Party or the Parties, each Party agrees that it will be sufficient for the relevant document, notice or confirmation to be:

(i)	uploaded on the Plan Website;

(ii)	delivered to Plan Creditors via DTC;

(iii)	where necessary or desired by any Party, filed with the SEC; and

(iv)	in respect to the Notes Trustee only, in accordance with the terms of the Notes Indenture;

(u)

where this Deed refers to a document, notice or confirmation being delivered to a Party or the Parties, each Party agrees that it will be sufficient (if applicable) for the relevant document, notice or confirmation to be sent by way of email to:

(i)	in respect of the Company, the Company’s Legal Adviser;

(ii)	in respect of the Consenting Noteholders, the Consenting Noteholders’ Legal Adviser;

(iii)	in respect of the Plan Creditors, the Information Agent (for onward distribution to the Plan Creditors);

(iv)

in respect of any other Party, any respective adviser or any legal adviser as notified to the Company and in the case of any New Notes Administrative Party, to the relevant e-mail address set forth in the New Notes Documents; and

(v)

each Party agrees that, in this Deed, where an action is expressed as being required to be taken by a Party’s Adviser, such Party shall promptly instruct its Adviser to perform such action in accordance with the relevant term of this Deed.

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1.3	Instructions to each Administrative Party

By its execution of, or accession to (as applicable), this Deed, the Company (for itself and acting as the attorney and agent of the Plan Creditors, on their instructions and under their authorisation given to and conferred upon by the Plan Document) and, each Plan Creditor irrevocably and unconditionally authorises, instructs and directs each Administrative Party and each of their authorised signatories and delegates, and shall give such other directions as may be necessary from time to time, to:

(a)	enter into this Deed and each other Restructuring Document to which that Administrative Party is a party;

(b)	deliver, provide, release and date the same in accordance with the terms of this Deed; and

(c)

take any and all action as may be necessary and/or desirable under this Deed in order for the Notes Restructuring to be implemented in accordance with the provisions of this Deed and the Restructuring Documents, subject, in the case of each New Notes Administrative Party, to the protections, immunities, rights, powers, authorities, indemnities and limitations of liability for the benefit of that New Notes Administrative Party which are set out in the relevant New Notes Documents pursuant to which such New Notes Administrative Party is appointed as incorporated into this Deed pursuant to Clause 1.4(b)(i), and in each case, without being required to obtain any further Authorisations from any Plan Creditor, New Money Participant or any other person. In the event that any Administrative Party has acted on any such Authorisation (including, without limitation, such Administrative Party signing and/or delivering any Restructuring Document to which it is a party) and the Termination Date occurs subsequent to such action by such Administrative Party, each Plan Creditor and New Money Participant acknowledges and agrees that such Administrative Party shall have no liability for having so acted except in the case of gross negligence, wilful default, wilful misconduct or fraud or, in the case of the New Notes Administrative Parties, fraud, gross negligence or wilful default.

1.4	Role of the Administrative Parties

(a)

Each Administrative Party will exercise its powers and authority under this Deed in the manner provided for in the Restructuring Documents (to which it is a party and, to the extent such document has not become effective in accordance with its terms, on and from the date on which it becomes so effective in accordance with its terms) and the TSA in accordance with the instructions given in Clause 1.3 (Instructions to each Administrative Party).

(b)	Each Party hereto acknowledges and agrees that, notwithstanding anything to the contrary in this Deed, any other Restructuring Document or the TSA:

(i)

each Administrative Party shall have all of the protections, immunities, rights, powers, authorities, indemnities, limitations of liability and benefits conferred on it under and by the Restructuring Documents (to which it is a party) and the TSA on and from the date of this Deed, as though set out in this Deed in full, mutatis mutandis, notwithstanding that any such document may not take full force and effect until the Restructuring Effective Date , and all such protections, immunities, rights, powers, authorities, indemnities, limitations of liability and benefits governed by and construed in accordance with the laws of the State of New York conferred on it under the New Notes Documents; and

(ii)

the Notes Trustee and the New Notes Administrative Parties shall have: (i) only those duties, obligations and responsibilities as are expressly specified in this Deed and the other Restructuring Documents to which the Notes Trustee and the New Notes Administrative Parties are a party (and no others shall be implied), and all such duties, obligations and responsibilities are solely of a mechanical and administrative nature, and all such duties, obligations and responsibilities shall be subject to, and limited by, the terms of the deed of undertaking or the Restructuring Document (as applicable) entered into by the Notes Trustee and the New Notes Administrative Parties in

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connection with the Restructuring Plan; and (ii) all of the limitations, protections, indemnities, benefits, immunities and exculpations conferred on it in the Notes Indenture and the New Notes Documents (incorporated into this Deed pursuant to Clause 1.4(b)(i)), respectively.

2	EFFECTIVENESS

This Deed will become effective and legally binding, as between the Original Parties hereto, on the date (the “Effective Date”) on which it is executed by all the Original Parties hereto, provided that the Effective Date shall not occur before the Plan Effective Date.

3	RESTRUCTURING CONDITIONS

3.1	Execution of the Restructuring Documents

(a)	As soon as reasonably practicable following the Plan Effective Date:

(i)

the Company shall sign but leave undated (and, where applicable, undelivered), or date but deliver in escrow (as required pursuant to the relevant Restructuring Step), each Restructuring Document to which it is a party; and

(ii)

the Company (acting as the attorney and agent of the Plan Creditors, on the instructions and under the authorisation of the Plan Creditors given to and conferred upon it under the Plan Document) shall sign but leave undated (and, where applicable, undelivered), or date but deliver in escrow (as required pursuant to the relevant Restructuring Step), each Restructuring Document on behalf of the Plan Creditors who are party to them.

(b)	Promptly after the Company receives confirmation from the Company’s Legal Adviser that:

(i)	the Company’s Legal Adviser is holding all of the signature pages for all Parties (and full execution versions, as applicable) for each Restructuring Document; and

(ii)

the Company’s Legal Adviser has received irrevocable instructions and authorisation from each party to each Restructuring Document (other than a Party, whose irrevocable instructions and authorisations are given pursuant to this Deed) to date each relevant Restructuring Document and release all such signature pages in accordance with Clause 4 (Pre-Restructuring Steps) and the Restructuring Steps in a form equivalent to the authorisation referred to in Clause 3.2 (Dating and delivery of the Restructuring Documents), the Company (or Company’s Legal Adviser) shall deliver a notice to the Notice Parties notifying them that the Company’s Legal Adviser is holding all of the signature pages for all parties (and full execution versions, as applicable) for each Restructuring Document (the “Restructuring Documents Notice”).

(c)

The signature pages of the Parties to the relevant Restructuring Documents shall be held in escrow by the Company and shall be dated, released and become effective in accordance with the Restructuring Steps.

3.2	Dating and delivery of the Restructuring Documents

(a)

The delivery by (or on behalf of) a Party of all of its signature pages to each relevant Restructuring Document to the Company in accordance with this Clause 3 (Restructuring Conditions) shall constitute that Party’s irrevocable instruction and authorisation to the Company to (subject to the occurrence of the Restructuring Steps Start Time and the terms of this Deed) date, complete, release and, if applicable, deliver the Restructuring Documents to which that Party is a party in accordance with the Restructuring Steps, without being required to obtain any further consents or authorisations from any Party or from any other person or entity. For the avoidance of doubt, the instruction and authorisation

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referred to above shall apply equally to the delivery by the Company of signature pages to Restructuring Documents it has signed on behalf of the Plan Creditors (acting on the instructions and under the authorisation of the Plan Creditors given to and conferred upon it by the Plan Document). Where this Deed refers to the Company dating and completing, releasing and if applicable, delivering a Restructuring Document, such obligation shall be satisfied by the Company’s Legal Adviser dating, completing, releasing and delivering that Restructuring Document on the Company’s behalf.

(b)

Each Party acknowledges and agrees that until the Termination Date, the instructions and authorisations given by each Party in accordance with this Clause 3 (Restructuring Conditions) cannot be revoked, that any attempt to revoke such instructions shall be of no effect and that the provisions of this Deed shall continue to apply to any action the subject of such instructions and authorisations notwithstanding such purported revocation.

(c)

If any figure or other numerical values are required to be inserted into a Restructuring Document before it can be released and, if applicable, delivered in accordance with the terms of this Deed, the Company’s Legal Adviser shall insert such information in consultation with: (i) the Company; (ii) the Information Agent and (iii) the Consenting Noteholders’ Legal Adviser, and provided that any such figure or numerical value shall be in accordance with the Allocation Schedule.

(d)

Where a Restructuring Step refers to a document, notice or confirmation being delivered to a Party or the Parties, each Party agrees that it will be sufficient for the relevant document, notice or confirmation to be:

(i)	uploaded on the Plan Website;

(ii)	delivered to Plan Creditors via DTC;

(iii)	in respect to the Notes Trustee only, in accordance with the terms of the Notes Indenture; and

(iv)	in respect of the New Notes Documents, in accordance with the notice provisions set forth therein.

(e)

Each Group Party hereby authorises the Company’s Legal Adviser to take any step, make any confirmation and/or send any notice required to be sent by such Group Party pursuant to the Restructuring Steps on its behalf and each Party acknowledges and agrees such step taken, confirmation and/or notice sent by the Company’s Legal Adviser shall satisfy any such obligation under the Restructuring Steps.

(f)	Any reference in the Restructuring Steps to a document being dated and released shall mean the Company’s Legal Adviser dating and releasing such document.

3.3	Satisfaction of conditions precedent

(a)

Each Party shall, to the extent within its control, take all reasonable steps necessary to ensure, and shall use all reasonable endeavours to procure that it, and any necessary other person, shall execute any documents or take such steps as required to ensure that each of the Restructuring Conditions Precedent are satisfied as soon as practicable following the Effective Date, and where a Restructuring Conditions Precedent is expressed to be subject to a satisfaction or approval right of a Party, that Party shall act reasonably and in good faith in exercising such right.

(b)

Other than in respect of those Restructuring Conditions Precedent that shall be satisfied pursuant to: (i) the dating and release of such documents; (ii) the occurrence of the Restructuring Steps Start Time, the Restructuring Effective Date or any Restructuring Step; and (iii) the occurrence of dating and/or releasing certain conditions precedent customarily satisfied on the funding date, where a Party has satisfaction or approval rights in relation to a Restructuring Conditions Precedent, that Party shall, directly or through its legal adviser, promptly confirm to the Company in writing once it is satisfied with or has approved (as applicable) the relevant Restructuring Conditions Precedent.

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4	PRE-RESTRUCTURING STEPS

4.1	Plan Effectiveness and Participation Spreadsheets

Prior to the Restructuring Steps Start Time:

(a)	the Plan Effective Date must have occurred;

(b)	the HMRC Confirmation Letter shall have been delivered to the Registrar of Companies;

(c)

the Conditional Expiration Time shall have occurred and the DTC Participant Spreadsheets and the Designation Spreadsheets, as applicable, have been received by the Information Agent on or before 11:59 p.m. (New York City time) on the Conditional Expiration Date; and

(d)	FGI shall have filed a Current Report on Form 8-K with respect to the press release notifying Noteholders of the Sanction Order having been granted.

4.2	Allocation Schedule

(a)

Prior to the Restructuring Steps Start Time and following the Conditional Expiration Time, the Information Agent shall, promptly following the download of the results of the Exchange Offer from DTC, verify and agree with DTC the identity and quantum of the Notes that have been validly tendered in each of the tendering options in ATOP in respect of the Rights Offering (the “Tender Verification Process”).

(b)	Following the completion of the Tender Verification Process but prior to the Restructuring Steps Start Time:

(i)

FGI shall calculate each Plan Creditor’s accrued and unpaid coupon under the Notes as at the Restructuring Effective Date, which shall be settled in cash in accordance with Clause 7 (Restructuring Steps);

(ii)	the Financial Advisers shall calculate (with assistance from the Information Agent and the Group, and in consultation with the Consenting Noteholders):

(A)	the shortfall allocable to the Backstop Providers;

(B)	each Backstop Provider’s allocation of Backstop Premium;

(C)	each Backstop Provider’s Funding Amount; and

(the “Financial Adviser Schedule”);

(iii)	the Information Agent shall calculate:

(A)	each Plan Creditor’s allocation of New Notes;

(B)	each Plan Creditor’s allocation of Warrants;

(C)	each Plan Creditor’s allocation of Common Stock; and

(D)	each relevant Noteholder’s allocation of the Consent Premium,

(the “Information Agent Schedule” and, together with the Financial Adviser Schedule, the “Allocation Schedule”) and make available the Allocation Schedule to the Company, the Consenting Noteholders and the Advisers for their approval (in each case acting reasonably) as soon as possible after the Conditional Expiration Time and, unless otherwise agreed between the Company, the Information Agent and the Required Consenting Noteholders, by no later than two Business Days prior to the scheduled Restructuring Effective Date; and

(iv)

the Backstop Providers shall manually fund an amount equal to their Backstop Provider’s Funding Amount into the Information Agent’s subscription account in DTC in accordance with the details provided in the Backstop Commitment Certificate.

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4.3	Funding from New Money Participants and Backstop Providers

(a)

In order to participate in the New Money Offering, each New Money Participant shall have instructed their DTC Participant to validly complete and submit to DTC their Notes via ATOP prior to 5:00 p.m. (New York City time) on the Conditional Expiration Date.

(b)	Promptly after the Allocation Schedule has been finalised in accordance with the terms of this Deed:

(i)

the Information Agent shall coordinate with DTC regarding the scheduled date for DTC’s funding of the New Money Commitments on behalf of New Money Participants (that are not Backstop Providers) in accordance with the terms of the Registration Statements; and

(ii)	FGI shall give notice to each Backstop Provider of the date for funding the Backstop Provider’s Funding Amount in accordance with the terms of the Backstop Commitment Certificate.

4.4	Restructuring Effective Date Payments

By no later than three Business Days prior to the scheduled Restructuring Effective Date, FGI shall agree with:

(a)	each Adviser;

(b)	the Information Agent;

(c)	the Retail Advocate and their legal advisers;

(d)	the Dealer Manager;

(e)	the Dealer Manager’s Advisers; and

(f)	the New Notes Administrative Parties,

their fees and reasonable transaction costs and expenses (including, without limitation legal costs, fees and expenses) incurred pursuant to the relevant engagement or fees letters with the Group, to be set out in a schedule and to be paid in accordance with the Restructuring Steps (the “Advisers’ Fee Schedule”).

5	PARTICIPATION IN NEW MONEY

5.1	Backstop Amounts

Each Backstop Provider agrees and acknowledges that its Backstop Provider’s Funding Amount shall be calculated by the Financial Advisers and recorded in the Allocation Schedule.

5.2	Participation of Plan Creditors in New Money

(a)

Each New Money Participant (including the Backstop Providers), that has elected in its Plan Creditor Letter or by submitting it Participation Spreadsheet, to participate in New Money shall fund its portion of the New Money and be entitled to its New Money Premium pursuant to the Restructuring Steps.

(b)

The Information Agent shall, in respect of each New Money Participant, calculate the New Money Premium attributable to each such New Money Participant (subject to review by, and input from, the Financial Advisers and the Financial Adviser Schedule). All allocations shall be rounded in accordance with the terms of the Registration Statements.

6	RESTRUCTURING STEPS START TIME

6.1	Restructuring Steps Start Time

The Restructuring Steps Start Time will occur (and, at such time, the Company shall deliver a notice to the Notice Parties of its occurrence) when:

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(a)	the Company has delivered the Restructuring Documents Notice to the Notice Parties in accordance with Clause 3.1 (Execution of the Restructuring Documents);

(b)	the Company has received confirmation from the Information Agent and the Advisers that the Allocation Schedule has been agreed pursuant to Clauses 4.2 (Allocation Schedule);

(c)	subject to Clause 6.2 (Waiver of Restructuring Conditions Precedent) below, the Company has received confirmation in writing from:

(i)	the Company’s Legal Adviser; and

(ii)	the Consenting Noteholders’ Legal Adviser,

that, to the best of their knowledge, other than in respect of those conditions that shall be satisfied pursuant to: (i) the dating and release of such documents; and (ii) the occurrence of the Restructuring Steps Start Time, all of the Restructuring Conditions Precedent have been satisfied or waived (other than those Restructuring Conditions Precedent that are by their nature to be satisfied on or (if applicable) after the Restructuring Effective Date).

6.2	Waiver of Restructuring Conditions Precedent

Any Restructuring Conditions Precedent may be waived with the written consent of the Company, FGI and the Required Consenting Noteholders (or their advisers on their behalf), and the Company shall give notice of any such waiver to the Notice Parties.

6.3	Restructuring Steps Start Time Notice

Upon the occurrence of the Restructuring Steps Start Time, the Company (or, if applicable, the Company’s Legal Adviser) shall deliver to each of the Notice Parties a notice confirming that the Restructuring Steps Start Time has occurred.

7	RESTRUCTURING STEPS

7.1	Sequencing of Restructuring Steps

(a)

Following delivery of the Restructuring Steps Start Time notice by the Company (or the Company’s Legal Adviser, if applicable) in accordance with Clause 6.3 (Restructuring Steps Start Time Notice), the Restructuring Steps shall occur in the order described in this Clause 7 (Restructuring Steps), provided that:

(i)	none of the Restructuring Steps shall take place unless all transactions contemplated by such Restructuring Steps are capable of being completed in full;

(ii)

subject to paragraph (iii) below, unless a Restructuring Step is expressed to take place simultaneously with a prior Restructuring Step, no Restructuring Step shall take place unless the prior Restructuring Step has been completed in full;

(iii)

the following actions are not required to be completed in full before the implementation of the Restructuring Steps set out in the immediately following Clause or paragraph (as applicable) or the steps set out thereafter:

(A)	the issuance and settlement of the New Notes through DTC; and

(B)	the cancellation of the Notes by DTC pursuant to the Cancellation Order.

(b)	Each transaction or sub-step in a Restructuring Step shall, unless stated otherwise, be deemed to occur simultaneously.

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(c)	Each Restructuring Step shall be completed as soon as reasonably practicable following the completion of the previous Restructuring Step.

(d)	In the event that any Restructuring Step (a “Relevant Restructuring Step”) is not completed on the Business Day on which the Restructuring Steps are commenced:

(i)

the process of the closing of the Notes Restructuring shall be paused until the date on which the Relevant Restructuring Step and all remaining Restructuring Steps can be completed (on which date all such remaining Restructuring Steps shall be completed);

(ii)	to the fullest extent permitted by law, any Restructuring Step completed before the Relevant Restructuring Step shall be deemed to have occurred on the Restructuring Effective Date;

(iii)

no Party shall be permitted to raise any objection for the purposes of this Deed or the Restructuring Plan in connection with the fact that a Restructuring Step has not been completed on the Restructuring Effective Date by reason of the operation of the provisions of this Clause 7.1(d) (Sequencing of Restructuring Steps); and

(iv)

in the event that any Restructuring Step completed before the Relevant Restructuring Step cannot be treated as having occurred on a subsequent date under the provisions of this Clause 7.1(d) (Sequencing of Restructuring Steps), then the fact of its occurrence on a date prior to the Restructuring Effective Date shall not prevent it from being regarded for the purposes of the Restructuring Plan as having occurred on the Restructuring Effective Date.

(e)

In the event that an order of a Governmental Body or court of competent jurisdiction restraining or otherwise preventing the implementation of the Notes Restructuring has been made and not been revoked or dismissed, no further Restructuring Step is required to be taken by any Party until such time that such order has been revoked or dismissed or this Deed has terminated in accordance with its terms.

(f)

The provisions of Clause 11 (Termination) shall apply to the extent that this Deed is terminated in accordance with its terms and some but not all of the Restructuring Steps have been completed in full or in part.

(g)

The Company (or the Company’s Legal Adviser) shall promptly notify the Notice Parties and the Notes Trustee of the Restructuring Effective Date and shall procure that such notice is uploaded on the Plan Website.

7.2	Restructuring Step 1: New Money Commitments are released in DTC

The Information Agent will confirm that they have received the aggregate amount of the Backstop Provider’s Funding Amounts into the Information Agent’s subscriptions account.

7.3	Restructuring Step 2: Notes are cancelled and Issuance of New Notes, Warrants and Common Stock

Immediately following the completion of Restructuring Step 1 above, and, in part, in consideration for the New Money, the following shall occur simultaneously:

(a)

following confirmation from the Company that Restructuring Step 1 has occurred and in accordance with the terms of the Cancellation Order, the Notes Trustee irrevocably instructs the cancellation of the Notes in consideration for the distribution of the Plan Consideration following which no Group Party nor any relevant Administrative Party shall have any Liability to any Noteholder or their custodian (as applicable);

(b)

FGI shall date and release the New Notes Indentures, which shall become effective in accordance with their terms and FGI shall deliver to the New Notes Trustee an Authentication Order with respect to each of the New Notes Indentures to facilitate the issuance of the New Notes (including any New Notes issued in respect of the Backstop Premium) in the amounts set out in the Allocation Schedule or in the amounts set forth in the Backstop Commitment Certificate to settle through DTC;

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(c)

FGI will date and release the Warrant Agency Agreement, which shall become effective in accordance with its terms and FGI shall issue the Warrant Agent an instruction letter to facilitate the issuance of the Warrants in the amounts set out in the Allocation Schedule to settle through DTC or in book-entry form, in the case of the Consenting Noteholders, on the Warrant Agent’s books and records;

(d)

FGI shall issue the Transfer Agent an instruction letter to facilitate the issuance of the Common Stock representing the New Stock Investment in the amounts set out in the Allocation Schedule to settle through DTC or in book-entry form, in the case of the Consenting Noteholders, on the Transfer Agent’s books and records;

(e)

the New Notes Trustee shall settle the issuance of the New Notes (including any New Notes issued in respect of the Backstop Premium) in the amounts set out in the Allocation Schedule or in the amounts set forth in the Backstop Commitment Certificate to settle through DTC;

(f)

the Warrant Agent shall issue the Warrants in the amounts set out in the Allocation Schedule and the Backstop Commitment Certificates, to be settled through DTC and, with respect to the Backstop Providers, on the books and records of the Warrant Agent;

(g)

the Transfer Agent shall issue the Common Stock in the amounts set out in the Allocation Schedule and the Backstop Commitment Certificate, to be settled through DTC or in book-entry form, as applicable; and

(h)	promptly following completion of the Restructuring Step at paragraphs (a) - (d) above, FGI will issue a public announcement of the same.

7.4	Restructuring Step 3: Executing the New Notes Collateral Agreements

Simultaneously with Restructuring Step 2 above, the Company shall date, deliver, and release the New Notes Collateral Agreements, which shall become effective in accordance with their terms.

7.5	Restructuring Step 4: ABL Intercreditor Agreement

Simultaneously with Restructuring Step 3 above, the Company shall date and release the ABL Intercreditor Agreement, which shall become effective in accordance with its terms.

7.6	Restructuring Step 5: Restructuring Effective Date Payments

FGI, or such other member of the Group as FGI notifies to the Advisers, shall pay the reasonable transaction costs, expenses and advisers’ fees set out in the Advisers’ Fee Schedule.

7.7	Restructuring Step 6: Release

(a)	Immediately following the completion of Restructuring Step 5 above, the Company shall date the Mutual Release Agreement.

(b)	Simultaneously with the part of Restructuring Step 6 in paragraph (a) above the Company shall date, deliver, and release the Deed of Release.

8	RESTRUCTURING EFFECTIVE DATE

8.1	The Restructuring Effective Date shall occur immediately upon the completion of the last Restructuring Step.

8.2	The Company shall notify the Information Agent, the Trustees and the Consenting Noteholder’s Adviser promptly following the occurrence of (and on the same date as) the Restructuring Effective Date.

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8.3

Promptly following the occurrence of the Restructuring Effective Date, the Company shall file a Current Report on Form 8-K confirming that the Restructuring Effective Date has occurred, and shall issue a public announcement on the “Investors” page of FGI’s website (https://www.fossilgroup.com/investors/events-and-news/press-releases), confirming the occurrence of the Restructuring Effective Date.

9	POST-RESTRUCTURING EFFECTIVE DATE STEPS

9.1	Settlement of the Plan Consideration

The Information Agent shall procure the settlement of the Plan Consideration through DTC as soon as is reasonably practicable after the Restructuring Effective Date.

9.2	Notification of the New Stock Investment to NASDAQ

The Company shall, promptly after the Restructuring Effective Date, notify NASDAQ regarding the issuance of the Common Stock (that shall be fully paid up, free from all liens, charges and encumbrances and with all rights attaching thereto and shall rank pari passu in all respects with the other Common Stock) as part of the New Stock Investment and the issuance of the Warrants, in the amounts set out in the Allocation Schedule.

9.3	Security perfection

As soon as practicable following the Restructuring Effective Date, the Group Parties shall undertake any perfection steps required in respect of the New Notes Collateral Agreements in accordance with the terms thereof.

10	ALLOCATION AND DISTRIBUTION OF PLAN CONSIDERATION

10.1	Plan Consideration

(a)	Each Plan Creditor shall receive its Plan Consideration via DTC in accordance with the customary KYC practices of DTC and its participants.

(b)

To be eligible to participate in the New Money Offering, have its New Money Commitment deducted from its DTC Participant’s account and to receive First-Out Notes and the New Money Premium through its DTC Participants following on the Restructuring Effective Date, the Plan Creditor must have validly completed and submitted the relevant parts of the Plan Creditor Letter, Agent/Attorney-in-Fact and Proxy Nomination Form or have electronically delivered their Notes into the voluntary corporate action event established on the ATOP system for the Exchange Offer (as applicable). Any Plan Creditor who does not submit a Plan Creditor Letter, Agent/Attorney-in-Fact and Proxy Nomination Form or electronically delivered their Notes into the voluntary corporate action event established on the ATOP system for the Exchange Offer (as applicable) shall receive Second-Out Notes and the Warrants which shall be settled through DTC via their DTC Participant.

(c)	Where there is a discrepancy between a Plan Creditor’s allocation of Plan Consideration, their New Money Entitlement, or the New Money Premium (as applicable):

(i)	as calculated in accordance with the provisions of the relevant Restructuring Document; and

(ii)	as set out in the Allocation Schedule,

the Plan Consideration, New Money Entitlement and New Money Premium (as applicable) as calculated in accordance with the Allocation Schedule shall prevail.

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10.2	Consent Premium

Noteholders that participated in the Consent Solicitation shall receive their pro rata allocation of the Consent Premium in accordance with its terms on the Restructuring Effective Date in the amount set out in the Allocation Schedule.

10.3	Calculation of New Notes allocation, Backstop Premium, New Money Premium and Consent Premium

(a)	The New Notes allocation for:

(i)	each New Money Participant’s (other than the Backstop Providers) First-Out Notes, shall be calculated in accordance with the below:

y =	(z)	x 0.21667
150,000,000

y = the New Money Participant’s First-Out Notes allocation; and

z = the aggregate principal amount of the New Money Participant’s Notes

(ii)	each Backstop Provider’s First-Out Notes, shall be calculated:

(A)	in accordance with paragraph (a)(i) above; plus

(B)	an amount equal to:

a = (32,500,000 – b) x c

a = the Backstop Provider’s Funding Amount;

b = the aggregate New Money Commitments; and

c = the relevant Backstop Provider’s Backstop Commitment as a percentage of the total Backstop Commitments,

plus

(C)	its Backstop Premium as set out in the TSA;

(iii)	each Noteholder who is not a New Money Participant’s Second-Out Notes shall be equal to their aggregate Liabilities outstanding to them pursuant to the Second-Out Notes Indenture

(b)	The New Money Premium of each New Money Participant shall be calculated by dividing each New Money Participant’s New Money Entitlement by 34.06 and rounding down to the nearest whole number of shares.

(c)

The Warrants shall be allocated to each Noteholder in an amount equal to the aggregate Liabilities outstanding to them pursuant to the Notes Indenture divided by the aggregate Liabilities outstanding pursuant to the Notes Indenture multiplied by three (3) million.

(d)

The Consent Premium of each Noteholder that participated in the Consent Solicitation shall be calculated by dividing the relevant Noteholder’s holdings in the Notes by the aggregate holdings in the Notes of all the consenting Noteholders and multiplying that by US $1.0 million.

11	TERMINATION

11.1

Subject to Clause 12 (Survival), this Deed will terminate automatically and without the need for any further action by or on behalf of any person or Party if the Restructuring Steps have not been completed in accordance with the terms of this Deed on or before the Restructuring Longstop Date.

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11.2

This Deed may be terminated by the written consent of the Company, FGI, and the Consenting Noteholders if such parties (in their absolute discretion having taken appropriate professional advice) consider that there is no reasonable prospect of the Notes Restructuring being successfully implemented.

11.3

Following the Termination Date, the Parties reserve any and all rights and remedies they may have against any of the other Parties which have accrued or arisen prior to the Termination Date and agree that, after the Termination Date, they may enforce those rights and remedies to their full extent notwithstanding the termination of this Deed or any term to the contrary contained herein.

11.4	If this Deed is terminated or terminates in accordance with its terms prior to the occurrence of the Restructuring Effective Date then the Parties agree:

(a)

that any of the Restructuring Steps completed or actions taken under this Deed prior to the Termination Date will be deemed not to have been completed or taken and shall have no legal or binding effect (in law or otherwise) and will be deemed to be null and void and to have never occurred pursuant to the Restructuring Plan or this Deed;

(b)

following the Termination Date, to the extent permitted by law, and subject to Clause 11.4(c) (Termination) below, to use all reasonable endeavors to take such steps necessary or desirable to reverse any steps already taken in contemplation of the implementation of the Notes Restructuring such that each relevant Party, to the extent legally and practically possible, shall be put back into the position it was in prior to such step, with any such reasonable costs or expenses incurred by a Party arising therefrom to be borne by the Company; and

(c)

to the extent that the Company does not agree to pay the costs and expenses set out in Clause 11.4(b) (Termination) above, no Party shall be required to take steps necessary or desirable to reverse any steps already taken in contemplation of the implementation of the Notes Restructuring if those steps would necessitate the incurrence of out-of-pocket expenses by that Party.

12	SURVIVAL

The rights and obligations of the Parties under Clause 1 (Interpretation), Clause 11.3 (Termination), Clause 11.4 (Termination), this Clause 12 (Survival), Clause 13 (Relationship with Other Documents), Clause 17 (Specific Performance), Clause 18 (Notices) and Clause 19 (Other Provisions) and the rights and obligations of the Parties in respect of breaches of this Deed which have accrued prior to the Termination Date shall, in each case, continue notwithstanding the occurrence of the Termination Date.

13	RELATIONSHIP WITH OTHER DOCUMENTS

(a)

Unless a contrary indication appears in this Deed and until such time as the rights and/or obligations of the Parties under or in connection with the TSA and/or the Notes have been discharged, released, replaced and/or cancelled (as the case may be), the relevant Parties shall continue to comply with the TSA and/or the Notes Indenture provided that, in the event of any inconsistency between the TSA and/or the Notes Indenture and this Deed, this Deed shall prevail.

(b)

As and when each of the Restructuring Documents becomes effective, they shall remain subject to this Deed until the Restructuring Effective Date. Until the Restructuring Effective Date, in the event of any inconsistency between any Restructuring Document and this Deed, this Deed shall prevail.

14	REPRESENTATIONS AND WARRANTIES

Each Party (other than the Notes Trustee and the New Notes Administrative Parties) represents and warrants to each of the other Parties as to itself, as at the Effective Date and on the Restructuring Effective Date that:

(a)

it, and if applicable, the duly authorised attorney acting on its behalf, has all requisite power, authority and legal capacity to execute, deliver and perform its obligations under this Deed, and to consummate the transactions contemplated by the Notes Restructuring;

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(b)	the execution, delivery and performance by it of this Deed has been duly authorised by all necessary corporate or other organisational action on its behalf;

(c)

as far as it is aware, this Deed has been duly and validly executed and delivered by it and is a binding obligation enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganisation, moratorium, procedural and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity);

(d)

as far as it is aware, the entry into and performance by it of, and the transactions contemplated by, this Deed do not and will not conflict with any law or regulation applicable to it or its constitutional documents; and

(e)	it is duly incorporated and validly existing under the laws of the jurisdiction of its incorporation or formation.

15	AMENDMENTS AND WAIVERS

15.1	General Rule

Subject to Clause 15.2 (Exceptions), any term of this Deed (including its Schedules) may be amended, modified or waived only with the prior written consent of the Company and the Required Consenting Noteholders.

15.2	Exceptions

Any amendment, modification or waiver of this Deed (including its Schedules) which is:

(i)	minor or technical in nature;

(ii)	necessary or desirable for the implementation of the Notes Restructuring; and

(iii)	could not reasonably be expected directly or indirectly to have a material adverse effect on the interests of any Party (other than the Company),

may be made by the Company (in consultation with the Consenting Noteholder’s Adviser) without the prior consent of any other Party, provided that any such amendment, modification or waiver that could reasonably be expected directly or indirectly to have a material adverse effect on the interests of a Plan Creditor, New Notes Administrative Parties or other Party may not be made without the prior written consent of that Plan Creditor, New Notes Administrative Parties or that other Party.

15.3	Other provisions

If any Party fails to accept or refuse a request for a consent, waiver, amendment of, or in relation to, any of the terms of this Deed, or other vote of the Parties under the terms of this Deed, within ten (10) Business Days (unless the Company agrees to a longer time period in relation to any request) of that request being uploaded to the Plan Website by the Information Agent or in the case of the Notes Trustee being notified of the same, or notifies the Company in writing that it is abstaining from responding to such request:

(a)

its Claims shall not be included for the purpose of calculating the value of the Claims when ascertaining whether any relevant percentage (including, for the avoidance of doubt, unanimity) in value of the relevant Parties has been obtained to approve that request; or

(b)	in relation to the Parties that are not Plan Creditors, such Party shall be deemed to have consented to that request.

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16	FURTHER ASSURANCE

Each Party shall promptly, at the reasonable request of any other Party, execute and deliver such other documents, notices or instructions and take such actions reasonably necessary or desirable to implement the transactions contemplated by the Restructuring Plan, this Deed or any other Restructuring Document, provided that:

(a)

no Party shall be required to incur any out-of-pocket costs or expenses (including, without limitation, reasonable fees, costs, expenses and disbursements of legal counsel) unless the Company has agreed in writing to pay those costs or expenses; and

(b)

such actions shall be consistent with, and for the consummation of the transactions as contemplated by, the Restructuring Documents to which that Party (other than the New Notes Administrative Parties) is a party to.

17	SPECIFIC PERFORMANCE

Without prejudice to any other remedy available to any Party, the obligations of the Parties under this Deed may, subject to applicable law, be the subject of specific performance by the relevant Parties. Each Party acknowledges that damages are not an adequate remedy for any breach of its obligations under this Deed. In no event will the New Notes Administrative Parties be liable for any lost profits or for any incidental, indirect, special, consequential or punitive losses or damages of any kind whatsoever whether or not the New Notes Administrative Parties knew of the possibility or likelihood of such damages and regardless of the form of action.

18	NOTICES

(a)

Any communication made or received or any notice or confirmation to be provided under or in connection with this Deed may be made or received by a Party’s respective Adviser (or any other legal adviser as notified to the Parties) on behalf of that Party, and, if so made or received, shall be deemed to be made or received by such Party.

(b)	Any notice or other written communication to be given under or in relation to this Deed must be given in the English language by email to the email address as set out below.

(c)	The addresses for notices are as follows:

(i)	for the Company to:

Fossil Group, Inc.

901 S. Central Expressway

Richardson, TX 75080

Attn:	Randy Hyne
Email:	randyh@fossil.com

with copies to:

Weil, Gotshal & Manges LLP

110 Fetter Lane

London, EC4A 1HP

Attn: Andrew Wilkinson / Gemma Sage

Email:

andrew.wilkinson@weil.com
gemma.sage@weil.com
fossil.restructuringplan@weil.com

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(ii)	if to a Consenting Noteholder, to:

Ropes & Gray LLP, 1211 Avenue of the Americas, New York, NY 10036

Attention: Leonard Klingbaum, Sam Badawi, Matthew Roose and Faiza Rahman

Email: leonard.klingbaum@ropesgray.com, sam.badawi@ropesgray.com,

matthew.roose@ropesgray.com and faiza.rahman@ropesgray.com

Ropes & Gray International LLP

60 Ludgate Hill

London

EC4M 7AW

Attn:	Matthew Czyzyk
Email:	Matthew.Czyzyk@ropesgray.com

(iii)	if to the Notes Trustee, to:

The Bank of New York Mellon Trust Company, N.A.,

311 S. Wacker Drive, Suite 6200B

Chicago, IL 60606

Attention:	Darnella Tinnel-Crawford
Email:	Darnella.Tinnel@bnymellon.com

(iv)	for the New Notes Administrative Parties, to:

[**]

(v)	in the case of any other person, any email address set forth for that person on their signature page to this Deed or in any agreement entered into in connection with this Deed.

(d)	Any notice or other written communication to be given under this Deed shall be deemed to have been served:

(i)	in the case of any Party other than a Plan Creditor, at the time of transmission if sent by email; and

(ii)	in the case of Plan Creditors only, when such notice or other written communication is published on the Plan Website or issued via DTC,

provided, in each case, such notice or other written communication is in legible form.

(e)

The accidental omission to send any notice, written communication or other document in accordance with this Clause 18 (Notices), or the non-receipt of any such notice by any Party, shall not affect the provisions of this Deed.

19	OTHER PROVISIONS

19.1	Third Party Rights

(a)

Unless otherwise provided in this Deed, a person who is not a Party to this Deed may not enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999 and, notwithstanding any term of this Deed, no consent of any third party is required for any amendment, waiver, release, compromise or termination of this Deed.

(b)

The Company’s Legal Adviser shall be entitled to rely on, enforce and enjoy the benefit of Clause 3 (Restructuring Conditions) (to the extent referred to therein) and any other provision of this document expressed to be in their favour as if it were a party to this Deed.

(c)	Notwithstanding any term of this Deed, the consent of any person who is not a Party is not required to rescind or vary this Deed at any time.

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19.2	Reservation of rights

(a)

Save as expressly provided in this Deed or the Restructuring Documents, nothing contained herein effects a modification or cancellation of any Party’s rights under the Notes to which it is a party other than in the manner and to the extent explicitly contemplated herein.

(b)

If the Restructuring Effective Date does not occur or this Deed is terminated for any reason (other than after the Restructuring Effective Date), the Parties fully reserve all of their rights and remedies under or in connection with the Notes.

19.3	Severability

If a term of this Deed is or becomes illegal, invalid or unenforceable in any jurisdiction, that will not affect:

(a)	the legality, validity or enforceability of any other term of this Deed; or

(b)	the legality, validity or enforceability in other jurisdictions of that term or any other term of this Deed.

19.4	Parties’ rights and obligations

(a)

The obligations of each Party under this Deed are separate and independent obligations. Failure by a Party to perform its obligations under this Deed shall not affect the obligations of any other Party under this Deed. No Party is responsible for the obligations of any other Party under this Deed.

(b)	The rights of each Party under or in connection with this Deed are separate and independent rights. Each Party may separately and independently enforce its rights under this Deed.

(c)

If a single legal entity enters into this Deed in more than one capacity, that entity’s rights and obligations under this Deed will be and will be regarded as separate and independent in each of those capacities.

19.5	Counterparts

(a)

This Deed may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument.

(b)

This Deed may be delivered by email (including pdf) or any electronic means. Any counterpart so delivered and executed (including by e-signature or other electronic means) shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law. For the avoidance of doubt, the foregoing also applies to any amendment, extension or renewal of this Deed.

19.6	Partial invalidity

If, at any time, any provision of this Deed is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction:

(a)

neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provisions under the law of any other jurisdiction will in any way be affected or impaired;

(b)	the invalid provision will be deemed to be replaced with a legal provision that is as close as possible to the original; and

(c)

if a single legal entity enters into this Deed in more than one capacity, that entity’s rights and obligations under this Deed will be and will be regarded as separate and independent in each of those capacities.

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19.7	Limitations

(a)

Nothing in this Deed or any other Restructuring Document shall require any Administrative Party to do or omit to do anything if it would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of any order or direction of any relevant court or Governmental Body, or a breach by it of the Notes Indenture or any New Notes Documents, in each case binding on such Administrative Party, and, notwithstanding anything to the contrary in this Deed, in the circumstances set out in this Clause 19.7 (Limitations) the relevant Administrative Party may revoke any instructions given by it pursuant to this Deed immediately upon notice in writing to the Company (or the Company’s Legal Adviser) including, without limitation, as regards authority to date and release any Restructuring Document to which it is a party, provided that such notice shall not be given after the Restructuring Steps Start Time.

(b)	If an Administrative Party:

(i)

anticipates that it will, or is reasonably likely to, fail to take or refrain from taking action which would otherwise have been required were it not for this Clause 19.7 (Limitations), it shall so notify the Company promptly upon becoming so aware; or

(ii)	fails to take or refrains from taking action which would otherwise have been required were it not for this Clause 19.7 (Limitations), it shall so notify the Company promptly upon becoming so aware, and the Company shall be entitled to require that Administrative Party to provide reasonably satisfactory evidence (without any obligation on such Administrative Party whatsoever to breach any relevant privilege or confidentiality obligations) as to why taking or refraining from taking the action would have given rise to the breach referred to in Clause 19.7(a) (Limitations).

(c)

No Administrative Party shall be liable to any person for any action taken by it or on its behalf under or in connection with this Deed, save to the extent that such action amounts to fraud, wilful misconduct, wilful default or gross negligence on its part or, in the case of the New Notes Administrative Parties, fraud, gross negligence or wilful default.

19.8	Successors and Assigns

(a)	This Deed is intended to bind and inure to the benefit of the Parties and their respective successors.

(b)

From the date of this Deed until the Termination Date, no Party may assign, transfer or sub-participate (or effect any similar transaction with respect thereto) any of its rights or transfer any of its rights or obligations in respect of or declare or create any trust of any of its rights, interest or benefits in respect of or in relation to this Deed.

19.9	Performance

If any sum is due or obligation is to be performed under the terms of this Deed on a day other than a Business Day, the relevant payment shall be made, or obligation performed, on the next Business Day.

19.10	Remedies and Waivers

(a)

No failure to exercise, nor any delay in exercising, on the part of any Party, any right or remedy under this Deed shall operate as a waiver of any such right or remedy or constitute an election to affirm this Deed.

(b)	No election to affirm this Deed on the part of any Party shall be effective unless it is in writing.

(c)	No single or partial exercise of any right or remedy shall prevent any further or other exercise of such right or remedy or of any other right or remedy.

27

(d)	The rights and remedies provided in this Deed are cumulative and not exclusive of any rights or remedies provided by law.

19.11	Governing law

This Deed and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with English law.

19.12	Jurisdiction

(a)

The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Deed (including a dispute relating to the existence, validity or termination of this Deed or any non-contractual obligation arising out of or in connection with this Deed) (a “Dispute”).

(b)	The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

THIS DEED has been entered into and delivered on the date stated at the beginning of this Deed.

28

SCHEDULE 1

GROUP PARTIES

1.	Fossil Global Holdings, Inc.

2.	Fossil Intermediate, Inc.

3.	Fossil Canada Inc.

4.	Fossil Europe B.V.

5.	Swiss Technology Holding GmbH

6.	Fossil Stores I, Inc.

7.	Fossil Trust

8.	Fossil Group Europe GmbH

9.	Fossil Partners, L.P.

10.	Fossil (Europe) GmbH

11.	Fossil (UK) Holdings Limited

12.	Fossil (UK) Limited

29

SCHEDULE 2

CONDITIONS PRECEDENT

1

The Restructuring Plan must have been approved by a number representing at least 75% in value of the Plan Creditors (by reference to the principal amount of Notes) who are present and voting (in person or by proxy) at the Plan Meeting.

2	A certificated copy of the order of the Court sanctioning the Restructuring Plan being filed with the Registrar of Companies.

3

A Notice of Effectiveness being received from the SEC for each of the Registration Statements and the Registration Statements remaining effective on the date of the settlement of the Plan Consideration.

4

All relevant regulatory approvals, which the Company determines in its sole discretion are required for the Company to implement the Restructuring Plan, being obtained (or otherwise waived by the Company in its sole discretion).

5	No defaults or events of defaults having occurred and/or be continuing under the New ABL Facility.

6	The provision to the Group of the New Money.

7	The issuance of the Warrants.

8	The Group obtaining consents from its licensor, Diesel, to waive any defaults or events of default arising as a result of the Notes Restructuring (amongst other matters).

9	The approval of the Consent Solicitation to effect the Governing Law Change.

10	The Restructuring Documents being in Agreed Form.

30

SCHEDULE 3

NEW NOTES COLLATERAL AGREEMENTS

Part A

(a)	a New York law governed pledge and security agreement for the First-Out Notes

(b)	a U.S. patent and trademark security agreement for the First-Out Notes

(c)	a U.S. copyright security agreement for the First-Out Notes

(d)	a perfection certificate for the First-Out Notes and Second-Out Notes

(e)	an Ontario law governed Canadian pledge and security agreement for the First-Out Notes

(f)	a Quebec law governed deed of hypothecation for the First-Out Notes

(g)

a Swiss law governed amended and restated quota pledge agreement between Fossil Global Holdings, Inc. as pledgor, the ABL Agent as administrative agent, the First-Out Notes Collateral Agent and the Second-Out Notes Collateral Agent

(h)

a Swiss law governed amended and restated quota pledge between Swiss Technology Holding GmbH as pledgor, the ABL Agent as administrative agent, the First-Out Notes Collateral Agent and the Second-Out Notes Collateral Agent

(i)

a Swiss law governed amended and restated bank account pledge agreement between Fossil Group Europe GmbH as pledgor the ABL Agent as administrative agent, the First-Out Notes Collateral Agent and the Second-Out Notes Collateral Agent

(j)

a Swiss law governed amended and restated security assignment agreement between Fossil Group Europe GmbH as assignor the ABL Agent as administrative agent, the First-Out Notes Collateral Agent and the Second-Out Notes Collateral Agent

(k)	a German law governed release of existing share pledge agreement and newly executed second ranking share pledge agreement

(l)	a German law governed newly executed security transfer agreement (Fossil (Europe) GmbH)

(m)	a German law governed newly executed security transfer agreement (Fossil Group Europe GmbH)

(n)	a German law governed newly executed Global Assignment Agreement (Fossil (Europe) GmbH)

(o)	a German law governed newly executed Global Assignment Agreement (Fossil Group Europe GmbH)

(p)	a German law governed newly executed second ranking Account Pledge Agreement (Fossil (Europe) GmbH)

(q)	a German law governed newly executed second ranking Account Pledge Agreement (Fossil Group Europe GmbH)

(r)	a German law governed newly executed first ranking Share Pledge Agreement

(s)	a UK law governed all assets security agreement to be granted by Fossil (UK) Limited and Fossil (UK) Holdings Limited for the First-Out Notes

(t)	a UK law governed UK account charge to be granted by Fossil Group Europe GmbH and Fossil (Europe) GmbH for the First-Out Notes

(u)	a UK law governed UK share charge to be granted by Fossil Europe B.V. for the First-Out Notes

(v)	a Dutch law governed release of existing share pledge

(w)	a Dutch law governed omnibus pledge agreement creating first ranking pledge in respect of the Notes Priority Collateral and second ranking pledge in respect of ABL Priority Collateral

(x)	a Dutch law governed second ranking share pledge over shares of Fossil Europe B.V.

31

Part B

(a)	a New York law governed pledge and security agreement for the Second-Out Notes

(b)	a U.S. patent and trademark security agreement for the Second-Out Notes

(c)	a U.S. copyright security agreement for the Second-Out Notes

(d)	a perfection certificate for the First-Out Notes and Second-Out Notes

(e)	an Ontario law governed Canadian pledge and security agreement for the Second-Out Notes

(f)	a Quebec law governed deed of hypothecation for the Second-Out Notes

(g)

a Swiss law governed amended and restated quota pledge agreement between Fossil Global Holdings, Inc. as pledgor, the ABL Agent as administrative agent, the First-Out Notes Collateral Agent and the Second-Out Notes Collateral Agent

(h)

a Swiss law governed amended and restated quota pledge between Swiss Technology Holding GmbH as pledgor, the ABL Agent as administrative agent, the First-Out Notes Collateral Agent and the Second-Out Notes Collateral Agent

(i)

a Swiss law governed amended and restated bank account pledge agreement between Fossil Group Europe GmbH as pledgor the ABL Agent as administrative agent, the First-Out Notes Collateral Agent and the Second-Out Notes Collateral Agent

(j)

a Swiss law governed amended and restated security assignment agreement between Fossil Group Europe GmbH as assignor the ABL Agent as administrative agent, the First-Out Notes Collateral Agent and the Second-Out Notes Collateral Agent

(k)	a German law governed release of existing share pledge agreement and newly executed second ranking share pledge agreement

(l)	a German law governed newly executed Global Assignment Agreement (Fossil (Europe) GmbH)

(m)	a German law governed newly executed Global Assignment Agreement (Fossil Group Europe GmbH)

(n)	a German law governed newly executed security transfer agreement (Fossil (Europe) GmbH)

(o)	a German law governed newly executed security transfer agreement (Fossil Group Europe GmbH)

(p)	a German law governed newly executed third ranking account pledge agreement – Fossil (Europe) GmbH

(q)	a German law governed newly executed third ranking account pledge agreement – Fossil Group Europe GmbH

(r)	a German law governed newly executed second ranking Share Pledge Agreement

(s)	a UK law governed all assets security agreement to be granted by Fossil (UK) Limited and Fossil (UK) Holdings Limited for the Second-Out Notes

(t)	a UK law governed UK account charge to be granted by Fossil Group Europe GmbH and Fossil (Europe) GmbH for the Second-Out Notes

(u)	a UK law governed UK share charge to be granted by Fossil Europe B.V. for the Second-Out Notes

(v)	a Dutch law governed release of existing share pledge

(w)	a Dutch law governed omnibus pledge agreement creating second ranking pledge in respect of the Notes Priority Collateral and third ranking pledge in respect of the ABL Priority Collateral

(x)	a Dutch law governed first ranking share pledge over shares of Fossil Europe B.V.

(y)	a Dutch law governed second ranking share pledge over shares of Fossil Europe B.V.

32

SIGNATORIES

FGI

EXECUTED as a DEED by FOSSIL GROUP, INC. acting by Randy Greben, its authorised signatory under the authority of the company, in accordance with the laws of its jurisdiction of incorporation:	) ) )	Name: Randy Greben Title: CFO

[Signature Page – Fossil – Transaction Implementation Deed]

COMPANY

EXECUTED as a DEED by FOSSIL (UK) GLOBAL SERVICES LTD acting by Randy Greben, a director, and Patrick Turner, a director:	) ) )	Director Director

[Signature Page – Fossil – Transaction Implementation Deed]

GROUP PARTIES

EXECUTED as a DEED by FOSSIL GLOBAL HOLDINGS, INC. acting by Randy Greben, its authorised signatory under the authority of the company, in accordance with the laws of its jurisdiction of incorporation:	) ) )	Name: Randy Greben Title: Director

[Signature Page – Fossil – Transaction Implementation Deed]

EXECUTED as a DEED by FOSSIL INTERMEDIATE, INC. acting by Randy Greben, its authorised signatory under the authority of the company, in accordance with the laws of its jurisdiction of incorporation:	) ) )	Name: Randy Greben Title: Treasurer

[Signature Page – Fossil – Transaction Implementation Deed]

EXECUTED as a DEED by FOSSIL CANADA, INC. acting by Randy Greben, its authorised signatory under the authority of the company, in accordance with the laws of its jurisdiction of incorporation:	) ) )	Name: Randy Greben Title: Treasurer

[Signature Page – Fossil – Transaction Implementation Deed]

EXECUTED as a DEED by FOSSIL EUROPE B.V. acting by Maurice Hendrix, a director, and Sharon Dean, a director, under the authority of the company, in accordance with the laws of its jurisdiction of incorporation:	) ) )	Name: Maurice Hendrix Title: Director Name: Sharon Dean Title: Director

[Signature Page – Fossil – Transaction Implementation Deed]

EXECUTED as a DEED by SWISS TECHNOLOGY HOLDING GMBH acting by Sharon Dean, a managing director, and Patrick Turner, a managing director, under the authority of the company, in accordance with the laws of its jurisdiction of incorporation:	) ) )	Name: Sharon Dean Title: Managing Director Name: Patrick Turner Title: Managing Director

[Signature Page – Fossil – Transaction Implementation Deed]

EXECUTED as a DEED by FOSSIL STORES I, INC. acting by Randy Greben, its authorised signatory under the authority of the company, in accordance with the laws of its jurisdiction of incorporation:	) ) )	Name: Randy Greben Title: Treasurer

[Signature Page – Fossil – Transaction Implementation Deed]

EXECUTED as a DEED by FOSSIL TRUST acting pursuant to the Agreement and Contract of Trust of Fossil Trust dated August 31, 1994 by Randy Greben, its authorised signatory, in accordance with the laws of its jurisdiction of incorporation:	) ) )	Name: Randy Greben Title: Treasurer

[Signature Page – Fossil – Transaction Implementation Deed]

EXECUTED as a DEED by FOSSIL GROUP EUROPE GMBH acting by Sharon Dean, a director, and Patrick Turner, a director, under the authority of the company, in accordance with the laws of its jurisdiction of incorporation:	) ) )	Name: Sharon Dean Title: Director Name: Patrick Turner Title: Director

[Signature Page – Fossil – Transaction Implementation Deed]

EXECUTED as a DEED by FOSSIL PARTNERS, L.P. acting by its General Partner, FOSSIL GROUP, INC. acting by Randy Greben, its authorised signatory under the authority of the company, in accordance with the laws of its jurisdiction of incorporation:	) ) )	Name: Randy Greben Title: CFO

[Signature Page – Fossil – Transaction Implementation Deed]

EXECUTED as a DEED by FOSSIL (EUROPE) GMBH acting by Anna Studzinska, its authorised signatory under the authority of the company, in accordance with the laws of its jurisdiction of incorporation:	) ) )	Name: Anna Studzinska Title: Director

[Signature Page – Fossil – Transaction Implementation Deed]

EXECUTED as a DEED by FOSSIL (UK) HOLDINGS LIMITED acting by Sharon Dean, a director, and Patrick Turner, a director:	) ) )	Director Director

[Signature Page – Fossil – Transaction Implementation Deed]

EXECUTED as a DEED by FOSSIL (UK) LIMITED acting by Sharon Dean, a director, and Patrick Turner, a director:	) ) )	Director Director

[Signature Page – Fossil – Transaction Implementation Deed]

PLAN CREDITORS

EXECUTED as a DEED by THE PLAN CREDITORS acting by FOSSIL (UK) GLOBAL SERVICES LTD pursuant to the authority granted by an order of the High Court of Justice of England and Wales dated [●] 2025, acting by Randy Greben, a director, and Patrick Turner, a director:	) ) )	Director Director

[Signature Page – Fossil – Transaction Implementation Deed]

FIRST-OUT NOTES TRUSTEE

EXECUTED as a DEED by WILMINGTON TRUST, NATIONAL ASSOCIATION acting by its authorised signatory under the authority of the company, in accordance with the laws of its jurisdiction of incorporation:	) )
)
Name:

Title:

[Signature Page – Fossil – Transaction Implementation Deed]

SECOND-OUT NOTES TRUSTEE

EXECUTED as a DEED by WILMINGTON TRUST, NATIONAL ASSOCIATION acting by its authorised signatory under the authority of the company, in accordance with the laws of its jurisdiction of incorporation:	) )
)
Name:

Title:

[Signature Page – Fossil – Transaction Implementation Deed]

FIRST-OUT NOTES COLLATERAL AGENT

EXECUTED as a DEED by WILMINGTON TRUST, NATIONAL ASSOCIATION acting by its authorised signatory under the authority of the company, in accordance with the laws of its jurisdiction of incorporation:	) )
)
Name:

Title:

[Signature Page – Fossil – Transaction Implementation Deed]

SECOND-OUT NOTES COLLATERAL AGENT

EXECUTED as a DEED by WILMINGTON TRUST, NATIONAL ASSOCIATION acting by its authorised signatory under the authority of the company, in accordance with the laws of its jurisdiction of incorporation:	) )
)
Name:

Title:

[Signature Page – Fossil – Transaction Implementation Deed]

NOTES TRUSTEE

EXECUTED as a DEED by THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. acting by its authorised signatory:	) )
)
Name:

Title:

[Signature Page – Fossil – Transaction Implementation Deed]

INFORMATION AGENT

EXECUTED as a DEED by EPIQ CORPORATE RESTRUCTURING, LLC acting by its authorised signatory under the authority of the company, in accordance with the laws of its jurisdiction of incorporation:	) )
)
Name:

Title:

[Signature Page – Fossil – Transaction Implementation Deed]

APPENDIX 9

FIRST-OUT NOTES INDENTURE

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

SENIOR SECURED NOTES INDENTURE

dated as of [●], 2025

among

FOSSIL GROUP, INC.

THE GUARANTORS LISTED ON THE SIGNATURE PAGES HERETO

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Trustee and Notes Collateral Agent

9.500% FIRST-OUT FIRST LIEN SECURED SENIOR NOTES DUE 2029

CROSS-REFERENCE TABLE*

Trust Indenture Act Section	Indenture Section
310(a)(1)	7.11
(a)(2)	7.11
(a)(3)	N.A
(a)(4)	N.A
(a)(5)	7.11
(b)	7.11
311(a)	7.12
(b)	7.12
312(a)	2.06
(b)	2.06; 13.03
(c)	13.03
313(a)	7.06
(b)	11.07
(b)(2)	7.06; 7.07
(c)	7.06; 13.02
(d)	7.06
314(a)	4.06; 13.02; 13.05
(b)	11.07
(c)(1)	13.04
(c)(2)	13.04
(c)(3)	N.A.
(d)	11.07
(e)	13.05
(f)	N.A.
315(a)	7.01
(b)	7.05; 13.02
(c)	7.01
(d)	7.01
(e)	6.14
316(a)(last sentence)	2.10
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
(c)	1.05; 2.13; 9.04
317(a)(1)	6.08
(a)(2)	6.12
(b)	2.05
318(a)	13.01
(b)	N.A.
(c)	13.01

N.A. means not applicable.

*	This Cross-Reference Table is not part of this Indenture.

-i-

(continued)

-ii-

(continued)

-iii-

(continued)

-iv-

Appendix A	Provisions Relating to Notes
Appendix B	Post-Closing Matters

Form of

Exhibit A	Note
Exhibit B	Institutional Accredited Investor Transferee Letter of Representation
Exhibit C	Supplemental Indenture to Be Delivered by Subsequent Guarantors

-v-

INDENTURE, dated as of [●], 2025 among Fossil Group, Inc., a Delaware corporation (the “Company”), the Guarantors listed on the signature pages hereto and Wilmington Trust, National Association, as trustee (in such capacity, the “Trustee”) and notes collateral agent (in such capacity, the “Notes Collateral Agent”).

WI T N E S S E T H

WHEREAS, the Company has duly authorized the creation of and issue of $[●] aggregate principal amount of 9.500% First-Out First Lien Secured Senior Notes due 2029 (the “Initial Notes”) (provided that the principal amount of the Initial Notes authorized and outstanding may be increased in connection with PIK Interest (as defined below)); and

WHEREAS, the Guarantors have duly authorized the execution and delivery of this Indenture;

NOW, THEREFORE, the Company, the Guarantors, the Trustee and the Notes Collateral Agent agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes.

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01. Definitions.

“2026 Notes” means the Company’s 7.00% Senior Unsecured Notes due 2026 issued pursuant to the 2026 Notes Indenture.

“2026 Notes Indenture” means that certain indenture, dated as of November 8, 2021, among the Company, as issuer, and the 2026 Notes Trustee, as supplemented by the First Supplemental Indenture thereto, dated as of November 8, 2021, and as further amended, amended and restated, or supplemented from time to time, relating to the 2026 Notes.

“2026 Notes Trustee” means The Bank of New York Mellon Trust Company, N.A., until such time, if any, that a successor replaces such party in accordance with the applicable provisions of the 2026 Notes Indenture and thereafter means the successor serving thereunder.

“ABL Agreement” means the collective reference to (a) the ABL Credit Agreement or any other credit agreement governing the ABL Facility, (b) any Additional ABL Agreement and (c) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any Indebtedness or other financial accommodation that has been Incurred to extend, replace, refinance or refund in whole or in part the Indebtedness and other obligations outstanding under the ABL Facility (regardless of whether such replacement, refunding or refinancing is a “working capital” facility, asset-based facility or otherwise), any Additional ABL Agreement or any other agreement or instrument referred to in this clause (c) unless such agreement or instrument expressly provides that it is not intended to be and is not an ABL Agreement hereunder (a “Replacement ABL Agreement”). Any reference to the ABL Agreement hereunder shall be deemed a reference to any ABL Agreement then extant.

“ABL Collateral Agent” means (a) in the case of any ABL Priority Collateral owned or hereinafter acquired by any ABL Loan Party, ACF FINCO I LP (together with its successors and permitted assigns), as collateral agent for the ABL Secured Parties and (b) in the case of any Replacement ABL Agreement or any other ABL Agreement, the Person identified as such in such agreement.

“ABL Credit Agreement” means (a) that certain Credit Agreement, dated as of August 13, 2025, among the Company, certain of its Subsidiaries, the ABL Facility Administrative Agent, the ABL Collateral Agent party thereto, and the lenders parties thereto from time to time, as the same may be amended, restated, amended and restated, modified or refinanced in whole or in part from time to time (including increasing the amount loaned thereunder), and including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, modified or refinanced from time to time, and (if designated by the Company) as replaced (whether or not upon termination, and whether with the original lenders or otherwise), amended, restated, amended and restated, modified or refinanced (in whole or in part) from time to time, including (if designated by the Company) by any agreement or indenture or commercial paper facility with banks or other institutional lenders or investors extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures increasing the amount loaned or issued thereunder expressly permitted by Section 4.09 or adding Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders, (b) any other agreement, agreements, debt facility or other financing arrangement that is otherwise expressly permitted by Section 4.09 and (c) any other documents governing Indebtedness under any Additional ABL Agreement.

“ABL Creditors” means collectively, the “Lenders” and the “Secured Parties,” each as defined in the ABL Agreement or any Persons that are designated under the ABL Agreement as the “ABL Creditors” for purposes of the ABL Intercreditor Agreement.

“ABL Documents” means, collectively, the ABL Credit Agreement, the ABL Intercreditor Agreement and the indenture, credit agreement or other agreement governing other ABL Indebtedness and ABL Security Documents related to the foregoing.

“ABL Facility” means any credit facility established by the ABL Credit Agreement and the other ABL Documents.

“ABL Facility Administrative Agent” means, initially, ACF FINCO I LP in its capacity as the administrative agent under the ABL Credit Agreement, or any successor representative acting in such capacity and any other agent or other representative under the ABL Documents.

“ABL Indebtedness” means the Obligations in respect of the ABL Facility.

“ABL Intercreditor Agreement” means that certain Intercreditor Agreement, to be dated as of the Issue Date, by and among the ABL Collateral Agent, the Notes Collateral Agent, the Second-Out Notes Collateral Agent, and each additional agent from time to time party thereto, and acknowledged by the grantors from time to time party thereto, as may be amended, restated, amended and restated, supplemented or replaced, in whole or in part, from time to time.

“ABL Loan Parties” means, collectively, the borrowers and guarantors from time to time party to the ABL Documents.

“ABL Obligations” means (a) all principal of and interest (including, without limitation any post-petition interest) and premium (if any) on all loans made pursuant to the ABL Agreement or any ABL DIP Financing (as defined in the ABL Intercreditor Agreement) by the ABL Creditors, (b) all reimbursement obligations (if any) and interest thereon (including without limitation any post-petition interest) with respect to any letter of credit or similar instruments issued pursuant to the ABL Agreement, (c) all Swap Obligations (as defined in the ABL Intercreditor Agreement), (d) all Banking Services Obligations (as defined in the ABL Intercreditor Agreement) and (e) all guarantee obligations, indemnities, fees, expenses (including, without limitation, all fees and disbursements of counsel to the ABL Representatives (as defined in the ABL Intercreditor Agreement) or any ABL Creditors) and other amounts payable from time to time pursuant to the ABL Documents, in each case whether or not allowed or allowable in an insolvency proceeding. To the extent any payment with respect to any ABL Obligation (whether by or on behalf of any ABL Loan Party, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, any Notes Secured Party (as defined in the ABL Credit Agreement), receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Indenture and the rights and obligations of the ABL Secured Parties and the Notes Secured Parties (as defined in the ABL Agreement), be deemed to be reinstated and outstanding as if such payment had not occurred.

“ABL Priority Collateral” means all Collateral consisting of the following (including for the avoidance of doubt, any such assets that, but for the application of Section 552 of the Bankruptcy Code, or any comparable provision in any other Bankruptcy Law, would be ABL Priority Collateral):

(1) all Credit Card Receivables, Payment Intangibles, and all Accounts (other than Accounts which constitute identifiable proceeds of Notes Priority Collateral);

(2) cash, Money, cash proceeds, and cash equivalents (other than cash, Money, cash proceeds and cash equivalents which constitute identifiable proceeds of Notes Priority Collateral);

(3) all (x) Deposit Accounts (other than Notes Priority Accounts that solely contain Notes Priority Collateral) and all Money, cash, cash proceeds, checks, other negotiable instruments, funds and other evidences of payments held therein, including (to the extent owing in respect of ABL Priority Collateral) funds on account of intercompany indebtedness between or among the Note Parties or their Affiliates, (y) Securities Accounts (other than Notes Priority Accounts that solely contain Notes Priority Collateral), Security Entitlements, Financial Assets and Securities credited to such a Securities Account (other than Equity Interests of Note Parties and their Subsidiaries) and (z) Commodity Accounts (other than Notes Priority Accounts that solely contain Notes Priority Collateral or identifiable proceeds of the Notes Priority Collateral) and Commodity Contracts credited thereto, and, in each case, all cash, Money, cash proceeds, cash equivalents, checks and other property held therein or credited thereto; provided, however, that to the extent that identifiable proceeds of Notes Priority Collateral are deposited in any such Deposit Accounts or Securities Accounts, after the delivery of a Notes Cash Proceeds Notice, such identifiable proceeds (to the extent not applied to the repayment of ABL Obligations prior to the receipt of such Notes Cash Proceeds Notice), shall be treated as Notes Priority Collateral so long as such proceeds are in fact Notes Priority Collateral;

(4) all Inventory;

(5) all intercompany indebtedness arising from (x) intercompany advances utilizing proceeds of Loans (as defined in the ABL Credit Agreement) and (y) all intercompany indebtedness arising from intercompany transfers of items referred to in the preceding clauses (1)-(4); provided that to the extent any of the foregoing in this clause (5) also relates to Notes Priority Collateral only that portion related to the items referred to in the preceding clauses (x) through (y) shall be included in the ABL Priority Collateral;

(6) all proceeds, receivables, products, substitutions or replacements of the Loans (as defined in the ABL Credit Agreement) and other credit extensions made under the ABL Documents;

(7) at all times prior to the Collateral Designation Date (as defined in the ABL Credit Agreement), the Specified Collateral;

(8) to the extent relating to, evidencing or governing any of the items referred to in the preceding clauses (1) through (7) constituting ABL Priority Collateral, all Documents, General Intangibles (including all rights under contracts), Instruments (including the Intercompany Note Documents and other Promissory Notes), Chattel Paper (including Tangible Chattel Paper and Electronic Chattel Paper) and Commercial Tort Claims; provided that to the extent any of the foregoing in this clause (8) also relates to Notes Priority Collateral, only that portion related to the items referred to in the preceding clauses (1) through (7) shall be included in the ABL Priority Collateral;

(9) to the extent relating to any of the items referred to in the preceding clauses (1) through (8) constituting ABL Priority Collateral, all Supporting Obligations and Letter-of-Credit Rights; provided that to the extent any of the foregoing in this clause (9) also relates to Notes Priority Collateral only that portion related to the items referred to in the preceding clauses (1) through (8) shall be included in the ABL Priority Collateral;

(10) all books and Records relating to the items referred to in the preceding clauses (1) through (9) constituting ABL Priority Collateral (including all books, databases, customer lists, engineer drawings, and Records, whether tangible or electronic, which contain any information relating to any of the items referred to in the preceding clauses (1) through (9) constituting ABL Priority Collateral); and

(11) all collateral security and guarantees with respect to any of the foregoing and, subject to Section 3.7 of the ABL Intercreditor Agreement, all cash, Money, cash equivalents, insurance proceeds (including all proceeds of credit insurance and provided that with respect to, proceeds of business interruption insurance, only 50% of such proceeds of business interruption insurance shall constitute ABL Priority Collateral), receivables, products, substitutions, replacements, Instruments, Securities and Financial Assets received as proceeds or otherwise with respect to any of the foregoing (such items in this clause (11), the “ABL Priority Proceeds”).

Any capitalized term used in this definition but not otherwise defined herein shall be defined as set forth in the ABL Intercreditor Agreement.

“ABL Secured Parties” means the ABL Collateral Agent, the ABL Facility Administrative Agent, the ABL Creditors and any other holders of the ABL Obligations.

“ABL Security Documents” means all security agreements, pledge agreements, control agreements, collateral assignments, Mortgages, deeds of trust, security deeds, deeds to secure debt, hypothecs, collateral agency agreements, debentures or other instruments, pledges, grants or transfers for security or agreements related thereto executed and delivered by the Company, any or any Guarantor creating or perfecting (or purporting to create or perfect) a Lien upon Collateral (including, without limitation, financing statements under the Uniform Commercial Code) in favor of the ABL Collateral Agent, for the benefit of any of the ABL Secured Parties, in each case, as amended, amended and restated, modified, restated, supplemented or replaced, in whole or in part, from time to time, in accordance with its terms and the applicable ABL Documents subject to the terms of the ABL Intercreditor Agreement, as applicable.

“Acquired Indebtedness” means, with respect to any specified Person, (1) Indebtedness of any Person or any of its Subsidiaries existing at the time such Person becomes a Subsidiary, (2) Indebtedness assumed in connection with the acquisition of assets from such Person, or (3) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person, in each case whether or not Incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Subsidiary or such acquisition. Acquired Indebtedness shall be deemed to have been Incurred, with respect to clause (1) of the preceding sentence, on the date such is merged , consolidated or amalgamated with or into such specified Person or becomes a Subsidiary and, with respect to clauses (2) and (3) of the preceding sentence, on the date of consummation of such acquisition of assets.

“Additional ABL Agreement” means any agreement evidencing or governing the incurrence of additional indebtedness that is permitted to be secured by the Collateral securing any ABL Indebtedness on a pari passu basis with other ABL Indebtedness and treated as an ABL Agreement pursuant to the ABL Agreement.

“Additional Notes” means additional Notes (other than the Initial Notes) issued under this Indenture in accordance with Section 2.01 and Section 4.09, whether or not they bear the same CUSIP number as the Initial Notes.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”) when used with respect to any Person means possession, directly or indirectly, of the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“After-Acquired Property” means property (other than Excluded Property) that is intended to be Collateral acquired by the Company or a Guarantor (including property of a Person that becomes a new Guarantor after the Issue Date) that is not automatically subject to a perfected security interest under the Collateral Documents.

“Agent” means any Registrar or Paying Agent.

“Applicable Premium” means, with respect to a Note on any date of redemption, repayment, prepayment, acceleration, or maturity, 7.500% of the principal amount of such Note.

“Asset Disposition” means the sale, transfer, license, lease or other disposition (in one transaction or in a series of transactions and whether effected pursuant to a Division or otherwise) of any property by any Person (including any sale and leaseback transaction and any issuance of Capital Stock by a Subsidiary of such Person), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith

Notwithstanding the preceding, the following items shall not be deemed to be Asset Dispositions:

(1) dispositions of assets, including by means of a merger, amalgamation, consolidation or similar transaction, by a Guarantor to the Company or by the Company or a Guarantor to a Guarantor;

(2) dispositions of assets with an aggregate Fair Market Value equal to or less than $5,000,000 in any fiscal year (with the Fair Market Value of each such disposition being measured at the time made and without giving effect to subsequent changes in value);

(3) (i) the sale or other disposition of cash or Cash Equivalents in the ordinary course of business or in connection with cash management activities, (ii) a disposition of inventory or equipment in the ordinary course of business, and (iii) dispositions of obsolete, damaged, worn out or surplus assets, in each case in the ordinary course of business;

(4) the disposition of all or substantially all of the assets of the Company in a manner permitted pursuant to Section 5.01 or any disposition that constitutes a Change of Control pursuant to this Indenture;

(5) for purposes of Section 4.16 only, the making of a Permitted Investment (other than a Permitted Investment to the extent such transaction results in the receipt of cash or Cash Equivalents by the Company or its Subsidiaries (but excluding any securities, notes or other obligations that are subsequently converted into cash)) or a disposition that is permitted pursuant to Section 4.08;

(6) the creation of a Permitted Lien and dispositions in connection with Permitted Liens;

(7) sales, discounts, adjustments or forgiveness of accounts receivable and other contract claims in the ordinary course of business or in connection with collection or compromise thereof and sales of accounts receivable in the ordinary course of business, but only in connection with the compromise or collection thereof and not in connection with any financing transaction;

(8) (i) an issuance of Capital Stock by a Subsidiary to the Company or to a wholly owned Subsidiary, and (ii) the issuance by a Subsidiary of Disqualified Stock or Preferred Stock that is expressly permitted by Section 4.09;

(9) (i) the non-exclusive licensing or sublicensing of intellectual property or other general intangibles and licenses, leases or subleases of other property, in each case, in the ordinary course of business and (ii) the abandonment or allowance to lapse of intellectual property which, in the case of this clause (ii), in the good faith determination of the Company is not material to the Company and its Subsidiaries, taken as a whole;

(10) dispositions of assets subject to any casualty or condemnation proceeding (including in lieu thereof);

(11) any surrender or waiver of contract rights or the settlement, release or surrender of any contract, tort or other litigation claims;

(12) dispositions of machinery, equipment or other fixed assets to the extent that (i) such assets are exchanged for credit against the purchase price of similar replacement assets that are purchased within 180 days, (ii) such assets are exchanged within 180 days for machinery, equipment or other fixed assets having a Fair Market Value equal to or greater than the assets being traded in or (iii) the proceeds of such disposition are applied to the purchase price of replacement assets within 180 days;

(13) [reserved];

(14) sales, transfers, leases and other dispositions of intellectual property, inventory and related assets pertaining to the Michele Brand;

(15) [reserved];

(16) leases, subleases, licenses or sublicenses of real property granted in the ordinary course of business by the Company or any Subsidiary to third Persons not interfering in any material respect with the business of the Company or any Subsidiary;

(17) the disposition of any Hedging Obligation in the ordinary course of business; and

(18) dispositions in the ordinary course of business of tangible property as a part of a like kind exchange under Section 1031 of the Code.

For the avoidance of doubt, disposition of assets, including by means of a merger, amalgamation, consolidation or similar transaction, by the Company or any Guarantor to a Subsidiary that is not a Guarantor, shall not be excluded from the definition of “Asset Disposition” unless made for bona fide business purposes and not in connection with the incurrence of Indebtedness.

“Authorized Representative” means in the case of (i) the ABL Facility or the holders of Obligations thereunder, initially, the ABL Facility Administrative Agent, (ii) the 2026 Notes or the holders thereof, the 2026 Notes Trustee, (iii) the Notes or the Holders thereof, the Trustee, (iv) the Second-Out Notes or the holders thereof, the Second-Out Notes Trustee and (v) in the case of any series of additional Secured Indebtedness or the holders thereof that become subject to any Intercreditor Agreement, the Authorized Representative named for such series in the applicable joinder agreement.

“Availability” shall have the meaning and be calculated as set forth in the ABL Credit Agreement (as in effect on the date of the Registration Statement).

“Average Life” means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock by (b) the number of years (calculated to the nearest one-twelfth) from the date of determination to the date of such payment; by

(2) the sum of the amounts of all such payments.

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Laws” means each of the Bankruptcy Code, the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the Winding-Up and Restructuring Act (Canada), the United

Kingdom’s Insolvency Act 1986, the EU Regulation 2015/848 on insolvency proceedings (recast), the United Kingdom’s Companies Act 2006, the German Insolvency Code (Insolvenzordnung) and the Swiss Federal Debt Enforcement and Bankruptcy Act (Bundesgesetz uber Schuldbetreibung und Konkurs (SchKG)), each as now and hereafter in effect, any successors to such statutes and any other applicable insolvency or other similar law of any jurisdiction, including any corporate law of any jurisdiction permitting a debtor to obtain a stay or a compromise of the claims of its creditors against it and including any rules and regulations pursuant thereto.

“beneficial ownership” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, and “beneficial owner” has a corresponding meaning.

“Board of Directors” means:

(1) with respect to a corporation, the Board of Directors of the corporation or (other than for purposes of determining Change of Control) any duly authorized committee of the Board of Directors ;

(2) with respect to a partnership, the Board of Directors of the general partner of the partnership; and

(3) with respect to any other Person, the board or committee of such Person serving a similar function.

“Borrowing Base Overage” means when advances permitted under the Borrowing Base (including components and subcomponents thereof) and advance rates, in each case as set forth in the ABL Credit Agreement (as of the date of the Registration Statement) exceed the amount that would have been permitted under the Borrowing Base advance rates as of the date of the Registration Statement (without giving effect to any future step-downs in IP Caps or IP Advance Rates, in each case, as set forth in the ABL Credit Agreement as of the date of the Registration Statement).

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions or trust companies in New York, New York or the jurisdiction of the place of payment are authorized or required by law to close.

“Canadian Guarantor” means any Guarantor that is a Canadian Subsidiary.

“Canadian Security Agreements” means, collectively, that certain Canadian Pledge and Security Agreement, dated as of the Issue Date, among the Canadian Guarantor and the Notes Collateral Agent, and, as the context requires, any other pledge or security agreement entered into prior to, on, or after the Issue Date by any other Canadian Guarantor (as required by this Indenture or any other Note Document), as the same may be amended, restated or otherwise modified from time to time.

“Canadian Subsidiary” means any Subsidiary of the Company that has been formed or is organized under the laws of Canada or any province or territory thereof.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases or financing leases on a balance sheet of such Person under GAAP and, for the purposes of this Indenture, the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock and limited liability or partnership interests (whether general or limited), but excluding any debt securities convertible or exchangeable into such equity.

“Cash Equivalents” means:

(1) U.S. dollars, Canadian dollars, Swiss Francs, Pounds Sterling, Japanese Yen, Euros or any national currency of any participating member state of the EMU or, in the case of a Foreign Subsidiary, such other local currencies held by it from time to time in the ordinary course of business;

(2) marketable direct obligations issued or unconditionally guaranteed by the United States Government, the Government of Canada, the UK government, the French government or the Hong Kong government or issued by an agency thereof and backed by the full faith and credit of the United States Government, the Government of Canada, the UK government, the French government or the Hong Kong government, as the case may be, in each case maturing within two years after the date of acquisition thereof;

(3) marketable direct obligations issued by any state of the United States of America, or any political subdivision of any such state or any public instrumentality thereof, by the Canadian federal government, by the UK government, by the French government or by the Hong Kong government, in each case, maturing within two years after the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, then from such other nationally recognized rating agency);

(4) certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers’ acceptances issued by any commercial bank having a combined capital and surplus in excess of $250.0 million, in the case of U.S. banks, and $100.0 million, in the case of non-U.S. banks;

(5) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2), (3) and (4) entered into with any bank meeting the qualifications specified in clause (4) above;

(6) bonds with an Investment Grade Rating and Preferred Stock issued by Persons with an Investment Grade Rating, including municipal bonds, corporate bonds and treasury bonds;

(7) (i) commercial paper issued by any bank meeting the qualifications specified in clause (4) above or by the parent company of any such bank, (ii) commercial paper with a short-term commercial paper rating of at least “A-2” or the equivalent thereof by Standard & Poor’s Ratings Group, Inc. or “P-2” or the equivalent thereof by Moody’s Investors Service, Inc., or carrying an equivalent rating by a nationally recognized Rating Agency, if both of the two named Rating Agencies cease publishing ratings of investments, and (iii) marketable short-term money market and similar funds having the equivalent of an Investment Grade Rating ;

(8) interests in any money market fund substantially all of the assets of which are comprised of instruments of the type specified in clauses (1) through (7) above;

(9) other securities and financial instruments which offer a security comparable to the instruments specified in clauses (1) through (8) above; and

(10) in the case of any Foreign Subsidiary, investments of the type and maturity described in clauses (1) through (9) above of foreign obligors, which investments or obligors have the ratings described in such clauses or equivalent ratings from comparable foreign rating agencies.

“CFC” means each Person that is a “controlled foreign corporation” within the meaning of Section 957(a) of the Code.

“CFC Holdco” means a Domestic Subsidiary with no material assets other than equity interests of one or more Foreign Subsidiaries that are CFCs.

“Change of Control” means:

(1) any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange

Act, except that such person or group shall be deemed to have “beneficial ownership” of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company or any of its direct or indirect parent entities (or their successors by merger, amalgamation, consolidation or purchase of all or substantially all of their assets);

(2) the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company or the merger or amalgamation of any Person with or into a Subsidiary of the Company, unless the holders of a majority of the aggregate voting power of the Voting Stock of the Company, immediately prior to such transaction, hold securities of the surviving, continuing or transferee Person that represent, immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving or transferee Person;

(3) the sale, assignment, conveyance, transfer, lease or other disposition (other than by way of merger, amalgamation or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company or any direct or indirect parent entity of the Company and its Subsidiaries, taken as a whole, to any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act); or

(4) the adoption by the shareholders of the Company or any direct or indirect parent entity of the Company of a plan or proposal for the liquidation or dissolution of the Company.

Notwithstanding anything to the contrary in this definition or any provision of Rule 13d-3 of the Exchange Act, (i) a Person or group shall not be deemed to beneficially own Voting Stock (x) to be acquired by such Person or group pursuant to a stock or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of the Voting Stock in connection with the transactions contemplated by such agreement or (y) solely as a result of veto or approval rights in any joint venture agreement, shareholder agreement, investor rights agreement or other similar agreement, (ii) a Person or group will not be deemed to beneficially own Voting Stock of another Person as a result of its ownership of Capital Stock or other securities of such other Person’s parent (or related contractual rights) unless it owns more than 50% of the total voting power of the Voting Stock of such Person’s parent and (iii) the right to acquire Voting Stock (so long as such Person does not have the right to direct the voting of the Voting Stock subject to such right) or any veto power in connection with the acquisition or disposition of Voting Stock will not cause a party to be a beneficial owner.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means, collectively, all of the assets and property (including Capital Stock) and interests therein and proceeds thereof, whether now owned or hereafter acquired, other than Excluded Property, in or upon which a Lien is granted pursuant to the Collateral Documents as security for the Obligations under this Indenture, the Notes, the Note Guarantees and any related Obligations including any Parallel Debt.

“Collateral Access Agreement” means an agreement reasonably satisfactory in form and substance to the Notes Collateral Agent executed by a lessor, bailee, warehouseman or other Person in possession of Collateral, or any lessor (and any mortgagee, if applicable) of real estate leased by any Note Party.

“Collateral and Guarantee Requirement” means, at any time, the requirement that:

(a) the Trustee and the Notes Collateral Agent shall have received from the Company and each Subsidiary that is a Designated Subsidiary, either (i) in the case of any Person that is a Designated Subsidiary on the Issue Date, (A) in the case of the Company and each such Subsidiary that is a Domestic Subsidiary, a counterpart of this Indenture, the Intercompany Subordination Agreement and the U.S. Security Agreement, duly executed and delivered on behalf of such Person, (B) in the case of each such Subsidiary that is a Canadian Subsidiary, a counterpart of this Indenture, the Intercompany Subordination Agreement, and the applicable Canadian Security Agreements, duly executed and delivered on behalf of such Person, (C) [reserved], (D) in the case of each such

Subsidiary that is a German Subsidiary, a counterpart of this Indenture, the Intercompany Subordination Agreement and the applicable German Security Agreements and, with respect to its Concentration Accounts and/or Collection Accounts (in each case, as defined in the ABL Credit Agreement) in England and Wales (if any), the applicable UK Security Agreement, duly executed and delivered on behalf of such Person, (E) in the case of each Dutch Guarantor, the applicable Dutch Security Agreements, (F) in the case of each such Subsidiary that is a Swiss Subsidiary, a counterpart of this Indenture, the Intercompany Subordination Agreement, the applicable Swiss Security Agreements, and the applicable German Security Agreements with respect to its Inventory (as defined in the ABL Credit Agreement) located in Germany, or (G) in the case of each UK Guarantor and each such Subsidiary that is a UK Subsidiary, a counterpart of this Indenture, the Intercompany Subordination Agreement and the applicable UK Security Agreements, duly executed and delivered on behalf of such Person, or (ii) in the case of any Person that becomes a Designated Subsidiary after the Issue Date, (A) a counterpart of the applicable supplemental indenture hereto duly executed and delivered on behalf of such Person, (B) instruments in the form or forms specified in the applicable Security Agreement under which such Person becomes a party to the applicable Security Agreement (or, if applicable, new Collateral Documents), duly executed and delivered on behalf of such Person, together with such documents and opinions with respect to such Designated Subsidiary as may reasonably be requested by the Notes Collateral Agent and (C) all documentation and other information requested by the Trustee or Notes Collateral Agent regarding such Designated Subsidiary as may be required to comply with the applicable “know your customer” rules and regulations, including the USA Patriot Act;

(b) subject to Section 4.18, the Notes Collateral Agent shall have received all such Collateral Access Agreements, Control Agreements and other Collateral Documents required to be provided to it hereunder or under the applicable Security Agreement, duly executed by the parties thereto;

(c) all Capital Stock of each Note Party (other than the Company), which Capital Stock shall be held directly by another Note Party, and all Capital Stock owned by or on behalf of any Note Party shall have been pledged pursuant to the applicable Security Agreement or, solely with respect to the Capital Stock of any Note Party (other than the Capital Stock of a Canadian Guarantor owned by the Company or a Domestic Guarantor), a pledge agreement governed by the laws of the jurisdiction in which such Note Party is organized and in form and substance reasonably satisfactory to the Notes Collateral Agent and, in the case of Capital Stock entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) in any CFC or CFC Holdco, in each case, that is an Excluded Subsidiary, owned directly by the Company or a Domestic Guarantor, the Company or such Domestic Guarantor’s pledge of Capital Stock entitled to vote in any such CFC or CFC Holdco to secure the Obligations in respect of the Notes shall be limited to 65% of such voting Capital Stock (and 100% of non-voting Capital Stock), and the Notes Collateral Agent shall, to the extent required by the applicable Collateral Document, have received certificates or other instruments representing all such certificated Capital Stock, together with undated stock powers or other instruments of transfer with respect thereto endorsed in blank;

(d) all Indebtedness of the Company and any Subsidiary that is owing to any Note Party and in a principal amount of $5,000,000 or more and all Indebtedness of any other Person in a principal amount of $1,000,000 or more shall be evidenced by a promissory note and shall have been pledged pursuant to the applicable Security Agreement, and the Notes Collateral Agent shall have received all such promissory notes, together with undated instruments of transfer with respect thereto endorsed in blank; and

(e) all documents and instruments, including UCC financing statement and PPSA registrations, required by the Collateral Documents or this Indenture with the priority required by the Collateral Documents shall have been filed, registered or recorded or delivered to the Notes Collateral Agent for filing, registration or recording.

Notwithstanding the foregoing and the provisions of Section 4.11, any Designated Subsidiary formed or acquired after the Issue Date shall not be required to comply with the foregoing requirements prior to the time specified in Section 4.11. The foregoing definition and the provisions of Section 4.11 shall not require the creation or perfection of pledges of or security interests in, or the obtaining of title insurance or, subject to the requirements of applicable law, flood insurance, legal opinions, appraisals, surveys or other deliverables with respect to, particular assets of the Note Parties, or the provision of Guarantees by any Subsidiary, if and for so long as the Notes Collateral Agent (acting at the direction of the holders of a majority in aggregate principal amount of the then outstanding Notes) in consultation with the Company, determines that the cost of creating or perfecting such pledges or security interests in such assets, or obtaining such title insurance or flood insurance, legal opinions, appraisals, surveys or other deliverables in respect of such assets, or providing such Guarantees, shall be excessive in view of the benefits to be obtained by the Holders therefrom. The Notes Collateral Agent may in its reasonable discretion (acting at the direction of holders of a majority in aggregate principal amount of the then outstanding Notes), grant extensions of time for the creation and perfection of security interests in (including delivery of promissory notes as required by clause (d) above) or the obtaining of title insurance or, subject to the requirements of applicable law, flood insurance, legal opinions, appraisals, surveys or other deliverables with respect to particular assets or the provision of any Guarantee by any Subsidiary (including extensions beyond the Issue Date or in connection with assets acquired, or Subsidiaries formed or acquired, after the Issue Date) where it determines that such action cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required to be accomplished by this Indenture or the Collateral Documents, it being acknowledged and agreed that Notes Collateral Agent (acting at the direction of holders of a majority in aggregate principal amount of the then outstanding Notes) shall take the cooperation of and constraints upon third party providers into consideration when making such determination.

“Collateral Designation” means, solely to the extent that the Notes Obligations (as defined in the ABL Intercreditor Agreement) remain outstanding and the ABL Intercreditor Agreement is in effect, the occurrence of the following: (a) the valid exercise of the Collateral Designation Option (as defined in the ABL Intercreditor Agreement) by the Notes Collateral Agent (acting at the direction of holders of a majority in aggregate principal amount of the then outstanding Notes) on behalf of the participating Secured Parties pursuant to the ABL Intercreditor Agreement or (b) the Company’s election, by written notice to the ABL Facility Administrative Agent and the Notes Collateral Agent, to designate the Specified Collateral as Notes Priority Collateral instead of ABL Priority Collateral.

“Collateral Designation Conditions” means: (a) with respect to a Collateral Designation described in clause (a) of the definition thereof, the requirements to effect a Collateral Designation Date by the Notes Collateral Agent set forth in the ABL Intercreditor Agreement (it is understood and agreed by the Company and each Guarantor that upon any effective consummation of a Collateral Designation by the Notes Collateral Agent, (x) all Eligible Intellectual Property shall be removed from the Borrowing Base (as each such term is defined in the ABL Credit Agreement) and (y) the lower advance rates applicable following the Collateral Designation Date shall be effective, in each case, without any further action or consent of the Company or any Guarantor or any other Person); or (b) with respect to a Collateral Designation described in clause (b) of the definition thereof, each of the following requirements: (i) the Company shall repay the amount of the IP Advance (as defined in the ABL Credit Agreement) then outstanding, (ii) the Company shall deliver to the ABL Facility Administrative Agent an updated borrowing base certificate, giving pro forma effect to such Collateral Designation (including (x) the removal of all Eligible Intellectual Property, and (y) the lower advance rates applicable following the Collateral Designation Date), demonstrating pro forma compliance with the financial covenant in the ABL Credit Agreement, and (iii) the Payment Conditions (as defined in the ABL Credit Agreement) shall be satisfied with respect to such Collateral Designation and any related transactions in connection therewith.

“Collateral Designation Date” means, with respect to any Collateral Designation, the date that such Collateral Designation is consummated, provided that the Collateral Designation Conditions applicable thereto are satisfied on such date.

“Collateral Documents” means, collectively, the security agreements, pledge agreements, deeds of hypothec, agency agreements, Mortgages, deeds of trust, collateral assignments, collateral agency agreements, control agreements, debentures, and other instruments and documents executed and delivered by the Company or any Guarantor pursuant to this Indenture or any of the foregoing (including, without limitation, the financing statements under the Uniform Commercial Code of the relevant state), as the same may be amended, amended and restated, supplemented or otherwise modified from time to time and pursuant to which Collateral is pledged, assigned or granted to or on behalf of the Notes Collateral Agent for the ratable benefit of the holders of the Notes and the Trustee or perfected or notice of such pledge, assignment or grant is given.

“Common Stock” means with respect to any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or nonvoting) of such Person’s common stock, whether or not outstanding on the Issue Date, and includes, without limitation, all series and classes of such common stock.

“Company” means the party named as such in the first paragraph of this Indenture or any successor obligor to its obligations under this Indenture and the Notes pursuant to Article 5.

“Consenting Noteholder” means a party to the Transaction Support Agreement as of the date thereof that receives Notes on the Issue Date.

“Consolidated Cash Interest Expense” means, for any period, the excess of (a) the sum of (i) the cash interest expense (including (x) imputed interest expense in respect of Capital Lease Obligations and Synthetic Lease Obligations, (y) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and (z) net costs under Swap Agreements entered into to hedge interest rates to the extent such net costs are allocable to such period in accordance with GAAP) of the Company and the Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, (ii) any interest accrued during such period in respect of Indebtedness of the Company or any Subsidiary that is required to be capitalized rather than included in consolidated interest expense for such period in accordance with GAAP, plus (iii) any cash payments made during such period in respect of obligations referred to in clause (b)(iii) below that were amortized or accrued in a previous period, minus (b) the sum of (i) interest income of the Company and the Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, (ii) to the extent included in such consolidated interest expense for such period, non-cash amounts attributable to amortization or write-off of capitalized interest or other financing costs paid in a previous period, plus (iii) to the extent included in such consolidated interest expense for such period, non-cash amounts attributable to accretion or amortization of debt discounts or accrued interest payable in kind for such period.

“Consolidated EBITDA” means, for any period, the sum of the following determined on a consolidated basis, without duplication, for the Company and its Subsidiaries in accordance with GAAP:

(1) Consolidated Net Income for such period, plus

(2) the sum of the following, without duplication, to the extent deducted in determining Consolidated Net Income for such period:

(a) income and franchise tax expense during such period,

(b) interest expense (including, without limitation, interest expense attributable to Capital Leases Obligations and Synthetic Lease Obligations and all net payment obligations pursuant to interest Swap Obligations),

(c) amortization, depreciation and other non-cash charges for such period (except to the extent that such non-cash charges are reserved for cash charges to be taken in the future),

(d) the amount of premium payments paid by the Company or its Subsidiaries, and charges in respect of unamortized fees and expenses, in each case associated with the repayment of Indebtedness,

(e) expenses relating to stock-based compensation plans resulting from the application of Financial Accounting Standards Board Statement No. 123R, and

(f) one-time restructuring charges and reserves; provided that the aggregate amount added back pursuant to this clause (vi) (including in respect of the restructuring work performed by Alvarez & Marsal by their Consumer and Retail Group, but excluding one-time restructuring charges and reserves to the extent Incurred on or before December 31, 2025 in connection with the consummation of the Transactions or effectiveness of this Agreement) for any period (x) ending on or prior to January 31, 2027 shall not exceed 25% of Consolidated EBITDA for such period (prior to giving effect to any add-back pursuant to this clause (vi)) and (y) ending after January 31, 2027, shall not exceed 10% of Consolidated EBITDA for such period (prior to giving effect to any add-back pursuant to this clause (vi)), minus

(3) interest income for such period, minus

(4) one-time income or gains for such period.

“Consolidated Fixed Charges” means, for any period, the sum, without duplication, of (a) Consolidated Cash Interest Expense for such period, (b) cash principal payments on Indebtedness made or required to be made during such period, (c) expense for income taxes paid or required to be paid in cash during such period and (d) Restricted Payments paid in cash during such period pursuant to Section 4.08(b)(viii) and Section 4.08(b)(x) hereof and Section 6.08(a)(vii) of the ABL Credit Agreement.

“Consolidated Leverage Ratio” means, on any date, the ratio of (i) the aggregate principal amount of Indebtedness of the Company and the Subsidiaries outstanding as of such date, in the amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP (but without giving effect to any election to value any Indebtedness at “fair value,” or any other accounting principle that results in the amount of any such Indebtedness (other than zero coupon Indebtedness) as reflected on such balance sheet to be below the stated principal amount of such Indebtedness), (b) the aggregate amount of Capital Lease Obligations and Synthetic Lease Obligations of the Company and the Subsidiaries outstanding as of such date, determined on a consolidated basis, and (c) the aggregate obligations of the Company and the Subsidiaries as an account party in respect of drawn letters of credit or letters of guaranty, other than contingent obligations in respect of any letter of credit or letter of guaranty to the extent such letter of credit or letter of guaranty does not support Indebtedness to (ii) Consolidated EBITDA for the period of twelve consecutive Fiscal Months of the Company most recently ended for which financial statements have been delivered to the Trustee pursuant to Section 4.06.

“Consolidated Net Income” means, for any period, the net income (or loss) of the Company and its Subsidiaries for such period, determined on a consolidated basis, without duplication, in accordance with GAAP; provided that, in calculating Consolidated Net Income of the Company and its Subsidiaries for any period, there shall be excluded (a) the net income (or loss) of any Person (other than the Company) that is not a Subsidiary except to the extent such net income is actually paid in cash to the Company or any of its Subsidiaries by dividend or other distribution during such period, (b) the net income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of the Company or any of its Subsidiaries or is merged into or consolidated with the Company or any of its Subsidiaries or that Person’s assets are acquired by the Company or any of its Subsidiaries except to the extent included pursuant to the foregoing clause (a), and (c) the net income (if positive), of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary to the Company or any of its Subsidiaries of such net income (i) is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary or (ii) would be subject to any taxes payable on such dividends or distributions.

“Control Agreement” means, with respect to any Deposit Account or Securities Account of a Note Party, (a) a “springing” control agreement, executed and delivered by such Note Party, the ABL Collateral Agent, the applicable securities intermediary (with respect to a Securities Account) or bank (with respect to a Deposit Account) and the Notes Collateral Agent or (b) for such accounts not located in the United States, an analogous document used for equivalent purposes under comparable law of such jurisdiction (including, but not limited to, a security notice), in each case, in form and substance reasonably satisfactory to the Notes Collateral Agent (it being agreed that any obligation of the Notes Collateral Agent, in its individual or corporate capacity, to indemnify a party to a Control Agreement shall not be reasonably satisfactory), and, with respect to Deposit Accounts under German law, (x) any agreement to be entered into between the Company or applicable Subsidiary as account holder, the ABL Collateral Agent and the respective account bank and the Notes Collateral Agent, or (y) a notice of pledge to be served on the respective account bank and the corresponding acknowledgement, granting sole disposal rights in favor of the Notes Collateral Agent, in each case reasonably acceptable to the Notes Collateral Agent.

“Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 13.02 or such other address as to which the Trustee may give notice to the Holders and the Company.

“Credit Facilities” means one or more debt facilities or commercial paper facilities, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, including, without limitation, the ABL Credit Agreement, in each case, with the same or different borrowers or issuers and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, replaced or refunded in whole or in part from time to time.

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Debt Facility” means one or more debt facilities or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit or issuances of debt securities evidenced by notes, debentures, bonds or similar instruments, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced (including by means of sales of debt securities) in whole or in part from time to time (and whether or not with the original administrative agent, lenders or trustee or another administrative agent or agents, other lenders or trustee of such Debt Facility).

“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Definitive Note” means a certificated Initial Note or Additional Note (bearing the Restricted Notes Legend if the transfer of such Note is restricted by applicable law) that does not include the Global Notes Legend.

“Deposit Account” means each checking, savings or other demand deposit account maintained by any Note Party.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.04 as the Depositary with respect to the Notes, and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Designated Subsidiary” means each Subsidiary other than any Excluded Subsidiary.

“Disqualified Stock” means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, or requires the payment of any cash dividend or any other scheduled payment constituting a return of capital (other than any payment solely in Capital Stock (other than any Capital Stock referred to in this clause (a)), in each case at any time on or prior to the date that is 91 days after the Stated Maturity of the Notes, or (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof)

for (i) cash, (ii) debt securities or (iii) any Capital Stock referred to in (a) above, in each case at any time prior to the date that is 91 days after the Stated Maturity of the Notes. Notwithstanding the foregoing, any Capital Stock that would constitute Disqualified Stock solely because holders of the Capital Stock have the right to require the issuer of such Capital Stock to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the issuer may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption is permitted under the terms of this Indenture.

“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.

“Domestic Guarantor” means any Guarantor other than a Foreign Guarantor.

“Domestic Subsidiary” means any Subsidiary other than a Foreign Subsidiary.

“Domination Agreement” means a domination agreement (Beherrschungvertrag) within the meaning of Sec 291(1) of the German Stock Corporation Act (Aktiengesetz) among the Company (or any of its direct or indirect Wholly Owned Subsidiaries) and the other parties thereto.

“DTC” means The Depository Trust Company.

“Dutch Guarantor” means any Guarantor that is a Dutch Subsidiary.

“Dutch Security Agreements” means, collectively any Dutch law pledge or security agreement entered into prior to, on, or after the Issue Date by any Note Party (as required by this Indenture or any other Note Document), as the same may be amended, restated or otherwise modified from time to time.

“Dutch Subsidiary” means any Subsidiary that is organized under the laws of the Netherlands.

“EMU” means the European Economic and Monetary Union in accordance with the Treaty of Rome 1957, as amended by the Single European Act 1986, the Maastricht Treaty of 1992 and the Amsterdam Treaty of 1998.

“EMU Legislation” means the legislative measures of the European Union for the introduction of, changeover to or operation of the Euro in one or more member states of the European Union.

“Euro” means the single currency unit of the member states of the European Union that have the euro as their lawful currency in accordance with the EMU Legislation.

“Euroclear” means Euroclear Bank S.A./N.Y., as operator of Euroclear systems Clearance System or any successor securities clearing agency.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Account” means all (i) Deposit Accounts, securities accounts, futures accounts and commodity accounts (a) maintained solely as payroll or other employee wage and benefit accounts (including withholding tax payments related thereto), (b) maintained solely as sales tax accounts, (c) maintained (A) solely as escrow accounts or fiduciary or trust accounts, in each case, for the benefit of third parties, other than the Company and its Subsidiaries and their respective Affiliates and accounts otherwise held exclusively for the benefit of third parties, other than the Company and its Subsidiaries and their respective Affiliates or (B) solely to hold restricted cash as supporting obligations for guarantees permitted under this Indenture, (d) that contain solely deposits permitted by clauses (c) and (d) of the definition of “Permitted Encumbrances” in the ABL Credit Agreement, if the documents governing such deposits prohibit the granting of a lien on such deposits, (e) that are maintained solely as store accounts maintained for local deposits; provided that the entire balance (other than a nominal amount to cover fees and charges) of all such accounts is swept on the Friday of each week (or if Friday is not a Business Day, on the next succeeding Business Day) into one or more Deposit Accounts that are not Excluded Accounts and that are subject to a Control Agreement (it being understood that no Concentration Account or Collection Account (each as defined in the ABL Credit Agreement as in effect on the date hereof) will be an Excluded Account as a result of this clause (e)) and (f) the entire balance of which is swept on each Business Day into one or more Deposit Accounts that are not Excluded Accounts and that are subject to a Control Agreement (it being understood that no Concentration Account or Collection Account will be an Excluded Account as a result of this clause (f)), and (ii) other Deposit Accounts, securities accounts, futures accounts or commodities accounts with an aggregate closing daily balance not in excess of $4,000,000 in the aggregate for all such Deposit Accounts, securities accounts, futures accounts or commodities accounts excluded pursuant to this clause (ii); provided that no Concentration Account, Collection Account, Deposit Account included in the Intercompany Cash Pooling Program nor the Company’s Funding Account (as defined in the ABL Credit Agreement as in effect on the date hereof) (regardless of the amount on deposit at any time in such account) shall be an Excluded Account.

“Excluded Property” means:

(1) (x) any fee-owned real property that is (i) located outside the United States, (ii) excluded to the extent that security interests over such assets would result in material adverse tax treatment, or (iii) not Material Real Property and (y) all leasehold interests in real property (it being understood that there shall be no requirement to obtain leasehold mortgages/deeds of trusts, landlord waivers, estoppels, collateral access letters or similar third-party agreements or consents, except to the extent that any such agreements or consents are delivered under the ABL Facility);

(2) motor vehicles, aircrafts, vessels and other goods subject to certificates of title (in each case except to the extent perfection can be accomplished through the filing of UCC-1 financing statements);

(3) letter of credit rights with a value of less than $500,000 (except to the extent (x) perfection can be accomplished through the filing of UCC-1 financing statements or (y) the Notes Collateral Agent has obtained control over such letter of credit rights or has possession of the applicable letter of credit in accordance with this Indenture) and Commercial Tort Claims with a value of less than $750,000;

(4) pledges and security interests prohibited by applicable law, rule or regulation (including the requirement to obtain consent of any governmental authority) after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code and PPSA of any applicable jurisdiction;

(5) [reserved];

(6) Capital Stock in any Person other than wholly-owned Subsidiaries to the extent not permitted by the terms of such Person’s organizational or joint venture documents (for so long as such Person remains a non-wholly owned Subsidiary);

(7) any lease, permit, license (including Licenses (as defined in the ABL Security Documents)) or other agreement or any property subject to a purchase money security interest or similar arrangement permitted by this Indenture to the extent that a grant of a security interest therein would violate, invalidate, be prohibited or restricted or constitute a default under such lease, permit, license (including Licenses (as defined in the ABL Security Documents)) or agreement or purchase money arrangement or create a right of termination in favor of, or require the consent of, any other party thereto (other than the Company or any of its Subsidiaries) after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code and the PPSA of any applicable jurisdiction, other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code or the PPSA of any applicable jurisdiction notwithstanding such prohibition; provided that, in the case of any Licenses (as defined in the ABL Security Documents), the foregoing shall only apply to Licenses (as defined in the ABL Security Documents) granted by unaffiliated third parties to the Company or any Guarantor;

(8) “intent-to-use” trademark or service mark applications prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto;

(9) any governmental licenses or state, provincial, territorial or local franchises, charters and authorizations, to the extent security interests in such licenses, franchises, charters or authorizations are prohibited or restricted thereby after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code of any applicable jurisdiction;

(10) any property subject to a Lien existing at the time such property was acquired that is permitted by Section 4.10 of this Indenture to the extent and for so long as such contract or other agreement in which such Lien is granted prohibits a security interest or pledge on such property, after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code of any applicable jurisdiction; and

(11) any Excluded Accounts (other than the Deposit Accounts, securities accounts or commodities accounts referenced in clause (i)(e), (i)(f) or clause (ii) of the definition of “Excluded Accounts” (but excluding, in the case of such clause (ii), Deposit Accounts and securities accounts that participate in the Intercompany Cash Pool));

provided, however, that Excluded Property shall not include any property that is pledged to secure obligations arising in respect of the ABL Facility or the Second-Out Notes Indenture (whether pursuant to the terms at such time of the foregoing or any related documents).

“Excluded Subsidiary” means (a) any Subsidiary that is not a wholly owned Subsidiary of the Company on the Issue Date or on the date such Subsidiary becomes a Subsidiary, in each case for so long as such Subsidiary remains a non-wholly owned Subsidiary, (b) any Foreign Subsidiary of the Company (subject to the immediately following sentence), (c) [reserved], (d) any CFC Holdco, (e) any Subsidiary that is prohibited or restricted by applicable law from providing a Guarantee of the applicable Obligations or if such Guarantee would require governmental (including regulatory) consent, approval, license or authorization, unless such consent, approval, license or authorization has been received, (f) any Subsidiary that is a not-for-profit organization, (g) any Subsidiary that is an Immaterial Subsidiary (unless, solely in the case of a Subsidiary organized in the same jurisdiction as an existing Guarantor, the Company otherwise elects), and (h) subject to clause (x) of the penultimate sentence of this definition, any other Subsidiary with respect to which, in the reasonable good faith judgment of the Company, the cost or other consequences of becoming a Guarantor shall be excessive in view of the benefits to be obtained by the Holders therefrom (provided, that, prior to such determination, the Company shall have delivered an Officer’s Certificate to the Notes Collateral Agent certifying that such cost or other consequence is excessive in view of the benefits to be obtained by the Holders therefrom and, in reasonable detail, the basis for such determination); provided, that, for the avoidance of doubt, all Excluded Subsidiaries as of the date hereof are: Fossil (UK) Global Services LTD, Fossil Global Services India LLP, Fossil Holding, LLC, Fossil International Holdings, Inc., Fossil Services, LLC, Fossil (Gibraltar) Ltd., Katchin, Inc., Fossil Japan, Inc., Katchin GmbH, Fossil Mexico Sa de CV, Servicios Fossil Mexico, S.A. de C.V., Fossil (East) Ltd., Fossil Luxembourg Sarl, Montres Antima SA, Swiss Technology Production SA, Swiss Technology Components AG, Fossil India Private Ltd., Fossil Singapore Pte., Fossil Industries Ltd., Fossil Asia Pacific Ltd., Pulse Time Center Company, Ltd., Pulse Time Center (Shenzhen) Co., Fossil Korea Ltd., Fossil Time Malaysia Sdn. Bhd., Fossil Commercial (Shanghai) Company Ltd., Fossil Trading Shanghai Company Ltd., Fossil Commercial (Shenzhen) Co. Ltd., FDT, Ltd., Fossil (Australia) Pty., Fossil Hong Kong Ltd., Fossil Vietnam, Fossil New Zealand Limited, Fossil (Macau) Limited, Fossil Shares Services GmbH, Fossil Stores Belgium BVBA, Fossil Belgium BVBA, Fossil (Austria) GmbH, Fossil S.L.U., FESCO GmbH, Fossil Italia, S.r.l., Fossil Sweden AB, In Time Distribuicao de Relogios, Sociedad Unipessoal, Lda., Fossil Stores S.r.l., Fossil Denmark A/S, Fossil Norway AS, Fossil France S.A.S., Fossil Stores France, Fast Europe SARL, Latin America Services, Ltd, Fossil Accessories South Africa Pty. Ltd. and Fossil Poland Spolkaz Ograniczona. Notwithstanding the foregoing,

(x) no Subsidiary of the Company that Guarantees the 2026 Notes (other than Fossil (UK) Global Services Ltd), the Second-Out Notes, the ABL Credit Agreement or any other Material Indebtedness of the Company or any Guarantor shall be deemed to be an Excluded Subsidiary and (y) no Subsidiary of the Company that owns or licenses (other than non-exclusive licenses from the Company or another Subsidiary granted in the ordinary course of business) any Material Intellectual Property shall be deemed to be an Excluded Subsidiary. Notwithstanding anything to the contrary, after the date hereof, no Guarantor shall constitute an Excluded Subsidiary pursuant to clause (a) of this definition (1) absent a bona fide business purpose (as certified in writing to the Notes Collateral Agent by an Officer of the Company) or (2) in a transaction (or series of related transactions) the primary purpose of which is to release any applicable guaranty.

“Fair Market Value” means, with respect to any asset or liability, the fair market value of such asset or liability as determined by the Company in good faith (including as to the value of all non-cash assets and liabilities) ; provided that, for the avoidance of doubt, in making such determination the Company shall be entitled to consider and include in making any such determination the results of customary discounts, commissions or other similar discounts or payments pursuant to a private placement or public offering of securities.

“First-Out/Second-Out Intercreditor Agreement” means that certain Intercreditor Agreement, to be dated as of the Issue Date, by and among the Trustee, the Notes Collateral Agent, the Second-Out Notes Trustee, Second-Out Notes Collateral Agent, each additional agent from time to time party thereto, and the grantors from time to time party thereto, as may be amended, restated, amended and restated, supplemented or replaced, in whole or in part, from time to time.

“Fiscal Month” means, with respect to the Company or any of its Subsidiaries, the approximately one-month period ending around the end of each month or such other applicable period, as determined from time to time by the Company in the ordinary course of its business, as the context may require, or, if any such Subsidiary was not in existence on the first day of any such period, the period commencing on the date on which such Subsidiary is incorporated, organized, formed or otherwise created and ending on the last day of such period.

“Fiscal Year” means the fifty–two (52) or fifty-three (53) week period beginning on the date which is one day after the end of the similar preceding period and ending on the Saturday closest to December 31st.

“Fixed Charge Coverage Ratio” means the ratio of (a) (i) Consolidated EBITDA for such period minus (ii) Unfinanced Capital Expenditures for such period minus (iii) such portion of principal payments on Capital Lease Obligations or Synthetic Lease Obligations made by the Company and its consolidated Subsidiaries during such period as is attributable to additions to property, plant and equipment that have not otherwise been reflected on the consolidated statement of cash flows as additions to property, plant and equipment for such period to (b) Consolidated Fixed Charges for such period.

“Foreign Guarantor” means any Guarantor that is not organized under the laws of the United States or any state thereof or the District of Columbia.

“Foreign Subsidiary” means any Subsidiary that is not organized under the laws of the United States or any state thereof or the District of Columbia.

“GAAP” means generally accepted accounting principles in the United States of America in effect and applicable to the accounting period in respect of which reference to GAAP is made and applied in accordance with the consistency requirements thereof.

“German Guarantor” means any Guarantor that is a German Subsidiary.

“German Security Agreements” means, collectively, any German law pledge or security agreement entered into prior to, on, or after the Issue Date by any Note Party (as required by this Indenture or any other Note Document), as the same may be amended, restated or otherwise modified from time to time.

“German Subsidiary” means any Subsidiary of the Company that has been formed or is organized under the laws of Germany.

“Governmental Authority” means the government of the United States of America, Canada, Germany, Switzerland, the United Kingdom, the Netherlands, any other nation or any political subdivision thereof, whether provincial, territorial, state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national body exercising such powers or functions, such as the European Union, the Council of Ministers of the European Union or the European Central Bank).

“Government Securities” means securities that are (1) direct obligations of the United States for the timely payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States the timely payment of which is unconditionally Guaranteed as a full faith and credit obligation of the United States, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depositary receipt.

“Guarantee” means (1) any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and (2) any obligation, direct or indirect, contingent or otherwise, of such Person :

(1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

(2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “Guarantee” will not include endorsements for collection or deposit in the ordinary course of business.

“Guarantor” means each Subsidiary in existence on the Issue Date that provides a Note Guarantee on the Issue Date (and any other Subsidiary that provides a Note Guarantee after the Issue Date); provided that upon release or discharge of such Subsidiary from its Note Guarantee in accordance with this Indenture, such Subsidiary ceases to be a Guarantor.

“Guarantor Release Protection Provisions” mean (a) each of the provisions under (i) Article 10, (ii) Section 4.11 and (iii) Section 5.01, and (b) the Event of Default described in clause (9) under the definition of “Event of Default.”

“Guarantor Subordinated Obligation” means, with respect to a Guarantor, any Indebtedness of such Guarantor (whether outstanding on the Issue Date or thereafter Incurred) that is expressly subordinated in right of payment to the obligations of such Guarantor under its Note Guarantee.

“Hedging Obligations” of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Swap Agreements and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any Swap Agreement transaction.

“Holder” means a Person in whose name a Note is registered on the Registrar’s books.

“IAI Investor” means any Holder that is an institutional accredited investor who has entered into a non-disclosure agreement with the Company and that, together with its Affiliates, holds at least 25.0% of the aggregate principal amount of the Notes then outstanding.

“Immaterial Subsidiary” means any Subsidiary (other than a Guarantor) that, as of the last day of the most recently ended Fiscal Month of the Company for which financial statements have theretofore been most recently delivered pursuant to Section 4.06, either individually or together with its Subsidiaries, accounted for less than (x) 5.0% of Total Assets at such date and (y) less than 5.0% of the consolidated revenues of the Company and its Subsidiaries for the most recent twelve Fiscal Month period ending on or prior to such date for which financial statements have been delivered to the Trustee under Section 4.06; provided that, notwithstanding the above, “Immaterial Subsidiary” shall exclude any of the Company’s Subsidiaries designated in writing to the Trustee, by an Officer of the Company to the extent necessary to ensure that Immaterial Subsidiaries and their respective Subsidiaries, in the aggregate, accounted for, at the last day of any Fiscal Month of the Company for which financial statements have theretofore been most recently delivered pursuant to Section 4.06, less than 5.0% of Total Assets at such date and less than 5.0% of consolidated revenues of the Company and its Subsidiaries for the twelve Fiscal Month period ending on such date for which financial statements have been delivered to the Trustee under Section 4.06.

“Incur” means issue, create, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, amalgamation, consolidation, acquisition or otherwise) will be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary; and the terms ”Incurred,” “Incurring” and “Incurrence” have meanings correlative to the foregoing.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person (excluding trade accounts payable incurred in the ordinary course of business), (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding (i) current accounts payable incurred in the ordinary course of business, (ii) deferred compensation payable to directors, officers or employees of the Company or any Subsidiary and (iii) any purchase price adjustment or earnout incurred in connection with an acquisition), (e) all Capital Lease Obligations and Synthetic Lease Obligations of such Person, (f) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (g) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (h) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed by such Person (but only to the extent of the lesser of (x) the amount of such Indebtedness and (y) the fair market value of such property, if such Indebtedness has not been assumed by such Person), and (i) all Guarantees by such Person of Indebtedness of others. Notwithstanding the foregoing, Indebtedness shall not include trade payables (including any obligation owed by a Person arising out of arrangements whereby a third party makes payments for the account of such Person directly or indirectly to a trade creditor of such Person in respect of trade payables of such Person) and related accrued expenses, and related obligations owed to such third party purchaser, incurred by any Person in accordance with customary practices and in the ordinary course of business of such Person. The Indebtedness of any Person shall include the Indebtedness of any other Person (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor by contract, as a matter of law or otherwise as a result of such Person’s ownership interest in or other relationship with such other Person, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

Notwithstanding the foregoing, the amount of any Indebtedness outstanding as of any date shall (i) be the accreted value thereof in the case of any Indebtedness issued with original issue discount or the aggregate principal amount outstanding in the case of Indebtedness issued with interest payable in kind and (ii) include any interest (or in the case of Preferred Stock, dividends) thereon that is more than 30 days past due. Except to the extent provided in the preceding sentence, the amount of any Indebtedness that is convertible into or exchangeable for Capital Stock of the Company outstanding as of any date shall be deemed to be equal to the principal and premium, if any, in respect of such Indebtedness, notwithstanding the provisions of GAAP (including Accounting Standards Codification Topic 470-20, Debt-Debt with Conversion and Other Options).

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of the Company, qualified to perform the task for which it has been engaged.

“Initial Notes” has the meaning set forth in the recitals hereto.

“Intercompany Cash Pooling Program” means the physical cash pooling in-house banking program described to the ABL Facility Administrative Agent prior to the date hereof, pursuant to which Fossil Europe BV serves as the cash pool master (or in-house bank) for the Company and its applicable Subsidiaries.

“Intercompany Subordination Agreement” means the Amended and Restated Intercompany Subordination Agreement dated as of the Issue Date, by and among the Company, certain of its Subsidiaries party thereto, the ABL Facility Administrative Agent, the Notes Collateral Agent and the Second-Out Notes Collateral Agent, as the same may be amended in accordance with the terms hereof and thereof.

“Intercreditor Agreements” means, collectively, the ABL Intercreditor Agreement, the First-Out/Second-Out Intercreditor Agreement, and any other applicable intercreditor agreement in a form substantially similar to the ABL Intercreditor Agreement or First-Out/Second-Out Intercreditor Agreement, as the case may be.

“Interest Payment Date” means March 15, June 15, September 15, and December 15 of each year commencing with March 15, 2026 to the Stated Maturity of the Notes.

“Interest Period” means, with respect to any Note, the period commencing on and including an Interest Payment Date and ending on and including the day immediately preceding the next Interest Payment Date, with the exception that the first Interest Period with respect to any Note shall commence on and include the issue date of the applicable Notes and end on and exclude the first Interest Payment Date to occur after the issue date of the applicable Notes (the Interest Payment Date for any Interest Period shall be the interest payment date occurring on the date immediately following the last day of such Interest Period).

“Investment” means, with respect to a specified Person, any Capital Stock, evidences of Indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, or any capital contribution or loans or advances (other than advances made in the ordinary course of business that would be recorded as accounts receivable on the balance sheet of the specified Person prepared in accordance with GAAP) to, Guarantees of any Indebtedness or other obligations of, or any other investment (including any investment in the form of transfer of property for consideration that is less than the fair value thereof (as determined reasonably and in good faith by the chief financial officer of the Company)) in, any other Person that are held or made by the specified Person. The amount, as of any date of determination, of (a) any Investment in the form of a loan or an advance shall be the principal amount thereof outstanding on such date, without any adjustment for write-downs or write-offs (including as a result of forgiveness of any portion thereof) with respect to such loan or advance after the date thereof, (b) any Investment in the form of a Guarantee shall be determined in accordance with the definition of the term “Guarantee”, (c) any Investment in the form of a purchase or other acquisition for value of any Capital Stock, evidences of Indebtedness or other securities of any Person shall be the fair value (as determined reasonably and in good faith by the chief financial officer of the Company) of the consideration therefor (including any Indebtedness assumed in connection therewith), plus the fair value (as so determined) of all additions, as of such date of determination, thereto, and minus the amount, as of such date of determination, of any portion of such Investment repaid to the investor in cash as a repayment of principal or a return of capital, as the case may be, but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the time of such Investment, (d) any Investment (other than any Investment referred to in clause (a), (b) or (c) above) in the form of a transfer of Capital Stock or other property by the investor to the investee, including any such transfer in the form of a capital contribution, shall be the fair value (as determined reasonably and in good faith by the chief financial officer of the Company) of such Capital Stock or other property as of the time of such transfer (less, in the case of any investment in the form of transfer of property for consideration that is less than the fair value thereof, the fair value (as so determined) of such consideration as of the time of the transfer), minus the amount, as of such date of determination, of any portion of such Investment repaid to the investor in cash as a return of capital, but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the time of such transfer, and (e) any Investment (other than any Investment referred to in clause (a), (b), (c) or (d) above) in any Person resulting from the issuance by such Person of its Capital Stock to the investor shall be the fair value (as determined reasonably and in good faith by the chief financial officer of the Company) of such Capital Stock at the time of the issuance thereof.

For purposes of Section 4.08:

(1) any property transferred to or from a Subsidiary will be valued at its Fair Market Value at the time of such transfer; and

(2) if the Company or any Subsidiary sells or otherwise disposes of any Voting Stock of any Subsidiary such that, after giving effect to any such sale or disposition, such entity is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Capital Stock of such Subsidiary not sold or disposed of.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or any other equivalent rating by any Rating Agency, in each case, with a stable or better outlook.

“IP Advance” has the meaning given thereto in the ABL Credit Agreement (as in effect on the date hereof).

“IP Advance Amount” means an amount equal to 107.500% of the amount of the IP Advance then outstanding.

“Issue Date” means [  ].

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, charge, assignment by way of security, security interest or other encumbrance in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Line Cap” shall have the meaning and be calculated as set forth in the ABL Credit Agreement.

“Material Adverse Effect” means a material adverse effect on (a) the results of operations, assets, business or financial condition of the Company and the Subsidiaries taken as a whole, (b) the ability of the Company and the Guarantors to perform any of their monetary obligations under the Notes, this Indenture, the Security Agreements or any Intercreditor Agreement to which it is a party, or (c) the rights of or benefits available to the Trustee, the Notes Collateral Agent or Holders under the Notes, this Indenture, the Security Agreements or any applicable Intercreditor Agreement.

“Material Indebtedness” means Indebtedness (other than letters of credit), or obligations in respect of one or more Hedging Obligations, of any one or more of the Company and the Subsidiaries in an aggregate principal amount exceeding $15,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Company or any Subsidiary in respect of any Hedging Obligation at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Company or such Subsidiary would be required to pay if such Hedging Obligation were terminated at such time.

“Material Intellectual Property” means intellectual property that is (i) material to the conduct of business of the Company or any of its Subsidiaries or (ii) necessary or material to permit the Notes Collateral Agent to enforce its rights and remedies under this Indenture or the Collateral Documents with respect to the Collateral, or the disposition of which would otherwise adversely affect the Net Orderly Liquidation Value Percentage (as defined in the ABL Credit Agreement as in effect on the date hereof) of any Collateral.

“Material Real Property” means, collectively, all right, title and interest in and to any and all parcels of or interests in real property owned in fee by the Company or any Guarantor having a Fair Market Value at the time in excess of $2,500,000.

“Michele Brand” means all right, title, and interest in and to (i) all inventory and all molds for manufacturing finished goods; (ii) marketing assets; (iii) records; (iv) unfulfilled purchase orders, including, without limitation, the right to bill and receive payment for products subject to such unfulfilled purchase orders; (v) all intellectual property; (vi) all rights under transferred contracts; (vii) all goodwill associated with the MICHELE brand and/or the MICHELE assets; (viii) all permits required for the ownership and use of the MICHELE assets, and all pending applications therefor or renewals thereof; (ix) all machinery, equipment and tooling, whether owned or leased; and (x) all currently effective warranties, guaranties, indemnities and similar rights against third parties, if any, solely relating to the MICHELE assets (except to the extent applicable from any sale thereof), in each case used in or for the business of manufacturing, distributing and selling of timepieces under the MICHELE brand and included in an asset purchase agreement, share purchase agreement or similar agreement in connection with the sale of the Company’s MICHELE brand.

“Moody’s” means Moody’s Investors Services, Inc. or any successor to its rating agency business.

“Mortgages” means the mortgages, land charges, debentures, deeds of hypothecs, deeds of trust, deeds to secure Indebtedness or other similar documents in legally sufficient form to secure Liens on the Premises, as well as the other Collateral secured by and described in the mortgages, land charges, debentures, deeds of hypothecs, deeds of trust, deeds to secure Indebtedness or other similar documents.

“Net Assets” for the purpose of Section 10.02(a) (Limitation on Guarantor Liability relating to any German Guarantor) means a German GmbH Guarantor’s (or, in the case of a German GmbH & Co. KG Guarantor, its general partner’s) assets pursuant to Section 266 sub-section (2) A, B, C, D and E of the German Commercial Code (Handelsgesetzbuch) less the aggregate of its liabilities pursuant to Section 266 sub-section (3) B, C, D and E of the German Commercial Code, taking into consideration the generally accepted accounting principles applicable from time to time in Germany (Grundsatze ordnungsmafiiger Buchfuhrung) based on the same principles and evaluation methods as consistently applied by the respective German Guarantor in the preparation of its financial statements.

“Net Available Cash” from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and net proceeds from the sale or other disposition of any securities or other assets received as consideration, but only as and when received (including after release from any required escrow), but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case net of:

(1) all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses Incurred, and all federal, state, provincial, territorial, foreign and local taxes required to be paid or reasonably expected to be paid or accrued as a liability under GAAP (after taking into account any tax credits or deductions that are available or reasonably expected to be available and any tax sharing agreements), as a consequence of such Asset Disposition;

(2) [reserved];

(3) all distributions and other payments required to be made to noncontrolling interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition;

(4) the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by the Company or any Subsidiary after such Asset Disposition;

(5) payments of unassumed liabilities (not constituting Indebtedness) relating to the assets subject to such Asset Disposition at the time of, or within 30 days after, such Asset Disposition; and

(6) with respect to any Asset Disposition involving a disposition of assets of a Foreign Subsidiary and solely to the extent the proceeds have not been applied to reduce Indebtedness or make capital or other permitted expenditures or investments in accordance with Section 4.16, the Net Available Cash attributable to such assets of such Foreign Subsidiary to the extent that the repatriation of such Net Available Cash to the Company or any of its Domestic Subsidiaries (i) is prohibited, restricted or delayed by applicable laws, rules or regulations or (ii) could reasonably be expected to result in adverse tax consequences to the Company and its Subsidiaries; provided that the Company will use commercially reasonable efforts to overcome or eliminate any such restrictions and/or minimize any costs to comply with Section 4.16.

“Net Cash Proceeds,” with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale, net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually Incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credits or deductions and any tax sharing arrangements).

“Non-Guarantor Subsidiary” means any Subsidiary that is not a Guarantor.

“Note Documents” means this Indenture, the Notes, the Collateral Documents and the Intercreditor Agreements (including in each case, any amendments thereto).

“Note Guarantee” means, individually, any Guarantee of payment of the Notes and the Company’s other Obligations under this Indenture by a Guarantor pursuant to the terms of this Indenture and any supplemental indenture thereto, and, collectively, all such Guarantees.

“Note Party” means the Company or any Guarantor.

“Notes” means the Initial Notes and more particularly means any Note authenticated and delivered under this Indenture. For all purposes of this Indenture, the term “Notes” shall also include any Additional Notes and Super Priority Notes that may be issued under a supplemental indenture and Notes to be issued or authenticated upon transfer, replacement or exchange of Notes and any Notes to be issued in connection with a PIK Payment.

“Notes Priority Collateral” means all Collateral other than ABL Priority Collateral (including for the avoidance of doubt, any such assets that, but for the application of Section 552 of the Bankruptcy Code, or any comparable provision in any other Bankruptcy Law, would be ABL Priority Collateral), including, without limitation:

(1) all Equipment, Fixtures, Real Property, intercompany indebtedness between or among the Company and its Subsidiaries or their Affiliates (other than ABL Priority Collateral described in clause (5) of the definition thereof), and all Capital Stock held by the Note Parties and other Investment Property (other than any Investment Property constituting ABL Priority Collateral, including Investment Property described in clause 3(y) of the definition of ABL Priority Collateral);

(2) except to the extent constituting ABL Priority Collateral, all Instruments, Commercial Tort Claims, Documents and General Intangibles;

(3) Notes Priority Accounts; provided, however, that to the extent that identifiable proceeds of ABL Priority Collateral are deposited in any such Split-Lien Priority Accounts, such identifiable proceeds shall be treated as ABL Priority Collateral;

(4) on and after the Collateral Designation Date, Specified Collateral;

(5) all other Collateral, other than the ABL Priority Collateral (including ABL Priority Proceeds); and

(6) all collateral security and guarantees with respect to the foregoing, and all cash, Money, insurance proceeds, receivables, products, substitutions, replacements, Instruments, Securities and Financial Assets received as proceeds of any of the foregoing, but, in any event, excluding the ABL Priority Collateral (including ABL Priority Proceeds).

Any capitalized term used in this definition but not otherwise defined herein shall be defined as set forth in the ABL Intercreditor Agreement.

“Notes Collateral Agent” means Wilmington Trust, National Association, as notes collateral agent under the Note Documents, until a successor, if any, replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Obligations” means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, provincial, territorial, federal or foreign law), other monetary obligations, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and Guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Offer to Purchase” means an Asset Disposition Offer or a Change of Control Offer.

“Officer” means the Chairman of the Board of Directors, the Chief Executive Officer, the President or a Co-President, the Chief Financial Officer, any Executive Vice President, Senior Vice President or Vice President, the Chief Administrative Officer, the Chief Legal Officer, the Treasurer or Assistant Treasurer or the Secretary of the Company or any other person authorized by the Board of Directors or, if the Company is a partnership or a limited liability company that has no such officers, a person duly authorized under applicable law by the general partner, managers, members or a similar body to act on behalf of the Company. Officer of any Guarantor has a correlative meaning.

“Officer’s Certificate” means a certificate signed by an Officer of the Company or a Guarantor, as applicable, and delivered to the Trustee and/or the Notes Collateral Agent, as applicable.

“Opinion of Counsel” means a written opinion from legal counsel (including an employee of or counsel to the Company) who is reasonably acceptable to the Trustee or the Notes Collateral Agent, as applicable.

“Pari Passu Secured Indebtedness” means any Indebtedness of the Company or any Guarantor that ranks pari passu in right of payment with the Obligations under the Notes or the Note Guarantees and is secured by a Lien on the Collateral that has equal Lien priority with respect to the different categories of Collateral under the Lien priorities in any applicable Intercreditor Agreement relative to the Notes and the Note Guarantees and is senior in priority to the Liens securing any junior lien priority Indebtedness; provided, that, in each case, an Authorized Representative of such Indebtedness shall have executed a joinder to the applicable Intercreditor Agreements in the form provided therein.

“Perfection Certificate” means that certain perfection certificate dated as of the Issue Date, executed and delivered by each Note Party in favor of the Notes Collateral Agent on behalf of the Secured Parties.

“Permitted Acquisition” means the purchase or other acquisition by the Company or any Subsidiary of Capital Stock in, or all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of), any Person if (a) in the case of any purchase or other acquisition of Capital Stock in a Person, such Person will be, upon the consummation of such acquisition, a Subsidiary, in each case including as a result of a merger, amalgamation or consolidation between any Subsidiary and such Person, or (b) in the case of any purchase or other acquisition of other assets, such assets will be owned by the Company or a Subsidiary; provided that (i) no Event of Default exists at the date such transaction is consummated, (ii) at the time such transaction is consummated, immediately after giving pro forma effect to such transaction (calculated as of the last day of the Fiscal Month of the Company then most recently ended for which financial statements have been delivered pursuant to Section 4.06), the Consolidated Leverage Ratio for the Company and its Subsidiaries shall not exceed 1.50:1.00, (iii) the Company shall promptly deliver information relating to such Permitted Acquisition as the Notes Collateral Agent may reasonably request, and (iv) any such acquisition or Investment shall be subject to the Shared Non-Guarantor Investments Cap.

“Permitted Investment” means an Investment:

(1) [reserved];

(2) [reserved];

(3) consisting of contributions to and borrowings from the cash pool under the Intercompany Cash Pooling Program among the applicable Subsidiaries (other than the Company and Domestic Guarantors) in the ordinary course of business to fund ordinary course operational needs, including purchasing inventory, paying payroll and funding marketing initiatives; provided that (i) the Company and the Domestic Guarantors shall not participate in the Intercompany Cash Pooling Program, (ii) all amounts owing under the Intercompany Cash Pooling Program shall be subject to the Intercompany Subordination Agreement at all times, (iii) the aggregate balance at any time (to the extent positive) of (x) outstanding amounts contributed by the Company and the Guarantors to the cash pool minus (y) outstanding amounts borrowed by the Company and the Guarantors from the cash pool (the “Net Cash Pooling Investment”) shall be subject to the Shared Non-Guarantor Investments Cap, and (iv) if a Dominion Period (as defined in the ABL Credit Agreement) has occurred and is continuing, the Company and the Guarantors shall not make any contributions to the cash pool;

(4) Investments by the Company and the Subsidiaries in their respective Subsidiaries; provided that (i) such Subsidiaries are Subsidiaries prior to, or have been newly formed with the initial Investment therein being, such Investments and (ii) such Investments shall be subject to the Shared Non-Guarantor Investments Cap;

(5) loans or advances made by the Company to any Subsidiary or made by any Subsidiary to the Company or any other Subsidiary; provided that (i) the Indebtedness resulting therefrom is permitted by Section 4.09(b)(8) and (ii) such loans and advances shall be subject to the Shared Non-Guarantor Investments Cap;

(6) Guarantees by the Company or any Subsidiary of (i) the Obligations and (ii) Indebtedness or other obligations of the Company or any Subsidiary other than as specified in the foregoing clause (i) including any such Guarantees arising as a result of any such Person being a joint and several co-applicant with respect to any letter of credit or letter of guaranty; provided that, with respect to the foregoing clause (ii), such Indebtedness shall be subject to the Shared Non-Guarantor Investments Cap;

(7) by the Company or any of its Subsidiaries, in cash or in the form of Investments that do not constitute transfers of Collateral, in an aggregate amount outstanding (as reduced by the amount of capital returned from any such Permitted Investment (exclusive of items reflected in Consolidated Net Income), which reductions may not exceed in aggregate amount the amount originally transferred in connection with any Permitted Investment hereunder), together with all other Investments pursuant to this clause (7), at the time of each such Investment not to exceed $5,000,000.

(8) by the Company or any of its Subsidiaries in exchange for consideration consisting only of Capital Stock (other than Disqualified Stock) of the Company or Net Cash Proceeds of a substantially concurrent sale of Capital Stock of the Company;

(9) by the Company or any of its Subsidiaries in receivables owing to the Company or any Subsidiary and extensions of trade credit, deposits, prepayments and other credits to vendors, suppliers, lessors, processors, materialmen, carriers, warehousemen, mechanics and landlords made in the ordinary course of business;

(10) by the Company or any of its Subsidiaries in payroll, commission, travel, entertainment expenses, relocation costs and similar advances to cover matters that are reasonably expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business and consistent with past practice, not to exceed, in the aggregate, $1,000,000 at any time outstanding;

(11) Investments in cash and Cash Equivalents;

(12) by the Company or any of its Subsidiaries as a result of the receipt of settlement of amounts due to the Company or any Subsidiary effected in the ordinary course of business;

(13) purchases of assets in the ordinary course of business;

(14) received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(15) Permitted Acquisitions;

(16) by the Company or any of its Subsidiaries in connection with the funding of contributions under any non-qualified retirement plan or similar employee compensation plan in an amount not to exceed the amount of compensation expense recognized by the Company and its Subsidiaries in connection with such plans;

(17) by the Company or any of its Subsidiaries in the ordinary course of business consisting of the licensing, sublicensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons; provided that such licensing, subleasing, or contributions of intellectual property must either be (i) non-exclusive or (ii) exclusive only within the granted territory;

(18) by the Company or any of its Subsidiaries in prepaid expenses, negotiable instruments held for collection, lease, utility, workers’ compensation, performance and other similar deposits provided to third parties in the ordinary course of business;

(19) by the Company or any of its Subsidiaries as a result of the receipt of non-cash consideration from an Asset Disposition that was made pursuant to and in compliance with Section 4.16 or any other disposition of assets not constituting an Asset Disposition;

(20) by the Company or any of its Subsidiaries in existence on the Issue Date or made pursuant to binding commitments existing on the Issue Date or an Investment consisting of any extension, modification or replacement of any such Investment or binding commitment existing on the Issue Date but, in each case, only to the extent not involving additional advances, contributions or other Investments or other increases thereof;

(21) by the Company or any of its Subsidiaries in Hedging Obligations entered into in the ordinary course of business to hedge or mitigate risks to which the Company or a Subsidiary is exposed in the conduct of its business or the management of its liabilities and not for speculative purposes, which transactions or obligations are Incurred in compliance with Section 4.09;

(22) by the Company or any of its Subsidiaries in respect of Guarantees issued in accordance with Section 4.09;

(23) Investments constituting (i) pledges and deposits made (A) in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations and (B) in respect of letters of credit, bank guarantees or similar instruments issued for the account of the Company or any Subsidiary in the ordinary course of business supporting obligations of the type set forth in clause (A) above, (ii) pledges and deposits made to secure the performance of bids, trade contracts (other than Indebtedness for borrowed money), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business, and (iii) endorsements of instruments for collection or deposit in the ordinary course of business;

(24) Investments by the Company or any of its Subsidiaries in the form of Unfinanced Capital Expenditures;

(25) deposits made in the ordinary course of business to secure the performance of leases or other obligations as permitted under Section 4.09;

(26) the deposit of funds or evidences of Indebtedness in trust for the purpose of defeasing or discharging Indebtedness issued pursuant to an indenture, but only if such defeasing or discharging of Indebtedness is not prohibited under this Agreement; provided that such Investment covers proceeds in an aggregate amount necessary solely to defease or discharge the principal, interest, premium, if any, and if required by the terms of the relevant indenture, fees, costs and expenses due in connection with the defeasance of such Indebtedness.

Unless otherwise specified, for purposes of determining the amount of any Investment outstanding for purposes hereof, such amount shall be deemed to be the amount of such Investment when made, purchased or acquired less any amount realized in respect of such Investment upon the sale, collection or return of capital (not to exceed the original amount invested).

“Permitted Liens” means, with respect to any Person:

(1) Liens securing (i) Indebtedness and other obligations permitted to be Incurred under Section 4.09(b)(4) and (ii) any Refinancing Indebtedness in respect thereof (and any subsequently Incurred Refinancing Indebtedness in respect of any such Refinancing Indebtedness); provided, that the Liens incurred pursuant to this clause (1) shall rank equal to or junior to the Liens securing the Notes (including any Notes issued in connection with the Registration Statement) pursuant to the terms of the applicable Intercreditor Agreements, or any other intercreditor agreement that is substantially similar to such Intercreditor Agreements (in the case of any Liens with a junior lien priority, with the Notes being treated as senior priority obligations thereunder), as applicable, in all cases subject to the Lien priorities in any applicable Intercreditor Agreement;

(2) pledges and deposits made (i) in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations and (ii) in respect of letters of credit, bank guarantees or similar instruments issued for the account of the Company or any Subsidiary in the ordinary course of business supporting obligations of the type set forth in clause (i) above;

(3) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law (other than any Lien imposed pursuant to Section 430(k) of the Code or Section 303(k) of ERISA or a violation of Section 436 of the Code), arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in good faith;

(4) Liens imposed by law for taxes that are not yet delinquent or (i) the validity or amount thereof is being contested in good faith by appropriate proceedings, (ii) for which the Company or such Subsidiary has set aside on its books reserves with respect thereto to the extent required by GAAP and (iii) such contest effectively suspends collection of the contested obligation and the enforcement of any Lien securing such obligation;

(5) pledges and deposits made to secure the performance of bids, trade contracts (other than Indebtedness for borrowed money), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(6) easements, zoning restrictions, rights-of-way, site plan agreements, development agreements, operating agreements, cross-easement agreements, reciprocal easement agreements and similar encumbrances and exceptions to title on real property that do not secure any monetary obligations and do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of the Company or any Subsidiary or the ordinary operation of such real property;

(7) Liens securing Indebtedness permitted to be incurred under (i) clause (1) (provided, that such Liens shall be junior to the Liens on the Notes Priority Collateral securing the Notes and shall be subject to the ABL Intercreditor Agreement), (ii) clause (2) (provided, that such Liens shall be subject to the First-Out/Second-Out Intercreditor Agreement), and (iii) clause (11) (provided, that such Liens shall be junior to the Liens on the Collateral securing the Notes and subject to an applicable Intercreditor Agreement), in each case, of Section 4.09(b);

(8) Liens existing on the Issue Date and other Liens securing Indebtedness Incurred in reliance on Section 4.09(b)(5), subject to the Lien priorities in any applicable Intercreditor Agreement;

(9) customary rights of setoff upon deposits of cash in favor of banks and other depository institutions and Liens of a collecting bank arising under the UCC or PPSA in respect of payment items in the course of collection;

(10) Liens representing any interest or title of a licensor, lessor or sublicensor or sublessor, or a licensee, lessee or sublicensee or sublessee, in the property subject to any lease (other than Capital Lease Obligations), license or sublicense or concession agreement permitted by this Agreement;

(11) [reserved];

(12) Liens securing Refinancing Indebtedness Incurred to refinance, as a whole or in part, Indebtedness that was previously so secured pursuant to clauses (7), (8), (16), (36), (39), (40) and this clause (12) of this definition; provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced; provided, further, that any such Liens shall rank equal to or junior to the Liens securing Indebtedness being refinanced or Incurred in compliance with this Indenture pursuant to the terms of the applicable Intercreditor Agreements, if applicable, or any other intercreditor agreement that is substantially similar to such Intercreditor Agreements (in the case of any Liens with a junior lien priority, with any ABL Indebtedness and the Notes being treated as senior priority obligations thereunder), as applicable, in all cases subject to the Lien priorities in any applicable Intercreditor Agreement;

(13) Liens in connection with the sale or transfer of any Capital Stock or other assets in a transaction permitted under Section 4.16 and customary rights and restrictions contained in agreements relating to such sale or transfer pending the completion thereof;

(14) leases, subleases, licenses or sublicenses of real property granted by the Company or any Subsidiary to third Persons not interfering in any material respect with the business of the Company or any Subsidiary;

(15) judgment Liens in respect of judgments that do not constitute an Event of Default;

(16) Liens securing Indebtedness permitted to be incurred under Section 4.09(b)(7);

(17) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(18) bankers’ liens upon deposits of funds in favor of banks or other depository institutions (including any right of pledge or right of set-off arising under the general banking conditions of any bank in relation to deposit accounts maintained in the Netherlands), solely to the extent incurred in connection with the maintenance of such deposit accounts in the ordinary course of business;

(19) any Lien existing on any asset prior to the acquisition thereof by the Company or any Subsidiary or existing on any asset of any Person that becomes (including pursuant to a Permitted Acquisition) a Subsidiary (or of any Person not previously a Subsidiary that is merged, amalgamated or consolidated with or into a Subsidiary in a transaction permitted hereunder) after the Issue Date prior to the time such Person becomes a Subsidiary (or is so merged, amalgamated or consolidated); provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary (or such merger, amalgamation or consolidation), (ii) such Lien shall not apply to any other assets of the Company or any Subsidiary (other than, in the case of any such merger, amalgamation or consolidation, the assets of any special purpose merger Subsidiary that is a party thereto) and (iii) such Lien shall secure only those obligations that it secures on the date of such acquisition or the date such Person becomes a Subsidiary (or is so merged, amalgamated or consolidated) and any extensions, renewals and refinancings thereof that do not increase the outstanding principal amount thereof;

(20) [reserved];

(21) Liens arising from precautionary UCC or PPSA financing statement filings (or similar filings under applicable law) regarding operating leases or consignments;

(22) Liens securing (i) Indebtedness and other obligations permitted to be Incurred under Section 4.09(b)(21) and (ii) any Refinancing Indebtedness in respect thereof (and any subsequently Incurred Refinancing Indebtedness in respect of any such Refinancing Indebtedness);

(23) [reserved];

(24) any interest or title of an owner of equipment or inventory on loan or consignment, or in connection with any conditional sale, title retention or similar arrangement for the sale of goods to the Company or any Subsidiary, in each case in the ordinary course of business of the Company and its Subsidiaries, and Liens arising from precautionary UCC financing statement filings related thereto;

(25) [reserved];

(26) Liens arising in the ordinary course of business in favor of custom and forwarding agents and similar Persons in respect of imported goods and merchandise in the custody of such Persons;

(27) the reservations, limitations, provisos and conditions, if any, expressed in any original grant from the Crown in right of Canada or any province thereof of any real property or any interest therein or in any comparable grant in jurisdictions other than Canada, provided they do not materially detract from the value of such property or impair the use thereof in the ordinary conduct of business;

(28) Liens or rights of setoff against credit balances of the Company or any Subsidiary with credit card issuers, credit card processors or merchant service providers for mobile or digitized payment methods to secure obligations of the Company or such Subsidiary, as the case may be, to any such credit card issuer, credit card processor, or merchant service provider incurred in the ordinary course of business as a result of fees, charges, expenses and chargebacks;

(29) (i) contractual or statutory Liens of landlords to the extent relating to the property and assets relating to any lease agreements with such landlord, and (ii) contractual Liens of suppliers (including sellers of goods) or customers granted in the ordinary course of business to the extent limited to the property or assets relating to such contract;

(30) Liens arising from the deposit of funds or evidences of Indebtedness in trust for the purpose of defeasing or discharging Indebtedness issued pursuant to an indenture, but only if such defeasing or discharging of Indebtedness is not prohibited under this Agreement; provided that such Lien covers proceeds in an aggregate amount necessary solely to defease or discharge the principal, interest, premium, if any, and, if required by the terms of the relevant indenture, fees, costs and expenses due in connection with the defeasance of such Indebtedness;

(31) Liens arising from real property title defects or irregularities which are of a minor nature and which do not materially detract from the value of the real property or impair the use thereof in the ordinary conduct of business;

(32) other Liens that are contractual rights of setoff;

(33) in the case of (i) any Subsidiary that is not a wholly owned Subsidiary or (ii) the Capital Stock in any Person that is not a Subsidiary, any encumbrance or restriction, including any options, put and call arrangements, rights of first refusal and similar rights related to Capital Stock in such Subsidiary or such other Person set forth in the organizational documents of such Subsidiary or such other Person or any related joint venture, shareholders’ or similar agreement;

(34) Liens solely on any cash earnest money deposits, escrow arrangements or similar arrangements made by the Company or any Subsidiary in connection with any letter of intent or purchase agreement for a Permitted Acquisition or other transaction permitted hereunder;

(35) Liens securing Hedging Obligations permitted to be incurred pursuant to Section 4.09(b)(22);

(36) any Lien on assets of any Foreign Subsidiary (other than a Foreign Guarantor) securing Indebtedness of such Foreign Subsidiary (other than a Foreign Guarantor) permitted by Section 4.09(b)(6)(ii) and obligations relating thereto not constituting Indebtedness;

(37) Liens in respect of Prior Claims that are unregistered and secure amounts that are not yet due and payable;

(38) Liens on amounts deposited to secure obligations in connection with pension liabilities (Altersteilzeitverpflichtungen) pursuant to § 8a German Partial Retirement Act (Altersteilzeitgesetz) or in connection with time credits (Wertguthaben) pursuant to § 7e German Social Code IV (Sozialgesetzbuch IV);

(39) Deposits of cash collateral securing letters of credit permitted under Section 4.09(b)(19); and

(40) in addition to the items referred to in clauses (1) through (39) above, Liens securing Indebtedness of the Company and its Subsidiaries in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Liens securing Indebtedness pursuant to this clause (40) at any one time, does not exceed $10,000,000.

“Person” means any individual, corporation, limited liability company, unlimited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“PIK Interest” means the payment of interest on the Notes on an Interest Payment Date, which is paid in accordance with the terms hereof by increasing the amount of outstanding Notes or, with respect to any Definitive Note, by issuing additional PIK Notes.

“PPSA” means the Personal Property Security Act (Ontario), including the regulations thereto, provided that if perfection or the effect of perfection or non-perfection or the priority of any Lien created hereunder or under any other Note Document on the Collateral is governed by the personal property security legislation or other applicable legislation with respect to personal property security in effect in a jurisdiction in Canada other than the Province of Ontario, “PPSA” means the Personal Property Security Act or such other applicable legislation (including the Civil Code (Quebec)) in effect from time to time in such other jurisdiction in Canada for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“Preferred Stock,” as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distributions of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

“Prior Claims” means (a) all liabilities and obligations of any Canadian Guarantor secured by any Liens, choate or inchoate, which rank or are capable of ranking in priority to the Liens securing the Obligations, including claims for utilities, taxes (including sales taxes, value added taxes, amounts deducted or withheld or not paid and remitted when due under the Income Tax Act (Canada), as amended, excise taxes, goods and services taxes (“GST”) and harmonized sales taxes (“HST”) payable pursuant to Part IX of the Excise Tax Act (Canada) or similar taxes under provincial or territorial law), the claims of a laborer or worker (whether full-time or part-time) who is owed wages (including any amounts protected by the Wage Earner Protection Program Act (Canada) or secured by Section 81.3 or 81.4 of the Bankruptcy and Insolvency Act (Canada)), amounts due and not paid for inventory subject to rights of suppliers under Section 81.1 of the Bankruptcy and Insolvency Act (Canada) or other applicable law (generally known as the “30-day goods rule”), vacation pay, severance pay, employee source deductions, workers’ compensation obligations or pension fund obligations (including claims in respect of, and all amounts currently or past due and not contributed, remitted or paid to, or pursuant to, a Canadian pension plan, any Canadian pension laws and any amounts representing any unfunded liability, solvency deficiency or wind-up deficiency whether or not due with respect to any Canadian pension llan, including “normal cost”, “special payments” and any other payments in respect of any funding deficiency or shortfall); and (b) with respect to any German Guarantor, any reserve for amounts secured by any liens or other security interests whatsoever, choate or inchoate, which rank or are capable of ranking in priority to the liens granted to secure or for other claims and/or deductions for the Obligations, including without limitation, any such amounts due and not paid for wages, or vacation pay, severance pay, employee deductions, income tax, insolvency costs, amounts due and not paid under any legislation relating to workers’ compensation or to employment insurance amounts currently or past due and not paid for realty, municipal or similar taxes (to the extent impacting personal or movable property), sales tax and pension obligations.

“Rating Agency” means each of S&P and Moody’s, or, if S&P or Moody’s or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company (as certified by a resolution of the Board of Directors) which shall be substituted for S&P or Moody’s or both, as the case may be.

“Record Date” for the interest payable on any applicable Interest Payment Date means the March 1, June 1, September 1, and December 1 (whether or not a Business Day) immediately preceding such Interest Payment Date.

“Refinancing Indebtedness” means Indebtedness that is Incurred in exchange or replacement for, or to refund, refinance, replace, exchange, renew, repay, prepay, purchase, redeem, defease, retire or extend (including pursuant to any defeasance or discharge mechanism) (collectively, ”refinance,” “refinances,” “refinanced” and “refinancing” shall each have a correlative meaning) any Indebtedness existing on the Issue Date or Incurred in compliance with this Indenture (including additional Indebtedness Incurred to pay premiums (including tender premiums), defeasance costs, accrued interest and fees and expenses (including fees and expenses relating to the Incurrence of such Refinancing Indebtedness) in connection with any such refinancing) including Indebtedness that refinances Refinancing Indebtedness or Incurred in connection with a repurchase, redemption or similar transaction, whether by tender offer, open market purchases, negotiated transactions or otherwise, in each case including by exchange offers and private exchanges; provided, however, that:

(1) the Stated Maturity of such Refinancing Indebtedness shall not be earlier than that of the Indebtedness being refinanced;

(2) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced;

(3) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced (plus, without duplication, any additional Indebtedness Incurred to pay fees, premiums or costs with respect to the instruments governing such existing Indebtedness or tender premiums, defeasance costs, accrued interest and fees and expenses in connection with any such refinancing);

(4) if the Indebtedness being refinanced is Subordinated Obligations, Guarantor Subordinated Obligations, or otherwise subordinated in right of payment to the Notes or the Note Guarantees, such Refinancing Indebtedness is Subordinated Obligations, Guarantor Subordinated Obligations, or subordinated in right of payment to the Notes or the Note Guarantees, respectively, on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness being refinanced;

(5) if the Indebtedness being refinanced is secured, the Liens securing such Refinancing Indebtedness have a Lien priority equal or junior to the Liens securing the Indebtedness being refinanced (and if the Indebtedness being refinanced is unsecured, the Refinancing Indebtedness Incurred in respect of such Indebtedness may not be secured with any Liens);

(6) Refinancing Indebtedness shall not include Indebtedness of a Non-Guarantor Subsidiary that refinances Indebtedness of the Company or a Guarantor;

(7) Refinancing Indebtedness shall not be Guaranteed or secured by additional guarantors or collateral, respectively, relative to the refinanced Indebtedness; and

(8) Refinancing Indebtedness shall not have a greater ranking or payment priority than the Indebtedness being refinanced.

“Registration Statement” means the registration statement on Form S-3 and/or S-4 dated September 9, 2025, as may be amended or supplemented, registering certain of the Notes described herein under the Securities Act.

“Responsible Officer” shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who, in each case, shall have direct responsibility for the administration of this Indenture.

“Restricted Investment” means any Investment other than a Permitted Investment.

“S&P” means S&P Global Ratings or any successor to its rating agency business.

“SEC” means the U.S. Securities and Exchange Commission.

“Second-Out Notes” means the Company’s 7.500% Senior Secured Notes due 2029 issued on or about the Issue Date.

“Second-Out Notes Collateral Agent” means Wilmington Trust, National Association, in its capacity as collateral agent under the Second-Out Notes Indenture

“Second-Out Notes Indenture” means that certain Indenture, dated as of the Issue Date, among the Company, the Guarantors, the Second-Out Notes Trustee and the Second-Out Notes Collateral Agent.

“Second-Out Notes Trustee” means Wilmington Trust, National Association, in its capacity as trustee under the Second-Out Notes Indenture.

“Secured Indebtedness” means any Indebtedness of the Company or any of its Subsidiaries secured by a Lien.

“Secured Parties” means the Trustee, the Notes Collateral Agent, the Holders and each other Person who is owed any portion of the Obligations under this Indenture.

“Securities Account” means all “securities accounts” as such term is defined in the UCC or the PPSA, as applicable.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Security Agreement” means, individually and collectively as the context may require, the U.S. Security Agreement, the Canadian Security Agreements, the Dutch Security Agreements, the German Security Agreements, the Swiss Security Agreements and the UK Security Agreements.

“Shared Non-Guarantor Investments Cap” means that the sum of (i) the aggregate amount of Investments by (x) the Company and the Guarantors in, and loans and advances by the Company and the Guarantors to, and Guarantees by the Company and the Guarantors of Indebtedness and other obligations of, Subsidiaries that are not Guarantors and (y) the Company and the Domestic Guarantors in, and loans and advances by the Company and the Domestic Guarantors to, and Guarantees by the Company and the Domestic Guarantors of Indebtedness and other obligations of, Foreign Guarantors, in each case of this clause (i), pursuant to clauses (4), (5) and (6) of the definition of “Permitted Investments”, (ii) solely to the extent positive, the Net Cash Pooling Investment, and (iii) the aggregate amount of consideration paid by the Company and the Guarantors in connection with Permitted Acquisitions of Subsidiaries that do not become Guarantors, shall not exceed $10,000,000 at any time outstanding.

“Significant Subsidiary” means any Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

“Similar Business” means any business similar in nature to any business conducted or proposed to be conducted by the Company and its Subsidiaries on the Issue Date or any business that is reasonably related, complementary, incidental or ancillary thereto or a reasonable extension, development or expansion of, the business conducted by the Company and its Subsidiaries on the Issue Date, in each case, as determined in good faith by the Company.

“Specified Collateral” means that portion of the Collateral consisting of Intellectual Property Collateral (as defined in the ABL Intercreditor Agreement).

“Specified Indebtedness” means Subordinated Obligations, Guarantor Subordinated Obligations, unsecured Indebtedness, and Indebtedness secured on a junior basis to the Liens securing the Obligations in respect of the Notes.

“Specified Jurisdiction” means any of Canada, Germany, the Netherlands, Switzerland, England and Wales.

“Stated Maturity” means, with respect to any security, the date specified in the agreement governing or certificate relating to such Indebtedness as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but not including any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

“Subordinated Obligation” means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter Incurred) that is subordinated or junior in right of payment to the Notes pursuant to its terms.

“Subsidiary” of any Person means (1) any corporation, unlimited liability company, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total ordinary voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or Persons performing similar functions) or (2) any partnership, joint venture limited liability company or similar entity of which more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, is, in the case of clauses (1) and (2), at the time owned or controlled, directly or indirectly, by (a) such Person, (b) such Person and one or more Subsidiaries of such Person or (c) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of the Company.

“Super Priority Notes” means any additional Notes having the payment priority specified under Section 6.13.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions and any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company or any Subsidiary shall be a Swap Agreement.

“Swiss Guarantor” means any Guarantor incorporated and organized under the laws of Switzerland or which is considered to be tax resident in Switzerland for Swiss Withholding Tax purposes.

“Swiss Security Agreements” means, collectively, any Swiss law governed security agreement entered into prior to, on, or after the Issue Date by any Note Party (as required by this Agreement or any other Note Document), as the same may be amended, restated or otherwise modified from time to time.

“Swiss Subsidiary” means any subsidiary of the Company incorporated and organized under the laws of Switzerland or which is considered to be tax resident in Switzerland for Swiss Withholding Tax purpose.

“Swiss Withholding Tax” means taxes imposed under the Swiss Withholding Tax Act.

“Swiss Withholding Tax Act” means the Swiss Federal Act on the Withholding Tax of 13 October 1965 (Bundesgesetz über die Verrechnungssteuer), together with the related ordinances, regulations and guidelines, all as amended and applicable from time to time.

“Synthetic Lease” means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP.

“Synthetic Lease Obligations” means, as to any Person, an amount equal to the sum, without duplication, of (a) the obligations of such person to pay rent or other amounts under any Synthetic Lease which are attributable to principal and (b) the amount of any purchase price payment under any Synthetic Lease assuming the lessee exercises the option to purchase the leased property at the end of the lease term. A Synthetic Lease Obligation shall be deemed to be secured by a Lien on the property being leased and such property shall be deemed to be owned by the lessee.

“Total Assets” means, at any date of determination, the consolidated total assets of the Company as of the last day of the most recent Fiscal Month of the Company for which financial statements have theretofore been most recently delivered pursuant to Section 4.06 as adjusted to any pro forma event occurring pursuant to the terms of this Indenture since such date.

“Transaction Support Agreement” means that certain Transaction Support Agreement dated August 13, 2025, among the Company, certain of its subsidiaries and the supporting noteholders party thereto.

1“Transactions” means those certain transactions contemplated by the Transaction Support Agreement and Registration Statement.

“Transfer Restricted Notes” means Definitive Notes and any other Notes that bear or are required to bear the Restricted Notes Legend.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“Trustee” means Wilmington Trust, National Association, as trustee, until a successor, if any, replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“UK Guarantor” means any Guarantor that is a UK Subsidiary.

“UK Security Agreements” means, collectively, (a) that certain English law all asset security agreement, dated as of the Issue Date, among the UK Guarantors and the Notes Collateral Agent and (b) any other English law pledge or security agreement (including any supplemental agreement or accession agreement in respect of a UK Security Agreement) entered into prior to, on, or after the Issue Date by any other Note Party (as required by this Indenture or any other Note Document), as the same may be amended, restated or otherwise modified from time to time.

“UK Subsidiary” means any Subsidiary of the Company incorporated in England and Wales.

“Unfinanced Capital Expenditures” means capital expenditures (a) not financed with the proceeds of any incurrence of long-term Indebtedness (other than the incurrence of any loans, Capital Lease Obligations or Synthetic Lease Obligations) or the proceeds of any sale or issuance of Capital Stock or equity contributions, and (b) that are not reimbursed by a third person (excluding the Company or any Guarantor or any of its Affiliates) in the period such expenditures are made pursuant to a written agreement. For the avoidance of doubt, Unfinanced Capital Expenditures shall include capital expenditures financed with the proceeds of any loans, Capital Lease Obligations or Synthetic Lease Obligations.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as in effect from time to time in any applicable jurisdiction.

“United States” means the United States of America.

[1]	NTD: To be added to 1O DON.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Security Agreement” means that certain Pledge and Security Agreement, dated as of the Issue Date, between the Company, the Domestic Guarantors and the Notes Collateral Agent, and, as the context requires, any other pledge or security agreement entered into after the Issue Date by the Company or any Domestic Guarantor (as required by this Agreement or any other Note Document), or any other Person, as the same may be amended, restated or otherwise modified from time to time.

“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in the election of directors, managers or trustees, as applicable, of such Person.

Section 1.02. Other Definitions.

Term	Defined in Section
“Affiliate Transaction”	4.14(a)
“Agent Members”	2.1(b) of Appendix A
“Applicable Procedures”	1.1(a) of Appendix A
“Asset Disposition Offer”	4.16(c)
“Asset Disposition Offer Amount”	3.10(b)
“Asset Disposition Offer Period”	3.10(b)
“Asset Disposition Proceeds”	4.16(b)
“Asset Disposition Purchase Date”	3.10(b)
“Auditor’s Determination”	10.02(a)
“Authentication Order”	2.03(c)
“Bondholder Call”	4.06(c)
“Capital Impairment”	10.02(a)
“Change of Control Offer”	4.15(a)
“Change of Control Payment”	4.15(a)
“Change of Control Payment Date”	4.15(a)(2)
“Clearstream”	1.1(a) of Appendix A
“Commission”	1.04
“Corresponding Debt”	13.20(b)
“Covenant Defeasance”	8.03(a)
“Definitive Notes Legend”	2.2(e)(i) of Appendix A
“Distribution Compliance Period”	1.1(a) of Appendix A
“Enforcement of Claims”	10.02(a)
“ERISA Legend”	2.2(e) of Appendix A
“Event of Default”	6.01(a)
“Excess Proceeds”	4.16(c)
“Expiration Date”	1.05(j)
“Global Note”	2.1(a) of Appendix A
“Global Notes Legend”	2.2(e) of Appendix A
“Guaranteed Obligations”	10.01(a)
“IAI”	1.1(a) of Appendix A
“IAI Global Note”	2.1(a) of Appendix A
“Indenture Currency”	13.21(b)
“indenture securities”	1.04
“indenture security holder”	1.04
“indenture to be qualified”	1.04
“indenture trustee” or “institutional trustee”	1.04
“Judgment Currency”	13.21(b)
“Legal Defeasance”	8.02(a)

Term	Defined in Section
“Management Notification”	10.02(a)
“Note Register”	2.04(a)
“obligor”	1.04
“Parallel Debt”	13.20(a)
“Parallel Debt Undertaking”	13.20(a)
“Paying Agent”	2.04(a)
“PDF”	13.16
“PIK Notes”	2 of Exhibit A
“PIK Payment”	2 of Exhibit A
“Premises”	11.06(a)
“Proceeds Trigger Date”	4.16(b)
“QIB”	1.1(a) of Appendix A
“Registrar”	2.04(a)
“Regulation S”	1.1(a) of Appendix A
“Regulation S Global Note”	2.1(a) of Appendix A
“Relevant Asset”	10.02(a)
“Restricted Notes Legend”	2.2(e) of Appendix A
“Restricted Payment”	4.08(a)
“Rule 144”	1.1(a) of Appendix A
“Rule 144A”	1.1(a) of Appendix A
“Rule 144A Global Note”	2.1(a) of Appendix A
“Separated Notes”	2.01
“United States”	1.1(a) of Appendix A
“Unrestricted Global Note”	1.1(a) of Appendix A
“U.S. person”	1.1(a) of Appendix A

Section 1.03. Rules of Construction.

Unless the context otherwise requires:

(1) a term defined in Section 1.01 or Section 1.02 has the meaning assigned to it therein, and a term used herein that is defined in the Trust Indenture Act, either directly or by reference therein, shall have the meaning assigned to it therein;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) “or” is not exclusive;

(4) words in the singular include the plural, and words in the plural include the singular;

(5) provisions apply to successive events and transactions;

(6) unless the context otherwise requires, any reference to an “Appendix,” “Article,” “Section,” “clause,” “Schedule” or “Exhibit” refers to an Appendix, Article, Section, clause, Schedule or Exhibit, as the case may be, of this Indenture;

(7) the words “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not any particular Article, Section, clause or other subdivision;

(8) “including” means including without limitation;

(9) references to sections of, or rules under, the Securities Act or the Exchange Act or the Trust Indenture Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;

(10) unless otherwise provided, references to agreements and other instruments shall be deemed to include all amendments and other modifications to such agreements or instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Indenture; and

(11) in the event that a transaction meets the criteria of more than one category of permitted transactions or listed exceptions, the Company may classify such transaction as it, in its sole discretion, determines.

Section 1.04. Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the Trust Indenture Act as applicable to this Indenture, the provision is incorporated by reference in and made a part of this Indenture upon and after, but not before, the qualification of this Indenture under the Trust Indenture Act.

The following Trust Indenture Act terms used in this Indenture have the following meanings:

“Commission” means the SEC;

“indenture securities” means the Notes;

“indenture security holder” means a Holder of a Note;

“indenture to be qualified” means this Indenture

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Notes and the Note Guarantees means the Company and the Guarantors, respectively, and any successor obligor upon the Notes and the Note Guarantees, respectively.

All other terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by SEC rules under the Trust Indenture Act have the meanings so assigned to them.

Section 1.05. Acts of Holders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Company and the Guarantors. Proof of execution of any such instrument or of a writing appointing any such agent, or the holding by any Person of a Note, shall be sufficient for any purpose of this Indenture and (subject to Section 7.01) conclusive in favor of the Trustee, the Company and the Guarantors, if made in the manner provided in this Section 1.05.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved (1) by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him or her the execution thereof or (2) in any other manner deemed reasonably sufficient by the Trustee. Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit shall also constitute proof of the authority of the Person executing the same.

(c) Subject to Section 9.07, the ownership of Notes shall be proved by the Note Register.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of any action taken, suffered or omitted by the Trustee, the Company or the Guarantors in reliance thereon, whether or not notation of such action is made upon such Note.

(e) The Company may set a record date for purposes of determining the identity of Holders entitled to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, or to vote on or consent to any action authorized or permitted to be taken by Holders; provided that the Company may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in clause (f) below. Unless otherwise specified, if not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such action, or in the case of any such vote, prior to such vote, any such record date shall be the later of 30 days prior to the first solicitation of such consent or vote or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation or vote. If any record date is set pursuant to this clause (e), the Holders on such record date, and only such Holders, shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action (including revocation of any action), whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless made, given or taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Notes, or each affected Holder, as applicable, on such record date. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder in the manner set forth in Section 13.02.

(f) The Trustee may set any day as a record date for the purpose of determining the Holders entitled to join in the giving or making of (1) any notice of default under Section 6.01, (2) any declaration of acceleration referred to in Section 6.02, (3) any direction referred to in Section 6.05 or (4) any request to pursue a remedy as permitted in Section 6.06. If any record date is set pursuant to this paragraph, the Holders on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless made, given or taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Notes or each affected Holder, as applicable, on such record date. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Company’s expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Company and to each Holder in the manner set forth in Section 13.02.

(g) Without limiting the foregoing, a Holder entitled to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount. Any notice given or action taken by a Holder or its agents with regard to different parts of such principal amount pursuant to this paragraph shall have the same effect as if given or taken by separate Holders of each such different part.

(h) Without limiting the generality of the foregoing, a Holder, including a Depositary that is the Holder of a Global Note, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and a Depositary that is the Holder of a Global Note may provide its proxy or proxies to the beneficial owners of interests in any such Global Note through such Depositary’s standing instructions and customary practices.

(i) The Company may fix a record date for the purpose of determining the Persons who are beneficial owners of interests in any Global Note held by a Depositary entitled under the procedures of such Depositary, if any, to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders; provided that if such a record date is fixed, only the beneficial owners of interests in such Global Note on such record date or their duly appointed proxy or proxies shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such beneficial owners remain beneficial owners of interests in such Global Note after such record date. No such request, demand, authorization, direction, notice, consent, waiver or other action shall be effective hereunder unless made, given or taken on or prior to the applicable Expiration Date.

(j) With respect to any record date set pursuant to this Section 1.05, the party hereto that sets such record date may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each Holder of Notes in the manner set forth in Section 13.02, on or prior to both the existing and the new Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section 1.05, the party hereto which set such record date shall be deemed to have initially designated the 30th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this clause (j).

Section 1.06. Quebec Interpretive Provisions.

For purposes of the interpretation or construction of this Indenture pursuant to the laws of the Province of Quebec, for purposes of any Collateral located in the Province of Quebec or charged by any deed of hypothec (or any other Collateral Document) and for all other purposes pursuant to which the interpretation or construction of any other Collateral Document may be subject to the laws of the Province of Quebec or a court or tribunal exercising jurisdiction in the Province of Quebec, (a) “personal property” shall be deemed to include “movable property”, (b) “real property” shall be deemed to include “immovable property”, (c) “tangible property” shall be deemed to include “corporeal property”, (d) “intangible property” shall be deemed to include “incorporeal property”, (e) “security interest”, “mortgage” and “lien” shall be deemed to include a “hypothec”, a “reservation of ownership”, “prior claim” and a “resolutory clause,” (f) all references to filing, registering or recording under the PPSA shall be deemed to include publication under the Civil Code of Quebec, (g) all references to “perfection” of or “perfected” Liens shall be deemed to include a reference to an “opposable” or “set up” Liens as against third parties, (h) any “right of offset”, “right of setoff” or similar expression shall be deemed to include a “right of compensation”, (i) “goods” shall be deemed to include “corporeal movable property” other than chattel paper, documents of title, instruments, money and securities, (j) an “agent” shall be deemed to include a “mandatary,” (k) “construction liens” shall be deemed to include “legal hypothecs in favour of persons having taken part in the construction or renovation of an immovable”, (l) “joint and several” shall be deemed to include “solidary” and “jointly and severally” shall be deemed to include “solidarily” (m) “gross negligence or willful misconduct” shall be deemed to be “intentional or gross fault”, (n) “beneficial ownership” shall be deemed to include “ownership on behalf of another as mandatary”, (o) “legal title” shall be deemed to include “holding title on behalf of an owner as mandatary or prete-nom”, (p) “easement” shall be deemed to include “servitude”, (q) “priority” shall be deemed to include “prior claim” or “rank”, as applicable, (r) “survey” shall be deemed to include “certificate of location and plan”, (s) “fee simple title” and “fee title” shall be deemed to include “right of ownership”, (t) “foreclosure” shall be deemed to include “the exercise of a hypothecary right”, (u) “leasehold interest” shall be deemed to include “valid rights resulting from a lease”, (v) “lease” for personal or movable property shall be deemed to include a “contract of leasing (credit-bail)” and (x) “deposit account” shall include a “financial account” as defined in Article 2713.6 of the Civil Code of Quebec.

Section 1.07. [Reserved].

Section 1.08. Dutch Terms

As used in this Indenture, where it relates to a Dutch Guarantor, a reference to: (i) organizational documents means the deed of incorporation (akte van oprichting), an up-to-date and certified copy of the articles of association (statuten), a copy of any (board or other) regulation (bestuursreglement) and an up-to-date extract of the Dutch Chamber of Commerce (Kamer van Koophandel); (ii) a necessary corporate or other organizational action where applicable includes without limitation: (A) any action required to comply with the Works Councils Act of the Netherlands (Wet op de ondernemingsraden); and (B) obtaining a positive or neutral advice, which, if conditional, contains conditions which in the opinion of the Trustee are acceptable and can reasonably be expected to be satisfied by a Dutch Guarantor without breaching the terms of this Indenture, from the competent works council(s) (ondernemingsraad); (iii) any Lien and any security interest includes any mortgage (hypotheek), pledge (pandrecht), retention of title arrangement (eigendomsvoorbehoud), privilege (voorrecht), right of retention (recht van retentie), right to reclaim goods (recht van reclame), and, in general, any right in rem (zakelijk recht) created for the purpose of granting security (goederenrechtelijk zekerheidsrecht); (iv) a bankruptcy, insolvency, liquidation, winding up, or dissolution (and any of those terms) includes a Dutch entity being declared bankrupt (failliet verklaard) or dissolved (ontbonden); (v) a moratorium includes (voorlopige) surseance van betaling and granted a moratorium includes (voorlopige) surseance verleend; (vi) a trustee, includes a curator and a liquidator includes a curator; (vii) an administrator includes a bewindvoerder, a beoogd bewinvoerder, a herstructureringsdeskundige or an observator; (viii) a receiver or an administrative receiver does include a curator or bewindvoerder; (ix) any “procedure or step” taken in connection with insolvency proceedings includes a Dutch Guarantor having filed a notice under Section 36 of the Tax Collection Act of the Netherlands (Invorderingswet 1990) or Section 60 of the Social Insurance Financing Act of the Netherlands (Wet Financiering Sociale Verzekeringen) in conjunction with Section 36 of the Tax Collection Act of the Netherlands (Invorderingswet 1990); (x) an attachment includes a beslag; (xi) a director includes a managing director (bestuurder) and board of directors includes a managing board (bestuur); (xii) a reorganization includes statutory proceedings for the restructuring of debt (akkoordprocedure) under the Dutch Bankruptcy Act (Faillissementswet); (xiii) a director includes a managing director (bestuurder) and board of directors includes a managing board (bestuur) and (xiv) a “subsidiary” includes a dochtermaatschappij as defined in Article 2:24a of the Dutch Civil Code (Burgerlijk Wetboek). Where “the Netherlands” or “Dutch” is referred to it refers only to the European part of the Kingdom of the Netherlands and its laws respectively.

Section 1.09. German Terms

As used in this Indenture, where it relates to a German Guarantor, a reference to: (i) gross negligence includes grobe Fahrlässigkeit; (ii) negligence includes Fahrlässigkeit; (iii) a security interest includes any mortgage (Grundschuld, Hypothek), pledge (Pfandrecht), retention of title arrangement (Eigentumsvorbehalt), right of retention (Zurückbehaltungsrecht), right to reclaim goods (Herausgabeansprüche), and, in general, any right in rem created for the purpose of granting security; (iv) a winding-up, administration or dissolution (and any of those terms) includes a German entity being declared bankrupt (insolvent) or dissolved (ausfgelöst); (v) any step or procedure taken in connection with insolvency proceedings includes a German entity having applied for bankruptcy (Insolvenzantrag) or the opening of bankruptcy proceedings (Insolvenzeröffnung); and (vi) an administrator includes an insolvency administrator (Insolvenzverwalter) and insolvency trustee (Sachwalter).

ARTICLE 2

THE NOTES

Section 2.01. Amount of Notes.

The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture on the Issue Date is $[●].

The Company may from time to time after the Issue Date issue Additional Notes under this Indenture in an unlimited principal amount, so long as (i) the incurrence of the Indebtedness represented by such Additional Notes is at such time permitted by Section 4.09(b) and (ii) such Additional Notes are issued in compliance with the other applicable provisions of this Indenture. With respect to any Additional Notes issued after the Issue Date (except for payments of PIK Interest, Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 2.07, 2.08, 2.09, 2.10, 3.04, 3.06, 4.15(b)) or Appendix A (the “Appendix”)), there shall be (a) established in or pursuant to a resolution of the board of directors of the Company and (b) (i) set forth or determined in the manner provided in an Officer’s Certificate or (ii) established in one or more indentures supplemental hereto, prior to the issuance of such Additional Notes:

(1) the aggregate principal amount of such Additional Notes to be authenticated and delivered under this Indenture;

(2) the issue price and issuance date of such Additional Notes, including the date from which interest on such Additional Notes shall accrue; and

(3) if applicable, that such Additional Notes shall be issuable in whole or in part in the form of one or more Global Notes and, in such case, the respective depositaries for such Global Notes, the form of any legend or legends which shall be borne by such Global Notes in addition to or in lieu of those set forth in Exhibit A hereto and any circumstances in addition to or in lieu of those set forth in Section 2.2 of the Appendix in which any such Global Note may be exchanged in whole or in part for Additional Notes registered, or any transfer of such Global Note in whole or in part may be registered, in the name or names of Persons other than the Depositary for such Global Note or a nominee thereof.

On any Interest Payment Date on which the Company pays interest in PIK Interest (a “PIK Payment”) with respect to a Global Note, the Trustee shall (subject to the Company delivering to the Trustee and the Paying Agent (if other than the Trustee) written notification, executed by an Officer of the Company setting forth the amount of PIK Interest to be paid on such Interest Payment Date and directing the Trustee and the Paying Agent (if other than the Trustee) to increase the principal amount of the Global Notes in accordance with this paragraph, which notification the Trustee and Paying Agent shall be entitled to rely upon) increase the principal amount of such Global Note by an amount equal to the interest payable as PIK Interest, rounded up to the nearest whole dollar, for the relevant Interest Period on the principal amount of such Global Note as of the relevant Record Date for such Interest Payment Date, to the credit of the Holders of such Global Note on such Record Date, and an adjustment shall be made on the books and records of the Trustee with respect to such Global Note to reflect such increase. On any Interest Payment Date on which the Company pays PIK Interest with respect to a Definitive Note or otherwise issues definitive PIK Notes, the principal amount of any definitive PIK Notes issued to any Holder, for the relevant Interest Period on the principal amount of such Note as of the relevant Record Date for such Interest Payment Date, shall be rounded up to the nearest whole dollar.

Section 2.02. Form and Dating; Terms.

Provisions relating to the Notes are set forth in Appendix A, which is hereby incorporated into and expressly made a part of this Indenture. The (i) Initial Notes and the Trustee’s certificate of authentication and (ii) any Additional Notes and the Trustee’s certificate of authentication shall each be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company or any Guarantor is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Note shall be dated the date of its authentication. The Notes shall be issuable only in registered form without interest coupons and in minimum denominations of $1.00 and any integral multiples of $1.00 in excess thereof.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture, and the Company, the Guarantors, the Trustee and the Notes Collateral Agent, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

If any Additional Notes are not fungible with the Initial Notes for U.S. federal income tax purposes, such Additional Notes will be issued as a separate series under this Indenture and will have a separate CUSIP number and ISIN from the Initial Notes. Any Additional Notes may be issued with the benefit of one or more supplemental indentures to this Indenture.

Section 2.03. Execution and Authentication.

(a) At least one Officer shall execute the Notes on behalf of the Company by manual, electronic or facsimile signature. If an Officer whose signature is on a Note no longer holds that office or is no longer authorized to represent the Company at the time a Note is authenticated, the Note shall nevertheless be valid.

(b) A Note shall not be entitled to any benefit under this Indenture or be valid or obligatory for any purpose until authenticated substantially in the form of Exhibit A attached hereto by the manual signature of an authorized signatory of the Trustee. The signature shall be conclusive evidence that the Note has been duly authenticated and delivered under this Indenture.

(c) On the Issue Date, the Trustee shall, upon receipt of a written order of the Company signed by an Officer (an “Authentication Order”), authenticate and deliver the Initial Notes. In addition, at any time and from time to time (but subject to Section 2.01), the Trustee shall, upon receipt of an Authentication Order, authenticate and deliver any Additional Notes in an aggregate principal amount specified in such Authentication Order for such Additional Notes issued hereunder.

(d) The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders, the Company or an Affiliate of the Company.

(e) The Trustee shall authenticate and make available for delivery upon a written order of the Company signed by one Officer of the Company (1) Initial Notes for original issue on the Issue Date in an aggregate principal amount of $[●] (comprised of one or more Global Notes), (2) subject to the terms of this Indenture, Additional Notes, (3) subject to the terms of this Indenture, PIK Notes and (4) any Unrestricted Global Notes issued in exchange for any of the foregoing in accordance with this Indenture. Such order shall specify the amount of the Notes to be authenticated, the date on which the original issue of Notes is to be authenticated and whether the Notes are to be Initial Notes, Additional Notes, PIK Notes or Unrestricted Global Notes.

Section 2.04. Registrar and Paying Agent.

(a) The Company shall maintain at least one office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and at least one office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar shall keep a register of the Notes (“Note Register”) and of their transfer and exchange. The Company may appoint one or more co- registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar, and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without prior notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

(b) The Company initially appoints DTC to act as Depositary with respect to the Global Notes. The Company initially appoints the Trustee to act as Paying Agent and Registrar for the Notes and to act as Custodian with respect to the Global Notes.

(c) Neither the Trustee nor any Agent shall have responsibility or liability for actions taken or not taken by the Depositary.

Section 2.05. Paying Agent to Hold Money in Trust.

The Company shall, no later than 11:00 a.m. (New York City time) on each due date for the payment of principal, premium, if any, and interest paid in cash on any of the Notes, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held in trust for the Holders entitled to the same, and (unless such Paying Agent is the Trustee) the Company shall promptly notify the Trustee in writing of its action or failure so to act. The Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by such Paying Agent for the payment of principal, premium, if any, and interest paid in cash on the Notes, and shall notify the Trustee of any default by the Company in making any such payment.

While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon payment over to the Trustee, and upon accounting for any funds disbursed, a Paying Agent shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

Section 2.06. Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with Trust Indenture Act Section 312(b). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least two Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders, and the Company shall otherwise comply with Trust Indenture Act Section 312(a).

Section 2.07. Transfer and Exchange.

(a) The Notes shall be issued in registered form and shall be transferable only upon the surrender of a Note for registration of transfer and in compliance with Appendix A.

(b) Neither the Company nor the Registrar shall be required (1) to issue, to register the transfer of or to exchange any Note during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 and ending at the close of business on the day of selection, (2) to register the transfer of or to exchange any Note so selected for redemption, or tendered for repurchase (and not withdrawn) in connection with a Change of Control Offer or an Asset Disposition Offer, in whole or in part, except the unredeemed or unpurchased portion of any Note being redeemed or repurchased in part or (3) to register the transfer of or to exchange any Note between a Record Date and the next succeeding Interest Payment Date.

(c) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal, premium, if any, and (subject to the Record Date provisions of the Notes) interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(d) Upon surrender for registration of transfer of any Note at the office or agency of the Company designated pursuant to Section 4.02, the Company shall execute, and, upon receipt of a written order of the Company signed by an Officer of the Company, the Trustee shall authenticate and mail, in the name of the designated transferee or transferees, one or more replacement Notes of any authorized denomination or denominations of a like aggregate principal amount.

(e) At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination or denominations of a like aggregate principal amount upon surrender of the Notes to be exchanged at such office or agency. Whenever any Global Notes or Definitive Notes are so surrendered for exchange, the Company shall execute, and, upon receipt of a written order of the Company signed by an Officer of the Company, Trustee shall authenticate and deliver, the replacement Global Notes or Definitive Notes which the Holder making the exchange is entitled to in accordance with the provisions of Appendix A so long as the requirements of this Indenture are satisfied.

(f) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.07 to effect a registration of transfer or exchange may be submitted by mail or by facsimile or electronic transmission.

Section 2.08. Replacement Notes.

(a) If a mutilated Note is surrendered to the Registrar or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and, upon receipt of a written order of the

Company signed by an Officer of the Company, the Trustee shall authenticate a replacement Note if the requirements of Section 8-405 of the New York UCC are met, such that the Holder (a) satisfies the Company or the Trustee within a reasonable time after such Holder has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (b) makes such request to the Company or the Trustee prior to the Note being acquired by a protected purchaser as defined in Section 8-303 of the New York UCC (a “protected purchaser”) and (c) satisfies any other reasonable requirements of the Trustee. Such Holder shall furnish an indemnity bond sufficient in the judgment of (i) the Trustee to protect the Trustee or (ii) the Company to protect the Company, the Trustee, a Paying Agent and the Registrar from any loss that any of them may suffer if a Note is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Note (including without limitation, attorneys’ fees and disbursements in replacing such Note). In the event any such mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Company in its discretion may pay such Note instead of issuing a new Note in replacement thereof. Every replacement Note is an additional obligation of the Company.

(b) The provisions of this Section 2.08 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Notes.

Section 2.09. Outstanding Notes.

(a) The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those paid pursuant to Section 2.08, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, those described in this Section 2.09 as not outstanding and those that are subject to Legal Defeasance or Covenant Defeasance as provided in Article 8. Except as set forth in Section 2.10, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

(b) If a Note is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a “protected purchaser”, as such term is defined in Section 8-303 of the Uniform Commercial Code in effect in the State of New York.

(c) If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue from and after the date of such payment.

(d) If a Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on the maturity date, any redemption date or any date of purchase pursuant to an Offer to Purchase, money sufficient to pay Notes payable or to be redeemed or purchased on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.10. Treasury Notes.

In determining whether the Holders of the requisite principal amount of Notes have concurred in any direction, waiver or consent, Notes beneficially owned by the Company, or by any Affiliate of the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in actually relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee knows are so owned shall be so disregarded. Notes so owned that have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to deliver any such direction, waiver or consent with respect to the Notes and that the pledgee is not the Company or any obligor upon the Notes or any Affiliate of the Company or of such other obligor.

Section 2.11. Temporary Notes.

In the event that Definitive Notes are to be issued under the terms of this Indenture, until such Definitive Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and, upon receipt of a written order of the Company signed by an Officer of the Company, the Trustee shall authenticate Definitive Notes in exchange for temporary Notes. Holders and beneficial holders, as the case may be, of temporary Notes shall be entitled to all of the benefits accorded to Holders, or beneficial holders, respectively, of Notes under this Indenture.

Section 2.12. Cancellation.

The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee or, at the direction of the Trustee, the Registrar or the Paying Agent and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of cancelled Notes in accordance with its customary procedures (subject to the record retention requirement of the Exchange Act). Evidence of the disposal of all cancelled Notes shall, upon the written request of the Company, be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.13. Defaulted Interest.

(a) If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01. The Company shall notify the Trustee in writing (which notice may be electronic) of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements reasonably satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as provided in this Section 2.13. The Company shall fix such special record date and payment date. At least 15 days before such special record date, the Company shall mail (or send electronically to DTC, in the case of Global Notes) to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest, and interest payable on defaulted interest, if any, to be paid. The Company may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements (if applicable) of any securities exchange on which the Notes may be listed and, upon such notice as may be required by such exchange, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this sentence, such manner of payment shall be deemed practicable by the Trustee.

(b) Subject to the foregoing provisions of this Section 2.13 and for greater certainty, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue interest, which were carried by such other Note.

Section 2.14. CUSIP and ISIN Numbers.

The Company in issuing the Notes may use CUSIP or ISIN numbers (if then generally in use) and, if so, CUSIP or ISIN numbers shall be used in notices of redemption or exchange or in Offers to Purchase as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange or in Offers to Purchase and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption or exchange or Offer to Purchase shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee in writing (which notice may be electronic) of any change in the CUSIP or ISIN numbers.

ARTICLE 3

REDEMPTION

Section 3.01. Notices to Trustee.

If the Company elects to redeem Notes pursuant to Section 3.07, it shall furnish to the Trustee, at least five Business Days before notice of redemption is required to be sent or caused to be sent to Holders pursuant to Section 3.03 (unless a shorter notice shall be agreed to by the Trustee) but not more than 60 days before a redemption date, an Officer’s Certificate (which may be withdrawn prior to the date such notice of redemption is given) setting forth (1) the paragraph or subparagraph of such Note or Section of this Indenture pursuant to which the redemption shall occur, (2) the redemption date, (3) the principal amount of the Notes to be redeemed and (4) the redemption price, if then ascertainable.

Notwithstanding the notice requirements in Section 3.03, if the redemption price is not known at the time such notice is to be given, the actual redemption price, calculated as described in the terms of the Notes to be redeemed, shall be set forth in an Officer’s Certificate of the Company delivered to the Trustee no later than two Business Days prior to the redemption date.

Section 3.02. Selection of Notes to Be Redeemed or Purchased.

(a) If less than all of the Notes are to be redeemed pursuant to Section 3.07 or purchased in an Offer to Purchase at any time, the Trustee shall select the Notes to be redeemed or purchased (1) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed or (2) if the Notes are not so listed, on a pro rata basis, by lot in accordance with the Applicable Procedures or by such other method as the Trustee in its sole discretion deems to be fair and appropriate. In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased shall be selected, unless otherwise provided herein, not less than 15 nor more than 60 days prior to the redemption date by the Trustee from the then outstanding Notes not previously called for redemption or purchase.

(b) The Trustee shall promptly notify the Company in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected shall be in amounts of $1.00 and integral multiples of $1.00 in excess thereof; provided that no Notes of $1.00 in principal amount or less shall be redeemed or purchased in part. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

(c) After the redemption date or purchase date, upon surrender of a Note to be redeemed or purchased in part only, a new Note or Notes in principal amount equal to the unredeemed or unpurchased portion of the original Note, representing the same Indebtedness to the extent not redeemed or not purchased, shall be issued in the name of the Holder upon cancellation of the original Note (or appropriate book entries shall be made to reflect such partial redemption).

Section 3.03. Notice of Redemption.

(a) Subject to Section 3.10, the Company shall send or deliver by electronic transmission in accordance with the Applicable Procedures, or cause to be sent (or delivered by electronic transmission in accordance with the Applicable Procedures) notices of redemption of Notes not less than 10 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed pursuant to this Article 3 at such Holder’s registered address or otherwise in accordance with the Applicable Procedures, except that redemption notices may be sent more than 60 days prior to a redemption date if the notice is issued in connection with Article 8 or Article 12. Except as set forth in Section 3.07(f), notices of redemption may not be conditional. Notices to the Trustee may be given by email in PDF format.

(b) The notice shall identify the Notes to be redeemed (including CUSIP and ISIN number, if applicable) and shall state:

(1) the redemption date;

(2) the redemption price, including the portion thereof representing any accrued and unpaid interest; provided that in connection with a redemption under Section 3.07(d), the notice need not set forth the redemption price but only the manner of calculation;

(3) if any Note is to be redeemed in part only, the portion of the principal amount of that Note that is to be redeemed;

(4) the name and address of the Paying Agent;

(5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6) that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(7) the paragraph or subparagraph of the Notes or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;

(8) that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, if any, listed in such notice or printed on the Notes; and

(9) if applicable, any condition to such redemption.

(c) At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense; provided that the Company shall have delivered to the Trustee, at least five Business Days before notice of redemption is required to be sent or caused to be sent to Holders pursuant to this Section 3.03 (unless a shorter notice shall be agreed to by the Trustee), an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in Section 3.03(b).

Section 3.04. Effect of Notice of Redemption.

Once notice of redemption is sent in accordance with Section 3.03, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price (except as provided for in Section 3.07(f)). The notice, if sent in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice or any defect in the notice to the Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note. Subject to Section 3.05, on and after the redemption date, interest ceases to accrue on Notes or portions of Notes called for redemption.

Section 3.05. Deposit of Redemption or Purchase Price.

(a) No later than 11:00 a.m. (New York City time) on the redemption or purchase date, the Company shall deposit with the Trustee or with the applicable Paying Agent money sufficient to pay the redemption or purchase price of and accrued and unpaid interest on all Notes to be redeemed or purchased on that date. If a Note is redeemed or purchased on or after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid to the Holder of record on such Record Date. The applicable Paying Agent shall promptly distribute to each Holder whose Notes are to be redeemed or repurchased the applicable redemption or purchase price thereof and accrued and unpaid interest thereon. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of, and accrued and unpaid interest on, all Notes to be redeemed or purchased.

(b) If the Company complies with the provisions of Section 3.05(a), on and after the redemption or purchase date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption or purchase whether or not such Notes are presented for payment, and the Holders of such Notes shall have no further rights with respect to such Notes except the right to receive such payment of the redemption price and accrued and unpaid interest, if any, on such Notes upon surrender of such Notes. If a Note is redeemed or purchased on or after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest to the redemption or purchase date in respect of such Note will be paid on such redemption or purchase date to the Person in whose name such Note is registered at the close of business on such Record Date, and no additional interest shall be payable to Holders whose Notes shall be subject to redemption by the Company. If any Note called for redemption or purchase shall not be so paid upon surrender for redemption or purchase because of the failure of the Company to comply with Section 3.05(a), interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and, to the extent lawful, on any interest accrued to the redemption or purchase date not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01.

Section 3.06. Notes Redeemed or Purchased in Part.

Upon surrender and cancellation of a Note that is redeemed or purchased in part, the Company shall issue and, upon receipt of an Authentication Order, the Trustee shall promptly authenticate and mail to the Holder (or cause to be transferred by book entry) at the expense of the Company a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered representing the same Indebtedness to the extent not redeemed or purchased; provided that each new Note shall be in a minimum principal amount of $1.00 and integral multiples of $1.00 in excess thereof. It is understood that, notwithstanding anything in this Indenture to the contrary, only an Authentication Order and not an Opinion of Counsel or Officer’s Certificate is required for the Trustee to authenticate such new Note.

Section 3.07. Optional Redemption.

(a) [reserved].

(b) [reserved].

(c) [reserved].

(d) The Company may, on any one or more occasions, redeem the Notes, in whole or in part, upon notice pursuant to Section 3.03, at the redemption price of 107.500% (expressed as a percentage of principal amount of the Notes to be redeemed) plus accrued and unpaid interest on the Notes, if any, to, but excluding, the applicable date of redemption.

(e) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06.

(f) Any redemption notice in connection with this Section 3.07 may, at the Company’s discretion, be subject to one or more conditions precedent. If such redemption is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Company’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date so delayed.

(g) The Company may acquire Notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of this Indenture.

Section 3.08. Mandatory Redemption.

The Company will not be required to make any mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.09. [Reserved].

Section 3.10. Offers to Repurchase by Application of Excess Proceeds.

(a) In the event that, pursuant to Section 4.16, the Company is required to commence an Asset Disposition Offer, the Company will follow the procedures specified below.

(b) The Asset Disposition Offer will remain open for a period of 20 Business Days following its commencement, except to the extent that a longer period is required by applicable law (the “Asset Disposition Offer Period”). No later than five Business Days after the termination of the Asset Disposition Offer Period (the “Asset Disposition Purchase Date”), the Company will apply all Excess Proceeds to the purchase of the aggregate principal amount of Notes required to be offered for purchase pursuant to Section 4.16 (the “Asset Disposition Offer Amount”) or, if less than the Asset Disposition Offer Amount of Notes has been so validly tendered, all Notes validly tendered in response to the Asset Disposition Offer. Payment for any Notes so purchased will be made in the same manner as interest payments on the Notes are made.

(c) If the Asset Disposition Purchase Date is on or after a Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest to, but excluding, the Asset Disposition Purchase Date shall be paid, in cash, on the Asset Disposition Purchase Date to the Person in whose name a Note is registered at the close of business on such Record Date. Unless the Company defaults in the payment of the purchase price for Notes accepted by the Company for purchase pursuant to this Section 3.10, interest will cease to accrue on the Notes or portions thereof purchased on the Asset Disposition Purchase Date.

(d) Upon the commencement of an Asset Disposition Offer, the Company shall send a notice to each of the Holders or otherwise deliver such notice in accordance with the Applicable Procedures, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Disposition Offer. The Asset Disposition Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Disposition Offer, shall state:

(1) that an Asset Disposition Offer is being made pursuant to this Section 3.10 and Section 4.16 and the expiration time of the Asset Disposition Offer Period;

(2) the Asset Disposition Offer Amount, the purchase price, including the portion thereof representing any accrued and unpaid interest, and the Asset Disposition Purchase Date;

(3) that Notes must be tendered in integral multiples of $1.00, and any Note not properly tendered will remain outstanding and will continue to accrue interest;

(4) that, unless the Company defaults in making the payment, any Note accepted for payment pursuant to the Asset Disposition Offer will cease to accrue interest on and after the Asset Disposition Purchase Date;

(5) that Holders electing to have a Note purchased pursuant to any Asset Disposition Offer shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to such Note completed, the Paying Agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Asset Disposition Purchase Date;

(6) that Holders shall be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives at the address specified in the notice, not later than the expiration of the Asset Disposition Offer Period, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder tendered for purchase and a statement that such Holder is withdrawing its tendered Notes and its election to have such Note purchased;

(7) that, if the aggregate principal amount of Notes surrendered by the holders thereof exceeds the Asset Disposition Offer Amount, then the Notes will be purchased on a pro rata basis based on the aggregate principal amount of the Notes tendered, and the selection of the Notes for purchase shall be made by the Company by such method as the Company in its sole discretion shall deem to be fair and appropriate subject to the Applicable Procedures, although no Note having a principal amount of $1.00 shall be purchased in part;

(8) that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer) (the unpurchased portion of the Notes must be equal to $1.00 and integral multiples of $1.00 in excess thereof);

(9) the other procedures, as determined by the Company, consistent with this Section 3.10 that a Holder must follow; and

(10) the CUSIP and ISIN numbers of the Notes.

(e) On or before the Asset Disposition Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary or as otherwise provided in Section 4.16(c), the Asset Disposition Offer Amount of Notes or portions thereof validly tendered and not properly withdrawn pursuant to the Asset Disposition Offer, or, if less than the Asset Disposition Offer Amount has been validly tendered and not properly withdrawn, all Notes so tendered in integral multiples of $1.00; provided that if, following repurchase of a portion of a Note, the remaining principal amount of such Note outstanding immediately after such repurchase would be less than $1.00, then the portion of such Note so repurchased shall be reduced so that the remaining principal amount of such Note outstanding immediately after such repurchase is $1.00. The Company will deliver, or cause to be delivered, to the Trustee the Notes so accepted and to the Trustee and the applicable Paying Agent an Officer’s Certificate stating the aggregate principal amount of Notes so accepted and that such Notes were accepted for payment by the Company in accordance with the terms of this Section 3.10.

(f) The Paying Agent or the Company, as the case may be, will promptly, but in no event later than five Business Days after termination of the Asset Disposition Offer Period, mail (or otherwise send in accordance with the Applicable Procedures) to each tendering Holder an amount equal to the purchase price of the Notes so validly tendered and not validly withdrawn by such holder and accepted by the Company for purchase, and the Company will promptly issue a new Note, and the Trustee, upon delivery of an Authentication Order from the Company, will authenticate and mail (or otherwise send in accordance with the Applicable Procedures) (or cause to be transferred by book entry) such new Note to such Holder (it being understood that, notwithstanding anything in this Indenture to the contrary, no Opinion of Counsel or Officer’s Certificate shall be required for the Trustee to authenticate and mail or send such new Note) in a principal amount equal to any unpurchased portion of the Note surrendered; provided that each such new Note will be in a minimum principal amount of $1.00 and integral multiples of $1.00 in excess thereof. Any Note not so accepted will be promptly mailed or sent by the Company to the Holder thereof.

(g) The Company will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to an Asset Disposition Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Indenture by virtue of any conflict.

Other than as specifically provided in this Section 3.10 or Section 4.16, any purchase pursuant to this Section 3.10 shall be made pursuant to the applicable provisions of Sections 3.01 through 3.06.

ARTICLE 4

COVENANTS

Section 4.01. Payment of Notes.

(a) The Company will pay, or cause to be paid, the principal, premium, if any, Applicable Premium and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, Applicable Premium and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary, holds as of 11:00 a.m. (New York City) time, on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay the principal, premium, if any, Applicable Premium and interest then due (or, in the case of a PIK Payment, by increasing the outstanding aggregate principal amount of such Notes or issuing PIK Notes in accordance with this Indenture and as provided in the Notes); provided that PIK Interest shall be deemed paid on the date due if, in accordance with the terms hereof and of the Notes, PIK Notes are issued or the principal amount of the Global Notes is increased in an amount equal to the amount of the applicable amount of interest for such Interest Period.

(b) The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Laws) on overdue principal and premium, if any, at the rate equal to the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post- petition interest in any proceeding under any Bankruptcy Laws) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

(c) Upon the occurrence of a Borrowing Base Overage, the rate of interest shall be immediately increased by an additional fixed rate of 2.00% per annum (with such increase being solely in the form of PIK Interest) with respect to all remaining days in the Interest Period during which such Borrowing Base Overage occurred and is outstanding and for all following Interest Periods during which a Borrowing Base Overage has occurred and is outstanding. The Company shall promptly notify the Trustee in an Officer’s Certificate and the Holders of the occurrence, and any subsequent conclusion, of any Borrowing Base Overage.

Section 4.02. Maintenance of Office or Agency.

The Company shall maintain an office or agency (which may be an office of the Trustee or an Affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company and the Guarantors in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Company may also from time to time designate additional offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.04.

Section 4.03. Taxes.

The Company and the Guarantors shall pay or cause to be paid all taxes required to have been paid by it (including in its capacity as withholding agent), except (a) any taxes that are being contested in good faith by appropriate proceedings diligently conducted and for which the Company or such Guarantor has set aside on its books reserves with respect thereto to the extent required by GAAP or (b) to the extent that the failure to do so would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect

Section 4.04. Stay, Extension and Usury Laws.

The Company and each Guarantor covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenant that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.05. Corporate Existence.

(a) Subject to Article 5, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (a) its corporate existence and the corporate, partnership, limited liability company or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and (b) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership, limited liability company, unlimited liability company or other existence of any of its Subsidiaries, if the Company in good faith shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole; provided further that this Section 4.05 does not prohibit any transaction otherwise permitted by Section 4.16 (or that does not constitute an Asset Disposition).

(b) Until the satisfaction in full of all Obligations under the Notes, except as otherwise permitted pursuant to this Indenture, the Company will operate its business and operations in the ordinary course of business and materially consistent with past practice.

Section 4.06. Reports and Other Information.

(a) The Company will furnish or file with the Trustee, within 15 days after it files the same with the SEC, copies of the annual reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. If the Company is not subject to the requirements of Section 13 or 15(d) of the Exchange Act, the Company will nevertheless continue filing the reports specified in the preceding sentence with the SEC within the time periods specified above unless the SEC will not accept such a filing (in which case the Company shall deliver to the Trustee with written instructions to deliver to the Holders (in lieu of filing with the SEC) within the time periods for filing applicable to a filer that is not an “accelerated filer” as defined in the rules and regulations under the Exchange Act), but in such event the reports specified in the preceding sentence shall not be required to contain certain disclosures relating to the Company’s controls and procedures, corporate governance, code of ethics, director independence, market for the Company’s equity securities and executive compensation. the Company will not take any action for the purpose of causing the SEC not to accept any such filings. For purposes of this Section 4.06, the Company will be deemed to have furnished such reports and information to, or filed such reports and information with, the Trustee and the holders of the Notes as required by this covenant if it has filed such reports or information with the SEC via the EDGAR filing system or otherwise made such reports or information publicly available on a freely accessible page on the Company’s website. The Trustee shall have no obligation whatsoever to determine whether or not such reports and information have been filed or have been posted on such website.

(b) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive knowledge or notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates). Notwithstanding the foregoing, (i) the Company will not be obligated to file such reports with the SEC if the SEC does not permit such filing, so long as the Company provides such information to the Trustee and the Holders and makes available such information to prospective purchasers of the Notes, in each case at the Company’s expense and by the applicable date the Company would be required to file such information pursuant to the preceding paragraph and (ii) the Company will not be obligated to provide to the Trustee or the Holders or make available to prospective purchasers of the Notes any materials for which it has sought and received confidential treatment by the SEC. In addition, to the extent not satisfied by the foregoing, for so long as any Notes are outstanding, the Company will furnish to Holders and prospective purchasers of the Notes, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(c) In addition, no later than five Business Days after the date the annual and quarterly financial information for the prior fiscal period have been filed or furnished pursuant to the preceding paragraphs, the Company shall also hold live quarterly conference calls with the opportunity to ask questions of management for the benefit of the beneficial owners of the Notes, securities analysts and market making financial institutions (any such call, a “Bondholder Call”); provided that, so long as the Company holds quarterly conference calls for investors of its Common Stock, it shall not be required to hold Bondholder Calls. If the Company holds any Bondholder Call, no fewer than five calendar days prior to the date such Bondholder Call is to be held, the Company shall issue a press release to the appropriate U.S. wire services announcing such Bondholder Call for the benefit of beneficial owners of the Notes, securities analysts and market making financial institutions, which press release shall contain the time and the date of such Bondholder Call and direct the recipients thereof to contact an individual at the Company (for whom contact information shall be provided in such notice) to obtain information on how to access such Bondholder Call.

(d) Upon the election by any Holder that is an IAI Investor to opt into receiving the following, the Company shall promptly (i) notify such IAI Investor of any Event of Default under the ABL Credit Agreement or any other Material Indebtedness and (ii) provide such IAI Investor with any material certificates, notices, or other documents (including any “borrowing base” certificate) delivered under the ABL Credit Agreement or any other material indebtedness. Notwithstanding anything to the contrary in this Indenture, any breach by the Company of the foregoing obligations is waivable solely at the discretion of the applicable IAI Investor, and the consent of any other Holder of Notes shall not be required.

Section 4.07. Compliance Certificate.

(a) The Company and each Guarantor (to the extent that such Guarantor is so required under the Trust Indenture Act) will deliver to the Trustee, within 120 days after the end of each fiscal year ending after the Issue Date, a certificate from its principal executive officer, principal financial officer or principal accounting officer stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Company and each Guarantor have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to such Officer signing such certificate, that to the best of his or her knowledge, the Company and each Guarantor have kept, observed, performed and fulfilled each and every condition and covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions, covenants and conditions of this Indenture (or, if a Default shall have occurred, describing all such Defaults of which he or she may have knowledge and what action the Company and each Guarantor are taking or propose to take with respect thereto).

(b) When any Default has occurred and is continuing under this Indenture, or if the Trustee or the holder of any other evidence of Indebtedness of the Company or any Subsidiary gives any notice or takes any other action with respect to a claimed Default, the Company will promptly (which shall be within ten Business Days following the date on which the Company becomes aware of such Default, receives notice of such Default or becomes aware of such action, as applicable) send to the Trustee an Officer’s Certificate specifying such event, its status and what action the Company is taking or proposes to take with respect thereof.

Section 4.08. Limitation on Restricted Payments.

(a) The Company will not, and will not permit any of its Subsidiaries, directly or indirectly, to:

(1) declare or pay any dividend or make any distribution (whether made in cash, securities or other property) with respect to any Capital Stock in the Company or any Subsidiary, or any payment or distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, exchange, conversion, cancellation or termination of any Capital Stock in the Company or any Subsidiary;

(2) purchase, redeem, retire or otherwise acquire for value, including in connection with any merger, amalgamation or consolidation, any Capital Stock of the Company or any direct or indirect parent of the Company;

(3) make any principal payment on, or purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to any scheduled repayment, scheduled sinking fund payment or scheduled maturity, any Specified Indebtedness, other than Indebtedness of the Company owing to and held by any Guarantor or Indebtedness of a Guarantor owing to and held by any other Guarantor permitted under Section 4.09(b); or

(4) make any Restricted Investment

(all such payments and other actions referred to in clauses (1) through (4) of this Section 4.08(a) (other than any exception thereto) shall be referred to as a “Restricted Payment”).

(b) The provisions of Section 4.08(a) will not prohibit:

(i) payments of or in respect of Specified Indebtedness solely by issuance of Capital Stock (other than Disqualified Stock) of the Company;

(ii) refinancings of Specified Indebtedness with the proceeds of Refinancing Indebtedness permitted to be Incurred pursuant to Section 4.09;

(iii) dividends or distributions payable solely in Capital Stock of the Company (other than Disqualified Stock) or convert its Capital Stock into, or otherwise acquire its Capital Stock solely in exchange for, other Capital Stock (other than Disqualified Stock);

(iv) payment of secured Specified Indebtedness that becomes due as a result of (A) any voluntary sale or transfer of any assets securing such Indebtedness or (B) any casualty or condemnation proceeding (including a disposition in lieu thereof) of any assets securing such Indebtedness;

(v) dividends paid within 60 days after the date of declaration if at such date of declaration such dividend would have complied with this covenant;

(vi) any Subsidiary may declare and pay dividends or make other distributions with respect to its capital stock, partnership or membership interests or other similar Capital Stock, or make other Restricted Payments in respect of its Capital Stock, in each case ratably to the holders of such Capital Stock (or, if not ratably, on a basis more favorable to the Company and the Subsidiaries);

(vii) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, other Restricted Payments (excluding non-cash Restricted Payments consisting of Collateral and excluding any acquisitions of the 2026 Notes) in an aggregate amount, when taken together with all other Restricted Payments made pursuant to this clause (7), not to exceed $5,000,000 (with the Fair Market Value of each Restricted Payment being measured at the time made and without giving effect to subsequent changes in value);

(viii) payments of regularly scheduled interest and principal payments as and when due and mandatory prepayments in respect of any Specified Indebtedness and expenses and indemnity in respect of such Specified Indebtedness, other than payments in respect of any Subordinated Indebtedness prohibited by the subordination provisions thereof;

(ix) any payment in cash in lieu of the issuance of fractional shares of the Company’s Capital Stock representing insignificant interests in the Company in connection with the exercise of warrants, options or other securities convertible into or exchangeable for shares of common stock in the Company;

(x) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, the Company may purchase Capital Stock from its or its Subsidiaries’ employees in connection with the satisfaction of any such employee’s tax withholding obligations pursuant to employee benefit plans, and payments of any corresponding amounts to the appropriate Governmental Authority, in an aggregate amount not to exceed $1,000,000 during any Fiscal Year;

(xi) (i) Restricted Payments by the Company and each Subsidiary to the Company or any Subsidiary that is a Guarantor or (ii) Restricted Payments by any Subsidiary that is not a Guarantor to the Company or any Subsidiary; or

(xii) the purchase, repurchase, redemption, defeasance or acquisition or retirement of the 2026 Notes prior to their maturity (1) for cash, provided that (A) the consideration payable in respect thereof shall not exceed the principal amount thereof (and accrued and unpaid interest thereon) and (B) on a pro forma basis after giving effect to such purchase, repurchase, redemption, defeasance or acquisition or retirement, (i) Availability on a pro forma basis on such date, on each day during the immediately preceding thirty (30) day period, and as projected by the Company in good faith for the subsequent six months is equal to or greater than the greater of (x) $25,000,000 and (y) 25% of the Line Cap, and (ii) the Fixed Charge Coverage Ratio for the most recently ended twelve Fiscal Month period for which financial statements have been delivered to the Trustee under Section 4.06 is at least 0.95 to 1.00 or (2) in exchange for Notes issued in compliance with Section 4.09(b)(4).

The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of such Restricted Payment (without giving effect to subsequent changes in value) of the assets or securities proposed to be transferred or issued by the Company or such Subsidiary, as the case may be, pursuant to such Restricted Payment. The amount of any Restricted Payment paid in cash shall be its face amount.

Notwithstanding anything to the contrary, (x) the Company will not, and will not permit any Subsidiary to, make any Investment, disposition, distribution, or other transfer (either directly or indirectly through its ownership of any Capital Stock of any other Person) of any Eligible Intellectual Property (as defined in the ABL Credit Agreement, as in effect on the date hereof), or any other Material Intellectual Property, in or to any Person that is not Guarantor, (y) the Company and the Domestic Guarantors will not make any Investment, disposition, distribution, or other transfer (either directly or indirectly through its ownership of any Capital Stock of any other Person) of any Eligible Intellectual Property, or any other Material Intellectual Property, in or to any Person that is not a Domestic Guarantor, and (z) any Investment, disposition, distribution, or other transfer made by the Company or any Subsidiary in or to any joint venture must be made for a bona fide business purpose, not in contemplation of adversely affecting the Holders’ interests in the Guarantees or the Collateral, and not in connection with the incurrence of any Indebtedness.

Section 4.09. Limitation on Indebtedness.

(a) The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness).

(b) The provisions of Section 4.09(a) will not prohibit the Incurrence of the following Indebtedness:

(1) the incurrence by the Company or the Guarantors of Indebtedness under (x) the ABL Facility or one or more other Credit Facilities, the guarantees thereof and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof) up to an aggregate principal amount not to exceed at any one time outstanding the greater of (i) $180,000,000, and (ii) a borrowing base equal to the sum of (1) 90.0% of the face amount of all credit card receivable owned by the Company and the Subsidiaries as of the end of the most recent Fiscal Month preceding the date of determination, (2) 90.0% of the face amount of all other accounts receivable owned by the Company and the Subsidiaries as of the end of the most recent Fiscal Month preceding the date of determination, (3) 100.0% of the book value of all inventory owned by the Company and its Subsidiaries as of the end of the Fiscal Month preceding the date of determination, and (4) 70% of the appraised value of intellectual property (determined based on most recent appraisal of such intellectual property); provided that any reductions in the IP Cap and/or IP Advance Rate, in each case, as set forth in the ABL Credit Agreement, shall not reduce amount of availability available under this clause (ii), and (y) any Refinancing Indebtedness in respect of the ABL Facility or any other Credit Facilities referred to in the foregoing clause (x); provided, that Indebtedness incurred pursuant to this clause (1) is subject to the ABL Intercreditor Agreement or any other applicable Intercreditor Agreement;

(2) Indebtedness of the Company and its Subsidiaries under the Second-Out Notes issued on the Issue Date;

(3) Indebtedness of the Company and its Subsidiaries under the 2026 Notes in existence on the Issue Date;

(4) (i) Indebtedness of the Company represented by the Notes issued on the Issue Date, (ii) Indebtedness consisting of additional Notes issued following the Issue Date to Consenting Noteholders in exchange for 2026 Notes pursuant to, and in compliance with the terms of, the Transaction Support Agreement, (iii) Indebtedness consisting of the PIK Notes issued following the Issue Date in connection with a Borrowing Base Overage, and (iv) Indebtedness of any Guarantor represented by a Note Guarantee;

(5) Indebtedness of the Company and its Subsidiaries in existence on the Issue Date (other than Indebtedness described in clauses (1), (2), (3), (4), (6), (7), (8), (9), (10), (11), (12), (13), (14), (15), (16), (17), (18), (19), (20), (21), (22) and (23) of this Section 4.09(b)), provided that any amounts of any such Indebtedness paid down in connection with any purchases, repurchases, redemptions or otherwise (other than in connection with a substantially concurrent refinancing by way of Refinancing Indebtedness) shall be reduced from any amount of Indebtedness Incurred under this clause (5) that would otherwise be permitted to be Incurred using Refinancing Indebtedness;

(6) (i) Guarantees incurred in compliance with Permitted Investments (other than clause (22) of the definition thereof), provided that in the event such Indebtedness that is being Guaranteed under this clause (i) is a Subordinated Obligation or a Guarantor Subordinated Obligation, then the related Guarantee shall be subordinated in right of payment to the Notes or the Note Guarantee, as the case may be, and (ii) Indebtedness of Foreign Subsidiaries (other than Foreign Guarantors) in an aggregate principal amount not to exceed $12,500,000 (inclusive of lines of credit of Foreign Subsidiaries existing on the Issue Date) at any time outstanding; provided that such Indebtedness under this clause (ii) shall not be Guaranteed by, or secured by any property of, any Domestic Subsidiary or Guarantor;

(7) Indebtedness of the Company or any Subsidiary (A) incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and Synthetic Lease Obligations, provided that such Indebtedness is incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement and the principal amount of such Indebtedness does not exceed the cost of acquiring, constructing or improving such fixed or capital assets or (B) assumed in connection with the acquisition of any fixed or capital assets, and Refinancing Indebtedness in respect of any of the foregoing; provided that the aggregate principal amount of Indebtedness permitted by this clause (7) shall not exceed $5,000,000 at any time outstanding;

(8) Indebtedness of the Company to any Subsidiary and of any Subsidiary to the Company or any other Subsidiary; provided that (i) such Indebtedness shall not have been transferred to any Person other than the Company or any Subsidiary, (ii) any such Indebtedness owing by (x) the Company or a Guarantor to a Subsidiary that is not a Guarantor or (y) the Company or a Guarantor to another Guarantor, except to the extent owing by a Domestic Guarantor to another Domestic Guarantor, shall, in each case be unsecured and subordinated in right of payment to the Notes pursuant to the Intercompany Subordination Agreement, and (iii) any such Indebtedness shall be permitted under the definition of “Permitted Investments” (other than pursuant to clause (22) of the definition thereof);

(9) Indebtedness Incurred by the Company or its Subsidiaries in respect of workers’ compensation claims, health, disability, unemployment insurance, social security laws or other employee benefits or property, casualty or liability insurance, self-insurance obligations, performance, bid, surety and similar bonds and completion Guarantees (not for borrowed money), in each case, in the ordinary course of business;

(10) Indebtedness (other than Indebtedness for borrowed money) arising from agreements of the Company or a Subsidiary providing for indemnification, contribution, earn-out, adjustment of purchase price or similar obligations, in each case, Incurred or assumed in connection with the acquisition or disposition of any business or assets of the Company, any business, assets or Capital Stock of a Subsidiary or any other acquisition or disposition, in each case, permitted under the terms of this Indenture;

(11) Indebtedness in an aggregate principal amount not to exceed $20,000,000, together with any Refinancing Indebtedness in respect thereof; provided that such Indebtedness is (i) issued for cash, (ii) expressly subordinated in right of payment to the Notes and the Note Guarantees, and (iii) subject to any applicable Intercreditor Agreement;

(12) the Incurrence by the Company or any Subsidiary of Refinancing Indebtedness that serves to refinance any Indebtedness Incurred as permitted under clauses (2), (3), (4), (5), (20) and (21) and this clause (12) of this Section 4.09(b);

(13) Indebtedness arising from (a) the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business or (b) the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business;

(14) Indebtedness of the Company or any Guarantor in respect of surety bonds (whether bid performance or otherwise) and performance and completion guarantees and other obligations of a like nature, in each case incurred in the ordinary course of business;

(15) Indebtedness incurred under leases of real property in respect of tenant improvements;

(16) obligations under any agreement governing the provision of treasury or cash management services, including deposit accounts, overnight draft, credit cards, debit cards, p-cards (including purchasing cards and commercial cards), funds transfer, automated clearinghouse, in-transit cash services, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting, trade finance services, supply chain finance services and other cash management services;

(17) Indebtedness in respect of netting services, overdraft protections and otherwise in connection with deposit and checking accounts, in each case, in the ordinary course of business;

(18) Indebtedness consisting of (i) the financing of insurance premiums and (ii) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(19) Indebtedness in respect of letters of credit, including any Refinancing Indebtedness in respect thereof, in an aggregate amount not to exceed $5,000,000 at any time outstanding pursuant to this clause (19).

(20) (A) Indebtedness of the Company or any Subsidiary assumed in connection with any Permitted Acquisition so long as (i) such Indebtedness is not incurred in contemplation of such Permitted Acquisition and (ii) at the time such Indebtedness is incurred by the Company and/or its Subsidiaries, immediately after giving pro forma effect to such Incurrence and any related financing transactions (calculated as of the last day of the Fiscal Month of the Company then most recently ended for which financial statements have been delivered pursuant to Section 4.06), the Consolidated Leverage Ratio for the Company and its Subsidiaries does not exceed 1.50:1.00;

(21) Indebtedness consisting of Super Priority Notes in an aggregate principal amount not to exceed the IP Advance Amount (together with any PIK Notes thereon issued thereafter in connection with a Borrowing Base Overage) issued following the Issue Date to any Holders; provided that (i) the proceeds thereof are used to repay the IP Advances and (ii) the issuance thereof has been consented to by Holders holding a majority of aggregate principal amount of the then outstanding Notes;

(22) Indebtedness under Hedging Obligations that are Incurred in the ordinary course of business to hedge or mitigate risks to which the Company or a Subsidiary is exposed in the conduct of its business or the management of its liabilities and not for speculative purposes; and

(23) in addition to the items referred to in clauses (1) through (22) above, Indebtedness of the Company and its Subsidiaries in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (23) and then outstanding, will not exceed $15,000,000 at any time outstanding; provided that the aggregate principal amount of such Indebtedness that is either secured or has a maturity date prior to the Stated Maturity of the Notes, shall not exceed $10,000,000 at any time outstanding.

The Company will not Incur any Indebtedness under Section 4.09(b) if the proceeds thereof are used, directly or indirectly, to refinance any Subordinated Obligations of the Company unless such Indebtedness will be subordinated to the Notes to at least the same extent as such Subordinated Obligations. No Guarantor will Incur any Indebtedness under Section 4.09(b) if the proceeds thereof are used, directly or indirectly, to refinance any Guarantor Subordinated Obligations of such Guarantor unless such Indebtedness will be subordinated to the obligations of such Guarantor under its Note Guarantee to at least the same extent as such Guarantor Subordinated Obligations. No Subsidiary (other than a Guarantor) may Incur any Indebtedness if such Indebtedness is used, directly or indirectly, to refinance Indebtedness of the Company or a Guarantor. Notwithstanding anything to the contrary, neither the Company nor any Subsidiary may incur Indebtedness (other than another ABL Facility) or issue Capital Stock that is subordinated in right of payment to the ABL Facility or that is subordinated to the Liens securing the ABL Facility, unless such Indebtedness or Capital Stock is also subordinated to the Notes and the Liens securing the Notes, as applicable.

For purposes of determining compliance with this covenant:

(1) in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in Section 4.09(b), the Company, in its sole discretion, may classify such item of Indebtedness on the date of Incurrence and may later reclassify such item of Indebtedness in any manner that complies with Section 4.09(b) and will be entitled to divide the amount and type of such Indebtedness among more than one of such clauses under Section 4.09(b);

(2) if obligations in respect of letters of credit are Incurred pursuant to a Debt Facility and relate to other Indebtedness, then such letters of credit shall be treated as Incurred pursuant to such Debt Facility and such other Indebtedness shall not be included; and

(3) except as provided in clause (2) of Section 4.09(b), Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness that is otherwise included in the determination of a particular amount of Indebtedness shall not be included.

Accrual of interest, accrual of dividends, the accretion of accreted value, the amortization of debt discount, the payment of interest in the form of additional Indebtedness and the payment of dividends in the form of additional shares of Preferred Stock or Disqualified Stock will not be deemed to be an Incurrence of Indebtedness for purposes of this covenant.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Company or any Subsidiary may Incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

For purposes of this Indenture, no Indebtedness will be deemed to be contractually subordinated or junior in right of payment to any other Indebtedness solely by virtue of (1) being unsecured or (2) its having a junior priority with respect to the same collateral.

Section 4.10. Limitation on Liens.

The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, Incur, assume or suffer to exist any Lien upon any of its property or assets (including Capital Stock of Subsidiaries) now owned or hereafter acquired, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, in each case, other than Permitted Liens.

Section 4.11. Future Guarantors.

(a) The Company will cause (i) each Non-Guarantor Subsidiary that, on the Issue Date or any time thereafter, becomes a borrower or Guarantees the Obligations under the 2026 Notes (other than Fossil (UK) Global Services Ltd.), the Second-Out Notes or the ABL Facility and (ii) each Non-Guarantor Subsidiary that, on the Issue Date or any time thereafter, Guarantees any other Indebtedness for borrowed money of (a) the Company or any Guarantor or (b) any Non-Guarantor Subsidiary (and with respect to sub-clause (ii)(b), only to the extent such Indebtedness exceeds $2,500,000), to promptly execute and deliver to the Trustee and the Notes Collateral Agent a supplemental indenture to this Indenture, the form of which is attached hereto as Exhibit C, pursuant to which such Subsidiary will irrevocably and unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any, and interest (including additional interest, if any) in respect of the Notes on a senior basis and all other Obligations under this Indenture, in each case, subject to the Collateral and Guarantee Requirement.

(b) Each Subsidiary that becomes a Guarantor on or after the Issue Date will also become a party to the applicable Collateral Documents and the applicable Intercreditor Agreements and will as promptly as practicable execute and deliver such joinder documents, security instruments, and financing statements, and, with respect to any Material Real Property, Mortgages, opinions of counsel, surveys and title insurance policies as required under Section 11.06, under this Indenture and Collateral Documents to the extent, and substantially in the form, delivered on the Issue Date or, if later, on the date first delivered (but no greater scope) as may be necessary to vest in the Notes Collateral Agent a perfected security interest with the priority described in any applicable Intercreditor Agreement, in each case, subject to no Liens other than Permitted Liens and otherwise in the manner and to the extent set forth in the Collateral Documents and this Indenture and, subject to the terms of the applicable Intercreditor Agreements, in the properties and assets of such new Guarantor constituting Collateral as security for the Notes or the Note Guarantees, and thereupon all provisions of this Indenture and the applicable Intercreditor Agreements relating to the Collateral shall be deemed to relate to such properties and assets to the same extent and with the same force and effect.

(c) The obligations of each Guarantor will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor (including, without limitation, any Guarantees of the ABL Facility or Pari Passu Secured Indebtedness) and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the Obligations of such other Guarantor under its Note Guarantee or pursuant to its contribution Obligations under this Indenture, result in the Obligations of such Guarantor under its Note Guarantee not constituting a preference, fraudulent conveyance or fraudulent transfer under federal or state law or any applicable foreign law.

(d) Each Note Guarantee of a Guarantor shall be released in accordance with the provisions of Section 10.06.

Section 4.12. Limitation on Restrictions on Distributions From Subsidiaries.

(a) The Company will not, and will not permit any Subsidiary to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Subsidiary to:

(1) pay dividends or make any other distributions on its Capital Stock to the Company or any of its Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness or other obligations owed to the Company or any Subsidiary (it being understood that the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on Common Stock shall not be deemed a restriction on the ability to make distributions on Capital Stock);

(2) make any loans or advances to the Company or any Subsidiary (it being understood that the subordination of loans or advances made to the Company or any Subsidiary to other Indebtedness Incurred by the Company or any Subsidiary shall not be deemed a restriction on the ability to make loans or advances); or

(3) sell, lease or transfer any of its property or assets to the Company or any Subsidiary (it being understood that such transfers shall not include any type of transfer described in clause (1) or (2) of this Section 4.12(a)).

(b) The provisions of Section 4.12(a) will not prohibit encumbrances or restrictions existing under or by reason of:

(1) contractual encumbrances or restrictions pursuant to the ABL Facility, the Second-Out Notes Indenture, the Second-Out Notes, the 2026 Notes Indenture and the 2026 Notes, and documentation related thereto and other agreements or instruments in effect at or entered into on the Issue Date;

(2) this Indenture, the Notes, the Note Guarantees, the Collateral Documents, and the Intercreditor Agreements;

(3) any agreement or other instrument of a Person acquired by the Company or any of its Subsidiaries in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired (including after-acquired property);

(4) any amendment, restatement, modification, renewal, supplement, refunding, replacement or refinancing of an agreement referred to in clauses (1), (2) or (3) of this Section 4.12(b) or this clause (4); provided, however, that such amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are, in the good faith determination of the Company, taken as a whole, no more restrictive with respect to encumbrances and restrictions of the nature described in clauses (1), (2) and (3) of Section 4.12(a) contained in the agreements referred to in clauses (1), (2) or (3) of Section 4.12(b) on the Issue Date, or the date such Subsidiary became a Subsidiary or was merged into, or amalgamated or consolidated with, a Subsidiary, whichever is applicable;

(5) in the case of clause (3) of Section 4.12(a), Liens permitted to be Incurred under Section 4.10 that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(6) purchase money obligations for property acquired in the ordinary course of business, Capital Lease Obligations and Synthetic Lease Obligations permitted under this Indenture, in each case that impose encumbrances or restrictions of the nature described in clause (3) of Section 4.12(a) on the property so acquired;

(7) contracts for the sale of assets, including customary restrictions with respect to a Subsidiary of the Company pursuant to an agreement that has been entered into for the sale or disposition of all or a portion of the Capital Stock or assets of such Subsidiary;

(8) restrictions on cash, Cash Equivalents or other deposits or net worth imposed by customers, suppliers, lessors or landlords or required by insurance, surety or bonding companies under contracts entered into in the ordinary course of business;

(9) any customary provisions in leases, subleases or licenses and other agreements entered into by the Company or any Subsidiary in the ordinary course of business and consistent with past practices;

(10) restrictions on cash, Cash Equivalents or other deposits to secure the performance of bids, trade contracts, tenders, government contracts, leases, statutory obligations, surety, stay, custom, performance and appeal bonds or other obligations of a like nature (including standby letters of credit or completion guarantees), in each case in the ordinary course of business;

(11) encumbrances or restrictions arising or existing by reason of applicable law or any applicable rule, regulation or order;

(12) any customary provisions in partnership agreements, limited liability company agreements, joint venture agreements, other similar agreements and related governance documents entered into in the ordinary course of business;

(13) to the extent required by the minority shareholders thereof, any restriction with respect to a Foreign Subsidiary of which less than 90% of the Voting Stock is owned by the Company or any of its Subsidiaries; and

(14) other Indebtedness Incurred or Preferred Stock issued by a Subsidiary permitted to be Incurred pursuant to the provisions of Section 4.09 that, in the good faith determination of the Company, are not more restrictive with respect to encumbrances and restrictions of the nature described in clauses (1), (2) and (3) of Section 4.12(a), taken as a whole, than those applicable to the Company in this Indenture, the Second-Out Notes Indenture, the ABL Facility, or the 2026 Notes and the 2026 Notes Indenture on the Issue Date (which results in encumbrances or restrictions at a Subsidiary level comparable to those applicable to the Company).

Section 4.13. [Reserved].

Section 4.14. Transactions with Affiliates.

(a) The Company will not, and will not permit any of its Subsidiaries to sell, lease, license or otherwise transfer any assets to, or purchase, lease, license or otherwise acquire any assets from, or otherwise engage in any other transactions with, any of its Affiliates (an “Affiliate Transaction”), except:

(1) transactions in the ordinary course of business at prices and on terms and conditions not less favorable to the Company or such Subsidiary than those that would prevail in an arm’s-length transaction with unrelated third parties; provided that, (x) a majority of the disinterested members of the board of directors (or disinterested members of any similar governing body) of the Company shall have adopted a resolution or otherwise authorized an action to approve any transaction permitted under this clause (1) that is in excess of $5,000,000 and (y) an independent fairness opinion shall have been issued by a reputable investment bank or other third party selected by the Company in good faith affirming the fairness of any transaction permitted under this clause (1) that is in excess of $25,000,000;

(2) transactions between or among the Company and the Subsidiaries not involving any other Affiliate; and

(3) any Permitted Investment or any Restricted Payment permitted by Section 4.08; and

(4) the payment of reasonable fees and compensation to, and the providing of reasonable indemnities on behalf of, directors and officers of the Company or any Subsidiary, as determined by the board of directors of the Company in good faith.

Section 4.15. Offer to Repurchase Upon Change of Control.

(a) If a Change of Control occurs, the Company will make an offer to purchase all of the Notes (the “Change of Control Offer”) at a purchase price in cash equal to 107.500% of the principal amount of the Notes plus accrued and unpaid interest, if any, to, but excluding, the date of purchase (the “Change of Control Payment”), subject to the right of Holders of record on a record date to receive any interest due on the Change of Control Payment Date. Within 30 days following any Change of Control, unless the Company has exercised its right to redeem all of the Notes as described under Section 3.07, the Company will mail a notice of such Change of Control Offer to each Holder or otherwise send notice in accordance with the applicable procedures of DTC, with a copy to the Trustee, stating:

(1) that a Change of Control Offer is being made, the expiration time for such Change of Control Offer (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed or otherwise sent in accordance with the applicable procedures of DTC) and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for purchase by the Company at a purchase price in cash equal to 107.500% of the principal amount of such Notes plus accrued and unpaid interest, if any, to, but excluding, the date of purchase (subject to the right of Holders of record on the applicable record date to receive interest due on the Change of Control Payment Date);

(2) the purchase date (which shall be no later than three Business Days after the date such Change of Control Offer expires) (the “Change of Control Payment Date”);

(3) if such notice is delivered prior to the occurrence of a Change of Control, that the Change of Control Offer is conditioned upon the occurrence of such Change of Control and setting forth a brief description of the definitive agreement for the Change of Control; and

(4) the procedures determined by the Company, consistent with this Indenture, that a Holder must follow in order to have its Notes repurchased.

The notice, if mailed or otherwise delivered in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. If (A) the notice is mailed or otherwise delivered in a manner herein provided and (B) any Holder fails to receive such notice or a Holder receives such notice but it is defective, such Holder’s failure to receive such notice or such defect shall not affect the validity of the proceedings for the purchase of the Notes as to all other Holders that properly received such notice without defect.

(b) On the Change of Control Payment Date, the Company will, to the extent lawful:

(1) accept for payment all Notes or portions of Notes (in integral multiples of $1.00) validly tendered and not validly withdrawn pursuant to the Change of Control Offer, provided that if, following repurchase of a portion of a Note, the remaining principal amount of such Note outstanding immediately after such repurchase would be less than $1.00, then the portion of such Note so repurchased shall be reduced so that the remaining principal amount of such Note outstanding immediately after such repurchase is $1.00;

(2) deposit with the Paying Agent (or, if the Company or any Subsidiary is acting as Paying Agent, segregate and hold in trust) an amount sufficient to make the Change of Control Payment in respect of all Notes or portions of Notes so validly tendered and not validly withdrawn; and

(3) deliver or cause to be delivered to the Trustee for cancellation the Notes so accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

(c) The applicable Paying Agent will promptly mail (or otherwise send in accordance with the applicable procedures of DTC) to each Holder so tendered the Change of Control Payment for such Notes, and the Trustee, upon receipt of a company order, will promptly authenticate and mail (or otherwise send in accordance with the applicable procedures of DTC) (or cause to be transferred by book-entry) to each Holder a new Note (it being understood that, notwithstanding anything in this Indenture to the contrary, no Opinion of Counsel will be required for the Trustee to authenticate and mail or send such new Note) equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a minimum principal amount of $1.00 or integral multiples of $1.00 in excess thereof.

(d) If the Change of Control Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest to, but excluding, the Change of Control Payment Date will be paid on the Change of Control Payment Date to the Person in whose name a Note is registered at the close of business on such record date. Unless the Company defaults in the payment of the Change of Control Payment, interest will cease to accrue on the Notes or portions thereof purchased on the Change of Control Payment Date.

(e) The Company will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not validly withdrawn under such Change of Control Offer or (2) the Company has exercised its right to redeem all of the Notes in accordance with Section 3.07. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditioned upon the occurrence of such Change of Control, if a definitive agreement is in place for the Change of Control at the time such Change of Control Offer is made.

(f) The Company will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Indenture by virtue of the conflict.

(g) If Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not validly withdraw such Notes in a Change of Control Offer and the Company, or any third party making a Change of Control Offer in lieu of the Company pursuant to Section 4.15(e), purchases all of the Notes validly tendered and not validly withdrawn by such Holders, the Company or such third party will have the right, upon not less than 30 days’ nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to such Change of Control Offer, to redeem all Notes that remain outstanding following such purchase at a price in cash equal to 107.500% of the principal amount thereof plus accrued and unpaid interest to, but excluding, the date of redemption.

(h) Other than as specifically provided in this Section 4.15, any purchase pursuant to this Section 4.15 shall be made pursuant to the provisions of Sections 3.02, 3.05 and 3.06.

Section 4.16. Asset Dispositions.

(a) The Company will not, and will not permit any of its Subsidiaries to, cause or make any Asset Disposition unless:

(1) the Company or such Subsidiary, as the case may be, receives consideration at least equal to the Fair Market Value (such Fair Market Value to be determined on the date of contractually agreeing to such Asset Disposition) of the shares and assets subject to such Asset Disposition;

(2) 75% of the consideration from such Asset Disposition received by the Company or such Subsidiary, as the case may be, is in the form of cash or Cash Equivalents (and with respect to any securities, notes or other obligations received by the Company or any Subsidiary from the transferee that are Cash Equivalents, only to the extent such instruments are converted by the Company or such Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of such Asset Disposition); and

(3) to the extent that any consideration received by the Company or any Subsidiary in such Asset Disposition constitutes securities or other assets that are of a type or class that constitutes Collateral, such securities or other assets are added to the Collateral securing the Notes and the Note Guarantees, as applicable, in the manner and to the extent required by this Indenture or any of the Collateral Documents with the Lien on such Collateral securing the Notes and the Note Guarantees, as applicable, being of the same priority with respect to the Notes and the Note Guarantees, as applicable, as the Lien on the assets disposed of in the Asset Disposition.

(b) Any Net Available Cash from any transaction or series of related transactions constituting an Asset Disposition of Notes Priority Collateral shall constitute “Asset Disposition Proceeds”. Following the date the Company or any of its Subsidiaries receives Asset Disposition Proceeds (such date, the “Proceeds Trigger

Date”), an amount equal to 100% of such Asset Disposition Proceeds shall be applied by the Company or such Subsidiary, as the case may be, as follows: (i) up to $5,000,000 during the term of the Notes may be applied by the Company or such Subsidiary to maintain, develop, construct, improve, upgrade, or repair assets, or replace disposed-of-assets (in each case, other than current assets) used or useful in such entity’s business or to replace assets sold in such Asset Disposition; provided that, to the extent that any newly acquired assets are of a type or class that constitutes Collateral, such securities or other assets are added to the Collateral securing the Notes and the Note Guarantees, as applicable, in the manner and to the extent required by this Indenture or any of the Collateral Documents with the Lien on such Collateral securing the Notes and the Note Guarantees, as applicable, being of the same priority with respect to the Notes and the Note Guarantees, as applicable, as the Lien on the assets disposed of in the Asset Disposition, and (ii) to make an offer (in accordance with the procedures set forth below for an Asset Disposition Offer) to all Holders to purchase their Notes at 107.500% of the principal amount thereof, plus the amount of accrued but unpaid interest on the Notes that are purchased.

(c) Any Asset Disposition Proceeds that are not applied or invested as provided in the preceding paragraph will be deemed to constitute “Excess Proceeds.” On the 181st day after a Proceeds Trigger Date (or, if earlier, the date upon which the Company determines not to invest such Asset Disposition Proceeds in accordance with clause (i) of the preceding clause (b)), the Company will be required to make an offer (an “Asset Disposition Offer”) to all Holders to purchase the maximum aggregate principal amount of Notes that may be purchased using the Excess Proceeds at an offer price in cash equal to 107.500% of the principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the date of purchase (subject to the right of Holders of record on a record date to receive interest due on the Asset Disposition Purchase Date (as defined below)), in accordance with the procedures set forth in this Indenture in integral multiples of $1.00. The Company shall commence an Asset Disposition Offer with respect to Excess Proceeds by mailing (or otherwise communicating in accordance with the applicable procedures of DTC) the notice required pursuant to the terms of this Indenture, with a copy to the Trustee.

(d) To the extent that the aggregate amount of Notes validly tendered and not validly withdrawn pursuant to an Asset Disposition Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds to reduce any Indebtedness and for other general corporate purposes, subject to other covenants contained in this Indenture. If the aggregate principal amount of Notes validly tendered and not validly withdrawn pursuant to an Asset Disposition Offer exceeds the amount of Excess Proceeds, the Company, subject to the applicable procedures of DTC, shall select the Notes to be purchased on a pro rata basis (subject to adjustment to maintain the authorized denominations for the Notes) on the basis of the aggregate accreted value or principal amount of tendered Notes. Upon completion of such Asset Disposition Offer, the amount of Excess Proceeds shall be reset at zero.

Section 4.17. [Reserved].

Section 4.18. Deposit Accounts. Each Note Party shall within 30 days (or in the case of Deposit Accounts in Germany and Switzerland, the time period set forth in the German Security Agreements and Swiss Security Agreements, respectively) after the Issue Date or, if opened following the Issue Date, within 30 days (or in the case of Deposit Accounts in Germany and Switzerland, the time period set forth in the German Security Agreements and Swiss Security Agreements, respectively), of the opening of such Deposit Account (other than an Excluded Account) or the date any Person that owns such Deposit Account becomes a Note Party hereunder, execute and deliver, and cause each relevant depository institution to execute and deliver, to the Notes Collateral Agent a Control Agreement or other control arrangement satisfactory to the Notes Collateral Agent for each Deposit Account (other than any Excluded Account) of such Note Party.

Section 4.19. [Reserved].

Section 4.20. Collateral and Guarantee Requirement

(a) The Company, each Note Party and each Subsidiary of the Company not constituting an Excluded Subsidiary shall have satisfied the Collateral and Guarantee Requirement by or on the Issue Date; provided that to the extent that the Collateral and Guarantee Requirement (other than the execution of the Collateral Documents, delivery of Uniform Commercial Code or PPSA financing statements with respect to perfection of security interests in all assets of the Note Parties that may be perfected by the filing of a financing statement under the Uniform Commercial Code or the PPSA of any applicable jurisdiction, delivery of intellectual property security agreements in form for filing with the USPTO, USCO and the Canadian Intellectual Property Office and the delivery of possessory collateral) cannot be satisfied by or on the Issue Date and are not satisfied as of the Issue Date after the Company has used commercially reasonable efforts to do so, such unsatisfied requirements shall be required to be satisfied as promptly as practicable after the Issue Date and in any event within the period specified therefor in Appendix B.

(b) The Company shall have delivered to the Notes Collateral Agent on the Issue Date, (i) a completed Perfection Certificate dated as of the Issue Date and signed by an Officer of each of the Company and each Note Party, together with all attachments contemplated thereby and (ii) results of (x) searches of the Uniform Commercial Code filings (or equivalent filings, including PPSA filings) and (y) bankruptcy, judgment, tax and intellectual property lien searches requested by the Trustee, together with (in the case of clause (x)) copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Trustee that the Liens indicated by such financing statements (or other documents) are permitted by hereunder or have been or will be released in connection with the issuance of the Notes on the Issue Date.

(c) Subject to clauses (a) and (b) above, each document (including any UCC, PPSA (or similar) financing statement and intellectual property security agreements required by any Collateral Document or under applicable requirements of law to be filed, registered or recorded in order to create in favor of the Notes Collateral Agent, for the benefit of the Secured Parties, a perfected Lien on the Collateral required to be delivered pursuant to such Collateral Document (unless such Collateral Document provides for any such requirement to be provided at a later point in time), shall be in proper form for filing, registration or recordation and the Trustee have made arrangements for such filing, registration or recordation.

Section 4.21. [No harmful use of proceeds in Switzerland2

The Company shall ensure that no proceeds of the Notes will be on-lent or made otherwise available, directly or indirectly, to any Subsidiary incorporated in Switzerland and/or having its registered office in Switzerland and/or qualifying as a Swiss resident pursuant to the Swiss Withholding Tax Act; or otherwise be used or made available, directly or indirectly, in each case, in a manner which would constitute a “harmful use of proceeds in Switzerland” (schädliche Mittelverwendung in der Schweiz) as interpreted by the Swiss Federal Tax Administration for purposes of Swiss Withholding Tax, unless and until a written confirmation or countersigned tax ruling application from the Swiss Federal Tax Administration has been obtained confirming that such use of proceeds is permitted without interest and other payments under any Note becoming subject to Swiss Withholding Tax.]

ARTICLE 5

SUCCESSORS

Section 5.01. Merger, Consolidation or Sale of All or Substantially All Assets.

(a) The Company will not consolidate with or merge with or into or wind up into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets, in one or more related transactions, to any Person unless:

(1) (a) the Company is the surviving Person or (b) if the Company is not the surviving Person, then the surviving Person formed by such consolidation or merger to the Person to which such assets are so sold, assigned, transferred, leased or otherwise disposed of shall be a corporation organized and existing under the

[2]	NTD: Covenant can be deleted if tax ruling from the Swiss Federal Tax Administration is obtained prior to the issuance of the Notes.

laws of the United States of America, any State thereof or the District of Columbia, and any such other surviving Person shall execute and deliver to the Trustee a supplemental indenture expressly assuming the Company’s obligations under the Notes and this Indenture;

(2) to the extent any assets of the Person who is merged, consolidated or amalgamated with or into the Company are assets of the type that would constitute Collateral under the Collateral Documents, the Company will take such action as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the applicable Collateral Documents in the manner and to the extent required in this Indenture or the applicable Collateral Documents and shall take all reasonably necessary action so that such Lien is perfected to the extent required by the applicable Collateral Documents;

(3) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(4) immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the applicable four-quarter period, the Consolidated Leverage Ratio for the Company and its Subsidiaries does not exceed 1.00:1.00;

(5) each Guarantor (unless it is the other party to the transactions described above, in which case clause (1) of Section 5.01(b) shall apply) shall have by supplemental indenture confirmed that its Note Guarantee shall apply to the surviving Peron’s obligations under this Indenture, the Notes, the Collateral Documents and the Intercreditor Agreements; and

(6) the Company shall have delivered to the Trustee and the Notes Collateral Agent an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, amalgamation, winding-up or disposition, and such supplemental indenture and any other supplemental agreements comply with this Indenture.

(b) Notwithstanding clause (4) of Section 5.01(a), to the extent that the Company is the surviving Person:

(1) the Company may consolidate with, merge with or into or transfer all or part of its properties and assets to any Subsidiary, and any Subsidiary may consolidate with, merge with or into or transfer all or part of its properties and assets to the Company, so long as no Capital Stock of the Subsidiary is distributed to any Person other than the Company; provided that, in the case of a Subsidiary that merges into the Company, the Company will not be required to comply with Section 5.01(a)(6); and

(2) the Company may merge with an Affiliate of the Company solely for the purpose of reincorporating or forming the Company in another state of the United States or the District of Columbia, so long as the amount of Indebtedness of the Company and its Subsidiaries is not increased thereby.

(c) The Company shall not permit any Guarantor to consolidate with, amalgamate with or merge with or into or wind up into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets, in one or more related transactions, to any Person (other than to the Company or another Guarantor) unless:

(1) (A) if such entity remains a Guarantor, the resulting, surviving, continuing or transferee Person (if not such Guarantor) shall expressly assume, by a supplemental indenture hereto and the applicable Collateral Documents in a form reasonably satisfactory to the Trustee and/or the Notes Collateral Agent, as applicable, all the obligations of such Guarantor under its Guarantee;

(B) to the extent any assets of the Person who is merged, consolidated or amalgamated with or into the successor Guarantor are assets of the type that would constitute Collateral under the Collateral Documents, the successor Guarantor will take such action as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the applicable Collateral Documents in the manner and to the extent required in this Indenture or the applicable Collateral Documents and shall take all reasonably necessary action so that such Lien is perfected to the extent required by the applicable Collateral Documents;

(C) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

(D) the Company will have delivered to the Trustee and the Notes Collateral Agent an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, amalgamation, winding-up or disposition and such supplemental indenture and any other supplemental agreements comply with this Indenture; or

(2) in the event the transaction results in the release of the Guarantor’s Note Guarantee under clause (1)(A) of Section 10.06(a), the transaction is made in compliance with Section 4.16 (it being understood that only such portion of the Net Available Cash as is required to be applied on the date of such transaction in accordance with the terms of this Indenture needs to be applied in accordance therewith at such time).

(d) For purposes of this Section 5.01, the sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company or a Guarantor, as the case may be, which properties and assets, if held by the Company or such Guarantor instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company or such Guarantor on a consolidated basis, will be deemed to be the disposition of all or substantially all of the properties and assets of the Company or such Guarantor, as applicable.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01. Events of Default.

(a) Each of the following is an “Event of Default”:

(1) default in any payment of interest on any Note when due, continued for 30 days;

(2) default in the payment of principal or premium, if any, on any Note when due at its Stated Maturity, upon mandatory or optional redemption, upon required repurchase, upon declaration or otherwise;

(3) [reserved];

(4) failure by the Company or any Guarantor to comply for 30 days after notice as provided below with any of their obligations under Article 4 (in each case, other than (A) a failure to purchase Notes, which constitutes an Event of Default under Section 6.01(a)(2), or (B) a failure to comply with Section 4.06 which constitutes an Event of Default under Section 6.01(a)(5));

(5) failure by the Company or any Guarantor to comply for 60 days after notice as provided below with its other agreements contained in this Indenture or the Notes;

(6) (i) event of default under the ABL Credit Agreement, except that, other than with respect to a payment event of default or bankruptcy or insolvency events of default under the ABL Credit Agreement, so long as the obligations under the ABL Credit Agreement have not been accelerated, the Company shall be permitted (x) to the extent there are any IAI Investors, (I) to the extent that such event of default is not subject to a grace period or a grace period of less than or equal to 15 days under the ABL Credit Agreement (as in effect on the closing date thereof), a grace period to cure such event of default under the ABL Credit Agreement equal to (A) in the event that the underlying event of default under the ABL Credit Agreement is not subject to a grace period under the ABL Credit Agreement (as in effect on the Closing Date (as defined in the ABL Credit Agreement (as in effect on the date hereof)), 15 days and (B) in the event that the underlying event of event of default under the ABL Credit Agreement is subject to a grace period of less than 15 days under the ABL Credit Agreement (as in effect on the Closing Date (as defined in the ABL Credit Agreement (as in effect on the date hereof)), 15 days less the applicable grace period in the ABL Credit Agreement (as in effect on the Closing Date (as defined in the ABL Credit Agreement (as in effect on the date hereof)) and (II) to the extent that such event of default is subject to a grace period of greater than

15 days under the ABL Credit Agreement (as in effect on the Closing Date (as defined in the ABL Credit Agreement (as in effect on the date hereof)), no grace period, which resulting Event of Default under this Indenture, in each case under this clause (x), may be waived at the sole discretion of IAI Investor(s) holding a majority of the aggregate principal amount of Notes outstanding held by IAI Investor(s), and (y) otherwise, a grace period to cure such event of default under the ABL Credit Agreement of 30 days; and

(ii) default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is Guaranteed by the Company or any of its Subsidiaries), other than Indebtedness owed to the Company or a Subsidiary, whether such Indebtedness or Guarantee now exists or is created after the Issue Date, which default:

(A) is caused by a failure to pay principal of, or interest or premium, if any, at the final maturity of such Indebtedness; or

(B) results in the acceleration of such Indebtedness prior to its maturity;

and, in each case of this clause (6)(ii), the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $10,000,000 or more;

(7) one or more judgments for the payment of money in an aggregate amount in excess of $15,000,000 (to the extent not covered by independent third-party insurance as to which the insurer has been notified of such judgment and has not denied coverage) shall be rendered against the Company or any Subsidiary, or any combination thereof, and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Company or any Subsidiary to enforce any such judgment;

(8) (i) the Company or a Significant Subsidiary or any group of Subsidiaries (excluding any Immaterial Subsidiaries) that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Subsidiaries), would constitute a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Laws:

(A) commences proceedings to be adjudicated bankrupt or insolvent;

(B) consents to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking an arrangement of debt, reorganization, dissolution, winding up or relief under applicable Bankruptcy Laws; provided that any of the foregoing actions shall not constitute a Default if this would constitute a breach of section 44 of the German Act on the Stabilisation and Restructuring Framework for Business (StaRUG);

(C) consents to the appointment of a receiver, interim receiver, receiver and manager, liquidator, assignee, trustee, monitor sequestrator, administrator or other similar official of it or for all or substantially all of its property;

(D) makes a general assignment for the benefit of its creditors; or

(E) generally is not paying its debts as they become due;

(ii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Laws that:

(A) is for relief against the Company, any Subsidiary that is a Significant Subsidiary or any group of Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Subsidiaries), would constitute a Significant Subsidiary, in a proceeding in which the Company, any such Subsidiary that is a Significant Subsidiary or any group of Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Subsidiaries), would constitute a Significant Subsidiary, is to be adjudicated bankrupt or insolvent;

(B) appoints a receiver, interim receiver, receiver and manager, liquidator, assignee, trustee, monitor, sequestrator, administrator or other similar official of the Company, any Subsidiary that is a Significant Subsidiary or any group of Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Subsidiaries), would constitute a Significant Subsidiary, or for all or substantially all of the property of the Company, any Subsidiary that is a Significant Subsidiary or any group of Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Subsidiaries), would constitute a Significant Subsidiary; or

(C) orders the liquidation, dissolution or winding up of the Company, any Subsidiary that is a Significant Subsidiary or any group of Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Subsidiaries), would constitute a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days;

(9) any Note Guarantee of a Significant Subsidiary or any group of Guarantors that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Subsidiaries), would constitute a Significant Subsidiary ceases to be in full force and effect (except as contemplated by the terms of this Indenture) or is declared null and void in a judicial proceeding or any Guarantor that is a Significant Subsidiary or any group of Guarantors that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Subsidiaries), would constitute a Significant Subsidiary denies or disaffirms its obligations under this Indenture or its Note Guarantee;

(10) with respect to any Collateral having a Fair Market Value in excess of $10.0 million, individually or in the aggregate, (A) the security interest under the Collateral Documents, at any time, ceases to be a valid and perfected Lien (perfected as or having the priority required by the Collateral Documents and this Indenture) and in full force and effect for any reason other than in accordance with their terms and the terms of this Indenture and such failure continues for 60 days and other than the satisfaction in full of all obligations under this Indenture and discharge of this Indenture, except to the extent that any such loss of perfection or priority results from the limitations of foreign laws, rules and regulations or the application thereof, or from the failure of the Notes Collateral Agent (or the applicable controlling collateral agent pursuant to the applicable Intercreditor Agreement) to maintain possession of certificates or instruments actually delivered to it representing securities pledged under the Collateral Documents or (B) the Company or any Guarantor that is a Significant Subsidiary or any group of Guarantors that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Subsidiaries), would constitute a Significant Subsidiary asserts, in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable and such Person fails to rescind such assertion within 60 days; or

(11) any Intercreditor Agreement is not or ceases to be binding on or enforceable against any party thereto (or against any Person on whose behalf any such party makes any covenant or agreements therein), or shall otherwise not be effective to create the rights and obligations purported to be created thereunder, in each case in any respect material to the Trustee, the Notes Collateral Agent or the Holders.

However, a Default under clauses (4) and (5) of this Section 6.01(a) will not constitute an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes notify the Company of the Default and the Company does not cure such Default within the time specified in clauses (4) and (5) of this Section 6.01(a) after receipt of such notice.

(b) In the event of a declaration of acceleration of the Notes because an Event of Default described in clause (6) of Section 6.01(a) has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically annulled if:

(1) the default triggering such Event of Default pursuant to clause (6) of Section 6.01(a) shall be remedied or cured by the Company or a Subsidiary or waived by the holders of the relevant Indebtedness within 20 days after the declaration of acceleration with respect thereto; and

(2) (A) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (B) all existing Events of Default, except nonpayment of principal, premium, if any, or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.

Section 6.02. Acceleration.

(a) If an Event of Default (other than an Event of Default described in clause (8) of Section 6.01(a)) occurs and is continuing, the Trustee by written notice to the Company, specifying the Event of Default, or the Holders of at least 25% in principal amount of the then outstanding Notes by written notice to the Company and the Trustee, may declare the principal, premium, if any, and accrued and unpaid interest, if any, on all the Notes, together with the Applicable Premium, to be due and payable immediately. Upon such declaration, such principal, premium, if any, and accrued and unpaid interest, if any, together with the Applicable Premium, will be due and payable immediately.

(b) If an Event of Default under clause (8) of Section 6.01(a) occurs and is continuing, the principal, premium, if any, and accrued and unpaid interest, if any, together with the Applicable Premium, on all the Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.

(c) The Holders of a majority in principal amount of the outstanding Notes may waive all past defaults (except with respect to nonpayment of principal, premium or interest) and rescind any such acceleration with respect to the Notes and its consequences if (1) such rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, other than the nonpayment of the principal, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived.

(d) WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, IN THE EVENT THE NOTES ARE ACCELERATED OR OTHERWISE BECOME DUE AND PAYABLE PRIOR TO JANUARY 1, 2029 AS A RESULT OF AN EVENT OF DEFAULT, THE APPLICABLE PREMIUM WILL ALSO BE DUE AND PAYABLE AND SHALL CONSTITUTE PART OF THE OBLIGATIONS UNDER THE NOTES, IN VIEW OF THE IMPRACTICABILITY AND EXTREME DIFFICULTY OF ASCERTAINING ACTUAL DAMAGES AND BY MUTUAL AGREEMENT OF THE PARTIES AS TO A REASONABLE CALCULATION OF EACH HOLDER’S LOST PROFITS AS A RESULT THEREOF. ANY PREMIUM (INCLUDING THE APPLICABLE PREMIUM) PAYABLE ABOVE SHALL BE THE LIQUIDATED DAMAGES SUSTAINED BY EACH HOLDER AS THE RESULT OF THE EARLY REDEMPTION AND THE COMPANY AGREES THAT IT IS REASONABLE UNDER THE CIRCUMSTANCES CURRENTLY EXISTING. THE PREMIUM (INCLUDING THE APPLICABLE PREMIUM) SHALL ALSO BE PAYABLE IN THE EVENT THE NOTES (AND/OR THIS INDENTURE) ARE SATISFIED OR RELEASED BY FORECLOSURE, WHETHER BY POWER OF JUDICIAL PROCEEDING, DEED IN LIEU OF FORECLOSURE, EXERCISE OF REMEDIES AND/OR SALE OF COLLATERAL FOLLOWING EVENTS OF DEFAULT OR ANY SALE OF COLLATERAL IN AN INSOLVENCY PROCEEDING, ANY RESTRUCTURING, REORGANIZATION OR COMPROMISE OF THE OBLIGATIONS UNDER THE NOTES OR OTHER OBLIGATIONS UNDER THIS INDENTURE OR ANY OTHER TERMINATION OF THIS INDENTURE OR NOTES AS A RESULT OF ANY SUCH EVENTS.

Section 6.03. Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Notwithstanding anything to the contrary in Section 6.02 of this Indenture or any other provision of this Indenture or the Notes, the sole remedy with respect to an Event of Default due to the Company’s failure to comply with the requirements under Section 4.01 of this Indenture, for the first 180 calendar days after the occurrence of such Event of Default, consists exclusively of the right to receive additional interest on the Notes at an annual rate equal to (1) 0.25% for the first 90 calendar days after such Event of Default and (2) 0.50% for calendar days 91 through 180 after such Event of Default. On the 181st day after such Event of Default, if such violation is not cured or waived, the Trustee or the Holders of not less than 25% of the outstanding principal amount of the Notes may declare the principal, together with accrued and unpaid interest, if any, on the Notes to be due and payable immediately. If the Company elects to pay such additional interest, it shall notify the Trustee and the Holders of the Notes by certificate of the Company’s election at any time on or before the close of business on the first Business Day following the Event of Default. No additional interest shall be due or payable due to the occurrence of an Event of Default other than with respect to such failure to comply with reporting requirements.

Section 6.04. Waiver of Past Defaults.

The Holders of a majority in principal amount of the outstanding Notes by written notice to the Trustee may on behalf of all Holders waive any existing Default and its consequences hereunder, except:

(1) a continuing Default in the payment of the principal, premium, if any, or interest on any Note held by a non-consenting Holder (including in connection with an Asset Disposition Offer or a Change of Control Offer); and

(2) a Default with respect to a provision that under Section 9.02 cannot be amended without the consent of each Holder affected,

provided that, subject to Section 6.02, the Holders of a majority in principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05. Control by Majority.

Subject to the terms of the applicable Intercreditor Agreements, the Holders of a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Notes Collateral Agent or of exercising any trust or power conferred on the Trustee or the Notes Collateral Agent. However, the Trustee and the Notes Collateral Agent, as the case may be, may refuse to follow any direction that conflicts with law, this Indenture, the Notes, any Note Guarantee, the Collateral Documents and the applicable Intercreditor Agreements, or that the Trustee or the Notes Collateral Agent determines in good faith is unduly prejudicial to the rights of any other Holder (it being understood that the Trustee has no obligation to make such determination) or that would, in its or its counsel’s opinion, lead the Trustee or the Notes Collateral Agent to expend its own funds or expose it to liability (financial or otherwise).

For the avoidance of doubt, the Trustee and the Notes Collateral Agent may refrain from acting in accordance with any instructions of Holders until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in this Indenture and which may include payment in advance) for any cost, loss or liability which it may incur in complying with those instructions.

Section 6.06. Limitation on Suits.

Subject to Section 6.07, no Holder may pursue any remedy with respect to this Indenture or the Notes (subject to the Intercreditor Agreements) unless:

(1) such Holder has previously given the Trustee written notice that an Event of Default is continuing;

(2) the Holders of at least 25% in principal amount of the then outstanding Notes have requested the Trustee to pursue the remedy;

(3) such Holders have offered, and if requested provided, the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

(4) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5) the Holders of a majority in principal amount of the then outstanding Notes have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 6.07. Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes, shall not be impaired or affected without the consent of such Holder.

Section 6.08. Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(a)(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company and any other obligor on the Notes for the whole amount of principal, premium, if any, and interest remaining unpaid on the Notes, together with interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, the Notes Collateral Agent and their agents and counsel.

Section 6.09. Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceedings, the Company, the Guarantors, the Trustee, the Notes Collateral Agent and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding has been instituted.

Section 6.10. Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.08, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy are, to the extent permitted by law, cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.11. Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 6.12. Trustee May File Proofs of Claim.

The Trustee may file proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Notes Collateral Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, the Notes Collateral Agent, their agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes, including the Guarantors), its creditors or its property and is entitled and empowered to participate as a member in any official committee of creditors appointed in such matter and to collect, receive and distribute any money or other securities or property payable or deliverable on any such claims. Any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee or Notes Collateral Agent and its agents and counsel, and any other amounts due the Trustee or Notes Collateral Agent under Section 7.07. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, the Notes Collateral Agent, their agents and counsel, and any other amounts due the Trustee or the Notes Collateral Agent under Section 7.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.13. Priorities.

Subject to the terms of the Collateral Documents and the Intercreditor Agreements with respect to any proceeds of Collateral, if the Trustee collects any money or property pursuant to this Article 6, pursuant to the foreclosure or other remedial provisions contained in the Collateral Documents or the Intercreditor Agreements or any money or other property distributable in respect of any Guarantor’s Guaranteed Obligations under this Indenture after an Event of Default, it shall pay out the money and property in the following order:

(1) to the Trustee and the Notes Collateral Agent, their agents and attorneys for amounts due under Section 7.07, including payment of all compensation, reasonable expenses and liabilities incurred, and all advances made, by the Trustee and to the Notes Collateral Agent for the costs and expenses incurred under the Collateral Documents and the Intercreditor Agreements;

(2) to Holders of Super Priority Notes for amounts due and unpaid on the Super Priority Notes for principal, premium, if any, and interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Super Priority Notes for principal, premium, if any, and interest, respectively;

(3) to Holders of Notes other than Super Priority Notes for amounts due and unpaid on such Notes for principal, premium, if any, and interest ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal, premium, if any, and interest, respectively; and

(4) to the Company or to such party as a court of competent jurisdiction shall direct, including a Guarantor, if applicable.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.13. Promptly after any record date is set pursuant to this Section 6.13, the Trustee shall cause notice of such record date and payment date to be given to the Company and to each Holder in the manner set forth in Section 13.02.

Section 6.14. Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in such suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.14 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by Holders of more than 10% in aggregate principal amount of the outstanding Notes.

ARTICLE 7

TRUSTEE AND COLLATERAL AGENT

Section 7.01. Duties of Trustee and Notes Collateral Agent.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) With respect to the Trustee, except during the continuance of an Event of Default, and at all times with respect to the Notes Collateral Agent:

(1) the duties of the Trustee and the Notes Collateral Agent shall be determined solely by the express provisions of this Indenture, the Collateral Documents and the Intercreditor Agreements and the Trustee and the Notes Collateral Agent need perform only those duties that are specifically set forth in this Indenture, the Collateral Documents and the Intercreditor Agreements and no others, and no implied covenants or obligations shall be read into this Indenture or other Note Documents against the Trustee and the Notes Collateral Agent; and

(2) in the absence of bad faith on its part, the Trustee and the Notes Collateral Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and the Notes Collateral Agent and conforming to the requirements of this Indenture, the Collateral Documents and the Intercreditor Agreements. However, in the case of any such certificates or opinions which by any provision hereof or the Collateral Documents or the Intercreditor Agreements are specifically required to be furnished to the Trustee or the Notes Collateral Agent, as applicable, the Trustee or the Notes Collateral Agent, as applicable, shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture, the Collateral Documents and the Intercreditor Agreements, as applicable (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) Neither the Trustee nor the Notes Collateral Agent may be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(2) neither the Trustee nor the Notes Collateral Agent shall be liable for any error of judgment made in good faith by a Responsible Officer of the Trustee, unless it is proved in a court of competent jurisdiction that the Trustee or the Notes Collateral Agent was negligent in ascertaining the pertinent facts;

(3) neither the Trustee nor the Notes Collateral Agent shall be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05; and

(4) no provision of this Indenture shall require the Trustee or the Notes Collateral Agent to expend or risk its own funds or otherwise incur any liability (financial or otherwise) in the performance of any of its duties hereunder and the Trustee and Notes Collateral Agent shall not be required to take any action that, in their opinion or the opinion of its counsel, may be contrary to any Note Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Bankruptcy Laws.

(d) Neither the Trustee nor the Notes Collateral Agent shall be liable for any acts or omissions, except for such losses, damages or expenses which have been finally adjudicated by a court of competent jurisdiction to have directly resulted from the Trustee’s or the Notes Collateral Agent’s gross negligence or willful misconduct, as the case may be.

(e) Whether or not therein expressly so provided, every provision of this Indenture, the Collateral Documents and the Intercreditor Agreements, as applicable, that in any way relates to the Trustee or the Notes Collateral Agent is subject to paragraphs (a), (b), (c) and (d) of this Section 7.01.

(f) Neither the Trustee nor the Notes Collateral Agent shall (i) have any duty to take any discretionary action or to exercise any discretionary power, or (ii) be under any obligation to exercise any of the rights or powers under this Indenture, the Notes, the Note Guarantees, the Collateral Documents and the Intercreditor Agreements at the request or direction of any of the Holders unless such Holders have offered, and if requested provided, to the Trustee or the Notes Collateral Agent, as applicable, security or indemnity reasonably satisfactory to the Trustee or the Notes Collateral Agent (as applicable) against any loss, liability or expense (which may be greater in extent than that contained in the applicable Note Document and which may include payment in advance).

(g) Neither the Trustee nor the Notes Collateral Agent shall be liable for interest on any money received by it except as the Trustee or the Notes Collateral Agent may agree in writing with the Company. Money held in trust by the Trustee or the Notes Collateral Agent need not be segregated from other funds except to the extent required by law.

Section 7.02. Rights of Trustee and Notes Collateral Agent.

(a) Each of the Trustee and the Notes Collateral Agent may conclusively rely upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by them to be genuine and to have been signed or presented by the proper party or parties, not only as to due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained therein. Neither the Trustee nor the Notes Collateral Agent need investigate any fact or matter stated in the document, but the Trustee and the Notes Collateral Agent, as applicable, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee or the Notes Collateral Agent, as applicable, shall determine in good faith to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(b) Before the Trustee or the Notes Collateral Agent acts or refrains from acting, it may (but is not obliged to) require an Officer’s Certificate or an Opinion of Counsel or both subject to the other provisions of this Indenture. Neither the Trustee nor the Notes Collateral Agent shall be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee and the Notes Collateral Agent may consult with counsel or other professionals retained or consulted of its selection and the advice of such counsel, professional or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c) Each of the Trustee and the Notes Collateral Agent may act through its attorneys and agents and shall not be responsible for the acts or omissions of any agent or attorney appointed with due care.

(d) Neither the Trustee nor the Notes Collateral Agent shall be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture, the Collateral Documents or the Intercreditor Agreements.

(e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company or a Guarantor shall be sufficient if signed by an Officer of the Company or such Guarantor.

(f) Neither the Trustee nor the Notes Collateral Agent shall be deemed to have notice or knowledge of any Default or Event of Default unless a Responsible Officer of the Trustee or the Notes Collateral Agent, as applicable, has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee or the Notes Collateral Agent, as applicable, at the Corporate Trust Office of the Trustee or the Notes Collateral Agent, as applicable, and such notice references the existence of a Default or Event of Default, the Notes and this Indenture.

(g) In no event shall the Trustee or the Notes Collateral Agent be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee or the Notes Collateral Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

(h) The rights, privileges, protections, immunities and benefits given to each of the Trustee and the Notes Collateral Agent, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, each of the Trustee and the Notes Collateral Agent in each of its capacities hereunder and under the Collateral Documents and the Intercreditor Agreements, and by, the Agents and each other agent, custodian and other Person employed to act hereunder or thereunder.

(i) [Reserved].

(j) The Trustee and the Notes Collateral Agent may request that the Company deliver an Officer’s Certificate setting forth the names of individuals or titles of officers authorized at such time to take specified actions pursuant to this Indenture, the Collateral Documents and the Intercreditor Agreements, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

(k) Neither the Trustee nor the Notes Collateral Agent shall be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(l) Neither the Trustee nor the Notes Collateral Agent:

(1) shall be accountable for the use or application by any Person of disbursements properly made by the Trustee or the Notes Collateral Agent in conformity with the provisions of this Indenture, the Notes or the Collateral Documents or of moneys received from the Company or the Guarantors; or

(2) shall be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services.

(m) Neither the Trustee nor the Notes Collateral Agent shall be responsible for any unsuitability, inadequacy, expiration or unfitness of any security interest created hereunder or pursuant to any other Collateral Document pertaining to this matter nor shall it be obligated to make any investigation into, and shall be entitled to assume, the adequacy and fitness of any security interest created hereunder or pursuant to any other Collateral Document. Neither the Trustee nor the Notes Collateral Agent shall have any obligation to give, execute, deliver, file, record, authorize or obtain any financing statements, notices, instruments, documents, agreements, consents or other papers as shall be necessary to (i) create, preserve, perfect or validate the security interest granted to the Notes Collateral Agent pursuant to the Collateral Documents or (ii) enable the Trustee or the Notes Collateral Agent to exercise and enforce its rights under the Collateral Documents with respect to such pledge and security interest. In addition, neither the Trustee nor the Notes Collateral Agent shall have any responsibility or liability (i) in connection with the acts or omissions of the Company or any Guarantor in respect of the foregoing or (ii) for or with respect to the legality, validity and enforceability of any security interest created in the Collateral or the perfection and priority of such security interest.

(n) Beyond the exercise of reasonable care in the custody thereof, the Notes Collateral Agent shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against any prior parties or any other rights pertaining thereto and the Notes Collateral Agent shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. The Notes Collateral Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords similar collateral and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee.

(o) The permissive rights of the Trustee or the Notes Collateral Agent to do things enumerated in this Note Documents shall not be construed as a duty and, with respect to such permissive rights, neither the Trustee nor the Notes Collateral Agent shall be answerable for other than its gross negligence or willful misconduct.

(p) Neither the Trustee nor the Notes Collateral Agent shall have any liability for any action taken, or errors in judgment made, in good faith by it or any of its officers, employees or agents, unless it shall have been negligent in ascertaining the pertinent facts.

Section 7.03. Individual Rights of Trustee and Notes Collateral Agent.

The Trustee or the Notes Collateral Agent in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee or the Notes Collateral Agent.

However, in the event that the Trustee acquires a conflicting interest within the meaning of Trust Indenture Act Section 310(b) it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if this Indenture has been qualified under the Trust Indenture Act) or resign. Any Agent may do the same with like rights and duties or resign. The Trustee is also subject to Section 7.10 and Section 7.11.

Section 7.04. Disclaimer.

Neither the Trustee nor the Notes Collateral Agent shall be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Notes, the Collateral Documents or the Intercreditor Agreements, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee or the Notes Collateral Agent, as the case may be, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication on the Notes.

Section 7.05. Notice of Defaults.

If a Default occurs and is continuing and is actually known to a Responsible Officer of the Trustee or the Trustee is informed of such occurrence by the Company, the Trustee will mail or deliver by electronic transmission to each Holder a notice of the Default within 90 days after obtaining such knowledge or being notified by the Company. Except in the case of an Event of Default specified in clauses (1) or (2) of Section 6.01(a), the Trustee may withhold from the Holders notice of any continuing Default if the Trustee determines in good faith that withholding the notice is in the interests of the Holders.

Section 7.06. Reports by Trustee to Holders of the Notes.

(a) Within 60 days after each April 15, beginning with [●] and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with Trust Indenture Act Section 313(a) (but if no event described in Trust Indenture Act Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with Trust Indenture Act Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by Trust Indenture Act Section 313(c).

(b) A copy of each report at the time of its mailing to the Holders shall be mailed to the Company and filed with the SEC and each national securities exchange on which the Notes are listed in accordance with Trust Indenture Act Section 313(d). The Company shall promptly notify the Trustee in writing in the event the Notes are listed on any national securities exchange or delisted therefrom.

Section 7.07. Compensation and Indemnity.

(a) The Company and the Guarantors, jointly and severally, shall pay to the Trustee and the Notes Collateral Agent from time to time such compensation for its acceptance of this Indenture and services hereunder and under the Collateral Documents and the Intercreditor Agreements as the parties shall agree in writing from time to time. Neither the Trustee’s nor the Notes Collateral Agent’s compensation shall be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee and the Notes Collateral Agent promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s and the Notes Collateral Agent’s agents and respective counsel. The Trustee and the Notes Collateral Agent shall provide the Company reasonable notice of any expenditure not in the ordinary course of business.

(b) The Company and the Guarantors, jointly and severally, shall indemnify each of the Trustee, any predecessor Trustee, the Notes Collateral Agent and any predecessor Notes Collateral Agent and their directors, officers, employees and agents (collectively, the “Indemnified Parties”) for, and hold the Indemnified Parties harmless against, any and all loss, damage, claims, liability or expense (including reasonable attorneys’ fees and expenses and taxes (other than taxes based upon, measured by or determined by the income of the Trustee and the Notes Collateral Agent)) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder and under the Collateral Documents and the Intercreditor Agreements (including the reasonable costs and expenses of enforcing this Indenture, the Collateral Documents and the Intercreditor Agreements against the Company or any Guarantor, court costs and any sworn translation costs and together with any applicable VAT)) or defending itself against any claim whether asserted by any Holder, the Company or any Guarantor, or liability in connection with the acceptance, exercise or performance of any of its powers or duties hereunder). Each of the Trustee and the Notes Collateral Agent shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee or the Notes Collateral Agent to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee and the Notes Collateral Agent may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee or the Notes Collateral Agent through the Trustee’s or the Notes Collateral Agent’s own willful misconduct or gross negligence.

(c) The obligations of the Company and the Guarantors under this Section 7.07 shall survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee or the Notes Collateral Agent.

(d) To secure the payment obligations of the Company and the Guarantors in this Section 7.07, the Trustee and the Notes Collateral Agent shall have a Lien prior to the Notes on all money or property held or collected by the Trustee and the Notes Collateral Agent, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

(e) When the Trustee and the Notes Collateral Agent incurs expenses or renders services after an Event of Default specified in Section 6.01(a)(8) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Laws.

(f) The Trustee will comply with the provisions of Trust Indenture Act Section 313(b)(2) to the extent applicable.

Section 7.08. Appointment of the Notes Collateral Agent.

(a) Each Holder, by accepting and holding a Note (including by accepting a Note following transfer from another Holder), shall be deemed to have consented and agreed to the terms of the Collateral Documents (including, without limitation, the provisions providing for foreclosure and release of the Collateral and authorizing the Notes Collateral Agent to enter into any Collateral Document on its behalf) as the same may be in effect or may be amended from time to time in accordance with its terms and authorizes and directs the Notes Collateral Agent to enter into the Collateral Documents and to perform its obligations and exercise its rights thereunder in accordance therewith.

(b) In respect of the Dutch Security Agreements and the Collateral governed by Dutch law, the Notes Collateral Agent shall act in its own name and as creditor in its own right under the Parallel Debt as referred to in Section 13.20 of this Indenture for the benefit of the Trustee (acting for the benefit of the Holders).

(c) The Notes Collateral Agent shall act in accordance with the powers given to it by law and by the Non-ABL Agreements.

(d) The Notes Collateral Agent hereby accepts the appointments under Sections 7.08(b) and (c).

(e) The Notes Collateral Agent shall solely act in its capacity as Notes Collateral Agent or for itself (as secured party).

(f) Any change of Notes Collateral Agent appointed pursuant to this Section 7.08 shall be made in accordance with Section 7.08.

(g) The Trustee (acting on behalf and for the benefit of the Holders):

(1) [reserved]

(2) irrevocably authorises, empowers and directs the Notes Collateral Agent to perform the duties and exercise the rights, powers and discretions that are specifically entrusted to it under the Notes Documents, together with any other rights, powers and discretions which are incidental thereto; and

(3) acknowledges and confirms that the Notes Collateral Agent is entitled to take any step to protect the interests of the Secured Parties; however, the Notes Collateral Agent shall not be bound to make the filing of any proof of claim for the benefit of the Trustee (acting on behalf and for the benefit of the Holders), unless otherwise agreed between the Notes Collateral Agent and the Trustee.

(h) Without limiting the limiting the generality of the foregoing, by its acceptance of any Notes, each Holder irrevocably appoints and authorizes the Notes Collateral Agent:

(i) in relation to the Collateral being subject to the German Security Agreements, to (A) hold, administer and realise such Collateral that is transferred or assigned by way of security

(Sicherungseigentum/Sicherungsabtretung) or otherwise granted to it and is creating or evidencing a non-accessory security right (nicht akzessorische Sicherheit) in its own name as trustee (Treuhänder) for the benefit of the Trustee and the Holders; and (B) hold (with regard to its own rights under the Parallel Debt), administer, and realise any such Collateral that is pledged (verpfändet) or otherwise transferred to the Notes Collateral Agent and is creating or evidencing an accessory security right (akzessorische Sicherheit) as agent in the name of and for and on the behalf of the Trustee and the Holders, and in its own name on the basis of the Parallel Debt in accordance with the provisions of the Intercreditor Agreement;

(ii) to: (A) accept as its representative (Stellvertreter) any pledge or other creation of any accessory security right granted in favor of the Trustee and/or such Holder in connection with the German Security Agreements and to agree to and execute on its behalf as its representative (Stellvertreter) any amendments and/or alterations to any German Security Agreements or any other agreement related to such Collateral which creates a pledge or any other accessory security right (akzessorische Sicherheit) including the release or confirmation of release of such security; (B) execute on behalf of itself and the Trustee and the Holders where relevant and without the need for any further referral to, or authority from, the Trustee and the Holders or any other person all necessary releases of any such Collateral being subject to the German Security Agreements or any other agreement related to such Collateral; (C) realize such Collateral in accordance with the German Security Agreements or any other agreement securing such Collateral; (D) make, receive all declarations and statements and undertake all other necessary actions and measures which are necessary or desirable in connection with such Collateral or the German Security Agreements or any other agreement securing the Collateral; (E) take such action on its behalf as may from time to time be authorized under or in accordance with the German Security Agreements; and (F) exercise such rights, remedies, powers and discretions as are specifically delegated to or conferred upon the Trustee and the Holders under the German Security Agreements together with such powers and discretions as are reasonably incidental thereto in accordance with the provisions of the Intercreditor Agreement;

(iii) to act as its agent (Stellvertreter), and, to the extent possible, releases the Notes Collateral Agent from any restrictions on representing several persons and self-dealing under any applicable law, and in particular from the restrictions of Section 181 of the German Civil Code (Bürgerliches Gesetzbuch). The Notes Collateral Agent has the power to grant sub-power of attorney, including the release from the restrictions of section 181 of the German Civil Code (Bürgerliches Gesetzbuch).

(i) Without limiting the generality of the foregoing, by its acceptance of any Notes, each Holder irrevocably appoints and authorizes the Notes Collateral Agent:

(i) in relation to each of the Swiss Security Agreements pursuant to which Liens of a non-accessory (akzessorische) nature is granted (each a “Swiss Non-Accessory Security Agreements”), to hold and administer and, as the case may be, release and realize any such Lien (including any and all benefits in connection with any Swiss Non-Accessory Security Agreements and any and all proceeds of such Lien) on a fiduciary basis (treuhänderisch) for itself (including as joint-credit) and for the benefit of the Trustee and the Holders in accordance with the provisions of the Intercreditor Agreement; and

(ii) in relation to each of the Swiss Security Agreements pursuant to which Liens of an accessory (akzessorische) nature is granted (each a “Swiss Accessory Security Agreements”), to hold and administer and, as the case may be, release and realize any such Lien (including any and all benefits in connection with any Swiss Accessory Security Agreements and any and all proceeds of such Lien) for itself (including as joint-creditor) and as direct representative (direkter Stellvertreter) in the name and on behalf of each of the Trustee and the Holders and each of the Trustee and the Holders authorizes the Notes Collateral Agent to act as its direct representative (direkter Stellvertreter) in relation to any and all matters in connection with such Swiss Accessory Security Agreements in accordance with the provisions of the Intercreditor Agreement.

The Notes Collateral Agent may perform any and all its duties and exercise its rights and powers under this paragraph (i) by or through any one or more co-agents, sub-agents or attorneys-in-fact (including the ABL Collateral Agent), and each Holder hereby irrevocably authorizes the Notes Collateral Agent to appoint any such co-agent, sub-agent or attorney-in-fact (including the ABL Collateral Agent) for such purposes and confirms that the authority, rights, powers and protections afforded to the Notes Collateral Agent under this paragraph (i) shall apply equally to any such co-agent, sub-agent or attorney-in-fact (including the ABL Collateral Agent) so appointed.

Section 7.09. Replacement of Trustee or Notes Collateral Agent.

(a) A resignation or removal of the Trustee or the Notes Collateral Agent and appointment of a successor Trustee or a successor Notes Collateral Agent shall become effective only upon the successor Trustee’s or successor Notes Collateral Agent’s acceptance of appointment as provided in this Section 7.08. The Trustee or the Notes Collateral Agent may resign in writing at any time by giving 30 days’ prior notice of such resignation to the Company and be discharged from the trust hereby created by so notifying the Company in writing. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee or the Notes Collateral Agent by so notifying the Trustee, the Notes Collateral Agent and the Company in writing. The Company may remove the Trustee or the Notes Collateral Agent if:

(1) in the case of the Trustee, the Trustee fails to comply with Section 7.11;

(2) the Trustee or the Notes Collateral Agent, as the case may be, is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Laws;

(3) a receiver or public officer takes charge of the Trustee or the Notes Collateral Agent, as the case may be, or its property; or

(4) the Trustee or the Notes Collateral Agent becomes incapable of acting as Trustee or Notes Collateral Agent, respectively, hereunder.

(b) If the Trustee or the Notes Collateral Agent resigns or is removed or if a vacancy exists in the office of Trustee or the Notes Collateral Agent for any reason, the Company shall promptly appoint a successor Trustee or a successor Notes Collateral Agent, as the case may be. Within one year after the successor Trustee or successor Notes Collateral Agent takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the successor Trustee or the successor Notes Collateral Agent to replace it with another successor Trustee or another successor Notes Collateral Agent appointed by the Company.

(c) If a successor Trustee or a successor Notes Collateral Agent does not take office within 30 days after the retiring Trustee or retiring Notes Collateral Agent resigns or is removed, the retiring Trustee or retiring Notes Collateral Agent (at the Company’s expense), the Company or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee or successor Notes Collateral Agent, as the case may be.

(d) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e) A successor Trustee or successor Notes Collateral Agent shall deliver a written acceptance of its appointment to the retiring Trustee or retiring Notes Collateral Agent and to the Company. Thereupon, the resignation or removal of the retiring Trustee or retiring Notes Collateral Agent shall become effective, and the successor Trustee or successor Notes Collateral Agent shall have all the rights, powers and duties of the Trustee or the Notes Collateral Agent under this Indenture. The successor Trustee or successor Notes Collateral Agent shall mail a notice of its succession to Holders. The retiring Trustee or retiring Notes Collateral Agent shall promptly transfer all property held by it as Trustee or Notes Collateral Agent to the successor Trustee or successor Notes Collateral Agent; provided that all sums owing to the Trustee or the Notes Collateral Agent hereunder have been paid and such transfer shall be subject to the Lien provided for in Section 7.07. Notwithstanding replacement of the Trustee or the Notes Collateral Agent pursuant to this Section 7.09, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee or retiring Notes Collateral Agent.

(f) As used in this Section 7.09, the term “Trustee” shall also include each Agent.

Section 7.10. Successor by Merger, etc.

If the Trustee or the Notes Collateral Agent consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another entity or national banking association, the successor entity or national banking association without any further act shall be the successor Trustee or successor Notes Collateral Agent.

Section 7.11. Eligibility; Disqualification.

(a) There shall at all times be a Trustee hereunder that is a corporation or national banking association organized and doing business under the laws of the United States or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

(b) This Indenture shall always have a Trustee who satisfies the requirements of Trust Indenture Act Sections 310(a)(1), (2) and (5). The Trustee is subject to Trust Indenture Act Section 310(b).

Section 7.12. Preferential Collection of Claims Against the Company.

The Trustee is subject to Trust Indenture Act Section 311(a), excluding any creditor relationship listed in Trust Indenture Act Section 311(b). A Trustee who has resigned or been removed shall be subject to Trust Indenture Act Section 311(a) to the extent indicated therein.

Section 7.13. Collateral Documents; Intercreditor Agreements.

By their acceptance of the Notes, the Holders hereby authorize and direct the Trustee and the Notes Collateral Agent, as the case may be, to execute and deliver each of the Collateral Documents and each Intercreditor Agreement (including joinder agreements thereto) and any other Collateral Documents in which the Trustee and/or the Notes Collateral Agent, as applicable, is named as a party, including any Intercreditor Agreement or Collateral Documents executed on or after the Issue Date and any amendments, joinders or supplements to any Intercreditor Agreement or Collateral Document permitted by this Indenture. It is hereby acknowledged and agreed that, in so doing, the Trustee and the Notes Collateral Agent are not responsible for the terms or contents of such agreements, or for the validity or enforceability thereof, or the sufficiency thereof for any purpose. Whether or not so expressly stated therein, in entering into, or taking (or forbearing from) any action under the Intercreditor Agreements or any other Collateral Documents, the Trustee and the Notes Collateral Agent each shall have all of the rights, privileges, benefits, immunities, indemnities and other protections granted to it under this Indenture (in addition to those that may be granted to it under the terms of such other agreement or agreements).

ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01. Option to Effect Legal Defeasance or Covenant Defeasance.

The Company may, at its option and at any time, elect to have either Section 8.02 or Section 8.03 applied to all outstanding Notes and the Note Guarantees upon compliance with the conditions set forth below in this Article 8.

Section 8.02. Legal Defeasance and Discharge.

(a) Upon the Company’s exercise under Section 8.01 of the option applicable to this Section 8.02, the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04, be deemed to have been discharged from their obligations with respect to this Indenture, all outstanding Notes and

Note Guarantees on the date the conditions set forth below are satisfied (“Legal Defeasance”). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in (1) and (2) below, and to have satisfied all of its other obligations under such Notes and this Indenture, including that of the Guarantors (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(1) the rights of Holders to receive payments in respect of the principal, premium, if any, Applicable Premium, and interest on the Notes when such payments are due, solely out of the trust created pursuant to this Indenture referred to in Section 8.04;

(2) the Company’s obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for Note payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the Trustee, and the Company’s obligations in connection therewith; and

(4) this Section 8.02.

(b) Following the Company’s exercise of its Legal Defeasance option, payment of the Notes may not be accelerated because of an Event of Default.

(c) If the Company exercises its Legal Defeasance option under this Section 8.02, the Liens on the Collateral will be released and the Note Guarantees in effect at such time will be automatically released.

(d) Subject to compliance with this Article 8, the Company may exercise its Legal Defeasance option under this Section 8.02 notwithstanding the prior exercise of its Covenant Defeasance option under Section 8.03.

Section 8.03. Covenant Defeasance.

(a) Upon the Company’s exercise under Section 8.01 of the option applicable to this Section 8.03, the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04, be released from their respective obligations under the covenants contained in Sections 3.10, 4.03, 4.05, 4.06, 4.08, 4.09, 4.10, 4.11, 4.12, 4.14, 4.15, 4.16, 4.17 and 4.20 and 5.01(a)(4) with respect to the outstanding Notes, and the Guarantors shall be deemed to have been discharged from their obligations with respect to all Note Guarantees, on and after the date the conditions set forth in Section 8.04 are satisfied (“Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to this Indenture and the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture, and such Notes shall be unaffected thereby. In addition, upon the Company’s exercise under Section 8.01 of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04, an Event of Default specified in Section 6.01(a)(3) that resulted solely from the failure of the Company to comply with Section 5.01(a)(4), Section 6.01(a)(4) (only with respect to covenants that are released as a result of such Covenant Defeasance), Section 6.01(a)(5) (only with respect to covenants that are released as a result of such Covenant Defeasance), 6.01(a)(6), 6.01(a)(7), 6.01(a)(8) (solely with respect to Significant Subsidiaries or any group of Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Subsidiaries) would constitute a Significant Subsidiary), 6.01(a)(9) and 6.01(a)(10), in each case, shall not constitute an Event of Default.

(b) If the Company exercises its Covenant Defeasance option under this Section 8.03, the Liens on the Collateral will be released and the Note Guarantees in effect at such time will be automatically released.

Section 8.04. Conditions to Legal or Covenant Defeasance.

(a) The following shall be the conditions to the exercise of either the Legal Defeasance option under Section 8.02 or the Covenant Defeasance option under Section 8.03 with respect to the Notes:

(1) the Company must irrevocably deposit with the Paying Agent, in trust, for the benefit of the Holders, cash in U.S. dollars, Government Securities, or a combination thereof, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay the principal, premium, if any, Applicable Premium, and interest, if any, due on the outstanding Notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

(2) in the case of Legal Defeasance, the Company has delivered to the Trustee an Opinion of Counsel confirming that, subject to customary assumptions and exclusions,

(A) the Company has received from, or there has been published by, the U.S. Internal Revenue Service a ruling, or

(B) since the Issue Date, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the Holders and beneficial owners of Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Company has delivered to the Trustee an Opinion of Counsel confirming that, subject to customary assumptions and exclusions, the Holders and beneficial owners of Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default has occurred and is continuing on the date of such deposit or will occur as a result of such deposit (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) and the deposit will not result in a breach or violation of, or constitute a default under, the ABL Facility, the 2026 Notes Indenture, the Second-Out Notes Indenture or any other material agreement or material instrument (other than this Indenture) to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(5) [reserved];

(6) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with; and

(7) the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be (which instructions may be contained in the Officer’s Certificate referred to in clause (6) above).

Section 8.05. Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.

(a) Subject to Section 8.06, all money and Government Securities (including the proceeds thereof) deposited with the Trustee pursuant to Section 8.04 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company or a Guarantor acting as Paying Agent) as the Trustee may determine, to the Holders of all sums due and to become due thereon in respect of principal, premium, if any, and interest on the Notes, but such money need not be segregated from other funds except to the extent required by law.

(b) The Company will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or Government Securities deposited pursuant to Section 8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders.

(c) Anything in this Article 8 to the contrary notwithstanding, the Trustee will deliver or pay to the Company from time to time upon the request of the Company any money or Government Securities held by it as provided in Section 8.04 which, in the opinion of an Independent Financial Advisor expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06. Repayment to the Company.

Subject to any applicable abandoned property law, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times or The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

Section 8.07. Reinstatement.

If the Trustee or Paying Agent is unable to apply any U.S. dollars or Government Securities in accordance with Section 8.02 or Section 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s and the Guarantors’ obligations under this Indenture, the Notes and the Note Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or Section 8.03 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or Section 8.03, as the case may be; provided that, if the Company makes any payment of principal, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01. Without Consent of Holders.

(a) Notwithstanding Section 9.02, without the consent of any Holder, the Company, the Guarantors (except that no existing Guarantor will be required to execute any amendment or supplement of this Indenture that solely relates to changes described in Section 9.01(a)(5)), the Trustee and the Notes Collateral Agent may amend this Indenture, the Notes, the Note Guarantees, the Collateral Documents and the Intercreditor Agreements (subject to the terms of the Intercreditor Agreements) to:

(1) cure any ambiguity, omission, defect or inconsistency;

(2) provide for the assumption by a successor entity of the obligations of the Company or any Guarantor under this Indenture, the Notes, the Note Guarantees, the Collateral Documents and the Intercreditor Agreements in accordance with Section 5.01;

(3) provide for or facilitate the issuance of uncertificated Notes in addition to or in place of certificated Notes;

(4) comply with the rules of any applicable Depositary;

(5) add Guarantors with respect to the Notes or release a Guarantor from its obligations under its Note Guarantee or this Indenture, in each case, in accordance with the applicable provisions of this Indenture;

(6) secure the Notes and the Note Guarantees;

(7) to confirm and evidence the release, termination or discharge of any Lien securing the Notes or the Note Guarantees in accordance with the terms of this Indenture, the Collateral Documents or Intercreditor Agreements;

(8) add covenants of the Company and its Subsidiaries or Events of Default for the benefit of Holders or to make changes that would provide additional rights to the Holders or to surrender any right or power conferred upon the Company or any Guarantor;

(9) make any change that does not materially adversely affect the legal rights under this Indenture, the Notes, the Note Guarantees, the Collateral Documents or the Intercreditor Agreements of any Holder;

(10) comply with any requirement of the SEC in connection with any required qualification of this Indenture under the Trust Indenture Act;

(11) evidence and provide for the acceptance of an appointment of a successor Trustee (provided that the successor Trustee is otherwise qualified and eligible to act as such under the terms of this Indenture) or successor notes collateral agent;

(12) conform the text of this Indenture, the Notes, the Note Guarantees, the Collateral Documents or the Intercreditor Agreements to any provision of the “Description of the First-Out Notes” section of the Registration Statement to the extent that such provision in such “Description of the First-Out Notes” section was intended to be a verbatim recitation of a provision of this Indenture, the Notes, the Note Guarantees, the Collateral Documents or the Intercreditor Agreements, as confirmed in an Officer’s Certificate delivered to the Trustee;

(13) make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes as permitted by this Indenture, including, without limitation, to facilitate the issuance and administration of the Notes or, if Incurred in compliance with this Indenture, Additional Notes; provided, however, that (A) compliance with this Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (B) such amendment does not materially and adversely affect the rights of Holders to transfer Notes;

(14) to provide for the issuance of additional Notes in accordance with the terms of this Indenture; or

(15) to add Collateral with respect to any or all of the Notes and/or the Note Guarantees.

(b) The Holders of the Notes will be deemed to have consented for purposes of the Collateral Documents and the applicable Intercreditor Agreements to any of the following amendments, waivers and other modifications to the Collateral Documents and the applicable Intercreditor Agreements:

(1) (A) to add other parties (or any authorized agent thereof or trustee therefor) holding Secured Indebtedness that is Incurred in compliance with the ABL Facility, this Indenture, the Second-Out Notes Indenture, and the Collateral Documents and (B) to establish the priority of the Liens on any Collateral securing such Secured Indebtedness under the applicable Intercreditor Agreement with the Liens on such Collateral securing the Obligations under the ABL Facility, this Indenture, the Notes and the Note

Guarantees, and (C) to establish that the Liens on any ABL Priority Collateral securing any Indebtedness replacing the ABL Facility permitted to be Incurred under this Indenture shall be senior to the Liens on such ABL Priority Collateral securing any Obligations under this Indenture, the Notes and the Note Guarantees, and that the Liens on any Notes Priority Collateral securing any such Indebtedness shall be junior to the Liens on such Non- ABL Priority Collateral securing any Obligations under this Indenture, the Notes and the Note Guarantees, all on the terms provided for in the ABL Intercreditor Agreement in effect immediately prior to such amendment or other modification; and all proceeds of the Collateral shall be payable to the Notes Collateral Agent and such representatives for any other Pari Passu Secured Indebtedness then outstanding on a pro rata basis based on the aggregate outstanding principal amount of Obligations under this Indenture and the Notes and under any other Pari Passu Secured Indebtedness then outstanding, all on the terms provided for in the applicable Intercreditor Agreement in effect immediately prior to such amendment;

(2) to effectuate the release of assets included in the Collateral from the Liens securing the Notes in accordance with this Indenture or the Collateral Documents if those assets are (A) owned by a Guarantor and that Guarantor is released from its Note Guarantee in accordance with the terms of this Indenture or (B) sold, transferred or otherwise disposed of in a transaction permitted or not otherwise prohibited by this Indenture;

(3) to establish that the Liens on any Collateral securing any Indebtedness refinancing any Secured Indebtedness permitted to be Incurred in accordance with Section 4.09 shall rank pari passu with the Liens on such Collateral securing the Obligations under such replaced Secured Indebtedness and otherwise conform to the Lien priorities in any applicable Intercreditor Agreement;

(4) upon any cancellation or termination of the ABL Facility without a replacement thereof, to establish that the ABL Priority Collateral (in addition to the Notes Priority Collateral) shall secure the Obligations under this Indenture, the Notes and the Note Guarantees on the same basis as the Notes Priority Collateral pursuant to the Lien priorities in any applicable Intercreditor Agreement, subject to the terms of the applicable Intercreditor Agreements in effect immediately prior to such amendment or other modification;

(5) (i) to add any junior lien secured parties, and the Notes Collateral Agent as senior lien secured party, to any junior lien Intercreditor Agreement and/or (ii) to add any second lien secured parties to any second lien Intercreditor Agreement;

(6) in the case of any Collateral Document, to include therein any legend required to be set forth therein pursuant to any applicable Intercreditor Agreement, or to modify any such legend as required by such Intercreditor Agreement;

(7) with respect to the Intercreditor Agreements then in effect or the Collateral Documents, as provided in the relevant Intercreditor Agreement or Collateral Document, as applicable;

(8) to add Collateral with respect to any or all of the Notes and/or the Notes Guarantees; and

(9) to provide for the succession of any parties to the Collateral Documents, or any applicable Intercreditor Agreement (and any amendments that are administrative or ministerial in nature that do not adversely affect the rights of the Holders in any material way), in connection with an amendment, renewal, extension, substitution, refinancing, restructuring, replacement, supplementing or other modification from time to time of the definitive documentation governing Indebtedness permitted to be incurred under this Indenture or any other agreement that is permitted by this Indenture.

(c) Upon the request of the Company, and upon receipt by the Trustee of the documents described in Section 13.04, the Trustee and the Notes Collateral Agent shall join with the Company and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but neither the Trustee nor the Notes Collateral Agent shall be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02. With Consent of Holders.

(a) Except as provided in Section 9.01 and this Section 9.02 (and subject to the terms of the Intercreditor Agreements), the Company, the Guarantors, the Trustee and the Notes Collateral Agent may amend or supplement this Indenture, the Notes, the Note Guarantees, the Collateral Documents and the Intercreditor Agreements with the consent of the Holders of a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) and, subject to Section 6.04 and Section 6.07, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with the purchase of, or tender offer or exchange offer for, Notes). Section 2.09 and Section 2.10 shall determine which Notes are considered to be “outstanding” for the purposes of this Section 9.02.

(b) Upon the request of the Company, and upon delivery to the Trustee and the Notes Collateral Agent of evidence satisfactory to the Trustee and the Notes Collateral Agent of the consent of the Holders as aforesaid, and upon receipt by the Trustee and the Notes Collateral Agent of the documents described in Section 7.02 and Section 13.04, the Trustee and the Notes Collateral Agent shall join with the Company and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s or the Notes Collateral Agent’s own rights, duties or immunities under this Indenture or otherwise, in which case each of the Trustee and the Notes Collateral Agent may in their discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

(c) It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver. It shall be sufficient if such consent approves the substance thereof.

(d) After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company will send to the Holders a notice briefly describing such amendment, supplement or waiver. However, any failure of the Company to send such notice to all the Holders, or any defect in the notice, will not impair or affect the validity of any such amendment, supplement or waiver.

(e) Without the consent of each affected Holder, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the stated rate of interest or extend the stated time for payment of interest on any Note;

(3) reduce the principal of or Applicable Premium due on, or extend the Stated Maturity of, any Note;

(4) waive a Default or Event of Default in the payment of principal of, premium, if any, Applicable Premium, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes with respect to a nonpayment default and a waiver of the payment default that resulted from such acceleration);

(5) reduce the premium payable upon the redemption or repurchase of any Note or change the date on which any Note may be redeemed or repurchased as described in Section 3.07, Section 4.15 and Section 4.16 whether through an amendment or waiver of provisions in the covenants, definitions or otherwise (except amendments to the definitions of “Asset Disposition” and “Change of Control”);

(6) make any Note payable in a currency other than that stated in the Note;

(7) amend the contractual right expressly set forth in this Indenture or the Notes of any Holder to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(8) make any change in the amendment or waiver provisions which require each Holder’s consent;

(9) modify the Note Guarantees in any manner materially adverse to the Holders; or

(10) modify or change any provision in this Indenture or any Intercreditor Agreement relating to the payment terms or application of proceeds in connection with the Notes or the Super Priority Notes, including any payment or application of proceeds waterfalls.

(f) In addition, and subject to Section 9.02(e)(10), without the consent of Holders of 66 2/3% in aggregate principal amount of the Notes outstanding, no amendment, supplement or waiver may (i) modify any Collateral Document or the provisions in this Indenture relating to the Notes dealing with the Collateral Documents in any manner, taken as a whole, materially adverse to the Holders or otherwise release all or substantially all Collateral from the Liens securing the Notes other than in accordance with this Indenture, the Collateral Documents and the Intercreditor Agreements, (ii) modify or waive any of the Guarantor Release Protection Provisions, (iii) modify the Lien priority of the Notes or the Note Guarantees, or (iv) modify or change any provision of this Indenture, any Intercreditor Agreement or the Collateral Documents that adversely affects the ranking as to right of payment (it being understood that the “right of payment” here refers to contractual ranking) or payment priority of the Notes, except for (a) any “debtor-in-possession” facility (or similar financing under applicable law) or (b) any other Indebtedness for borrowed money so long as a bona fide opportunity to participate in such Indebtedness is offered ratably to all adversely affected Holders on a no less than pro rata basis (other than with respect to customary backstop or similar fees and expense reimbursement).

(g) A consent to any amendment, supplement or waiver of this Indenture, the Notes or the Note Guarantee by any Holder given in connection with a tender of such Holder’s Notes will not be rendered invalid by such tender.

(h) The Company shall not permit any amendment, modification or waiver to the Loan Documents (as defined in the ABL Credit Agreement) that would be adverse in any material respect to the rights or interests of any Holder.

Section 9.03. Compliance with Trust Indenture Act.

Upon and after, but not before, the qualification of this Indenture under the Trust Indenture Act, every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental indenture that complies with the Trust Indenture Act as then in effect.

Section 9.04. Revocation and Effect of Consents.

(a) Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver that is effective in accordance with its terms and thereafter binds every Holder.

(b) The Company may, but shall not be obligated to, fix a record date pursuant to Section 1.05 for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver.

Section 9.05. Notation on or Exchange of Notes.

(a) The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

(b) Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06. Trustee and Notes Collateral Agent to Sign Amendments, etc.

(a) The Trustee or the Notes Collateral Agent, as the case may be, shall sign any amendment, supplement or waiver to this Indenture authorized pursuant to this Article 9 if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee or the Notes Collateral Agent, as the case may be. In executing any amendment, supplement or waiver to this Indenture, the Trustee and the Notes Collateral Agent shall receive and (subject to Section 7.01) shall be fully protected in relying upon, in addition to the documents required by Section 13.04, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amendment, supplement or waiver is authorized or permitted by this Indenture and that such amendment, supplement or waiver is the valid and binding obligation of the Company and any Guarantor party thereto, enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof.

(b) The Notes Collateral Agent shall sign any amendment, supplement, consent or waiver authorized pursuant to any of the Collateral Documents or Intercreditor Agreements in accordance with the terms thereof (including, without limitation, without the further consent or agreement of the Holders if so provided in such Collateral Document or the Intercreditor Agreements or otherwise in accordance with Section 9.01(b) of this Indenture) if the amendment, supplement, consent or waiver does not adversely affect the rights, duties, liabilities or immunities of the Notes Collateral Agent. In executing any amendment, supplement, consent or waiver to any of the Collateral Documents or the Intercreditor Agreements, the Notes Collateral Agent shall receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amendment, supplement, consent or waiver is authorized or permitted by the applicable Collateral Document and/or the Intercreditor Agreements, as the case may be, and complies with the provisions thereof.

Section 9.07. Actions by Consenting Noteholders.

In the case of any consent, waiver or other action to be taken by Holder with respect to Notes beneficially owned by a Consenting Noteholder, the Company and the Trustee, in their respective sole discretion, upon evidence satisfactory to each that such Notes are beneficially owned by such Consenting Noteholder, may accept any consent, waiver or other action taken by such Consenting Noteholder with respect to Notes it beneficially owns as having been provided or performed by the Holder thereof. The Company shall deliver a copy of the Transaction Support Agreement to the Trustee and the Notes Collateral Agent on the Issue Date, on which each of the Trustee and the Notes Collateral Agent may conclusively rely as to the identity of the parties thereto, or otherwise.

ARTICLE 10

GUARANTEES

Section 10.01. Guarantee.

(a) Subject to this Article 10 and the Collateral and Guarantee Requirement, each of the Guarantors hereby, jointly and severally, irrevocably and unconditionally guarantees, on a senior basis, to each Holder and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that: (1) the principal, premium, if any, and interest on the Notes shall be promptly paid in full when due, whether at Stated Maturity, by acceleration, redemption or otherwise, and interest on the overdue principal and interest on the Notes, if any, if lawful, and all other Obligations of the Company to the Holders, the Trustee or the Notes Collateral Agent hereunder or under the Notes shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (2) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise collectively, the “Guaranteed Obligations.” Failing payment by the Company when due of any amount so Guaranteed or any performance so Guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b) The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture, or pursuant to Section 10.06.

(c) Each of the Guarantors also agrees, jointly and severally, to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) Incurred by the Trustee or any Holder in enforcing any rights under this Section 10.01.

(d) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to the Company or the Guarantors, any amount paid either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(e) Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations Guaranteed hereby until payment in full of all obligations Guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations Guaranteed hereby may be accelerated as provided in Article 6 for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations Guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantees.

(f) Subject to Section 11.07(b), each Note Guarantee shall remain in full force and effect and continue to be effective should any petition or proceeding be filed by or against the Company or any Guarantor for liquidation or reorganization, should the Company or any Guarantor become insolvent or make an assignment for the benefit of creditors or should a receiver, trustee, interim receiver, monitor or other similar official be appointed for all or any significant part of the Company’s or any Guarantor’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes or the Note Guarantees, whether as a “voidable preference,” “fraudulent transfer,” “transfer at undervalue” or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

(g) In case any provision of any Note Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(h) Each payment to be made by a Guarantor in respect of its Note Guarantee shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

(i) The Note Guarantees will be secured by Liens, with the priority of such Liens conforming to the Lien priorities in any applicable Intercreditor Agreement, subject to Permitted Liens, on the Collateral of each applicable Guarantor (which Collateral will also secure the ABL Facility and the Second-Out Notes, with the priority of such Liens in each case conforming to the Lien priorities in any applicable Intercreditor Agreement).

Section 10.02. Limitation on Guarantor Liability.

Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a preference, fraudulent conveyance, fraudulent transfer or a transfer at undervalue for purposes of Bankruptcy Laws, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal, state or foreign law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 10, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law.

For purposes of disclosure pursuant to the Interest Act (Canada), the annual rates of interest or fees to which the rates of interest or fees provided in this Indenture, the Notes or any Note Guarantee (and stated herein or therein, as applicable, to be computed on the basis of 360 days or any other period of time less than a calendar year) are equivalent are the rates so determined multiplied by the actual number of days in the applicable calendar year and divided by 360 or such other period of time, respectively.

If any provision of this Indenture, the Notes, any Note Guarantee or other obligations arising pursuant to this Indenture would oblige any Canadian Guarantor to make any payment of interest or other amount payable to any Holder in an amount or calculated at a rate which would be prohibited by law or would result in a receipt by that Holder of “interest” at a “criminal rate” (as such terms are construed under the Criminal Code (Canada)), then, notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by applicable law or so result in a receipt by that Holder of “interest” at a “criminal rate”, such adjustment to be effected, to the extent necessary (but only to the extent necessary), by reducing the amount or rate of interest, and, thereafter, by reducing any fees, commissions, costs, expenses, premiums and other amounts required to be paid to the affected Holder which would constitute interest for purposes of section 347 of the Criminal Code (Canada). Notwithstanding the foregoing, and after giving effect to all adjustments contemplated thereby, if a Holder shall have received an amount in excess of the maximum permitted by section 347 of the Criminal Code (Canada), the applicable Canadian Guarantor shall be entitled to obtain reimbursement from such Holder in an amount equal to such excess and, pending such reimbursement, such amount shall be deemed to be an amount payable by such Holder to such Canadian Guarantor.

Each Guarantor that makes a payment under its Note Guarantee will be entitled upon payment in full of all Guaranteed Obligations under this Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment, determined in accordance with GAAP.

In particular,

(a) the enforcement of a Note Guarantee granted by any German Guarantor, of any security, of any joint and several liability and of any payment obligations under this Indenture or the other Note Documents (together, the “Enforcement of Claims”) are restricted if and to the extent (i) the enforcement proceeds of an Enforcement of Claims are applied in satisfaction of any liability of such German Guarantor’s direct or indirect shareholder(s) or partners (upstream) or any entity affiliated to such shareholder or partner (verbundenes Unternehmen) within the meaning of section 15 of the German Stock Corporation Act (Aktiengesetz) (cross-stream) (other than the liabilities of any Subsidiary of the German Guarantor) and (ii) the Enforcement of Claims would cause the amount of the German GmbH Guarantor’s (or, in the case of a German GmbH & Co. KG Guarantor, its general partner’s) Net Assets, as adjusted pursuant to the following provisions, to fall below the amount of its registered share capital (Stammkapital) (Begrundung einer Unterbilanz) or to increase any already existing capital impairment (Vertiefung einer Unterbilanz) or a violation of sections 30 and 31 of the German Limited Liability Company Act (GmbHG), (each such event is hereinafter referred to as a “Capital Impairment”). For the purposes of the calculation of a Capital Impairment, the following balance sheet items shall be adjusted as follows:

(i) the amount of any increase of the German GmbH Guarantor’s (or, in the case of a German GmbH & Co. KG Guarantor, its general partner’s) registered share capital that has been effected after the date of this Agreement (or, if at a later point, the accession thereto by the relevant German Guarantor as a Guarantor) effected without prior written consent of the Trustee shall be deducted from the German GmbH Guarantor’s (or, in the case of a German GmbH & Co. KG Guarantor, its general partner’s) registered share capital;

(ii) loans provided to the German GmbH Guarantor (or, in the case of a German GmbH & Co. KG Guarantor, its general partner) the Company or any of its Subsidiaries shall be disregarded if and to the extent such loans are subordinated or are considered subordinated by operation of law at least into the rank pursuant to Section 39 para 2 of the German Insolvency Code (Insolvenzordnung);

(iii) loans or other contractual financial liabilities incurred in violation of the provisions of the Note Documents shall be disregarded;

(iv) assets of the German GmbH Guarantor (or, in the case of a German GmbH & Co. KG Guarantor, its general partner’s) shall be disregarded to the extent profits would be prohibited from distribution pursuant to section 268 paragraph (8) of the German Commercial Code (Handelsgesetzbuch); and

(v) the amount of non-distributable assets according to section 253 paragraph (6) or section 272 paragraph (5) of the German Commercial Code (Handelsgesetzbuch) shall not be included in the calculation of Net Assets.

(vi) the costs of any Auditor’s Determination (as defined below) shall be taken into account in calculating the Net Assets.

In a situation where a Capital Impairment would occur in relation to a German GmbH Guarantor (or, in the case of a German GmbH & Co. KG Guarantor, its general partner) after the Enforcement of Claims, the German Guarantor shall without undue delay (but no later than eight (8) weeks after occurrence of such situation, unless an extension of such period is granted by the Trustee), to the extent legally permitted, dispose of all assets which are not necessary for its business (nicht betriebsnotwendig) where the relevant assets are shown in the balance sheet of the German Guarantor with a book value significantly lower than the market value of such assets (each such asset a “Relevant Asset”), unless such disposal would not be commercially justifiable. The relevant German Guarantor shall, within ten (10) Business Days upon receipt of a written request from the Trustee relating to any Relevant Asset which is not being sold pursuant to the preceding sentence, provide the Trustee with reasonably detailed information as to why it considers the sale of such Relevant Asset not to be commercially justifiable. In the latter case, the relevant German Guarantor and the Trustee will liaise with each other and the relevant German Guarantor shall use its reasonable efforts to make further attempts to dispose of such Relevant Asset on more beneficial terms and keep the Trustee informed about its progress on a continuous basis.

The limitation pursuant to this Section 10.02(a) shall apply, subject to the following requirements, if following a notice by the Trustee that it intends to enforce any payment claim under the Note Guarantee granted by any German Guarantor, any security, any joint and several liability or any payment obligations under this Indenture or the other Note Documents, the German Guarantor notifies the Trustee (“Management Notification”) within 15 Business Days upon receipt of the relevant demand that a Capital Impairment would occur (setting out in reasonable detail to what extent a Capital Impairment would occur and providing an estimation of the net proceeds realization along with the calculations / information on which such estimate is based, or other measures undertaken in accordance with the mitigation provisions set out above). If the Management Notification is contested by the Trustee, the German Guarantor undertakes (at its own cost and expense) to arrange for the preparation of a balance sheet by its auditors in order to have such auditors determine whether (and if so, to what extent) any payment under this Note Guarantee or this Indenture would cause a Capital Impairment (the “Auditor’s Determination”). The Auditor’s Determination

shall be prepared, taking into account the adjustments set out above in relation to the calculation of a Capital Impairment, by applying the generally accepted accounting principles applicable from time to time in Germany (Grundsatze ordnungsmafiiger Buchfuhrung) based on the same principles and evaluation methods as consistently applied by the German Guarantor in the preparation of its financial statements, in particular in the preparation of its most recent annual balance sheet, and taking into consideration applicable court rulings of German courts. The German Guarantor shall provide the Auditor’s Determination to the Trustee within twenty- five (25) Business Days from the date on which the Trustee contested the Management Notification in writing. The Auditor’s Determination shall be binding on the German Guarantor and the Secured Parties.

Notwithstanding the above, the provisions of this Section 10.02(a) shall not apply:

(i) if the German Guarantor is party as dominated entity (beherrschtes Unternehmen) of a Domination Agreement (Beherrschungsvertrag) and/or a profit and loss transfer agreement (Gewinnabfuhrungsvertrag) pursuant to section 30 para 1 sentence 2 of the German Limited Liability Company Act (GmbHG) with the entity whose liabilities are secured or shall be paid, unless the enforcement of payment claims under the Note Guarantee granted by any German Guarantor, of any security, of any joint and several liability or of any payment obligations under this Indenture or the other Note Documents would cause of violations of section;

(ii) if the German Guarantor has a recourse right (Ruckgriffsanspruch) towards its direct or indirect shareholder(s) or partners (upstream) or any entity affiliated to such shareholder or partner (verbundenes Unternehmen) within the meaning of section 15 of the German Stock Corporation Act (Aktiengesetz) (cross-stream) which is fully recoverable (werthaltig) at the time of the Enforcement of Claims; or to any amounts borrowed under the Note Documents to the extent the proceeds of such borrowing are on- lent to the German Guarantor or its Subsidiaries to the extent that any amounts so on-lent are still outstanding at the time the relevant demand is made against the German Guarantor.

(iii) if insolvency proceedings have been opened in relation to that German Guarantor;

(iv) by law, changes in applicable law or applicable court rulings of the Federal Supreme Court the limitations set out in this Section 10.02(a) are not deemed to be longer required to protect the management of the German Guarantor; or

(v) if the German Guarantor has not complied with its obligations under this Section 10.02(a).

(b) Switzerland

(i) Notwithstanding anything to the contrary in this Indenture or any other Notes Document, if and to the extent that a Swiss Guarantor becomes liable under this Indenture or any other Notes Document for obligations other than obligations of one of its direct or indirect Subsidiaries (i.e. obligations of its respective direct or indirect parent companies (up-stream liabilities) or sister companies (cross-stream liabilities)) (the “Restricted Obligations”) and if complying with such obligations would not be permitted under Swiss corporate law then applicable, then such obligations and payment amount shall from time to time be limited to the amount permitted to be paid under applicable Swiss law; provided that such limited amount shall at no time be less than the relevant Swiss Guarantor’s distributable capital (presently being the balance sheet profits and any reserves available for distribution) at the time or times performance of the relevant obligations is due or requested from such Swiss Guarantor, and further provided that such limitation (as may apply from time to time or not) shall not (generally or definitively) release the relevant Swiss Guarantor from its obligations in excess thereof, but merely postpone the payment date therefore until such times as payment is again permitted notwithstanding such limitation.

(ii) In case a Swiss Guarantor who must make a payment in respect of Restricted Obligations under this Indenture or any other Notes Document is obliged to withhold Swiss Withholding Tax in respect of such payment, such Swiss Guarantor shall:

(1) procure that such payments can be made without deduction of Swiss Withholding Tax, or with deduction of Swiss Withholding Tax at a reduced rate, by discharging the liability to such tax by notification pursuant to applicable law (including double tax treaties) rather than payment of the tax;

(2) if the notification procedure pursuant to sub-paragraph (1) above does not apply, deduct Swiss Withholding Tax at the rate of 35 per cent. (or such other rate as in force from time to time), or if the notification procedure pursuant to sub-paragraph (1) above applies for a part of the Swiss Withholding Tax only, deduct Swiss Withholding Tax at the reduced rate resulting after the discharge of part of such tax by notification under applicable law, from any payment made by it in respect of Restricted Obligations and promptly pay any such taxes to the Swiss Federal Tax Administration (Eidgenössische Steuerverwaltung);

(3) notify the Trustee that such notification, or as the case may be, deduction has been made and provide the Trustee with evidence that such a notification of the Swiss Federal Tax Administration has been made or, as the case may be, such taxes deducted have been paid to the Swiss Federal Tax Administration;

(4) in the case of a deduction of Swiss Withholding Tax:

(A) use its best efforts to ensure that any person other than a Holder which is entitled to a full or partial refund of the Swiss Withholding Tax deducted from such payment in respect of Restricted Obligations, will, as soon as possible after such deduction (y) request a refund of the Swiss Withholding Tax under applicable law (including tax treaties) and (z) pay to the Trustee upon receipt any amounts so refunded; and

(B) if a Holder is entitled to a full or partial refund of the Swiss Withholding Tax deducted from such payment, and if requested by the Trustee, shall provide the Trustee (on its behalf or on behalf of any Holder) those documents that are required by law and applicable tax treaties to be provided by the payer of such tax, for each relevant Holder, to prepare a claim for refund of Swiss Withholding Tax.

(iii) If a Swiss Guarantor is obliged to withhold Swiss Withholding Tax in accordance with Section 10.02(b)(ii) above, the Trustee shall be entitled to further enforce the Swiss Guarantor’s obligations and apply proceeds therefrom against the Restricted Obligations up to an amount which is equal to that amount which would have been obtained if no withholding of Swiss Withholding Tax were required, whereby such further enforcements shall always be limited to the maximum amount of the freely distributable reserves of such Swiss Guarantor as set out in paragraph (i) above.

(iv) If and to the extent requested by the Trustee and if and to the extent this is from time to time required under Swiss law (restricting profit distributions), in order to allow the Trustee and the Holders to obtain a maximum benefit under this Indenture or any other Notes Document, as applicable, the relevant Swiss Guarantor shall, and any parent company of such Swiss Guarantor being a party to this Indenture or any other Notes Document shall procure that such Swiss Guarantor will, promptly implement all such measures and/or to promptly procure the fulfilment of all prerequisites allowing the prompt fulfilment of the Swiss Guarantor’s obligations and allowing the relevant Swiss Guarantor to promptly perform its obligations and make the (requested) payment(s) hereunder from time to time, including the following:

(1) preparation of an up-to-date audited balance sheet of the relevant Swiss Guarantor;

(2) confirmation of the auditors of the relevant Swiss Guarantor that the relevant amount represents (the maximum of) freely distributable capital of such Swiss Guarantor;

(3) approval by a shareholders meeting of the relevant Swiss Guarantor of the capital distribution;

(4) if the enforcement of Restricted Obligations would be limited due to the effects referred to in this clause, then the relevant Swiss Guarantor shall to the extent permitted by applicable law write up or realize any of its assets that are shown in its balance sheet with a book value that is significantly lower than the market value of the assets, in case of realization, however, only if such assets are not necessary for the relevant Swiss Guarantor’s business (nicht betriebsnotwendig); and

(5) all such other measures necessary or useful to allow payment under the Swiss Guarantor’s obligations and to allow the relevant Swiss Guarantor to make the payments and perform the obligations agreed hereunder with a minimum of limitations.

Section 10.03. Execution and Delivery.

(a) To evidence its Note Guarantee set forth in Section 10.01, each Guarantor hereby agrees that this Indenture shall be executed on behalf of such Guarantor by an Officer or person holding an equivalent title.

(b) Each Guarantor hereby agrees that its Note Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Note Guarantee on the Notes.

(c) If an Officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates the Note, the Note Guarantees shall be valid nevertheless.

(d) The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.

(e) If required by Section 4.11, the Company shall cause any newly created or acquired Subsidiary to comply with the provisions of Section 4.11 and this Article 10, to the extent applicable.

Section 10.04. Subrogation.

Each Guarantor shall be subrogated to all rights of Holders against the Company in respect of any amounts paid by any Guarantor pursuant to the provisions of Section 10.01; provided that, if an Event of Default has occurred and is continuing, no Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Company under this Indenture or the Notes shall have been paid in full.

Section 10.05. Benefits Acknowledged.

Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the Guarantee and waivers made by it pursuant to its Note Guarantee are knowingly made in contemplation of such benefits.

Section 10.06. Release of Note Guarantees.

(a) A Note Guarantee by a Guarantor shall be automatically and unconditionally released and discharged, and no further action by such Guarantor, the Company or the Trustee shall be required for the release of such Guarantor’s Note Guarantee, upon:

(1) (A) any sale, assignment, transfer, conveyance, exchange or other disposition (by merger, amalgamation, consolidation or otherwise) of the Capital Stock of such Guarantor after which the applicable Guarantor is no longer a Subsidiary, which sale, assignment, transfer, conveyance, exchange or other disposition is made in compliance with the provisions of this Indenture;

(B) [reserved];

(C) [reserved];

(D) the consent of the Holders in accordance with Article 9;

(E) the Company’s exercise of its Legal Defeasance option or Covenant Defeasance option in accordance with Article 8;

(F) the satisfaction and discharge of the Company’s obligations under this Indenture in accordance with the terms of this Indenture; or

(G) such Guarantor becoming an Excluded Subsidiary under the definition of “Excluded Subsidiary”; provided that (i) the transaction or other circumstance pursuant which such Subsidiary Guarantor became an Excluded Subsidiary was made in compliance with the applicable provisions of this Indenture and for bona fide business purposes without the intent or purpose of releasing such Guarantor from its Note Guarantee; and (ii) no Default or Event of Default shall have occurred or be continuing immediately after giving effect thereto; and

(2) in the case of clauses (a)(1)(A), (D), (E), (F) and (G) only, the Company delivering to the Trustee and the Notes Collateral Agent an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in this Indenture relating to such transaction or release have been complied with.

(b) At the written request of the Company, the Trustee shall execute and deliver any documents reasonably required in order to evidence such release and discharge in respect of the applicable Guarantee.

(c) In the event that any released Guarantor (in the case of Section 10.06(a)(1)) thereafter borrows money or Guarantees any other Indebtedness for borrowed money of the Company or any Guarantor, the terms of the consent described in Section 10.06(a)(1) may provide that such former Guarantor shall again provide a Note Guarantee if required pursuant to Section 4.11.

ARTICLE 11

COLLATERAL AND SECURITY

Section 11.01. Collateral.

(a) The due and punctual payment of the principal of, premium, if any, and interest on the Notes and the Note Guarantees when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, repurchase, redemption or otherwise, interest on the overdue principal of and interest (to the extent permitted by law), if any, on the Notes and the Note Guarantees and performance of all other obligations under this Indenture, including, without limitation, the obligations of the Company set forth in Section 7.07, and the Notes, the Note Guarantees, the Intercreditor Agreements and the Collateral Documents, shall be secured, to the maximum extent permitted by law, as provided in the Collateral Documents, which define the terms of the Liens that secure the Notes and the Note Guarantees, subject to the terms of the Intercreditor Agreements. The Holders, by accepting a Note, are deemed to hereby appoint Wilmington Trust, National Association, as the initial Notes Collateral Agent and the Notes Collateral Agent is hereby authorized and directed to execute and deliver the Collateral Documents and the Intercreditor Agreements. The Company and the Guarantors hereby agree that the Notes Collateral Agent shall hold the Collateral in trust (or, as the case may be, as direct representative) or as creditor in respect of the Parallel Debt for the benefit of all of the Holders, the Trustee and the Notes Collateral Agent, in each case pursuant to the terms of the Collateral Documents and the Intercreditor Agreements.

(b) Each Holder, by its acceptance of any Notes and the Note Guarantees, consents and agrees to the terms of the Collateral Documents and the Intercreditor Agreements (including, without limitation, the provisions providing for foreclosure and release of Collateral and the automatic amendments, supplements, consents, waivers and other modifications thereto without the consent of the Holders) as the same may be in effect or may be amended from time to time in accordance with their terms and this Indenture and authorizes and directs the Notes Collateral Agent to enter into the Collateral Documents and the Intercreditor Agreements on the Issue Date, and any Collateral Documents at any time after the Issue Date, if applicable, and to perform its obligations and exercise its rights thereunder in accordance therewith. In the event of conflict between an Intercreditor Agreement, any of the other Collateral Documents and this Indenture, the applicable Intercreditor Agreement shall control. The Company shall deliver to the Notes Collateral Agent copies of all documents required to be filed pursuant to the Collateral Documents, and will do or cause to be done all such acts and things as may be reasonably required by Section 11.04(a), to assure and confirm to the Notes Collateral Agent the security interest in the Collateral contemplated hereby, by the Collateral Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed.

(c) The Trustee and each Holder, by accepting the Notes and the Note Guarantees, acknowledge that, as more fully set forth in the Collateral Documents and the Intercreditor Agreements, the Collateral as now or hereafter constituted shall be held for the benefit of the Notes Collateral Agent, all the Holders and the Trustee, and that the Liens granted on the Collateral pursuant to the Collateral Documents are subject to and qualified and limited in all respects by the Collateral Documents and the Intercreditor Agreements and actions that may be taken thereunder. Prior to the discharge of the ABL Obligations, to the extent that the ABL Collateral Agent is satisfied with or agrees to any deliveries or documents required to be provided in respect of any matters relating to the ABL Priority Collateral or makes any determination in respect of any matters relating to the ABL Priority Collateral, including, without limitation, extensions of time or waivers for the creation and perfection of security interests in, or the obtaining of title insurance, legal opinions or other deliverables with respect to, particular assets (including in connection with assets acquired, or Subsidiaries formed or acquired, after the Issue Date and including with respect to any time periods described in the immediately preceding paragraph), the Notes Collateral Agent shall be deemed to be satisfied with such deliveries, extensions or waivers, and/or documents and the judgment of the ABL Collateral Agent in respect of any such matters under the ABL Facility will be deemed to be the judgment of the Notes Collateral Agent in respect of such matters under this Indenture and the Collateral Documents.

(d) Without limiting the powers of the Notes Collateral Agent, for the purposes of holding any hypothec granted pursuant to the laws of the Province of Quebec, each of the Holders hereby irrevocably appoints and authorizes the Notes Collateral Agent and, to the extent necessary, ratifies the appointment and authorization of the Notes Collateral Agent, to act as the hypothecary representative of the present and future Secured Parties as contemplated under Article 2692 of the Civil Code of Quebec (in such capacity, the “Attorney”), and to enter into, to take and to hold on their behalf, and for their benefit, any hypothec, and to exercise such powers and duties that are conferred upon the Attorney under any related deed of hypothec and applicable law. The Attorney shall: (a) have the sole and exclusive right and authority to exercise, except as may be otherwise specifically restricted by the terms hereof, all rights and remedies given to the Attorney pursuant to any such deed of hypothec and applicable law, and (b) benefit from and be subject to all provisions hereof with respect to the Trustee and the Notes Collateral Agent mutatis mutandis, including, without limitation, all such provisions with respect to the liability or responsibility to and indemnification by the Holders. Any person who becomes a Holder in accordance with the terms of this Indenture be deemed to have consented to and confirmed the Attorney as the person acting as hypothecary representative holding the aforesaid hypothecs as aforesaid and to have ratified, as of the date it becomes a Holder, all actions taken by the Attorney in such capacity. The substitution of the Notes Collateral Agent pursuant to the provisions of Article 7 also constitute the substitution of the Attorney.

(e) By its acceptance of any Notes and the Note Guarantees, each Holder directs the Notes Collateral Agent to enter into the ABL Intercreditor Agreement in its capacity as First-Out Notes Collateral Agent (as defined in the ABL Intercreditor Agreement) on behalf of each Holder.

Section 11.02. Maintenance of Collateral.

The Company and the Guarantors shall (a) maintain all property that is material to the conduct of their respective businesses in good working order and condition, ordinary wear and tear excepted, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect; (b) pay or cause to be paid all taxes required to have been paid by it (including in its capacity as withholding agent), except (i) any taxes that are being contested in good faith by appropriate proceedings diligently conducted and for which the Company or such Guarantor has set aside on its books reserves with respect thereto to the extent required by GAAP or (ii) to the extent that the failure to do so would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

The Company and its Subsidiaries shall maintain, with financially sound and reputable insurance companies having a financial strength rating of at least A- by A.M. Best Company insurance in such amounts (with no greater risk retention) and against such risks (including, without limitation, product liability and product recall insurance) as are customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations. The Company will furnish to the Notes Collateral Agent, upon request of the Holders, information in reasonable detail as to the insurance so maintained. Each such policy of liability or casualty insurance maintained by or on behalf of the Company or any Guarantor shall (a) in the case of each liability insurance policy (other than workers’ compensation, director and officer liability or other policies in which such endorsements are not customary), name the Notes Collateral Agent as an additional insured thereunder, and (b) in the case of each casualty insurance policy, contain a loss payable clause or endorsement that names the Notes Collateral Agent, as a loss payee thereunder.

Section 11.03. Impairment of Collateral.

Subject to the rights of the holders of any senior Liens and Section 11.07, the Company shall not, and shall not permit any of the Subsidiaries to, take or knowingly or negligently omit to take, any action which action or omission would or could reasonably be expected to have the result of materially impairing the security interest with respect to the Collateral for the benefit of the Trustee, the Notes Collateral Agent and the Holders, unless such action or failure to take action is otherwise permitted by this Indenture, the Intercreditor Agreements or the Collateral Documents.

Section 11.04. Further Assurances.

(a) On and after the Issue Date, and subject to the Intercreditor Agreements, the Company shall and shall cause each Guarantor (subject to the Collateral and Guarantee Requirement), at their sole expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions which may be necessary, including those the Notes Collateral Agent may from time to time reasonably request (it being understood that the Notes Collateral Agent is under no obligation or duty to make such request), to create, better assure, preserve, protect, defend and perfect the security interests in the United States and the Specified Jurisdictions and the rights and remedies created under the Collateral Documents for the benefit of the Trustee, the Notes Collateral Agent and the Holders (subject to Permitted Liens).

(b) On and after the Issue Date, with respect to any property (other than Excluded Property) of the Company or any Guarantors as to which the Notes Collateral Agent, for the benefit of the Holders, does not have a perfected Lien, the Company shall and shall cause the applicable Guarantor to promptly (i) execute and deliver to the Notes Collateral Agent such amendments to the Collateral Documents or such other documents as the Notes Collateral Agent deems reasonably necessary or advisable to grant to the Notes Collateral Agent, for the benefit of the Holders, a security interest in such property and (ii) take all actions reasonably necessary or advisable to grant to the Notes Collateral Agent, for the benefit of the Holders, a perfected first-priority security interest (subject to Liens permitted under Section 4.10) in such property, including the filing of Uniform Commercial Code and PPSA financing statements in such jurisdictions as may be required by the Collateral Documents or by law or as may be reasonably requested by the Notes Collateral Agent.

(c) On and after the Issue Date, with respect to any Subsidiary created or acquired by the Company or any Guarantor, within 30 days of such Person becoming a Subsidiary (or such later date as agreed by the Notes Collateral Agent), (i) the Company shall take all actions (if any) to cause such Subsidiary (other than an Excluded Subsidiary) to comply with the Collateral and Guarantee Requirement, (ii) the Company shall, or shall cause the applicable Guarantor to, execute and deliver to the Notes Collateral Agent such amendments to the Collateral Documents as are necessary or advisable, or as the Notes Collateral Agent may reasonably request to grant to the Notes Collateral Agent, for the benefit of the Holders, a perfected first-priority security interest (subject to Liens permitted under Section 4.10) in the Capital Stock of such new Subsidiary that is owned by the Company or any Guarantor except to the extent such Capital Stock constitutes an Excluded Property, and (iii) except to the extent constituting Excluded Property, if such Capital Stock is certificated, deliver to the Notes Collateral Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Company or such Guarantor, as applicable.

Section 11.05. After-Acquired Property.

Subject to the applicable limitations and exceptions set forth in the Collateral Documents and this Indenture (including with respect to Excluded Property), from and after the Issue Date, if the Company or any Guarantor acquires any After-Acquired Property or if any new Subsidiary becomes a Guarantor, the Company or such Guarantor shall promptly (i) grant a first-priority perfected security interest (subject to Permitted Liens and the terms of the Intercreditor Agreements) upon any such property, as security for the Notes and the Note Guarantees and (ii) execute and deliver such mortgages, deeds of trust, security instruments, financing statements and certificates as shall be necessary to vest in the Notes Collateral Agent a perfected security interest, subject only to Permitted Liens, in such After-Acquired Property or in the Collateral of such Guarantor and to have such After-Acquired Property or such Collateral (but subject to the applicable limitations and exceptions set forth in the Collateral Documents and this Indenture) added to the Collateral, and thereupon all provisions of this Indenture relating to the Collateral shall be deemed to relate to such After-Acquired Property or Collateral to the same extent and with the same force and effect.

Section 11.06. Real Estate Mortgages and Filings.

(a) With respect to any Material Real Property owned by the Company or a Guarantor in the United States on the Issue Date or acquired by the Company or a Guarantor in the United States after the Issue Date that forms a part of the Collateral (individually and collectively, the “Premises”), by the Issue Date or within thirty (30) days following the date of acquisition (which period may be extended in the reasonable good faith determination of the Company, but which shall in no event be later than the date on which such applicable corresponding action or security under (1), (2) or (3) below is taken or granted under the ABL Credit Agreement or any other Material Indebtedness), as applicable:

(1) The Company or such Guarantor shall deliver to the Notes Collateral Agent, as mortgagee or beneficiary, as applicable, for the ratable benefit of itself and the Holders, counterparts of each Mortgage with respect to each such Premises, in accordance with the requirements of this Indenture and/or the Collateral Documents, duly executed by the Company or such Guarantor, suitable for recording in all recording offices, with such terms that are necessary to create a valid and enforceable mortgage lien (and to perfect such lien) at the time of recordation thereof, with the priority required by this Indenture, the Collateral Documents and the Intercreditor Agreements;

(2) The Notes Collateral Agent shall have received a mortgagee’s title insurance policy insuring (or committing to insure) in favor of the Notes Collateral Agent, and its successors and/or assigns, in the form necessary, with respect to the property purported to be covered by the applicable Mortgage, to insure that the interest created by such Mortgage constitutes valid mortgage liens on the applicable Premises, with the priority required by this Indenture, the Collateral Documents and the Intercreditor Agreements, free and clear of all Liens, defects and encumbrances, other than Permitted Liens. Any such title policy shall be in amounts equal to the estimated Fair Market Value of the Premises covered thereby, and such policies shall also include, to the extent available, all such customary endorsements and reinsurance as are available in the applicable jurisdiction which are available at commercially reasonable rates in the jurisdiction where the applicable Premises is located; and

(3) The Company or the Guarantors shall deliver to the Notes Collateral Agent with respect to such Premises, surveys of each Premises, local counsel opinions, along with such other documents, instruments, certificates and agreements, and any other documents necessary to comply with Section 11.06(a) and (b).

Section 11.07. Release of Liens on the Collateral.

(a) Collateral may be released from the Lien and security interest created by the Collateral Documents at any time and from time to time in accordance with the provisions of the Collateral Documents, the Intercreditor Agreements and this Indenture. Notwithstanding anything to the contrary in the Collateral Documents, the Intercreditor Agreements and this Indenture, the Company and the Guarantors will be entitled to the release of property and other assets constituting Collateral from the Liens securing the Notes and the Obligations under this Indenture under any one or more of the following circumstances:

(1) to enable the Company and/or one or more Guarantors to consummate the sale, transfer or other disposition (including by the termination of capital leases or the repossession of the leased property in a capital lease by the lessor) of such property or assets (to a Person that is not the Company or a Subsidiary of the Company) to the extent permitted by Section 4.16;

(2) in the case of a Guarantor that is released from its Guarantee with respect to the Notes pursuant to the terms of this Indenture, the release of the property and assets of such Guarantor;

(3) with respect to any Collateral that is or becomes an “Excluded Property,” upon it becoming an Excluded Property;

(4) in connection with any enforcement action taken by an Authorized Representative in accordance with the terms of the Intercreditor Agreements or the Collateral Documents; or

(5) as described under Article 9 hereof.

(b) The Liens on the Collateral will be released with respect to the Notes and the Note Guarantees:

(1) in whole, upon payment in full of the principal of, accrued and unpaid interest, including premium, if any, on the Notes;

(2) in whole, upon satisfaction and discharge of this Indenture;

(3) in whole, upon a Legal Defeasance or Covenant Defeasance as set forth under Article 8;

(4) in whole or in part, in accordance with the applicable provisions of the Collateral Documents, the Intercreditor Agreements and this Indenture;

(5) in respect of all or substantially all of the Collateral, with the consent of Holders holding 66 2/3% of the aggregate principal amount of outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes);

(6) with respect to assets of a Guarantor upon release of such Guarantor from its Note Guarantee pursuant to the terms hereof; and

(7) to enable the disposition of property or other assets that constitute Collateral to the extent not prohibited under Section 4.16;

provided that, in the case of any release in whole pursuant to clauses (1), (2), (3) and (4) of this Section 11.07(b), all amounts owing to the Trustee and the Notes Collateral Agent under this Indenture, the Notes, the Note Guarantee, the Collateral Documents and the Intercreditor Agreements have been paid prior to such release.

(c) [Reserved].

(d) [Reserved].

(e) The Company and each Guarantor will furnish to the Trustee and the Notes Collateral Agent, prior to each proposed release of Collateral pursuant to this Indenture (other than pursuant to Section 11.07(a) or 11.07(b)(4) or (5)) or pursuant to the Collateral Documents:

(1) an Officer’s Certificate requesting any such release, filing or other action without recourse, warranty or representation of any kind (express or implied); and

(2) an Officer’s Certificate and Opinion of Counsel to the effect that all conditions precedent provided for in this Indenture, the Collateral Documents and the Intercreditor Agreements, as applicable, to such release have been complied with and that it is permitted for the Trustee and/or the Notes Collateral Agent to execute and deliver the documents requested by the Company in connection with such release and any necessary or proper instruments of termination, satisfaction or release prepared by the Company.

(f) Upon compliance by the Company and each Guarantor, as the case may be, with the conditions precedent for any release of Collateral as set forth above, and if required by this Indenture upon delivery by the Company or the Guarantors to the Trustee an Opinion of Counsel to the effect that such conditions precedent have been complied with, the Trustee or the Notes Collateral Agent shall, at the Company’s expense, promptly cause to be released and reconveyed to the Company or the relevant Guarantors, as the case may be, the released Collateral, and take, at the Company’s expense, all other actions reasonably requested by the Company in connection therewith. Neither the Trustee nor the Notes Collateral Agent shall be liable for any such release undertaken in reliance upon any such Officer’s Certificate, and notwithstanding any term hereof or in any Collateral Document or in the Intercreditor Agreements to the contrary, the Trustee and the Notes Collateral Agent shall not be under any obligation to release any such Lien and security interest, or execute and deliver any such instrument of release, satisfaction or termination, unless and until it receives such Officer’s Certificate, upon which it shall be entitled to conclusively rely.

Section 11.08. Information Regarding Collateral.

The Company will furnish to the Notes Collateral Agent, with respect to the Company or any Guarantor, promptly (and in any event within 30 days of such change or such longer period as then permitted under the facility (for the purposes of this paragraph, the “controlling facility”) governing that series of Indebtedness for which the “controlling” collateral agent for any applicable Intercreditor Agreement acts as “collateral agent”) written notice of any change in such Person’s (1) corporate or organization name, (2) jurisdiction of organization or formation or the location of its registered office, principal place of business or chief executive office, (3) identity or corporate structure or (4) organizational identification number. The Company and the Guarantors will agree not to effect or permit any change referred to in the preceding sentence unless all filings have been made, or will have been made within 30 days following such change (or such longer period as then permitted under the controlling facility) or within any applicable statutory period, under the Uniform Commercial Code and any other applicable laws that are required in the Collateral Documents in order for the Collateral to be made subject to the Lien of the Notes Collateral Agent under the Collateral Documents in the manner and to the extent required by this Indenture or any of the Collateral Documents and shall take all necessary action so that such Lien is perfected with the same priority as immediately prior to such change to the extent required by the Collateral Documents. The Company also agrees promptly to notify the Notes Collateral Agent in writing if any material portion of the Collateral is damaged, destroyed or condemned in a manner which would reasonably be expected to have a material adverse effect.

Section 11.09. Collateral Documents and Intercreditor Agreements.

The provisions in this Indenture relating to Collateral are subject to the provisions of the Collateral Documents and the Intercreditor Agreements. The Company, the Guarantors, the Trustee, the Notes Collateral Agent and, by their acceptance of the Notes, the Holders acknowledge and agree to be bound by the provisions of the Collateral Documents and the Intercreditor Agreements.

Section 11.10. Suits to Protect the Collateral.

Subject to the provisions of Article 7, the Collateral Documents and the Intercreditor Agreements, the Trustee may direct the Notes Collateral Agent to take all actions it determines in order to:

(a) enforce any of the terms of the Collateral Documents; and hereunder.

(b) collect and receive any and all amounts payable in respect of the Obligations.

Subject to the provisions of the Collateral Documents and the Intercreditor Agreements, the Trustee and the Notes Collateral Agent shall have the power to institute and to maintain such suits and proceedings as the Trustee or the Notes Collateral Agent may determine to prevent any impairment of the Collateral by an acts which may be unlawful or in violation of any of the Collateral Documents or this Indenture, and such suits and proceedings as the Trustee or the Notes Collateral Agent may determine to preserve or protect its interests and the interests of the Holders in the Collateral. Nothing in this Section 11.10 shall be considered to impose any such duty or obligation to act on the part of the Trustee or the Notes Collateral Agent.

Section 11.11. Authorization of Receipt of Funds by the Trustee Under the Collateral Documents.

Subject to the provisions of the Intercreditor Agreements, the Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Collateral Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture.

Section 11.12. Purchaser Protected.

In no event shall any purchaser in good faith of any property purported to be released hereunder be bound to ascertain the authority of the Notes Collateral Agent or the Trustee to execute the applicable release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or rights permitted by this Article 11 to be sold be under any obligation to ascertain or inquire into the authority of the Company or the applicable Guarantor to make any such sale or other transfer.

Section 11.13. Powers Exercisable by Receiver or Trustee.

In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article 11 upon the Company or a Guarantor with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Company or a Guarantor or of any Officer or Officers thereof required by the provisions of this Article 11; and if the Trustee or the Notes Collateral Agent shall be in the possession of the Collateral under any provision of this Indenture, then such powers may be exercised by the Trustee or the Notes Collateral Agent.

ARTICLE 12

SATISFACTION AND DISCHARGE

Section 12.01. Satisfaction and Discharge.

(a) This Indenture will be discharged, and will cease to be of further effect as to all Notes and Note Guarantees issued hereunder, when either:

(1) all Notes that have been authenticated and delivered (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust or segregated and held in trust by the Company) have been delivered to the Trustee for cancellation; or

(2) (A) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the giving of a notice of redemption or otherwise, will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Paying Agent, as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption, as the case may be;

(B) no Default or Event of Default has occurred and is continuing on the date of such deposit or will occur as a result of such deposit (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);

(C) the Company or any Guarantor has paid or caused to be paid all sums payable by the Company under this Indenture; and

(D) the Company has delivered irrevocable instructions to the Trustee and the Paying Agent to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

(b) In addition, the Company shall deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent to satisfaction and discharge have been satisfied. Notwithstanding the satisfaction and discharge of this Indenture, if money shall have been deposited with the Trustee pursuant to Section 12.01(a)(2)(A), the provisions of Section 12.02 and Section 8.06 shall survive.

Section 12.02. Application of Trust Money.

(a) Subject to the provisions of the Intercreditor Agreements and Section 8.06, all money deposited with the Trustee pursuant to Section 12.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, premium, if any, and interest for whose payment such money has been deposited with the Trustee, but such money need not be segregated from other funds except to the extent required by law.

(b) If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 12.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and any Guarantor’s obligations under this Indenture, the Notes and the Note Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.01; provided that if the Company has made any payment of principal, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent, as the case may be.

ARTICLE 13

MISCELLANEOUS

Section 13.01. Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by Trust Indenture Act Section 318(c) in respect of Sections of the Trust Indenture Act that are incorporated by reference in this Indenture pursuant to Section 1.04, the imposed duties shall control upon and after, but not before, the qualification of this Indenture under the Trust Indenture Act.

Section 13.02. Notices.

(a) Any notice or communication to the Company, any Guarantor, the Trustee or the Notes Collateral Agent is duly given if in writing and (1) delivered in person, (2) mailed by first-class mail (certified or registered, return receipt requested), postage prepaid, or overnight air courier guaranteeing next day delivery or (3) sent by electronic transmission, to its address set forth below:

if to the Company or any Guarantor:

Fossil Group, Inc.

901 S. Central Expressway

Richardson, Texas 75080

Attention: Randy Hyne, Chief Legal Officer

if to the Trustee or the Notes Collateral Agent:

Wilmington Trust, National Association

Global Capital Markets

50 South Sixth Street, Suite 1290

Minneapolis, MN 55402

Facsimile: 612-217-5651

Attention: Fossil Group, Inc. Administrator

The Company, any Guarantor, the Trustee or the Notes Collateral Agent, by like notice, may designate additional or different addresses for subsequent notices or communications.

(b) All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; on the first date of which publication is made, if by publication; five calendar days after being deposited in the mail, postage prepaid, if mailed by first-class mail; the next Business Day after timely delivery to the courier, if mailed by overnight air courier guaranteeing next day delivery; when receipt acknowledged, if sent by electronic transmission; provided that any notice or communication delivered to the Trustee or the Notes Collateral Agent shall be deemed effective upon actual receipt thereof.

(c) Any notice or communication to a Holder shall be mailed by first-class mail (certified or registered, return receipt requested) or by overnight air courier guaranteeing next day delivery to its address shown on the Note Register or by such other delivery system as the Trustee agrees to accept. Any notice or communication shall also be so mailed to any Person described in Trust Indenture Act Section 313(c), to the extent required by the Trust Indenture Act. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

(d) Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee and the Notes Collateral Agent, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

(e) Where this Indenture provides for notice of any event to a Holder of a Global Note, such notice shall be sufficiently given if given to the Depositary for such Note (or its designee), according to the Applicable Procedures, if any, prescribed for the giving of such notice.

(f) [Reserved].

(g) The Trustee and the Notes Collateral Agent agree to accept and act upon notice, instructions or directions pursuant to this Indenture sent by electronic transmission; provided, however, that (1) the party providing such written notice, instructions or directions, subsequent to such transmission of written instructions, shall provide the originally executed instructions or directions to the Trustee and the Notes Collateral Agent in a timely manner, and (2) such originally executed notice, instructions or directions shall be signed by an authorized representative of the party providing such notice, instructions or directions. The Trustee and the Notes Collateral Agent shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s or the Notes Collateral Agent’s reasonable reliance upon and compliance with such notice, instructions or directions notwithstanding such notice, instructions or directions conflict or are inconsistent with a subsequent notice, instructions or directions.

(h) If a notice or communication is sent in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

(i) If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee, the Notes Collateral Agent and each Agent at the same time.

Section 13.03. Communication by Holders with Other Holders.

Holders may communicate pursuant to Trust Indenture Act Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Guarantors, the Trustee, the Registrar and anyone else shall have the protection of Trust Indenture Act Section 312(c).

Section 13.04. Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company or any Guarantor to the Trustee or the Notes Collateral Agent to take any action under this Indenture, the Company or such Guarantor, as the case may be, shall furnish to the Trustee or the Notes Collateral Agent:

(a) an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee or the Notes Collateral Agent, as the case may be (which shall include the statements set forth in Section 13.05), stating that, in the opinion of the signer(s), all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee or the Notes Collateral Agent, as the case may be (which shall include the statements set forth in Section 13.05), stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with; provided that subject to Section 5.01(c), no Opinion of Counsel shall be required in connection with the addition of a Guarantor under this Indenture upon execution and delivery by such Guarantor, the Trustee and the Notes Collateral Agent of a supplemental indenture to this Indenture, the form of which is attached as Exhibit C.

Section 13.05. Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Section 4.07 or Trust Indenture Act Section 314(a)(4)) shall comply with the provisions of Trust Indenture Act Section 314(e) and shall include:

(a) a statement that the Person making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with (and, in the case of an Opinion of Counsel, may be limited to reliance on an Officer’s Certificate as to matters of fact); and

(d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 13.06. Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 13.07. No Personal Liability of Directors, Officers, Employees, Members, Partners and Shareholders.

No past, present or future director, officer, employee, incorporator, member, partner or shareholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor (other than the Company in respect of the Notes and each Guarantor in respect of its Note Guarantee) under the Notes, the Note Guarantees or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.

Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 13.08. Governing Law.

THIS INDENTURE, THE NOTES AND ANY NOTE GUARANTEE WILL BE GOVERNED BY, AND WILL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 13.09. Consent to Jurisdiction and Service of Process; Waiver of Jury Trial.

EACH PARTY HEREBY IRREVOCABLY SUBMITS, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, TO THE NON-EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE NOTE GUARANTEES, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION

OF THE AFORESAID COURTS. EACH OF THE COMPANY, THE GUARANTORS, THE TRUSTEE, THE NOTES COLLATERAL AGENT AND HOLDERS, BY THEIR ACCEPTANCE OF NOTES, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE NOTE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 13.10. Force Majeure.

In no event shall either the Trustee or the Notes Collateral Agent be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, earthquakes, fires, floods, epidemics or pandemics, accidents, labor disputes, nuclear or natural catastrophes or acts of God, acts of civil or military authority or governmental actions, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) or communications services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 13.11. No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.12. Successors.

All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee and the Notes Collateral Agent in this Indenture shall bind its successors. All agreements of each Guarantor in this Indenture shall bind its successors, except as otherwise provided in Section 10.06.

Section 13.13. Severability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 13.14. Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Indenture or any document to be signed in connection with this Indenture shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

Section 13.15. Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 13.16. PDF Delivery of Signature Pages.

The exchange of copies of this Indenture and of signature pages by portable document format (“PDF”) transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 13.17. U.S.A. PATRIOT Act.

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. PATRIOT Act, the Trustee is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. PATRIOT Act.

Section 13.18. Payments Due on Non-Business Days.

In any case where any Interest Payment Date, redemption date or repurchase date or the Stated Maturity of the Notes shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of principal, premium, if any, or interest on the Notes need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, redemption date or repurchase date, or at the Stated Maturity of the Notes, provided that no interest will accrue for the period from and after such Interest Payment Date, redemption date, repurchase date or Stated Maturity, as the case may be.

Section 13.19. [Reserved].

Section 13.20. Parallel Debt; Parallel Debt Owed to the Notes Collateral Agent.

This Section 13.20 is included in this Indenture solely for the purpose of ensuring the validity and effect of certain security rights governed by the laws of the Netherlands and Germany granted or to be granted pursuant to the applicable Collateral Documents and, for the avoidance of doubt, shall not limit the rights and remedies provided to the Trustee or the Notes Collateral Agent by the other provisions hereof and the provisions of the other Note Documents.

(a) Each of the Note Parties hereby irrevocably and unconditionally undertakes to pay to the Notes Collateral Agent as creditor in its own right and not as a representative of the other Secured Parties amounts equal to any amounts owing from time to time by that Note Party to any Secured Party under any Note Document as and when those amounts are due for payment under the relevant Note Document (each such payment undertaking of a Note Party in relation to any individual Secured Party, a “Parallel Debt Undertaking”, and all Parallel Debt Undertakings of each Note Party taken together, its “Parallel Debt”).

(b) Each of the Note Parties and the Notes Collateral Agent acknowledge that the obligations of each Note Party under any Parallel Debt Undertaking are several and are separate and independent from, and shall not in any way limit or affect, the obligations of that Note Party to that relevant Secured Party under any Note Document that corresponds to the relevant Parallel Debt Undertaking (its “Corresponding Debt”) nor shall the amounts for which each Note Party is liable under any Parallel Debt Undertaking be limited or affected in any way by its Corresponding Debt provided that:

(1) the Notes Collateral Agent shall not demand payment with regard to the Parallel Debt Undertaking of a Note Party to the extent that the relevant Holder’s Corresponding Debt has been irrevocably paid or (in the case of guarantee obligations) discharged;

(2) a Secured Party shall not demand payment with regard to the Corresponding Debt of a Note Party to the extent that such Note Party’s Parallel Debt Undertaking has been irrevocably paid or (in the case of guarantee obligations) discharged.

(3) each Parallel Debt Undertaking shall cover, in an anticipatory manner as to its scope, any future changes in the relevant Corresponding Debt, in particular any such changes resulting from any future increase of any loan or note facility, any future extension of the agreed maturity thereof or any future change of the interest rate charged thereunder;

(4) the Parallel Debt shall be decreased to the extent that the Corresponding Debt has been irrevocably paid or discharged (other than, in each case, contingent obligations) and the Corresponding Debt shall be decreased to the extent that the Parallel Debt has been irrevocably paid or discharged;

(5) each Parallel Debt Undertaking shall be due and payable at any time from the date of this Indenture in an amount which equals the amount and currency or currencies of the relevant Corresponding Debt that is due and payable at the same time as the relevant Corresponding Debt; and

(6) each Parallel Debt Undertaking shall remain effective notwithstanding any transfer or assumption of its Corresponding Debt in whole or in part to or by any third party, irrespective of whether any such transfer or assumption is effected by way of assignment or assignment and transfer by way of assumption of contract or otherwise.

(c) The Notes Collateral Agent acts in its own name and not as a trustee, and its claims in respect of the Parallel Debt shall not be held on trust. The Collateral under the Collateral Documents granted under the Note Documents to the Notes Collateral Agent to secure the Parallel Debt Undertakings is granted to the Notes Collateral Agent in its capacity as creditor of each Parallel Debt Undertaking and shall not be held on trust.

(d) All monies received or recovered by the Notes Collateral Agent pursuant to this Section 13.20, and all amounts received or recovered by the Notes Collateral Agent from or by the enforcement of any collateral under the Collateral Documents granted to secure any Parallel Debt Undertaking, shall be applied in accordance with this Indenture.

(e) Without limiting or affecting the Notes Collateral Agent’s rights against the Note Parties (whether under this Section 13.20 or under any other provision of the Note Documents), each Holder acknowledges that:

(1) nothing in this Section 13.20 shall impose any obligation on the Notes Collateral Agent to advance any sum to any Holder or otherwise under any Note Document, except in its capacity as lender;

(2) for the purpose of any vote taken under any Note Document, the Notes Collateral Agent shall not be regarded as having any participation or commitment other than those which it has in its capacity as a lender; and

(3) for purposes of any Dutch Security Agreement, any resignation by the Notes Collateral Agent is not effective with respect to its rights under the Parallel Debt until all rights and obligations under the Parallel Debt have been assigned to and assumed by the successor agent appointed in accordance with this Indenture.

(f) The Notes Collateral Agent will reasonably cooperate in transferring its rights and obligations under the Parallel Debt to a successor agent in accordance with this Indenture and will reasonably cooperate in transferring all rights and obligations under any Collateral Document to such successor agent. All parties to this Indenture hereby, in advance, irrevocably grant their cooperation (medewerking) to such transfers of rights and obligations by the Notes Collateral Agent to a successor agent in accordance with this Indenture.

Section 13.21. Judgment Currency.

(a) If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in one currency into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, under applicable law that the rate of exchange used shall be that at which in accordance with normal banking procedures the Trustee could purchase the first currency with such other currency in the city in which it normally conducts its foreign exchange operation for the first currency on the Business Day preceding the day on which final judgment is given.

(b) The obligation of the Note Parties in respect of any sum due from them to the Trustee or any Holder hereunder shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Indenture (the “Indenture Currency”), be discharged only to the extent that on the Business Day following receipt by the Trustee of any sum adjudged to be so due in the Indenture Currency the Trustee may in accordance with normal banking procedures purchase the Indenture Currency with the Judgment Currency; if the amount of Indenture Currency so purchased is less than the sum originally due to the Trustee in the applicable agreement currency, the Note Parties agree notwithstanding any such judgment to indemnify the Trustee against such loss, and if the amount of the Indenture Currency so purchased exceeds the sum originally due to the Trustee, the Trustee agrees to remit to the Note Parties such excess.

[Signatures on following page]

FOSSIL GROUP, INC.

By:
Name:
Title:

[GUARANTORS]

By:
Name:
Title:

Appendix A-1

WILIMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee and Notes Collateral Agent

By:
Name:
Title:

Appendix A-2

APPENDIX A

PROVISIONS RELATING TO NOTES

Section 1.1 Definitions.

(a) Capitalized Terms.

Capitalized terms used but not defined in this Appendix A have the meanings given to them in this Indenture. The following capitalized terms have the following meanings:

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Note or beneficial interest therein, the rules and procedures of the Depositary for such Global Note, Euroclear or Clearstream, in each case to the extent applicable to such transaction and as in effect from time to time.

“Clearstream” means Clearstream Banking, Société Anonyme, or any successor securities clearing agency.

“Distribution Compliance Period,” means, with respect to any Note, the period of 40 consecutive days beginning on and including the later of (a) the day on which such Note is first offered to persons other than distributors (as defined in Regulation S) in reliance on Regulation S, notice of which day shall be promptly given by the Company to the Trustee, and (b) the date of issuance with respect to such Note or any predecessor of such Note.

“IAI” means an institution that is an “accredited investor” as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act and is not a QIB.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Restricted Period,” with respect to any Notes, means the period of 40 consecutive days beginning on and including the later of (a) the day on which such Notes are first offered to persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S, notice of which day shall be promptly given by the Company to the Trustee, and (b) the Issue Date, and with respect to any Additional Notes that are Transfer Restricted Notes, it means the comparable period of 40 consecutive days.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“United States” means the United States of America.

“Unrestricted Global Note” means any Note in global form that does not bear or is not required to bear the Restricted Notes Legend.

“U.S. person” means a “U.S. person” as defined in Regulation S.

(b) Other Definitions.

Term	Defined in Section
“Agent Members”	2.1(b)
“Definitive Notes Legend”	2.2(e)
“ERISA Legend”	2.2(e)
“Global Note”	2.1(a)
“Global Notes Legend”	2.2(e)
“IAI Global Note”	2.1(a)
“Regulation S Global Note”	2.1(a)
“Regulation S Notes”	2.1(a)
“Restricted Notes Legend”	2.3(d)
“Rule 144A Global Note”	2.1(a)
“Rule 144A Notes”	2.1(a)

Appendix A-3

APPENDIX B

Section 2.1 Form and Dating

(a) Global Notes.

Certain of the Notes will be issued pursuant to a private placement exempted from registration under the Securities Act pursuant to Section 4(a)(2) thereof. The initial purchasers of such Notes may choose to initially hold them in the form of Notes that may be (i) transferred to and held by “qualified institutional buyers” (as defined in Rule 144) (the “Rule 144A Notes”) or (ii) transferred to and held by a Person that is not a U.S. person in offshore transactions pursuant to Regulation S (the “Regulation S Notes”).

Rule 144A Notes shall be issued initially in the form of one or more global Notes in definitive, fully registered form without interest coupons and bearing the Global Notes Legend and the Restricted Notes Legend (collectively, the “Rule 144A Global Note”).

Regulation S Notes shall be issued initially in the form of one or more global Notes in fully registered form without interest coupons bearing the Global Notes Legend and the Restricted Notes Legend (collectively, the “Regulation S Temporary Global Note” and, together with the Regulation S Permanent Global Note (defined below), the “Regulation S Global Note”), which shall be registered in the name of the Depository or the nominee of the Depository for the accounts of designated agents holding on behalf of Euroclear or Clearstream. Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for beneficial interests in a permanent Global Note (the “Regulation S Permanent Global Note”) pursuant to the applicable procedures of the Depository. Simultaneously with the authentication of the Regulation S Permanent Global Note, the Trustee shall cancel the Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Note that are held by participants through Euroclear or Clearstream.

Unrestricted Global Notes shall be issued in the form of one or more global Notes in definitive, fully registered form without interest coupons and bearing the Global Notes Legend (collectively, the “Unrestricted Global Note”).

One or more global Notes in definitive fully registered form without interest coupons and bearing the Global Notes Legend and the Restricted Notes Legend (collectively, the “IAI Global Note”)

Each of the Rule 144A Global Note, the IAI Global Note, the Regulation S Global Note and any Unrestricted Global Note are each referred to herein as a “Global Note” and are collectively referred to herein as “Global Notes.”

Global Notes issued on the Issue Date shall be deposited with the Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in the Indenture, including, in the case of the IAI Global Note to accommodate transfers of beneficial interests in the Notes to IAIs subsequent to the initial distribution.

Each Global Note shall represent such of the outstanding Notes as shall be specified in the “Schedule of Exchanges of Interests and Transfers of Principal in the Global Note” attached thereto and each shall provide that it shall represent the aggregate principal amount of Notes from time to time endorsed thereon and that the

Appendix A-4

aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as applicable, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.07 of this Indenture and Section 2.2(c) of this Appendix A.

(b) Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Note deposited with or on behalf of the Depositary.

The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b) and 3 of this Indenture and pursuant to an order of the Company signed by one Officer of the Company, authenticate and deliver initially one or more Global Notes that (i) shall be registered in the name of the Depositary for such Global Note or Global Notes or the nominee of such Depositary and (ii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions or held by the Trustee as Custodian.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under the Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as Custodian or under such Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

(c) Definitive Notes. Except as provided in Section 2.2 or Section 2.3 of this Appendix A, owners of beneficial interests in Global Notes shall not be entitled to receive physical delivery of Definitive Notes.

Section 2.2 Transfer and Exchange.

(a) Transfer and Exchange of Definitive Notes for Definitive Notes. When Definitive Notes are presented to the Registrar with a request:

(i) to register the transfer of such Definitive Notes; or

(ii) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:

(1) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

(2) in the case of Transfer Restricted Notes, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to Section 2.2(b) of this Appendix A or otherwise in accordance with the Restricted Notes Legend, and are accompanied by a certification from the transferor in the form provided on the reverse side of the Form of Note in Exhibit A for exchange or registration of transfers and, as applicable, delivery of such legal opinions, certifications and other information as may be requested pursuant thereto.

(b) Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, together with:

(i) a certification from the transferor in the form provided on the reverse side of the Form of Note in Exhibit A for exchange or registration of transfers and, as applicable, delivery of such legal opinions, certifications and other information as may be requested pursuant thereto; and

Appendix A-5

(ii) written instructions directing the Trustee to make, or to direct the Custodian to make, an adjustment on its books and records with respect to such Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, such instructions to contain information regarding the Depositary account to be credited with such increase, the Trustee shall cancel such Definitive Note and cause, or direct the Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Custodian, the aggregate principal amount of Notes represented by the Global Note to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Note equal to the principal amount of the Definitive Note so canceled. If the applicable Global Note is not then outstanding, the Company shall issue and, upon receipt of a written order of the Company signed by an Officer of the Company, the Trustee shall authenticate, upon an Authentication Order, a new applicable Global Note in the appropriate principal amount.

(c) Transfer and Exchange of Global Notes.

(i) The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with the Indenture (including applicable restrictions on transfer set forth in Section 2.2(d) of this Appendix A, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Note shall deliver to the Registrar a written order given in accordance with the Depositary’s procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in such Global Note, or another Global Note and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Note and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Note being transferred.

(ii) If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred.

(iii) Notwithstanding any other provisions of this Appendix A (other than the provisions set forth in Section 2.3 of this Appendix A), a Global Note may not be transferred except as a whole and not in part if the transfer is by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(d) Restrictions on Transfer of Global Notes; Voluntary Exchange of Interests in Transfer Restricted Global Notes for Interests in Unrestricted Global Notes.

(i) Transfers by an owner of a beneficial interest in a Rule 144A Global Note or an IAI Global Note to a transferee who takes delivery of such interest through another Transfer Restricted Global Note shall be made in accordance with the Applicable Procedures and the Restricted Notes Legend and only upon receipt by the Trustee of a certification from the transferor in the form provided on the reverse side of the Form of Note in Exhibit A for exchange or registration of transfers and, as applicable, delivery of such legal opinions, certifications and other information as may be requested pursuant thereto. In addition, in the case of a transfer of a beneficial interest in either a Regulation S Global Note or a Rule 144A Global Note for an interest in an IAI Global Note, the transferee must furnish a signed letter substantially in the form of Exhibit B to the Trustee.

(ii) During the Distribution Compliance Period, beneficial ownership interests in the Regulation S Global Note may only be sold, pledged or transferred through Euroclear or Clearstream in accordance with

Appendix A-6

the Applicable Procedures, the Restricted Notes Legend on such Regulation S Global Note and any applicable securities laws of any state of the U.S. Prior to the expiration of the Distribution Compliance Period, transfers by an owner of a beneficial interest in the Regulation S Global Note to a transferee who takes delivery of such interest through a Rule 144A Global Note or an IAI Global Note shall be made only in accordance with the Applicable Procedures and the Restricted Notes Legend and upon receipt by the Trustee of a written certification from the transferor of the beneficial interest in the form provided on the reverse side of the Form of Note in Exhibit A for exchange or registration of transfers. Such written certification shall no longer be required after the expiration of the Distribution Compliance Period. Upon the expiration of the Distribution Compliance Period, beneficial ownership interests in the Regulation S Global Note shall be transferable in accordance with applicable law and the other terms of the Indenture.

(iii) Upon the expiration of the Distribution Compliance Period, beneficial interests in the Regulation S Global Note may be exchanged for beneficial interests in an Unrestricted Global Note upon certification in the form provided on the reverse side of the Form of Note in Exhibit A for an exchange from a Regulation S Global Note to an Unrestricted Global Note.

(iv) Beneficial interests in a Transfer Restricted Note that is a Rule 144A Global Note or an IAI Global Note may be exchanged for beneficial interests in an Unrestricted Global Note if the Holder certifies in writing to the Registrar that its request for such exchange is in respect of a transfer made in reliance on Rule 144 (such certification to be in the form set forth on the reverse side of the Form of Note in Exhibit A) and/or upon delivery of such legal opinions, certifications and other information as the Company or the Trustee may reasonably request.

(v) If no Unrestricted Global Note is outstanding at the time of a transfer contemplated by the preceding clauses (iii) and (iv), the Company shall issue and the Trustee shall authenticate, upon an Authentication Order, a new Unrestricted Global Note in the appropriate principal amount.

(vi) In the case of a Global Note, so long as such Notes are registered in the name of the Depositary or the Trustee, (a) the holders of beneficial interests in the Notes evidenced thereby shall have no rights under the Notes with respect to such Notes held on their behalf by the Depositary or the Trustee, as the case may be, and (b) the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Notes for all purposes whatsoever, except, in each case, to the extent set forth herein. Accordingly, any such owner’s beneficial interest in the Global Notes will be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Depositary or the Agent Members, and neither the Company nor the Trustee shall have any responsibility with respect to such records maintained by the Depositary or the Agent Members. Notwithstanding the foregoing, nothing herein shall (i) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (ii) impair, as between the Depositary and the Agent Members, the operation of customary practices governing the exercise of the rights of a holder of a beneficial interest in any Global Note. Except as otherwise may be provided in this Indenture, the rights of beneficial owners in a Global Note shall be exercised through the Depositary subject to the Applicable Procedures of the Depositary. Any holder of any Global Note shall, by acceptance of such Global Note, agree that (x) ownership of a beneficial interest in the Notes represented thereby shall be required to be reflected in book-entry form and (y) the transfer and exchange of Global Notes or beneficial interests therein shall be effected through the book-entry system maintained by the Depositary, in accordance with this Indenture and the Notes and the procedures of the Depositary therefor.

(e) Legends.

(i) Except as permitted by Section 2.2(d), this Section 2.2(e) and Section 2.2(i) of this Appendix A, each Note certificate evidencing the Global Notes (other than the Unrestricted Global Note) and the Definitive Notes (and all Notes issued in exchange therefor or in substitution thereof but other than any Unrestricted Definitive Note) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only) (“Restricted Notes Legend”):

Appendix A-7

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY ONLY (A) TO FOSSIL GROUP, INC. (THE “COMPANY”) OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM.

Each Definitive Note shall bear the following additional legend (“Definitive Notes Legend”):

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR AND TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

Each Global Note shall bear the following additional legend (“Global Notes Legend”):

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

Appendix A-8

Each Note, if applicable, shall bear the following additional legend (“ERISA Legend”):

BY ITS ACQUISITION OF THIS SECURITY, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY OR ANY INTEREST HEREIN CONSTITUTES THE ASSETS OF ANY (A) “EMPLOYEE BENEFIT PLAN” WITHIN THE MEANING OF SECTION 3(3) OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) WHICH IS SUBJECT TO TITLE I OF ERISA, (B) PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT DESCRIBED IN SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), WHICH IS SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF SECTION 4975 OF THE CODE OR ANY OTHER U.S. OR NON-U.S. FEDERAL, STATE, LOCAL OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF TITLE I OF ERISA OR SECTION 4975 OF THE CODE (COLLECTIVELY, “SIMILAR LAWS”), OR (C) ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE THE ASSETS OF ANY OF THE FOREGOING DESCRIBED IN CLAUSES (A) AND (B), PURSUANT TO ERISA, ANY SIMILAR LAWS OR OTHERWISE, OR (2) THE ACQUISITION AND HOLDING OF THIS SECURITY OR ANY INTEREST HEREIN WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER TITLE I OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.

(ii) Upon any sale or transfer of a Transfer Restricted Note that is a Definitive Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Note for a Definitive Note that does not bear the Restricted Notes Legend and the Definitive Notes Legend and rescind any restriction on the transfer of such Transfer Restricted Note if the Holder certifies in writing to the Registrar that its request for such exchange is in respect of a transfer made in reliance on Rule 144 (such certification to be in the form set forth on the reverse side of the Form of Note in Exhibit A) and provides such legal opinions, certifications and other information as the Company or the Trustee may reasonably request.

(iii) After a transfer of any Initial Notes or Additional Notes during the period of the effectiveness of a shelf registration statement with respect to such Initial Notes or Additional Notes, as the case may be, all requirements pertaining to the Restricted Notes Legend on such Initial Notes or Additional Notes shall cease to apply and the requirements that any such Initial Notes or Additional Notes be issued in global form shall continue to apply.

(iv) Any Additional Notes sold in a registered offering shall not be required to bear the Restricted Notes Legend.

(f) Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, such Global Note shall be returned by the Depositary to the Trustee for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Registrar (if it is then the Custodian for such Global Note) with respect to such Global Note, by the Registrar or the Custodian, to reflect such reduction.

(g) Obligations with Respect to Transfers and Exchanges of Notes.

(i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 or at the Registrar’s request

(ii) No service charge shall be imposed in connection with any registration of transfer or exchange (other than pursuant to Section 2.08 of this Indenture), but the Company may require payment of a sum

Appendix A-9

sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.11, 3.06, 3.10, 4.15, 4.16 and 9.05 of this Indenture).

(iii) Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Paying Agent or the Registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal, premium, if any, and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

(iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(v) In order to effect any transfer or exchange of an interest in any Transfer Restricted Note for an interest in a Note that does not bear the Restricted Notes Legend and has not been registered under the Securities Act, if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel, in form reasonably acceptable to the Registrar to the effect that no registration under the Securities Act is required in respect of such exchange or transfer or the resale of such interest by the beneficial holder thereof, shall be required to be delivered to the Registrar and the Trustee.

(h) No Obligation of the Trustee.

(i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depositary or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to the registered Holders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

(ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.3 Definitive Notes.

(a) A Global Note deposited with the Depositary or with the Trustee as Custodian pursuant to Section 2.1 may be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.2 of this Appendix A and the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Note or if at any time the Depositary ceases to be a “clearing agency” registered under the Exchange Act and, in each case, a successor depositary is not appointed by the Company within 90 days of such notice or after the Company becomes aware of such cessation. In addition, any Affiliate of the Company or any Guarantor that is a beneficial owner of all or part of a Global Note

Appendix A-10

may have such Affiliate’s beneficial interest transferred to such Affiliate in the form of a Definitive Note by providing a written request to the Company and the Trustee and such Opinions of Counsel, certificates or other information as may be required by this Indenture or the Company or Trustee.

(b) Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.3 shall be surrendered by the Depositary to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations. Any portion of a Global Note transferred pursuant to this Section 2.3 shall be executed, authenticated and delivered only in denominations of $1.00 and integral multiples of $1.00 in excess thereof and registered in such names as the Depositary shall direct. Any Definitive Note delivered in exchange for an interest in a Global Note that is a Transfer Restricted Note shall, except as otherwise provided by Section 2.2(e) of this Appendix A, bear the Restricted Notes Legend.

(c) The registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

(d) In the event of the occurrence of any of the events specified in Section 2.3(a) of this Appendix A, the Company shall promptly make available to the Trustee a reasonable supply of Definitive Notes in fully registered form without interest coupons.

Appendix A-11

APPENDIX B

POST-CLOSING MATTERS

[To come]

Appendix B-1

EXHIBIT A

[FORM OF FACE OF NOTE]

[Insert the Restricted Notes Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Global Notes Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Definitive Notes Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the ERISA Legend, if applicable, pursuant to the provisions of the Indenture.]

Appendix B-1

[CUSIP [    ]

ISIN [    ]1]2

[RULE 144A][REGULATION S][IAI][GLOBAL]

9.500% First-Out First Lien Secured Senior Notes due 2029

No. [RA- ] [RS- ] [RIAI- ] [U- ] [Up to]3 [$ ]

FOSSIL GROUP, INC.

promises to pay to [●]4 [    ] or registered assigns the principal sum [set forth on the Schedule of Exchanges of Interests and Transfers of Principal in the Global Note attached hereto]5 [of $     (     Dollars),]6 together with the Applicable Premium, on January 1, 2029.

Interest Payment Dates: March 15, June 15, September 15, and December 15

Record Dates: March 1, June 1, September 1, and December 1

1	Rule 144A Note CUSIP:	[●]
	Rule 144A Note ISIN:	[●]
	Regulation S Note CUSIP:	[●]
	Regulation S Note ISIN:	[●]
	IAI Note CUSIP:	[●]
	IAI Note ISIN:	[●]
	Unrestricted Note CUSIP:	[●]
	Unrestricted Note ISIN:	[●]

2	Include in Global Notes

3	Include in Global Notes.

4	Include in Global Notes

5	Include in Global Notes

6	Include in Definitive Notes

Appendix B-2

IN WITNESS HEREOF, the Company has caused this instrument to be duly executed.

FOSSIL GROUP, INC.

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:
Title: Authorized Signatory

Dated:

Appendix B-3

[Reverse Side of Note]

9.500% First-Out First Lien Secured Senior Notes due 2029

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. INTEREST. Fossil Group, Inc., a Delaware corporation (the “Company”), promises to pay interest (subject to paragraph 2 of this Section 1) on the principal amount of this Note at 9.500% per annum until but excluding maturity. The Company shall pay interest quarterly in arrears on March 15, June 15, September 15, and December 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day, beginning on March 15, 2026 (each, an “Interest Payment Date”). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the Issue Date; provided that the first Interest Payment Date shall be March 15, 2026. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Laws) on overdue principal and premium, if any, from time to time on demand at the interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Laws) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the interest rate on the Notes to the extent lawful. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

Upon the occurrence of a Borrowing Base Overage, the rate of interest shall be immediately increased by an additional fixed rate of 2.00% per annum (with such increase being solely in the form of PIK Interest) with respect to all remaining days in the Interest Period during which such Borrowing Base Overage occurred and is outstanding and for all following Interest Periods during which a Borrowing Base Overage has occurred and is outstanding.

2. METHOD OF PAYMENT. The Company shall pay interest on the Notes to the Persons who are registered holders of Notes at the close of business on March 1, June 1, September 1, and December 1 (whether or not a Business Day), as the case may be, immediately preceding the related Interest Payment Date, even if such Notes are canceled after such Record Date and on or before such Interest Payment Date, except as provided in Section 2.13 of the Indenture with respect to defaulted interest. Principal, premium, if any, and cash interest (in accordance with the terms hereof) on the Notes shall be payable at the office or agency of the Company maintained for such purpose or, at the option of the Company, payment of cash interest and premium, if any, may be made by check mailed to the Holders at their respective addresses set forth in the Note Register; provided that, in the case of all cash payments, payment by wire transfer of immediately available funds shall be required with respect to principal, premium, if any, and cash interest on all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent at least five Business Days prior to the applicable payment date. Such cash payments shall be in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts. In the event the Company is required to pay PIK Interest for any applicable Interest Period upon the occurrence of a Borrowing Base Overage in accordance with the terms of the Indenture, the Company will pay interest due for such Interest Period for all outstanding Notes by increasing the outstanding aggregate principal amount of the Notes or issuing additional notes (the “PIK Notes”) under the Indenture having the same terms as the Notes (in each case, a “PIK Payment”). Any increase to the outstanding aggregate principal amount of the Notes will be recorded on each Note by the Registrar on the applicable Interest Payment Date. Unless the context requires otherwise, references to “Notes” herein includes any PIK Notes that are actually issued, and references to “principal amount” or “aggregate principal amount” of the Notes include any increase in the principal amount or aggregate principal amount of the Notes as a result of a PIK Payment. For the avoidance of doubt, any PIK Notes will be part of the same issue as the Notes, including for purposes of determining whether the required percentage of Holders have given approval or consent to an amendment, supplement or waiver or joined in directing the Trustee or the Notes Collateral Agent. On any Interest Payment Date on which the Company pays PIK Interest with respect to a

Appendix B-4

Definitive Note or otherwise issues definitive PIK Notes, the principal amount of any definitive PIK Notes issued to any Holder, for the relevant Interest Period on the principal amount of such Note as of the relevant Record Date for such Interest Payment Date, shall be rounded up to the nearest whole dollar.

3. PAYING AGENT AND REGISTRAR. Initially, Wilmington Trust, National Association, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to the Holders. The Company or any of its Subsidiaries may act in any such capacity.

4. INDENTURE. The Company issued the Notes under a Senior Secured Notes Indenture, dated as of [___] (as amended or supplemented from time to time, the “Indenture”), among Fossil Group, Inc., the Guarantors named therein, the Trustee and the Notes Collateral Agent. This Note is one of a duly authorized issue of notes of the Company designated as its 9.500% First-Out First Lien Secured Senior Notes due 2029. The Company shall be entitled to issue Additional Notes pursuant to Section 2.01 and 4.09 of the Indenture. The Notes and any Additional Notes issued under the Indenture shall be treated as a single class of securities under the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms. Any term used in this Note that is defined in the Indenture shall have the meaning assigned to it in the Indenture. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

5. REDEMPTION AND REPURCHASE. The Notes are subject to optional redemption, and may be the subject of an Offer to Purchase, as further described in the Indenture. The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

6. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1.00 and integral multiples of $1.00 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and Holders shall be required to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption or tendered for repurchase in connection with a Change of Control Offer or Asset Disposition Offer, except for the unredeemed portion of any Note being redeemed or repurchased in part.

7. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

8. AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture, the Note Guarantees or the Notes may be amended or supplemented as provided in the Indenture.

9. DEFAULTS AND REMEDIES. The Events of Default relating to the Notes are defined in Section 6.01 of the Indenture. Upon the occurrence of an Event of Default, the rights and obligations of the Company, the Guarantors, the Trustee, the Notes Collateral Agent and the Holders shall be as set forth in the applicable provisions of the Indenture.

10. AUTHENTICATION. This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual, electronic or facsimile signature of the Trustee.

11. GOVERNING LAW. THIS NOTE WILL BE GOVERNED BY, AND WILL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

12. CONSENT TO JURISDICTION AND SERVICE OF PROCESS; WAIVER OF JURY TRIAL. EACH OF THE COMPANY AND THE GUARANTORS HEREBY IRREVOCABLY SUBMITS, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, TO THE NON- EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING

Appendix B-5

TO THIS INDENTURE, THE NOTES OR THE NOTE GUARANTEES, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH OF THE COMPANY, THE GUARANTORS, THE TRUSTEE AND THE NOTES COLLATERAL AGENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE NOTE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

13. CUSIP AND ISIN NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP and ISIN numbers to be printed on the Notes, and the Trustee may use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

14. SECURITY. The Notes and the Note Guarantees will be secured by the Collateral on the terms and subject to the conditions set forth in the Indenture and the Collateral Documents. The Trustee and the Notes Collateral Agent, as the case may be, hold the Collateral in trust for the benefit of the Trustee and the Holders, in each case pursuant to the Collateral Documents and the Intercreditor Agreements. Each Holder, by accepting this Note, consents and agrees to the terms of the Collateral Documents and the Intercreditor Agreements as the same may be in effect or may be amended from time to time in accordance with their terms and the Indenture and authorizes and directs the Notes Collateral Agent to enter into the Collateral Documents and the Intercreditor Agreements, and to perform its obligations thereunder in accordance therewith.

15. INTERCREDITOR AGREEMENTS. Anything herein to the contrary notwithstanding, the liens and security interests securing the Obligations evidenced by this Note, the exercise of any right or remedy with respect thereto, and certain of the rights of the Holder hereof are subject to the provisions of the Intercreditor Agreements. In the event of any conflict between the terms of any Intercreditor Agreement and this Note, the terms of the applicable Intercreditor Agreement shall govern and control.

The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to the Company at the following address:

Fossil Group, Inc.

901 S. Central Expressway

Richardson, Texas 75080

Attention: Randy Hyne, Chief Legal Officer

Appendix B-6

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint        to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Appendix B-7

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR

REGISTRATION OF TRANSFERS OF TRANSFER RESTRICTED NOTES

This certificate relates to $     principal amount of Notes held in (check applicable space)

☐	book-entry or ☐ definitive form by the undersigned.

The undersigned (check one box below):

☐

has requested the Trustee by written order to deliver in exchange for its beneficial interest in a Global Note held by the Depositary a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above) in accordance with the Indenture; or

☐	has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

In connection with any transfer of any of the Notes evidenced by this certificate, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	☐	to the Company or subsidiary thereof; or

(2)	☐	to the Registrar for registration in the name of the Holder, without transfer; or

(3)	☐	pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”); or

(4)	☐	to a Person that the undersigned reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (“Rule 144A”)) that purchases for its own account or for the account of a qualified institutional buyer and to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A; or

(5)	☐	pursuant to offers and sales to non-U.S. persons that occur outside the United States within the meaning of Regulation S under the Securities Act (and if the transfer is being made prior to the expiration of the Distribution Compliance Period, the Notes shall be held immediately thereafter through Euroclear or Clearstream); or

(6)	☐	to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements; or

(7)	☐	pursuant to Rule 144 under the Securities Act; or

(8)	☐	pursuant to another available exemption from registration under the Securities Act.

Appendix B-1

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (5), (6), (7) or (8) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company or the Trustee has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature of Signature Guarantee*

TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:

NOTICE: To be executed by an executive officer

Name:

Title:

Signature Guarantee*

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Appendix B-2

TO BE COMPLETED IF THE HOLDER REQUIRES AN EXCHANGE FROM A

REGULATION S GLOBAL NOTE TO AN UNRESTRICTED GLOBAL NOTE,

PURSUANT TO SECTION 2.2(D)(III) OF APPENDIX A TO THE INDENTURE

The undersigned represents and warrants that either:

☐	the undersigned is not a dealer (as defined in the Securities Act) and is a non-U.S. person (within the meaning of Regulation S under the Securities Act); or

☐

the undersigned is not a dealer (as defined in the Securities Act) and is a U.S. person (within the meaning of Regulation S under the Securities Act) who purchased interests in the Notes pursuant to an exemption from, or in a transaction not subject to, the registration requirements under the Securities Act; or

☐

the undersigned is a dealer (as defined in the Securities Act) and the interest of the undersigned in this Note does not constitute the whole or a part of an unsold allotment to or subscription by such dealer for the Notes.

Date:

Your Signature:

Appendix B-3

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, check the appropriate box below:

☐ Section 4.15 ☐ Section 4.16

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, state the amount you elect to have purchased:

$     (integral multiples of $1.00,

provided that the unpurchased portion must be in a minimum principal amount of $1.00)

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Appendix B-4

SCHEDULE OF EXCHANGES OF INTERESTS AND TRANSFERS

OF PRINCIPAL IN THE GLOBAL NOTE

The initial outstanding principal amount of this Global Note is $    . The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange or Increase	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory or Trustee, Depositary or Custodian

Appendix B-5

EXHIBIT B

FORM OF

TRANSFEREE LETTER OF REPRESENTATION

Fossil Group, Inc.

901 S. Central Expressway

Richardson, Texas 75080

Attention: Randy Hyne, Chief Legal Officer

Ladies and Gentlemen:

This certificate is delivered to request a transfer of $[    ] principal amount of the 9.500% First-Out First Lien Secured Senior Notes due 2029 (the “Notes”) of Fossil Group, Inc. (the “Company”).

Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

Name:

Address:

Taxpayer ID Number:

The undersigned represents and warrants to you that:

1. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)), purchasing for our own account or for the account of such an institutional “accredited investor”, and we are acquiring the Notes, for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we invest in or purchase securities similar to the Notes in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

2. We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes only in accordance with the Restricted Notes Legend (as such term is defined in the indenture under which the Notes were issued) on the Notes and any applicable securities laws of any state of the United States. If any resale or other transfer of the Notes is proposed to be made pursuant to clause (e) of the Restricted Notes Legend, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to the offer, sale or other transfer of the Notes with respect to applicable transfers described in the Restricted Notes Legend to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Company and the Trustee.

Exhibit B-1

TRANSFEREE

By:
Name:
Title:

Appendix B-2

EXHIBIT C

FORM OF SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY SUBSEQUENT GUARANTORS

Supplemental Indenture (this “Supplemental Indenture”), dated as of [    ] [ ], 20[ ], among Fossil Group, Inc., a Delaware corporation (the “Company”), [    ] (the “Guaranteeing Subsidiary”), a subsidiary of the Company, and Wilmington Trust, National Association, as trustee (in such capacity, the “Trustee”) and notes collateral agent (in such capacity, the “Notes Collateral Agent”).

W I T N E S S E T H

WHEREAS, each of the Company and the Guarantors (as defined in the Indenture referred to below) has heretofore executed and delivered to the Trustee and the Notes Collateral Agent an indenture dated as of [  ] (as may be further amended from time to time, the “Indenture”), providing for the issuance of 9.500% First-Out First Lien Secured Senior Notes due 2029 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee and the Notes Collateral Agent a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally Guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee and the Notes Collateral Agent are authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. Guarantor. The Guaranteeing Subsidiary hereby agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including Article 12 thereof.

3. Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY, AND WILL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

4. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

5. Headings. The headings of the Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

6. The Trustee and Notes Collateral Agent. Neither the Trustee nor the Notes Collateral Agent makes any representation or warranty as to the validity or sufficiency of this Supplemental Indenture or with respect to the recitals contained herein, all of which recitals are made solely by the other parties hereto.

7. Guarantee Limitations Language. [To be inserted if applicable based on jurisdiction].

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

FOSSIL GROUP, INC.

By:
Name:
Title:

[NAME OF GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Notes Collateral Agent

By:
Name:
Title:

Exhibit C-2

APPENDIX 10

SECOND-OUT NOTES INDENTURE

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

SENIOR SECURED NOTES INDENTURE

dated as of [●], 2025

among

FOSSIL GROUP, INC.

THE GUARANTORS LISTED ON THE SIGNATURE PAGES HERETO

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Trustee and Notes Collateral Agent

7.500% SECOND-OUT SECOND LIEN SECURED NOTES DUE 2029

CROSS-REFERENCE TABLE*

Trust Indenture Act Section	Indenture Section
310(a)(1)	7.11
(a)(2)	7.11
(a)(3)	N.A
(a)(4)	N.A
(a)(5)	7.11
(b)	7.11
311(a)	7.12
(b)	7.12
312(a)	2.06
(b)	2.06; 13.03
(c)	13.03
313(a)	7.06
(b)	11.07
(b)(2)	7.06; 7.07
(c)	7.06; 13.02
(d)	7.06
314(a)	4.06; 13.02; 13.05
(b)	11.07
(c)(1)	13.04
(c)(2)	13.04
(c)(3)	N.A.
(d)	11.07
(e)	13.05
(f)	N.A.
315(a)	7.01
(b)	7.05; 13.02
(c)	7.01
(d)	7.01
(e)	6.14
316(a)(last sentence)	2.10
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
(c)	1.05; 2.13; 9.04
317(a)(1)	6.08
(a)(2)	6.12
(b)	2.05
318(a)	13.01
(b)	N.A.
(c)	13.01

N.A. means not applicable.

*	This Cross-Reference Table is not part of this Indenture.

-i-

(continued)

-ii-

(continued)

-iii-

(continued)

Appendix A	Provisions Relating to Notes
Appendix B	Post-Closing Matters

Form of

Exhibit A	Note
Exhibit B	Institutional Accredited Investor Transferee Letter of Representation
Exhibit C	Supplemental Indenture to Be Delivered by Subsequent Guarantors

-iv-

INDENTURE, dated as of [●], 2025 among Fossil Group, Inc., a Delaware corporation (the “Company”), the Guarantors listed on the signature pages hereto and Wilmington Trust, National Association, as trustee (in such capacity, the “Trustee”) and notes collateral agent (in such capacity, the “Notes Collateral Agent”).

WI T N E S S E T H

WHEREAS, the Company has duly authorized the creation of and issue of $[●] aggregate principal amount of 7.500% Second-Out Second Lien Secured Notes due 2029 (the “Initial Notes”); and

WHEREAS, the Guarantors have duly authorized the execution and delivery of this Indenture;

NOW, THEREFORE, the Company, the Guarantors, the Trustee and the Notes Collateral Agent agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes.

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01. Definitions.

“2026 Notes” means the Company’s 7.00% Senior Unsecured Notes due 2026 issued pursuant to the 2026 Notes Indenture.

“2026 Notes Indenture” means that certain indenture, dated as of November 8, 2021, among the Company, as issuer, and the 2026 Notes Trustee, as supplemented by the First Supplemental Indenture thereto, dated as of November 8, 2021, and as further amended, amended and restated, or supplemented from time to time, relating to the 2026 Notes.

“2026 Notes Trustee” means The Bank of New York Mellon Trust Company, N.A., until such time, if any, that a successor replaces such party in accordance with the applicable provisions of the 2026 Notes Indenture and thereafter means the successor serving thereunder.

“ABL Agreement” means the collective reference to (a) the ABL Credit Agreement or any other credit agreement governing the ABL Facility, (b) any Additional ABL Agreement and (c) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any Indebtedness or other financial accommodation that has been Incurred to extend, replace, refinance or refund in whole or in part the Indebtedness and other obligations outstanding under the ABL Facility (regardless of whether such replacement, refunding or refinancing is a “working capital” facility, asset-based facility or otherwise), any Additional ABL Agreement or any other agreement or instrument referred to in this clause (c) unless such agreement or instrument expressly provides that it is not intended to be and is not an ABL Agreement hereunder (a “Replacement ABL Agreement”). Any reference to the ABL Agreement hereunder shall be deemed a reference to any ABL Agreement then extant.

“ABL Collateral Agent” means (a) in the case of any ABL Priority Collateral owned or hereinafter acquired by any ABL Loan Party, ACF FINCO I LP (together with its successors and permitted assigns), as collateral agent for the ABL Secured Parties and (b) in the case of any Replacement ABL Agreement or any other ABL Agreement, the Person identified as such in such agreement.

“ABL Credit Agreement” means (a) that certain Credit Agreement, dated as of August 13, 2025, among the Company, certain of its Subsidiaries, the ABL Facility Administrative Agent, the ABL Collateral Agent party thereto, and the lenders parties thereto from time to time, as the same may be amended, restated, amended and restated, modified or refinanced in whole or in part from time to time (including increasing the amount loaned thereunder), and including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, modified or refinanced from time to time, and (if designated by the Company) as replaced (whether or not upon termination, and whether with the original lenders or otherwise), amended, restated, amended and restated, modified or refinanced (in whole or in part) from time to time, including (if designated by the Company) by any agreement or indenture or commercial paper facility with banks or other institutional lenders or investors extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures increasing the amount loaned or issued thereunder expressly permitted by Section 4.09 or adding Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders, (b) any other agreement, agreements, debt facility or other financing arrangement that is otherwise expressly permitted by Section 4.09 and (c) any other documents governing Indebtedness under any Additional ABL Agreement.

“ABL Creditors” means collectively, the “Lenders” and the “Secured Parties,” each as defined in the ABL Agreement or any Persons that are designated under the ABL Agreement as the “ABL Creditors” for purposes of the ABL Intercreditor Agreement.

“ABL Documents” means, collectively, the ABL Credit Agreement, the ABL Intercreditor Agreement and the indenture, credit agreement or other agreement governing other ABL Indebtedness and ABL Security Documents related to the foregoing.

“ABL Facility” means any credit facility established by the ABL Credit Agreement and the other ABL Documents.

“ABL Facility Administrative Agent” means, initially, ACF FINCO I LP in its capacity as the administrative agent under the ABL Credit Agreement, or any successor representative acting in such capacity and any other agent or other representative under the ABL Documents.

“ABL Indebtedness” means the Obligations in respect of the ABL Facility.

“ABL Intercreditor Agreement” means that certain Intercreditor Agreement, to be dated as of the Issue Date, by and among the ABL Collateral Agent, the Notes Collateral Agent, the First-Out Notes Collateral Agent, and each additional agent from time to time party thereto, and acknowledged by the grantors from time to time party thereto, as may be amended, restated, amended and restated, supplemented or replaced, in whole or in part, from time to time.

“ABL Loan Parties” means, collectively, the borrowers and guarantors from time to time party to the ABL Documents.

“ABL Obligations” means (a) all principal of and interest (including, without limitation any post-petition interest) and premium (if any) on all loans made pursuant to the ABL Agreement or any ABL DIP Financing (as defined in the ABL Intercreditor Agreement) by the ABL Creditors, (b) all reimbursement obligations (if any) and interest thereon (including without limitation any post-petition interest) with respect to any letter of credit or similar instruments issued pursuant to the ABL Agreement, (c) all Swap Obligations (as defined in the ABL Intercreditor Agreement), (d) all Banking Services Obligations (as defined in the ABL Intercreditor Agreement) and (e) all guarantee obligations, indemnities, fees, expenses (including, without limitation, all fees and disbursements of counsel to the ABL Representatives (as defined in the ABL Intercreditor Agreement) or any ABL Creditors) and other amounts payable from time to time pursuant to the ABL Documents, in each case whether or not allowed or allowable in an insolvency proceeding. To the extent any payment with respect to any ABL Obligation (whether by or on behalf of any ABL Loan Party, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, any Notes Secured Party (as defined in the ABL Credit Agreement), receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Indenture and the rights and obligations of the ABL Secured Parties and the Notes Secured

Parties (as defined in the ABL Agreement), be deemed to be reinstated and outstanding as if such payment had not occurred.

“ABL Priority Collateral” means all Collateral consisting of the following (including for the avoidance of doubt, any such assets that, but for the application of Section 552 of the Bankruptcy Code, or any comparable provision in any other Bankruptcy Law, would be ABL Priority Collateral):

(1) all Credit Card Receivables, Payment Intangibles, and all Accounts (other than Accounts which constitute identifiable proceeds of Notes Priority Collateral);

(2) cash, Money, cash proceeds, and cash equivalents (other than cash, Money, cash proceeds and cash equivalents which constitute identifiable proceeds of Notes Priority Collateral);

(3) all (x) Deposit Accounts (other than Notes Priority Accounts that solely contain Notes Priority Collateral) and all Money, cash, cash proceeds, checks, other negotiable instruments, funds and other evidences of payments held therein, including (to the extent owing in respect of ABL Priority Collateral) funds on account of intercompany indebtedness between or among the Note Parties or their Affiliates, (y) Securities Accounts (other than Notes Priority Accounts that solely contain Notes Priority Collateral), Security Entitlements, Financial Assets and Securities credited to such a Securities Account (other than Equity Interests of Note Parties and their Subsidiaries) and (z) Commodity Accounts (other than Notes Priority Accounts that solely contain Notes Priority Collateral or identifiable proceeds of the Notes Priority Collateral) and Commodity Contracts credited thereto, and, in each case, all cash, Money, cash proceeds, cash equivalents, checks and other property held therein or credited thereto; provided, however, that to the extent that identifiable proceeds of Notes Priority Collateral are deposited in any such Deposit Accounts or Securities Accounts, after the delivery of a Notes Cash Proceeds Notice, such identifiable proceeds (to the extent not applied to the repayment of ABL Obligations prior to the receipt of such Notes Cash Proceeds Notice), shall be treated as Notes Priority Collateral so long as such proceeds are in fact Notes Priority Collateral;

(4) all Inventory;

(5) all intercompany indebtedness arising from (x) intercompany advances utilizing proceeds of Loans (as defined in the ABL Credit Agreement) and (y) all intercompany indebtedness arising from intercompany transfers of items referred to in the preceding clauses (1)-(4); provided that to the extent any of the foregoing in this clause (5) also relates to Notes Priority Collateral only that portion related to the items referred to in the preceding clauses (x) through (y) shall be included in the ABL Priority Collateral;

(6) all proceeds, receivables, products, substitutions or replacements of the Loans (as defined in the ABL Credit Agreement) and other credit extensions made under the ABL Documents;

(7) at all times prior to the Collateral Designation Date (as defined in the ABL Credit Agreement), the Specified Collateral;

(8) to the extent relating to, evidencing or governing any of the items referred to in the preceding clauses (1) through (7) constituting ABL Priority Collateral, all Documents, General Intangibles (including all rights under contracts), Instruments (including the Intercompany Note Documents and other Promissory Notes), Chattel Paper (including Tangible Chattel Paper and Electronic Chattel Paper) and Commercial Tort Claims; provided that to the extent any of the foregoing in this clause (8) also relates to Notes Priority Collateral, only that portion related to the items referred to in the preceding clauses (1) through (7) shall be included in the ABL Priority Collateral;

(9) to the extent relating to any of the items referred to in the preceding clauses (1) through (8) constituting ABL Priority Collateral, all Supporting Obligations and Letter-of-Credit Rights; provided that to the extent any of the foregoing in this clause (9) also relates to Notes Priority Collateral only that portion related to the items referred to in the preceding clauses (1) through (8) shall be included in the ABL Priority Collateral;

(10) all books and Records relating to the items referred to in the preceding clauses (1) through (9) constituting ABL Priority Collateral (including all books, databases, customer lists, engineer drawings, and

Records, whether tangible or electronic, which contain any information relating to any of the items referred to in the preceding clauses (1) through (9) constituting ABL Priority Collateral); and

(11) all collateral security and guarantees with respect to any of the foregoing and, subject to Section 3.7 of the ABL Intercreditor Agreement, all cash, Money, cash equivalents, insurance proceeds (including all proceeds of credit insurance and provided that with respect to, proceeds of business interruption insurance, only 50% of such proceeds of business interruption insurance shall constitute ABL Priority Collateral), receivables, products, substitutions, replacements, Instruments, Securities and Financial Assets received as proceeds or otherwise with respect to any of the foregoing (such items in this clause (11), the “ABL Priority Proceeds”).

Any capitalized term used in this definition but not otherwise defined herein shall be defined as set forth in the ABL Intercreditor Agreement.

“ABL Secured Parties” means the ABL Collateral Agent, the ABL Facility Administrative Agent, the ABL Creditors and any other holders of the ABL Obligations.

“ABL Security Documents” means all security agreements, pledge agreements, control agreements, collateral assignments, Mortgages, deeds of trust, security deeds, deeds to secure debt, hypothecs, collateral agency agreements, debentures or other instruments, pledges, grants or transfers for security or agreements related thereto executed and delivered by the Company, any or any Guarantor creating or perfecting (or purporting to create or perfect) a Lien upon Collateral (including, without limitation, financing statements under the Uniform Commercial Code) in favor of the ABL Collateral Agent, for the benefit of any of the ABL Secured Parties, in each case, as amended, amended and restated, modified, restated, supplemented or replaced, in whole or in part, from time to time, in accordance with its terms and the applicable ABL Documents subject to the terms of the ABL Intercreditor Agreement, as applicable.

“Acquired Indebtedness” means, with respect to any specified Person, (1) Indebtedness of any Person or any of its Subsidiaries existing at the time such Person becomes a Subsidiary, (2) Indebtedness assumed in connection with the acquisition of assets from such Person, or (3) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person, in each case whether or not Incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Subsidiary or such acquisition. Acquired Indebtedness shall be deemed to have been Incurred, with respect to clause (1) of the preceding sentence, on the date such is merged , consolidated or amalgamated with or into such specified Person or becomes a Subsidiary and, with respect to clauses (2) and (3) of the preceding sentence, on the date of consummation of such acquisition of assets.

“Additional ABL Agreement” means any agreement evidencing or governing the incurrence of additional indebtedness that is permitted to be secured by the Collateral securing any ABL Indebtedness on a pari passu basis with other ABL Indebtedness and treated as an ABL Agreement pursuant to the ABL Agreement.

“Additional Notes” means additional Notes (other than the Initial Notes) issued under this Indenture in accordance with Section 2.01 and Section 4.09, whether or not they bear the same CUSIP number as the Initial Notes.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”) when used with respect to any Person means possession, directly or indirectly, of the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“After-Acquired Property” means property (other than Excluded Property) that is intended to be Collateral acquired by the Company or a Guarantor (including property of a Person that becomes a new Guarantor after the Issue Date) that is not automatically subject to a perfected security interest under the Collateral Documents.

“Agent” means any Registrar or Paying Agent.

“Asset Disposition” means the sale, transfer, license, lease or other disposition (in one transaction or in a series of transactions and whether effected pursuant to a Division or otherwise) of any property by any Person (including any sale and leaseback transaction and any issuance of Capital Stock by a Subsidiary of such Person), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith

Notwithstanding the preceding, the following items shall not be deemed to be Asset Dispositions:

(1) dispositions of assets, including by means of a merger, amalgamation, consolidation or similar transaction, by a Guarantor to the Company or by the Company or a Guarantor to a Guarantor;

(2) dispositions of assets with an aggregate Fair Market Value equal to or less than $5,000,000 in any fiscal year (with the Fair Market Value of each such disposition being measured at the time made and without giving effect to subsequent changes in value);

(3) (i) the sale or other disposition of cash or Cash Equivalents in the ordinary course of business or in connection with cash management activities, (ii) a disposition of inventory or equipment in the ordinary course of business, and (iii) dispositions of obsolete, damaged, worn out or surplus assets, in each case in the ordinary course of business;

(4) the disposition of all or substantially all of the assets of the Company in a manner permitted pursuant to Section 5.01 or any disposition that constitutes a Change of Control pursuant to this Indenture;

(5) for purposes of Section 4.16 only, the making of a Permitted Investment (other than a Permitted Investment to the extent such transaction results in the receipt of cash or Cash Equivalents by the Company or its Subsidiaries (but excluding any securities, notes or other obligations that are subsequently converted into cash)) or a disposition that is permitted pursuant to Section 4.08;

(6) the creation of a Permitted Lien and dispositions in connection with Permitted Liens;

(7) sales, discounts, adjustments or forgiveness of accounts receivable and other contract claims in the ordinary course of business or in connection with collection or compromise thereof and sales of accounts receivable in the ordinary course of business, but only in connection with the compromise or collection thereof and not in connection with any financing transaction;

(8) (i) an issuance of Capital Stock by a Subsidiary to the Company or to a wholly owned Subsidiary, and (ii) the issuance by a Subsidiary of Disqualified Stock or Preferred Stock that is expressly permitted by Section 4.09;

(9) (i) the non-exclusive licensing or sublicensing of intellectual property or other general intangibles and licenses, leases or subleases of other property, in each case, in the ordinary course of business and (ii) the abandonment or allowance to lapse of intellectual property which, in the case of this clause (ii), in the good faith determination of the Company is not material to the Company and its Subsidiaries, taken as a whole;

(10) dispositions of assets subject to any casualty or condemnation proceeding (including in lieu thereof);

(11) any surrender or waiver of contract rights or the settlement, release or surrender of any contract, tort or other litigation claims;

(12) dispositions of machinery, equipment or other fixed assets to the extent that (i) such assets are exchanged for credit against the purchase price of similar replacement assets that are purchased within 180 days, (ii) such assets are exchanged within 180 days for machinery, equipment or other fixed assets having a Fair Market Value equal to or greater than the assets being traded in or (iii) the proceeds of such disposition are applied to the purchase price of replacement assets within 180 days;

(13) [reserved];

(14) sales, transfers, leases and other dispositions of intellectual property, inventory and related assets pertaining to the Michele Brand;

(15) [reserved];

(16) leases, subleases, licenses or sublicenses of real property granted in the ordinary course of business by the Company or any Subsidiary to third Persons not interfering in any material respect with the business of the Company or any Subsidiary;

(17) the disposition of any Hedging Obligation in the ordinary course of business;

(18) dispositions in the ordinary course of business of tangible property as a part of a like kind exchange under Section 1031 of the Code; and

(19) any other Asset Disposition that is permitted under the terms of the First-Out Notes Indenture, the ABL Credit Agreement, or in each case, any replacement thereof.

For the avoidance of doubt, disposition of assets, including by means of a merger, amalgamation, consolidation or similar transaction, by the Company or any Guarantor to a Subsidiary that is not a Guarantor, shall not be excluded from the definition of “Asset Disposition” unless made for bona fide business purposes and not in connection with the incurrence of Indebtedness.

“Authorized Representative” means in the case of (i) the ABL Facility or the holders of Obligations thereunder, initially, the ABL Facility Administrative Agent, (ii) the 2026 Notes or the holders thereof, the 2026 Notes Trustee, (iii) the Notes or the Holders thereof, the Trustee, (iv) the First-Out Notes or the holders thereof, the First-Out Notes Trustee and (v) in the case of any series of additional Secured Indebtedness or the holders thereof that become subject to any Intercreditor Agreement, the Authorized Representative named for such series in the applicable joinder agreement.

“Availability” shall have the meaning and be calculated as set forth in the ABL Credit Agreement (as in effect on the date of the Registration Statement).

“Average Life” means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock by (b) the number of years (calculated to the nearest one-twelfth) from the date of determination to the date of such payment; by

(2) the sum of the amounts of all such payments.

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Laws” means each of the Bankruptcy Code, the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the Winding-Up and Restructuring Act (Canada), the United Kingdom’s Insolvency Act 1986, the EU Regulation 2015/848 on insolvency proceedings (recast), the United Kingdom’s Companies Act 2006, the German Insolvency Code (Insolvenzordnung) and the Swiss Federal Debt Enforcement and Bankruptcy Act (Bundesgesetz uber Schuldbetreibung und Konkurs (SchKG)), each as now and hereafter in effect, any successors to such statutes and any other applicable insolvency or other similar law of any jurisdiction, including any corporate law of any jurisdiction permitting a debtor to obtain a stay or a compromise of the claims of its creditors against it and including any rules and regulations pursuant thereto.

“beneficial ownership” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, and “beneficial owner” has a corresponding meaning.

“Board of Directors” means:

(1) with respect to a corporation, the Board of Directors of the corporation or (other than for purposes of determining Change of Control) any duly authorized committee of the Board of Directors ;

(2) with respect to a partnership, the Board of Directors of the general partner of the partnership; and

(3) with respect to any other Person, the board or committee of such Person serving a similar function.

“Borrowing Base Overage” means when advances permitted under the Borrowing Base (including components and subcomponents thereof) and advance rates, in each case as set forth in the ABL Credit Agreement (as of the date of the Registration Statement) exceed the amount that would have been permitted under the Borrowing Base advance rates as of the date of the Registration Statement (without giving effect to any future step-downs in IP Caps or IP Advance Rates, in each case, as set forth in the ABL Credit Agreement as of the date of the Registration Statement). The Company shall promptly notify the Trustee in an Officer’s Certificate of the occurrence, and any subsequent conclusion, of any Borrowing Base Overage.

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions or trust companies in New York, New York or the jurisdiction of the place of payment are authorized or required by law to close.

“Canadian Guarantor” means any Guarantor that is a Canadian Subsidiary.

“Canadian Security Agreements” means, collectively, that certain Canadian Pledge and Security Agreement, dated as of the Issue Date, among the Canadian Guarantor and the Notes Collateral Agent, and, as the context requires, any other pledge or security agreement entered into prior to, on, or after the Issue Date by any other Canadian Guarantor (as required by this Indenture or any other Note Document), as the same may be amended, restated or otherwise modified from time to time.

“Canadian Subsidiary” means any Subsidiary of the Company that has been formed or is organized under the laws of Canada or any province or territory thereof.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases or financing leases on a balance sheet of such Person under GAAP and, for the purposes of this Indenture, the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock and limited liability or partnership interests (whether general or limited), but excluding any debt securities convertible or exchangeable into such equity.

“Cash Equivalents” means:

(1) U.S. dollars, Canadian dollars, Swiss Francs, Pounds Sterling, Japanese Yen, Euros or any national currency of any participating member state of the EMU or, in the case of a Foreign Subsidiary, such other local currencies held by it from time to time in the ordinary course of business;

(2) marketable direct obligations issued or unconditionally guaranteed by the United States Government, the Government of Canada, the UK government, the French government or the Hong Kong government or issued by an agency thereof and backed by the full faith and credit of the United States Government, the Government of Canada, the UK government, the French government or the Hong Kong government, as the case may be, in each case maturing within two years after the date of acquisition thereof;

(3) marketable direct obligations issued by any state of the United States of America, or any political subdivision of any such state or any public instrumentality thereof, by the Canadian federal government, by the UK government, by the French government or by the Hong Kong government, in each case, maturing within two years after the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, then from such other nationally recognized rating agency);

(4) certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers’ acceptances issued by any commercial bank having a combined capital and surplus in excess of $250.0 million, in the case of U.S. banks, and $100.0 million, in the case of non-U.S. banks;

(5) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2), (3) and (4) entered into with any bank meeting the qualifications specified in clause (4) above;

(6) bonds with an Investment Grade Rating and Preferred Stock issued by Persons with an Investment Grade Rating, including municipal bonds, corporate bonds and treasury bonds;

(7) (i) commercial paper issued by any bank meeting the qualifications specified in clause (4) above or by the parent company of any such bank, (ii) commercial paper with a short-term commercial paper rating of at least “A-2” or the equivalent thereof by Standard & Poor’s Ratings Group, Inc. or “P-2” or the equivalent thereof by Moody’s Investors Service, Inc., or carrying an equivalent rating by a nationally recognized Rating Agency, if both of the two named Rating Agencies cease publishing ratings of investments, and (iii) marketable short-term money market and similar funds having the equivalent of an Investment Grade Rating ;

(8) interests in any money market fund substantially all of the assets of which are comprised of instruments of the type specified in clauses (1) through (7) above;

(9) other securities and financial instruments which offer a security comparable to the instruments specified in clauses (1) through (8) above; and

(10) in the case of any Foreign Subsidiary, investments of the type and maturity described in clauses (1) through (9) above of foreign obligors, which investments or obligors have the ratings described in such clauses or equivalent ratings from comparable foreign rating agencies.

“CFC” means each Person that is a “controlled foreign corporation” within the meaning of Section 957(a) of the Code.

“CFC Holdco” means a Domestic Subsidiary with no material assets other than equity interests of one or more Foreign Subsidiaries that are CFCs.

“Change of Control” means:

(1) any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such person or group shall be deemed to have “beneficial ownership” of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company or any of its direct or indirect parent entities (or their successors by merger, amalgamation, consolidation or purchase of all or substantially all of their assets);

(2) the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company or the merger or amalgamation of any Person with or into a Subsidiary of the Company, unless the holders of a majority of the aggregate voting power of the Voting Stock of the Company, immediately prior to such transaction, hold securities of the surviving, continuing or transferee Person that represent, immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving or transferee Person;

(3) the sale, assignment, conveyance, transfer, lease or other disposition (other than by way of merger, amalgamation or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company or any direct or indirect parent entity of the Company and its Subsidiaries, taken as a whole, to any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act); or

(4) the adoption by the shareholders of the Company or any direct or indirect parent entity of the Company of a plan or proposal for the liquidation or dissolution of the Company.

Notwithstanding anything to the contrary in this definition or any provision of Rule 13d-3 of the Exchange Act, (i) a Person or group shall not be deemed to beneficially own Voting Stock (x) to be acquired by such Person or group pursuant to a stock or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of the Voting Stock in connection with the transactions contemplated by such agreement or (y) solely as a result of veto or approval rights in any joint venture agreement, shareholder agreement, investor rights agreement or other similar agreement, (ii) a Person or group will not be deemed to beneficially own Voting Stock of another Person as a result of its ownership of Capital Stock or other securities of such other Person’s parent (or related contractual rights) unless it owns more than 50% of the total voting power of the Voting Stock of such Person’s parent and (iii) the right to acquire Voting Stock (so long as such Person does not have the right to direct the voting of the Voting Stock subject to such right) or any veto power in connection with the acquisition or disposition of Voting Stock will not cause a party to be a beneficial owner.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means, collectively, all of the assets and property (including Capital Stock) and interests therein and proceeds thereof, whether now owned or hereafter acquired, other than Excluded Property, in or upon which a Lien is granted pursuant to the Collateral Documents as security for the Obligations under this Indenture, the Notes, the Note Guarantees and any related Obligations including any Parallel Debt.

“Collateral Access Agreement” means an agreement reasonably satisfactory in form and substance to the Notes Collateral Agent executed by a lessor, bailee, warehouseman or other Person in possession of Collateral, or any lessor (and any mortgagee, if applicable) of real estate leased by any Note Party.

“Collateral and Guarantee Requirement” means, at any time, the requirement that:

(a) the Trustee and the Notes Collateral Agent shall have received from the Company and each Subsidiary that is a Designated Subsidiary, either (i) in the case of any Person that is a Designated Subsidiary on the Issue Date, (A) in the case of the Company and each such Subsidiary that is a Domestic Subsidiary, a counterpart of this Indenture, the Intercompany Subordination Agreement and the U.S. Security Agreement, duly executed and delivered on behalf of such Person, (B) in the case of each such Subsidiary that is a Canadian Subsidiary, a counterpart of this Indenture, the Intercompany Subordination Agreement, and the applicable Canadian Security Agreements, duly executed and delivered on behalf of such Person, (C) [reserved], (D) in the case of each such Subsidiary that is a German Subsidiary, a counterpart of this Indenture, the Intercompany Subordination Agreement and the applicable German Security Agreements and, with respect to its Concentration Accounts and/or Collection Accounts (in each case, as defined in the ABL Credit Agreement) in England and Wales (if any), the applicable UK Security Agreement, duly executed and delivered on behalf of such Person, (E) in the case of each Dutch Guarantor, the applicable Dutch Security Agreements, (F) in the case of each such Subsidiary that is a Swiss Subsidiary, a counterpart of this Indenture, the Intercompany Subordination Agreement, the applicable Swiss Security Agreements, and the applicable German Security Agreements with respect to its Inventory (as defined in the ABL Credit Agreement) located in Germany, or (G) in the case of each UK Guarantor and each such Subsidiary that is a UK Subsidiary, a counterpart of this Indenture, the Intercompany Subordination Agreement and the applicable UK Security Agreements, duly executed and delivered on behalf of such Person, or (ii) in the case of any Person that becomes a Designated Subsidiary after the Issue Date, (A) a counterpart of the applicable supplemental indenture hereto duly executed and delivered on behalf of such Person,

(B) instruments in the form or forms specified in the applicable Security Agreement under which such Person becomes a party to the applicable Security Agreement (or, if applicable, new Collateral Documents), duly executed and delivered on behalf of such Person, together with such documents and opinions with respect to such Designated Subsidiary as may reasonably be requested by the Notes Collateral Agent and (C) all documentation and other information requested by the Trustee or Notes Collateral Agent regarding such Designated Subsidiary as may be required to comply with the applicable “know your customer” rules and regulations, including the USA Patriot Act;

(b) subject to Section 4.18, the Notes Collateral Agent shall have received all such Collateral Access Agreements, Control Agreements and other Collateral Documents required to be provided to it hereunder or under the applicable Security Agreement, duly executed by the parties thereto;

(c) all Capital Stock of each Note Party (other than the Company), which Capital Stock shall be held directly by another Note Party, and all Capital Stock owned by or on behalf of any Note Party shall have been pledged pursuant to the applicable Security Agreement or, solely with respect to the Capital Stock of any Note Party (other than the Capital Stock of a Canadian Guarantor owned by the Company or a Domestic Guarantor), a pledge agreement governed by the laws of the jurisdiction in which such Note Party is organized and in form and substance reasonably satisfactory to the Notes Collateral Agent and, in the case of Capital Stock entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) in any CFC or CFC Holdco, in each case, that is an Excluded Subsidiary, owned directly by the Company or a Domestic Guarantor, the Company or such Domestic Guarantor’s pledge of Capital Stock entitled to vote in any such CFC or CFC Holdco to secure the Obligations in respect of the Notes shall be limited to 65% of such voting Capital Stock (and 100% of non-voting Capital Stock), and the Notes Collateral Agent shall, to the extent required by the applicable Collateral Document, have received certificates or other instruments representing all such certificated Capital Stock, together with undated stock powers or other instruments of transfer with respect thereto endorsed in blank;

(d) all Indebtedness of the Company and any Subsidiary that is owing to any Note Party and in a principal amount of $5,000,000 or more and all Indebtedness of any other Person in a principal amount of $1,000,000 or more shall be evidenced by a promissory note and shall have been pledged pursuant to the applicable Security Agreement, and the Notes Collateral Agent shall have received all such promissory notes, together with undated instruments of transfer with respect thereto endorsed in blank; and

(e) all documents and instruments, including UCC financing statement and PPSA registrations, required by the Collateral Documents or this Indenture with the priority required by the Collateral Documents shall have been filed, registered or recorded or delivered to the Notes Collateral Agent for filing, registration or recording.

Notwithstanding the foregoing and the provisions of Section 4.11, any Designated Subsidiary formed or acquired after the Issue Date shall not be required to comply with the foregoing requirements prior to the time specified in Section 4.11. The foregoing definition and the provisions of Section 4.11 shall not require the creation or perfection of pledges of or security interests in, or the obtaining of title insurance or, subject to the requirements of applicable law, flood insurance, legal opinions, appraisals, surveys or other deliverables with respect to, particular assets of the Note Parties, or the provision of Guarantees by any Subsidiary, if and for so long as the First-Out Notes Collateral determines that the cost of creating or perfecting such pledges or security interests in such assets, or obtaining such title insurance or flood insurance, legal opinions, appraisals, surveys or other deliverables in respect of such assets, or providing such Guarantees, shall be excessive in view of the benefits to be obtained by the Holders therefrom pursuant to analogous provisions of the First-Out Notes Indenture. Any extensions of time granted by the First-Out Notes Collateral Agent pursuant to analogous provisions of the First-Out Notes Indenture for the creation and perfection of security interests in (including delivery of promissory notes as required by clause (d) above) or the obtaining of title insurance or, subject to the requirements of applicable law, flood insurance, legal opinions, appraisals, surveys or other deliverables with respect to particular assets or the provision of any Guarantee by any Subsidiary (including extensions beyond the Issue Date or in connection with assets acquired, or Subsidiaries formed or acquired, after the Issue Date) shall also apply to this Indenture.

“Collateral Designation” means, solely to the extent that the Notes Obligations (as defined in the ABL Intercreditor Agreement) remain outstanding and the ABL Intercreditor Agreement is in effect, the occurrence of the following: (a) the valid exercise of the Collateral Designation Option (as defined in the ABL Intercreditor Agreement) by the First-Out Notes Collateral Agent on behalf of the participating Secured Parties pursuant to the ABL Intercreditor Agreement or (b) the Company’s election, by written notice to the ABL Facility Administrative Agent and the Notes Collateral Agent, to designate the Specified Collateral as Notes Priority Collateral instead of ABL Priority Collateral.

“Collateral Designation Conditions” means: (a) with respect to a Collateral Designation described in clause (a) of the definition thereof, the requirements to effect a Collateral Designation Date by the First-Out Notes Collateral Agent set forth in the ABL Intercreditor Agreement (it is understood and agreed by the Company and each Guarantor that upon any effective consummation of a Collateral Designation by the First-Out Notes Collateral Agent, (x) all Eligible Intellectual Property shall be removed from the Borrowing Base (as each such term is defined in the ABL Credit Agreement) and (y) the lower advance rates applicable following the Collateral Designation Date shall be effective, in each case, without any further action or consent of the Company or any Guarantor or any other Person); or (b) with respect to a Collateral Designation described in clause (b) of the definition thereof, each of the following requirements: (i) the Company shall repay the amount of the IP Advance (as defined in the ABL Credit Agreement) then outstanding, (ii) the Company shall deliver to the ABL Facility Administrative Agent an updated borrowing base certificate, giving pro forma effect to such Collateral Designation (including (x) the removal of all Eligible Intellectual Property, and (y) the lower advance rates applicable following the Collateral Designation Date), demonstrating pro forma compliance with the financial covenant in the ABL Credit Agreement, and (iii) the Payment Conditions (as defined in the ABL Credit Agreement) shall be satisfied with respect to such Collateral Designation and any related transactions in connection therewith.

“Collateral Designation Date” means, with respect to any Collateral Designation, the date that such Collateral Designation is consummated, provided that the Collateral Designation Conditions applicable thereto are satisfied on such date.

“Collateral Documents” means, collectively, the security agreements, pledge agreements, deeds of hypothec, agency agreements, Mortgages, deeds of trust, collateral assignments, collateral agency agreements, control agreements, debentures, and other instruments and documents executed and delivered by the Company or any Guarantor pursuant to this Indenture or any of the foregoing (including, without limitation, the financing statements under the Uniform Commercial Code of the relevant state), as the same may be amended, amended and restated, supplemented or otherwise modified from time to time and pursuant to which Collateral is pledged, assigned or granted to or on behalf of the Notes Collateral Agent for the ratable benefit of the holders of the Notes and the Trustee or perfected or notice of such pledge, assignment or grant is given.

“Common Stock” means with respect to any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or nonvoting) of such Person’s common stock, whether or not outstanding on the Issue Date, and includes, without limitation, all series and classes of such common stock.

“Company” means the party named as such in the first paragraph of this Indenture or any successor obligor to its obligations under this Indenture and the Notes pursuant to Article 5.

“Consolidated Cash Interest Expense” means, for any period, the excess of (a) the sum of (i) the cash interest expense (including (x) imputed interest expense in respect of Capital Lease Obligations and Synthetic Lease Obligations, (y) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and (z) net costs under Swap Agreements entered into to hedge interest rates to the extent such net costs are allocable to such period in accordance with GAAP) of the Company and the Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, (ii) any interest accrued during such period in respect of Indebtedness of the Company or any Subsidiary that is required to be capitalized rather than included in consolidated interest expense for such period in accordance with GAAP, plus (iii) any cash payments made during such period in respect of obligations referred to in clause (b)(iii) below that were amortized or accrued in a previous period, minus (b) the sum of (i) interest income of the Company and the Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, (ii) to the extent included in such consolidated interest expense for such period, non-cash amounts attributable to amortization or write-off of capitalized interest or other financing costs paid in a previous period, plus (iii) to the extent included in such consolidated interest expense for such period, non-cash amounts attributable to accretion or amortization of debt discounts or accrued interest payable in kind for such period.

“Consolidated EBITDA” means, for any period, the sum of the following determined on a consolidated basis, without duplication, for the Company and its Subsidiaries in accordance with GAAP:

(1) Consolidated Net Income for such period, plus

(2) the sum of the following, without duplication, to the extent deducted in determining Consolidated Net Income for such period:

(a) income and franchise tax expense during such period,

(b) interest expense (including, without limitation, interest expense attributable to Capital Leases Obligations and Synthetic Lease Obligations and all net payment obligations pursuant to interest Swap Obligations),

(c) amortization, depreciation and other non-cash charges for such period (except to the extent that such non-cash charges are reserved for cash charges to be taken in the future),

(d) the amount of premium payments paid by the Company or its Subsidiaries, and charges in respect of unamortized fees and expenses, in each case associated with the repayment of Indebtedness,

(e) expenses relating to stock-based compensation plans resulting from the application of Financial Accounting Standards Board Statement No. 123R, and

(f) one-time restructuring charges and reserves; provided that the aggregate amount added back pursuant to this clause (vi) (including in respect of the restructuring work performed by Alvarez & Marsal by their Consumer and Retail Group, but excluding one-time restructuring charges and reserves to the extent Incurred on or before December 31, 2025 in connection with the consummation of the Transactions or effectiveness of this Agreement) for any period (x) ending on or prior to January 31, 2027 shall not exceed 25% of Consolidated EBITDA for such period (prior to giving effect to any add-back pursuant to this clause (vi)) and (y) ending after January 31, 2027, shall not exceed 10% of Consolidated EBITDA for such period (prior to giving effect to any add-back pursuant to this clause (vi)), minus

(3) interest income for such period, minus

(4) one-time income or gains for such period.

“Consolidated Fixed Charges” means, for any period, the sum, without duplication, of (a) Consolidated Cash Interest Expense for such period, (b) cash principal payments on Indebtedness made or required to be made during such period, (c) expense for income taxes paid or required to be paid in cash during such period and (d) Restricted Payments paid in cash during such period pursuant to Section 4.08(b)(viii) and Section 4.08(b)(x) hereof and Section 6.08(a)(vii) of the ABL Credit Agreement.

“Consolidated Leverage Ratio” means, on any date, the ratio of (i) the aggregate principal amount of Indebtedness of the Company and the Subsidiaries outstanding as of such date, in the amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP (but without giving effect to any election to value any Indebtedness at “fair value,” or any other accounting principle that results in the amount of any such Indebtedness (other than zero coupon Indebtedness) as reflected on such balance sheet to be below the stated principal amount of such Indebtedness), (b) the aggregate amount of Capital Lease Obligations and Synthetic Lease Obligations of the Company and the Subsidiaries outstanding as of such date, determined on a consolidated basis, and (c) the aggregate obligations of the Company and the Subsidiaries as an account party in respect of drawn letters of credit or letters of guaranty, other than contingent obligations in respect of any letter of credit or letter of guaranty to the extent such letter of credit or letter of guaranty does not support Indebtedness to (ii) Consolidated EBITDA for the period of twelve consecutive Fiscal Months of the Company most recently ended for which financial statements have been delivered to the Trustee pursuant to Section 4.06.

“Consolidated Net Income” means, for any period, the net income (or loss) of the Company and its Subsidiaries for such period, determined on a consolidated basis, without duplication, in accordance with GAAP; provided that, in calculating Consolidated Net Income of the Company and its Subsidiaries for any period, there shall be excluded (a) the net income (or loss) of any Person (other than the Company) that is not a Subsidiary except to the extent such net income is actually paid in cash to the Company or any of its Subsidiaries by dividend or other distribution during such period, (b) the net income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of the Company or any of its Subsidiaries or is merged into or consolidated with the Company or any of its Subsidiaries or that Person’s assets are acquired by the Company or any of its Subsidiaries except to the extent included pursuant to the foregoing clause (a), and (c) the net income (if positive), of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary to the Company or any of its Subsidiaries of such net income (i) is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary or (ii) would be subject to any taxes payable on such dividends or distributions.

“Control Agreement” means, with respect to any Deposit Account or Securities Account of a Note Party, (a) a “springing” control agreement, executed and delivered by such Note Party, the ABL Collateral Agent, the applicable securities intermediary (with respect to a Securities Account) or bank (with respect to a Deposit Account) and the Notes Collateral Agent or (b) for such accounts not located in the United States, an analogous document used for equivalent purposes under comparable law of such jurisdiction (including, but not limited to, a security notice), in each case, in form and substance reasonably satisfactory to the Notes Collateral Agent (it being agreed that any obligation of the Notes Collateral Agent, in its individual or corporate capacity, to indemnify a party to a Control Agreement shall not be reasonably satisfactory), and, with respect to Deposit Accounts under German law, (x) any agreement to be entered into between the Company or applicable Subsidiary as account holder, the ABL Collateral Agent and the respective account bank and the Notes Collateral Agent, or (y) a notice of pledge to be served on the respective account bank and the corresponding acknowledgement, granting sole disposal rights in favor of the Notes Collateral Agent, in each case reasonably acceptable to the Notes Collateral Agent.

“Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 13.02 or such other address as to which the Trustee may give notice to the Holders and the Company.

“Credit Facilities” means one or more debt facilities or commercial paper facilities, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, including, without limitation, the ABL Credit Agreement, in each case, with the same or different borrowers or issuers and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, replaced or refunded in whole or in part from time to time.

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Debt Facility” means one or more debt facilities or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit or issuances of debt securities evidenced by notes, debentures, bonds or similar instruments, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced (including by means of sales of debt securities) in whole or in part from time to time (and whether or not with the original administrative agent, lenders or trustee or another administrative agent or agents, other lenders or trustee of such Debt Facility).

“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Definitive Note” means a certificated Initial Note or Additional Note (bearing the Restricted Notes Legend if the transfer of such Note is restricted by applicable law) that does not include the Global Notes Legend.

“Deposit Account” means each checking, savings or other demand deposit account maintained by any Note Party.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.04 as the Depositary with respect to the Notes, and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Designated Subsidiary” means each Subsidiary other than any Excluded Subsidiary.

“Disqualified Stock” means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, or requires the payment of any cash dividend or any other scheduled payment constituting a return of capital (other than any payment solely in Capital Stock (other than any Capital Stock referred to in this clause (a)), in each case at any time on or prior to the date that is 91 days after the Stated Maturity of the Notes, or (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) cash, (ii) debt securities or (iii) any Capital Stock referred to in (a) above, in each case at any time prior to the date that is 91 days after the Stated Maturity of the Notes. Notwithstanding the foregoing, any Capital Stock that would constitute Disqualified Stock solely because holders of the Capital Stock have the right to require the issuer of such Capital Stock to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the issuer may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption is permitted under the terms of this Indenture.

“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.

“Domestic Guarantor” means any Guarantor other than a Foreign Guarantor.

“Domestic Subsidiary” means any Subsidiary other than a Foreign Subsidiary.

“Domination Agreement” means a domination agreement (Beherrschungvertrag) within the meaning of Sec 291(1) of the German Stock Corporation Act (Aktiengesetz) among the Company (or any of its direct or indirect Wholly Owned Subsidiaries) and the other parties thereto.

“DTC” means The Depository Trust Company.

“Dutch Guarantor” means any Guarantor that is a Dutch Subsidiary.

“Dutch Security Agreements” means, collectively any Dutch law pledge or security agreement entered into prior to, on, or after the Issue Date by any Note Party (as required by this Indenture or any other Note Document), as the same may be amended, restated or otherwise modified from time to time.

“Dutch Subsidiary” means any Subsidiary that is organized under the laws of the Netherlands.

“EMU” means the European Economic and Monetary Union in accordance with the Treaty of Rome 1957, as amended by the Single European Act 1986, the Maastricht Treaty of 1992 and the Amsterdam Treaty of 1998.

“EMU Legislation” means the legislative measures of the European Union for the introduction of, changeover to or operation of the Euro in one or more member states of the European Union.

“Euro” means the single currency unit of the member states of the European Union that have the euro as their lawful currency in accordance with the EMU Legislation.

“Euroclear” means Euroclear Bank S.A./N.Y., as operator of Euroclear systems Clearance System or any successor securities clearing agency.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Account” means all (i) Deposit Accounts, securities accounts, futures accounts and commodity accounts (a) maintained solely as payroll or other employee wage and benefit accounts (including withholding tax payments related thereto), (b) maintained solely as sales tax accounts, (c) maintained (A) solely as escrow accounts or fiduciary or trust accounts, in each case, for the benefit of third parties, other than the Company and its Subsidiaries and their respective Affiliates and accounts otherwise held exclusively for the benefit of third parties, other than the Company and its Subsidiaries and their respective Affiliates or (B) solely to hold restricted cash as supporting obligations for guarantees permitted under this Indenture, (d) that contain solely deposits permitted by clauses (c) and (d) of the definition of “Permitted Encumbrances” in the ABL Credit Agreement, if the documents governing such deposits prohibit the granting of a lien on such deposits, (e) that are maintained solely as store accounts maintained for local deposits; provided that the entire balance (other than a nominal amount to cover fees and charges) of all such accounts is swept on the Friday of each week (or if Friday is not a Business Day, on the next succeeding Business Day) into one or more Deposit Accounts that are not Excluded Accounts and that are subject to a Control Agreement (it being understood that no Concentration Account or Collection Account (each as defined in the ABL Credit Agreement as in effect on the date hereof) will be an Excluded Account as a result of this clause (e)) and (f) the entire balance of which is swept on each Business Day into one or more Deposit Accounts that are not Excluded Accounts and that are subject to a Control Agreement (it being understood that no Concentration Account or Collection Account will be an Excluded Account as a result of this clause (f)), and (ii) other Deposit Accounts, securities accounts, futures accounts or commodities accounts with an aggregate closing daily balance not in excess of $4,000,000 in the aggregate for all such Deposit Accounts, securities accounts, futures accounts or commodities accounts excluded pursuant to this clause (ii); provided that no Concentration Account, Collection Account, Deposit Account included in the Intercompany Cash Pooling Program nor the Company’s Funding Account (as defined in the ABL Credit Agreement as in effect on the date hereof) (regardless of the amount on deposit at any time in such account) shall be an Excluded Account.

“Excluded Property” means:

(1) (x) any fee-owned real property that is (i) located outside the United States, (ii) excluded to the extent that security interests over such assets would result in material adverse tax treatment, or (iii) not

Material Real Property and (y) all leasehold interests in real property (it being understood that there shall be no requirement to obtain leasehold mortgages/deeds of trusts, landlord waivers, estoppels, collateral access letters or similar third-party agreements or consents);

(2) motor vehicles, aircrafts, vessels and other goods subject to certificates of title (in each case except to the extent perfection can be accomplished through the filing of UCC-1 financing statements);

(3) letter of credit rights with a value of less than $500,000 (except to the extent (x) perfection can be accomplished through the filing of UCC-1 financing statements or (y) the Notes Collateral Agent has obtained control over such letter of credit rights or has possession of the applicable letter of credit in accordance with this Indenture) and Commercial Tort Claims with a value of less than $750,000;

(4) pledges and security interests prohibited by applicable law, rule or regulation (including the requirement to obtain consent of any governmental authority) after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code and PPSA of any applicable jurisdiction;

(5) [reserved];

(6) Capital Stock in any Person other than wholly-owned Subsidiaries to the extent not permitted by the terms of such Person’s organizational or joint venture documents (for so long as such Person remains a non-wholly owned Subsidiary);

(7) any lease, permit, license (including Licenses (as defined in the ABL Security Documents)) or other agreement or any property subject to a purchase money security interest or similar arrangement permitted by this Indenture to the extent that a grant of a security interest therein would violate, invalidate, be prohibited or restricted or constitute a default under such lease, permit, license (including Licenses (as defined in the ABL Security Documents)) or agreement or purchase money arrangement or create a right of termination in favor of, or require the consent of, any other party thereto (other than the Company or any of its Subsidiaries) after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code and the PPSA of any applicable jurisdiction, other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code or the PPSA of any applicable jurisdiction notwithstanding such prohibition; provided that, in the case of any Licenses (as defined in the ABL Security Documents), the foregoing shall only apply to Licenses (as defined in the ABL Security Documents) granted by unaffiliated third parties to the Company or any Guarantor;

(8) “intent-to-use” trademark or service mark applications prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto;

(9) any governmental licenses or state, provincial, territorial or local franchises, charters and authorizations, to the extent security interests in such licenses, franchises, charters or authorizations are prohibited or restricted thereby after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code of any applicable jurisdiction;

(10) any property subject to a Lien existing at the time such property was acquired that is permitted by Section 4.10 of this Indenture to the extent and for so long as such contract or other agreement in which such Lien is granted prohibits a security interest or pledge on such property, after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code of any applicable jurisdiction; and

(11) any Excluded Accounts (other than the Deposit Accounts, securities accounts or commodities accounts referenced in clause (i)(e), (i)(f) or clause (ii) of the definition of “Excluded Accounts” (but excluding, in the case of such clause (ii), Deposit Accounts and securities accounts that participate in the Intercompany Cash Pool));

provided, however, that Excluded Property shall not include any property that is pledged to secure obligations arising in respect of the ABL Facility or the First-Out Notes Indenture (whether pursuant to the terms at such time of the foregoing or any related documents).

“Excluded Subsidiary” means (a) any Subsidiary that is not a wholly owned Subsidiary of the Company on the Issue Date or on the date such Subsidiary becomes a Subsidiary, in each case for so long as such Subsidiary remains a non-wholly owned Subsidiary, (b) any Foreign Subsidiary of the Company (subject to the immediately following sentence), (c) [reserved], (d) any CFC Holdco, (e) any Subsidiary that is prohibited or restricted by applicable law from providing a Guarantee of the applicable Obligations or if such Guarantee would require governmental (including regulatory) consent, approval, license or authorization, unless such consent, approval, license or authorization has been received, (f) any Subsidiary that is a not-for-profit organization, (g) any Subsidiary that is an Immaterial Subsidiary (unless, solely in the case of a Subsidiary organized in the same jurisdiction as an existing Guarantor, the Company otherwise elects), and (h) any other Subsidiary with respect to which, in the reasonable good faith judgment of the Company, the cost or other consequences of becoming a Guarantor shall be excessive in view of the benefits to be obtained by the Holders therefrom; provided, that, for the avoidance of doubt, all Excluded Subsidiaries as of the date hereof are: Fossil (UK) Global Services LTD, Fossil Global Services India LLP, Fossil Holding, LLC, Fossil International Holdings, Inc., Fossil Services, LLC, Fossil (Gibraltar) Ltd., Katchin, Inc., Fossil Japan, Inc., Katchin GmbH, Fossil Mexico Sa de CV, Servicios Fossil Mexico, S.A. de C.V., Fossil (East) Ltd., Fossil Luxembourg Sarl, Montres Antima SA, Swiss Technology Production SA, Swiss Technology Components AG, Fossil India Private Ltd., Fossil Singapore Pte., Fossil Industries Ltd., Fossil Asia Pacific Ltd., Pulse Time Center Company, Ltd., Pulse Time Center (Shenzhen) Co., Fossil Korea Ltd., Fossil Time Malaysia Sdn. Bhd., Fossil Commercial (Shanghai) Company Ltd., Fossil Trading Shanghai Company Ltd., Fossil Commercial (Shenzhen) Co. Ltd., FDT, Ltd., Fossil (Australia) Pty., Fossil Hong Kong Ltd., Fossil Vietnam, Fossil New Zealand Limited, Fossil (Macau) Limited, Fossil Shares Services GmbH, Fossil Stores Belgium BVBA, Fossil Belgium BVBA, Fossil (Austria) GmbH, Fossil S.L.U., FESCO GmbH, Fossil Italia, S.r.l., Fossil Sweden AB, In Time Distribuicao de Relogios, Sociedad Unipessoal, Lda., Fossil Stores S.r.l., Fossil Denmark A/S, Fossil Norway AS, Fossil France S.A.S., Fossil Stores France, Fast Europe SARL, Latin America Services, Ltd, Fossil Accessories South Africa Pty. Ltd. and Fossil Poland Spolkaz Ograniczona. Notwithstanding the foregoing, (x) no Subsidiary of the Company that Guarantees the 2026 Notes (other than Fossil (UK) Global Services Ltd), the Second-Out Notes, the ABL Credit Agreement or any other Material Indebtedness of the Company or any Guarantor shall be deemed to be an Excluded Subsidiary and (y) no Subsidiary of the Company that owns or licenses (other than non-exclusive licenses from the Company or another Subsidiary granted in the ordinary course of business) any Material Intellectual Property shall be deemed to be an Excluded Subsidiary.

“Fair Market Value” means, with respect to any asset or liability, the fair market value of such asset or liability as determined by the Company in good faith (including as to the value of all non-cash assets and liabilities) ; provided that, for the avoidance of doubt, in making such determination the Company shall be entitled to consider and include in making any such determination the results of customary discounts, commissions or other similar discounts or payments pursuant to a private placement or public offering of securities.

“First-Out Notes” means the Company’s 9.500% First-Out First Lien Secured Senior Notes due 2029 issued on or about the Issue Date.

“First-Out Notes Collateral Agent” means Wilmington Trust, National Association, in its capacity as collateral agent under the First-Out Notes Indenture.

“First-Out Notes Indenture” means that certain Indenture, dated as of the Issue Date, among the Company, the Guarantors, the First-Out Notes Trustee and the First-Out Notes Collateral Agent.

“First-Out Notes Trustee” means Wilmington Trust, National Association, in its capacity as trustee under the First-Out Notes Indenture.

“First-Out/Second-Out Intercreditor Agreement” means that certain Intercreditor Agreement, to be dated as of the Issue Date, by and among the Trustee, the Notes Collateral Agent, the First-Out Notes Trustee, First-Out

Notes Collateral Agent, each additional agent from time to time party thereto, and the grantors from time to time party thereto, as may be amended, restated, amended and restated, supplemented or replaced, in whole or in part, from time to time.

“Fiscal Month” means, with respect to the Company or any of its Subsidiaries, the approximately one-month period ending around the end of each month or such other applicable period, as determined from time to time by the Company in the ordinary course of its business, as the context may require, or, if any such Subsidiary was not in existence on the first day of any such period, the period commencing on the date on which such Subsidiary is incorporated, organized, formed or otherwise created and ending on the last day of such period.

“Fiscal Year” means the fifty–two (52) or fifty-three (53) week period beginning on the date which is one day after the end of the similar preceding period and ending on the Saturday closest to December 31st.

“Fixed Charge Coverage Ratio” means the ratio of (a) (i) Consolidated EBITDA for such period minus (ii) Unfinanced Capital Expenditures for such period minus (iii) such portion of principal payments on Capital Lease Obligations or Synthetic Lease Obligations made by the Company and its consolidated Subsidiaries during such period as is attributable to additions to property, plant and equipment that have not otherwise been reflected on the consolidated statement of cash flows as additions to property, plant and equipment for such period to (b) Consolidated Fixed Charges for such period.

“Foreign Guarantor” means any Guarantor that is not organized under the laws of the United States or any state thereof or the District of Columbia.

“Foreign Subsidiary” means any Subsidiary that is not organized under the laws of the United States or any state thereof or the District of Columbia.

“GAAP” means generally accepted accounting principles in the United States of America in effect and applicable to the accounting period in respect of which reference to GAAP is made and applied in accordance with the consistency requirements thereof.

“German Guarantor” means any Guarantor that is a German Subsidiary.

“German Security Agreements” means, collectively, any German law pledge or security agreement entered into prior to, on, or after the Issue Date by any Note Party (as required by this Indenture or any other Note Document), as the same may be amended, restated or otherwise modified from time to time.

“German Subsidiary” means any Subsidiary of the Company that has been formed or is organized under the laws of Germany.

“Governmental Authority” means the government of the United States of America, Canada, Germany, Switzerland, the United Kingdom, the Netherlands, any other nation or any political subdivision thereof, whether provincial, territorial, state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national body exercising such powers or functions, such as the European Union, the Council of Ministers of the European Union or the European Central Bank).

“Government Securities” means securities that are (1) direct obligations of the United States for the timely payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States the timely payment of which is unconditionally Guaranteed as a full faith and credit obligation of the United States, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depositary receipt.

“Guarantee” means (1) any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and (2) any obligation, direct or indirect, contingent or otherwise, of such Person :

(1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

(2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “Guarantee” will not include endorsements for collection or deposit in the ordinary course of business.

“Guarantor” means each Subsidiary in existence on the Issue Date that provides a Note Guarantee on the Issue Date (and any other Subsidiary that provides a Note Guarantee after the Issue Date); provided that upon release or discharge of such Subsidiary from its Note Guarantee in accordance with this Indenture, such Subsidiary ceases to be a Guarantor.

“Guarantor Release Protection Provisions” mean (a) each of the provisions under (i) Article 10, (ii) Section 4.11 and (iii) Section 5.01, and (b) the Event of Default described in clause (9) under the definition of “Event of Default.”

“Guarantor Subordinated Obligation” means, with respect to a Guarantor, any Indebtedness of such Guarantor (whether outstanding on the Issue Date or thereafter Incurred) that is expressly subordinated in right of payment to the obligations of such Guarantor under its Note Guarantee.

“Hedging Obligations” of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Swap Agreements and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any Swap Agreement transaction.

“Holder” means a Person in whose name a Note is registered on the Registrar’s books.

“Immaterial Subsidiary” means any Subsidiary (other than a Guarantor) that, as of the last day of the most recently ended Fiscal Month of the Company for which financial statements have theretofore been most recently delivered pursuant to Section 4.06, either individually or together with its Subsidiaries, accounted for less than (x) 5.0% of Total Assets at such date and (y) less than 5.0% of the consolidated revenues of the Company and its Subsidiaries for the most recent twelve Fiscal Month period ending on or prior to such date for which financial statements have been delivered to the Trustee under Section 4.06; provided that, notwithstanding the above, “Immaterial Subsidiary” shall exclude any of the Company’s Subsidiaries designated in writing to the Trustee, by an Officer of the Company to the extent necessary to ensure that Immaterial Subsidiaries and their respective Subsidiaries, in the aggregate, accounted for, at the last day of any Fiscal Month of the Company for which financial statements have theretofore been most recently delivered pursuant to Section 4.06, less than 5.0% of Total Assets at such date and less than 5.0% of consolidated revenues of the Company and its Subsidiaries for the twelve Fiscal Month period ending on such date for which financial statements have been delivered to the Trustee under Section 4.06.

“Incur” means issue, create, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, amalgamation, consolidation, acquisition or otherwise) will be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary; and the terms ”Incurred,” “Incurring” and “Incurrence” have meanings correlative to the foregoing.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person (excluding trade accounts payable incurred in the ordinary course of business), (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding (i) current accounts payable incurred in the ordinary course of business, (ii) deferred compensation payable to directors, officers or employees of the Company or any Subsidiary and (iii) any purchase price adjustment or earnout incurred in connection with an acquisition), (e) all Capital Lease Obligations and Synthetic Lease Obligations of such Person, (f) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (g) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (h) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed by such Person (but only to the extent of the lesser of (x) the amount of such Indebtedness and (y) the fair market value of such property, if such Indebtedness has not been assumed by such Person), and (i) all Guarantees by such Person of Indebtedness of others. Notwithstanding the foregoing, Indebtedness shall not include trade payables (including any obligation owed by a Person arising out of arrangements whereby a third party makes payments for the account of such Person directly or indirectly to a trade creditor of such Person in respect of trade payables of such Person) and related accrued expenses, and related obligations owed to such third party purchaser, incurred by any Person in accordance with customary practices and in the ordinary course of business of such Person. The Indebtedness of any Person shall include the Indebtedness of any other Person (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor by contract, as a matter of law or otherwise as a result of such Person’s ownership interest in or other relationship with such other Person, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

Notwithstanding the foregoing, the amount of any Indebtedness outstanding as of any date shall (i) be the accreted value thereof in the case of any Indebtedness issued with original issue discount or the aggregate principal amount outstanding in the case of Indebtedness issued with interest payable in kind and (ii) include any interest (or in the case of Preferred Stock, dividends) thereon that is more than 30 days past due. Except to the extent provided in the preceding sentence, the amount of any Indebtedness that is convertible into or exchangeable for Capital Stock of the Company outstanding as of any date shall be deemed to be equal to the principal and premium, if any, in respect of such Indebtedness, notwithstanding the provisions of GAAP (including Accounting Standards Codification Topic 470-20, Debt-Debt with Conversion and Other Options).

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of the Company, qualified to perform the task for which it has been engaged.

“Initial Notes” has the meaning set forth in the recitals hereto.

“Intercompany Cash Pooling Program” means the physical cash pooling in-house banking program described to the ABL Facility Administrative Agent prior to the date hereof, pursuant to which Fossil Europe BV serves as the cash pool master (or in-house bank) for the Company and its applicable Subsidiaries.

“Intercompany Subordination Agreement” means the Amended and Restated Intercompany Subordination Agreement dated as of the Issue Date, by and among the Company, certain of its Subsidiaries party thereto, the ABL Facility Administrative Agent, the Notes Collateral Agent and the First-Out Notes Collateral Agent, as the same may be amended in accordance with the terms hereof and thereof.

“Intercreditor Agreements” means, collectively, the ABL Intercreditor Agreement, the First-Out/Second-Out Intercreditor Agreement, and any other applicable intercreditor agreement in a form substantially similar to the ABL Intercreditor Agreement or First-Out/Second-Out Intercreditor Agreement, as the case may be.

“Interest Payment Date” means March 15, June 15, September 15, and December 15 of each year commencing with March 15, 2026 to the Stated Maturity of the Notes.

“Interest Period” means, with respect to any Note, the period commencing on and including an Interest Payment Date and ending on and including the day immediately preceding the next Interest Payment Date, with the exception that the first Interest Period with respect to any Note shall commence on and include the issue date of the applicable Notes and end on and exclude the first Interest Payment Date to occur after the issue date of the applicable Notes (the Interest Payment Date for any Interest Period shall be the interest payment date occurring on the date immediately following the last day of such Interest Period).

“Investment” means, with respect to a specified Person, any Capital Stock, evidences of Indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, or any capital contribution or loans or advances (other than advances made in the ordinary course of business that would be recorded as accounts receivable on the balance sheet of the specified Person prepared in accordance with GAAP) to, Guarantees of any Indebtedness or other obligations of, or any other investment (including any investment in the form of transfer of property for consideration that is less than the fair value thereof (as determined reasonably and in good faith by the chief financial officer of the Company)) in, any other Person that are held or made by the specified Person. The amount, as of any date of determination, of (a) any Investment in the form of a loan or an advance shall be the principal amount thereof outstanding on such date, without any adjustment for write-downs or write-offs (including as a result of forgiveness of any portion thereof) with respect to such loan or advance after the date thereof, (b) any Investment in the form of a Guarantee shall be determined in accordance with the definition of the term “Guarantee”, (c) any Investment in the form of a purchase or other acquisition for value of any Capital Stock, evidences of Indebtedness or other securities of any Person shall be the fair value (as determined reasonably and in good faith by the chief financial officer of the Company) of the consideration therefor (including any Indebtedness assumed in connection therewith), plus the fair value (as so determined) of all additions, as of such date of determination, thereto, and minus the amount, as of such date of determination, of any portion of such Investment repaid to the investor in cash as a repayment of principal or a return of capital, as the case may be, but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the time of such Investment, (d) any Investment (other than any Investment referred to in clause (a), (b) or (c) above) in the form of a transfer of Capital Stock or other property by the investor to the investee, including any such transfer in the form of a capital contribution, shall be the fair value (as determined reasonably and in good faith by the chief financial officer of the Company) of such Capital Stock or other property as of the time of such transfer (less, in the case of any investment in the form of transfer of property for consideration that is less than the fair value thereof, the fair value (as so determined) of such consideration as of the time of the transfer), minus the amount, as of such date of determination, of any portion of such Investment repaid to the investor in cash as a return of capital, but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the time of such transfer, and (e) any Investment (other than any Investment referred to in clause (a), (b), (c)

or (d) above) in any Person resulting from the issuance by such Person of its Capital Stock to the investor shall be the fair value (as determined reasonably and in good faith by the chief financial officer of the Company) of such Capital Stock at the time of the issuance thereof.

For purposes of Section 4.08:

(1) any property transferred to or from a Subsidiary will be valued at its Fair Market Value at the time of such transfer; and

(2) if the Company or any Subsidiary sells or otherwise disposes of any Voting Stock of any Subsidiary such that, after giving effect to any such sale or disposition, such entity is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Capital Stock of such Subsidiary not sold or disposed of.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or any other equivalent rating by any Rating Agency, in each case, with a stable or better outlook.

“Issue Date” means [ ].

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, charge, assignment by way of security, security interest or other encumbrance in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Line Cap” shall have the meaning and be calculated as set forth in the ABL Credit Agreement.

“Material Adverse Effect” means a material adverse effect on (a) the results of operations, assets, business or financial condition of the Company and the Subsidiaries taken as a whole, (b) the ability of the Company and the Guarantors to perform any of their monetary obligations under the Notes, this Indenture, the Security Agreements or any Intercreditor Agreement to which it is a party, or (c) the rights of or benefits available to the Trustee, the Notes Collateral Agent or Holders under the Notes, this Indenture, the Security Agreements or any applicable Intercreditor Agreement.

“Material Indebtedness” means Indebtedness (other than letters of credit), or obligations in respect of one or more Hedging Obligations, of any one or more of the Company and the Subsidiaries in an aggregate principal amount exceeding $15,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Company or any Subsidiary in respect of any Hedging Obligation at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Company or such Subsidiary would be required to pay if such Hedging Obligation were terminated at such time.

“Material Intellectual Property” means intellectual property that is (i) material to the conduct of business of the Company or any of its Subsidiaries or (ii) necessary or material to permit the Notes Collateral Agent to enforce its rights and remedies under this Indenture or the Collateral Documents with respect to the Collateral, or the disposition of which would otherwise adversely affect the Net Orderly Liquidation Value Percentage (as defined in the ABL Credit Agreement as in effect on the date hereof) of any Collateral.

“Material Real Property” means, collectively, all right, title and interest in and to any and all parcels of or interests in real property owned in fee by the Company or any Guarantor having a Fair Market Value at the time in excess of $2,500,000.

“Michele Brand” means all right, title, and interest in and to (i) all inventory and all molds for manufacturing finished goods; (ii) marketing assets; (iii) records; (iv) unfulfilled purchase orders, including, without limitation, the right to bill and receive payment for products subject to such unfulfilled purchase orders; (v) all intellectual property; (vi) all rights under transferred contracts; (vii) all goodwill associated with the MICHELE brand and/or the MICHELE assets; (viii) all permits required for the ownership and use of the MICHELE assets, and all pending applications therefor or renewals thereof; (ix) all machinery, equipment and tooling, whether owned or leased; and (x) all currently effective warranties, guaranties, indemnities and similar rights against third parties, if any, solely relating to the MICHELE assets (except to the extent applicable from any sale thereof), in each case used in or for the business of manufacturing, distributing and selling of timepieces under the MICHELE brand and included in an asset purchase agreement, share purchase agreement or similar agreement in connection with the sale of the Company’s MICHELE brand.

“Moody’s” means Moody’s Investors Services, Inc. or any successor to its rating agency business.

“Mortgages” means the mortgages, land charges, debentures, deeds of hypothecs, deeds of trust, deeds to secure Indebtedness or other similar documents in legally sufficient form to secure Liens on the Premises, as well as the other Collateral secured by and described in the mortgages, land charges, debentures, deeds of hypothecs, deeds of trust, deeds to secure Indebtedness or other similar documents.

“Net Assets” for the purpose of Section 10.02(a) (Limitation on Guarantor Liability relating to any German Guarantor) means a German GmbH Guarantor’s (or, in the case of a German GmbH & Co. KG Guarantor, its general partner’s) assets pursuant to Section 266 sub-section (2) A, B, C, D and E of the German Commercial Code (Handelsgesetzbuch) less the aggregate of its liabilities pursuant to Section 266 sub-section (3) B, C, D and E of the German Commercial Code, taking into consideration the generally accepted accounting principles applicable from time to time in Germany (Grundsatze ordnungsmafiiger Buchfuhrung) based on the same principles and evaluation methods as consistently applied by the respective German Guarantor in the preparation of its financial statements.

“Net Cash Proceeds,” with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale, net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually Incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credits or deductions and any tax sharing arrangements).

“Non-Guarantor Subsidiary” means any Subsidiary that is not a Guarantor.

“Note Documents” means this Indenture, the Notes, the Collateral Documents and the Intercreditor Agreements (including in each case, any amendments thereto).

“Note Guarantee” means, individually, any Guarantee of payment of the Notes and the Company’s other Obligations under this Indenture by a Guarantor pursuant to the terms of this Indenture and any supplemental indenture thereto, and, collectively, all such Guarantees.

“Note Party” means the Company or any Guarantor.

“Notes” means the Initial Notes and more particularly means any Note authenticated and delivered under this Indenture. For all purposes of this Indenture, the term “Notes” shall also include any Additional Notes that may be issued under a supplemental indenture and Notes to be issued or authenticated upon transfer, replacement or exchange of Notes.

“Notes Priority Collateral” means all Collateral other than ABL Priority Collateral (including for the avoidance of doubt, any such assets that, but for the application of Section 552 of the Bankruptcy Code, or any comparable provision in any other Bankruptcy Law, would be ABL Priority Collateral), including, without limitation:

(1) all Equipment, Fixtures, Real Property, intercompany indebtedness between or among the Company and its Subsidiaries or their Affiliates (other than ABL Priority Collateral described in clause (5) of the definition thereof), and all Capital Stock held by the Note Parties and other Investment Property (other than any Investment Property constituting ABL Priority Collateral, including Investment Property described in clause 3(y) of the definition of ABL Priority Collateral);

(2) except to the extent constituting ABL Priority Collateral, all Instruments, Commercial Tort Claims, Documents and General Intangibles;

(3) Notes Priority Accounts; provided, however, that to the extent that identifiable proceeds of ABL Priority Collateral are deposited in any such Split-Lien Priority Accounts, such identifiable proceeds shall be treated as ABL Priority Collateral;

(4) on and after the Collateral Designation Date, Specified Collateral;

(5) all other Collateral, other than the ABL Priority Collateral (including ABL Priority Proceeds); and

(6) all collateral security and guarantees with respect to the foregoing, and all cash, Money, insurance proceeds, receivables, products, substitutions, replacements, Instruments, Securities and Financial Assets received as proceeds of any of the foregoing, but, in any event, excluding the ABL Priority Collateral (including ABL Priority Proceeds).

Any capitalized term used in this definition but not otherwise defined herein shall be defined as set forth in the ABL Intercreditor Agreement.

“Notes Collateral Agent” means Wilmington Trust, National Association, as notes collateral agent under the Note Documents, until a successor, if any, replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Obligations” means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, provincial, territorial, federal or foreign law), other monetary obligations, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and Guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Offer to Purchase” means an Asset Disposition Offer or a Change of Control Offer.

“Officer” means the Chairman of the Board of Directors, the Chief Executive Officer, the President or a Co-President, the Chief Financial Officer, any Executive Vice President, Senior Vice President or Vice President, the Chief Administrative Officer, the Chief Legal Officer, the Treasurer or Assistant Treasurer or the Secretary of the Company or any other person authorized by the Board of Directors or, if the Company is a partnership or a limited liability company that has no such officers, a person duly authorized under applicable law by the general partner, managers, members or a similar body to act on behalf of the Company. Officer of any Guarantor has a correlative meaning.

“Officer’s Certificate” means a certificate signed by an Officer of the Company or a Guarantor, as applicable, and delivered to the Trustee and/or the Notes Collateral Agent, as applicable.

“Opinion of Counsel” means a written opinion from legal counsel (including an employee of or counsel to the Company) who is reasonably acceptable to the Trustee or the Notes Collateral Agent, as applicable.

“Pari Passu Secured Indebtedness” means any Indebtedness of the Company or any Guarantor that ranks pari passu in right of payment with the Obligations under the Notes or the Note Guarantees and is secured by a Lien on the Collateral that has equal Lien priority with respect to the different categories of Collateral under the Lien priorities in any applicable Intercreditor Agreement relative to the Notes and the Note Guarantees and is senior in priority to the Liens securing any junior lien priority Indebtedness; provided, that, in each case, an Authorized Representative of such Indebtedness shall have executed a joinder to the applicable Intercreditor Agreements in the form provided therein.

“Perfection Certificate” means that certain perfection certificate dated as of the Issue Date, executed and delivered by each Note Party in favor of the Notes Collateral Agent on behalf of the Secured Parties.

“Permitted Acquisition” means the purchase or other acquisition by the Company or any Subsidiary of Capital Stock in, or all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of), any Person if (a) in the case of any purchase or other acquisition of Capital Stock in a Person, such Person will be, upon the consummation of such acquisition, a Subsidiary, in each case including as a result of a merger, amalgamation or consolidation between any Subsidiary and such Person, or (b) in the case of any purchase or other acquisition of other assets, such assets will be owned by the Company or a Subsidiary; provided that (i) no Event of Default exists at the date such transaction is consummated, (ii) at the time such transaction is consummated, immediately after giving pro forma effect to such transaction (calculated as of the last day of the Fiscal Month of the Company then most recently ended for which financial statements have been delivered pursuant to Section 4.06), the Consolidated Leverage Ratio for the Company and its Subsidiaries shall not exceed 1.50:1.00, (iii) the Company shall promptly deliver information relating to such Permitted Acquisition as the Notes Collateral Agent may reasonably request, and (iv) any such acquisition or Investment shall be subject to the Shared Non-Guarantor Investments Cap.

“Permitted Investment” means an Investment:

(1) [reserved];

(2) [reserved];

(3) consisting of contributions to and borrowings from the cash pool under the Intercompany Cash Pooling Program among the applicable Subsidiaries (other than the Company and Domestic Guarantors) in the ordinary course of business to fund ordinary course operational needs, including purchasing inventory, paying payroll and funding marketing initiatives; provided that (i) the Company and the Domestic Guarantors shall not participate in the Intercompany Cash Pooling Program, (ii) all amounts owing under the Intercompany Cash Pooling Program shall be subject to the Intercompany Subordination Agreement at all times, (iii) the aggregate balance at any time (to the extent positive) of (x) outstanding amounts contributed by the Company and the Guarantors to the cash pool minus (y) outstanding amounts borrowed by the Company and the Guarantors from the cash pool (the “Net Cash Pooling Investment”) shall be subject to the Shared Non-Guarantor Investments Cap, and (iv) if a Dominion Period (as defined in the ABL Credit Agreement) has occurred and is continuing, the Company and the Guarantors shall not make any contributions to the cash pool;

(4) Investments by the Company and the Subsidiaries in their respective Subsidiaries; provided that (i) such Subsidiaries are Subsidiaries prior to, or have been newly formed with the initial Investment therein being, such Investments and (ii) such Investments shall be subject to the Shared Non-Guarantor Investments Cap;

(5) loans or advances made by the Company to any Subsidiary or made by any Subsidiary to the Company or any other Subsidiary; provided that (i) the Indebtedness resulting therefrom is permitted by Section 4.09(b)(8) and (ii) such loans and advances shall be subject to the Shared Non-Guarantor Investments Cap;

(6) Guarantees by the Company or any Subsidiary of (i) the Obligations and (ii) Indebtedness or other obligations of the Company or any Subsidiary other than as specified in the foregoing clause (i) including any such Guarantees arising as a result of any such Person being a joint and several co-applicant with respect to any letter of credit or letter of guaranty; provided that, with respect to the foregoing clause (ii), such Indebtedness shall be subject to the Shared Non-Guarantor Investments Cap;

(7) by the Company or any of its Subsidiaries, in cash or in the form of Investments that do not constitute transfers of Collateral, in an aggregate amount outstanding (as reduced by the amount of capital returned from any such Permitted Investment (exclusive of items reflected in Consolidated Net Income), which reductions may not exceed in aggregate amount the amount originally transferred in connection with any Permitted Investment hereunder), together with all other Investments pursuant to this clause (7), at the time of each such Investment not to exceed $5,000,000.

(8) by the Company or any of its Subsidiaries in exchange for consideration consisting only of Capital Stock (other than Disqualified Stock) of the Company or Net Cash Proceeds of a substantially concurrent sale of Capital Stock of the Company;

(9) by the Company or any of its Subsidiaries in receivables owing to the Company or any Subsidiary and extensions of trade credit, deposits, prepayments and other credits to vendors, suppliers, lessors, processors, materialmen, carriers, warehousemen, mechanics and landlords made in the ordinary course of business;

(10) by the Company or any of its Subsidiaries in payroll, commission, travel, entertainment expenses, relocation costs and similar advances to cover matters that are reasonably expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business and consistent with past practice, not to exceed, in the aggregate, $1,000,000 at any time outstanding;

(11) Investments in cash and Cash Equivalents;

(12) by the Company or any of its Subsidiaries as a result of the receipt of settlement of amounts due to the Company or any Subsidiary effected in the ordinary course of business;

(13) purchases of assets in the ordinary course of business;

(14) received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(15) Permitted Acquisitions;

(16) by the Company or any of its Subsidiaries in connection with the funding of contributions under any non-qualified retirement plan or similar employee compensation plan in an amount not to exceed the amount of compensation expense recognized by the Company and its Subsidiaries in connection with such plans;

(17) by the Company or any of its Subsidiaries in the ordinary course of business consisting of the licensing, sublicensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons; provided that such licensing, subleasing, or contributions of intellectual property must either be (i) non-exclusive or (ii) exclusive only within the granted territory;

(18) by the Company or any of its Subsidiaries in prepaid expenses, negotiable instruments held for collection, lease, utility, workers’ compensation, performance and other similar deposits provided to third parties in the ordinary course of business;

(19) by the Company or any of its Subsidiaries as a result of the receipt of non-cash consideration from an Asset Disposition that was made pursuant to and in compliance with Section 4.16 or any other disposition of assets not constituting an Asset Disposition;

(20) by the Company or any of its Subsidiaries in existence on the Issue Date or made pursuant to binding commitments existing on the Issue Date or an Investment consisting of any extension, modification or replacement of any such Investment or binding commitment existing on the Issue Date but, in each case, only to the extent not involving additional advances, contributions or other Investments or other increases thereof;

(21) by the Company or any of its Subsidiaries in Hedging Obligations entered into in the ordinary course of business to hedge or mitigate risks to which the Company or a Subsidiary is exposed in the conduct of its business or the management of its liabilities and not for speculative purposes, which transactions or obligations are Incurred in compliance with Section 4.09;

(22) by the Company or any of its Subsidiaries in respect of Guarantees issued in accordance with Section 4.09;

(23) Investments constituting (i) pledges and deposits made (A) in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations and (B) in respect of letters of credit, bank guarantees or similar instruments issued for the account of the Company or any Subsidiary in the ordinary course of business supporting obligations of the type set forth in clause (A) above, (ii) pledges and deposits made to secure the performance of bids, trade contracts (other than Indebtedness for borrowed money), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business, and (iii) endorsements of instruments for collection or deposit in the ordinary course of business;

(24) Investments by the Company or any of its Subsidiaries in the form of Unfinanced Capital Expenditures;

(25) deposits made in the ordinary course of business to secure the performance of leases or other obligations as permitted under Section 4.09;

(26) the deposit of funds or evidences of Indebtedness in trust for the purpose of defeasing or discharging Indebtedness issued pursuant to an indenture, but only if such defeasing or discharging of Indebtedness is not prohibited under this Agreement; provided that such Investment covers proceeds in an aggregate amount necessary solely to defease or discharge the principal, interest, premium, if any, and if required by the terms of the relevant indenture, fees, costs and expenses due in connection with the defeasance of such Indebtedness; and

(27) any other Investment permitted under the terms of the First-Out Notes Indenture, the ABL Credit Agreement, or in each case, any replacement thereof.

Unless otherwise specified, for purposes of determining the amount of any Investment outstanding for purposes hereof, such amount shall be deemed to be the amount of such Investment when made, purchased or acquired less any amount realized in respect of such Investment upon the sale, collection or return of capital (not to exceed the original amount invested).

“Permitted Liens” means, with respect to any Person:

(1) Liens securing (i) Indebtedness and other obligations permitted to be Incurred under Section 4.09(b)(4) and (ii) any Refinancing Indebtedness in respect thereof (and any subsequently Incurred Refinancing Indebtedness in respect of any such Refinancing Indebtedness) provided, that the Liens incurred pursuant to this clause (1) may rank senior to the Liens securing the Notes pursuant to the terms of the applicable Intercreditor Agreement;

(2) pledges and deposits made (i) in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations and (ii) in respect of letters of credit, bank guarantees or similar instruments issued for the account of the Company or any Subsidiary in the ordinary course of business supporting obligations of the type set forth in clause (i) above;

(3) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law (other than any Lien imposed pursuant to Section 430(k) of the Code or Section 303(k) of ERISA or

a violation of Section 436 of the Code), arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in good faith;

(4) Liens imposed by law for taxes that are not yet delinquent or (i) the validity or amount thereof is being contested in good faith by appropriate proceedings, (ii) for which the Company or such Subsidiary has set aside on its books reserves with respect thereto to the extent required by GAAP and (iii) such contest effectively suspends collection of the contested obligation and the enforcement of any Lien securing such obligation;

(5) pledges and deposits made to secure the performance of bids, trade contracts (other than Indebtedness for borrowed money), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(6) easements, zoning restrictions, rights-of-way, site plan agreements, development agreements, operating agreements, cross-easement agreements, reciprocal easement agreements and similar encumbrances and exceptions to title on real property that do not secure any monetary obligations and do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of the Company or any Subsidiary or the ordinary operation of such real property;

(7) Liens securing Indebtedness permitted to be incurred under (i) clause (1) (provided, that such Liens shall be junior to the Liens on the Notes Priority Collateral securing the Notes and shall be subject to the ABL Intercreditor Agreement), (ii) clause (2) (provided, that such Liens shall be subject to the First-Out/Second-Out Intercreditor Agreement), and (iii) clause (11), in each case, of Section 4.09(b);

(8) Liens existing on the Issue Date and other Liens securing Indebtedness Incurred in reliance on Section 4.09(b)(5), subject to the Lien priorities in any applicable Intercreditor Agreement;

(9) customary rights of setoff upon deposits of cash in favor of banks and other depository institutions and Liens of a collecting bank arising under the UCC or PPSA in respect of payment items in the course of collection;

(10) Liens representing any interest or title of a licensor, lessor or sublicensor or sublessor, or a licensee, lessee or sublicensee or sublessee, in the property subject to any lease (other than Capital Lease Obligations), license or sublicense or concession agreement permitted by this Agreement;

(11) Liens securing Indebtedness or other obligations of a Subsidiary owing to the Company, or of a Non-Guarantor Subsidiary owing to the Company or another Subsidiary;

(12) Liens securing Refinancing Indebtedness Incurred to refinance, as a whole or in part, Indebtedness that was previously so secured pursuant to clauses (7), (8), (16), (36), (39), (40) and this clause (12) of this definition; provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced; provided, further, that any such Liens shall rank equal to or junior to the Liens securing Indebtedness being refinanced or Incurred in compliance with this Indenture pursuant to the terms of the applicable Intercreditor Agreements, if applicable, or any other intercreditor agreement that is substantially similar to such Intercreditor Agreements (in the case of any Liens with a junior lien priority, with any ABL Indebtedness and the Notes being treated as senior priority obligations thereunder), as applicable, in all cases subject to the Lien priorities in any applicable Intercreditor Agreement;

(13) Liens in connection with the sale or transfer of any Capital Stock or other assets in a transaction permitted under Section 4.16 and customary rights and restrictions contained in agreements relating to such sale or transfer pending the completion thereof;

(14) leases, subleases, licenses or sublicenses of real property granted by the Company or any Subsidiary to third Persons not interfering in any material respect with the business of the Company or any Subsidiary;

(15) judgment Liens in respect of judgments that do not constitute an Event of Default;

(16) Liens securing Indebtedness permitted to be incurred under Section 4.09(b)(7);

(17) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(18) bankers’ liens upon deposits of funds in favor of banks or other depository institutions (including any right of pledge or right of set-off arising under the general banking conditions of any bank in relation to deposit accounts maintained in the Netherlands), solely to the extent incurred in connection with the maintenance of such deposit accounts in the ordinary course of business;

(19) any Lien existing on any asset prior to the acquisition thereof by the Company or any Subsidiary or existing on any asset of any Person that becomes (including pursuant to a Permitted Acquisition) a Subsidiary (or of any Person not previously a Subsidiary that is merged, amalgamated or consolidated with or into a Subsidiary in a transaction permitted hereunder) after the Issue Date prior to the time such Person becomes a Subsidiary (or is so merged, amalgamated or consolidated); provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary (or such merger, amalgamation or consolidation), (ii) such Lien shall not apply to any other assets of the Company or any Subsidiary (other than, in the case of any such merger, amalgamation or consolidation, the assets of any special purpose merger Subsidiary that is a party thereto) and (iii) such Lien shall secure only those obligations that it secures on the date of such acquisition or the date such Person becomes a Subsidiary (or is so merged, amalgamated or consolidated) and any extensions, renewals and refinancings thereof that do not increase the outstanding principal amount thereof;

(20) [reserved];

(21) Liens arising from precautionary UCC or PPSA financing statement filings (or similar filings under applicable law) regarding operating leases or consignments;

(22) Liens securing (i) Indebtedness and other obligations permitted to be Incurred under Section 4.09(b)(21) and (ii) any Refinancing Indebtedness in respect thereof (and any subsequently Incurred Refinancing Indebtedness in respect of any such Refinancing Indebtedness) provided, that the Liens incurred pursuant to this clause (22) may rank senior to the Liens securing the Notes pursuant to the terms of the applicable Intercreditor Agreement;

(23) [reserved];

(24) any interest or title of an owner of equipment or inventory on loan or consignment, or in connection with any conditional sale, title retention or similar arrangement for the sale of goods to the Company or any Subsidiary, in each case in the ordinary course of business of the Company and its Subsidiaries, and Liens arising from precautionary UCC financing statement filings related thereto;

(25) [reserved];

(26) Liens arising in the ordinary course of business in favor of custom and forwarding agents and similar Persons in respect of imported goods and merchandise in the custody of such Persons;

(27) the reservations, limitations, provisos and conditions, if any, expressed in any original grant from the Crown in right of Canada or any province thereof of any real property or any interest therein or in any comparable grant in jurisdictions other than Canada, provided they do not materially detract from the value of such property or impair the use thereof in the ordinary conduct of business;

(28) Liens or rights of setoff against credit balances of the Company or any Subsidiary with credit card issuers, credit card processors or merchant service providers for mobile or digitized payment methods to secure obligations of the Company or such Subsidiary, as the case may be, to any such credit card issuer, credit card processor, or merchant service provider incurred in the ordinary course of business as a result of fees, charges, expenses and chargebacks;

(29) (i) contractual or statutory Liens of landlords to the extent relating to the property and assets relating to any lease agreements with such landlord, and (ii) contractual Liens of suppliers (including sellers of goods) or customers granted in the ordinary course of business to the extent limited to the property or assets relating to such contract;

(30) Liens arising from the deposit of funds or evidences of Indebtedness in trust for the purpose of defeasing or discharging Indebtedness issued pursuant to an indenture, but only if such defeasing or discharging of Indebtedness is not prohibited under this Agreement; provided that such Lien covers proceeds in an aggregate amount necessary solely to defease or discharge the principal, interest, premium, if any, and, if required by the terms of the relevant indenture, fees, costs and expenses due in connection with the defeasance of such Indebtedness;

(31) Liens arising from real property title defects or irregularities which are of a minor nature and which do not materially detract from the value of the real property or impair the use thereof in the ordinary conduct of business;

(32) other Liens that are contractual rights of setoff;

(33) in the case of (i) any Subsidiary that is not a wholly owned Subsidiary or (ii) the Capital Stock in any Person that is not a Subsidiary, any encumbrance or restriction, including any options, put and call arrangements, rights of first refusal and similar rights related to Capital Stock in such Subsidiary or such other Person set forth in the organizational documents of such Subsidiary or such other Person or any related joint venture, shareholders’ or similar agreement;

(34) Liens solely on any cash earnest money deposits, escrow arrangements or similar arrangements made by the Company or any Subsidiary in connection with any letter of intent or purchase agreement for a Permitted Acquisition or other transaction permitted hereunder;

(35) Liens securing Hedging Obligations permitted to be incurred pursuant to Section 4.09(b)(22);

(36) any Lien on assets of any Foreign Subsidiary (other than a Foreign Guarantor) securing Indebtedness of such Foreign Subsidiary (other than a Foreign Guarantor) permitted by Section 4.09(b)(6)(ii) and obligations relating thereto not constituting Indebtedness;

(37) Liens in respect of Prior Claims that are unregistered and secure amounts that are not yet due and payable;

(38) Liens on amounts deposited to secure obligations in connection with pension liabilities (Altersteilzeitverpflichtungen) pursuant to § 8a German Partial Retirement Act (Altersteilzeitgesetz) or in connection with time credits (Wertguthaben) pursuant to § 7e German Social Code IV (Sozialgesetzbuch IV);

(39) Deposits of cash collateral securing letters of credit permitted under Section 4.09(b)(19);

(40) any other Liens permitted under the terms of the First-Out Notes Indenture, the ABL Credit Agreement, or in each case, any replacement thereof; and

(41) in addition to the items referred to in clauses (1) through (40) above, Liens securing Indebtedness of the Company and its Subsidiaries in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Liens securing Indebtedness pursuant to this clause (41) at any one time, does not exceed $10,000,000.

“Person” means any individual, corporation, limited liability company, unlimited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“PPSA” means the Personal Property Security Act (Ontario), including the regulations thereto, provided that if perfection or the effect of perfection or non-perfection or the priority of any Lien created hereunder or under any other Note Document on the Collateral is governed by the personal property security legislation or other applicable legislation with respect to personal property security in effect in a jurisdiction in Canada other than the Province of Ontario, “PPSA” means the Personal Property Security Act or such other applicable legislation (including the Civil Code (Quebec)) in effect from time to time in such other jurisdiction in Canada for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“Preferred Stock,” as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distributions of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

“Prior Claims” means (a) all liabilities and obligations of any Canadian Guarantor secured by any Liens, choate or inchoate, which rank or are capable of ranking in priority to the Liens securing the Obligations, including claims for utilities, taxes (including sales taxes, value added taxes, amounts deducted or withheld or not paid and remitted when due under the Income Tax Act (Canada), as amended, excise taxes, goods and services taxes (“GST”) and harmonized sales taxes (“HST”) payable pursuant to Part IX of the Excise Tax Act (Canada) or similar taxes under provincial or territorial law), the claims of a laborer or worker (whether full-time or part-time) who is owed wages (including any amounts protected by the Wage Earner Protection Program Act (Canada) or secured by Section 81.3 or 81.4 of the Bankruptcy and Insolvency Act (Canada)), amounts due and not paid for inventory subject to rights of suppliers under Section 81.1 of the Bankruptcy and Insolvency Act (Canada) or other applicable law (generally known as the “30-day goods rule”), vacation pay, severance pay, employee source deductions, workers’ compensation obligations or pension fund obligations (including claims in respect of, and all amounts currently or past due and not contributed, remitted or paid to, or pursuant to, a Canadian pension plan, any Canadian pension laws and any amounts representing any unfunded liability, solvency deficiency or wind-up deficiency whether or not due with respect to any Canadian pension llan, including “normal cost”, “special payments” and any other payments in respect of any funding deficiency or shortfall); and (b) with respect to any German Guarantor, any reserve for amounts secured by any liens or other security interests whatsoever, choate or inchoate, which rank or are capable of ranking in priority to the liens granted to secure or for other claims and/or deductions for the Obligations, including without limitation, any such amounts due and not paid for wages, or vacation pay, severance pay, employee deductions, income tax, insolvency costs, amounts due and not paid under any legislation relating to workers’ compensation or to employment insurance amounts currently or past due and not paid for realty, municipal or similar taxes (to the extent impacting personal or movable property), sales tax and pension obligations.

“Rating Agency” means each of S&P and Moody’s, or, if S&P or Moody’s or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company (as certified by a resolution of the Board of Directors) which shall be substituted for S&P or Moody’s or both, as the case may be.

“Record Date” for the interest payable on any applicable Interest Payment Date means the March 1, June 1, September 1, and December 1 (whether or not a Business Day) immediately preceding such Interest Payment Date.

“Refinancing Indebtedness” means Indebtedness that is Incurred in exchange or replacement for, or to refund, refinance, replace, exchange, renew, repay, prepay, purchase, redeem, defease, retire or extend (including pursuant to any defeasance or discharge mechanism) (collectively, ”refinance,” “refinances,” “refinanced” and “refinancing” shall each have a correlative meaning) any Indebtedness existing on the Issue Date or Incurred in compliance with this Indenture (including additional Indebtedness Incurred to pay premiums (including tender premiums), defeasance costs, accrued interest and fees and expenses (including fees and expenses relating to the Incurrence of such Refinancing Indebtedness) in connection with any such refinancing) including Indebtedness that refinances Refinancing Indebtedness or Incurred in connection with a repurchase, redemption or similar transaction, whether by tender offer, open market purchases, negotiated transactions or otherwise, in each case including by exchange offers and private exchanges; provided, however, that:

(1) the Stated Maturity of such Refinancing Indebtedness shall not be earlier than that of the Indebtedness being refinanced;

(2) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced;

(3) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced (plus, without duplication, any additional Indebtedness Incurred to pay fees, premiums or costs with respect to the instruments governing such existing Indebtedness or tender premiums, defeasance costs, accrued interest and fees and expenses in connection with any such refinancing);

(4) if the Indebtedness being refinanced is Subordinated Obligations, Guarantor Subordinated Obligations, or otherwise subordinated in right of payment to the Notes or the Note Guarantees, such Refinancing Indebtedness is Subordinated Obligations, Guarantor Subordinated Obligations, or subordinated in right of payment to the Notes or the Note Guarantees, respectively, on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness being refinanced;

(5) if the Indebtedness being refinanced is secured, the Liens securing such Refinancing Indebtedness have a Lien priority equal or junior to the Liens securing the Indebtedness being refinanced (and if the Indebtedness being refinanced is unsecured, the Refinancing Indebtedness Incurred in respect of such Indebtedness may not be secured with any Liens);

(6) Refinancing Indebtedness shall not include Indebtedness of a Non-Guarantor Subsidiary that refinances Indebtedness of the Company or a Guarantor;

(7) Refinancing Indebtedness shall not be Guaranteed or secured by additional guarantors or collateral, respectively, relative to the refinanced Indebtedness; and

(8) Refinancing Indebtedness shall not have a greater ranking or payment priority than the Indebtedness being refinanced.

“Registration Statement” means the registration statement on Form S-3 and/or S-4 dated September 9, 2025, as may be amended or supplemented, registering certain of the Notes described herein under the Securities Act.

“Responsible Officer” shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who, in each case, shall have direct responsibility for the administration of this Indenture.

“Restricted Investment” means any Investment other than a Permitted Investment.

“S&P” means S&P Global Ratings or any successor to its rating agency business.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Indebtedness” means any Indebtedness of the Company or any of its Subsidiaries secured by a Lien.

“Secured Parties” means the Trustee, the Notes Collateral Agent, the Holders and each other Person who is owed any portion of the Obligations under this Indenture.

“Securities Account” means all “securities accounts” as such term is defined in the UCC or the PPSA, as applicable.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Security Agreement” means, individually and collectively as the context may require, the U.S. Security Agreement, the Canadian Security Agreements, the Dutch Security Agreements, the German Security Agreements, the Swiss Security Agreements and the UK Security Agreements.

“Shared Non-Guarantor Investments Cap” means that the sum of (i) the aggregate amount of Investments by (x) the Company and the Guarantors in, and loans and advances by the Company and the Guarantors to, and Guarantees by the Company and the Guarantors of Indebtedness and other obligations of, Subsidiaries that are not Guarantors and (y) the Company and the Domestic Guarantors in, and loans and advances by the Company and the Domestic Guarantors to, and Guarantees by the Company and the Domestic Guarantors of Indebtedness and other obligations of, Foreign Guarantors, in each case of this clause (i), pursuant to clauses (4), (5) and (6) of the definition of “Permitted Investments”, (ii) solely to the extent positive, the Net Cash Pooling Investment, and (iii) the aggregate amount of consideration paid by the Company and the Guarantors in connection with Permitted Acquisitions of Subsidiaries that do not become Guarantors, shall not exceed $10,000,000 at any time outstanding.

“Significant Subsidiary” means any Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

“Similar Business” means any business similar in nature to any business conducted or proposed to be conducted by the Company and its Subsidiaries on the Issue Date or any business that is reasonably related, complementary, incidental or ancillary thereto or a reasonable extension, development or expansion of, the business conducted by the Company and its Subsidiaries on the Issue Date, in each case, as determined in good faith by the Company.

“Specified Collateral” means that portion of the Collateral consisting of Intellectual Property Collateral (as defined in the ABL Intercreditor Agreement).

“Specified Indebtedness” means Subordinated Obligations, Guarantor Subordinated Obligations, unsecured Indebtedness, and Indebtedness secured on a junior basis to the Liens securing the Obligations in respect of the Notes.

“Specified Jurisdiction” means any of Canada, Germany, the Netherlands, Switzerland, England and Wales.

“Stated Maturity” means, with respect to any security, the date specified in the agreement governing or certificate relating to such Indebtedness as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but not including any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

“Subordinated Obligation” means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter Incurred) that is subordinated or junior in right of payment to the Notes pursuant to its terms.

“Subsidiary” of any Person means (1) any corporation, unlimited liability company, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total ordinary voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or Persons performing similar functions) or (2) any partnership, joint venture limited liability company or similar entity of which more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, is, in the case of clauses (1) and (2), at the time owned or controlled, directly or indirectly, by (a) such Person, (b) such Person and one or more Subsidiaries of such Person or (c) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of the Company.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions and any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company or any Subsidiary shall be a Swap Agreement.

“Swiss Guarantor” means any Guarantor incorporated and organized under the laws of Switzerland or which is considered to be tax resident in Switzerland for Swiss Withholding Tax purposes.

“Swiss Security Agreements” means, collectively, any Swiss law governed security agreement entered into prior to, on, or after the Issue Date by any Note Party (as required by this Agreement or any other Note Document), as the same may be amended, restated or otherwise modified from time to time.

“Swiss Subsidiary” means any subsidiary of the Company incorporated and organized under the laws of Switzerland or which is considered to be tax resident in Switzerland for Swiss Withholding Tax purpose.

“Swiss Withholding Tax” means taxes imposed under the Swiss Withholding Tax Act.

“Swiss Withholding Tax Act” means the Swiss Federal Act on the Withholding Tax of 13 October 1965 (Bundesgesetz über die Verrechnungssteuer), together with the related ordinances, regulations and guidelines, all as amended and applicable from time to time.

“Synthetic Lease” means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP.

“Synthetic Lease Obligations” means, as to any Person, an amount equal to the sum, without duplication, of (a) the obligations of such person to pay rent or other amounts under any Synthetic Lease which are attributable to principal and (b) the amount of any purchase price payment under any Synthetic Lease assuming the lessee exercises the option to purchase the leased property at the end of the lease term. A Synthetic Lease Obligation shall be deemed to be secured by a Lien on the property being leased and such property shall be deemed to be owned by the lessee.

“Total Assets” means, at any date of determination, the consolidated total assets of the Company as of the last day of the most recent Fiscal Month of the Company for which financial statements have theretofore been most recently delivered pursuant to Section 4.06 as adjusted to any pro forma event occurring pursuant to the terms of this Indenture since such date.

“Transaction Support Agreement” means that certain Transaction Support Agreement dated August 13, 2025, among the Company, certain of its subsidiaries and the supporting noteholders party thereto.

“Transactions” means those certain transactions contemplated by the Transaction Support Agreement and Registration Statement.

“Transfer Restricted Notes” means Definitive Notes and any other Notes that bear or are required to bear the Restricted Notes Legend.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“Trustee” means Wilmington Trust, National Association, as trustee, until a successor, if any, replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“UK Guarantor” means any Guarantor that is a UK Subsidiary.

“UK Security Agreements” means, collectively, (a) that certain English law all asset security agreement, dated as of the Issue Date, among the UK Guarantors and the Notes Collateral Agent and (b) any other English law pledge or security agreement (including any supplemental agreement or accession agreement in respect of a UK Security Agreement) entered into prior to, on, or after the Issue Date by any other Note Party (as required by this Indenture or any other Note Document), as the same may be amended, restated or otherwise modified from time to time.

“UK Subsidiary” means any Subsidiary of the Company incorporated in England and Wales.

“Unfinanced Capital Expenditures” means capital expenditures (a) not financed with the proceeds of any incurrence of long-term Indebtedness (other than the incurrence of any loans, Capital Lease Obligations or Synthetic Lease Obligations) or the proceeds of any sale or issuance of Capital Stock or equity contributions, and (b) that are not reimbursed by a third person (excluding the Company or any Guarantor or any of its Affiliates) in the period such expenditures are made pursuant to a written agreement. For the avoidance of doubt, Unfinanced Capital Expenditures shall include capital expenditures financed with the proceeds of any loans, Capital Lease Obligations or Synthetic Lease Obligations.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as in effect from time to time in any applicable jurisdiction.

“United States” means the United States of America.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Security Agreement” means that certain Pledge and Security Agreement, dated as of the Issue Date, between the Company, the Domestic Guarantors and the Notes Collateral Agent, and, as the context requires, any other pledge or security agreement entered into after the Issue Date by the Company or any Domestic Guarantor (as required by this Agreement or any other Note Document), or any other Person, as the same may be amended, restated or otherwise modified from time to time.

“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in the election of directors, managers or trustees, as applicable, of such Person.

Section 1.02. Other Definitions.

Term	Defined in Section
“Affiliate Transaction”	4.14(a)
“Agent Members”	2.1(b) of Appendix A
“Applicable Procedures”	1.1(a) of Appendix A
“Auditor’s Determination”	10.02(a)
“Authentication Order”	2.03(c)
“Bondholder Call”	4.06(c)
“Capital Impairment”	10.02(a)
“Change of Control Offer”	4.15(a)
“Change of Control Payment”	4.15(a)
“Change of Control Payment Date”	4.15(a)(2)
“Clearstream”	1.1(a) of Appendix A
“Commission”	1.04
“Corresponding Debt”	13.20(b)
“Covenant Defeasance”	8.03(a)
“Definitive Notes Legend”	2.2(e)(i) of Appendix A
“Distribution Compliance Period”	1.1(a) of Appendix A
“Enforcement of Claims”	10.02(a)
“ERISA Legend”	2.2(e) of Appendix A
“Event of Default”	6.01(a)
“Excess Proceeds”	4.16(c)
“Expiration Date”	1.05(j)
“Global Note”	2.1(a) of Appendix A
“Global Notes Legend”	2.2(e) of Appendix A
“Guaranteed Obligations”	10.01(a)
“IAI”	1.1(a) of Appendix A
“IAI Global Note”	2.1(a) of Appendix A
“Indenture Currency”	13.21(b)
“indenture securities”	1.04
“indenture security holder”	1.04
“indenture to be qualified”	1.04
“indenture trustee” or “institutional trustee”	1.04
“Judgment Currency”	13.21(b)
“Legal Defeasance”	8.02(a)
“Management Notification”	10.02(a)
“Note Register”	2.04(a)
“obligor”	1.04
“Parallel Debt”	13.20(a)
“Parallel Debt Undertaking”	13.20(a)
“Paying Agent”	2.04(a)
“PDF”	13.16
“Premises”	11.06(a)
“QIB”	1.1(a) of Appendix A
“Registrar”	2.04(a)
“Regulation S”	1.1(a) of Appendix A
“Regulation S Global Note”	2.1(a) of Appendix A
“Relevant Asset”	10.02(a)
“Restricted Notes Legend”	2.2(e) of Appendix A
“Restricted Payment”	4.08(a)
“Rule 144”	1.1(a) of Appendix A

Term	Defined in Section
“Rule 144A”	1.1(a) of Appendix A
“Rule 144A Global Note”	2.1(a) of Appendix A
“Separated Notes”	2.01
“United States”	1.1(a) of Appendix A
“Unrestricted Global Note”	1.1(a) of Appendix A
“U.S. person”	1.1(a) of Appendix A

Section 1.03. Rules of Construction.

Unless the context otherwise requires:

(1) a term defined in Section 1.01 or Section 1.02 has the meaning assigned to it therein, and a term used herein that is defined in the Trust Indenture Act, either directly or by reference therein, shall have the meaning assigned to it therein;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) “or” is not exclusive;

(4) words in the singular include the plural, and words in the plural include the singular;

(5) provisions apply to successive events and transactions;

(6) unless the context otherwise requires, any reference to an “Appendix,” “Article,” “Section,” “clause,” “Schedule” or “Exhibit” refers to an Appendix, Article, Section, clause, Schedule or Exhibit, as the case may be, of this Indenture;

(7) the words “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not any particular Article, Section, clause or other subdivision;

(8) “including” means including without limitation;

(9) references to sections of, or rules under, the Securities Act or the Exchange Act or the Trust Indenture Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;

(10) unless otherwise provided, references to agreements and other instruments shall be deemed to include all amendments and other modifications to such agreements or instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Indenture; and

(11) in the event that a transaction meets the criteria of more than one category of permitted transactions or listed exceptions, the Company may classify such transaction as it, in its sole discretion, determines.

Section 1.04. Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the Trust Indenture Act as applicable to this Indenture, the provision is incorporated by reference in and made a part of this Indenture upon and after, but not before, the qualification of this Indenture under the Trust Indenture Act.

The following Trust Indenture Act terms used in this Indenture have the following meanings:

“Commission” means the SEC;

“indenture securities” means the Notes;

“indenture security holder” means a Holder of a Note;

“indenture to be qualified” means this Indenture

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Notes and the Note Guarantees means the Company and the Guarantors, respectively, and any successor obligor upon the Notes and the Note Guarantees, respectively.

All other terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by SEC rules under the Trust Indenture Act have the meanings so assigned to them.

Section 1.05. Acts of Holders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Company and the Guarantors. Proof of execution of any such instrument or of a writing appointing any such agent, or the holding by any Person of a Note, shall be sufficient for any purpose of this Indenture and (subject to Section 7.01) conclusive in favor of the Trustee, the Company and the Guarantors, if made in the manner provided in this Section 1.05.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved (1) by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him or her the execution thereof or (2) in any other manner deemed reasonably sufficient by the Trustee. Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit shall also constitute proof of the authority of the Person executing the same.

(c) The ownership of Notes shall be proved by the Note Register.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of any action taken, suffered or omitted by the Trustee, the Company or the Guarantors in reliance thereon, whether or not notation of such action is made upon such Note.

(e) The Company may set a record date for purposes of determining the identity of Holders entitled to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, or to vote on or consent to any action authorized or permitted to be taken by Holders; provided that the Company may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in clause (f) below. Unless otherwise specified, if not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such action, or in the case of any such vote, prior to such vote, any such record date shall be the later of 30 days prior to the first solicitation of such consent or vote or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation or vote. If any record date is set pursuant to this clause (e), the Holders on such record date, and only such Holders, shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action (including revocation of any action), whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless made, given or taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Notes, or each affected Holder, as applicable, on such record date. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder in the manner set forth in Section 13.02.

(f) The Trustee may set any day as a record date for the purpose of determining the Holders entitled to join in the giving or making of (1) any notice of default under Section 6.01, (2) any declaration of acceleration referred to in Section 6.02, (3) any direction referred to in Section 6.05 or (4) any request to pursue a remedy as permitted in Section 6.06. If any record date is set pursuant to this paragraph, the Holders on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless made, given or taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Notes or each affected Holder, as applicable, on such record date. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Company’s expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Company and to each Holder in the manner set forth in Section 13.02.

(g) Without limiting the foregoing, a Holder entitled to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount. Any notice given or action taken by a Holder or its agents with regard to different parts of such principal amount pursuant to this paragraph shall have the same effect as if given or taken by separate Holders of each such different part.

(h) Without limiting the generality of the foregoing, a Holder, including a Depositary that is the Holder of a Global Note, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and a Depositary that is the Holder of a Global Note may provide its proxy or proxies to the beneficial owners of interests in any such Global Note through such Depositary’s standing instructions and customary practices.

(i) The Company may fix a record date for the purpose of determining the Persons who are beneficial owners of interests in any Global Note held by a Depositary entitled under the procedures of such Depositary, if any, to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders; provided that if such a record date is fixed, only the beneficial owners of interests in such Global Note on such record date or their duly appointed proxy or proxies shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such beneficial owners remain beneficial owners of interests in such Global Note after such record date. No such request, demand, authorization, direction, notice, consent, waiver or other action shall be effective hereunder unless made, given or taken on or prior to the applicable Expiration Date.

(j) With respect to any record date set pursuant to this Section 1.05, the party hereto that sets such record date may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each Holder of Notes in the manner set forth in Section 13.02, on or prior to both the existing and the new Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section 1.05, the party hereto which set such record date shall be deemed to have initially designated the 30th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this clause (j).

Section 1.06. Quebec Interpretive Provisions.

For purposes of the interpretation or construction of this Indenture pursuant to the laws of the Province of Quebec, for purposes of any Collateral located in the Province of Quebec or charged by any deed of hypothec (or any other Collateral Document) and for all other purposes pursuant to which the interpretation or construction of any other Collateral Document may be subject to the laws of the Province of Quebec or a court or tribunal exercising jurisdiction in the Province of Quebec, (a) “personal property” shall be deemed to include “movable property”, (b) “real property” shall be deemed to include “immovable property”, (c) “tangible property” shall be deemed to include “corporeal property”, (d) “intangible property” shall be deemed to include “incorporeal property”, (e) “security interest”, “mortgage” and “lien” shall be deemed to include a “hypothec”, a “reservation of ownership”, “prior claim” and a “resolutory clause,” (f) all references to filing, registering or recording under the PPSA shall be deemed to include publication under the Civil Code of Quebec, (g) all references to “perfection” of or “perfected” Liens shall be deemed to include a reference to an “opposable” or “set up” Liens as against third parties, (h) any “right of offset”, “right of setoff” or similar expression shall be deemed to include a “right of compensation”, (i) “goods” shall be deemed to include “corporeal movable property” other than chattel paper, documents of title, instruments, money and securities, (j) an “agent” shall be deemed to include a “mandatary,” (k) “construction liens” shall be deemed to include “legal hypothecs in favour of persons having taken part in the construction or renovation of an immovable”, (l) “joint and several” shall be deemed to include “solidary” and “jointly and severally” shall be deemed to include “solidarily” (m) “gross negligence or willful misconduct” shall be deemed to be “intentional or gross fault”, (n) “beneficial ownership” shall be deemed to include “ownership on behalf of another as mandatary”, (o) “legal title” shall be deemed to include “holding title on behalf of an owner as mandatary or prete-nom”, (p) “easement” shall be deemed to include “servitude”, (q) “priority” shall be deemed to include “prior claim” or “rank”, as applicable, (r) “survey” shall be deemed to include “certificate of location and plan”, (s) “fee simple title” and “fee title” shall be deemed to include “right of ownership”, (t) “foreclosure” shall be deemed to include “the exercise of a hypothecary right”, (u) “leasehold interest” shall be deemed to include “valid rights resulting from a lease”, (v) “lease” for personal or movable property shall be deemed to include a “contract of leasing (credit-bail)” and (x) “deposit account” shall include a “financial account” as defined in Article 2713.6 of the Civil Code of Quebec.

Section 1.07. [Reserved].

Section 1.08. Dutch Terms

As used in this Indenture, where it relates to a Dutch Guarantor, a reference to: (i) organizational documents means the deed of incorporation (akte van oprichting), an up-to-date and certified copy of the articles of association (statuten), a copy of any (board or other) regulation (bestuursreglement) and an up-to-date extract of the Dutch Chamber of Commerce (Kamer van Koophandel); (ii) a necessary corporate or other organizational action where applicable includes without limitation: (A) any action required to comply with the Works Councils Act of the Netherlands (Wet op de ondernemingsraden); and (B) obtaining a positive or neutral advice, which, if conditional, contains conditions which in the opinion of the Trustee are acceptable and can reasonably be expected to be satisfied by a Dutch Guarantor without breaching the terms of this Indenture, from the competent works council(s) (ondernemingsraad); (iii) any Lien and any security interest includes any mortgage (hypotheek), pledge (pandrecht), retention of title arrangement (eigendomsvoorbehoud), privilege (voorrecht), right of retention (recht van retentie), right to reclaim goods (recht van reclame), and, in general, any right in rem (zakelijk recht) created for the purpose of granting security (goederenrechtelijk zekerheidsrecht); (iv) a bankruptcy, insolvency, liquidation, winding up, or dissolution (and any of those terms) includes a Dutch entity being declared bankrupt (failliet verklaard) or dissolved (ontbonden); (v) a moratorium includes (voorlopige) surseance van betaling and granted a moratorium includes (voorlopige) surseance verleend; (vi) a trustee, includes a curator and a liquidator includes a curator; (vii) an administrator includes a bewindvoerder, a beoogd bewinvoerder, a herstructureringsdeskundige or an observator; (viii) a receiver or an administrative receiver does include a curator or bewindvoerder; (ix) any “procedure or step” taken in connection with insolvency proceedings includes a Dutch Guarantor having filed a notice under Section 36 of the Tax Collection Act of the Netherlands (Invorderingswet 1990) or Section 60 of the Social Insurance Financing Act of the Netherlands (Wet Financiering Sociale Verzekeringen) in conjunction with Section 36 of the Tax Collection Act of the Netherlands (Invorderingswet 1990); (x) an attachment includes a beslag; (xi) a director includes a managing director (bestuurder) and board of directors includes a managing board (bestuur); (xii) a reorganization includes statutory proceedings for the restructuring of debt (akkoordprocedure) under the Dutch Bankruptcy Act (Faillissementswet); (xiii) a director includes a managing director (bestuurder) and board of directors includes a managing board (bestuur) and (xiv) a “subsidiary” includes a dochtermaatschappij as defined in Article 2:24a of the Dutch Civil Code (Burgerlijk Wetboek). Where “the Netherlands” or “Dutch” is referred to it refers only to the European part of the Kingdom of the Netherlands and its laws respectively.

Section 1.09. German Terms

As used in this Indenture, where it relates to a German Guarantor, a reference to: (i) gross negligence includes grobe Fahrlässigkeit; (ii) negligence includes Fahrlässigkeit; (iii) a security interest includes any mortgage (Grundschuld, Hypothek), pledge (Pfandrecht), retention of title arrangement (Eigentumsvorbehalt), right of retention (Zurückbehaltungsrecht), right to reclaim goods (Herausgabeansprüche), and, in general, any right in rem created for the purpose of granting security; (iv) a winding-up, administration or dissolution (and any of those terms) includes a German entity being declared bankrupt (insolvent) or dissolved (ausfgelöst); (v) any step or procedure taken in connection with insolvency proceedings includes a German entity having applied for bankruptcy (Insolvenzantrag) or the opening of bankruptcy proceedings (Insolvenzeröffnung); and (vi) an administrator includes an insolvency administrator (Insolvenzverwalter) and insolvency trustee (Sachwalter).

ARTICLE 2

THE NOTES

Section 2.01. Amount of Notes.

The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture on the Issue Date is $[●].

The Company may from time to time after the Issue Date issue Additional Notes under this Indenture in an unlimited principal amount, so long as (i) the incurrence of the Indebtedness represented by such Additional Notes is at such time permitted by Section 4.09(b) and (ii) such Additional Notes are issued in compliance with the other applicable provisions of this Indenture. With respect to any Additional Notes issued after the Issue Date (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 2.07, 2.08, 2.09, 2.10, 3.04, 3.06, 4.15(b)) or Appendix A (the “Appendix”)), there shall be (a) established in or pursuant to a resolution of the board of directors of the Company and (b) (i) set forth or determined in the manner provided in an Officer’s Certificate or (ii) established in one or more indentures supplemental hereto, prior to the issuance of such Additional Notes:

(1) the aggregate principal amount of such Additional Notes to be authenticated and delivered under this Indenture;

(2) the issue price and issuance date of such Additional Notes, including the date from which interest on such Additional Notes shall accrue; and

(3) if applicable, that such Additional Notes shall be issuable in whole or in part in the form of one or more Global Notes and, in such case, the respective depositaries for such Global Notes, the form of any legend or legends which shall be borne by such Global Notes in addition to or in lieu of those set forth in Exhibit A hereto and any circumstances in addition to or in lieu of those set forth in Section 2.2 of the Appendix in which any such Global Note may be exchanged in whole or in part for Additional Notes registered, or any transfer of such Global Note in whole or in part may be registered, in the name or names of Persons other than the Depositary for such Global Note or a nominee thereof.

Section 2.02. Form and Dating; Terms.

Provisions relating to the Notes are set forth in Appendix A, which is hereby incorporated into and expressly made a part of this Indenture. The (i) Initial Notes and the Trustee’s certificate of authentication and (ii) any Additional Notes and the Trustee’s certificate of authentication shall each be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company or any Guarantor is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Note shall be dated the date of its authentication. The Notes shall be issuable only in registered form without interest coupons and in minimum denominations of $1.00 and any integral multiples of $1.00 in excess thereof.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture, and the Company, the Guarantors, the Trustee and the Notes Collateral Agent, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

If any Additional Notes are not fungible with the Initial Notes for U.S. federal income tax purposes, such Additional Notes will be issued as a separate series under this Indenture and will have a separate CUSIP number and ISIN from the Initial Notes. Any Additional Notes may be issued with the benefit of one or more supplemental indentures to this Indenture.

Section 2.03. Execution and Authentication.

(a) At least one Officer shall execute the Notes on behalf of the Company by manual, electronic or facsimile signature. If an Officer whose signature is on a Note no longer holds that office or is no longer authorized to represent the Company at the time a Note is authenticated, the Note shall nevertheless be valid.

(b) A Note shall not be entitled to any benefit under this Indenture or be valid or obligatory for any purpose until authenticated substantially in the form of Exhibit A attached hereto by the manual signature of an authorized signatory of the Trustee. The signature shall be conclusive evidence that the Note has been duly authenticated and delivered under this Indenture.

(c) On the Issue Date, the Trustee shall, upon receipt of a written order of the Company signed by an Officer (an “Authentication Order”), authenticate and deliver the Initial Notes. In addition, at any time and from time to time (but subject to Section 2.01), the Trustee shall, upon receipt of an Authentication Order, authenticate and deliver any Additional Notes in an aggregate principal amount specified in such Authentication Order for such Additional Notes issued hereunder.

(d) The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders, the Company or an Affiliate of the Company.

(e) The Trustee shall authenticate and make available for delivery upon a written order of the Company signed by one Officer of the Company (1) Initial Notes for original issue on the Issue Date in an aggregate principal amount of $[●] (comprised of one or more Global Notes), (2) subject to the terms of this Indenture, Additional Notes, and (3) any Unrestricted Global Notes issued in exchange for any of the foregoing in accordance with this Indenture. Such order shall specify the amount of the Notes to be authenticated, the date on which the original issue of Notes is to be authenticated and whether the Notes are to be Initial Notes, Additional Notes or Unrestricted Global Notes.

Section 2.04. Registrar and Paying Agent.

(a) The Company shall maintain at least one office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and at least one office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar shall keep a register of the Notes (“Note Register”) and of their transfer and exchange. The Company may appoint one or more co- registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar, and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without prior notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

(b) The Company initially appoints DTC to act as Depositary with respect to the Global Notes. The Company initially appoints the Trustee to act as Paying Agent and Registrar for the Notes and to act as Custodian with respect to the Global Notes.

(c) Neither the Trustee nor any Agent shall have responsibility or liability for actions taken or not taken by the Depositary.

Section 2.05. Paying Agent to Hold Money in Trust.

The Company shall, no later than 11:00 a.m. (New York City time) on each due date for the payment of principal, premium, if any, and interest paid in cash on any of the Notes, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held in trust for the Holders entitled to the same, and (unless such Paying Agent is the Trustee) the Company shall promptly notify the Trustee in writing of its action or failure so to act. The Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by such Paying Agent for the payment of principal, premium, if any, and interest paid in cash on the Notes, and shall notify the Trustee of any default by the Company in making any such payment.

While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon payment over to the Trustee, and upon accounting for any funds disbursed, a Paying Agent shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

Section 2.06. Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with Trust Indenture Act Section 312(b). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least two Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders, and the Company shall otherwise comply with Trust Indenture Act Section 312(a).

Section 2.07. Transfer and Exchange.

(a) The Notes shall be issued in registered form and shall be transferable only upon the surrender of a Note for registration of transfer and in compliance with Appendix A.

(b) Neither the Company nor the Registrar shall be required (1) to issue, to register the transfer of or to exchange any Note during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 and ending at the close of business on the day of selection, (2) to register the transfer of or to exchange any Note so selected for redemption, or tendered for repurchase (and not withdrawn) in connection with a Change of Control Offer, in whole or in part, except the unredeemed or unpurchased portion of any Note being redeemed or repurchased in part or (3) to register the transfer of or to exchange any Note between a Record Date and the next succeeding Interest Payment Date.

(c) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal, premium, if any, and (subject to the Record Date provisions of the Notes) interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(d) Upon surrender for registration of transfer of any Note at the office or agency of the Company designated pursuant to Section 4.02, the Company shall execute, and, upon receipt of a written order of the Company signed by an Officer of the Company, the Trustee shall authenticate and mail, in the name of the designated transferee or transferees, one or more replacement Notes of any authorized denomination or denominations of a like aggregate principal amount.

(e) At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination or denominations of a like aggregate principal amount upon surrender of the Notes to be exchanged at such office or agency. Whenever any Global Notes or Definitive Notes are so surrendered for exchange, the Company shall execute, and, upon receipt of a written order of the Company signed by an Officer of the Company, Trustee shall authenticate and deliver, the replacement Global Notes or Definitive Notes which the Holder making the exchange is entitled to in accordance with the provisions of Appendix A so long as the requirements of this Indenture are satisfied.

(f) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.07 to effect a registration of transfer or exchange may be submitted by mail or by facsimile or electronic transmission.

Section 2.08. Replacement Notes.

(a) If a mutilated Note is surrendered to the Registrar or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and, upon receipt of a written order of the Company signed by an Officer of the Company, the Trustee shall authenticate a replacement Note if the requirements of Section 8-405 of the New York UCC are met, such that the Holder (a) satisfies the Company or the Trustee within a reasonable time after such Holder has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (b) makes such request to the Company or the Trustee prior to the Note being acquired by a protected purchaser as defined in Section 8-303 of the New York UCC (a “protected purchaser”) and (c) satisfies any other reasonable requirements of the Trustee. Such Holder shall furnish an indemnity bond sufficient in the judgment of (i) the Trustee to protect the Trustee or (ii) the Company to protect the Company, the Trustee, a Paying Agent and the Registrar from any loss that any of them may suffer if a Note is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Note (including without limitation, attorneys’ fees and disbursements in replacing such Note). In the event any such mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Company in its discretion may pay such Note instead of issuing a new Note in replacement thereof. Every replacement Note is an additional obligation of the Company.

(b) The provisions of this Section 2.08 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Notes.

Section 2.09. Outstanding Notes.

(a) The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those paid pursuant to Section 2.08, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, those described in this Section 2.09 as not outstanding and those that are subject to Legal Defeasance or Covenant Defeasance as provided in Article 8. Except as set forth in Section 2.10, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

(b) If a Note is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a “protected purchaser”, as such term is defined in Section 8-303 of the Uniform Commercial Code in effect in the State of New York.

(c) If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue from and after the date of such payment.

(d) If a Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on the maturity date, any redemption date or any date of purchase pursuant to an Offer to Purchase, money sufficient to pay Notes payable or to be redeemed or purchased on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.10. Treasury Notes.

In determining whether the Holders of the requisite principal amount of Notes have concurred in any direction, waiver or consent, Notes beneficially owned by the Company, or by any Affiliate of the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in actually relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee knows are so owned shall be so disregarded. Notes so owned that have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to deliver any such direction, waiver or consent with respect to the Notes and that the pledgee is not the Company or any obligor upon the Notes or any Affiliate of the Company or of such other obligor.

Section 2.11. Temporary Notes.

In the event that Definitive Notes are to be issued under the terms of this Indenture, until such Definitive Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and, upon receipt of a written order of the Company signed by an Officer of the Company, the Trustee shall authenticate Definitive Notes in exchange for temporary Notes. Holders and beneficial holders, as the case may be, of temporary Notes shall be entitled to all of the benefits accorded to Holders, or beneficial holders, respectively, of Notes under this Indenture.

Section 2.12. Cancellation.

The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee or, at the direction of the Trustee, the Registrar or the Paying Agent and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of cancelled Notes in accordance with its customary procedures (subject to the record retention requirement of the Exchange Act). Evidence of the disposal of all cancelled Notes shall, upon the written request of the Company, be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.13. Defaulted Interest.

(a) If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01. The Company shall notify the Trustee in writing (which notice may be electronic) of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements reasonably satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as provided in this Section 2.13. The Company shall fix such special record date and payment date. At least 15 days before such special record date, the Company shall mail (or send electronically to DTC, in the case of Global Notes) to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest, and interest payable on defaulted interest, if any, to be paid. The Company may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements (if applicable) of any securities exchange on which the Notes may be listed and, upon such notice as may be required by such exchange, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this sentence, such manner of payment shall be deemed practicable by the Trustee.

(b) Subject to the foregoing provisions of this Section 2.13 and for greater certainty, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue interest, which were carried by such other Note.

Section 2.14. CUSIP and ISIN Numbers.

The Company in issuing the Notes may use CUSIP or ISIN numbers (if then generally in use) and, if so, CUSIP or ISIN numbers shall be used in notices of redemption or exchange or in Offers to Purchase as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange or in Offers to Purchase and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption or exchange or Offer to Purchase shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee in writing (which notice may be electronic) of any change in the CUSIP or ISIN numbers.

ARTICLE 3

REDEMPTION

Section 3.01. Notices to Trustee.

If the Company elects to redeem Notes pursuant to Section 3.07, it shall furnish to the Trustee, at least five Business Days before notice of redemption is required to be sent or caused to be sent to Holders pursuant to Section 3.03 (unless a shorter notice shall be agreed to by the Trustee) but not more than 60 days before a redemption date, an Officer’s Certificate (which may be withdrawn prior to the date such notice of redemption is given) setting forth (1) the paragraph or subparagraph of such Note or Section of this Indenture pursuant to which the redemption shall occur, (2) the redemption date, (3) the principal amount of the Notes to be redeemed and (4) the redemption price, if then ascertainable.

Notwithstanding the notice requirements in Section 3.03, if the redemption price is not known at the time such notice is to be given, the actual redemption price, calculated as described in the terms of the Notes to be redeemed, shall be set forth in an Officer’s Certificate of the Company delivered to the Trustee no later than two Business Days prior to the redemption date.

Section 3.02. Selection of Notes to Be Redeemed or Purchased.

(a) If less than all of the Notes are to be redeemed pursuant to Section 3.07 or purchased in an Offer to Purchase at any time, the Trustee shall select the Notes to be redeemed or purchased (1) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed or (2) if the Notes are not so listed, on a pro rata basis, by lot in accordance with the Applicable Procedures or by such other method as the Trustee in its sole discretion deems to be fair and appropriate. In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased shall be selected, unless otherwise provided herein, not less than 15 nor more than 60 days prior to the redemption date by the Trustee from the then outstanding Notes not previously called for redemption or purchase.

(b) The Trustee shall promptly notify the Company in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected shall be in amounts of $1.00 and integral multiples of $1.00 in excess thereof; provided that no Notes of $1.00 in principal amount or less shall be redeemed or purchased in part. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

(c) After the redemption date or purchase date, upon surrender of a Note to be redeemed or purchased in part only, a new Note or Notes in principal amount equal to the unredeemed or unpurchased portion of the original Note, representing the same Indebtedness to the extent not redeemed or not purchased, shall be issued in the name of the Holder upon cancellation of the original Note (or appropriate book entries shall be made to reflect such partial redemption).

Section 3.03. Notice of Redemption.

(a) The Company shall send or deliver by electronic transmission in accordance with the Applicable Procedures, or cause to be sent (or delivered by electronic transmission in accordance with the Applicable Procedures) notices of redemption of Notes not less than 10 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed pursuant to this Article 3 at such Holder’s registered address or otherwise in accordance with the Applicable Procedures, except that redemption notices may be sent more than 60 days prior to a redemption date if the notice is issued in connection with Article 8 or Article 12. Except as set forth in Section 3.07(f), notices of redemption may not be conditional. Notices to the Trustee may be given by email in PDF format.

(b) The notice shall identify the Notes to be redeemed (including CUSIP and ISIN number, if applicable) and shall state:

(1) the redemption date;

(2) the redemption price, including the portion thereof representing any accrued and unpaid interest; provided that in connection with a redemption under Section 3.07(d), the notice need not set forth the redemption price but only the manner of calculation;

(3) if any Note is to be redeemed in part only, the portion of the principal amount of that Note that is to be redeemed;

(4) the name and address of the Paying Agent;

(5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6) that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(7) the paragraph or subparagraph of the Notes or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;

(8) that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, if any, listed in such notice or printed on the Notes; and

(9) if applicable, any condition to such redemption.

(c) At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense; provided that the Company shall have delivered to the Trustee, at least five Business Days before notice of redemption is required to be sent or caused to be sent to Holders pursuant to this Section 3.03 (unless a shorter notice shall be agreed to by the Trustee), an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in Section 3.03(b).

Section 3.04. Effect of Notice of Redemption.

Once notice of redemption is sent in accordance with Section 3.03, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price (except as provided for in Section 3.07(f)). The notice, if sent in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice or any defect in the notice to the Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note. Subject to Section 3.05, on and after the redemption date, interest ceases to accrue on Notes or portions of Notes called for redemption.

Section 3.05. Deposit of Redemption or Purchase Price.

(a) No later than 11:00 a.m. (New York City time) on the redemption or purchase date, the Company shall deposit with the Trustee or with the applicable Paying Agent money sufficient to pay the redemption or purchase price of and accrued and unpaid interest on all Notes to be redeemed or purchased on that date. If a Note is redeemed or purchased on or after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid to the Holder of record on such Record Date. The applicable Paying Agent shall promptly distribute to each Holder whose Notes are to be redeemed or repurchased the applicable redemption or purchase price thereof and accrued and unpaid interest thereon. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of, and accrued and unpaid interest on, all Notes to be redeemed or purchased.

(b) If the Company complies with the provisions of Section 3.05(a), on and after the redemption or purchase date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption or purchase whether or not such Notes are presented for payment, and the Holders of such Notes shall have no further rights with respect to such Notes except the right to receive such payment of the redemption price and accrued and unpaid interest, if any, on such Notes upon surrender of such Notes. If a Note is redeemed or purchased on or after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest to the redemption or purchase date in respect of such Note will be paid on such redemption or purchase date to the Person in whose name such Note is registered at the close of business on such Record Date, and no additional interest shall be payable to Holders whose Notes shall be subject to redemption by the Company. If any Note called for redemption or purchase shall not be so paid upon surrender for redemption or purchase because of the failure of the Company to comply with Section 3.05(a), interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and, to the extent lawful, on any interest accrued to the redemption or purchase date not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01.

Section 3.06. Notes Redeemed or Purchased in Part.

Upon surrender and cancellation of a Note that is redeemed or purchased in part, the Company shall issue and, upon receipt of an Authentication Order, the Trustee shall promptly authenticate and mail to the Holder (or cause to be transferred by book entry) at the expense of the Company a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered representing the same Indebtedness to the extent not redeemed or purchased; provided that each new Note shall be in a minimum principal amount of $1.00 and integral multiples of $1.00 in excess thereof. It is understood that, notwithstanding anything in this Indenture to the contrary, only an Authentication Order and not an Opinion of Counsel or Officer’s Certificate is required for the Trustee to authenticate such new Note.

Section 3.07. Optional Redemption.

(a) [reserved].

(b) [reserved].

(c) [reserved].

(d) The Company may, on any one or more occasions, redeem the Notes, in whole or in part, upon notice pursuant to Section 3.03, at the redemption price of 100.000% (expressed as a percentage of principal amount of the Notes to be redeemed) plus accrued and unpaid interest on the Notes, if any, to, but excluding, the applicable date of redemption.

(e) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06.

(f) Any redemption notice in connection with this Section 3.07 may, at the Company’s discretion, be subject to one or more conditions precedent. If such redemption is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Company’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date so delayed.

(g) The Company may acquire Notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of this Indenture.

Section 3.08. Mandatory Redemption.

The Company will not be required to make any mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.09. [Reserved].

Section 3.10. [Reserved].

ARTICLE 4

COVENANTS

Section 4.01. Payment of Notes.

(a) The Company will pay, or cause to be paid, the principal, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary, holds as of 11:00 a.m. (New York City) time, on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay the principal, premium, if any, and interest then due.

(b) The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Laws) on overdue principal and premium, if any, at the rate equal to the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post- petition interest in any proceeding under any Bankruptcy Laws) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02. Maintenance of Office or Agency.

The Company shall maintain an office or agency (which may be an office of the Trustee or an Affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company and the Guarantors in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Company may also from time to time designate additional offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.04.

Section 4.03. Taxes.

The Company and the Guarantors shall pay or cause to be paid all taxes required to have been paid by it (including in its capacity as withholding agent), except (a) any taxes that are being contested in good faith by appropriate proceedings diligently conducted and for which the Company or such Guarantor has set aside on its books reserves with respect thereto to the extent required by GAAP or (b) to the extent that the failure to do so would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect

Section 4.04. Stay, Extension and Usury Laws.

The Company and each Guarantor covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenant that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.05. Corporate Existence.

Subject to Article 5, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (a) its corporate existence and the corporate, partnership, limited liability company or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and (b) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership, limited liability company, unlimited liability company or other existence of any of its Subsidiaries, if the Company in good faith shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole; provided further that this Section 4.05 does not prohibit any transaction otherwise permitted by Section 4.16.

Section 4.06. Reports and Other Information.

(a) The Company will furnish or file with the Trustee, within 15 days after it files the same with the SEC, copies of the annual reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. If the Company is not subject to the requirements of Section 13 or 15(d) of the Exchange Act, the Company will nevertheless continue filing the reports specified in the preceding sentence with the SEC within the time periods specified above unless the SEC will not accept such a filing (in which case the Company shall deliver to the Trustee with written instructions to deliver to the Holders (in lieu of filing with the SEC) within the time periods for filing applicable to a filer that is not an “accelerated filer” as defined in the rules and regulations under the Exchange Act), but in such event the reports specified in the preceding sentence shall not be required to contain certain disclosures relating to the Company’s controls and procedures, corporate governance, code of ethics, director independence, market for the Company’s equity securities and executive compensation. the Company will not take any action for the purpose of causing the SEC not to accept any such filings. For purposes of this Section 4.06, the Company will be deemed to have furnished such reports and information to, or filed such reports and information with, the Trustee and the holders of the Notes as required by this covenant if it has filed such reports or information with the SEC via the EDGAR filing system or otherwise made such reports or information publicly available on a freely accessible page on the Company’s website. The Trustee shall have no obligation whatsoever to determine whether or not such reports and information have been filed or have been posted on such website.

(b) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive knowledge or notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates). Notwithstanding the foregoing, (i) the Company will not be obligated to file such reports with the SEC if the SEC does not permit such filing, so long as the Company provides such information to the Trustee and the Holders and makes available such information to prospective purchasers of the Notes, in each case at the Company’s expense and by the applicable date the Company would be required to file such information pursuant to the preceding paragraph and (ii) the Company will not be obligated to provide to the Trustee or the Holders or make available to prospective purchasers of the Notes any materials for which it has sought and received confidential treatment by the SEC. In addition, to the extent not satisfied by the foregoing, for so long as any Notes are outstanding, the Company will furnish to Holders and prospective purchasers of the Notes, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(c) In addition, no later than five Business Days after the date the annual and quarterly financial information for the prior fiscal period have been filed or furnished pursuant to the preceding paragraphs, the Company shall also hold live quarterly conference calls with the opportunity to ask questions of management for the benefit of the beneficial owners of the Notes, securities analysts and market making financial institutions (any such call, a “Bondholder Call”); provided that, so long as the Company holds quarterly conference calls for investors of its Common Stock, it shall not be required to hold Bondholder Calls. If the Company holds any Bondholder Call, no fewer than five calendar days prior to the date such Bondholder Call is to be held, the Company shall issue a press release to the appropriate U.S. wire services announcing such Bondholder Call for the benefit of beneficial owners of the Notes, securities analysts and market making financial institutions, which press release shall contain the time and the date of such Bondholder Call and direct the recipients thereof to contact an individual at the Company (for whom contact information shall be provided in such notice) to obtain information on how to access such Bondholder Call.

Section 4.07. Compliance Certificate.

(a) The Company and each Guarantor (to the extent that such Guarantor is so required under the Trust Indenture Act) will deliver to the Trustee, within 120 days after the end of each fiscal year ending after the Issue Date, a certificate from its principal executive officer, principal financial officer or principal accounting officer stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Company and each Guarantor have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to such Officer signing such certificate, that to the best of his or her knowledge, the Company and each Guarantor have kept, observed, performed and fulfilled each and every condition and covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions, covenants and conditions of this Indenture (or, if a Default shall have occurred, describing all such Defaults of which he or she may have knowledge and what action the Company and each Guarantor are taking or propose to take with respect thereto).

(b) When any Default has occurred and is continuing under this Indenture, or if the Trustee or the holder of any other evidence of Indebtedness of the Company or any Subsidiary gives any notice or takes any other action with respect to a claimed Default, the Company will promptly (which shall be within ten Business Days following the date on which the Company becomes aware of such Default, receives notice of such Default or becomes aware of such action, as applicable) send to the Trustee an Officer’s Certificate specifying such event, its status and what action the Company is taking or proposes to take with respect thereof.

Section 4.08. Limitation on Restricted Payments.

(a) The Company will not, and will not permit any of its Subsidiaries, directly or indirectly, to:

(1) declare or pay any dividend or make any distribution (whether made in cash, securities or other property) with respect to any Capital Stock in the Company or any Subsidiary, or any payment or distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, exchange, conversion, cancellation or termination of any Capital Stock in the Company or any Subsidiary;

(2) purchase, redeem, retire or otherwise acquire for value, including in connection with any merger, amalgamation or consolidation, any Capital Stock of the Company or any direct or indirect parent of the Company;

(3) make any principal payment on, or purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to any scheduled repayment, scheduled sinking fund payment or scheduled maturity, any Specified Indebtedness, other than Indebtedness of the Company owing to and held by any Guarantor or Indebtedness of a Guarantor owing to and held by any other Guarantor permitted under Section 4.09(b); or

(4) make any Restricted Investment (all such payments and other actions referred to in clauses (1) through (4) of this Section 4.08(a) (other than any exception thereto) shall be referred to as a “Restricted Payment”).

(b) The provisions of Section 4.08(a) will not prohibit:

(i) payments of or in respect of Specified Indebtedness solely by issuance of Capital Stock (other than Disqualified Stock) of the Company;

(ii) refinancings of Specified Indebtedness with the proceeds of Refinancing Indebtedness permitted to be Incurred pursuant to Section 4.09;

(iii) dividends or distributions payable solely in Capital Stock of the Company (other than Disqualified Stock) or convert its Capital Stock into, or otherwise acquire its Capital Stock solely in exchange for, other Capital Stock (other than Disqualified Stock);

(iv) payment of secured Specified Indebtedness that becomes due as a result of (A) any voluntary sale or transfer of any assets securing such Indebtedness or (B) any casualty or condemnation proceeding (including a disposition in lieu thereof) of any assets securing such Indebtedness;

(v) dividends paid within 60 days after the date of declaration if at such date of declaration such dividend would have complied with this covenant;

(vi) any Subsidiary may declare and pay dividends or make other distributions with respect to its capital stock, partnership or membership interests or other similar Capital Stock, or make other Restricted Payments in respect of its Capital Stock, in each case ratably to the holders of such Capital Stock (or, if not ratably, on a basis more favorable to the Company and the Subsidiaries);

(vii) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, other Restricted Payments (excluding non-cash Restricted Payments consisting of Collateral and excluding any acquisitions of the 2026 Notes) in an aggregate amount, when taken together with all other Restricted Payments made pursuant to this clause (7), not to exceed $5,000,000 (with the Fair Market Value of each Restricted Payment being measured at the time made and without giving effect to subsequent changes in value);

(viii) payments of regularly scheduled interest and principal payments as and when due and mandatory prepayments in respect of any Specified Indebtedness and expenses and indemnity in respect of such Specified Indebtedness, other than payments in respect of any Subordinated Indebtedness prohibited by the subordination provisions thereof;

(ix) any payment in cash in lieu of the issuance of fractional shares of the Company’s Capital Stock representing insignificant interests in the Company in connection with the exercise of warrants, options or other securities convertible into or exchangeable for shares of common stock in the Company;

(x) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, the Company may purchase Capital Stock from its or its Subsidiaries’ employees in connection with the satisfaction of any such employee’s tax withholding obligations pursuant to employee benefit plans, and payments of any corresponding amounts to the appropriate Governmental Authority, in an aggregate amount not to exceed $1,000,000 during any Fiscal Year;

(xi) (i) Restricted Payments by the Company and each Subsidiary to the Company or any Subsidiary that is a Guarantor or (ii) Restricted Payments by any Subsidiary that is not a Guarantor to the Company or any Subsidiary; or

(xii) the exchange of 2026 Notes into First-Out Notes permitted pursuant to Section 4.09;

(xiii) the purchase, repurchase, redemption, defeasance or acquisition or retirement of the 2026 Notes prior to their maturity; or

(xiv) any Restricted Payment permitted under the First-Out Notes Indenture, the ABL Credit Agreement, or in each case, any replacement thereof.

The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of such Restricted Payment (without giving effect to subsequent changes in value) of the assets or securities proposed to be transferred or issued by the Company or such Subsidiary, as the case may be, pursuant to such Restricted Payment. The amount of any Restricted Payment paid in cash shall be its face amount.

Section 4.09. Limitation on Indebtedness.

(a) The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness).

(b) The provisions of Section 4.09(a) will not prohibit the Incurrence of the following Indebtedness:

(1) the incurrence by the Company or the Guarantors of Indebtedness under (x) the ABL Facility or one or more other Credit Facilities, the guarantees thereof and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof) up to an aggregate principal amount not to exceed at any one time outstanding the greater of (i) $180,000,000, and (ii) a borrowing base equal to the sum of (1) 90.0% of the face amount of all credit card receivable owned by the Company and the Subsidiaries as of the end of the most recent Fiscal Month preceding the date of determination, (2) 90.0% of the face amount of all other accounts receivable owned by the Company and the Subsidiaries as of the end of the most recent Fiscal Month preceding the date of determination, (3) 100.0% of the book value of all inventory owned by the Company and its Subsidiaries as of the end of the Fiscal Month preceding the date of determination, and (4) 70% of the appraised value of intellectual property (determined based on most recent appraisal of such intellectual property); provided that any reductions in the IP Cap and/or IP Advance Rate, in each case, as set forth in the ABL Credit Agreement, shall not reduce amount of availability available under this clause (ii), and (y) any Refinancing Indebtedness in respect of the ABL Facility or any other Credit Facilities referred to in the foregoing clause (x); provided, that Indebtedness incurred pursuant to this clause (1) is subject to the ABL Intercreditor Agreement or any other applicable Intercreditor Agreement;

(2) Indebtedness of the Company and its Subsidiaries under the Notes issued on the Issue Date;

(3) Indebtedness of the Company and its Subsidiaries under the 2026 Notes in existence on the Issue Date;

(4) (i) Indebtedness of the Company represented by the First-Out Notes issued on the Issue Date, (ii) Indebtedness consisting of additional First-Out Notes issued following the Issue Date to Consenting Noteholders (as defined in the First-Out Notes Indenture) in exchange for 2026 Notes pursuant to, and in compliance with the terms of, the Transaction Support Agreement, (iii) Indebtedness consisting of the PIK Notes (as defined in the First-Out Notes Indenture) issued following the Issue Date in connection with a Borrowing Base Overage, and (iv) Indebtedness of any Guarantor represented by a Guarantee of the First-Out Notes;

(5) Indebtedness of the Company and its Subsidiaries in existence on the Issue Date (other than Indebtedness described in clauses (1), (2), (3), (4), (6), (7), (8), (9), (10), (11), (12), (13), (14), (15), (16), (17), (18), (19), (20), (21), (22), (23) and (24) of this Section 4.09(b)), provided that any amounts of any such Indebtedness paid down in connection with any purchases, repurchases, redemptions or otherwise (other than in connection with a substantially concurrent refinancing by way of Refinancing Indebtedness) shall be reduced from any amount of Indebtedness Incurred under this clause (5) that would otherwise be permitted to be Incurred using Refinancing Indebtedness;

(6) (i) Guarantees incurred in compliance with Permitted Investments (other than clause (22) of the definition thereof), and (ii) Indebtedness of Foreign Subsidiaries (other than Foreign Guarantors) in an aggregate principal amount not to exceed $12,500,000 (inclusive of lines of credit of Foreign Subsidiaries existing on the Issue Date) at any time outstanding; provided that such Indebtedness under this clause (ii) shall not be Guaranteed by, or secured by any property of, any Domestic Subsidiary or Guarantor;

(7) Indebtedness of the Company or any Subsidiary (A) incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and Synthetic Lease Obligations, provided that such Indebtedness is incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement and the principal amount of such Indebtedness does not exceed the cost of acquiring, constructing or improving such fixed or capital assets or (B) assumed in connection with the acquisition of any fixed or capital assets, and Refinancing Indebtedness in respect of any of the foregoing; provided that the aggregate principal amount of Indebtedness permitted by this clause (7) shall not exceed $5,000,000 at any time outstanding;

(8) Indebtedness of the Company to any Subsidiary and of any Subsidiary to the Company or any other Subsidiary; provided that (i) such Indebtedness shall not have been transferred to any Person other than the Company or any Subsidiary, (ii) any such Indebtedness owing by (x) the Company or a Guarantor to a Subsidiary that is not a Guarantor or (y) the Company or a Guarantor to another Guarantor, except to the extent owing by a Domestic Guarantor to another Domestic Guarantor, shall, in each case be unsecured and subordinated in right of payment to the Notes pursuant to the Intercompany Subordination Agreement, and (iii) any such Indebtedness shall be permitted under the definition of “Permitted Investments” (other than pursuant to clause (22) of the definition thereof);

(9) Indebtedness Incurred by the Company or its Subsidiaries in respect of workers’ compensation claims, health, disability, unemployment insurance, social security laws or other employee benefits or property, casualty or liability insurance, self-insurance obligations, performance, bid, surety and similar bonds and completion Guarantees (not for borrowed money), in each case, in the ordinary course of business;

(10) Indebtedness (other than Indebtedness for borrowed money) arising from agreements of the Company or a Subsidiary providing for indemnification, contribution, earn-out, adjustment of purchase price or similar obligations, in each case, Incurred or assumed in connection with the acquisition or disposition of any business or assets of the Company, any business, assets or Capital Stock of a Subsidiary or any other acquisition or disposition, in each case, permitted under the terms of this Indenture;

(11) Indebtedness in an aggregate principal amount not to exceed $20,000,000, together with any Refinancing Indebtedness in respect thereof; provided that such Indebtedness is issued for cash;

(12) the Incurrence by the Company or any Subsidiary of Refinancing Indebtedness that serves to refinance any Indebtedness Incurred as permitted under clauses (2), (3), (4), (5), (20), (21) and (23) and this clause (12) of this Section 4.09(b);

(13) Indebtedness arising from (a) the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business or (b) the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business;

(14) Indebtedness of the Company or any Guarantor in respect of surety bonds (whether bid performance or otherwise) and performance and completion guarantees and other obligations of a like nature, in each case incurred in the ordinary course of business;

(15) Indebtedness incurred under leases of real property in respect of tenant improvements;

(16) obligations under any agreement governing the provision of treasury or cash management services, including deposit accounts, overnight draft, credit cards, debit cards, p-cards (including purchasing cards and commercial cards), funds transfer, automated clearinghouse, in-transit cash services, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting, trade finance services, supply chain finance services and other cash management services;

(17) Indebtedness in respect of netting services, overdraft protections and otherwise in connection with deposit and checking accounts, in each case, in the ordinary course of business;

(18) Indebtedness consisting of (i) the financing of insurance premiums and (ii) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(19) Indebtedness in respect of letters of credit, including any Refinancing Indebtedness in respect thereof, in an aggregate amount not to exceed $5,000,000 at any time outstanding pursuant to this clause (19).

(20) (A) Indebtedness of the Company or any Subsidiary assumed in connection with any Permitted Acquisition so long as (i) such Indebtedness is not incurred in contemplation of such Permitted Acquisition and (ii) at the time such Indebtedness is incurred by the Company and/or its Subsidiaries, immediately after giving pro forma effect to such Incurrence and any related financing transactions (calculated as of the last day of the Fiscal Month of the Company then most recently ended for which financial statements have been delivered pursuant to Section 4.06), the Consolidated Leverage Ratio for the Company and its Subsidiaries does not exceed 1.50:1.00;

(21) Indebtedness consisting of Super Priority Notes (as defined in the First-Out Notes Indenture) issued following the Issue Date pursuant to the terms of the First-Out Notes Indenture;

(22) Indebtedness under Hedging Obligations that are Incurred in the ordinary course of business to hedge or mitigate risks to which the Company or a Subsidiary is exposed in the conduct of its business or the management of its liabilities and not for speculative purposes;

(23) any other Indebtedness permitted to be Incurred under the terms of the First-Out Notes Indenture, the ABL Credit Agreement, or in each case, any replacement thereof; and

(24) in addition to the items referred to in clauses (1) through (23) above, Indebtedness of the Company and its Subsidiaries in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (24) and then outstanding, will not exceed $15,000,000 at any time outstanding; provided that the aggregate principal amount of such Indebtedness that is either secured or has a maturity date prior to the Stated Maturity of the Notes, shall not exceed $10,000,000 at any time outstanding.

For purposes of determining compliance with this covenant:

(1) in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in Section 4.09(b), the Company, in its sole discretion, may classify such item of Indebtedness on the date of Incurrence and may later reclassify such item of Indebtedness in any manner that complies with Section 4.09(b) and will be entitled to divide the amount and type of such Indebtedness among more than one of such clauses under Section 4.09(b);

(2) if obligations in respect of letters of credit are Incurred pursuant to a Debt Facility and relate to other Indebtedness, then such letters of credit shall be treated as Incurred pursuant to such Debt Facility and such other Indebtedness shall not be included; and

(3) except as provided in clause (2) of Section 4.09(b), Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness that is otherwise included in the determination of a particular amount of Indebtedness shall not be included.

Accrual of interest, accrual of dividends, the accretion of accreted value, the amortization of debt discount, the payment of interest in the form of additional Indebtedness and the payment of dividends in the form of additional shares of Preferred Stock or Disqualified Stock will not be deemed to be an Incurrence of Indebtedness for purposes of this covenant.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Company or any Subsidiary may Incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

For purposes of this Indenture, no Indebtedness will be deemed to be contractually subordinated or junior in right of payment to any other Indebtedness solely by virtue of (1) being unsecured or (2) its having a junior priority with respect to the same collateral.

Section 4.10. Limitation on Liens.

The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, Incur, assume or suffer to exist any Lien upon any of its property or assets (including Capital Stock of Subsidiaries) now owned or hereafter acquired, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, in each case, other than Permitted Liens.

Section 4.11. Future Guarantors.

(a) The Company will cause (i) each Non-Guarantor Subsidiary that, on the Issue Date or any time thereafter, becomes a borrower or Guarantees the Obligations under the 2026 Notes (other than Fossil (UK) Global Services Ltd.), the First-Out Notes or the ABL Facility and (ii) each Non-Guarantor Subsidiary that, on the Issue Date or any time thereafter, Guarantees any other Indebtedness for borrowed money of (a) the Company or any Guarantor or (b) any Non-Guarantor Subsidiary (and with respect to sub-clause (ii)(b), only to the extent such Indebtedness exceeds $2,500,000), to promptly execute and deliver to the Trustee and the Notes Collateral Agent a supplemental indenture to this Indenture, the form of which is attached hereto as Exhibit C, pursuant to which such Subsidiary will irrevocably and unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any, and interest (including additional interest, if any) in respect of the Notes on a senior basis and all other Obligations under this Indenture, in each case, subject to the Collateral and Guarantee Requirement.

(b) Each Subsidiary that becomes a Guarantor on or after the Issue Date will also become a party to the applicable Collateral Documents and the applicable Intercreditor Agreements and will as promptly as practicable execute and deliver such joinder documents, security instruments, and financing statements, and, with respect to any Material Real Property, Mortgages, opinions of counsel, surveys and title insurance policies as required under Section 11.06, under this Indenture and Collateral Documents to the extent, and substantially in the form, delivered on the Issue Date or, if later, on the date first delivered (but no greater scope) as may be necessary to vest in the Notes Collateral Agent a perfected security interest with the priority described in any applicable Intercreditor Agreement, in each case, subject to no Liens other than Permitted Liens and otherwise in the manner and to the extent set forth in the Collateral Documents and this Indenture and, subject to the terms of the applicable Intercreditor Agreements, in the properties and assets of such new Guarantor constituting Collateral as security for the Notes or the Note Guarantees, and thereupon all provisions of this Indenture and the applicable Intercreditor Agreements relating to the Collateral shall be deemed to relate to such properties and assets to the same extent and with the same force and effect.

(c) The obligations of each Guarantor will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor (including, without limitation, any Guarantees of the ABL Facility or Pari Passu Secured Indebtedness) and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the Obligations of such other Guarantor under its Note Guarantee or pursuant to its contribution Obligations under this Indenture, result in the Obligations of such Guarantor under its Note Guarantee not constituting a preference, fraudulent conveyance or fraudulent transfer under federal or state law or any applicable foreign law.

(d) Each Note Guarantee of a Guarantor shall be released in accordance with the provisions of Section 10.06.

Section 4.12. Limitation on Restrictions on Distributions From Subsidiaries.

(a) The Company will not, and will not permit any Subsidiary to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Subsidiary to:

(1) pay dividends or make any other distributions on its Capital Stock to the Company or any of its Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness or other obligations owed to the Company or any Subsidiary (it being understood that the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on Common Stock shall not be deemed a restriction on the ability to make distributions on Capital Stock);

(2) make any loans or advances to the Company or any Subsidiary (it being understood that the subordination of loans or advances made to the Company or any Subsidiary to other Indebtedness Incurred by the Company or any Subsidiary shall not be deemed a restriction on the ability to make loans or advances); or

(3) sell, lease or transfer any of its property or assets to the Company or any Subsidiary (it being understood that such transfers shall not include any type of transfer described in clause (1) or (2) of this Section 4.12(a)).

(b) The provisions of Section 4.12(a) will not prohibit encumbrances or restrictions existing under or by reason of:

(1) contractual encumbrances or restrictions pursuant to the ABL Facility, the Second-Out Notes Indenture, the Second-Out Notes, the 2026 Notes Indenture and the 2026 Notes, and documentation related thereto and other agreements or instruments in effect at or entered into on the Issue Date;

(2) this Indenture, the Notes, the Note Guarantees, the Collateral Documents, and the Intercreditor Agreements;

(3) any agreement or other instrument of a Person acquired by the Company or any of its Subsidiaries in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired (including after-acquired property);

(4) any amendment, restatement, modification, renewal, supplement, refunding, replacement or refinancing of an agreement referred to in clauses (1), (2) or (3) of this Section 4.12(b) or this clause (4);

(5) in the case of clause (3) of Section 4.12(a), Liens permitted to be Incurred under Section 4.10 that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(6) purchase money obligations for property acquired in the ordinary course of business, Capital Lease Obligations and Synthetic Lease Obligations permitted under this Indenture, in each case that impose encumbrances or restrictions of the nature described in clause (3) of Section 4.12(a) on the property so acquired;

(7) contracts for the sale of assets, including customary restrictions with respect to a Subsidiary of the Company pursuant to an agreement that has been entered into for the sale or disposition of all or a portion of the Capital Stock or assets of such Subsidiary;

(8) restrictions on cash, Cash Equivalents or other deposits or net worth imposed by customers, suppliers, lessors or landlords or required by insurance, surety or bonding companies under contracts entered into in the ordinary course of business;

(9) any customary provisions in leases, subleases or licenses and other agreements entered into by the Company or any Subsidiary in the ordinary course of business and consistent with past practices;

(10) restrictions on cash, Cash Equivalents or other deposits to secure the performance of bids, trade contracts, tenders, government contracts, leases, statutory obligations, surety, stay, custom, performance and appeal bonds or other obligations of a like nature (including standby letters of credit or completion guarantees), in each case in the ordinary course of business;

(11) encumbrances or restrictions arising or existing by reason of applicable law or any applicable rule, regulation or order;

(12) any customary provisions in partnership agreements, limited liability company agreements, joint venture agreements, other similar agreements and related governance documents entered into in the ordinary course of business;

(13) to the extent required by the minority shareholders thereof, any restriction with respect to a Foreign Subsidiary of which less than 90% of the Voting Stock is owned by the Company or any of its Subsidiaries; and

(14) other Indebtedness Incurred or Preferred Stock issued by a Subsidiary permitted to be Incurred pursuant to the provisions of Section 4.09 that, in the good faith determination of the Company, are not more restrictive with respect to encumbrances and restrictions of the nature described in clauses (1), (2) and (3) of Section 4.12(a), taken as a whole, than those applicable to the Company in this Indenture, the Second-Out Notes Indenture, the ABL Facility, or the 2026 Notes and the 2026 Notes Indenture on the Issue

Date (which results in encumbrances or restrictions at a Subsidiary level comparable to those applicable to the Company).

Section 4.13. [Reserved].

Section 4.14. Transactions with Affiliates.

(a) The Company will not, and will not permit any of its Subsidiaries to sell, lease, license or otherwise transfer any assets to, or purchase, lease, license or otherwise acquire any assets from, or otherwise engage in any other transactions with, any of its Affiliates (an “Affiliate Transaction”), except:

(1) transactions in the ordinary course of business at prices and on terms and conditions not less favorable to the Company or such Subsidiary than those that would prevail in an arm’s-length transaction with unrelated third parties; provided that, (x) a majority of the disinterested members of the board of directors (or disinterested members of any similar governing body) of the Company shall have adopted a resolution or otherwise authorized an action to approve any transaction permitted under this clause (1) that is in excess of $5,000,000 and (y) an independent fairness opinion shall have been issued by a reputable investment bank or other third party selected by the Company in good faith affirming the fairness of any transaction permitted under this clause (1) that is in excess of $25,000,000;

(2) transactions between or among the Company and the Subsidiaries not involving any other Affiliate; and

(3) any Permitted Investment or any Restricted Payment permitted by Section 4.08;

(4) the payment of reasonable fees and compensation to, and the providing of reasonable indemnities on behalf of, directors and officers of the Company or any Subsidiary, as determined by the board of directors of the Company in good faith; and

(5) any other transaction permitted under the First-Out Notes Indenture, the ABL Credit Agreement, or in each case, any replacement thereof.

Section 4.15. Offer to Repurchase Upon Change of Control.

(a) Subject to the provisions of any applicable Intercreditor Agreement, if a Change of Control occurs, the Company will make an offer to purchase all of the Notes (the “Change of Control Offer”) at a purchase price in cash equal to 100.000% of the principal amount of the Notes plus accrued and unpaid interest, if any, to, but excluding, the date of purchase (the “Change of Control Payment”), subject to the right of Holders of record on a record date to receive any interest due on the Change of Control Payment Date. Within 30 days following any Change of Control, unless the Company has exercised its right to redeem all of the Notes as described under Section 3.07, the Company will mail a notice of such Change of Control Offer to each Holder or otherwise send notice in accordance with the applicable procedures of DTC, with a copy to the Trustee, stating:

(1) that a Change of Control Offer is being made, the expiration time for such Change of Control Offer (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed or otherwise sent in accordance with the applicable procedures of DTC) and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for purchase by the Company at a purchase price in cash equal to 100.000% of the principal amount of such Notes plus accrued and unpaid interest, if any, to, but excluding, the date of purchase (subject to the right of Holders of record on the applicable record date to receive interest due on the Change of Control Payment Date);

(2) the purchase date (which shall be no later than three Business Days after the date such Change of Control Offer expires) (the “Change of Control Payment Date”);

(3) if such notice is delivered prior to the occurrence of a Change of Control, that the Change of Control Offer is conditioned upon the occurrence of such Change of Control and setting forth a brief description of the definitive agreement for the Change of Control; and

(4) the procedures determined by the Company, consistent with this Indenture, that a Holder must follow in order to have its Notes repurchased.

The notice, if mailed or otherwise delivered in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. If (A) the notice is mailed or otherwise delivered in a manner herein provided and (B) any Holder fails to receive such notice or a Holder receives such notice but it is defective, such Holder’s failure to receive such notice or such defect shall not affect the validity of the proceedings for the purchase of the Notes as to all other Holders that properly received such notice without defect.

(b) On the Change of Control Payment Date, the Company will, to the extent lawful:

(1) accept for payment all Notes or portions of Notes (in integral multiples of $1.00) validly tendered and not validly withdrawn pursuant to the Change of Control Offer, provided that if, following repurchase of a portion of a Note, the remaining principal amount of such Note outstanding immediately after such repurchase would be less than $1.00, then the portion of such Note so repurchased shall be reduced so that the remaining principal amount of such Note outstanding immediately after such repurchase is $1.00;

(2) deposit with the Paying Agent (or, if the Company or any Subsidiary is acting as Paying Agent, segregate and hold in trust) an amount sufficient to make the Change of Control Payment in respect of all Notes or portions of Notes so validly tendered and not validly withdrawn; and

(3) deliver or cause to be delivered to the Trustee for cancellation the Notes so accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

(c) The applicable Paying Agent will promptly mail (or otherwise send in accordance with the applicable procedures of DTC) to each Holder so tendered the Change of Control Payment for such Notes, and the Trustee, upon receipt of a company order, will promptly authenticate and mail (or otherwise send in accordance with the applicable procedures of DTC) (or cause to be transferred by book-entry) to each Holder a new Note (it being understood that, notwithstanding anything in this Indenture to the contrary, no Opinion of Counsel will be required for the Trustee to authenticate and mail or send such new Note) equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a minimum principal amount of $1.00 or integral multiples of $1.00 in excess thereof.

(d) If the Change of Control Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest to, but excluding, the Change of Control Payment Date will be paid on the Change of Control Payment Date to the Person in whose name a Note is registered at the close of business on such record date. Unless the Company defaults in the payment of the Change of Control Payment, interest will cease to accrue on the Notes or portions thereof purchased on the Change of Control Payment Date.

(e) The Company will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not validly withdrawn under such Change of Control Offer or (2) the Company has exercised its right to redeem all of the Notes in accordance with Section 3.07. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditioned upon the occurrence of such Change of Control, if a definitive agreement is in place for the Change of Control at the time such Change of Control Offer is made.

(f) The Company will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Indenture by virtue of the conflict.

(g) If Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not validly withdraw such Notes in a Change of Control Offer and the Company, or any third party making a Change of Control Offer in lieu of the Company pursuant to Section 4.15(e), purchases all of the Notes validly tendered and not validly withdrawn by such Holders, the Company or such third party will have the right, upon not less than 30 days’ nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to such Change of Control Offer, to redeem all Notes that remain outstanding following such purchase at a price in cash equal to 100.000% of the principal amount thereof plus accrued and unpaid interest to, but excluding, the date of redemption.

(h) Other than as specifically provided in this Section 4.15, any purchase pursuant to this Section 4.15 shall be made pursuant to the provisions of Sections 3.02, 3.05 and 3.06.

Section 4.16. Asset Dispositions.

(a) The Company will not, and will not permit any of its Subsidiaries to, cause or make any Asset Disposition unless:

(1) the Company or such Subsidiary, as the case may be, receives consideration at least equal to the Fair Market Value (such Fair Market Value to be determined on the date of contractually agreeing to such Asset Disposition) of the shares and assets subject to such Asset Disposition;

(2) 75% of the consideration from such Asset Disposition received by the Company or such Subsidiary, as the case may be, is in the form of cash or Cash Equivalents (and with respect to any securities, notes or other obligations received by the Company or any Subsidiary from the transferee that are Cash Equivalents, only to the extent such instruments are converted by the Company or such Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of such Asset Disposition); and

(3) to the extent that any consideration received by the Company or any Subsidiary in such Asset Disposition constitutes securities or other assets that are of a type or class that constitutes Collateral, such securities or other assets are added to the Collateral securing the Notes and the Note Guarantees, as applicable, in the manner and to the extent required by this Indenture or any of the Collateral Documents with the Lien on such Collateral securing the Notes and the Note Guarantees, as applicable, being of the same priority with respect to the Notes and the Note Guarantees, as applicable, as the Lien on the assets disposed of in the Asset Disposition.

Section 4.17. [Reserved].

Section 4.18. Deposit Accounts. Each Note Party shall within 30 days (or in the case of Deposit Accounts in Germany and Switzerland, the time period set forth in the German Security Agreements and Swiss Security Agreements, respectively) after the Issue Date or, if opened following the Issue Date, within 30 days (or in the case of Deposit Accounts in Germany and Switzerland, the time period set forth in the German Security Agreements and Swiss Security Agreements, respectively), of the opening of such Deposit Account (other than an Excluded Account) or the date any Person that owns such Deposit Account becomes a Note Party hereunder, execute and deliver, and cause each relevant depository institution to execute and deliver, to the Notes Collateral Agent a Control Agreement or other control arrangement satisfactory to the Notes Collateral Agent for each Deposit Account (other than any Excluded Account) of such Note Party.

Section 4.19. [Reserved].

Section 4.20. Collateral and Guarantee Requirement

(a) The Company, each Note Party and each Subsidiary of the Company not constituting an Excluded Subsidiary shall have satisfied the Collateral and Guarantee Requirement by or on the Issue Date; provided that to the extent that the Collateral and Guarantee Requirement (other than the execution of the Collateral Documents, delivery of Uniform Commercial Code or PPSA financing statements with respect to perfection of security interests in all assets of the Note Parties that may be perfected by the filing of a financing statement under the Uniform Commercial Code or the PPSA of any applicable jurisdiction, delivery of intellectual property security agreements in form for filing with the USPTO, USCO and the Canadian Intellectual Property Office and the delivery of possessory collateral) cannot be satisfied by or on the Issue Date and are not satisfied as of the Issue Date after the Company has used commercially reasonable efforts to do so, such unsatisfied requirements shall be required to be satisfied as promptly as practicable after the Issue Date and in any event within the period specified therefor in Appendix B.

(b) The Company shall have delivered to the Notes Collateral Agent on the Issue Date, (i) a completed Perfection Certificate dated as of the Issue Date and signed by an Officer of each of the Company and each Note Party, together with all attachments contemplated thereby and (ii) results of (x) searches of the Uniform Commercial Code filings (or equivalent filings, including PPSA filings) and (y) bankruptcy, judgment, tax and intellectual property lien searches requested by the Trustee, together with (in the case of clause (x)) copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Trustee that the Liens indicated by such financing statements (or other documents) are permitted by hereunder or have been or will be released in connection with the issuance of the Notes on the Issue Date.

(c) Subject to clauses (a) and (b) above, each document (including any UCC, PPSA (or similar) financing statement and intellectual property security agreements required by any Collateral Document or under applicable requirements of law to be filed, registered or recorded in order to create in favor of the Notes Collateral Agent, for the benefit of the Secured Parties, a perfected Lien on the Collateral required to be delivered pursuant to such Collateral Document (unless such Collateral Document provides for any such requirement to be provided at a later point in time), shall be in proper form for filing, registration or recordation and the Trustee have made arrangements for such filing, registration or recordation.

Section 4.21. [No harmful use of proceeds in Switzerland1

The Company shall ensure that no proceeds of the Notes will be on-lent or made otherwise available, directly or indirectly, to any Subsidiary incorporated in Switzerland and/or having its registered office in Switzerland and/or qualifying as a Swiss resident pursuant to the Swiss Withholding Tax Act; or otherwise be used or made available, directly or indirectly, in each case, in a manner which would constitute a “harmful use of proceeds in Switzerland” (schädliche Mittelverwendung in der Schweiz) as interpreted by the Swiss Federal Tax Administration for purposes of Swiss Withholding Tax, unless and until a written confirmation or countersigned tax ruling application from the Swiss Federal Tax Administration has been obtained confirming that such use of proceeds is permitted without interest and other payments under any Note becoming subject to Swiss Withholding Tax.]

ARTICLE 5

SUCCESSORS

Section 5.01. Merger, Consolidation or Sale of All or Substantially All Assets.

(a) The Company will not consolidate with or merge with or into or wind up into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets, in one or more related transactions, to any Person unless:

(1) (a) the Company is the surviving Person or (b) if the Company is not the surviving Person, then the surviving Person formed by such consolidation or merger to the Person to which such assets are so sold, assigned, transferred, leased or otherwise disposed of shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and any such other

[1]	NTD: Covenant can be deleted if tax ruling from the Swiss Federal Tax Administration is obtained prior to the issuance of the Notes.

surviving Person shall execute and deliver to the Trustee a supplemental indenture expressly assuming the Company’s obligations under the Notes and this Indenture;

(2) to the extent any assets of the Person who is merged, consolidated or amalgamated with or into the Company are assets of the type that would constitute Collateral under the Collateral Documents, the Company will take such action as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the applicable Collateral Documents in the manner and to the extent required in this Indenture or the applicable Collateral Documents and shall take all reasonably necessary action so that such Lien is perfected to the extent required by the applicable Collateral Documents;

(3) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(4) immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the applicable four-quarter period, the Consolidated Leverage Ratio for the Company and its Subsidiaries does not exceed 1.00:1.00;

(5) each Guarantor (unless it is the other party to the transactions described above, in which case clause (1) of Section 5.01(b) shall apply) shall have by supplemental indenture confirmed that its Note Guarantee shall apply to the surviving Peron’s obligations under this Indenture, the Notes, the Collateral Documents and the Intercreditor Agreements; and

(6) the Company shall have delivered to the Trustee and the Notes Collateral Agent an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, amalgamation, winding-up or disposition, and such supplemental indenture and any other supplemental agreements comply with this Indenture.

(b) Notwithstanding clause (4) of Section 5.01(a), to the extent that the Company is the surviving Person:

(1) the Company may consolidate with, merge with or into or transfer all or part of its properties and assets to any Subsidiary, and any Subsidiary may consolidate with, merge with or into or transfer all or part of its properties and assets to the Company, so long as no Capital Stock of the Subsidiary is distributed to any Person other than the Company; provided that, in the case of a Subsidiary that merges into the Company, the Company will not be required to comply with Section 5.01(a)(6); and

(2) the Company may merge with an Affiliate of the Company solely for the purpose of reincorporating or forming the Company in another state of the United States or the District of Columbia, so long as the amount of Indebtedness of the Company and its Subsidiaries is not increased thereby.

(c) The Company shall not permit any Guarantor to consolidate with, amalgamate with or merge with or into or wind up into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets, in one or more related transactions, to any Person (other than to the Company or another Guarantor) unless:

(1) (A) if such entity remains a Guarantor, the resulting, surviving, continuing or transferee Person (if not such Guarantor) shall expressly assume, by a supplemental indenture hereto and the applicable Collateral Documents in a form reasonably satisfactory to the Trustee and/or the Notes Collateral Agent, as applicable, all the obligations of such Guarantor under its Guarantee;

(B) to the extent any assets of the Person who is merged, consolidated or amalgamated with or into the successor Guarantor are assets of the type that would constitute Collateral under the Collateral Documents, the successor Guarantor will take such action as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the applicable Collateral Documents in the manner and to the extent required in this Indenture or the applicable Collateral Documents and shall take all reasonably necessary action so that such Lien is perfected to the extent required by the applicable Collateral Documents;

(C) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

(D) the Company will have delivered to the Trustee and the Notes Collateral Agent an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, amalgamation, winding-up or disposition and such supplemental indenture and any other supplemental agreements comply with this Indenture; or

(2) in the event the transaction results in the release of the Guarantor’s Note Guarantee under clause (1)(A) of Section 10.06(a), the transaction is made in compliance with Section 4.16.

(d) For purposes of this Section 5.01, the sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company or a Guarantor, as the case may be, which properties and assets, if held by the Company or such Guarantor instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company or such Guarantor on a consolidated basis, will be deemed to be the disposition of all or substantially all of the properties and assets of the Company or such Guarantor, as applicable.

(e) Notwithstanding anything to the contrary in this Section 5.01, any consolidation with or merger with or into or winding up into, or sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets, in one or more related transactions, to any Person by the Company or a Guarantor that is otherwise permitted under the terms of the First-Out Notes Indenture, the ABL Credit Agreement, or in each case, any replacement thereof, shall be permitted under this Indenture.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01. Events of Default.

(a) Each of the following is an “Event of Default”:

(1) default in any payment of interest on any Note when due, continued for 30 days;

(2) default in the payment of principal or premium, if any, on any Note when due at its Stated Maturity, upon mandatory or optional redemption, upon required repurchase, upon declaration or otherwise;

(3) [reserved];

(4) failure by the Company or any Guarantor to comply for 30 days after notice as provided below with any of their obligations under Article 4 (in each case, other than (A) a failure to purchase Notes, which constitutes an Event of Default under Section 6.01(a)(2), or (B) a failure to comply with Section 4.06 which constitutes an Event of Default under Section 6.01(a)(5));

(5) failure by the Company or any Guarantor to comply for 60 days after notice as provided below with its other agreements contained in this Indenture or the Notes;

(6) default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is Guaranteed by the Company or any of its Subsidiaries), other than Indebtedness owed to the Company or a Subsidiary, whether such Indebtedness or Guarantee now exists or is created after the Issue Date, which default:

(A) is caused by a failure to pay principal of, or interest or premium, if any, at the final maturity of such Indebtedness; or

(B) results in the acceleration of such Indebtedness prior to its maturity;

and, in each case of this clause (6)(ii), the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $10,000,000 or more;

(7) one or more judgments for the payment of money in an aggregate amount in excess of $15,000,000 (to the extent not covered by independent third-party insurance as to which the insurer has been notified of such judgment and has not denied coverage) shall be rendered against the Company or any Subsidiary, or any combination thereof, and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Company or any Subsidiary to enforce any such judgment;

(8) (i) the Company or a Significant Subsidiary or any group of Subsidiaries (excluding any Immaterial Subsidiaries) that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Subsidiaries), would constitute a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Laws:

(A) commences proceedings to be adjudicated bankrupt or insolvent;

(B) consents to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking an arrangement of debt, reorganization, dissolution, winding up or relief under applicable Bankruptcy Laws; provided that any of the foregoing actions shall not constitute a Default if this would constitute a breach of section 44 of the German Act on the Stabilisation and Restructuring Framework for Business (StaRUG);

(C) consents to the appointment of a receiver, interim receiver, receiver and manager, liquidator, assignee, trustee, monitor sequestrator, administrator or other similar official of it or for all or substantially all of its property;

(D) makes a general assignment for the benefit of its creditors; or

(E) generally is not paying its debts as they become due;

(ii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Laws that:

(A) is for relief against the Company, any Subsidiary that is a Significant Subsidiary or any group of Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Subsidiaries), would constitute a Significant Subsidiary, in a proceeding in which the Company, any such Subsidiary that is a Significant Subsidiary or any group of Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Subsidiaries), would constitute a Significant Subsidiary, is to be adjudicated bankrupt or insolvent;

(B) appoints a receiver, interim receiver, receiver and manager, liquidator, assignee, trustee, monitor, sequestrator, administrator or other similar official of the Company, any Subsidiary that is a Significant Subsidiary or any group of Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Subsidiaries), would constitute a Significant Subsidiary, or for all or substantially all of the property of the Company, any Subsidiary that is a Significant Subsidiary or any group of Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Subsidiaries), would constitute a Significant Subsidiary; or

(C) orders the liquidation, dissolution or winding up of the Company, any Subsidiary that is a Significant Subsidiary or any group of Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Subsidiaries), would constitute a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days;

(9) any Note Guarantee of a Significant Subsidiary or any group of Guarantors that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Subsidiaries), would constitute a Significant Subsidiary ceases to be in full force and effect (except as contemplated by the terms of this Indenture) or is declared null and void in a judicial proceeding or any Guarantor that is a Significant Subsidiary or any group of Guarantors that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Subsidiaries), would constitute a Significant Subsidiary denies or disaffirms its obligations under this Indenture or its Note Guarantee; or

(10) with respect to any Collateral having a Fair Market Value in excess of $10.0 million, individually or in the aggregate, (A) the security interest under the Collateral Documents, at any time, ceases to be a valid and perfected Lien (perfected as or having the priority required by the Collateral Documents and this Indenture) and in full force and effect for any reason other than in accordance with their terms and the terms of this Indenture and such failure continues for 60 days and other than the satisfaction in full of all obligations under this Indenture and discharge of this Indenture, except to the extent that any such loss of perfection or priority results from the limitations of foreign laws, rules and regulations or the application thereof, or from the failure of the Notes Collateral Agent (or the applicable controlling collateral agent pursuant to the applicable Intercreditor Agreement) to maintain possession of certificates or instruments actually delivered to it representing securities pledged under the Collateral Documents or (B) the Company or any Guarantor that is a Significant Subsidiary or any group of Guarantors that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Subsidiaries), would constitute a Significant Subsidiary asserts, in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable and such Person fails to rescind such assertion within 60 days.

However, a Default under clauses (4) and (5) of this Section 6.01(a) will not constitute an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes notify the Company of the Default and the Company does not cure such Default within the time specified in clauses (4) and (5) of this Section 6.01(a) after receipt of such notice.

(b) In the event of a declaration of acceleration of the Notes because an Event of Default described in clause (6) of Section 6.01(a) has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically annulled if:

(1) the default triggering such Event of Default pursuant to clause (6) of Section 6.01(a) shall be remedied or cured by the Company or a Subsidiary or waived by the holders of the relevant Indebtedness within 20 days after the declaration of acceleration with respect thereto; and

(2) (A) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (B) all existing Events of Default, except nonpayment of principal, premium, if any, or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.

Section 6.02. Acceleration.

(a) If an Event of Default (other than an Event of Default described in clause (8) of Section 6.01(a)) occurs and is continuing, the Trustee by written notice to the Company, specifying the Event of Default, or the Holders of at least 25% in principal amount of the then outstanding Notes by written notice to the Company and the Trustee, may declare the principal, premium, if any, and accrued and unpaid interest, if any, on all the Notes to be due and payable immediately. Upon such declaration, such principal, premium, if any, and accrued and unpaid interest, if any, will be due and payable immediately.

(b) If an Event of Default under clause (8) of Section 6.01(a) occurs and is continuing, the principal, premium, if any, and accrued and unpaid interest, if any, on all the Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.

(c) The Holders of a majority in principal amount of the outstanding Notes may waive all past defaults (except with respect to nonpayment of principal, premium or interest) and rescind any such acceleration with respect to the Notes and its consequences if (1) such rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, other than the nonpayment of the principal, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived.

(d) [Reserved].

Section 6.03. Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Notwithstanding anything to the contrary in Section 6.02 of this Indenture or any other provision of this Indenture or the Notes, the sole remedy with respect to an Event of Default due to the Company’s failure to comply with the requirements under Section 4.01 of this Indenture, for the first 180 calendar days after the occurrence of such Event of Default, consists exclusively of the right to receive additional interest on the Notes at an annual rate equal to (1) 0.25% for the first 90 calendar days after such Event of Default and (2) 0.50% for calendar days 91 through 180 after such Event of Default. On the 181st day after such Event of Default, if such violation is not cured or waived, the Trustee or the Holders of not less than 25% of the outstanding principal amount of the Notes may declare the principal, together with accrued and unpaid interest, if any, on the Notes to be due and payable immediately. If the Company elects to pay such additional interest, it shall notify the Trustee and the Holders of the Notes by certificate of the Company’s election at any time on or before the close of business on the first Business Day following the Event of Default. No additional interest shall be due or payable due to the occurrence of an Event of Default other than with respect to such failure to comply with reporting requirements.

Section 6.04. Waiver of Past Defaults.

The Holders of a majority in principal amount of the outstanding Notes by written notice to the Trustee may on behalf of all Holders waive any existing Default and its consequences hereunder, except:

(1) a continuing Default in the payment of the principal, premium, if any, or interest on any Note held by a non-consenting Holder (including in connection with a Change of Control Offer); and

(2) a Default with respect to a provision that under Section 9.02 cannot be amended without the consent of each Holder affected,

provided that, subject to Section 6.02, the Holders of a majority in principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05. Control by Majority.

Subject to the terms of the applicable Intercreditor Agreements, the Holders of a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Notes Collateral Agent or of exercising any trust or power conferred on the Trustee or the Notes Collateral Agent. However, the Trustee and the Notes Collateral Agent, as the case may be, may refuse to follow any direction that conflicts with law, this Indenture, the Notes, any Note Guarantee, the Collateral Documents and the applicable Intercreditor Agreements, or that the Trustee or the Notes Collateral Agent determines in good faith is unduly prejudicial to the rights of any other Holder (it being understood that the Trustee has no obligation to make such determination) or that would, in its or its counsel’s opinion, lead the Trustee or the Notes Collateral Agent to expend its own funds or expose it to liability (financial or otherwise). For the avoidance of doubt, the Trustee and the Notes Collateral Agent may refrain from acting in accordance with any instructions of Holders until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in this Indenture and which may include payment in advance) for any cost, loss or liability which it may incur in complying with those instructions.

Section 6.06. Limitation on Suits.

Subject to Section 6.07, no Holder may pursue any remedy with respect to this Indenture or the Notes (subject to the Intercreditor Agreements) unless:

(1) such Holder has previously given the Trustee written notice that an Event of Default is continuing;

(2) the Holders of at least 25% in principal amount of the then outstanding Notes have requested the Trustee to pursue the remedy;

(3) such Holders have offered, and if requested provided, the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

(4) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5) the Holders of a majority in principal amount of the then outstanding Notes have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 6.07. Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes, shall not be impaired or affected without the consent of such Holder.

Section 6.08. Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(a)(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company and any other obligor on the Notes for the whole amount of principal, premium, if any, and interest remaining unpaid on the Notes, together with interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, the Notes Collateral Agent and their agents and counsel.

Section 6.09. Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceedings, the Company, the Guarantors, the Trustee, the Notes Collateral Agent and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding has been instituted.

Section 6.10. Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.08, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy are, to the extent permitted by law, cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.11. Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 6.12. Trustee May File Proofs of Claim.

The Trustee may file proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Notes Collateral Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, the Notes Collateral Agent, their agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes, including the Guarantors), its creditors or its property and is entitled and empowered to participate as a member in any official committee of creditors appointed in such matter and to collect, receive and distribute any money or other securities or property payable or deliverable on any such claims. Any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee or Notes Collateral Agent and its agents and counsel, and any other amounts due the Trustee or Notes Collateral Agent under Section 7.07. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, the Notes Collateral Agent, their agents and counsel, and any other amounts due the Trustee or the Notes Collateral Agent under Section 7.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.13. Priorities.

Subject to the terms of the Collateral Documents and the Intercreditor Agreements with respect to any proceeds of Collateral, if the Trustee collects any money or property pursuant to this Article 6, pursuant to the foreclosure or other remedial provisions contained in the Collateral Documents or the Intercreditor Agreements or any money or other property distributable in respect of any Guarantor’s Guaranteed Obligations under this Indenture after an Event of Default, it shall pay out the money and property in the following order:

(1) to the Trustee and the Notes Collateral Agent, their agents and attorneys for amounts due under Section 7.07, including payment of all compensation, reasonable expenses and liabilities incurred, and all advances made, by the Trustee and to the Notes Collateral Agent for the costs and expenses incurred under the Collateral Documents and the Intercreditor Agreements;

(2) to Holders of Notes for amounts due and unpaid on such Notes for principal, premium, if any, and interest ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal, premium, if any, and interest, respectively; and

(3) to the Company or to such party as a court of competent jurisdiction shall direct, including a Guarantor, if applicable.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.13. Promptly after any record date is set pursuant to this Section 6.13, the Trustee shall cause notice of such record date and payment date to be given to the Company and to each Holder in the manner set forth in Section 13.02.

Section 6.14. Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in such suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.14 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by Holders of more than 10% in aggregate principal amount of the outstanding Notes.

ARTICLE 7

TRUSTEE AND COLLATERAL AGENT

Section 7.01. Duties of Trustee and Notes Collateral Agent.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) With respect to the Trustee, except during the continuance of an Event of Default, and at all times with respect to the Notes Collateral Agent:

(1) the duties of the Trustee and the Notes Collateral Agent shall be determined solely by the express provisions of this Indenture, the Collateral Documents and the Intercreditor Agreements and the Trustee and the Notes Collateral Agent need perform only those duties that are specifically set forth in this Indenture, the Collateral Documents and the Intercreditor Agreements and no others, and no implied covenants or obligations shall be read into this Indenture or other Note Documents against the Trustee and the Notes Collateral Agent; and

(2) in the absence of bad faith on its part, the Trustee and the Notes Collateral Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and the Notes Collateral Agent and conforming to the requirements of this Indenture, the Collateral Documents and the Intercreditor Agreements. However, in the case of any such certificates or opinions which by any provision hereof or the Collateral Documents or the Intercreditor Agreements are specifically required to be furnished to the Trustee or the Notes Collateral Agent, as applicable, the Trustee or the Notes Collateral Agent, as applicable, shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture, the Collateral Documents and the Intercreditor Agreements, as applicable (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) Neither the Trustee nor the Notes Collateral Agent may be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(2) neither the Trustee nor the Notes Collateral Agent shall be liable for any error of judgment made in good faith by a Responsible Officer of the Trustee, unless it is proved in a court of competent jurisdiction that the Trustee or the Notes Collateral Agent was negligent in ascertaining the pertinent facts;

(3) neither the Trustee nor the Notes Collateral Agent shall be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05; and

(4) no provision of this Indenture shall require the Trustee or the Notes Collateral Agent to expend or risk its own funds or otherwise incur any liability (financial or otherwise) in the performance of any of its duties hereunder and the Trustee and Notes Collateral Agent shall not be required to take any action that, in their opinion or the opinion of its counsel, may be contrary to any Note Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Bankruptcy Laws.

(d) Neither the Trustee nor the Notes Collateral Agent shall be liable for any acts or omissions, except for such losses, damages or expenses which have been finally adjudicated by a court of competent jurisdiction to have directly resulted from the Trustee’s or the Notes Collateral Agent’s gross negligence or willful misconduct, as the case may be.

(e) Whether or not therein expressly so provided, every provision of this Indenture, the Collateral Documents and the Intercreditor Agreements, as applicable, that in any way relates to the Trustee or the Notes Collateral Agent is subject to paragraphs (a), (b), (c) and (d) of this Section 7.01.

(f) Neither the Trustee nor the Notes Collateral Agent shall (i) have any duty to take any discretionary action or to exercise any discretionary power, or (ii) be under any obligation to exercise any of the rights or powers under this Indenture, the Notes, the Note Guarantees, the Collateral Documents and the Intercreditor Agreements at the request or direction of any of the Holders unless such Holders have offered, and if requested provided, to the Trustee or the Notes Collateral Agent, as applicable, security or indemnity reasonably satisfactory to the Trustee or the Notes Collateral Agent (as applicable) against any loss, liability or expense (which may be greater in extent than that contained in the applicable Note Document and which may include payment in advance).

(g) Neither the Trustee nor the Notes Collateral Agent shall be liable for interest on any money received by it except as the Trustee or the Notes Collateral Agent may agree in writing with the Company. Money held in trust by the Trustee or the Notes Collateral Agent need not be segregated from other funds except to the extent required by law.

Section 7.02. Rights of Trustee and Notes Collateral Agent.

(a) Each of the Trustee and the Notes Collateral Agent may conclusively rely upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by them to be genuine and to have been signed or presented by the proper party or parties, not only as to due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained therein. Neither the Trustee nor the Notes Collateral Agent need investigate any fact or matter stated in the document, but the Trustee and the Notes Collateral Agent, as applicable, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee or the Notes Collateral Agent, as applicable, shall determine in good faith to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(b) Before the Trustee or the Notes Collateral Agent acts or refrains from acting, it may (but is not obliged to) require an Officer’s Certificate or an Opinion of Counsel or both subject to the other provisions of this

Indenture. Neither the Trustee nor the Notes Collateral Agent shall be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee and the Notes Collateral Agent may consult with counsel or other professionals retained or consulted of its selection and the advice of such counsel, professional or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c) Each of the Trustee and the Notes Collateral Agent may act through its attorneys and agents and shall not be responsible for the acts or omissions of any agent or attorney appointed with due care.

(d) Neither the Trustee nor the Notes Collateral Agent shall be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture, the Collateral Documents or the Intercreditor Agreements.

(e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company or a Guarantor shall be sufficient if signed by an Officer of the Company or such Guarantor.

(f) Neither the Trustee nor the Notes Collateral Agent shall be deemed to have notice or knowledge of any Default or Event of Default unless a Responsible Officer of the Trustee or the Notes Collateral Agent, as applicable, has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee or the Notes Collateral Agent, as applicable, at the Corporate Trust Office of the Trustee or the Notes Collateral Agent, as applicable, and such notice references the existence of a Default or Event of Default, the Notes and this Indenture.

(g) In no event shall the Trustee or the Notes Collateral Agent be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee or the Notes Collateral Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

(h) The rights, privileges, protections, immunities and benefits given to each of the Trustee and the Notes Collateral Agent, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, each of the Trustee and the Notes Collateral Agent in each of its capacities hereunder and under the Collateral Documents and the Intercreditor Agreements, and by, the Agents and each other agent, custodian and other Person employed to act hereunder or thereunder.

(i) [Reserved].

(j) The Trustee and the Notes Collateral Agent may request that the Company deliver an Officer’s Certificate setting forth the names of individuals or titles of officers authorized at such time to take specified actions pursuant to this Indenture, the Collateral Documents and the Intercreditor Agreements, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

(k) Neither the Trustee nor the Notes Collateral Agent shall be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(l) Neither the Trustee nor the Notes Collateral Agent:

(1) shall be accountable for the use or application by any Person of disbursements properly made by the Trustee or the Notes Collateral Agent in conformity with the provisions of this Indenture, the Notes or the Collateral Documents or of moneys received from the Company or the Guarantors; or

(2) shall be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services.

(m) Neither the Trustee nor the Notes Collateral Agent shall be responsible for any unsuitability, inadequacy, expiration or unfitness of any security interest created hereunder or pursuant to any other Collateral Document pertaining to this matter nor shall it be obligated to make any investigation into, and shall be entitled to assume, the adequacy and fitness of any security interest created hereunder or pursuant to any other Collateral Document. Neither the Trustee nor the Notes Collateral Agent shall have any obligation to give, execute, deliver, file, record, authorize or obtain any financing statements, notices, instruments, documents, agreements, consents or other papers as shall be necessary to (i) create, preserve, perfect or validate the security interest granted to the Notes Collateral Agent pursuant to the Collateral Documents or (ii) enable the Trustee or the Notes Collateral Agent to exercise and enforce its rights under the Collateral Documents with respect to such pledge and security interest. In addition, neither the Trustee nor the Notes Collateral Agent shall have any responsibility or liability (i) in connection with the acts or omissions of the Company or any Guarantor in respect of the foregoing or (ii) for or with respect to the legality, validity and enforceability of any security interest created in the Collateral or the perfection and priority of such security interest.

(n) Beyond the exercise of reasonable care in the custody thereof, the Notes Collateral Agent shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against any prior parties or any other rights pertaining thereto and the Notes Collateral Agent shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. The Notes Collateral Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords similar collateral and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee.

(o) The permissive rights of the Trustee or the Notes Collateral Agent to do things enumerated in this Note Documents shall not be construed as a duty and, with respect to such permissive rights, neither the Trustee nor the Notes Collateral Agent shall be answerable for other than its gross negligence or willful misconduct.

(p) Neither the Trustee nor the Notes Collateral Agent shall have any liability for any action taken, or errors in judgment made, in good faith by it or any of its officers, employees or agents, unless it shall have been negligent in ascertaining the pertinent facts.

Section 7.03. Individual Rights of Trustee and Notes Collateral Agent.

The Trustee or the Notes Collateral Agent in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee or the Notes Collateral Agent.

However, in the event that the Trustee acquires a conflicting interest within the meaning of Trust Indenture Act Section 310(b) it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if this Indenture has been qualified under the Trust Indenture Act) or resign. Any Agent may do the same with like rights and duties or resign. The Trustee is also subject to Section 7.10 and Section 7.11.

Section 7.04. Disclaimer.

Neither the Trustee nor the Notes Collateral Agent shall be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Notes, the Collateral Documents or the Intercreditor Agreements, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee or the Notes Collateral Agent, as the case may be, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication on the Notes.

Section 7.05. Notice of Defaults.

If a Default occurs and is continuing and is actually known to a Responsible Officer of the Trustee or the Trustee is informed of such occurrence by the Company, the Trustee will mail or deliver by electronic transmission to each Holder a notice of the Default within 90 days after obtaining such knowledge or being notified by the Company. Except in the case of an Event of Default specified in clauses (1) or (2) of Section 6.01(a), the Trustee may withhold from the Holders notice of any continuing Default if the Trustee determines in good faith that withholding the notice is in the interests of the Holders.

Section 7.06. Reports by Trustee to Holders of the Notes.

(a) Within 60 days after each April 15, beginning with [•] and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with Trust Indenture Act Section 313(a) (but if no event described in Trust Indenture Act Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with Trust Indenture Act Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by Trust Indenture Act Section 313(c).

(b) A copy of each report at the time of its mailing to the Holders shall be mailed to the Company and filed with the SEC and each national securities exchange on which the Notes are listed in accordance with Trust Indenture Act Section 313(d). The Company shall promptly notify the Trustee in writing in the event the Notes are listed on any national securities exchange or delisted therefrom.

Section 7.07. Compensation and Indemnity.

(a) The Company and the Guarantors, jointly and severally, shall pay to the Trustee and the Notes Collateral Agent from time to time such compensation for its acceptance of this Indenture and services hereunder and under the Collateral Documents and the Intercreditor Agreements as the parties shall agree in writing from time to time. Neither the Trustee’s nor the Notes Collateral Agent’s compensation shall be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee and the Notes Collateral Agent promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s and the Notes Collateral Agent’s agents and respective counsel. The Trustee and the Notes Collateral Agent shall provide the Company reasonable notice of any expenditure not in the ordinary course of business.

(b) The Company and the Guarantors, jointly and severally, shall indemnify each of the Trustee, any predecessor Trustee, the Notes Collateral Agent and any predecessor Notes Collateral Agent and their directors, officers, employees and agents (collectively, the “Indemnified Parties”) for, and hold the Indemnified Parties harmless against, any and all loss, damage, claims, liability or expense (including reasonable attorneys’ fees and expenses and taxes (other than taxes based upon, measured by or determined by the income of the Trustee and the Notes Collateral Agent)) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder and under the Collateral Documents and the Intercreditor Agreements (including the reasonable costs and expenses of enforcing this Indenture, the Collateral Documents and the Intercreditor Agreements against the Company or any Guarantor, court costs and any sworn translation costs and together with any applicable VAT)) or defending itself against any claim whether asserted by any Holder, the Company or any Guarantor, or liability in connection with the acceptance, exercise or performance of any of its powers or duties hereunder). Each of the Trustee and the Notes Collateral Agent shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee or the Notes Collateral Agent to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee and the Notes Collateral Agent may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee or the Notes Collateral Agent through the Trustee’s or the Notes Collateral Agent’s own willful misconduct or gross negligence.

(c) The obligations of the Company and the Guarantors under this Section 7.07 shall survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee or the Notes Collateral Agent.

(d) To secure the payment obligations of the Company and the Guarantors in this Section 7.07, the Trustee and the Notes Collateral Agent shall have a Lien prior to the Notes on all money or property held or collected by the Trustee and the Notes Collateral Agent, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

(e) When the Trustee and the Notes Collateral Agent incurs expenses or renders services after an Event of Default specified in Section 6.01(a)(8) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Laws.

(f) The Trustee will comply with the provisions of Trust Indenture Act Section 313(b)(2) to the extent applicable.

Section 7.08. Appointment of the Notes Collateral Agent.

(a) Each Holder, by accepting and holding a Note (including by accepting a Note following transfer from another Holder), shall be deemed to have consented and agreed to the terms of the Collateral Documents (including, without limitation, the provisions providing for foreclosure and release of the Collateral and authorizing the Notes Collateral Agent to enter into any Collateral Document on its behalf) as the same may be in effect or may be amended from time to time in accordance with its terms and authorizes and directs the Notes Collateral Agent to enter into the Collateral Documents and to perform its obligations and exercise its rights thereunder in accordance therewith.

(b) In respect of the Dutch Security Agreements and the Collateral governed by Dutch law, the Notes Collateral Agent shall act in its own name and as creditor in its own right under the Parallel Debt as referred to in Section 13.20 of this Indenture for the benefit of the Trustee (acting for the benefit of the Holders).

(c) The Notes Collateral Agent shall act in accordance with the powers given to it by law and by the Non-ABL Agreements.

(d) The Notes Collateral Agent hereby accepts the appointments under Sections 7.08(b) and (c).

(e) The Notes Collateral Agent shall solely act in its capacity as Notes Collateral Agent or for itself (as secured party).

(f) Any change of Notes Collateral Agent appointed pursuant to this Section 7.08 shall be made in accordance with Section 7.08.

(g) The Trustee (acting on behalf and for the benefit of the Holders):

(1) [reserved]

(2) irrevocably authorises, empowers and directs the Notes Collateral Agent to perform the duties and exercise the rights, powers and discretions that are specifically entrusted to it under the Notes Documents, together with any other rights, powers and discretions which are incidental thereto; and

(3) acknowledges and confirms that the Notes Collateral Agent is entitled to take any step to protect the interests of the Secured Parties; however, the Notes Collateral Agent shall not be bound to make the filing of any proof of claim for the benefit of the Trustee (acting on behalf and for the benefit of the Holders), unless otherwise agreed between the Notes Collateral Agent and the Trustee.

(h) Without limiting the limiting the generality of the foregoing, by its acceptance of any Notes, each Holder irrevocably appoints and authorizes the Notes Collateral Agent:

(i) in relation to the Collateral being subject to the German Security Agreements, to (A) hold, administer and realise such Collateral that is transferred or assigned by way of security (Sicherungseigentum/Sicherungsabtretung) or otherwise granted to it and is creating or evidencing a non-accessory security right (nicht akzessorische Sicherheit) in its own name as trustee (Treuhänder) for the benefit of the Trustee and the Holders; and (B) hold (with regard to its own rights under the Parallel Debt), administer, and realise any such Collateral that is pledged (verpfändet) or otherwise transferred to the Notes Collateral Agent and is creating or evidencing an accessory security right (akzessorische Sicherheit) as agent in the name of and for and on the behalf of the Trustee and the Holders, and in its own name on the basis of the Parallel Debt in accordance with the provisions of the Intercreditor Agreement;

(ii) to: (A) accept as its representative (Stellvertreter) any pledge or other creation of any accessory security right granted in favor of the Trustee and/or such Holder in connection with the German Security Agreements and to agree to and execute on its behalf as its representative (Stellvertreter) any amendments and/or alterations to any German Security Agreements or any other agreement related to such Collateral which creates a pledge or any other accessory security right (akzessorische Sicherheit) including the release or confirmation of release of such security; (B) execute on behalf of itself and the Trustee and the Holders where relevant and without the need for any further referral to, or authority from, the Trustee and the Holders or any other person all necessary releases of any such Collateral being subject to the German Security Agreements or any other agreement related to such Collateral; (C) realize such Collateral in accordance with the German Security Agreements or any other agreement securing such Collateral; (D) make, receive all declarations and statements and undertake all other necessary actions and measures which are necessary or desirable in connection with such Collateral or the German Security Agreements or any other agreement securing the Collateral; (E) take such action on its behalf as may from time to time be authorized under or in accordance with the German Security Agreements; and (F) exercise such rights, remedies, powers and discretions as are specifically delegated to or conferred upon the Trustee and the Holders under the German Security Agreements together with such powers and discretions as are reasonably incidental thereto in accordance with the provisions of the Intercreditor Agreement;

(iii) to act as its agent (Stellvertreter), and, to the extent possible, releases the Notes Collateral Agent from any restrictions on representing several persons and self-dealing under any applicable law, and in particular from the restrictions of Section 181 of the German Civil Code (Bürgerliches Gesetzbuch). The Notes Collateral Agent has the power to grant sub-power of attorney, including the release from the restrictions of section 181 of the German Civil Code (Bürgerliches Gesetzbuch).

(i) Without limiting the generality of the foregoing, by its acceptance of any Notes, each Holder irrevocably appoints and authorizes the Notes Collateral Agent:

(i) in relation to each of the Swiss Security Agreements pursuant to which Liens of a non-accessory (akzessorische) nature is granted (each a “Swiss Non-Accessory Security Agreements”), to hold and administer and, as the case may be, release and realize any such Lien (including any and all benefits in connection with any Swiss Non-Accessory Security Agreements and any and all proceeds of such Lien) on a fiduciary basis (treuhänderisch) for itself (including as joint-credit) and for the benefit of the Trustee and the Holders in accordance with the provisions of the Intercreditor Agreement; and

(ii) in relation to each of the Swiss Security Agreements pursuant to which Liens of an accessory (akzessorische) nature is granted (each a “Swiss Accessory Security Agreements”), to hold and administer and, as the case may be, release and realize any such Lien (including any and all benefits in connection with any Swiss Accessory Security Agreements and any and all proceeds of such Lien) for itself (including as joint-creditor) and as direct representative (direkter Stellvertreter) in the name and on behalf of each of the Trustee and the Holders and each of the Trustee and the Holders authorizes the Notes Collateral Agent to act as its direct representative (direkter Stellvertreter) in relation to any and all matters in connection with such Swiss Accessory Security Agreements in accordance with the provisions of the Intercreditor Agreement.

The Notes Collateral Agent may perform any and all its duties and exercise its rights and powers under this paragraph (i) by or through any one or more co-agents, sub-agents or attorneys-in-fact (including the ABL Collateral Agent), and each Holder hereby irrevocably authorizes the Notes Collateral Agent to appoint any such co-agent, sub-agent or attorney-in-fact (including the ABL Collateral Agent) for such purposes and confirms that the authority, rights, powers and protections afforded to the Notes Collateral Agent under this paragraph (i) shall apply equally to any such co-agent, sub-agent or attorney-in-fact (including the ABL Collateral Agent) so appointed.

Section 7.09. Replacement of Trustee or Notes Collateral Agent.

(a) A resignation or removal of the Trustee or the Notes Collateral Agent and appointment of a successor Trustee or a successor Notes Collateral Agent shall become effective only upon the successor Trustee’s or successor Notes Collateral Agent’s acceptance of appointment as provided in this Section 7.08. The Trustee or the Notes Collateral Agent may resign in writing at any time by giving 30 days’ prior notice of such resignation to the Company and be discharged from the trust hereby created by so notifying the Company in writing. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee or the Notes Collateral Agent by so notifying the Trustee, the Notes Collateral Agent and the Company in writing. The Company may remove the Trustee or the Notes Collateral Agent if:

(1) in the case of the Trustee, the Trustee fails to comply with Section 7.11;

(2) the Trustee or the Notes Collateral Agent, as the case may be, is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Laws;

(3) a receiver or public officer takes charge of the Trustee or the Notes Collateral Agent, as the case may be, or its property; or

(4) the Trustee or the Notes Collateral Agent becomes incapable of acting as Trustee or Notes Collateral Agent, respectively, hereunder.

(b) If the Trustee or the Notes Collateral Agent resigns or is removed or if a vacancy exists in the office of Trustee or the Notes Collateral Agent for any reason, the Company shall promptly appoint a successor Trustee or a successor Notes Collateral Agent, as the case may be. Within one year after the successor Trustee or successor Notes Collateral Agent takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the successor Trustee or the successor Notes Collateral Agent to replace it with another successor Trustee or another successor Notes Collateral Agent appointed by the Company.

(c) If a successor Trustee or a successor Notes Collateral Agent does not take office within 30 days after the retiring Trustee or retiring Notes Collateral Agent resigns or is removed, the retiring Trustee or retiring Notes Collateral Agent (at the Company’s expense), the Company or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee or successor Notes Collateral Agent, as the case may be.

(d) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e) A successor Trustee or successor Notes Collateral Agent shall deliver a written acceptance of its appointment to the retiring Trustee or retiring Notes Collateral Agent and to the Company. Thereupon, the resignation or removal of the retiring Trustee or retiring Notes Collateral Agent shall become effective, and the successor Trustee or successor Notes Collateral Agent shall have all the rights, powers and duties of the Trustee or the Notes Collateral Agent under this Indenture. The successor Trustee or successor Notes Collateral Agent shall mail a notice of its succession to Holders. The retiring Trustee or retiring Notes Collateral Agent shall promptly transfer all property held by it as Trustee or Notes Collateral Agent to the successor Trustee or successor Notes Collateral Agent; provided that all sums owing to the Trustee or the Notes Collateral Agent hereunder have been paid and such transfer shall be subject to the Lien provided for in Section 7.07. Notwithstanding replacement of the Trustee or the Notes Collateral Agent pursuant to this Section 7.09, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee or retiring Notes Collateral Agent.

(f) As used in this Section 7.09, the term “Trustee” shall also include each Agent.

Section 7.10. Successor by Merger, etc.

If the Trustee or the Notes Collateral Agent consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another entity or national banking association, the successor entity or national banking association without any further act shall be the successor Trustee or successor Notes Collateral Agent.

Section 7.11. Eligibility; Disqualification.

(a) There shall at all times be a Trustee hereunder that is a corporation or national banking association organized and doing business under the laws of the United States or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

(b) This Indenture shall always have a Trustee who satisfies the requirements of Trust Indenture Act Sections 310(a)(1), (2) and (5). The Trustee is subject to Trust Indenture Act Section 310(b).

Section 7.12. Preferential Collection of Claims Against the Company.

The Trustee is subject to Trust Indenture Act Section 311(a), excluding any creditor relationship listed in Trust Indenture Act Section 311(b). A Trustee who has resigned or been removed shall be subject to Trust Indenture Act Section 311(a) to the extent indicated therein.

Section 7.13. Collateral Documents; Intercreditor Agreements.

By their acceptance of the Notes, the Holders hereby authorize and direct the Trustee and the Notes Collateral Agent, as the case may be, to execute and deliver each of the Collateral Documents and each Intercreditor Agreement (including joinder agreements thereto) and any other Collateral Documents in which the Trustee and/or the Notes Collateral Agent, as applicable, is named as a party, including any Intercreditor Agreement or Collateral Documents executed on or after the Issue Date and any amendments, joinders or supplements to any Intercreditor Agreement or Collateral Document permitted by this Indenture. It is hereby acknowledged and agreed that, in so doing, the Trustee and the Notes Collateral Agent are not responsible for the terms or contents of such agreements, or for the validity or enforceability thereof, or the sufficiency thereof for any purpose. Whether or not so expressly stated therein, in entering into, or taking (or forbearing from) any action under the Intercreditor Agreements or any other Collateral Documents, the Trustee and the Notes Collateral Agent each shall have all of the rights, privileges, benefits, immunities, indemnities and other protections granted to it under this Indenture (in addition to those that may be granted to it under the terms of such other agreement or agreements).

ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01. Option to Effect Legal Defeasance or Covenant Defeasance.

The Company may, at its option and at any time, elect to have either Section 8.02 or Section 8.03 applied to all outstanding Notes and the Note Guarantees upon compliance with the conditions set forth below in this Article 8.

Section 8.02. Legal Defeasance and Discharge.

(a) Upon the Company’s exercise under Section 8.01 of the option applicable to this Section 8.02, the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04, be deemed to have been discharged from their obligations with respect to this Indenture, all outstanding Notes and

Note Guarantees on the date the conditions set forth below are satisfied (“Legal Defeasance”). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in (1) and (2) below, and to have satisfied all of its other obligations under such Notes and this Indenture, including that of the Guarantors (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(1) the rights of Holders to receive payments in respect of the principal, premium, if any, and interest on the Notes when such payments are due, solely out of the trust created pursuant to this Indenture referred to in Section 8.04;

(2) the Company’s obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for Note payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the Trustee, and the Company’s obligations in connection therewith; and

(4) this Section 8.02.

(b) Following the Company’s exercise of its Legal Defeasance option, payment of the Notes may not be accelerated because of an Event of Default.

(c) If the Company exercises its Legal Defeasance option under this Section 8.02, the Liens on the Collateral will be released and the Note Guarantees in effect at such time will be automatically released.

(d) Subject to compliance with this Article 8, the Company may exercise its Legal Defeasance option under this Section 8.02 notwithstanding the prior exercise of its Covenant Defeasance option under Section 8.03.

Section 8.03. Covenant Defeasance.

(a) Upon the Company’s exercise under Section 8.01 of the option applicable to this Section 8.03, the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04, be released from their respective obligations under the covenants contained in Sections 4.03, 4.05, 4.06, 4.08, 4.09, 4.10, 4.11, 4.12, 4.14, 4.15, 4.16, 4.17 and 4.20 and 5.01(a)(4) with respect to the outstanding Notes, and the Guarantors shall be deemed to have been discharged from their obligations with respect to all Note Guarantees, on and after the date the conditions set forth in Section 8.04 are satisfied (“Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to this Indenture and the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture, and such Notes shall be unaffected thereby. In addition, upon the Company’s exercise under Section 8.01 of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04, an Event of Default specified in Section 6.01(a)(3) that resulted solely from the failure of the Company to comply with Section 5.01(a)(4), Section 6.01(a)(4) (only with respect to covenants that are released as a result of such Covenant Defeasance), Section 6.01(a)(5) (only with respect to covenants that are released as a result of such Covenant Defeasance), 6.01(a)(6), 6.01(a)(7), 6.01(a)(8) (solely with respect to Significant Subsidiaries or any group of Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Subsidiaries) would constitute a Significant Subsidiary), 6.01(a)(9) and 6.01(a)(10), in each case, shall not constitute an Event of Default.

(b) If the Company exercises its Covenant Defeasance option under this Section 8.03, the Liens on the Collateral will be released and the Note Guarantees in effect at such time will be automatically released.

Section 8.04. Conditions to Legal or Covenant Defeasance.

(a) The following shall be the conditions to the exercise of either the Legal Defeasance option under Section 8.02 or the Covenant Defeasance option under Section 8.03 with respect to the Notes:

(1) the Company must irrevocably deposit with the Paying Agent, in trust, for the benefit of the Holders, cash in U.S. dollars, Government Securities, or a combination thereof, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay the principal, premium, if any, and interest, if any, due on the outstanding Notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

(2) in the case of Legal Defeasance, the Company has delivered to the Trustee an Opinion of Counsel confirming that, subject to customary assumptions and exclusions,

(A) the Company has received from, or there has been published by, the U.S. Internal Revenue Service a ruling, or

(B) since the Issue Date, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the Holders and beneficial owners of Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Company has delivered to the Trustee an Opinion of Counsel confirming that, subject to customary assumptions and exclusions, the Holders and beneficial owners of Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default has occurred and is continuing on the date of such deposit or will occur as a result of such deposit (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) and the deposit will not result in a breach or violation of, or constitute a default under, the ABL Facility, the 2026 Notes Indenture, the Second-Out Notes Indenture or any other material agreement or material instrument (other than this Indenture) to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(5) [reserved];

(6) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with; and

(7) the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be (which instructions may be contained in the Officer’s Certificate referred to in clause (6) above).

Section 8.05. Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.

(a) Subject to Section 8.06, all money and Government Securities (including the proceeds thereof) deposited with the Trustee pursuant to Section 8.04 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company or a Guarantor acting as Paying Agent) as the Trustee may determine, to the Holders of all sums due and to become due thereon in respect of principal, premium, if any, and interest on the Notes, but such money need not be segregated from other funds except to the extent required by law.

(b) The Company will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or Government Securities deposited pursuant to Section 8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders.

(c) Anything in this Article 8 to the contrary notwithstanding, the Trustee will deliver or pay to the Company from time to time upon the request of the Company any money or Government Securities held by it as provided in Section 8.04 which, in the opinion of an Independent Financial Advisor expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06. Repayment to the Company.

Subject to any applicable abandoned property law, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times or The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

Section 8.07. Reinstatement.

If the Trustee or Paying Agent is unable to apply any U.S. dollars or Government Securities in accordance with Section 8.02 or Section 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s and the Guarantors’ obligations under this Indenture, the Notes and the Note Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or Section 8.03 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or Section 8.03, as the case may be; provided that, if the Company makes any payment of principal, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01. Without Consent of Holders.

(a) Notwithstanding Section 9.02, without the consent of any Holder, the Company, the Guarantors (except that no existing Guarantor will be required to execute any amendment or supplement of this Indenture that solely relates to changes described in Section 9.01(a)(5)), the Trustee and the Notes Collateral Agent may amend this

Indenture, the Notes, the Note Guarantees, the Collateral Documents and the Intercreditor Agreements (subject to the terms of the Intercreditor Agreements) to:

(1) cure any ambiguity, omission, defect or inconsistency;

(2) provide for the assumption by a successor entity of the obligations of the Company or any Guarantor under this Indenture, the Notes, the Note Guarantees, the Collateral Documents and the Intercreditor Agreements in accordance with Section 5.01;

(3) provide for or facilitate the issuance of uncertificated Notes in addition to or in place of certificated Notes;

(4) comply with the rules of any applicable Depositary;

(5) add Guarantors with respect to the Notes or release a Guarantor from its obligations under its Note Guarantee or this Indenture, in each case, in accordance with the applicable provisions of this Indenture;

(6) secure the Notes and the Note Guarantees;

(7) to confirm and evidence the release, termination or discharge of any Lien securing the Notes or the Note Guarantees in accordance with the terms of this Indenture, the Collateral Documents or Intercreditor Agreements;

(8) add covenants of the Company and its Subsidiaries or Events of Default for the benefit of Holders or to make changes that would provide additional rights to the Holders or to surrender any right or power conferred upon the Company or any Guarantor;

(9) make any change that does not materially adversely affect the legal rights under this Indenture, the Notes, the Note Guarantees, the Collateral Documents or the Intercreditor Agreements of any Holder;

(10) comply with any requirement of the SEC in connection with any required qualification of this Indenture under the Trust Indenture Act;

(11) evidence and provide for the acceptance of an appointment of a successor Trustee (provided that the successor Trustee is otherwise qualified and eligible to act as such under the terms of this Indenture) or successor notes collateral agent;

(12) conform the text of this Indenture, the Notes, the Note Guarantees, the Collateral Documents or the Intercreditor Agreements to any provision of the “Description of the Second-Out Notes” section of the Registration Statement;

(13) make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes as permitted by this Indenture, including, without limitation, to facilitate the issuance and administration of the Notes or, if Incurred in compliance with this Indenture, Additional Notes; provided, however, that (A) compliance with this Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (B) such amendment does not materially and adversely affect the rights of Holders to transfer Notes;

(14) to provide for the issuance of additional Notes in accordance with the terms of this Indenture;

(15) to add Collateral with respect to any or all of the Notes and/or the Note Guarantees; or

(16) to effect such amendment, restatement, supplement, modification, waiver or consent in respect of the First-Out Notes Indenture (or any replacement thereof) that shall apply automatically to this Indenture without the consent of any Holder in accordance with the First-Out/Second-Out Intercreditor Agreement or any applicable Intercreditor Agreement.

(b) The Holders of the Notes will be deemed to have consented for purposes of the Collateral Documents and the applicable Intercreditor Agreements to any of the following amendments, waivers and other modifications to the Collateral Documents and the applicable Intercreditor Agreements:

(1) (A) to add other parties (or any authorized agent thereof or trustee therefor) holding Secured Indebtedness that is Incurred in compliance with the ABL Facility, this Indenture, the Second-Out Notes

Indenture, and the Collateral Documents and (B) to establish the priority of the Liens on any Collateral securing such Secured Indebtedness under the applicable Intercreditor Agreement with the Liens on such Collateral securing the Obligations under the ABL Facility, the First-Out Notes Indenture, the First-Out Notes, the guarantees of the First-Out Notes, this Indenture, the Notes and the Note Guarantees, and (C) to establish that the Liens on any ABL Priority Collateral securing any Indebtedness replacing the ABL Facility permitted to be Incurred under this Indenture shall be senior to the Liens on such ABL Priority Collateral securing any Obligations under this Indenture, the Notes and the Note Guarantees, and that the Liens on any Notes Priority Collateral securing any such Indebtedness shall be junior to the Liens on such Non- ABL Priority Collateral securing any Obligations under this Indenture, the Notes and the Note Guarantees, all on the terms provided for in the ABL Intercreditor Agreement in effect immediately prior to such amendment or other modification; and all proceeds of the Collateral shall be payable to the Notes Collateral Agent and such representatives for any other Pari Passu Secured Indebtedness then outstanding on a pro rata basis based on the aggregate outstanding principal amount of Obligations under this Indenture and the Notes and under any other Pari Passu Secured Indebtedness then outstanding, all on the terms provided for in the applicable Intercreditor Agreement in effect immediately prior to such amendment;

(2) to effectuate the release of assets included in the Collateral from the Liens securing the Notes in accordance with this Indenture or the Collateral Documents if those assets are (A) owned by a Guarantor and that Guarantor is released from its Note Guarantee in accordance with the terms of this Indenture or (B) sold, transferred or otherwise disposed of in a transaction permitted or not otherwise prohibited by this Indenture;

(3) to establish that the Liens on any Collateral securing any Indebtedness refinancing any Secured Indebtedness permitted to be Incurred in accordance with Section 4.09 shall rank pari passu with the Liens on such Collateral securing the Obligations under such replaced Secured Indebtedness and otherwise conform to the Lien priorities in any applicable Intercreditor Agreement;

(4) upon any cancellation or termination of the ABL Facility without a replacement thereof, to establish that the ABL Priority Collateral (in addition to the Notes Priority Collateral) shall secure the Obligations under this Indenture, the Notes and the Note Guarantees on the same basis as the Notes Priority Collateral pursuant to the Lien priorities in any applicable Intercreditor Agreement, subject to the terms of the applicable Intercreditor Agreements in effect immediately prior to such amendment or other modification;

(5) (i) to add any junior lien secured parties, and the Notes Collateral Agent as senior lien secured party, to any junior lien Intercreditor Agreement and/or (ii) to add any second lien secured parties to any second lien Intercreditor Agreement;

(6) in the case of any Collateral Document, to include therein any legend required to be set forth therein pursuant to any applicable Intercreditor Agreement, or to modify any such legend as required by such Intercreditor Agreement;

(7) with respect to the Intercreditor Agreements then in effect or the Collateral Documents, as provided in the relevant Intercreditor Agreement or Collateral Document, as applicable;

(8) to add Collateral with respect to any or all of the Notes and/or the Notes Guarantees; and

(9) to provide for the succession of any parties to the Collateral Documents, or any applicable Intercreditor Agreement (and any amendments that are administrative or ministerial in nature that do not adversely affect the rights of the Holders in any material way), in connection with an amendment, renewal, extension, substitution, refinancing, restructuring, replacement, supplementing or other modification from time to time of the definitive documentation governing Indebtedness permitted to be incurred under this Indenture or any other agreement that is permitted by this Indenture.

(c) Upon the request of the Company, and upon receipt by the Trustee of the documents described in Section 13.04, the Trustee and the Notes Collateral Agent shall join with the Company and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but neither the Trustee nor the Notes Collateral Agent shall be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02. With Consent of Holders.

(a) Except as provided in Section 9.01 and this Section 9.02 (and subject to the terms of the Intercreditor Agreements), the Company, the Guarantors, the Trustee and the Notes Collateral Agent may amend or supplement this Indenture, the Notes, the Note Guarantees, the Collateral Documents and the Intercreditor Agreements with the consent of the Holders of a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) and, subject to Section 6.04 and Section 6.07, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with the purchase of, or tender offer or exchange offer for, Notes). Section 2.09 and Section 2.10 shall determine which Notes are considered to be “outstanding” for the purposes of this Section 9.02.

(b) Upon the request of the Company, and upon delivery to the Trustee and the Notes Collateral Agent of evidence satisfactory to the Trustee and the Notes Collateral Agent of the consent of the Holders as aforesaid, and upon receipt by the Trustee and the Notes Collateral Agent of the documents described in Section 7.02 and Section 13.04, the Trustee and the Notes Collateral Agent shall join with the Company and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s or the Notes Collateral Agent’s own rights, duties or immunities under this Indenture or otherwise, in which case each of the Trustee and the Notes Collateral Agent may in their discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

(c) It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver. It shall be sufficient if such consent approves the substance thereof.

(d) After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company will send to the Holders a notice briefly describing such amendment, supplement or waiver. However, any failure of the Company to send such notice to all the Holders, or any defect in the notice, will not impair or affect the validity of any such amendment, supplement or waiver.

(e) Without the consent of each affected Holder, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the stated rate of interest or extend the stated time for payment of interest on any Note;

(3) reduce the principal of, or extend the Stated Maturity of, any Note;

(4) waive a Default or Event of Default in the payment of principal of, premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes with respect to a nonpayment default and a waiver of the payment default that resulted from such acceleration);

(5) reduce the premium payable upon the redemption or repurchase of any Note or change the date on which any Note may be redeemed or repurchased as described in Section 3.07, Section 4.15 whether through an amendment or waiver of provisions in the covenants, definitions or otherwise (except amendments to the definitions of “Change of Control”);

(6) make any Note payable in a currency other than that stated in the Note;

(7) amend the contractual right expressly set forth in this Indenture or the Notes of any Holder to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(8) make any change in the amendment or waiver provisions which require each Holder’s consent; or

(9) modify the Note Guarantees in any manner materially adverse to the Holders.

(f) In addition, and subject to Section 9.02(e)(10), without the consent of Holders of 66 2/3% in aggregate principal amount of the Notes outstanding, no amendment, supplement or waiver may (i) modify any Collateral Document or the provisions in this Indenture relating to the Notes dealing with the Collateral Documents in any manner, taken as a whole, materially adverse to the Holders or otherwise release all or substantially all Collateral from the Liens securing the Notes other than in accordance with this Indenture, the Collateral Documents and the Intercreditor Agreements, (ii) modify or waive any of the Guarantor Release Protection Provisions, (iii) modify the Lien priority of the Notes or the Note Guarantees, or (iv) modify or change any provision of this Indenture, any Intercreditor Agreement or the Collateral Documents that adversely affects the ranking as to right of payment (it being understood that the “right of payment” here refers to contractual ranking) or payment priority of the Notes, except for (a) any “debtor-in-possession” facility (or similar financing under applicable law) or (b) any other Indebtedness for borrowed money so long as a bona fide opportunity to participate in such Indebtedness is offered ratably to all adversely affected Holders on a no less than pro rata basis (other than with respect to customary backstop or similar fees and expense reimbursement).

(g) A consent to any amendment, supplement or waiver of this Indenture, the Notes or the Note Guarantee by any Holder given in connection with a tender of such Holder’s Notes will not be rendered invalid by such tender.

Section 9.03. Compliance with Trust Indenture Act.

Upon and after, but not before, the qualification of this Indenture under the Trust Indenture Act, every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental indenture that complies with the Trust Indenture Act as then in effect.

Section 9.04. Revocation and Effect of Consents.

(a) Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver that is effective in accordance with its terms and thereafter binds every Holder.

(b) The Company may, but shall not be obligated to, fix a record date pursuant to Section 1.05 for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver.

Section 9.05. Notation on or Exchange of Notes.

(a) The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

(b) Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06. Trustee and Notes Collateral Agent to Sign Amendments, etc.

(a) The Trustee or the Notes Collateral Agent, as the case may be, shall sign any amendment, supplement or waiver to this Indenture authorized pursuant to this Article 9 if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee or the Notes Collateral Agent, as the case may be. In executing any amendment, supplement or waiver to this Indenture, the Trustee and the Notes Collateral Agent shall receive and (subject to Section 7.01) shall be fully protected in relying upon, in addition to the documents required by Section 13.04, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amendment, supplement or waiver is authorized or permitted by this Indenture and that such amendment, supplement or waiver is the valid and binding obligation of the Company and any Guarantor party thereto, enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof.

(b) The Notes Collateral Agent shall sign any amendment, supplement, consent or waiver authorized pursuant to any of the Collateral Documents or Intercreditor Agreements in accordance with the terms thereof (including, without limitation, without the further consent or agreement of the Holders if so provided in such Collateral Document or the Intercreditor Agreements or otherwise in accordance with Section 9.01(b) of this Indenture) if the amendment, supplement, consent or waiver does not adversely affect the rights, duties, liabilities or immunities of the Notes Collateral Agent. In executing any amendment, supplement, consent or waiver to any of the Collateral Documents or the Intercreditor Agreements, the Notes Collateral Agent shall receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amendment, supplement, consent or waiver is authorized or permitted by the applicable Collateral Document and/or the Intercreditor Agreements, as the case may be, and complies with the provisions thereof.

ARTICLE 10

GUARANTEES

Section 10.01. Guarantee.

(a) Subject to this Article 10 and the Collateral and Guarantee Requirement, each of the Guarantors hereby, jointly and severally, irrevocably and unconditionally guarantees, on a senior basis, to each Holder and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that: (1) the principal, premium, if any, and interest on the Notes shall be promptly paid in full when due, whether at Stated Maturity, by acceleration, redemption or otherwise, and interest on the overdue principal and interest on the Notes, if any, if lawful, and all other Obligations of the Company to the Holders, the Trustee or the Notes Collateral Agent hereunder or under the Notes shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (2) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise collectively, the “Guaranteed Obligations.” Failing payment by the Company when due of any amount so Guaranteed or any performance so Guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b) The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture, or pursuant to Section 10.06.

(c) Each of the Guarantors also agrees, jointly and severally, to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) Incurred by the Trustee or any Holder in enforcing any rights under this Section 10.01.

(d) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to the Company or the Guarantors, any amount paid either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(e) Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations Guaranteed hereby until payment in full of all obligations Guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations Guaranteed hereby may be accelerated as provided in Article 6 for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations Guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantees.

(f) Subject to Section 11.07(b), each Note Guarantee shall remain in full force and effect and continue to be effective should any petition or proceeding be filed by or against the Company or any Guarantor for liquidation or reorganization, should the Company or any Guarantor become insolvent or make an assignment for the benefit of creditors or should a receiver, trustee, interim receiver, monitor or other similar official be appointed for all or any significant part of the Company’s or any Guarantor’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes or the Note Guarantees, whether as a “voidable preference,” “fraudulent transfer,” “transfer at undervalue” or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

(g) In case any provision of any Note Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(h) Each payment to be made by a Guarantor in respect of its Note Guarantee shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

(i) The Note Guarantees will be secured by Liens, with the priority of such Liens conforming to the Lien priorities in any applicable Intercreditor Agreement, subject to Permitted Liens, on the Collateral of each applicable Guarantor (which Collateral will also secure the ABL Facility and the Second-Out Notes, with the priority of such Liens in each case conforming to the Lien priorities in any applicable Intercreditor Agreement).

Section 10.02. Limitation on Guarantor Liability.

Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a preference, fraudulent conveyance, fraudulent transfer or a transfer at undervalue for purposes of Bankruptcy Laws, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal, state or foreign law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 10, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law.

For purposes of disclosure pursuant to the Interest Act (Canada), the annual rates of interest or fees to which the rates of interest or fees provided in this Indenture, the Notes or any Note Guarantee (and stated herein or therein, as applicable, to be computed on the basis of 360 days or any other period of time less than a calendar year) are equivalent are the rates so determined multiplied by the actual number of days in the applicable calendar year and divided by 360 or such other period of time, respectively.

If any provision of this Indenture, the Notes, any Note Guarantee or other obligations arising pursuant to this Indenture would oblige any Canadian Guarantor to make any payment of interest or other amount payable to any Holder in an amount or calculated at a rate which would be prohibited by law or would result in a receipt by that Holder of “interest” at a “criminal rate” (as such terms are construed under the Criminal Code (Canada)), then, notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by applicable law or so result in a receipt by that Holder of “interest” at a “criminal rate”, such adjustment to be effected, to the extent necessary (but only to the extent necessary), by reducing the amount or rate of interest, and, thereafter, by reducing any fees, commissions, costs, expenses, premiums and other amounts required to be paid to the affected Holder which would constitute interest for purposes of section 347 of the Criminal Code (Canada). Notwithstanding the foregoing, and after giving effect to all adjustments contemplated thereby, if a Holder shall have received an amount in excess of the maximum permitted by section 347 of the Criminal Code (Canada), the applicable Canadian Guarantor shall be entitled to obtain reimbursement from such Holder in an amount equal to such excess and, pending such reimbursement, such amount shall be deemed to be an amount payable by such Holder to such Canadian Guarantor.

Each Guarantor that makes a payment under its Note Guarantee will be entitled upon payment in full of all Guaranteed Obligations under this Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment, determined in accordance with GAAP.

In particular,

(a) the enforcement of a Note Guarantee granted by any German Guarantor, of any security, of any joint and several liability and of any payment obligations under this Indenture or the other Note Documents (together, the “Enforcement of Claims”) are restricted if and to the extent (i) the enforcement proceeds of an Enforcement of Claims are applied in satisfaction of any liability of such German Guarantor’s direct or indirect shareholder(s) or partners (upstream) or any entity affiliated to such shareholder or partner (verbundenes Unternehmen) within the meaning of section 15 of the German Stock Corporation Act (Aktiengesetz) (cross-stream) (other than the liabilities of any Subsidiary of the German Guarantor) and (ii) the Enforcement of Claims would cause the amount of the German GmbH Guarantor’s (or, in the case of a German GmbH & Co. KG Guarantor, its general partner’s) Net Assets, as adjusted pursuant to the following provisions, to fall below the amount of its registered share capital (Stammkapital) (Begrundung einer Unterbilanz) or to increase any already existing capital impairment (Vertiefung einer Unterbilanz) or a violation of sections 30 and 31 of the German Limited Liability Company Act (GmbHG), (each such event is hereinafter referred to as a “Capital Impairment”). For the purposes of the calculation of a Capital Impairment, the following balance sheet items shall be adjusted as follows:

(i) the amount of any increase of the German GmbH Guarantor’s (or, in the case of a German GmbH & Co. KG Guarantor, its general partner’s) registered share capital that has been effected after the date of this Agreement (or, if at a later point, the accession thereto by the relevant German Guarantor as a Guarantor) effected without prior written consent of the Trustee shall be deducted from the German GmbH Guarantor’s (or, in the case of a German GmbH & Co. KG Guarantor, its general partner’s) registered share capital;

(ii) loans provided to the German GmbH Guarantor (or, in the case of a German GmbH & Co. KG Guarantor, its general partner) the Company or any of its Subsidiaries shall be disregarded if and to the extent such loans are subordinated or are considered subordinated by operation of law at least into the rank pursuant to Section 39 para 2 of the German Insolvency Code (Insolvenzordnung);

(iii) loans or other contractual financial liabilities incurred in violation of the provisions of the Note Documents shall be disregarded;

(iv) assets of the German GmbH Guarantor (or, in the case of a German GmbH & Co. KG Guarantor, its general partner’s) shall be disregarded to the extent profits would be prohibited from distribution pursuant to section 268 paragraph (8) of the German Commercial Code (Handelsgesetzbuch); and

(v) the amount of non-distributable assets according to section 253 paragraph (6) or section 272 paragraph (5) of the German Commercial Code (Handelsgesetzbuch) shall not be included in the calculation of Net Assets.

(vi) the costs of any Auditor’s Determination (as defined below) shall be taken into account in calculating the Net Assets.

In a situation where a Capital Impairment would occur in relation to a German GmbH Guarantor (or, in the case of a German GmbH & Co. KG Guarantor, its general partner) after the Enforcement of Claims, the German Guarantor shall without undue delay (but no later than eight (8) weeks after occurrence of such situation, unless an extension of such period is granted by the Trustee), to the extent legally permitted, dispose of all assets which are not necessary for its business (nicht betriebsnotwendig) where the relevant assets are shown in the balance sheet of the German Guarantor with a book value significantly lower than the market value of such assets (each such asset a “Relevant Asset”), unless such disposal would not be commercially justifiable. The relevant German Guarantor shall, within ten (10) Business Days upon receipt of a written request from the Trustee relating to any Relevant Asset which is not being sold pursuant to the preceding sentence, provide the Trustee with reasonably detailed information as to why it considers the sale of such Relevant Asset not to be commercially justifiable. In the latter case, the relevant German Guarantor and the Trustee will liaise with each other and the relevant German Guarantor shall use its reasonable efforts to make further attempts to dispose of such Relevant Asset on more beneficial terms and keep the Trustee informed about its progress on a continuous basis.

The limitation pursuant to this Section 10.02(a) shall apply, subject to the following requirements, if following a notice by the Trustee that it intends to enforce any payment claim under the Note Guarantee granted by any German Guarantor, any security, any joint and several liability or any payment obligations under this Indenture or the other Note Documents, the German Guarantor notifies the Trustee (“Management Notification”) within 15 Business Days upon receipt of the relevant demand that a Capital Impairment would occur (setting out in reasonable detail to what extent a Capital Impairment would occur and providing an estimation of the net proceeds realization along with the calculations / information on which such estimate is based, or other measures undertaken in accordance with the mitigation provisions set out above). If the Management Notification is contested by the Trustee, the German Guarantor undertakes (at its own cost and expense) to arrange for the preparation of a balance sheet by its auditors in order to have such auditors determine whether (and if so, to what extent) any payment under this Note Guarantee or this Indenture would cause a Capital Impairment (the “Auditor’s Determination”). The Auditor’s Determination shall be prepared, taking into account the adjustments set out above in relation to the calculation of a Capital Impairment, by applying the generally accepted accounting principles applicable from time to time in Germany (Grundsatze ordnungsmafiiger Buchfuhrung) based on the same principles and evaluation methods as consistently applied by the German Guarantor in the preparation of its financial statements, in particular in the preparation of its most recent annual balance sheet, and taking into consideration applicable court rulings of German courts. The German Guarantor shall provide the Auditor’s Determination to the Trustee within twenty-five (25) Business Days from the date on which the Trustee contested the Management Notification in writing. The Auditor’s Determination shall be binding on the German Guarantor and the Secured Parties.

Notwithstanding the above, the provisions of this Section 10.02(a) shall not apply:

(i) if the German Guarantor is party as dominated entity (beherrschtes Unternehmen) of a Domination Agreement (Beherrschungsvertrag) and/or a profit and loss transfer agreement (Gewinnabfuhrungsvertrag) pursuant to section 30 para 1 sentence 2 of the German Limited Liability Company Act (GmbHG) with the entity whose liabilities are secured or shall be paid, unless the enforcement of payment claims under the Note Guarantee granted by any German Guarantor, of any security, of any joint and several liability or of any payment obligations under this Indenture or the other Note Documents would cause of violations of section;

(ii) if the German Guarantor has a recourse right (Ruckgriffsanspruch) towards its direct or indirect shareholder(s) or partners (upstream) or any entity affiliated to such shareholder or partner (verbundenes Unternehmen) within the meaning of section 15 of the German Stock Corporation Act (Aktiengesetz) (cross-stream) which is fully recoverable (werthaltig) at the time of the Enforcement of Claims; or to any amounts borrowed under the Note Documents to the extent the proceeds of such borrowing are on- lent to the German Guarantor or its Subsidiaries to the extent that any amounts so on-lent are still outstanding at the time the relevant demand is made against the German Guarantor.

(iii) if insolvency proceedings have been opened in relation to that German Guarantor;

(iv) by law, changes in applicable law or applicable court rulings of the Federal Supreme Court the limitations set out in this Section 10.02(a) are not deemed to be longer required to protect the management of the German Guarantor; or

(v) if the German Guarantor has not complied with its obligations under this Section 10.02(a).

(b) Switzerland

(i) Notwithstanding anything to the contrary in this Indenture or any other Notes Document, if and to the extent that a Swiss Guarantor becomes liable under this Indenture or any other Notes Document for obligations other than obligations of one of its direct or indirect Subsidiaries (i.e. obligations of its respective direct or indirect parent companies (up-stream liabilities) or sister companies (cross-stream liabilities)) (the “Restricted Obligations”) and if complying with such obligations would not be permitted under Swiss corporate law then applicable, then such obligations and payment amount shall from time to time be limited to the amount permitted to be paid under applicable Swiss law; provided that such limited amount shall at no time be less than the relevant Swiss Guarantor’s distributable capital (presently being the balance sheet profits and any reserves available for distribution) at the time or times performance of the relevant obligations is due or requested from such Swiss Guarantor, and further provided that such limitation (as may apply from time to time or not) shall not (generally or definitively) release the relevant Swiss Guarantor from its obligations in excess thereof, but merely postpone the payment date therefore until such times as payment is again permitted notwithstanding such limitation.

(ii) In case a Swiss Guarantor who must make a payment in respect of Restricted Obligations under this Indenture or any other Notes Document is obliged to withhold Swiss Withholding Tax in respect of such payment, such Swiss Guarantor shall:

(1) procure that such payments can be made without deduction of Swiss Withholding Tax, or with deduction of Swiss Withholding Tax at a reduced rate, by discharging the liability to such tax by notification pursuant to applicable law (including double tax treaties) rather than payment of the tax;

(2) if the notification procedure pursuant to sub-paragraph (1) above does not apply, deduct Swiss Withholding Tax at the rate of 35 per cent. (or such other rate as in force from time to time), or if the notification procedure pursuant to sub-paragraph (1) above applies for a part of the Swiss Withholding Tax only, deduct Swiss Withholding Tax at the reduced rate resulting after the discharge of part of such tax by notification under applicable law, from any payment made by it in respect of Restricted Obligations and promptly pay any such taxes to the Swiss Federal Tax Administration (Eidgenössische Steuerverwaltung);

(3) notify the Trustee that such notification, or as the case may be, deduction has been made and provide the Trustee with evidence that such a notification of the Swiss Federal Tax Administration has been made or, as the case may be, such taxes deducted have been paid to the Swiss Federal Tax Administration;

(4) in the case of a deduction of Swiss Withholding Tax:

(A) use its best efforts to ensure that any person other than a Holder which is entitled to a full or partial refund of the Swiss Withholding Tax deducted from such payment in respect of Restricted Obligations, will, as soon as possible after such deduction (y) request a refund of the Swiss Withholding Tax under applicable law (including tax treaties) and (z) pay to the Trustee upon receipt any amounts so refunded; and

(B) if a Holder is entitled to a full or partial refund of the Swiss Withholding Tax deducted from such payment, and if requested by the Trustee, shall provide the Trustee (on its behalf or on behalf of any Holder) those documents that are required by law and applicable tax treaties to be provided by the payer of such tax, for each relevant Holder, to prepare a claim for refund of Swiss Withholding Tax.

(iii) If a Swiss Guarantor is obliged to withhold Swiss Withholding Tax in accordance with Section 10.02(b)(ii) above, the Trustee shall be entitled to further enforce the Swiss Guarantor’s obligations and apply proceeds therefrom against the Restricted Obligations up to an amount which is equal to that amount which would have been obtained if no withholding of Swiss Withholding Tax were required, whereby such further enforcements shall always be limited to the maximum amount of the freely distributable reserves of such Swiss Guarantor as set out in paragraph (i) above.

(iv) If and to the extent requested by the Trustee and if and to the extent this is from time to time required under Swiss law (restricting profit distributions), in order to allow the Trustee and the Holders to obtain a maximum benefit under this Indenture or any other Notes Document, as applicable, the relevant Swiss Guarantor shall, and any parent company of such Swiss Guarantor being a party to this Indenture or any other Notes Document shall procure that such Swiss Guarantor will, promptly implement all such measures and/or to promptly procure the fulfilment of all prerequisites allowing the prompt fulfilment of the Swiss Guarantor’s obligations and allowing the relevant Swiss Guarantor to promptly perform its obligations and make the (requested) payment(s) hereunder from time to time, including the following:

(1) preparation of an up-to-date audited balance sheet of the relevant Swiss Guarantor;

(2) confirmation of the auditors of the relevant Swiss Guarantor that the relevant amount represents (the maximum of) freely distributable capital of such Swiss Guarantor;

(3) approval by a shareholders meeting of the relevant Swiss Guarantor of the capital distribution;

(4) if the enforcement of Restricted Obligations would be limited due to the effects referred to in this clause, then the relevant Swiss Guarantor shall to the extent permitted by applicable law write up or realize any of its assets that are shown in its balance sheet with a book value that is significantly lower than the market value of the assets, in case of realization, however, only if such assets are not necessary for the relevant Swiss Guarantor’s business (nicht betriebsnotwendig); and

(5) all such other measures necessary or useful to allow payment under the Swiss Guarantor’s obligations and to allow the relevant Swiss Guarantor to make the payments and perform the obligations agreed hereunder with a minimum of limitations.

Section 10.03. Execution and Delivery.

(a) To evidence its Note Guarantee set forth in Section 10.01, each Guarantor hereby agrees that this Indenture shall be executed on behalf of such Guarantor by an Officer or person holding an equivalent title.

(b) Each Guarantor hereby agrees that its Note Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Note Guarantee on the Notes.

(c) If an Officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates the Note, the Note Guarantees shall be valid nevertheless.

(d) The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.

(e) If required by Section 4.11, the Company shall cause any newly created or acquired Subsidiary to comply with the provisions of Section 4.11 and this Article 10, to the extent applicable.

Section 10.04. Subrogation.

Each Guarantor shall be subrogated to all rights of Holders against the Company in respect of any amounts paid by any Guarantor pursuant to the provisions of Section 10.01; provided that, if an Event of Default has occurred and is continuing, no Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Company under this Indenture or the Notes shall have been paid in full.

Section 10.05. Benefits Acknowledged.

Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the Guarantee and waivers made by it pursuant to its Note Guarantee are knowingly made in contemplation of such benefits.

Section 10.06. Release of Note Guarantees.

(a) A Note Guarantee by a Guarantor shall be automatically and unconditionally released and discharged, and no further action by such Guarantor, the Company or the Trustee shall be required for the release of such Guarantor’s Note Guarantee, upon:

(1) (A) any sale, assignment, transfer, conveyance, exchange or other disposition (by merger, amalgamation, consolidation or otherwise) of the Capital Stock of such Guarantor after which the applicable Guarantor is no longer a Subsidiary, which sale, assignment, transfer, conveyance, exchange or other disposition is made in compliance with the provisions of this Indenture;

(B) [reserved];

(C) [reserved];

(D) the consent of the Holders in accordance with Article 9;

(E) the Company’s exercise of its Legal Defeasance option or Covenant Defeasance option in accordance with Article 8;

(F) the satisfaction and discharge of the Company’s obligations under this Indenture in accordance with the terms of this Indenture;

(G) such Guarantor becoming an Excluded Subsidiary under the definition of “Excluded Subsidiary”; provided that no Default or Event of Default shall have occurred or be continuing immediately after giving effect thereto; or

(H) the release, discharge or termination of the guarantee by or direct obligations of such Guarantor under the First-Out Notes Indenture, the ABL Credit Agreement, or in each case, any replacement thereof; and

(2) in the case of clauses (a)(1)(A), (D), (E), (F), (G) and (H) only, the Company delivering to the Trustee and the Notes Collateral Agent an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in this Indenture relating to such transaction or release have been complied with.

(b) At the written request of the Company, the Trustee shall execute and deliver any documents reasonably required in order to evidence such release and discharge in respect of the applicable Guarantee.

(c) In the event that any released Guarantor (in the case of Section 10.06(a)(1)) thereafter borrows money or Guarantees any other Indebtedness for borrowed money of the Company or any Guarantor, the terms of the consent described in Section 10.06(a)(1) may provide that such former Guarantor shall again provide a Note Guarantee if required pursuant to Section 4.11.

ARTICLE 11

COLLATERAL AND SECURITY

Section 11.01. Collateral.

(a) The due and punctual payment of the principal of, premium, if any, and interest on the Notes and the Note Guarantees when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, repurchase, redemption or otherwise, interest on the overdue principal of and interest (to the extent permitted by law), if any, on the Notes and the Note Guarantees and performance of all other obligations under this Indenture, including, without limitation, the obligations of the Company set forth in Section 7.07, and the Notes, the Note Guarantees, the Intercreditor Agreements and the Collateral Documents, shall be secured, to the maximum extent permitted by law, as provided in the Collateral Documents, which define the terms of the Liens that secure the Notes and the Note Guarantees, subject to the terms of the Intercreditor Agreements. The Holders, by accepting a Note, are deemed to hereby appoint Wilmington Trust, National Association, as the initial Notes Collateral Agent and the Notes Collateral Agent is hereby authorized and directed to execute and deliver the Collateral Documents and the Intercreditor Agreements. The Company and the Guarantors hereby agree that the Notes Collateral Agent shall hold the Collateral in trust (or, as the case may be, as direct representative or as creditor in respect of the Parallel Debt) for the benefit of all of the Holders, the Trustee and the Notes Collateral Agent, in each case pursuant to the terms of the Collateral Documents and the Intercreditor Agreements.

(b) Each Holder, by its acceptance of any Notes and the Note Guarantees, consents and agrees to the terms of the Collateral Documents and the Intercreditor Agreements (including, without limitation, the provisions providing for foreclosure and release of Collateral and the automatic amendments, supplements, consents, waivers and other modifications thereto without the consent of the Holders) as the same may be in effect or may be amended from time to time in accordance with their terms and this Indenture and authorizes and directs the Notes Collateral Agent to enter into the Collateral Documents and the Intercreditor Agreements on the Issue Date, and any Collateral Documents at any time after the Issue Date, if applicable, and to perform its obligations and exercise its rights thereunder in accordance therewith. In the event of conflict between an Intercreditor Agreement, any of the other Collateral Documents and this Indenture, the applicable Intercreditor Agreement shall control. The Company shall deliver to the Notes Collateral Agent copies of all documents required to be filed pursuant to the Collateral Documents, and will do or cause to be done all such acts and things as may be reasonably required by Section 11.04(a), to assure and confirm to the Notes Collateral Agent the security interest in the Collateral contemplated hereby, by the Collateral Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed.

(c) The Trustee and each Holder, by accepting the Notes and the Note Guarantees, acknowledge that, as more fully set forth in the Collateral Documents and the Intercreditor Agreements, the Collateral as now or hereafter constituted shall be held for the benefit of the Notes Collateral Agent, all the Holders and the Trustee, and that the Liens granted on the Collateral pursuant to the Collateral Documents are subject to and qualified and limited in all respects by the Collateral Documents and the Intercreditor Agreements and actions that may be taken thereunder. Prior to the discharge of the ABL Obligations, to the extent that the ABL Collateral Agent is satisfied with or agrees to any deliveries or documents required to be provided in respect of any matters relating to the ABL Priority Collateral or makes any determination in respect of any matters relating to the ABL Priority

Collateral, including, without limitation, extensions of time or waivers for the creation and perfection of security interests in, or the obtaining of title insurance, legal opinions or other deliverables with respect to, particular assets (including in connection with assets acquired, or Subsidiaries formed or acquired, after the Issue Date and including with respect to any time periods described in the immediately preceding paragraph), the Notes Collateral Agent shall be deemed to be satisfied with such deliveries, extensions or waivers, and/or documents and the judgment of the ABL Collateral Agent in respect of any such matters under the ABL Facility will be deemed to be the judgment of the Notes Collateral Agent in respect of such matters under this Indenture and the Collateral Documents.

(d) Without limiting the powers of the Notes Collateral Agent, for the purposes of holding any hypothec granted pursuant to the laws of the Province of Quebec, each of the Holders hereby irrevocably appoints and authorizes the Notes Collateral Agent and, to the extent necessary, ratifies the appointment and authorization of the Notes Collateral Agent, to act as the hypothecary representative of the present and future Secured Parties as contemplated under Article 2692 of the Civil Code of Quebec (in such capacity, the “Attorney”), and to enter into, to take and to hold on their behalf, and for their benefit, any hypothec, and to exercise such powers and duties that are conferred upon the Attorney under any related deed of hypothec and applicable law. The Attorney shall: (a) have the sole and exclusive right and authority to exercise, except as may be otherwise specifically restricted by the terms hereof, all rights and remedies given to the Attorney pursuant to any such deed of hypothec and applicable law, and (b) benefit from and be subject to all provisions hereof with respect to the Trustee and the Notes Collateral Agent mutatis mutandis, including, without limitation, all such provisions with respect to the liability or responsibility to and indemnification by the Holders. Any person who becomes a Holder in accordance with the terms of this Indenture be deemed to have consented to and confirmed the Attorney as the person acting as hypothecary representative holding the aforesaid hypothecs as aforesaid and to have ratified, as of the date it becomes a Holder, all actions taken by the Attorney in such capacity. The substitution of the Notes Collateral Agent pursuant to the provisions of Article 7 also constitute the substitution of the Attorney.

(e) By its acceptance of any Notes and the Note Guarantees, each Holder directs the Notes Collateral Agent to enter into the ABL Intercreditor Agreement in its capacity as First-Out Notes Collateral Agent (as defined in the ABL Intercreditor Agreement) on behalf of each Holder.

Section 11.02. Maintenance of Collateral.

The Company and the Guarantors shall (a) maintain all property that is material to the conduct of their respective businesses in good working order and condition, ordinary wear and tear excepted, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect; (b) pay or cause to be paid all taxes required to have been paid by it (including in its capacity as withholding agent), except (i) any taxes that are being contested in good faith by appropriate proceedings diligently conducted and for which the Company or such Guarantor has set aside on its books reserves with respect thereto to the extent required by GAAP or (ii) to the extent that the failure to do so would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

The Company and its Subsidiaries shall maintain, with financially sound and reputable insurance companies having a financial strength rating of at least A- by A.M. Best Company insurance in such amounts (with no greater risk retention) and against such risks (including, without limitation, product liability and product recall insurance) as are customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations.

Section 11.03. Impairment of Collateral.

Subject to the rights of the holders of any senior Liens and Section 11.07, the Company shall not, and shall not permit any of the Subsidiaries to, take or knowingly or negligently omit to take, any action which action or omission would or could reasonably be expected to have the result of materially impairing the security interest with respect to the Collateral for the benefit of the Trustee, the Notes Collateral Agent and the Holders, unless such action or failure to take action is otherwise permitted by this Indenture, the Intercreditor Agreements or the Collateral Documents.

Section 11.04. Further Assurances.

(a) On and after the Issue Date, and subject to the Intercreditor Agreements, the Company shall and shall cause each Guarantor (subject to the Collateral and Guarantee Requirement), at their sole expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions which may be necessary, including those the Notes Collateral Agent may from time to time reasonably request (it being understood that the Notes Collateral Agent is under no obligation or duty to make such request), to create, better assure, preserve, protect, defend and perfect the security interests in the United States and the Specified Jurisdictions and the rights and remedies created under the Collateral Documents for the benefit of the Trustee, the Notes Collateral Agent and the Holders (subject to Permitted Liens).

(b) On and after the Issue Date, with respect to any property (other than Excluded Property) of the Company or any Guarantors as to which the Notes Collateral Agent, for the benefit of the Holders, does not have a perfected Lien, the Company shall and shall cause the applicable Guarantor to promptly (i) execute and deliver to the Notes Collateral Agent such amendments to the Collateral Documents or such other documents as the Notes Collateral Agent deems reasonably necessary or advisable to grant to the Notes Collateral Agent, for the benefit of the Holders, a security interest in such property and (ii) take all actions reasonably necessary or advisable to grant to the Notes Collateral Agent, for the benefit of the Holders, a perfected first-priority security interest (subject to Liens permitted under Section 4.10) in such property, including the filing of Uniform Commercial Code and PPSA financing statements in such jurisdictions as may be required by the Collateral Documents or by law or as may be reasonably requested by the Notes Collateral Agent.

(c) On and after the Issue Date, with respect to any Subsidiary created or acquired by the Company or any Guarantor, within 30 days of such Person becoming a Subsidiary (or such later date as agreed by the Notes Collateral Agent), (i) the Company shall take all actions (if any) to cause such Subsidiary (other than an Excluded Subsidiary) to comply with the Collateral and Guarantee Requirement, (ii) the Company shall, or shall cause the applicable Guarantor to, execute and deliver to the Notes Collateral Agent such amendments to the Collateral Documents as are necessary or advisable, or as the Notes Collateral Agent may reasonably request to grant to the Notes Collateral Agent, for the benefit of the Holders, a perfected first-priority security interest (subject to Liens permitted under Section 4.10) in the Capital Stock of such new Subsidiary that is owned by the Company or any Guarantor except to the extent such Capital Stock constitutes an Excluded Property, and (iii) except to the extent constituting Excluded Property, if such Capital Stock is certificated, deliver to the Notes Collateral Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Company or such Guarantor, as applicable.

Section 11.05. After-Acquired Property.

Subject to the applicable limitations and exceptions set forth in the Collateral Documents and this Indenture (including with respect to Excluded Property), from and after the Issue Date, if the Company or any Guarantor acquires any After-Acquired Property or if any new Subsidiary becomes a Guarantor, the Company or such Guarantor shall promptly (i) grant a first-priority perfected security interest (subject to Permitted Liens and the terms of the Intercreditor Agreements) upon any such property, as security for the Notes and the Note Guarantees and (ii) execute and deliver such mortgages, deeds of trust, security instruments, financing statements and certificates as shall be necessary to vest in the Notes Collateral Agent a perfected security interest, subject only to Permitted Liens, in such After-Acquired Property or in the Collateral of such Guarantor and to have such After-Acquired Property or such Collateral (but subject to the applicable limitations and exceptions set forth in the Collateral Documents and this Indenture) added to the Collateral, and thereupon all provisions of this Indenture relating to the Collateral shall be deemed to relate to such After-Acquired Property or Collateral to the same extent and with the same force and effect.

Section 11.06. Real Estate Mortgages and Filings.

(a) With respect to any Material Real Property owned by the Company or a Guarantor in the United States on the Issue Date or acquired by the Company or a Guarantor in the United States after the Issue Date that forms a part of the Collateral (individually and collectively, the “Premises”), by the Issue Date or within thirty (30) days following the date of acquisition (which period may be extended in the reasonable good faith determination of the Company), as applicable:

(1) The Company or such Guarantor shall deliver to the Notes Collateral Agent, as mortgagee or beneficiary, as applicable, for the ratable benefit of itself and the Holders, counterparts of each Mortgage with respect to each such Premises, in accordance with the requirements of this Indenture and/or the Collateral Documents, duly executed by the Company or such Guarantor, suitable for recording in all recording offices, with such terms that are necessary to create a valid and enforceable mortgage lien (and to perfect such lien) at the time of recordation thereof, with the priority required by this Indenture, the Collateral Documents and the Intercreditor Agreements;

(2) The Notes Collateral Agent shall have received a mortgagee’s title insurance policy insuring (or committing to insure) in favor of the Notes Collateral Agent, and its successors and/or assigns, in the form necessary, with respect to the property purported to be covered by the applicable Mortgage, to insure that the interest created by such Mortgage constitutes valid mortgage liens on the applicable Premises, with the priority required by this Indenture, the Collateral Documents and the Intercreditor Agreements, free and clear of all Liens, defects and encumbrances, other than Permitted Liens. Any such title policy shall be in amounts equal to the estimated Fair Market Value of the Premises covered thereby, and such policies shall also include, to the extent available, all such customary endorsements and reinsurance as are available in the applicable jurisdiction which are available at commercially reasonable rates in the jurisdiction where the applicable Premises is located; and

(3) The Company or the Guarantors shall deliver to the Notes Collateral Agent with respect to such Premises, surveys of each Premises, local counsel opinions, along with such other documents, instruments, certificates and agreements, and any other documents necessary to comply with Section 11.06(a) and (b).

Section 11.07. Release of Liens on the Collateral.

(a) Collateral may be released from the Lien and security interest created by the Collateral Documents at any time and from time to time in accordance with the provisions of the Collateral Documents, the Intercreditor Agreements and this Indenture. Notwithstanding anything to the contrary in the Collateral Documents, the Intercreditor Agreements and this Indenture, the Company and the Guarantors will be entitled to the release of property and other assets constituting Collateral from the Liens securing the Notes and the Obligations under this Indenture under any one or more of the following circumstances:

(1) to enable the Company and/or one or more Guarantors to consummate the sale, transfer or other disposition (including by the termination of capital leases or the repossession of the leased property in a capital lease by the lessor) of such property or assets (to a Person that is not the Company or a Subsidiary of the Company) to the extent permitted by Section 4.16;

(2) in the case of a Guarantor that is released from its Guarantee with respect to the Notes pursuant to the terms of this Indenture, the release of the property and assets of such Guarantor;

(3) with respect to any Collateral that is or becomes an “Excluded Property,” upon it becoming an Excluded Property;

(4) in connection with any enforcement action taken by an Authorized Representative in accordance with the terms of the Intercreditor Agreements or the Collateral Documents; or

(5) as described under Article 9 hereof.

(b) The Liens on the Collateral will be released with respect to the Notes and the Note Guarantees:

(1) in whole, upon payment in full of the principal of, accrued and unpaid interest, including premium, if any, on the Notes;

(2) in whole, upon satisfaction and discharge of this Indenture;

(3) in whole, upon a Legal Defeasance or Covenant Defeasance as set forth under Article 8;

(4) in whole or in part, in accordance with the applicable provisions of the Collateral Documents, the Intercreditor Agreements and this Indenture;

(5) in respect of all or substantially all of the Collateral, with the consent of Holders holding 66 2/3% of the aggregate principal amount of outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes);

(6) with respect to assets of a Guarantor upon release of such Guarantor from its Note Guarantee pursuant to the terms hereof;

(7) to enable the disposition of property or other assets that constitute Collateral to the extent not prohibited under Section 4.16; and

(8) upon such property or other asset being released in respect of the Liens securing the Obligations under the First-Out Notes, the ABL Credit Agreement, or in each case, any replacement thereof.

provided that, in the case of any release in whole pursuant to clauses (1), (2), (3) and (4) of this Section 11.07(b), all amounts owing to the Trustee and the Notes Collateral Agent under this Indenture, the Notes, the Note Guarantee, the Collateral Documents and the Intercreditor Agreements have been paid prior to such release.

(c) [Reserved].

(d) [Reserved].

(e) The Company and each Guarantor will furnish to the Trustee and the Notes Collateral Agent, prior to each proposed release of Collateral pursuant to this Indenture (other than pursuant to Section 11.07(a) or 11.07(b)(4) or (5)) or pursuant to the Collateral Documents:

(1) an Officer’s Certificate requesting any such release, filing or other action without recourse, warranty or representation of any kind (express or implied); and

(2) an Officer’s Certificate and Opinion of Counsel to the effect that all conditions precedent provided for in this Indenture, the Collateral Documents and the Intercreditor Agreements, as applicable, to such release have been complied with and that it is permitted for the Trustee and/or the Notes Collateral Agent to execute and deliver the documents requested by the Company in connection with such release and any necessary or proper instruments of termination, satisfaction or release prepared by the Company.

(f) Upon compliance by the Company and each Guarantor, as the case may be, with the conditions precedent for any release of Collateral as set forth above, and if required by this Indenture upon delivery by the Company or the Guarantors to the Trustee an Opinion of Counsel to the effect that such conditions precedent have been complied with, the Trustee or the Notes Collateral Agent shall, at the Company’s expense, promptly cause to be released and reconveyed to the Company or the relevant Guarantors, as the case may be, the released Collateral, and take, at the Company’s expense, all other actions reasonably requested by the Company in connection therewith. Neither the Trustee nor the Notes Collateral Agent shall be liable for any such release undertaken in reliance upon any such Officer’s Certificate, and notwithstanding any term hereof or in any Collateral Document or in the Intercreditor Agreements to the contrary, the Trustee and the Notes Collateral Agent shall not be under any obligation to release any such Lien and security interest, or execute and deliver any such instrument of release, satisfaction or termination, unless and until it receives such Officer’s Certificate, upon which it shall be entitled to conclusively rely.

Section 11.08. Information Regarding Collateral.

The Company will furnish to the Notes Collateral Agent, with respect to the Company or any Guarantor, promptly (and in any event within 30 days of such change or such longer period as then permitted under the facility (for the purposes of this paragraph, the “controlling facility”) governing that series of Indebtedness for which the “controlling” collateral agent for any applicable Intercreditor Agreement acts as “collateral agent”)

written notice of any change in such Person’s (1) corporate or organization name, (2) jurisdiction of organization or formation or the location of its registered office, principal place of business or chief executive office, (3) identity or corporate structure or (4) organizational identification number. The Company and the Guarantors will agree not to effect or permit any change referred to in the preceding sentence unless all filings have been made, or will have been made within 30 days following such change (or such longer period as then permitted under the controlling facility) or within any applicable statutory period, under the Uniform Commercial Code and any other applicable laws that are required in the Collateral Documents in order for the Collateral to be made subject to the Lien of the Notes Collateral Agent under the Collateral Documents in the manner and to the extent required by this Indenture or any of the Collateral Documents and shall take all necessary action so that such Lien is perfected with the same priority as immediately prior to such change to the extent required by the Collateral Documents. The Company also agrees promptly to notify the Notes Collateral Agent in writing if any material portion of the Collateral is damaged, destroyed or condemned in a manner which would reasonably be expected to have a material adverse effect.

Section 11.09. Collateral Documents and Intercreditor Agreements.

The provisions in this Indenture relating to Collateral are subject to the provisions of the Collateral Documents and the Intercreditor Agreements. The Company, the Guarantors, the Trustee, the Notes Collateral Agent and, by their acceptance of the Notes, the Holders acknowledge and agree to be bound by the provisions of the Collateral Documents and the Intercreditor Agreements.

Section 11.10. Suits to Protect the Collateral.

Subject to the provisions of Article 7, the Collateral Documents and the Intercreditor Agreements, the Trustee may direct the Notes Collateral Agent to take all actions it determines in order to:

(a) enforce any of the terms of the Collateral Documents; and hereunder.

(b) collect and receive any and all amounts payable in respect of the Obligations.

Subject to the provisions of the Collateral Documents and the Intercreditor Agreements, the Trustee and the Notes Collateral Agent shall have the power to institute and to maintain such suits and proceedings as the Trustee or the Notes Collateral Agent may determine to prevent any impairment of the Collateral by an acts which may be unlawful or in violation of any of the Collateral Documents or this Indenture, and such suits and proceedings as the Trustee or the Notes Collateral Agent may determine to preserve or protect its interests and the interests of the Holders in the Collateral. Nothing in this Section 11.10 shall be considered to impose any such duty or obligation to act on the part of the Trustee or the Notes Collateral Agent.

Section 11.11. Authorization of Receipt of Funds by the Trustee Under the Collateral Documents.

Subject to the provisions of the Intercreditor Agreements, the Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Collateral Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture.

Section 11.12. Purchaser Protected.

In no event shall any purchaser in good faith of any property purported to be released hereunder be bound to ascertain the authority of the Notes Collateral Agent or the Trustee to execute the applicable release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or rights permitted by this Article 11 to be sold be under any obligation to ascertain or inquire into the authority of the Company or the applicable Guarantor to make any such sale or other transfer.

Section 11.13. Powers Exercisable by Receiver or Trustee.

In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article 11 upon the Company or a Guarantor with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Company or a Guarantor or of any Officer or Officers thereof required by the provisions of this Article 11; and if the Trustee or the Notes Collateral Agent shall be in the possession of the Collateral under any provision of this Indenture, then such powers may be exercised by the Trustee or the Notes Collateral Agent.

ARTICLE 12

SATISFACTION AND DISCHARGE

Section 12.01. Satisfaction and Discharge.

(a) This Indenture will be discharged, and will cease to be of further effect as to all Notes and Note Guarantees issued hereunder, when either:

(1) all Notes that have been authenticated and delivered (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust or segregated and held in trust by the Company) have been delivered to the Trustee for cancellation; or

(2) (A) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the giving of a notice of redemption or otherwise, will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Paying Agent, as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption, as the case may be;

(B) no Default or Event of Default has occurred and is continuing on the date of such deposit or will occur as a result of such deposit (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);

(C) the Company or any Guarantor has paid or caused to be paid all sums payable by the Company under this Indenture; and

(D) the Company has delivered irrevocable instructions to the Trustee and the Paying Agent to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

(b) In addition, the Company shall deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent to satisfaction and discharge have been satisfied. Notwithstanding the satisfaction and discharge of this Indenture, if money shall have been deposited with the Trustee pursuant to Section 12.01(a)(2)(A), the provisions of Section 12.02 and Section 8.06 shall survive.

Section 12.02. Application of Trust Money.

(a) Subject to the provisions of the Intercreditor Agreements and Section 8.06, all money deposited with the Trustee pursuant to Section 12.01 shall be held in trust and applied by it, in accordance with the provisions of the

Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, premium, if any, and interest for whose payment such money has been deposited with the Trustee, but such money need not be segregated from other funds except to the extent required by law.

(b) If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 12.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and any Guarantor’s obligations under this Indenture, the Notes and the Note Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.01; provided that if the Company has made any payment of principal, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent, as the case may be.

ARTICLE 13

MISCELLANEOUS

Section 13.01. Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by Trust Indenture Act Section 318(c) in respect of Sections of the Trust Indenture Act that are incorporated by reference in this Indenture pursuant to Section 1.04, the imposed duties shall control upon and after, but not before, the qualification of this Indenture under the Trust Indenture Act.

Section 13.02. Notices.

(a) Any notice or communication to the Company, any Guarantor, the Trustee or the Notes Collateral Agent is duly given if in writing and (1) delivered in person, (2) mailed by first-class mail (certified or registered, return receipt requested), postage prepaid, or overnight air courier guaranteeing next day delivery or (3) sent by electronic transmission, to its address set forth below:

if to the Company or any Guarantor:

Fossil Group, Inc.

901 S. Central Expressway

Richardson, Texas 75080

Attention: Randy Hyne, Chief Legal Officer

if to the Trustee or the Notes Collateral Agent:

Wilmington Trust, National Association

Global Capital Markets

50 South Sixth Street, Suite 1290

Minneapolis, MN 55402

Facsimile: 612-217-5651

Attention: Fossil Group, Inc. Administrator

The Company, any Guarantor, the Trustee or the Notes Collateral Agent, by like notice, may designate additional or different addresses for subsequent notices or communications.

(b) All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; on the first date of which publication is made, if by publication; five calendar days after being deposited in the mail, postage prepaid, if mailed by first-class mail;

the next Business Day after timely delivery to the courier, if mailed by overnight air courier guaranteeing next day delivery; when receipt acknowledged, if sent by electronic transmission; provided that any notice or communication delivered to the Trustee or the Notes Collateral Agent shall be deemed effective upon actual receipt thereof.

(c) Any notice or communication to a Holder shall be mailed by first-class mail (certified or registered, return receipt requested) or by overnight air courier guaranteeing next day delivery to its address shown on the Note Register or by such other delivery system as the Trustee agrees to accept. Any notice or communication shall also be so mailed to any Person described in Trust Indenture Act Section 313(c), to the extent required by the Trust Indenture Act. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

(d) Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee and the Notes Collateral Agent, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

(e) Where this Indenture provides for notice of any event to a Holder of a Global Note, such notice shall be sufficiently given if given to the Depositary for such Note (or its designee), according to the Applicable Procedures, if any, prescribed for the giving of such notice.

(f) [Reserved].

(g) The Trustee and the Notes Collateral Agent agree to accept and act upon notice, instructions or directions pursuant to this Indenture sent by electronic transmission; provided, however, that (1) the party providing such written notice, instructions or directions, subsequent to such transmission of written instructions, shall provide the originally executed instructions or directions to the Trustee and the Notes Collateral Agent in a timely manner, and (2) such originally executed notice, instructions or directions shall be signed by an authorized representative of the party providing such notice, instructions or directions. The Trustee and the Notes Collateral Agent shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s or the Notes Collateral Agent’s reasonable reliance upon and compliance with such notice, instructions or directions notwithstanding such notice, instructions or directions conflict or are inconsistent with a subsequent notice, instructions or directions.

(h) If a notice or communication is sent in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

(i) If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee, the Notes Collateral Agent and each Agent at the same time.

Section 13.03. Communication by Holders with Other Holders.

Holders may communicate pursuant to Trust Indenture Act Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Guarantors, the Trustee, the Registrar and anyone else shall have the protection of Trust Indenture Act Section 312(c).

Section 13.04. Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company or any Guarantor to the Trustee or the Notes Collateral Agent to take any action under this Indenture, the Company or such Guarantor, as the case may be, shall furnish to the Trustee or the Notes Collateral Agent:

(a) an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee or the Notes Collateral Agent, as the case may be (which shall include the statements set forth in Section 13.05), stating that, in the opinion of the signer(s), all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee or the Notes Collateral Agent, as the case may be (which shall include the statements set forth in Section 13.05), stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with; provided that subject to Section 5.01(c), no Opinion of Counsel shall be required in connection with the addition of a Guarantor under this Indenture upon execution and delivery by such Guarantor, the Trustee and the Notes Collateral Agent of a supplemental indenture to this Indenture, the form of which is attached as Exhibit C.

Section 13.05. Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Section 4.07 or Trust Indenture Act Section 314(a)(4)) shall comply with the provisions of Trust Indenture Act Section 314(e) and shall include:

(a) a statement that the Person making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with (and, in the case of an Opinion of Counsel, may be limited to reliance on an Officer’s Certificate as to matters of fact); and

(d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 13.06. Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 13.07. No Personal Liability of Directors, Officers, Employees, Members, Partners and Shareholders.

No past, present or future director, officer, employee, incorporator, member, partner or shareholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor (other than the Company in respect of the Notes and each Guarantor in respect of its Note Guarantee) under the Notes, the Note Guarantees or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.

Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 13.08. Governing Law.

THIS INDENTURE, THE NOTES AND ANY NOTE GUARANTEE WILL BE GOVERNED BY, AND WILL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 13.09. Consent to Jurisdiction and Service of Process; Waiver of Jury Trial.

EACH PARTY HEREBY IRREVOCABLY SUBMITS, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, TO THE NON-EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE NOTE GUARANTEES, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH OF THE COMPANY, THE GUARANTORS, THE TRUSTEE, THE NOTES COLLATERAL AGENT AND HOLDERS, BY THEIR ACCEPTANCE OF NOTES, HEREBY

IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE NOTE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 13.10. Force Majeure.

In no event shall either the Trustee or the Notes Collateral Agent be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, earthquakes, fires, floods, epidemics or pandemics, accidents, labor disputes, nuclear or natural catastrophes or acts of God, acts of civil or military authority or governmental actions, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) or communications services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 13.11. No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.12. Successors.

All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee and the Notes Collateral Agent in this Indenture shall bind its successors. All agreements of each Guarantor in this Indenture shall bind its successors, except as otherwise provided in Section 10.06.

Section 13.13. Severability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 13.14. Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Indenture or any document to be signed in connection with this Indenture shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

Section 13.15. Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 13.16. PDF Delivery of Signature Pages.

The exchange of copies of this Indenture and of signature pages by portable document format (“PDF”) transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 13.17. U.S.A. PATRIOT Act.

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. PATRIOT Act, the Trustee is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. PATRIOT Act.

Section 13.18. Payments Due on Non-Business Days.

In any case where any Interest Payment Date, redemption date or repurchase date or the Stated Maturity of the Notes shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of principal, premium, if any, or interest on the Notes need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, redemption date or repurchase date, or at the Stated Maturity of the Notes, provided that no interest will accrue for the period from and after such Interest Payment Date, redemption date, repurchase date or Stated Maturity, as the case may be.

Section 13.19. [Reserved].

Section 13.20. Parallel Debt; Parallel Debt Owed to the Notes Collateral Agent.

This Section 13.20 is included in this Indenture solely for the purpose of ensuring the validity and effect of certain security rights governed by the laws of the Netherlands and Germany granted or to be granted pursuant to the applicable Collateral Documents and, for the avoidance of doubt, shall not limit the rights and remedies provided to the Trustee or the Notes Collateral Agent by the other provisions hereof and the provisions of the other Note Documents.

(a) Each of the Note Parties hereby irrevocably and unconditionally undertakes to pay to the Notes Collateral Agent as creditor in its own right and not as a representative of the other Secured Parties amounts equal to any amounts owing from time to time by that Note Party to any Secured Party under any Note Document as and when those amounts are due for payment under the relevant Note Document (each such payment undertaking of a Note Party in relation to any individual Secured Party, a “Parallel Debt Undertaking”, and all Parallel Debt Undertakings of each Note Party taken together, its “Parallel Debt”).

(b) Each of the Note Parties and the Notes Collateral Agent acknowledge that the obligations of each Note Party under any Parallel Debt Undertaking are several and are separate and independent from, and shall not in any way limit or affect, the obligations of that Note Party to that relevant Secured Party under any Note Document that corresponds to the relevant Parallel Debt Undertaking (its “Corresponding Debt”) nor shall the amounts for which each Note Party is liable under any Parallel Debt Undertaking be limited or affected in any way by its Corresponding Debt provided that:

(1) the Notes Collateral Agent shall not demand payment with regard to the Parallel Debt Undertaking of a Note Party to the extent that the relevant Holder’s Corresponding Debt has been irrevocably paid or (in the case of guarantee obligations) discharged;

(2) a Secured Party shall not demand payment with regard to the Corresponding Debt of a Note Party to the extent that such Note Party’s Parallel Debt Undertaking has been irrevocably paid or (in the case of guarantee obligations) discharged.

(3) each Parallel Debt Undertaking shall cover, in an anticipatory manner as to its scope, any future changes in the relevant Corresponding Debt, in particular any such changes resulting from any future increase of any loan or note facility, any future extension of the agreed maturity thereof or any future change of the interest rate charged thereunder;

(4) the Parallel Debt shall be decreased to the extent that the Corresponding Debt has been irrevocably paid or discharged (other than, in each case, contingent obligations) and the Corresponding Debt shall be decreased to the extent that the Parallel Debt has been irrevocably paid or discharged;

(5) each Parallel Debt Undertaking shall be due and payable at any time from the date of this Indenture in an amount which equals the amount and currency or currencies of the relevant Corresponding Debt that is due and payable at the same time as the relevant Corresponding Debt; and

(6) each Parallel Debt Undertaking shall remain effective notwithstanding any transfer or assumption of its Corresponding Debt in whole or in part to or by any third party, irrespective of whether any such transfer or assumption is effected by way of assignment or assignment and transfer by way of assumption of contract or otherwise.

(c) The Notes Collateral Agent acts in its own name and not as a trustee, and its claims in respect of the Parallel Debt shall not be held on trust. The Collateral under the Collateral Documents granted under the Note Documents to the Notes Collateral Agent to secure the Parallel Debt Undertakings is granted to the Notes Collateral Agent in its capacity as creditor of each Parallel Debt Undertaking and shall not be held on trust.

(d) All monies received or recovered by the Notes Collateral Agent pursuant to this Section 13.20, and all amounts received or recovered by the Notes Collateral Agent from or by the enforcement of any collateral under the Collateral Documents granted to secure any Parallel Debt Undertaking, shall be applied in accordance with this Indenture.

(e) Without limiting or affecting the Notes Collateral Agent’s rights against the Note Parties (whether under this Section 13.20 or under any other provision of the Note Documents), each Holder acknowledges that:

(1) nothing in this Section 13.20 shall impose any obligation on the Notes Collateral Agent to advance any sum to any Holder or otherwise under any Note Document, except in its capacity as lender;

(2) for the purpose of any vote taken under any Note Document, the Notes Collateral Agent shall not be regarded as having any participation or commitment other than those which it has in its capacity as a lender; and

(3) for purposes of any Dutch Security Agreement, any resignation by the Notes Collateral Agent is not effective with respect to its rights under the Parallel Debt until all rights and obligations under the Parallel Debt have been assigned to and assumed by the successor agent appointed in accordance with this Indenture.

(f) The Notes Collateral Agent will reasonably cooperate in transferring its rights and obligations under the Parallel Debt to a successor agent in accordance with this Indenture and will reasonably cooperate in transferring all rights and obligations under any Collateral Document to such successor agent. All parties to this Indenture hereby, in advance, irrevocably grant their cooperation (medewerking) to such transfers of rights and obligations by the Notes Collateral Agent to a successor agent in accordance with this Indenture.

Section 13.21. Judgment Currency.

(a) If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in one currency into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, under applicable law that the rate of exchange used shall be that at which in accordance with normal banking procedures the Trustee could purchase the first currency with such other currency in the city in which it normally conducts its foreign exchange operation for the first currency on the Business Day preceding the day on which final judgment is given.

(b) The obligation of the Note Parties in respect of any sum due from them to the Trustee or any Holder hereunder shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Indenture (the “Indenture Currency”), be discharged only to the extent that on the Business Day following receipt by the Trustee of any sum adjudged to be so due in the Indenture Currency the Trustee may in accordance with normal banking procedures purchase the Indenture Currency with the Judgment Currency; if the amount of Indenture Currency so purchased is less than the sum originally due to the Trustee in the applicable agreement currency, the Note Parties agree notwithstanding any such judgment to indemnify the Trustee against such loss, and if the amount of the Indenture Currency so purchased exceeds the sum originally due to the Trustee, the Trustee agrees to remit to the Note Parties such excess.

[Signatures on following page]

FOSSIL GROUP, INC.

By:
Name:
Title:

[GUARANTORS]

By:
Name:
Title:

Appendix A-1

WILIMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee and Notes Collateral Agent

By:
Name:
Title:

Appendix A-2

APPENDIX A

PROVISIONS RELATING TO NOTES

Section 1.1 Definitions.

(a) Capitalized Terms.

Capitalized terms used but not defined in this Appendix A have the meanings given to them in this Indenture. The following capitalized terms have the following meanings:

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Note or beneficial interest therein, the rules and procedures of the Depositary for such Global Note, Euroclear or Clearstream, in each case to the extent applicable to such transaction and as in effect from time to time.

“Clearstream” means Clearstream Banking, Société Anonyme, or any successor securities clearing agency.

“Distribution Compliance Period,” means, with respect to any Note, the period of 40 consecutive days beginning on and including the later of (a) the day on which such Note is first offered to persons other than distributors (as defined in Regulation S) in reliance on Regulation S, notice of which day shall be promptly given by the Company to the Trustee, and (b) the date of issuance with respect to such Note or any predecessor of such Note.

“IAI” means an institution that is an “accredited investor” as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act and is not a QIB.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Restricted Period,” with respect to any Notes, means the period of 40 consecutive days beginning on and including the later of (a) the day on which such Notes are first offered to persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S, notice of which day shall be promptly given by the Company to the Trustee, and (b) the Issue Date, and with respect to any Additional Notes that are Transfer Restricted Notes, it means the comparable period of 40 consecutive days.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“United States” means the United States of America.

“Unrestricted Global Note” means any Note in global form that does not bear or is not required to bear the Restricted Notes Legend.

“U.S. person” means a “U.S. person” as defined in Regulation S.

Appendix A-3

(b) Other Definitions.

Term	Defined in Section
“Agent Members”	2.1(b)
“Definitive Notes Legend”	2.2(e)
“ERISA Legend”	2.2(e)
“Global Note”	2.1(a)
“Global Notes Legend”	2.2(e)
“IAI Global Note”	2.1(a)
“Regulation S Global Note”	2.1(a)
“Regulation S Notes”	2.1(a)
“Restricted Notes Legend”	2.3(d)
“Rule 144A Global Note”	2.1(a)
“Rule 144A Notes”	2.1(a)

Section 2.1 Form and Dating

(a) Global Notes.

If Additional Notes are issued pursuant to a private placement exempted from registration under the Securities Act pursuant to Section 4(a)(2) thereof, the initial purchasers of such Notes may choose to initially hold them in the form of Notes that may be (i) transferred to and held by “qualified institutional buyers” (as defined in Rule 144) (the “Rule 144A Notes”) or (ii) transferred to and held by a Person that is not a U.S. person in offshore transactions pursuant to Regulation S (the “Regulation S Notes”).

Rule 144A Notes shall be issued initially in the form of one or more global Notes in definitive, fully registered form without interest coupons and bearing the Global Notes Legend and the Restricted Notes Legend (collectively, the “Rule 144A Global Note”).

Regulation S Notes shall be issued initially in the form of one or more global Notes in fully registered form without interest coupons bearing the Global Notes Legend and the Restricted Notes Legend (collectively, the “Regulation S Temporary Global Note” and, together with the Regulation S Permanent Global Note (defined below), the “Regulation S Global Note”), which shall be registered in the name of the Depository or the nominee of the Depository for the accounts of designated agents holding on behalf of Euroclear or Clearstream. Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for beneficial interests in a permanent Global Note (the “Regulation S Permanent Global Note”) pursuant to the applicable procedures of the Depository. Simultaneously with the authentication of the Regulation S Permanent Global Note, the Trustee shall cancel the Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Note that are held by participants through Euroclear or Clearstream.

Unrestricted Global Notes shall be issued in the form of one or more global Notes in definitive, fully registered form without interest coupons and bearing the Global Notes Legend (collectively, the “Unrestricted Global Note”).

One or more global Notes in definitive fully registered form without interest coupons and bearing the Global Notes Legend and the Restricted Notes Legend (collectively, the “IAI Global Note”)

Appendix A-4

Each of the Rule 144A Global Note, the IAI Global Note, the Regulation S Global Note and any Unrestricted Global Note are each referred to herein as a “Global Note” and are collectively referred to herein as “Global Notes.”

Global Notes issued on the Issue Date shall be deposited with the Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in the Indenture, including, in the case of the IAI Global Note to accommodate transfers of beneficial interests in the Notes to IAIs subsequent to the initial distribution.

Each Global Note shall represent such of the outstanding Notes as shall be specified in the “Schedule of Exchanges of Interests and Transfers of Principal in the Global Note” attached thereto and each shall provide that it shall represent the aggregate principal amount of Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as applicable, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.07 of this Indenture and Section 2.2(c) of this Appendix A.

(b) Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Note deposited with or on behalf of the Depositary.

The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b) and 3 of this Indenture and pursuant to an order of the Company signed by one Officer of the Company, authenticate and deliver initially one or more Global Notes that (i) shall be registered in the name of the Depositary for such Global Note or Global Notes or the nominee of such Depositary and (ii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions or held by the Trustee as Custodian.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under the Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as Custodian or under such Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

(c) Definitive Notes. Except as provided in Section 2.2 or Section 2.3 of this Appendix A, owners of beneficial interests in Global Notes shall not be entitled to receive physical delivery of Definitive Notes.

Section 2.2 Transfer and Exchange.

(a) Transfer and Exchange of Definitive Notes for Definitive Notes. When Definitive Notes are presented to the Registrar with a request:

(i) to register the transfer of such Definitive Notes; or

(ii) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:

(1) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

Appendix A-5

(2) in the case of Transfer Restricted Notes, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to Section 2.2(b) of this Appendix A or otherwise in accordance with the Restricted Notes Legend, and are accompanied by a certification from the transferor in the form provided on the reverse side of the Form of Note in Exhibit A for exchange or registration of transfers and, as applicable, delivery of such legal opinions, certifications and other information as may be requested pursuant thereto.

(b) Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, together with:

(i) a certification from the transferor in the form provided on the reverse side of the Form of Note in Exhibit A for exchange or registration of transfers and, as applicable, delivery of such legal opinions, certifications and other information as may be requested pursuant thereto; and

(ii) written instructions directing the Trustee to make, or to direct the Custodian to make, an adjustment on its books and records with respect to such Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, such instructions to contain information regarding the Depositary account to be credited with such increase, the Trustee shall cancel such Definitive Note and cause, or direct the Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Custodian, the aggregate principal amount of Notes represented by the Global Note to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Note equal to the principal amount of the Definitive Note so canceled. If the applicable Global Note is not then outstanding, the Company shall issue and, upon receipt of a written order of the Company signed by an Officer of the Company, the Trustee shall authenticate, upon an Authentication Order, a new applicable Global Note in the appropriate principal amount.

(c) Transfer and Exchange of Global Notes.

(i) The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with the Indenture (including applicable restrictions on transfer set forth in Section 2.2(d) of this Appendix A, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Note shall deliver to the Registrar a written order given in accordance with the Depositary’s procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in such Global Note, or another Global Note and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Note and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Note being transferred.

(ii) If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred.

(iii) Notwithstanding any other provisions of this Appendix A (other than the provisions set forth in Section 2.3 of this Appendix A), a Global Note may not be transferred except as a whole and not in part if the transfer is by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

Appendix A-6

(d) Restrictions on Transfer of Global Notes; Voluntary Exchange of Interests in Transfer Restricted Global Notes for Interests in Unrestricted Global Notes.

(i) Transfers by an owner of a beneficial interest in a Rule 144A Global Note or an IAI Global Note to a transferee who takes delivery of such interest through another Transfer Restricted Global Note shall be made in accordance with the Applicable Procedures and the Restricted Notes Legend and only upon receipt by the Trustee of a certification from the transferor in the form provided on the reverse side of the Form of Note in Exhibit A for exchange or registration of transfers and, as applicable, delivery of such legal opinions, certifications and other information as may be requested pursuant thereto. In addition, in the case of a transfer of a beneficial interest in either a Regulation S Global Note or a Rule 144A Global Note for an interest in an IAI Global Note, the transferee must furnish a signed letter substantially in the form of Exhibit B to the Trustee.

(ii) During the Distribution Compliance Period, beneficial ownership interests in the Regulation S Global Note may only be sold, pledged or transferred through Euroclear or Clearstream in accordance with the Applicable Procedures, the Restricted Notes Legend on such Regulation S Global Note and any applicable securities laws of any state of the U.S. Prior to the expiration of the Distribution Compliance Period, transfers by an owner of a beneficial interest in the Regulation S Global Note to a transferee who takes delivery of such interest through a Rule 144A Global Note or an IAI Global Note shall be made only in accordance with the Applicable Procedures and the Restricted Notes Legend and upon receipt by the Trustee of a written certification from the transferor of the beneficial interest in the form provided on the reverse side of the Form of Note in Exhibit A for exchange or registration of transfers. Such written certification shall no longer be required after the expiration of the Distribution Compliance Period. Upon the expiration of the Distribution Compliance Period, beneficial ownership interests in the Regulation S Global Note shall be transferable in accordance with applicable law and the other terms of the Indenture.

(iii) Upon the expiration of the Distribution Compliance Period, beneficial interests in the Regulation S Global Note may be exchanged for beneficial interests in an Unrestricted Global Note upon certification in the form provided on the reverse side of the Form of Note in Exhibit A for an exchange from a Regulation S Global Note to an Unrestricted Global Note.

(iv) Beneficial interests in a Transfer Restricted Note that is a Rule 144A Global Note or an IAI Global Note may be exchanged for beneficial interests in an Unrestricted Global Note if the Holder certifies in writing to the Registrar that its request for such exchange is in respect of a transfer made in reliance on Rule 144 (such certification to be in the form set forth on the reverse side of the Form of Note in Exhibit A) and/or upon delivery of such legal opinions, certifications and other information as the Company or the Trustee may reasonably request.

(v) If no Unrestricted Global Note is outstanding at the time of a transfer contemplated by the preceding clauses (iii) and (iv), the Company shall issue and the Trustee shall authenticate, upon an Authentication Order, a new Unrestricted Global Note in the appropriate principal amount.

(vi) In the case of a Global Note, so long as such Notes are registered in the name of the Depositary or the Trustee, (a) the holders of beneficial interests in the Notes evidenced thereby shall have no rights under the Notes with respect to such Notes held on their behalf by the Depositary or the Trustee, as the case may be, and (b) the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Notes for all purposes whatsoever, except, in each case, to the extent set forth herein. Accordingly, any such owner’s beneficial interest in the Global Notes will be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Depositary or the Agent Members, and neither the Company nor the Trustee shall have any responsibility with respect to such records maintained by the Depositary or the Agent Members. Notwithstanding the foregoing, nothing herein shall (i) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (ii) impair, as between the Depositary and the Agent Members, the operation of customary practices governing the exercise of the rights of a holder of a beneficial interest in any Global Note. Except as otherwise may be

Appendix A-7

provided in this Indenture, the rights of beneficial owners in a Global Note shall be exercised through the Depositary subject to the Applicable Procedures of the Depositary. Any holder of any Global Note shall, by acceptance of such Global Note, agree that (x) ownership of a beneficial interest in the Notes represented thereby shall be required to be reflected in book-entry form and (y) the transfer and exchange of Global Notes or beneficial interests therein shall be effected through the book-entry system maintained by the Depositary, in accordance with this Indenture and the Notes and the procedures of the Depositary therefor.

(e) Legends.

(i) Except as permitted by Section 2.2(d), this Section 2.2(e) and Section 2.2(i) of this Appendix A, each Note certificate evidencing the Global Notes (other than the Unrestricted Global Note) and the Definitive Notes (and all Notes issued in exchange therefor or in substitution thereof but other than any Unrestricted Definitive Note) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only) (“Restricted Notes Legend”):

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY ONLY (A) TO FOSSIL GROUP, INC. (THE “COMPANY”) OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM.

Each Definitive Note shall bear the following additional legend (“Definitive Notes Legend”):

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR AND TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

Each Global Note shall bear the following additional legend (“Global Notes Legend”):

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR

Appendix A-8

PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

Each Note, if applicable, shall bear the following additional legend (“ERISA Legend”):

BY ITS ACQUISITION OF THIS SECURITY, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY OR ANY INTEREST HEREIN CONSTITUTES THE ASSETS OF ANY (A) “EMPLOYEE BENEFIT PLAN” WITHIN THE MEANING OF SECTION 3(3) OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) WHICH IS SUBJECT TO TITLE I OF ERISA, (B) PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT DESCRIBED IN SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), WHICH IS SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF SECTION 4975 OF THE CODE OR ANY OTHER U.S. OR NON-U.S. FEDERAL, STATE, LOCAL OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF TITLE I OF ERISA OR SECTION 4975 OF THE CODE (COLLECTIVELY, “SIMILAR LAWS”), OR (C) ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE THE ASSETS OF ANY OF THE FOREGOING DESCRIBED IN CLAUSES (A) AND (B), PURSUANT TO ERISA, ANY SIMILAR LAWS OR OTHERWISE, OR (2) THE ACQUISITION AND HOLDING OF THIS SECURITY OR ANY INTEREST HEREIN WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER TITLE I OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.

(ii) Upon any sale or transfer of a Transfer Restricted Note that is a Definitive Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Note for a Definitive Note that does not bear the Restricted Notes Legend and the Definitive Notes Legend and rescind any restriction on the transfer of such Transfer Restricted Note if the Holder certifies in writing to the Registrar that its request for such exchange is in respect of a transfer made in reliance on Rule 144 (such certification to be in the form set forth on the reverse side of the Form of Note in Exhibit A) and provides such legal opinions, certifications and other information as the Company or the Trustee may reasonably request.

(iii) After a transfer of any Initial Notes or Additional Notes during the period of the effectiveness of a shelf registration statement with respect to such Initial Notes or Additional Notes, as the case may be, all requirements pertaining to the Restricted Notes Legend on such Initial Notes or Additional Notes shall cease to apply and the requirements that any such Initial Notes or Additional Notes be issued in global form shall continue to apply.

(iv) Any Additional Notes sold in a registered offering shall not be required to bear the Restricted Notes Legend.

(f) Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, such Global Note shall be returned by the Depositary to the Trustee for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial

Appendix A-9

interest in a Global Note is exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Registrar (if it is then the Custodian for such Global Note) with respect to such Global Note, by the Registrar or the Custodian, to reflect such reduction.

(g) Obligations with Respect to Transfers and Exchanges of Notes.

(i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 or at the Registrar’s request

(ii) No service charge shall be imposed in connection with any registration of transfer or exchange (other than pursuant to Section 2.08 of this Indenture), but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.11, 3.06, 4.15, 4.16 and 9.05 of this Indenture).

(iii) Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Paying Agent or the Registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal, premium, if any, and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

(iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(v) In order to effect any transfer or exchange of an interest in any Transfer Restricted Note for an interest in a Note that does not bear the Restricted Notes Legend and has not been registered under the Securities Act, if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel, in form reasonably acceptable to the Registrar to the effect that no registration under the Securities Act is required in respect of such exchange or transfer or the resale of such interest by the beneficial holder thereof, shall be required to be delivered to the Registrar and the Trustee.

(h) No Obligation of the Trustee.

(i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depositary or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to the registered Holders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

(ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Appendix A-10

Section 2.3 Definitive Notes.

(a) A Global Note deposited with the Depositary or with the Trustee as Custodian pursuant to Section 2.1 may be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.2 of this Appendix A and the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Note or if at any time the Depositary ceases to be a “clearing agency” registered under the Exchange Act and, in each case, a successor depositary is not appointed by the Company within 90 days of such notice or after the Company becomes aware of such cessation. In addition, any Affiliate of the Company or any Guarantor that is a beneficial owner of all or part of a Global Note may have such Affiliate’s beneficial interest transferred to such Affiliate in the form of a Definitive Note by providing a written request to the Company and the Trustee and such Opinions of Counsel, certificates or other information as may be required by this Indenture or the Company or Trustee.

(b) Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.3 shall be surrendered by the Depositary to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations. Any portion of a Global Note transferred pursuant to this Section 2.3 shall be executed, authenticated and delivered only in denominations of $1.00 and integral multiples of $1.00 in excess thereof and registered in such names as the Depositary shall direct. Any Definitive Note delivered in exchange for an interest in a Global Note that is a Transfer Restricted Note shall, except as otherwise provided by Section 2.2(e) of this Appendix A, bear the Restricted Notes Legend.

(c) The registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

(d) In the event of the occurrence of any of the events specified in Section 2.3(a) of this Appendix A, the Company shall promptly make available to the Trustee a reasonable supply of Definitive Notes in fully registered form without interest coupons.

Appendix A-11

APPENDIX B

POST-CLOSING MATTERS

[To come]

Appendix B-1

EXHIBIT A

[FORM OF FACE OF NOTE]

[Insert the Restricted Notes Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Global Notes Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Definitive Notes Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the ERISA Legend, if applicable, pursuant to the provisions of the Indenture.]

Appendix B-1

[CUSIP [    ]

ISIN [    ]1]2

[RULE 144A][REGULATION S][IAI][GLOBAL]

7.500% Second-Out Second Lien Secured Senior Notes due 2029

No. [RA- ] [RS- ] [RIAI- ] [U- ] [Up to]3 [$ ]

FOSSIL GROUP, INC.

promises to pay to [●]4 [    ] or registered assigns the principal sum [set forth on the Schedule of Exchanges of Interests and Transfers of Principal in the Global Note attached hereto]5 [of $     (     Dollars)]6 on June 30, 2029.

Interest Payment Dates: March 15, June 15, September 15, and December 15

Record Dates: March 1, June 1, September 1, and December 1

1	Rule 144A Note CUSIP:	[●]
	Rule 144A Note ISIN:	[●]
	Regulation S Note CUSIP:	[●]
	Regulation S Note ISIN:	[●]
	IAI Note CUSIP:	[●]
	IAI Note ISIN:	[●]
	Unrestricted Note CUSIP:	[●]
	Unrestricted Note ISIN:	[●]

2	Include in Global Notes

3	Include in Global Notes.

4	Include in Global Notes

5	Include in Global Notes

6	Include in Definitive Notes

Appendix B-2

IN WITNESS HEREOF, the Company has caused this instrument to be duly executed.

FOSSIL GROUP, INC.

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:
Title: Authorized Signatory
Dated:

Appendix B-3

[Reverse Side of Note]

7.500% Second-Out Second Lien Secured Senior Notes due 2029

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. INTEREST. Fossil Group, Inc., a Delaware corporation (the “Company”), promises to pay interest (subject to paragraph 2 of this Section 1) on the principal amount of this Note at 7.500% per annum until but excluding maturity. The Company shall pay interest quarterly in arrears on March 15, June 15, September 15, and December 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day, beginning on March 15, 2026 (each, an “Interest Payment Date”). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the Issue Date; provided that the first Interest Payment Date shall be March 15, 2026. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Laws) on overdue principal and premium, if any, from time to time on demand at the interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Laws) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the interest rate on the Notes to the extent lawful. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

2. METHOD OF PAYMENT. The Company shall pay interest on the Notes to the Persons who are registered holders of Notes at the close of business on March 1, June 1, September 1, and December 1 (whether or not a Business Day), as the case may be, immediately preceding the related Interest Payment Date, even if such Notes are canceled after such Record Date and on or before such Interest Payment Date, except as provided in Section 2.13 of the Indenture with respect to defaulted interest. Principal, premium, if any, and cash interest (in accordance with the terms hereof) on the Notes shall be payable at the office or agency of the Company maintained for such purpose or, at the option of the Company, payment of cash interest and premium, if any, may be made by check mailed to the Holders at their respective addresses set forth in the Note Register; provided that, in the case of all cash payments, payment by wire transfer of immediately available funds shall be required with respect to principal, premium, if any, and cash interest on all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent at least five Business Days prior to the applicable payment date. Such cash payments shall be in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts.

3. PAYING AGENT AND REGISTRAR. Initially, Wilmington Trust, National Association, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to the Holders. The Company or any of its Subsidiaries may act in any such capacity.

4. INDENTURE. The Company issued the Notes under a Senior Secured Notes Indenture, dated as of [ ] (as amended or supplemented from time to time, the “Indenture”), among Fossil Group, Inc., the Guarantors named therein, the Trustee and the Notes Collateral Agent. This Note is one of a duly authorized issue of notes of the Company designated as its 7.500% Second-Out Second Lien Secured Senior Notes due 2029. The Company shall be entitled to issue Additional Notes pursuant to Section 2.01 and 4.09 of the Indenture. The Notes and any Additional Notes issued under the Indenture shall be treated as a single class of securities under the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms. Any term used in this Note that is defined in the Indenture shall have the meaning assigned to it in the Indenture. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

5. REDEMPTION AND REPURCHASE. The Notes are subject to optional redemption, and may be the subject of an Offer to Purchase, as further described in the Indenture. The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

Appendix B-4

6. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1.00 and integral multiples of $1.00 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and Holders shall be required to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption or tendered for repurchase in connection with a Change of Control Offer, except for the unredeemed portion of any Note being redeemed or repurchased in part.

7. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

8. AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture, the Note Guarantees or the Notes may be amended or supplemented as provided in the Indenture.

9. DEFAULTS AND REMEDIES. The Events of Default relating to the Notes are defined in Section 6.01 of the Indenture. Upon the occurrence of an Event of Default, the rights and obligations of the Company, the Guarantors, the Trustee, the Notes Collateral Agent and the Holders shall be as set forth in the applicable provisions of the Indenture.

10. AUTHENTICATION. This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual, electronic or facsimile signature of the Trustee.

11. GOVERNING LAW. THIS NOTE WILL BE GOVERNED BY, AND WILL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

12. CONSENT TO JURISDICTION AND SERVICE OF PROCESS; WAIVER OF JURY TRIAL. EACH OF THE COMPANY AND THE GUARANTORS HEREBY IRREVOCABLY SUBMITS, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, TO THE NON- EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE NOTE GUARANTEES, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH OF THE COMPANY, THE GUARANTORS, THE TRUSTEE AND THE NOTES COLLATERAL AGENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE NOTE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

13. CUSIP AND ISIN NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP and ISIN numbers to be printed on the Notes, and the Trustee may use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

14. SECURITY. The Notes and the Note Guarantees will be secured by the Collateral on the terms and subject to the conditions set forth in the Indenture and the Collateral Documents. The Trustee and the Notes Collateral Agent, as the case may be, hold the Collateral in trust for the benefit of the Trustee and the Holders, in each case pursuant to the Collateral Documents and the Intercreditor Agreements. Each Holder, by accepting this Note, consents and agrees to the terms of the Collateral Documents and the Intercreditor Agreements as the same may be in effect or may be amended from time to time in accordance with their terms and the Indenture and authorizes and directs the Notes Collateral Agent to enter into the Collateral Documents and the Intercreditor Agreements, and to perform its obligations thereunder in accordance therewith.

Appendix B-5

15. INTERCREDITOR AGREEMENTS. Anything herein to the contrary notwithstanding, the liens and security interests securing the Obligations evidenced by this Note, the exercise of any right or remedy with respect thereto, and certain of the rights of the Holder hereof are subject to the provisions of the Intercreditor Agreements. In the event of any conflict between the terms of any Intercreditor Agreement and this Note, the terms of the applicable Intercreditor Agreement shall govern and control.

The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to the Company at the following address:

Fossil Group, Inc.

901 S. Central Expressway

Richardson, Texas 75080

Attention: Randy Hyne, Chief Legal Officer

Appendix B-6

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:

(Insert assignee’s legal name)
(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint           to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Appendix B-7

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR

REGISTRATION OF TRANSFERS OF TRANSFER RESTRICTED NOTES

This certificate relates to $ principal amount of Notes held in (check applicable space)

☐ book-entry or		☐ definitive form by the undersigned.

The undersigned (check one box below):

☐	has requested the Trustee by written order to deliver in exchange for its beneficial interest in a Global Note held by the Depositary a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above) in accordance with the Indenture; or

☐	has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

In connection with any transfer of any of the Notes evidenced by this certificate, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	☐	to the Company or subsidiary thereof; or

(2)	☐	to the Registrar for registration in the name of the Holder, without transfer; or

(3)	☐	pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”); or

(4)	☐	to a Person that the undersigned reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (“Rule 144A”)) that purchases for its own account or for the account of a qualified institutional buyer and to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A; or

(5)	☐	pursuant to offers and sales to non-U.S. persons that occur outside the United States within the meaning of Regulation S under the Securities Act (and if the transfer is being made prior to the expiration of the Distribution Compliance Period, the Notes shall be held immediately thereafter through Euroclear or Clearstream); or

(6)	☐	to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements; or

(7)	☐	pursuant to Rule 144 under the Securities Act; or

(8)	☐	pursuant to another available exemption from registration under the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (5), (6), (7) or (8) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company or the Trustee has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature of Signature Guarantee*

Appendix B-1

TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:

NOTICE: To be executed by an executive officer

Name:

Title:

Signature Guarantee*

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

TO BE COMPLETED IF THE HOLDER REQUIRES AN EXCHANGE FROM A REGULATION S GLOBAL NOTE TO AN UNRESTRICTED GLOBAL NOTE, PURSUANT TO SECTION 2.2(D)(III) OF APPENDIX A TO THE INDENTURE

The undersigned represents and warrants that either:

☐ the undersigned is not a dealer (as defined in the Securities Act) and is a non-U.S. person (within the meaning of Regulation S under the Securities Act); or

☐ the undersigned is not a dealer (as defined in the Securities Act) and is a U.S. person (within the meaning of Regulation S under the Securities Act) who purchased interests in the Notes pursuant to an exemption from, or in a transaction not subject to, the registration requirements under the Securities Act; or

☐ the undersigned is a dealer (as defined in the Securities Act) and the interest of the undersigned in this Note does not constitute the whole or a part of an unsold allotment to or subscription by such dealer for the Notes.

Date:

Your Signature:

Appendix B-2

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.15 of the Indenture, check the appropriate box below:

☐ Section 4.15

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, state the amount you elect to have purchased:

$   (integral multiples of $1.00,

provided that the unpurchased portion must be in a minimum principal amount of $1.00)

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Appendix B-3

SCHEDULE OF EXCHANGES OF INTERESTS AND TRANSFERS

OF PRINCIPAL IN THE GLOBAL NOTE

The initial outstanding principal amount of this Global Note is $     . The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange or Increase	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory or Trustee, Depositary or Custodian

Appendix B-4

EXHIBIT B

FORM OF

TRANSFEREE LETTER OF REPRESENTATION

Fossil Group, Inc.

901 S. Central Expressway

Richardson, Texas 75080

Attention: Randy Hyne, Chief Legal Officer

Ladies and Gentlemen:

This certificate is delivered to request a transfer of $[   ] principal amount of the 7.500% Second-Out Second Lien Secured Senior Notes due 2029 (the “Notes”) of Fossil Group, Inc. (the “Company”).

Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

Name:

Address:

Taxpayer ID Number:

The undersigned represents and warrants to you that:

1. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)), purchasing for our own account or for the account of such an institutional “accredited investor”, and we are acquiring the Notes, for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we invest in or purchase securities similar to the Notes in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

2. We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes only in accordance with the Restricted Notes Legend (as such term is defined in the indenture under which the Notes were issued) on the Notes and any applicable securities laws of any state of the United States. If any resale or other transfer of the Notes is proposed to be made pursuant to clause (e) of the Restricted Notes Legend, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to the offer, sale or other transfer of the Notes with respect to applicable transfers described in the Restricted Notes Legend to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Company and the Trustee.

TRANSFEREE

By:
Name:
Title:

Exhibit B-1

EXHIBIT C

FORM OF SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY SUBSEQUENT GUARANTORS

Supplemental Indenture (this “Supplemental Indenture”), dated as of [    ] [ ], 20[  ], among Fossil Group, Inc., a Delaware corporation (the “Company”), [      ] (the “Guaranteeing Subsidiary”), a subsidiary of the Company, and Wilmington Trust, National Association, as trustee (in such capacity, the “Trustee”) and notes collateral agent (in such capacity, the “Notes Collateral Agent”).

WITNESSETH

WHEREAS, each of the Company and the Guarantors (as defined in the Indenture referred to below) has heretofore executed and delivered to the Trustee and the Notes Collateral Agent an indenture dated as of [ ] (as may be further amended from time to time, the “Indenture”), providing for the issuance of 7.500% Second-Out Second Lien Secured Senior Notes due 2029 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee and the Notes Collateral Agent a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally Guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee and the Notes Collateral Agent are authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. Guarantor. The Guaranteeing Subsidiary hereby agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including Article 12 thereof.

3. Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY, AND WILL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

4. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

5. Headings. The headings of the Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

6. The Trustee and Notes Collateral Agent. Neither the Trustee nor the Notes Collateral Agent makes any representation or warranty as to the validity or sufficiency of this Supplemental Indenture or with respect to the recitals contained herein, all of which recitals are made solely by the other parties hereto.

7. Guarantee Limitations Language. [To be inserted if applicable based on jurisdiction].

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

FOSSIL GROUP, INC.

By:
Name:
Title:

[NAME OF GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Notes Collateral Agent

By:
Name:
Title:

Exhibit C-2

APPENDIX 11

FIRST-OUT/SECOND-OUT INTERCREDITOR AGREEMENT

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

INTERCREDITOR AGREEMENT

dated as of [●], 2025

among

FOSSIL GROUP, INC.,

as the Issuer,

the other Grantors party hereto,

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Senior Representative for the Senior Notes Secured Parties and as Senior Trustee,

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as the Initial Junior Priority Representative and as Junior Trustee,

and

each additional Representative from time to time party hereto

INTERCREDITOR AGREEMENT, dated as of [●], 2025 (as the same may be amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time pursuant to the terms hereof, this “Agreement”), among FOSSIL GROUP, INC., a Delaware corporation (the “Issuer”), the other Grantors (as defined below) party hereto, Wilmington Trust, National Association, as collateral agent for the Senior Notes Secured Parties (in such capacity, together with its successors in such capacity, the “Senior Agent”), Wilmington Trust, National Association, as collateral agent for the Initial Junior Priority Debt Parties (in such capacity, together with its successors in such capacity, the “Initial Junior Priority Representative”), Wilmington Trust, National Association, as trustee under the Senior Indenture (in such capacity, together with its successors in such capacity, the “Senior Trustee”), Wilmington Trust, National Association, as trustee under the Junior Priority Indenture (in such capacity, together with its successors in such capacity, the “Junior Trustee”), and each additional Junior Priority Representative and Senior Representative that from time to time becomes a party hereto pursuant to Section 8.09.

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Senior Agent (for itself and on behalf of the Senior Notes Secured Parties), the Initial Junior Priority Representative (for itself and on behalf of the Initial Junior Priority Debt Parties), each additional Senior Representative (for itself and on behalf of the Additional Senior Debt Parties under the applicable Additional Senior Debt Facility), the Grantors, and each additional Junior Priority Representative (for itself and on behalf of the Additional Junior Priority Debt Parties under the applicable Additional Junior Priority Debt Facility) agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Certain Defined Terms. Capitalized terms used but not otherwise defined herein have the meanings set forth in the Senior Indenture as in effect on the date hereof or, if defined in the New York UCC, the meanings specified therein. As used in this Agreement, the following terms have the meanings specified below:

“Additional Junior Priority Debt” means any other Indebtedness of the Issuer or guaranteed by the Guarantors (and not guaranteed by any Subsidiary that is not a Guarantor), which Indebtedness and guarantees are secured by the Junior Priority Collateral on a junior priority basis to the Senior Obligations (and which are not secured by Liens on any assets of the Issuer or any other Grantor, other than the Junior Priority Collateral or which are not included in the Senior Collateral unless otherwise declined by the Senior Secured Parties pursuant to Section 2.04(a)); provided, however, that (i) such Indebtedness is permitted to be incurred, secured and guaranteed on such basis by the then extant Senior Debt Documents and Junior Priority Debt Documents and (ii) the Representative for the holders of such Indebtedness shall have become party to this Agreement pursuant to, and by satisfying the conditions set forth in, Section 8.09 hereof.

“Additional Junior Priority Debt Documents” means, with respect to any series, issue or class of Additional Junior Priority Debt, the promissory notes, indentures, credit agreements, note purchase agreements, the Junior Priority Collateral Documents or other operative agreements evidencing or governing such Indebtedness.

“Additional Junior Priority Debt Facility” means each indenture, credit agreement, note purchase agreement or other governing agreement with respect to any Additional Junior Priority Debt.

“Additional Junior Priority Debt Obligations” means, respect to any other series, issue or class of Additional Junior Priority Debt, (a) all principal of, and interest (including, without limitation, any interest, fees or expenses and other amounts (if any) which accrue after the commencement of any Insolvency or Liquidation

Proceeding, whether or not allowed or allowable as a claim in any such proceeding) payable with respect to, such Additional Junior Priority Debt and (b) all other amounts payable to the related Additional Junior Priority Debt Parties under the related Additional Junior Priority Debt Documents.

“Additional Junior Priority Debt Parties” means, with respect to any series, issue or class of Additional Junior Priority Debt, the holders of such Indebtedness, the Representative with respect thereto, any trustee or agent therefor under any related Additional Junior Priority Debt Documents and the beneficiaries of each indemnification obligation undertaken by the Issuer or any other Grantor under any related Additional Junior Priority Debt Documents

“Additional Senior Debt” means any Indebtedness (other than Indebtedness constituting Senior Notes Obligations) that is issued, incurred or guaranteed by the Issuer and/or any Guarantor (and not guaranteed by any Subsidiary that is not a Guarantor) which Indebtedness and Guarantees are secured only by the Senior Collateral (and which are not secured by Liens on any assets of the Issuer or any other Grantor other than the Senior Collateral securing the Senior Notes Obligations) on a basis that is senior to the Junior Priority Debt Obligations; provided, however, that (i) such Indebtedness is permitted to be incurred, secured and guaranteed on such basis by each then extant Senior Debt Document and Junior Priority Debt Document and (ii) the Representative for the holders of such Indebtedness shall have become party to this Agreement pursuant to, and by satisfying the conditions set forth in, Section 8.09 hereof.

“Additional Senior Debt Documents” means, with respect to any series, issue or class of Additional Senior Debt, the promissory notes, note purchase agreements, indentures, credit agreement, the Senior Collateral Documents or other operative agreements evidencing or governing such Indebtedness.

“Additional Senior Debt Facility” means each indenture, note purchase agreement, credit agreement or other governing agreement with respect to any Additional Senior Debt.

“Additional Senior Debt Obligations” means, with respect to any series, issue or class of Additional Senior Debt, all advances to, and debts, liabilities, obligations, covenants, and duties of, any Grantor arising under any Additional Senior Debt Documents or otherwise with respect to any obligation secured under the Additional Senior Debt Documents and entered into with any of the Grantors, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest, fees and expenses that accrue after the commencement by or against any Grantor of any Insolvency or Liquidation Proceeding under any bankruptcy law naming such Person as the debtor in such proceeding, regardless of whether such interest, fees or expenses are allowed claims in such proceeding and any renewals, replacements, Refinancings or extensions of the foregoing.

“Additional Senior Debt Parties” means, with respect to any series, issue or class of Additional Senior Debt, the holders of such Indebtedness, the Representative with respect thereto, any trustee or agent therefor under any related Additional Senior Debt Documents and the beneficiaries of each indemnification obligation undertaken by the Issuer or any Guarantor under any related Additional Senior Debt Documents.

“Agreement” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state, provincial or foreign law for the relief of debtors.

“Class Debt” has the meaning assigned to such term in Section 8.09.

“Class Debt Parties” has the meaning assigned to such term in Section 8.09.

“Class Debt Representatives” has the meaning assigned to such term in Section 8.09.

“Collateral” means the Senior Collateral and the Junior Priority Collateral.

“Collateral Documents” means the Senior Collateral Documents and the Junior Priority Collateral Documents.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Debt Facility” means any Senior Facility and any Junior Priority Debt Facility.

“Designated Junior Priority Representative” means (i) the Initial Junior Priority Representative until such time as the Junior Priority Debt Facility under the Junior Priority Debt Documents ceases to be the only Junior Priority Debt Facility under this Agreement, (ii) the “Trustee” (or like term) under any Junior Priority Debt Facility that Refinances in full the Indebtedness outstanding under the Junior Priority Indenture, so long as such Junior Priority Debt Facility is the only Junior Priority Debt Facility under this Agreement, and (iii) thereafter, the Junior Priority Representative designated as the “Designated Junior Priority Representative” for purposes hereof from time to time by the Junior Priority Majority Representatives in a written notice to the Designated Senior Representative and the Issuer. The Senior Representative may treat the Initial Junior Priority Representative as Designated Junior Priority Representative until such time as it receives a notice as contemplated by the preceding sentence that the Initial Junior Priority Representative was replaced as Designated Junior Priority Representative.

“Designated Senior Representative” means (i) prior to the Discharge of Senior Notes Obligations, the Senior Agent and (ii) after the Discharge of Senior Notes Obligations, the applicable Senior Representative as may be specified in the applicable intercreditor arrangements among the applicable Senior Facilities.

“DIP Financing” has the meaning assigned to such term in Section 6.01.

“Discharge” means, with respect to any Debt Facility, the date on which the following shall have occurred (i) such Debt Facility and the Senior Obligations or Junior Priority Debt Obligations thereunder, as the case may be, are paid in full in cash (except for contingent indemnities to the extent no claim therefor has been asserted) and are no longer secured by, and no longer required to be secured by, such Shared Collateral pursuant to the terms of the documentation governing such Debt Facility, (ii) any letters of credit issued under the relevant Debt Facility have terminated or been cash collateralized or backstopped or “grandfathered” under a future credit facility (in the amount and form required under the applicable Debt Facility) and (iii) all commitments to lend or otherwise extend credit under such Debt Facility and the relevant Senior Debt Documents or Junior Priority Debt Documents have terminated. The term “Discharged” shall have a corresponding meaning.

“Discharge of Senior Obligations” means the date on which the Discharge of Senior Notes Obligations and the Discharge of each Additional Senior Debt Facility has occurred.

“Discharge of Senior Notes Obligations” means the date on which the Discharge occurs in respect of the Senior Notes Obligations; provided that the Discharge of Senior Notes Obligations shall not be deemed to have occurred in connection with a Refinancing of such Senior Notes Obligations with an Additional Senior Debt Facility secured by any Shared Collateral under one or more Additional Senior Debt Documents that has been designated in writing by the applicable Senior Representative to the Designated Senior Representative as the “Senior Indenture” for purposes of this Agreement.

“Grantors” means the Issuer and each Subsidiary of the Issuer which has granted a security interest pursuant to any Collateral Document to secure any Secured Obligations.

“Initial Junior Priority Debt” means the Indebtedness of the Issuer and any other Grantor incurred pursuant to the Initial Junior Priority Debt Documents.

“Initial Junior Priority Debt Documents” means the Junior Priority Indenture and the other “Note Documents” as defined in the Junior Priority Indenture.

“Initial Junior Priority Debt Obligations” means the “Obligations” as defined in the Junior Priority Indenture (or similar term in any Refinancing thereof).

“Initial Junior Priority Debt Parties” means the “Secured Parties” as defined in the Junior Priority Indenture (or similar term in any Refinancing thereof).

“Initial Junior Priority Representative” has the meaning assigned to such term in the introductory paragraph of this Agreement and shall include any successor trustee (or similar term in any Refinancing thereof).

“Insolvency or Liquidation Proceeding” means:

(1) any case or proceeding commenced by or against the Issuer or any other Grantor under any Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Issuer or any other Grantor, any receivership or assignment for the benefit of creditors relating to the Issuer or any other Grantor or any similar case or proceeding relative to the Issuer or any other Grantor or its creditors, as such, in each case whether or not voluntary;

(2) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Issuer or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency;

(3) any other proceeding of any type or nature in which substantially all claims of creditors of the Issuer or any other Grantor are determined and any payment or distribution is or may be made on account of such claims; or

(4) any proceeding seeking the appointment of any trustee, receiver, liquidator, custodian or other insolvency official with similar powers with respect to any Grantor or any of its assets.

“Intellectual Property” means (a) all intellectual property of every kind and nature, including that which is now owned or hereafter owned or acquired by any Grantor, including Patents, Copyrights, Trademarks, Licenses, trade secrets, the intellectual property rights in software and databases and related documentation, all registrations and recordations and all applications in connection therewith and all renewals and extensions thereof, (b) all rights to sue or otherwise recover for any past, present and future infringements, misappropriation, dilution, or other violations of the foregoing, (c) all Proceeds of the foregoing, and (d) all other rights corresponding thereto throughout the world.

“Issuer” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Joinder Agreement” means a supplement to this Agreement substantially in the form of Annex II or Annex III hereof required to be delivered by a Representative to the Designated Senior Representative and the Designated Junior Priority Representative, as applicable, pursuant to Section 8.09 hereof in order to include an additional Debt Facility hereunder and to become the Representative hereunder for the Senior Secured Parties or Junior Priority Debt Parties, as the case may be, under such Debt Facility.

“Junior Priority Class Debt” has the meaning assigned to such term in Section 8.09.

“Junior Priority Class Debt Parties” has the meaning assigned to such term in Section 8.09.

“Junior Priority Class Debt Representative” has the meaning assigned to such term in Section 8.09.

“Junior Priority Collateral” means any “Collateral” as defined in any Junior Priority Debt Document or any other assets of the Issuer or any other Grantor with respect to which a Lien is granted or purported to be granted pursuant to a Junior Priority Collateral Document as security for any Junior Priority Debt Obligation.

“Junior Priority Collateral Documents” means the Collateral Documents (or similar term in any Refinancing thereof) as defined in the Junior Priority Indenture and each of the other collateral agreements, security agreements and other instruments and documents executed and delivered by the Issuer or any other Grantor for purposes of providing collateral security for any Junior Priority Debt Obligation.

“Junior Priority Indenture” means that certain Senior Secured Notes Indenture, dated as of [●], 2025, among the Issuer, the Junior Trustee, the Initial Junior Priority Representative, and certain other parties party thereto (as the same may be amended, restated, amended and restated, extended, supplemented, waived or otherwise modified from time to time or refunded, Refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original trustee and holders or other trustee and holders or otherwise, and whether provided under the original Junior Priority Indenture or one or more other indentures or otherwise, including any agreement extending the maturity thereof or otherwise restructuring all or any portion of the Indebtedness thereunder or increasing the amount loaned or issued thereunder or altering the maturity thereof, in each case as and to the extent permitted by the Junior Priority Indenture, unless such agreement, instrument or document expressly provides that it is not intended to be and is not a “Junior Priority Indenture” for purposes of this Agreement)).

“Junior Priority Debt” means (a) the Initial Junior Priority Debt and (b) any Additional Junior Priority Debt.

“Junior Priority Debt Documents” means (a) the Initial Junior Priority Debt Documents and (b) any Additional Junior Priority Debt Documents.

“Junior Priority Debt Facility” means (a) the Junior Priority Indenture and (b) any Additional Junior Priority Debt Facilities.

“Junior Priority Debt Obligations” means the (a) Initial Junior Priority Debt Obligations and (b) any Additional Junior Priority Debt Obligations.

“Junior Priority Debt Parties” means (a) the Initial Junior Priority Debt Parties and (b) any Additional Junior Priority Debt Parties.

“Junior Priority Lien” means the Liens on the Junior Priority Collateral in favor of Junior Priority Debt Parties under the Junior Priority Collateral Documents.

“Junior Priority Majority Representatives” means Junior Priority Representatives representing at least a majority of the then aggregate principal amount of Junior Priority Debt Obligations.

“Junior Priority Representative” means (a) in the case of the Initial Junior Priority Debt Obligations, the Initial Junior Priority Representative and the Junior Trustee and (b) in the case of any other Junior Priority Debt Facilities and the Junior Priority Debt Parties thereunder, the trustee, administrative agent, collateral agent, security agent or similar agent under such Junior Priority Debt Facility that is named as the representative in respect of such Junior Priority Debt Facility in the applicable Joinder Agreement (or otherwise designated in accordance with the terms hereof).

“Junior Trustee” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Non-Payment Default” has the meaning provided in Section 2.01(b).

“Payment Blockage Notice” has the meaning provided in Section 2.01(b).

“Permitted Subordinated Indebtedness Interest Payments” means (a) all regularly scheduled cash payments of interest on the Junior Priority Debt Obligations by the Issuer pursuant to the terms of the Junior Priority Debt Documents as in effect on the date hereof or as modified in accordance with the terms of this Agreement and (b) the cash payment of interest in connection with the optional redemption, prepayment or refinancing of the Junior Priority Debt Obligations (in each case of clauses (a) and (b), to the extent permitted by the Senior Indenture).

“Permitted Subordinated Indebtedness Payments” means (a) Permitted Subordinated Indebtedness Principal Payments, (b) Permitted Subordinated Indebtedness Interest Payments, (c) reimbursement or payment of reasonable and documented costs, expenses (including legal fees) and indemnities, due and payable in accordance with the terms of the Junior Priority Debt Documents as in effect on the date hereof or as modified in accordance with the terms of this Agreement, (d) accrual (and not payment in cash) of default interest in accordance with the terms of the Junior Priority Debt Documents as in effect on the date hereof or as modified in accordance with the terms of this Agreement, (e) any payment of paid-in-kind interest pursuant to the terms of the Junior Priority Debt Documents and the accrual or capitalization of interest, fees or other amounts, whether pursuant to the terms of the Junior Priority Debt Documents or in lieu of cash payments that otherwise were prohibited under the terms of this Agreement (for the avoidance of doubt, excluding any cash payment made in respect of any such accrued or capitalized interest or any other cash payment), and (f) Reorganization Subordinated Securities.

“Permitted Subordinated Indebtedness Principal Payments” means (a) regularly scheduled cash payments of principal on the Junior Priority Debt Obligations by the Issuer, (b) the repayment of the entire amount of the Junior Priority Debt Obligations at the stated final maturity of the Junior Priority Debt Obligations (in each case of clauses (a) and (b), pursuant to the terms of the Junior Priority Debt Documents as in effect on the date hereof or as modified in accordance with the terms of this Agreement), and (c) payments to effect an optional redemption, prepayment or refinancing of the Junior Priority Debt Obligations (in each case of clauses (a) through (c), to the extent permitted by the Senior Indenture).

“Pledged or Controlled Collateral” has the meaning assigned to such term in Section 5.05(a).

“Proceeds” means the proceeds of (a) any sale, lease, license, exchange, disposition, collection or other liquidation of Shared Collateral, (b) any payment or distribution made in respect of Shared Collateral (including any payment or distribution in an Insolvency or Liquidation Proceeding), (c) rights arising out of the loss, nonconformity or interference with the use of, defects or infringements of rights in, or damage to, the Shared Collateral, (d) rights arising out of the Shared Collateral, and (e) any amounts received by any Senior Representative or any Senior Secured Party from a Junior Priority Debt Party in respect of Shared Collateral pursuant to this Agreement.

“Recovery” has the meaning assigned to such term in Section 6.04.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace or repay such Indebtedness, or to issue other Indebtedness or enter into alternative financing arrangements, in exchange or replacement for such Indebtedness (in whole or in part), including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and, in each case, including, but not limited to, after the original instrument giving rise to such Indebtedness has been terminated and including, in each case, through any note purchase agreement, credit agreement, indenture or other agreement. “Refinanced” and “Refinancing” have correlative meanings.

“Release” has the meaning assigned to such term in Section 5.01(a).

“Reorganization Senior Securities” means any notes or other debt or equity securities issued in an Insolvency or Liquidation Proceeding in respect of all or any portion of the Senior Obligations.

“Reorganization Subordinated Securities” means any notes or other debt or equity securities issued in an Insolvency or Liquidation Proceeding in respect of all or any portion of the Junior Priority Debt Obligations pursuant to a confirmed plan of reorganization and that are (a) subordinated in right of payment and in all other respects to all Senior Obligations and any Reorganization Senior Securities at least to the same extent that the Junior Priority Debt Obligations are subordinated to Senior Obligations pursuant to the terms of this Agreement, (b) do not have the benefit of any obligation of any Person (whether as issuer, guarantor or otherwise) unless all Senior Obligations and Reorganization Senior Securities have at least the same benefit of the obligation of such Person, and (c) do not have any terms, and are not subject to or entitled to the benefit of any agreement or instrument that has terms, that are more burdensome to the issuer or other obligor thereunder than the terms contained in the Senior Debt Documents or Reorganization Senior Securities.

“Replacement Senior Obligations” has the meaning assigned to such term in Section 8.08.

“Representatives” means the Senior Representatives and the Junior Priority Representatives.

“SEC” means the United States Securities and Exchange Commission and any successor thereto.

“Secured Obligations” means the Senior Obligations and the Junior Priority Debt Obligations.

“Secured Parties” means the Senior Secured Parties and the Junior Priority Debt Parties.

“Senior Agent” has the meaning assigned to such term in the introductory paragraph of this Agreement and shall include any successor trustee as provided in Section 7.09 of the Senior Indenture; provided, however, that if the Senior Indenture is Refinanced, then all references herein to the Senior Agent shall refer to the trustee (or administrative agent or similar term) under the Senior Indenture so Refinanced.

“Senior Class Debt” has the meaning assigned to such term in Section 8.09.

“Senior Class Debt Parties” has the meaning assigned to such term in Section 8.09.

“Senior Class Debt Representative” has the meaning assigned to such term in Section 8.09.

“Senior Collateral” means any “Collateral” (or any equivalent term) as defined in any Senior Debt Document or any other assets of the Issuer or any other Grantor with respect to which a Lien is granted or purported to be granted pursuant to a Senior Collateral Document as security for any Senior Obligations.

“Senior Collateral Documents” means the “Collateral Documents” as defined in the Senior Indenture (or any similar term in any Refinancing thereof) and any accessions, supplements or joinders thereto and each of the collateral agreements, security agreements and other instruments and documents executed and delivered by the Issuer or any other Grantor for purposes of providing collateral security for any Senior Obligation.

“Senior Debt Documents” means (i) the Senior Indenture and the other “Note Documents” as defined in the Senior Indenture (or similar term in any Refinancing thereof) and (ii) any Additional Senior Debt Documents.

“Senior Facilities” means the Senior Indenture and any Additional Senior Debt Facilities.

“Senior Indenture” means that certain Senior Secured Notes Indenture, dated as of [●], 2025 among the Issuer, the Senior Agent, the Senior Trustee, and the other parties party thereto (as the same may be amended, restated, amended and restated, extended, supplemented, waived or otherwise modified from time to time or refunded, Refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original Senior Agent and holders or other agents and holders or otherwise, and whether provided under the original Senior Indenture or one or more other indentures, note purchase agreements, credit agreements or otherwise, including any agreement extending the maturity thereof or otherwise restructuring all or any portion of the Indebtedness thereunder or increasing the amount loaned or issued thereunder or altering the maturity thereof, in each case, as and to the extent permitted by the Senior Indenture, unless such agreement, instrument or document expressly provides that it is not intended to be and is not a Senior Indenture for purposes of this Agreement)).

“Senior Lien” means the Liens on the Senior Collateral in favor of the Senior Secured Parties under the Senior Collateral Documents.

“Senior Notes Obligations” means the “Obligations” as defined in the Senior Indenture (or similar term in any Refinancing thereof).

“Senior Notes Secured Parties” means the “Secured Parties” as defined in the Senior Indenture (or similar term in any Refinancing thereof).

“Senior Obligations” means the Senior Notes Obligations and any Additional Senior Debt Obligations, including, without limitation, any “Senior Obligations” set forth in Section 5.03(a).

“Senior Payment Default” means a default or event of default under any Senior Debt Document resulting from the failure of any Grantor to pay any principal, interest, fees, or any other amount due and payable under the Senior Debt Documents (including, for the avoidance of doubt, any default or event of default under Section 6.01(a)(1) or 6.01(a)(2) of the Senior Indenture).

“Senior Representative” means (i) in the case of any Senior Notes Obligations or the Senior Notes Secured Parties, the Senior Trustee and the Senior Agent and (ii) in the case of any Additional Senior Debt Facility and the Additional Senior Debt Parties thereunder (including with respect to any Additional Senior Debt Facility initially covered hereby on the date of this Agreement), the trustee, administrative agent, collateral agent, security agent or similar agent under such Additional Senior Debt Facility that is named as the Representative in respect of such Additional Senior Debt Facility hereunder or in the applicable Joinder Agreement.

“Senior Secured Parties” means the Senior Notes Secured Parties and any Additional Senior Debt Parties.

“Senior Trustee” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Shared Collateral” means, at any time, Collateral in which the holders of Senior Obligations under at least one Senior Facility and the holders of Junior Priority Debt Obligations under at least one Junior Priority Debt Facility (or their Representatives) hold a security interest at such time (or, in the case of the Senior Facilities, are deemed pursuant to Article II to hold a security interest).

“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that if a term is defined in Article 9 of the Uniform Commercial Code differently than in another Article thereof, the term shall have the meaning set forth in Article 9; provided, further, that, if by reason of mandatory provisions of law, perfection, or the effect of perfection or non-perfection, of a security interest in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “UCC” or “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in such other jurisdiction from time to time for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy, as the case may be.

SECTION 1.02. Interpretive Provision. The interpretive provisions contained in Article I of the Senior Indenture are incorporated herein, mutatis mutandis, as if a part hereof.

ARTICLE II

Priorities and Agreements with Respect to Shared Collateral

SECTION 2.01. Subordination.

(a) Notwithstanding the date, time, manner or order of filing or recordation of any document or instrument or grant, attachment or perfection of any Liens granted to any Junior Priority Representative or any Junior Priority Debt Parties on the Shared Collateral or of any Liens granted to any Senior Representative or any other Senior Secured Party on the Shared Collateral (or any actual or alleged defect in any of the foregoing) and notwithstanding any provision of the UCC, any applicable law, any Junior Priority Debt Document or any Senior Debt Document or any other circumstance whatsoever, each Junior Priority Representative, on behalf of itself and each Junior Priority Debt Party under its Junior Priority Debt Facility, hereby agrees that (a) any Lien on the Shared Collateral securing or purporting to secure any Senior Obligations now or hereafter held by or on behalf of any Senior Representative or any other Senior Secured Party or other agent or trustee therefor, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall have priority over and be senior in all respects and prior to any Lien on the Shared Collateral securing or purporting to secure any Junior Priority Debt Obligations and (b) any Lien on the Shared Collateral securing or purporting to secure any Junior Priority Debt Obligations now or hereafter held by or on behalf of any Junior Priority Representative, any Junior Priority Debt Parties or any Junior Priority Representative or other agent or trustee therefor, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Shared Collateral securing or purporting to secure any Senior Obligations. All Liens on the Shared Collateral securing or purporting to secure any Senior Obligations shall be and remain senior in all respects and prior to all Liens on the Shared Collateral securing or purporting to secure any Junior Priority Debt Obligations for all purposes, whether or not such Liens securing or purporting to secure any Senior Obligations are subordinated to any Lien securing any other obligation of the Issuer, any Grantor or any other Person or otherwise subordinated, voided, avoided, invalidated or lapsed.

(b) Notwithstanding any provision of the Junior Priority Debt Documents to the contrary and in addition to any other limitations set forth herein or therein, (i) except for Permitted Subordinated Indebtedness Payments to the extent and in the manner set forth herein, (x) all Junior Priority Debt Obligations are subordinated and junior in right of payment to all Senior Obligations, such that the Senior Secured Parties shall be entitled to receive payment in full in cash of the amounts constituting the Senior Obligations before any Junior Priority Debt Party is entitled to receive any payment or other distribution on account of the Junior Priority Debt Obligations and (y) no Grantor may make, and no Junior Priority Debt Party may receive, any payment (whether made in cash, securities or other property or by set-off, recoupment, redemption, purchase or acquisition of indebtedness or any other similar rights) of principal, interest or any other amount with respect to the Junior Priority Debt Obligations, and no Junior Priority Debt Party shall exercise any right of set-off or recoupment with respect to any Junior Priority Debt Obligations, until the Discharge of Senior Obligations, (ii) no Grantor may make, and no Junior Priority Debt Party may receive, any Permitted Subordinated Indebtedness Principal Payment or Permitted Subordinated Indebtedness Interest Payment if, at the time of such payment or immediately after giving effect thereto (a) a Senior Payment Default exists, (b) the maturity of the Senior Obligations has been accelerated due to the occurrence of an event of default in accordance with the terms of the Senior Debt Documents or (c) any other default (a “Non-Payment Default”) occurs and is continuing under any Senior Debt Document that permits the Senior Secured Parties to accelerate the maturity of the Senior

Obligations and the Issuer receives a notice of such default (a “Payment Blockage Notice”) from the Senior Representative and (iii) until the Discharge of Senior Obligations, if any payment (whether made in cash, securities or other property or by set-off, recoupment, redemption, purchase or acquisition of indebtedness or any other similar rights) of principal, interest or any other amount with respect to the Junior Priority Debt Obligations is made in contravention of this Agreement, then such payment or distribution shall be held by the Junior Priority Debt Party in trust for the benefit of, and shall be promptly paid over or delivered to, the Designated Senior Representative for the benefit of Senior Secured Parties for application to the Senior Obligations.

(c) The Grantors may resume making Permitted Subordinated Indebtedness Principal Payments and Permitted Subordinated Indebtedness Interest Payments (any may make any Permitted Subordinated Indebtedness Principal Payments or Permitted Subordinated Indebtedness Interest Payments missed due to the application of this Section 2.01) in respect of the Junior Priority Debt Obligations or any judgment with respect thereto: (i) in the case of a Senior Payment Default, upon the earlier to occur of (x) a cure or waiver (as evidenced by a written waiver or acknowledgement of cure, as applicable, from the holders of a majority in the aggregate principal amount of the outstanding Notes (as defined in the Senior Indenture) to the Senior Trustee and provided to the Issuer) of all Senior Payment Defaults in accordance with the terms of the Senior Debt Documents or (y) the occurrence of the Discharge of Senior Obligations or (ii) in the case of a Non-Payment Default, upon the earliest to occur of (x) the cure or waiver (as evidenced by a written waiver or acknowledgement of cure, as applicable, from the holders of a majority in the aggregate principal amount of the outstanding Notes (as defined in the Senior Indenture) to the Senior Trustee and provided to the Issuer) thereof in accordance with the terms of the Senior Debt Documents, (y) the date the Issuer receives a notice from the Senior Representative rescinding the Payment Blockage Notice, or (z) the occurrence of the Discharge of Senior Obligations.

SECTION 2.02. Nature of Senior Lender Claims. Each Junior Priority Representative, on behalf of itself and each Junior Priority Debt Party under its Junior Priority Debt Facility, acknowledges that (a) a portion of the Senior Obligations may be revolving in nature and that the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, (b) the terms of the Senior Debt Documents and the Senior Obligations may be amended, restated, amended and restated, supplemented or otherwise modified, and the Senior Obligations, or a portion thereof, may be Refinanced from time to time and (c) the aggregate amount of the Senior Obligations may be increased, in each case, without notice to or consent by any Junior Priority Representatives or any Junior Priority Debt Parties and without affecting the provisions hereof. The Lien priorities provided for in Section 2.01 shall not be altered or otherwise affected by any amendment, restatement, amendment and restatement, supplement or other modification, or any Refinancing, of either the Senior Obligations or the Junior Priority Debt Obligations, or any portion thereof. As between the Issuer and the other Grantors and the Junior Priority Debt Parties, the foregoing provisions will not limit or otherwise affect the obligations of the Issuer and the Grantors contained in any Junior Priority Debt Document with respect to the incurrence of additional Senior Obligations.

SECTION 2.03. Prohibition on Contesting Liens. Each of the Junior Priority Representatives, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity, extent, perfection, priority or enforceability of any Lien securing, or the allowability or value of any claims asserted with respect to, any Senior Obligations held (or purported to be held) by or on behalf of any Senior Representative or any of the other Senior Secured Parties or other agent or trustee therefor in any Senior Collateral, and each Senior Representative, for itself and on behalf of each Senior Secured Party under its Senior Facility, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity, extent, perfection, priority or enforceability of any Lien securing, or the allowability or value of any claims asserted with respect to, any Junior Priority Debt Obligations held (or purported to be held) by or on behalf of any of any Junior Priority Representative or any of the Junior Priority Debt Parties in the Junior Priority Collateral. Notwithstanding the foregoing, no provision in this Agreement shall be construed to prevent or impair the rights of any Senior Representative to enforce this Agreement (including the priority of the Liens securing the Senior Obligations as provided in Section 2.01) or any of the Senior Debt Documents.

SECTION 2.04. No New Liens.

(a) Subject to the terms hereof, the parties hereto agree that, so long as the Discharge of Senior Obligations has not occurred, (i) none of the Grantors shall grant or permit any additional Liens on any asset or property of any Grantor to secure any Junior Priority Debt Obligation unless it has granted, or substantially concurrently therewith grants, a Lien on such asset or property of such Grantor to secure the Senior Obligations (unless each Senior Representative (as directed by holders of the Notes (as defined in the Senior Indenture) pursuant to the terms of the Senior Indenture) has declined such grant in writing (including via email) on behalf of the applicable Senior Secured Parties) and (ii) if any Junior Priority Representative or any Junior Priority Debt Party shall hold any Lien on any assets or property of any Grantor securing any Junior Priority Debt Obligations that are not also subject to the first-priority Liens securing all Senior Obligations under the Senior Collateral Documents, such Junior Priority Representative or Junior Priority Debt Party (x) shall notify in writing the Designated Senior Representative promptly upon becoming aware thereof and, unless each Senior Representative (as directed by holders of the Notes (as defined in the Senior Indenture) pursuant to the terms of the Senior Indenture) has declined such grant in writing (including via email) on behalf of the applicable Senior Secured Parties, such Grantor shall promptly grant a similar Lien on such assets or property to each Senior Representative as security for the Senior Obligations, and such Junior Priority Representative or Junior Priority Debt Party shall assign such Lien to the Designated Senior Representative as security for all Senior Obligations for the benefit of the Senior Secured Parties (but may retain a junior lien on such assets or property subject to the terms hereof) and (y) until such assignment or such grant of a similar Lien to each Senior Representative, shall be deemed to also hold and have held such Lien for the benefit of each Senior Representative and the other Senior Secured Parties as security for the Senior Obligations, subject to the Lien priorities set forth in this Agreement. To the extent that the provisions of the immediately preceding sentence are not complied with for any reason, without limiting any other right or remedy available to any Senior Representative or any other Senior Secured Party, each Junior Priority Representative agrees, for itself and on behalf of the other Junior Priority Debt Parties, that any amounts received by or distributed to any Junior Priority Debt Party pursuant to or as a result of any Lien granted in contravention of this Section 2.04 shall be subject to Section 4.01 and Section 4.02.

(b) The existence of a maximum claim with respect to any real property subject to a mortgage, which applies to all Secured Obligations, shall not be deemed to be a difference in Collateral among any series, issue or class of Senior Obligations or Junior Priority Debt Obligations.

SECTION 2.05. Perfection of Liens. Except for the limited agreements of the Senior Representatives expressly set forth in Section 5.05 hereof, none of the Senior Representatives or the Senior Secured Parties shall be responsible for perfecting and maintaining the perfection of Liens with respect to the Shared Collateral for the benefit of the Junior Priority Representatives or the Junior Priority Debt Parties. The provisions of this Agreement are intended solely to govern the respective Lien priorities as between the Senior Secured Parties and the Junior Priority Debt Parties and shall not impose on the Senior Representatives, the Senior Secured Parties, the Junior Priority Representatives, the Junior Priority Debt Parties or any agent or trustee therefor any obligations in respect of the disposition of Proceeds of any Shared Collateral which would conflict with prior perfected claims therein in favor of any other Person or any order or decree of any court or governmental authority or any applicable law.

ARTICLE III

Enforcement

SECTION 3.01. Exercise of Remedies.

(a) So long as the Discharge of Senior Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Issuer or any other Grantor, (i) neither any Junior Priority Representative nor any Junior Priority Debt Party will (w) file or commence any Insolvency or

Liquidation Proceeding against the Issuer or any other Grantor, (x) exercise or seek to exercise any rights or remedies (including setoff or recoupment) with respect to any Shared Collateral in respect of any Junior Priority Debt Obligations or otherwise commence, or join with any Person (other than the Senior Secured Parties and the Senior Representatives upon the request of the Designated Senior Representative) in commencing, any action or proceeding with respect to such rights or remedies (including any enforcement, collection, execution, levy or foreclosure action or proceeding, with respect to any Lien held by it on the Shared Collateral under any of the Junior Priority Debt Documents or otherwise in respect of the Junior Priority Debt Obligations), (y) contest, protest or object to any foreclosure proceeding or action brought with respect to the Shared Collateral or any other Senior Collateral by any Senior Representative or any Senior Secured Party in respect of the Senior Obligations, the exercise of any right by any Senior Representative or any Senior Secured Party (or any agent or sub-agent on their behalf) in respect of the Senior Obligations under any lockbox agreement, control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which any Senior Representative or any Senior Secured Party either is a party or may have rights as a third party beneficiary, or any other exercise by any such party of any rights and remedies relating to the Shared Collateral under the Senior Debt Documents or otherwise in respect of the Senior Collateral or the Senior Obligations, or (z) object to the forbearance by the Senior Secured Parties from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Shared Collateral in respect of Senior Obligations and (ii) except as otherwise provided herein, the Senior Representatives and the Senior Secured Parties shall have the exclusive right to enforce rights, exercise remedies (including setoff or recoupment and the right to credit bid their debt) and make determinations regarding the release, disposition or restrictions with respect to the Shared Collateral without any consultation with or the consent of any Junior Priority Representative or any Junior Priority Debt Party; provided, however, that (A) in any Insolvency or Liquidation Proceeding commenced by or against the Issuer or any other Grantor, any Junior Priority Representative may file a claim, proof of claim or statement of interest with respect to the Junior Priority Debt Obligations under its Junior Priority Debt Facility and (B) any Junior Priority Representative may take any action (not adverse to the prior Liens on the Shared Collateral securing the Senior Obligations or the rights of the Senior Representatives or the Senior Secured Parties to exercise remedies in respect thereof) in order to create, prove, perfect, preserve or protect (but not enforce) its rights in, and perfection and priority of its Lien on, the Shared Collateral (in each case of clauses (A) and (B) above, solely to the extent such action is not in violation of, or otherwise inconsistent with, any other provision of this Agreement or contrary to the Lien priorities set forth in this Agreement). In exercising rights and remedies with respect to the Senior Collateral, the Senior Representatives and the Senior Secured Parties may enforce the provisions of the Senior Debt Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Shared Collateral upon foreclosure, to incur expenses in connection with such sale or disposition and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code of any applicable jurisdiction and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.

(b) So long as the Discharge of Senior Obligations has not occurred, each Junior Priority Representative, on behalf of itself and each Junior Priority Debt Party under its Junior Priority Debt Facility, agrees that it will not take or receive any Shared Collateral or any Proceeds of Shared Collateral in connection with the exercise of any right or remedy (including setoff or recoupment) with respect to any Shared Collateral in respect of Junior Priority Debt Obligations. Without limiting the generality of the foregoing, unless and until the Discharge of Senior Obligations has occurred, except as expressly provided in the proviso in clause (ii) of Section 3.01(a), the sole right of the Junior Priority Representatives and the Junior Priority Debt Parties with respect to the Shared Collateral is to hold a Lien on the Shared Collateral in respect of Junior Priority Debt Obligations pursuant to the Junior Priority Debt Documents for the period and to the extent granted therein and to receive a share of the Proceeds thereof, if any, after the Discharge of Senior Obligations has occurred.

(c) Subject to the proviso in clause (ii) of Section 3.01(a), (i) each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, agrees that neither such Junior Priority Representative nor any such Junior Priority Debt Party will take any action that would hinder, interfere with, or delay any exercise of remedies undertaken by any Senior Representative or any Senior

Secured Party with respect to the Shared Collateral under the Senior Debt Documents, including any sale, lease, exchange, transfer or other disposition of the Shared Collateral, whether by foreclosure or otherwise, and (ii) each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, hereby waives any and all rights it or any such Junior Priority Debt Party may have as a junior lien creditor or otherwise to object to the manner in which the Senior Representatives or the Senior Secured Parties seek to enforce or collect the Senior Obligations or the Liens granted on any of the Senior Collateral, regardless of whether any action or failure to act by or on behalf of any Senior Representative or any other Senior Secured Party is adverse to the interests of the Junior Priority Debt Parties.

(d) Each Junior Priority Representative hereby acknowledges and agrees that no covenant, agreement or restriction contained in any Junior Priority Debt Document shall be deemed to restrict in any way the rights and remedies of the Senior Representatives or the Senior Secured Parties with respect to the Senior Collateral as set forth in this Agreement and the Senior Debt Documents.

(e) Until the Discharge of Senior Obligations, the Designated Senior Representative (or any Person authorized by it) (in the case of the Senior Agent, acting at the direction of the Required Noteholders (as defined in the Senior Indenture)) shall have the exclusive right to exercise any right or remedy with respect to the Shared Collateral and shall have the exclusive right to determine and direct the time, method and place for exercising such right or remedy or conducting any proceeding with respect thereto. Following the Discharge of Senior Obligations, the Designated Junior Priority Representative (or any Person authorized by it) who may be instructed by the Junior Priority Majority Representatives shall have the exclusive right to exercise any right or remedy with respect to the Collateral, and the Designated Junior Priority Representative (or any Person authorized by it) who may be instructed by the Junior Priority Majority Representatives shall have the exclusive right to direct the time, method and place of exercising or conducting any proceeding for the exercise of any right or remedy available to the Junior Priority Debt Parties with respect to the Collateral, or of exercising or directing the exercise of any trust or power conferred on the Junior Priority Representatives, or for the taking of any other action authorized by the Junior Priority Collateral Documents; provided, however, that nothing in this Section shall impair the right of any Junior Priority Representative or other agent or trustee acting on behalf of the Junior Priority Debt Parties to take such actions with respect to the Collateral after the Discharge of Senior Obligations as may be otherwise required or authorized pursuant to any intercreditor agreement governing the Junior Priority Debt Parties or the Junior Priority Debt Obligations.

SECTION 3.02. Cooperation. The Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party, agrees that unless and until the Discharge of Senior Obligations has occurred, it will not commence, or join with any other Person (other than the Senior Representative and Senior Secured Parties) in commencing, any enforcement, collection, execution, levy or foreclosure action or proceeding with respect to any Lien held by it in the Shared Collateral or any other collateral under any of the applicable Junior Priority Debt Documents or otherwise in respect of the applicable Junior Priority Debt Obligations relating to the Shared Collateral.

SECTION 3.03. Actions upon Breach. Should any Junior Priority Representative or any Junior Priority Debt Party, contrary to this Agreement, in any way take, attempt to take or threaten to take any action with respect to the Shared Collateral (including any attempt to realize upon or enforce any remedy with respect to this Agreement) or fail to take any action required by this Agreement, any Senior Representative or other Senior Secured Party (in its or their own name or in the name of the Issuer or any other Grantor) or the Issuer or any other Grantor may obtain relief against such Junior Priority Representative or such Junior Priority Debt Party by injunction, specific performance or other appropriate equitable relief. Each Junior Priority Representative, on behalf of itself and each Junior Priority Debt Party under its Junior Priority Debt Facility, hereby (i) agrees that the Senior Secured Parties’ damages from the actions of the Junior Priority Representatives or any Junior Priority Debt Party may at that time be difficult to ascertain and may be irreparable and waives any defense that the Senior Secured Parties cannot demonstrate damage or be made whole by the awarding of money, (ii) agrees that the Issuer’s and the other Grantors’ damages from the actions of the Junior Priority Representative or any other Junior Priority Debt Party may at that time be difficult to ascertain and may be irreparable and waives any defense that the Issuer or any other Grantor cannot demonstrate damage or be made whole by the awarding of damages, and (iii) irrevocably waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action that may be brought by any Senior Representative or any other Senior Secured Party.

ARTICLE IV

Payments

SECTION 4.01. Application of Proceeds. After an Event of Default (as defined therein) under any Senior Debt Document has occurred and until such Event of Default is cured or waived, so long as the Discharge of Senior Obligations has not occurred, any Shared Collateral or Proceeds thereof received in connection with the sale or other disposition of, or collection on, such Shared Collateral upon the exercise of remedies or (except as otherwise set forth in Article VI) in any Insolvency or Liquidation Proceeding shall be applied by the Designated Senior Representative to the Senior Obligations in such order as specified in the relevant Senior Debt Documents until the Discharge of Senior Obligations has occurred. Upon the Discharge of Senior Obligations, each applicable Senior Representative shall deliver promptly to the Designated Junior Priority Representative any Shared Collateral or Proceeds thereof held by it in the same form as received, with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct, to be applied by the Designated Junior Priority Representative to the Junior Priority Debt Obligations in such order as specified in the relevant Junior Priority Debt Documents.

SECTION 4.02. Payments Over. Unless and until the Discharge of Senior Obligations has occurred and regardless of whether an Insolvency or Liquidation Proceeding has been commenced, any Shared Collateral or Proceeds thereof or other distributions on account of the Junior Priority Debt or any payment or distribution of any kind or character, whether in cash, property or securities on account of the Junior Priority Debt (other than Permitted Subordinated Indebtedness Payments as permitted herein) received by any Junior Priority Representative or Junior Priority Debt Party in connection with the exercise of any right or remedy (including setoff or recoupment) relating to the Shared Collateral, (except as otherwise set forth in Article VI) in any Insolvency or Liquidation Proceeding (including any distributions received by the Junior Priority Representative or any Junior Priority Debt Party) or otherwise in contravention of this Agreement (including Sections 2.01(b) and (c)) shall be segregated and held in trust for the benefit of and forthwith paid over to the Designated Senior Representative for the benefit of the Senior Secured Parties in the same form as received, with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct. The Designated Senior Representative is hereby authorized to make any such endorsements as agent for each of the Junior Priority Representatives or any such Junior Priority Debt Party. This authorization is coupled with an interest and is irrevocable.

ARTICLE V

Other Agreements

SECTION 5.01. Releases.

(a) Each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, agrees that (i) (x) if in connection with any sale, transfer or other disposition or release of any Shared Collateral by any Grantor (other than in connection with any enforcement or exercise of rights or remedies with respect to the Shared Collateral which shall be governed by clause (ii)) not prohibited under the terms of the Senior Debt Documents or consented to by the holders of Senior Obligations under the Senior Debt Documents (other than in connection with the Discharge of Senior Obligations) or (y) if the Senior Liens on any Shared Collateral have been or are being otherwise released by the Designated Senior

Representative, for itself and on behalf of the other Senior Secured Parties, in connection with a Subsidiary that is released from its guarantee under the Senior Debt Documents and the Junior Priority Debt Documents (in each case, pursuant to, and in accordance with, the Senior Debt Documents and the Junior Priority Debt Documents) or (ii) if in connection with the enforcement or exercise of any rights or remedies with respect to the Shared Collateral, including any sale, transfer or other disposition of Collateral, the Designated Senior Representative, for itself and on behalf of the other Senior Secured Parties releases any of the Senior Liens on the Shared Collateral (a “Release”), then the Liens on such Shared Collateral securing any Junior Priority Debt Obligations shall (whether or not any Insolvency or Liquidation Proceeding is pending at such time) be automatically, unconditionally and simultaneously released without further action, and each Junior Priority Representative shall, for itself and on behalf of the other applicable Junior Priority Class Debt Parties, promptly execute and deliver to the Designated Senior Representative and the applicable Grantors such termination statements, releases and other documents as the Designated Senior Representative or any applicable Grantor may reasonably request and the applicable Grantor prepares to effectively confirm such Release. Similarly, if the equity interests of any Person are foreclosed upon or otherwise disposed of or released pursuant to clause (i) or (ii) above and in connection therewith the Designated Senior Representative releases the Senior Liens on the property or assets of such Person or releases such Person from its guarantee of Senior Obligations, then the Junior Priority Lien on such property or assets of such Person and such Person’s guarantee of Junior Priority Debt Obligations shall be automatically released to the same extent. Nothing in this Section 5.01(a) will be deemed to affect any agreement of a Junior Priority Representative, for itself and on behalf of the Junior Priority Debt Parties under its Junior Priority Debt Facility, to release the Liens on the Junior Priority Collateral as set forth in the relevant Junior Priority Debt Documents.

(b) Each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, hereby irrevocably constitutes and appoints (without obligating) the Designated Senior Representative and any officer or agent of the Designated Senior Representative, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Junior Priority Representative or such Junior Priority Debt Party or in the Designated Senior Representative’s own name, from time to time in the Designated Senior Representative’s discretion, for the purpose of carrying out the terms of Section 5.01(a), to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of Section 5.01(a), including any termination statements, endorsements or other instruments of transfer or release. Subject to the applicable terms and provisions of the Senior Debt Documents to which it is a party, the Designated Senior Representative hereby agrees to take action reasonably requested by the Grantors to carry out the terms of this Section 5.01(b) or to accomplish the purposes of Section 5.01(a).

(c) Unless and until the Discharge of Senior Obligations has occurred, each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, hereby consents to the application, whether prior to or after an Event of Default (as defined in any Senior Debt Document), of Proceeds of Shared Collateral to the repayment of Senior Obligations pursuant to the Senior Debt Documents; provided that nothing in this Section 5.01(c) shall be construed to prevent or impair the rights of the Junior Priority Representatives or the Junior Priority Debt Parties to receive Proceeds in connection with the Junior Priority Debt Obligations not otherwise in contravention of this Agreement.

(d) Notwithstanding anything to the contrary in any Junior Priority Collateral Document, in the event that the terms of a Senior Collateral Document and a Junior Priority Collateral Document each require any Grantor to (i) make payment in respect of any item of Shared Collateral, (ii) deliver or afford control over any item of Shared Collateral to, or deposit any item of Shared Collateral with, (iii) register ownership of any item of Shared Collateral in the name of or make an assignment of ownership of any Shared Collateral or the rights thereunder to, (iv) cause any securities intermediary, commodity intermediary or other Person acting in a similar capacity to agree to comply, in respect of any item of Shared Collateral, with instructions or orders from, or to treat, in respect of any item of Shared Collateral, as the entitlement holder, (v) hold any item of Shared Collateral in trust for (to the extent such item of Shared Collateral cannot be held in trust for multiple parties under applicable law), (vi) obtain the agreement of a bailee or other third party to hold any item of Shared Collateral for the benefit of or subject to the control of or, in respect of any item of Shared Collateral, to follow the instructions of or (vii) obtain the agreement of a landlord with respect to access to leased premises where any item of Shared Collateral is located or waivers or subordination of rights with respect to any item of Shared Collateral in favor of, in any case, both the Designated Senior Representative and any Junior Priority Representative or Junior Priority Debt Party, such Grantor may, until the applicable Discharge of Senior Obligations has occurred, comply with such requirement under the Junior Priority Collateral Document as it relates to such Shared Collateral by taking any of the actions set forth above only with respect to, or in favor of, the Designated Senior Representative; provided, notwithstanding anything to the contrary, any action or compliance with respect to the foregoing by any Grantor shall not cause a default or event of default to exist under any Senior Debt Document or any Junior Priority Debt Document.

SECTION 5.02. Insurance and Condemnation Awards. Unless and until the Discharge of Senior Obligations has occurred, the Designated Senior Representative and the Senior Secured Parties shall have the sole and exclusive right, subject to the rights of the Grantors under the Senior Debt Documents, (a) to adjust settlement for any insurance policy covering the Shared Collateral in the event of any loss thereunder and (b) to approve any award granted in any condemnation or similar proceeding affecting the Shared Collateral, in each case, in accordance with the Senior Debt Documents. Unless and until the Discharge of Senior Obligations has occurred, all Proceeds of any such policy and any such award in respect of the Shared Collateral shall be paid (i) first, prior to the occurrence of the Discharge of Senior Obligations, to the Designated Senior Representative for the benefit of Senior Secured Parties pursuant to the terms of the Senior Debt Documents and/or, if permitted to be paid to the Junior Priority Debt Parties under the Senior Debt Documents (as in effect on the date hereof or as amended in accordance with the terms hereof), to the Junior Priority Debt Parties, (ii) second, after the occurrence of the Discharge of Senior Obligations, to the Designated Junior Priority Representative for the benefit of the Junior Priority Debt Parties pursuant to the terms of the applicable Junior Priority Debt Documents, and (iii) third, after the occurrence of the Discharge of Senior Obligations, if no Junior Priority Debt Obligations are outstanding (other than unasserted contingent indemnification obligations and expense reimbursement obligations or if permitted to be paid to such owner under the Senior Debt Documents and the Junior Priority Debt Documents), to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct. If any Junior Priority Representative or any Junior Priority Debt Party shall, at any time, receive any Proceeds of any such insurance policy or any such award in contravention of this Agreement, it shall pay such Proceeds over to the Designated Senior Representative in accordance with the terms of Section 4.02.

SECTION 5.03. Amendments to Debt Documents.

(a) The Senior Debt Documents may be amended, restated, amended and restated, extended, supplemented or otherwise modified in accordance with their terms, and the Senior Obligations may be Refinanced or replaced, in whole or in part, in each case, without the consent of any Junior Priority Representative or any Junior Priority Debt Party, all without affecting the Lien priorities provided for herein or the other provisions hereof; provided, however, that, without the consent of the Designated Junior Priority Representatives, no such amendment, restatement, supplement, modification or Refinancing (or successive amendments, restatements, supplements, modifications or Refinancings) shall contravene any provision of this Agreement.

(b) Without the prior written consent of the Senior Representatives (as directed by holders of the Notes (as defined in the Senior Indenture) pursuant to the terms of the Senior Indenture), no Junior Priority Debt Document may be amended, restated, amended and restated, extended, supplemented or otherwise modified, or entered into, and no Indebtedness under the Junior Priority Debt Documents may be Refinanced, to the extent such amendment, restatement, supplement or modification or Refinancing, or the terms of such new Junior Priority Debt Document, would contravene the provisions of this Agreement. Each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, agrees that each Junior Priority Collateral Document under its Junior Priority Debt Facility shall include the following language (or language to similar effect reasonably approved by the Designated Senior Representative):

“Notwithstanding anything herein to the contrary, (i) the liens and security interests granted to Wilmington Trust, National Association, as collateral agent pursuant to this Agreement are expressly subject and subordinate to the liens and security interests granted in favor of the Senior Secured Parties (as defined in the Intercreditor Agreement referred to below), including liens and security interests granted to Wilmington Trust, National Association, as collateral agent, pursuant to or in connection with the Senior Secured Notes Indenture, dated as of [●], 2025 (as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time), among Fossil Group, Inc., a Delaware corporation, Wilmington Trust, National Association, as trustee and as collateral agent, and (ii) the exercise of any right or remedy by the Junior Priority Representative hereunder is subject to the limitations and provisions of the Intercreditor Agreement, dated as of [●], 2025 (as amended, restated, extended, amended and restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among Fossil Group, Inc., a Delaware corporation, and its respective subsidiaries and affiliated entities party thereto, Wilmington Trust, National Association, as the Senior Agent, and Wilmington Trust, National Association, as the Initial Junior Priority Representative. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern.”

(c) In the event that any Senior Representative and/or the Senior Secured Parties enter into any amendment, waiver or consent in respect of any of the Senior Collateral Documents for the purpose of adding to or deleting from, or waiving or consenting to any departures from any provisions of, any Senior Collateral Document or changing in any manner the rights of the Senior Representatives, the Senior Secured Parties, the Issuer or any other Grantor thereunder (including the release of any Liens in Senior Collateral and/or the release of any Grantor of its guaranty of the Senior Notes Obligations) in a manner that is applicable to all Senior Facilities, then such amendment, waiver or consent shall apply automatically to any comparable provision of each comparable Junior Priority Collateral Document without the consent of any Junior Priority Representative or any Junior Priority Debt Party and without any action by any Junior Priority Representative, the Issuer or any other Grantor; provided, however, that no such amendment, waiver or consent shall (A) remove assets subject to the Junior Priority Liens or release any such Liens, except to the extent that such release is permitted or required by Section 5.01(a) and provided that there is a substantially concurrent release of the corresponding Senior Liens or (B) impose duties that are adverse on any Junior Priority Representative without its prior written consent.

SECTION 5.04. No Rights as Unsecured Creditors. Notwithstanding anything to the contrary in this Agreement, the Junior Priority Representatives and the Junior Priority Debt Parties hereby irrevocably waive any rights or remedies that the Junior Priority Debt Parties have as unsecured creditors against the Issuer and any other Grantor. Nothing in this Agreement shall impair or otherwise adversely affect any rights or remedies the Senior Representatives or the Senior Secured Parties may have with respect to the Senior Collateral.

SECTION 5.05. Gratuitous Bailee for Perfection.

(a) Each Senior Representative acknowledges and agrees that if it shall at any time hold a Lien securing any Senior Obligations on any Shared Collateral that can be perfected by the possession, control, or notation, of such Shared Collateral or of any account in which such Shared Collateral is held, and if such Shared Collateral or any such account is in fact in the possession or under the control of, or notation, in the name of, such Senior Representative, or of agents or bailees of such Person (such Shared Collateral being referred to herein as the “Pledged or Controlled Collateral”), or if it shall at any time obtain any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Shared Collateral, the applicable Senior Representative shall also hold such Pledged or Controlled Collateral, or take such actions with respect to such landlord waiver, bailee’s letter or similar agreement or arrangement, as gratuitous bailee (such bailment being intended, among other things, to satisfy the requirements of Section 8-301(a)(2) and 9-313(c) of the Uniform Commercial Code, to the extent applicable) for the relevant Junior Priority Representatives, in each case solely for the purpose of perfecting the Liens granted under the relevant Junior Priority Collateral Documents or granting rights in or access to any Shared Collateral subject to such landlord waiver or bailee’s letter or any similar agreement or arrangement and subject to the terms and conditions of this Section 5.05.

(b) In the event that any Senior Representative (or its agents or bailees) has Lien filings against Intellectual Property that is part of the Shared Collateral that are necessary for the perfection of Liens in such Shared Collateral, such Senior Representative agrees to hold such Liens as gratuitous bailee (such bailment being intended, among other things, to satisfy the requirements of Section 8-301(a)(2) and 9-313(c) of the Uniform Commercial Code, to the extent applicable) for the relevant Junior Priority Representatives and any assignee thereof, solely for the purpose of perfecting the security interest granted in such Liens pursuant to the relevant Junior Priority Collateral Documents, subject to the terms and conditions of this Section 5.05.

(c) Except as otherwise specifically provided herein, until the Discharge of Senior Obligations has occurred, the Senior Representatives and the Senior Secured Parties shall be entitled to deal with the Pledged or Controlled Collateral in accordance with the terms of the Senior Debt Documents as if the Liens under the Junior Priority Collateral Documents did not exist. The rights of the Junior Priority Representatives and the Junior Priority Debt Parties with respect to the Pledged or Controlled Collateral shall at all times be subject to the terms of this Agreement.

(d) The Senior Representatives and the Senior Secured Parties shall have no obligation whatsoever to the Junior Priority Representatives or any Junior Priority Debt Party to assure that any of the Pledged or Controlled Collateral is genuine or owned by the Grantors or to protect or preserve rights or benefits of any Person or any rights pertaining to the Shared Collateral, except for the limited agreements of the Senior Representatives expressly set forth in this Section 5.05. The duties or responsibilities of the Senior Representatives under this Section 5.05 shall be limited solely to holding, controlling, or being notated on, the Shared Collateral and the related Liens referred to in paragraphs (a) and (b) of this Section 5.05 as gratuitous bailee (such bailment being intended, among other things, to satisfy the requirements of Section 8-301(a)(2) and 9-313(c) of the Uniform Commercial Code, to the extent applicable) for the relevant Junior Priority Representative for purposes of perfecting the Lien held by such Junior Priority Representative.

(e) The Senior Representatives shall not have by reason of the Junior Priority Collateral Documents or this Agreement, or any other document, a fiduciary relationship in respect of any Junior Priority Representative or any Junior Priority Debt Party, and each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, hereby waives and releases the Senior Representatives from all claims and liabilities arising pursuant to the Senior Representatives’ roles under this Section 5.05 as gratuitous bailees with respect to the Shared Collateral.

(f) Upon the Discharge of Senior Obligations, each applicable Senior Representative shall, at the Grantors’ written request and sole cost and expense, (i) (A) deliver to the Designated Junior Priority Representative, to the extent that it is legally permitted to do so, all Shared Collateral, including all Proceeds thereof, held or controlled by such Senior Representative or any of its agents or bailees, including the transfer of possession and control, as applicable, of the Pledged or Controlled Collateral, together with any necessary endorsements and notices to depositary banks, securities intermediaries and commodities intermediaries, and assign, without recourse, representation or warranty, its rights under any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Shared Collateral or in connection with notations on certificates of title or (B) direct and deliver such Shared Collateral as a court of competent jurisdiction may otherwise direct, (ii) notify any applicable insurance carrier that it is no longer entitled to be a loss payee or additional insured under the insurance policies of any Grantor issued by such insurance carrier, and (iii) notify any governmental authority involved in any condemnation or similar proceeding involving any Grantor that the Designated Junior Priority Representative is entitled to approve any awards granted in such proceeding; provided that any necessary documentation in connection with the actions contemplated by this sentence shall be prepared by the applicable Grantors and otherwise reasonably acceptable to the applicable Senior Representative. The Issuer and the other Grantors shall take such further action as is required to effectuate the transfer contemplated hereby and shall indemnify each Senior Representative for loss or damage suffered by such Senior Representative as a result of such transfer, except for loss or damage suffered by any such Person as a result of its own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. The Senior Representatives have no obligations to follow instructions from any Junior Priority Representative or any other Junior Priority Debt Party in contravention of this Agreement. No Senior Representative shall have any liability to any Junior Priority Debt Party.

(g) None of the Senior Representatives nor any of the other Senior Secured Parties shall be required to marshal any present or future collateral security for any obligations of the Issuer or any Subsidiary to any Senior Representative or any Senior Secured Party under the Senior Debt Documents or any assurance of payment in respect thereof or to any Junior Priority Debt Party, or to resort to such collateral security or other assurances of payment in any particular order, and all of their rights in respect of such collateral security or any assurance of payment in respect thereof shall be cumulative and in addition to all other rights, however existing or arising.

SECTION 5.06. When Discharge of Senior Obligations Deemed To Not Have Occurred. If, at any time substantially concurrently with or after the Discharge of Senior Obligations has occurred, the Issuer or any Subsidiary consummates any Refinancing or incurs any Senior Obligations (other than in respect of the payment of indemnities surviving the Discharge of Senior Obligations), then such Discharge of Senior Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken prior to the date of such designation, consummation or incurrence as a result of the occurrence of such first Discharge of Senior Obligations) and the applicable agreement governing such Senior Obligations shall automatically be treated as a Senior Debt Document for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Shared Collateral set forth herein and the agent, representative or trustee for the holders of such Senior Obligations shall be the Senior Representative for all purposes of this Agreement. Upon receipt of notice of such incurrence (including the identity of the new Senior Representative), each Junior Priority Representative (including the Designated Junior Priority Representative) shall promptly (a) enter into such documents and agreements (at the expense of the Issuer), including amendments or supplements to this Agreement, as the Issuer or such new Senior Representative shall reasonably request in writing in order to provide the new Senior Representative the rights of a Senior Representative contemplated hereby, (b) deliver to such Senior Representative, to the extent that it is legally permitted to do so, all Shared Collateral, including all Proceeds thereof, held or controlled by such Junior Priority Representative or any of its agents or bailees, including the transfer of possession and control, as applicable, of the Pledged or Controlled Collateral, together with any necessary endorsements and notices to depositary banks, securities intermediaries and commodities intermediaries, and assign its rights under any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights in or access to Shared Collateral or in connection with notations on certificates of title, (c) upon the reasonable request of any applicable Grantor, notify any applicable insurance carrier that the new Senior Representative is entitled to be a loss payee or additional insured under the insurance policies of any Grantor issued by such insurance carrier and (d) notify any governmental authority involved in any condemnation or similar proceeding involving a Grantor that the new Senior Representative is entitled to approve any awards granted in such proceeding.

ARTICLE VI

Insolvency or Liquidation Proceedings.

SECTION 6.01. Financing Issues. Until the Discharge of Senior Obligations has occurred, if the Issuer or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding and any Senior Representative or any Senior Secured Party shall desire to consent (or not object) to the sale, use or lease of cash or other collateral or to consent (or not object) to the Issuer’s or any other Grantor’s obtaining financing under Section 363 or Section 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law (“DIP Financing”), then each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, agrees that it will raise no objection to, will not support any objection to, and will not otherwise contest such sale, use or lease of such cash or other collateral or such DIP Financing and, except to the extent permitted by the proviso in clause (ii) of Section 3.01(a) and Section 6.03, will not request adequate protection or any other relief in connection therewith and, to the extent the Liens securing any Senior Obligations are subordinated or pari passu with such DIP Financing, will subordinate (and will be deemed hereunder to have subordinated) its Liens in the Shared Collateral to (x) such DIP Financing (and all obligations relating thereto) on the same basis as the Liens securing the Junior Priority Debt Obligations are so subordinated to Liens securing Senior Obligations under this Agreement, (y) any adequate protection Liens granted to the Senior Secured Parties, and (z) to any “carve-out” for professional and United States Trustee fees agreed to by the Senior Representatives. Each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, further agrees that, until the Discharge of Senior Obligations has occurred, it will raise no (a) objection to (and will not otherwise contest) any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement in respect of Senior Obligations made by any Senior Representative or any other Senior Secured Party, (b) objection to (and will not otherwise contest) any lawful exercise by any Senior Secured Party of the right to credit bid Senior Obligations at any sale in foreclosure of Senior Collateral or under Section 363(k) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law, (c) objection to (and will not otherwise contest) any other request for judicial relief made in any court by any Senior Secured Party relating to the lawful enforcement of any Lien on Senior Collateral, or (d) objection to (and will not otherwise contest or oppose) any order relating to a sale or other disposition of assets of any Grantor (including under Section 363 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law) for which any Senior Representative has consented or not objected that provides, to the extent such sale or other disposition is to be free and clear of Liens, that the Liens securing the Senior Obligations and the Junior Priority Debt Obligations will attach to the Proceeds of the sale on the same basis of priority as the Liens on the Shared Collateral securing the Senior Obligations rank to the Liens on the Shared Collateral securing the Junior Priority Debt Obligations pursuant to this Agreement. Each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, agrees that notice received two (2) Business Days prior to the entry of an order approving such usage of cash or other collateral or approving such financing shall be adequate notice. In no event shall the Junior Priority Representative or any Junior Priority Debt Party (i) offer to provide, or propose, any DIP Financing to any Grantor or (ii) credit bid any Junior Priority Debt Obligations, in each case without the written consent of the Senior Representatives unless the Senior Obligations would be indefeasibly paid in full in cash with the first proceeds of such DIP Financing or credit bid.

SECTION 6.02. Relief from the Automatic Stay. Until the Discharge of Senior Obligations has occurred, each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, agrees that none of them shall seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding or take any action in derogation thereof, in each case in respect of any Shared Collateral, without the prior written consent of the Designated Senior Representative.

SECTION 6.03. Adequate Protection. Each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, agrees that none of them shall (A) object, contest or support any other Person objecting to or contesting, and shall be deemed to have hereby irrevocably, absolutely, and unconditionally waived any right to contest, (a) any request by any Senior Representative or any Senior Secured Parties for adequate protection, (b) any objection by any Senior Representative or any Senior Secured Parties to any motion, relief, action or proceeding based on any Senior Representative’s or Senior Secured Party’s claiming a lack of adequate protection, or (c) the allowance and/or payment of interest, fees, expenses or other amounts of any Senior Representative or any other Senior Secured Party under Section 506(b) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law or (B) assert or support any claim for costs or expenses of preserving or disposing of any Collateral under Section 506(c) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law. Notwithstanding anything contained in this Section 6.03 or in Section 6.01, in any Insolvency or Liquidation Proceeding, no Junior Priority Representative or Junior Priority Debt Party shall be entitled (and the Junior Priority Representatives and Junior Priority Debt Parties shall be deemed to have irrevocably, absolutely, and unconditionally waived any right) to seek or otherwise be granted any type of adequate protection with respect to its interests in the Collateral; provided, however, that (i) if the

Senior Secured Parties (or any subset thereof) are granted adequate protection in the form of a Lien on additional or replacement collateral and/or superpriority claims in connection with any DIP Financing or use of cash collateral under Section 363 or 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law (other than in a role of DIP Financing provider), then each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, may seek or request adequate protection in the form of a Lien on such additional or replacement collateral and/or a superpriority claim (as applicable), which (A) Lien is subordinated to the Liens securing or providing adequate protection for, or claims with respect to, all Senior Obligations and such DIP Financing (and all obligations relating thereto and any “carve-out”) on the same basis as the other Liens securing the Junior Priority Debt Obligations are subordinated to the Liens securing Senior Obligations under this Agreement and/or (B) superpriority claim is subordinated to all superpriority claims of the Senior Secured Parties on the same basis as the other claims of the Junior Priority Debt Parties on the same basis that the other claims of the Junior Priority Debt Parties are subordinated to the claims of the Senior Secured Parties under this Agreement, and each Junior Priority Representative, on behalf of itself and the Junior Priority Debt Parties, shall have irrevocably agreed, pursuant to Section 1129(a)(9) of the Bankruptcy Code, in any stipulation and/or order granting such adequate protection, that such junior superpriority claims may be paid under any plan of reorganization in any combination of cash, debt, equity or other property having a value on the effective date of such plan equal to the allowed amount of such claims, (ii) in the event any Junior Priority Representatives, for themselves and on behalf of the Junior Priority Debt Parties under their Junior Priority Debt Facilities, seek or request adequate protection and such adequate protection is granted in the form of a Lien on additional or replacement collateral and/or a superpriority claim (in each instance, to the extent such grant is otherwise permissible under the terms and conditions of this Agreement), then such Junior Priority Representatives, for themselves and on behalf of each Junior Priority Debt Party under their Junior Priority Debt Facilities, agree that each Senior Representative shall also be granted a senior Lien on such additional or replacement collateral and/or a superpriority claim (as applicable) as security and adequate protection for the Senior Obligations and any such DIP Financing and that any Lien on such additional or replacement collateral and/or superpriority claim securing or providing adequate protection for the Junior Priority Debt Obligations shall be subordinated to the Liens on such collateral securing, and claims with respect to, the Senior Obligations and any such DIP Financing (and all obligations relating thereto and any “carve-out”) and any other Liens and superpriority claims granted to the Senior Secured Parties as adequate protection on the same basis as the other Liens securing the Junior Priority Debt Obligations are so subordinated to such Liens securing Senior Obligations under this Agreement so long as (1) each such Junior Priority Representative, on behalf of itself and the Junior Priority Debt Parties, shall have irrevocably agreed pursuant to Section 1129(a)(9) of the Bankruptcy Code, in any stipulation and/or order granting such adequate protection, that such junior superpriority claims may be paid under any plan of reorganization in any combination of cash, debt, equity or other property having a value on the effective date of such plan equal to the allowed amount of such claims, and (2) to the extent the Senior Secured Parties are not granted such adequate protection in such form, any amounts recovered by or distributed to any Junior Priority Debt Party pursuant to or as a result of any Lien on such additional or replacement collateral so granted to the Junior Priority Debt Parties shall be subject to Section 4.02, and/or (iii) in the event any Junior Priority Representatives, for themselves and on behalf of the other Junior Priority Debt Parties under their Junior Priority Debt Facilities, are granted adequate protection (in each instance, to the extent such grant is otherwise permissible under the terms and conditions of this Agreement) in the form of a superpriority claim, then such Junior Priority Representatives, for themselves and on behalf of each other Junior Priority Debt Party under their respective Junior Priority Debt Facilities, agree that each Senior Representative shall also be granted adequate protection in the form of a superpriority claim, which superpriority claim shall be senior to the superpriority claim of the Junior Priority Debt Parties (and, to the extent the Senior Secured Parties are not granted such adequate protection in such form, any amounts recovered by or distributed to any Junior Priority Debt Party pursuant to or as a result of any such superpriority claim so granted to the Junior Priority Debt Parties shall be subject to Section 4.02). Each Junior Priority Representative, on behalf of itself and each applicable Junior Priority Debt Party, agrees that (a) any adequate protection provided to the Junior Priority Debt Parties may be paid under any plan of reorganization in any combination of cash, indebtedness, equity or other property and (b) the Junior Priority Debt Parties shall not seek adequate protection in the form of payments for current post-petition fees and expenses and/or any other cash payments.

SECTION 6.04. Preference Issues. If any Senior Secured Party is required in any Insolvency or Liquidation Proceeding or otherwise to disgorge, turn over or otherwise pay any amount to the estate of the Issuer or any other Grantor (or any trustee, receiver or similar Person therefor), because the payment of such amount was declared to be or avoided as fraudulent or preferential in any respect or for any other reason, any amount (a “Recovery”), whether received as Proceeds of security, enforcement of any right of setoff or recoupment or otherwise, then the Senior Obligations shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment had not occurred and the Senior Secured Parties shall be entitled to the benefits of this Agreement until a Discharge of Senior Obligations with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto. Each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, hereby agrees that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with this Agreement, whether by preference or otherwise, it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement.

SECTION 6.05. Separate Grants of Security and Separate Classifications. Each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, acknowledges and agrees that (a) the grants of Liens pursuant to the Senior Collateral Documents and the Junior Priority Collateral Documents constitute separate and distinct grants of Liens and (b) because of, among other things, their differing rights in the Shared Collateral, the Junior Priority Debt Obligations are fundamentally different from the Senior Obligations and must be separately classified in any plan of reorganization, plan of liquidation, agreement for composition, or other type of plan of arrangement or restructuring proposed, confirmed or adopted in an Insolvency or Liquidation Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that any claims of the Senior Secured Parties and the Junior Priority Debt Parties in respect of the Shared Collateral constitute a single class of claims (rather than separate classes of senior and junior secured claims), then each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, hereby acknowledges and agrees that all distributions from the Shared Collateral shall be made as if there were separate classes of senior and junior secured claims against the Grantors in respect of the Shared Collateral, with the effect being that, to the extent that the aggregate value of the Shared Collateral is sufficient (for this purpose ignoring all claims held by the Junior Priority Debt Parties), the Senior Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest, fees, expenses and other claims, all amounts owing in respect of post-petition interest, fees and expenses (whether or not allowed or allowable in such Insolvency or Liquidation Proceeding) before any distribution from the Shared Collateral is made in respect of the Junior Priority Debt Obligations, with each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, hereby acknowledging and agreeing to turn over to the Designated Senior Representative amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Junior Priority Debt Parties.

SECTION 6.06. No Waivers of Rights of Senior Secured Parties. Nothing contained herein shall, except as expressly provided herein, prohibit or in any way limit any Senior Representative or any other Senior Secured Party from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by any Junior Priority Debt Party, including the seeking by any Junior Priority Debt Party of adequate protection or the asserting by any Junior Priority Debt Party of any of its rights and remedies under the Junior Priority Debt Documents or otherwise.

SECTION 6.07. Application. This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under Section 510(a) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law, shall be effective before, during and after the commencement of any Insolvency or Liquidation

Proceeding. The relative rights as to the Shared Collateral and Proceeds thereof shall continue after the commencement of any Insolvency or Liquidation Proceeding on the same basis as prior to the date of the petition therefor, subject to any court order approving the financing of, or use of cash collateral by, any Grantor. All references herein to any Grantor shall include such Grantor as a debtor-in-possession and any receiver or trustee for such Grantor.

SECTION 6.08. Other Matters. To the extent that any Junior Priority Representative or any Junior Priority Debt Party has or acquires rights under Section 363 or Section 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law with respect to any of the Shared Collateral, such Junior Priority Representative, on behalf of itself and each Junior Priority Debt Party under its Junior Priority Debt Facility, agrees not to assert any such rights without the prior written consent of each Senior Representative; provided that, if requested by the Designated Senior Representative, such Junior Priority Representative shall timely exercise such rights in the manner requested by the Designated Senior Representative, including any rights to payments in respect of such rights.

SECTION 6.09. Limitations. Until the Discharge of Senior Obligations has occurred, each Junior Priority Representative, on behalf of itself and each Junior Priority Debt Party under its Junior Priority Debt Facility, agrees that it will not, and will not join with or support any third party in making, opposing, objecting or contesting, as the case may be, in any Insolvency or Liquidation Proceeding, (i) oppose, object to or contest the determination of the extent of the Liens held by any of the Senior Secured Parties or the value of any superpriority claims under Section 506(a) of the Bankruptcy Code, (ii) oppose, object to or contest the payment to the Senior Secured Parties of interest, fees or expenses under Section 506(b) of the Bankruptcy Code or (iii) assert or enforce any claim under Section 506(c) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law senior to or on a parity with the Liens securing the Senior Obligations for costs or expenses of preserving or disposing of any Shared Collateral.

SECTION 6.10. Reorganization Securities; Voting.

(a) If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor or equity securities are distributed, pursuant to a plan of reorganization, plan of liquidation, agreement for composition, or other type of plan of arrangement or restructuring, on account of the Senior Obligations and/or the Junior Priority Debt Obligations (collectively, a “Plan Distribution”), any such Plan Distribution received by a Junior Priority Debt Party shall be turned over to the Senior Representative for application in accordance with Section 4.02.

(b) No Junior Priority Debt Party (whether in the capacity of a secured creditor or an unsecured creditor) shall propose, vote in favor of, or otherwise directly or indirectly support any plan of reorganization, plan of liquidation, agreement for composition, or other type of plan of arrangement or restructuring that is inconsistent with or in contravention of the terms of the priorities or other provisions of this Agreement. Without limiting the generality of the foregoing or of the other provisions of this Agreement, any vote to accept, and any other act to support the confirmation or approval of, any plan or reorganization or liquidation that is inconsistent with or in contravention of the terms of this Agreement, including in any Junior Priority Debt Party’s capacity as an unsecured creditor, shall be inconsistent with and, accordingly, a violation of the terms of this Agreement and the Senior Representative shall be entitled (and is hereby authorized by the Junior Priority Representative, on behalf of each applicable Junior Priority Debt Party) to have any such vote to accept any such plan of reorganization or liquidation changed and any such support of any such plan of reorganization or liquidation withdrawn.

SECTION 6.11. Section 1111(b) of the Bankruptcy Code. The Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, shall not object to, oppose, support any objection to, or take any other action to impede, the right of any Senior Secured Party to make an election under Section 1111(b)(2) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law. The Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, waives any claim it may hereafter have against any senior claimholder arising out of the election by any Senior Secured Party of the application of Section 1111(b)(2) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law.

SECTION 6.12. Post-Petition Interest. Neither the Junior Priority Representative nor any other Junior Priority Debt Party shall oppose or seek to challenge any claim by the Senior Representative or any other Senior Secured Party for allowance in any Insolvency or Liquidation Proceeding of Senior Obligations consisting of claims for post-petition interest, fees, or expenses under Section 506(b) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law or otherwise. Regardless of whether any such claim for post-petition interest, fees or expenses is allowed or allowable, and without limiting the generality of the other provisions of this Agreement, this Agreement expressly is intended to include and does include the “rule of explicitness” in that this Agreement expressly entitles the Senior Secured Parties, and is intended to provide the Senior Secured Parties with the right, to receive payment of all post-petition interest, fees or expenses through distributions made pursuant to the provisions of this Agreement even though such interest, fees and expenses are not allowed or allowable against the bankruptcy estate of the Issuer or any other Grantor under Section 502(b)(2) or Section 506(b) of the Bankruptcy Code or under any other provision of the Bankruptcy Code or any other Bankruptcy Law.

SECTION 6.13. Deficiency Claim Turnover. Until the Discharge of Senior Obligations has occurred, if, in connection with an Insolvency or Liquidation Proceeding, any Junior Priority Debt Party receives a distribution (whether in cash or in-kind) solely on account of a deficiency claim out of property not constituting Collateral (such amount, the “Turnover Proceeds”), such Junior Priority Debt Party’s interest in such Turnover Proceeds shall be subject and subordinate to the Senior Secured Parties, and the Junior Priority Debt Parties shall segregate and hold in trust such Turnover Proceeds for the benefit of Senior Secured Parties and shall forthwith pay over such Turnover Proceeds in the form received to the Senior Representative for application to the Senior Obligations.

SECTION 6.14. Asset Dispositions. Neither the Junior Priority Representative nor any other Junior Priority Debt Party shall, in an Insolvency or Liquidation Proceeding or otherwise, oppose any sale or disposition of any Collateral that is supported by the Senior Representative or any Senior Secured Party, and the Junior Priority Representative and each other Junior Priority Debt Party will be deemed to have consented under Section 363 of the Bankruptcy Code (and otherwise) to any sale of any Collateral supported by the Senior Secured Parties and to have released their Liens on such assets to the extent such assets constitute Junior Priority Collateral; provided that the proceeds of such sale or disposition are applied in accordance with the terms of this Agreement. For the avoidance of doubt, no Junior Priority Debt Party shall raise any objection that an unsecured creditor could assert in its capacity as an unsecured creditor.

ARTICLE VII

Reliance; Etc.

SECTION 7.01. Reliance. The consent by the Senior Secured Parties to the execution and delivery of the Junior Priority Debt Documents to which the Senior Secured Parties have consented and all loans and other extensions of credit made or deemed made on and after the date hereof by the Senior Secured Parties to the Issuer or any Subsidiary shall be deemed to have been given and made in reliance upon this Agreement. Each Junior Priority Representative, on behalf of itself and each Junior Priority Debt Party under its Junior Priority Debt Facility, acknowledges that the Junior Priority Debt Documents provide that such Junior Priority Debt Parties have, independently and without reliance on any Senior Representative or other Senior Secured Party, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into the Junior Priority Debt Documents to which they are party or by which they are bound, this Agreement and the transactions contemplated hereby and thereby, and they will continue to make their own credit decisions in taking or not taking any action under the Junior Priority Debt Documents or this Agreement.

SECTION 7.02. No Warranties or Liability. Each Junior Priority Representative, on behalf of itself and each Junior Priority Debt Party under its Junior Priority Debt Facility, acknowledges and agrees that neither any Senior Representative nor any other Senior Secured Party has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Senior Debt Documents, the ownership of any Shared Collateral or the perfection or priority of any Liens thereon. The Senior Secured Parties will be entitled to manage and supervise their respective loans and extensions of credit under the Senior Debt Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate, and the Senior Secured Parties may manage their loans and extensions of credit without regard to any rights or interests that the Junior Priority Representatives and the Junior Priority Debt Parties have in the Shared Collateral or otherwise, except as otherwise provided in this Agreement. Neither any Senior Representative nor any other Senior Secured Party shall have any duty to any Junior Priority Representative or Junior Priority Debt Party to act or refrain from acting in a manner that allows, or results in, the occurrence or continuance of an event of default or default under any agreement with the Issuer or any Subsidiary (including the Junior Priority Debt Documents), regardless of any knowledge thereof that they may have or be charged with. Except as expressly set forth in this Agreement, the Senior Representatives, the Senior Secured Parties, the Junior Priority Representatives and the Junior Priority Debt Parties have not otherwise made to each other, nor do they hereby make to each other, any warranties, express or implied, nor do they assume any liability to each other with respect to (a) the enforceability, validity, value or collectibility of any of the Senior Obligations, the Junior Priority Debt Obligations or any guarantee or security which may have been granted to any of them in connection therewith, (b) any Grantor’s title to or right to transfer any of the Shared Collateral or (c) any other matter except as expressly set forth in this Agreement.

SECTION 7.03. Obligations Unconditional. All rights, interests, agreements and obligations of the Senior Representatives, the Senior Secured Parties, the Junior Priority Representatives and the Junior Priority Debt Parties hereunder shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any Senior Debt Document or any Junior Priority Debt Document;

(b) any change in the time, manner or place of payment of, or in any other terms of, all or any of the Senior Obligations or Junior Priority Debt Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of the Senior Indenture or any other Senior Debt Document or of the terms of any Junior Priority Debt Document;

(c) any exchange of any security interest in any Shared Collateral or any other collateral or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Senior Obligations or Junior Priority Debt Obligations or any guarantee thereof;

(d) the commencement of any Insolvency or Liquidation Proceeding in respect of the Issuer or any other Grantor; or

(e) any other circumstances that otherwise might constitute a defense available to, or a discharge of, (i) the Issuer or any other Grantor in respect of the Senior Obligations (other than as set forth in Section 5.06 hereof or other payments or performance) or (ii) any Junior Priority Representative or Junior Priority Debt Party in respect of this Agreement.

ARTICLE VIII

Miscellaneous

SECTION 8.01. Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of any Senior Debt Document or any Junior Priority Debt Document, the provisions of this Agreement shall govern.

SECTION 8.02. Continuing Nature of this Agreement; Severability. Subject to Section 5.06 and Section 6.04, this Agreement shall continue to be effective until the Discharge of Senior Obligations shall have occurred. This is a continuing agreement of Lien subordination, and the Senior Secured Parties may continue, at any time and without notice to the Junior Priority Representatives or any Junior Priority Debt Party, to extend credit and other financial accommodations and lend monies to or for the benefit of the Issuer or any Subsidiary constituting Senior Obligations in reliance hereon. The terms of this Agreement shall survive and continue in full force and effect in any Insolvency or Liquidation Proceeding. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 8.03. Amendments; Waivers.

(a) No failure or delay on the part of any party hereto in exercising any right, remedy, privilege or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, privilege or power, or any abandonment or discontinuance of steps to enforce such a right, remedy, privilege or power, preclude any other or further exercise thereof or the exercise of any other right, remedy, privilege or power. The rights, powers, privileges and remedies of the parties hereto are cumulative and are not exclusive of any rights, powers, privileges or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b) This Agreement may be amended in writing signed by each Representative (in each case, acting in accordance with the documents governing the applicable Debt Facility for which such Representative acts) and the Grantors. Any such amendment, supplement or waiver shall be in writing and shall be binding upon the Senior Secured Parties and the Junior Priority Debt Parties and their respective successors and assigns.

(c) Notwithstanding the foregoing, without the consent of any Secured Party, any Representative that is not a Disqualified Lender may become a party hereto by execution and delivery of a Joinder Agreement in accordance with Section 8.09 of this Agreement and upon such execution and delivery, such Representative and the Secured Parties and Senior Obligations or Junior Priority Debt Obligations of the Debt Facility for which such Representative is acting shall be subject to the terms hereof.

SECTION 8.04. Information Concerning Financial Condition of the Issuer and the Subsidiaries. The Senior Representatives, the Senior Secured Parties, the Junior Priority Representatives and the Junior Priority Debt Parties shall each be responsible for keeping themselves informed of (a) the financial condition of the Issuer and its Subsidiaries and all endorsers or guarantors of the Senior Obligations or the Junior Priority Debt Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the Senior Obligations or the Junior Priority Debt Obligations. The Senior Representatives, the Senior Secured Parties, the Junior Priority Representatives and the Junior Priority Debt Parties shall have no duty to advise any other party hereunder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event that any Senior Representative, any Senior Secured Party, any Junior Priority Representative or any Junior Priority Debt Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to any other party, it shall be under no obligation to (i) make, and the Senior Representatives, the Senior Secured Parties, the Junior Priority Representatives and the Junior Priority Debt Parties shall not make or be deemed to have made, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (ii) provide any additional information or to provide any such information on any subsequent occasion, (iii) undertake any investigation or (iv) disclose any information that, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential. Notwithstanding anything herein to the contrary, nothing in this Section 8.04 shall impose an obligation on the Senior Agent to keep itself informed of the financial condition of the Grantors or the risk of nonpayment.

SECTION 8.05. Subrogation. Each Junior Priority Representative, for and on behalf of itself and each Junior Priority Debt Party under its Junior Priority Debt Facility, hereby waives any rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Senior Obligations has occurred.

SECTION 8.06. Application of Payments. Except as otherwise provided herein, all payments received by the Senior Secured Parties may be applied, reversed and reapplied, in whole or in part, to such part of the Senior Obligations as set forth in accordance with the terms of the Senior Debt Documents. Each Junior Priority Representative, on behalf of itself and each Junior Priority Debt Party under its Junior Priority Debt Facility, assents to any such extension or postponement of the time of payment of the Senior Obligations or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any security that may at any time secure any part of the Senior Obligations and to the addition or release of any other Person primarily or secondarily liable therefor.

SECTION 8.07. Additional Grantors. The Grantors agree that, if any Subsidiary shall become a Grantor after the date hereof, it will promptly cause such Subsidiary to become party hereto by executing and delivering an instrument substantially in the form of Annex I. Upon such execution and delivery, such Subsidiary will become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of such instrument shall not require the consent of any other party hereunder, and will be acknowledged by the Designated Junior Priority Representative and the Designated Senior Representative. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

SECTION 8.08. Refinancings. The Senior Obligations and the Junior Priority Debt (other than the Initial Junior Priority Debt) may be refinanced or replaced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the refinancing or replacement under any Senior Debt Document or Junior Priority Debt Document) of any Senior Representative, any Junior Priority Representative or any other Secured Party, all without affecting the Lien priorities provided for herein or the other provisions hereof; provided that any such refinancing or replacement debt shall satisfy the requirements of Section 8.09. The Designated Junior Priority Representative hereby agrees that at the request of the Issuer, in connection with a refinancing or replacement of Senior Obligations in accordance with Section 5.06 (“Replacement Senior Obligations”), it will enter into a customary agreement with the agent for the Replacement Senior Obligations containing terms and conditions substantially similar to the terms and conditions of this Agreement or otherwise terms and conditions that are customary.

SECTION 8.09. Additional Debt Facilities. To the extent, but only to the extent, permitted by the provisions of the then extant Senior Debt Documents and the Junior Priority Debt Documents, the Issuer may incur or issue and sell one or more series or classes of Junior Priority Debt and one or more series or classes of Additional Senior Debt. Any such additional class or series of Junior Priority Debt (the “Junior Priority Class Debt”) may be secured by a junior priority or third priority (or lower priority, and in each case of third priority or lower priority, subject to an intercreditor agreement required pursuant to Junior Priority Debt Documents), subordinated Lien on Shared Collateral, in each case under and pursuant to the relevant Junior Priority Collateral Documents for such Junior Priority Class Debt, if and subject to the condition that the Representative of any such Junior Priority Class Debt (each, a “Junior Priority Class Debt Representative”), acting on behalf of the holders of such Junior Priority Class Debt (such Representative and holders in respect of any Junior Priority Class Debt being referred to as the “Junior Priority Class Debt Parties”), becomes a party to this Agreement by satisfying conditions (i) through (iii), as applicable of this Section 8.09. Any such additional class or series of Senior Facilities (the “Senior Class Debt”; and the Senior Class Debt and Junior Priority Class Debt, collectively, the “Class Debt”) may be secured by a senior Lien on Shared Collateral, in each case under and pursuant to the relevant Senior Collateral Documents, if and subject to the condition that the Representative of any such Senior Class Debt (each, a “Senior Class Debt Representative”; and the Senior Class Debt Representatives and Junior Priority Class Debt Representatives, collectively, the “Class Debt Representatives”), acting on behalf of the holders of such Senior Class Debt (such Representative and holders in respect of any such Senior Class Debt being referred to as the “Senior Class Debt Parties”; and the Senior Class Debt Parties and Junior Priority Class Debt Parties, collectively, the “Class Debt Parties”), becomes a party to this Agreement by satisfying the conditions set forth in clauses (i) through (iii), as applicable, of this Section 8.09. In order for a Class Debt Representative to become a party to this Agreement:

(i) such Class Debt Representative shall have executed and delivered a Joinder Agreement substantially in the form of Annex II hereto (if such Representative is a Junior Priority Class Debt Representative) or Annex III hereto (if such Representative is a Senior Class Debt Representative) (with such changes as may be reasonably approved by the Designated Senior Representative and such Class Debt Representative) pursuant to which it becomes a Representative hereunder, and the Class Debt in respect of which such Class Debt Representative is the Representative and the related Class Debt Parties become subject hereto and bound hereby;

(ii) the Issuer shall have delivered to the Designated Senior Representative and Designated Junior Priority Representative an officer’s certificate stating that the conditions set forth in this Section 8.09 are satisfied (or waived) with respect to such Class Debt and, if requested, true and complete copies of each of the material Junior Priority Debt Documents or material Senior Debt Documents, as applicable, relating to such Class Debt, certified as being true and correct in all material respects by a Responsible Officer of the Issuer, and identifying the obligations to be designated as Additional Senior Debt or Additional Junior Priority Debt, as applicable, and certifying that such obligations are permitted to be incurred and secured (I) in the case of Additional Senior Debt, on a senior basis under each of the then extant Senior Debt Documents and (II) in the case of Junior Priority Debt, on a junior basis under each of the Junior Priority Debt Documents; and

(iii) the Junior Priority Debt Documents or Senior Debt Documents, as applicable, relating to such Class Debt shall provide that each Class Debt Party with respect to such Class Debt will be subject to and bound by the provisions of this Agreement in its capacity as a holder of such Class Debt.

SECTION 8.10. Consent to Jurisdiction; Waivers. Each Representative, on behalf of itself and the Secured Parties of the Debt Facility for which it is acting, irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement to the exclusive general jurisdiction of the courts of the State of New York or the courts of the United States for the Southern District of New York, in each case sitting in New York City in the Borough of Manhattan, and appellate courts from any thereof;

(b) consents that any such action or proceeding shall be brought in such courts and waives (to the extent permitted by applicable law) any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same or to commence or support any such action or proceeding in any other courts;

(c) agrees that service of process in any such action or proceeding shall be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address set forth in Section 8.11;

(d) agrees that nothing herein shall affect the right of any other party hereto (or any Secured Party) to effect service of process in any other manner permitted by law; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 8.10 any special, exemplary, punitive or consequential damages.

SECTION 8.11. Notices. All notices, requests, demands and other communications provided for or permitted hereunder shall be in writing and shall be sent:

(i) if to the Issuer or any other Grantor, to the Issuer, at its address at:

Address:	Fossil Group, Inc. 901 S. Central Expressway Richardson, Texas 75080
Attention:	Randy Hyne, Chief Legal Officer
Email:	randyh@fossil.com

with a copy, which shall not constitute notice, to:

Address:	Weil, Gotshal & Manges LLP 767 5th Avenue New York, NY 10153
Attention:	Vynessa Nemunaitis
Email:	vynessa.nemunaitis@weil.com

(ii) if to the Initial Junior Priority Representative to it at:

Address:	Wilmington Trust, National Association Global Capital Markets 50 South Sixth Street, Suite 1290 Minneapolis, MN 55402
Attention:	Fossil Group, Inc. Administrator
Email:	612-217-5651
with a copy, which shall not constitute notice, to:
Address:	Alston & Bird LLP 1120 South Tryon Street Suite 300 Charlotte, NC 28203-6818
Attention:	Jason Solomon
Email:	jason.solomon@alston.com

(iii) if to the Senior Agent, to it at:

Address:	Wilmington Trust, National Association Global Capital Markets 50 South Sixth Street, Suite 1290 Minneapolis, MN 55402
Attention:	Fossil Group, Inc. Administrator
Email:	612-217-5651
with a copy, which shall not constitute notice, to:
Address:	Alston & Bird LLP 1120 South Tryon Street Suite 300 Charlotte, NC 28203-6818
Attention:	Jason Solomon
Email:	jason.solomon@alston.com

(iv) if to any other Representative, to it at the address specified by it in the Joinder Agreement delivered by it pursuant to Section 8.09.

Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and, may be personally served, faxed, electronically mailed or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a fax or electronic mail or upon receipt via U.S. mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be as set forth above or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties. As agreed to in writing among each Representative from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable person provided from time to time by such person.

SECTION 8.12. Further Assurances. Each Senior Representative, on behalf of itself and each Senior Secured Party under the Senior Facility for which it is acting, each Junior Priority Representative, on behalf of itself, and each Junior Priority Debt Party under its Junior Priority Debt Facility, agrees that it will take such further action and shall, at the Grantors’ cost and expense, execute and deliver such additional documents and instruments (in recordable form, if requested) as the other parties hereto may reasonably request and prepare to effectuate the terms of, and the Lien priorities contemplated by, this Agreement.

SECTION 8.13. GOVERNING LAW; WAIVER OF JURY TRIAL.

(A) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(B) EACH PARTY HERETO BY ITS ACCEPTANCE OF THE TERMS HEREOF HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) THE RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY ANY PARTY RELATED TO OR ARISING OUT OF THIS PLEDGE AGREEMENT OR THE PERFORMANCE OF SERVICES HEREUNDER.

SECTION 8.14. Binding on Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Senior Representatives, the Senior Secured Parties, the Junior Priority Representatives, the Junior Priority Debt Parties, the Issuer, the other Grantors party hereto and their respective permitted successors and permitted assigns.

SECTION 8.15. Section Headings. Section headings herein are for convenience of reference only and shall not affect the interpretation hereof.

SECTION 8.16. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to be an original and shall constitute one and the same instrument. The words “execution,” “signed,” “signature,” and words of like import in this Agreement shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 8.17. Authorization. By its signature, each Person (other than an individual) executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement. The Senior Agent represents and warrants that this Agreement is binding upon the Senior Notes Secured Parties under the Senior Debt Documents. The Junior Priority Representative represents and warrants that this Agreement is binding upon the Junior Priority Debt Parties under the Junior Priority Debt Documents.

SECTION 8.18. No Third Party Beneficiaries; Successors and Assigns. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and its respective successors and permitted assigns and shall inure to the benefit of and bind each of the Senior Secured Parties, the Junior Priority Debt Parties, and the Grantors. Nothing in this Agreement shall impair, as between the Issuer, and the other Grantors and the Senior Representatives and the Senior Secured Parties, and as between the Issuer and the other Grantors and the Junior Priority Representatives and the Junior Priority Debt Parties, the obligations of the Issuer and the other Grantors, which are absolute and unconditional, to pay principal, interest, fees and other amounts as provided in the Senior Debt Documents and the Junior Priority Debt Documents respectively.

SECTION 8.19. Effectiveness. This Agreement shall become effective when executed and delivered by all parties hereto.

SECTION 8.20. Senior Agent and Representative.

(a) It is understood and agreed that (a) the Senior Agent is entering into this Agreement in its capacity as collateral agent under the Senior Indenture and the provisions of Article 7 of the Senior Indenture applicable to the Notes Collateral Agent (as defined therein) thereunder shall also apply to the Senior Agent hereunder; (b) the Senior Trustee is entering into this Agreement in its capacity as trustee under the Senior Indenture and the provisions of Article 7 of the Senior Indenture applicable to the Trustee (as defined therein) thereunder shall also apply to the Senior Agent hereunder; (c) the Junior Priority Representative is entering into this Agreement in its capacity as collateral agent under the Junior Priority Indenture, and the provisions of Article 7 of the Junior Priority Indenture to the Notes Collateral Agent (as defined therein) thereunder shall also apply to the Initial Junior Priority Representative hereunder; and (d) the Junior Trustee is entering into this Agreement in its capacity as trustee under the Junior Priority Indenture, and the provisions of Article 7 of the Junior Priority Indenture applicable to the Trustee (as defined therein) thereunder shall also apply to the Initial Junior Priority Representative hereunder.

(b) No Representative shall have any liability or responsibility for the actions or omissions of any other Secured Party, or for any other Secured Party’s compliance with (or failure to comply with) the terms of this Agreement. The Senior Agent shall have no individual liability to any Person if it shall mistakenly pay over or distribute to any Secured Party (or the Grantors) any amounts in violation of the terms of this Agreement, so long as the Senior Agent is acting in good faith. No Representative shall be responsible for or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services.

(c) The Senior Agent and the Senior Trustee are executing and delivering this Agreement solely in their capacities as collateral agent and trustee, respectively, under the Senior Indenture and, in so doing, they shall not be responsible for the terms or sufficiency of this Agreement for any purpose. Neither the Senior Agent nor the Senior Trustee shall have any duties or obligations under or pursuant to this Agreement other than such duties as may be expressly set forth in this Agreement as duties on its part to be performed or observed. In entering into this Agreement, or in taking (or forbearing from) any action under or pursuant to this Agreement: (i) each of the Senior Agent and the Senior Trustee shall have and be protected by all of the rights, immunities, indemnities and other protections granted to it under the applicable Senior Debt Documents. Without limiting the generality of the foregoing and notwithstanding anything herein to the contrary, nothing contained in this Agreement shall require the Senior Agent or the Senior Trustee to exercise any discretionary acts, and any provision of this Agreement that authorizes or permits the Senior Agent or the Senior Trustee to consent to, disapprove, request, determine, waive, act or decline to act, in its discretion shall be subject to the Senior Agent or the Senior Trustee receiving direction from the Holders (as defined in the Senior Indenture) of a majority in principal amount of the Notes (as defined in the Senior Indenture) then outstanding (as defined in the Senior Indenture). The Initial Junior Priority Representative and the Junior Trustee are executing and delivering this Agreement solely in their capacities as collateral agent and trustee, respectively, under the Junior Priority Indenture and, in so doing, they shall not be responsible for the terms or sufficiency of this Agreement for any purpose. Neither the Initial Junior Priority Representative nor the Junior Trustee shall have any duties or obligations under or pursuant to this Agreement other than such duties as may be expressly set forth in this Agreement as duties on its part to be performed or observed. In entering into this Agreement, or in taking (or forbearing from) any action under or pursuant to this Agreement: (i) each of the Initial Junior Priority Representative and the Junior Trustee shall have and be protected by all of the rights, immunities, indemnities and other protections granted to it under the applicable Junior Priority Debt Documents. Without limiting the generality of the foregoing and notwithstanding anything herein to the contrary, nothing contained in this Agreement shall require the Initial Junior Priority Representative or the Junior Trustee to exercise any discretionary acts, and any provision of this Agreement that authorizes or permits the Initial Junior Priority Representative or the Junior Trustee to consent to, disapprove, request, determine, waive, act or decline to act, in its discretion shall be subject to the Initial Junior Priority Representative or the Junior Trustee receiving direction from the Holders (as defined in the Junior Priority Indenture) of a majority in principal amount of the Notes (as defined in the Junior Priority Indenture) then outstanding (as defined in the Junior Priority Indenture).

(d) Whenever a Representative shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any Secured Obligations, Senior Obligations, Junior Priority Debt Obligations or the Shared Collateral subject to any such Lien, it may request that such information be furnished to it in writing by the other Representatives and shall be entitled to make such determination on the basis of the information so furnished; provided, however, that if a Representative shall fail or refuse reasonably promptly to provide the requested information, the requesting Representative shall be entitled to make any such determination by such method as it may, in the exercise of its good faith judgment, determine, including by reliance upon a certificate of the Issuer and / or other Grantors. Each Representative may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to the Issuer or any of the other Grantors or any of their respective subsidiaries, any Secured Party or any other person as a result of such determination.

SECTION 8.21. Relative Rights. Notwithstanding anything in this Agreement to the contrary, nothing in this Agreement is intended to or will (a) (except to the extent expressly contemplated herein) amend, waive or otherwise modify the provisions of the Senior Indenture, any other Senior Debt Document or any Junior Priority Debt Documents, or permit the Issuer or any other Grantor to take any action, or fail to take any action, to the extent such action or failure would otherwise constitute a breach of, or default under, the Senior Credit Agreement or any other Senior Debt Document or any Junior Priority Debt Documents, (b) change the relative priorities of the Senior Obligations or the Liens granted under the Senior Collateral Documents on the Shared Collateral (or any other assets) as among the Senior Secured Parties, (c) otherwise change the relative rights of the Senior Secured Parties in respect of the Shared Collateral as among such Senior Secured Parties, or (d) obligate the Issuer or any other Grantor to take any action, or fail to take any action, that would otherwise constitute a breach of, or default under, the Senior Indenture or any other Senior Debt Document or any Junior Priority Debt Document.

SECTION 8.22. Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Senior Representative for the Senior Notes Secured Parties

By:
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Initial Junior Priority Representative

By:
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Senior Trustee

By:
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Junior Trustee

By:
Name:
Title:

[Signature Page to Intercreditor Agreement]

FOSSIL GROUP, INC., as the Issuer

By:
Name:
Title:

[●], each as a Guarantor

By:
Name:
Title:

[Signature Page to Intercreditor Agreement]

ANNEX I

SUPPLEMENT NO. [●] (this “Supplement”), dated as of [●], to the INTERCREDITOR AGREEMENT, dated as of [●], 2025 (as the same may be amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among FOSSIL GROUP, INC., a Delaware corporation (the “Issuer”), the other Grantors party hereto, Wilmington Trust, National Association, as Senior Agent, Wilmington Trust, National Association, as Initial Junior Priority Representative, and the additional Representatives from time to time a party thereto.

A. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement. Section 1.02 contained in the Intercreditor Agreement is incorporated herein, mutatis mutandis, as if a part hereof.

B. The Grantors have entered into the Intercreditor Agreement. Pursuant to the Senior Debt Documents, certain Additional Senior Debt Documents and certain Junior Priority Debt Documents, certain newly acquired or organized Subsidiaries of the Issuer are required to enter into the Intercreditor Agreement. Section 8.07 of the Intercreditor Agreement provides that such Subsidiaries may become party to the Intercreditor Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Grantor”) is executing this Supplement in accordance with the requirements of the Senior Indenture, the Junior Priority Debt Documents and Additional Senior Debt Documents.

Accordingly, the New Grantor agrees as follows:

SECTION 1. In accordance with Section 8.07 of the Intercreditor Agreement, the New Grantor by its signature below becomes a Grantor under the Intercreditor Agreement with the same force and effect as if originally named therein as a Grantor, and the New Grantor hereby agrees to all the terms and provisions of the Intercreditor Agreement applicable to it as a Grantor thereunder. Each reference to a “Grantor” in the Intercreditor Agreement shall be deemed to include the New Grantor. The Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2. The New Grantor represents and warrants to the Designated Senior Representative and the other Secured Parties on the date hereof that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms subject to (i) applicable bankruptcy, concurso mercantile, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, (ii) the need for filings and registrations necessary to create or perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties and (iii) with respect to enforceability against Foreign Subsidiaries or under foreign laws, and the effect of foreign laws, rules and regulations.

SECTION 3. This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Designated Senior Representative shall have received a counterpart of this Supplement that bears the signature of the New Grantor (and, for the avoidance of doubt, such effectiveness shall not be subject to, or conditioned on, the acknowledgement by the Designated Senior Representative, the Designated Junior Priority Representative or any other person). Delivery of an executed signature page to this Supplement by facsimile transmission or other electronic method shall be as effective as delivery of a manually signed counterpart of this Supplement. The words “execution,” “signed,” “signature,” and words of like import in this Agreement shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Annex I-1

SECTION 4. Except as expressly supplemented hereby, the Intercreditor Agreement shall remain in full force and effect.

SECTION 5. THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Intercreditor Agreement shall not in any way be affected or impaired.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 8.11 of the Intercreditor Agreement. All communications and notices hereunder to the New Grantor shall be given to it in care of the Issuer as specified in the Intercreditor Agreement.

SECTION 8. The Issuer agrees to reimburse the Designated Senior Representative for its reasonable and documented out-of-pocket expenses in connection with this Supplement, including the reasonable documented fees, other charges and disbursements of counsel for the Designated Senior Representative to the extent reimbursable under the Senior Debt Documents.

[Remainder of page intentionally left blank; Signature pages follow]

Annex I-2

IN WITNESS WHEREOF, the New Grantor has duly executed this Supplement to the Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW SUBSIDIARY GRANTOR]

By:
Name:
Title:
Acknowledged by:

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Designated Senior Representative

By:
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Designated Junior Priority Representative

By:
Name:
Title:

Annex I-3

ANNEX II

REPRESENTATIVE SUPPLEMENT NO. [●] (this “Representative Supplement”), dated as of [●], to the INTERCREDITOR AGREEMENT, dated as of [●], 2025 (as the same may be amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among Fossil Group, Inc., a Delaware corporation (the “Issuer”), the other Grantors party thereto, Wilmington Trust, National Association, as Senior Agent, Wilmington Trust, National Association, as Initial Junior Priority Representative, and the additional Representatives from time to time a party thereto.

A. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement. Section 1.02 contained in the Intercreditor Agreement is incorporated herein, mutatis mutandis, as if a part hereof.

B. As a condition to the ability of the Issuer to incur Junior Priority Debt Obligations after the effective date and to secure such Junior Priority Class Debt with the Junior Priority Lien and to have such Junior Priority Class Debt guaranteed by the Grantors on a subordinated lien basis, in each case under and pursuant to the Junior Priority Collateral Documents, the Junior Priority Class Debt Representative in respect of such Junior Priority Class Debt is required to become a Representative under, and such Junior Priority Class Debt and the Junior Priority Class Debt Parties in respect thereof are required to become subject to and bound by, the Intercreditor Agreement. Section 8.09 of the Intercreditor Agreement provides that such Junior Priority Class Debt Representative may become a Representative under, and such Junior Priority Class Debt and such Junior Priority Class Debt Parties may become subject to and bound by, the Intercreditor Agreement, pursuant to the execution and delivery by the Junior Priority Class Debt Representative of an instrument in the form of this Representative Supplement and the satisfaction of the other conditions set forth in Section 8.09 of the Intercreditor Agreement. The undersigned Junior Priority Class Debt Representative (the “New Representative”) is executing this Supplement in accordance with the requirements of the Senior Debt Documents and the Junior Priority Debt Documents.

Accordingly, the New Representative agrees as follows:

SECTION 1. In accordance with Section 8.09 of the Intercreditor Agreement, the New Representative by its signature below becomes a Representative under, and the related Junior Priority Class Debt and Junior Priority Class Debt Parties become subject to and bound by, the Intercreditor Agreement with the same force and effect as if the New Representative had originally been named therein as a Representative, and the New Representative, on behalf of itself and such Junior Priority Class Debt Parties, hereby agrees to all the terms and provisions of the Intercreditor Agreement applicable to it as a Junior Priority Representative and to the Junior Priority Class Debt Parties that it represents as Junior Priority Debt Parties. Each reference to a “Representative” or “Junior Priority Representative” in the Intercreditor Agreement shall be deemed to include the New Representative. The Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2. The New Representative represents and warrants to the Designated Senior Representative and the other Secured Parties that (i) it has full power and authority to enter into this Representative Supplement, in its capacity as [agent][trustee] under [describe new facility], (ii) this Representative Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of such Agreement and (iii) the Junior Priority Debt Documents relating to such Junior Priority Class Debt provide that, upon the New Representative’s entry into this Agreement, the Junior Priority Class Debt Parties in respect of such Junior Priority Class Debt will be subject to and bound by the provisions of the Intercreditor Agreement as Junior Priority Debt Parties.

SECTION 3. This Representative Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Representative Supplement shall become effective when the Designated Senior Representative shall have received a counterpart of this Representative Supplement that bears the signature of the New Representative (and, for the avoidance of doubt, such effectiveness shall not be subject to, or conditioned on, the acknowledgement by the Designated

Annex II-1

Senior Representative or any other person). Delivery of an executed signature page to this Representative Supplement by facsimile transmission or other electronic method shall be effective as delivery of a manually signed counterpart of this Representative Supplement. The words “execution,” “signed,” “signature,” and words of like import in this Agreement shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 4. Except as expressly supplemented hereby, the Intercreditor Agreement shall remain in full force and effect.

SECTION 5. THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 6. In case any one or more of the provisions contained in this Representative Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Intercreditor Agreement shall not in any way be affected or impaired.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 8.11 of the Intercreditor Agreement. All communications and notices hereunder to the New Representative shall be given to it at the address set forth below its signature hereto.

SECTION 8. The Issuer agrees to reimburse the Designated Senior Representative for its reasonable out-of-pocket expenses in connection with this Representative Supplement, including the reasonable fees, other charges and disbursements of counsel for the Designated Senior Representative to the extent reimbursable under the Senior Debt Documents.

[Remainder of page intentionally left blank; Signature pages follow]

Annex II-2

IN WITNESS WHEREOF, the New Representative has duly executed this Representative Supplement to the Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW REPRESENTATIVE],
as [ ] for the holders of [ ]

By:
Name:
Title:

Address for notices:

Attention of:

Telecopy:

Annex II-3

Acknowledged by:

FOSSIL GROUP, INC.

By:
Name:
Title:

[●]

By:
Name:
Title:

Annex II-4

ANNEX III

REPRESENTATIVE SUPPLEMENT NO. [●], dated as of [●], to the INTERCREDITOR AGREEMENT, dated as of [●], 2025 (as the same may be amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among Fossil Group, Inc., a Delaware corporation (the “Issuer”), the other Grantors party thereto, Wilmington Trust, National Association, as Senior Agent, Wilmington Trust, National Association, as Initial Junior Priority Representative, and the additional Representatives from time to time a party thereto.

A. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement. Section 1.02 contained in the Intercreditor Agreement is incorporated herein, mutatis mutandis, as if a part hereof.

B. As a condition to the ability of the Issuer to incur Senior Class Debt after the date of the Intercreditor Agreement and to secure such Senior Class Debt with the Senior Lien and to have such Senior Class Debt guaranteed by the Grantors on a senior lien basis, in each case under and pursuant to the Senior Collateral Documents, the Senior Class Debt Representative in respect of such Senior Class Debt is required to become a Representative under, and such Senior Class Debt and the Senior Class Debt Parties in respect thereof are required to become subject to and bound by, the Intercreditor Agreement. Section 8.09 of the Intercreditor Agreement provides that such Senior Class Debt Representative may become a Representative under, and such Senior Class Debt and such Senior Class Debt Parties may become subject to and bound by, the Intercreditor Agreement, pursuant to the execution and delivery by the Senior Class Debt Representative of an instrument in the form of this Representative Supplement and the satisfaction of the other conditions set forth in Section 8.09 of the Intercreditor Agreement. The undersigned Senior Class Debt Representative (the “New Representative”) is executing this Supplement in accordance with the requirements of the Senior Debt Documents and the Junior Priority Debt Documents.

Accordingly, the New Representative agrees as follows:

SECTION 1. In accordance with Section 8.09 of the Intercreditor Agreement, the New Representative by its signature below becomes a Representative under, and the related Senior Class Debt and Senior Class Debt Parties become subject to and bound by, the Intercreditor Agreement with the same force and effect as if the New Representative had originally been named therein as a Representative, and the New Representative, on behalf of itself and such Senior Class Debt Parties, hereby agrees to all the terms and provisions of the Intercreditor Agreement applicable to it as a Senior Representative and to the Senior Class Debt Parties that it represents as Senior Secured Parties. Each reference to a “Representative” or “Senior Representative” in the Intercreditor Agreement shall be deemed to include the New Representative. The Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2. The New Representative represents and warrants to the Designated Senior Representative and the other Secured Parties that (i) it has full power and authority to enter into this Representative Supplement, in its capacity as [agent] [trustee under [describe new facility]], (ii) this Representative Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of such Agreement and (iii) the Senior Debt Documents relating to such Senior Class Debt provide that, upon the New Representative’s entry into this Agreement, the Senior Class Debt Parties in respect of such Senior Class Debt will be subject to and bound by the provisions of the Intercreditor Agreement as Senior Secured Parties.

SECTION 3. This Representative Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Representative Supplement shall become effective when the Designated Senior Representative shall have received a counterpart of this Representative Supplement that bears the signature of the New Representative (and, for the avoidance of doubt, such effectiveness shall not be subject to, or conditioned on, the acknowledgement by the Designated Senior Representative or any other person). Delivery of an executed signature page to this Representative

Annex III-1

Supplement by facsimile transmission or other electronic method shall be effective as delivery of a manually signed counterpart of this Representative Supplement. The words “execution,” “signed,” “signature,” and words of like import in this Agreement shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 4. Except as expressly supplemented hereby, the Intercreditor Agreement shall remain in full force and effect.

SECTION 5. THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 6. In case any one or more of the provisions contained in this Representative Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Intercreditor Agreement shall not in any way be affected or impaired.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 8.11 of the Intercreditor Agreement. All communications and notices hereunder to the New Representative shall be given to it at the address set forth below its signature hereto.

SECTION 8. The Issuer agrees to reimburse the Designated Senior Representative for its reasonable out-of-pocket expenses in connection with this Representative Supplement, including the reasonable fees, other charges and disbursements of counsel for the Designated Senior Representative to the extent reimbursable under the Senior Debt Documents.

[Remainder of page intentionally left blank; Signature pages follow]

Annex III-2

IN WITNESS WHEREOF, the New Representative has duly executed this Representative Supplement to the Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW REPRESENTATIVE],
as [ ] for the holders of [ ]

By:
Name:
Title:

Address for notices:

Attention of:

Telecopy:

Annex III-3

Acknowledged by:

FOSSIL GROUP, INC.

By:
Name:
Title:

[●]

By:
Name:
Title:

Annex III-4

APPENDIX 12

ABL INTERCREDITOR AGREEMENT

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

INTERCREDITOR AGREEMENT

dated as of [      ], 20[ ]

by and between

ACF FINCO I LP,

as ABL Agent,

[     ],

as First-Out Notes Collateral Agent, and

[     ],

as Second-Out Notes Collateral Agent

ii

INTERCREDITOR AGREEMENT

This INTERCREDITOR AGREEMENT (as amended, supplemented, restated, amended and restated or otherwise modified from time to time pursuant to the terms hereof, this “Agreement”) is entered into as of [       ], 2025 between (a) ACF FINCO I LP, in its capacities as administrative agent and collateral agent (together with its successors or co-agents in substantially the same capacity as may from time to time be appointed, the “ABL Agent”) for (i) the financial institutions, lenders and investors party from time to time to the ABL Credit Agreement referred to below (such financial institutions, lenders and investors together with their respective successors, assigns and transferees, including any letter of credit issuers under the ABL Credit Agreement, the “ABL Lenders” and, together with the ABL Agent and any other secured parties under any ABL Document (as defined below), the “ABL Secured Parties”), (b) [     ], in its capacity as [collateral agent] for the First-Out Notes Claimholders referred to below (together with its successors or co-agents in substantially the same capacity as may from time to time be appointed, the “First-Out Notes Collateral Agent”), (c) [     ], in its capacity as [collateral agent] for the Second-Out Notes Claimholders referred to below (together with its successors or co-agents in substantially the same capacity as may from time to time be appointed, the “Second-Out Notes Collateral Agent”, and together with the First-Out Notes Collateral Agent, the “Initial Notes Collateral Agent”), and (d) acknowledged and agreed to by the Credit Parties (as defined below).

RECITALS

A. Pursuant to that certain Credit Agreement dated as of August 12, 2025, among FOSSIL GROUP, INC., a Delaware corporation (the “Company”), FOSSIL PARTNERS, L.P., a Texas limited partnership (“Fossil Partners”), each of the other U.S. Subsidiary Borrowers (as defined in the ABL Credit Agreement) from time to time party thereto, and FOSSIL CANADA INC., a corporation organized under the laws of New Brunswick (“Fossil Canada”), the Guarantors (as defined in the ABL Credit Agreement) from time to time party thereto, the ABL Lenders, and the ABL Agent (as such agreement may be amended, supplemented, restated, amended and restated, extended, renewed, replaced, refinanced and/or otherwise modified from time to time, the “ABL Credit Agreement”), the ABL Lenders have agreed to make certain loans and other financial accommodations to or for the benefit of the ABL Borrowers.

B. Pursuant to certain guaranties (as set forth in the ABL Credit Agreement or pursuant to any other ABL Document (as hereinafter defined)) (as the same may be amended, amended and restated, supplemented, restated and/or otherwise modified, collectively, the “ABL Guarantee”) by each of the ABL Guarantors (as hereinafter defined) in favor of the ABL Agent on behalf of the ABL Secured Parties, ABL Guarantors have agreed to guarantee, inter alia, the payment and performance of the ABL Borrowers’ obligations under the ABL Documents (as hereinafter defined).

C. As a condition to the effectiveness of the ABL Credit Agreement and to secure the obligations of the ABL Borrowers and the ABL Guarantors (collectively, the “ABL Credit Parties”) under and in connection with the ABL Documents, the ABL Credit Parties have granted to the ABL Agent (for the benefit of the ABL Secured Parties) Liens (as hereinafter defined) on the ABL Collateral (as hereinafter defined).

D. [Company (in such capacity, the “First-Out Notes Issuer”), the First-Out Notes Guarantors (as hereinafter defined), [     ], as trustee (in its capacity, and its successors and assigns in such capacity, the “First-Out Notes Trustee”) and the First-Out Collateral Agent, are party to that certain Indenture, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “First-Out Notes Indenture”), pursuant to which [ ]% Senior Secured Notes of the First-Out Notes Issuer due 2029 (the “First-Out Notes”) were issued.]

E. Pursuant to certain guaranties (as the same may be amended, amended and restated, supplemented, restated and/or otherwise modified, collectively, the “First-Out Notes Guarantee”) by each of the First-Out Notes Guarantors in favor of the First-Out Notes Claimholders (as hereinafter defined), the First-Out Notes

Guarantors have agreed to guarantee, inter alia, the payment and performance of the First-Out Notes Issuer’s obligations under the First-Out Notes Indenture and the First-Out Notes.

F. Company (in such capacity, the “Second-Out Notes Issuer” and, together with the First-Out Notes Issuer, collectively, the “Issuer”), the Second-Out Notes Guarantors (as hereinafter defined), [     ], as trustee (in its capacity, and its successors and assigns in such capacity, the “Second-Out Notes Trustee” and, together with the First-Out Notes Trustee, collectively, the “Initial Notes Trustees”) and the Second-Out Notes Collateral Agent, are party to that certain Indenture, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Second-Out Notes Indenture” and, together with the First-Out Notes Indenture, collectively, the “Initial Notes Indentures”), pursuant to which [ ]% Senior Secured Notes of the Second-Out Notes Issuer due 2029 (the “Second-Out Notes” and, together with the First-Out Notes, collectively, the “Initial Notes”) were issued.

G. Pursuant to certain guaranties (as the same may be amended, amended and restated, supplemented, restated and/or otherwise modified, collectively, the “Second-Out Notes Guarantee” and, together with the First-Out Notes Guarantee, collectively, the “Initial Notes Guarantee”) by each of the Second-Out Notes Guarantors in favor of the Second-Out Notes Claimholders (as hereinafter defined), the Second-Out Notes Guarantors have agreed to guarantee, inter alia, the payment and performance of the Second-Out Notes Issuer’s obligations under the Second-Out Notes Indenture and the Second-Out Notes.

H. As a condition to the effectiveness of the Notes Indentures and to secure the obligations of the Issuer and the Initial Notes Guarantors (collectively, the “Initial Notes Credit Parties”) under and in connection with the Initial Notes Documents (as hereinafter defined), the Initial Notes Credit Parties have granted to the Initial Notes Collateral Agent Liens on the Notes Collateral (as hereinafter defined).

I. Each of the ABL Agent (on behalf of the ABL Secured Parties) and the Initial Notes Collateral Agent (on behalf of the Initial Notes Claimholders) and, by their acknowledgment hereof, the ABL Credit Parties and the Initial Notes Credit Parties, desire to agree to the relative priority of Liens on the Collateral and certain other rights, priorities and interests as provided herein.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.1 UCC Definitions. The following terms which are defined in the Uniform Commercial Code or, if applicable, the PPSA, are used herein as so defined: Account, Chattel Paper, Commercial Tort Claim, Commodity Account (including a “futures account” as defined in the PPSA), Commodity Contract (including a “futures contract” as defined in the PPSA), Deposit Account, Document (including a “document of title” as defined in the PPSA), Electronic Chattel Paper, Equipment, Financial Asset, Fixtures, General Intangible (including an “intangible” as defined in the PPSA), Instrument, Inventory, Investment Property, Letter-of-Credit Right, Money, Payment Intangible (including an “intangible” as defined in the PPSA under which the account debtor’s principal obligation is a monetary obligation), Promissory Note, Records, Securities, Securities Account, Security Entitlement, Supporting Obligation and Tangible Chattel Paper.

Section 1.2 Other Definitions. Subject to Section 1.1, as used in this Agreement, the following terms shall have the meanings set forth below:

“ABL Agent” shall have the meaning assigned to that term in the introduction to this Agreement.

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“ABL Borrowers” shall mean the collective reference to (i) the Company and (ii) any other Person who is, or becomes, a party to the ABL Credit Agreement as a borrower thereunder. The term “ABL Borrowers” shall include all “Borrowers” under and as defined in the ABL Credit Agreement.

“ABL Borrowing Base” shall mean the “Borrowing Base” or similar term as defined in any ABL Credit Agreement.

“ABL Cash Management Affiliate” shall mean any ABL Cash Management Bank that is owed ABL Cash Management Obligations by any ABL Credit Party or any Subsidiary thereof and which ABL Cash Management Obligations are secured by one or more ABL Collateral Documents, together with their respective successors, assigns and transferees.

“ABL Cash Management Bank” shall mean, as of any date of determination, any Person that is the ABL Agent and each co-agent or sub-agent appointed in accordance with the ABL Credit Agreement, an ABL Lender or an Affiliate of an ABL Lender on the date any such Person shall have extended Cash Management Services constituting ABL Cash Management Obligations.

“ABL Cash Management Obligations” shall mean obligations owed by any ABL Credit Party or any Restricted Subsidiary to any ABL Cash Management Bank in respect of or in connection with any Cash Management Services.

“ABL Collateral” shall mean all Property now owned or hereafter acquired by any Credit Party in or upon which a Lien is granted or purported to be granted to the ABL Agent under any of the ABL Collateral Documents to secure any ABL Obligations, together with all rents, issues, profits, products and Proceeds thereof (including for the avoidance of doubt, any such assets that, but for the application of Section 552 of the Bankruptcy Code, or any comparable provision in any other Debtor Relief Law, would be ABL Collateral).

“ABL Collateral Documents” shall mean all “Collateral Documents” or similar term as defined in any ABL Credit Agreement, and all other security agreements, mortgages, deeds of trust, deeds of hypothec, account control agreements, customs brokers agreements, collateral access agreements, and other collateral documents executed and delivered in connection with any ABL Document, in each case as the same may be amended, amended and restated, supplemented, restated or otherwise modified from time to time.

“ABL Credit Agreement” shall have the meaning assigned to such term in the recitals to this Agreement and shall include, any one or more other agreements, indentures or facilities extending the maturity of, consolidating, restructuring, refunding, amending, replacing or refinancing all or any portion of the ABL Obligations, whether by the same or any other agent, trustee, lender, group of lenders, creditor or group of creditors and whether or not increasing the amount of any Indebtedness that may be incurred thereunder.

“ABL Credit Parties” shall have the meaning assigned to that term in the recitals to this Agreement.

“ABL Default” shall mean an “Event of Default” or other equivalent term (as defined in any of the ABL Documents).

“ABL Deposit and Securities Accounts” shall mean all Deposit Accounts, Securities Accounts, collection accounts and lockbox accounts (and all related lockboxes) of the Credit Parties (other than the Notes Priority Accounts).

“ABL Documents” shall mean any ABL Credit Agreement, any ABL Guarantee, any ABL Collateral Document, all agreements regarding Cash Management Services between an ABL Credit Party or any Subsidiary and any ABL Cash Management Affiliate, any ABL Hedging Agreement, any “Loan Document” (as defined in the ABL Credit Agreement), any other ancillary agreement as to which any ABL Secured Party is a party or a

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beneficiary and all other agreements, instruments, documents and certificates, now or hereafter executed by or on behalf of any ABL Credit Party or any of its respective Subsidiaries or Affiliates, and delivered to the ABL Agent or any other ABL Secured Party, in connection with any of the foregoing or any ABL Document, in each case as the same may be amended, amended and restated, supplemented, restated or otherwise modified from time to time.

“ABL Financial Covenant” means the financial covenant set forth in Section 6.12 of the ABL Credit Agreement determined in a manner consistent with the provisions of such Section 6.12, as in effect as of the date hereof.

“ABL Guarantee” shall have the meaning assigned to that term in the recitals to this Agreement and shall also include any other guarantee made by an ABL Guarantor guaranteeing, inter alia, the payment and performance of any ABL Obligations.

“ABL Guarantors” shall mean the Guarantors (as defined in the ABL Credit Agreement) and any other Person who becomes (or is required to become) a guarantor under any ABL Guarantee. The term “ABL Guarantors” shall include all “U.S. Guarantors”, the “Canadian Guarantors”, the “German Guarantors”, the “Swiss Guarantors” and the “UK Guarantors” under and (in each case) as defined in the ABL Credit Agreement.

“ABL Hedge Bank” shall mean, as of any date of determination, any Person that is the ABL Agent and each co-agent or sub-agent appointed in accordance with the ABL Credit Agreement or an ABL Lender or an Affiliate of an ABL Lender, in each case, that has entered into an ABL Hedging Agreement with an ABL Credit Party or Subsidiary, as applicable, with the obligations of such ABL Credit Party or Subsidiary, as applicable, thereunder being secured by one or more ABL Collateral Documents, together with their respective successors, assigns and transferees (even if such ABL Hedge Bank ceases to be an ABL Lender or an Affiliate or branch of an ABL Lender under the ABL Credit Agreement for any reason).

“ABL Hedging Agreement” shall mean any Hedging Agreement by and among any ABL Hedge Bank with an ABL Credit Party or Subsidiary.

“ABL Lenders” shall have the meaning assigned to that term in the introduction to this Agreement, as well as any Person designated as a “Lender” or similar term under any ABL Document.

“ABL Obligations” shall mean any and all obligations of every nature of each ABL Credit Party from time to time owed to the ABL Secured Parties, or any of them, under, in connection with, or evidenced or secured by any ABL Document, including, without limitation, all “Obligations” or similar term as defined in any ABL Credit Agreement and whether for principal, interest, reimbursement of amounts drawn under letters of credit, payments for early termination of ABL Hedging Agreements, fees, expenses, indemnification or otherwise, and all other amounts owing or due under the terms of any ABL Document (including interest, fees, expenses and indemnifications which, but for the filing of an Insolvency Proceeding with respect to such ABL Credit Party, would have become due or accrued on any ABL Obligation, whether or not a claim is allowed against such ABL Credit Party for such interest, fees, expenses and indemnifications in such Insolvency Proceeding), as amended, restated, amended and restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

“ABL Priority Collateral” shall mean all Collateral consisting of the following (including for the avoidance of doubt, any such assets that, but for the application of Section 552 of the Bankruptcy Code, or any comparable provision in any other Debtor Relief Law, would be ABL Priority Collateral):

(1) all Credit Card Receivables, Payment Intangibles, and all Accounts (other than Accounts which constitute identifiable proceeds of Notes Priority Collateral);

(2) cash, Money, cash proceeds, and cash equivalents (other than cash, Money, cash proceeds and cash equivalents which constitute identifiable proceeds of Notes Priority Collateral);

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(3) all (x) Deposit Accounts (other than Notes Priority Accounts that solely contain Notes Priority Collateral) and all Money, cash, cash proceeds, checks, other negotiable instruments, funds and other evidences of payments held therein, including (to the extent owing in respect of ABL Priority Collateral) funds on account of intercompany indebtedness between or among the Credit Parties or their Affiliates, (y) Securities Accounts (other than Notes Priority Accounts that solely contain Notes Priority Collateral), Security Entitlements, Financial Assets and Securities credited to such a Securities Account (other than Equity Interests of Credit Parties and their Subsidiaries) and (z) Commodity Accounts (other than Notes Priority Accounts that solely contain Notes Priority Collateral or identifiable proceeds of the Notes Priority Collateral) and Commodity Contracts credited thereto, and, in each case, all cash, Money, cash proceeds, cash equivalents, checks and other property held therein or credited thereto; provided, however, that to the extent that identifiable proceeds of Notes Priority Collateral are deposited in any such Deposit Accounts or Securities Accounts, after the delivery of a Notes Cash Proceeds Notice, such identifiable proceeds (to the extent not applied to the repayment of ABL Obligations prior to the receipt of such Notes Cash Proceeds Notice), shall be treated as Notes Priority Collateral so long as such proceeds are in fact Notes Priority Collateral;

(4) all Inventory;

(5) all intercompany indebtedness arising from (x) intercompany advances utilizing proceeds of Loans (as defined in the ABL Credit Agreement) and (y) all intercompany indebtedness arising from intercompany transfers of items referred to in the preceding clauses (1)-(4); provided that to the extent any of the foregoing in this clause (5) also relates to Notes Priority Collateral only that portion related to the items referred to in the preceding clauses (x) through (y) shall be included in the ABL Priority Collateral;

(6) all proceeds, receivables, products, substitutions or replacements of the Loans (as defined in the ABL Credit Agreement) and other credit extensions made under the ABL Documents;

(7) at all times prior to the Collateral Designation Date (as defined in the ABL Credit Agreement), the Specified Collateral;

(8) to the extent relating to, evidencing or governing any of the items referred to in the preceding clauses (1) through (7) constituting ABL Priority Collateral, all Documents, General Intangibles (including all rights under contracts), Instruments (including the Intercompany Note Documents and other Promissory Notes), Chattel Paper (including Tangible Chattel Paper and Electronic Chattel Paper) and Commercial Tort Claims; provided that to the extent any of the foregoing in this clause (8) also relates to Notes Priority Collateral, only that portion related to the items referred to in the preceding clauses (1) through (7) shall be included in the ABL Priority Collateral;

(9) to the extent relating to any of the items referred to in the preceding clauses (1) through (8) constituting ABL Priority Collateral, all Supporting Obligations and Letter-of-Credit Rights; provided that to the extent any of the foregoing in this clause (9) also relates to Notes Priority Collateral only that portion related to the items referred to in the preceding clauses (1) through (8) shall be included in the ABL Priority Collateral;

(10) all books and Records relating to the items referred to in the preceding clauses (1) through (9) constituting ABL Priority Collateral (including all books, databases, customer lists, engineer drawings, and Records, whether tangible or electronic, which contain any information relating to any of the items referred to in the preceding clauses (1) through (9) constituting ABL Priority Collateral); and

(11) all collateral security and guarantees with respect to any of the foregoing and, subject to Section 3.7, all cash, Money, cash equivalents, insurance proceeds (including all proceeds of credit insurance and provided that with respect to, proceeds of business interruption insurance, only 50% of such proceeds of business interruption insurance shall constitute ABL Priority Collateral), receivables, products, substitutions, replacements, Instruments, Securities and Financial Assets received as proceeds or otherwise with respect to any of the foregoing (such items in this clause (11), the “ABL Priority Proceeds”).

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“ABL Recovery” shall have the meaning set forth in Section 5.3(a).

“ABL Secured Parties” shall have the meaning assigned to that term in the introduction to this Agreement.

“Additional Notes Claimholders” shall mean, at any relevant time, the holders of Additional Notes Obligations at that time and the trustees, agents and other representatives of the holders of any Additional Notes Debt, the beneficiaries of each indemnification obligation undertaken by any Credit Party under any Additional Notes Document and each other holder of, or obligee in respect of, any holder or lender pursuant to any Additional Notes Document outstanding at such time.

“Additional Notes Collateral Agent” shall mean, in the case of any Additional Notes Instrument and the Additional Notes Claimholders thereunder, the trustee, administrative agent, collateral agent, security agent or similar agent under such Additional Notes Instrument that is named as the “Collateral Agent” in respect of such Additional Notes Instrument in the applicable Joinder Agreement.

“Additional Notes Collateral Documents” shall mean any security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, control agreements, guarantees, notes and any other documents or instruments now existing or entered into after the date hereof that create Liens on any assets or properties of any Credit Party to secure any Additional Notes Obligations owed thereunder to any Additional Notes Claimholders or under which rights or remedies with respect to such Liens are governed.

“Additional Notes Credit Parties” shall mean each Restricted Subsidiary of Company from time to time party to any Additional Notes Document as a borrower, guarantor, issuer, grantor, pledger or other obligor thereunder (including each Additional Notes Guarantor).

“Additional Notes Debt” shall mean the principal amount of Indebtedness issued or incurred under any Additional Notes Instrument.

“Additional Notes Documents” shall mean any Additional Notes Instrument, Additional Notes Collateral Document and any other agreement, document and instrument providing for or evidencing any other Additional Notes Obligations, including any document or instrument executed or delivered at any time in connection with any Additional Notes Obligations, including any intercreditor or joinder agreement among holders of Notes Obligations, to the extent such are effective at the relevant time.

“Additional Notes Guarantee” shall mean any guaranty or guarantee made by an Additional Notes Guarantor guaranteeing, inter alia, the payment and performance of any Initial Notes Obligations.

“Additional Notes Guarantor” shall mean the collective reference to Company and each Subsidiary of Company or any other Person (other than a Borrower (with respect to its own obligations) under an Additional Notes Instrument) who shall from time to time guarantee any Additional Notes Obligation.

“Additional Notes Instrument” shall mean any (A) debt facilities, indentures or commercial paper facilities providing for revolving credit loans, term loans, notes, debentures, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, (B) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances), or (C) instruments or agreements evidencing any other indebtedness, in each case, with the same or different borrowers or issuers and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, increased, replaced or refunded in whole or in part from time to time in accordance with each then existing Credit Document; provided that no ABL Credit Agreement or other ABL Documents, the Initial Notes Indentures nor any Refinancing of any of the foregoing in this proviso shall constitute an Additional Notes Instrument at any time.

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“Additional Notes Obligations” shall mean any and all obligations of every nature of each Credit Party from time to time owed to the Additional Notes Claimholders, or any of them, under, in connection with, or evidenced or secured by any Additional Notes Documents that are secured on a pari passu or junior basis with the Initial Notes Obligations, and whether for principal, interest, reimbursement of amounts drawn under letters of credit, fees, expenses, indemnification or otherwise, and all other amounts owing or due under the terms of any Additional Notes Document (including interest, fees, expenses and indemnifications which, but for the filing of an Insolvency Proceeding with respect to such Credit Party, would have become due or accrued on any Additional Notes Obligations, whether or not a claim is allowed against such Credit Party for such interest, fees, expenses and indemnifications in such Insolvency Proceeding), as amended, restated, amended and restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

“Affiliate” means, with respect to a specified Person, another Person that directly or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Agent(s)” shall mean individually the ABL Agent or any Notes Collateral Agent and collectively means all of the foregoing.

“Agreement” shall have the meaning assigned to that term in the introduction to this Agreement.

“Bankruptcy Code” shall mean Title 11 of the United States Code, as now or hereafter in effect or any successor thereto.

“Bankruptcy Court” shall mean a court of component jurisdiction under or in respect of any Debtor Relief Law.

“Borrower” shall mean as applicable and as the context may require (a) individually, an ABL Borrower or any other Credit Party in its capacity as a “borrower”, “issuer” or other obligor, in a similar capacity under any Credit Document or (b) collectively, all of the foregoing Credit Parties.

“Business Day” shall mean any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

“Capitalized Leases” shall mean all leases that have been or are required to be, in accordance with GAAP, recorded as capitalized leases; provided that for all purposes hereunder the amount of obligations under any Capitalized Lease shall be the amount thereof accounted for as a liability in accordance with GAAP.

“Cash Management Services” shall mean any agreement or arrangement to provide cash management services, including automated clearinghouse transfers, controlled disbursement accounts, treasury, depository, overdraft, lease financing or related services, supply chain financing, merchant services, credit card processing, credit or debit card, purchase card, electronic funds transfer and other cash management arrangements.

“Collateral” shall mean all Property now owned or hereafter acquired by any Credit Party constituting ABL Collateral or Notes Collateral.

“Collateral Agent” shall mean the (i) ABL Agent, (ii) the Initial Notes Collateral Agent or (iii) any Additional Notes Collateral Agent, or all of the foregoing, as the context may require.

“Collateral Designation” shall have the meaning assigned to that term in the ABL Credit Agreement (as in effect on the date hereof).

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“Collateral Designation Date” shall have the meaning assigned to that term in the ABL Credit Agreement (as in effect on the date hereof).

“Collateral Designation Exercise Notice” shall have the meaning assigned to that term in Section 3.8(b)(1).

“Collateral Designation Option” shall have the meaning assigned to that term in Section 3.8(b)(1).

“Collateral Designation Option Period” shall have the meaning assigned to that term in Section 3.8(b)(1).

“Control” shall have the meaning specified in the definition of “Affiliate”.

“Control Collateral” shall mean any Collateral consisting of any Certificated Security (as defined in Section 8-102 of the Uniform Commercial Code or, if applicable, the PPSA), Investment Property, Deposit Account, Instruments and any other Collateral as to which a Lien may be perfected through possession or control by the secured party, or any agent therefor.

“Controlling Notes Collateral Agent” shall mean (i) at any time the First-Out Notes Obligations are outstanding, the First-Out Notes Collateral Agent, and (ii) at any time thereafter, the Notes Collateral Agent designated in writing to the ABL Agent as the Controlling Notes Collateral Agent by all Notes Collateral Agents then party hereto.

“Copyright Licenses” shall mean any written agreement, now or hereafter in effect, granting any right to any third party under any Copyright now or hereafter owned by any Credit Party or that such Credit Party otherwise has the right to license, or granting any right to any Credit Party under any Copyright now or hereafter owned by any third party, and all rights of such Credit Party under any such agreement.

“Copyrights” shall mean all of the following now owned or hereafter acquired by or assigned to any Credit Party: (a) all copyright rights in any work subject to the copyright laws of the United States, Canada or any other country, whether as author, assignee, transferee or otherwise, whether registered or unregistered and whether published or unpublished, (b) all registrations and applications for registration of any such copyright in the United States, Canada or any other country, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office, the Canadian Intellectual Property Office or any similar offices in any other country, and all: (i) rights and privileges arising under applicable law with respect to such Credit Party’s use of such copyrights, (ii) reissues, renewals and extensions thereof and amendments thereto, (iii) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable with respect thereto, including damages and payments for past, present or future infringements thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present or future infringements thereof.

“Court Appointed Official” shall mean a trustee, monitor, receiver, interim receiver, receiver and manager, liquidator, custodian or other official with similar powers appointed by a Bankruptcy Court.

“Credit Card Receivables” shall mean, collectively, (a) all present and future rights of any Credit Party to payment from any credit card issuer, credit card processor or other third party arising from sales of goods or rendition of services to customers who have purchased such goods or services using a credit, debit, prepayment or other payment card and (b) all present and future rights of any Credit Party to payment from any credit card issuer, credit card processor or other third party in connection with the sale or transfer of accounts arising pursuant to the sale of goods or rendition of services to customers who have purchased such goods or services using a credit card or a debit card, including, but not limited to, all amounts at any time due or to become due from any credit card issuer or credit card processor under the credit card agreements or otherwise, in each case above calculated net of prevailing interchange charges.

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“Credit Documents” shall mean the ABL Documents and the Notes Documents.

“Credit Parties” shall mean the ABL Credit Parties and the Notes Credit Parties.

“Debtor Relief Laws” shall mean the Bankruptcy Code, the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the Winding-up and Restructuring Act (Canada), the IAUK and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, arrangement, receivership, insolvency, reorganization, administration or similar debtor relief laws of the United States, Canada, Germany, Switzerland, the United Kingdom or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“DIP Financing” shall have the meaning set forth in Section 6.1(a).

“Discharge of ABL Obligations” shall mean (a) the indefeasible payment in full in cash of all outstanding ABL Obligations excluding contingent indemnity obligations with respect to then unasserted claims but including, for the avoidance of doubt, (i) with respect to amounts available to be drawn under outstanding letters of credit issued under any ABL Document (or indemnities or other undertakings issued pursuant thereto in respect of outstanding letters of credit), the cancellation of such letters of credit or the delivery or provision of cash collateral or backstop letters of credit in respect thereof in compliance with the terms of the ABL Credit Agreement (which shall not exceed an amount equal to 105% of the aggregate undrawn amount of such letters of credit) and (ii) with respect to ABL Hedging Agreements and ABL Cash Management Obligations (or indemnities or other undertakings issued pursuant thereto in respect of outstanding ABL Hedging Agreements and ABL Cash Management Obligations) the termination thereof and payment in full in cash of all ABL Obligations (other than contingent indemnity obligations with respect to then unasserted claims) with respect thereto or the delivery or provision of cash collateral in respect thereof in compliance with the terms of the ABL Credit Agreement, and (b) the termination of all commitments to extend credit under the ABL Documents.

“Discharge of Notes Obligations” shall mean (a) the indefeasible payment in full in cash of all outstanding Notes Obligations excluding contingent indemnity obligations with respect to then unasserted claims, and (b) the termination of all commitments to extend credit under the Notes Documents.

“Domain Names” shall mean all Internet domain names and associated URL addresses in or to which any Credit Party now or hereafter has any right, title or interest.

“Enforcement Notice” shall mean a written notice delivered by either the ABL Agent or the Controlling Notes Collateral Agent to the other Agent announcing that an Enforcement Period has commenced.

“Enforcement Period” shall mean the period of time following the receipt by either the ABL Agent or the Controlling Notes Collateral Agent of an Enforcement Notice from the other and continuing until the earliest of (a) in the case of an Enforcement Period commenced by the Controlling Notes Collateral Agent, the Discharge of Notes Obligations, (b) in the case of an Enforcement Period commenced by the ABL Agent, the Discharge of ABL Obligations, (c) in the case when the ABL Agent has delivered the applicable Enforcement Notice, the ABL Agent terminates, or agrees in writing to terminate, the Enforcement Period, or (d) in the case when the Controlling Notes Collateral Agent, has delivered the applicable Enforcement Notice, the Controlling Notes Collateral Agent terminates, or agrees in writing to terminate, the Enforcement Period.

“Equity Interest” shall mean, with respect to any Person, all of the shares, interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units in) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities).

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“Event of Default” shall mean, as applicable and as the context may require, an ABL Default or a Notes Default.

“Exercise of Any Secured Creditor Remedies”, “Exercise Any Secured Creditor Remedies” or “Exercise of Secured Creditor Remedies” shall mean, except as otherwise provided in the final sentence of this definition:

(a) the taking by any Secured Party of any action to enforce or realize upon any Lien, including the institution of any foreclosure proceedings or the noticing of any public or private sale pursuant to Article 9 of the Uniform Commercial Code, the PPSA or other applicable law;

(b) the exercise by any Secured Party of any right or remedy provided to a secured creditor on account of a Lien under any of the Credit Documents, under applicable law, in an Insolvency Proceeding or otherwise, including the election to retain any of the Collateral in satisfaction of a Lien;

(c) the taking of any action by any Secured Party or the exercise of any right or remedy by any Secured Party in respect of the collection on, set off against, marshaling of, injunction respecting or foreclosure on the Collateral or the Proceeds thereof;

(d) the appointment on the application of a Secured Party, of a receiver, receiver and manager or interim receiver of all or part of the Collateral;

(e) subject to the priority of floating charges set out in Section 2.1(a)(5), making a UK Appointment in accordance with the provisions of the IAUK;

(f) the sale, assignment, transfer, lease, license, exchange or other disposition of all or any portion of the Collateral by private or public sale conducted by any Secured Party or any other means at the direction of any Secured Party permissible under applicable law;

(g) the exercise of any other right of a secured creditor under Part 6 of Article 9 of the Uniform Commercial Code, the PPSA or under provisions of similar effect under other applicable law; and

(h) the exercise by any Secured Party of any voting rights relating to any Equity Interest included in the Collateral.

For the avoidance of doubt, none of the following shall be deemed to constitute an Exercise of Secured Creditor Remedies: (i) the filing of a proof of claim in any Insolvency Proceeding or the seeking of adequate protection in accordance with the provisions of Article VI hereof, (ii) the exercise of rights by the ABL Agent upon the occurrence of a Dominion Period (as defined in any ABL Credit Agreement), including, without limitation, the notification of account debtors, depository institutions or any other Person to deliver proceeds of ABL Priority Collateral to the ABL Agent, (iii) the consent by the ABL Agent to a store closing sale, going out of business sale or other disposition by any Credit Party of any of the ABL Priority Collateral, (iv) the reduction of advance rates or sub-limits by the ABL Agent and the ABL Lenders, or (v) the imposition of Reserves (as defined in the ABL Credit Agreement) by the ABL Agent.

“First-Out Notes” shall have the meaning assigned to such term in the recitals to this Agreement.

“First-Out Notes Claimholders” shall mean, at any relevant time, the holders of First-Out Notes Obligations at that time including the “[Secured Parties]” as defined in the First-Out Notes Security Agreement and the Initial Split-Lien Collateral Agent, the First-Out Notes Trustee, and the other trustees, agents and representatives of the holders of the First-Out Notes Obligations (including any holders of First-Out Notes Obligations pursuant to supplements executed in connection with the incurrence of additional Indebtedness under the First-Out Notes Indenture), the beneficiaries of each indemnification obligation undertaken by any Credit Party under any First-Out Notes Document and each other holder of, or obligee in respect of, any holder or lender pursuant to any First-Out Notes Document outstanding at such time.

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“First-Out Notes Collateral Agent” shall have the meaning assigned to it in the Preamble to this Agreement.

“First-Out Notes Collateral Documents” shall mean the “[Security Documents]” (as defined in the First-Out Notes Indenture) and any other agreement, document or instrument pursuant to which a Lien is granted securing any First-Out Notes Obligations or under which rights or remedies with respect to such Liens are governed.

“First-Out Notes Documents” shall mean the First-Out Notes Indenture, the First-Out Notes Collateral Documents and the other [Senior Secured Notes Documents] (as defined in the First-Out Notes Security Agreement) and each of the other agreements, documents and instruments providing for or evidencing any other First-Out Notes Obligation, including, to the extent applicable, any other document or instrument executed or delivered at any time in connection with any First-Out Notes Obligations, including any intercreditor or joinder agreement among holders of First-Out Notes Obligations, to the extent such are effective at the relevant time.

“First-Out Notes Guarantor” shall mean the collective reference to any other Person who becomes (or is required to become) a guarantor under any First-Out Notes Guarantee. The term “First-Out Notes Guarantors” shall include all “[Guarantors]” under and as defined in the First-Out Notes Indenture.

“First-Out Notes Indenture” shall have the meaning assigned to such term in the recitals to this Agreement.

“First-Out Notes Issuer” shall have the meaning assigned to that term in the recitals to this Agreement.

“First-Out Notes Obligations” shall mean any and all obligations of every nature of each Credit Party from time to time owed to First-Out Notes Claimholders, or any of them, under, in connection with, or evidenced or secured by any Initial First-Out Notes Document, including, without limitation, all [“Obligations”] as defined in the First-Out Notes Security Agreement and whether for principal, interest, fees, expenses, indemnification or otherwise, and all other amounts owing or due under the terms of any First-Out Notes Document (including interest, fees, expenses and indemnifications which, but for the filing of an Insolvency Proceeding with respect to such Credit Party, would have become due or accrued on any First-Out Notes Obligation, whether or not a claim is allowed against such Credit Party for such interest, fees, expenses and indemnifications in such Insolvency Proceeding), as amended, restated, amended and restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

“First-Out Notes Security Agreement” shall mean the [Notes Security Agreement], dated as of the date hereof, among the First-Out Notes Issuer, the other Credit Parties party thereto and the Initial Notes Collateral Agent, as it may be amended, supplemented, amended and restated, replaced, renewed or otherwise modified from time to time.

“First-Out Notes Trustee” shall have the meaning assigned to that term in the recitals to this Agreement.

“GAAP” shall mean generally accepted accounting principles in the United States, as in effect from time to time.

“Governmental Authority” shall mean the government of the United States of America, Canada, Germany, Switzerland, the United Kingdom, any other nation or any political subdivision thereof, whether provincial, territorial, state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national body exercising such powers or functions, such as the European Union, the Council of Ministers of the European Union or the European Central Bank).

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“Hedging Agreement” shall mean (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing) whether or not any such transaction is governed by or subject to any master agreement and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement or any other master agreement, including any obligations of the type referred to in the definition of “Swap Agreement” in the ABL Credit Agreement.

“IAUK” means the Insolvency Act 1986 (UK), as now and hereafter in effect, or any successor statute.

“Indebtedness” shall mean (i) all obligations of a Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments; (ii) the maximum amount of all letters of credit, bankers’ acceptances, bank guaranties, surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person; (iii) obligations of such Person under any Hedging Agreement; (iv) indebtedness secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements and mortgage, industrial revenue bond, industrial development bond and similar financings), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse, and (v) any guarantees of the foregoing.

“Initial Notes” shall have the meaning assigned to that term in the recitals to this Agreement.

“Initial Notes Claimholders” shall mean, collectively, the First-Out Notes Claimholders and the Second-Out Notes Claimholders.

“Initial Notes Collateral Agent” shall have the meaning assigned to it in the Preamble to this Agreement.

“Initial Notes Collateral Documents” shall mean the collective reference to the First-Out Notes Collateral Documents and the Second-Out Notes Collateral Documents.

“Initial Notes Credit Parties” shall have the meaning assigned to that term in the recitals to this Agreement.

“Initial Notes Documents” shall mean the collective reference to the First-Out Notes Documents and the Second-Out Notes Documents.

“Initial Notes Guarantee” shall have the meaning assigned to that term in the recitals to this Agreement and shall also include any other guarantee made by an Initial Notes Guarantor guaranteeing, inter alia, the payment and performance of any Initial Notes Obligations.

“Initial Notes Guarantor” shall mean the collective reference to the First-Out Notes Guarantors and the Second-Out Notes Guarantors.

“Initial Notes Indentures” shall have the meaning assigned to such term in the recitals to this Agreement.

“Initial Notes Obligations” shall mean, collectively, the First-Out Notes Obligations and the Second-Out Obligations.

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“Initial Notes Security Agreement” shall mean, collectively, the First-Out Notes Security Agreement and the Second-Out Notes Security Agreement.

“Initial Notes Trustee” shall have the meaning assigned to that term in the recitals to this Agreement.

“Insolvency Proceeding” shall mean (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, arrangement, insolvency, liquidation, receivership, dissolution, administration, winding-up or relief of debtors, (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors or other similar arrangement in respect of a Person’s creditors generally or any substantial portion of a Person’s creditors, (c) any case, action or proceeding pursuant to which a Court Appointed Official has been appointed with respect to any Credit Party or any of its assets, in each case covered by clauses (a), (b) and (c), undertaken under any Debtor Relief Laws or (d) any liquidation, dissolution, reorganization, administration or winding up of any Credit Party, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy.

“Intellectual Property” shall mean all intellectual and similar property of every kind and nature now owned, licensed or hereafter acquired by any Credit Party that is subject to a security interest under any ABL Documents or any Notes Document, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, Domain Names, trade secrets, social media accounts, digital platforms, confidential and proprietary information, including, without limitation, all trade secrets, technology, ideas, know-how, formulae, goodwill, and customer lists, any and all intellectual property rights in computer software and computer software products (including, without limitation, source codes, object codes, data and related documentation), any and all design rights owned or used by such Credit Party, all other intellectual property rights of every description as set forth in the ABL Documents or the Notes Documents as in effect as of the date hereof which may now or in the future subsist (in each case whether registered or not), all other proprietary information and all embodiments or fixations thereof and related documentation and registrations and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.

“Intellectual Property Collateral” shall mean Collateral consisting of Intellectual Property.

“IP Advance” shall have the meaning assigned to that term in the ABL Credit Agreement; provided, however, that for purposes of determining the amount required to be paid by the Notes Claimholders in satisfaction of the requirement in Section 3.8(b)(2)(i), such amount shall be determined without giving effect to any amendment to the ABL Credit Agreement (which has not been consented to by the Controlling Notes Collateral Agent), if the effect of such amendment would result in more credit being available to the Credit Parties based on the value of Intellectual Property Collateral included in the determination of the ABL Borrowing Base.

“Issuer” shall have the meaning assigned to that term in the recitals to this Agreement.

“Joinder Agreement” shall mean an agreement in form and substance substantially similar to Exhibit A, or in a form otherwise acceptable to each Collateral Agent, after giving effect to Section 5.2.

“License” shall mean any Patent License, Trademark License, Copyright License, or other license or sublicense agreement granting rights under Intellectual Property to which any Credit Party is a party.

“Lien” shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, collateral assignment, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any Capitalized Lease having substantially the same economic effect as any of the foregoing); provided that in no event shall an operating lease in and of itself be deemed a Lien.

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“Lien Priority” shall mean with respect to any Lien of the ABL Secured Parties or the Notes Claimholders in the Collateral, the order of priority of such Lien as specified in Section 2.1.

“Limited IP Standstill Period” has the meaning assigned to that term in Section 2.3(b).

“New Agent” has the meaning assigned to that term in Section 5.2(c).

“New Debt Notice” has the meaning assigned to that term in Section 5.2(c).

“Notes Cash Proceeds Notice” shall mean a written notice delivered by the Controlling Notes Collateral Agent to the ABL Agent (a) stating that a Notes Default has occurred and is continuing under one or more Notes Documents and specifying the relevant Notes Default and (b) stating that certain cash proceeds which may be deposited in an ABL Deposit and Securities Account constitute Notes Priority Collateral, and reasonably identifying the amount of such proceeds and specifying the origin thereof.

“Notes Claimholders” shall mean, at any relevant time, the holders of Notes Obligations at that time, including the Trustees, each Notes Collateral Agent, the Additional Notes Claimholders and the Initial Notes Claimholders.

“Notes Collateral” shall mean all Property now owned or hereafter acquired by any Credit Party in or upon which a Lien is granted or purported to be granted to the Initial Notes Collateral Agent or any Additional Notes Collateral Agent under any of the Notes Collateral Documents, as applicable, to secure any Notes Obligations, as applicable, together with all rents, issues, profits, products and Proceeds thereof (including for the avoidance of doubt, any such assets that, but for the application of Section 552 of the Bankruptcy Code, or any comparable provision in any other Debtor Relief Law, would be Notes Collateral).

“Notes Collateral Agents” shall mean the Initial Notes Collateral Agent and each Additional Notes Collateral Agent.

“Notes Collateral Documents” shall mean the Initial Notes Collateral Documents and any Additional Notes Collateral Documents.

“Notes Credit Parties” shall mean the Initial Notes Credit Parties and the Additional Notes Credit Parties.

“Notes Default” shall mean an “Event of Default” or other equivalent term (as defined in any of the Notes Documents).

“Notes Documents” shall mean the Initial Notes Documents and any Additional Notes Documents.

“Notes Guarantee” shall mean the Initial Notes Guarantee and each Additional Notes Guarantee.

“Notes Guarantor” shall mean the collective reference to each Initial Notes Guarantor and each Additional Notes Guarantor.

“Notes Mortgages” shall mean all mortgages, trust deeds, deeds of trust, deeds to secure debt, assignments of leases and rents, and other security documents now existing or to be entered into by and among the Credit Party party thereto and any Notes Collateral Agent that create Liens on real property of any Credit Party to secure any Notes Obligations.

“Notes Obligations” shall mean the Initial Notes Obligations and any Additional Notes Obligations.

“Notes Priority Accounts” shall mean any Deposit Accounts, Securities Accounts or Commodity Accounts, in each case that are intended to solely contain Notes Priority Collateral or identifiable proceeds of the

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Notes Priority Collateral (it being understood that any property in such Deposit Accounts, Securities Accounts or Commodities Accounts which is not Notes Priority Collateral or identifiable proceeds of Notes Priority Collateral shall not be Notes Priority Collateral solely by virtue of being on deposit in any such Deposit Account, Securities Account or Commodity Account).

“Notes Priority Collateral” shall mean all Collateral other than ABL Priority Collateral (including for the avoidance of doubt, any such assets that, but for the application of Section 552 of the Bankruptcy Code, or any comparable provision in any other Debtor Relief Law, would be ABL Priority Collateral), including:

(1) (1) all Equipment, Fixtures, Real Property, intercompany indebtedness between or among the Credit Parties or their Affiliates (other than ABL Priority Collateral described in clause (5) of the definition thereof), and all Equity Interests held by the Credit Parties and other Investment Property (other than any Investment Property constituting ABL Priority Collateral, including Investment Property described in clause 3(y) of the definition of ABL Priority Collateral);

(2) except to the extent constituting ABL Priority Collateral, all Instruments, Commercial Tort Claims, Documents and General Intangibles;

(3) Notes Priority Accounts; provided, however, that to the extent that identifiable proceeds of ABL Priority Collateral are deposited in any such Split-Lien Priority Accounts, such identifiable proceeds shall be treated as ABL Priority Collateral;

(4) on and after the Collateral Designation Date, Specified Collateral;

(5) all other Collateral, other than the ABL Priority Collateral (including ABL Priority Proceeds); and

(6) all collateral security and guarantees with respect to the foregoing, and all cash, Money, insurance proceeds, receivables, products, substitutions, replacements, Instruments, Securities and Financial Assets received as proceeds of any of the foregoing, but, in any event, excluding the ABL Priority Collateral (including ABL Priority Proceeds) (such proceeds, “Notes Priority Proceeds”).

“Obligations” shall mean the ABL Obligations and the Notes Obligations.

“Party” shall mean the ABL Agent, the Initial Notes Collateral Agent, or each Additional Notes Collateral Agent, and “Parties” shall mean each of the ABL Agent, the Initial Notes Collateral Agent, and each Additional Notes Collateral Agent.

“Patent License” shall mean any written agreement, now or hereafter in effect, granting to any third party any right to develop, commercialize, import, make, have made, offer for sale, use or sell any invention on which a Patent, now or hereafter owned by any Credit Party or that any Credit Party otherwise has the right to license, is in existence, or granting to any Credit Party any such right with respect to any invention on which a Patent, now or hereafter owned by any third party, is in existence, and all rights of any Credit Party under any such agreement.

“Patents” shall mean all of the following now owned or hereafter acquired by any Credit Party: (a) all letters patent of the United States, Canada, United Kingdom, European Union, industrial designs or the equivalent thereof in any other country, all registrations and recordings thereof, and all applications for letters patent or industrial designs of the United States, Canada, United Kingdom, European Union or the equivalent thereof in any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office, the Canadian Intellectual Property Office, the United Kingdom Intellectual Property Office, the European Union Intellectual Property Office or any similar offices in any other country, and (b) all (i) rights and privileges arising under applicable law with respect to such Credit Party’s use of any patents and industrial designs, (ii) inventions and improvements described and claimed therein, (iii) reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof and amendments thereto, (iv) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable respect to any of the foregoing,

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including damages and payments for past, present or future infringements thereof, (v) rights corresponding thereto throughout the world and (vi) rights to sue for past, present or future infringements thereof.

“Person” shall mean any natural person, corporation, limited liability company, unlimited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“PPSA” means the Personal Property Security Act (Ontario), including the regulations thereto and related Minister’s Orders, provided that, if perfection or the effect of perfection or non-perfection or the priority of any Lien created under any Credit Document on the Collateral is governed by the personal property security legislation or other applicable legislation with respect to personal property security in effect in any applicable jurisdiction in Canada, “PPSA” means the Personal Property Security Act or such other applicable legislation (including, the Civil Code of Quebec) in effect from time to time in such other jurisdiction in Canada for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“Priority Collateral” shall mean with respect to the ABL Secured Parties, all ABL Priority Collateral, and with respect to the Notes Claimholders, all Notes Priority Collateral.

“Proceeds” shall mean (a) all “proceeds,” as defined in Article 9 of the Uniform Commercial Code or, if applicable, the PPSA, with respect to the Collateral, and (b) whatever is recoverable or recovered when any Collateral is sold, exchanged, replaced, collected, or disposed of, whether voluntarily or involuntarily.

“Pro Forma Borrowing Base Modifications” has the meaning assigned to that term in Section 3.8(b)(ii).

“Property” shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Real Property” shall mean any right, title or interest in and to real property, including any fee interest, leasehold interest, easement, or license and any other right to use or occupy real property.

“Refinance” shall mean, in respect of any Indebtedness, to refinance, extend, renew, defease, amend, modify, supplement, restructure, replace, refund or repay, or to issue other indebtedness, in exchange or replacement for, such Indebtedness in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinanced Obligations” shall have the meaning assigned to that term in Section 5.2(c).

“Restricted Subsidiary” shall mean (a) with respect to ABL Guarantors, any “Restricted Subsidiary” (or similar designation) under and as defined in any ABL Credit Agreement and (b) with respect to the Notes Guarantor, any “Restricted Subsidiary” (or similar designation) under and as defined in any Notes Document.

“Second-Out Notes” shall have the meaning assigned to that term in the recitals to this Agreement.

“Second-Out Notes Claimholders” shall mean, at any relevant time, the holders of Second-Out Notes Obligations at that time including the “[Secured Parties]” as defined in the Second-Out Notes Security Agreement and the Initial Split-Lien Collateral Agent, the Second-Out Notes Trustee, and the other trustees, agents and representatives of the holders of the Second-Out Notes Obligations (including any holders of Second-Out Notes Obligations pursuant to supplements executed in connection with the incurrence of additional Indebtedness under the Second-Out Notes Indenture), the beneficiaries of each indemnification obligation undertaken by any Credit Party under any Second-Out Notes Document and each other holder of, or obligee in respect of, any holder or lender pursuant to any Second-Out Notes Document outstanding at such time.

“Second-Out Notes Collateral Agent” shall have the meaning assigned to it in the Preamble to this Agreement.

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“Second-Out Notes Collateral Documents” shall mean the “[Security Documents]” (as defined in the Second-Out Notes Indenture) and any other agreement, document or instrument pursuant to which a Lien is granted securing any Second-Out Notes Obligations or under which rights or remedies with respect to such Liens are governed.

“Second-Out Notes Documents” shall mean the Second-Out Notes Indenture, the Second-Out Notes Collateral Documents and the other [Senior Secured Notes Documents] (as defined in the Second-Out Notes Security Agreement) and each of the other agreements, documents and instruments providing for or evidencing any other Second-Out Notes Obligation, including, to the extent applicable, any other document or instrument executed or delivered at any time in connection with any Second-Out Notes Obligations, including any intercreditor or joinder agreement among holders of Second-Out Notes Obligations, to the extent such are effective at the relevant time.

“Second-Out Notes Guarantor” shall mean the collective reference to any Person who becomes (or is required to become) a guarantor under any Second-Out Notes Guarantee. The term “Second-Out Notes Guarantors” shall include all “[Guarantors]” under and as defined in the Second-Out Notes Indenture.

“Second-Out Notes Indenture” shall have the meaning assigned to such term in the recitals to this Agreement.

“Second-Out Notes Issuer” shall have the meaning assigned to that term in the recitals to this Agreement.

“Second-Out Notes Obligations” shall mean any and all obligations of every nature of each Credit Party from time to time owed to Second-Out Notes Claimholders, or any of them, under, in connection with, or evidenced or secured by any Initial Second-Out Notes Document, including, without limitation, all [“Obligations”] as defined in the Second-Out Notes Security Agreement and whether for principal, interest, fees, expenses, indemnification or otherwise, and all other amounts owing or due under the terms of any Second-Out Notes Document (including interest, fees, expenses and indemnifications which, but for the filing of an Insolvency Proceeding with respect to such Credit Party, would have become due or accrued on any Second-Out Notes Obligation, whether or not a claim is allowed against such Credit Party for such interest, fees, expenses and indemnifications in such Insolvency Proceeding), as amended, restated, amended and restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

“Second-Out Notes Security Agreement” shall mean the [Notes Security Agreement], dated as of the date hereof, among the Second-Out Notes Issuer, the other Credit Parties party thereto and the [Initial Notes Collateral Agent], as it may be amended, supplemented, amended and restated, replaced, renewed or otherwise modified from time to time.

“Second-Out Notes Trustee” shall have the meaning assigned to that term in the recitals to this Agreement.

“Secured Parties” shall mean, collectively, the ABL Secured Parties and the Notes Claimholders.

“Specified Collateral” shall mean all Intellectual Property Collateral.

“Subsidiary” of a Person shall mean a corporation, partnership, joint venture, limited liability company, unlimited liability company or other business entity (excluding, for the avoidance of doubt, charitable foundations) of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.

“Term Recovery” shall have the meaning set forth in Section 5.3(b).

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“Trademark License” shall mean any written agreement, now or hereafter in effect, granting to any third party any right to use any Trademark now or hereafter owned by any Credit Party or that any Credit Party otherwise has the right to license, or granting to any Credit Party any right to use any Trademark now or hereafter owned by any third party, and all rights of any Credit Party under any such agreement (not including vendor or distribution agreements that allow incidental use of intellectual property rights in connection with the sale or distribution of such products or services).

“Trademarks” shall mean all of the following now owned or hereafter acquired by any Credit Party: (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, the goodwill of the business symbolized thereby or associated therewith, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office, the Canadian Intellectual Property Office, the United Kingdom Intellectual Property Office, the European Union Intellectual Property Office or any similar offices in any State of the United States, Canada, the United Kingdom or European Union or any other country or any political subdivision thereof, and all extensions or renewals thereof, (b) any and all rights and privileges arising under applicable law with respect to such Credit Party’s use of any trademarks, (c) all extensions and renewals thereof and amendments thereto, (d) all income, fees, royalties, damages and payments now and hereafter due and/or payable with respect to any of the foregoing, including damages, claims and payments for past, present or future infringements thereof, (e) all rights corresponding thereto throughout the world and (f) all rights to sue for past, present and future infringements or dilution thereof or other injuries thereto.

“Trustee” shall have the meaning set forth in the recitals to this Agreement.

“UK ABL Floating Charge” means each floating charge granted by a UK Credit Party to secure the ABL Obligations.

“UK Appointment” means the appointment of an administrator of a UK Credit Party pursuant to paragraph 14 of Schedule B1 to the IAUK.

“UK Credit Party” shall mean any Credit Party which is incorporated in England and Wales.

“UK Notes Floating Charge” means each floating charge granted by a UK Credit Party to secure the Notes Obligations.

“Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided that, if by reason of mandatory provisions of law, perfection, or the effect of perfection or non perfection or the priority of a security interest in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “Uniform Commercial Code” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non perfection or priority or availability of such remedy, as the case may be.

“Use Period” shall mean the period commencing on the date that the ABL Agent or an agent acting on its behalf furnish the Notes Collateral Agent with an Enforcement Notice and ending 180 days thereafter. If any stay or other order that prohibits any of the ABL Agent, the other ABL Secured Parties or any ABL Credit Party (with the consent of the ABL Agent) from commencing and continuing to Exercise Any Secured Creditor Remedies or from liquidating and selling the ABL Priority Collateral has been entered by a court of competent jurisdiction, such 180-day period shall be tolled during the pendency of any such stay or other order and the Use Period shall be so extended.

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Section 1.3 Rules of Construction. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term “including” is not limiting and shall be deemed to be followed by the phrase “without limitation,” and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Article, section, subsection, clause, schedule and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement to any agreement, instrument, or document shall include all alterations, amendments, changes, restatements, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, restatements, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein to any Person shall be construed to include such Person’s successors and assigns. Any reference herein to the repayment in full of an obligation shall mean the payment in full in cash of such obligation, or in such other manner as may be approved in writing by the requisite holders or representatives in respect of such obligation. For purposes of any Collateral located in the Province of Quebec or charged by any deed of hypothec (or any other Credit Document) and for all other purposes pursuant to which the interpretation or construction of a Credit Document may be subject to the laws of the Province of Quebec or a court or tribunal exercising jurisdiction in the Province of Quebec, (i) “personal property” shall be deemed to include “movable property”, (ii) “real property” shall be deemed to include “immovable property”, (iii) “tangible property” shall be deemed to include “corporeal property”, (iv) “intangible property” shall be deemed to include “incorporeal property”, (v) “security interest” and “mortgage” shall be deemed to include a “hypothec”, (vi) all references to filing, registering or recording under the UCC or the PPSA shall be deemed to include publication under the Civil Code of Quebec, (vii) all references to “perfection” of or “perfected” Liens shall be deemed to include a reference to the “opposability” of such Liens to third parties, (viii) any “right of offset”, “right of setoff” or similar expression shall be deemed to include a “right of compensation”, (ix) “goods” shall be deemed to include “corporeal movable property” other than chattel paper, documents of title, instruments, money and securities, (x) an “agent” shall be deemed to include a “mandatary” and (xi) “foreclosure” shall be deemed to include the exercise of a “hypothecary right”.

ARTICLE 2

LIEN PRIORITY

Section 2.1 Priority of Liens.

(a) Notwithstanding (i) the date, time, method, manner, or order of grant, attachment or perfection of any Liens granted to the ABL Secured Parties in respect of all or any portion of the Collateral or of any Liens granted to the Notes Claimholders in respect of all or any portion of the Collateral and regardless of how any such Lien was acquired (whether by grant, statute, operation of law, subrogation or otherwise), (ii) the order or time of filing or recordation of any document or instrument for perfecting the Liens in favor of the ABL Agent or any Notes Collateral Agent (or ABL Secured Parties or Notes Claimholders) in any Collateral, (iii) any provision of the Uniform Commercial Code, the PPSA, Debtor Relief Laws or any other applicable law, or of the ABL Documents or the Notes Documents, (iv) whether the ABL Agent or any Notes Collateral Agent, in each case, either directly or through agents, holds possession of, or has control over, all or any part of the Collateral, (v) the date on which the ABL Obligations or the Notes Obligations are advanced or made available to the Credit Parties, (vi) the fact that any such Liens in favor of the ABL Agent or any ABL Secured Party or any Notes Collateral Agent or any Notes Claimholder securing any of the ABL Obligations or Notes Obligations, respectively, are contractually subordinated to any Lien securing any obligation of any Credit Party other than the Notes Obligations or the ABL Obligations, respectively, the ABL Agent, on behalf of itself and the ABL Secured Parties, and each Notes Collateral Agent, on behalf of itself and the applicable Notes Claimholders, hereby agree that:

(1) any Lien in respect of all or any portion of the ABL Priority Collateral now or hereafter held by or on behalf of any Notes Collateral Agent or any other Notes Claimholder that secures (or purports to

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secure) all or any portion of the Notes Obligations shall in all respects be junior and subordinate to all Liens granted to the ABL Agent or any other ABL Secured Party in such ABL Priority Collateral to secure all or any portion of the ABL Obligations;

(2) any Lien in respect of all or any portion of the ABL Priority Collateral now or hereafter held by or on behalf of the ABL Agent or any other ABL Secured Party that secures (or purports to secure) all or any portion of the ABL Obligations shall in all respects be senior and prior to all Liens granted to any Notes Collateral Agent or any other Notes Claimholder in such ABL Priority Collateral to secure all or any portion of the Notes Obligations;

(3) any Lien in respect of all or any portion of the Notes Priority Collateral now or hereafter held by or on behalf of the ABL Agent or any other ABL Secured Party that secures (or purports to secure) all or any portion of the ABL Obligations shall in all respects be junior and subordinate to all Liens granted to any Notes Collateral Agent or any other Notes Claimholder in such Notes Priority Collateral to secure all or any portion of the Notes Obligations;

(4) any Lien in respect of all or any portion of the Notes Priority Collateral now or hereafter held by or on behalf of any Notes Collateral Agent or any other Notes Claimholder that secures (or purports to secure) all or any portion of the Notes Obligations shall in all respects be senior and prior to all Liens granted to the ABL Agent or any other ABL Secured Party in such Notes Priority Collateral to secure all or any portion of the ABL Obligations;

(5) as between the UK ABL Floating Charges and the UK Notes Floating Charges, the UK ABL Floating Charges shall be deemed to be the prior floating charges for the purposes of paragraph 15 of Schedule B1 to the IAUK; and

(6) for purposes of applicable law in the province of Quebec, the ABL Agent, on behalf of itself and the ABL Secured Parties, and each Notes Collateral Agent, on behalf of itself and the applicable Notes Claimholders, hereby agree to cede priority and preference of rank of their respective Liens on the Collateral as required in order to give effect to the Lien subordination set out in this Section 2.1.

(b) The Lien subordination provisions contained herein relate solely to the priority of Liens granted to the ABL Agent and any Notes Collateral Agent by the Credit Parties and shall apply only to the extent that the Liens of the ABL Agent and such Notes Collateral Agent are valid, perfected, and enforceable. It is the ABL Agent’s responsibility to ensure the validity, perfection and enforceability of the Liens granted by the Credit Parties to the ABL Agent for the benefit of itself and the ABL Secured Parties. It is each Note Collateral Agent’s responsibility to ensure the validity, perfection and enforceability of the Liens granted by the Credit Parties to the Notes Collateral Agent for the benefit of itself and the Notes Claimholders.

(c) Each Notes Collateral Agent, for and on behalf of itself and the applicable Notes Claimholders, acknowledges and agrees that, concurrently herewith (or, from time to time hereafter), the ABL Agent, for the benefit of itself and the ABL Secured Parties, has been, or may be, granted Liens upon all of the Collateral in which such Notes Collateral Agent has been granted Liens and each Notes Collateral Agent hereby consents thereto. The ABL Agent, for and on behalf of itself and the ABL Secured Parties, acknowledges and agrees that, concurrently herewith (or, from time to time hereafter), the Notes Collateral Agents, for the benefit of such Notes Collateral Agent and the applicable Notes Claimholders, has been, or may be, granted Liens upon all of the Collateral in which the ABL Agent has been granted Liens and the ABL Agent hereby consents thereto.

Section 2.2 Waiver of Right to Contest Liens.

(a) Each Notes Collateral Agent, for and on behalf of itself and the applicable Notes Claimholders, agrees that it and they shall not (and hereby waives any right to) take any action to contest or challenge (or assist or support any other Person in contesting or challenging), directly or indirectly, whether or not in any proceeding (including, without limitation, in any Insolvency Proceeding), the validity, priority, enforceability, or perfection of the Liens of the ABL Agent or any other ABL Secured Parties in respect of the Collateral or the provisions of this Agreement or the allowability of the claims asserted by the ABL Agent or the ABL Secured Parties. Each

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Notes Collateral Agent, for itself and on behalf of the applicable Notes Claimholders, agrees that none of the Notes Collateral Agents or the Notes Claimholders will (i) contest, protest or object to, or otherwise take (or cause to be taken) any action that would interfere with any Exercise of Secured Creditor Remedies undertaken by the ABL Agent or any ABL Secured Party under the ABL Documents with respect to the ABL Priority Collateral or (ii) object to the forbearance by the ABL Agent or any of the ABL Secured Parties from bringing or pursuing any Exercise of Secured Creditor Remedies with respect to the ABL Priority Collateral. Each Notes Collateral Agent, for itself and on behalf of the applicable Notes Claimholders, hereby waives any and all rights it or such Notes Claimholders may have as a junior lien creditor or otherwise to contest, protest, object to (or support any other Person contesting, protesting or objecting to), or interfere with the manner in which the ABL Agent or any ABL Secured Party seeks to enforce its Liens in any ABL Priority Collateral. The foregoing shall not be construed to prohibit any Notes Collateral Agent from enforcing the provisions of this Agreement or otherwise acting in accordance with this Agreement.

(b) The ABL Agent, for and on behalf of itself and the ABL Secured Parties, agrees that it and they shall not (and hereby waives any right to) take (or cause to be taken) any action to contest or challenge (or assist or support any other Person in contesting or challenging), directly or indirectly, whether or not in any proceeding (including in any Insolvency Proceeding), the validity, priority, enforceability, or perfection of the Liens of any Notes Collateral Agent or any Notes Claimholders in respect of the Collateral or the provisions of this Agreement or the allowability of the claims asserted by any Notes Collateral Agent or any other Notes Claimholder. Except to the extent expressly set forth in Section 3.6 of this Agreement, the ABL Agent, for itself and on behalf of the ABL Secured Parties, agrees that none of the ABL Agent or the ABL Secured Parties will (i) contest, protest or object to, or otherwise take (or cause to be taken) any action that would interfere with any Exercise of Secured Creditor Remedies undertaken by any Notes Collateral Agent or any Notes Claimholder under the Notes Documents with respect to the Notes Priority Collateral or (ii) object to the forbearance by any Notes Collateral Agent or any of the Notes Claimholders from bringing or pursuing any Exercise of Secured Creditor Remedies with respect to the Notes Priority Collateral. Except to the extent expressly set forth in Section 3.6 of this Agreement, the ABL Agent, for itself and on behalf of the ABL Secured Parties, hereby waives any and all rights it or the ABL Secured Parties may have as a junior lien creditor or otherwise to contest, protest, object to (or support any other Person contesting, protesting or objecting to), or interfere with the manner in which any Notes Collateral Agent or any Notes Claimholder seeks to enforce its Liens in any Notes Priority Collateral. The foregoing shall not be construed to prohibit the ABL Agent from enforcing the provisions of this Agreement or otherwise acting in accordance with this Agreement.

Section 2.3 Remedies Standstill.

(a) Each Notes Collateral Agent, on behalf of itself and the applicable Notes Claimholders, agrees that, from the date hereof until the date upon which the Discharge of ABL Obligations shall have occurred, neither the Notes Collateral Agents nor any Notes Claimholders will Exercise Any Secured Creditor Remedies with respect to any of the ABL Priority Collateral without the written consent of the ABL Agent, other than, subject to the priority of floating charges set out in Section 2.1(a)(5), the making of a UK Appointment, and will not take, hold, receive or accept any Proceeds of ABL Priority Collateral in violation of this Agreement. From and after the date upon which the Discharge of ABL Obligations shall have occurred (or prior thereto upon obtaining the written consent of the ABL Agent), this Agreement shall not prohibit the Controlling Notes Collateral Agent from the Exercise of Any Secured Creditor Remedies under the applicable Notes Documents or applicable law as to any ABL Priority Collateral; provided, however, that any Exercise of Secured Creditor Remedies with respect to any Collateral by a Notes Collateral Agent or a Notes Claimholder is at all times subject to the provisions of this Agreement. Each Notes Collateral Agent, on behalf of itself and the applicable Notes Claimholders, agrees that it will not take or receive any ABL Priority Collateral or any Proceeds of such Collateral in connection with the Exercise of Secured Creditor Remedies with respect to any such Collateral in violation of this Agreement. Without limiting the generality of the foregoing, unless and until the Discharge of ABL Obligations has occurred, except as expressly provided in Sections 3.1, 3.3, 6.3 and subject to the priority of floating charges set out in Section 2.1(a)(5), except for the making of a UK Appointment, the sole right of the Notes Collateral Agents and the Notes Claimholders with respect to the ABL Priority Collateral is to hold a Lien on such Collateral pursuant

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to the Notes Collateral Documents for the period and to the extent granted therein and to receive a share of the Proceeds thereof, if any, after the Discharge of ABL Obligations has occurred.

(b) The ABL Agent, on behalf of itself and the ABL Secured Parties, agrees that, from the date hereof until the date upon which the Discharge of Notes Obligations shall have occurred, except to the extent expressly set forth in Section 3.6 of this Agreement, neither the ABL Agent nor any ABL Secured Party will Exercise Any Secured Creditor Remedies with respect to the Notes Priority Collateral without the written consent of the Controlling Notes Collateral Agent, other than, subject to the priority of floating charges set out in Section 2.1(a)(5), the making of a UK Appointment, and will not take, receive or accept any Proceeds of the Notes Priority Collateral in violation of this Agreement. From and after the date upon which the Discharge of Notes Obligations shall have occurred (or prior thereto upon obtaining the written consent of the Controlling Notes Collateral Agent), the ABL Agent or any ABL Secured Party may Exercise Any Secured Creditor Remedies under the ABL Documents or applicable law as to any Notes Priority Collateral; provided, however, that any Exercise of Secured Creditor Remedies with respect to any Collateral by the ABL Agent or the ABL Secured Parties is at all times subject to the provisions of this Agreement. The ABL Agent, on behalf of itself and the ABL Secured Parties, agrees that it will not take or receive any Notes Priority Collateral or any Proceeds of such Collateral in connection with the Exercise of Secured Creditor Remedies with respect to any such Collateral in violation of this Agreement. Without limiting the generality of the foregoing, unless and until the Discharge of Notes Obligations has occurred, except as expressly provided in Sections 3.1, 3.3, 3.6, 6.3 and subject to the priority of floating charges set out in Section 2.1(a)(5), except for the making of a UK Appointment, the sole right of the ABL Agent and the ABL Secured Parties with respect to the Notes Collateral is to hold a Lien on such Collateral pursuant to the ABL Collateral Documents for the period and to the extent granted therein and to receive a share of the Proceeds thereof, if any, after the Discharge of Notes Obligations has occurred. ABL Agent further agrees that, to the extent a Collateral Designation Date shall not have occurred, the ABL Agent hereby agrees that it shall not exercise any foreclosure rights on any Intellectual Property Collateral until a period of fifteen (15) days shall have elapsed after the earlier to occur of (x) the delivery of an Enforcement Notice by the ABL Agent to the Controlling Notes Collateral Agent and (y) an Insolvency Proceeding with respect to any Credit Party (such fifteen (15) day period being hereinafter referred to as the “Limited IP Standstill Period”). For the avoidance of doubt, the ABL Agent shall not be permitted to exercise any foreclosure rights on any Intellectual Property Collateral on and after the Collateral Designation Date.

(c) Notwithstanding the provisions of Sections 2.3(a), 2.3(b) or any other provision of this Agreement, nothing contained herein shall be construed to prevent any Agent or any Secured Party from (i) filing a claim or statement of interest with respect to the ABL Obligations or Notes Obligations owed to it in any Insolvency Proceeding commenced by or against or in respect of any Credit Party, (ii) taking any action (not adverse to the priority status of the Liens of the other Agent or other Secured Parties on the Collateral in which such other Agent or other Secured Party has a priority Lien or the rights of the other Agent or any of the other Secured Parties to Exercise Any Secured Creditor Remedies in respect thereof) in order to create, perfect, preserve or protect (but not enforce its Lien) on any Collateral, (iii) filing any necessary or appropriate responsive pleadings in opposition to any motion, adversary proceeding or other pleading filed by any Person objecting to or otherwise seeking the disallowance of the claim or Lien of such Agent or Secured Party, (iv) with respect to the Note Claimholders, present a cash only bid at any Section 363 of the Bankruptcy Code hearing or with respect to any other sale or disposition of ABL Priority Collateral, (v) with respect to the ABL Secured Parties, present a cash only bid at any Section 363 of the Bankruptcy Code hearing or with respect to any other sale or disposition of Notes Priority Collateral, (vi) with respect to the Note Claimholders, present a credit bid on all or any portion of the ABL Priority Collateral provided the Discharge of ABL Obligations shall have occurred prior to or in connection with the initial closing of any such credit bid (it being agreed that Notes CLaimholders shall not be otherwise permitted to credit bid on any ABL Priority Collateral), (vii) with respect to the ABL Secured Parties, present a credit bid on all or any portion of the Notes Priority Collateral provided the Discharge of Notes Obligations shall have occurred prior to or in connection with the initial closing of any such credit bid (it being agreed that ABL Secured Parties shall not be otherwise permitted to credit bid on any Notes Priority Collateral); or (viii) voting on any plan of reorganization or arrangement, proposal or other plan of similar effect under any

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Debtor Relief Laws or filing any proof of claim in any Insolvency Proceeding of any Credit Party, in each case (i) through (viii) above to the extent not inconsistent with the express terms of this Agreement.

Section 2.4 Exercise of Rights.

(a) Exclusive Rights to Exercise Remedies.

(1) Until the Discharge of ABL Obligations has occurred, whether or not any Insolvency Proceeding has been commenced by or against or in respect of any Credit Party, each Notes Collateral Agent, for itself and on behalf of the applicable Notes Claimholders, agrees that the ABL Agent and the ABL Secured Parties shall have the exclusive right to enforce rights, exercise remedies (including set-off and the right to credit bid their debt, but subject to the priority of floating charges set out in Section 2.1(a)(5), excluding the making of a UK Appointment) and, in connection therewith (including, subject to the terms hereof, voluntary dispositions of ABL Priority Collateral by the respective Credit Parties with the consent of the ABL Agent) make determinations regarding the release, disposition, or restrictions with respect to the ABL Priority Collateral (including, without limitation, exercising remedies under ABL Deposit and Securities Accounts) without any consultation with or the consent of any Notes Collateral Agent or any Notes Claimholder; provided, however, that (i) the Lien securing any Notes Obligations shall remain on the Proceeds (other than those applied to the ABL Obligations) of such Collateral released or disposed of subject to the Lien Priority and to the provisions of this Agreement and (ii) any exercise of any foreclosure rights on any Intellectual Property Collateral shall be subject to the Limited IP Standstill Period. In exercising rights and remedies with respect to the ABL Priority Collateral, each Notes Collateral Agent, for itself and on behalf of the applicable Notes Claimholders, agrees that the ABL Agent and the ABL Secured Parties may enforce the provisions of the ABL Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent, receiver, interim receiver or other insolvency official appointed by them to sell or otherwise dispose of the ABL Priority Collateral upon foreclosure or other enforcement, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the Uniform Commercial Code, the PPSA, Debtor Relief Laws and other applicable laws of any applicable jurisdiction. Each Notes Collateral Agent hereby acknowledges and agrees that no covenant, agreement or restriction contained in any of the Notes Collateral Documents or any other Notes Document (other than this Agreement) shall be deemed to restrict in any way the rights and remedies of the ABL Agent or the ABL Secured Parties with respect to the ABL Priority Collateral as set forth in this Agreement and the ABL Documents, and each Notes Collateral Agent, for itself and on behalf of the applicable Notes Claimholders, agrees that it will not, except as not prohibited herein, take any action that would hinder or delay any exercise of remedies under the ABL Documents or that is otherwise prohibited hereunder, including any sale, lease, exchange, transfer or other disposition of the ABL Priority Collateral, whether by foreclosure or otherwise.

(2) Until the Discharge of Notes Obligations has occurred, whether or not any Insolvency Proceeding has been commenced by or against or in respect of any Credit Party, the ABL Agent, on behalf of itself and the ABL Secured Parties, agrees that the Controlling Notes Collateral Agent shall (in each case, subject to Section 3.6) have the exclusive right to enforce rights, exercise remedies (including set-off and the right to credit bid the Notes Obligations, but subject to the priority of floating charges set out in Section 2.1(a)(5), excluding the making of a UK Appointment) and, in connection therewith (including, subject to the terms hereof, voluntary dispositions of Notes Priority Collateral by the respective Credit Parties with the consent of the Controlling Notes Collateral Agent) make determinations regarding the release, disposition, or restrictions with respect to the Notes Priority Collateral without any consultation with or the consent of the ABL Agent or any ABL Secured Party; provided, however, that the Lien securing the ABL Obligations shall remain on the Proceeds (other than those applied to the Notes Obligations) of such Collateral released or disposed of subject to the Lien Priority and to the provisions of this Agreement. In exercising rights and remedies with respect to the Notes Priority Collateral, the ABL Agent, on behalf of itself and the ABL Secured Parties, agrees that the Controlling Notes Collateral Agent may enforce the

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provisions of the Notes Documents and exercise remedies thereunder, all in such order and in such manner as it may determine in the exercise of its sole discretion. Such exercise and enforcement shall include the rights of an agent, receiver, interim receiver or other insolvency official appointed by it to sell or otherwise dispose of the Notes Priority Collateral upon foreclosure or other enforcement, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the Uniform Commercial Code, the PPSA, Debtor Relief Laws and other applicable laws of any applicable jurisdiction. The ABL Agent hereby acknowledges and agrees that no covenant, agreement or restriction contained in any of the ABL Collateral Documents or any other ABL Document (other than this Agreement) shall be deemed to restrict in any way the rights and remedies of the Notes Collateral Agents and the Notes Claimholders with respect to the Notes Priority Collateral as set forth in this Agreement and the Notes Documents, and the ABL Agent, for itself and on behalf of the ABL Secured Parties, agrees that it will not, except as not prohibited herein, take any action that would hinder or delay any exercise of remedies under the Notes Documents or that is otherwise prohibited hereunder, including any sale, lease, exchange, transfer or other disposition of the Notes Priority Collateral, whether by foreclosure or otherwise.

(b) No Other Restrictions. Except as expressly set forth in this Agreement, each Notes Claimholder and each ABL Secured Party shall have any and all rights and remedies it may have as a creditor under applicable law, including the right to Exercise any Secured Creditor Remedies; provided, however, that the Exercise of Secured Creditor Remedies with respect to the Collateral shall be subject to the Lien Priority and to the provisions of this Agreement. The ABL Agent may enforce the provisions of the ABL Documents, the Controlling Notes Collateral Agent may enforce the provisions of the Notes Documents and each may Exercise Any Secured Creditor Remedies, all in such order and in such manner as each may determine in the exercise of its sole discretion, consistent with the terms of this Agreement and provisions of applicable law; provided, however, that each of the ABL Agent and the Controlling Notes Collateral Agent agrees to provide to the other (x) an Enforcement Notice prior to the commencement of an Exercise of Any Secured Creditor Remedies and (y) copies of any notices that it is required under applicable law to deliver to any Credit Party; provided further, however, that the ABL Agent’s failure to provide the Enforcement Notice (other than in connection with Section 3.6) or any such copies to any Notes Collateral Agent shall not impair any of the ABL Agent’s rights hereunder or under any of the ABL Documents and the Controlling Notes Collateral Agent’s failure to provide the Enforcement Notice or any such copies to the ABL Agent shall not impair any of the Controlling Notes Collateral Agent’s rights hereunder or under any of the Notes Documents. Each Notes Collateral Agent, each Notes Claimholder, the ABL Agent and each ABL Secured Party agrees that it will not institute any suit or other proceeding or assert in any suit, Insolvency Proceeding or other proceeding any claim, in the case of any Notes Collateral Agent and each Notes Claimholder, against either the ABL Agent or any other ABL Secured Party, and in the case of the ABL Agent and each other ABL Secured Party, against any Notes Collateral Agent or any other Notes Claimholder, seeking damages from or other relief by way of specific performance, instructions or otherwise, with respect to any action taken or omitted to be taken by such Person with respect to the Collateral which is consistent with the terms of this Agreement, and none of such Parties shall be liable for any such action taken or omitted to be taken. Notwithstanding anything to the contrary contained herein, each Notes Collateral Agent, on behalf of itself and the applicable Notes Claimholders, agrees that any Exercise of Secured Creditor Remedies with respect to any Collateral shall be made by the Controlling Notes Collateral Agent and, absent the written consent of the Controlling Notes Collateral Agent, no such Notes Claimholder shall have the right to Exercise any Secured Creditor Remedies with respect to any Collateral.

(c) Unsecured Creditor Rights. Nothing contained herein shall impair the ABL Agent’s or any ABL Secured Party’s rights (i) to exercise any remedies against any of the Credit Parties or the Collateral (other than any remedies against any Notes Priority Collateral) pursuant to the ABL Documents; (ii) to accelerate any of the ABL Obligations; (iii) to make demand upon any Credit Party or any other Person liable on the ABL Obligations; (iv) to institute a lawsuit to collect its debt, including the filing, or participation in a filing, of any involuntary bankruptcy petition in respect to any Credit Party; (v) to exercise any of its rights or remedies with respect to the Notes Priority Collateral as and when permitted by Section 2.3(b), (vi) to file a claim or statement of interest with respect to the ABL Obligations; (vii) to take any action (not adverse to the priority and perfection status of, and validity and value of, the Liens of the Controlling Notes Collateral Agent, or the rights of the Term

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Agent to exercise remedies in respect thereof) in order to create, perfect, preserve or protect its Lien on the Controlling Notes Collateral Agent subject to the other terms of this Agreement; (viii) to file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the ABL Secured Parties, including, without limitation, any claims secured by the Collateral, if any, in each case not otherwise in contravention of the terms of this Agreement; (ix) to exercise any rights or remedies available to unsecured creditors or file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Credit Parties arising under the ABL Documents, any Insolvency Proceeding or applicable non-bankruptcy law, in each case, not otherwise prohibited by, and not in contravention of, the terms of this Agreement; and (x) to vote on any plan of reorganization, arrangement or compromise or any proposal, file any proof of claim, make other filings and make any arguments and motions in any Insolvency Proceeding that are, in each case, not otherwise prohibited by the terms of this Agreement. Nothing contained herein shall impair Controlling Notes Collateral Agent or any Notes Claimholder’s rights (i) to exercise any remedies against any of the Credit Parties or the Collateral (other than any remedies against any ABL Priority Collateral) pursuant to the Notes Documents; (ii) to accelerate any of the Notes Obligations; (iii) to make demand upon any Credit Party or any other Person liable on the Notes Obligations; (iv) to institute a lawsuit to collect its debt; (v) to exercise any of its rights or remedies with respect to the ABL Priority Collateral as and when permitted by Section 2.3(a), (vi) to file a claim or statement of interest with respect to the Notes Obligations; (vii) to take any action (not adverse to the priority and perfection status of, and validity and value of, the Liens of the ABL Agent, or the rights of the ABL Agent to exercise remedies in respect thereof) in order to create, perfect, preserve or protect (but not enforce) its Lien on the Collateral subject to the other terms of this Agreement; (viii) to file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the Notes Claimholders, including, without limitation, any claims secured by the Collateral, if any, in each case not otherwise in contravention of the terms of this Agreement; (ix) to exercise any rights or remedies available to unsecured creditors or file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Credit Parties arising under the Notes Documents, any Insolvency Proceeding or applicable non-bankruptcy law, in each case, not otherwise prohibited by, and not in contravention of, the terms of this Agreement; and (x) to vote on any proposal or plan of reorganization, arrangement or compromise or any proposal, file any claim or proof of claim, make other filings and make any arguments and motions in any Insolvency Proceeding that are, in each case, not otherwise prohibited by the terms of this Agreement.

(d) Release of Liens.

(1) In the event of (A) any private or public sale of all or any portion of the ABL Priority Collateral in connection with any Exercise of Secured Creditor Remedies by the ABL Agent (other than in connection with a refinancing as described in Section 5.2(c)) or by any of the Credit Parties with the consent of the ABL Agent after the occurrence and during the continuance of an ABL Default, or (B) any sale, transfer or other disposition of all or any portion of the ABL Priority Collateral (other than in connection with a refinancing as described in Section 5.2(c)), so long as such sale, transfer or other disposition is then permitted by the ABL Documents and the Notes Documents (or is consented to by the ABL Agent and the Controlling Notes Collateral Agent), irrespective of whether an Event of Default has occurred (provided if an ABL Default has occurred and is continuing, clause (A) above shall control), in each case, so long as the proceeds of any such sale, transfer or other disposition are applied in accordance with Section 4.1, each Notes Collateral Agent agrees, on behalf of itself and the applicable Notes Claimholders that, so long as such Notes Collateral Agent, for the benefit of the applicable Notes Claimholders, shall retain a Lien on the proceeds of such sale, transfer or other disposition (to the extent that such proceeds are not applied to the ABL Obligations as provided in Section 4.1 hereof), such sale, transfer or other disposition will be free and clear of the Liens on such ABL Priority Collateral (but not the proceeds thereof) securing the Notes Obligations, and each Notes Collateral Agent and the Notes Claimholders’ Liens with respect to the ABL Priority Collateral (but not the proceeds thereof) so sold, transferred, or disposed shall terminate and be, to

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the extent possible under applicable law, automatically released without further action concurrently with, and to the same extent as, the release of the ABL Secured Parties’ Liens on such ABL Priority Collateral. In furtherance of, and subject to, the foregoing, each Notes Collateral Agent agrees that it will promptly execute any and all Lien releases or other documents consistent with this paragraph and reasonably requested by the ABL Agent in connection therewith. Each Notes Collateral Agent hereby appoints the ABL Agent and any officer or duly authorized person of the ABL Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power of attorney in the place and stead of such Notes Collateral Agent and in the name of such Notes Collateral Agent or in the ABL Agent’s own name, from time to time, in the ABL Agent’s sole discretion, for the purposes of carrying out the terms of this paragraph, to take any and all appropriate action and to execute and deliver any and all documents and instruments as may be necessary or desirable to accomplish the purposes of this paragraph, including any financing statements, endorsements, assignments, releases or other documents or instruments of transfer (which appointment, being coupled with an interest, is irrevocable).

(2) In the event of (A) any private or public sale of all or any portion of the Notes Priority Collateral in connection with any Exercise of Secured Creditor Remedies by the Controlling Notes Collateral Agent (other than in connection with a refinancing as described in Section 5.2(c)) or by any of the Credit Parties with the consent of the Controlling Notes Collateral Agent after the occurrence and during the continuance of an Notes Default, or (B) any sale, transfer or other disposition of all or any portion of the Notes Priority Collateral (other than in connection with a refinancing as described in Section 5.2(c)), so long as such sale, transfer or other disposition is then permitted by the Notes Documents and the ABL Documents (or is consented to by the Controlling Notes Collateral Agent or requisite Notes Claimholders, as applicable, and the ABL Agent) irrespective of whether an Event of Default has occurred (provided if a Notes Default has occurred and is continuing, clause (A) above shall control), in each case, so long as the proceeds of any such sale, transfer or other disposition are applied in accordance with Section 4.1 the ABL Agent agrees, on behalf of itself and the ABL Secured Parties that, so long as the ABL Agent, for the benefit of the ABL Secured Parties, shall retain a Lien on the proceeds of such sale, transfer or other disposition (to the extent that such proceeds are not applied to the Notes Obligations as provided in Section 4.1 hereof), such sale, transfer or disposition will be free and clear of the Liens on such Notes Priority Collateral (but not the proceeds thereof) securing the ABL Obligations and the ABL Agent’s and the ABL Secured Parties’ Liens with respect to the Notes Priority Collateral (but not the proceeds thereof) so sold, transferred, or disposed shall terminate and be, to the extent possible under applicable law, automatically released without further action concurrently with, and to the same extent as, the release of the Notes Claimholders’ Liens on such Notes Priority Collateral. In furtherance of, and subject to, the foregoing, the ABL Agent agrees that it will promptly execute any and all Lien releases or other documents consistent with this paragraph and reasonably requested by the Controlling Notes Collateral Agent in connection therewith. The ABL Agent hereby appoints the Controlling Notes Collateral Agent and any officer or duly authorized person of the Controlling Notes Collateral Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power of attorney in the place and stead of the ABL Agent and in the name of the ABL Agent or in the Controlling Notes Collateral Agent’s own name, from time to time, in the Controlling Notes Collateral Agent’s sole discretion, for the purposes of carrying out the terms of this paragraph, to take any and all appropriate action and to execute and deliver any and all documents and instruments as may be necessary or desirable to accomplish the purposes of this paragraph, including any financing statements, endorsements, assignments, releases or other documents or instruments of transfer (which appointment, being coupled with an interest, is irrevocable).

Section 2.5 No New Liens; Similar Agreements.

(a) Until the date upon which the Discharge of ABL Obligations shall have occurred, no Notes Claimholder shall acquire or hold any Lien on any assets securing any Notes Obligation which assets are not also subject to the Lien of the ABL Agent under the ABL Documents (unless the Credit Parties shall have offered a Lien on such assets to secure the ABL Obligations and the ABL Agent has declined such Lien). If any Notes

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Claimholder shall acquire or hold any Lien on any assets over which assets the ABL Agent does not hold a Lien on the date hereof of any Credit Party securing any Notes Obligation which assets are not also subject to the Lien of the ABL Agent under the ABL Documents, then each Notes Collateral Agent (or the relevant Notes Claimholder) shall, without the need for any further consent of any other Notes Claimholder, and notwithstanding anything to the contrary in any other Notes Document, be deemed to also hold and have held such Lien as agent or bailee for the benefit of the ABL Agent as security for the ABL Obligations (subject to the Lien Priority and other terms hereof) and shall promptly notify the ABL Agent in writing of the existence of such Lien upon becoming aware thereof.

(b) Until the date upon which the Discharge of Notes Obligations shall have occurred, no ABL Secured Party shall acquire or hold any Lien on any assets securing any ABL Obligation which assets are not also subject to the Lien of each Notes Collateral Agent under the Notes Documents (unless the Credit Parties shall have offered a Lien on such assets to secure the Noteholder Claims and the Controlling Notes Collateral Agent has declined such Lien). If any ABL Secured Party shall acquire or hold any Lien on any assets of any Credit Party securing any ABL Obligation which assets are not also subject to the Lien of each Notes Collateral Agent under the Notes Documents, then the ABL Agent (or the relevant ABL Secured Party) shall, without the need for any further consent of any other ABL Secured Party or any Credit Party, and notwithstanding anything to the contrary in any other ABL Document be deemed to also hold and have held such Lien as agent or bailee for the benefit of each Notes Collateral Agent as security for the Notes Obligations (subject to the Lien Priority and other terms hereof) and shall promptly notify each Notes Collateral Agent in writing of the existence of such Lien upon becoming aware thereof.

(c) Notwithstanding anything in this Agreement to the contrary, the foregoing shall not apply to any cash or cash equivalents pledged to secure ABL Obligations consisting of reimbursement obligations in respect of letters of credit or otherwise held by the ABL Agent or any other ABL Secured Party pursuant to express provisions of the ABL Credit Agreement and any such cash and cash equivalents shall be applied as specified in the ABL Credit Agreement and will not constitute Collateral hereunder.

Section 2.6 Waiver of Marshalling.

(a) Until the Discharge of ABL Obligations, each Notes Collateral Agent, on behalf of itself and the applicable Notes Claimholders, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the ABL Priority Collateral or any other similar rights a junior secured creditor may have under applicable law.

(b) Until the Discharge of Notes Obligations, the ABL Agent, on behalf of itself and the ABL Secured Parties, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Notes Priority Collateral or any other similar rights a junior secured creditor may have under applicable law.

ARTICLE 3

ACTIONS OF THE PARTIES

Section 3.1 Certain Actions Permitted. Each Notes Collateral Agent and the ABL Agent may make such demands or file such claims in respect of the Notes Obligations or the ABL Obligations, as applicable, as are necessary to prevent the waiver or bar of such claims under applicable statutes of limitations or other statutes, court orders, or rules of procedure at any time (including in any Insolvency Proceeding). Subject to the provisions of Section 4.1, nothing in this Agreement shall prohibit the receipt by any Notes Collateral Agent or any Notes Claimholder of the required payments of interest, principal and other amounts owed in respect of the Notes Obligations so long as such receipt is not the direct or indirect result of the exercise by any Notes

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Collateral Agent or any Notes Claimholder of rights or remedies as a secured creditor (including set-off) with respect to ABL Priority Collateral or enforcement in contravention of this Agreement of any Lien held by any of them. Subject to the provisions of Section 4.1, nothing in this Agreement shall prohibit the receipt by the ABL Agent or any ABL Secured Party of the required payments of interest, principal and other amounts owed in respect of the ABL Obligations so long as such receipt is not the direct or indirect result of the exercise by the ABL Agent or any ABL Secured Party of rights or remedies as a secured creditor (including set-off) with respect to Notes Priority Collateral or enforcement in contravention of this Agreement of any Lien held by any of them. None of the Notes Collateral Agents, Notes Claimholders, ABL Agent or ABL Secured Parties shall take any other action in connection with the Notes Obligations or the ABL Obligations, as applicable, in contravention of the terms of this Agreement (including if for any reason such party is deemed, or is otherwise purporting to be acting in the capacity as, an unsecured or undersecured creditor with respect to such Notes Obligations or ABL Obligations, as applicable).

Section 3.2 Agent for Perfection. The ABL Agent, for and on behalf of itself and each ABL Secured Party, and each Notes Collateral Agent, for and on behalf of itself and each applicable Notes Claimholder, as applicable, each agree to hold all Collateral in their respective possession, custody, or control (including as defined in Sections 9-104, 9-105, 9-106, 9-107 and 8-106 of the UCC) (or in the possession, custody, or control of agents or bailees for either) as gratuitous bailee for the other solely for the purpose of perfecting the security interest granted to each in such Collateral, subject to the terms and conditions of this Section 3.2 and the priorities otherwise set forth in this Agreement. Solely with respect to any Control Collateral under the control (within the meaning of Section 9-104 of the UCC, the PPSA or other applicable law) of the ABL Agent or any Notes Collateral Agent, the ABL Agent and each Notes Collateral Agent, respectively, agrees to also hold control over such Control Collateral as gratuitous agent for and on behalf of the Notes Claimholders and the ABL Secured Parties, respectively, subject to the terms and conditions of this Section 3.2 and the priorities otherwise set forth in this Agreement. None of the ABL Agent, the ABL Secured Parties, Notes Collateral Agents, or the Notes Claimholders, as applicable, shall have any obligation whatsoever to the others to assure that the Collateral is genuine or owned by any Credit Party, or any other Person or to preserve rights or benefits of any Person. The duties or responsibilities of the ABL Agent and the Notes Collateral Agents under this Section 3.2 are and shall be limited solely to holding or maintaining control of the Control Collateral as gratuitous bailee (in each case, to the extent required under the ABL Documents and the Notes Documents, as applicable) for the other Party for purposes of perfecting the Lien held by the applicable Notes Collateral Agent or the ABL Agent, as applicable. The ABL Agent is not and shall not be deemed to be a fiduciary of any kind for the Notes Claimholders or any other Person. Without limiting the generality of the foregoing, except as expressly provided herein, the ABL Secured Parties shall not be obligated to see to the application of any Proceeds of the Notes Priority Collateral deposited into any Deposit Account or be answerable in any way for the misapplication thereof. The Notes Collateral Agents are not and shall not be deemed to be a fiduciary of any kind for the ABL Secured Parties, or any other Person. Without limiting the generality of the foregoing, except as expressly provided herein, the Notes Claimholders shall not be obligated to see to the application of any Proceeds of the ABL Priority Collateral deposited into any Deposit Account or be answerable in any way for the misapplication thereof. In addition, (i) each Notes Collateral Agent, on behalf of the applicable Notes Claimholders, hereby agrees and acknowledges that other than with respect to ABL Priority Collateral that may be perfected through the filing of a UCC or PPSA financing statement or similar filing or registration, the ABL Agent’s Liens may be perfected on certain items of ABL Priority Collateral with respect to which a Notes Collateral Agent’s Liens would not be perfected but for the provisions of this Section 3.2, and such Notes Collateral Agent, on behalf of the applicable Notes Claimholders, hereby further agrees that the foregoing described in this sentence shall not be deemed a breach of this Agreement and (ii) the ABL Agent, on behalf of the applicable ABL Secured Parties, hereby agrees and acknowledges that other than with respect to Notes Priority Collateral that may be perfected through the filing of a UCC or PPSA financing statement or similar filing or registration, the Notes Collateral Agent’s Liens may be perfected on certain items of Notes Priority Collateral with respect to which the ABL Agent’s Liens would not be perfected but for the provisions of this Section 3.2, and the ABL Agent, on behalf of the applicable ABL Secured Parties, hereby further agrees that the foregoing described in this sentence shall not be deemed a breach of this Agreement. Each Agent, for itself and on behalf of each applicable Secured Party represented thereby, hereby

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waives and releases the other Agent from all claims and liabilities arising pursuant to such Agent’s role under this Section 3.2 as bailee with respect to the applicable Control Collateral.

Section 3.3 Sharing of Information and Access. In the event that the ABL Agent shall, in the exercise of its rights under the ABL Collateral Documents or otherwise, receive possession or control of any books and records of any Credit Party which contain information identifying or pertaining to the Notes Priority Collateral, the ABL Agent shall, upon request from the Controlling Notes Collateral Agent and as promptly as practicable thereafter, either make available to the Controlling Notes Collateral Agent such books and records for inspection and duplication or provide to the Controlling Notes Collateral Agent copies thereof. In the event that any Notes Collateral Agent shall, in the exercise of its rights under any Notes Collateral Documents or otherwise, receive possession or control of any books and records of any Credit Party which contain information identifying or pertaining to any of the ABL Priority Collateral, such Notes Collateral Agent shall, upon request from the ABL Agent and as promptly as practicable thereafter, either make available to the ABL Agent such books and records for inspection and duplication or provide the ABL Agent copies thereof.

Section 3.4 Insurance. Proceeds of Collateral include insurance proceeds and, therefore, the Lien Priority shall govern the ultimate disposition of casualty insurance proceeds. The ABL Agent and each Notes Collateral Agent shall (as, and to the extent required by the applicable Credit Documents) each be named as additional insured or loss payee, as applicable, with respect to all insurance policies relating to the Collateral as set forth in the applicable Notes Document or the ABL Credit Agreement, as applicable. The ABL Agent shall have the sole and exclusive right, as against each Notes Collateral Agent, to adjust settlement of insurance claims in the event of any covered loss, theft or destruction of ABL Priority Collateral. The Controlling Notes Collateral Agent shall have the sole and exclusive right, as against the ABL Agent, to adjust settlement of insurance claims in the event of any covered loss, theft or destruction of Notes Priority Collateral. If any insurance claim includes both ABL Priority Collateral and Notes Priority Collateral or relates to business interruption insurance, the insurer will not settle such claim separately with respect to ABL Priority Collateral and Notes Priority Collateral, and if the Parties are unable after negotiating in good faith to agree on the settlement for such claim, either Party may apply to a court of competent jurisdiction to make a determination as to the settlement of such claim, and the court’s determination shall be binding upon the Parties; provided that proceeds of such claim shall be applied in the same manner (and required amounts) set forth in Section 4.1(f) for sales and dispositions of Collateral; provided, further that 50% of the proceeds of any claim relating to business interruption insurance shall constitute ABL Priority Collateral and the remaining 50% shall constitute Notes Priority Collateral. All proceeds of such insurance shall be remitted to the ABL Agent or the Controlling Notes Collateral Agent, as the case may be, subject, in each case, to the terms of their respective Credit Documents, and each Notes Collateral Agent and ABL Agent shall cooperate (if necessary) in a reasonable manner in effecting the payment of insurance proceeds in accordance with Section 4.1 hereof. Notwithstanding the foregoing, (A) to the extent any Proceeds of insurance are received for any liability or indemnification as compensation for a loss with respect to the ABL Priority Collateral, such Proceeds shall first be applied to repay the ABL Obligations (to the extent required pursuant to the ABL Documents) and then be applied (to the extent required by the Notes Documents) to the Notes Obligations, and (B) to the extent any Proceeds of insurance are received for any liability or indemnification as compensation for a loss with respect to the Notes Priority Collateral, such Proceeds shall first be applied to repay the Notes Obligations (to the extent required pursuant to the Notes Documents) and then be applied (to the extent required by the ABL Documents) to the ABL Obligations.

Section 3.5 No Additional Rights For the Credit Parties Hereunder. Except as provided in Section 3.6, if any ABL Secured Party or Notes Claimholder shall enforce its rights or remedies in violation of the terms of this Agreement, the Credit Parties shall not be entitled to use such violation as a defense to any action by any ABL Secured Party or Notes Claimholder, nor to assert such violation as a counterclaim or basis for set off or recoupment against any ABL Secured Party or Notes Claimholder.

Section 3.6 Inspection and Access Rights. (a) Without limiting any rights the ABL Agent or any other ABL Secured Party may otherwise have under applicable law or by agreement, in the event of any liquidation of

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the ABL Priority Collateral (or any other Exercise of Any Secured Creditor Remedies by the ABL Agent) and whether or not any Notes Collateral Agent or any other Notes Claimholder has commenced and is continuing to Exercise Any Secured Creditor Remedies with respect to the Notes Priority Collateral or otherwise, the ABL Agent or any other Person (including any ABL Credit Party) acting with the consent, or on behalf, of the ABL Agent, shall have the right (a) during the Use Period during normal business hours to access ABL Priority Collateral that (i) is stored or located in or on, (ii) has become an accession with respect to (within the meaning of Section 9-335 of the Uniform Commercial Code, the PPSA or other applicable law), or (iii) has been commingled with (within the meaning of Section 9-336 of the Uniform Commercial Code, the PPSA or other applicable law) Notes Priority Collateral, and (b) during the Use Period, shall have the irrevocable right to use the Notes Priority Collateral (including, without limitation, Equipment, Fixtures, Intellectual Property (if any), General Intangibles and Real Property) on a world-wide, rent-free, royalty-free basis, each of the foregoing solely for the limited purposes of assembling, inspecting, copying or downloading information stored on, taking actions to perfect its Lien on, completing a production run of Inventory involving, taking possession of, moving, preparing and advertising for sale, selling (by public auction, private sale or a “store closing”, “going out of business” or similar sale, whether in bulk, in lots or to customers in the ordinary course of business or otherwise and which sale may include augmented Inventory), storing or otherwise dealing with the ABL Priority Collateral, in each case without notice to, the involvement of or interference by any Notes Claimholder or liability to any Notes Claimholder; provided, however, that the expiration of the Use Period shall be without prejudice to the sale or other disposition of the ABL Priority Collateral in accordance with this Agreement and applicable law. In the event that any ABL Secured Party has commenced and is continuing the Exercise of Any Secured Creditor Remedies with respect to any ABL Priority Collateral or any other sale or liquidation of the ABL Priority Collateral has been commenced by an ABL Credit Party (with the consent of the ABL Agent), the Notes Collateral Agents may not sell, assign or otherwise transfer Notes Priority Collateral prior to the expiration of the Use Period, unless the purchaser, assignee or transferee thereof agrees in writing to be bound by the provisions of this Section 3.6.

(b) During the period of actual occupation, use and/or control by the ABL Agent or other ABL Secured Parties (or, in each case, their respective employees, agents, advisers and representatives) of any Notes Priority Collateral, the ABL Secured Parties and the ABL Agent shall be obligated to repair at their expense any physical damage (but not any diminution in value) to such Notes Priority Collateral resulting from such occupancy, use or control, and to leave such Notes Priority Collateral in substantially the same condition as it was at the commencement of such occupancy, use or control, ordinary wear and tear excepted. Notwithstanding the foregoing, in no event shall the ABL Agent or other ABL Secured Parties have any liability to the Notes Claimholders and/or to any Notes Collateral Agent pursuant to this Section 3.6 as a result of any condition (including any environmental condition, claim or liability) on or with respect to the Notes Priority Collateral existing prior to the date of the exercise by the ABL Secured Parties of their rights under Section 3.6 or existing as a result of anything other than the occupancy and use or control by the ABL Agent and the ABL Secured Parties shall have no duty or liability to maintain the Notes Priority Collateral in a condition or manner better than that in which it was maintained prior to the use thereof by the ABL Secured Parties (or the ABL Agent or the Credit Parties with the consent of the ABL Agent, as the case may be), or for any diminution in the value of the Notes Priority Collateral that results from ordinary wear and tear resulting from the use of the Notes Priority Collateral by the ABL Secured Parties in the manner and for the time periods specified under this Section 3.6. Without limiting the rights granted in this Section 3.6, the ABL Secured Parties and the ABL Agent shall reasonably cooperate with the Notes Claimholders and/or the Notes Collateral Agents in connection with any efforts made by the Notes Claimholders and/or the Notes Collateral Agents to sell the Notes Priority Collateral.

(c) Other than as set forth in Section 3.6(d), the ABL Agent and the ABL Secured Parties shall not be obligated to pay any amounts to the Notes Collateral Agents or the Notes Claimholders (or any person claiming by, through or under the Notes Claimholders, including any purchaser of the Notes Priority Collateral) or to the ABL Credit Parties, for or in respect of the use by the ABL Agent and the ABL Secured Parties of the Notes Priority Collateral.

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(d) The ABL Agent shall (i) use the Notes Priority Collateral in accordance with applicable law; (ii) indemnify, hold harmless, and reimburse the Notes Claimholders for any injury or damage to Persons or property (ordinary wear-and-tear excepted) caused directly by the acts or omissions of Persons under the ABL Agent’s control and direction; and (iii) indemnify, hold harmless, and reimburse the Notes Claimholders from any loss, liability, claim, damage (other than diminution in value thereof as a result of the removal of the ABL Priority Collateral) or expense (including the reasonable and documented fees and expenses of legal counsel) arising out of any claim asserted by any third party as a direct result of any acts or omissions of the ABL Secured Parties or any of their agents or representatives in connection with their occupation or use of any Notes Priority Collateral; provided, however, that notwithstanding anything to the contrary contained herein, the ABL Secured Parties will not be liable for any diminution in the value of the Notes Priority Collateral caused by the use of the Notes Priority Collateral in accordance with the terms hereof or the absence or removal of the ABL Priority Collateral therefrom.

(e) Each Notes Collateral Agent, for itself and on behalf of the applicable Notes Claimholders, agrees that it will not take any action that would hinder or obstruct the ABL Agent and the other ABL Secured Parties from exercising the rights described in Section 3.6(a) hereof.

(f) Subject to the terms hereof, the Controlling Notes Collateral Agent may advertise and conduct public auctions or private sales of the Notes Priority Collateral without notice (except as required by applicable law or this Agreement) to any ABL Secured Party, the involvement of or interference by any ABL Secured Party or liability to any ABL Secured Party as long as, in the case of an actual sale, the respective purchaser assumes and agrees in writing to the obligations of the Notes Collateral Agents and the Notes Claimholders under this Section 3.6.

(g) In furtherance of the foregoing in this Section 3.6, each Notes Collateral Agent, in its capacity as a secured party (or as a purchaser, assignee or transferee, as applicable), and to the extent of its interest therein, hereby grants to the ABL Agent a nonexclusive, irrevocable, royalty-free, worldwide license to use, license or sublicense any and all Intellectual Property now owned or hereafter acquired by the Credit Parties (except to the extent such grant is prohibited by any rule of law, statute or regulation), included as part of the Notes Priority Collateral (and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof) as is or may be necessary, advisable or helpful in the ABL Agent’s reasonable judgment for the ABL Agent to process, ship, produce, store, supply, lease, complete, sell, liquidate or otherwise deal with the ABL Priority Collateral, or to collect or otherwise realize upon any Accounts (as defined in the ABL Credit Agreement) or Credit Card Receivable comprising ABL Priority Collateral; provided that (i) any such license shall terminate upon the sale of all ABL Priority Collateral and shall not extend or transfer to the purchaser of any ABL Priority Collateral, (ii) the ABL Agent’s use of such Intellectual Property shall be lawful, and (iii) any such license is granted on an “AS IS” basis, without any representation or warranty whatsoever. Each Notes Collateral Agent (i) acknowledges and consents to the grant to the ABL Agent by the Credit Parties of the license referred to in Section 5.03 of the U.S. Security Agreement (as defined in the ABL Credit Agreement) or such comparable provision in any of the other Security Agreements (as defined in the ABL Credit Agreement) and (ii) agrees that its Liens in the Notes Priority Collateral shall be subject in all respects to such license. Furthermore, each Notes Collateral Agent agrees that, in connection with any Exercise of Secured Creditor Remedies by any Notes Collateral Agent in respect of Notes Priority Collateral, (x) any notice required to be given by any Notes Collateral Agent in connection with such Exercise of Secured Creditor Remedies shall contain an acknowledgement of the existence of such license and (y) each Notes Collateral Agent shall provide written notice to any purchaser, assignee or transferee pursuant to an Exercise of Secured Creditor Remedies that the applicable assets are subject to such license.

(h) Without regard to the expiration of the Use Period, and without limiting the extent of the ABL Priority Collateral, the ABL Agent shall have the right to utilize all books and records which the ABL Agent has copied or otherwise duplicated until the completion of the sale, disposition, collection, or other transfer by, or

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with the consent of, the ABL Agent (including any sale, disposition or other transfer by any Credit Party, any agent, receiver, interim receiver or receiver-manager or other insolvency official of any Credit Party or any agent of the ABL Agent (including any receiver, receiver manager, interim receiver or other insolvency official)) of all ABL Priority Collateral.

(i) It is hereby agreed and acknowledge that nothing in this Section 3.6 shall be deemed or interpreted to alter the fact that that all Intellectual Property Collateral shall be ABL Priority Collateral prior to the Collateral Designation Date (as defined in the ABL Credit Agreement).

Section 3.7 Tracing of and Priorities in Proceeds. The ABL Agent, for itself and on behalf of the ABL Secured Parties, and each Notes Collateral Agent, for itself and on behalf of the Notes Claimholders, further agree that prior to an issuance of any notice of Exercise of Any Secured Creditor Remedies by such Secured Party (unless an Insolvency Proceeding then exists with respect to any Credit Party), any proceeds of Collateral, whether or not deposited under control agreements, which are used by any Credit Party to acquire other property which is Collateral shall not (solely as between the Agents and the other Secured Parties) be treated as Proceeds of Collateral for purposes of determining the relative priorities in the Collateral which was so acquired. In addition, unless and until the Discharge of the ABL Obligations occurs, each Notes Collateral Agent for itself and on behalf of each applicable Notes Claimholder, consents to the application, prior to the delivery of a Notes Cash Proceeds Notice to the ABL Agent, of cash or other proceeds of Collateral deposited in deposit accounts (other than any cash (consisting of Notes Priority Collateral) held in Notes Priority Accounts) to the repayment of the ABL Obligations pursuant to the ABL Documents; provided, further, that, for the avoidance of doubt, after the delivery of a Notes Cash Proceeds Notice to the ABL Agent, the ABL Secured Parties shall continue to be able to apply cash or other proceeds of ABL Priority Collateral deposited under control agreements (other than any cash (consisting of Notes Priority Collateral) held in Notes Priority Accounts) to the repayment of the ABL Obligations pursuant to the ABL Documents.

Section 3.8 Purchase Option; Collateral Designation Option.

(a) Purchase Option.

(1) Upon the occurrence of the first to occur of (i) the Exercise of Secured Creditor Remedies by the ABL Agent in respect of all or a material portion of the Collateral, (ii) the commencement of an Insolvency Proceeding against any Notes Credit Party, (iii) any ABL Default, (iv) any action is taken by the ABL Secured Parties to accelerate the maturity of any indebtedness or other obligations owing under the ABL Documents or to terminate or suspend commitments under the ABL Documents, or (v) the failure of the ABL Secured Parties to honor a valid borrowing request from the ABL Borrowers that satisfies the conditions for borrowing under the ABL Documents for three (3) consecutive Business Days (each such event, a “Controlling Notes Collateral Agent Purchase Option Triggering Event”), Controlling Notes Collateral Agent, on behalf of participating Notes Claimholders, shall have the option, but not the obligation, to purchase all, but not less than all, of the ABL Obligations owing to the ABL Secured Parties, from the ABL Secured Parties, and assume all, but not less than all, of the then existing funding and other commitments under the ABL Documents by giving written notice (the “Controlling Notes Collateral Agent Purchase Notice”) to ABL Agent no later than the tenth (10th) day (or such later date as may be consented to by the ABL Agent, in its sole discretion) after the commencement of the applicable Controlling Notes Collateral Agent Purchase Option Triggering Event. A Controlling Notes Collateral Agent Purchase Notice, once delivered, shall be irrevocable and shall constitute an absolute, unconditional and irrevocable commitment by the Controlling Notes Collateral Agent and the other Notes Claimholders, to purchase all, but not less than all, of the ABL Obligations, and assume all, but not less than all, of the then existing funding and other commitments under the ABL Documents by the participating Notes Claimholders.

(2) On the date specified by the Controlling Notes Collateral Agent in the Controlling Notes Collateral Agent Purchase Notice (which shall not be less than five (5) days after receipt by ABL Agent of the Controlling Notes Collateral Agent Purchase Notice, nor more than ten (10) days after receipt by ABL

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Agent of the Controlling Notes Collateral Agent Purchase Notice (or such earlier or later date as may be consented to by the ABL Agent, in its discretion)), ABL Secured Parties shall sell to the participating Notes Claimholders, and such participating Notes Claimholders shall purchase from the ABL Secured Parties, all, but not less than all, of the ABL Obligations, and the ABL Secured Parties shall assign to the participating Notes Claimholders, and the participating Notes Claimholders shall assume from the ABL Secured Parties, all, but not less than all, of the then existing funding and other commitments of the ABL Secured Parties under the ABL Documents.

(3) Such purchase and sale shall be made by execution and delivery by the ABL Secured Parties and the participating Notes Claimholders of an Assignment and Acceptance in the form attached to the ABL Credit Agreement. On the date of such purchase and sale, the purchasing Notes Claimholders shall (i) pay in immediately available funds (in U.S. Dollars) to the ABL Agent, for the benefit of ABL Secured Parties, as the purchase price therefor the full amount of all the ABL Obligations then outstanding and unpaid (including any amounts determined by the ABL Agent to be reasonably necessary to protect against currency rate fluctuations for loans denominated in a currency other than U.S. Dollars), (ii) furnish cash collateral (in U.S. Dollars) to the ABL Agent in such amounts as the ABL Agent determines is reasonably necessary to secure the ABL Agent and the other ABL Secured Parties in connection with (A) any outstanding letters of Credit (as defined in the ABL Credit Agreement) (which shall not exceed an amount equal to 105% of the aggregate undrawn amount of such letters of Credit), (B) to the extent not terminated and paid in cash, ABL Obligations with respect to ABL Cash Management Obligations and ABL Hedging Agreements, and (C) any indemnity obligations for claims that have been asserted at the time of purchase, and (iii) agree to reimburse the ABL Agent and the other ABL Secured Parties for all expenses theretofore or thereafter incurred by any of them and not included in the ABL Obligations at the time of purchase, but only to the extent such would have been due and payable in accordance with the ABL Documents (including, without limitation, the reimbursement of reasonable legal expenses, commercial finance examination expenses, and appraisal fees). Interest shall be calculated to but excluding the business day on which such purchase and sale shall occur if the amounts so paid by the purchasing Notes Claimholders to the bank account designated by the ABL Agent are received in such bank account prior to 2:00 p.m., New York City time, and interest shall be calculated to and including such business day if the amounts so paid by purchasing Notes Claimholders to the bank account designated by the ABL Agent are received in such bank account later than 2:00 p.m., New York City time.

(4) Such purchase and sale shall be expressly made without representation or warranty of any kind by the ABL Secured Parties as to the ABL Obligations or otherwise and without recourse to the ABL Secured Parties, except for several (and not joint) representations and warranties as to the following: (x) the notional amount of the ABL Obligations being purchased (including as to the principal of and accrued and unpaid interest on such ABL Obligations, fees and expenses thereof) from such ABL Secured Party, (y) that such ABL Secured Party owns the ABL Obligations being sold free and clear of any Liens granted by such ABL Secured Party and (z) such ABL Secured Party has the full right and power to assign such ABL Obligations and such assignment has been duly authorized by all necessary corporate action by such ABL Secured Party.

(5) For the avoidance of doubt, such purchase and sale contemplated by this clause (a) shall not reduce or limit the benefits of the ABL Documents in favor of any ABL Secured Parties that expressly survive the assignment of all or any portion of the ABL Obligations by such ABL Secured Party or the termination of the ABL Documents, including, without limitation, any indemnity obligations of the Credit Parties thereunder.

(6) Notwithstanding anything to the contrary set forth in any ABL Document, the Credit Parties hereby consent to any sale of the ABL Obligations and assignment of the then existing funding and other commitments under the ABL Documents pursuant to the terms of this clause (a).

(7) In the event that any one or more of the Notes Claimholders exercises and consummates the purchase option set forth in this Section 3.8(a), (i) the ABL Agent and the Issuing Banks (as defined in the

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ABL Credit Agreement) shall have the right, but not the obligation, to immediately resign under the ABL Credit Agreement, and (ii) the purchasing Notes Claimholders shall have the right, but not the obligation, to require the ABL Agent and the Issuing Banks to immediately resign under the ABL Credit Agreement.

(b) Collateral Designation Option.

(1) At any time there exists and is continuing an ABL Default (but in all cases prior to expiration of the Limited IP Standstill Period) (a “Collateral Designation Option Period”), the Controlling Notes Collateral Agent, on behalf of participating Notes Claimholders, shall have the option (the “Collateral Designation Option”), but not the obligation, to cause the occurrence of a Collateral Designation Date by giving written notice (a “Collateral Designation Exercise Notice”) to ABL Agent during the Collateral Designation Option Period of its intention to effect a Collateral Designation pursuant to clause (a) of the definition thereof contained in the ABL Credit Agreement, subject to the satisfaction of the terms and conditions set forth in this Section 3.8(b). Promptly following the existence of any ABL Default, the ABL Agent shall provide notice thereof to each Notes Collateral Agent (provided that the failure of the ABL Agent to give such notice shall not result in any liability to the ABL Agent or affect the enforceability of any provision of this Agreement). In the event that the Controlling Notes Collateral Agent shall have delivered a Collateral Designation Exercise Notice prior to the expiration of the Collateral Designation Option Period as set forth above, the ABL Agent agrees that the ABL Agent and the ABL Secured Parties shall not exercise any foreclosure action with respect to any Specified Collateral until the expiration or earlier termination of the Collateral Designation Option as provided below.

(2) The occurrence of a Collateral Designation Date pursuant to the exercise of the Collateral Designation Option in accordance with Section 3.8(b)(1) shall be subject to satisfaction of each of the following conditions:

(i) On the proposed Collateral Designation Date (which shall be specified by the Controlling Notes Collateral Agent in the Collateral Designation Exercise Notice and which shall not be more than forty (40) days after receipt by ABL Agent of the Collateral Designation Exercise Notice (or such later date as may be consented to by the ABL Agent, in its sole discretion)), the participating Notes Claimholders shall pay to the ABL Agent, for the benefit of ABL Secured Parties, an amount equal to 107.5% of the IP Advance then outstanding (provided that such amount shall in no event exceed the aggregate outstanding amount of all loans and letters of credit issued under the ABL Credit Agreement at such time). Such payment shall be made in U.S. Dollars in immediately available funds to such bank account of ABL Agent as ABL Agent may designate in writing to Controlling Notes Collateral Agent and shall be received by the ABL Agent prior to 2:00 p.m., New York City time on such proposed Collateral Designation Date; and

(ii) On the proposed Collateral Designation Date, the ABL Agent shall automatically update the ABL Borrowing Base (without the need for any further action or consent of any Credit Party and notwithstanding anything to the contrary contained herein), to give pro forma effect to such Collateral Designation (including (x) the removal of all Intellectual Property Collateral from the ABL Borrowing Base, and (y) the lower advance rates under the ABL Borrowing Base applicable on and after the Collateral Designation Date as set forth in the ABL Credit Agreement as in effect on the date hereof) (the “Pro Forma Borrowing Base Modifications”);

provided, however, that no Collateral Designation Date shall be deemed to occur pursuant to this Section 3.8(b) if either (A) the Collateral Designation Date does not occur within forty (40) days after receipt by ABL Agent of the Collateral Designation Exercise Notice (or such later date as may be consented to by the ABL Agent, in its sole discretion) or (B) after giving effect to the Pro Forma Borrowing Base Modifications, the ABL Credit Parties shall not be in compliance with the ABL Financial Covenant.

Notwithstanding anything to the contrary contained herein, in no event shall (x) more than one Collateral Designation Exercise Notice be delivered pursuant to this Section 3.8(b) during the term of this Agreement,

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(y) in the event that the Notes Claimholders fail to satisfy the condition set forth in Section 3.8(b)(2) on the proposed Collateral Designation Date, the Collateral Designation Option shall immediately terminate and (z) the Notes Claimholders or any Notes Collateral Agent be permitted to exercise the Collateral Designation Option after the expiration of the Limited IP Standstill Period. For the avoidance of any doubt, in the event that the Controlling Notes Collateral Agent shall have delivered a Collateral Designation Exercise Notice prior to the expiration of the Collateral Designation Option Period as set forth above, the Collateral Designation Option shall in expire no later than forty (40) days after the delivery of such Collateral Designation Exercise Notice.

Section 3.9 Payments Over.

(a) So long as the Discharge of Notes Obligations has not occurred, Notes Priority Collateral or Proceeds thereof received by the ABL Agent or any other ABL Secured Party in connection with the Exercise of Secured Creditor Remedies or otherwise received in contravention of this Agreement (it being understood that the application of proceeds from any Deposit Account prior to the delivery of a Notes Cash Proceeds Notice pursuant to the terms of this Agreement shall not be deemed in contravention of this Agreement) shall be segregated and held in trust and forthwith paid over to the Controlling Notes Collateral Agent for the benefit of the Notes Claimholders in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The Controlling Notes Collateral Agent is hereby authorized to make any such endorsements as agent for the ABL Agent or any such other ABL Secured Parties. This authorization is coupled with an interest and is irrevocable until such time as this Agreement is terminated in accordance with its terms.

(b) So long as the Discharge of ABL Obligations has not occurred, any ABL Priority Collateral or Proceeds thereof received by any Notes Collateral Agent or any Notes Claimholder in connection with the Exercise of Secured Creditor Remedies (including set off) or otherwise received in contravention of this Agreement or otherwise shall be segregated and held in trust and forthwith paid over to the ABL Agent for the benefit of the ABL Secured Parties in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The ABL Agent is hereby authorized to make any such endorsements as agent for the Notes Collateral Agents or any such Notes Claimholder. This authorization is coupled with an interest and is irrevocable until such time as this Agreement is terminated in accordance with its terms.

Section 3.10 UK Third Party Notices.

(a) Each Notes Collateral Agent agrees that, until the Discharge of ABL Obligations has occurred, it will not deliver or require a Credit Party to deliver any notice or direction to any third party (including, without limitation, any bank, insurance company or contract counterparty) or seek to enter into any direct agreement with any such third party to the extent that such third party’s involvement relates to any ABL Priority Collateral located in the United Kingdom and subject to a Lien under English law (including, without limitation, Deposit Accounts domiciled in the United Kingdom).

(b) The ABL Agent agrees that, until the Discharge of Notes Obligations has occurred, it will not deliver or require a Credit Party to deliver any notice or direction to any third party (including, without limitation, any bank, insurance company or contract counterparty) or seek to enter into any direct agreement with any such third party to the extent that such third party’s involvement relates to any Notes Priority Collateral located in the United Kingdom and subject to a Lien under English law (including, without limitation, Deposit Accounts domiciled in the United Kingdom).

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ARTICLE 4

APPLICATION OF PROCEEDS

Section 4.1 Application of Proceeds.

(a) Revolving Nature of ABL Obligations. Each Notes Collateral Agent, for and on behalf of itself and the applicable Notes Claimholders, expressly acknowledges and agrees that (i) the ABL Credit Agreement includes a revolving commitment, that in the ordinary course of business the ABL Agent and the ABL Lenders will apply payments and make advances thereunder, and that no application of any Collateral or the release of any Lien by the ABL Agent upon any portion of the Collateral in connection with a permitted disposition by the ABL Credit Parties under the ABL Credit Agreement or other relevant ABL Document shall constitute the Exercise of Secured Creditor Remedies under this Agreement; (ii) the amount of the ABL Obligations that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, and that the terms of the ABL Obligations may be modified, amended and restated, extended or amended from time to time, and that the aggregate amount of the ABL Obligations may be increased, replaced or refinanced, in each event, without notice to or consent by the Notes Claimholders and without affecting the provisions hereof; and (iii) all Collateral received by the ABL Agent (so long as such receipt is not the result of the Exercise of Secured Creditor Remedies) may be applied, reversed, reapplied, credited, or reborrowed, in whole or in part, to the ABL Obligations at any time; provided, however, that from and after the date on which the ABL Agent (or any other ABL Secured Party) or any Notes Collateral Agent (or any other Notes Claimholders) commences the Exercise of Any Secured Creditor Remedies, all amounts received by the ABL Agent or any ABL Lender or any Notes Collateral Agent or any Notes Claimholder shall be applied as specified in this Section 4.1. The Lien Priority shall not be altered or otherwise affected by any such amendment, modification, supplement, extension, repayment, reborrowing, increase, replacement, renewal, restatement or refinancing of either the ABL Obligations or the Notes Obligations, or any portion thereof. Notwithstanding anything to the contrary contained in this Agreement, any Notes Document or any ABL Document, each Credit Party and each Notes Collateral Agent, for itself and on behalf of the applicable Notes Claimholders, agrees that (i) only Notes Priority Collateral or proceeds of the Notes Priority Collateral shall be deposited in the Notes Priority Accounts, (ii) following a Notes Defaults, all proceeds of the Notes Priority Collateral shall be deposited in the Notes Priority Accounts and (iii) prior to the receipt of a Notes Cash Proceeds Notice by the ABL Agent, the ABL Secured Parties are hereby permitted to treat all cash, cash equivalents, Money, collections and payments deposited in any ABL Deposit and Securities Account or otherwise received by any ABL Secured Parties as ABL Priority Collateral, and no such amounts credited to any such ABL Deposit and Securities Account or received by any ABL Secured Parties or applied to the ABL Obligations shall be subject to disgorgement or deemed to be held in trust for the benefit of the Notes Claimholders (and all claims of any Notes Collateral Agent or any other Notes Claimholder to such amounts are hereby waived).

(b) Application of Proceeds of ABL Priority Collateral. The ABL Agent and each Notes Collateral Agent hereby agree that all ABL Priority Collateral, ABL Priority Proceeds and all other Proceeds thereof, received by either of them (i) in connection with any Exercise of Secured Creditor Remedies with respect to the ABL Priority Collateral, (ii) in connection with the sale, transfer or other disposition of all or any portion of the ABL Priority Collateral under Section 2.4(d) or Section 6.4, or (iii) in connection with the exercise of any right or remedy (including set off) relating to the ABL Priority Collateral, in each case, shall be applied, first, to the payment of costs and expenses of the ABL Agent in connection with such Exercise of Secured Creditor Remedies and in accordance with the ABL Documents,

second, to the payment in full or discharge of the ABL Obligations in accordance with the ABL Documents until the Discharge of ABL Obligations shall have occurred,

third, to the payment in full of the Notes Obligations in accordance with the Notes Documents until the Discharge of Notes Obligations shall have occurred, and fourth, the balance, if any, to the Credit Parties or as a court of competent jurisdiction may direct;

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provided that if, in connection with an Insolvency Proceeding, the Liens granted in favor of the ABL Agent or the ABL Secured Parties in respect of such ABL Priority Collateral has been voided, avoided, subordinated, or otherwise invalidated by a court of competent jurisdiction, the Proceeds received with respect to the ABL Priority Collateral subject to avoidance, subordination or invalidation shall be applied, to the extent permitted under applicable law, to the payment of the Notes Obligations in accordance with the Notes Documents until Discharge of Notes Obligations shall have occurred so long as the Lien granted in favor of the Notes Collateral Agent and the Notes Claimholder in respect of such ABL Priority Collateral has not been voided, avoided, subordinated, or otherwise invalidated by a court of competent jurisdiction; provided, further, that in no event shall the Notes Claimholders be entitled to recover a greater amount pursuant to the foregoing proviso than they would have recovered if the Liens granted in favor of the ABL Agent and the ABL Secured Parties were not voided, avoided, subordinated, or otherwise invalidated by a court of competent jurisdiction.

(c) Application of Proceeds of Notes Priority Collateral. The ABL Agent and each Notes Collateral Agent hereby agree that all Notes Priority Collateral and all Proceeds thereof, received by either of them (i) in connection with any Exercise of Secured Creditor Remedies with respect to the Notes Priority Collateral, (ii) in connection with the sale, transfer or other disposition of all or any portion of the Notes Priority Collateral under Section 2.4(d) or Section 6.4, or (iii) in connection with the exercise of any right or remedy (including set off) relating to the Notes Priority Collateral, in each case, shall be applied, first, to the payment of costs and expenses of each Notes Collateral Agent in connection with such Exercise of Secured Creditor Remedies and in accordance with the Notes Documents,

second, to the payment in full of the Notes Obligations in accordance with the Notes Documents (including any intercreditor agreements with respect thereto) until the Discharge of Notes Documents shall have occurred, third, to the payment in full of the ABL Obligations in accordance with the ABL Documents until the Discharge of ABL Obligations shall have occurred; and

fourth, the balance, if any, to the Credit Parties or as a court of competent jurisdiction may direct;

provided that if, in connection with an Insolvency Proceeding, the Liens granted in favor of the Notes Collateral Agents or the Notes Claimholders in respect of such Notes Priority Collateral has been voided, avoided, subordinated, or otherwise invalidated by a court of competent jurisdiction, the Proceeds received with respect to the Notes Priority Collateral subject to avoidance, subordination or invalidation shall be applied, to the extent permitted under applicable law, to the payment of the ABL Obligations in accordance with the ABL Documents until Discharge of ABL Obligations shall have occurred so long as the Lien granted in favor of the ABL Agent or the ABL Secured Parties in respect of such Notes Priority Collateral has not been voided, avoided, subordinated, or otherwise invalidated by a court of competent jurisdiction; provided, further, that in no event shall the ABL Agent or the ABL Secured Parties be entitled to recover a greater amount pursuant to the foregoing proviso than they would have recovered if the Liens granted in favor of the Notes Collateral Agents and the Notes Claimholders were not voided, avoided, subordinated, or otherwise invalidated by a court of competent jurisdiction.

(d) Limited Obligation or Liability. In exercising remedies, whether as a secured creditor or otherwise, the ABL Agent shall have no obligation or liability to any Notes Collateral Agent or to any Notes Claimholder, and each Notes Collateral Agent shall have no obligation or liability to the ABL Agent or any ABL Secured Party, regarding the adequacy of any Proceeds or for any action or omission, except solely for an action or omission that breaches the express obligations undertaken by each Party under the terms of this Agreement. Notwithstanding anything to the contrary herein contained, none of the Parties hereto waives any claim that it may have against a Secured Party on the grounds that any sale, transfer or other disposition by the Secured Party was not commercially reasonable in every respect as required by the Uniform Commercial Code, the PPSA or other applicable law.

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(e) Turnover of Collateral After Discharge. Upon the Discharge of ABL Obligations, the ABL Agent shall deliver to the Controlling Notes Collateral Agent or shall execute such documents as the Controlling Notes Collateral Agent may reasonably request to enable the Controlling Notes Collateral Agent to have control over any Control Collateral still in the ABL Agent’s possession, custody, or control in the same form as received with any necessary endorsements (in each case, subject to the reinstatement provisions of Section 5.3), or as a court of competent jurisdiction may otherwise direct. Upon the Discharge of Notes Obligations, the Notes Collateral Agents shall deliver to the ABL Agent or shall execute such documents as the ABL Agent may reasonably request to enable the ABL Agent to have control over any Control Collateral still in any Notes Collateral Agent’s possession, custody or control in the same form as received with any necessary endorsements (in each case, subject to the reinstatement provisions of Section 5.3), or as a court of competent jurisdiction may otherwise direct.

(f) Mixed Collateral Proceeds. Notwithstanding anything contained in this Agreement to the contrary, in the event that any sale, assignment, transfer, lease, license, exchange or other disposition (or series of sales, assignments, transfers, leases, licenses, exchanges or other dispositions) of Collateral includes (x) the Equity Interests of any Credit Party that has an interest in any ABL Priority Collateral or (y) ABL Priority Collateral (including pursuant to a sale of ABL Priority Collateral and Notes Priority Collateral), the proceeds of any such sale, assignment, transfer, lease, license, exchange or other disposition (or series of sales, assignments, transfers, leases, licenses, exchanges or other dispositions) shall be allocated pursuant to Section 4.1 to the ABL Priority Collateral in an amount not less than the sum of (i) the greater of (x) book value or (y) the orderly liquidation value (determined by reference to the most recent appraisal conducted pursuant to the ABL Documents) of any ABL Priority Collateral consisting of Inventory that is subject to such sale, assignment, transfer, lease, license, exchange or other disposition (or, in the case of a sale, assignment, transfer, lease, license, exchange or other disposition of Equity Interests of a Credit Party, the Inventory owned by such Credit Party and its Subsidiaries that are Credit Parties), in each case determined as of the date of each such sale, assignment, transfer, lease, license, exchange or other disposition, (ii) the amount of any cash, Money, cash proceeds, and cash equivalents that is subject to such sale, assignment, transfer, lease, license, exchange or other disposition (or, in the case of a sale, assignment, transfer, lease, license, exchange or other disposition of Equity Interests of a Credit Party, the amount of any cash, Money, cash proceeds, and cash equivalents owned by such Credit Party and its Subsidiaries that are Credit Parties), in each case determined as of the date of each such sale, assignment, transfer, lease, license, exchange or other disposition, (iii) the face amount of all Credit Card Receivables, Payment Intangibles, and all Accounts that is subject to such sale, assignment, transfer, lease, license, exchange or other disposition (or, in the case of a sale, assignment, transfer, lease, license, exchange or other disposition of Equity Interests of a Credit Party, the face amount of all Credit Card Receivables, Payment Intangibles, and all Accounts owned by such Credit Party and its Subsidiaries that are Credit Parties), in each case determined as of the date of each such sale, assignment, transfer, lease, license, exchange or other disposition, and (c) the appraised value (determined by reference to the most recent applicable appraisal (if any) conducted pursuant to the ABL Documents) (or to the extent such assets are not subject to an appraisal, the fair market value) of all other ABL Priority Collateral that is subject to such sale, assignment, transfer, lease, license, exchange or other disposition (or, in the case of a sale, assignment, transfer, lease, license, exchange or other disposition of Equity Interests issued by a Credit Party, any such ABL Priority Collateral owned by such Credit Party and its Subsidiaries that are Credit Parties), determined as of the date of such sale, assignment, transfer, lease, license, exchange or other disposition.

Section 4.2 Specific Performance. Each of the ABL Agent and each Notes Collateral Agent is hereby authorized to demand specific performance of this Agreement, whether or not any Credit Party shall have complied with any of the provisions of any of the Credit Documents, at any time when the other Party shall have failed to comply with any of the provisions of this Agreement applicable to it. Each of the ABL Agent, for and on behalf of itself and the ABL Secured Parties, and each Notes Collateral Agent, for and on behalf of itself and the Notes Claimholders, hereby irrevocably waives any defense based on the adequacy of a remedy at law that might be asserted as a bar to such remedy of specific performance.

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ARTICLE 5

INTERCREDITOR ACKNOWLEDGEMENTS AND WAIVERS

Section 5.1 Notice of Acceptance and Other Waivers

(a) All ABL Obligations at any time made or incurred by any Credit Party shall be deemed to have been made or incurred in reliance upon this Agreement, and each Notes Collateral Agent, on behalf of itself and the applicable Notes Claimholders, hereby waives notice of acceptance, or proof of reliance by the ABL Agent or any ABL Secured Party of this Agreement, and notice of the existence, increase, renewal, extension, accrual, creation, or non-payment of all or any part of the ABL Obligations. All Notes Obligations at any time made or incurred by any Credit Party shall be deemed to have been made or incurred in reliance upon this Agreement, and the ABL Agent, on behalf of itself and the ABL Secured Parties, hereby waives notice of acceptance, or proof of reliance, by each Notes Collateral Agent or any Notes Claimholders of this Agreement, and notice of the existence, increase, renewal, extension, accrual, creation, or non-payment of all or any part of the Notes Obligations.

(b) None of the ABL Agent, any ABL Secured Party, or any of their respective Affiliates, directors, officers, employees, or agents shall be liable for failure to demand, collect, or realize upon any of the Collateral or any Proceeds, or for any delay in doing so, or shall be under any obligation to sell or otherwise dispose of any Collateral or Proceeds thereof or to take any other action whatsoever with regard to the Collateral or any part or Proceeds thereof, except as specifically provided in this Agreement. If the ABL Agent or any ABL Secured Party honors (or fails to honor) a request by any ABL Borrower for an extension of credit pursuant to the ABL Credit Agreement or any of the other ABL Documents, whether the ABL Agent or any ABL Secured Party has knowledge that the honoring of (or failure to honor) any such request would constitute a default under the terms of any Notes Document or an act, condition, or event that, with the giving of notice or the passage of time, or both, would constitute such a default, or if the ABL Agent or any ABL Secured Party otherwise should exercise any of its contractual rights or remedies under any ABL Documents (subject to the express terms and conditions hereof), neither the ABL Agent nor any ABL Secured Party shall have any liability whatsoever to any Notes Collateral Agent or any Notes Claimholder as a result of such action, omission, or exercise (so long as any such exercise does not breach the express terms and provisions of this Agreement). The ABL Agent and the ABL Secured Parties shall be entitled to manage and supervise their loans and extensions of credit under the ABL Credit Agreement and any of the other ABL Documents as they may, in their sole discretion, deem appropriate, and may manage their loans and extensions of credit without regard to any rights or interests that any Notes Collateral Agent or any of the Notes Claimholders have in the Collateral, except as otherwise expressly set forth in this Agreement. Each Notes Collateral Agent, on behalf of itself and the applicable Notes Claimholders, agrees that neither the ABL Agent nor any ABL Secured Party shall incur any liability as a result of a sale, lease, license, application, or other disposition of all or any portion of the Collateral or Proceeds thereof, pursuant to the ABL Documents, so long as such disposition is conducted in accordance with mandatory provisions of applicable law and does not breach the provisions of this Agreement.

(c) No Notes Collateral Agent nor any Notes Claimholder nor any of their respective Affiliates, directors, officers, employees, or agents shall be liable for failure to demand, collect, or realize upon any of the Collateral or any Proceeds, or for any delay in doing so, or shall be under any obligation to sell or otherwise dispose of any Collateral or Proceeds thereof or to take any other action whatsoever with regard to the Collateral or any part or Proceeds thereof, except as specifically provided in this Agreement. If any Notes Collateral Agent or any Notes Claimholder honors (or fails to honor) a request by any Borrower for an extension of credit pursuant to any Notes Document, whether any Notes Collateral Agent or any Notes Claimholder has knowledge that the honoring of (or failure to honor) any such request would constitute a default under the terms of the ABL Credit Agreement or any other ABL Document or an act, condition, or event that, with the giving of notice or the passage of time, or both, would constitute such a default, or if any Notes Collateral Agent or any Notes Claimholder otherwise should exercise any of its contractual rights or remedies under the Notes Documents (subject to the express terms and conditions hereof), no Notes Collateral Agent nor any Notes Claimholder shall have any liability whatsoever to the ABL Agent or any ABL Secured Party as a result of such action, omission,

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or exercise (so long as any such exercise does not breach the express terms and provisions of this Agreement). The Notes Collateral Agents and the Notes Claimholders shall be entitled to manage and supervise their loans and extensions of credit under the applicable Notes Documents as they may, in their sole discretion, deem appropriate, and may manage their loans and extensions of credit without regard to any rights or interests that the ABL Agent or any ABL Secured Party has in the Collateral, except as otherwise expressly set forth in this Agreement. The ABL Agent, on behalf of itself and the ABL Secured Parties, agrees that none of the Notes Collateral Agents or the Notes Claimholders shall incur any liability as a result of a sale, lease, license, application, or other disposition of the Collateral or any part or Proceeds thereof, pursuant to the applicable Notes Documents, so long as such disposition is conducted in accordance with mandatory provisions of applicable law and does not breach the provisions of this Agreement.

Section 5.2 Modifications to ABL Documents and Notes Documents

(a) Each Notes Collateral Agent, on behalf of itself and the applicable Notes Claimholders, hereby agrees that, without affecting the obligations of any Notes Collateral Agent or the Notes Claimholders hereunder, the ABL Agent and the ABL Secured Parties may, at any time and from time to time, in their sole discretion without the consent of or notice to any Notes Collateral Agent or any Notes Claimholder, and without incurring any liability to any Notes Collateral Agent or any Notes Claimholder or impairing or releasing the subordination of Lien Priority provided for herein, amend, restate, amend and restate, supplement, replace, refinance, extend, consolidate, restructure, or otherwise modify any of the ABL Documents in any manner whatsoever; provided, however, that any such amendment, restatement, supplemented, replacement, refinancing, extension, consolidated, restructuring or modification shall not, without the prior written consent of the Controlling Notes Collateral Agent:

(1) contravene the provisions of this Agreement;

(2) change any covenants, defaults, or events of default under the ABL Credit Agreement or any other ABL Document (including the addition of covenants, defaults, or events of default not contained in the ABL Credit Agreement or other ABL Documents as in effect on the date hereof) to expressly restrict any Credit Party from making payments of the Notes Obligations that would otherwise be permitted under the ABL Documents as in effect on the date hereof; or

(3) impose any express direct restriction or limitation on the Credit Parties’ ability to effect any refinancing of the Notes Obligations that is materially more restrictive or limiting than any express direct restriction or limitation contained in the ABL Documents in effect as of the date hereof.

(b) The ABL Agent, on behalf of itself and the ABL Secured Parties, hereby agrees that, without affecting the obligations of the ABL Agent and the ABL Secured Parties hereunder, the Notes Collateral Agents and the Notes Claimholders may each at any time and from time to time, in their sole discretion without the consent of or notice to the ABL Agent or any ABL Secured Party, and without incurring any liability to the ABL Agent or any ABL Secured Party or impairing or releasing the subordination of Lien Priority provided for herein, amend, restate, supplement, replace, refinance, extend, consolidate, restructure, or otherwise modify any of the Notes Documents in any manner whatsoever; provided, however, that any such amendment, restatement, supplemented, replacement, refinancing, extension, consolidated, restructuring or modification shall not, without the prior written consent of the ABL Agent:

(1) contravene the provisions of this Agreement;

(2) change any covenants, defaults, or events of default under the Note Documents (including the addition of covenants, defaults, or events of default not contained in the Notes Documents as in effect on the date hereof) to expressly restrict any Credit Party from making payments of the ABL Obligations that would otherwise be permitted under the Notes Documents as in effect on the date hereof;

(3) impose any express direct restriction or limitation on the Credit Parties’ ability to effect any refinancing of the ABL Obligations that is materially more restrictive or limiting than any express direct restriction or limitation contained in the Notes Documents in effect as of the date hereof.

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(c) If in connection with the Discharge of ABL Obligations or the Discharge of Notes Obligations, any Credit Party substantially concurrently or subsequently enters into any Refinancing of any ABL Obligation or Notes Obligation as the case may be, which Refinancing is permitted by both the Notes Documents and the ABL Documents, in each case, to the extent such documents will remain in effect following such Refinancing, then such Discharge of ABL Obligations or the Discharge of Notes Obligations, as the case may be, shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken pursuant to this Agreement as a result of the occurrence of such Discharge of ABL Obligations or Discharge of Notes Obligations, as applicable) and, from and after the date on which the New Debt Notice is delivered to the appropriate Collateral Agents in accordance with the next sentence, the obligations under such Refinancing (the “Refinanced Obligations”) shall automatically be treated as ABL Obligations or Notes Obligations, as applicable, for all purposes of this Agreement, including for purposes of the Lien Priorities and rights in respect of Collateral set forth herein, and the ABL Agent or Notes Collateral Agent, as the case may be, under such new ABL Documents or new Notes Documents shall be the ABL Agent or a Notes Collateral Agent for all purposes of this Agreement. Upon receipt of a notice (the “New Debt Notice”) stating that a Credit Party has, in connection with Discharge of ABL Obligations or Discharge of the Notes Obligations or Refinancing of the ABL Obligation or Notes Obligation as the case may be (which Refinancing is permitted by both the Notes Documents and the ABL Documents), entered into, as applicable, new ABL Documents or new Notes Documents (which notice shall include a complete copy of the relevant new documents and provide the identity of the new collateral agent, such agent, the “New Agent”), the other Collateral Agents shall promptly (a) enter into such documents and agreements (including amendments or supplements to this Agreement) as such Credit Party or such New Agent shall reasonably request in order to provide to the New Agent the rights contemplated hereby and to provide that the New Agent shall also be subject to the obligations and limitations set forth herein, in each case consistent in all material respects with the terms of this Agreement and (b) to the extent such deliver to the New Agent any Control Collateral (that is Notes Priority Collateral, in the case of a New Agent that is the agent under any new Notes Documents or that is ABL Priority Collateral, in the case of a New Agent that is the agent under any new ABL Documents) held by it together with any necessary endorsements (or otherwise allow the New Agent to obtain control of such Control Collateral). The New Agent shall agree in a writing addressed to the other Collateral Agents for the benefit of the ABL Secured Parties or the Notes Claimholders, as the case may be, to be bound by the terms of this Agreement. Subject to Section 2.5, if the new ABL Obligations under the new ABL Documents or the new Notes Obligations under the new Notes Documents are secured by assets of the Credit Parties constituting Collateral that do not also secure the other Obligations, then the other Obligations shall be secured at such time by a Lien on such assets to the same extent provided in the ABL Documents, Notes Collateral Documents and this Agreement, subject to the Lien Priorities set forth herein.

(d) The Credit Parties will be permitted to designate (i) as an additional holder of Notes Obligations hereunder each Person who is, or who becomes or who is to become, the registered holder of any Additional Notes Debt incurred by such Credit Party after the date of this Agreement in accordance with the terms of all then existing ABL Documents and Notes Documents and (ii) as a holder of Refinanced Obligations hereunder, each Person who is, or becomes or who is to become, the registered holder of Refinanced Obligations hereunder in accordance with Section 5.2(c). Upon the issuance or incurrence of any such Additional Notes Debt (including any such Additional Notes Debt included in the definition of Obligations in the Initial Notes Security Agreement) or such Refinanced Obligations, as the case may be:

(1) (i) the Credit Parties shall deliver to the Notes Collateral Agents and the ABL Agent an Officers’ Certificate stating that the applicable Credit Parties intend to enter into an Additional Notes Instrument or incur Refinanced Obligations, as applicable, and certifying (x) that the issuance or incurrence of Additional Notes Debt under such Additional Notes Instrument is permitted by each then existing ABL Documents and Notes Documents or (y) in the case of any Refinanced Obligations, the issuance or incurrence thereof is in accordance with Section 5.2(c) and (ii) the issuance or incurrence of such Additional Notes Debt under such Additional Notes Instrument or such Refinanced Obligations, as the case may be, is permitted by each then existing ABL Documents and Notes Documents;

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(2) the administrative agent or trustee and collateral agent for such Additional Notes Debt shall execute and deliver to the Collateral Agents a Joinder Agreement;

(3) the Notes Collateral Documents in respect of such Additional Notes Debt or the New Agent for such Refinanced Obligations, as applicable, shall be subject to, and shall comply with, Section 2.5 of this Agreement; and

(4) each existing Collateral Agent shall promptly enter into such documents and agreements (including amendments or supplements to this Agreement) as the Credit Parties or the administrative agent or trustee and collateral agent for such Additional Notes Debt or the New Agent for such Refinanced Obligations, as applicable, may reasonably request in order to provide to them the rights, remedies and powers and authorities contemplated hereby, in each case consistent in all respects with the terms of this Agreement.

Upon satisfaction of the conditions set forth in the foregoing clauses (1) through (4), the Additional Notes Collateral Agent for such Additional Notes Debt or the New Agent for such Refinanced Obligations, as applicable, shall be a Collateral Agent hereunder and the respective obligations will be Additional Notes Obligations or Refinanced Obligations, as applicable, without further act on the part of any Person.

Notwithstanding the foregoing, nothing in this Agreement will be construed to allow the Company or any other Credit Party to incur additional indebtedness unless otherwise permitted by the terms of each applicable Credit Document.

Section 5.3 Reinstatement and Continuation of Agreement.

(a) If the ABL Agent or any ABL Secured Party is required in any Insolvency Proceeding or otherwise to turn over or otherwise pay to the estate of any Credit Party, or any other Person any payment made in satisfaction of all or any portion of the ABL Obligations (an “ABL Recovery”), then the ABL Obligations shall be reinstated to the extent of such ABL Recovery. If this Agreement shall have been terminated prior to such ABL Recovery, this Agreement shall be reinstated in full force and effect in the event of such ABL Recovery, and such prior termination shall not diminish, release, discharge, impair, or otherwise affect the obligations of the Parties from such date of reinstatement. All rights, interests, agreements, and obligations of the ABL Agent, the Notes Collateral Agents, the ABL Secured Parties, and the Notes Claimholders under this Agreement shall remain in full force and effect and shall continue irrespective of the commencement of, or any discharge, confirmation, conversion, or dismissal of, any Insolvency Proceeding by or against any Credit Party or any other circumstance which otherwise might constitute a defense available to, or a discharge of any Credit Party in respect of the ABL Obligations or the Notes Obligations. No priority or right of the ABL Agent or any ABL Secured Party shall at any time be prejudiced or impaired in any way by any act or failure to act on the part of the ABL Agent or any ABL Secured Party, or any Credit Party or by the noncompliance by any Person with the terms, provisions, or covenants of any of the ABL Documents, regardless of any knowledge thereof which the ABL Agent or any ABL Secured Party may have.

(b) If any Notes Collateral Agent or any Notes Claimholder is required in any Insolvency Proceeding or otherwise to turn over or otherwise pay to the estate of any Credit Party, or any other Person any payment made in satisfaction of all or any portion of the Notes Obligations (a “Term Recovery”), then the Notes Obligations shall be reinstated to the extent of such Term Recovery. If this Agreement shall have been terminated prior to such Term Recovery, this Agreement shall be reinstated in full force and effect in the event of such Term Recovery, and such prior termination shall not diminish, release, discharge, impair, or otherwise affect the obligations of the Parties from such date of reinstatement. All rights, interests, agreements, and obligations of the ABL Agent, each Notes Collateral Agent, the ABL Secured Parties, and the Notes Claimholders under this Agreement shall remain in full force and effect and shall continue irrespective of the commencement of, or any discharge, confirmation, conversion, or dismissal of, any Insolvency Proceeding by or against or in respect of any Credit Party or any other circumstance which otherwise might constitute a defense available to, or a discharge of any Credit Party in respect of the ABL Obligations or the Notes Obligations. No priority or right of any Notes

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Collateral Agent or any Notes Claimholder shall at any time be prejudiced or impaired in any way by any act or failure to act on the part of any Notes Collateral Agent or any Notes Claimholder, or any Credit Party or by the noncompliance by any Person with the terms, provisions, or covenants of any of the Notes Documents, regardless of any knowledge thereof which any Notes Collateral Agent or any Notes Claimholder may have.

ARTICLE 6

INSOLVENCY PROCEEDINGS

Section 6.1 DIP Financing.

(a) If any Credit Party shall be subject to any Insolvency Proceeding at any time prior to the Discharge of ABL Obligations, and the ABL Agent or the ABL Secured Parties shall seek to provide one or more of the Credit Parties with, or consent to a third party providing, any financing under Section 364 (or any similar provision in or order made under any other applicable Debtor Relief Law) of the Bankruptcy Code or consent to any order for the use of cash collateral constituting ABL Priority Collateral under Section 363 of the Bankruptcy Code (or any similar provision in or order made under any other applicable Debtor Relief Law) (in each case or any similar provision of any foreign Debtor Relief Laws or under a court order in respect of measures granted with similar effect under any foreign Debtor Relief Laws) (each, a “DIP Financing”), with such DIP Financing to be secured at least in part by all or any portion of the ABL Priority Collateral and any other Collateral (including assets that, but for the application of Section 552 of the Bankruptcy Code (or any similar provision of any foreign Debtor Relief Laws) would be Collateral), then each Notes Collateral Agent, on behalf of itself and the applicable Notes Claimholders, agrees that it will raise no objection and will not support any objection to such DIP Financing or use of cash collateral or to the Liens securing the same on the grounds of a failure to provide “adequate protection” for the Liens of the Notes Collateral Agents securing the Notes Obligations or on any other grounds (and will not request any adequate protection with respect to its Lien on the ABL Priority Collateral solely as a result of such DIP Financing or use of cash collateral that is ABL Priority Collateral other than to the extent expressly permitted under Section 6.3), so long as (i) each Notes Collateral Agent retains its Lien on the Collateral to secure the applicable Notes Obligations (in each case, including Proceeds thereof arising after the commencement of the case or proceeding under any Debtor Relief Laws) and, as to the Notes Priority Collateral only, such Lien has the same relative priority as existed prior to the commencement of the case or proceeding under the subject Debtor Relief Laws and any Lien on the Notes Priority Collateral securing such DIP Financing is junior and subordinate to the Lien of each Notes Collateral Agent on the Notes Priority Collateral, (ii) all Liens on ABL Priority Collateral securing any such DIP Financing shall be senior to or on a parity with the Liens of the ABL Agent and the ABL Secured Parties securing the ABL Obligations on ABL Priority Collateral, (iii) the proposed DIP Financing does not compel any Credit Party to seek confirmation of a specific plan of reorganization for which all or substantially all of the material terms are set forth in the cash collateral order or DIP Financing documentation, (iv) the terms of the DIP Financing do not expressly require the liquidation of the Collateral prior to an event of default under the DIP Financing documentation, and (v) the foregoing provisions of this Section 6.1(a) shall not prevent any Notes Collateral Agent and the Notes Claimholders from objecting to any provision in any DIP Financing relating to any provision or content of a plan of reorganization or arrangement, proposal or other plan of similar effect under any Debtor Relief Laws. To the extent the Liens on such ABL Priority Collateral securing the ABL Obligations under the ABL Documents are subordinated or pari passu with the Liens on such ABL Priority Collateral securing such DIP Financing, the Notes Claimholders will subordinate (and will be deemed hereunder to have subordinated) its Liens on such ABL Priority Collateral to (1) such DIP Financing (and all Obligations relating thereto) and (2) any “carve-out” for professional and United States Trustee fees or similar amounts agreed to by the ABL Collateral Agent, in each case, on the same basis as the other Liens on the ABL Priority Collateral securing the Notes Obligations are so subordinated to Liens on the ABL Priority Collateral securing ABL Obligations under this Agreement.

(b) If any Credit Party shall be subject to any Insolvency Proceeding at any time prior to the Discharge of Notes Obligations, and the Controlling Notes Collateral Agent or the Notes Claimholders shall seek to provide

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any Credit Party with, or shall consent to a third party providing, any DIP Financing, the Controlling Notes Collateral Agent and any Notes Claimholder may seek to provide with such DIP Financing to be secured at least in part by all or any portion of the Notes Priority Collateral and any other Collateral (including assets that, but for the application of Section 552 of the Bankruptcy Code (or any similar provision of any foreign Debtor Relief Laws) would be Collateral), then the ABL Agent, on behalf of itself and the ABL Secured Parties, agrees that it will raise no objection and will not support any objection to such DIP Financing or use of cash collateral or to the Liens securing the same on the grounds of a failure to provide “adequate protection” for the Liens of the ABL Agent securing the ABL Obligations or on any other grounds (and will not request any adequate protection with respect to its Lien on the Notes Priority Collateral solely as a result of such DIP Financing or use of cash collateral that is Notes Priority Collateral other than to the extent permitted under Section 6.3), so long as (i) the ABL Agent retains its Lien on the Collateral to secure the ABL Obligations (in each case, including Proceeds thereof arising after the commencement of the case or proceeding under any Debtor Relief Law) and, as to the ABL Priority Collateral only, such Lien has the same priority as existed prior to the commencement of the case or proceeding under the subject Debtor Relief Laws and any Lien on ABL Priority Collateral securing such DIP Financing furnished by the Controlling Notes Collateral Agent or Notes Claimholders is junior and subordinate to the Lien of the ABL Agent on the ABL Priority Collateral, (ii) all Liens on Notes Priority Collateral securing any such DIP Financing shall be senior to or on a parity with the Liens of the Notes Collateral Agents and the Notes Claimholders securing the Notes Obligations on Notes Priority Collateral, (iii) the proposed DIP Financing does not compel any Credit Party to seek confirmation of a specific plan of reorganization for which all or substantially all of the material terms are set forth in the cash collateral order or DIP Financing documentation, (iv) the terms of the DIP Financing do not expressly require the liquidation of the Collateral prior to an event of default under the DIP Financing documentation, and (v) the foregoing provisions of this Section 6.1(a) shall not prevent the ABL Agent and the ABL Secured Parties from objecting to any provision in any DIP Financing relating to any provision or content of a plan of reorganization or arrangement, proposal or other plan of similar effect under any Debtor Relief Laws. To the extent the Liens on such Notes Priority Collateral securing the Notes Obligations under the Notes Documents are subordinated or pari passu with the Liens on such Notes Priority Collateral securing such DIP Financing, the ABL Secured Parties will subordinate (and will be deemed hereunder to have subordinated) its Liens on such Notes Priority Collateral to such (1) DIP Financing (and all Notes Obligations relating thereto) and (2) any “carve-out” for professional and United States Trustee fees or similar amounts agreed to by the Controlling Notes Collateral Agent, in each case, on the same basis as the other Liens on the Notes Priority Collateral securing the ABL Obligations are so subordinated to Liens on the Notes Priority Collateral securing Notes Obligations under this Agreement.

(c) All Liens granted to the ABL Agent or any Notes Collateral Agent in any Insolvency Proceeding, whether as adequate protection or otherwise, are intended by the Parties to be and shall be deemed to be subject to the Lien Priority and the other terms and conditions of this Agreement. For clarity, the ABL Agent and the ABL Secured Parties shall not seek to, or accept any Lien that would serve to, “prime” the Lien of the Notes Collateral Agents and the Notes Claimholders on the Notes Priority Collateral and the Notes Collateral Agents and the Notes Claimholders shall not seek to, or accept any Lien that would serve to, “prime” the Lien of the ABL Agent and the ABL Secured Parties on the ABL Priority Collateral.

(d) The Notes Collateral Agent and the Notes Claimholders hereby agree that they shall not offer, and shall not permit any of their respective affiliates (that is controlled by or is under common control with any Notes Claimholder) to offer, to provide any DIP Financing to the Credit Parties in any Insolvency Proceeding or endorse the provision of any DIP Financing to the Credit Parties in any Insolvency Proceeding pursuant to which Liens that are senior or pari passu in priority to the Liens securing the ABL Obligations are granted on the ABL Priority Collateral to secure such DIP Financing. The ABL Agent and the ABL Secured Parties hereby agree that they shall not offer, and shall not permit any of their respective affiliates (that is controlled by or is under common control with any ABL Secured Party) to offer, to provide any DIP Financing to the Credit Parties in any Insolvency Proceeding or endorse the provision of any DIP Financing to the Credit Parties in any Insolvency Proceeding pursuant to which Liens that are senior or pari passu in priority to the Liens securing the Notes Obligations are granted on the Notes Priority Collateral to secure such DIP Financing. The foregoing shall not be

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deemed to limit any (x) Notes Collateral Agent or the Notes Claimholders from offering to provide any DIP Financing to the Credit Parties in any Insolvency Proceeding secured by Liens that are junior and subordinated in priority to the Liens securing the ABL Obligations on the ABL Priority Collateral (subject to the rights of the ABL Secured Parties to object to (or otherwise contest on any ground) such DIP Financing) or (y) ABL Agent or any ABL Secured Party from offering to provide any DIP Financing to the Credit Parties in any Insolvency Proceeding secured by Liens that are junior and subordinated in priority to the Liens securing the Notes Obligations on the Notes Priority Collateral (subject to the rights of the Notes Claimholders to object to (or otherwise contest on any ground) such DIP Financing).

Section 6.2 Relief From Stay. Until the Discharge of ABL Obligations has occurred, each Notes Collateral Agent, on behalf of itself and the applicable Notes Claimholders, agrees not to seek relief from the automatic stay or any other stay in any Insolvency Proceeding in respect of any portion of the ABL Priority Collateral without the ABL Agent’s express written consent. Until the Discharge of Notes Obligations has occurred, the ABL Agent, on behalf of itself and the ABL Secured Parties, agrees not to seek relief from the automatic stay or any other stay in any Insolvency Proceeding in respect of any portion of the Notes Priority Collateral without the Controlling Notes Collateral Agent’s express written consent. In addition, no Notes Collateral Agent nor the ABL Agent shall seek any relief from the automatic stay or any other stay with respect to any Collateral without providing three (3) days’ prior written notice to the other, unless such period is agreed by both the ABL Agent and the Controlling Notes Collateral Agent to be modified or unless the ABL Agent or Controlling Notes Collateral Agent, as applicable, makes a good faith determination that either (A) the ABL Priority Collateral or the Notes Priority Collateral, as applicable, will decline speedily in value or (B) the failure to take any action will have a reasonable likelihood of endangering the ABL Agent’s or any Notes Collateral Agent’s ability to realize upon its Priority Collateral.

Section 6.3 No Contest; Adequate Protection. (a) Each Notes Collateral Agent, on behalf of itself and the applicable Notes Claimholders, agrees that, prior to the Discharge of ABL Obligations, none of them shall seek or accept any form of adequate protection under any or all of §361, §362, §363 or §364 of the Bankruptcy Code (or any similar provision of any foreign Debtor Relief Laws) with respect to the ABL Priority Collateral or from proceeds of ABL Priority Collateral, except as set forth in this Section 6.3(c) or as may otherwise be consented to in writing by the ABL Agent in its sole and absolute discretion. Each Notes Collateral Agent, on behalf of itself and the applicable Notes Claimholders, agrees that, prior to the Discharge of ABL Obligations, none of them shall contest (or support any other Person contesting) (i) any request by the ABL Agent or any ABL Secured Party for adequate protection of its interest in the Collateral (unless in contravention of Section 6.1(c) above), (ii) any request by the ABL Agent or any ABL Secured Party for adequate protection payments in the form of interest at the contract rate and reasonable fees and expenses of the ABL Agent, so long as no such payments are made with any proceeds of Notes Priority Collateral, (iii) any proposed provision of DIP Financing by the ABL Agent and the ABL Secured Parties (or any other Person proposing to provide DIP Financing with the consent of the ABL Agent) (unless in contravention of Section 6.1(a) or Section 6.1(c) above) or (iv) any objection by the ABL Agent or any ABL Secured Party to any motion, relief, action, or proceeding based on a claim by the ABL Agent or any ABL Secured Party that its interests in the Collateral are not adequately protected (or any other similar request under any law applicable to an Insolvency Proceeding), so long as any Liens granted to the ABL Agent as adequate protection of its interests are subject to this Agreement.

(b) The ABL Agent, on behalf of itself and the ABL Secured Parties, agrees that, prior to the Discharge of Notes Obligations, none of them shall seek any form of adequate protection under any or all of §361, §362, §363 or §364 of the Bankruptcy Code (or any similar provision of any foreign Debtor Relief Laws) with respect to the Notes Priority Collateral or from proceeds of Notes Priority Collateral, except as set forth in this Section 6.3(c) or as may otherwise be consented to in writing by the Controlling Notes Collateral Agent in its sole and absolute discretion. The ABL Agent, on behalf of itself and the ABL Secured Parties, agrees that, prior to the Discharge of Notes Obligations, none of them shall contest (or support any other Person contesting) (i) any request by any Notes Collateral Agent or any Notes Claimholder for adequate protection of its interest in the Collateral (unless in contravention of Section 6.1(c) above), (ii) any request by the Controlling Notes Collateral

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Agent or any Notes Claimholder for adequate protection payments in the form of interest at the contract rate and reasonable fees and expenses of the Controlling Notes Collateral Agent, so long as no such payments are made with any proceeds of ABL Priority Collateral, (iii) any proposed provision of DIP Financing by any Notes Collateral Agent or Notes Claimholder (or any other Person proposing to provide DIP Financing with the consent of the Controlling Notes Collateral Agent) (unless in contravention of Section 6.1(b) or Section 6.1(c) above) or (iv) any objection by any Notes Collateral Agent or any Notes Claimholder to any motion, relief, action or proceeding based on a claim by any Notes Collateral Agent or any Notes Claimholder that its interests in the Collateral are not adequately protected (or any other similar request under any law applicable to an Insolvency Proceeding), so long as any Liens granted to any Notes Collateral Agent as adequate protection of its interests are subject to this Agreement.

(c) Notwithstanding the foregoing provisions in this Section 6.3, in any Insolvency Proceeding:

(1) if the ABL Secured Parties (or any subset thereof) are granted adequate protection with respect to the ABL Priority Collateral in the form of additional collateral (even if such collateral is not of a type which would otherwise have constituted ABL Priority Collateral, but provided it does not constitute Notes Priority Collateral), then the ABL Agent, on behalf of itself and the ABL Secured Parties, agrees that each Notes Collateral Agent, on behalf of itself or any of the Notes Claimholders, may seek or request (and the ABL Secured Parties will not oppose such request unless in contravention of Section 6.1(c)) adequate protection with respect to its interests in such Collateral in the form of a Lien on the same additional collateral, which Lien will be subordinated to the Liens securing the ABL Obligations on the same basis as the other Liens of Notes Collateral Agents on ABL Priority Collateral; and

(2) in the event the Notes Claimholders or any subset thereof are granted adequate protection in respect of Notes Priority Collateral in the form of additional collateral (even if such collateral is not of a type which would otherwise have constituted Notes Priority Collateral, but provided it does not constitute ABL Priority Collateral), then each Notes Collateral Agent, on behalf of itself and any of the Notes Claimholders, agrees that the ABL Agent on behalf of itself or any of the ABL Secured Parties, may seek or request (and the Notes Claimholders will not oppose such request unless in contravention of Section 6.1(c)) adequate protection with respect to its interests in such Collateral in the form of a Lien on the same additional collateral, which Lien will be subordinated to the Liens securing the Notes Obligations on the same basis as the other Liens of the ABL Agent on Notes Priority Collateral.

(3) Except as otherwise expressly set forth in Section 6.1(c) or in connection with the exercise of remedies with respect to the ABL Priority Collateral, nothing herein shall limit the rights of the Notes Collateral Agents or the Notes Claimholders from seeking adequate protection with respect to their rights in the Notes Priority Collateral in any Insolvency Proceeding (including adequate protection in the form of a cash payment, periodic cash payments or otherwise). Except as otherwise expressly set forth in Section 6.1(c) or in connection with the exercise of remedies with respect to the Notes Priority Collateral, nothing herein shall limit the rights of the ABL Agent or the ABL Secured Parties from seeking adequate protection with respect to their rights in the ABL Priority Collateral in any Insolvency Proceeding (including adequate protection in the form of a cash payment, periodic cash payments or otherwise).

Section 6.4 Asset Sales. Each Notes Collateral Agent agrees, on behalf of itself and the applicable Notes Claimholders, that it will not oppose (and will not support any other Person in opposing) and will be deemed to consent to any sale consented to by the ABL Agent of any ABL Priority Collateral pursuant to Section 363(f) of the Bankruptcy Code (or any similar provision under the law applicable to any Insolvency Proceeding or under a court order in respect of measures granted with similar effect under any foreign Debtor Relief Laws) so long as (i) any such sale is made subject to Section 3.6, (ii) the Notes Collateral Agents, for the benefit of the applicable Notes Claimholders, shall retain a Lien on the proceeds of such sale subject to the relative priorities set forth in Section 2.1, and (iii) the proceeds of such sale are applied to the ABL Obligations in accordance with Section 4.1(b). The ABL Agent agrees, on behalf of itself and the ABL Secured Parties, that it will not oppose (and will not support any other Person in opposing) and will be deemed to consent to any sale consented to by the

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Controlling Notes Collateral Agent of any Notes Priority Collateral pursuant to Section 363(f) of the Bankruptcy Code (or any similar provision under the law applicable to any Insolvency Proceeding or under a court order in respect of measures granted with similar effect under any foreign Debtor Relief Laws) so long as (i) any such sale is made subject to Section 3.6, (ii) the ABL Agent, for the benefit of the ABL Secured Parties, shall retain a Lien on the proceeds of such sale subject to the relative priorities set forth in Section 2.1, and (iii) the proceeds of such sale are applied to the Notes Obligations in accordance with Section 4.1(c). Subject to the requirements of this Agreement, if such sale of Collateral includes both ABL Priority Collateral and Notes Priority Collateral proceeds of such collateral shall be applied in a manner consistent with Section 4.1(f).

Section 6.5 Separate Grants of Security and Separate Classification. Each Notes Claimholders and each ABL Secured Party acknowledges and agrees that (i) the grants of Liens pursuant to the ABL Collateral Documents and the Notes Collateral Documents constitute two separate and distinct grants of Liens and (ii) because of, among other things, their differing rights in the Collateral, the Notes Obligations are fundamentally different from the ABL Obligations and must be separately classified in any plan of reorganization (or other plan or proposal of similar effect under any Debtor Relief Laws) proposed, confirmed, or adopted in an Insolvency Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the ABL Secured Parties and the Notes Claimholders in respect of the Collateral constitute only one secured claim (rather than separate classes of secured claims subject to the relative priorities set forth herein with respect to the Collateral), then the ABL Secured Parties and the Notes Claimholders hereby acknowledge and agree that all distributions from the Collateral shall be made as if there were separate classes of ABL Obligation claims and Notes Obligation claims against the Credit Parties, with the effect being that, to the extent that the aggregate value of the ABL Priority Collateral or Notes Priority Collateral, as applicable, is sufficient (for this purpose ignoring all claims held by the other Secured Parties), the ABL Secured Parties or the Notes Claimholders, respectively, shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest, fees, and expenses (regardless of whether any claim therefor is allowed or allowable in any such Insolvency Proceeding) that is available from each pool of Priority Collateral for each of the ABL Secured Parties and the Notes Claimholders, respectively, before any distribution is made in respect of the claims held by the other Secured Parties from such applicable pool of Priority Collateral, with the other Secured Parties hereby acknowledging and agreeing to turn over to the respective other Secured Parties amounts otherwise received or receivable by them from such applicable pool of Priority Collateral to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the aggregate recoveries.

Section 6.6 Enforceability. The provisions of this Agreement are intended to be and shall be enforceable under Section 510(a) of the Bankruptcy Code (or any similar provision of any foreign Debtor Relief Laws).

Section 6.7 ABL Obligations Unconditional. All rights of the ABL Agent hereunder, and all agreements and obligations of the Notes Collateral Agents, the Notes Claimholders and the Credit Parties (to the extent applicable) hereunder, shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any ABL Document;

(b) any change in the time, place or manner of payment of, or in any other term of, all or any portion of the ABL Obligations, or any amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of any ABL Document (but solely to the extent permitted pursuant to Section 5.2(a) hereof);

(c) any exchange, release, voiding, avoidance or non perfection of any security interest in any Collateral or any other collateral, or any release, amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding, restatement or increase of all or any portion of the ABL Obligations or any guarantee or guaranty thereof; or

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(d) any other circumstances that otherwise might constitute a defense available to, or a discharge of, any Credit Party in respect of the ABL Obligations (other than Discharge of ABL Obligations), or of any of the Notes Collateral Agents or any Credit Party, to the extent applicable, in respect of this Agreement.

Section 6.8 Notes Obligations Unconditional. All rights of each Notes Collateral Agent hereunder, and all agreements and obligations of the ABL Agent, the ABL Secured Parties and the Credit Parties (to the extent applicable) hereunder, shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any Notes Document;

(b) any change in the time, place or manner of payment of, or in any other term of, all or any portion of the Notes Obligations, or any amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of any Notes Document (but solely to the extent permitted pursuant to Section 5.2(a) hereof);

(c) any exchange, release, voiding, avoidance or non perfection of any security interest in any Collateral, or any other collateral, or any release, amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding, restatement or increase of all or any portion of the Notes Obligations or any guarantee or guaranty thereof; or

(d) any other circumstances that otherwise might constitute a defense available to, or a discharge of, any Credit Party in respect of the Notes Obligations (other than Discharge of Notes Obligations), or of any of the ABL Agent or any Credit Party, to the extent applicable, in respect of this Agreement.

Section 6.9 Waivers – Bankruptcy Code Sections 506(c) and 1111(b)(2).

(a) Each Notes Collateral Agent, for itself and on behalf of the applicable Notes Claimholders, waives any claim it may hereafter have against any ABL Secured Party arising out of the election of any ABL Secured Party of the application of Section 1111(b)(2) of the Bankruptcy Code or any similar provision of any other Debtor Relief Law or out of any grant of a security interest in connection with the ABL Priority Collateral in any Insolvency Proceeding.

(b) The ABL Agent, for itself and on behalf of the ABL Secured Parties, waives any claim it may hereafter have against any Notes Claimholder arising out of the election of any Notes Claimholder of the application of Section 1111(b)(2) of the Bankruptcy Code or any similar provision of any other Debtor Relief Law or out of any grant of a security interest in connection with the Notes Priority Collateral in any Insolvency Proceeding.

(c) Until the Discharge of the ABL Obligations has occurred, each Notes Collateral Agent, for itself and on behalf of the applicable Notes Claimholders, agrees that it will not assert or enforce any claim under Section 506(c) of the Bankruptcy Code or any similar provision of any other Debtor Relief Law senior to or on a parity with the Liens on ABL Priority Collateral securing the ABL Obligations for costs or expenses of preserving or disposing of any Collateral.

(d) Until the Discharge of the Notes Obligations has occurred, the ABL Agent, for itself and on behalf of the other ABL Secured Parties, will not assert or enforce any claim under Section 506(c) of the Bankruptcy Code or any similar provision of any other Debtor Relief Law senior to or on a parity with the Liens on Notes Priority Collateral securing the Notes Obligations for costs or expenses of preserving or disposing of any Collateral.

Section 6.10 Post-Petition Interest.

(a) Neither any Notes Collateral Agent nor any Notes Claimholder shall oppose or seek to challenge any claim by the ABL Agent or any ABL Secured Party for allowance in any Insolvency Proceeding of ABL Obligations consisting of post-petition interest, fees, or expenses to the extent of the value of the Lien securing

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any ABL Secured Party’s claim, without regard to the existence of the Lien of each Notes Collateral Agent on behalf of the applicable Notes Claimholder on the Collateral.

(b) Neither the ABL Agent nor any other ABL Secured Party shall oppose or seek to challenge any claim by any Notes Collateral Agent or any Notes Claimholder for allowance in any Insolvency Proceeding of Notes Obligations consisting of post-petition interest, fees, or expenses to the extent of the value of the Lien securing the Notes Claimholder’s claim, without regard to the existence of the Lien of the ABL Agent on behalf of the ABL Secured Parties on the Collateral.

Section 6.11 Reorganization Securities.

If, in any Insolvency Proceeding involving a Credit Party, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed pursuant to a plan of reorganization or arrangement, proposal or similar dispositive restructuring plan, both on account of ABL Obligations and on account of Notes Obligations, then, to the extent the debt obligations distributed on account of the ABL Obligations and on account of the Notes Obligations are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan or proposal and will apply with like effect to the Liens securing such debt obligations.

ARTICLE 7

MISCELLANEOUS

Section 7.1 Rights of Subrogation. Each Notes Collateral Agent, for and on behalf of itself and the applicable Notes Claimholders, agrees that no payment to the ABL Agent or any ABL Secured Party pursuant to the provisions of this Agreement (including Section 3.8(b)) shall entitle any Notes Collateral Agent or any Notes Claimholder to exercise any rights of subrogation in respect thereof until the Discharge of ABL Obligations shall have occurred. Following the Discharge of ABL Obligations, the ABL Agent agrees to execute such documents, agreements, and instruments as the Controlling Notes Collateral Agent or any applicable Notes Claimholder may reasonably request to evidence the transfer by subrogation to any such Person of an interest in the ABL Obligations resulting from payments to the ABL Agent by such Person (other than with respect to any amounts paid pursuant to Section 3.8(b)), so long as all costs and expenses (including all reasonable legal fees and disbursements) incurred in connection therewith by the ABL Agent are paid by such Person upon request for payment thereof. The ABL Agent, for and on behalf of itself and the ABL Secured Parties, agrees that no payment to a Notes Collateral Agent or any Notes Claimholder pursuant to the provisions of this Agreement shall entitle the ABL Agent or any ABL Secured Party to exercise any rights of subrogation in respect thereof until the Discharge of Notes Obligations shall have occurred. Following the Discharge of Notes Obligations, each Notes Collateral Agent agrees to execute such documents, agreements, and instruments as the ABL Agent or any ABL Secured Party may reasonably request to evidence the transfer by subrogation to any such Person of an interest in the Notes Obligations resulting from payments to any Notes Collateral Agent by such Person, so long as all costs and expenses (including all reasonable legal fees and disbursements) incurred in connection therewith by any Notes Collateral Agent are paid by such Person upon request for payment thereof.

Section 7.2 Further Assurances. The Parties will, at their own expense and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that either Party may reasonably request, in order to protect any right or interest granted or purported to be granted hereby or to enable the ABL Agent or the Notes Collateral Agents to exercise and enforce its rights and remedies hereunder; provided, however, that no Party shall be required to pay over any payment or distribution, execute any instruments or documents, or take any other action referred to in this Section 7.2, to the extent that such action would contravene any law, order or other legal requirement or any of the terms or provisions of this Agreement (as then in effect), and in the event of a controversy or dispute, such

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Party may interplead any payment or distribution in any court of competent jurisdiction, without further responsibility in respect of such payment or distribution under this Section 7.2.

Section 7.3 Representations. Each Notes Collateral Agent represents and warrants to the ABL Agent that it has the requisite power and authority under the Notes Documents to enter into, execute, deliver, and carry out the terms of this Agreement on behalf of itself and the applicable Notes Claimholders that it represents and that this Agreement shall be binding obligations of such Notes Collateral Agent and the applicable Notes Claimholders, enforceable against such Notes Collateral Agent and the applicable Notes Claimholders in accordance with its terms. The ABL Agent represents and warrants to each Notes Collateral Agent that it has the requisite power and authority under the ABL Documents to enter into, execute, deliver, and carry out the terms of this Agreement on behalf of itself and the ABL Secured Parties and that this Agreement shall be binding obligations of the ABL Agent and the ABL Secured Parties, enforceable against the ABL Agent and the ABL Secured Parties in accordance with its terms.

Section 7.4 Amendments. Subject to Sections 5.2(c) and (d), no amendment or waiver of any provision of this Agreement nor consent to any departure by any Party hereto shall be effective unless it is in a written agreement executed by the Controlling Notes Collateral Agent and the ABL Agent, and, in the case of any amendment or waiver that would be materially adverse to a Credit Party, the Company, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that the Company shall be given notice of any amendment, modification or waiver of this Agreement promptly after the effectiveness thereof (it being understood that the failure to deliver such notice to the Company shall in no way impact the effectiveness of any such amendment, modification or waiver). This Agreement may be amended without the consent of the Collateral Agents, to include acknowledgments from additional Credit Parties.

Section 7.5 Addresses for Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, emailed, or sent by overnight express courier service or United States mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of an email or telecopy or four (4) days after deposit in the United States mail (certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the Parties hereto (until notice of a change thereof is delivered as provided in this Section) shall be as set forth below or, as to each Party, at such other address as may be designated by such Party in a written notice to all of the other Parties.

ABL Agent:	ACF FINCO I LP
560 White Plains Road, Suite 400
Tarrytown, NY 10591
Attention: Tim Sardinia, Principal
Telephone: 914-418-1229
Email: tsardinia@aresmgmt.com

And in each case, with a copy to (which shall not constitute notice):

Choate, Hall & Stewart LLP
Two International Place
Boston, Massachusetts 02110
Attention: Mark Silva & Seth Mennillo
Facsimile No: 617-502-5127 & 617-502-4994
Email: msilva@choate.com & smennillo@choate.com

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Initial Notes
Collateral Agent:	[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
Attention:
Telecopier:
E-mail:

Section 7.6 No Waiver; Remedies. No failure on the part of any Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 7.7 Continuing Agreement, Transfer of Secured Obligations. This Agreement is a continuing agreement and shall (a) remain in full force and effect until the Discharge of ABL Obligations or the Discharge of Notes Obligations shall have occurred, (b) be binding upon the Parties and their successors and assigns, and (c) inure to the benefit of and be enforceable by the Parties and their respective successors, transferees and permitted assigns. Nothing herein is intended, or shall be construed to give, any other Person any right, remedy or claim under, to or in respect of this Agreement or any Collateral. All references to any Credit Party shall include any Credit Party as debtor-in-possession and any receiver, interim receiver, administrator, liquidator, trustee or similar official for such Credit Party in any Insolvency Proceeding. Without limiting the generality of the foregoing clause (c), the ABL Agent, any ABL Secured Party, any Notes Collateral Agent, or any Notes Claimholder may assign or otherwise transfer all or any portion of the ABL Obligations or the Notes Obligations in accordance with the ABL Credit Agreement or the applicable Notes Documents, in each case, as applicable, to any other Person (other than any Credit Party or any Affiliate of any Credit Party and any Subsidiary of any Credit Party), and such other Person shall thereupon become vested with all the rights and obligations in respect thereof granted to the ABL Agent, any Notes Collateral Agent, any ABL Secured Party, or any Notes Claimholder, as the case may be, herein or otherwise. The ABL Secured Parties and the Notes Claimholders may continue, at any time and without notice to the other parties hereto, to extend credit and other financial accommodations, lend monies and provide Indebtedness to, or for the benefit of, any Credit Party on the faith hereof.

Section 7.8 GOVERNING LAW; ENTIRE AGREEMENT. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES BUT INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW. This Agreement constitutes the entire agreement and understanding among the Parties with respect to the subject matter hereof and supersedes any prior agreements, written or oral, with respect thereto.

Section 7.9 Counterparts. This Agreement may be executed in any number of counterparts, and it is not necessary that the signatures of all Parties be contained on any one counterpart hereof, each counterpart will be deemed to be an original, and all together shall constitute one and the same document. Delivery of an executed signature page to this Agreement electronic transmission or other electronic imaging shall be as effective as delivery of a manually executed counterpart of this Agreement.

Section 7.10 No Third Party Beneficiaries. This Agreement is solely for the benefit of the ABL Agent, ABL Secured Parties, the Notes Collateral Agents, and Notes Claimholders. No other Person (including any Credit Parties or any Affiliate of any Credit Party, or any Subsidiary of any Credit Party) shall be deemed to be a third party beneficiary of this Agreement.

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Section 7.11 Headings. The headings of the articles and sections of this Agreement are inserted for purposes of convenience only and shall not be construed to affect the meaning or construction of any of the provisions hereof.

Section 7.12 Severability. If any of the provisions in this Agreement shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement and shall not invalidate the Lien Priority or the application of Proceeds and other priorities set forth in this Agreement. The Parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 7.13 Attorneys’ Fees. The Parties agree that if any dispute, arbitration, litigation, or other proceeding is brought with respect to the enforcement of this Agreement or any provision hereof, the prevailing party in such dispute, arbitration, litigation, or other proceeding shall be entitled to recover its reasonable attorneys’ fees and all other costs and expenses incurred in the enforcement of this Agreement, irrespective of whether suit is brought.

Section 7.14 VENUE; JURY TRIAL WAIVER.

(a) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS ARISING OUT OF OR RELATING TO THIS AGREEMENT BROUGHT BY IT OR ANY OF ITS AFFILIATES SHALL BE BROUGHT, AND SHALL BE HEARD AND DETERMINED, EXCLUSIVELY IN SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH PARTY HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT ANY ABL SECURED PARTY OR ANY NOTES CLAIMHOLDERS MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST ANY CREDIT PARTY OR ANY OF ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(b) EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN PARAGRAPH (a) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(c) EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO

52

REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. EACH PARTY HERETO REPRESENTS THAT IT HAS REVIEWED THIS WAIVER AND IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(d) EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 7.5. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

Section 7.15 Intercreditor Agreement. This Agreement is the “Intercreditor Agreement” referred to in the ABL Credit Agreement and this Agreement is the “[ABL Intercreditor Agreement]” referred to in the Notes Indenture. Nothing in this Agreement shall be deemed to subordinate the obligations due to (i) any ABL Secured Party to the obligations due to any Notes Claimholder or (ii) any Notes Claimholder to the obligations due to any ABL Secured Party (in each case, whether before or after the occurrence of an Insolvency Proceeding), it being the intent of the Parties that this Agreement shall effectuate a subordination of Liens but not a subordination of Indebtedness.

Section 7.16 No Warranties or Liability. Each Notes Collateral Agent and the ABL Agent acknowledge and agree that neither has made any representation or warranty with respect to the execution, validity, legality, completeness, collectability or enforceability of any other ABL Document or any Notes Document. Except as otherwise provided in this Agreement, each Notes Collateral Agent and the ABL Agent will be entitled to manage and supervise their respective extensions of credit to any Credit Party in accordance with law and their usual practices, modified from time to time as they deem appropriate.

Section 7.17 Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of any ABL Document or any Notes Document, the provisions of this Agreement shall govern.

Section 7.18 Costs and Expenses. All costs and expenses incurred by each Notes Collateral Agent and the ABL Agent, including, without limitation pursuant to Section 4.1(e) hereunder shall be reimbursed by the Credit Parties as provided in Section [ ] of the Notes Indenture (or any similar provision in any Additional Notes Instrument) and Section 9.03 (or any similar provision) of the ABL Credit Agreement.

Section 7.19 Information Concerning Financial Condition of the Credit Parties.

(a) Each of the Notes Collateral Agents and the ABL Agent hereby assumes responsibility for keeping itself informed of the financial condition of the Credit Parties and all other circumstances bearing upon the risk of nonpayment of the ABL Obligations or the Notes Obligations. Each Notes Collateral Agent and the ABL Agent hereby agree that no party shall have any duty to advise any other Party of information known to it regarding such condition or any such circumstances. In the event any Notes Collateral Agent or the ABL Agent, in its sole discretion, undertakes at any time or from time to time to provide any information to any other Party to this Agreement, (a) it shall be under no obligation (i) to provide any such information to such other Party or any other Party on any subsequent occasion, (ii) to undertake any investigation not a part of its regular business routine, or (iii) to disclose any other information, (b) it makes no representation as to the accuracy or completeness of any such information and shall not be liable for any information contained therein, and (c) the Party receiving such information hereby agrees to hold the other Party harmless from any action the receiving Party may take or conclusion the receiving Party may reach or draw from any such information, as well as from and against any

53

and all losses, claims, damages, liabilities, and expenses to which such receiving Party may become subject arising out of or in connection with the use of such information.

(b) The Credit Parties agree that any information provided to the ABL Agent, each Notes Collateral Agent, any ABL Secured Party or any Notes Claimholder may be shared by such Person with any ABL Secured Party, any Notes Claimholder, the ABL Agent or any Notes Collateral Agent notwithstanding a request or demand by any such Credit Party that such information be kept confidential; provided that such information shall otherwise be subject to the respective confidentiality provisions in the ABL Credit Agreement and the Notes Documents, as applicable.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the ABL Agent, for and on behalf of itself and the ABL Secured Parties, and each Notes Collateral Agent, for and on behalf of itself and the applicable Notes Claimholders, have caused this Agreement to be duly executed and delivered as of the date first above written.

ACF FINCO I LP, in its capacity as the ABL Agent

By:
Name:
Title:

[Signature Page to Intercreditor Agreement]

[ ], in its capacity as the Initial Notes Collateral Agent

By:
Name:
Title:

[ ], in its capacity as the Second-Out Notes Collateral Agent

By:
Name:
Title:

[Signature Page to Intercreditor Agreement]

ACKNOWLEDGMENT

Each Credit Party hereby acknowledges that it has received a copy of this Agreement as in effect on the date hereof and consents thereto, agrees to recognize all rights granted thereby to the ABL Agent, the ABL Secured Parties, each Notes Collateral Agent, and the Notes Claimholders (including pursuant to Section 7.18), and will not do any act or perform any obligation which is not in accordance with the agreements set forth in this Agreement as in effect on the date hereof (and, to the extent any Credit Party receives a copy of any amendment hereto, as amended and in effect from time to time). Each Credit Party further acknowledges and agrees that, it is not an intended beneficiary or third party beneficiary under this Agreement and (i) as between the ABL Secured Parties, the Credit Parties, the ABL Documents remain in full force and effect as written and are in no way modified hereby, and (ii) as between the Notes Claimholders, the Credit Parties, the Notes Documents remain in full force and effect as written and are in no way modified hereby.

Without limiting the foregoing or any rights or remedies the Credit Parties may have, Company and the other Credit Parties consent to the rights granted to the ABL Secured Parties, and the performance by each Notes Collateral Agent of the obligations, set forth in Section 3.6 of this Agreement and acknowledge and agree that neither any Notes Collateral Agent nor any other Notes Claimholder shall ever be accountable or liable for any action taken or omitted by the ABL Agent or any other ABL Secured Party or its or any of their officers, employees, agents successors or assigns in connection therewith or incidental thereto or in consequence thereof, including any improper use or disclosure of any proprietary information or other Intellectual Property by the ABL Agent or any other ABL Secured Party or its or any of their officers, employees, agents, successors or assigns or any other damage to or misuse or loss of any property of the Credit Parties as a result of any action taken or omitted by the ABL Agent or its officers, employees, agents, successors or assigns pursuant to, and in accordance with, Section 3.6 of this Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

CREDIT PARTIES:

[ ]

By:
Name:
Title:

[ ]

By:
Name:
Title:

[Signature Page to Acknowledgment]

Exhibit A

[FORM OF] JOINDER AGREEMENT1 NO. [ ] dated as of [     ], 20[ ] to the INTERCREDITOR AGREEMENT dated as of [       ], 20[ ] (the “Intercreditor Agreement”), among ACF FINCO I LP, as ABL Agent under the ABL Credit Agreement, [     ], as Initial Notes Collateral Agent under the Notes Indenture, and as Controlling Notes Collateral Agent and the Additional Notes Collateral Agents from time to time a party thereto and acknowledged and agreed to by the Credit Parties identified on the signature pages hereto.

A. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.

B. As a condition to the ability of any Credit Party to incur Additional Notes Debt after the date of the Intercreditor Agreement and to secure such Additional Notes Debt with the Lien and to have such Additional Notes Debt guaranteed by the Credit Parties on a senior basis, in each case under and pursuant to the Notes Collateral Documents, the [collateral agent] in respect of such Additional Notes Debt is required to become an Additional Notes Collateral Agent under, and such Additional Notes Debt and the Notes Claimholders in respect thereof are required to become subject to and bound by, the Intercreditor Agreement. Section 5.2 of the Intercreditor Agreement provides that such collateral agent may become a Notes Collateral Agent under, and such Additional Notes Debt and such Notes Claimholders may become subject to and bound by, Intercreditor Agreement, pursuant to the execution and delivery by the New Additional Notes Collateral Agent (as defined below) of an instrument in the form of this Joinder Agreement and the satisfaction of the other conditions set forth in Section 5.2 of the Intercreditor Agreement. The undersigned collateral agent (the “New Additional Notes Collateral Agent”) is executing this Joinder Agreement in accordance with the requirements of the applicable ABL Documents and the Notes Documents.

Accordingly, the ABL Agent, the Controlling Notes Collateral Agent and the New Additional Notes Collateral Agent agree as follows:

SECTION 1. In accordance with Section 5.2 of the Intercreditor Agreement, the New Additional Notes Collateral Agent by its signature below becomes a Notes Collateral Agent under, and the related Additional Notes Debt and Notes Claimholders become subject to and bound by, the Intercreditor Agreement with the same force and effect as if the New Additional Notes Collateral Agent had originally been named therein as a Notes Collateral Agent, and the New Additional Notes Collateral Agent, on behalf of itself and such Notes Claimholders, hereby agrees to all the terms and provisions of the Intercreditor Agreement applicable to it as a Notes Collateral Agent and to the Notes Claimholders that it represents as Notes Claimholders. Each reference to a “Notes Collateral Agent” or “Additional Notes Collateral Agent” in the Intercreditor Agreement shall be deemed to include the New Additional Notes Collateral Agent. The Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2. The New Additional Notes Collateral Agent represents and warrants to the ABL Agent, the Controlling Notes Collateral Agent and the other Secured Parties that (i) it has full power and authority to enter into this Joinder Agreement, in its capacity as [agent][trustee] under [describe new Notes Instrument], (ii) this Joinder Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, (iii) the Notes Documents relating to such Additional Notes Debt provide that, upon the New Additional Notes Collateral Agent’s entry into this Joinder Agreement, the Notes Claimholders in respect of such Additional Notes Debt will be subject to and bound by the provisions of the Intercreditor Agreement as Notes Claimholders and (iv) the applicable Additional Notes Claimholders and the Collateral with respect to such Additional Notes Debt have agreed to be bound by the terms and conditions of the Intercreditor Agreement.

SECTION 3. This Joinder Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Joinder Agreement shall become effective when the ABL Agent and the Controlling Notes Collateral Agent shall have received a

[1]	To be updated in connection with the issuance of any Additional Note Debt for which the Initial Note Collateral Agent is acting as Collateral Agent.

counterpart of this Joinder Agreement that bears the signature of the New Additional Notes Collateral Agent. Delivery of an executed signature page to this Joinder Agreement by facsimile transmission or other electronic method shall be effective as delivery of a manually signed counterpart of this Joinder Agreement.

SECTION 4. Except as expressly supplemented hereby, the Intercreditor Agreement shall remain in full force and effect.

SECTION 5. THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

SECTION 6. In case any one or more of the provisions contained in this Joinder Agreement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 7.5 of the Intercreditor Agreement. All communications and notices hereunder to the New Additional Notes Collateral Agent shall be given to it at the address set forth below its signature hereto.

SECTION 8. The Credit Parties agree to reimburse the ABL Agent and the Controlling Notes Collateral Agent for their respective reasonable out-of-pocket expenses in connection with this Joinder Agreement, including the reasonable fees, other charges and disbursements of counsel for the ABL Agent and the Controlling Notes Collateral Agent to the extent required by Section 7.18 of the Intercreditor Agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the New Additional Notes Collateral Agent, the ABL Agent and the Controlling Notes Collateral Agent have duly executed this Joinder Agreement to the Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW ADDITIONAL NOTES COLLATERAL AGENT],

as [ ] for the holders of [ ]

By:
Name:
Title:

Address for notices:

Attention of:

Telecopy:

ACF FINCO I LP, as ABL Agent

By:
Name:
Title:

[Signature Page to [Form of] Joinder Agreement]

[ ], as Controlling Notes Collateral Agent

By:
Name:
Title:

[Signature Page to [Form of] Joinder Agreement]

Acknowledged by:

CREDIT PARTIES:

[ ]

By:
Name:
Title:

[ ]

By:
Name:
Title:

[ ]

By:
Name:
Title:

[Signature Page to [Form of] Joinder Agreement]

APPENDIX 13

DEED OF RELEASE

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Weil, Gotshal & Manges (London) LLP 110 Fetter Lane London EC4A 1AY +44 20 7903 1000 main tel +44 20 7903 0990 main fax weil.com

DRAFT: 8 October 2025

[Signing Date] 2025

DEED OF RELEASE

between

FOSSIL (UK) GLOBAL SERVICES LTD

as the Company

FOSSIL GROUP, INC.

as FGI

THE GROUP COMPANIES

which are listed in Schedule 3 (The Group Companies) as the Group Companies

and

THE PLAN CREDITORS

acting by the Company pursuant to the authority conferred upon the Company by the Plan

Creditors under the Plan Document

i

THIS DEED is made on ___________ 2025 between the following parties:

(1)

FOSSIL (UK) GLOBAL SERVICES LTD, a company incorporated under the laws of England and Wales (company number 16637372), whose registered office is at Ashton House, 497 Silbury Boulevard, Milton Keynes, England, MK9 2LD (the “Company”);

(2)	FOSSIL GROUP, INC., a company incorporated under the laws of Delaware whose business address is 901 S Central Expressway, Richardson, TX 75080 (the “FGI”);

(3)

THE PLAN CREDITORS, acting by the Company pursuant to the authority conferred upon the Company by the Plan Creditors under clause 3.1 (Company’s Authority to Execute the Restructuring Documents) and clause 8 (Releases) of the Plan Document (the “Plan Creditors”); and

(4)	each of the entities listed in Schedule 3 (The Group Companies) (the “Group Companies”),

each an “Party” and together the “Parties”.

WHEREAS

(A)

On [10 November 2025] the High Court of England and Wales sanctioned an English law restructuring plan under Part 26A of the Companies Act 2006 (as amended) proposed by the Company to the Plan Creditors (the “Restructuring Plan”).

(B)	The purpose of this Deed is to give full effect to the releases pursuant to the Restructuring Plan, subject to the occurrence of the Restructuring Effective Date.

(C)

Pursuant to clause 3.1 (Company’s Authority to Execute the Restructuring Documents) and clause 8 (Releases) of the Plan Document, the Company is authorised by the Plan Creditors to execute this Deed on behalf of each of the Plan Creditors and to provide the releases set out in this Deed to the Released Parties.

IT IS AGREED as follows

1	DEFINITIONS AND INTERPRETATION

In this Deed, the following words and expressions have the following meanings, unless the context otherwise indicates (provided that capitalised terms used but not defined in this Deed shall have the meaning given to them in the Plan Document).

1.1	In this Deed:

“Administrative Party” means:

(i)	Cede & Co.;

(ii)	DTC;

(iii)	the Notes Trustee;

(iv)	the New Notes Administrative Parties; and

(v)	the Information Agent.

“Adviser Released Parties” means the persons or entities listed at Schedule 2 (Adviser Released Parties) to this Deed.

“Advisers” means (as applicable):

(a)	the Company’s Legal Adviser;

(b)	the Consenting Noteholders’ Legal Adviser;

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(c)	Evercore Group LLC;

(d)	Alvarez & Marsal North America, LLC;

(e)	Cravath, Swaine & Moore LLP;

(f)	Slaughter and May;

(g)	Reed Smith LLP; and

(h)

any successor professional advisers to the foregoing, the foregoing’s partners, employees and affiliated partnerships and the partners and employees of such affiliated partnerships and their respective Subsidiaries and holding companies and any counsel and/or local counsel engaged.

“Affiliate” means, with respect to any specified person or Related Entity, any other person or Related Entity that, directly or indirectly, is in control of, or is controlled by, or is under common control with, such person or Related Entity and, for the purposes of this definition, “control” when used with respect to any specified person or Related Entity, means the power to direct or cause the direction of the management and/or policies of such person or Related Entity, directly or indirectly, whether through the ownership of voting securities, by agreement, contract or otherwise; and the terms “controlling,” “controlled” and “under common control with” have meanings correlative to the foregoing.

“Cede & Co.” means Cede & Co., as nominee for DTC and as registered holder of certain of the Notes.

“Claims” means all outstanding balances, undertakings, covenants, liabilities, claims, claims for specific performance, counter-claims, indemnities, actions, proceedings, suits, demands, damages, complaints, liens, set-offs, rights or causes of action or other obligations (whether present, prospective or future, actual or contingent, known or unknown, suspected or unsuspected, or direct or indirect, of any nature whatsoever and howsoever arising, whether in law or in equity and in whatever capacity and jurisdiction, in contract (including but not limited to breaches or non-performances of contract, whether deliberate or otherwise), statute or in tort (including but not limited to negligence, breach of duty, breach of trust and misrepresentation) or in any other manner whatsoever, breaches of statutory duty, for contribution, or for interest and/or costs and/or disbursements, whether or not for a fixed or unliquidated amount, whether filed or unfiled, whether asserted or unasserted, and whether or not in the contemplation of the relevant Parties).

“Common Stock” means FGI’s common stock with a par value of US $0.01 per share;

“Companies Act” means the Companies Act 2006, as modified, amended or re-enacted from time to time.

“Company” has the meaning given to it in the Parties section of this Deed;

“Company’s Legal Adviser” means Weil, Gotshal & Manges LLP, legal adviser to the Company and the Group, or any successor legal adviser.

“Consenting Noteholders” means certain funds and accounts managed or advised by HG Vora Capital Management, LLC and certain funds and accounts managed or advised by Nantahala Capital Management, LLC, in each case which are party to the TSA.

“Consenting Noteholders’ Legal Adviser” means Ropes & Gray LLP, as legal adviser to the Consenting Noteholders.

“Court” means the Chancery Division of the High Court of Justice of England and Wales;

“Dispute” has the meaning given to it in Clause 14.2 (Enforcement) of this Deed.

“DTC” means The Depository Trust Company or any successor securities clearing agency thereof.

“DTC Participants” means those large banks, broker-dealers or other major financial institutions which hold securities accounts with DTC and prime brokerage clients.

“DTC’s LENS” means the Legal Notice System which is available to registered DTC Participants and other participants by special agreement and which, amongst other things, offers access to a comprehensive online

2

library of notices that are published and furnished by third-party agents, courts and security issuers and for posting for reference purposes notices received by DTC as holder of record on depository-eligible securities via its nominee Cede & Co..

“Excluded Plan Claim” means any Claim which arises:

(a)	as a result of the failure by any person to comply with, or perform its obligation(s) under, the TSA, the Restructuring Plan or a Restructuring Document to which it is a party;

(b)

under the Restructuring Plan and/or any Restructuring Document, which may arise or accrue in relation to acts, omissions, events and/or circumstances occurring, or which are done after the Restructuring Effective Date;

(c)	from fraud, willful misconduct, willful default or gross negligence by a Released Party;

(d)

in respect of any Liability of the Company (including in its capacity as guarantor under the Notes Indenture) or FGI to the Notes Trustee for compensation and/or indemnity or otherwise to the Notes Trustee in its capacity as such pursuant to the Notes Indenture;

(e)	under or in respect of any Plan Creditor’s obligations under the Restructuring Plan; or

(f)	under, or in respect of, the New Notes (and/or the transaction documentation relating to the New Notes).

“Explanatory Statement” means the explanatory statement dated [●] October 2025 and issued by the Company in connection with the Restructuring Plan pursuant to section 901D of the Companies Act.

“FGI” has the meaning given to it in the Parties section of this Deed;

“First-Out Notes” means the 9.500% First-Out First Lien Secured Senior Notes due 2029 to be issued by FGI pursuant to the First-Out Notes Indenture in connection with the Restructuring Plan.

“First-Out Notes Collateral Agent” means Wilmington Trust, National Association as the incoming collateral agent under the First-Out Notes Indenture.

“First-Out Notes Indenture” means the indenture governing the First-Out Notes.

“First-Out Notes Trustee” means Wilmington Trust, National Association as the incoming notes trustee under the First-Out Notes Indenture.

“Group” means FGI and each of its direct and indirect Subsidiaries (including the Company) from time to time.

“Holding Company” means, in relation to a person or entity, any other person or entity in respect of which it is a Subsidiary.

“Information Agent” means Epiq Corporate Restructuring, LLC, as information agent of the Company in respect of the Restructuring Plan.

“Liability” means any present or future obligation, liability, claim, debt, demand, claims for specific performance, loss, damages or restitution, action, set-off, counterclaims, suits, rights or causes of action, expense, obligation or rights whatsoever or howsoever arising, including, without limitation, for the payment of money or the performance of an act or obligation (whether deliberate or otherwise) or any failure to perform any obligation or any omission, whether for negligence, breach of duty, breach of trust or misrepresentation or otherwise, whether in respect of principal, interest or otherwise, whether present, future, prospective, actual or contingent, whether fixed or undetermined, whether admitted or disputed, whether known or unknown, whether filed or unfiled, whether owed jointly or severally and whether owed as principal, surety or in any capacity whatsoever and whether it arises at common law, in equity or by statute or any regulation, in England and Wales or in any other jurisdiction under whatever applicable law, under any legal theory, and in any manner whatsoever, and “Liabilities” shall be construed accordingly.

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“Mutual Release Agreement” means the mutual release agreement to be entered into between, among others, FGI and the Consenting Noteholders.

“New Intercreditor Agreement” means the intercreditor agreement to be entered into between, among others, FGI and the Consenting Noteholders.

“New Notes” means the First-Out Notes and the Second-Out Notes.

“New Notes Administrative Parties” means:

(a)	the New Notes Trustees; and

(b)	the New Notes Collateral Agents.

“New Notes Collateral Agents” means:

(a)	the First-Out Notes Collateral Agent; and

(b)	the Second-Out Notes Collateral Agent.

“New Notes Trustees” means the First-Out Notes Trustee and the Second-Out Notes Trustee.

“Noteholder” means a holder of the Notes.

“Notes” means the USD $150 million 7.00 per cent. senior unsecured notes due 30 November 2026 issued by FGI pursuant to the Notes Indenture.

“Notes Indenture” means the indenture governing the Notes between FGI and the Notes Trustee dated 8 November 2021 and supplemented on 8 November 2021 and 19 September 2025 registered with the Securities and Exchange Commission.

“Notes Restructuring” means the restructuring of the Notes in accordance with terms agreed in the TSA and further explained in Part B (Summary of the Notes Restructuring) of the Explanatory Statement.

“Notes Trustee” means The Bank of New York Mellon Trust Company, N.A., as trustee under the Notes Indenture.

“Plan Claim” means any Claim in respect of any Liability of the Company (including in its capacity as guarantor under the Notes Indenture or otherwise in respect of the Notes) or FGI, actual or contingent, present or future, owed to any of the Plan Creditors, the New Notes Administrative Parties and/or the Notes Trustee arising directly or indirectly out of or in relation to the Notes Indenture as a result of an obligation or Liability of the Company or FGI incurred, or as a result of an event occurring or an act done, on or before the Restructuring Effective Date, and together with any Claim previously held by a Plan Creditor which may be owed by the Company (including in its capacity as guarantor under the Notes Indenture or otherwise in respect of the Notes), or FGI in each case, directly or indirectly out of, or which otherwise results from, the Notes Restructuring or any Restructuring Step being taken in accordance with the terms of the Transaction Implementation Deed (including, for the avoidance of doubt, any interest accruing on, or accretions arising in respect of, such Claims up to and including the Restructuring Effective Date) other than an Excluded Plan Claim.

“Plan Document” means the document between the Company and Plan Creditors containing, among other things, the terms of the Restructuring Plan (including all appendices, schedules and annexures thereto) in the form sanctioned by the Court pursuant to the Companies Act.

“Proceedings” means any process, action or other legal proceeding (including, without limitation, any demand, arbitration, alternative dispute resolution, judicial review, adjudication, execution, seizure, distraint, forfeiture, re-entry, lien, enforcement of judgment or enforcement of any security) in any jurisdiction whatsoever.

“Record Date” means the date and time at which the Plan Creditors’ entitlement to vote on the Restructuring Plan and the value of their Plan Claims will be assessed, being Monday, 27 October 2025.

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“Related Entity” in relation to a fund, entity, vehicle or account (the “First Entity”), means another fund, entity, vehicle or account (or any of its Affiliates) which is managed or advised by the same investment manager or investment adviser as the First Entity (or its Affiliates) or by a different investment manager or investment adviser which is an Affiliate of the investment manager or investment adviser of the First Entity (or its Affiliates).

“Released Parties” means the Adviser Released Parties, the Transaction Released Parties, the Company, FGI, the Group Companies (in each case whether or not they are subject to the Restructuring Plan).

“Restructuring Documents” means:

(a)	this Deed;

(b)	the Transaction Implementation Deed;

(c)	the Plan Document;

(d)	First-Out Notes Indenture;

(e)	Second-Out Notes Indenture;

(f)	the New Intercreditor Agreement;

(g)	the Mutual Release Agreement; and

(h)

any other deeds, documents, agreements and instruments referred to, contemplated by or ancillary to any of the foregoing and that is required to give effect to the Notes Restructuring or are otherwise scheduled to, referred to and/or contemplated by any of the foregoing.

“Restructuring Effective Date” means the date of completion of the last Restructuring Step.

“Restructuring Steps” means the steps, transactions or actions set out in clause 7 (Restructuring Steps) of the Transaction Implementation Deed.

“Retail Advocate” means Jon Yorke Consultancy Limited, a private limited company incorporated and registered in England and Wales with company number 11760633, whose registered office is at 137–139 High Street, Beckenham, BR3 1AG.

“Retail Holders” means those Plan Creditors who are not professional or institutional investors and hold the Notes for their own personal account.

“Second-Out Notes” means the 7.500% Second-Out Second Lien Secured Senior Notes due 2029 to be issued pursuant to the Second-Out Notes Indenture in connection with the Restructuring Plan.

“Second-Out Notes Collateral Agent” means Wilmington Trust, National Association as the incoming collateral agent under the Second-Out Notes Indenture.

“Second-Out Notes Indenture” means the indenture governing the Second-Out Notes.

“Second-Out Notes Trustee” means Wilmington Trust, National Association as the incoming notes trustee under the Second-Out Notes Indenture.

“Subsidiary” has the same meaning as in section 1159 of the Companies Act.

“Transfer Agent” means Computershare Trust Company, N.A. as transfer agent for the Common Stock.

“Transaction Implementation Deed” means the transaction implementation deed substantially in the form made available with the Explanatory Statement.

“Transaction Released Parties” means the persons or entities listed in Schedule 1 (Transaction Released Parties) to this Deed.

“TSA” means the transaction support agreement dated 13 August 2025, between, among others, FGI, the Company and the Consenting Noteholders.

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“Undertaking Transaction Party” means:

(a)	the Information Agent;

(b)	the Notes Trustee;

(c)	the Transfer Agent;

(d)	the Warrant Agent; and

(e)	the Group Companies.

“Warrant Agent” means, together, Computershare Inc. and Computershare Trust Company, N.A.

1.2	Construction

In this Deed, unless the context otherwise requires or otherwise expressly provides for:

(a)	references to clauses and schedules are references to clauses of, and schedules to, this Deed;

(b)

references to the Company, FGI, a Group Company, a Plan Creditor, an Adviser, an Administrative Party or any other person shall be construed so as to include its successors in title, permitted assigns and permitted transferees;

(c)	references to a person include references to an individual, firm, partnership, company, corporation, unincorporated body of persons or any state or state agency;

(d)	references to a statute or statutory provision include references to the same as subsequently modified, amended, supplemented or reenacted from time to time;

(e)

references to an agreement, deed or document shall be deemed also to refer to such agreement, deed or document as amended, supplemented, restated, verified, replaced and/or novated (in whole or in part) from time to time and to any agreement, deed or document executed pursuant thereto;

(f)	references to an agreement, deed or document shall include any schedules, annexes and appendices to such agreement, deed or document;

(g)	the singular includes the plural and vice versa and words importing one gender shall include all genders;

(h)	“including” or “include” means including or include without limitation;

(i)	“or” is not exclusive;

(j)	a document being “signed” will include it being signed electronically;

(k)	where this Deed refers to a document, notice or confirmation being delivered to a Party or the Parties via DTC, such obligation shall be satisfied by uploading legal notices to DTC’s LENS; and

(l)	headings to clauses are for ease of reference only and shall not affect the interpretation of this Deed.

1.3	To the extent that there is any conflict or inconsistency between the terms of this Deed and the terms of any Restructuring Document, the terms of this Deed shall prevail.

1.4

The Parties to this Deed have agreed to enter into and execute and deliver this Deed on the terms set out below. It is intended that this document takes effect as a deed notwithstanding the fact that a Party may only execute this document under hand.

2	RELEASE

Release

2.1

Subject to Clause 3 (Limitation) and Clause 9 (Termination), with effect on and from, and subject to the occurrence of, the Restructuring Effective Date and in consideration for the rights conferred on each Party

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pursuant to the Restructuring Plan and the Notes Restructuring, each of the Parties, without recourse, liability, representation or warranty, for and on behalf of itself (and, in the case of a Plan Creditor, on behalf of any person to whom it may have transferred its Plan Claim after the Record Date), irrevocably, unconditionally, fully and absolutely, to the fullest extent permitted by law, waives, releases and forever discharges all Liabilities of each Released Party and each and every Claim which each such Party (and, in the case of a Plan Creditor, on behalf of any person to whom it may have transferred its Plan Claim after the Record Date) may have against any Released Party, in each case, arising out of or in connection with any act or omission by any Released Party occurring prior to the Restructuring Effective Date relating to the preparation, negotiation, sanction, execution or implementation of the TSA, the Plan Document, the Restructuring Steps, the Restructuring Documents and/or the Notes Restructuring (but, for the avoidance of doubt, not including any Liabilities arising out of the Plan Claims, the Notes or the Notes Indenture).

2.2	Subject to Clause 3 (Limitation), with effect from the Restructuring Effective Date, each Party shall, and each Undertaking Transaction Party shall irrevocably, unconditionally, and absolutely:

(a)

(other than the Notes Trustee) ratify and confirm everything which each Released Party may lawfully do or cause to be done in accordance with any authority conferred by, or in connection with, the Restructuring Plan and/or the Notes Restructuring (including without limitation any Restructuring Documents); and

(b)

undertake that they will not sue, commence, prosecute or continue or cause to be commenced, prosecuted, or continued, or otherwise instruct, direct, support or voluntarily aid in any way, or authorise any other person to commence or continue or support, any Claim or Proceedings or other judicial, quasi-judicial, administrative or regulatory process in any jurisdiction whatsoever in respect of the Claims released under this Deed or create, perfect, or otherwise enforce in any manner, directly or indirectly, any encumbrance of any kind against any Released Party or any property thereof.

Release of Plan Claims and Note Liabilities

2.3

Subject to Clause 3 (Limitation), with effect on and from, and subject to the occurrence of, the Restructuring Effective Date each of the Plan Creditors (on behalf of itself and any person to whom it may have transferred its Plan Claim after the Record Date) irrevocably, unconditionally, fully and absolutely, to the fullest extent permitted by law, waives, releases and discharges:

(a)	any rights, title and interest it has in the Plan Claims; and

(b)	all Liabilities of each Released Party and each and every Claim which the Plan Creditors may have against any Released Party, in each case, arising out of or in connection with:

(i)

the Plan Claims (which, for the avoidance of doubt, includes effecting the release of any Plan Claims which may be held, at any time, by the Plan Creditors in respect of the Notes, arising directly or indirectly out of, or resulting from, any Restructuring Step being taken in accordance with the terms of the Transaction Implementation Deed); and/or

(ii)	the Notes and the Notes Indenture.

3	LIMITATION

3.1	The releases, waivers and discharges effected by the terms of Clause 2 (Release) shall not extend to any Claims by any Party in respect of:

(a)	any Liability or Claim (or any remedy in respect thereof) arising or resulting from fraud, willful misconduct, willful default or gross negligence by any Released Party;

(b)

any Liability of a Party arising under the Restructuring Plan and/or any of the Restructuring Documents which may arise or accrue in relation to acts, omissions and/or circumstances occurring after the Restructuring Effective Date;

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(c)	the New Notes, the First-Out Notes Indenture and the Second-Out Notes Indenture;

(d)

any Liabilities or any remedy in respect thereof with respect to outstanding fees, costs and/or expenses incurred by any Party’s Advisers (if any) in accordance with their existing fee or engagement letters;

(e)

(except as otherwise expressly set out in the Restructuring Documents) any rights of any Administrative Party, including (without limitation) any Claim or any remedy in respect thereof in respect of the fees and expenses of the Administrative Parties incurred in accordance with the existing fee letters, or in respect of the protections, immunities, rights, powers, authorities, indemnities and benefits of the Administrative Parties (or any of them); and/or

(f)

any Claims or rights of any Party or any Liabilities arising under or in respect of any report or advice provided, or duty of care owed, by an Adviser to: (i) its client; or (ii) any other Released Party which is expressly entitled to rely on such report or advice;

(g)	any Claims or rights of the Company or any Liabilities arising against any of its directors, officers, members, representatives, partners, employees and agents.

3.2

Nothing in Clause 2 (Release) shall release, waive or discharge a Released Party from any obligation or Liability it may have under this Deed, the other Transaction Implementation Deed, the Restructuring Documents or the Restructuring Plan, including without limitation (i) as a consequence of non-compliance with the terms of the Transaction Implementation Deed or the Restructuring Documents or (ii) with respect to any step or action required to be undertaken, or procured to be undertaken, by it at or following the Restructuring Effective Date in accordance with the terms of this Deed, the other Transaction Implementation Deed or the Restructuring Documents.

4	COVENANT NOT TO SUE

4.1

Without prejudice to Clause 2 (Release) and subject to Clause 3 (Limitation) and Clause 9 (Termination), each Party hereby unconditionally and irrevocably covenants with each other Party for the benefit of each of the Released Parties, on and from, and subject to the occurrence of, the Restructuring Effective Date, to the extent permitted by law, not to commence, take or continue or support any person commencing, taking or continuing or instruct, direct or authorise any person to commence, take or continue any Proceedings, against any Released Party in respect of any Liability or Claim of the relevant Released Parties which are purported to be released by this Deed.

4.2

In the event that any waiver, release or discharge given under the Plan Document or this Deed in favour of a Released Party is found by a court of competent jurisdiction to be unenforceable, each Party agrees that Clause 4.1 (Covenant not to sue) shall nonetheless continue to apply so that it shall not (and shall not instruct, encourage or support any other person to) bring or join any Proceedings against that Released Party relating to the intended subject matter of such waiver, release or discharge.

5	REPRESENTATIONS AND WARRANTIES

5.1	Each Party represents and warrants to each other Party on the date of this Deed, that:

(a)	the obligations expressed to be assumed by it in this Deed are legal, valid, binding and enforceable obligations;

(b)

the entry into and performance by it of the transactions contemplated by this Deed, does not and will not conflict with any law or regulation applicable to it or its constitutional documents or any agreement or instrument binding on it or any of its assets; and

(c)

it, and if applicable, the duly authorised attorney acting on its behalf, has the power to enter into, perform and deliver and has taken all necessary action to authorise its entry into, performance and delivery of this Deed.

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6	FURTHER ASSURANCE

Each Party and Plan Creditor will, at the request and cost of the Company or FGI, do all such things and enter into and execute all such deeds, documents, memoranda, agreements, notices or instruments as may be reasonably necessary and as soon as reasonably practicable to give full effect to the provisions of this Deed.

7	RESERVATION OF RIGHTS

7.1

Except as expressly provided in this Deed, this Deed does not amend, vary or waive any Party’s rights or remedies under any of the TSA, the Notes Indenture, the Plan Document or any Restructuring Document or any other document or agreement.

7.2	Except as expressly agreed in this Deed, each of the Parties fully reserves any and all rights it may have that are unaffected by this Deed.

7.3

No course of dealing or the failure of any person to enforce any of the provisions of this Deed shall in any way operate as a waiver of such provisions and shall not affect the right of such person thereafter to enforce each and every provision of this Deed in accordance with its terms.

8	SPECIFIC PERFORMANCE

Without prejudice to any other remedy available to any Party, the obligations under this Deed may, subject to applicable law, be the subject of specific performance by the Parties. Each Party agrees and acknowledges for the benefit of each other Party that:

(a)	damages may not be an adequate remedy for any breach of the terms of this Deed by any Party; and

(b)

specific performance and/or relief to compel performance are appropriate remedies for any such breach and any such remedies shall not be exclusive but shall be cumulative and in addition to any other remedies available to any Party, whether under this Deed or otherwise.

9	TERMINATION

9.1

Notwithstanding any other provision of this Deed, this Deed shall automatically terminate and cease to be effective and all Claims and Liabilities released hereunder shall be reinstated in full on the date of an order of a court of competent jurisdiction issues a final, non-appealable order unwinding the Restructuring Plan.

10	ASSIGNMENT

10.1	None of the rights or obligations under this Deed may be assigned or transferred without the written consent of the other Parties.

10.2	This Deed shall be binding on all persons to whom:

(a)

any Plan Creditor or the Notes Trustee transfers or assigns a Plan Claim after the Record Date and who is recognised by the Company in accordance with clause 10.8 (Assignments and Transfers) of the Plan Document; and

(b)	any other Party transfers or assigns their rights pursuant to this Deed on or after the date of this Deed.

11	MISCELLANEOUS

11.1

If any provision of this Deed is or becomes invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired in any way.

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11.2

If any provision of this Deed is or becomes illegal, invalid or unenforceable, in any applicable jurisdiction, it shall be deemed modified to the minimum extent necessary to make it valid, legal and enforceable. If such modification is not possible, the relevant provision shall be deemed deleted and the Parties shall use all reasonable efforts to replace it with a valid and enforceable substitute provision the effect of which is as close to its intended effect as possible, provided that no Party (other than the Company or FGI) shall be required to incur any out-of-pocket costs or expenses arising therefrom unless a Group Company has agreed to pre-fund those costs and expenses. Any modification to or deletion of a provision under this Clause 11 shall not affect the legality, validity and enforceability of the rest of this Deed.

11.3

This Deed, the other Restructuring Documents and the Restructuring Plan, set out the entire agreement and understanding between the Parties in relation to its subject matter and supersedes and replaces any prior agreements relating thereto.

11.4	This Deed may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Deed.

11.5	To the extent that there is any conflict or inconsistency between the terms of this Deed and the terms of any Restructuring Document, the terms of this Deed shall prevail.

11.6	This Deed is not, and shall not be represented or construed by any Party as, an admission of liability or wrongdoing by any Party or any other person or entity.

12	AMENDMENTS AND WAIVERS

Notwithstanding any provision of this Deed, any term of this Deed may be amended or waived only with the prior written consent of all Parties.

13	THIRD PARTY RIGHTS

13.1

Subject to Clause 13.2 (Third Party Rights), the Contracts (Rights of Third Parties) Act 1999 shall not apply to this Deed and no rights or benefits expressly or impliedly conferred by this Deed shall be enforceable under that Act against the Parties to this Deed by any other person.

13.2

Any Released Party (excluding those Released Parties that have entered into this Deed and who therefore shall have the rights accruing hereunder) shall have the right to enforce the relevant terms of this Deed by reason of the Contracts (Rights of Third Parties) Act 1999.

13.3	The Parties shall not be entitled to rescind or vary any term of this Deed in a manner prejudicial to a Released Party without the consent of the relevant Released Party.

14	GOVERNING LAW AND JURISDICTION

Governing law

14.1	This Deed and any non-contractual claims arising out of or in connection with it shall be governed by and construed in accordance with English law.

Enforcement

14.2

The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Deed (including a dispute relating to the existence, validity or termination of this Deed or any non-contractual obligation arising out of or in connection with this Deed) (a “Dispute”).

14.3	The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

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SCHEDULE 1

TRANSACTION RELEASED PARTIES

1	The Company;

2	FGI;

3	The Information Agent;

4	Cantor Fitzgerald & Co.;

5	The Notes Trustee;

6	DTC;

7	Cede & Co.;

8	New Notes Administrative Parties; and

9	Each Plan Creditor and their Affiliates.

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SCHEDULE 2

ADVISER RELEASED PARTIES

1	Weil, Gotshal & Manges LLP;

2	Ropes & Gray LLP;

3	Evercore Group LLC;

4	Alvarez & Marsal North America, LLC;

5	Cravath, Swaine & Moore LLP;

6	Reed Smith LLP;

7	Slaughter and May;

8	Retail Advocate;

9	Alston & Bird (City) LLP;

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Any of the foregoing’s directors, officers, members, representatives, partners, employees, agents, affiliated partnerships (and the partners and employees of such affiliated partnerships), Affiliates, Subsidiaries or Holding Companies (and the directors, officers, members, representatives, employees and agents of those Affiliates, Subsidiaries or Holding Companies); and

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Any local or specialist counsel engaged by any of the foregoing on their own behalf or on behalf of their client(s) or by the client(s) directly in connection with all or any matters concerning or related to the Group, the Restructuring Plan and the Notes Restructuring.

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SCHEDULE 3

THE GROUP COMPANIES

1.	Fossil Group, Inc.
2.	Fossil Global Holdings, Inc.
3.	Fossil Intermediate, Inc.
4.	Fossil Canada Inc.
5.	Fossil Europe B.V.
6.	Swiss Technology Holding GmbH
7.	Fossil Stores I, Inc.
8.	Fossil Trust
9.	Fossil Group Europe GmbH
10.	Fossil Partners, L.P.
11.	Fossil (Europe) GmbH
12.	Fossil (UK) Holdings Limited
13.	Fossil (UK) Limited

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SIGNATORIES

FGI

EXECUTED as a DEED by FOSSIL (UK) ) GLOBAL SERVICES LTD acting by Randy ) Greben, a director and Patrick Turner, a director )
Director

Director

[Fossil – Signature Page – Deed of Release]

The Company

EXECUTED as a DEED by FOSSIL GROUP, ) INC., acting by its authorised signatory under the ) authority of the company, in accordance with the ) laws of its jurisdiction of incorporation )

Name:

Title:

[Fossil – Signature Page – Deed of Release]

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The Plan Creditors

EXECUTED as a DEED by THE PLAN CREDITORS acting by FOSSIL (UK) GLOBAL SERVICES LTD pursuant to the authority granted by an order of the High Court of Justice of England and Wales dated [●] 2025, acting by Randy Greben, a director, and Patrick Turner, a director:	) ) )	Director
Director

[Fossil – Signature Page – Deed of Release]

The Group Companies

EXECUTED as a DEED by FOSSIL GLOBAL HOLDINGS, INC. acting by Randy Greben, its authorised signatory under the authority of the company, in accordance with the laws of its jurisdiction of incorporation:	) ) )
Name: Randy Greben

Title: Director

EXECUTED as a DEED by FOSSIL INTERMEDIATE, INC. acting by Randy Greben, its authorised signatory under the authority of the company, in accordance with the laws of its jurisdiction of incorporation:	) ) )
Name: Randy Greben

Title: Treasurer

EXECUTED as a DEED by FOSSIL CANADA INC. acting by Randy Greben, its authorised signatory under the authority of the company, in accordance with the laws of its jurisdiction of incorporation:	) ) )
Name: Randy Greben

Title: Treasurer

EXECUTED as a DEED by FOSSIL EUROPE B.V. acting by Maurice Hendrix, a director, and Sharon Dean, a director, under the authority of the company, in accordance with the laws of its jurisdiction of incorporation:	) ) )
Name: Maurice Hendrix

Title: Director

Name: Sharon Dean

Title: Director

[Fossil – Signature Page – Deed of Release]

EXECUTED as a DEED by SWISS TECHNOLOGY HOLDING GMBH acting by Sharon Dean, a managing director, and Patrick Turner, a managing director, under the authority of the company, in accordance with the laws of its jurisdiction of incorporation:	) ) )
Name: Sharon Dean

Title: Managing Director

Name: Patrick Turner

Title: Managing Director

EXECUTED as a DEED by FOSSIL STORES I, INC. acting by Randy Greben, its authorised signatory under the authority of the company, in accordance with the laws of its jurisdiction of incorporation:	) ) )
Name: Randy Greben

Title: Treasurer

EXECUTED as a DEED by FOSSIL TRUST acting pursuant to the Agreement and Contract of Trust of Fossil Trust dated August 31, 1994 by Randy Greben, its authorised signatory, in accordance with the laws of its jurisdiction of incorporation:	) ) )
Name: Randy Greben

Title: Treasurer

EXECUTED as a DEED by FOSSIL GROUP EUROPE GMBH acting by Sharon Dean, a director, and Patrick Turner, a director, under the authority of the company, in accordance with the laws of its jurisdiction of incorporation:	) ) )
Name: Sharon Dean

Title: Director

Name: Patrick Turner

Title: Director

[Fossil – Signature Page – Deed of Release]

EXECUTED as a DEED by FOSSIL PARTNERS, L.P. acting by its General Partner, FOSSIL GROUP, INC. acting by Randy Greben, its authorised signatory under the authority of the company, in accordance with the laws of its jurisdiction of incorporation:	) ) )
Name: Randy Greben

Title: CFO

EXECUTED as a DEED by FOSSIL (EUROPE) GMBH acting by Anna Studzinska, its authorised signatory under the authority of the company, in accordance with the laws of its jurisdiction of incorporation:	) ) )
Name: Anna Studzinska

Title: Director

EXECUTED as a DEED by FOSSIL (UK) HOLDINGS LIMITED acting by Sharon Dean, a director, and Patrick Turner, a director:	) ) )
Director

Director

EXECUTED as a DEED by FOSSIL (UK) LIMITED acting by Sharon Dean, a director, and Patrick Turner, a director:	) ) )
Director

Director

[Fossil – Signature Page – Deed of Release]

APPENDIX 14

MUTUAL RELEASE AGREEMENT

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Exhibit G

MUTUAL RELEASE AGREEMENT

This MUTUAL RELEASE AGREEMENT (this “Agreement”) is made and entered into as of    , 2025, by and among (i) Fossil Group, Inc., a company formed under the Laws of Delaware (“FGI”), and each of its direct and indirect affiliates that have executed and delivered counterpart signature pages to this Agreement, including Fossil (UK) Global Services Ltd (“Fossil UK”) (collectively, the “Company Parties”) and (ii) the undersigned holders or beneficial holders of, or nominees, investment advisors, sub-advisors, or managers of discretionary accounts or funds that hold or beneficially hold, Notes Claims (as defined below) that have executed and delivered counterpart signature pages to this Agreement (in each case solely in their capacity as such, collectively, the “Consenting Noteholders” and, together with the Company Parties, the “Parties”).

RECITALS

WHEREAS, pursuant to that certain Indenture, dated as of November 8, 2021, between FGI as borrower, Bank of New York Mellon, N.A., as Trustee, and the noteholders party thereto from time to time (the “Noteholders”) (as amended, restated, amended and restated, supplemented, or otherwise modified from time to time, the “Notes Indenture”), FGI issued 7.00% Senior Notes due 2026 (the “Unsecured Notes” and the claims arising under the Unsecured Notes, the “Notes Claims”); and

WHEREAS, in connection with the consummation of the transactions contemplated by that certain Transaction Support Agreement, dated August 13, 2025, by and among the Company Parties and the Noteholders party thereto (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Transaction Support Agreement”), the parties hereto have agreed to the releases and covenants set forth herein, upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises, the mutual releases and the mutual covenants and agreements set forth herein, in the Transaction Support Agreement, and the other Definitive Documents (as defined in the Transaction Support Agreement), and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I - MUTUAL RELEASE

Section 1.01. Definitions.

(a) “Related Party” means with respect to any Released Party, such party’s (a) predecessors, affiliates, successors and assigns, subsidiaries, affiliates, managed accounts or funds, present and former shareholders, direct and indirect owners, and (b) all of their respective current and former officers, directors, principals, members, partners, general partners, employees, agents, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, managed companies, fund advisors and other professionals.

(b) “Released Claim” means any demands, actions, right to payment (whether or not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured), causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, recoupment, rights of setoff, demands, and liabilities whatsoever of every name and nature, known or unknown, contingent or mature, suspected or unsuspected, both at law and in equity, and whether or not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured.

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(c) “Released Parties” means, together, the Company Released Parties and the Consenting Noteholder Released Parties, each in their capacity as such.

(d) “Releasing Parties” means, together, the Company Releasing Parties and the Consenting Noteholder Releasing Parties, each in their capacity as such.

Section 1.02. Mutual Release.

(a) In consideration of the agreements of the Company Parties and the Consenting Noteholders contained herein, in the Transaction Support Agreement and in the Definitive Documents, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, subject in all respects to Section 1.02(c), effective as of and conditioned upon the occurrence of the Closing Date (as defined in the Transaction Support Agreement):

(i) each Company Party, on behalf of itself, its predecessors, and its successors, assigns, legal representatives, and any party acting on behalf of or through such party (the “Company Releasing Parties”), hereby absolutely, unconditionally and irrevocably releases, remises, and forever discharges each Consenting Noteholder, and each of its Related Parties (the “Consenting Noteholder Released Parties”),

(ii) each Consenting Noteholder on behalf of itself and its successors, assigns, legal representatives, and any party acting on behalf of or through such party (the “Consenting Noteholder Releasing Parties”), hereby absolutely, unconditionally and irrevocably releases, remises, and forever discharges each Company Party, and each of its Related Parties (the “Company Released Parties”),

in each case, of and from all Released Claims which the applicable Releasing Party may now or hereafter own, hold, have or claim to have against the applicable Released Parties (as specified in this Section 1.02(a)) on account of, or in relation to, or in any way in connection with: the Company Parties, the Unsecured Notes, the Restructuring Transactions (as defined in the Transaction Support Agreement), actions taken to consummate the Restructuring Transactions or any of the transactions contemplated thereunder or related thereto, and entry into the Definitive Documents.

(b) Each Releasing Party understands, acknowledges and agrees that the releases set forth in Section 1.02(a) may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release. Each Releasing Party agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

(c) Notwithstanding anything in this Section 1.02 to the contrary, the releases set forth in Section 1.02(a) shall not be construed to (i) prohibit any party to this Agreement, the Transaction Support Agreement, or any of the Definitive Documents from seeking to enforce the terms thereof, or (ii) release the Released Parties from any (1) claims or causes of action for actual fraud, willful misconduct or gross negligence as determined by a final order of a court of competent jurisdiction where such order is not subject to appeal, (2) claims that arise solely from or relate to acts or omissions occurring after the Closing Date, or (3) obligations under, or waive any right to enforce, the terms of the Transaction Support Agreement or the Definitive Documents.

Section 1.03. Covenant Not to Sue. Without prejudice to Section 1.02 (Mutual Release), each Releasing Party agrees and covenants not to assert or prosecute, or assist, or otherwise aid any other person in the assertion or prosecution of, any Released Claims against any of the Released Parties; provided, however, that nothing contained in this Agreement shall prevent any Releasing Party from providing information that is requested or required pursuant to law, rule, regulation, court order, or other similar process (including, without limitation, by oral questions interrogatories, requests for information or documents in legal or regulatory proceedings,

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subpoena, civil investigative demand, or other similar process). In addition, each Releasing Party covenants that it will pay all reasonable and documented attorneys’ fees and out of pocket expenses incurred by any Released Party as a result of enforcing this Agreement against such Releasing Party.

Section 1.04. Enforceability of Release. In entering into this Agreement, each Releasing Party has consulted with, and has been represented by, legal counsel and hereby agrees and acknowledges that the validity and effectiveness of the release set forth above does not depend in any way on any such representations or warranties, acts, or omissions or the accuracy, completeness or validity hereof. Provided the Closing Date has occurred, the release of the Released Claims and any other covenants and agreements set forth in this Article I shall survive the termination of the Transaction Support Agreement, and any of the Definitive Documents and the other agreements contemplated hereby and thereby. Each Releasing Party acknowledges and agrees that the release of the Released Claims and other covenants and agreements set forth in this Article I may not be changed, amended, waived, discharged or terminated orally.

Section 1.05. Unknown Claims. The parties hereto acknowledge that they may hereafter discover facts different from, or in addition to, those that they now know or believe to be true with respect to the Released Claims, and agree that each release, waiver, and agreement made herein, is now, and will remain, valid and effective, notwithstanding the existence or discovery of different or additional facts.

Section 1.06. Waiver of Statutory Limitations on Release. Except as otherwise set forth herein, it is the intention of each party hereto to extinguish all Released Claims and consistent with such intention, each party hereto hereby expressly waives his, her, or its rights to the fullest extent permitted by law, to any benefits of the provisions of Section 1542 of the California Civil Code or any other similar state law, federal law, or principle of common law, which may have the effect of limiting the releases set forth herein, which reads in full as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASING PARTY.

ARTICLE II - REPRESENTATIONS AND WARRANTIES

Section 2.01. Mutual Representations and Warranties. Each of the parties hereto represents and warrants on a several (but not joint) basis to each other party hereto that the following are true, correct and complete as of the Closing Date:

(a) Organization; Authority. Each party hereto, if an entity, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, formation or incorporation (as applicable). Each party hereto has all requisite corporate, partnership, limited liability company or similar power and authority to execute and deliver this Agreement and perform its obligations under this Agreement, and the execution and delivery of this Agreement by such party hereto and the performance of such party’s obligations under this Agreement have been duly authorized by all necessary corporate, limited liability company, partnership or other similar action on its part.

(b) Binding Obligation. This Agreement constitutes the legally valid and binding obligation of such party hereto, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability or a ruling of any court of competent jurisdiction.

(c) No Restrictions. The execution, delivery and performance by such party hereto of this Agreement does not, and will not (i) violate (A) any provision of law applicable to it or any of its subsidiaries in any material

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respect or (B) its charter or bylaws (or other similar governing documents) or those of any of its subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligation to which it or any of its subsidiaries is a party, or (iii) require any registration or filing with, consent or approval of, or notice to, or other action of, with or by, any federal, state or other governmental authority or regulatory body.

(d) No Litigation. No litigation or proceeding before any court, arbitrator, or administrative or governmental body is pending against it that would materially adversely affect its ability to enter into this Agreement or perform its obligations hereunder.

Section 2.02. No Other Representations. Each party hereto acknowledges and agrees that, (a) except for the representations and warranties made by each of the other parties hereto in this Article II and any other Definitive Document, no parties hereto have made any express or implied representation or warranty with respect to the transactions contemplated hereby and thereby, and (b) each of the parties hereto hereby acknowledge it is not relying on, and disclaims, any such other representations or warranties.

ARTICLE III - MISCELLANEOUS

Section 3.01. Successors and Assigns. This Agreement is intended to bind and inure to the benefit of each of the Parties hereto and each of their respective successors, permitted assigns, heirs, executors, administrators and representatives.

Section 3.02. Severability. If any material term or provision of this Agreement shall be held to be invalid, unenforceable, void or voidable, or violative of applicable law, in whole or in part, this Agreement shall immediately terminate in its entirety.

Section 3.03. Entire Agreement. This Agreement constitutes the entire understanding and agreement among the parties hereto with regard to the subject matter hereof and supersede all prior and contemporaneous agreements with respect thereto.

Section 3.04. Effectiveness; Amendments. This Agreement shall not become effective and binding on a party hereto unless and until (i) the Closing Date, and (ii) a counterpart signature page to this Agreement has been executed and delivered by such party. This Agreement may not be modified, amended or supplemented except in a writing signed by each party hereto.

Section 3.05. Independent Analysis. Each party hereto hereby confirms that it has made its own decision to execute this Agreement based upon its own independent assessment of documents and information available to it, as it deemed appropriate.

Section 3.06. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same agreement. Execution copies of this Agreement and executed counterparty signature pages hereto may be delivered by electronic mail (in “.pdf” or “.tif” format), facsimile or other electronic imaging means, which shall be deemed to be an original for the purposes of this Agreement.

Section 3.07. Headings. The section headings, paragraphs and subsections of this Agreement are for convenience of reference only and shall not, for any purpose, be deemed a part of this Agreement and shall not affect the interpretation of this Agreement.

Section 3.08. Governing Law. This Agreement, and all claims or causes of action (whether at law, in contract or in tort or otherwise) that may be based upon, arise out of or relate to this Agreement, or the formation,

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negotiation, execution or performance of this Agreement, and the rights and obligations of the parties under this Agreement, shall be governed by, and construed and interpreted in accordance with, the law of the State of New York, excluding choice-of-law principles of the laws of such state that would permit the application of the laws of a jurisdiction other than such state.

Section 3.09. Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES (A) TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF, RELATING TO OR IN CONNECTION WITH THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN AND (B) TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO HEREIN, ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

Section 3.10. Consent to Jurisdiction. Each party hereto hereby irrevocably and unconditionally (a) submits for itself and its property in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general and personal jurisdiction of the Courts of the State of New York in and for the County of New York, the Courts of the United States for the Southern District of New York, and Appellate Courts from any thereof, (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court or that any such court lacks personal jurisdiction of such party and agrees not to plead or claim the same, and (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or substantially similar form of mail), postage prepaid, to such party, as the case may be at its address set forth in Section 3.11 of this Agreement.

Section 3.11. Notices. All notices, requests, demands, document deliveries and other communications hereunder shall be deemed given if in writing and delivered, if sent by email, courier or by registered or certified mail (return receipt requested) to the following addresses, and email addresses (or at such other addresses or email addresses as shall be specified by like notice):

If to the Company Parties, to:

Fossil Group, Inc.

901 S. Central Expressway

Richardson, TX 75080

Attn:  Randy Hyn

Email:  randyh@fossil.com

with copies to:

Weil, Gotshal & Manges LLP

767 5th Avenue

New York, NY 10153

Attn:  Gary T. Holtzer

Sunny Singh

Philip L. DiDonat

Email:  gary.holtzer@weil.com

sunny.singh@weil.com

philip.didonato@weil.com

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If to a Consenting Noteholder, to:

Ropes & Gray LLP

1211 Avenue of the Americas

New York, NY 10036

Attn:  Leonard Klingbaum

Sam Badawi

Matthew Roose

Email:  leonard.klingbaum@ropesgray.com

sam.badawi@ropesgray.com

matthew.roose@ropesgray.com

Section 3.12. Specific Performance. It is understood and agreed by the parties hereto that money damages would be an insufficient remedy for any breach of this Agreement by any party and each non-breaching party shall be entitled to seek specific performance and injunctive or other equitable relief, including reasonable attorneys’ fees, costs and expenses, as a remedy of any such breach without the necessity of proving the inadequacy of money damages as a remedy, in addition to any other remedy to which such non-breaching party may be entitled at law or in equity; provided, however, that each party hereto agrees to waive any requirement for the securing or posting of a bond in connection with such remedy.

Section 3.13. Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any right, power or remedy thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

Section 3.14. No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

Section 3.15. Several, Not Joint, Obligations. The agreements and obligations of each of the parties under this Agreement are, in all respects, several and not joint.

Section 3.16. Interpretation. This Agreement is the product of negotiations among the parties hereto, and the enforcement or interpretation of this Agreement is to be interpreted in a neutral manner. Any presumption with regard to interpretation for or against any party hereto by reason of that party having drafted or caused to be drafted this Agreement or any portion of this Agreement, shall not be effective in regard to the interpretation of this Agreement. When a reference is made in this Agreement to a section, clause, exhibit or schedule, such reference is to a section or clause of, or exhibit or schedule to, this Agreement unless otherwise indicated. Unless the context of this Agreement otherwise requires: (a) words of any gender include each other gender; (b) words using the singular or plural number also include the plural or singular number, respectively; (c) the terms “hereof,” “herein,” “hereby” and derivative or similar words refer to this Agreement as a whole, and not to any particular section or clause contained in this Agreement; and (d) the words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.”

Section 3.17. No Third Party Beneficiaries. The terms and provisions of this Agreement are intended solely for the benefit of the parties hereto and their respective successors and permitted assigns, and no third-party beneficiary rights are conferred upon any other person hereunder; provided, however, subject to the terms and conditions herein, each of the Released Parties shall be express third-party beneficiaries to this Agreement and entitled to enforce the releases set forth in Section 1.02.

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Section 3.18. No Admission of Liability. Nothing in this Agreement shall be deemed an admission of liability by any party hereto with respect to any of the Released Claims.

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